BEAR STEARNS ASSET BACKED SECURITIES I LLC

Depositor

EMC MORTGAGE CORPORATION

Seller, Master Servicer and Company

and

WELLS FARGO BANK, NATIONAL ASSOCIATION

Trustee

____________________

POOLING AND SERVICING AGREEMENT

Dated as of March 1, 2007

________________________________________

BEAR STEARNS ASSET BACKED SECURITIES I TRUST 2007-AC3

ASSET-BACKED CERTIFICATES, SERIES 2007-AC3

ARTICLE I DEFINITIONS

Section 1.01	Defined Terms.
Section 1.02	Allocation of Certain Interest Shortfalls.

ARTICLE II CONVEYANCE OF TRUST FUND REPRESENTATIONS AND WARRANTIES

Section 2.01	Conveyance of Trust Fund.
Section 2.02	Acceptance of the Mortgage Loans.
Section 2.03	Representations, Warranties and Covenants of the Company, the Master Servicer, the Trustee and the Seller.
Section 2.04	Representations and Warranties of the Depositor.
Section 2.05	Delivery of Opinion of Counsel in Connection with Substitutions and Repurchases.
Section 2.06	Countersignature and Delivery of Certificates.
Section 2.07	Purposes and Powers of the Trust.

ARTICLE III ADMINISTRATION AND SERVICING OF EMC MORTGAGE LOANS BY COMPANY

Section 3.01	The Company.
Section 3.02	Due-on-Sale Clauses; Assumption Agreements.
Section 3.03	Subservicers.
Section 3.04	Documents, Records and Funds in Possession of Company To Be Held for Trustee.
Section 3.05	Maintenance of Hazard Insurance.
Section 3.06	Presentment of Claims and Collection of Proceeds.
Section 3.07	Maintenance of the Primary Mortgage Insurance Policies.
Section 3.08	Fidelity Bond, Errors and Omissions Insurance.
Section 3.09	Realization Upon Defaulted Mortgage Loans; Determination of Excess Liquidation Proceeds and Realized Losses; Repurchases of Certain Mortgage Loans.
Section 3.10	Servicing Compensation.
Section 3.11	REO Property.
Section 3.12	Liquidation Reports.
Section 3.13	Books and Records.

ARTICLE IV ADMINISTRATION AND MASTER SERVICING OF MORTGAGE LOANS BY MASTER SERVICER

Section 4.01	Master Servicer.
Section 4.02	REMIC-Related Covenants.
Section 4.03	Monitoring of Company and Servicer.
Section 4.04	Fidelity Bond.
Section 4.05	Power to Act; Procedures.
Section 4.06	Due-on-Sale Clauses; Assumption Agreements.
Section 4.07	Release of Mortgage Files.
Section 4.08	Documents, Records and Funds in Possession of Master Servicer, Company and Servicer To Be Held for Trustee.
Section 4.09	Standard Hazard Insurance and Flood Insurance Policies.
Section 4.10	Presentment of Claims and Collection of Proceeds.
Section 4.11	Maintenance of the Primary Mortgage Insurance Policies.
Section 4.12	Trustee to Retain Possession of Certain Insurance Policies and Documents.
Section 4.13	Realization Upon Defaulted Mortgage Loans.
Section 4.14	Compensation for the Master Servicer.
Section 4.15	REO Property.
Section 4.16	Annual Statement as to Compliance.
Section 4.17	Assessments of Compliance and Attestation Reports.
Section 4.18	Reports Filed with Securities and Exchange Commission.
Section 4.19	Intention of the Parties and Interpretation.
Section 4.20	UCC.
Section 4.21	Optional Purchase of Certain Mortgage Loans.

ARTICLE V ACCOUNTS

Section 5.01	Collection of Mortgage Loan Payments; Protected Account.
Section 5.02	Permitted Withdrawals From the Protected Account.
Section 5.03	Reports to Master Servicer.
Section 5.04	Collection of Taxes; Assessments and Similar Items; Escrow Accounts.
Section 5.05	Servicer Protected Accounts.
Section 5.06	Master Servicer Collection Account.
Section 5.07	Permitted Withdrawals From the Master Servicer Collection Account.
Section 5.08	Distribution Account.
Section 5.09	Permitted Withdrawals and Transfers from the Distribution Account.
Section 5.10	Corridor Credit Support Annex

ARTICLE VI DISTRIBUTIONS AND ADVANCES

Section 6.01	Advances.
Section 6.02	Compensating Interest Payments.
Section 6.03	REMIC Distributions.
Section 6.04	Distributions.
Section 6.05	Allocation of Realized Losses.
Section 6.06	Monthly Statements to Certificateholders.
Section 6.07	REMIC Designations and REMIC Distributions.
Section 6.08	Reserve Fund.
Section 6.09	Class P Certificate Account.
Section 6.10	The Class A-1 Corridor Contract
Section 6.11	Class A-1/A-2 Net WAC Pass-Through Amount; Class A-1/A-2 Net WAC Reserve Account.

ARTICLE VII THE CERTIFICATES

Section 7.01	The Certificates.
Section 7.02	Certificate Register; Registration of Transfer and Exchange of Certificates.
Section 7.03	Mutilated, Destroyed, Lost or Stolen Certificates.
Section 7.04	Persons Deemed Owners.
Section 7.05	Access to List of Certificateholders’ Names and Addresses.
Section 7.06	Book-Entry Certificates.
Section 7.07	Notices to Depository.
Section 7.08	Definitive Certificates.
Section 7.09	Maintenance of Office or Agency.

ARTICLE VIII THE COMPANY AND THE MASTER SERVICER

Section 8.01	Liabilities of the Depositor, the Company and the Master Servicer.
Section 8.02	Merger or Consolidation of the Depositor, the Company or the Master Servicer.
Section 8.03	Indemnification of the Master Servicer.
Section 8.04	Limitations on Liability of the Depositor, the Company, the Master Servicer and Others.
Section 8.05	Master Servicer and Company Not to Resign.
Section 8.06	Successor Master Servicer.
Section 8.07	Sale and Assignment of Master Servicing.

ARTICLE IX DEFAULT; TERMINATION OF MASTER SERVICER; TERMINATION OF COMPANY

Section 9.01	Events of Default.
Section 9.02	Trustee to Act; Appointment of Successor.
Section 9.03	Notification to Certificateholders and Rating Agencies.
Section 9.04	Waiver of Defaults.
Section 9.05	Company Default.
Section 9.06	Waiver of Company Defaults.

ARTICLE X CONCERNING THE TRUSTEE

Section 10.01	Duties of Trustee.
Section 10.02	Certain Matters Affecting the Trustee.
Section 10.03	Trustee Not Liable for Certificates or Mortgage Loans.
Section 10.04	Trustee May Own Certificates.
Section 10.05	Trustee’s Fees and Expenses.
Section 10.06	Eligibility Requirements for Trustee.
Section 10.07	Insurance.
Section 10.08	Resignation and Removal of Trustee.
Section 10.09	Successor Trustee.
Section 10.10	Merger or Consolidation of Trustee.
Section 10.11	Appointment of Co-Trustee or Separate Trustee.
Section 10.12	Tax Matters.
Section 10.13	Indemnification of the Trustee.
Section 10.14	Limitations on Liability of the Trustee.

ARTICLE XI TERMINATION

Section 11.01	Termination upon Liquidation or Repurchase of all Mortgage Loans.
Section 11.02	Final Distribution on the Certificates.
Section 11.03	Additional Termination Requirements.

ARTICLE XII MISCELLANEOUS PROVISIONS

Section 12.01	Amendment.
Section 12.02	Recordation of Agreement; Counterparts.
Section 12.03	Governing Law.
Section 12.04	Intention of Parties.
Section 12.05	Notices.
Section 12.06	Severability of Provisions.
Section 12.07	Assignment.
Section 12.08	Limitation on Rights of Certificateholders.
Section 12.09	Inspection and Audit Rights.
Section 12.10	Certificates Nonassessable and Fully Paid.

EXHIBITS

Exhibit A-1	Form of Class A Certificates
Exhibit A-2	[Reserved]
Exhibit A-3	Form of Class M Certificates
Exhibit A-4	Form of Class B Certificates
Exhibit A-5	Form of Class C Certificates
Exhibit A-6	Form of Class P Certificates
Exhibit A-7	Form of Class R Certificates
Exhibit B	Mortgage Loan Schedule
Exhibit C	Form of Transferee Affidavit and Agreement
Exhibit D	Form of Transferor Certificate
Exhibit E	Form of Investment Letter (Non-Rule 144A)
Exhibit F	Form of Rule 144A and Related Matters Certificate
Exhibit G	Form of Request for Release
Exhibit H	DTC Letter of Representations
Exhibit I	Schedule of Mortgage Loans with Lost Notes
Exhibit J	Form of Custodial Agreement
Exhibit K	Form of Back-Up Certification to Form 10-K Certificate
Exhibit L	Form of Mortgage Loan Purchase Agreement
Exhibit M	Class A-1 Corridor Contract
Exhibit N	Servicing Criteria to Be Addressed in Assessment of Compliance
Exhibit O	Form 10-D, Form 8-K and Form 10-K Reporting Responsibility
Exhibit P	Additional Disclosure Notification
Exhibit Q-1	Fifth Third Servicing Agreement
Exhbiti Q-2	Mid America Servicing Agreement
Exhibit R-1	Fifth Third Assignment Agreement
Exhibit R-2	Mid America Assignment Agreement
Exhibit S	Remittance Overview Report
Exhibit T	Remittance Summary Report
Exhibit U	Calculation of Gain-Loss Delinquent Loans
Exhibit V	Form of Certification to be provided by the Trustee to the Depositor
Exhibit W	EMC’s Master Servicing Asset Authority Levels
Exhibit X	Claims Submitted
Exhibit Y	Default Overview Report
Exhibit Z	Delinquent Summary Report
Exhibit AA	Loss Severity Summary Report
Exhibit BB	Modified Loans Report
Exhibit CC	Form of Transferor Affidavit
Exhibit DD	Notice of Loan Modification

POOLING AND SERVICING AGREEMENT, dated as of March 1, 2007, among BEAR STEARNS ASSET BACKED SECURITIES I LLC, a Delaware limited liability company, as depositor (the “Depositor”), EMC MORTGAGE CORPORATION, a Delaware corporation, as seller (in such capacity, the “Seller”), as master servicer (in such capacity, the “Master Servicer”) and as company (in such capacity, the “Company”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as trustee (the “Trustee”).

PRELIMINARY STATEMENT

The Depositor is the owner of the Trust Fund that is hereby conveyed to the Trustee in return for the Certificates.

REMIC I

As provided herein, the Trustee shall elect to treat the segregated pool of assets consisting of the Mortgage Loans and certain other related assets subject to this Agreement (other than the Reserve Fund, the Class A-1 Corridor Contract, the Class A-1/A-2 Net WAC Reserve Account and any Prepayment Charge Waiver Amounts) as a REMIC (as defined herein) for federal income tax purposes, and such segregated pool of assets will be designated as “REMIC I”. The Class R-1 Certificates will represent the sole class of Residual Interests (as defined herein) in REMIC I for purposes of the REMIC Provisions (as defined herein). The following table irrevocably sets forth the designation, the Uncertificated REMIC I Pass-Through Rate, the initial Uncertificated Principal Balance and, for purposes of satisfying Treasury Regulation Section 1.860G-1(a)(4)(iii), the “latest possible maturity date” for each of the REMIC I Regular Interests (as defined herein). None of the REMIC I Regular Interests will be certificated.

Designation	Initial Uncertificated Principal Balance	Uncertificated REMIC I Pass-Through Rate	Latest Possible Maturity Date(1)
AA	$366,511,290.16	Variable(2)	April 25, 2037
A-1	$3,465,000.00	Variable(2)	April 25, 2037
M-1	$110,340.00	Variable(2)	April 25, 2037
M-2	$39,280.00	Variable(2)	April 25, 2037
M-3	$14,960.00	Variable(2)	April 25, 2037
M-4	$14,960.00	Variable(2)	April 25, 2037
B-1	$13,090.00	Variable(2)	April 25, 2037
B-2	$13,090.00	Variable(2)	April 25, 2037
B-3	$14,960.00	Variable(2)	April 25, 2037
B-4	$18,700.00	Variable(2)	April 25, 2037
ZZ	$3,775,442.25	Variable(2)	April 25, 2037
P	$100.00	0.00%	April 25, 2037
___________________________
(1)
For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date in the month following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the “latest possible maturity date” for each REMIC I Regular Interest.

(2)	Calculated in accordance with the definition of “Uncertificated REMIC I Pass-Through Rate” herein.

REMIC II

As provided herein, the Trustee shall elect to treat the segregated pool of assets consisting of the REMIC I Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as “REMIC II”. The Class R-2 Certificates will represent the sole class of Residual Interests in REMIC II for purposes of the REMIC Provisions. The following table irrevocably sets forth the designation, the Uncertificated REMIC II Pass-Through Rate, the initial Uncertificated Principal Balance and, for purposes of satisfying Treasury Regulation Section 1.860G-1(a)(4)(iii), the “latest possible maturity date” for each of the REMIC II Regular Interests (as defined herein). None of the REMIC II Regular Interests will be certificated.

Designation	Initial Uncertificated Principal Balance	Uncertificated REMIC II Pass-Through Rate	Latest Possible Maturity Date(1)
A-1	$346,500,000.00	(2)	April 25, 2037
M-1	$11,034,000.00	(20	April 25, 2037
M-2	$3,928,000.00	(2)	April 25, 2037
M-3	$1,496,000.00	(2)	April 25, 2037
M-4	$1,496,000.00	(2)	April 25, 2037
B-1	$1,309,000.00	(2)	April 25, 2037
B-2	$1,309,000.00	(2)	April 25, 2037
B-3	$1,496,000.00	(2)	April 25, 2037
B-4	$1,870,000.00	(2)	April 25, 2037
C	$3,553,112.41	(2(3))	April 25, 2037
P	$100.00	0.00%	April 25, 2037
___________________________
(1)
For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date in the month following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the “latest possible maturity date” for each REMIC II Regular Interest.

(2)	Calculated in accordance with the definition of “Uncertificated REMIC II Pass-Through Rate” herein.
(3)
REMIC II Regular Interest C will not accrue interest on its Uncertificated Principal Balance, but will accrue interest at the related Uncertificated REMIC II Pass-Through Rate on its Uncertificated Notional Amount (as defined herein) which shall equal the aggregate Uncertificated Principal Balance of the REMIC I Regular Interests (other than REMIC I Regular Interest P).

REMIC III

As provided herein, the Trustee shall elect to treat the segregated pool of assets consisting of the REMIC II Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as “REMIC III”. The Class R-3 Certificates will represent the sole class of Residual Interests in REMIC III for purposes of the REMIC Provisions.

The following table irrevocably sets forth the designation, Pass-Through Rate, Initial Certificate Principal Balance (or initial Uncertificated Principal Balance, in the case of the Class C Interest or Class P Interest) and, for purposes of satisfying Treasury Regulation Section 1.860G-1(a)(4)(iii), the “latest possible maturity date” for each class of Certificates and interests that represents ownership of one or more of the Regular Interests (as defined herein) in REMIC III created hereunder.

Designation	Initial Certificate or Uncertificated Principal Balance	Pass-Through Rate	Latest Possible Maturity Date(1)
A-1(2)	$346,500,000.00	Class A-1 Pass-Through Rate	April 25, 2037
A-2(3)	N/A(4)	Class A-2 Pass-Through Rate	April 25, 2037
M-1	$11,034,000.00	Class M-1 Pass-Through Rate	April 25, 2037
M-2	$3,928,000.00	Class M-2 Pass-Through Rate	April 25, 2037
M-3	$1,496,000.00	Class M-3 Pass-Through Rate	April 25, 2037
M-4	$1,496,000.00	Class M-4 Pass-Through Rate	April 25, 2037
B-1	$1,309,000.00	Class B-1 Pass-Through Rate	April 25, 2037
B-2	$1,309,000.00	Class B-2 Pass-Through Rate	April 25, 2037
B-3	$1,496,000.00	Class B-3 Pass-Through Rate	April 25, 2037
B-4	$1,870,000.00	Class B-4 Pass-Through Rate	April 25, 2037
Class C Interest	$3,553,112.41	(5)	April 25, 2037
Class P Interest	$100.00	0.00%	April 25, 2037
___________________
(1)
For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date in the month following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the “latest possible maturity date” for each Class of Class A, Class M and Class B Certificates and the Class C Interest and the Class P Interest.

(2)
The Class A-1 Certificates represent ownership of Regular Interests in REMIC III, as well as the obligation to make payments in respect of Class A-1/A-2 Net WAC Pass-Through Amounts to the Class A-1/A-2 Net WAC Reserve Account for distribution in respect of the Class A-2 Certificates, which obligation shall not be an interest in any REMIC but a contractual obligation of the Holders of the Class A-1 Certificates. For federal income tax purposes, the Regular Interest the ownership of which is represented by this Certificate shall accrue interest at the related Uncertificated REMIC III Pass-Through Rate instead of the Pass-Through Rate applicable to such Certificate. Any amount accrued on each Distribution Date by Holders of this Certificate in excess of, or less than, the amount specified in the foregoing sentence for the Regular Interest the ownership of which is represented by this Certificate shall be treated in accordance with the provisions relating to Class A-1/A-2 Net WAC Pass-Through Amounts in Section 6.11.

(3)
The Class A-2 Certificates represent ownership of Regular Interests in REMIC III, as well as the right to receive payments from the Class A-1/A-2 Net WAC Reserve Account in respect of Class A-1/A-2 Net WAC Pass-Through Amounts, which payments shall not be in respect of an interest in any REMIC. For federal income tax purposes, the Regular Interest the ownership of which is represented by the Class A-2 Certificates shall not have a principal balance but shall be entitled to interest on its Uncertificated Notional Amount at its Uncertificated REMIC III Pass-Through Rate. Any amount accrued on each Distribution Date by Holders of this Certificate in excess of, or less than, the amount specified in the foregoing sentence for the Regular Interest the ownership of which is represented by this Certificate shall be treated in accordance with the provisions relating to Class A-1/A-2 Net WAC Pass-Through Amounts in Section 6.11.

(4)	The Class A-2 Certificates do not have a principal balance but will accrue interest on a Notional Amount equal to the Certificate Principal Balance of the Class A-1 Certificates.
(5)	The Class C Interest will not accrue interest on its Uncertificated Principal Balance, but will be entitled to 100% of the amounts distributed on REMIC II Regular Interest C.

REMIC IV

As provided herein, the Trustee shall elect to treat the segregated pool of assets consisting of the Class C Interest as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as “REMIC IV”. The Class R-4 Interest will represent the sole class of Residual Interests in REMIC IV for purposes of the REMIC Provisions.

The following table sets forth the Class designation, Pass-Through Rate, Initial Certificate Principal Balance and, for purposes of satisfying Treasury Regulation Section 1.860G-1(a)(4)(iii), the “latest possible maturity date” for the indicated Class of Certificates that represents a Regular Interest in REMIC IV created hereunder:

Class Designation	Pass-Through Rate	Initial Certificate Principal Balance	Latest Possible Maturity Date(1)
C	(2)	$3,553,112.41	April 25, 2037
_______________
(1)
For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date in the month following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the “latest possible maturity date” for the Class C Certificates.

(2)	The Class C Certificates will receive 100% of the amounts received in respect of the Class C Interest.
REMIC V

As provided herein, the Trustee shall elect to treat the segregated pool of assets consisting of the Class P Interest as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as “REMIC V”. The Class R-5 Interest will represent the sole class of Residual Interests in REMIC V for purposes of the REMIC Provisions.

The following table sets forth the Class designation, Pass-Through Rate, Initial Certificate Principal Balance and, for purposes of satisfying Treasury Regulation Section 1.860G-1(a)(4)(iii), the “latest possible maturity date” for the indicated Class of Certificates that represents a Regular Interest in REMIC V created hereunder:

Class Designation	Pass-Through Rate	Initial Certificate Principal Balance	Latest Possible Maturity Date(1)
P	0.00%(2)	$100.00	April 25, 2037
_______________
(1)
For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date in the month following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the “latest possible maturity date” for the Class P Certificates.

(2)	The Class P Certificates will receive 100% of the amounts received in respect of the Class P Interest.
The Trust Fund shall be named, and may be referred to as, the “Bear Stearns Asset Backed Securities I Trust 2007-AC3.” The Certificates issued hereunder may be referred to as “Asset-Backed Certificates Series 2007-AC3” (including for purposes of any endorsement or assignment of a Mortgage Note or Mortgage).

In consideration of the mutual agreements herein contained, the Depositor, the Master Servicer, the Seller, the Company and the Trustee agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01  Defined Terms.

Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

Accepted Master Servicing Practices: With respect to any Mortgage Loan, those customary mortgage servicing practices of prudent mortgage servicing institutions that master service mortgage loans of the same type and quality as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located, to the extent applicable to the Trustee or the Master Servicer (except in its capacity as successor to Servicer).

Accepted Servicing Practices: With respect to each EMC Mortgage Loan, those mortgage servicing practices (including collection procedures) that are in accordance with all applicable statutes, regulations and prudent mortgage banking practices for similar mortgage loans.

Account: The Distribution Account, the Master Servicer Collection Account, the Reserve Fund, the Class A-1/A-2 Net WAC Reserve Account and any Protected Account.

Additional Disclosure: As defined in Section 4.18.

Additional Form 10-D Disclosure: As defined in Section 4.18.

Additional Form 10-K Disclosure: As defined in Section 4.18.

Adjustable Rate Mortgage Loan: Each of the Mortgage Loans identified in the Mortgage Loan Schedule as having a Mortgage Rate that is subject to adjustment.

Adjustment Date: With respect to each Adjustable Rate Mortgage Loan, the first day of the month in which the Mortgage Rate of an Adjustable Rate Mortgage Loan changes pursuant to the related Mortgage Note. The first Adjustment Date following the Cut-off Date as to each Adjustable Rate Mortgage Loan is set forth in the Mortgage Loan Schedule.

Advance: An advance of delinquent payments of principal or interest in respect of a Mortgage Loan required to be made by the Company as provided in Section 6.01(a) hereof, by the related Servicer in accordance with the related Servicing Agreement or by the Master Servicer as provided in Section 6.01(b) hereof.

Agreement: This Pooling and Servicing Agreement and any and all amendments or supplements hereto made in accordance with the terms herein.

Amount Held for Future Distribution: As to any Distribution Date, the aggregate amount held in the Company’s or the related Servicer’s Protected Accounts at the close of business on the immediately preceding Remittance Date on account of (i) all Scheduled Payments or portions thereof received in respect of the Mortgage Loans due after the related Due Period and (ii) Principal Prepayments received in respect of such Mortgage Loans after the last day of the related Prepayment Period, (iii) Liquidation Proceeds and Insurance Proceeds received in respect of such Mortgage Loans after the last day of the calendar month immediately preceding such Distribution Date.

Annual Statement of Compliance: As defined in Section 4.16.

Applied Realized Loss Amount: With respect to any Distribution Date and a Class of Class A, Class M and Class B Certificates, the sum of the Realized Losses with respect to the Mortgage Loans which have been applied in reduction of the Certificate Principal Balance of a Class of Certificates pursuant to Section 6.05 of this Agreement which have not previously been reimbursed or reduced by any Subsequent Recoveries applied to such Applied Realized Loss Amount.

Appraised Value: With respect to any Mortgage Loan originated in connection with a refinancing, the appraised value of the Mortgaged Property based upon the appraisal made at the time of such refinancing or, with respect to any other Mortgage Loan, the lesser of (x) the appraised value of the Mortgaged Property based upon the appraisal made by a fee appraiser at the time of the origination of the related Mortgage Loan, and (y) the sales price of the Mortgaged Property at the time of such origination.

Assignment Agreement: Shall mean any of the Fifth Third Assignment Agreement or the Mid America Assignment Agreement.

Assessment of Compliance: As defined in Section 4.17.

Attesting Party: As defined in Section 4.17.

Attestation Report: As defined in Section 4.17.

Bankruptcy Code: Title 11 of the United States Code.

Basis Risk Shortfall Carry Forward Amount: With respect to any Distribution Date and any Class of Class A, Class M and Class B Certificates, an amount equal to the sum of (A) if the Pass-Through Rate for such Class for such Distribution Date is limited to the related Net Rate Cap, the excess, if any, of (a) the amount of Current Interest that such Class would have been entitled to receive on such Distribution Date had the Pass-Though Rate applicable to such Class not been reduced by the applicable Net Rate Cap on such Distribution Date, over (b) the amount of Current Interest that such Class received on such Distribution Date and (B) the Basis Risk Shortfall Carry Forward Amount for the previous Distribution Date not previously paid, together with interest thereon at a rate equal to the related Pass-Through Rate for the current Distribution Date.

Book-Entry Certificates: Any of the Certificates that shall be registered in the name of the Depository or its nominee, the ownership of which is reflected on the books of the Depository or on the books of a person maintaining an account with the Depository (directly, as a “Depository Participant”, or indirectly, as an indirect participant in accordance with the rules of the Depository and as described in Section 7.06). As of the Closing Date, each Class of Offered Certificates constitutes a Class of Book-Entry Certificates.

Business Day: Any day other than (i) a Saturday or a Sunday, or (ii) a day on which banking institutions in the City of New York, New York, Columbia, Maryland, Minneapolis, Minnesota or the city in which the Corporate Trust Office of the Trustee or the principal office of the Company or the Master Servicer is located are authorized or obligated by law or executive order to be closed.

Certificate: Any one of the certificates of any Class executed and authenticated by the Trustee in substantially the forms attached hereto as Exhibits A-1 through A-6.

Certificateholder or Holder: The person in whose name a Certificate is registered in the Certificate Register (initially, Cede & Co., as nominee for the Depository, in the case of any Book-Entry Certificates).

Certificate Owner: With respect to a Book-Entry Certificate, the Person that is the beneficial owner of such Book-Entry Certificate.

Certificate Principal Balance: As to any Certificate (other than the Class A-2, Class C or Class R Certificates) and as of any Distribution Date, the Initial Certificate Principal Balance of such Certificate plus any Subsequent Recoveries added to the Certificate Principal Balance of such Certificate pursuant to Section 5.04(b), less the sum of (i) all amounts distributed with respect to such Certificate in reduction of the Certificate Principal Balance thereof on previous Distribution Dates pursuant to Section 5.04, and (ii) any Applied Realized Loss Amounts allocated to such Certificate on previous Distribution Dates. As to the Class C Certificates and as of any Distribution Date, an amount equal to the Uncertificated Principal Balance of the Class C Interest.

Certificate Register: The register maintained pursuant to Section 7.02 hereof.

Class: All Certificates bearing the same Class designation as set forth in Section 7.01 hereof.

Class A Certificate: Any of the Class A-1 Certificates and Class A-2 Certificates.

Class A Principal Distribution Amount: For any Distribution Date, an amount equal to the lesser of (x) the Principal Distribution Amount for such Distribution Date and (y) the greater of (A) the excess, if any, of (i) the Certificate Principal Balance of the Class A-1 Certificates immediately prior to such Distribution Date, over (ii) the lesser of (a) the product of (1) 85.30% and (2) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the prior calendar month), and (b) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the prior calendar month) minus $1,869,956, and (B) the lesser of (I) $1,000, and (II) the Certificate Principal Balance of the Class A-1 Certificates on such Distribution Date prior to principal distributions on such Certificates.

Class A-1 Additional Interest Amounts: As to the Class A-1 Certificates, an amount equal to the product of (x) the excess, if any, of (i) One-Month LIBOR as determined pursuant to the Class A-1 Corridor Contract for the related calculation period (as defined in the Class A-1 Corridor Contract), subject to a maximum of 9.100% per annum, over (ii) 6.100% for such Distribution Date, (y) the amount set forth in Schedule I of the Class A-1 Corridor Contract for that Distribution Date, and (z) a fraction, the numerator of which is 30 and the denominator of which is 360.

Class A-1 Certificate: Any Certificate designated as a “Class A-1 Certificate” on the face thereof, in the form of Exhibit A-1 hereto, representing the right to the Percentage Interest of distributions provided for the Class A-1 Certificates as set forth herein and evidencing (i) a Regular Interest in REMIC III, (ii) the right to receive Basis Risk Shortfall Carry Forward Amounts, (iii) the obligation to pay Class A-1/A-2 Net WAC Pass-Through Amounts and (iv) the right to receive Class A-1 Additional Interest Amounts.

Class A-1 Corridor Contract: With respect to the Class A-1 Certificates, the corridor contract, dated as of March 30, 2007, between the Trustee and the Corridor Contract Counterparty, including any schedule, confirmations, credit support annex or other credit support document relating thereto, and attached hereto as Exhibit M.

Class A-1 Pass-Through Rate: Shall mean on any Distribution Date, One-Month LIBOR plus 0.400% per annum, with a maximum rate of 6.500% per annum and a minimum rate of 0.400% per annum, subject to the related Net Rate Cap for such Distribution Date.

Class A-1/A-2 Net WAC Pass-Through Amount: With respect to any Distribution Date, the excess, if any, of (A) the amount of interest payable on such Distribution Date to the Regular Interest the ownership of which is represented by the Class A-1 Certificates at the related Uncertificated REMIC III Pass-Through Rate, over (B) the amount of interest payable on such Distribution Date to the Class A-1 Certificates at the Class A-1 Pass-Through Rate.

Class A-1/A-2 Net WAC Reserve Account: Shall mean the separate trust account or subaccount created and maintained by the Trustee pursuant to Section 6.11 hereof.

Class A-1/A-2 Net WAC Reserve Account Deposit: With respect to the Class A-1/A-2 Net WAC Reserve Account, an amount equal to $5,000, which the Depositor shall deposit initially into the Class A-1/A-2 Net WAC Reserve Account pursuant to Section 6.11 hereof.

Class A-1/A-2 Target Rate: Shall mean (A) for any Distribution Date on or prior to the Optional Termination Date, 6.500% per annum, and (B) for any Distribution Date thereafter, 7.000% per annum.

Class A-2 Certificate: Any Certificate designated as a “Class A-2 Certificate” on the face thereof, in the form of Exhibit A-1 hereto, representing the right to the Percentage Interest of distributions provided for the Class A-2 Certificates as set forth herein and evidencing (i) a Regular Interest in REMIC III, (ii) the right to receive Basis Risk Shortfall Carry Forward Amounts and (iii) the right to receive Class A-1/A-2 Net WAC Pass-Through Amounts.

Class A-2 Pass-Through Rate: Shall mean (i) on any Distribution Date which occurs on or prior to the Optional Termination Date, 6.100% per annum minus One-Month LIBOR, with a maximum rate of 6.100% per annum and a minimum rate of 0.00% per annum and (ii) for each Distribution Date thereafter, 6.600% per annum minus One-Month LIBOR, with a maximum rate of 6.600% per annum and a minimum rate of 0.500% per annum, in each case subject to a cap equal to the related Net Rate Cap for such Distribution Date.

Class B Certificates: Any of the Class B-1, Class B-2, Class B-3 and Class B-4 Certificates.

Class B-1 Certificate: Any Certificate designated as a “Class B-1 Certificate” on the face thereof, in the form of Exhibit A-4 hereto, representing the right to its Percentage Interest of distributions provided for the Class B-1 Certificates as set forth herein and evidencing (i) a Regular Interest in REMIC III and (ii) the right to receive Basis Risk Shortfall Carry Forward Amounts.

Class B-1 Pass-Through Rate: Shall mean (i) on any Distribution Date which occurs on or prior to the Optional Termination Date, the lesser of (1) One-Month LIBOR plus 1.000% per annum and (2) 11.000% per annum and (ii) for each Distribution Date thereafter, the lesser of (1) One-Month LIBOR plus 1.500% per annum and (2) 11.000% per annum, in each case subject to a cap equal to the related Net Rate Cap for such Distribution Date.

Class B-1 Principal Distribution Amount: For any Distribution Date, an amount equal to the lesser of (x) the remaining Principal Distribution Amount for such Distribution Date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount and the Class M-4 Principal Distribution Amount and (y) the excess, if any, of (a) the sum of (1) the Certificate Principal Balance of the Class A-1 Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution Date), (2) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (3) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (4) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (5) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date) and (6) the Certificate Principal Balance of the Class B-1 Certificates immediately prior to such Distribution Date, over (b) the lesser of (1) the product of (x) 95.60% and (y) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the prior calendar month), and (2) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the prior calendar month) minus $1,869,956.

Class B-2 Certificate: Any Certificate designated as a “Class B-2 Certificate” on the face thereof, in the form of Exhibit A-4 hereto, representing the right to its Percentage Interest of distributions provided for the Class B-2 Certificates as set forth herein and evidencing (i) a Regular Interest in REMIC III and (ii) the right to receive Basis Risk Shortfall Carry Forward Amounts.

Class B-2 Pass-Through Rate: Shall mean (i) on any Distribution Date which occurs on or prior to the Optional Termination Date, the lesser of (1) One-Month LIBOR plus 1.500% per annum and (ii) 11.000% per annum and (ii) for each Distribution Date thereafter, the lesser of (1) One-Month LIBOR plus 2.250% per annum and (ii) 11.000% per annum, in each case subject to a cap equal to the related Net Rate Cap for such Distribution Date.

Class B-2 Principal Distribution Amount: For any Distribution Date, an amount equal to the lesser of (x) the remaining Principal Distribution Amount for such Distribution Date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount and the Class M-4 Principal Distribution Amount and (y) the excess, if any, of (a) the sum of (1) the Certificate Principal Balance of the Class A-1 Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution Date), (2) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (3) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (4) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (5) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (6) the Certificate Principal Balance of the Class B-1 Certificates (after taking into account the payment of the Class B-1 Principal Distribution Amount on such Distribution Date) and (7) the Certificate Principal Balance of the Class B-2 Certificates immediately prior to such Distribution Date, over (b) the lesser of (1) the product of (x) 96.30% and (y) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the prior calendar month), and (2) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the prior calendar month) minus $1,869,956.

Class B-3 Certificate: Any Certificate designated as a “Class B-3 Certificate” on the face thereof, in the form of Exhibit A-4 hereto, representing the right to its Percentage Interest of distributions provided for the Class B-3 Certificates as set forth herein and evidencing (i) a Regular Interest in REMIC III and (ii) the right to receive Basis Risk Shortfall Carry Forward Amounts.

Class B-3 Pass-Through Rate: Shall mean (i) on any Distribution Date which occurs on or prior to the Optional Termination Date, the lesser of (1) One-Month LIBOR plus 1.800% per annum and (ii) 11.000% per annum and (ii) for each Distribution Date thereafter, the lesser of (1) One-Month LIBOR plus 2.700% per annum and (ii) 11.000% per annum, in each case subject to a cap equal to the related Net Rate Cap for such Distribution Date.

Class B-3 Principal Distribution Amount: For any Distribution Date, an amount equal to the lesser of (x) the remaining Principal Distribution Amount for such Distribution Date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount and the Class M-4 Principal Distribution Amount and (y) the excess, if any, of (a) the sum of (1) the Certificate Principal Balance of the Class A-1 Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution Date), (2) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (3) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (4) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (5) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (6) the Certificate Principal Balance of the Class B-1 Certificates (after taking into account the payment of the Class B-1 Principal Distribution Amount on such Distribution Date), (7) the Certificate Principal Balance of the Class B-2 Certificates (after taking into account the payment of the Class B-2 Principal Distribution Amount on such Distribution Date) and (8) the Certificate Principal Balance of the Class B-3 Certificates immediately prior to such Distribution Date, over (b) the lesser of (1) the product of (x) 97.10% and (y) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the prior calendar month), and (2) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the prior calendar month) minus $1,869,956.

Class B-4 Certificate: Any Certificate designated as a “Class B-4 Certificate” on the face thereof, in the form of Exhibit A-4 hereto, representing the right to its Percentage Interest of distributions provided for the Class B-4 Certificates as set forth herein and evidencing (i) a Regular Interest in REMIC III and (ii) the right to receive Basis Risk Shortfall Carry Forward Amounts.

Class B-4 Pass-Through Rate: Shall mean (i) on any Distribution Date which occurs on or prior to the Optional Termination Date, the lesser of (1) One-Month LIBOR plus 1.800% per annum and (ii) 11.000% per annum and (ii) for each Distribution Date thereafter, the lesser of (1) One-Month LIBOR plus 2.700% per annum and (ii) 11.000% per annum, in each case subject to a cap equal to the related Net Rate Cap for such Distribution Date.

Class B-4 Principal Distribution Amount: For any Distribution Date, an amount equal to the lesser of (x) the remaining Principal Distribution Amount for such Distribution Date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount and the Class M-4 Principal Distribution Amount and (y) the excess, if any, of (a) the sum of (1) the Certificate Principal Balance of the Class A-1 Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution Date), (2) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (3) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (4) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (5) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (6) the Certificate Principal Balance of the Class B-1 Certificates (after taking into account the payment of the Class B-1 Principal Distribution Amount on such Distribution Date), (7) the Certificate Principal Balance of the Class B-2 Certificates (after taking into account the payment of the Class B-2 Principal Distribution Amount on such Distribution Date), (8) the Certificate Principal Balance of the Class B-3 Certificates (after taking into account the payment of the Class B-3 Principal Distribution Amount on such Distribution Date) and (9) the Certificate Principal Balance of the Class B-4 Certificates immediately prior to such Distribution Date, over (b) the lesser of (1) the product of (x) 98.10% and (y) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the prior calendar month), and (2) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the prior calendar month) minus $1,869,956.

Class C Certificate: Any Certificate designated as a “Class C Certificate” on the face thereof, in the form of Exhibit A-5 hereto, representing the right to its Percentage Interest of distributions provided for the Class C Certificates herein and evidencing (i) a Regular Interest in REMIC IV and (ii) the obligation to pay Basis Risk Shortfall Carry Forward Amounts.

Class C Distribution Amount: With respect to any Distribution Date, the sum of (i) the Current Interest for the Class C Interest for such Distribution Date, (ii) any Overcollateralization Release Amount for such Distribution Date and (iii) without duplication, any Subsequent Recoveries not distributed to the Class A, Class M and Class B Certificates on such Distribution Date; provided, however that on any Distribution Date after the Distribution Date on which the Certificate Principal Balances of the Class A, Class M and Class B Certificates have been reduced to zero, the Class C Distribution Amount shall include the Overcollateralization Amount. For federal income tax purposes, the Class C Distribution Amount for any Distribution Date shall be an amount equal to 100% of the amounts distributed in respect of REMIC II Regular Interest C on such Distribution Date.

Class C Interest: An uncertificated interest in the Trust Fund held by the Trustee on behalf of the Holders of the Class C Certificates, evidencing a Regular Interest in REMIC III for purposes of the REMIC Provisions.

Class M Certificates: Any of the Class M-1, Class M-2, Class M-3 and Class M-4 Certificates.

Class M-1 Certificate: Any Certificate designated as a “Class M-1 Certificate” on the face thereof, in the form of Exhibit A-3 hereto, representing the right to its Percentage Interest of distributions provided for the Class M-1 Certificates as set forth herein and evidencing (i) a Regular Interest in REMIC III and (ii) the right to receive Basis Risk Shortfall Carry Forward Amounts.

Class M-1 Pass-Through Rate: Shall mean (i) on any Distribution Date which occurs on or prior to the Optional Termination Date, the lesser of (1) One-Month LIBOR plus 0.500% per annum and (ii) 11.000% per annum and (ii) for each Distribution Date thereafter, the lesser of (1) One-Month LIBOR plus 0.750% per annum and (ii) 11.000% per annum, in each case subject to a cap equal to the related Net Rate Cap for such Distribution Date.

Class M-1 Principal Distribution Amount: For any Distribution Date, an amount equal to the lesser of (x) the remaining Principal Distribution Amount for such Distribution Date after distribution of the Class A Principal Distribution Amount and (y) the excess, if any, of (a) the sum of (1) the Certificate Principal Balance of the Class A-1 Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution Date) and (2) the Certificate Principal Balance of the Class M-1 Certificates immediately prior to such Distribution Date, over (b) the lesser of (1) the product of (x) 91.20% and (y) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the prior calendar month), and (2) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the prior calendar month) minus $1,869,956.

Class M-2 Certificate: Any Certificate designated as a “Class M-2 Certificate” on the face thereof, in the form of Exhibit A-3 hereto, representing the right to its Percentage Interest of distributions provided for the Class M-2 Certificates as set forth herein and evidencing (i) a Regular Interest in REMIC III and (ii) the right to receive Basis Risk Shortfall Carry Forward Amounts.

Class M-2 Pass-Through Rate: Shall mean (i) on any Distribution Date which occurs on or prior to the Optional Termination Date, the lesser of (1) One-Month LIBOR plus 0.550% per annum and (ii) 11.000% per annum and (ii) for each Distribution Date thereafter, the lesser of (1) One-Month LIBOR plus 0.825% per annum and (ii) 11.000% per annum, in each case subject to a cap equal to the related Net Rate Cap for such Distribution Date.

Class M-2 Principal Distribution Amount: For any Distribution Date, an amount equal to the lesser of (x) the remaining Principal Distribution Amount for such Distribution Date after distribution of the Class A Principal Distribution Amount and the Class M-1 Principal Distribution Amount and (y) the excess, if any, of (a) the sum of (1) the Certificate Principal Balance of the Class A-1 Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution Date), (2) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date) and (3) the Certificate Principal Balance of the Class M-2 Certificates immediately prior to such Distribution Date, over (b) the lesser of (1) the product of (x) 93.30% and (y) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the prior calendar month), and (2) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the prior calendar month) minus $1,869,956.

Class M-3 Certificate: Any Certificate designated as a “Class M-3 Certificate” on the face thereof, in the form of Exhibit A-3 hereto, representing the right to its Percentage Interest of distributions provided for the Class M-3 Certificates as set forth herein and evidencing (i) a Regular Interest in REMIC III and (ii) the right to receive Basis Risk Shortfall Carry Forward Amounts.

Class M-3 Pass-Through Rate: Shall mean (i) on any Distribution Date which occurs on or prior to the Optional Termination Date, the lesser of (1) One-Month LIBOR plus 0.600% per annum and (ii) 11.000% per annum and (ii) for each Distribution Date thereafter, the lesser of (1) One-Month LIBOR plus 0.900% per annum and (ii) 11.000% per annum, in each case subject to a cap equal to the related Net Rate Cap for such Distribution Date.

Class M-3 Principal Distribution Amount: For any Distribution Date, an amount equal to the lesser of (x) the remaining Principal Distribution Amount for such Distribution Date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount and the Class M-2 Principal Distribution Amount and (y) the excess, if any, of (a) the sum of (1) the Certificate Principal Balance of the Class A-1 Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution Date), (2) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (3) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date) and (4) the Certificate Principal Balance of the Class M-3 Certificates immediately prior to such Distribution Date, over (b) the lesser of (1) the product of (x) 94.10% and (y) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the prior calendar month), and (2) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the prior calendar month) minus $1,869,956.

Class M-4 Certificate: Any Certificate designated as a “Class M-4 Certificate” on the face thereof, in the form of Exhibit A-3 hereto, representing the right to its Percentage Interest of distributions provided for the Class M-4 Certificates as set forth herein and evidencing (i) a Regular Interest in REMIC III and (ii) the right to receive Basis Risk Shortfall Carry Forward Amounts.

Class M-4 Pass-Through Rate: Shall mean (i) on any Distribution Date which occurs on or prior to the Optional Termination Date, the lesser of (1) One-Month LIBOR plus 0.650% per annum and (ii) 11.000% per annum and (ii) for each Distribution Date thereafter, the lesser of (1) One-Month LIBOR plus 0.975% per annum and (ii) 11.000% per annum, in each case subject to a cap equal to the related Net Rate Cap for such Distribution Date.

Class M-4 Principal Distribution Amount: For any Distribution Date, an amount equal to the lesser of (x) the remaining Principal Distribution Amount for such Distribution Date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount and the Class M-3 Principal Distribution Amount and (y) the excess, if any, of (a) the sum of (1) the Certificate Principal Balance of the Class A-1 Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution Date), (2) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (3) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (4) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution Date) and (5) the Certificate Principal Balance of the Class M-4 Certificates immediately prior to such Distribution Date, over (b) the lesser of (1) the product of (x) 94.90% and (y) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the prior calendar month), and (2) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the prior calendar month) minus $1,869,956.

Class P Certificate: Any Certificate designated as a “Class P Certificate” on the face thereof, in the form of Exhibit A-6 hereto, representing the right to its Percentage Interest of distributions provided for the Class P Certificates as set forth herein and evidencing (i) a Regular Interest in REMIC V and (ii) the right to receive any Prepayment Charge Waiver Amounts.

Class P Certificate Account: The account established and maintained by the Trustee pursuant to Section 6.09 hereof.

Class P Interest: An uncertificated interest in the Trust Fund held by the Trustee on behalf of the Holders of the Class P Certificates, evidencing a Regular Interest in REMIC III for purposes of the REMIC Provisions.

Class R Certificate: Any of the Class R-1, Class R-2, Class R-3 or Class RX Certificates.

Class R-1 Certificate: Any Certificate designated a “Class R-1 Certificate” on the face thereof, in the form set forth in Exhibit A-7 hereto, evidencing the Residual Interest in REMIC I and representing the right to the Percentage Interest of distributions provided for the Class R-1 Certificates as set forth herein.

Class R-2 Certificate: Any Certificate designated a “Class R-2 Certificate” on the face thereof, in the form set forth in Exhibit A-7 hereto, evidencing the Residual Interest in REMIC II and representing the right to the Percentage Interest of distributions provided for the Class R-2 Certificates as set forth herein.

Class R-3 Certificate: Any Certificate designated a “Class R-3 Certificate” on the face thereof, in the form set forth in Exhibit A-7 hereto, evidencing the Residual Interest in REMIC III and representing the right to the Percentage Interest of distributions provided for the Class R-3 Certificates as set forth herein.

Class R-4 Interest: The uncertificated Residual Interest in REMIC IV.

Class R-5 Interest: The uncertificated Residual Interest in REMIC V.

Class RX Certificate: Any Certificate designated a “Class RX Certificate” on the face thereof, in the form set forth in Exhibit A-7 hereto, evidencing the ownership of the Class R-4 Interest and Class R-5 Interest and representing the right to the Percentage Interest of distributions provided for the Class RX Certificates as set forth herein.

Closing Date: March 30, 2007.

Code: The Internal Revenue Code of 1986, including any successor or amendatory provisions.

Company: EMC.

Company Information: As defined in Section 4.18(b).

Compensating Interest: An amount, not to exceed the Servicing Fee, to be deposited in the Distribution Account by the Company or the related Servicer with respect to the payment of a Prepayment Interest Shortfall on a Mortgage Loan subject to this Agreement.

Corporate Trust Office: With respect to the Trustee, the designated corporate trust office of the Trustee where at any particular time its corporate trust business with respect to this Agreement shall be administered, which office at the date of the execution of this agreement is located at 9062 Old Annapolis Road, Columbia, MD 21045, Attention: Corporate Trust Services, BSABS I 2007-AC3. For purposes of certificate transfer purposes, such term shall mean the office or agency of the Trustee located at Wells Fargo Bank, N.A., Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust Services, BSABS I 2007-AC3.

Corresponding Certificate: With respect to each REMIC II Regular Interest (other than REMIC II Regular Interests C and P), the Certificate with the corresponding designation.

Corresponding Interest: With respect to each REMIC I Regular Interest (other than REMIC I Regular Interests AA and ZZ), the REMIC II Regular Interest with the corresponding designation.

Corridor Contract Counterparty: The corridor contract counterparty under the Class A-1 Corridor Contract. Initially, the Corridor Contract Counterparty shall be Bear Stearns Financial Products Inc.

Corridor Contract Scheduled Termination Date: With respect to the Class A-1 Certificates, the Distribution Date in March 2017.

Corridor Credit Support Annex: The credit support annex, dated as of March 30, 2007, between the Trustee and the Corridor Contract Counterparty, which is annexed to and forms part of the Class A-1 Corridor Contract.

Current Interest: As of any Distribution Date, with respect to the Certificates and interests of each class (other than the Class P Interest, the Class P Certificates, the Residual Interests and the Residual Certificates), (i) the interest accrued on the Certificate Principal Balance or Notional Amount or Uncertificated Notional Amount, as applicable, during the related Interest Accrual Period at the applicable Pass-Through Rate, plus any amount previously distributed with respect to interest for such Certificate or interest that has been recovered as a voidable preference by a trustee in bankruptcy minus (ii) the sum of (a) any Prepayment Interest Shortfall for such Distribution Date, to the extent not covered by Compensating Interest and (b) any Relief Act Interest Shortfalls during the related Due Period, provided, however, that for purposes of calculating Current Interest for any such class, amounts specified in clause (ii) hereof for any such Distribution Date shall be allocated first to the Class C Certificates and the Class C Interest in reduction of amounts otherwise distributable to such Certificates and interest on such Distribution Date and then any excess shall be allocated to each Class of Class A, Class M and Class B Certificates pro rata based on the respective amounts of interest accrued pursuant to clause (i) hereof for each such Class on such Distribution Date.

Current Report: The Current Report pursuant to Section 13 or 15(d) of the Exchange Act.

Current Specified Enhancement Percentage: With respect to any Distribution Date, the percentage obtained by dividing (x) the sum of (i) the aggregate Certificate Principal Balance of the Class M Certificates and Class B Certificates and (ii) the Overcollateralization Amount, in each case prior to the distribution of the Principal Distribution Amount on such Distribution Date, by (y) the aggregate Stated Principal Balance of the Mortgage Loans as of the end of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the prior calendar month).

Custodial Agreement: An agreement, dated as of March 30, 2007, among the Depositor, the Company as seller, the Trustee, the Master Servicer and the Custodian in substantially the form of Exhibit J hereto.

Custodian: Wells Fargo Bank, National Association, or any successor custodian appointed pursuant to the provisions hereof and the Custodial Agreement.

Cut-off Date: March 1, 2007.

Cut-off Date Principal Balance: As to any Mortgage Loan, the unpaid principal balance thereof on the Cut-off Date after application of all Principal Prepayments received prior to the Cut-off Date and scheduled payments of principal due on or before the Cut-off Date, whether or not received, but without giving effect to any installments of principal received in respect of Due Dates after the Cut-off Date. The aggregate Cut-off Date Principal Balance of the Mortgage Loans is $373,991,112.41.

Debt Service Reduction: With respect to any Mortgage Loan, a reduction by a court of competent jurisdiction in a proceeding under the Bankruptcy Code in the Scheduled Payment for such Mortgage Loan that became final and non-appealable, except such a reduction resulting from a Deficient Valuation or any other reduction that results in a permanent forgiveness of principal.

Deficient Valuation: With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then outstanding indebtedness under such Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any Scheduled Payment that results in a permanent forgiveness of principal, which valuation or reduction results from an order of such court that is final and non-appealable in a proceeding under the Bankruptcy Code.

Definitive Certificates: As defined in Section 7.06.

Deleted Mortgage Loan: A Mortgage Loan replaced or to be replaced by a Replacement Mortgage Loan.

Delinquency Event: A Delinquency Event shall have occurred and be continuing if at any time, (x) the percent equivalent of a fraction, the numerator of which is the aggregate Stated Principal Balance of the Mortgage Loans that are 60 days or more Delinquent (including for this purpose any such Mortgage Loans in bankruptcy or foreclosure and Mortgage Loans with respect to which the related Mortgaged Property is REO Property), and the denominator of which is the aggregate Stated Principal Balance of all of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the prior calendar month) exceeds (y) 47.50% of the Current Specified Enhancement Percentage.

Delinquent: The delinquency method used for calculations with respect to the Mortgage Loans will be in accordance with the methodology used by lenders regulated by the Office of Thrift Supervision. Under this method, a mortgage loan is considered “30 days or more Delinquent” if the borrower fails to make a scheduled payment prior to the close of business on the mortgage loan’s first succeeding due date. For example, if a securitization had a closing date occurring in August and a cut-off date of August 1, a mortgage loan with a payment due on July 1 that remained unpaid as of the close of business on July 31 would not be described as 30 days delinquent as of the cut-off date. Such mortgage loan with a payment due on June 1 that remained unpaid as of the close of business on July 31 would be described as 30 days delinquent as of the cut-off date. A mortgage loan would be considered “60 days or more Delinquent” with respect to such scheduled payment if such scheduled payment were not made prior to the close of business on the mortgage loan’s second succeeding due date  (or, in the preceding example, if the mortgage loan with a payment due on May 1 remained unpaid as of the close of business on July 31). Similarly for “90 days or more Delinquent” and so on. Unless otherwise specified, with respect to any date of determination, determinations of delinquency are made as of the last day of the prior calendar month. Mortgage Loans with Due Dates which are not the first of the month are treated as if the Due Date was the first of the following month. This method of determining delinquencies is referred to as the OTS method.

Denomination: With respect to each Certificate, the amount set forth on the face thereof as the “Initial Certificate Principal Balance” or the “Initial Certificate Notional Amount”.

Depositor: Bear Stearns Asset Backed Securities I LLC, a Delaware limited liability company, or its successor in interest.

Depositor Information: As defined in Section 4.18(b).

Depository: The initial Depository shall be The Depository Trust Company (“DTC”), the nominee of which is Cede & Co., or any other organization registered as a “clearing agency” pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. The Depository shall initially be the registered Holder of the Book-Entry Certificates. The Depository shall at all times be a “clearing corporation” as defined in Section 8-102(a)(5) of the Uniform Commercial Code of the State of New York.

Depository Agreement: With respect to the Class of Book-Entry Certificates, the agreement between the Issuing Entity and the initial Depository, dated as of the Closing Date, substantially in the form of Exhibit H.

Depository Participant: A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

Determination Date: With respect to any Distribution Date, the 15th day of the month of such Distribution Date or, if such 15th day is not a Business Day, the immediately preceding Business Day.

Distribution Account Deposit Date: The Business Day prior to each Distribution Date.

Distribution Account: The separate Eligible Account created and maintained by the Trustee pursuant to Section 5.08 in the name of the Trustee for the benefit of the Certificateholders and designated “Wells Fargo Bank, National Association, in trust for registered Holders of Bear Stearns Asset Backed Securities I LLC, Asset-Backed Certificates, Series 2007-AC3” shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement.

Distribution Date: The 25th day of each calendar month after the initial issuance of the Certificates, or if such 25th day is not a Business Day, the next succeeding Business Day, commencing in April 2007.

Distribution Report: The Asset-Backed Issuer Distribution Report pursuant to Section 13 or 15(d) of the Exchange Act.

Due Date: As to any Mortgage Loan, the date in each month on which the related Scheduled Payment is due, as set forth in the related Mortgage Note.

Due Period: With respect to any Distribution Date, the period from the second day of the calendar month preceding the calendar month in which such Distribution Date occurs through close of business on the first day of the calendar month in which such Distribution Date occurs.

EDGAR: As defined in Section 4.18.

Eligible Account: Any of (i) an account or accounts maintained with a federal or state chartered depository institution or trust company, the long-term unsecured debt obligations and short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the debt obligations of such holding company, so long as Moody’s is not a Rating Agency) are rated by each Rating Agency in one of its two highest long-term and its highest short-term rating categories respectively, at the time any amounts are held on deposit therein, or (ii) an account or accounts in a depository institution or trust company in which such accounts are insured by the FDIC (to the limits established by the FDIC) and the uninsured deposits in which accounts are otherwise secured such that, as evidenced by an Opinion of Counsel delivered to the Trustee and to each Rating Agency, the Certificateholders have a claim with respect to the funds in such account or a perfected first priority security interest against any collateral (which shall be limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution or trust company in which such account is maintained, or (iii) a trust account or accounts maintained with the corporate trust department of a federal or state chartered depository institution or trust company having capital and surplus of not less than $50,000,000, acting in its fiduciary capacity or (iv) any other account acceptable to the Rating Agencies. Eligible Accounts may bear interest, and may include, if otherwise qualified under this definition, accounts maintained with the Trustee.

EMC: EMC Mortgage Corporation, a Delaware corporation, and its successors and assigns.

EMC Flow Loans: The Mortgage Loans purchased by EMC pursuant to a flow loan purchase agreement.

EMC Mortgage Loans: Those Mortgage Loans serviced by the Company pursuant to the terms of this Agreement.

ERISA: The Employee Retirement Income Security Act of 1974, as amended.

ERISA Restricted Certificates: Any of the Class C, Class P and Residual Certificates.

Event of Default: As defined in Section 9.01 hereof.

Excess Cashflow: With respect to any Distribution Date, an amount, if any, equal to the sum of (a) the Remaining Excess Spread for such Distribution Date and (b) the Overcollateralization Release Amount for such Distribution Date.

Excess Liquidation Proceeds: To the extent not required by law to be paid to the related Mortgagor, the excess, if any, of any Liquidation Proceeds with respect to a Mortgage Loan over the Stated Principal Balance of such Mortgage Loan and accrued and unpaid interest at the related Mortgage Rate through the last day of the month in which the Mortgage Loan has been liquidated.

Excess Spread: With respect to any Distribution Date, the excess, if any, of (i) the Interest Funds for such Distribution Date, over (ii) the sum of the Current Interest on the Class A, Class M and Class B Certificates and Interest Carry Forward Amounts on the Class A Certificates (other than Interest Carry Forward Amounts paid pursuant to Section 6.04(a)(3)(A)), in each case for such Distribution Date.

Exchange Act: Securities Exchange Act of 1934, as amended.

Exchange Act Reports: Any reports required to be filed pursuant to Section 4.18 of this Agreement.

Exemption: Prohibited Transaction Exemption 90-30, as amended from time to time.

Extra Principal Distribution Amount: With respect to any Distribution Date, the lesser of (i) the excess, if any, of the Overcollateralization Target Amount for such Distribution Date, over the Overcollateralization Amount for such Distribution Date (after giving effect to distributions of principal on the Certificates other than any Extra Principal Distribution Amount) and (ii) the Excess Spread for such Distribution Date.

Fannie Mae: Fannie Mae (formally, Federal National Mortgage Association), or any successor thereto.

FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

Fifth Third: Fifth Third Mortgage Company.

Fifth Third Assignment Agreement: The Assignment, Assumption and Recognition Agreement, dated as of March 30, 2007, by and among the Seller, Fifth Third and the Trustee evidencing the assignment of the Fifth Third Servicing Agreement to the Trust, attached hereto as Exhibit R-2.

Fifth Third Servicing Agreement: The Purchase, Warranties and Servicing Agreement, dated as of September 1, 2002, between the Seller and Fifth Third, as amended by Amendment Number One, dated as of April 1, 2006, attached hereto as Exhibit Q-2, as modified by the Fifth Third Assignment Agreement.

Final Recovery Determination: With respect to any defaulted Mortgage Loan or any REO Property (other than a Mortgage Loan or REO Property purchased by the Seller pursuant to or as contemplated by Section 2.03(f) or Section 11.01), a determination made by the Company pursuant to this Agreement or the applicable Servicer pursuant to the related Servicing Agreement that all Insurance Proceeds, Liquidation Proceeds and other payments or recoveries which the Company or such Servicer, in its reasonable good faith judgment, expects to be finally recoverable in respect thereof have been so recovered. The Master Servicer shall maintain records, based solely on information provided by the Company and each Servicer, of each Final Recovery Determination made thereby.

Final Scheduled Distribution Date: With respect to the Certificates, April 25, 2037.

Fiscal Quarter: December 1 to February 29 (or the last day in such month), March 1 to May 31, June 1 to August 31, or September to November 30, as applicable.

Form 8-K Disclosure Information: As defined in Section 4.18(a)(ii)(A).

Freddie Mac: Freddie Mac (formally, The Federal Home Loan Mortgage Corporation), or any successor thereto.

Global Certificate: Any Private Certificate registered in the name of the Depository or its nominee, beneficial interests in which are reflected on the books of the Depository or on the books of a Person maintaining an account with such Depository (directly or as an indirect participant in accordance with the rules of such depository).

Gross Margin: With respect to each Adjustable Rate Mortgage Loan, the fixed percentage set forth in the related Mortgage Note that is added to the Index on each Adjustment Date in accordance with the terms of the related Mortgage Note used to determine the Mortgage Rate for such Mortgage Loan.

Guarantor: As defined in Section 6.10.

Guaranty: As defined in Section 6.10.

Indemnified Persons: The Trustee, the Master Servicer, the Company and the Trust Fund and their officers, directors, agents and employees and, with respect to the Trustee, any separate co-trustee and its officers, directors, agents and employees.

Individual Certificate: Any Private Certificate registered in the name of the Holder other than the Depository or its nominee.

Initial Certificate Principal Balance: With respect to any Certificate (other than the Class A-2 Certificates), the Certificate Principal Balance of such Certificate or any predecessor Certificate on the Closing Date.

Insurance Policy: With respect to any Mortgage Loan included in the Trust Fund, any insurance policy or LPMI Policy, including all riders and endorsements thereto in effect with respect to such Mortgage Loan, including any replacement policy or policies for any Insurance Policies.

Insurance Proceeds: Proceeds paid in respect of the Mortgage Loans pursuant to any Insurance Policy or any other insurance policy covering a Mortgage Loan, to the extent such proceeds are payable to the mortgagee under the Mortgage, the Company, the related Servicer or the Trustee under the deed of trust and are not applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the procedures that the Company or the related Servicer would follow in servicing mortgage loans held for its own account, in each case other than any amount included in such Insurance Proceeds in respect of Insured Expenses.

Insured Expenses: Expenses covered by an Insurance Policy or any other insurance policy with respect to the Mortgage Loans.

Interest Accrual Period: With respect to the Class A, Class M and Class B Certificates and any Distribution Date, the period from and including the 25th day of the calendar month preceding the month in which such Distribution Date occurs (or with respect to the Class M Certificates and Class B Certificates and the first Interest Accrual Period, the Closing Date) to and including the 24th day of the calendar month in which such Distribution Date occurs. With respect to the Class C Certificates and the Class C Interest and any Distribution Date, the calendar month immediately preceding such Distribution Date. The Class R Certificates and Class P Certificates are not entitled to distributions of interest and do not have an Interest Accrual Period. All calculations of interest on the Class M Certificates and Class B Certificates will be made on the basis of the actual number of days elapsed in the related Interest Accrual Period. All calculations of interest on the Class A Certificates, Class C Certificates and the Class C Interest will be made on the basis of a 360-day year consisting of twelve 30-day months.

Interest Carry Forward Amount: As of any Distribution Date and with respect to each Class of Certificates (other than the Class C, Class P and Residual Certificates), the sum of (i) the excess of (a) the Current Interest for such Class with respect to such Distribution Date and any prior Distribution Dates over (b) the amount actually distributed to such Class of Certificates with respect to interest on such Distribution Dates and (ii) interest thereon (to the extent permitted by applicable law) at the applicable Pass-Through Rate for such Class for the related Interest Accrual Period including the Interest Accrual Period relating to such Distribution Date.

Interest Determination Date: Shall mean the second LIBOR Business Day preceding the commencement of each Interest Accrual Period.

Interest Funds: For any Distribution Date, (i) the sum, without duplication, of (a) all scheduled interest during the related Due Period with respect to the related Mortgage Loans less the Servicing Fee, the Trustee Fee and the LPMI Fee, if any, (b) all Advances relating to interest with respect to the related Mortgage Loans remitted by the related Servicer, the Company or Master Servicer, as applicable, on or prior to the related Remittance Date, (c) all Compensating Interest with respect to the related Mortgage Loans required to be remitted by the Company pursuant to this Agreement or the related Servicer pursuant to the related Servicing Agreement with respect to such Distribution Date, (d) Net Liquidation Proceeds, Insurance Proceeds and Subsequent Recoveries with respect to the related Mortgage Loans collected during the prior calendar month (to the extent such Net Liquidation Proceeds, Insurance Proceeds and Subsequent Recoveries relate to interest), (e) all amounts relating to interest with respect to each Mortgage Loan repurchased by the Seller pursuant to Sections 2.02 and 2.03 and by EMC pursuant to Section 4.21, (f) all amounts in respect of interest paid by the Master Servicer pursuant to Section 11.01, in each case to the extent remitted by the Company or the related Servicer, as applicable, to the Master Servicer Collection Account pursuant to this Agreement or the related Servicing Agreement and (g) the interest portion of any proceeds received from the exercise of an Optional Termination pursuant to Section 11.01 minus (ii) all amounts required to be reimbursed pursuant to Sections 5.02, 5.05, 5.07 and 5.09 or as otherwise set forth in this Agreement.

Issuing Entity: Bear Stearns Asset Backed Securities I Trust 2007-AC3.

Latest Possible Maturity Date: April 25, 2037, which is the Distribution Date in the month following the final scheduled maturity date of the Mortgage Loan in the Trust Fund having the latest scheduled maturity date as of the Cut-off Date. For purposes of the Treasury regulations under Sections 860A through 860G of the Code, the latest possible maturity date of each Regular Interest issued by REMIC I, REMIC II, REMIC III, REMIC IV and REMIC V shall be the Latest Possible Maturity Date.

LIBOR Business Day: Shall mean a day on which banks are open for dealing in foreign currency and exchange in London and New York City.

LIBOR Certificates: Any of the Class A, Class M and Class B Certificates.

Liquidated Loan: With respect to any Distribution Date, a defaulted Mortgage Loan that has been liquidated through deed-in-lieu of foreclosure, foreclosure sale, trustee’s sale or other realization as provided by applicable law governing the real property subject to the related Mortgage and any security agreements and as to which the Company or the related Servicer has made a Final Recovery Determination with respect thereto.

Liquidation Proceeds: Amounts, other than Insurance Proceeds, received in connection with the partial or complete liquidation of a Mortgage Loan, whether through trustee’s sale, foreclosure sale or otherwise, or in connection with any condemnation or partial release of a Mortgaged Property and any other proceeds received with respect to an REO Property.

Loan-to-Value Ratio: The fraction, expressed as a percentage, the numerator of which is the original principal balance of the related Mortgage Loan and the denominator of which is the Appraised Value of the related Mortgaged Property.

Loss Allocation Limitation: The meaning specified in Section 6.05(c) hereof.

LPMI Fee: Shall mean the fee payable to the insurer for each Mortgage Loan subject to an LPMI Policy as set forth in such LPMI Policy and on the Mortgage Loan Schedule.

LPMI Policy: A policy of mortgage guaranty insurance issued by an insurer meeting the requirements of Fannie Mae and Freddie Mac in which the Company or the related Servicer of the related Mortgage Loan is responsible for the payment of the LPMI Fee thereunder from collections on the related Mortgage Loan.

Majority Class C Certificateholder: Shall mean the Holder of a 50.01% or greater Percentage Interest in the Class C Certificates.

Marker Rate: With respect to REMIC II Regular Interest C and any Distribution Date, a per annum rate equal to two (2) times the weighted average of the Uncertificated REMIC I Pass-Through Rates for the REMIC I Regular Interests (other than REMIC I Regular Interests AA and P), with the rate on each such REMIC I Regular Interest (other than REMIC I Regular Interest ZZ) subject to a cap equal to the Uncertificated REMIC II Pass-Through Rate for the Corresponding Interest for the purpose of this calculation for such Distribution Date, and with the rate on REMIC I Regular Interest ZZ subject to a cap of zero for the purpose of this calculation; provided, however, that solely for this purpose, the related cap with respect to each REMIC I Regular Interest (other than REMIC I Regular Interests AA, A-1, P and ZZ) shall be multiplied by a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Interest Accrual Period.

Master Servicer: As of the Closing Date, EMC Mortgage Corporation and, thereafter, its respective successors in interest who meet the qualifications of the Servicing Agreements and this Agreement.

Master Servicer Collection Account: The trust account or accounts created and maintained pursuant to Section 5.01, which shall be denominated “EMC Mortgage Corporation, as Master Servicer for the benefit of the Wells Fargo Bank, National Association, in trust for registered Holders of Bear Stearns Asset Backed Securities I LLC, Asset-Backed Certificates, Series 2007-AC3 - Master Servicer Collection Account.” The Master Servicer Collection Account shall be an Eligible Account.

Master Servicer Information: As defined in Section 4.18(b).

Master Servicing Compensation: For any Distribution Date, any amounts earned on the investment of funds on deposit in the Master Servicer Collection Account.

Maximum Mortgage Rate: With respect to each Adjustable Rate Mortgage Loan, the percentage set forth in the related Mortgage Note as the maximum Mortgage Rate thereunder.

MERS: Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

MERS® System: The system of recording transfers of Mortgages electronically maintained by MERS.

Mid America: Mid America Bank, fsb.

Mid America Assignment Agreement: The Assignment, Assumption and Recognition Agreement, dated as of March 30, 2007, by and among the Seller, Mid America and the Trustee evidencing the assignment of the Mid America Servicing Agreement to the Trust, attached hereto as Exhibit R-3.

Mid America Servicing Agreement: The Purchase, Warranties and Servicing Agreement, dated as of February 1, 2006, between the Seller and Mid America, as amended by Amendment No. 1, dated as of February 1, 2006, attached hereto as Exhibit Q-3, as modified by the Mid America Assignment Agreement.

MIN: The Mortgage Identification Number for Mortgage Loans registered with MERS on the MERS® System.

Minimum Mortgage Rate: With respect to each Adjustable Rate Mortgage Loan, the percentage set forth in the related Mortgage Note as the minimum Mortgage Rate thereunder.

MOM Loan: With respect to any Mortgage Loan, MERS acting as the mortgagee of such Mortgage Loan, solely as nominee for the originator of such Mortgage Loan and its successors and assigns, at the origination thereof.

Monthly Statement: The statement delivered pursuant to Section 6.06.

Moody’s: Moody’s Investors Service, Inc., and any successor thereto.

Mortgage: The mortgage, deed of trust or other instrument creating a first lien on or first priority ownership interest in an estate in fee simple in real property securing a Mortgage Note.

Mortgage File: The mortgage documents listed in Section 2.01 hereof pertaining to a particular Mortgage Loan and any additional documents delivered to the Trustee or Custodian on its behalf to be added to the Mortgage File pursuant to this Agreement.

Mortgage Loans: Such of the Mortgage Loans transferred and assigned to the Trustee pursuant to the provisions hereof, as from time to time are held as a part of the Trust Fund (including any REO Property), the mortgage loans so held being identified in the Mortgage Loan Schedule, notwithstanding foreclosure or other acquisition of title of the related Mortgaged Property. Any mortgage loan that was intended by the parties hereto to be transferred to the Trust Fund as indicated by such Mortgage Loan Schedule which is in fact not so transferred for any reason including, without limitation, a breach of the representation contained in Section 2.03(b)(v) hereof, shall continue to be a Mortgage Loan hereunder until the Purchase Price with respect thereto has been paid to the Trust Fund.

Mortgage Loan Purchase Agreement: Shall mean the Mortgage Loan Purchase Agreement, dated as of March 30, 2007, between the Seller and the Depositor, as purchaser in the form attached hereto as Exhibit L.

Mortgage Loan Purchase Price: The price, calculated as set forth in Section 11.01, to be paid in connection with the repurchase of the Mortgage Loans pursuant to Section 11.01.

Mortgage Loan Schedule: The list of Mortgage Loans (as from time to time amended by the Trustee to reflect the deletion of Deleted Mortgage Loans and the addition of Replacement Mortgage Loans pursuant to the provisions of this Agreement) transferred to the Trustee as part of the Trust Fund and from time to time subject to this Agreement, the initial Mortgage Loan Schedule being attached hereto as Exhibit B, setting forth the following information with respect to each Mortgage Loan:

(a)  the city, state and zip code of the Mortgaged Property;

(b)  the property type;

(c)  the Mortgage Interest Rate;

(d)  the Servicing Fee Rate;

(e)  [reserved];

(f)  the LPMI Fee, if applicable;

(g)  the Trustee Fee Rate, if applicable;

(h)  the Net Rate;

(i)  the maturity date;

(j)  the stated original term to maturity;

(k)  the stated remaining term to maturity;

(l)  the original Principal Balance;

(m)  the first payment date;

(n)  the principal and interest payment in effect as of the Cut-off Date;

(o)  the unpaid Principal Balance as of the Cut-off Date;

(p)  the Loan-to-Value Ratio at origination;

(q)  the insurer of any Primary Mortgage Insurance Policy;

(r)  the MIN with respect to each MOM Loan;

(s)  the Gross Margin, if applicable;

(t)  the next Adjustment Date, if applicable;

(u)  the Maximum Mortgage Rate, if applicable;

(v)  the Minimum Mortgage Rate, if applicable;

(w)  the Periodic Rate Cap, if applicable;

(x)  the Loan Group, if applicable;

(y)  a code indicating whether the Mortgage Loan is negatively amortizing;

(z)  which Mortgage Loans adjust after an initial fixed-rate period of one, two, three, five, seven or ten years or any other period;

(aa)  the Prepayment Charge, if any;

(bb)  lien position (e.g., first lien or second lien);

(cc)  a code indicating whether the Mortgage Loan is has a balloon payment;

(dd)  a code indicating whether the Mortgage Loan is an interest-only loan;

(ee)  the interest-only term, if applicable;

(ff)  the Mortgage Loan Seller; and

(gg)  the original amortization term.

Such schedule also shall set forth for all of the Mortgage Loans, the total number of Mortgage Loans, the total of each of the amounts described under (n) and (o) above, the weighted average by principal balance as of the Cut-off Date of each of the rates described under (c) through (h) above, and the weighted average remaining term to maturity by unpaid principal balance as of the Cut-off Date.

Mortgage Note: The original executed note or other evidence of indebtedness of a Mortgagor under a Mortgage Loan.

Mortgage Rate: The annual rate of interest borne by a Mortgage Note.

Mortgaged Property: The underlying property securing a Mortgage Loan.

Mortgagor: The obligors on a Mortgage Note.

Net Liquidation Proceeds: Amounts, other than Insurance Proceeds, received in connection with the partial or complete liquidation of a Mortgage Loan, whether through trustee’s sale, foreclosure sale or otherwise, or in connection with any condemnation or partial release of a Mortgaged Property and any other proceeds received with respect to an REO Property, less the sum of related unreimbursed Advances, Servicing Fees and Servicing Advances and all expenses of liquidation, including property protection expenses and foreclosure and sale costs, including court and reasonable attorneys fees reimbursable to the Master Servicer pursuant to this Agreement and the related Servicer pursuant to the related Servicing Agreement.

Net Mortgage Rate: As to each Mortgage Loan, and at any time, the per annum rate equal to the Mortgage Rate less the sum of (i) the related Servicing Fee Rate, (ii) the Trustee Fee Rate and (iii) the rate at which the LPMI Fee is calculated, if any.

Net Rate Cap: With respect to the Class A-1 Certificates and Class A-2 Certificates and any Distribution Date, will be calculated based on an assumed certificate with a Certificate Principal Balance equal to the Certificate Principal Balance of the Class A-1 Certificates and a fixed pass-through rate of 6.500% per annum and a rate increase of 0.500% per annum after the Optional Termination Date, where if the weighted average of the Net Mortgage Rates on the Mortgage Loans is less than 6.500% per annum (or, after the Optional Termination Date, 7.000% per annum), the amount of the shortfall which would occur with respect to the assumed certificate will be allocated between the Class A-1 Certificates and Class A-2 Certificates in proportion to their current entitlements to interest calculated without regard to this cap, and the Net Rate Cap for each such Class for such Distribution Date will be equal to the Pass-Through Rate for such Class for such Distribution Date (determined without regard to the related Net Rate Cap) reduced by the shortfall for such Distribution Date allocable to such Class as determined pursuant to this sentence. For the avoidance of doubt, the Net Rate Cap will not be applicable to the Class A-1 Certificates and Class A-2 Certificates for any Distribution Date on which the weighted average of the Net Mortgage Rates on the Mortgage Loans is equal to or greater than 6.500% per annum (or, after the Optional Termination Date, 7.000% per annum).

With respect to the Class M Certificates and Class B Certificates and any Distribution Date, a per annum rate equal to the weighted average of the Net Mortgage Rates on the Mortgage Loans as of the first day of the related Due Period, adjusted for the actual numbers of days elapsed in the Interest Accrual Period.

For federal income tax purposes, the Net Rate Cap with respect to each of the Class A-1 Certificates and Class A-2 Certificates and any Distribution Date shall be equal to the Uncertificated REMIC III Pass-Through Rate for such Distribution Date for the Regular Interest the ownership of which is represented by such Certificate. For federal income tax purposes, the Net Rate Cap with respect to each of the Class M Certificates and Class B Certificates and any Distribution Date shall be equal to a per annum rate equal to the weighted average (adjusted for the actual number of days elapsed in the related Interest Accrual Period) of the Uncertificated REMIC II Pass-Through Rate for such Distribution Date for the REMIC II Regular Interest for which such Certificate is the Corresponding Certificate, weighted on the basis of the Uncertificated Principal Balance of such REMIC II Regular Interest immediately prior to such Distribution Date.

Non-Book-Entry Certificate: Any Certificate other than a Book-Entry Certificate.

Nonrecoverable Advance: Any portion of an Advance previously made or proposed to be made by the Company or the Master Servicer pursuant to this Agreement or the related Servicer pursuant to the related Servicing Agreement, that, in the good faith judgment of the Company, the Master Servicer or the related Servicer, will not or, in the case of a proposed advance, would not, be ultimately recoverable by it from the related Mortgagor, related Liquidation Proceeds, Insurance Proceeds or otherwise.

Notional Amount: With respect to the Class A-2 Certificates and any Distribution Date, an amount equal to the Certificate Principal Balance of the Class A-1 Certificates for such Distribution Date. With respect to the Class C Certificates and any Distribution Date, an amount equal to the aggregate Stated Principal Balance of the Mortgage Loans. The initial Notional Amount of the Class C Certificates shall be $373,991,112.41. For federal income tax purposes, the Class C Certificates will have a Notional Amount equal to the Uncertificated Notional Amount of the Class C Interest.

Offered Certificates: Any of the Class A-1, Class A-2, Class M-1, Class M-2, Class M-3, Class M-4, Class B-1, Class B-2 and Class B-3 Certificates.

Officer’s Certificate: A certificate (i) signed by the Chairman of the Board, the Vice Chairman of the Board, the President, a Vice President (however denominated), an Assistant Vice President, the Treasurer, the Secretary, or one of the assistant treasurers or assistant secretaries of the Depositor, the Seller, any Servicer or the Master Servicer (or any other officer customarily performing functions similar to those performed by any of the above designated officers and also to whom, with respect to a particular matter, such matter is referred because of such officer’s knowledge of and familiarity with a particular subject) or (ii), if provided for in this Agreement, signed by a Servicing Officer, as the case may be, and delivered to the Depositor, the Seller, the Master Servicer and/or the Trustee, as the case may be, as required by this Agreement.

One-Month LIBOR: With respect to any Interest Accrual Period and the LIBOR Certificates, the rate determined by the Trustee on the related Interest Determination Date on the basis of the rate for U.S. dollar deposits for one month that appears on Reuters Screen LIBOR1 Page, which is the display page currently so designated on the Reuters Monitor Money Rates Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices), as of 11:00 a.m. (London time) on such Interest Determination Date. If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying One-Month LIBOR or comparable rates as may be reasonably selected by the Trustee), One-Month LIBOR for the applicable Interest Accrual Period will be the Reference Bank Rate. If no such quotations can be obtained by the Trustee and no Reference Bank Rate is available, One-Month LIBOR shall be One-Month LIBOR applicable to the preceding Interest Accrual Period. The establishment of One-Month LIBOR on each Interest Determination Date by the Trustee and the Trustee’s calculation of the rate of interest applicable to the LIBOR Certificates for the related Interest Accrual Period shall, in the absence of manifest error, be final and binding. One-Month LIBOR for the Class M Certificates and Class B Certificates and any Interest Accrual Period shall be calculated as described above. One-Month LIBOR for the initial Interest Accrual Period will be approximately 5.320% with regard to the Class A-1 Certificates and Class A-2 Certificates.

Opinion of Counsel: A written opinion of counsel, who may be counsel for the Seller, the Depositor, the Company, the Trustee or the Master Servicer, reasonably acceptable to each addressee of such opinion; provided that with respect to Section 2.05, 8.05, 8.07 or 12.01, or the interpretation or application of the REMIC Provisions, such counsel must (i) in fact be independent of the Seller, the Depositor, the Company, the Trustee and the Master Servicer, (ii) not have any direct financial interest in the Seller, Depositor, the Company, the Trustee or the Master Servicer or in any affiliate of either, and (iii) not be connected with the Seller, Depositor, the Company, the Trustee or the Master Servicer as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

Optional Termination: The termination of the Trust created hereunder as a result of the purchase of all of the assets of the Trust and any related REO Property pursuant to Section 11.01.

Optional Termination Date: The Distribution Date on which the Stated Principal Balance of all of the Mortgage Loans is equal to or less than 10% of the Stated Principal Balance of all of the Mortgage Loans as of the Cut-off Date.

Original Value: The value of the property underlying a Mortgage Loan based, in the case of the purchase of the underlying Mortgaged Property, on the lower of an appraisal or the sales price of such property or, in the case of a refinancing, on an appraisal.

Originator: With respect to each Mortgage Loan, shall mean the originator set forth in the Mortgage Loan Schedule for such Mortgage Loan.

OTS: The Office of Thrift Supervision.

Outstanding: With respect to the Certificates as of any date of determination, all Certificates theretofore executed and authenticated under this Agreement except:

(a) Certificates theretofore canceled by the Trustee or delivered to the Trustee for cancellation; and

(b) Certificates in exchange for which or in lieu of which other Certificates have been executed and delivered by the Trustee pursuant to this Agreement.

Outstanding Mortgage Loan: As of any date of determination, a Mortgage Loan with a Stated Principal Balance greater than zero that was not the subject of a Principal Prepayment in full, and that did not become a Liquidated Loan, prior to the end of the related Prepayment Period.

Overcollateralization Amount: With respect to any Distribution Date, the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the prior calendar month), over the aggregate Certificate Principal Balance of the Certificates (other than the Class C Certificates and the Class P Certificates) on such Distribution Date (after taking into account the payment of principal other than any Extra Principal Distribution Amount on such Certificates).

Overcollateralization Release Amount: With respect to any Distribution Date, the lesser of (x) the Principal Funds for such Distribution Date and (y) the excess, if any, of (i) the Overcollateralization Amount for such Distribution Date (assuming that 100% of the Principal Funds are applied as a principal payment on such Distribution Date), over (ii) the Overcollateralization Target Amount for such Distribution Date (with the amount pursuant to clause (y) deemed to be $0 if the Overcollateralization Amount is less than or equal to the Overcollateralization Target Amount on that Distribution Date).

Overcollateralization Target Amount: With respect to any Distribution Date (a) prior to the Stepdown Date, 0.95% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, (b) on or after the Stepdown Date and if a Trigger Event is not in effect, the greater of (i) the lesser of (1) 0.95% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date and (2) 1.90% of the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the prior calendar month) and (ii) $1,869,956 or (c) on or after the Stepdown Date and if a Trigger Event is in effect, the Overcollateralization Target Amount for the immediately preceding Distribution Date.

Ownership Interest: As to any Certificate, any ownership interest in such Certificate including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial.

Pass-Through Rate: With respect to each Class of Certificates (other than the Class C Certificates and the Class C Interest), the Class A-1 Pass-Through Rate, Class A-2 Pass-Through Rate, Class M-1 Pass-Through Rate, Class M-2 Pass-Through Rate, Class M-3 Pass-Through Rate, Class M-4 Pass-Through Rate, Class B-1 Pass-Through Rate, Class B-2 Pass-Through Rate, Class B-3 Pass-Through Rate or Class B-4 Pass-Through Rate, as applicable.

Pass-Through Transfer: Any transaction involving either (1) a sale or other transfer of mortgage loans directly or indirectly to an issuing entity in connection with an issuance of publicly offered or privately placed, rated or unrated mortgage-backed securities or (2) an issuance of publicly offered or privately placed, rated or unrated securities, the payments on which are determined primarily by reference to one or more portfolios of residential mortgage loans.

With respect to the Class C Interest, the Class C Interest shall not have a Pass-Through Rate, but the Current Interest for such interest and each Distribution Date shall be an amount equal to 100% of the interest distributable to REMIC II Regular Interest C.

With respect to the Class C Certificates, the Class C Certificates shall not have a Pass-Through Rate, but Current Interest for such Certificates and each Distribution Date shall be an amount equal to 100% of the amounts distributable to the Class C Interest for such Distribution Date.

With respect to the Class P Certificate and the Class P Interest, 0.00% per annum.

Percentage Interest: With respect to any Certificate of a specified Class, the Percentage Interest set forth on the face thereof or the percentage obtained by dividing the Denomination of such Certificate by the aggregate of the Denominations of all Certificates of the such Class.

Periodic Rate Cap: With respect to each Adjustable Rate Mortgage Loan and any Adjustment Date therefor, the fixed percentage set forth in the related Mortgage Note, which is the maximum amount by which the Mortgage Rate for such Mortgage Loan may increase or decrease (without regard to the Maximum Mortgage Rate or the Minimum Mortgage Rate) on such Adjustment Date from the Mortgage Rate in effect immediately prior to such Adjustment Date.

Permitted Investments: At any time, any one or more of the following obligations and securities:

(i)  obligations of the United States or any agency thereof, provided such obligations are backed by the full faith and credit of the United States;

(ii)  general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by each Rating Agency;

(iii)  commercial or finance company paper which is then receiving the highest commercial or finance company paper rating of each Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by each Rating Agency;

(iv)  certificates of deposit, demand or time deposits, or bankers’ acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities (including the Trustee in its commercial banking capacity), provided that the commercial paper and/or long term unsecured debt obligations of such depository institution or trust company are then rated one of the two highest long-term and the highest short-term ratings of each such Rating Agency for such securities, or such lower ratings as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by any Rating Agency;

(v)  demand or time deposits or certificates of deposit issued by any bank or trust company or savings institution to the extent that such deposits are fully insured by the FDIC;

(vi)  guaranteed reinvestment agreements issued by any bank, insurance company or other corporation containing, at the time of the issuance of such agreements, such terms and conditions as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by any such Rating Agency;

(vii)  repurchase obligations with respect to any security described in clauses (i) and (ii) above, in either case entered into with a depository institution or trust company (acting as principal) described in clause (iv) above;

(viii)  securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof which, at the time of such investment, have one of the two highest long term ratings of each Rating Agency (except if the Rating Agency is Moody’s, such rating shall be the highest commercial paper rating of Moody’s for any such securities), or such lower rating as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by any Rating Agency, as evidenced by a signed writing delivered by each Rating Agency;

(ix)  interests in any money market fund (including any such fund managed or advised by the Trustee or any affiliate thereof) which at the date of acquisition of the interests in such fund and throughout the time such interests are held in such fund has the highest applicable long term rating by each Rating Agency rating such fund or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by each Rating Agency;

(x)  short term investment funds sponsored by any trust company or banking association incorporated under the laws of the United States or any state thereof (including any such fund managed or advised by the Trustee or any affiliate thereof) which on the date of acquisition has been rated by each Rating Agency in their respective highest applicable rating category or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by each Rating Agency; and

(xi)  such other investments having a specified stated maturity and bearing interest or sold at a discount acceptable to each Rating Agency as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by any Rating Agency, as evidenced by a signed writing delivered by each Rating Agency;

provided, that no such instrument shall be a Permitted Investment if such instrument (i) evidences the right to receive interest only payments with respect to the obligations underlying such instrument, (ii) is purchased at a premium or (iii) is purchased at a deep discount; provided further that no such instrument shall be a Permitted Investment (A) if such instrument evidences principal and interest payments derived from obligations underlying such instrument and the interest payments with respect to such instrument provide a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations, or (B) if it may be redeemed at a price below the purchase price (the foregoing clause (B) not to apply to investments in units of money market funds pursuant to clause (vi) above); provided further that no amount beneficially owned by any REMIC may be invested in investments (other than money market funds) treated as equity interests for federal income tax purposes, unless the Trustee shall receive an Opinion of Counsel, at the expense of the Trustee, to the effect that such investment will not adversely affect the status of any such REMIC as a REMIC under the Code or result in imposition of a tax on any such REMIC. Permitted Investments that are subject to prepayment or call may not be purchased at a price in excess of par.

Permitted Transferee: Any Person (x) other than (i) the United States, any State or political subdivision thereof, any possession of the United States or any agency or instrumentality of any of the foregoing, (ii) a foreign government, International Organization or any agency or instrumentality of either of the foregoing, (iii) an organization (except certain farmers’ cooperatives described in Section 521 of the Code) that is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income) on any excess inclusions (as defined in Section 860E(c)(1) of the Code) with respect to any Residual Certificate, (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code or (v) an electing large partnership within the meaning of Section 775(a) of the Code, (y) that is a citizen or resident of the United States, a corporation, partnership (other than a partnership that has any direct or indirect foreign partners) or other entity (treated as a corporation or a partnership for federal income tax purposes), created or organized in or under the laws of the United States, any State thereof or the District of Columbia, an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust or if it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person and (z) other than any other Person so designated by the Trustee based upon an Opinion of Counsel addressed to the Trustee (which shall not be an expense of the Trustee) that states that the Transfer of an Ownership Interest in a Residual Certificate to such Person may cause REMIC I, REMIC II, REMIC III, REMIC IV or REMIC V to fail to qualify as a REMIC at any time that any Certificates are Outstanding. The terms “United States,” “State” and “International Organization” shall have the meanings set forth in Section 7701 of the Code or successor provisions. A corporation will not be treated as an instrumentality of the United States or of any State or political subdivision thereof for these purposes if all of its activities are subject to tax and, with the exception of Freddie Mac, a majority of its board of directors is not selected by such government unit.

Person: Any individual, corporation, partnership, joint venture, association, joint- stock company, limited liability company, trust, unincorporated organization or government, or any agency or political subdivision thereof.

Prepayment Assumption: The applicable rate of prepayment, as described in the Prospectus Supplement.

Prepayment Charge: Any prepayment premium, penalty or charge payable by a Mortgagor in connection with any Principal Prepayment on a Mortgage Loan pursuant to the terms of the related Mortgage Note.

Prepayment Charge Waiver Amount: Any amount paid by the Company or related Servicer to the Master Servicer in respect of waived Prepayment Charges pursuant to Section 5.01(a).

Prepayment Interest Excess: With respect to any Distribution Date, for each EMC Mortgage Loan that was the subject of a Principal Prepayment in full during the portion of the related Prepayment Period occurring between the first day of the calendar month in which such Distribution Date occurs and the Determination Date of the calendar month in which such Distribution Date occurs, an amount equal to interest (to the extent received) at the applicable Net Mortgage Rate on the amount of such Principal Prepayment for the number of days commencing on the first day of the calendar month in which such Distribution Date occurs and ending on the last date through which interest is collected from the related Mortgagor.

Prepayment Interest Shortfall: With respect to any Distribution Date, for each Mortgage Loan that was the subject of a partial Principal Prepayment during the related Prepayment Period, or a Principal Prepayment in full during the related Prepayment Period, or that became a Liquidated Loan during the prior calendar month, (other than a Principal Prepayment in full resulting from the purchase of a Mortgage Loan pursuant to Section 2.02, 2.03, 4.21 or 11.01 hereof), the amount, if any, by which (i) one month’s interest at the applicable Net Mortgage Rate on the Stated Principal Balance of such Mortgage Loan immediately prior to such prepayment (or liquidation) or in the case of a partial Principal Prepayment on the amount of such prepayment (or Liquidation Proceeds) exceeds (ii) the amount of interest paid or collected in connection with such Principal Prepayment or such Liquidation Proceeds less the sum of (a) the related Servicing Fee, (b) the Trustee Fee Rate and (c) the LPMI Fee, if any.

Prepayment Period: As to any Distribution Date (except the first Distribution Date) and each EMC Mortgage Loan, for each Principal Prepayment in full, the period commencing on the 16th day of the month prior to the month in which the related Distribution Date occurs and ending on the 15th day of the month in which such Distribution Date occurs (as to the first Distribution Date and any Mortgage Loan, the period commencing on the Cut-off Date and ending on the 15th day of the month in which such Distribution Date occurs) and for each partial Principal Prepayment, the calendar month prior to the month in which such Distribution Date occurs. As to any Distribution Date and each Mortgage Loan that is not an EMC Mortgage Loan, in accordance with the related Servicing Agreement

Primary Mortgage Insurance Policy: Any primary mortgage guaranty insurance policy issued in connection with a Mortgage Loan which provides compensation to a Mortgage Note holder in the event of default by the obligor under such Mortgage Note or the related security instrument, if any or any replacement policy therefor through the related Interest Accrual Period for such Class relating to a Distribution Date.

Principal Distribution Amount: With respect to each Distribution Date, an amount equal to (x) the Principal Funds for such Distribution Date plus (y) any Extra Principal Distribution Amount for such Distribution Date, less (z) any Overcollateralization Release Amount.

Principal Funds: With respect to any Distribution Date, (i) the sum, without duplication, of (a) all scheduled principal collected on the Mortgage Loans during the related Due Period, (b) all Advances relating to principal made with respect to the Mortgage Loans remitted by the related Servicer or Master Servicer, as applicable, on or prior to the Remittance Date, (c) Principal Prepayments with respect to the Mortgage Loans exclusive of Prepayment Charges or penalties collected during the related Prepayment Period, (d) the Stated Principal Balance of each Mortgage Loan that was repurchased by the Seller pursuant to Sections 2.02 or 2.03 or by EMC pursuant to Section 4.21, (e) the aggregate of all Substitution Adjustment Amounts with respect to the Mortgage Loans for the related Determination Date in connection with the substitution of related Mortgage Loans pursuant to Section 2.03(f), (f) Net Liquidation Proceeds, Insurance Proceeds and Subsequent Recoveries with respect to the Mortgage Loans collected during the prior calendar month (to the extent such Net Liquidation Proceeds, Insurance Proceeds and Subsequent Recoveries relate to principal) and remitted by the Company or the related Servicer to the Master Servicer Collection Account pursuant to this Agreement or the related Servicing Agreement and (g) amounts in respect of principal paid by the Majority Class C Certificateholder pursuant to Section 11.01 minus (ii) all related amounts required to be reimbursed pursuant to Sections 5.02, 5.05, 5.07 and 5.09 or as otherwise set forth in this Agreement.

Principal Prepayment: Any Mortgagor payment or other recovery of (or proceeds with respect to) principal on a Mortgage Loan (including loans purchased or repurchased under Sections 2.02, 2.03, 4.21 and 11.01 hereof) that is received in advance of its scheduled Due Date and is not accompanied by an amount as to interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment. Partial Principal Prepayments shall be applied by the Company or the related Servicer, as appropriate, in accordance with the terms of the related Mortgage Note.

Private Certificates: Any of the Class B-4, Class C, Class P and Class R Certificates.

Prospectus Supplement: The Prospectus Supplement dated March 29, 2007 relating to the public offering of the Offered Certificates.

Protected Account: Each account established and maintained by the Company with respect to receipts on the Mortgage Loans and REO Property in accordance with Section 5.01 hereof or by the related Servicer in accordance with the related Servicing Agreement.

PUD: A Planned Unit Development.

Purchase Price: With respect to any Mortgage Loan (x) to be purchased pursuant to the applicable provisions of this Agreement or (y) that EMC has a right to purchase pursuant to Section 4.21 hereof, an amount equal to the sum of (i) 100% of the outstanding principal balance of the Mortgage Loan as of the date of such purchase plus (ii) accrued interest thereon at the applicable Mortgage Rate through the first day of the month in which the Purchase Price is to be distributed to Certificateholders, reduced by any portion of the Servicing Fee, Servicing Advances and Advances payable to the purchaser of the Mortgage Loan (iii) amounts advanced by the Company or the related Servicer in respect of such repurchased Mortgage Loan which are being held in the Master Servicer Collection Account for remittance to the Trustee and (iv) any costs and damages (if any) incurred by the Trust in connection with any violation of such Mortgage Loan of any predatory lending laws.

Rating Agency: Each of Moody’s and S&P. If any such organization or its successor is no longer in existence, “Rating Agency” shall be a nationally recognized statistical rating organization, or other comparable Person, designated by the Depositor, notice of which designation shall be given to the Trustee. References herein to a given rating category of a Rating Agency shall mean such rating category without giving effect to any modifiers.

Realized Loss: With respect to each Mortgage Loan as to which a Final Recovery Determination has been made, an amount (not less than zero) equal to (i) the unpaid principal balance of such Mortgage Loan as of the commencement of the calendar month in which the Final Recovery Determination was made, plus (ii) accrued interest from the Due Date as to which interest was last paid by the Mortgagor or advanced through the end of the calendar month in which such Final Recovery Determination was made, calculated in the case of each calendar month during such period (A) at an annual rate equal to the annual rate at which interest was then accruing on such Mortgage Loan and (B) on a principal amount equal to the Stated Principal Balance of such Mortgage Loan as of the close of business on the Distribution Date during such calendar month, minus (iii) the proceeds, if any, received in respect of such Mortgage Loan during the calendar month in which such Final Recovery Determination was made, net of amounts that are payable therefrom to the Master Servicer pursuant to this Agreement which have not been previously reimbursed. With respect to each Mortgage Loan which is the subject of a Servicing Modification during the calendar month immediately preceding the related Distribution Date, the sum of (a) the total amount of interest and principal which is forgiven with respect to the related Mortgage Loan and (b) the amount of any Servicing Advances made by the Master Servicer or the related Servicer with respect to such Mortgage Loan which are reimbursable from the Trust to the Master Servicer or the related Servicer with respect to that Servicing Modification, subject to the terms of this Agreement or the related Servicing Agreement, as applicable. In addition, to the extent the Master Servicer receives Subsequent Recoveries with respect to any Mortgage Loan, the amount of the Realized Loss with respect to that Mortgage Loan will be reduced to the extent such recoveries are distributed to any Class of Certificates or applied to increase Excess Spread on any Distribution Date pursuant to Section 6.04(b).

With respect to any REO Property as to which a Final Recovery Determination has been made, an amount (not less than zero) equal to (i) the unpaid principal balance of the related Mortgage Loan as of the date of acquisition of such REO Property on behalf of REMIC I, plus (ii) accrued interest from the Due Date as to which interest was last paid by the Mortgagor in respect of the related Mortgage Loan through the end of the calendar month immediately preceding the calendar month in which such REO Property was acquired, calculated in the case of each calendar month during such period (A) at an annual rate equal to the annual rate at which interest was then accruing on the related Mortgage Loan and (B) on a principal amount equal to the Stated Principal Balance of the related Mortgage Loan as of the close of business on the Distribution Date during such calendar month, plus (iii) REO Imputed Interest for such REO Property for each calendar month commencing with the calendar month in which such REO Property was acquired and ending with the calendar month in which such Final Recovery Determination was made, minus (iv) the aggregate of all unreimbursed Advances and Servicing Advances.

With respect to each Mortgage Loan which has become the subject of a Deficient Valuation, the difference between the principal balance of the Mortgage Loan outstanding immediately prior to such Deficient Valuation and the principal balance of the Mortgage Loan as reduced by the Deficient Valuation.

With respect to each Mortgage Loan which has become the subject of a Debt Service Reduction, the portion, if any, of the reduction in each affected Monthly Payment attributable to a reduction in the Mortgage Rate imposed by a court of competent jurisdiction. Each such Realized Loss shall be deemed to have been incurred on the Due Date for each affected Monthly Payment.

Record Date: With respect to any Distribution Date and the Class A, Class M and Class B Certificates, so long as such Classes of Certificates are Book-Entry Certificates, the Business Day preceding such Distribution Date, and otherwise, the close of business on the last Business Day of the month preceding the month in which such Distribution Date occurs. With respect to the Class C, Class P and Residual Certificates, the close of business on the last Business Day of the month preceding the month in which such Distribution Date occurs.

Reference Banks: Shall mean leading banks selected by the Trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) which have been designated as such by the Trustee and (iii) which are not controlling, controlled by, or under common control with, the Depositor, the Seller or the Trustee.

Reference Bank Rate: With respect to any Interest Accrual Period shall mean the arithmetic mean, rounded upwards, if necessary, to the nearest whole multiple of 0.03125%, of the offered rates for United States dollar deposits for one month that are quoted by the Reference Banks as of 11:00 a.m., New York City time, on the related Interest Determination Date to prime banks in the London interbank market for a period of one month in an amount approximately equal to the aggregate Certificate Principal Balance of the LIBOR Certificates for such Interest Accrual Period, provided that at least two such Reference Banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean, rounded upwards, if necessary, to the nearest whole multiple of 0.03125%, of the rates quoted by one or more major banks in New York City, selected by the Trustee, as of 11:00 a.m., New York City time, on such date for loans in United States dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of the LIBOR Certificates for such Interest Accrual Period.

Regular Certificate: Any Certificate other than a Residual Certificate.

Regular Interest: A “regular interest” in a REMIC within the meaning of Section 860G(a)(1) of the Code.

Regulation AB: Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

Relief Act: The Servicemembers Civil Relief Act, as amended, or any similar state or local law.

Relief Act Interest Shortfall: With respect to any Distribution Date and any Mortgage Loan, any reduction in the amount of interest collectible on such Mortgage Loan for the most recently ended Due Period as a result of the application of the Relief Act.

Remaining Excess Spread: With respect to any Distribution Date, the Excess Spread less any Extra Principal Distribution Amount, in each case for such Distribution Date.

REMIC: A “real estate mortgage investment conduit” within the meaning of Section 860D of the Code.

REMIC I: The segregated pool of assets described in the Preliminary Statement and Section 6.07(a).

REMIC I Regular Interest: Any of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a Regular Interest in REMIC I. Each REMIC I Regular Interest shall accrue interest at the related Uncertificated REMIC I Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto. The designations for the respective REMIC I Regular Interests are set forth in the Preliminary Statement hereto.

REMIC I Interest Loss Allocation Amount: With respect to any Distribution Date, an amount equal to (a) the product of (i) the aggregate Stated Principal Balance of the Mortgage Loans and REO Properties then outstanding and (ii) the Uncertificated REMIC I Pass-Through Rate for REMIC I Regular Interest AA minus the Marker Rate, divided by (b) 12.

REMIC I Overcollateralization Amount: With respect to any date of determination, (i) 1.00% of the aggregate Uncertificated Principal Balance of the REMIC I Regular Interests (other than REMIC I Regular Interest P) minus (ii) the aggregate Uncertificated Principal Balance of each REMIC I Regular Interest for which a REMIC II Regular Interest is a Corresponding Interest, in each case, as of such date of determination.

REMIC I Overcollateralization Target Amount: 1.00% of the Overcollateralization Target Amount.

REMIC I Principal Loss Allocation Amount: With respect to any Distribution Date, an amount equal to the product of (i) the aggregate Stated Principal Balance of the Mortgage Loans and REO Properties then outstanding and (ii) 1 minus a fraction, the numerator of which is two (2) times the aggregate Uncertificated Principal Balance of each REMIC I Regular Interest for which a REMIC II Regular Interest is a Corresponding Interest and the denominator of which is the aggregate Uncertificated Principal Balance of each REMIC I Regular Interest for which a REMIC II Regular Interest is a Corresponding Interest and REMIC I Regular Interest ZZ.

REMIC I Regular Interest ZZ Maximum Interest Deferral Amount: With respect to any Distribution Date, the excess of (i) accrued interest at the Uncertificated REMIC I Pass-Through Rate applicable to REMIC I Regular Interest ZZ for such Distribution Date on a balance equal to the Uncertificated Principal Balance of REMIC I Regular Interest ZZ minus the REMIC I Overcollateralization Amount, in each case for such Distribution Date, over (ii) the Uncertificated Accrued Interest on each REMIC I Regular Interest for which a REMIC II Regular Interest is a Corresponding Interest for the purpose of this calculation for such Distribution Date, with the rate on each such REMIC I Regular Interest subject to a cap equal to the Uncertificated REMIC II Pass-Through Rate for the Corresponding Interest; provided, however, that solely for this purpose, the related cap with respect to each REMIC I Regular Interest (other than REMIC I Regular Interest A-1) for which a REMIC II Regular Interest is a Corresponding Interest shall be multiplied by a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Interest Accrual Period.

REMIC II: The segregated pool of assets described in the Preliminary Statement consisting of the REMIC I Regular Interests.

REMIC II Regular Interest: Any of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a Regular Interest in REMIC II. Each REMIC II Regular Interest shall accrue interest at the related Uncertificated REMIC II Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto. The designations for the respective REMIC II Regular Interests are set forth in the Preliminary Statement hereto.

REMIC II Regular Interest C Distribution Amount: With respect to any Distribution Date, the sum of (i) the Uncertificated Accrued Interest for REMIC II Regular Interest C for such Distribution Date, (ii) any Overcollateralization Release Amount for such Distribution Date and (iii) without duplication, any Subsequent Recoveries not distributed to the Class A, Class M and Class B Certificates on such Distribution Date; provided, however, that on and after the Distribution Date on which the Certificate Principal Balances of the Class A, Class M and Class B Certificates have been reduced to zero, the REMIC II Regular Interest C Distribution Amount shall include the Overcollateralization Amount.

REMIC III: The segregated pool of assets described in the Preliminary Statement consisting of the REMIC II Regular Interests.

REMIC IV: The segregated pool of assets consisting of the Class C Interest conveyed in trust to the Trustee, for the benefit of the Holders of the Class C Certificates and the Class RX Certificates (in respect of the Class R-4 Interest), with respect to which a separate REMIC election is to be made.

REMIC V: The segregated pool of assets consisting of the Class P Interest conveyed in trust to the Trustee, for the benefit of the Holders of the Class P Certificates and the Class RX Certificates (in respect of the Class R-5 Interest), with respect to which a separate REMIC election is to be made.

REMIC Opinion: Shall mean an Opinion of Counsel to the effect that the proposed action will not have an adverse effect on any REMIC created hereunder.

REMIC Provisions: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of the Code, and related provisions, and proposed, temporary and final regulations and published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time, as well as provisions of applicable state laws.

REMIC Regular Interests: The REMIC I Regular Interests and REMIC II Regular Interests.

Remittance Date: Shall mean (i) with respect to the Company, the 18th day of any month or if such 18th day is not a Business Day, the first Business Day immediately preceding such 18th day, and (ii) with respect to any other Servicer, the date specified in the related Servicing Agreement.

Remittance Report: As defined in Section 6.04(c).

REO Imputed Interest: As to any REO Property, for any calendar month during which such REO Property was at any time part of REMIC I, one month’s interest at the applicable Net Mortgage Rate on the Stated Principal Balance of such REO Property (or, in the case of the first such calendar month, of the related Mortgage Loan, if appropriate) as of the close of business on the Distribution Date in such calendar month.

REO Property: A Mortgaged Property acquired by the Company or the related Servicer through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

Replacement Mortgage Loan: A Mortgage Loan or Mortgage Loans in the aggregate substituted by the Seller for a Deleted Mortgage Loan, which must, on the date of such substitution, as confirmed in a Request for Release, (i) have a Stated Principal Balance, after deduction of the principal portion of the Scheduled Payment due in the month of substitution, not in excess of, and not less than 90% of, the Stated Principal Balance of the Deleted Mortgage Loan; (ii) have a fixed Mortgage Rate not less than or more than 1% per annum higher than the Mortgage Rate of the Deleted Mortgage Loan; (iii) have the same or higher credit quality characteristics than that of the Deleted Mortgage Loan; (iv) have a Loan-to-Value Ratio no higher than that of the Deleted Mortgage Loan; (v) have a remaining term to maturity no greater than (and not more than one year less than) that of the Deleted Mortgage Loan; (vi) not permit conversion of the Mortgage Rate from a fixed rate to a variable rate; (vii) have the same lien priority as the Deleted Mortgage Loan; (viii) constitute the same occupancy type as the Deleted Mortgage Loan or be owner occupied; and (ix) comply with each representation and warranty set forth in Section 2.03 hereof.

Reportable Event: As defined in Section 4.18.

Request for Release: The Request for Release to be submitted by the Seller, the Company, the related Servicer or the Master Servicer to the Custodian substantially in the form of Exhibit G. Each Request for Release furnished to the Custodian by the Seller, the Company, the related Servicer or the Master Servicer shall be in duplicate and shall be executed by an officer of such Person or a Servicing Officer (or, if furnished electronically to the Custodian, shall be deemed to have been sent and executed by an officer of such Person or a Servicing Officer) of the Company or the related Servicer, as applicable.

Required Insurance Policy: With respect to any Mortgage Loan, any insurance policy that is required to be maintained from time to time under this Agreement or the related Servicing Agreement.

Reserve Fund: Shall mean the separate trust account created and maintained by the Trustee pursuant to Section 6.08 hereof.

Reserve Fund Deposit: With respect to the Reserve Fund, an amount equal to $5,000, which the Depositor shall initially deposit into the Reserve Fund pursuant to Section 6.08 hereof.

Residual Certificates: The Class R-1, Class R-2, Class R-3 and Class RX Certificates, each evidencing the sole class of Residual Interests in the related REMIC.

Residual Interest: The sole class of “residual interests” in a REMIC within the meaning of Section 860G(a)(2) of the Code.

Responsible Officer: With respect to the Trustee, any Vice President, any Assistant Vice President, the Secretary, any Assistant Secretary, or any Trust Officer with specific responsibility for the transactions contemplated hereby, any other officer customarily performing functions similar to those performed by any of the above designated officers or other officers of the Trustee specified by the Trustee, as to whom, with respect to a particular matter, such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

S&P: Standard & Poor’s, a division of The McGraw-Hill Companies, Inc.

Scheduled Payment: The scheduled monthly payment on a Mortgage Loan due on any Due Date allocable to principal and/or interest on such Mortgage Loan.

Securities Act: The Securities Act of 1933, as amended, and the rules and regulations thereunder.

Seller: EMC in its capacity as seller of the Mortgage Loans to the Depositor.

Senior Certificates: Any of the Class A-1 Certificates and Class A-2 Certificates.

Servicer: Any of EMC, Fifth Third or Mid America and their successors and assigns.

Servicing Advances: All customary, reasonable and necessary “out of pocket” costs and expenses (including reasonable legal fees) incurred in the performance by the Company or the related Servicer of its servicing obligations hereunder or under the related Servicing Agreement, including, but not limited to, the cost of (i) the preservation, restoration and protection of a Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, and including any expenses incurred in relation to any such proceedings that result from the Mortgage Loan being registered in the MERS® System, (iii) the management and liquidation of any REO Property (including, without limitation, realtor’s commissions) and (iv) compliance with any obligations under Section 3.07 hereof to cause insurance to be maintained.

Servicing Agreement: Any of the Fifth Third Servicing Agreement or the Mid America Servicing Agreement.

Servicing Criteria: The “servicing criteria” set forth in Item 1122(d) of Regulation AB, as such may be amended from time to time, or those Servicing Criteria otherwise mutually agreed to by EMC, the Master Servicer, the Trustee and the applicable Servicer in response to evolving interpretations of Regulation AB and incorporated into a revised Exhibit N.

Servicing Fee: As to each Mortgage Loan and any Distribution Date, an amount equal to 1/12th of the related Servicing Fee Rate multiplied by the Stated Principal Balance of such Mortgage Loan as of the Due Date in the month preceding the month in which such Distribution Date occurs.

Servicing Fee Rate: An amount ranging from 0.250% per annum to 0.625% per annum, each as set forth in the Mortgage Loan Schedule.

Servicing Modification: Any modification of a Mortgage Loan which is effected by the Company in accordance with the terms of this Agreement.

Servicing Officer: Any officer of the Company or the related Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans (i) in the case of the Company, whose name and facsimile signature appear on a list of servicing officers furnished to the Trustee by the Company on the Closing Date pursuant to this Agreement, as such list may from time to time be amended and (ii) in the case of the related Servicer, as to which evidence reasonably acceptable to the Trustee, as applicable, of due authorization, by such party has been furnished from time to time to the Trustee.

Significance Estimate: With respect to any Distribution Date, and in accordance with Item 1115 of Regulation AB, shall be an amount determined based on the reasonable good-faith estimate by the Seller or its affiliate of the aggregate maximum probable exposure of the outstanding Certificates to the Class A-1 Corridor Contract.

Significance Percentage: With respect to any Distribution Date, and in accordance with Item 1115 of Regulation AB, shall be an percentage equal to the Significance Estimate divided by the aggregate outstanding Certificate Principal Balance of the Adjustable Rate Certificates, prior to the distribution of the Principal Distribution Amount on such Distribution Date.

Sponsor: EMC Mortgage Corporation, a Delaware corporation, and its successors and assigns, in its capacity as sponsor.

Startup Day: The Startup Day for each REMIC formed hereunder shall be the Closing Date.

Stated Principal Balance: With respect to any Mortgage Loan or related REO Property and any Distribution Date, the Cut-off Date Principal Balance thereof minus the sum of (i) the principal portion of the Scheduled Payments due with respect to such Mortgage Loan during each Due Period ending prior to such Distribution Date (and irrespective of any delinquency in their payment), (ii) all Principal Prepayments with respect to such Mortgage Loan received prior to or during the related Prepayment Period, and all Net Liquidation Proceeds and Insurance Proceeds to the extent applied by the Company or the related Servicer as recoveries of principal in accordance with Section 3.09 or the related Servicing Agreement with respect to such Mortgage Loan, that were received by the Company or the related Servicer as of the close of business on the last day of the calendar month immediately preceding such Distribution Date and (iii) any Realized Losses on such Mortgage Loan incurred during the prior calendar month. The Stated Principal Balance of a Liquidated Loan equals zero.

Stepdown Date: The later to occur of (a) the Distribution Date in April 2010 and (b) the first Distribution Date on which the Current Specified Enhancement Percentage is greater than or equal to 14.70%.

Subordinated Certificates: The Class M, Class B, Class C and Residual Certificates.

Subsequent Recoveries: As of any Distribution Date, amounts received by the Master Servicer or any Servicer (net of any related expenses permitted to be reimbursed pursuant to Section 6.05) or surplus amounts held by the Master Servicer and the related Servicer to cover estimated expenses (including, but not limited to, recoveries in respect of the representations and warranties made by the Seller pursuant to the Mortgage Loan Purchase Agreement) specifically related to a Mortgage Loan that was the subject of a liquidation or final disposition of any REO Property as of the end of the prior calendar month that resulted in a Realized Loss.

Subservicing Agreement: Any agreement entered into between the Company and a subservicer with respect to the subservicing of any Mortgage Loan hereunder by such subservicer.

Substitution Adjustment Amount: The meaning ascribed to such term pursuant to Section 2.03(f).

Successor Master Servicer: The meaning ascribed to such term pursuant to Section 9.01.

Tax Matters Person: The person designated as “tax matters person” in the manner provided under Treasury Regulation Sections 1.860F-4(d) and 301.6231(a)(7)-1T. The Holder of the greatest Percentage Interest in a Class of Residual Certificates shall be the Tax Matters Person for the related REMIC. The Trustee or any successor thereto or assignee thereof shall serve as tax administrator hereunder and as agent for the related Tax Matters Person.

Transferee Affidavit: As defined in Section 7.02(c).

Transferor Affidavit: As defined in Section 7.02(c).

Transfer: Any direct or indirect transfer or sale of any Ownership Interest in a Certificate.

Trigger Event: With respect to any Distribution Date, a Trigger Event exists if (i) a Delinquency Event shall have occurred and be continuing or (ii) the aggregate amount of Realized Losses on the Mortgage Loans since the Cut-off Date as a percentage of the aggregate Cut-off Date Principal Balance of the Mortgage Loans exceeds the applicable percentages set forth below with respect to such Distribution Date:

Distribution Date	Percentage

April 2010 to March 2011	0.50% with respect to April 2010, plus an additional 1/12th of the difference between 0.85% and 0.50% for each month thereafter
April 2011 to March 2012	0.85% with respect to April 2011, plus an additional 1/12th of the difference between 1.20% and 0.85% for each month thereafter
April 2012 to March 2013	1.20% with respect to April 2012, plus an additional 1/12th of the difference between 1.45% and 1.20% for each month thereafter
April 2013 and thereafter	1.45%

Trust or Trust Fund: The corpus of the trust created hereunder consisting of (i) the Mortgage Loans and all interest accruing and principal due with respect thereto after the Cut-off Date to the extent not applied in computing the Cut-off Date Principal Balance thereof; (ii) the Class P Certificate Account, the Reserve Fund, the Class A-1/A-2 Net WAC Reserve Account, the Distribution Account maintained by the Trustee, the Master Servicer Collection Account maintained by the Master Servicer and the Protected Accounts maintained by the Company and the Servicers and all amounts deposited therein pursuant to the applicable provisions of this Agreement, the Class A-1 Corridor Contract and the Servicing Agreements; (iii) property that secured a Mortgage Loan and has been acquired by foreclosure, deed in lieu of foreclosure or otherwise; (iv) the mortgagee’s rights under the Insurance Policies with respect to the Mortgage Loans; (v) the Servicing Agreements and the Assignment Agreements; (vi) the rights under the Mortgage Loan Purchase Agreement; and (vii) all proceeds of the foregoing, including proceeds of conversion, voluntary or involuntary, of any of the foregoing into cash or other liquid property. The Reserve Fund, the Class A-1/A-2 Net WAC Reserve Account, the Class A-1 Corridor Contract and Prepayment Charge Waiver Amounts shall not be included in REMIC I, REMIC II, REMIC III, REMIC IV or REMIC V.

Trustee: Wells Fargo Bank, National Association, a national banking association, as trustee for the benefit of the Certificateholders under this Agreement, and any successor thereto, and any corporation or national banking association resulting from or surviving any consolidation or merger to which it or its successors may be a party and any successor trustee as may from time to time be serving as successor trustee hereunder.

Trustee Fee: As to each Mortgage Loan and any Distribution Date, an amount equal to 1/12th of the Trustee Fee Rate multiplied by the Stated Principal Balance of such Mortgage Loans as of the Due Date in the month preceding the month in which such Distribution Date occurs.

Trustee Fee Rate: 0.015% per annum.

Trustee Information: As defined in Section 4.18(b).

Uncertificated Accrued Interest: With respect to each REMIC Regular Interest on each Distribution Date, an amount equal to one month’s interest at the related Uncertificated REMIC I Pass-Through Rate or Uncertificated REMIC II Pass-Through Rate on the Uncertificated Principal Balance or Uncertificated Notional Amount, as applicable, of such REMIC Regular Interest. In each case, Uncertificated Accrued Interest will be reduced by any Prepayment Interest Shortfalls and Relief Act Interest Shortfalls (allocated to such REMIC Regular Interests as set forth in Section 1.02).

Uncertificated Notional Amount: With respect to REMIC II Regular Interest C and any Distribution Date, an amount equal to the aggregate Uncertificated Principal Balance of the REMIC I Regular Interests (other than REMIC I Regular Interest P) for such Distribution Date.

With respect to the Class C Interest and any Distribution Date, an amount equal to the Uncertificated Notional Amount of the REMIC II Regular Interest C for such Distribution Date.

With respect to the Regular Interest the ownership of which is represented by the Class A-2 Certificates, an amount equal to the Uncertificated Principal Balance of REMIC II Regular Interest A-1.

Uncertificated Principal Balance: With respect to each REMIC Regular Interest, the Class C Interest and the Class P Interest, the principal amount of such REMIC Regular Interest, Class C Interest and Class P Interest outstanding as of any date of determination. As of the Closing Date, the Uncertificated Principal Balance of each REMIC Regular Interest, Class C Interest and Class P Interest shall equal the amount set forth in the Preliminary Statement hereto as its initial uncertificated principal balance. On each Distribution Date, the Uncertificated Principal Balance of the REMIC Regular Interests and Class P Interest shall be reduced by all distributions of principal made on such REMIC Regular Interests and Class P Interest on such Distribution Date pursuant to Section 6.07 and, if and to the extent necessary and appropriate, shall be further reduced on such Distribution Date by Realized Losses as provided in Section 6.05, and the Uncertificated Principal Balance of REMIC I Regular Interest ZZ shall be increased by interest deferrals as provided in Section 6.07(b)(i). The Uncertificated Principal Balance of each REMIC Regular Interest, Class P Interest and Class C Interest shall never be less than zero. With respect to REMIC II Regular Interest C as of any date of determination, an amount equal to the excess, if any, of (A) the then aggregate Uncertificated Principal Balance of the REMIC I Regular Interests over (B) the then aggregate Certificate Principal Balance of the Class A, Class M, Class B and Class P Certificates then outstanding. With respect to the Class C Interest as of any date of determination, an amount equal to the Uncertificated Principal Balance of REMIC II Regular Interest C.

Uncertificated REMIC I Pass-Through Rate: With respect to any REMIC I Regular Interest (other than REMIC I Regular Interest P) and any Distribution Date, a per annum rate equal to the weighted average of the Net Mortgage Rates of the Mortgage Loans as of the first day of the related Due Period, weighted on the basis of the Stated Principal Balances thereof as of the first day of the related Due Period. With respect to REMIC I Regular Interest P and any Distribution Date, 0.00% per annum.

Uncertificated REMIC II Pass-Through Rate: With respect to any Distribution Date and each REMIC II Regular Interest other than REMIC II Regular Interest C, REMIC II Regular Interest P and REMIC II Regular Interest A-1, a per annum rate equal to the Pass-Through Rate for the Class of Corresponding Certificates for such Distribution Date; provided, however, that for this purpose the Net Rate Cap with respect to each such Class of Corresponding Certificates shall be equal to the weighted average of the Uncertificated REMIC I Pass-Through Rates for the REMIC I Regular Interests (other than REMIC I Regular Interest P), weighted on the basis of the Uncertificated Principal Balances of each such REMIC I Regular Interest immediately prior to such Distribution Date.

With respect to REMIC II Regular Interest A-1 and (i) any Distribution Date which occurs on or prior to the Optional Termination Date, the lesser of (a) 6.50% per annum and (b) the weighted average of the Uncertificated REMIC I Pass-Through Rates for the REMIC I Regular Interests (other than REMIC I Regular Interest P), weighted on the basis of the Uncertificated Principal Balances of each such REMIC I Regular Interest immediately prior to such Distribution Date, and (ii) any Distribution Date thereafter, the lesser of (a) 7.00% per annum and (b) the weighted average of the Uncertificated REMIC I Pass-Through Rates for the REMIC I Regular Interests (other than REMIC I Regular Interest P), weighted on the basis of the Uncertificated Principal Balances of each such REMIC I Regular Interest immediately prior to such Distribution Date.

With respect to REMIC II Regular Interest C, a per annum rate equal to the percentage equivalent of a fraction, (i) the numerator of which is the sum of the amount determined for each REMIC I Regular Interest (other than REMIC I Regular Interest P) equal to the product of (x) the excess, if any, of the Uncertificated REMIC I Pass-Through Rate for such REMIC I Regular Interest over the Marker Rate and (y) a notional amount equal to the Uncertificated Principal Balance of such REMIC I Regular Interest, and (ii) the denominator of which is the aggregate Uncertificated Principal Balance of such REMIC I Regular Interests.

Uncertificated REMIC III Pass-Through Rate: With respect to the Regular Interest the ownership of which is represented by the Class A-1 Certificates and any Distribution Date, a per annum rate equal to the least of (A) One-Month LIBOR plus 0.400% per annum, (B) 6.500% per annum and (C) the weighted average of the Uncertificated REMIC II Pass-Through Rate for REMIC II Regular Interest A-1 for such Distribution Date, weighted on the basis of the Uncertificated Principal Balance of such REMIC II Regular Interest.

With respect to the Regular Interest the ownership of which is represented by the Class A-2 Certificates and any Distribution Date, a per annum rate equal to the excess, if any, of (A) the Uncertificated REMIC II Pass-Through Rate for REMIC II Regular Interest A-1 over (B) the least of (1) One-Month LIBOR plus 0.400% per annum, (2) 6.500% per annum and (3) the weighted average of the Uncertificated REMIC II Pass-Through Rate for REMIC II Regular Interest A-1 for such Distribution Date, weighted on the basis of the Uncertificated Principal Balance of such REMIC II Regular Interest.

Unpaid Realized Loss Amount: With respect to any Class A Certificates and as to any Distribution Date, is the excess of Applied Realized Loss Amounts with respect to such Class over the sum of all distributions in reduction of the Applied Realized Loss Amounts on all previous Distribution Dates. Any amounts distributed to the Class A Certificates in respect of any Unpaid Realized Loss Amount shall not be applied to reduce the Certificate Principal Balance of such Class.

Voting Rights: The portion of the voting rights of all the Certificates that is allocated to any Certificate for purposes of the voting provisions hereunder. Voting Rights shall be allocated (i) 91% to the Class A-1, Class M and Class B Certificates, (ii) 3% to the Class C Certificates until paid in full, and (iii) 1% to each of the Class A-2, Class P, Class R-1, Class R-2, Class R-3 and Class RX Certificates, with the allocation among the Certificates (other than the Class C and Residual Certificates) to be in proportion to the Certificate Principal Balance of each Class relative to the Certificate Principal Balance of all other such Classes. Voting Rights will be allocated among the Certificates of each such Class in accordance with their respective Percentage Interests.

Section 1.02  Allocation of Certain Interest Shortfalls.

For purposes of calculating the amount of Current Interest for the Class A, Class M, Class B and Class C Certificates for any Distribution Date, the aggregate amount of any Prepayment Interest Shortfalls (to the extent not covered by payments by the related Servicer pursuant to the related Servicing Agreement, the Company or the Master Servicer pursuant to Section 6.02) and any Relief Act Interest Shortfalls incurred in respect of the Mortgage Loans for any Distribution Date shall be allocated first, to the Class C Interest based on, and to the extent of, one month’s interest otherwise distributable thereto and, thereafter, among the Class A, Class M and Class B Certificates, on a pro rata basis, based on, and to the extent of, one month’s interest at the then applicable respective Pass-Through Rates on the respective Certificate Principal Balances or Notional Amount of each such Certificate.

For purposes of calculating the amount of Uncertificated Accrued Interest for the REMIC I Regular Interests (other than REMIC I Regular Interest P) for any Distribution Date, the aggregate amount of any Prepayment Interest Shortfalls (to the extent not covered by payments by the related Servicer pursuant to the related Servicing Agreement or the Master Servicer pursuant to Section 6.02) and any Relief Act Interest Shortfalls incurred in respect of the Mortgage Loans for any Distribution Date shall be allocated first, to Uncertificated Accrued Interest payable to REMIC I Regular Interest AA and REMIC I Regular Interest ZZ up to an aggregate amount equal to the REMIC I Interest Loss Allocation Amount, 98% and 2%, respectively, and thereafter among REMIC I Regular Interest AA, each REMIC I Regular Interest for which a REMIC II Regular Interest is the Corresponding Interest and REMIC I Regular Interest ZZ, pro rata, based on, and to the extent of, one month’s interest at the then applicable respective Uncertificated REMIC I Pass-Through Rates on the respective Uncertificated Principal Balances of each such REMIC I Regular Interest.

For purposes of calculating the amount of Uncertificated Accrued Interest for the REMIC II Regular Interests (other than REMIC II Regular Interest P) for any Distribution Date, the aggregate amount of any Prepayment Interest Shortfalls (to the extent not covered by payments by the related Servicer pursuant to the related Servicing Agreement or the Master Servicer pursuant to Section 6.02) and any Relief Act Interest Shortfalls incurred in respect of the Mortgage Loans for any Distribution Date shall be allocated among such REMIC II Regular Interests in the same manner and priority as such amounts are allocable to the Corresponding Certificates and, in the case of REMIC II Regular Interest C, to the Class C Interest; provided, however, that solely for purposes of allocating such shortfalls to such REMIC II Regular Interests, any such shortfalls allocable to the Class A-2 Certificates shall be deemed to be allocated to the Class A-1 Certificates.

ARTICLE II

CONVEYANCE OF TRUST FUND
REPRESENTATIONS AND WARRANTIES

Section 2.01  Conveyance of Trust Fund.

Pursuant to the Mortgage Loan Purchase Agreement, the Seller sold, transferred, assigned, set over and otherwise conveyed to the Depositor, without recourse, all the right, title and interest of the Seller in and to the assets sold by it in the Trust Fund.

The Seller has entered into this Agreement in consideration for the purchase of the Mortgage Loans by the Depositor pursuant to the Mortgage Loan Purchase Agreement and has agreed to take the actions specified herein.

The Depositor, concurrently with the execution and delivery hereof, hereby sells, transfers, assigns, sets over and otherwise conveys to the Trustee for the use and benefit of the Certificateholders without recourse, all the right, title and interest of the Depositor in and to the Trust Fund.

In connection with such sale, the Depositor has delivered to, and deposited with, or caused to be delivered to and deposited with, the Trustee or the Custodian, as its agent, the following documents or instruments with respect to each Mortgage Loan so assigned: (i) the original Mortgage Note, including any riders thereto, endorsed without recourse (A) in blank or to the order of “Wells Fargo Bank, National Association, as Trustee for Certificateholders of Bear Stearns Asset Backed Securities I LLC, Asset Backed Certificates, Series 2007-AC3”, or (B) in the case of a loan registered on the MERS system, in blank, and in each case showing an unbroken chain of endorsements from the original payee thereof to the Person endorsing it to the Trustee, (ii) the original Mortgage and, if the related Mortgage Loan is a MOM Loan, noting the presence of the MIN and language indicating that such Mortgage Loan is a MOM Loan, which shall have been recorded (or, for Mortgage Loans other than the EMC Flow Loans, if the original is not available, a copy), with evidence of such recording indicated thereon (or if clause (x) in the proviso below applies, shall be in recordable form), (iii) unless the Mortgage Loan is either a MOM Loan or has been assigned in the name of MERS®, the assignment (either an original or a copy, which may be in the form of a blanket assignment if permitted in the jurisdiction in which the Mortgaged Property is located) to the Trustee of the Mortgage with respect to each Mortgage Loan in the name of “Wells Fargo Bank, National Association, as Trustee for Certificateholders of Bear Stearns Asset Backed Securities I LLC, Asset Backed Certificates, Series 2007-AC3,” which shall have been recorded (or if clause (x) in the proviso below applies, shall be in recordable form) (iv) an original or a copy of all intervening assignments of the Mortgage, if any, with evidence of recording thereon, (v) with respect to any Mortgage Loan, the original policy of title insurance or mortgagee’s certificate of title insurance or commitment or binder for title insurance or, in the event such original title policy has not been received from the title insurer, such title policy will be delivered within one year of the Closing Date or, in the event such original title policy is unavailable, a photocopy of such title policy, or, in lieu thereof, a current lien search on the related Mortgaged Property; and (vi) originals or copies of all available assumption, modification or substitution agreements, if any; provided, however, that in lieu of the foregoing, EMC may deliver the following documents, under the circumstances set forth below: (x) if any Mortgage (other than the Mortgages related to the EMC Flow Loans), assignment thereof to or intervening assignments thereof have been delivered or are being delivered to recording offices for recording and have not been returned in time to permit their delivery as specified above, the Depositor may deliver, or cause to be delivered, a true copy thereof with a certification by EMC or the title company issuing the commitment for title insurance, on the face of such copy, substantially as follows: “Certified to be a true and correct copy of the original”; (y) in lieu of the Mortgage (other than the Mortgages related to the EMC Flow Loans), assignment or intervening assignments thereof, if the applicable jurisdiction retains the originals of such documents (as evidenced by a certification from the Depositor to such effect) the Depositor may deliver, or cause to be delivered, photocopies of such documents containing an original certification by the judicial or other governmental authority of the jurisdiction where such documents were recorded; and (z) in lieu of the Mortgage Notes relating to the Mortgage Loans identified in the list set forth in Exhibit I, the Depositor may deliver, or cause to be delivered, a lost note affidavit and indemnity and a copy of the original note, if available; and provided, further, however, that in the case of Mortgage Loans which have been prepaid in full after the Cut-off Date and prior to the Closing Date, the Depositor, in lieu of delivering the above documents, may deliver, or cause to be delivered, to the Trustee and the Custodian a certification of a Servicing Officer to such effect and in such case shall deposit all amounts paid in respect of such Mortgage Loans, in the Protected Account, in the Master Servicer Collection Account or in the Distribution Account on the Closing Date. In the case of the documents referred to in clause (x) above, the Depositor shall deliver, or cause to be delivered, such documents to the Trustee or the Custodian promptly after they are received.

The Seller shall cause, at its expense, the Mortgage and intervening assignments, if any, and to the extent required in accordance with the foregoing, the assignment of the Mortgage to the Trustee to be submitted for recording promptly after the Closing Date; provided that, the Seller need not cause to be recorded (a) any assignment in any jurisdiction under the laws of which, as evidenced by an Opinion of Counsel addressed to the Trustee delivered by the Seller to the Trustee and the Rating Agencies, the recordation of such assignment is not necessary to protect the Trustee’s interest in the related Mortgage Loan or (b) if MERS is identified on the Mortgage or on a properly recorded assignment of the Mortgage as the mortgagee of record solely as nominee for the Seller and its successors and assigns. In the event that the Seller, the Depositor or the Master Servicer gives written notice to the Trustee that a court has recharacterized the sale of the Mortgage Loans as a financing, the Seller shall submit or cause to be submitted for recording as specified above each such previously unrecorded assignment to be submitted for recording as specified above at the expense of the Trust. In the event a Mortgage File is released to the Master Servicer as a result of such Person having completed a Request for Release, the Custodian shall, if not so completed, complete the assignment of the related Mortgage in the manner specified in clause (iii) above.

In connection with the assignment of any Mortgage Loan registered on the MERS® System, the Seller further agrees that it will cause, at the Seller’s own expense, within 30 days after the Closing Date, the MERS® System to indicate that such Mortgage Loans have been assigned by the Seller to the Depositor and by the Depositor to the Trustee in accordance with this Agreement for the benefit of the Certificateholders by including (or deleting, in the case of Mortgage Loans which are repurchased in accordance with this Agreement) in such computer files (a) the code in the field which identifies the specific Trustee and (b) the code in the field “Pool Field” which identifies the series of the Certificates issued in connection with such Mortgage Loans. The Seller further agrees that it will not, and will not permit the Master Servicer to, and the Master Servicer agrees that it will not, alter the codes referenced in this paragraph with respect to any Mortgage Loan during the term of this Agreement unless and until such Mortgage Loan is repurchased in accordance with the terms of this Agreement or the Mortgage Loan Purchase Agreement.

All original documents relating to the Mortgage Loans that are not delivered to the Trustee or the Custodian on its behalf are and shall be held by or on behalf of the Seller or the Depositor, as the case may be, in trust for the benefit of the Trustee on behalf of the Certificateholders. Any such original document delivered to or held by the Depositor, shall be delivered promptly to the Custodian on the Trustee’s behalf.

Whenever it is provided for in this Agreement that any document, evidence or information relating to a Mortgage Loan to be included in a Mortgage File be delivered or supplied to the Trustee, such delivery or supply shall be made to the Custodian pursuant to the Custodial Agreement.

Section 2.02  Acceptance of the Mortgage Loans.

(a)  Based on the Initial Certification received by it from the Custodian, the Trustee acknowledges receipt of, subject to the further review and exceptions reported by the Custodian pursuant to the procedures described below, the documents (or certified copies thereof) delivered to the Trustee or the Custodian on its behalf pursuant to Section 2.01 and declares that it holds and will continue to hold directly or through a custodian those documents and any amendments, replacements or supplements thereto and all other assets of the Trust Fund delivered to it in trust for the use and benefit of all present and future Holders of the Certificates. On the Closing Date, the Trustee or the Custodian on its behalf will deliver to the Seller, the Master Servicer and the Trustee an Initial Certification confirming whether or not it has received the Mortgage File for each Mortgage Loan, but without review of such Mortgage File, except to the extent necessary to confirm whether such Mortgage File contains the original Mortgage Note or a lost note affidavit and indemnity in lieu thereof. No later than 90 days after the Closing Date, the Trustee or the Custodian on its behalf shall, for the benefit of the Certificateholders, review each Mortgage File delivered to it and execute and deliver to the Seller, the Master Servicer and, if reviewed by the Custodian, the Trustee, an Interim Certification. In conducting such review, the Trustee or the Custodian on its behalf will ascertain whether all required documents have been executed and received and whether those documents relate, determined on the basis of the Mortgagor name, original principal balance and loan number, to the Mortgage Loans identified in Exhibit B to this Agreement, as supplemented (provided, however, that with respect to those documents described in subclauses (iv) and (vi) of Section 2.01, such obligations shall extend only to documents actually delivered pursuant to such subclauses). In performing any such review, the Trustee and the Custodian may conclusively rely on the purported due execution and genuineness of any such document and on the purported genuineness of any signature thereon. If the Trustee or the Custodian on its behalf finds any document constituting part of the Mortgage File not to have been executed or received, or to be unrelated to the Mortgage Loans identified in Exhibit B or to appear to be defective on its face, the Trustee or the Custodian on its behalf shall include such information in the exception report. The Seller shall correct or cure any such defect or, if prior to the end of the second anniversary of the Closing Date, the Seller may substitute for the related Mortgage Loan a Replacement Mortgage Loan, which substitution shall be accomplished in the manner and subject to the conditions set forth in Section 2.03 or shall deliver to the Trustee an Opinion of Counsel addressed to the Trustee to the effect that such defect does not materially or adversely affect the interests of the Certificateholders in such Mortgage Loan within 90 days from the date of notice from the Trustee of the defect and if the Seller fails to correct or cure the defect or deliver such opinion within such period, the Seller will, subject to Section 2.03, within 90 days from the notification of the Trustee purchase such Mortgage Loan at the Purchase Price; provided, however, that if such defect relates solely to the inability of the Seller to deliver the Mortgage, assignment thereof to the Trustee, or intervening assignments thereof with evidence of recording thereon because such documents have been submitted for recording and have not been returned by the applicable jurisdiction, the Seller shall not be required to purchase such Mortgage Loan if the Seller delivers such documents promptly upon receipt, but in no event later than 360 days after the Closing Date.

(b)  No later than 180 days after the Closing Date, the Trustee or the Custodian on its behalf will review, for the benefit of the Certificateholders, the Mortgage Files and will execute and deliver or cause to be executed and delivered to the Seller, the Master Servicer and, if reviewed by the Custodian, to the Trustee, a Final Certification. In conducting such review, the Trustee or the Custodian on its behalf will ascertain whether each document required to be recorded has been returned from the recording office with evidence of recording thereon and the Trustee or the Custodian on its behalf has received either an original or a copy thereof, as required in Section 2.01 (provided, however, that with respect to those documents described in subclauses (iv) and (vi) of Section 2.01, such obligations shall extend only to documents actually delivered pursuant to such subclauses). If the Trustee or the Custodian on its behalf finds any document with respect to a Mortgage Loan has not been received, or to be unrelated, determined on the basis of the Mortgagor name, original principal balance and loan number, to the Mortgage Loans identified in Exhibit B or to appear defective on its face, the Trustee or the Custodian on its behalf shall note such defect in the exception report attached to the Final Certification and shall promptly notify the Seller. The Seller shall correct or cure any such defect or, if prior to the end of the second anniversary of the Closing Date, the Seller may substitute for the related Mortgage Loan a Replacement Mortgage Loan, which substitution shall be accomplished in the manner and subject to the conditions set forth in Section 2.03 or shall deliver to the Trustee an Opinion of Counsel addressed to the Trustee to the effect that such defect does not materially or adversely affect the interests of Certificateholders in such Mortgage Loan within 90 days from the date of notice from the Trustee of the defect and if the Seller is unable within such period to correct or cure such defect, or to substitute the related Mortgage Loan with a Replacement Mortgage Loan or to deliver such opinion, the Seller shall, subject to Section 2.03, within 90 days from the notification of the Trustee, purchase such Mortgage Loan at the Purchase Price; provided, however, that if such defect relates solely to the inability of the Seller to deliver the Mortgage, assignment thereof to the Trustee or intervening assignments thereof with evidence of recording thereon, because such documents have not been returned by the applicable jurisdiction, the Seller shall not be required to purchase such Mortgage Loan, if the Seller delivers such documents promptly upon receipt, but in no event later than 360 days after the Closing Date.

(c)  In the event that a Mortgage Loan is purchased by the Seller in accordance with subsections 2.02(a) or (b) above or Section 2.03, the Seller shall remit the applicable Purchase Price to the Master Servicer, for deposit in the Master Servicer Collection Account and shall provide written notice to the Trustee detailing the components of the Purchase Price, signed by a Servicing Officer. Upon deposit of the Purchase Price in the Master Servicer Collection Account and upon receipt of a Request for Release with respect to such Mortgage Loan, the Trustee or the Custodian will release to the Seller the related Mortgage File and the Trustee shall execute and deliver all instruments of transfer or assignment, without recourse, representation or warranty furnished to it by the Seller, as are necessary to vest in the Seller title to and rights under the Mortgage Loan. Such purchase shall be deemed to have occurred on the date on which the deposit into the Master Servicer Collection Account was made. The Trustee shall promptly notify the Rating Agencies of such repurchase. The obligation of the Seller to cure, repurchase or substitute for any Mortgage Loan as to which a defect in a constituent document exists shall be the sole remedies respecting such defect available to the Certificateholders or to the Trustee on their behalf.

(d)  The Seller shall deliver to the Trustee or the Custodian on its behalf, and Trustee agrees to accept the Mortgage Note and other documents constituting the Mortgage File with respect to any Replacement Mortgage Loan, which the Trustee or the Custodian will review as provided in subsections 2.02(a) and 2.02(b), provided, that the Closing Date referred to therein shall instead be the date of delivery of the Mortgage File with respect to each Replacement Mortgage Loan.

Section 2.03  Representations, Warranties and Covenants of the Company, the Master Servicer, the Trustee and the Seller.

(a)  EMC as Company hereby represents and warrants to the Depositor, the Master Servicer and the Trustee as follows, as of the Closing Date:

(i)  It is duly organized and is validly existing and in good standing under the laws of the State of Delaware and is duly authorized and qualified to transact any and all business contemplated by this Agreement to be conducted by it in any state in which a Mortgaged Property related to an EMC Mortgage Loan is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such state, to the extent necessary to ensure its ability to enforce each EMC Mortgage Loan, to service the EMC Mortgage Loans in accordance with the terms of this Agreement and to perform any of its other obligations under this Agreement in accordance with the terms hereof.

(ii)  It has the full corporate power and authority to service each EMC Mortgage Loan, and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Agreement and has duly authorized by all necessary corporate action on its part the execution, delivery and performance of this Agreement; assuming the due authorization, execution and delivery hereof by the other parties hereto, constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except that (a) the enforceability hereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors’ rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(iii)  The execution and delivery of this Agreement by it, the servicing of the EMC Mortgage Loans by it under this Agreement, the consummation of any other of the transactions contemplated by this Agreement, and the fulfillment of or compliance with the terms hereof are in its ordinary course of business and will not (A) result in a breach of any term or provision of its charter or by-laws or (B) conflict with, result in a breach, violation or acceleration of, or result in a default under, the terms of any other material agreement or instrument to which it is a party or by which it may be bound, or (C) constitute a violation of any statute, order or regulation applicable to it of any court, regulatory body, administrative agency or governmental body having jurisdiction over it; and it is not in breach or violation of any material indenture or other material agreement or instrument, or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it which breach or violation may materially impair its ability to perform or meet any of its obligations under this Agreement.

(iv)  It is an approved servicer of conventional mortgage loans for Fannie Mae or Freddie Mac and is a mortgagee approved by the Secretary of Housing and Urban Development pursuant to sections 203 and 211 of the National Housing Act.

(v)  No litigation is pending or, to the best of its knowledge, threatened, against it that would materially and adversely affect the execution, delivery or enforceability of this Agreement or its ability to service the EMC Mortgage Loans or to perform any of its other obligations under this Agreement in accordance with the terms hereof.

(vi)  No consent, approval, authorization or order of any court or governmental agency or body is required for its execution, delivery and performance of, or compliance with, this Agreement or the consummation of the transactions contemplated hereby, or if any such consent, approval, authorization or order is required, it has obtained the same.

(vii)  The Company has delivered to the Depositor and the Trustee financial statements of its parent, for its last two complete fiscal years. All such financial information fairly presents the pertinent results of operations and financial position for the period identified and has been prepared in accordance with GAAP consistently applied throughout the periods involved, except as set forth in the notes thereto. There has been no change in the servicing policies and procedures (outside of the normal changes warranted by regulatory and product type changes in the portfolio), business, operations, financial condition, properties or assets of the Company since the date of the Company’s financial information that would have a material adverse effect on its ability to perform its obligations under this Agreement.

(b)  EMC as Company hereby covenants to the Depositor, the Master Servicer and the Trustee as follows, as of the Closing Date:

(i)  As of the Closing Date and except as has been otherwise disclosed to the Trustee and the Depositor, or disclosed in any public filing: (1) no default or servicing related performance trigger has occurred as to any other Pass-Through Transfer due to any act or failure to act of the Company; (2) no material noncompliance with applicable servicing criteria as to any other Pass-Through Transfer has occurred, been disclosed or reported by the Company; (3) the Company has not been terminated as servicer in a residential mortgage loan Pass-Through Transfer, either due to a servicing default or to application of a servicing performance test or trigger; (4) no material changes to the Company’s servicing policies and procedures for similar loans have occurred in the preceding three years; (5) there are no aspects of the Company’s financial condition that could have a material adverse impact on the performance by the Company of its obligations hereunder; (6) there are no legal proceedings pending, or known to be contemplated by governmental authorities, against the Company that could be material to investors in the securities issued in such Pass-Through Transfer; and (7) there are no affiliations, relationships or transactions relating to the Company of a type that are described under Item 1119 of Regulation AB.

(ii)  If so requested by the Depositor or the Trustee on any date, the Company shall, within five Business Days following such request, confirm in writing the accuracy of the representations and warranties set forth in clause (b)(i) of this Section or, if any such representation and warranty is not accurate as of the date of such request, provide reasonably adequate disclosure of the pertinent facts, in writing, to the requesting party.

(iii)  As a condition to the succession to the Company or any subservicer as servicer or subservicer under this Agreement by any Person (i) into which the Company or such subservicer may be merged or consolidated, or (ii) which may be appointed as a successor to the Company or any subservicer, the Company shall provide to the Trustee and the Depositor, at least 15 calendar days prior to the effective date of such succession or appointment, (x) written notice to the Trustee and the Depositor of such succession or appointment and (y) in writing and in form and substance reasonably satisfactory to the Master Servicer and the Depositor, all information reasonably requested by the Trustee or the Depositor in order to comply with its reporting obligation under Item 6.02 of Form 8-K with respect to any class of asset-backed securities.

(c)  EMC as Master Servicer hereby covenants to the Depositor, the Company and the Trustee as follows, as of the Closing Date:

(i)  It is duly organized and is validly existing and in good standing under the laws of the State of Delaware and is duly authorized and qualified to transact any and all business contemplated by this Agreement to be conducted by it in any state in which a Mortgaged Property related to an EMC Mortgage Loan is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such state, to the extent necessary to ensure its ability to enforce each EMC Mortgage Loan, to service the EMC Mortgage Loans in accordance with the terms of this Agreement and to perform any of its other obligations under this Agreement in accordance with the terms hereof.

(ii)  It has the full corporate power and authority to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Agreement and has duly authorized by all necessary corporate action on its part the execution, delivery and performance of this Agreement; and this, assuming the due authorization, execution and delivery hereof by the other parties hereto, constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except that (a) the enforceability hereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors’ rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(iii)  The execution and delivery of this Agreement by it, the consummation of any other of the transactions contemplated by this Agreement, and the fulfillment of or compliance with the terms hereof are in its ordinary course of business and will not (A) result in a material breach of any term or provision of its charter or by-laws or (B) materially conflict with, result in a material breach, violation or acceleration of, or result in a material default under, the terms of any other material agreement or instrument to which it is a party or by which it may be bound, or (C) constitute a material violation of any statute, order or regulation applicable to it of any court, regulatory body, administrative agency or governmental body having jurisdiction over it; and it is not in breach or violation of any material indenture or other material agreement or instrument, or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it which breach or violation may materially impair its ability to perform or meet any of its obligations under this Agreement.

(iv)  No litigation is pending or, to the best of its knowledge, threatened, against it that would materially and adversely affect the execution, delivery or enforceability of this Agreement or its ability to perform any of its other obligations under this Agreement in accordance with the terms hereof.

(v)  No consent, approval, authorization or order of any court or governmental agency or body is required for its execution, delivery and performance of, or compliance with, this Agreement or the consummation of the transactions contemplated hereby or thereby, or if any such consent, approval, authorization or order is required, it has obtained the same.

(d)  Wells Fargo Bank, National Association, in its capacity as Trustee hereby represents and warrants to the Seller, the Master Servicer and the Depositor as follows, as of the Closing Date:

(i)  It is a national banking association duly formed, validly existing and in good standing under the laws of the United States of America and is duly authorized and qualified to transact any and all business contemplated by this Agreement to be conducted by the Trustee in any state in which a Mortgaged Property is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such state, to the extent necessary to ensure its ability to enforce each Mortgage Loan, to master service the Mortgage Loans in accordance with the terms of this Agreement and to perform any of its other obligations under this Agreement in accordance with the terms hereof or thereof;

(ii)  It has the full corporate power and authority to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Agreement and has duly authorized by all necessary corporate action on its part the execution, delivery and performance of this Agreement; and this, assuming the due authorization, execution and delivery hereof by the other parties hereto, constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except that (a) the enforceability hereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors’ rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(iii)  The execution and delivery of this Agreement by it, the consummation of any other of the transactions contemplated by this Agreement, and the fulfillment of or compliance with the terms hereof are in its ordinary course of business and will not (A) result in a material breach of any term or provision of its charter or by-laws or (B) materially conflict with, result in a material breach, violation or acceleration of, or result in a material default under, the terms of any other material agreement or instrument to which it is a party or by which it may be bound, or (C) constitute a material violation of any statute, order or regulation applicable to it of any court, regulatory body, administrative agency or governmental body having jurisdiction over it; and it is not in breach or violation of any material indenture or other material agreement or instrument, or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it which breach or violation may materially impair its ability to perform or meet any of its obligations under this Agreement.

(iv)  No litigation is pending or, to the best of its knowledge, threatened, against it that would materially and adversely affect the execution, delivery or enforceability of this Agreement or its ability to perform any of its other obligations under this Agreement in accordance with the terms hereof.

(v)  No consent, approval, authorization or order of any court or governmental agency or body is required for its execution, delivery and performance of, or compliance with, this Agreement or the consummation of the transactions contemplated hereby or thereby, or if any such consent, approval, authorization or order is required, it has obtained the same.

(e)  The Seller hereby represents and warrants to the Depositor, the Master Servicer and the Trustee as follows, as of the Closing Date:

(i)  The Seller is duly organized as a Delaware corporation and is validly existing and in good standing under the laws of the State of Delaware and is duly authorized and qualified to transact any and all business contemplated by this Agreement and to be conducted by the Seller in any state in which a Mortgaged Property is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such state, to the extent necessary to ensure its ability to enforce each Mortgage Loan, to sell the Mortgage Loans in accordance with the terms of this Agreement and to perform any of its other obligations under this Agreement in accordance with the terms hereof or thereof.

(ii)  The Seller has the full corporate power and authority to sell each Mortgage Loan, and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Agreement and has duly authorized by all necessary corporate action on the part of the Seller the execution, delivery and performance of this Agreement; and this Agreement, assuming the due authorization, execution and delivery hereof by the other parties hereto or thereto, as applicable, constitutes a legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except that (a) the enforceability hereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors’ rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(iii)  The execution and delivery of this Agreement by the Seller, the sale of the Mortgage Loans by the Seller under the Mortgage Loan Purchase Agreement, the consummation of any other of the transactions contemplated by this Agreement, and the fulfillment of or compliance with the terms hereof and thereof are in the ordinary course of business of the Seller and will not (A) result in a breach of any term or provision of the charter or by-laws of the Seller or (B) conflict with, result in a breach, violation or acceleration of, or result in a default under, the terms of any other material agreement or instrument to which the Seller is a party or by which it may be bound, or (C) constitute a violation of any statute, order or regulation applicable to the Seller of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Seller; and the Seller is not in breach or violation of any material indenture or other material agreement or instrument, or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it which breach or violation may materially impair the Seller’s ability to perform or meet any of its obligations under this Agreement.

(iv)  The Seller is an approved seller of conventional mortgage loans for Fannie Mae or Freddie Mac and is a mortgagee approved by the Secretary of Housing and Urban Development pursuant to sections 203 and 211 of the National Housing Act.

(v)  No litigation is pending or, to the best of the Seller’s knowledge, threatened, against the Seller that would materially and adversely affect the execution, delivery or enforceability of this Agreement or the ability of the Seller to sell the Mortgage Loans or to perform any of its other obligations under this Agreement in accordance with the terms hereof or thereof.

(vi)  No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Seller of, or compliance by the Seller with, this Agreement or the consummation of the transactions contemplated hereby or thereby, or if any such consent, approval, authorization or order is required, the Seller has obtained the same.

(vii)  As of the Closing Date, the representations and warranties concerning the Mortgage Loans set forth in Section 7 of the Mortgage Loan Purchase Agreement are true and correct in all material respects.

(f)  Upon discovery by any of the parties hereto of a breach of a representation or warranty set forth in Section 7 of the Mortgage Loan Purchase Agreement that materially and adversely affects the interests of the Certificateholders in any Mortgage Loan, the party discovering such breach shall give prompt written notice thereof to the other parties of this Agreement. The Seller hereby covenants with respect to the representations and warranties set forth in Section 7 of the Mortgage Loan Purchase Agreement, that within 90 days of the discovery of a breach of any representation or warranty set forth therein that materially and adversely affects the interests of the Certificateholders in any Mortgage Loan, it shall cure such breach in all material respects and, if such breach is not so cured, (i) if such 90-day period expires prior to the second anniversary of the Closing Date, remove such Mortgage Loan (a “Deleted Mortgage Loan”) from the Trust Fund and substitute in its place a Replacement Mortgage Loan, in the manner and subject to the conditions set forth in this Section; or (ii) repurchase the affected Mortgage Loan or Mortgage Loans from the Trustee at the Purchase Price in the manner set forth below; provided that, any such substitution pursuant to (i) above or repurchase pursuant to (ii) above shall not be effected prior to the delivery to the Trustee and the Master Servicer of an Opinion of Counsel if required by Section 2.05 hereof and any such substitution pursuant to (i) above shall not be effected prior to the additional delivery to the Custodian of a Request for Release. The Seller shall, or cause the related Servicer to, furnish to the Master Servicer and the Trustee the Officer’s Certificate required under Section 2.03(f) relating to such cure. If the Trustee has received (or has given, as the case may be) written notice of such a breach of a representation or warranty, the Trustee shall give prompt written notice to the Master Servicer and the Seller, if within 90 days of its receipt (or giving, as the case may be) of such notice of breach, the Trustee does not receive an Officer’s Certificate as described in the preceding sentence certifying as to the cure of such breached representation or warranty. The Seller shall promptly reimburse the Trustee for any expenses reasonably incurred by the Trustee in respect of enforcing the remedies for such breach. To enable the Trustee to amend the Mortgage Loan Schedule, the Seller shall, unless it cures such breach in a timely fashion pursuant to this Section 2.03, promptly notify the Trustee whether it intends either to repurchase, or to substitute for, the Mortgage Loan affected by such breach. With respect to the representations and warranties in Section 7 of the Mortgage Loan Purchase Agreement that are made to the best of the Seller’s knowledge, if it is discovered by any of the Depositor, the Master Servicer, the Seller or the Trustee that the substance of such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of the related Mortgage Loan, notwithstanding the Seller’s lack of knowledge with respect to the substance of such representation or warranty, the Seller shall nevertheless be required to cure, substitute for or repurchase the affected Mortgage Loan in accordance with the foregoing.

With respect to any Replacement Mortgage Loan or Loans, the Seller shall deliver to the Trustee for the benefit of the Certificateholders such documents and agreements as are required by Section 2.01. No substitution shall be made in any calendar month after the Determination Date for such month. Scheduled Payments due with respect to Replacement Mortgage Loans in the Due Period related to the Distribution Date on which such proceeds are to be distributed shall not be part of the Trust Fund and shall be retained by the Seller. For the month of substitution, distributions to Certificateholders will include the Scheduled Payment due on any Deleted Mortgage Loan for the related Due Period and thereafter the Seller shall be entitled to retain all amounts received in respect of such Deleted Mortgage Loan. The Trustee shall amend the Mortgage Loan Schedule for the benefit of the Certificateholders to reflect the removal of such Deleted Mortgage Loan and the substitution of the Replacement Mortgage Loan or Loans and the Trustee shall deliver the amended Mortgage Loan Schedule to the Master Servicer and the Custodian. Upon such substitution, the Replacement Mortgage Loan or Loans shall be subject to the terms of this Agreement in all respects, and the Seller shall be deemed to have made with respect to such Replacement Mortgage Loan or Loans, as of the date of substitution, the representations and warranties set forth in Section 7 of the Mortgage Loan Purchase Agreement with respect to such Mortgage Loan. Upon any such substitution and the deposit into the Distribution Account of the amount required to be deposited therein in connection with such substitution as described in the following paragraph and receipt by the Trustee of a Request for Release for such Mortgage Loan, the Trustee or the Custodian shall release to the Seller the Mortgage File relating to such Deleted Mortgage Loan and held for the benefit of the Certificateholders and the Trustee shall execute and deliver at the Seller’s direction such instruments of transfer or assignment as have been prepared by the Seller, in each case without recourse, representation or warranty as shall be necessary to vest in the Seller, or its respective designee, title to the Trustee’s interest in any Deleted Mortgage Loan substituted for pursuant to this Section 2.03.

For any month in which the Seller substitutes one or more Replacement Mortgage Loans for a Deleted Mortgage Loan, the Master Servicer will determine the amount (if any) by which the aggregate principal balance of all the Replacement Mortgage Loans as of the date of substitution is less than the Stated Principal Balance (after application of the principal portion of the Scheduled Payment due in the month of substitution) of such Deleted Mortgage Loan. An amount equal to the aggregate of such deficiencies, described in the preceding sentence for any Distribution Date (such amount, the “Substitution Adjustment Amount”) shall be deposited into the Distribution Account by the Trustee upon receipt from the Seller delivering such Replacement Mortgage Loan on the Determination Date for the Distribution Date relating to the Prepayment Period during which the related Mortgage Loan became required to be purchased or replaced hereunder.

In the event that the Seller shall have repurchased a Mortgage Loan, the Purchase Price therefor shall be deposited into the Master Servicer Collection Account maintained by the Master Servicer, on the Determination Date for the Distribution Date in the month following the month during which the Seller became obligated to repurchase or replace such Mortgage Loan and upon such deposit of the Purchase Price, the delivery of an Opinion of Counsel if required by Section 2.05 and the receipt of a Request for Release, the Trustee or the Custodian shall release the related Mortgage File held for the benefit of the Certificateholders to the Seller, and the Trustee shall execute and deliver at such Person’s direction the related instruments of transfer or assignment prepared by the Seller, in each case without recourse, representation or warranty as shall be necessary to transfer title from the Trustee for the benefit of the Certificateholders and transfer the Trustee’s interest to the Seller to any Mortgage Loan purchased pursuant to this Section 2.03. It is understood and agreed that the obligation under this Agreement of the Seller to cure, repurchase or replace any Mortgage Loan as to which a breach has occurred and is continuing shall constitute the sole remedies against the Seller respecting such breach available to the Certificateholders, the Depositor or the Trustee.

In connection with any repurchase or substitution of a Mortgage Loan or the cure of a breach of a representation or warranty set forth in Section 7 of the Mortgage Loan Purchase Agreement pursuant to this Section 2.03, the Seller shall, or cause the related Servicer to, promptly furnish to the Master Servicer and the Trustee an Officer’s Certificate, signed by a duly authorized officer of the Seller or the related servicer, as the case may be, to the effect that such repurchase, substitution or cure has been made in accordance with the terms and conditions of this Agreement and that all conditions precedent to such repurchase, substitution or cure have been satisfied, including the delivery to the Trustee of the Purchase Price or Substitution Adjustment Amount, as applicable, for deposit into the Distribution Account, together with copies of any Opinion of Counsel required to be delivered pursuant to this Agreement and the related Request for Release, on which the Master Servicer and the Trustee may rely. Solely for purposes of the Trustee providing an Assessment of Compliance, upon receipt of such documentation, the Trustee shall approve such repurchase, substitution or cure, as applicable, and which approval shall consist solely of the Trustee’s receipt of such documentation and deposits. It is understood and agreed that the obligation under this Agreement of the Seller to cure the breach of a representation or warranty set forth in Section 7 of the Mortgage Loan Purchase Agreement or to repurchase or replace any Mortgage Loan as to which a breach has occurred and is continuing shall constitute the sole remedies against the Seller respecting such breach available to Certificateholders, the Depositor or the Trustee.

(g)  The representations and warranties set forth in Section 2.03 hereof shall survive delivery of the respective Mortgage Loans and Mortgage Files to the Trustee or the Custodian for the benefit of the Certificateholders.

Section 2.04  Representations and Warranties of the Depositor.

The Depositor hereby represents and warrants to the Master Servicer and the Trustee as follows, as of the date hereof and as of the Closing Date:

(i)  The Depositor is duly organized and is validly existing as limited liability company in good standing under the laws of the State of Delaware and has full power and authority necessary to own or hold its properties and to conduct its business as now conducted by it and to enter into and perform its obligations under this Agreement.

(ii)  The Depositor has the full power and authority to execute, deliver and perform, and to enter into and consummate the transactions contemplated by, this Agreement and has duly authorized, by all necessary action on its part, the execution, delivery and performance of this Agreement; and this Agreement, assuming the due authorization, execution and delivery hereof and thereof by the other parties hereto and thereto, constitutes a legal, valid and binding obligation of the Depositor, enforceable against the Depositor in accordance with its terms, subject, as to enforceability, to (i) bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors’ rights generally and (ii) general principles of equity, regardless of whether enforcement is sought in a proceeding in equity or at law.

(iii)  The execution and delivery of this Agreement by the Depositor, the consummation of the transactions contemplated by this Agreement, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of the Depositor and will not (A) result in a breach of any term or provision of the organizational documents of the Depositor or (B) conflict with, result in a breach, violation or acceleration of, or result in a default under, the terms of any other material agreement or instrument to which the Depositor is a party or by which it may be bound or (C) constitute a violation of any statute, order or regulation applicable to the Depositor of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Depositor; and the Depositor is not in breach or violation of any material indenture or other material agreement or instrument, or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it which breach or violation may materially impair the Depositor’s ability to perform or meet any of its obligations under this Agreement.

(iv)  No litigation is pending, or, to the best of the Depositor’s knowledge, threatened, against the Depositor that would materially and adversely affect the execution, delivery or enforceability of this Agreement or the ability of the Depositor to perform its obligations under this Agreement in accordance with the terms hereof.

(v)  No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Depositor of, or compliance by the Depositor with, this Agreement or the consummation of the transactions contemplated hereby, or if any such consent, approval, authorization or order is required, the Depositor has obtained the same; and

(vi)  The Depositor has filed all reports required to be filed by Section 13 or Section 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the Depositor was required to file such reports) and it has been subject to such filing requirements for the past 90 days.

The Depositor hereby represents and warrants to the Trustee as of the Closing Date, following the transfer of the Mortgage Loans to it by the Seller, the Depositor had good title to the Mortgage Loans and the related Mortgage Notes were subject to no offsets, claims, defenses or counterclaims.

It is understood and agreed that the representations and warranties set forth in the immediately preceding paragraph shall survive delivery of the Mortgage Files to the Trustee or the Custodian for the benefit of the Certificateholders. Upon discovery by the Depositor, the Trustee of a breach of such representations and warranties, the party discovering such breach shall give prompt written notice to the others and to each Rating Agency.

Section 2.05  Delivery of Opinion of Counsel in Connection with Substitutions and Repurchases.

(a)  Notwithstanding any contrary provision of this Agreement, with respect to any Mortgage Loan that is not in default or as to which default is not reasonably foreseeable, no repurchase or substitution pursuant to Sections 2.02 or 2.03 shall be made unless the Seller delivers to the Trustee an Opinion of Counsel, addressed to the Trustee, to the effect that such repurchase or substitution would not (i) result in the imposition of the tax on “prohibited transactions” of REMIC I, REMIC II, REMIC III, REMIC IV or REMIC V or contributions after the Closing Date, as defined in Sections 860F(a)(2) and 860G(d) of the Code, respectively, or (ii) cause any of REMIC I, REMIC II, REMIC III, REMIC IV or REMIC V to fail to qualify as a REMIC at any time that any Certificates are outstanding. Any Mortgage Loan as to which repurchase or substitution was delayed pursuant to this paragraph shall be repurchased or the substitution therefor shall occur (subject to compliance with Sections 2.02 or 2.03) upon the earlier of (a) the occurrence of a default or a default becoming reasonably foreseeable with respect to such Mortgage Loan and (b) receipt by the Trustee of an Opinion of Counsel addressed to the Trustee to the effect that such repurchase or substitution, as applicable, will not result in the events described in clause (i) or clause (ii) of the preceding sentence.

(b)  Upon discovery by the Depositor, the Seller, the Custodian or the Master Servicer that any Mortgage Loan does not constitute a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code, the party discovering such fact shall promptly (and in any event within 5 Business Days of discovery) give written notice thereof to the other parties and the Trustee. In connection therewith, the Trustee, or the Custodian on its behalf, shall require the Seller, at the Seller’s option, to either (i) substitute, if the conditions in Section 2.03(f) with respect to substitutions are satisfied, a Replacement Mortgage Loan for the affected Mortgage Loan, or (ii) repurchase the affected Mortgage Loan within 90 days of such discovery in the same manner as it would a Mortgage Loan for a breach of representation or warranty contained in Section 2.03. The Trustee, or the Custodian on its behalf, shall reconvey to the Seller the Mortgage Loan to be released pursuant hereto (and the Custodian shall deliver the related Mortgage File) in the same manner, and on the same terms and conditions, as it would a Mortgage Loan repurchased for breach of a representation or warranty contained in Section 2.03.

Section 2.06  Countersignature and Delivery of Certificates.

(a)  The Trustee acknowledges the sale, transfer and assignment to it of the Trust Fund and, concurrently with such transfer and assignment, has executed, countersigned and delivered, to or upon the order of the Depositor, the Certificates in authorized denominations evidencing the entire ownership of the Trust Fund. The Trustee agrees to hold the Trust Fund and exercise the rights referred to above for the benefit of all present and future Holders of the Certificates and to perform the duties set forth in this Agreement in accordance with its terms.

(b)  The Depositor concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to the REMIC I Regular Interests and the other assets of REMIC II for the benefit of the holders of the REMIC II Regular Interests and the Class R-2 Certificates. The Trustee acknowledges receipt of the REMIC I Regular Interests (which are uncertificated) and the other assets of REMIC II and declares that it holds and will hold the same in trust for the exclusive use and benefit of the holders of the REMIC II Regular Interests and the Class R-2 Certificates.

(c)  The Depositor concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to the REMIC II Regular Interests and the other assets of REMIC III for the benefit of the holders of the Certificates (other than the Class C, Class P and Class R Certificates), the Class C Interest, the Class P Interest and the Class R-3 Certificates. The Trustee acknowledges receipt of the REMIC II Regular Interests (which are uncertificated) and the other assets of REMIC III and declares that it holds and will hold the same in trust for the exclusive use and benefit of the holders of the Certificates (other than the Class C, Class P and Class R Certificates), the Class C Interest, the Class P Interest and the Class R-3 Certificates.

(d)  The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to the Class C Interest for the benefit of the Holders of the Class C Certificates and the Class RX Certificates (in respect of the Class R-4 Interest). The Trustee acknowledges receipt of the Class C Interest (which is uncertificated) and declares that it holds and will hold the same in trust for the exclusive use and benefit of the Holders of the Class C Certificates and the Class RX Certificates (in respect of the Class R-4 Interest).

(e)  The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to the Class P Interest for the benefit of the Holders of the Class P Certificates and the Class RX Certificates (in respect of the Class R-5 Interest). The Trustee acknowledges receipt of the Class P Interest (which is uncertificated) and declares that it holds and will hold the same in trust for the exclusive use and benefit of the Holders of the Class P Certificates and the Class RX Certificates (in respect of the Class R-5 Interest).

Section 2.07  Purposes and Powers of the Trust.

The purpose of the common law trust, as created hereunder, is to engage in the following activities:

(a)  acquire and hold the Mortgage Loans and the other assets of the Trust Fund and the proceeds therefrom;

(b)  to issue the Certificates sold to the Depositor in exchange for the Mortgage Loans;

(c)  to make distributions on the Certificates;

(d)  to engage in those activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith; and

(e)  subject to compliance with this Agreement, to engage in such other activities as may be required in connection with conservation of the Trust Fund and the making of distributions to the Certificateholders.

(f)  The Trust is hereby authorized to engage in the foregoing activities. The Trust shall not engage in any activity other than in connection with the foregoing or other than as required or authorized by the terms of this Agreement while any Certificate is outstanding, and this Section 2.07.

ARTICLE III
ADMINISTRATION AND SERVICING OF
EMC MORTGAGE LOANS BY COMPANY

Section 3.01  The Company.

The Company shall service and administer the EMC Mortgage Loans in accordance with customary and usual standards of practice of prudent mortgage loan servicers in the respective states in which the related Mortgaged Properties are located. In connection with such servicing and administration, the Company shall have full power and authority, acting alone and/or through subservicers as provided in Section 3.03, to do or cause to be done any and all things that it may deem necessary or desirable in connection with such servicing and administration, including but not limited to, the power and authority, subject to the terms hereof (i) to execute and deliver, on behalf of the Certificateholders, the Trustee, customary consents or waivers and other instruments and documents, (ii) to consent to transfers of any related Mortgaged Property and assumptions of the Mortgage Notes and related Mortgages (but only in the manner provided herein), (iii) to collect any Insurance Proceeds and any Liquidation Proceeds or Subsequent Recoveries, and (iv) subject to Section 3.09, to effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing any EMC Mortgage Loan; provided that the Company shall take no action that is inconsistent with or prejudices the interests of the Trust Fund or the Certificateholders in any EMC Mortgage Loan or the rights and interests of the Depositor or the Trustee under this Agreement.

Without limiting the generality of the foregoing, the Company, in its own name or in the name of the Trust, the Depositor or the Trustee, is hereby authorized and empowered by the Trust, the Depositor and the Trustee, when the Company believes it appropriate in its reasonable judgment, to execute and deliver, on behalf of the Trustee, the Depositor, the Certificateholders or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the EMC Mortgage Loans, and with respect to the related Mortgaged Properties held for the benefit of the Certificateholders. The Company shall prepare and deliver to the Depositor, the Master Servicer and/or the Trustee such documents requiring execution and delivery by any or all of them as are necessary or appropriate to enable the Company to service and administer the EMC Mortgage Loans. Upon receipt of such documents, the Depositor, the Master Servicer and/or the Trustee shall execute such documents and deliver them to the Company.

In accordance with the standards of the first paragraph of this Section 3.01, the Company shall advance or cause to be advanced funds as necessary for the purpose of effecting the payment of taxes and assessments on the Mortgaged Properties relating to the EMC Mortgage Loans, which advances shall be reimbursable in the first instance from related collections from the Mortgagors pursuant to Section 5.04, and further as provided in Section 5.02. All costs incurred by the Company, if any, in effecting the timely payments of taxes and assessments on the Mortgaged Properties relating to the EMC Mortgage Loans and related insurance premiums shall not, for the purpose of calculating monthly distributions to the Certificateholders, be added to the Stated Principal Balance under the related EMC Mortgage Loans, notwithstanding that the terms of such Mortgage Loans so permit.

Section 3.02  Due-on-Sale Clauses; Assumption Agreements.

(a)  Except as otherwise provided in this Section 3.02, when any property subject to a Mortgage has been or is about to be conveyed by the Mortgagor, the Company shall to the extent that it has knowledge of such conveyance, enforce any due-on-sale clause contained in any Mortgage Note or Mortgage, to the extent permitted under applicable law and governmental regulations, but only to the extent that such enforcement will not adversely affect or jeopardize coverage under any Required Insurance Policy. Notwithstanding the foregoing, the Company is not required to exercise such rights with respect to an EMC Mortgage Loan if the Person to whom the related Mortgaged Property has been conveyed or is proposed to be conveyed satisfies the terms and conditions contained in the Mortgage Note and Mortgage related thereto and the consent of the mortgagee under such Mortgage Note or Mortgage is not otherwise so required under such Mortgage Note or Mortgage as a condition to such transfer. In the event that the Company is prohibited by law from enforcing any such due-on-sale clause, or if coverage under any Required Insurance Policy would be adversely affected, or if nonenforcement is otherwise permitted hereunder, the Company is authorized, subject to Section 3.02(b), to take or enter into an assumption and modification agreement from or with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, unless prohibited by applicable state law, the Mortgagor remains liable thereon, provided that the Mortgage Loan shall continue to be covered (if so covered before the Company enters such agreement) by the applicable Required Insurance Policies. The Company, subject to Section 3.02(b), is also authorized with the prior approval of the insurers under any Required Insurance Policies to enter into a substitution of liability agreement with such Person, pursuant to which the original Mortgagor is released from liability and such Person is substituted as Mortgagor and becomes liable under the Mortgage Note. Notwithstanding the foregoing, the Company shall not be deemed to be in default under this Section 3.02(a) by reason of any transfer or assumption that the Company reasonably believes it is restricted by law from preventing.

(b)  Subject to the Company’s duty to enforce any due-on-sale clause to the extent set forth in Section 3.02(a), in any case in which a Mortgaged Property has been conveyed to a Person by a Mortgagor, and such Person is to enter into an assumption agreement or modification agreement or supplement to the Mortgage Note or Mortgage that requires the signature of the Trustee, or if an instrument of release signed by the Trustee is required releasing the Mortgagor from liability on the related EMC Mortgage Loan, the Company shall prepare and deliver or cause to be prepared and delivered to the Trustee for signature and shall direct, in writing, the Trustee to execute the assumption agreement with the Person to whom the Mortgaged Property is to be conveyed and such modification agreement or supplement to the Mortgage Note or Mortgage or other instruments as are reasonable or necessary to carry out the terms of the Mortgage Note or Mortgage or otherwise to comply with any applicable laws regarding assumptions or the transfer of the Mortgaged Property to such Person. In connection with any such assumption, no material term of the Mortgage Note (including, but not limited to, the Mortgage Rate, the amount of the Scheduled Payment and any other term affecting the amount or timing of payment on the EMC Mortgage Loan) may be changed. In addition, the substitute Mortgagor and the Mortgaged Property must be acceptable to the Company in accordance with its servicing standards as then in effect. The Company shall notify the Trustee that any such substitution or assumption agreement has been completed by forwarding to the Trustee the original of such substitution or assumption agreement, which in the case of the original shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. Any fee collected by the Company for entering into an assumption or substitution of liability agreement shall be retained by the Company as additional servicing compensation.

Section 3.03  Subservicers.

The Company shall perform all of its servicing responsibilities hereunder or may cause a subservicer to perform any such servicing responsibilities on its behalf, but the use by the Company of a subservicer shall not release the Company from any of its obligations hereunder and the Company shall remain responsible hereunder for all acts and omissions of each subservicer as fully as if such acts and omissions were those of the Company. The Company shall pay all fees of each subservicer from its own funds, and a subservicer’s fee shall not exceed the Servicing Fee payable to the Company hereunder.

At the cost and expense of the Company, without any right of reimbursement from its Protected Account, the Company shall be entitled to terminate the rights and responsibilities of a subservicer and arrange for any servicing responsibilities to be performed by a successor subservicer; provided, however, that nothing contained herein shall be deemed to prevent or prohibit the Company, at the Company’s option, from electing to service the related EMC Mortgage Loans itself. In the event that the Company’s responsibilities and duties under this Agreement are terminated pursuant to Section 9.05, the Company shall at its own cost and expense terminate the rights and responsibilities of each subservicer effective as of the date of termination of the Company. The Company shall pay all fees, expenses or penalties necessary in order to terminate the rights and responsibilities of each subservicer from the Company’s own funds without reimbursement from the Trust Fund.

Notwithstanding the foregoing, the Company shall not be relieved of its obligations hereunder and shall be obligated to the same extent and under the same terms and conditions as if it alone were servicing and administering the EMC Mortgage Loans. The Company shall be entitled to enter into an agreement with a subservicer for indemnification of the Company by the subservicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

Any Subservicing Agreement and any other transactions or services relating to the EMC Mortgage Loans involving a subservicer shall be deemed to be between such subservicer and the Company alone, and the Trustee shall not have any obligations, duties or liabilities with respect to such subservicer including any obligation, duty or liability of the Trustee to pay such subservicer’s fees and expenses. For purposes of remittances to the Master Servicer pursuant to this Agreement, the Company shall be deemed to have received a payment on an EMC Mortgage Loan when a subservicer has received such payment.

Section 3.04  Documents, Records and Funds in Possession of Company To Be Held for Trustee.

Notwithstanding any other provisions of this Agreement, the Company shall transmit to the Trustee as required by this Agreement all documents and instruments in respect of an EMC Mortgage Loan coming into the possession of the Company from time to time and shall account fully to the Trustee for any funds received by the Company or that otherwise are collected by the Company as Liquidation Proceeds or Insurance Proceeds in respect of any such Mortgage Loan. All Mortgage Files and funds collected or held by, or under the control of, the Company in respect of any EMC Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds, including but not limited to, any funds on deposit in the Protected Account maintained by the Company, shall be held by the Company for and on behalf of the Trustee and shall be and remain the sole and exclusive property of the Trustee, subject to the applicable provisions of this Agreement. The Company also agrees that it shall not create, incur or subject any Mortgage File or any funds that are deposited in the Protected Account maintained by the Company, or the Master Servicer Collection Account or the Distribution Account or in any Escrow Account, or any funds that otherwise are or may become due or payable to the Trustee for the benefit of the Certificateholders, to any claim, lien, security interest, judgment, levy, writ of attachment or other encumbrance, or assert by legal action or otherwise any claim or right of set off against any Mortgage File or any funds collected on, or in connection with, an EMC Mortgage Loan, except, however, that the Company shall be entitled to set off against and deduct from any such funds any amounts that are properly due and payable to the Company under this Agreement.

Section 3.05  Maintenance of Hazard Insurance.

The Company shall cause to be maintained, for each EMC Mortgage Loan, hazard insurance on buildings upon, or comprising part of, the Mortgaged Property against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the related Mortgaged Property is located with an insurer which is licensed to do business in the state where the related Mortgaged Property is located. Each such policy of standard hazard insurance shall contain, or have an accompanying endorsement that contains, a standard mortgagee clause. The Company shall also cause flood insurance to be maintained on property acquired upon foreclosure or deed in lieu of foreclosure of any EMC Mortgage Loan, to the extent described below. Pursuant to Section 5.01, any amounts collected by the Company under any such policies (other than the amounts to be applied to the restoration or repair of the related Mortgaged Property or property thus acquired or amounts released to the Mortgagor in accordance with the Company’s normal servicing procedures) shall be deposited in the Protected Account maintained by the Company. Any cost incurred by the Company in maintaining any such insurance shall not, for the purpose of calculating monthly distributions to the Certificateholders or remittances to the Trustee for their benefit, be added to the principal balance of the Mortgage Loan, notwithstanding that the terms of the EMC Mortgage Loan so permit. Such costs shall be recoverable by the Company out of late payments by the related Mortgagor or out of Liquidation Proceeds to the extent permitted by Section 3.09. It is understood and agreed that no earthquake or other additional insurance is to be required of any Mortgagor or maintained on property acquired in respect of a Mortgage other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. If the Mortgaged Property is located at the time of origination of the related EMC Mortgage Loan in a federally designated special flood hazard area and such area is participating in the national flood insurance program, the Company shall cause flood insurance to be maintained with respect to such EMC Mortgage Loan. Such flood insurance shall be in an amount equal to the least of (i) the Stated Principal Balance of the related EMC Mortgage Loan, (ii) minimum amount required to compensate for damage or loss on a replacement cost basis or (iii) the maximum amount of such insurance available for the related Mortgaged Property under the Flood Disaster Protection Act of 1973, as amended.

In the event that the Company shall obtain and maintain a blanket policy insuring against hazard losses on all of the EMC Mortgage Loans, it shall conclusively be deemed to have satisfied its obligations as set forth in the first sentence of this Section 3.05, it being understood and agreed that such policy may contain a deductible clause on terms substantially equivalent to those commercially available and maintained by comparable servicers. If such policy contains a deductible clause, the Company shall, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with the first sentence of this Section 3.05, and there shall have been a loss that would have been covered by such policy, deposit in the Protected Account maintained by the Company the amount not otherwise payable under the blanket policy because of such deductible clause. Such deposit shall be from the Company’s own funds without reimbursement therefor. In connection with its activities as administrator and servicer of the EMC Mortgage Loans, the Company agrees to present, on behalf of itself, the Depositor and the Trustee for the benefit of the Certificateholders, claims under any such blanket policy.

Section 3.06  Presentment of Claims and Collection of Proceeds.

The Company shall prepare and present on behalf of the Trustee and the Certificateholders all claims under the Insurance Policies relating to the EMC Mortgage Loans and take such actions (including the negotiation, settlement, compromise or enforcement of the insured’s claim) as shall be necessary to realize recovery under such Insurance Policies. Any proceeds disbursed to the Company in respect of such Insurance Policies shall be promptly deposited in the Protected Account maintained by the Company upon receipt, except that any amounts that are to be applied upon request to the repair or restoration of the related Mortgaged Property, which repair or restoration the owner of such Mortgaged Property or EMC, as applicable, has agreed to make as a condition precedent to the presentation of claims on the related EMC Mortgage Loan under the applicable Insurance Policy, need not be so deposited (or remitted).

Section 3.07  Maintenance of the Primary Mortgage Insurance Policies.

(a)  The Company shall not take any action that would result in noncoverage under any applicable Primary Mortgage Insurance Policy of any loss which, but for the actions of the Company would have been covered thereunder. The Company shall use its best efforts to keep in force and effect (to the extent that the EMC Mortgage Loan requires the Mortgagor to maintain such insurance), Primary Mortgage Insurance applicable to each EMC Mortgage Loan. The Company shall not cancel or refuse to renew any such Primary Mortgage Insurance Policy that is in effect at the date of the initial issuance of the related Mortgage Note and is required to be kept in force hereunder.

(b)  The Company agrees to present on behalf of the Trustee and the Certificateholders, claims to the insurer under any Primary Mortgage Insurance Policies relating to the EMC Mortgage Loans and, in this regard, to take such reasonable action as shall be necessary to permit recovery under any Primary Mortgage Insurance Policies respecting defaulted EMC Mortgage Loans. Pursuant to Section 5.01, any amounts collected by the Company under any Primary Mortgage Insurance Policies shall be deposited in the Protected Account maintained by the Company, subject to withdrawal pursuant to Section 5.02 hereof.

Section 3.08  Fidelity Bond, Errors and Omissions Insurance.

The Company shall maintain, at its own expense, a blanket fidelity bond and an errors and omissions insurance policy, with broad coverage with responsible companies on all officers, employees or other persons acting in any capacity with regard to the EMC Mortgage Loans and who handle funds, money, documents and papers relating to the EMC Mortgage Loans. The fidelity bond and errors and omissions insurance shall be in the form of the Mortgage Banker’s Blanket Bond and shall protect and insure the Company against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such persons. Such fidelity bond shall also protect and insure the Company against losses in connection with the failure to maintain any insurance policies required pursuant to this Agreement and the release or satisfaction of an EMC Mortgage Loan which is not in accordance with Accepted Servicing Practices. No provision of this Section 3.08 requiring the fidelity bond and errors and omissions insurance shall diminish or relieve the Company from its duties and obligations as set forth in this Agreement. The minimum coverage under any such bond and insurance policy shall be at least equal to the corresponding amounts required by Accepted Servicing Practices. The Company shall deliver to the Master Servicer a certificate from the surety and the insurer as to the existence of the fidelity bond and errors and omissions insurance policy and shall obtain a statement from the surety and the insurer that such fidelity bond or insurance policy shall in no event be terminated or materially modified without thirty days prior written notice to the Master Servicer and the Trustee. The Company shall notify the Master Servicer and the Trustee within five business days of receipt of notice that such fidelity bond or insurance policy will be, or has been, materially modified or terminated. The Trustee for the benefit of the Certificateholders must be named as loss payees on the fidelity bond and as additional insured on the errors and omissions policy.

The Company shall provide to the Master Servicer and the Depositor evidence of the authorization of the person signing any certification or statement, copies or other evidence of fidelity bond and errors and omissions insurance, financial information and reports, and such other information related to the Company or any subservicer engaged by it or the Company’s or such subservicer’s performance hereunder or under the related Subservicing Agreement as may be reasonably requested by the Master Servicer or the Depositor.

Section 3.09  Realization Upon Defaulted Mortgage Loans; Determination of Excess Liquidation Proceeds and Realized Losses; Repurchases of Certain Mortgage Loans.

(a)  The Company shall use reasonable efforts to foreclose upon or otherwise comparably convert the ownership of properties securing such of the EMC Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with such foreclosure or other conversion, the Company shall follow such practices and procedures as it shall deem necessary or advisable and as shall be normal and usual in its general mortgage servicing activities and the requirements of the insurer under any Required Insurance Policy; provided that the Company shall not be required to expend its own funds in connection with any foreclosure or towards the restoration of any property unless it shall determine (i) that such restoration and/or foreclosure will increase the proceeds of liquidation of the EMC Mortgage Loan after reimbursement from the Master Servicer of such expenses and (ii) that such expenses will be recoverable to it through Insurance Proceeds or Liquidation Proceeds (respecting which it shall have priority for purposes of withdrawals from the Protected Accounts maintained by the Company pursuant to Section 5.02 or reimbursement from the Master Servicer pursuant to Section 3.09, as applicable). If the Company reasonably believes that Liquidation Proceeds with respect to any such EMC Mortgage Loan would not be increased as a result of such foreclosure or other action, such EMC Mortgage Loan will be charged-off and will become a Liquidated Loan. The Company will give notice of any such charge-off to the Master Servicer. The Company shall be responsible for all other costs and expenses incurred by it in any such proceedings; provided that such costs and expenses shall be Servicing Advances and that it shall be entitled to reimbursement thereof from the proceeds of liquidation of the related Mortgaged Property, as contemplated in Section 5.02. If the Company has knowledge that a Mortgaged Property that the Company is contemplating acquiring in foreclosure or by deed- in-lieu of foreclosure is located within a one-mile radius of any site with environmental or hazardous waste risks known to the Company, the Company will, prior to acquiring the related Mortgaged Property, consider such risks and only take action in accordance with its established environmental review procedures.

With respect to any REO Property relating to an EMC Mortgage Loan, the deed or certificate of sale shall be taken in the name of the Trustee for the benefit of the Certificateholders (or the Trustee’s nominee on behalf of the Certificateholders). The Trustee’s name shall be placed on the title to such REO Property solely as the Trustee hereunder and not in its individual capacity. The Company shall ensure that the title to such REO Property references this Agreement and the Trustee’s capacity hereunder. Pursuant to its efforts to sell such REO Property, the Company shall either itself or through an agent selected by the Company protect and conserve such REO Property in the same manner and to such extent as is customary in the locality where such REO Property is located and may, incident to its conservation and protection of the interests of the Certificateholders, rent the same, or any part thereof, as the Company deems to be in the best interest of the Company and the Certificateholders for the period prior to the sale of such REO Property. The Company shall prepare for and deliver to the Trustee a statement with respect to each such REO Property that has been rented showing the aggregate rental income received and all expenses incurred in connection with the management and maintenance of such REO Property at such times as is necessary to enable the Trustee to comply with the reporting requirements of the REMIC Provisions. The net monthly rental income, if any, from such REO Property shall be deposited in the Protected Account maintained by the Company no later than the close of business on each Determination Date. The Company shall perform the tax reporting and withholding related to foreclosures, abandonments and cancellation of indebtedness income as specified by Sections 1445, 6050J and 6050P of the Code by preparing and filing such tax and information returns, as may be required.

In the event that the Trust Fund acquires any Mortgaged Property as aforesaid or otherwise in connection with a default or a default becoming reasonably foreseeable on an EMC Mortgage Loan, the Company shall dispose of such Mortgaged Property prior to three years after its acquisition by the Trust Fund or, at the expense of the Trust Fund, request more than 60 days prior to the day on which such three-year period would otherwise expire, an extension of the three-year grace period unless the Trustee shall have been supplied with an Opinion of Counsel addressed to the Trustee (such opinion not to be an expense of the Trustee) to the effect that the holding by the Trust Fund of such Mortgaged Property subsequent to such three-year period will not result in the imposition of taxes on “prohibited transactions” of REMIC I, REMIC II, REMIC III, REMIC IV or REMIC V as defined in Section 860F of the Code or cause either REMIC I, REMIC II, REMIC III, REMIC IV or REMIC V to fail to qualify as a REMIC at any time that any Certificates are outstanding, in which case the Trust Fund may continue to hold such Mortgaged Property (subject to any conditions contained in such Opinion of Counsel). Notwithstanding any other provision of this Agreement, no Mortgaged Property acquired by the Trust Fund shall be rented (or allowed to continue to be rented) or otherwise used for the production of income by or on behalf of the Trust Fund in such a manner or pursuant to any terms that would (i) cause such Mortgaged Property to fail to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code or (ii) subject any of REMIC I, REMIC II, REMIC III, REMIC IV or REMIC V to the imposition of any federal, state or local income taxes on the income earned from such Mortgaged Property under Section 860G(c) of the Code or otherwise, unless the Company has agreed to indemnify and hold harmless the Trust Fund with respect to the imposition of any such taxes.

The decision of the Company to foreclose on a defaulted EMC Mortgage Loan shall be subject to a determination by the Company that the proceeds of such foreclosure would exceed the costs and expenses of bringing such a proceeding. The income earned from the management of any Mortgaged Properties acquired through foreclosure or other judicial proceeding, net of reimbursement to the Company for expenses incurred (including any property or other taxes) in connection with such management and net of unreimbursed Servicing Fees, Advances, Servicing Advances and any management fee paid or to be paid with respect to the management of such Mortgaged Property in each case to the extent permitted under Section 5.02, shall be applied to the payment of principal of, and interest on, the related defaulted EMC Mortgage Loans (with interest accruing as though such Mortgage Loans were still current) and all such income shall be deemed, for all purposes in the Agreement, to be payments on account of principal and interest on the related Mortgage Notes and shall be deposited into the Protected Accounts maintained by the Company. To the extent the income received during a Prepayment Period is in excess of the amount attributable to amortizing principal and accrued interest at the related Mortgage Rate on the related EMC Mortgage Loan, such excess shall be considered to be a partial Principal Prepayment for such Mortgage Loan for all purposes hereof.

The Liquidation Proceeds from any liquidation of a related EMC Mortgage Loan shall be deposited in the related Protected Account maintained by the Company on the next succeeding Determination Date following receipt thereof for distribution on the related Distribution Date, except that any Excess Liquidation Proceeds shall be retained by the Company as additional servicing compensation.

The proceeds of any Liquidated Loan, as well as any recovery resulting from a partial collection of related Liquidation Proceeds or any income from a related REO Property, shall be applied in the following order of priority: first, to reimburse the Company for any related unreimbursed Servicing Advances and Servicing Fees, pursuant to this Section 3.09 and subject to Section 5.02; second, to reimburse the Company for any unreimbursed Advances pursuant to this Section 3.09 and subject to Section 5.02; third, to accrued and unpaid interest (to the extent no Advance has been made for such amount) on the EMC Mortgage Loan or related REO Property, at the Net Mortgage Rate to the first day of the month in which such amounts are required to be distributed; and fourth, as a recovery of principal of the EMC Mortgage Loan.

(b)  On each Determination Date, the Company shall determine the respective aggregate amounts of Excess Liquidation Proceeds and Realized Losses, if any, for the prior calendar month.

(c)  The Company has no intent to foreclose on any EMC Mortgage Loan based on the delinquency characteristics as of the Closing Date; provided, that the foregoing does not prevent the Company from initiating foreclosure proceedings on any date hereafter if the facts and circumstances of such EMC Mortgage Loans including delinquency characteristics in the Company’s discretion so warrant such action.

(d)  The Master Servicer will fully reimburse the Company for Servicing Advances and Advances related to Liquidation Proceeds on the Remittance Date after such Servicing Advances and Advances are approved; provided, however, the Company must provide documentation in the form of Exhibit U hereto to the Master Servicer seeking approval within 90 days of final liquidation of a Mortgage Loan. The Master Servicer will provide such approval or denial to the Company no later than thirty (30) days after receipt of such claim; provided, however, such claim must be complete with all supporting documentation. The Company’s obligation to make such Servicing Advances and Advances as to any Mortgage Loan will continue through the final liquidation of the Mortgaged Property, unless the Company deems such advance nonrecoverable and submits an officer’s certificate in accordance with Section 6.01.

Section 3.10  Servicing Compensation.

As compensation for its activities hereunder and under the Servicing Agreement, each Servicer shall be entitled to retain or withdraw from its Protected Accounts out of each payment of interest on a Mortgage Loan included in the Trust Fund an amount equal to the related Servicing Fee.

Additional servicing compensation in the form of any Excess Liquidation Proceeds, assumption fees, late payment charges, all Prepayment Interest Excess on any Mortgage Loan, all income and gain net of any losses realized from Permitted Investments with respect to funds in or credited to the Protected Accounts maintained by the related Servicer shall be retained by such Servicer to the extent not required to be deposited in the Protected Accounts maintained by the Company pursuant to Section 5.02 of this Agreement or pursuant to the related Servicing Agreement. Each Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder (including payment of any premiums for hazard insurance, as required by Section 3.05 or the related Servicing Agreement and maintenance of the other forms of insurance coverage required by Section 3.07 or the related Servicing Agreement) and shall not be entitled to reimbursement therefor except as specifically provided in Section 5.02 or the related Servicing Agreement.

Section 3.11  REO Property.

(a)  In the event the Trust Fund acquires ownership of any REO Property in respect of any related EMC Mortgage Loan, the deed or certificate of sale shall be issued to the Trustee, or to its nominee, on behalf of the Certificateholders. The Company shall sell any such REO Property as expeditiously as possible and in accordance with the provisions of this Agreement. Pursuant to its efforts to sell such REO Property, the Company shall protect and conserve such REO Property in the manner and to the extent required herein, in accordance with the REMIC Provisions and in a manner that does not result in a tax on “net income from foreclosure property” or cause such REO Property to fail to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code.

(b)  The Company shall deposit all funds collected and received in connection with the operation of any REO Property in respect of any EMC Mortgage Loan into the Protected Accounts maintained by the Company.

(c)  The Company, upon the final disposition of any REO Property in respect of any EMC Mortgage Loan, shall be entitled to reimbursement for any related unreimbursed Advances, unreimbursed Servicing Advances or Servicing Fees from Liquidation Proceeds received in connection with the final disposition of such REO Property; provided, that any such unreimbursed Advances or Servicing Fees as well as any unpaid Servicing Fees may be reimbursed or paid, as the case may be, prior to final disposition, out of any net rental income or other net amounts derived from such REO Property.

Section 3.12  Liquidation Reports.

Upon the foreclosure of any Mortgaged Property relating to an EMC Mortgage Loan or the acquisition thereof by the Trust Fund pursuant to a deed-in-lieu of foreclosure, the Company shall submit a liquidation report to the Master Servicer containing such information as shall be mutually acceptable to the Company and the Master Servicer with respect to such Mortgaged Property.

Section 3.13  Books and Records.

The Company shall be responsible for maintaining, and shall maintain, a complete set of books and records for the Mortgage Loans which shall be appropriately identified in the Company’s computer system to clearly reflect the ownership of the Mortgage Loans by the Trust. In particular, the Company shall maintain in its possession, available for inspection by the Trustee and shall deliver to the Trustee upon demand, evidence of compliance with all federal, state and local laws, rules and regulations. To the extent that original documents are not required for purposes of realization of Liquidation Proceeds or Insurance Proceeds, documents maintained by the Company may be in the form of microfilm or microfiche or such other reliable means of recreating original documents, including, but not limited to, optical imagery techniques so long as the Company complies with the requirements of Accepted Servicing Practices.

The Company shall maintain with respect to each Mortgage Loan and shall make available for inspection by the Trustee the related servicing file during the time such Mortgage Loan is subject to this Agreement and thereafter in accordance with applicable law.

Payments on the Mortgage Loans, including any payoffs, made in accordance with the related Mortgage File will be entered in the Company’s set of books and records no more than two business days after receipt and identification, and allocated to principal or interest as specified in the related Mortgage File.

ARTICLE IV

ADMINISTRATION AND MASTER
SERVICING OF MORTGAGE LOANS BY
MASTER SERVICER
Section 4.01  Master Servicer.

The Master Servicer shall, beginning on the Closing Date, supervise, monitor and oversee the obligation of the Company and the related Servicer to service and administer the Mortgage Loans in accordance with the terms of this Agreement and the related Servicing Agreement and shall have full power and authority to do any and all things which it may deem necessary or desirable in connection with such master servicing and administration. In performing its obligations hereunder, the Master Servicer shall act in a manner consistent with Accepted Master Servicing Practices. Furthermore, the Master Servicer shall oversee and consult with the Company and the related Servicer as necessary from time to time to carry out the Master Servicer’s obligations hereunder, shall receive, review and evaluate all reports, information and other data provided to the Master Servicer by the Company and the related Servicer and shall cause the Company and related Servicer to perform and observe the covenants, obligations and conditions to be performed or observed by such Person under this Agreement and the related Servicing Agreement. The Master Servicer shall independently and separately monitor the Company and the related Servicer’s servicing activities with respect to each related Mortgage Loan, reconcile the results of such monitoring with such information provided in the previous sentence on a monthly basis and coordinate corrective adjustments to the Company’s, the related Servicer’s and Master Servicer’s records, and based on such reconciled and corrected information, the Master Servicer shall provide such information to the Trustee as shall be necessary in order for it to prepare the statements specified in Section 6.06 by 2:00 p.m. Central Standard Time on the 5th Business Day prior to each Distribution Date, and prepare any other information and statements required to be forwarded by the Master Servicer hereunder; provided, however, in no event shall the Master Servicer be required to provide such information to the Trustee earlier than 2:00 p.m. Central Standard Time on the 19th calendar day of the month. The Master Servicer shall reconcile the results of its Mortgage Loan monitoring with the actual remittances of the Servicers pursuant to the applicable Servicing Agreement. The Master Servicer shall be entitled to conclusively rely on the Mortgage Loan data provided by the related Servicer and shall have no liability for any errors in such Mortgage Loan data.

In addition to the foregoing, in connection with a modification of any Mortgage Loan by a Servicer, if the Master Servicer is unable to enforce the obligations of the Servicer with respect to such modification, the Master Servicer shall notify the Depositor of such Servicer’s failure to comply with the terms of the Servicing Agreement or this Agreement. If the Servicing Agreement or this Agreement (in the case of the Company, as Servicer) requires the approval of the Master Servicer for a modification to a Mortgage Loan, the Master Servicer shall approve such modification if, based upon its receipt of written notification from the related Servicer outlining the terms of such modification and appropriate supporting documentation, the Master Servicer determines that the modification is permitted under the terms of the Servicing Agreement or this Agreement (in the case of the Company, as Servicer) and that any conditions to such modification set forth in the Servicing Agreement or this Agreement have been satisfied. Furthermore, if the Servicing Agreement or this Agreement (in the case of the Company, as Servicer) requires the oversight and monitoring of loss mitigation measures with respect to the related Mortgage Loans, the Master Servicer will monitor any loss mitigation procedure or recovery action related to a defaulted Mortgage Loan (to the extent it receives notice of such from the related Servicer) and confirm that such loss mitigation procedure or recovery action is initiated, conducted and concluded in accordance with any timeframes and any other requirements set forth in the Servicing Agreement or this Agreement (in the case of the Company, as Servicer), and the Master Servicer shall notify the Depositor in any case in which the Master Servicer believes that the related Servicer is not complying with such timeframes and/or other requirements.

The Trustee shall furnish the Company, the Servicers and the Master Servicer, upon written request from a servicing officer, with any powers of attorney and other documents in form as provided to it necessary or appropriate to enable the Company, the Servicer and the Master Servicer to service and administer the related Mortgage Loans and REO Property.

The Trustee or the Custodian on its behalf, the Company or the related Servicer shall provide access to the records and documentation in possession of the Trustee or the Custodian on its behalf, the Company or the related Servicer regarding the related Mortgage Loans and REO Property and the servicing thereof to the Certificateholders, the FDIC, and the supervisory agents and examiners of the FDIC, such access being afforded only upon reasonable prior written request and during normal business hours at the office of the Trustee, the Custodian, the Company or the related Servicer; provided, however, that, unless otherwise required by law, neither the Trustee, the Custodian, the Company nor the related Servicer shall be required to provide access to such records and documentation if the provision thereof would violate the legal right to privacy of any Mortgagor. The Trustee, the Custodian, the Company and the related Servicer shall allow representatives of the above entities to photocopy any of the records and documentation and shall provide equipment for that purpose at a charge that covers the Trustee’s, the Custodian’s, the Company’s or the related Servicer’s actual costs.

The Trustee shall execute and deliver to the Company or the related Servicer and the Master Servicer, upon such party’s written instruction (which includes the documents to be signed) any court pleadings, requests for trustee’s sale or other appropriate documents necessary or desirable to (i) the foreclosure or trustee’s sale with respect to a Mortgaged Property; (ii) any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Security Instrument; (iii) obtain a deficiency judgment against the Mortgagor; or (iv) enforce any other rights or remedies provided by the Mortgage Note or Security Instrument or otherwise available at law or equity.

Section 4.02  REMIC-Related Covenants.

For as long as each REMIC created hereunder shall exist, the Trustee shall act in accordance herewith to assure continuing treatment of such REMIC as a REMIC, and the Trustee shall comply with any directions of the Seller, the Company, the Servicers or the Master Servicer to assure such continuing treatment. In particular, the Trustee shall not (except as otherwise expressly permitted by this Agreement) (a) sell or permit the sale of all or any portion of the Mortgage Loans or of any investment of deposits in an Account unless such sale is as a result of a repurchase of the Mortgage Loans pursuant to this Agreement or the Trustee has received a REMIC Opinion addressed to the Trustee prepared at the expense of the Trust Fund; (b) other than with respect to a substitution pursuant to the Mortgage Loan Purchase Agreement or Section 2.03 of this Agreement, as applicable, accept any contribution to any REMIC after the Startup Day without receipt of a REMIC Opinion; or (c) acquire any assets for any REMIC other than any REO Property after the Startup Day without receipt of a REMIC Opinion.

Section 4.03  Monitoring of Company and Servicer.

(a)  The Master Servicer shall be responsible for reporting to the Trustee and the Seller the non-compliance by the Company and the related Servicer with its duties under this Agreement and the related Servicing Agreement. In the review of the Company’s and the related Servicer’s activities, the Master Servicer may rely upon an Officer’s Certificate of the Company and the related Servicer with regard to such Person’s compliance with the terms of this Agreement or the related Servicing Agreement. In the event that the Master Servicer, in its judgment, determines that a Servicer, other than the Company, should be terminated in accordance with this Agreement or the related Servicing Agreement, or that a notice should be sent pursuant to this Agreement or the related Servicing Agreement with respect to the occurrence of an event that, unless cured, would constitute grounds for such termination, the Master Servicer shall notify the Seller and the Trustee and the Master Servicer shall issue such notice or take such other action as it deems appropriate. In the event that the Master Servicer, in its judgment, determines that the Company should be terminated in accordance with this Agreement, or that a notice should be sent pursuant to this Agreement with respect to the occurrence of an event that, unless cured, would constitute grounds for such termination, the Master Servicer shall notify the Seller and the Trustee thereof in writing. Pursuant to its receipt of such written notification from the Master Servicer, the Trustee shall issue such notice of termination to the Company or take such other action as it deems appropriate.

(b)  The Master Servicer, for the benefit of the Trustee and the Certificateholders, shall enforce the obligations of the Company under this Agreement and the related Servicer under the related Servicing Agreement, and shall, in the event that a Servicer, other than the Company, fails to perform its obligations in accordance with this Agreement or the related Servicing Agreement, subject to the preceding paragraph, terminate the rights and obligations of such Person thereunder and act as servicer of the related Mortgage Loans or to cause the Trustee to enter into a new Servicing Agreement with a successor Servicer selected by the Master Servicer; provided, however, it is understood and acknowledged by the parties hereto that there shall be a period of transition (not to exceed 90 days) before the actual servicing functions can be fully transferred to such successor servicer. In the event that the Company fails to perform its obligations in accordance with this Agreement, subject to the preceding paragraph, the Master Servicer shall notify the Trustee in writing of such failure. Pursuant to its receipt of such notification from the Master Servicer, the Trustee shall terminate the rights and obligations of the Company under this Agreement and enter into a new Servicing Agreement with a successor servicer selected by the Trustee; provided, however, it is understood and acknowledged by the parties hereto that there will be a period of transition (not to exceed 90 days) before the actual servicing functions can be fully transferred to such successor servicer. In either event, such enforcement, including, without limitation, the legal prosecution of claims, termination of the related Servicing Agreement and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer (or in the case the Company is terminated as the Servicer, the successor servicer or the Trustee, as applicable) in its good faith business judgment, would require were it the owner of the related Mortgage Loans. The Master Servicer shall pay the costs of such enforcement at its own expense, subject to its right of reimbursement pursuant to the provisions of this Agreement or the related Servicing Agreement, provided that the Master Servicer shall not be required to prosecute or defend any legal action except to the extent that the Master Servicer shall have received reasonable indemnity for its costs and expenses in pursuing such action. In the event that the Company is terminated as the Servicer, the Trustee shall pay the costs of such enforcement at its own expense, subject to its right to be reimbursed for such costs from the Distribution Account pursuant to Section 5.09; provided that, the Trustee shall not be required to prosecute or defend any legal action except to the extent that the Trustee shall have received reasonable indemnity for its costs and expenses in pursuing such action. Nothing herein shall impose any obligation on the part of the Trustee to assume or succeed to the duties or obligations of the Company or the Master Servicer unless the Trustee has not been able to find a successor servicer or a successor master servicer.

(c)  To the extent that the costs and expenses of the Master Servicer or the Trustee, as applicable, related to any termination of a Servicer, or the enforcement or prosecution of related claims, rights or remedies or the appointment of a successor Servicer or the transfer and assumption of servicing by the Master Servicer or the Trustee, as applicable, with respect to this Agreement or the related Servicing Agreement (including, without limitation, (i) all legal costs and expenses and all due diligence costs and expenses associated with an evaluation of the potential termination of the Company or a Servicer as a result of an event of default by such Person and (ii) all costs and expenses associated with the complete transfer of servicing, including all servicing files and all servicing data and the completion, correction or manipulation of such servicing data as may be required by the successor servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the successor service to service the Mortgage Loans in accordance with this Agreement or the related Servicing Agreement) are not fully and timely reimbursed by the terminated Servicer, the Master Servicer or the Trustee, as applicable, shall be entitled to reimbursement of such costs and expenses from the Master Servicer Collection Account, pursuant to Section 5.07.

(d)  The Master Servicer shall require the Company and the related Servicer to comply with the remittance requirements and other obligations set forth in this Agreement or the related Servicing Agreement, as applicable.

(e)  If the Master Servicer acts as a servicer, it will not assume liability for the representations and warranties of the Company or the related Servicer, if any, that it replaces.

Section 4.04  Fidelity Bond.

The Master Servicer, at its expense, shall maintain in effect a blanket fidelity bond and an errors and omissions insurance policy, affording coverage with respect to all directors, officers, employees and other Persons acting on such Master Servicer’s behalf, and covering errors and omissions in the performance of the Master Servicer’s obligations hereunder. The errors and omissions insurance policy and the fidelity bond shall be in such form and amount generally acceptable for entities serving as master servicers or trustees.

Section 4.05  Power to Act; Procedures.

The Master Servicer shall master service the Mortgage Loans and shall have full power and authority, subject to the REMIC Provisions and the provisions of Article XI hereof, to do any and all things that it may deem necessary or desirable in connection with the master servicing and administration of the Mortgage Loans, including but not limited to the power and authority (i) to execute and deliver, on behalf of the Certificateholders and the Trustee, customary consents or waivers and other instruments and documents, (ii) to consent to transfers of any Mortgaged Property and assumptions of the Mortgage Notes and related Mortgages, (iii) to collect any Insurance Proceeds and Liquidation Proceeds, and (iv) to effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing any Mortgage Loan, in each case, in accordance with the provisions of this Agreement and the related Servicing Agreement, as applicable; provided, however, that the Master Servicer shall not (and, consistent with its responsibilities under Section 4.03, shall not authorize the Company or the related Servicer to) knowingly or intentionally take any action, or fail to take (or fail to cause to be taken) any action reasonably within its control and the scope of duties more specifically set forth herein, that, under the REMIC Provisions, if taken or not taken, as the case may be, would cause REMIC I, REMIC II, REMIC III, REMIC IV or REMIC V to fail to qualify as a REMIC or result in the imposition of a tax upon the Trust Fund (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code) unless the Master Servicer has received an Opinion of Counsel (but not at the expense of the Master Servicer) to the effect that the contemplated action will not cause REMIC I, REMIC II, REMIC III, REMIC IV or REMIC V to fail to qualify as a REMIC or result in the imposition of a tax upon REMIC I, REMIC II, REMIC III, REMIC IV or REMIC V as the case may be. The Trustee shall furnish the Master Servicer, upon written request from a Servicing Officer, with any powers of attorney empowering the Master Servicer, the Company or the related Servicer to execute and deliver instruments of satisfaction or cancellation, or of partial or full release or discharge, and to foreclose upon or otherwise liquidate Mortgaged Property, and to appeal, prosecute or defend in any court action relating to the Mortgage Loans or the Mortgaged Property, in accordance with the related Servicing Agreement and this Agreement, and the Trustee shall execute and deliver such other documents, as the Master Servicer may request, to enable the Master Servicer to master service and administer the Mortgage Loans and carry out its duties hereunder, in each case in accordance with Accepted Master Servicing Practices (and the Trustee shall have no liability for misuse of any such powers of attorney by the Master Servicer, the Company or the related Servicer). If the Master Servicer or the Trustee has been advised that it is likely that the laws of the state in which action is to be taken prohibit such action if taken in the name of the Trustee or that the Trustee would be adversely affected under the “doing business” or tax laws of such state if such action is taken in its name, the Master Servicer shall join with the Trustee in the appointment of a co-trustee pursuant to Section 10.11 hereof. In the performance of its duties hereunder, the Master Servicer shall be an independent contractor and shall not, except in those instances where it is taking action in the name of the Trust, be deemed to be the agent of the Trust.

Section 4.06  Due-on-Sale Clauses; Assumption Agreements.

To the extent provided in this Agreement or the related Servicing Agreement, to the extent Mortgage Loans contain enforceable due-on-sale clauses, the Master Servicer shall cause the Company and the related Servicer to enforce such clauses in accordance with this Agreement or the related Servicing Agreement. If applicable law prohibits the enforcement of a due-on-sale clause or such clause is otherwise not enforced in accordance with this Agreement or the related Servicing Agreement, and, as a consequence, a Mortgage Loan is assumed, the original Mortgagor may be released from liability in accordance with this Agreement or the related Servicing Agreement.

Section 4.07  Release of Mortgage Files.

(a)  Upon becoming aware of the payment in full of any Mortgage Loan, or the receipt by the Company or the related Servicer of a notification that payment in full has been escrowed in a manner customary for such purposes for payment to Certificateholders on the next Distribution Date, the Company or the related Servicer will, if required under the related Servicing Agreement (or if the Company or the related Servicer does not, the Master Servicer may), promptly furnish to the Custodian, on behalf of the Trustee, two copies of a certification substantially in the form of Exhibit G (or as otherwise provided in the Custodial Agreement) hereto signed by a Servicing Officer or in a mutually agreeable electronic format which will, in lieu of a signature on its face, originate from a Servicing Officer (which certification shall include a statement to the effect that all amounts received in connection with such payment that are required to be deposited in the Protected Account maintained by the Company or the Servicer pursuant to Article V or by the related Servicer pursuant to the related Servicing Agreement have been or will be so deposited) and shall request that the Custodian, on behalf of the Trustee, deliver to the Company or the related Servicer the related Mortgage File. Upon receipt of such certification and request, the Custodian, on behalf of the Trustee, shall promptly release the related Mortgage File to the Company or the related Servicer and the Trustee and Custodian shall have no further responsibility with regard to such Mortgage File. Upon any such payment in full, the Company or the related Servicer is authorized, to give, as agent for the Trustee, as the mortgagee under the Mortgage that secured the Mortgage Loan, an instrument of satisfaction (or assignment of mortgage without recourse, representation or warranty) regarding the Mortgaged Property subject to the Mortgage, which instrument of satisfaction or assignment, as the case may be, shall be delivered to the Person or Persons entitled thereto against receipt therefor of such payment, it being understood and agreed that no expenses incurred in connection with such instrument of satisfaction or assignment, as the case may be, shall be chargeable to the applicable Protected Account.

(b)  From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan and in accordance with this Agreement or the related Servicing Agreement, upon written instruction from such Servicer or the Master Servicer, the Trustee shall execute such documents as shall be prepared and furnished to the Trustee by the Company, the related Servicer or the Master Servicer (in form reasonably acceptable to the Trustee) and as are necessary to the prosecution of any such proceedings. The Custodian, on behalf of the Trustee, shall, upon the request of the Company, the related Servicer or the Master Servicer, and delivery to the Custodian, on behalf of the Trustee, of two copies of a request for release signed by a Servicing Officer substantially in the form of Exhibit G (or in a mutually agreeable electronic format which will, in lieu of a signature on its face, originate from a Servicing Officer), release the related Mortgage File held in its possession or control to the Company, the related Servicer or the Master Servicer, as applicable. Such trust receipt shall obligate the Company, the related Servicer or the Master Servicer to return the Mortgage File to the Custodian on behalf of the Trustee, when the need therefor by such Person no longer exists unless the Mortgage Loan shall be liquidated, in which case, upon receipt of a certificate of a Servicing Officer similar to that hereinabove specified, the Mortgage File shall be released by the Custodian, on behalf of the Trustee, to the Company, the related Servicer or the Master Servicer.

Section 4.08  Documents, Records and Funds in Possession of Master Servicer, Company and Servicer To Be Held for Trustee.

(a)  The Master Servicer shall transmit and the Company or the related Servicer (to the extent required by this Agreement or the related Servicing Agreement) shall transmit to the Trustee or Custodian such documents and instruments coming into the possession of such Person from time to time as are required by the terms hereof, or in the case of the related Servicer, the related Servicing Agreement, to be delivered to the Trustee or Custodian. Any funds received by the Master Servicer, the Company or by the related Servicer in respect of any Mortgage Loan or which otherwise are collected by the Master Servicer, the Company or by the related Servicer as Liquidation Proceeds or Insurance Proceeds in respect of any Mortgage Loan shall be held for the benefit of the Trustee and the Certificateholders subject to the Master Servicer’s right to retain or withdraw from the Master Servicer Collection Account, the Master Servicing Compensation and other amounts provided in this Agreement, and to the right of the Company and the related Servicer to retain its Servicing Fee and other amounts as provided in this Agreement or the related Servicing Agreement. The Master Servicer, the Company and the related Servicer shall provide access to information and documentation regarding the Mortgage Loans to the Trustee and, regarding the Mortgage Loans and their respective agents and accountants at any time upon reasonable request and during normal business hours, and to Certificateholders that are savings and loan associations, banks or insurance companies, the Office of Thrift Supervision, the FDIC and the supervisory agents and examiners of such Office and Corporation or examiners of any other federal or state banking or insurance regulatory authority if so required by applicable regulations of the Office of Thrift Supervision or other regulatory authority, such access to be afforded without charge but only upon reasonable request in writing and during normal business hours at the offices of the Master Servicer designated by it. In fulfilling such a request the Master Servicer shall not be responsible for determining the sufficiency of such information.

(b)  All Mortgage Files and funds collected or held by, or under the control of, the Master Servicer, in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds or Insurance Proceeds, shall be held by the Master Servicer for and on behalf of the Trustee and the Certificateholders and shall be and remain the sole and exclusive property of the Trustee; provided, however, that the Master Servicer, the Company and the related Servicer shall be entitled to setoff against, and deduct from, any such funds any amounts that are properly due and payable to the Master Servicer or such Servicer to the extent provided under this Agreement or the related Servicing Agreement.

Section 4.09  Standard Hazard Insurance and Flood Insurance Policies.

(a)  For each Mortgage Loan, the Master Servicer shall enforce any obligation of the Company and the related Servicer under this Agreement or the related Servicing Agreement to maintain or cause to be maintained standard fire and casualty insurance and, where applicable, flood insurance, all in accordance with the provisions of this Agreement or the related Servicing Agreement. It is understood and agreed that such insurance shall be with insurers meeting the eligibility requirements set forth in this Agreement and the related Servicing Agreement and that no earthquake or other additional insurance is to be required of any Mortgagor or to be maintained on property acquired in respect of a defaulted loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance.

(b)  Pursuant to Sections 5.01 and 5.06 any amounts collected by the Company, the Servicers or the Master Servicer, or by the Company or the Servicers, under any insurance policies (other than amounts to be applied to the restoration or repair of the property subject to the related Mortgage or released to the Mortgagor in accordance with this Agreement or the Servicing Agreements) shall be deposited by the Company in its Protected Account or by the related Servicer or the Master Servicer into the Master Servicer Collection Account, subject to withdrawal pursuant to Sections 5.02, 5.04, 5.05 and 5.07, as applicable. Any cost incurred by the Master Servicer, the Company or the related Servicer in maintaining any such insurance if the Mortgagor defaults in its obligation to do so shall be added to the amount owing under the Mortgage Loan where the terms of the Mortgage Loan so permit; provided, however, that the addition of any such cost shall not be taken into account for purposes of calculating the distributions to be made to Certificateholders and shall be recoverable by the Master Servicer, the Company or the related Servicer pursuant to Sections 5.02, 5.04, 5.05 and 5.07, as applicable.

Section 4.10  Presentment of Claims and Collection of Proceeds.

The Master Servicer shall (to the extent provided in this Agreement and the related Servicing Agreement) cause the Company or the Servicer to, prepare and present on behalf of the Trustee and the Certificateholders all claims under the Insurance Policies and take such actions (including the negotiation, settlement, compromise or enforcement of the insured’s claim) as shall be necessary to realize recovery under such policies. Any proceeds disbursed to the Master Servicer (or disbursed to the Company or the related Servicer and remitted to the Master Servicer) in respect of such policies, bonds or contracts shall be promptly deposited in the Master Servicer Collection Account upon receipt, except that any amounts realized that are to be applied to the repair or restoration of the related Mortgaged Property, which repair or restoration the owner of such Mortgaged Property or EMC, as applicable, has agreed to make as a condition precedent to the presentation of claims on the related Mortgage Loan to the insurer under any applicable Insurance Policy need not be so deposited (or remitted).

Section 4.11  Maintenance of the Primary Mortgage Insurance Policies.

(a)  The Master Servicer shall not take, or authorize the Company or the related Servicer (to the extent such action is prohibited under this Agreement or the related Servicing Agreement) to take, any action that would result in noncoverage under any applicable Primary Mortgage Insurance Policy of any loss which, but for the actions of the Master Servicer, the Company or the related Servicer, would have been covered thereunder. The Master Servicer shall use its best reasonable efforts to cause the Company and the related Servicer (to the extent required under this Agreement and the related Servicing Agreement) to keep in force and effect (to the extent that the Mortgage Loan requires the Mortgagor to maintain such insurance), primary mortgage insurance applicable to each Mortgage Loan (including any LPMI Policy) in accordance with the provisions of this Agreement and the related Servicing Agreement, as applicable. The Master Servicer shall not, and shall not authorize the Company or the related Servicer (to the extent required under this Agreement or the related Servicing Agreement) to, cancel or refuse to renew any such Primary Mortgage Insurance Policy that is in effect at the date of the initial issuance of the Mortgage Note and is required to be kept in force hereunder except in accordance with the provisions of this Agreement and the related Servicing Agreement, as applicable.

(b)  The Master Servicer agrees to cause the Company and the related Servicer (to the extent required under this Agreement and the related Servicing Agreement) to present, on behalf of the Trustee and the Certificateholders, claims to the insurer under any Primary Mortgage Insurance Policies and, in this regard, to take such reasonable action as shall be necessary to permit recovery under any Primary Mortgage Insurance Policies respecting defaulted Mortgage Loans. Pursuant to Sections 5.01 and 5.06, any amounts collected by the Company or the related Servicer under any Primary Mortgage Insurance Policies shall be deposited by the Company in its Protected Account or by the Master Servicer in the Master Servicer Collection Account, subject to withdrawal pursuant to Section 5.07.

Section 4.12  Trustee to Retain Possession of Certain Insurance Policies and Documents.

The Trustee (or the Custodian, as directed by the Trustee), shall retain possession and custody of the originals (to the extent available) of any Primary Mortgage Insurance Policies, or certificate of insurance if applicable, and any certificates of renewal as to the foregoing as may be issued from time to time as contemplated by this Agreement. Until all amounts distributable in respect of the Certificates have been distributed in full and the Master Servicer otherwise has fulfilled its obligations under this Agreement, the Trustee (or its Custodian, if any, as directed by the Trustee) shall also retain possession and custody of each Mortgage File in accordance with and subject to the terms and conditions of this Agreement. The Master Servicer shall promptly deliver or cause to be delivered to the Trustee (or the Custodian, as directed by the Trustee), upon the execution or receipt thereof the originals of any Primary Mortgage Insurance Policies, any certificates of renewal, and such other documents or instruments that constitute portions of the Mortgage File that come into the possession of the Master Servicer from time to time.

Section 4.13  Realization Upon Defaulted Mortgage Loans.

The Master Servicer shall cause the Company and the related Servicer (to the extent required under this Agreement and the related Servicing Agreement) to foreclose upon, repossess or otherwise comparably convert the ownership of Mortgaged Properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments, all in accordance with this Agreement or the related Servicing Agreement.

Section 4.14  Compensation for the Master Servicer.

The Master Servicer will be entitled to receive all income and gain realized from any investment of funds in the Master Servicer Collection Account for the performance of its activities hereunder. The Master Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder and shall not be entitled to reimbursement therefor except as provided in this Agreement.

Section 4.15  REO Property.

(a)  In the event the Trust Fund acquires ownership of any REO Property in respect of any related Mortgage Loan, the deed or certificate of sale shall be issued to the Trustee, or to its nominee, on behalf of the related Certificateholders. The Master Servicer shall, to the extent provided in this Agreement or the related Servicing Agreement, cause the Company or the related Servicer to sell, any REO Property as expeditiously as possible and in accordance with the provisions of this Agreement and the related Servicing Agreement, as applicable. Pursuant to such efforts to sell such REO Property, the Master Servicer shall cause the Company or the related Servicer to protect and conserve, such REO Property in the manner and to the extent required by this Agreement or the related Servicing Agreement, in accordance with the REMIC Provisions and in a manner that does not result in a tax on “net income from foreclosure property” or cause such REO Property to fail to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code.

(b)  The Master Servicer shall, to the extent required by this Agreement or the related Servicing Agreement, cause the Company or the related Servicer to deposit all funds collected and received in connection with the operation of any REO Property in the related Protected Account.

(c)  The Master Servicer and the Company or the related Servicer, upon the final disposition of any REO Property, shall be entitled to reimbursement for any related unreimbursed Advances and other unreimbursed advances as well as any unpaid Servicing Fees from Liquidation Proceeds received in connection with the final disposition of such REO Property; provided, that any such unreimbursed Monthly Advances as well as any unpaid Servicing Fees may be reimbursed or paid, as the case may be, prior to final disposition, out of any net rental income or other net amounts derived from such REO Property.

(d)  To the extent provided in this Agreement or the related Servicing Agreement, the Liquidation Proceeds from the final disposition of the REO Property, net of any payment to the Master Servicer and the Company or the related Servicer as provided above, subject to approval by the Master Servicer, shall be deposited in the related Protected Account on or prior to the Determination Date in the month following receipt thereof and be remitted by wire transfer in immediately available funds to the Master Servicer for deposit into the related Master Servicer Collection Account on the next succeeding Remittance Date.

Section 4.16  Annual Statement as to Compliance.

The Company as a Servicer, the Master Servicer and the Trustee shall deliver (or otherwise make available) to the Depositor and the Trustee not later than March 15th of each calendar year beginning in 2008, an Officer’s Certificate (an “Annual Statement of Compliance”) stating, as to each signatory thereof, that (i) a review of the activities of each such party during the preceding calendar year and of its performance under this Agreement or other applicable servicing agreement has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on such review, such party has fulfilled all of its obligations under this Agreement or other applicable servicing agreement in all material respects throughout such year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status of the cure provisions thereof. Such Annual Statement of Compliance shall contain no restrictions or limitations on its use. The Master Servicer shall enforce the obligations of each Servicer, to the extent set forth in the related Servicing Agreement, to deliver a similar Annual Statement of Compliance by that Servicer to the Depositor and the Trustee as described above as and when required with respect to the Master Servicer. In the event that certain servicing responsibilities with respect to any Mortgage Loan have been delegated by the Company, the Master Servicer, the Trustee or a Servicer to a subservicer or subcontractor, each such entity shall cause such subservicer or subcontractor (and with respect to each Servicer, the Master Servicer shall enforce the obligation of such Servicer to the extent required under the related Servicing Agreement) to deliver a similar Annual Statement of Compliance by such subservicer or subcontractor to the Depositor and the Trustee as described above as and when required with respect to the Master Servicer or the related Servicer (as the case may be).

Failure of the Company to comply with this Section 4.16 (including with respect to the timeframes required herein) shall be deemed a Company Default, and the Master Servicer shall, in addition to whatever rights the Master Servicer may have under this Agreement and at law or equity or to damages, including injunctive relief and specific performance, upon notice immediately terminate all of the rights and obligations of the Company under this Agreement and in and to the Mortgage Loans and the proceeds thereof without compensating the Company for the same. Failure of the Master Servicer to comply with this Section 4.16 (including with respect to the timeframes required herein) shall be deemed an Event of Default, and at the written direction of the Depositor the Trustee shall, in addition to whatever rights the Trustee may have under this Agreement and at law or equity or to damages, including injunctive relief and specific performance, upon notice immediately terminate all of the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof without compensating the Master Servicer for the same (but subject to the Master Servicer’s rights to payment of any Master Servicing Compensation and reimbursement of all amounts for which it is entitled to be reimbursed prior to the date of termination). Failure of the Trustee to comply with this Section 4.16 (including with respect to the timeframes required in this Section) which failure results in a failure to timely file the related Form 10-K, shall be deemed a default and the Depositor shall, in addition to whatever rights the Depositor may have under this Agreement and at law or equity or to damages, including injunctive relief and specific performance, upon notice immediately terminate all of the rights and obligations of the Trustee under this Agreement and in and to the Mortgage Loans and the proceeds thereof without compensating the Trustee for the same. This paragraph shall supersede any other provision in this Agreement or any other agreement to the contrary.

In the event the Company, the Master Servicer, the Trustee or any subservicer or subcontractor engaged by either such party is terminated or resigns pursuant to the terms of the Agreement, or any other applicable agreement in the case of a subservicer or subcontractor, as the case may be, such party shall provide an Annual Statement of Compliance pursuant to this Section 4.16 or to the related section of such other applicable agreement, as the case may be, as to the performance of its obligations with respect to the period of time it was subject to this Agreement or any other applicable agreement, as the case may be notwithstanding any such termination or resignation.

Section 4.17  Assessments of Compliance and Attestation Reports.

Pursuant to Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB, each of the Company as a Servicer, the Master Servicer, the Trustee and the Custodian (to the extent set forth in this Section) (each, an “Attesting Party”) each at its own expense shall deliver (or otherwise make available) to the Master Servicer, the Trustee and the Depositor on or before March 15th of each calendar year beginning in 2008, a report regarding such Attesting Party’s assessment of compliance (an “Assessment of Compliance”) with the Servicing Criteria during the preceding calendar year. The Assessment of Compliance, as set forth in Regulation AB, must contain the following:

(a)  A statement by an authorized officer of such Attesting Party of its authority and responsibility for assessing compliance with the Servicing Criteria applicable to the related Attesting Party;

(b)  A statement by an authorized officer that such Attesting Party used the Servicing Criteria attached as Exhibit N hereto, and which will also be attached to the Assessment of Compliance, to assess compliance with the Servicing Criteria applicable to the related Attesting Party;

(c)  An assessment by such officer of the related Attesting Party’s compliance with the applicable Servicing Criteria for the period consisting of the preceding calendar year, including disclosure of any material instance of noncompliance with respect thereto during such period, which assessment shall be based on the activities such Attesting Party performs with respect to asset-backed securities transactions taken as a whole involving the related Attesting Party, that are backed by the same asset type as the Mortgage Loans;

(d)  A statement that a registered public accounting firm has issued an attestation report on the related Attesting Party’s Assessment of Compliance for the period consisting of the preceding calendar year; and

(e)  A statement as to which of the Servicing Criteria, if any, are not applicable to the related Attesting Party, which statement shall be based on the activities such Attesting Party performs with respect to asset-backed securities transactions taken as a whole involving such Attesting Party, that are backed by the same asset type as the Mortgage Loans.

Such report at a minimum shall address each of the Servicing Criteria specified on Exhibit N hereto which are indicated as applicable to the related Attesting Party.

On or before March 15th of each calendar year beginning in 2008, each Attesting Party shall furnish to the Master Servicer, the Depositor and the Trustee a report (an “Attestation Report”) by a registered public accounting firm that attests to, and reports on, the Assessment of Compliance made by the related Attesting Party, as required by Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122(b) of Regulation AB, which Attestation Report must be made in accordance with standards for attestation reports issued or adopted by the Public Company Accounting Oversight Board.

The Master Servicer shall enforce the obligation of each Servicer to deliver to the Trustee, the Master Servicer and the Depositor an Assessment of Compliance and Attestation Report as and when provided in the related Servicing Agreement. Each of the Company, the Master Servicer and the Trustee shall cause, and the Master Servicer shall enforce the obligation (as and when provided in the related Servicing Agreement) of each Servicer to cause, any subservicer and each subcontractor (to the extent such subcontractor is determined by the Company, the Master Servicer or the Trustee, as applicable, to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB) that is engaged by the Company, such Servicer, the Master Servicer or the Trustee, as applicable, to deliver to the Trustee, the Master Servicer and the Depositor an Assessment of Compliance and Attestation Report as and when provided under the terms of the related Servicing Agreement.

Pursuant to this Agreement or the related Servicing Agreement, the related Servicer, or any subservicer and each subcontractor (to the extent such subcontractor is determined by the Master Servicer to be “participating in a servicing function” within the meaning of Item 1122 of Regulation AB) that is engaged by such Servicer, is obligated to provide such Assessment of Compliance and Attestation Report on the 1st of March and in no event later than the 15th of March each year that the related Mortgage Loans are serviced under this Agreement or the applicable Servicing Agreement. The Master Servicer shall deliver to the Trustee any such Assessment of Compliance and Attestation Report received from a Servicer or any subservicer and each subcontractor (to the extent such subcontractor is determined by the Master Servicer to be “participating in a servicing function” within the meaning of Item 1122 of Regulation AB) that is engaged by such Servicer, within two Business Days of such receipt but in no event later than two Business Days following the 15th day of March for each year for which a report on Form 10-K is required to be filed with respect to the Trust Fund. Such Assessment of Compliance, as to any subservicer or subcontractor, shall at a minimum address the applicable Servicing Criteria specified on Exhibit N hereto which are indicated as applicable to any “primary servicer” to the extent such subservicer or subcontractor is performing any servicing function for the party who engages it and to the extent such party is not itself addressing the Servicing Criteria related to such servicing function in its own Assessment of Compliance. The Trustee shall confirm that each of the Assessments of Compliance delivered to it, taken as a whole, address all of the Servicing Criteria and taken individually address the Servicing Criteria for each party as set forth in Exhibit N and notify the Depositor of any exceptions. Notwithstanding the foregoing, as to any subcontractor, an Assessment of Compliance and Attestation Report is not required to be delivered unless it is required as part of a Form 10-K with respect to the Trust Fund.

In addition, for the avoidance of doubt and without duplication, the Company as a Servicer shall (and shall cause each subservicer engaged by it to) provide the following information to the Depositor and the Trustee: (A) any Company Default hereunder and any subservicer event of default under the terms of the related Subservicing Agreement, (B) any merger, consolidation or sale of substantially all of the assets of the Company or, to the best of the Company’s knowledge, any such subservicer, and (C) the Company’s entry into an agreement with a subservicer to perform or assist in the performance of any of the Company’s obligations as Servicer.

In addition, the Company as a Servicer, shall cause each subservicer engaged by it to provide the following information to the Depositor and the Trustee, to the extent applicable, within the timeframes that the Company would otherwise have to provide such information:

(A)  any material modifications, extensions or waivers of pool asset terms, fees, penalties or payments during the distribution period or that have cumulatively become material over time (Item 1121(a)(11) of Regulation AB);

(B)  material breaches of pool asset representations or warranties or transaction covenants (Item 1121(a)(12) of Regulation AB); and

(C)  information regarding new asset-backed securities issuances backed by the same pool assets, any pool asset changes (such as, additions, substitutions or repurchases), and any material changes in origination, underwriting or other criteria for acquisition or selection of pool assets (Item 1121(a)(14) of Regulation AB).

The Custodian shall deliver to the Master Servicer, the Trustee and the Depositor an Assessment of Compliance and Attestation Report, as and when provided above, which shall at a minimum address each of the Servicing Criteria specified on Exhibit N hereto which are indicated as applicable to a “custodian”. Notwithstanding the foregoing, an Assessment of Compliance or Attestation Report is not required to be delivered by any Custodian unless it is required as part of a Form 10-K with respect to the Trust Fund.

Failure of the Company to comply with this Section 4.17 (including with respect to the timeframes required herein) shall be deemed a Company Default, and the Master Servicer shall, in addition to whatever rights the Master Servicer may have under this Agreement and at law or equity or to damages, including injunctive relief and specific performance, upon notice immediately terminate all of the rights and obligations of the Company under this Agreement and in and to the Mortgage Loans and the proceeds thereof without compensating the Company for the same. Failure of the Master Servicer to comply with this Section 4.17 (including with respect to the timeframes required herein) shall constitute an Event of Default, and at the written direction of the Depositor the Trustee shall, in addition to whatever rights the Trustee may have under this Agreement and at law or equity or to damages, including injunctive relief and specific performance, upon notice immediately terminate all of the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof without compensating the Master Servicer for the same (but subject to the Master Servicer’s rights to payment of any Master Servicing Compensation and reimbursement of all amounts for which it is entitled to be reimbursed prior to the date of termination). Failure of the Trustee to comply with this Section 4.17 (including with respect to the timeframes required in this Section) which failure results in a failure to timely file the related Form 10-K, shall constitute a default and the Depositor shall, in addition to whatever rights the Depositor may have under this Agreement and at law or equity or to damages, including injunctive relief and specific performance, upon notice immediately terminate all of the rights and obligations of the Trustee under this Agreement and in and to the Mortgage Loans and the proceeds thereof without compensating the Trustee for the same (but subject to the Trustee’s right to reimbursement of all amounts for which it is entitled to be reimbursed prior to the date of termination). This paragraph shall supersede any other provision in this Agreement or any other agreement to the contrary.

In the event the Company, the Master Servicer, the Custodian, the Trustee or any subservicer or subcontractor engaged by any such party is terminated, assigns its rights and obligations under, or resigns pursuant to, the terms of the Agreement, the Custodial Agreement, or any other applicable agreement in the case of a subservicer or subcontractor, as the case may be, such party shall provide an Assessment of Compliance and cause to be provided an Attestation Report pursuant to this Section 4.17 or to the related section of such other applicable agreement, as the case may be, notwithstanding any such termination, assignment or resignation.

Section 4.18  Reports Filed with Securities and Exchange Commission.

(a)  (i) (A) Within 15 days after each Distribution Date (subject to permitted exceptions under the Exchange Act), the Trustee shall, in accordance with industry standards, prepare and file with the Commission via the Electronic Data Gathering and Retrieval System (“EDGAR”), a Distribution Report on Form 10-D, signed by the Master Servicer, with a copy of the Monthly Statement to be furnished by the Trustee to the Certificateholders for such Distribution Date attached thereto; provided that, the Trustee shall have received no later than five (5) calendar days after the related Distribution Date, all information required to be provided to the Trustee as described in clause (a)(iv) below. Any disclosure that is in addition to the Monthly Statement and that is required to be included on Form 10-D (“Additional Form 10-D Disclosure”) shall be reported by the parties set forth on Exhibit O to the Trustee and the Depositor, pursuant to the paragraph immediately below, and approved for inclusion by the Depositor, and the Trustee will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-D Disclosure absent such reporting (other than in the case where the Trustee is the reporting party as set forth in Exhibit O) and approval.

(B)  Within five (5) calendar days after the related Distribution Date, (i) the parties set forth in Exhibit O shall be required to provide, and the Master Servicer shall enforce the obligation of each Servicer (to the extent provided in the related Servicing Agreement) to provide, pursuant to Section 4.18(a)(iv) below, to the Trustee and the Depositor, to the extent known by a responsible officer thereof, in EDGAR-compatible format, or in such other format as otherwise agreed upon by the Trustee and the Depositor and such party, the form and substance of any Additional Form 10-D Disclosure, if applicable, and (ii) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-D Disclosure on Form 10-D. Subject to the foregoing, the Trustee has no duty under this Agreement to monitor or enforce the performance by the other parties listed on Exhibit O of their duties under this paragraph or to proactively solicit or procure from such parties any Additional Form 10-D Disclosure information. The Depositor shall be responsible for any reasonable fees and expenses assessed or incurred by the Trustee in connection with including any Additional Form 10-D Disclosure on Form 10-D pursuant to this Section.

(C)  After preparing the Form 10-D, the Trustee shall forward electronically a copy of the Form 10-D to the Depositor (in the case of any Additional 10-D Disclosure and otherwise if requested by the Depositor) and the Master Servicer for review. Within two Business Days after receipt of such copy, but no later than the 12th calendar day after the Distribution Date (provided that, the Trustee forwards a copy of the Form 10-D no later than the 10th calendar day after the Distribution Date), the Depositor shall notify the Trustee in writing (which may be furnished electronically) of any changes to or approval of such Form 10-D. In the absence of receipt of any written changes or approval, the Trustee shall be entitled to assume that such Form 10-D is in final form and the Trustee may proceed with the execution and filing of the Form 10-D. No later than the 13th calendar day after the related Distribution Date, a duly authorized officer of the Master Servicer shall sign the Form 10-D and return an electronic or fax copy of such signed Form 10-D (with an original executed hard copy to follow by overnight mail) to the Trustee. If a Form 10-D cannot be filed on time or if a previously filed Form 10-D needs to be amended, the Trustee shall follow the procedures set forth in Section 4.18(a)(v)(B). Promptly (but no later than one (1) Business Day) after filing with the Commission, the Trustee shall make available on its internet website identified in Section 6.06 a final executed copy of each Form 10-D filed by the Trustee. The signing party for the Master Servicer can be contacted at 214-626-3287. Form 10-D requires the registrant to indicate (by checking “yes” or “no”) that it (1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. The Depositor shall notify the Trustee in writing, no later than the fifth calendar day after the related Distribution Date with respect to the filing of a report on Form 10-D if the answer to the questions should be “no”. The Trustee shall be entitled to rely on the representations in Section 2.04(vi) and in any such notice in preparing, executing and/or filing any such report. The parties to this Agreement acknowledge that the performance by the Master Servicer and the Trustee of their respective duties under Sections 4.18(a)(i) and (v) related to the timely preparation, execution and filing of Form 10-D is contingent upon such parties strictly observing all applicable deadlines in the performance of their duties under such Sections. Neither the Master Servicer nor the Trustee shall have any liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare, execute and/or timely file such Form 10-D, where such failure results from a party’s failure to deliver, on a timely basis, any information from such party needed to prepare, arrange for execution or file such Form 10-D, not resulting from its own negligence, bad faith or willful misconduct.

(ii)  (A) Within four (4) Business Days after the occurrence of an event requiring disclosure on Form 8-K (each such event, a “Reportable Event”), the Trustee shall prepare and file, on behalf of the Trust, at the direction of the Depositor, any Form 8-K, as required by the Exchange Act; provided that, the Depositor shall file the initial Form 8-K in connection with the issuance of the Certificates. Any disclosure or information related to a Reportable Event or that is otherwise required to be included on Form 8-K (“Form 8-K Disclosure Information”) shall be, pursuant to the paragraph immediately below, reported by the parties set forth on Exhibit O to the Trustee and the Depositor and directed and approved for inclusion by the Depositor pursuant to the following paragraph, and the Trustee will have no duty or liability for any failure hereunder to determine or prepare any Form 8-K Disclosure Information absent such reporting (other than in the case where the Trustee is the reporting party as set forth in Exhibit O) and approval.

(B)  For so long as the Trust is subject to the Exchange Act reporting requirements, (i) no later than the close of business on the 2nd Business Day after the occurrence of a Reportable Event the parties set forth in Exhibit O shall be required pursuant to Section 4.18(a)(iv) below to provide, and the Master Servicer shall enforce the obligation of each Servicer (to the extent provided in the related Servicing Agreement) to provide, to the Trustee and the Depositor, to the extent known by a responsible officer thereof, in EDGAR-compatible format, or in such other form as otherwise agreed upon by the Trustee and the Depositor and such party, the form and substance of any Form 8-K Disclosure Information, if applicable, and (ii) the Depositor shall approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Form 8-K Disclosure Information on Form 8-K. The Depositor shall be responsible for any reasonable fees and expenses assessed or incurred by the Trustee in connection with including any Form 8-K Disclosure Information on Form 8-K pursuant to this Section.

(C)  After preparing the Form 8-K, the Trustee shall forward electronically a copy of the Form 8-K to the Depositor and the Master Servicer for review. No later than the close of business New York City time on the 3rd Business Day after the Reportable Event, a duly authorized officer of the Master Servicer shall sign the Form 8-K and return an electronic or fax copy of such signed Form 8-K (with an original executed hard copy to follow by overnight mail) to the Trustee. Promptly, but no later than the close of business on the 3rd Business Day after the Reportable Event (provided that, the Trustee forwards a copy of the Form 8-K no later than noon New York time on the third Business Day after the Reportable Event), the Depositor shall notify the Trustee in writing (which may be furnished electronically) of any changes to or approval of such Form 8-K. In the absence of receipt of any written changes or approval, the Trustee shall be entitled to assume that such Form 8-K is in final form and the Trustee may proceed with the execution and filing of the Form 8-K. If a Form 8-K cannot be filed on time or if a previously filed Form 8-K needs to be amended, the Trustee shall follow the procedures set forth in Section 4.18(a)(v)(B). Promptly (but no later than one (1) Business Day) after filing with the Commission, the Trustee shall, make available on its internet website a final executed copy of each Form 8-K filed by the Trustee. The signing party for the Master Servicer can be contacted at 212-272-7575. The parties to this Agreement acknowledge that the performance by Master Servicer and the Trustee of their respective duties under this Section 4.18(a)(ii) related to the timely preparation, execution and filing of Form 8-K is contingent upon such parties strictly observing all applicable deadlines in the performance of their duties under this Section 4.18(a)(ii). Neither the Master Servicer nor the Trustee shall have any liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare, execute and/or timely file such Form 8-K, where such failure results from a party’s failure to deliver, on a timely basis, any information from such party needed to prepare, arrange for execution or file such Form 8-K, not resulting from its own negligence, bad faith or willful misconduct.

(iii)  (A) On or prior to the 90th day after the end of each fiscal year of the Trust or such earlier date as may be required by the Exchange Act (the “10-K Filing Deadline”) (it being understood that the fiscal year for the Trust ends on December 31st of each year), commencing in March 2008, the Trustee shall prepare and file on behalf of the Trust a Form 10-K, in form and substance as required by the Exchange Act. Each such Form 10-K shall include the following items, in each case to the extent they have been delivered to the Trustee within the applicable timeframes set forth in this Agreement, (I) an annual compliance statement for the Company as a Servicer, the Master Servicer, each Servicer, the Trustee and any subservicer or subcontractor, as applicable, as described under Section 4.16, (II)(A) the annual reports on assessment of compliance with Servicing Criteria for the Company as a Servicer, each Servicer, the Master Servicer, each subservicer and subcontractor participating in the servicing function, the Trustee and the Custodian, as described under Section 4.17, and (B) if any such report on assessment of compliance with Servicing Criteria described under Section 4.17 identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if any such report on assessment of compliance with Servicing Criteria described under Section 4.17 is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included, (III)(A) the registered public accounting firm attestation report for the Company, each Servicer, the Master Servicer, the Trustee, each subservicer, each subcontractor, as applicable, and the Custodian, as described under Section 4.17, and (B) if any registered public accounting firm attestation report described under Section 4.17 identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if any such registered public accounting firm attestation report is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included, and (IV) a Sarbanes-Oxley Certification as described in Section 4.18(a)(iii)(D) below (provided, however, that the Trustee, at its discretion, may omit from the Form 10-K any annual compliance statement, assessment of compliance or attestation report that is not required to be filed with such Form 10-K pursuant to Regulation AB). Any disclosure or information in addition to (I) through (IV) above that is required to be included on Form 10-K (“Additional Form 10-K Disclosure”) shall be reported by the parties set forth on Exhibit O to the Trustee and the Depositor and, pursuant to the paragraph immediately below, approved for inclusion by the Depositor, and the Trustee will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-K Disclosure absent such reporting (other than in the case where the Trustee is the reporting party as set forth in Exhibit O) and approval.

(B)  No later than March 15th of each year that the Trust is subject to the Exchange Act reporting requirements, commencing in 2008, (i) the parties set forth in Exhibit O shall be required to provide, and the Master Servicer shall enforce the obligation of each Servicer (to the extent provided in the related Servicing Agreement) to provide, pursuant to Section 4.18(a)(iv) below to the Trustee and the Depositor, to the extent known by a responsible officer thereof, in EDGAR-compatible format, or in such other format as otherwise agreed upon by the Trustee and the Depositor and such party, the form and substance of any Additional Form 10-K Disclosure, if applicable, and (ii) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-K Disclosure on Form 10-K. The Depositor shall be responsible for any reasonable fees and expenses assessed or incurred by the Trustee in connection with including any Additional Form 10-K Disclosure on Form 10-K pursuant to this Section.

(C)  After preparing the Form 10-K, the Trustee shall forward electronically a copy of the Form 10-K to the Depositor (only in the case where such Form 10-K includes Additional Form 10-K Disclosure and otherwise if requested by the Depositor) and the Master Servicer for review. Within three Business Days after receipt of such copy, but no later than March 25th (provided that, the Trustee forwards a copy of the Form 10-K no later than the third Business Day prior to March 25th), the Depositor shall notify the Trustee in writing (which may be furnished electronically) of any changes to or approval of such Form 10-K. In the absence of receipt of any written changes or approval, the Trustee shall be entitled to assume that such Form 10-K is in final form and the Trustee may proceed with the execution and filing of the Form 10-K. No later than the close of business Eastern Standard time on the 4th Business Day prior to the 10-K Filing Deadline, an officer of the Master Servicer in charge of the master servicing function shall sign the Form 10-K and return an electronic or fax copy of such signed Form 10-K (with an original executed hard copy to follow by overnight mail) to the Trustee. If a Form 10-K cannot be filed on time or if a previously filed Form 10-K needs to be amended, the Trustee will follow the procedures set forth in Section 4.18(a)(v)(B). Promptly (but no later than one (1) Business Day) after filing with the Commission, the Trustee shall make available on its internet website a final executed copy of each Form 10-K filed by the Trustee. The signing party for the Master Servicer can be contacted at 212-272-7575. Form 10-K requires the registrant to indicate (by checking “yes” or “no”) that it (1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. The Depositor shall notify the Trustee in writing, no later than March 15th of each year in which the Trust is subject to the requirements of the Exchange Act with respect to the filing of a report on Form 10-K, if the answer to the questions should be “no”. The Trustee shall be entitled to rely on the representations in Section 2.04(vi) and in any such notice in preparing, executing and/or filing any such report. The parties to this Agreement acknowledge that the performance by the Master Servicer and the Trustee of their respective duties under Sections 4.18(a)(iv) and (v) related to the timely preparation, execution and filing of Form 10-K is contingent upon such parties strictly observing all applicable deadlines in the performance of their duties under such Sections and Sections 4.16 and Section 4.17. Neither the Master Servicer nor the Trustee shall have any liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare, execute and/or timely file such Form 10-K, where such failure results from the failure of any party hereto to deliver on a timely basis, any information needed to prepare, arrange for execution or file such Form 10-K.

(D)  Each Form 10-K shall include a certification (the “Sarbanes-Oxley Certification”) required to be included therewith pursuant to the Sarbanes-Oxley Act which shall be signed by the Certifying Person and delivered to the Trustee no later than March 15th of each year in which the Trust is subject to the reporting requirements of the Exchange Act. The Master Servicer shall cause any Servicer, and any subservicer or subcontractor engaged by it to, provide to the Person who signs the Sarbanes-Oxley Certification (the “Certifying Person”), by March 10th of each year in which the Trust is subject to the reporting requirements of the Exchange Act (or such other date specified in the related Servicing Agreement) and otherwise within a reasonable period of time upon request, a certification (each, a “Back-Up Certification”), in the form attached hereto as Exhibit K, upon which the Certifying Person, the entity for which the Certifying Person acts as an officer, and such entity’s officers, directors and Affiliates (collectively with the Certifying Person, “Certification Parties”) can reasonably rely. In addition, the Company as a Servicer and the Trustee shall sign a Back-Up Certification substantially in the form of Exhibit V; provided, however, that the Company and the Trustee shall not be required to undertake an analysis of any accountant’s report attached as an exhibit to the Form 10-K. An officer of the Master Servicer in charge of the master servicing function shall serve as the Certifying Person on behalf of the Trust. Such officer of the Certifying Person can be contacted at 212-272-7575.

(iv)  With respect to any Additional Form 10-D Disclosure, Additional Form 10-K Disclosure or any Form 8-K Disclosure Information (collectively, the “Additional Disclosure”) relating to the Trust Fund, the Trustee’s obligation to include such Additional Information in the applicable Exchange Act report is subject to receipt from the entity that is indicated in Exhibit O as the responsible party for providing that information, if other than the Trustee, as and when required as described in Section 4.18(a)(i) through (iii) above. Such Additional Disclosure shall be accompanied by a notice substantially in the form of Exhibit P. Each of the Company as a Servicer, the Master Servicer, the Seller, the Trustee and the Depositor hereby agrees to notify and provide, and the Master Servicer shall enforce the obligation (to the extent provided in the related Servicing Agreement) of each Servicer to notify and provide, to the extent known to the Company as a Servicer, the Master Servicer, the Seller, the Trustee and the Depositor all Additional Disclosure relating to the Trust Fund, with respect to which such party is indicated in Exhibit O as the responsible party for providing that information. Within five Business Days of each Distribution Date of each year that the Trust is subject to the Exchange Act reporting requirements, the Depositor shall make available to the Trustee the Significance Estimate and the Trustee shall use such information to calculate the Significance Percentage. The Trustee shall provide the Significance Percentage to the Depositor by the later of the Distribution Date or three (3) Business Days after the receipt of the Significance Estimate from the Depositor. If the Significance Percentage meets either of the threshold levels detailed in Item 1115(b)(1) or 1115(b)(2) of Regulation AB, the Trustee shall deliver written notification to the Depositor and the Corridor Contract Counterparty to that effect, which notification shall include a request that the Corridor Contract Counterparty provide Regulation AB information to the Depositor in accordance with the Class A-1 Corridor Contract. The Depositor shall be obligated to obtain from the Corridor Contract Counterparty any information required under Regulation AB to the extent required under the Class A-1 Corridor Contract and to provide to the Trustee any information that may be required to be included in any Form 10-D, Form 8-K or Form 10-K relating to the Corridor Contract Counterparty or written notification instructing the Trustee that such Additional Disclosure regarding the Corridor Contract Counterparty is not necessary for such Distribution Date. The Depositor shall be responsible for any reasonable fees and expenses assessed or incurred by the Trustee in connection with including any Additional Disclosure information pursuant to this Section.

So long as the Depositor is subject to the filing requirements of the Exchange Act with respect to the Trust Fund, the Trustee shall notify the Depositor of any bankruptcy or receivership with respect to the Trustee or of any proceedings of the type described under Item 1117 of Regulation AB that have occurred as of the related Due Period, together with a description thereof, no later than the date on which such information is required of other parties hereto as set forth under this Section 4.18. In addition, the Trustee shall notify the Depositor of any affiliations or relationships that develop after the Closing Date between the Trustee and the Depositor, the Seller, the Master Servicer or the Custodian of the type described under Item 1119 of Regulation AB, together with a description thereof, no later than March 15 of each year that the trust is subject to the Exchange Act reporting requirements, commencing in 2008. Should the identification of any of the Depositor, the Seller, the Master Servicer or the Custodian change, the Depositor shall promptly notify the Trustee.

(v)  (A) On or prior to January 30th of the first year in which the Trustee is able to do so under applicable law, the Trustee shall prepare and file a Form 15 relating to the automatic suspension of reporting in respect of the Trust under the Exchange Act.

(B)  In the event that the Trustee is unable to timely file with the Commission all or any required portion of any Form 8-K, 10-D or 10-K required to be filed by this Agreement because required disclosure information was either not delivered to it or delivered to it after the delivery deadlines set forth in this Agreement or for any other reason, the Trustee shall promptly notify the Depositor and the Master Servicer. In the case of Form 10-D and 10-K, the Depositor, the Master Servicer and the Trustee shall cooperate to prepare and file a Form 12b-25 and a 10-DA and 10-KA as applicable, pursuant to Rule 12b-25 of the Exchange Act. In the case of Form 8-K, the Trustee will, upon receipt of all required Form 8-K Disclosure Information and upon the approval and direction of the Depositor, include such disclosure information on the next Form 10-D. In the event that any previously filed Form 8-K, 10-D or 10-K needs to be amended, and such amendment relates to any Additional Disclosure, the Trustee shall notify the Depositor and the parties affected thereby and such parties will cooperate to prepare any necessary Form 8-K, 10-DA or 10-KA. Any Form 15, Form 12b-25 or any amendment to Form 8-K, 10-D or 10-K shall be signed by an appropriate officer of the Master Servicer. The parties hereto acknowledge that the performance by the Master Servicer and the Trustee of their respective duties under this Section 4.18(a)(v) related to the timely preparation, execution and filing of Form 15, a Form 12b-25 or any amendment to Form 8-K, 10-D or 10-K is contingent upon the Master Servicer and the Depositor timely performing their duties under this Section. Neither the Master Servicer nor the Trustee shall have any liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare, execute and/or timely file any such Form 15, Form 12b-25 or any amendments to Form 8-K, 10-D or 10-K, where such failure results from a party’s failure to deliver, on a timely basis, any information from such party needed to prepare, arrange for execution or file such Form 15, Form 12b-25 or any amendments to Form 8-K, 10-D or 10-K.

The Depositor agrees to promptly furnish to the Trustee, from time to time upon request, such further information, reports and financial statements within its control related to this Agreement, the Mortgage Loans as the Trustee reasonably deems appropriate to prepare and file all necessary reports with the Commission. The Trustee shall have no responsibility to file any items other than those specified in this Section 4.18; provided, however, the Trustee shall cooperate with the Depositor in connection with any additional filings with respect to the Trust Fund as the Depositor deems necessary under the Exchange Act. Fees and expenses incurred by the Trustee in connection with this Section 4.18 shall not be reimbursable from the Trust Fund.

(b)  The Trustee shall indemnify and hold harmless, the Company, the Depositor and the Master Servicer and each of its officers, directors and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach of the Trustee’s obligations under Sections 4.16, 4.17 and 4.18 or the Trustee’s negligence, bad faith or willful misconduct in connection therewith. In addition, the Trustee shall indemnify and hold harmless the Depositor and the Master Servicer and each of their respective officers, directors and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any Back-Up Certification, any Annual Statement of Compliance, any Assessment of Compliance or any Additional Disclosure provided by the Trustee on its behalf or on behalf of any subservicer or subcontractor engaged by the Trustee pursuant to Section 4.16, 4.17 or 4.18 (the “Trustee Information”), or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, by way of clarification, that this paragraph shall be construed solely by reference to the Trustee Information and not to any other information communicated in connection with the Certificates, without regard to whether the Trustee Information or any portion thereof is presented together with or separately from such other information.

The Depositor shall indemnify and hold harmless the Trustee and the Master Servicer and each of its officers, directors and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach of the obligations of the Depositor under Sections 4.16, 4.17 and 4.18 or the Depositor’s negligence, bad faith or willful misconduct in connection therewith. In addition, the Depositor shall indemnify and hold harmless the Master Servicer, the Trustee and each of their respective officers, directors and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any Additional Disclosure provided by the Depositor that is required to be filed pursuant to this Section 4.18 (the “Depositor Information”), or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, by way of clarification, that this paragraph shall be construed solely by reference to the Depositor Information that is required to be filed and not to any other information communicated in connection with the Certificates, without regard to whether the Depositor Information or any portion thereof is presented together with or separately from such other information.

The Master Servicer shall indemnify and hold harmless the Company, the Trustee and the Depositor and each of its respective officers, directors and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach of the obligations of the Master Servicer under Sections 4.16, 4.17 and 4.18 or the Master Servicer’s negligence, bad faith or willful misconduct in connection therewith. In addition, the Master Servicer shall indemnify and hold harmless the Depositor and each of its officers, directors and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any Annual Statement of Compliance, any Assessment of Compliance or any Additional Disclosure provided by the Master Servicer on its behalf or on behalf of any subservicer or subcontractor engaged by the Master Servicer pursuant to Section 4.16, 4.17 or 4.18 (the “Master Servicer Information”), or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, by way of clarification, that this paragraph shall be construed solely by reference to the Master Servicer Information and not to any other information communicated in connection with the Certificates, without regard to whether the Master Servicer Information or any portion thereof is presented together with or separately from such other information.

The Company shall indemnify and hold harmless the Depositor, the Trustee and the Master Servicer and each of its officers, directors and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach of the obligations of the Company under Sections 4.16, 4.17 and 4.18 or the Company’s negligence, bad faith or willful misconduct in connection therewith including any failure by the Company to identify any subcontractor “participating in the servicing function” within the meaning of Item 1122 of Regulation AB. In addition, the Company shall indemnify and hold harmless the Depositor and the Master Servicer and each of their respective officers, directors and affiliates and the Master Servicer from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any Back-Up Certification, any Annual Statement of Compliance, any Assessment of Compliance or any Additional Disclosure provided by the Company on its behalf or on behalf of any subservicer or subcontractor pursuant to Section 4.16, 4.17 or 4.18 (the “Company Information”), (ii) any breach by the Company of a representation, warranty or covenant set forth in Section 2.03(a)(vii) and Section 2.03(b)(i-iii) and (iii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, by way of clarification, that this paragraph shall be construed solely by reference to the Company Information and not to any other information communicated in connection with the Certificates, without regard to whether the Company Information or any portion thereof is presented together with or separately from such other information.

If the indemnification provided for herein is unavailable or insufficient to hold harmless the Company, the Depositor, the Trustee or the Master Servicer, as applicable, then the defaulting party, in connection with any conduct for which it is providing indemnification under this Section 4.18(b), agrees that it shall contribute to the amount paid or payable by the other parties as a result of the losses, claims, damages or liabilities of the other party in such proportion as is appropriate to reflect the relative fault and the relative benefit of the respective parties.

The indemnification provisions set forth in this Section 4.18(b) shall survive the termination of this Agreement or the termination of any party to this Agreement.

(c)  Failure of the Company to comply with this Section 4.18 (including with respect to the timeframes required herein) shall be deemed a Company Default, and the Master Servicer shall, in addition to whatever rights the Master Servicer may have under this Agreement and at law or equity or to damages, including injunctive relief and specific performance, upon notice immediately terminate all of the rights and obligations of the Company under this Agreement and in and to the Mortgage Loans and the proceeds thereof without compensating the Company for the same. Failure of the Master Servicer to comply with this Section 4.18 (including with respect to the timeframes required herein) shall, constitute an Event of Default, and at the written direction of the Depositor the Trustee shall, in addition to whatever rights the Trustee may have under this Agreement and at law or equity or to damages, including injunctive relief and specific performance, upon notice immediately terminate all of the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof without compensating the Master Servicer for the same (but subject to the Master Servicer rights to payment of any Master Servicing Compensation and reimbursement of all amounts for which it is entitled to be reimbursed prior to the date of termination). Failure of the Trustee to comply with this Section 4.18 (including with respect to the timeframes required in this Section) which failure results in a failure to timely file the related Form 10-K, shall, constitute a default and the Depositor shall, in addition to whatever rights the Depositor may have under this Agreement and at law or equity or to damages, including injunctive relief and specific performance, upon notice immediately terminate all of the rights and obligations of the Trustee under this Agreement and in and to the Mortgage Loans and the proceeds thereof without compensating the Trustee for the same (but subject to the Trustee’s right to reimbursement of all amounts for which it is entitled to be reimbursed prior to the date of termination). This paragraph shall supersede any other provision in this Agreement or any other agreement to the contrary. In connection with the termination of the Master Servicer or the Trustee pursuant to this Section 4.18(d), the Trustee shall be entitled to reimbursement of all costs and expenses associated with such termination to the extent set forth in Section 10.05. Notwithstanding anything to the contrary in this Agreement, no Event of Default by the Master Servicer or default by the Trustee shall have occurred with respect to any failure to properly prepare, execute and/or timely file any report on Form 8-K, Form 10-D or Form 10-K, any Form 15 or Form 12b-25 or any amendments to Form 8-K, 10-D or 10-K, where such failure results from any party’s inability or failure to deliver, on a timely basis, any information from such party needed to prepare, arrange for execution or file any such report, Form or amendment, and does not result from its own negligence, bad faith or willful misconduct.

In the case of any failure of performance described above, the Company shall promptly reimburse the Depositor, the Master Servicer and the Trustee for all costs reasonably incurred by each such party in order to obtain the information, report, certification, accountants’ letter or other material not delivered pursuant to this Section 4.18 as required by the Company, any subservicer or any subcontractor.

(d)  Notwithstanding the provisions of Section 12.01, this Section 4.18 may be amended without the consent of the Certificateholders.

(e)  Any report, notice or notification to be delivered by the Company, the Master Servicer or the Trustee to the Depositor pursuant to this Section 4.18, may be delivered via email to RegABNotifications@bear.com or, in the case of a notification, telephonically by calling Reg AB Compliance Manager at 212-272-7525.

Section 4.19  Intention of the Parties and Interpretation.

Each of the parties acknowledges and agrees that the purpose of Sections 4.16, 4.17 and 4.18 of this Agreement is to facilitate compliance by the Seller, the Depositor, the Trustee and the Master Servicer with the provisions of Regulation AB. Therefore, each of the parties agrees that (a) the obligations of the parties hereunder shall be interpreted in such a manner as to accomplish that purpose, (b) the parties’ obligations hereunder will be supplemented and modified as necessary to be consistent with any such amendments, interpretive advice or guidance, convention or consensus among active participants in the asset-backed securities markets, advice of counsel, or otherwise in respect of the requirements of Regulation AB, (c) the parties shall comply with reasonable requests made by the Seller, the Depositor, the Master Servicer or the Trustee for delivery of additional or different information as the Seller, the Depositor, the Master Servicer or the Trustee may determine in good faith is necessary to comply with the provisions of Regulation AB, and (d) no amendment of this Agreement shall be required to effect any such changes in the obligations of the parties to this transaction as are necessary to accommodate evolving interpretations of the provisions of Regulation AB.

Section 4.20  UCC.

The Seller shall file any financing statements, continuation statements or amendments thereto required by any change in the Uniform Commercial Code.

Section 4.21  Optional Purchase of Certain Mortgage Loans.

With respect to any Mortgage Loan which as of the first day of a Fiscal Quarter is Delinquent in payment by 90 days or more or is an REO Property, EMC shall have the right to purchase any such Mortgage Loan or REO Property from the Trust at a price equal to the Purchase Price; provided, however, (i) that such Mortgage Loan is still 90 days or more Delinquent or is an REO Property as of the date of such purchase and (ii) this purchase option, if not theretofore exercised, shall terminate on the date prior to the last day of the related Fiscal Quarter. This purchase option, if not exercised, shall not be thereafter reinstated unless the delinquency is cured and the Mortgage Loan thereafter again becomes 90 days or more Delinquent or becomes an REO Property, in which case the option shall again become exercisable as of the first day of the related Fiscal Quarter. This right may be assigned by EMC to a third party, including a holder of a Class of Certificates.

In addition, EMC may, at its option, purchase any Mortgage Loan from the Trust for which the first Scheduled Payment due to the Trust after the Closing Date becomes thirty (30) days past due; provided, however, such Mortgage Loan was purchased by EMC or one of its affiliates from an originator pursuant to a loan purchase agreement that obligated such seller to repurchase such Mortgage Loan if one or more Scheduled Payments becomes 30 or more days delinquent (and such originator has agreed to repurchase such Mortgage Loan); provided, further, that such optional purchase shall be exercised no later than the 270th day after such Mortgage Loan is subject to such originator's repurchase obligation. Such purchase shall be made at a price equal to the Purchase Price.

If at any time EMC remits to the Master Servicer a payment for deposit in the Master Servicer Collection Account covering the amount of the Purchase Price for such a Mortgage Loan, and EMC provides to the Trustee a certification signed by a Servicing Officer stating that the amount of such payment has been deposited in the Master Servicer Collection Account, then the Trustee shall execute the assignment of such Mortgage Loan prepared and delivered to the Trustee, at the request of EMC, without recourse, representation or warranty, to EMC which shall succeed to all of the Trustee’s right, title and interest in and to such Mortgage Loan, and all security and documents relative thereto. Such assignment shall be an assignment outright and not for security. EMC will thereupon own such Mortgage, and all such security and documents, free of any further obligation to the Trustee or the Certificateholders with respect thereto.

ARTICLE V

ACCOUNTS

Section 5.01  Collection of Mortgage Loan Payments; Protected Account.

(a)  The Company shall make reasonable efforts in accordance with customary and usual standards of practice of prudent mortgage lenders in the respective states in which the Mortgaged Properties related to the EMC Mortgage Loans are located to collect all payments called for under the terms and provisions of the EMC Mortgage Loans to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any related Required Insurance Policy. Consistent with the foregoing, the Company may in its discretion (i) waive any late payment charge and (ii) extend the due dates for payments due on a Mortgage Note related to an EMC Mortgage Loan for a period not greater than 125 days. In the event of any such arrangement, the Company shall make Advances on the related EMC Mortgage Loan during the scheduled period in accordance with the amortization schedule of such EMC Mortgage Loan without modification thereof by reason of such arrangements, and shall be entitled to reimbursement therefor in accordance with Section 6.01. The Company shall not be required to institute or join in litigation with respect to collection of any payment (whether under a Mortgage, Mortgage Note or otherwise or against any public or governmental authority with respect to a taking or condemnation) if it reasonably believes that enforcing the provision of the Mortgage or other instrument pursuant to which such payment is required is prohibited by applicable law. In addition, if (x) an EMC Mortgage Loan is in default or default is reasonably foreseeable, and in accordance with the guidelines of EMC’s Master Servicing Asset Authority Levels, attached as Exhibit W, if the Company may also waive, modify or vary any term of any EMC Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any mortgagor, including without limitation, to (1) capitalize any amounts owing on the EMC Mortgage Loan by adding such amount to the outstanding principal balance of the EMC Mortgage Loan, (2) defer such amounts to a later date or the final payment date of such Mortgage Loan, (3) extend the maturity of any such EMC Mortgage Loan, but in no instance past the date on which the final payment is due on the latest maturing Mortgage Loan as of the Cut-off Date, and/or (4) reduce the related Mortgage Rate (subject to clause (y) below), provided that, in the Company’s determination, such waiver, modification, postponement or indulgence is not materially adverse to the interests of the Certificateholders (taking into account any estimated Realized Loss that might result absent such action), or (y) the Company delivers to the Trustee a certification addressed to the Trustee, based on the advice of counsel or certified public accountants, in either case, that have a national reputation with respect to taxation of REMICs, that a modification of such EMC Mortgage Loan will not result in the imposition of taxes on or disqualify from REMIC status any of REMIC I, REMIC II, REMIC III, REMIC IV or REMIC V the Company may, (A) amend the related Mortgage Note to reduce the Mortgage Rate applicable thereto, provided that such reduced Mortgage Rate shall in no event be lower than 5.00% with respect to any EMC Mortgage Loan and (B) amend any Mortgage Note related to an EMC Mortgage Loan to extend to the maturity thereof. Notwithstanding the foregoing, for any modification which may result in a Realized Loss of 20% or more of the outstanding principal balance of a Mortgage Loan, the Company shall present such proposed modification, together with any supporting documentation, to the Master Servicer for consideration and approval. In contemplation of any modification described in the preceding sentence, the Company shall provide a notice substantially in the form of Exhibit DD.

In accordance with the standards of the first paragraph of Section 3.01, the Company shall not waive (or permit a sub-servicer to waive) any Prepayment Charge related to an EMC Mortgage Loan unless: (i) the enforceability thereof shall have been limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors’ rights generally, (ii) the enforcement thereof is illegal, or any local, state or federal agency has threatened legal action if the prepayment penalty is enforced, (iii) the mortgage debt has been accelerated in connection with a foreclosure or other involuntary payment or (iv) such waiver is standard and customary in servicing similar Mortgage Loans and relates to a default or a reasonably foreseeable default and would, in the reasonable judgment of the Company, maximize recovery of total proceeds taking into account the value of such Prepayment Charge and the related EMC Mortgage Loan. If a Prepayment Charge is waived, but does not meet the standards described above, then the Company is required to pay the amount of such waived Prepayment Charge, for the benefit of Class P Certificates, by remitting such amount to the Master Servicer by the Remittance Date.

(b)  The Company shall establish and maintain a Protected Account (which shall at all times be an Eligible Account) with a depository institution in the name of the Company for the benefit of the Trustee on behalf of the Certificateholders and designated “Wells Fargo Bank, National Association, in trust for registered holders of Bear Stearns Asset Backed Securities I LLC, Asset-Backed Certificates Series 2007-AC3”. The Company shall deposit or cause to be deposited into the Protected Account on a daily basis within two Business Days of receipt and identification, except as otherwise specifically provided herein, the following payments and collections remitted by subservicers or received by it in respect of the EMC Mortgage Loans subsequent to the Cut-off Date (other than in respect of principal and interest due on the EMC Mortgage Loans on or before the Cut-off Date) and the following amounts required to be deposited hereunder:

(i)  all payments on account of principal, including Principal Prepayments, on the EMC Mortgage Loans;

(ii)  all payments on account of interest on the EMC Mortgage Loans net of the related Servicing Fee permitted under Section 3.10 and LPMI Fees, if any;

(iii)  all Liquidation Proceeds and Insurance Proceeds with respect to any EMC Mortgage Loans, other than proceeds to be applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with the Company’s normal servicing procedures;

(iv)  any amount required to be deposited by the Company pursuant to Section 5.01(c) in connection with any losses on Permitted Investments;

(v)  any amounts required to be deposited by the Company pursuant to Section 3.05;

(vi)  any Prepayment Charges collected on the EMC Mortgage Loans; and

(vii)  any other amounts required to be deposited hereunder.

The foregoing requirements for remittance by the Company into the Protected Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges or assumption fees, if collected, need not be remitted by the Company. In the event that the Company shall remit any amount not required to be remitted and not otherwise subject to withdrawal pursuant to Section 5.02, it may at any time withdraw or direct the institution maintaining the Protected Account, to withdraw such amount from the Protected Account, any provision herein to the contrary notwithstanding. Such withdrawal or direction may be accomplished by delivering written notice thereof to the institution maintaining the Protected Account, that describes the amounts deposited in error in the Protected Account. The Company shall maintain adequate records with respect to all withdrawals made pursuant to this Section. Reconciliations will be prepared for the Protected Account within 45 calendar days after the bank statement cut-off date. All items requiring reconciliation will be resolved within 90 calendar days of their original identification. All funds deposited in the Protected Account shall be held in trust for the Certificateholders until withdrawn in accordance with Section 5.02.

(c)  The institution that maintains the Protected Account shall invest the funds in the Protected Account, in the manner directed by the Company, in Permitted Investments which shall mature not later than the Remittance Date and shall not be sold or disposed of prior to its maturity. All such Permitted Investments shall be made in the name of the Trustee, for the benefit of the Certificateholders. All income and gain net of any losses realized from any such investment shall be for the benefit of the Company as servicing compensation and shall be remitted to it monthly as provided herein. The amount of any losses incurred in the Protected Account in respect of any such investments shall be deposited by the Company into the Protected Account, out of the Company’s own funds.

(d)  The Company shall give at least 30 days advance notice to the Trustee, the Seller, the Master Servicer, each Rating Agency and the Depositor of any proposed change of location of the Protected Account prior to any change thereof.

Section 5.02  Permitted Withdrawals From the Protected Account.

(a)  The Company may from time to time make withdrawals from the Protected Account for the following purposes:

(i)  to pay itself (to the extent not previously paid to or withheld by the Company), as servicing compensation in accordance with Section 3.10, that portion of any payment of interest that equals the Servicing Fee for the period with respect to which such interest payment was made, and, as additional servicing compensation, those other amounts set forth in Section 3.10;

(ii)  to reimburse the Company for Advances made by it with respect to the Mortgage Loans, provided, however, that the Company’s right of reimbursement pursuant to this subclause (ii) shall be limited to amounts received on particular EMC Mortgage Loan(s) (including, for this purpose, Liquidation Proceeds, Insurance Proceeds and Subsequent Recoveries) that represent late recoveries of payments of principal and/or interest on such particular EMC Mortgage Loan(s) in respect of which any such Advance was made;

(iii)  to reimburse the Company for any previously made portion of a Servicing Advance or an Advance made by the Company that, in the good faith judgment of the Company, will not be ultimately recoverable by it from the related Mortgagor, any related Liquidated Proceeds, Insurance Proceeds or otherwise (a “Nonrecoverable Advance”), to the extent not reimbursed pursuant to clause (ii) or clause (v);

(iv)  to reimburse the Company from Insurance Proceeds for Insured Expenses covered by the related Insurance Policy;

(v)  to pay the Company any unpaid Servicing Fees and to reimburse it for any unreimbursed Servicing Advances, provided, however, that the Company’s right to reimbursement for Servicing Advances pursuant to this subclause (v) with respect to any EMC Mortgage Loan shall be limited to amounts received on particular EMC Mortgage Loan(s) (including, for this purpose, Liquidation Proceeds, Insurance Proceeds and purchase and repurchase proceeds) that represent late recoveries of the payments for which such Servicing Advances were made;

(vi)  to pay to the Seller, the Depositor or itself, as applicable, with respect to each EMC Mortgage Loan or property acquired in respect thereof that has been purchased pursuant to Section 2.02, 2.03 or 4.21 of this Agreement, all amounts received thereon and not taken into account in determining the related Stated Principal Balance of such repurchased EMC Mortgage Loan;

(vii)  to pay any expenses recoverable by the Company pursuant to Section 8.04 of this Agreement;

(viii)  to withdraw pursuant to Section 5.01 any amount deposited in the Protected Account and not required to be deposited therein; and

(ix)  to clear and terminate the Protected Account upon termination of this Agreement pursuant to Section 11.01 hereof.

Nothwithstanding the foregoing, the Company’s right to reimbursement pursuant to clauses (ii), (iii), (iv) and (v) above shall be subject to the prior approval of the Master Servicer. The Master Servicer shall provide such approval or denial to the Company no later than thirty (30) days after receipt of such claim; provided, however, the Company submits such claim with all supporting documentation. Pending such approval, such funds shall be remitted by the Company to the Master Servicer as set forth in the following paragraph.

In addition, no later than 1:00 p.m. Eastern time on the Remittance Date, the Company shall withdraw from the Protected Accounts and remit to the Master Servicer the amount required to be withdrawn therefrom pursuant to Section 5.05 hereof. With respect to any remittance received by the Master Servicer from the Company after the date on which such remittance was due, the Company shall pay to the Master Servicer interest on any such late remittance at an annual rate equal to the prime rate announced to be in effect from time to time as published as the average rate in The Wall Street Journal (Northeast Edition), plus two percentage points, but in no event greater than the maximum amount permitted by applicable law. Such interest shall be deposited in the Company’s Protected Account by the Company on the date such late payment is made and shall cover the period commencing with the day following the date on which such remittance was due and ending with the Business Day on which such remittance is made, both inclusive. Such interest shall be remitted along with the distribution payable on the next succeeding Remittance Date. The payment by the Company of any such interest shall not be deemed an extension of time for payment or a waiver of any Event of Default with respect to the Company.

The Company shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Protected Account pursuant to subclauses (i), (ii), (iv), (v) and (vi) above. Prior to making any withdrawal from the Protected Account pursuant to subclause (iii), the Company shall deliver to the Trustee an Officer’s Certificate of a Servicing Officer indicating the amount of any previous Advance or Servicing Advance determined by the Company to be a Nonrecoverable Advance and identifying the related EMC Mortgage Loan(s), and their respective portions of such Nonrecoverable Advance.

Section 5.03  Reports to Master Servicer.

(i)  On or before the fifth Business Day of each month (or, with respect to information as to Full Principal Prepayments and prepayment penalties no later than one (1) Business Day after the end of each Prepayment Period), the Company shall furnish to the Master Servicer electronically in a format acceptable to the Master Servicer loan accounting reports in the investor’s assigned loan number order to document the payment activity on each EMC Mortgage Loan on an individual mortgage loan basis and containing the data required by the forms attached hereto as Exhibit S, Exhibit T and Exhibit U, Exhibit X, Exhibit Y, Exhibit Z, Exhibit AA and Exhibit BB or in a format mutually agreed upon between the Company and the Master Servicer.

In addition, the Company shall provide to the Master Servicer and the Depositor:

(ii)  any and all information and appropriate verification of information which may be reasonably available to the Company, whether through letters of its auditors and counsel or otherwise, as the Depositor or any such other participant shall request upon reasonable demand; and

(iii)  such additional representations, warranties, covenants, opinions of counsel, letters from auditors, and certificates of public officials or officers of the Company as are reasonably agreed upon by the Depositor and the Company or any such other participant.

Section 5.04  Collection of Taxes; Assessments and Similar Items; Escrow Accounts.

With respect to each EMC Mortgage Loan, to the extent required by the related Mortgage Note, the Company shall establish and maintain one or more accounts (each, an “Escrow Account”) and deposit and retain therein all collections from the Mortgagors (or advances by the Company) for the payment of taxes, assessments, hazard insurance premiums or comparable items for the account of the Mortgagors. Nothing herein shall require the Company to compel a Mortgagor to establish an Escrow Account in violation of applicable law.

Withdrawals of amounts so collected from the Escrow Accounts may be made only to effect timely payment of taxes, assessments, hazard insurance premiums, condominium or PUD association dues, or comparable items, to reimburse the Company out of related collections for any payments made with respect to each EMC Mortgage Loan pursuant to Section 3.01 (with respect to taxes and assessments and insurance premiums) and Section 3.05 (with respect to hazard insurance), to refund to any Mortgagors for any EMC Mortgage Loans any sums as may be determined to be overages, to pay interest, if required by law or the terms of the related Mortgage or Mortgage Note, to such Mortgagors on balances in the Escrow Account or to clear and terminate the Escrow Account at the termination of this Agreement in accordance with Section 11.01 thereof. The Escrow Account shall not be a part of the Trust Fund.

Section 5.05  Servicer Protected Accounts.

(a)  The Master Servicer shall enforce the obligation of the Company and the Servicers to establish and maintain a Protected Account in accordance with this Agreement and the Servicing Agreements, with records to be kept with respect thereto on a Mortgage Loan by Mortgage Loan basis, into which accounts shall be deposited within one Business Day (or as of such other time specified in the Servicing Agreements) of receipt all collections of principal and interest on any Mortgage Loan and with respect to any REO Property received by the Company or the related Servicer, including Principal Prepayments, Insurance Proceeds, Liquidation Proceeds, Subsequent Recoveries, and advances made from the Company’s or such Servicer’s own funds (less servicing compensation as permitted by this Agreement or the related Servicing Agreement) and all other amounts to be deposited in the Protected Accounts. Each of the Company and the Servicers are hereby authorized to make withdrawals from and deposits to the related Protected Account for purposes required or permitted by this Agreement. To the extent provided in this Agreement or any Servicing Agreement, the Protected Account shall be held in a Designated Depository Institution and segregated on the books of such institution in the name of the Trustee for the benefit of Certificateholders.

(b)  To the extent provided in this Agreement or any Servicing Agreement, amounts on deposit in a Protected Account may be invested in Permitted Investments in the name of the Trustee for the benefit of Certificateholders and, except as provided in the preceding paragraph, not commingled with any other funds, such Permitted Investments to mature, or to be subject to redemption or withdrawal, no later than the date on which such funds are required to be withdrawn for deposit in the Distribution Account, and shall be held until required for such deposit. The income earned from Permitted Investments made pursuant to this Section 5.05 shall be paid to the Company or the related Servicer under this Agreement or the related Servicing Agreement, and the risk of loss of moneys required to be distributed to the Certificateholders resulting from such investments shall be borne by and be the risk of the Company or the related Servicer, as the case may be. The Company or the related Servicer (to the extent provided in this Agreement or the related Servicing Agreement) shall deposit the amount of any such loss in the Protected Account within two Business Days of receipt of notification of such loss but not later than the second Business Day prior to the Distribution Date on which the moneys so invested are required to be distributed to the Certificateholders.

(c)  To the extent provided in this Agreement or the related Servicing Agreement and subject to this Article V, on or before each Remittance Date, the Company or the related Servicer shall withdraw or shall cause to be withdrawn from its Protected Account and shall immediately deposit or cause to be deposited in the Distribution Account amounts representing the following collections and payments (other than with respect to principal of or interest on the Mortgage Loans due on or before the Cut-off Date):

(i)  Scheduled Payments on the Mortgage Loans received or any related portion thereof advanced by the Company or the related Servicer pursuant to the related Servicing Agreement which were due on or before the related Due Date, net of the amount thereof comprising the Servicing Fees;

(ii)  Full Principal Prepayments and any Liquidation Proceeds received by the Company or the related Servicer with respect to such Mortgage Loans in the related Prepayment Period, with interest to the date of prepayment or liquidation, net of the amount thereof comprising the Servicing Fees and LPMI Fees, if any;

(iii)  Partial Principal Prepayments received by the Company or the related Servicer for such Mortgage Loans in the related Prepayment Period;

(iv)  Any amount to be used as an Advance; and

(v)  The amount of any Prepayment Charges collected with respect to the Mortgage Loans and the amount of any Prepayment Charges paid by the Company or the related Servicer in connection with the waiver of a Prepayment Charge in a manner that is not permitted under this Agreement or the related Servicing Agreement.

(d)  Withdrawals may be made from a Protected Account by the Company as described in Section 5.02 hereof and by the Master Servicer or the related Servicer only to make remittances as provided in Section 5.05(c); to reimburse the Master Servicer or the Servicer for Advances which have been recovered by subsequent collection from the related Mortgagor; to remove amounts deposited in error; to remove fees, charges or other such amounts deposited on a temporary basis; or to clear and terminate the account at the termination of this Agreement in accordance with Section 11.01. As provided in Section 5.05(c) certain amounts otherwise due to the related Servicer may be retained by the related Servicer and need not be deposited in the Master Servicer Collection Account.

Section 5.06  Master Servicer Collection Account.

The Master Servicer shall establish and maintain in the name of the Trustee, for the benefit of the Holders of the Certificates, the Master Servicer Collection Account as a segregated trust account or accounts. The Master Servicer Collection Account shall be an Eligible Account. The Master Servicer will deposit in the Master Servicer Collection Account as identified by the Master Servicer and as received by the Master Servicer, the following amounts:

(i)  any Advance and any Compensating Interest Payments;

(ii)  any Insurance Proceeds, Net Liquidation Proceeds or Subsequent Recoveries received by or on behalf of the Master Servicer or which were not deposited in a Protected Account;

(iii)  the Purchase Price with respect to any Mortgage Loans purchased by the Seller or Section 2.02 or 2.03, any amounts which are to be treated pursuant to Section 5.09 of this Agreement as the payment of such a Purchase Price, the Purchase Price with respect to any Mortgage Loans purchased by EMC pursuant to Section 4.21, and all proceeds of any Mortgage Loans or property acquired with respect thereto repurchased by the Seller or its designee pursuant to Section 11.01;

(iv)  any amounts required to be deposited with respect to losses on investments of deposits in an Account; and

(v)  any other amounts received by or on behalf of the Master Servicer or the Trustee and required to be deposited in the Master Servicer Collection Account pursuant to this Agreement.

All amounts deposited to the Master Servicer Collection Account shall be held by the Master Servicer in the name of the Trustee in trust for the benefit of the Certificateholders in accordance with the terms and provisions of this Agreement. The requirements for crediting the Master Servicer Collection Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of prepayment or late payment charges or assumption, tax service, statement account or payoff, substitution, satisfaction, release and other like fees and charges need not be credited by the Master Servicer or the related Servicer to the Distribution Account or the Master Servicer Collection Account, as applicable. Reconciliations will be prepared for the Master Servicing Collection Account within 45 calendar days after the bank statement cut-off date. In the event that the Master Servicer shall deposit or cause to be deposited in the Distribution Account any amount not required to be credited thereto, the Trustee, upon receipt of a written request therefor signed by a Servicing Officer of the Master Servicer, shall promptly transfer such amount to the Master Servicer, any provision herein to the contrary notwithstanding.

Section 5.07  Permitted Withdrawals From the Master Servicer Collection Account.

The Master Servicer may from time to time make withdrawals from the Master Servicer Collection Account for the following purposes:

(i)  to reimburse the Master Servicer, the Company or the related Servicer for any Advance or Servicing Advance of its own funds, the right of the Master Servicer, the Company or the related Servicer to reimbursement pursuant to this subclause (i) being limited to amounts received on a particular Mortgage Loan (including, for this purpose, the Purchase Price therefor, Insurance Proceeds and Liquidation Proceeds) which represent late payments or recoveries of the principal of or interest on such Mortgage Loan respecting which such Advance or Servicing Advance was made;

(ii)  to reimburse the Master Servicer, the Company or the related Servicer from Insurance Proceeds or Liquidation Proceeds relating to a particular Mortgage Loan for amounts expended by the Master Servicer, the Company or the related Servicer in good faith in connection with the restoration of the related Mortgaged Property which was damaged by an uninsured cause or in connection with the liquidation of such Mortgage Loan;

(iii)  to reimburse the Master Servicer, the Company or the related Servicer from Insurance Proceeds relating to a particular Mortgage Loan for insured expenses incurred with respect to such Mortgage Loan and to reimburse the Master Servicer, the Company or the related Servicer from Liquidation Proceeds from a particular Mortgage Loan for Liquidation Expenses incurred with respect to such Mortgage Loan; provided that the Master Servicer shall not be entitled to reimbursement for Liquidation Expenses with respect to a Mortgage Loan to the extent that (i) any amounts with respect to such Mortgage Loan were paid as Excess Liquidation Proceeds pursuant to clause (x) of this Subsection (a) to the Master Servicer; and (ii) such Liquidation Expenses were not included in the computation of such Excess Liquidation Proceeds;

(iv)  to reimburse the Master Servicer, the Company or a Servicer for advances of funds pursuant to this Agreement or the related Servicing Agreement, and the right to reimbursement pursuant to this subclause being limited to amounts received on the related Mortgage Loan (including, for this purpose, the Purchase Price therefor, Insurance Proceeds and Liquidation Proceeds) which represent late recoveries of the payments for which such advances were made;

(v)  to reimburse the Master Servicer, the Company or a Servicer for any Advance or advance, after a Realized Loss has been allocated with respect to the related Mortgage Loan if the Advance or advance has not been reimbursed pursuant to clauses (i) through (iv);

(vi)  to pay the Master Servicer as set forth in Section 4.14;

(vii)  to reimburse the Master Servicer for expenses, costs and liabilities incurred by and reimbursable to it pursuant to Sections 4.03, 8.04(c) and (d) and 12.02 or otherwise reimbursable to it pursuant to this Agreement;

(viii)  to pay to the Master Servicer, as additional servicing compensation, any Excess Liquidation Proceeds to the extent not retained by the Company or the related Servicer;

(ix)  to reimburse or pay the Company or the related Servicer any such amounts as are due thereto under this Agreement or the related Servicing Agreement and have not been retained by or paid to the Company or the related Servicer, to the extent provided herein and in the related Servicing Agreement;

(x)  the Purchase Price with respect to any Mortgage Loans purchased by the Seller or Section 2.02 or 2.03, any amounts which are to be treated pursuant to Section 5.09 of this Agreement as the payment of such a Purchase Price, the Purchase Price with respect to any Mortgage Loans purchased by EMC pursuant to Section 4.21, and all proceeds of any Mortgage Loans or property acquired with respect thereto repurchased by the Seller or its designee pursuant to Section 11.01;

(xi)  any amounts required to be deposited with respect to losses on investments of deposits in the Master Servicer Collection Account;

No later than noon New York time on the Distribution Account Deposit Date for each Distribution Date, after making all applicable withdrawals with respect to such Distribution Date, the Master Servicer shall transfer all funds on deposit in the Master Servicer Collection Account to the Trustee for deposit in the Distribution Account.

The Master Servicer will, from time to time on demand of the Company, a Servicer or the Trustee, make or cause to be made such withdrawals or transfers from the account as the Master Servicer has designated for such transfer or withdrawal pursuant to this Agreement and the related Servicing Agreement. The Master Servicer may clear and terminate the account pursuant to Section 11.01 and remove amounts from time to time deposited in error.

In addition, on or before the Business Day prior to each Distribution Date, the Master Servicer shall deposit in the Distribution Account (or remit to the Trustee for deposit therein) any Monthly Advances required to be made by the Master Servicer with respect to the Mortgage Loans.

The Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of accounting for any reimbursement from the Master Servicer Collection Account pursuant to subclauses (i) through (iv), inclusive, and (vi) or with respect to any such amounts which would have been covered by such subclauses had the amounts not been retained by the Master Servicer without being deposited in the Master Servicer Collection Account.

Section 5.08  Distribution Account.

The Trustee shall establish and maintain in the name of the Trustee, for the benefit of the Certificateholders, the Distribution Account as a segregated trust account or accounts. The Distribution Account shall be an Eligible Account. No later than noon New York time on the Distribution Account Deposit Date for each Distribution Date, after making all applicable withdrawals with respect to such Distribution Date, the Master Servicer will transfer all funds on deposit in the Master Servicer Collection Account to the Trustee for deposit in the Distribution Account pursuant to Section 5.07 and any other amounts received by or on behalf of the Master Servicer and required to be deposited in the Distribution Account pursuant to this Agreement.

(a)  All amounts deposited in the Distribution Account shall be held by the Trustee in the name of the Trustee in trust for the benefit of the Certificateholders in accordance with the terms and provisions of this Agreement. The requirements for crediting the Distribution Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges or assumption, tax service, statement account or payoff, substitution, satisfaction, release and other like fees and charges, need not be credited by the Master Servicer or the related Servicer to the Distribution Account. In the event that the Master Servicer shall deposit or cause to be deposited in the Distribution Account any amount not required to be credited thereto, the Trustee, upon receipt of a written request therefor signed by a Servicing Officer of the Master Servicer, shall promptly transfer such amount to the Master Servicer, any provision herein to the contrary notwithstanding.

(b)  The Distribution Account shall constitute a trust account of the Trust Fund segregated on the books of the Trustee and held by the Trustee and the Distribution Account and the funds deposited therein shall not be subject to, and shall be protected from, all claims, liens, and encumbrances of any creditors or depositors of the Trustee (whether made directly, or indirectly through a liquidator or receiver of the Trustee. The amount at any time credited to the Distribution Account may be held either uninvested in a trust or deposit account of the Trustee with no liability for interest or other compensation thereof or invested in the name of the Trustee, in such Permitted Investments as may be selected by the Trustee which mature not later than the Business Day next preceding the succeeding Distribution Date, except if such Permitted Investment is an obligation of or is managed by the institution that maintains such fund or account, then such Permitted Investment shall mature not later than such Distribution Date. Permitted Investments in respect of the Distribution Account shall not be sold or disposed of prior to their maturity. All investment earnings on amounts on deposit in the Distribution Account or benefit from funds uninvested therein from time to time shall be for the account of the Trustee. The Trustee shall be permitted to receive distribution of any and all investment earnings from the Distribution Account on each Distribution Date. If there is any loss on a Permitted Investment or demand deposit, the Trustee shall deposit the amount of the loss in the Distribution Account. With respect to the Distribution Account and the funds deposited therein, the Trustee shall take such action as may be necessary to ensure that the Certificateholders shall be entitled to the priorities afforded to such a trust account (in addition to a claim against the estate of the Trustee) as provided by 12 U.S.C. § 92a(e), and applicable regulations pursuant thereto, if applicable, or any applicable comparable state statute applicable to state chartered banking corporations.

Section 5.09  Permitted Withdrawals and Transfers from the Distribution Account.

(a)  The Trustee will make such withdrawals or transfers from the Distribution Account:

(i)  to reimburse the Trustee or the Custodian for expenses, costs and liabilities incurred by or reimbursable to it pursuant to this Agreement;

(ii)  to pay the Trustee as set forth in Section 10.05;

(iii)  to remove amounts deposited in error;

(iv)  to clear and terminate the Distribution Account pursuant to Section 11.01; and

(v)  On each Distribution Date, the Trustee shall distribute the Interest Funds and Principal Funds to the extent of funds on deposit in the Distribution Account to the Holders of the Certificates in accordance with the Remittance Report upon which the Trustee may conclusively rely.

Section 5.10  Corridor Credit Support Annex:

The Trustee is hereby directed to perform the obligations of the custodian as defined under the Corridor Credit Support Annex (the “Corridor Custodian”).

On or before the Closing Date, the Corridor Custodian shall establish a corridor collateral account (the “Corridor Collateral Account”). The Corridor Collateral Account shall be held in the name of the Corridor Custodian in trust for the benefit of the Certificateholders. The Corridor Collateral Account must be an Eligible Account and shall be entitled “Bear Stearns Asset Backed Securities I Trust 2007-AC3, Asset-Backed Certificates, Series 2007-AC3, Corridor Collateral Account, Wells Fargo Bank, National Association as Corridor Custodian for the benefit of holders of Asset-Backed Certificates, Series 2007-AC3.”

The Corridor Custodian shall credit to Corridor Collateral Account all collateral (whether in the form of cash or securities) posted by the Corridor Contract Counterparty to secure the obligations of the Corridor Contract Counterparty in accordance with the terms of the Class A-1 Corridor Contract. Except for investment earnings, the Corridor Contract Counterparty shall not have any legal, equitable or beneficial interest in the Corridor Collateral Account other than in accordance with this Agreement, the Class A-1 Corridor Contract and applicable law. The Corridor Custodian shall maintain and apply all collateral and earnings thereon on deposit in the Corridor Collateral Account in accordance with Corridor Credit Support Annex.

Cash collateral posted by the Corridor Contract Counterparty in accordance with the Corridor Credit Support Annex shall be invested at the written direction of the Corridor Contract Counterparty in Permitted Investments in accordance with the requirements of the Corridor Credit Support Annex. In the absence of written direction, cash collateral shall remain uninvested. All amounts earned on amounts on deposit in the Corridor Collateral Account (whether cash collateral or securities) shall be for the account of and taxable to the Corridor Contract Counterparty.

Upon the occurrence of an Event of Default or Specified Condition (each as defined in the Class A-1 Corridor Contract) with respect to the Corridor Contract Counterparty or upon occurrence or designation of an Early Termination Date (as defined in the Class A-1 Corridor Contract) as a result of any such Event of Default or Specified Condition with respect to the Corridor Contract Counterparty, and, in either such case, unless the Corridor Contract Counterparty has paid in full all of its Obligations (as defined in the Corridor Credit Support Annex) that are then due, then any collateral posted by the Corridor Contract Counterparty in accordance with the Corridor Credit Support Annex shall be applied to the payment of any Obligations due to Party B (as defined in the Class A-1 Corridor Contract) in accordance with the Corridor Credit Support Annex. Any excess amounts held in such Corridor Collateral Account after payment of all amounts owing to Party B under the Class A-1 Corridor Contract shall be withdrawn from the Corridor Collateral Account and paid to the Corridor Contract Counterparty in accordance with the Corridor Credit Support Annex.

ARTICLE VI

DISTRIBUTIONS AND ADVANCES

Section 6.01  Advances.

(a)  The Company shall make an Advance with respect to any EMC Mortgage Loan and remit such Advance to the Master Servicer for deposit in the Master Servicer Collection Account no later than 1:00 p.m. Eastern time on the Remittance Date in immediately available funds. The Master Servicer shall cause the related Servicer to remit any such Advance required pursuant to the terms of the related Servicing Agreement. The Company or the related Servicer, as applicable, shall be obligated to make any such Advance only to the extent that such advance would not be a Nonrecoverable Advance. If the Company or the related Servicer shall have determined that it has made a Nonrecoverable Advance or that a proposed Advance or a lesser portion of such Advance would constitute a Nonrecoverable Advance, the Company or the related Servicer, as the case may be, shall deliver (i) to the Master Servicer for the benefit of the Certificateholders constituting the portion of such Advance that is not deemed nonrecoverable, if applicable, and (ii) to the Depositor, the Master Servicer, each Rating Agency and the Trustee an Officer’s Certificate setting forth the basis for such determination. Subject to the Master Servicer’s recoverability determination, in the event that a Servicer (other than the Company) fails to make a required Advance, the Master Servicer, as successor servicer, shall be required to remit the amount of such Advance to the Distribution Account. If the Company or the Master Servicer were required to make an Advance but failed to do so, the Trustee upon receiving notice or becoming aware of such failure, and pursuant to the applicable terms of this Agreement, shall appoint a successor servicer or master servicer, as applicable, who will make such Advance, or the Trustee as successor master servicer shall be required to remit the amount of such Advance to the Master Servicer Collection Account, unless the Trustee shall have determined that such Advance is a Nonrecoverable Advance. If the Trustee cannot find a successor servicer to replace the Company as Servicer the Trustee shall become the successor servicer and shall be required to remit the amount of such Advance to the Master Servicer Collection Account, unless the Trustee shall have determined that such Advance is a Nonrecoverable Advance.

In lieu of making all or a portion of such Advance from its own funds, the Company may (i) cause to be made an appropriate entry in its records relating to the Protected Account that any Amounts Held for Future Distribution has been used by the Company in discharge of its obligation to make any such Advance and (ii) transfer such funds from the Protected Account to the Master Servicer Collection Account. Any funds so applied and transferred shall be replaced by the Company by deposit in the Master Servicer Collection Account, no later than the close of business on the Remittance Date immediately preceding the Distribution Date on which such funds are required to be distributed pursuant to this Agreement.

The Company shall be entitled to be reimbursed from the Protected Account for all Advances of its own funds made pursuant to this Section as provided in Section 5.02. The obligation to make Advances with respect to any EMC Mortgage Loan shall continue until such EMC Mortgage Loan is paid in full or the related Mortgaged Property or related REO Property has been liquidated or until the purchase or repurchase thereof (or substitution therefor) from the Trust Fund pursuant to any applicable provision of this Agreement, except as otherwise provided in this Section 6.01.

(b)  If the Company or the related Servicer was required to make an Advance pursuant to this Agreement or the related Servicing Agreement and fails to make any required Advance, in whole or in part, the Master Servicer, as successor servicer, or an other successor servicer appointed by it, will remit to the Trustee, who in turn will deposit in the Distribution Account not later than the Business Day prior to the Distribution Date an amount equal to such required Advance to the extent not otherwise paid by the related Servicer, net of the Servicing Fee for such Mortgage Loan except to the extent the Master Servicer determines any such Advance to be nonrecoverable from Liquidation Proceeds, Insurance Proceeds or future payments on the Mortgage Loan for which such Advance was made. Subject to the foregoing, the Master Servicer shall continue to make such Advances through the date that the Company or the related Servicer is required to do so under this Agreement or the related Servicing Agreement, as applicable. If applicable, on the Business Day prior to the related Distribution Date, the Master Servicer shall present an Officer’s Certificate to the Trustee (i) stating that the Master Servicer elects not to make an Advance in a stated amount and (ii) detailing the reason it deems the advance to be nonrecoverable.

Subject to and in accordance with the provisions of Article IX hereof, in the event the Master Servicer fails to make such Advance, then the Trustee, as Successor Master Servicer, shall be obligated to make such Advance, subject to the provisions of this Section 6.01, in accordance with and subject to the terms of this Agreement (including its rights of reimbursement hereunder).

Section 6.02  Compensating Interest Payments.

(a)  In the event that there is a Prepayment Interest Shortfall arising from a voluntary Principal Prepayment in part or in full by the Mortgagor with respect to any EMC Mortgage Loan, the Company shall, to the extent of the Servicing Fee for such Distribution Date, deposit into the Distribution Account, as a reduction of the Servicing Fee for such Distribution Date, no later than the close of business on the Remittance Date immediately preceding such Distribution Date, an amount equal to the Prepayment Interest Shortfall; and in case of such deposit, the Company shall not be entitled to any recovery or reimbursement from the Depositor, the Trustee, the Seller, the Master Servicer, the Trust Fund or the Certificateholders.

(b)  The Master Servicer shall cause each Servicer under the related Servicing Agreement to remit any required Compensating Interest Payments to the Distribution Account on the Remittance Date..

Section 6.03  REMIC Distributions.

On each Distribution Date the Trustee shall be deemed to have allocated distributions to the REMIC Regular Interests, the Regular Interests the ownership of which is represented by the Class A-1 Certificates and Class A-2 Certificates, the Class C Interest and the Class P Interest in accordance with Section 6.07 hereof.

Section 6.04  Distributions.

(a)  On each Distribution Date, an amount equal to the Interest Funds and Principal Funds for such Distribution Date shall be withdrawn by the Trustee from the Distribution Account and distributed in the following order of priority:

(1)  Interest Funds shall be distributed in the following manner and order of priority:

(A)  To the Class A-1 Certificates and Class A-2 Certificates, the Current Interest and any Interest Carry Forward Amount for each such Classes, pro rata in accordance with the amount of accrued interest due thereon; and

(B)  From remaining Interest Funds, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class B-1, Class B-2, Class B-3 and Class B-4 Certificates, in that order, the Current Interest for each such Class.

Any Excess Spread to the extent necessary to meet a level of overcollateralization equal to the Overcollateralization Target Amount will be the Extra Principal Distribution Amount and will be included as part of the Principal Distribution Amount. Any Remaining Excess Spread together with any Overcollateralization Release Amount will be applied as Excess Cashflow and distributed pursuant to clauses (3)(A) through (H) below.

On any Distribution Date, any Relief Act Interest Shortfalls and any Prepayment Interest Shortfalls to the extent not covered by Compensating Interest will be allocated as set forth in the definition of “Current Interest” herein.

(2)  On each Distribution Date, the Principal Distribution Amount shall be distributed in the following manner and order of priority:

(A)  For each Distribution Date (i) prior to the Stepdown Date or (ii) on which a Trigger Event is in effect:

(i)  To the Class A-1 Certificates, the Principal Distribution Amount for such Distribution Date until the Certificate Principal Balance thereof is reduced to zero;

(ii)  To the Class M-1 Certificates, from any remaining Principal Distribution Amount for such Distribution Date, until the Certificate Principal Balance thereof is reduced to zero;

(iii)  To the Class M-2 Certificates, from any remaining Principal Distribution Amount for such Distribution Date, until the Certificate Principal Balance thereof is reduced to zero;

(iv)  To the Class M-3 Certificates, from any remaining Principal Distribution Amount for such Distribution Date, until the Certificate Principal Balance thereof is reduced to zero;

(v)  To the Class M-4 Certificates, from any remaining Principal Distribution Amount for such Distribution Date, until the Certificate Principal Balance thereof is reduced to zero;

(vi)  To the Class B-1 Certificates, from any remaining Principal Distribution Amount for such Distribution Date, until the Certificate Principal Balance thereof is reduced to zero;

(vii)  To the Class B-2 Certificates, from any remaining Principal Distribution Amount for such Distribution Date, until the Certificate Principal Balance thereof is reduced to zero;

(viii)  To the Class B-3 Certificates, from any remaining Principal Distribution Amount for such Distribution Date, until the Certificate Principal Balance thereof is reduced to zero; and

(ix)  To the Class B-4 Certificates, from any remaining Principal Distribution Amount for such Distribution Date, until the Certificate Principal Balance thereof is reduced to zero.

(B)  For each Distribution Date on or after the Stepdown Date, so long as a Trigger Event is not in effect:

(i)  To the Class A-1 Certificates, the Class A Principal Distribution Amount for such Distribution Date until the Certificate Principal Balance thereof is reduced to zero;

(ii)  To the Class M-1 Certificates, from any remaining Principal Distribution Amount for such Distribution Date, the Class M-1 Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero;

(iii)  To the Class M-2 Certificates, from any remaining Principal Distribution Amount for such Distribution Date, the Class M-2 Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero;

(iv)  To the Class M-3 Certificates, from any remaining Principal Distribution Amount for such Distribution Date, the Class M-3 Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero;

(v)  To the Class M-4 Certificates, from any remaining Principal Distribution Amount for such Distribution Date, the Class M-4 Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero;

(vi)  To the Class B-1 Certificates, from any remaining Principal Distribution Amount for such Distribution Date, the Class B-1 Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero;

(vii)  To the Class B-2 Certificates, from any remaining Principal Distribution Amount for such Distribution Date, the Class B-2 Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero;

(viii)  To the Class B-3 Certificates, from any remaining Principal Distribution Amount for such Distribution Date, the Class B-3 Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero; and

(ix)  To the Class B-4 Certificates, from any remaining Principal Distribution Amount for such Distribution Date, the Class B-4 Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero.

(3)  Any Excess Cashflow shall be distributed in the following manner and order of priority:

(A)  To the Class A Certificates, any remaining Interest Carry Forward Amount for such Classes, pro rata, in accordance with the Interest Carry Forward Amount due with respect to each such Class, to the extent not fully paid pursuant to clause (1) (A) above;

(B)  To the Class A-1 Certificates, any Unpaid Realized Loss Amount for the Class A-1 Certificates, for such Distribution Date, in accordance with the Applied Realized Loss Amount allocated to such Class;

(C)  From any remaining Excess Cashflow, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class B-1, Class B-2, Class B-3 and Class B-4 Certificates, in that order, an amount equal to the Interest Carry Forward Amount for each such Class;

(D)  From any remaining Excess Cashflow otherwise distributable to the Class C Interest and the Class C Certificates, to the Reserve Fund, (i) first, to pay to the Classes of Class A Certificates, any Basis Risk Shortfall Carry Forward Amount for such Classes for such Distribution Date, on a pro rata basis, based on the amount of the Basis Risk Shortfall Carry Forward Amount for each such Class, to the extent such amount exceeds the amounts then on deposit in the Reserve Fund, and (ii) second, to maintain a balance in the Reserve Fund equal to the Reserve Fund Deposit;

(E)  From any remaining Excess Cashflow otherwise distributable to the Class C Interest and the Class C Certificates, to the Reserve Fund, (i) first, to pay to the Class M-1, Class M-2, Class M-3, Class M-4, Class B-1, Class B-2, Class B-3 and Class B-4 Certificates, sequentially in that order, any Basis Risk Shortfall Carry Forward Amount for each such Class, for such Distribution Date, if any, to the extent such amount exceeds the amounts then on deposit in the Reserve Fund, and (ii) second, to maintain a balance in the Reserve Fund equal to the Reserve Fund Deposit;

(F)  From any remaining Excess Cashflow, to the Class A Certificates, on a pro rata basis, based on the entitlement of each such Class, and then sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class B-1, Class B-2, Class B-3 and Class B-4 Certificates, in that order, the amount of Relief Act Shortfalls and any Prepayment Interest Shortfalls allocated to such Classes of Certificates, to the extent not previously reimbursed;

(G)  From any remaining Excess Cashflow, to the Class C Interest and Class C Certificates, an amount equal to the Class C Distribution Amount reduced by amounts distributed in clauses (D) and (E) above; and

(H)  From any remaining Excess Cashflow, to each of the Class R-1, Class R-2, Class R-3 and Class RX Certificates, based on the related REMIC in which such amount remains.

In addition, notwithstanding the foregoing, on any Distribution Date after the Distribution Date on which the Certificate Principal Balance of the Class of Class A-1, Class B or Class M Certificates or Notional Amount of the Class A-2 Certificates has been reduced to zero, that Class of Certificates will be retired and will no longer be entitled to distributions, including distributions in respect of Prepayment Interest Shortfalls or Basis Risk Shortfall Carry Forward Amounts.

(b)  In addition to the foregoing distributions, with respect to any Subsequent Recoveries, the related Servicer shall deposit such funds into the related Protected Account pursuant to the related Servicing Agreement. If, after taking into account such Subsequent Recoveries, the amount of a Realized Loss is reduced, the amount of such Subsequent Recoveries will be applied to increase the Certificate Principal Balance of the Class of Certificates with the highest payment priority to which Realized Losses have been allocated, but not by more than the amount of Realized Losses previously allocated to that Class of Certificates pursuant to Section 6.05; provided, however, to the extent that no reductions to a Certificate Principal Balance of any Class of Certificates currently exists as the result of a prior allocation of a Realized Loss, such Subsequent Recoveries will be applied as Excess Spread. The amount of any remaining Subsequent Recoveries will be applied to increase the Certificate Principal Balance of the Class of Certificates with the next highest payment priority, up to the amount of such Realized Losses previously allocated to that Class of Certificates pursuant to Section 6.05, and so on. Holders of such Certificates will not be entitled to any payment in respect of Current Interest on the amount of such increases for any Accrual Period preceding the Distribution Date on which such increase occurs. Any such increases shall be applied to the Certificate Principal Balance of each Certificate of such Class in accordance with its respective Percentage Interest.

(c)  Subject to Section 11.02 hereof respecting the final distribution, on each Distribution Date the Trustee shall make distributions to each Certificateholder of record on the preceding Record Date either by wire transfer in immediately available funds to the account of such Holder at a bank or other entity having appropriate facilities therefor, if (i) such Holder has so notified the Trustee at least 5 Business Days prior to the related Record Date and (ii) such Holder shall hold Regular Certificates with aggregate principal denominations of not less than $1,000,000 or evidencing a Percentage Interest aggregating 10% or more with respect to such Class or, if not, by check mailed by first class mail to such Certificateholder at the address of such Holder appearing in the Certificate Register. Notwithstanding the foregoing, but subject to Section 11.02 hereof respecting the final distribution, distributions with respect to Certificates registered in the name of a Depository shall be made to such Depository in immediately available funds.

(d)  On or before 2:00 p.m. Central Standard Time on the fifth Business Day immediately preceding each Distribution Date, the Master Servicer shall deliver a report to the Trustee in the form of a computer readable magnetic tape (or by such other means as the Master Servicer and the Trustee may agree from time to time) containing such data and information, as agreed to by the Master Servicer and the Trustee such as to permit the Trustee to prepare the Monthly Statement to Certificateholders and to direct the Trustee in writing to make the required distributions for the related Distribution Date (the “Remittance Report”); provided, however, in no event shall the Master Servicer be required to deliver such information to the Trustee earlier than 2:00 p.m. Central Standard Time on the 19th calendar day of the month.

Section 6.05  Allocation of Realized Losses.

(a)  All Realized Losses on the Mortgage Loans shall be allocated by the Trustee on each Distribution Date as follows: first, to Excess Spread through an increased distribution of the Extra Principal Distribution Amount for such Distribution Date; second, to the Class C Interest and Class C Certificates, until the Certificate Principal Balance or Uncertificated Principal Balance thereof, as applicable, has been reduced to zero; third, to the Class B-4 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; fourth, to the Class B-3 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; fifth, to the Class B-2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; sixth, to the Class B-1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; seventh, to the Class M-4 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; eighth, to the Class M-3 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; ninth, to the Class M-2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; tenth, to the Class M-1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero, and eleventh, to the Class A-1 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero. All Realized Losses to be allocated to the Certificate Principal Balances of all Classes on any Distribution Date shall be so allocated after the actual distributions to be made on such date as provided above. All references above to the Certificate Principal Balance of any Class of Certificates shall be to the Certificate Principal Balance of such Class immediately prior to the relevant Distribution Date, before reduction thereof by any Realized Losses, in each case to be allocated to such Class of Certificates, on such Distribution Date.

(b)  Any allocation of Realized Losses to a Class of Certificates or to the Class C Interest on any Distribution Date shall be made by reducing the Certificate Principal Balance or Uncertificated Principal Balance thereof by the amount so allocated; any allocation of Realized Losses to Excess Spread shall be made by reducing the amount otherwise payable in respect of the Class C Interest and the Class C Certificates pursuant to clause (G) of Section 6.04(a)(3).

Notwithstanding the foregoing, no such allocation of any Realized Loss shall be made on a Distribution Date to any Class of Certificates to the extent that such allocation would result in the reduction of the aggregate Certificate Principal Balance of all the Certificates as of such Distribution Date (other than the Class C Certificates and Class P Certificates) after giving effect to all distributions and prior allocations of Realized Losses on the Mortgage Loans on such date, to an amount less than the aggregate Stated Principal Balance of all of the Mortgage Loans as of the first day of the month of such Distribution Date (such limitation, the “Loss Allocation Limitation”). In addition in no event will the Certificate Principal Balance of any Certificate be reduced more than once in respect of any particular amount both (i) allocable to such Certificate in respect of Realized Losses and (ii) payable as principal to the Holder of such Certificate from Remaining Excess Spread.

As used herein, an allocation of a Realized Loss on a “pro rata basis” among two or more specified Classes of Certificates means an allocation on a pro rata basis, among the various Classes so specified, to each such Class of Certificates on the basis of their then outstanding Certificate Principal Balances prior to giving effect to distributions to be made on such Distribution Date. All Realized Losses and all other losses allocated to a Class of Certificates hereunder will be allocated among the Certificates of such Class in proportion to the Percentage Interests evidenced thereby.

(i)  All Realized Losses on the Mortgage Loans shall be allocated by the Trustee on each Distribution Date to the following REMIC I Regular Interests in the following specified percentages: first, to Uncertificated Accrued Interest payable to REMIC I Regular Interest AA and REMIC I Regular Interest ZZ up to an aggregate amount equal to the REMIC I Interest Loss Allocation Amount (without duplication of shortfalls allocated pursuant to Section 1.02), 98.00% and 2.00%, respectively; second, to the Uncertificated Principal Balances of REMIC I Regular Interest AA and REMIC I Regular Interest ZZ up to an aggregate amount equal to the REMIC I Principal Loss Allocation Amount, 98.00% and 2.00%, respectively; third, to the Uncertificated Principal Balances of REMIC I Regular Interest AA, REMIC I Regular Interest B-4 and REMIC I Regular Interest ZZ, 98.00%, 1.00% and 1.00%, respectively, until the Uncertificated Principal Balance of REMIC I Regular Interest B-4 has been reduced to zero; fourth, to the Uncertificated Principal Balances of REMIC I Regular Interest AA, REMIC I Regular Interest B-3 and REMIC I Regular Interest ZZ, 98.00%, 1.00% and 1.00%, respectively, until the Uncertificated Principal Balance of REMIC I Regular Interest B-3 has been reduced to zero; fifth, to the Uncertificated Principal Balances of REMIC I Regular Interest AA, REMIC I Regular Interest B-2 and REMIC I Regular Interest ZZ, 98.00%, 1.00% and 1.00%, respectively, until the Uncertificated Principal Balance of REMIC I Regular Interest B-2 has been reduced to zero; sixth, to the Uncertificated Principal Balances of REMIC I Regular Interest AA, REMIC I Regular Interest B-1 and REMIC I Regular Interest ZZ, 98.00%, 1.00% and 1.00%, respectively, until the Uncertificated Principal Balance of REMIC I Regular Interest B-1 has been reduced to zero; seventh, to the Uncertificated Principal Balances of REMIC I Regular Interest AA, REMIC I Regular Interest M-4 and REMIC I Regular Interest ZZ, 98.00%, 1.00% and 1.00%, respectively, until the Uncertificated Principal Balance of REMIC I Regular Interest M-4 has been reduced to zero; eighth, to the Uncertificated Principal Balances of REMIC I Regular Interest AA, REMIC I Regular Interest M-3 and REMIC I Regular Interest ZZ, 98.00%, 1.00% and 1.00%, respectively, until the Uncertificated Principal Balance of REMIC I Regular Interest M-3 has been reduced to zero; ninth, to the Uncertificated Principal Balances of REMIC I Regular Interest AA, REMIC I Regular Interest M-2 and REMIC I Regular Interest ZZ, 98.00%, 1.00% and 1.00%, respectively, until the Uncertificated Principal Balance of REMIC I Regular Interest M-2 has been reduced to zero; tenth, to the Uncertificated Principal Balances of REMIC I Regular Interest AA, REMIC I Regular Interest M-1 and REMIC I Regular Interest ZZ, 98.00%, 1.00% and 1.00%, respectively, until the Uncertificated Principal Balance of REMIC I Regular Interest M-1 has been reduced to zero; and eleventh, to the Uncertificated Principal Balances of REMIC I Regular Interest AA, REMIC I Regular Interest A-1 and REMIC I Regular Interest ZZ, 98.00%, 1.00% and 1.00%, respectively, until the Uncertificated Principal Balance of REMIC I Regular Interest A-1 has been reduced to zero.

(ii)  All Realized Losses on the Mortgage Loans shall be allocated on each Distribution Date to the REMIC II Regular Interests in the same manner and priority as Realized Losses are allocated to the Corresponding Certificates and, in the case of REMIC II Regular Interest C, to the Class C Interest, pursuant to Section 6.05(a).

Section 6.06  Monthly Statements to Certificateholders.

(a)  Not later than each Distribution Date, the Trustee shall prepare and make available to each Holder of Certificates, the Master Servicer and the Depositor a statement setting forth for the Certificates:

(i)  the applicable accrual periods for calculating distributions and general distribution dates;

(ii)  the total cash flows received and the general sources thereof;

(iii)  the amount, if any, of fees or expenses accrued and paid, with an identification of the payee and the general purpose of such fees including the related amount of the Servicing Fees paid to or retained by the related Servicer or the Company for the related Due Period;

(iv)  the amount of the related distribution to Holders of the Class A-1, Class M and Class B Certificates (by Class) allocable to principal, separately identifying (A) the aggregate amount of any Principal Prepayments included therein, (B) the aggregate of all scheduled payments of principal included therein and (C) the Extra Principal Distribution Amount (if any);

(v)  the amount of such distribution to Holders of each Class of Class A, Class M and Class B Certificates allocable to interest

(vi)  the amount of the distribution made on such Distribution Date to the Holders of the Class P Certificates allocable to Prepayment Charges

(vii)  the Interest Carry Forward Amounts and any Basis Risk Shortfall Carry Forward Amounts for each Class of Certificates (if any);

(viii)  the Pass-Through Rate for each Class of Class A, Class M and Class B Certificates with respect to the current Interest Accrual Period, and, if applicable, whether such Pass-Through Rate was limited by the applicable Net Rate Cap;

(ix)  the number and Stated Principal Balance of all of the Mortgage Loans for the related Distribution Date, together with updated pool composition information including the following: weighted average mortgage rate and weighted average remaining term;

(x)  the Certificate Principal Balance or Certificate Notional Amount, as applicable, of each Class before and after giving effect (i) to all distributions allocable to principal on such Distribution Date and (ii) the allocation of any Applied Realized Loss Amounts for such Distribution Date;

(xi)  the number and aggregate Stated Principal Balance of the Mortgage Loans (A) Delinquent (exclusive of Mortgage Loans in foreclosure and bankruptcy and those Liquidated Mortgage Loans as of the end of a Prepayment Period) (1) 30 days Delinquent, (2) 60 days Delinquent and (3) 90 days or more Delinquent, (B) in foreclosure and Delinquent (1) 30 days Delinquent, (2) 60 days Delinquent and (3) 90 days or more Delinquent and (C) in bankruptcy and Delinquent (1) 30 days Delinquent, (2) 60 days Delinquent and (3) 90 days or more Delinquent, in each case as of the close of business on the last day of the calendar month preceding such Distribution Date;

(xii)  the amount of aggregate Advances included in the distribution on such Distribution Date (including the general purpose of such Advances), the aggregate amount of unreimbursed Advances as of the end of the Due Period, and the general source of funds for reimbursements;

(xiii)  the amount of, if any, of excess cashflow or excess spread and the application of such excess cashflow;

(xiv)  the cumulative amount of Applied Realized Loss Amounts through the end of the preceding month;

(xv)  unless otherwise previously reported in the Form 10-D, material modifications, extensions or waivers to Mortgage Loan terms, fees, penalties or payments during the preceding calendar month or that have become material over time;

(xvi)  with respect to any Mortgage Loan that was liquidated during the preceding calendar month, the aggregate Stated Principal Balance of, and Realized Loss on, such Mortgage Loans as of the close of business on the Determination Date preceding such Distribution Date;

(xvii)  unless otherwise previously reported in the Form 10-D, material breaches of pool asset representation or warranties or transaction covenants which have been reported to the Trustee in accordance with this Agreement or the related Servicing Agreement;

(xviii)  the total number and principal balance of any real estate owned or REO Properties as of the end of the related Due Period;

(xix)  the three month rolling average of the percent equivalent of a fraction, the numerator of which is the aggregate Stated Principal Balance of the Mortgage Loans that are 60 days or more Delinquent or are in bankruptcy or foreclosure or are REO Properties, and the denominator of which is the aggregate Stated Principal Balance of all of the Mortgage Loans in each case as of the end of the Prepayment Period;

(xx)  the Realized Losses as of the close of business on the last day of the calendar month preceding such Distribution Date and the cumulative Realized Losses through the end of the preceding month;

(xxi)  whether a Trigger Event exists;

(xxii)  information on loss and delinquency used for determining early amortization, liquidation, stepdowns or other performance triggers and whether the trigger was met;

(xxiii)  the amount of the Prepayment Charges remitted by the Servicers and the amount on deposit in the Reserve Fund;

(xxiv)  the amount of such distribution to Holders of the Class A-1 Certificates allocable to interest and the portion thereof, if any, provided by the Class A-1 Corridor Contract; and

(xxv)  updated pool composition data including the following: weighted average mortgage rate and weighted average remaining term.

The Trustee may make the foregoing Monthly Statement (and, at its option, any additional files containing the same information in an alternative format) available each month to Certificateholders via the Trustee’s internet website. The Trustee’s internet website shall initially be located at “www.ctslink.com”. Assistance in using the website can be obtained by calling the Trustee’s customer service desk at (301) 815-6600. Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The Trustee may change the way Monthly Statements are distributed in order to make such distributions more convenient or more accessible to the above parties.

(b)  The Trustee’s responsibility for making the above information available to the Certificateholders is limited to the availability, timeliness and accuracy of the information derived from the Master Servicer, the Company and the Servicers. The Trustee will make available a copy of each statement provided pursuant to this Section 6.06 to each Rating Agency.

(c)  Within a reasonable period of time after the end of each calendar year, the Trustee shall furnish upon request to each Person who at any time during the calendar year was a Certificateholder, the information set forth in clauses (a)(iv) and (a)(v) of this Section 6.06 aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee or the Trustee pursuant to any requirements of the Code as from time to time in effect.

(d)  Upon filing with the Internal Revenue Service, the Trustee shall furnish to the Holders of the Residual Certificates the applicable Form 1066 and each applicable Form 1066Q and shall respond promptly to written requests made not more frequently than quarterly by any Holder of a Residual Certificate with respect to the following matters:

(i)  The original projected principal and interest cash flows on the Closing Date on each class of Regular Interests and Residual Interests created hereunder and on the Mortgage Loans, based on the Prepayment Assumption;

(ii)  The projected remaining principal and interest cash flows as of the end of any calendar quarter with respect to each class of Regular Interests and Residual Interests created hereunder and the Mortgage Loans, based on the Prepayment Assumption;

(iii)  The applicable Prepayment Assumption and any interest rate assumptions used in determining the projected principal and interest cash flows described above;

(iv)  The original issue discount (or, in the case of the Mortgage Loans, market discount) or premium accrued or amortized through the end of such calendar quarter with respect to each class of Regular Interests or Residual Interests created hereunder and to the Mortgage Loans, together with each constant yield to maturity used in computing the same;

(v)  The treatment of Realized Losses with respect to the Mortgage Loans or the Regular Interests created hereunder, including the timing and amount of any cancellation of indebtedness income of a REMIC with respect to such Regular Interests or bad debt deductions claimed with respect to the related Mortgage Loans;

(vi)  The amount and timing of any non-interest expenses of a REMIC; and

(vii)  Any taxes (including penalties and interest) imposed on the REMIC, including, without limitation, taxes on “prohibited transactions,” “contributions” or “net income from foreclosure property” or state or local income or franchise taxes.

The information pursuant to clauses (i), (ii), (iii) and (iv) above shall be provided by the Depositor pursuant to Section 10.12.

Section 6.07  REMIC Designations and REMIC Distributions.

(a)  The Trustee shall elect that each of REMIC I, REMIC II, REMIC III, REMIC IV and REMIC V shall be treated as a REMIC under Section 860D of the Code. Any inconsistencies or ambiguities in this Agreement or in the administration of this Agreement shall be resolved in a manner that preserves the validity of such REMIC elections. The assets of REMIC I shall include the Mortgage Loans and all interest owing in respect of and principal due thereon, the Distribution Account, the Protected Accounts, any REO Property, any proceeds of the foregoing and any other assets subject to this Agreement (other than the Reserve Fund, the Class A-1/A-2 Net WAC Reserve Account, the Class A-1 Corridor Contract and any Prepayment Charge Waiver Amounts). The REMIC I Regular Interests shall constitute the assets of REMIC II. The REMIC II Regular Interests shall constitute the assets of REMIC III. The Class C Interest shall constitute assets of REMIC IV. The Class P Interest shall constitute assets of REMIC V.

(b)  On each Distribution Date, the Interest Funds and Principal Funds, in the following order of priority, shall be deemed distributed by REMIC I to REMIC II on account of the REMIC I Regular Interests (other than REMIC I Regular Interest P) or withdrawn from the Distribution Account and distributed to the Holders of the Class R-1 Certificates, as the case may be:

(i)  to the holders of the REMIC I Regular Interests (other than REMIC I Regular Interest P), pro rata, in an amount equal to (A) the Uncertificated Accrued Interest for each such REMIC I Regular Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates. Amounts payable as Uncertificated Accrued Interest in respect of REMIC I Regular Interest ZZ shall be reduced and deferred when the REMIC I Overcollateralization Amount is less than the REMIC I Overcollateralization Target Amount, by the lesser of (x) the amount of such difference and (y) the REMIC I Regular Interest ZZ Maximum Interest Deferral Amount, and such amount will be payable to the holders of each REMIC I Regular Interest for which a REMIC II Regular Interest is the Corresponding Interest, allocated in the same proportion as the Extra Principal Distribution Amount is allocated to the Corresponding Certificates for such Corresponding Interests, and the Uncertificated Principal Balance of REMIC I Regular Interest ZZ shall be increased by such amount;

(ii)  from the remainder of the Interest Funds and Principal Funds for such Distribution Date after the distribution made pursuant to clause (i) above, allocated as follows:

(A)  98.00% of such remainder to the holders of REMIC I Regular Interest AA, until the Uncertificated Principal Balance of such REMIC I Regular Interest is reduced to zero;

(B)  2.00% of such remainder, first, to the holders of each REMIC I Regular Interest for which a REMIC II Regular Interest is the Corresponding Interest, in an aggregate amount equal to 1.00% of and in the same proportion as principal payments are allocated to the Corresponding Certificates for such Corresponding Interests, until the Uncertificated Principal Balances of such REMIC I Regular Interests are reduced to zero, and second, to the holders of REMIC I Regular Interest ZZ, until the Uncertificated Principal Balance of such REMIC I Regular Interest is reduced to zero ; and

(C)  any remaining amount to the Holders of the Class R-1 Certificates.

(c)  On each Distribution Date, all amounts representing Prepayment Charges shall be deemed distributed in respect of REMIC I Regular Interest P, provided that such amounts shall not reduce the Uncertificated Principal Balance of REMIC I Regular Interest P. On the Distribution Date immediately following the expiration of the latest Prepayment Charge term as identified on the Mortgage Loan Schedule, $100 shall be deemed distributed in respect of REMIC I Regular Interest P in reduction of the Uncertificated Principal Balance thereof.

(d)  On each Distribution Date, the Interest Funds and Principal Funds, in the following order of priority, shall be deemed distributed by REMIC II to REMIC III on account of the REMIC II Regular Interests (other than REMIC II Regular Interest P) or withdrawn from the Distribution Account and distributed to the Holders of the Class R-2 Certificates, as the case may be:

(i)  to the holders of the REMIC II Regular Interests (other than REMIC II Regular Interest P), in the same manner and priority as paid to the Corresponding Certificates and, in the case of REMIC II Regular Interest C, as paid to the Class C Interest, the Uncertificated Accrued Interest (or, in the case of REMIC II Regular Interest C, the REMIC II Regular Interest C Distribution Amount) for such Distribution Date, plus any amounts in respect thereof remaining unpaid from previous Distribution Dates; and

(ii)  to the holders of the REMIC II Regular Interests (other than REMIC II Regular Interest P), in an amount equal to the remainder of the Interest Funds and Principal Funds for such Distribution Date after the distribution made pursuant to clause (i) above, allocated in the same manner and priority as paid to the Corresponding Certificates, until the Uncertificated Principal Balances thereof have been reduced to zero, and any remaining amount to the Holders of the Class R-2 Certificates.

(e)  On each Distribution Date, all amounts representing Prepayment Charges distributed in respect of REMIC I Regular Interest P shall be deemed to be distributed in respect of REMIC II Regular Interest P, provided that such amounts shall not reduce the Uncertificated Principal Balance of REMIC II Regular Interest P. On the Distribution Date immediately following the expiration of the latest Prepayment Charge term as identified on the Mortgage Loan Schedule, $100 shall be deemed distributed in respect of REMIC II Regular Interest P in reduction of the Uncertificated Principal Balance thereof.

(f)  On each Distribution Date, for federal income tax purposes, (1) (i) the Regular Interest the ownership of which is represented by the Class A-1 Certificates shall be deemed to receive (x) accrued interest at the related Uncertificated REMIC III Pass-Through Rate on an amount equal to the then current Certificate Principal Balance of the Class A-1 Certificates and (y) any amounts in respect thereof remaining unpaid from previous Distribution Dates for such Regular Interest, and (ii) the Regular Interest the ownership of which is represented by the Class A-2 Certificates shall be deemed to receive (x) accrued interest at the related Uncertificated REMIC III Pass-Through Rate on the Uncertificated Notional Amount for such Regular Interest for such Distribution Date and (y) any amounts in respect thereof remaining unpaid from previous Distribution Dates for such Regular Interest, and (2) amounts distributable in reduction of the Certificate Principal Balance of the Class A-1 Certificates shall be deemed distributed to the Regular Interest the ownership of which is represented by such Certificates in reduction of the related principal balance thereof. Any amounts received on each Distribution Date by Holders of the Class A Certificates at a rate equal to the related Pass-Through Rate which is in excess of, or less than, the amounts specified above in the related clause (x) for the Regular Interests the ownership of which is represented by such Certificates shall be treated in accordance with the provisions relating to Class A-1/A-2 Net WAC Pass-Through Amounts in Section 6.11.

(g)  On each Distribution Date, an amount equal to the amounts distributed pursuant to Sections 6.04(a)(3)(D), (E) and (G) on such date shall be deemed distributed from REMIC III to REMIC IV in respect of the Class C Distribution Amount distributable on the Class C Interest.

(h)  On each Distribution Date, 100% of the amounts deemed distributed on REMIC II Regular Interest P shall be deemed distributed by REMIC III to REMIC V in respect of the Class P Interest.

Section 6.08  Reserve Fund.

(a)  The Trustee shall establish a Reserve Fund on behalf of the Holders of the Class A, Class B, Class M and Class C Certificates. The Reserve Fund shall be an Eligible Account. The Reserve Fund shall be entitled “Reserve Fund, Wells Fargo Bank, N.A. as Trustee for the benefit of Holders of Bear Stearns Asset Backed Securities I LLC, Asset-Backed Certificates, Series 2007-AC3, Class A-1, Class A-2, Class M-1, Class M-2, Class M-3, Class M-4, Class B-1, Class B-2, Class B-3, Class B-4 and Class C”. On the Closing Date, the Depositor will deposit, or cause to be deposited, into the Reserve Fund an amount equal to the Reserve Fund Deposit. On each Distribution Date as to which there is a Basis Risk Shortfall Carry Forward Amount payable to any Class of Certificates, the Trustee shall deposit the amounts distributable pursuant to clauses (D) and (E) of Section 6.04(a)(3) into the Reserve Fund, and the Trustee has been directed by the Class C Certificateholder to distribute any amounts then on deposit in the Reserve Fund to the Holders of the Class A, Class M and Class B Certificates in respect of the Basis Risk Shortfall Carry Forward Amount for each such Class in the priorities set forth in clauses (D) and (E) of Section 6.04(a)(3). Any amount paid to the Holders of Class A, Class M or Class B Certificates from amounts distributable pursuant to clauses (D) and (E) of Section 6.04(a)(3) pursuant to the preceding sentence in respect of Basis Risk Shortfall Carry Forward Amounts shall be treated as distributed to the Class C Certificateholder in respect of the Class C Certificates and paid by the Class C Certificateholder to the Holders of the Class A, Class M or Class B Certificates. Any payments to the Holders of the Class A, Class M or Class B in respect of Basis Risk Shortfall Carry Forwards Amounts pursuant to the second preceding sentence shall not be payments with respect to a Regular Interest in a REMIC within the meaning of Section 860G(a)(1) of the Code.

(b)  The Reserve Fund is an “outside reserve fund” within the meaning of Treasury Regulation Section 1.860G-2(h) and shall be an asset of the Trust Fund but not an asset of any REMIC. The Trustee on behalf of the Trust shall be the nominal owner of the Reserve Fund. The Class C Certificateholders shall be the beneficial owners of the Reserve Fund, subject to the power of the Trustee to transfer amounts under Section 6.04(a)(3). Amounts in the Reserve Fund shall be held either uninvested in a trust or deposit account of the Trustee with no liability for interest or other compensation thereof or, at the direction of the majority Class C Certificateholder, be invested in Permitted Investments that mature no later than the Business Day prior to the next succeeding Distribution Date. All net income and gain from such investments shall be distributed to the Class C Certificateholders, pro rata among such Certificateholders, not as a distribution in respect of any interest in any REMIC, on such Distribution Date. All amounts earned on amounts on deposit in the Reserve Fund shall be taxable to the Class C Certificateholder. Any losses on such investments shall be deposited in the Reserve Fund by the Class C Certificateholders, pro rata, out of their own funds immediately as realized. In the event that the Class C Certificateholder shall fail to provide investment instructions to the Trustee, the amounts on deposit in the Reserve Fund shall be held uninvested.

(c)  For federal tax return and information reporting, the right of the Holders of the Class A, Class M and Class B Certificates to receive payments from the Reserve Fund in respect of any Basis Risk Shortfall Carry Forward Amounts shall be assigned a value of zero.

Section 6.09  Class P Certificate Account.

The Trustee shall establish and maintain with itself a separate, segregated trust account for each of the Class P Certificates, titled “Bear Stearns Asset Backed Securities I Trust 2007-AC3 Class P Certificate Account” (the “Class P Certificate Account”). On the Closing Date, the Depositor will deposit, or cause to be deposited in the Class P Certificate Account $100.00. Prepayment charges shall be allocated to the Class P Certificate. The amount on deposit in the Class P Certificate Account shall be held uninvested. On the Distribution Date immediately following the expiration of the latest Prepayment Charge term as identified on the Mortgage Loan Schedule, the Trustee shall withdraw the amount on deposit in the Class P Certificate Account and remit such amount to the Holders of the Class P Certificates in reduction of the Certificate Principal Balance thereof.

Section 6.10  The Class A-1 Corridor Contract

The Trustee shall demand payment of all money payable by the Corridor Contract Counterparty under the Class A-1 Corridor Contract. The Trustee shall deposit in the Class A-1/A-2 Net WAC Reserve Account all payments received by the Corridor Contract Counterparty pursuant to the Class A-1 Corridor Contract. On each Distribution Date the Trustee shall remit amounts received from the Corridor Contract Counterparty to the Holders of the Class A-1 Certificates and Class C Certificates in the following manner and order of priority:

first, to the Class A-1 Certificates, any Class A-1 Additional Interest Amount for such Class of Certificates for such Distribution Date; and

second, any remaining amounts received under the Class A-1 Corridor Contract, to the Class C Certificates.

In the event that the Corridor Contract Counterparty fails to perform any of its obligations under the Class A-1 Corridor Contract (including, without limitation, its obligation to make any payment or transfer collateral), or breaches any of its representations and warranties thereunder, or in the event that any Event of Default, Termination Event, or Additional Termination Event (each as defined in the Class A-1 Corridor Contract) occurs with respect to the Class A-1 Corridor Contract, the Trustee shall, promptly following actual notice of such failure, breach or event, notify the Depositor and send any notices and make any demands, on behalf of the Issuing Entity, required to enforce the rights of the Issuing Entity under the Class A-1 Corridor Contract.

In the event that the Corridor Contract Counterparty’s obligations are guaranteed by a third party under a guaranty relating to the Class A-1 Corridor Contract (such guaranty the “Guaranty” and such third party the “Guarantor”), then to the extent that the Corridor Contract Counterparty fails to make any payment by the close of business on the day it is required to make payment under the terms of the Class A-1 Corridor Contract, the Trustee shall, promptly following actual notice of the Corridor Contract Counterparty’s failure to pay, demand that the Guarantor make any and all payments then required to be made by the Guarantor pursuant to such Guaranty. The Swap Provider or the Depositor shall promptly provide the Trustee with a copy of such Guaranty; provided, that the Trustee shall in no event be liable for any failure or delay in the performance by the Corridor Contract Counterparty or any Guarantor of its obligations hereunder or pursuant to the Class A-1 Corridor Contract and the Guaranty, nor for any special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits) in connection therewith.

Upon an early termination of the Class A-1 Corridor Contract other than in connection with the optional termination of the Issuing Entity, the Trustee, pursuant to this Agreement, will use reasonable efforts to appoint a successor corridor contract counterparty selected by the Depositor to enter into a new class A-1 corridor contract on terms substantially similar to the Class A-1 Corridor Contract, with a successor corridor contract counterparty meeting all applicable eligibility requirements. The Trustee will apply any Class A-1 Corridor Contract termination payment received from the original Corridor Contract Counterparty in connection with such early termination of the Class A-1 Corridor Contract to the upfront payment required to appoint the successor corridor contract counterparty.

If the Trustee is unable to appoint a successor corridor contract counterparty selected by the Depositor within 30 days of the early termination of the Class A-1 Corridor Contract, then the Trustee will deposit any Class A-1 Corridor Contract termination payment received from the original Corridor Contract Counterparty into a separate, non-interest bearing reserve account and will, on each subsequent Distribution Date, withdraw from the amount then remaining on deposit in such reserve account an amount equal to the payment, if any, that would have been paid to the Trustee by the original Corridor Contract Counterparty calculated in accordance with the terms of the original Class A-1 Corridor Contract, and distribute such amount in accordance with the terms of this Agreement.

Section 6.11  Class A-1/A-2 Net WAC Pass-Through Amount; Class A-1/A-2 Net WAC Reserve Account.

(a)  The Trustee shall establish a Class A-1/A-2 Net WAC Reserve Account on behalf of the Holders of the Class A-1 Certificates and Class A-2 Certificates. The Class A-1/A-2 Net WAC Reserve Account shall be an Eligible Account. The Class A-1/A-2 Net WAC Reserve Account shall be entitled “Class A-1/A-2 Net WAC Reserve Account, Wells Fargo Bank, N.A. as Trustee for the benefit of Holders of Bear Stearns Asset Backed Securities I LLC, Asset-Backed Certificates, Series 2007-AC3, Class A-1 Certificates and Class A-2 Certificates”. On the Closing Date, the Depositor shall deposit, or cause to be deposited, into the Class A-1/A-2 Net WAC Reserve Account an amount equal to the Class A-1/A-2 Net WAC Reserve Account Deposit.

(b)  On each Distribution Date on which the weighted average of the Net Mortgage Rates on the Mortgage Loans is less than the Class A-1/A-2 Target Rate, the accrued interest in respect of the Regular Interest the ownership of which is represented by the Class A-1 Certificates will include the Class A-1/A-2 Net WAC Pass-Through Amount for such Distribution Date. On each such Distribution Date, the Trustee shall deposit into the Class A-1/A-2 Net WAC Reserve Account the Class A-1/A-2 Net WAC Pass-Through Amount for such Distribution Date rather than distributing such amounts to the Class A-1 Certificateholders. Notwithstanding the foregoing, for federal, state and local tax purposes, such Class A-1/A-2 Net WAC Pass-Through Amount shall be deemed distributed to the Class A-1 Certificateholders in respect of the Regular Interest the ownership of which is represented by the Class A-1 Certificates. On each such Distribution Date, the Trustee shall hold the Class A-1/A-2 Net WAC Pass-Through Amount for the benefit of the Holders of the Class A-2 Certificates and shall distribute such amount to the Holders of the Class A-2 Certificates. Payments to the Holders of the Class A-2 Certificates of any Class A-1/A-2 Net WAC Pass-Through Amount will not be payments with respect to a Regular Interest in a REMIC within the meaning of Code Section 860G(a)(1).

(c)  (c)By accepting a Class A-1 Certificate, each Class A-1 Certificateholder thereby agrees to direct the Trustee to deposit into the Class A-1/A-2 Net WAC Reserve Account any Class A-1/A-2 Net WAC Pass-Through Amount rather than distributing such amount to the Class A-1 Certificateholders and further agrees that such direction is given for good and valuable consideration, the receipt and sufficiency of which is acknowledged by such acceptance. By accepting a Class A-1 Certificate, each Class A-1 Certificateholder acknowledges that any such Class A-1/A-2 Net WAC Pass-Through Amount shall for federal, state and local tax purposes be deemed distributed in respect of the Regular Interest the ownership of which is represented by the Class A-1 Certificates. By accepting a Class A-2 Certificate, each Class A-2 Certificateholder acknowledges that for federal, state and local tax purposes any payments of such Class A-1/A-2 Net WAC Pass-Through Amount shall not be payments with respect to a Regular Interest in a REMIC within the meaning of Code Section 860G(a)(1).

(d) The Class A-1/A-2 Net WAC Reserve Account is an “outside reserve fund” within the meaning of Treasury Regulation Section 1.860G-2(h) and shall be an asset of the Trust Fund but not an asset of any REMIC. The Trustee on behalf of the Trust shall be the nominal owner of the Class A-1/A-2 Net WAC Reserve Account. The Class A-1 Certificateholders shall be the beneficial owner of the Class A-1/A-2 Net WAC Reserve Account, subject to the power of the Trustee to transfer amounts under clause (b) above. Amounts in the Class A-1/A-2 Net WAC Reserve Account shall be held uninvested.

ARTICLE VII

THE CERTIFICATES

Section 7.01  The Certificates.

The Certificates shall be substantially in the forms attached hereto as Exhibits A-1 through A-7. The Certificates shall be issuable in registered form, in the minimum dollar denominations, integral dollar multiples in excess thereof (except that one Certificate of each Class may be issued in a different amount which must be in excess of the applicable minimum dollar denomination) and aggregate dollar denominations as set forth in the following table:

Class	Minimum Denomination	Integral Multiple in Excess of Minimum	Initial Certificate Principal Balance		Pass-Through Rate
A-1	$100,000	$1.00	$346,500,000.00		Class A-1 Pass-Through Rate
A-2	$100,000	$1.00	$346,500,000.00	(1)	Class A-2 Pass-Through Rate
M-1	$100,000	$1.00	$11,034,000.00		Class M-1 Pass-Through Rate
M-2	$100,000	$1.00	$3,928,000.00		Class M-2 Pass-Through Rate
M-3	$100,000	$1.00	$1,496,000.00		Class M-3 Pass-Through Rate
M-4	$100,000	$1.00	$1,496,000.00		Class M-4 Pass-Through Rate
B-1	$100,000	$1.00	$1,309,000.00		Class B-1 Pass-Through Rate
B-2	$100,000	$1.00	$1,309,000.00		Class B-2 Pass-Through Rate
B-3	$100,000	$1.00	$1,496,000.00		Class B-3 Pass-Through Rate
B-4	$100,000	$1.00	$1,870,000.00		Class B-4 Pass-Through Rate
C	$100,000	$1.00	$373,991,112.41	(1)	(3)
P	$100	N/A	$100.00	(2)	N/A
R-1	100%	N/A	N/A	(2)	N/A
R-2	100%	N/A	N/A	(2)	N/A
R-3	100%	N/A	N/A	(2)	N/A
RX	100%	N/A	N/A	(2)	N/A

(1)	This is a notional amount.
(2)	The Class P, Class R-1, Class R-2, Class R-3 and Class RX Certificates are not entitled to distributions in respect of interest
(3)	As defined in “Pass-Through Rate” definition.

The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by an authorized officer. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such authentication and delivery. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate the countersignature of the Trustee by manual signature, and such countersignature upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly countersigned and delivered hereunder. All Certificates shall be dated the date of their countersignature. On the Closing Date, the Trustee shall authenticate the Certificates to be issued at the written direction of the Depositor, or any affiliate thereof.

The Depositor shall provide, or cause to be provided, to the Trustee on a continuous basis, an adequate inventory of Certificates to facilitate transfers.

Section 7.02  Certificate Register; Registration of Transfer and Exchange of Certificates.

(a)  The Trustee shall maintain, or cause to be maintained in accordance with the provisions of Section 7.09 hereof, a Certificate Register for the Trust Fund in which, subject to the provisions of subsections (b) and (c) below and to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of Transfers and exchanges of Certificates as herein provided. Upon surrender for registration of Transfer of any Certificate, the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class and of like aggregate Percentage Interest.

At the option of a Certificateholder, Certificates may be exchanged for other Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest upon surrender of the Certificates to be exchanged at the office or agency of the Trustee. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute, authenticate, and deliver the Certificates that the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of Transfer or exchange shall be accompanied by a written instrument of Transfer in form satisfactory to the Trustee duly executed by the Holder thereof or his attorney duly authorized in writing.

No service charge to the Certificateholders shall be made for any registration of Transfer or exchange of Certificates, but payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any Transfer or exchange of Certificates may be required.

All Certificates surrendered for registration of Transfer or exchange shall be canceled and subsequently destroyed by the Trustee in accordance with the Trustee’s customary procedures.

(b)  No Transfer of a Private Certificate shall be made unless such Transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or is exempt from the registration requirements under the Securities Act and such state securities laws. In the event that a Transfer is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such Transfer and such Certificateholder’s prospective transferee shall each certify to the Trustee in writing the facts surrounding the Transfer in substantially the forms set forth in Exhibit D (the “Transferor Certificate”) and (x) deliver a letter in substantially the form of either Exhibit E (the “Investment Letter”) or Exhibit F (the “Rule 144A Letter”) or (y) there shall be delivered to the Trustee an Opinion of Counsel addressed to the Trustee that such Transfer may be made pursuant to an exemption from the Securities Act, which Opinion of Counsel shall not be an expense of the Depositor, the Seller, the Master Servicer or the Trustee; provided, however, that such representation letters will not be required in connection with any transfer of any such Certificate by the Depositor to an affiliate of the Depositor and the Trustee and the Trustee shall be entitled to conclusively rely upon a representation (which, upon the request of the Trustee, shall be a written representation) from the Depositor of the status of such transferee as an affiliate of the Depositor. The Depositor shall provide to any Holder of a Private Certificate and any prospective transferee designated by any such Holder, information regarding the related Certificates and the Mortgage Loans and such other information as shall be necessary to satisfy the condition to eligibility set forth in Rule 144A(d)(4) for Transfer of any such Certificate without registration thereof under the Securities Act pursuant to the registration exemption provided by Rule 144A. The Trustee and the Master Servicer shall cooperate with the Depositor in providing the Rule 144A information referenced in the preceding sentence, including providing to the Depositor such information regarding the Certificates, the Mortgage Loans and other matters regarding the Trust Fund as the Depositor shall reasonably request to meet its obligation under the preceding sentence. Notwithstanding the provisions of the immediately preceding sentence, no restrictions shall apply with respect to the transfer or registration of transfer of a beneficial interest in any Certificate that is a Global Certificate of a Class to a transferee that takes delivery in the form of a beneficial interest in the Global Certificate of such Class provided that each such transferee shall be deemed to have made such representations and warranties contained in the Rule 144A and Related Matters Certificate as are sufficient to establish that it is a QIB. Each Holder of a Private Certificate desiring to effect such Transfer shall, and does hereby agree to, indemnify the Trustee, the Depositor, the Seller, the Trustee and the Master Servicer against any liability that may result if the Transfer is not so exempt or is not made in accordance with such federal and state laws.

No Transfer of an ERISA Restricted Certificate or Class B-4 Certificate shall be made unless either (i) the Master Servicer and the Trustee shall have received a representation from the transferee of such Certificate acceptable to and in form and substance satisfactory to the Master Servicer and the Trustee, to the effect that such transferee is not an employee benefit plan subject to Section 406 of ERISA and/or a plan subject to Section 4975 of the Code, or a Person acting on behalf of any such plan or using the assets of any such plan, or (ii) in the case of any such ERISA Restricted Certificate presented for registration in the name of an employee benefit plan subject to ERISA, or a plan subject to Section 4975 of the Code (or comparable provisions of any subsequent enactments), or a trustee of any such plan or any other person acting on behalf of any such plan, the Trustee shall have received an Opinion of Counsel for the benefit of the Trustee and the Master Servicer and on which they may rely, satisfactory to the Trustee, to the effect that the purchase and holding of such ERISA Restricted Certificate is permissible under applicable law, will not constitute or result in the assets of the Trust being deemed to be “plan assets” under ERISA or the Code, will not result in any prohibited transactions under ERISA or Section 4975 of the Code and will not subject the Trustee, the Master Servicer or the Depositor to any obligation in addition to those expressly undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Trustee, the Master Servicer or the Depositor, or, in the case of a Class B-4 Certificate, the transferee provides a representation, or deemed representation in the case of the Global Certificate or an opinion of counsel to the effect that the proposed transfer and holding of such Certificate and the servicing, management and operation of the Trustee and its assets: (I) will not result in any prohibited transaction which is not covered under an individual or class prohibited transaction exemption, including, but not limited to, Prohibited Transaction Class Exemption (“PTCE”) 84-14, PTCE 91-38, PTCE 90-1, PTCE 95-60 or PTCE 96-23 and (II) will not give rise to any additional obligations on the part of the Depositor, the Trustee or the Master Servicer. Notwithstanding anything else to the contrary herein, any purported transfer of an ERISA Restricted Certificate to or on behalf of an employee benefit plan subject to Section 406 of ERISA and/or a plan subject to Section 4975 of the Code without the delivery of the Opinion of Counsel as described above shall be void and of no effect; provided that the restriction set forth in this sentence shall not be applicable if there has been delivered to the Trustee an Opinion of Counsel meeting the requirements of clause (ii) of the first sentence of this paragraph. Neither the Trustee nor the Master Servicer shall be required to monitor, determine or inquire as to compliance with the transfer restrictions with respect to any ERISA Restricted Certificate that is a Book-Entry Certificate, and neither the Trustee nor the Master Servicer shall have any liability for transfers of any such Book-Entry Certificates made through the book-entry facilities of any Depository or between or among participants of the Depository or Certificate Owners made in violation of the transfer restrictions set forth herein. Neither the Trustee nor the Master Servicer shall be under any liability to any Person for any registration of transfer of any ERISA Restricted Certificate that is in fact not permitted by this Section 7.02(b) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement. The Trustee shall be entitled, but not obligated, to recover from any Holder of any ERISA Restricted Certificate that was in fact an employee benefit plan subject to Section 406 of ERISA or a plan subject to Section 4975 of the Code or a Person acting on behalf of any such plan at the time it became a Holder or, at such subsequent time as it became such a plan or Person acting on behalf of such a plan, all payments made on such ERISA Restricted Certificate at and after either such time. Any such payments so recovered by the Trustee shall be paid and delivered by the Trustee to the last preceding Holder of such Certificate that is not such a plan or Person acting on behalf of a plan.

Each beneficial owner of a Class M Certificate and Class B Certificate, except for a Class B-4 Certificate, or any interest therein shall be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that either (i) it is not a Plan or investing with “Plan Assets”, (ii) it has acquired and is holding such certificate in reliance on the Exemption, and that it understands that there are certain conditions to the availability of the Exemption, including that the certificate must be rated, at the time of purchase, not lower than “BBB-”(or its equivalent) by S&P, Fitch Ratings, Dominion Bond Rating Service Limited (known as DBRS Limited), Dominion Bond Rating Service, Inc. (known as DBRS, Inc.), or Moody’s, and the certificate is so rated or (iii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an “insurance company general account,” as such term is defined in Prohibited Transaction Class Exemption (“PTCE”) 95-60, and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

(c)  Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

(i)  Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

(ii)  No Ownership Interest in a Residual Certificate may be registered on the Closing Date or thereafter transferred, and the Trustee shall not register the Transfer of any Residual Certificate unless, in addition to the certificates required to be delivered to the Trustee under subparagraph (b) above, the Trustee shall have been furnished with an affidavit and agreement of the initial owner or the proposed transferee in the form attached hereto as Exhibit C (a “Transferee Affidavit”) and an affidavit of the transferor in the form attached hereto as Exhibit CC (a “Transferor Affidavit”).

(iii)  Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall agree (A) to obtain a Transferee Affidavit from any other Person to whom such Person attempts to Transfer its Ownership Interest in a Residual Certificate, (B) to obtain a Transferee Affidavit from any Person for whom such Person is acting as nominee, trustee or agent in connection with any Transfer of a Residual Certificate, (C) not to Transfer its Ownership Interest in a Residual Certificate or to cause the Transfer of an Ownership Interest in a Residual Certificate to any other Person if it has actual knowledge that such Person is not a Permitted Transferee and (D) to provide the Trustee and the Depositor with a Transferor Affidavit.

(iv)  Any attempted or purported Transfer of any Ownership Interest in a Residual Certificate in violation of the provisions of this Section 7.02(c) shall be absolutely null and void and shall vest no rights in the purported Transferee. If any purported transferee shall become a Holder of a Residual Certificate in violation of the provisions of this Section 7.02(c), then the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of registration of Transfer of such Residual Certificate. The Trustee shall not be under any liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by Section 7.02(b) and this Section 7.02(c) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the Transfer was registered after receipt of the related Transferee Affidavit and Transferor Affidavit. The Trustee shall be entitled but not obligated to recover from any Holder of a Residual Certificate that was in fact not a Permitted Transferee at the time it became a Holder or, at such subsequent time as it became other than a Permitted Transferee, all payments made on such Residual Certificate at and after either such time. Any such payments so recovered by the Trustee shall be paid and delivered by the Trustee to the last preceding Permitted Transferee of such Certificate.

(v)  The Master Servicer shall make available within 60 days of written request from the Trustee, all information necessary to compute any tax imposed under Section 860E(e) of the Code as a result of a Transfer of an Ownership Interest in a Residual Certificate to any Holder who is not a Permitted Transferee.

The restrictions on Transfers of a Residual Certificate set forth in this Section 7.02(c) shall cease to apply (and the applicable portions of the legend on a Residual Certificate may be deleted) with respect to Transfers occurring after delivery to the Trustee of an Opinion of Counsel addressed to the Trustee, which Opinion of Counsel shall not be an expense of the Trustee, the Seller or the Master Servicer to the effect that the elimination of such restrictions will not cause REMIC I, REMIC II, REMIC III, REMIC IV or REMIC V, as applicable, to fail to qualify as a REMIC at any time that the Certificates are outstanding or result in the imposition of any tax on the Trust Fund, a Certificateholder or another Person. Each Person holding or acquiring any Ownership Interest in a Residual Certificate hereby consents to any amendment of this Agreement that, based on an Opinion of Counsel addressed to the Trustee and furnished to the Trustee, is reasonably necessary (a) to ensure that the record ownership of, or any beneficial interest in, a Residual Certificate is not transferred, directly or indirectly, to a Person that is not a Permitted Transferee and (b) to provide for a means to compel the Transfer of a Residual Certificate that is held by a Person that is not a Permitted Transferee to a Holder that is a Permitted Transferee.

(d)  The preparation and delivery of all certificates and opinions referred to above in this Section 7.02 shall not be an expense of the Trust Fund, the Trustee, the Depositor, the Seller or the Master Servicer.

(e)  Subject to Subsection 7.02(i), so long as a Global Certificate of such Class is outstanding and is held by or on behalf of the Depository, transfers of beneficial interests in such Global Certificate, or transfers by holders of Individual Certificates of such Class to transferees that take delivery in the form of beneficial interests in the Global Certificate, may be made only in accordance with Subsection 7.02(b) and in accordance with the rules of the Depository:

(i)  In the case of a beneficial interest in the Global Certificate being transferred to an Institutional Accredited Investor, such transferee shall be required to take delivery in the form of an Individual Certificate or Certificates and the Trustee shall register such transfer only upon compliance with the provisions of Subsection 7.02(b).

(ii)  In the case of a beneficial interest in a Class of Global Certificates being transferred to a transferee that takes delivery in the form of an Individual Certificate or Certificates of such Class, except as set forth in clause (i) above, the Trustee shall register such transfer only upon compliance with the provisions of Subsection 7.02(b).

(iii)  In the case of an Individual Certificate of a Class being transferred to a transferee that takes delivery in the form of a beneficial interest in a Global Certificate of such Class, the Trustee shall register such transfer if the transferee has provided the Trustee with a Rule 144A and Related Matters Certificate or comparable evidence as to its QIB status.

(iv)  No restrictions shall apply with respect to the transfer or registration of transfer of a beneficial interest in the Global Certificate of a Class to a transferee that takes delivery in the form of a beneficial interest in the Global Certificate of such Class; provided that each such transferee shall be deemed to have made such representations and warranties contained in the Rule 144A and Related Matters Certificate as are sufficient to establish that it is a QIB.

(f)  Subject to Subsection 7.02(h), an exchange of a beneficial interest in a Global Certificate of a Class for an Individual Certificate or Certificates of such Class, an exchange of an Individual Certificate or Certificates of a Class for a beneficial interest in the Global Certificate of such Class and an exchange of an Individual Certificate or Certificates of a Class for another Individual Certificate or Certificates of such Class (in each case, whether or not such exchange is made in anticipation of subsequent transfer, and, in the case of the Global Certificate of such Class, so long as such Certificate is outstanding and is held by or on behalf of the Depository) may be made only in accordance with this Subsection 7.02(e) and in accordance with the rules of the Depository:

(i)  A holder of a beneficial interest in a Global Certificate of a Class may at any time exchange such beneficial interest for an Individual Certificate or Certificates of such Class.

(ii)  A holder of an Individual Certificate or Certificates of a Class may exchange such Certificate or Certificates for a beneficial interest in the Global Certificate of such Class if such holder furnishes to the Trustee a Rule 144A and Related Matters Certificate or comparable evidence as to its QIB status.

(iii)  A holder of an Individual Certificate of a Class may exchange such Certificate for an equal aggregate principal amount of Individual Certificates of such Class in different authorized denominations without any certification.

(g)  (i)Upon acceptance for exchange or transfer of an Individual Certificate of a Class for a beneficial interest in a Global Certificate of such Class as provided herein, the Trustee shall cancel such Individual Certificate and shall (or shall request the Depository to) endorse on the schedule affixed to the applicable Global Certificate (or on a continuation of such schedule affixed to the Global Certificate and made a part thereof) or otherwise make in its books and records an appropriate notation evidencing the date of such exchange or transfer and an increase in the certificate balance of the Global Certificate equal to the certificate balance of such Individual Certificate exchanged or transferred therefor.

(ii)  Upon acceptance for exchange or transfer of a beneficial interest in a Global Certificate of a Class for an Individual Certificate of such Class as provided herein, the Trustee shall (or shall request the Depository to) endorse on the schedule affixed to such Global Certificate (or on a continuation of such schedule affixed to such Global Certificate and made a part thereof) or otherwise make in its books and records an appropriate notation evidencing the date of such exchange or transfer and a decrease in the certificate balance of such Global Certificate equal to the certificate balance of such Individual Certificate issued in exchange therefor or upon transfer thereof.

(h)  Any Individual Certificate issued in exchange for or upon transfer of another Individual Certificate or of a beneficial interest in a Global Certificate shall bear the applicable legends set forth in Exhibit A-3.

(i)  Subject to the restrictions on transfer and exchange set forth in this Section 7.02, the holder of any Individual Certificate may transfer or exchange the same in whole or in part (in an initial certificate balance equal to the minimum authorized denomination set forth in Section 7.01 above or any integral multiple of $1.00 in excess thereof) by surrendering such Certificate at the Corporate Trust Office, or at the office of any transfer agent, together with an executed instrument of assignment and transfer satisfactory in form and substance to the Trustee in the case of transfer and a written request for exchange in the case of exchange. The holder of a beneficial interest in a Global Certificate may, subject to the rules and procedures of the Depository, cause the Depository (or its nominee) to notify the Trustee in writing of a request for transfer or exchange of such beneficial interest for an Individual Certificate or Certificates. Following a proper request for transfer or exchange, the Trustee shall, within five Business Days of such request made at the Corporate Trust Office, sign, countersign and deliver at the Corporate Trust Office, to the transferee (in the case of transfer) or holder (in the case of exchange) or send by first class mail at the risk of the transferee (in the case of transfer) or holder (in the case of exchange) to such address as the transferee or holder, as applicable, may request, an Individual Certificate or Certificates, as the case may require, for a like aggregate Percentage Interest and in such authorized denomination or denominations as may be requested. The presentation for transfer or exchange of any Individual Certificate shall not be valid unless made at the Corporate Trust Office by the registered holder in person, or by a duly authorized attorney-in-fact.

(j)  Neither the Trustee nor the Master Servicer shall be required to monitor, determine or inquire as to compliance with the transfer restrictions with respect to the Global Certificates. Any attempted or purported transfer of any Certificate in violation of the provisions of Subsections (a) or (b) above shall be void ab initio and such Certificate shall be considered to have been held continuously by the prior permitted Certificateholder. Any transferor of any Certificate in violation of such provisions, shall indemnify and hold harmless the Trustee and the Master Servicer from and against any and all liabilities, claims, costs or expenses incurred by the Trustee or the Master Servicer as a result of such attempted or purported transfer. The Trustee shall not have any liability for transfer of any such Global Certificates in or through book-entry facilities of any Depository or between or among Depository Participants or Certificate Owners made in violation of the transfer restrictions set forth herein.

Section 7.03  Mutilated, Destroyed, Lost or Stolen Certificates.

If any mutilated Certificate is surrendered to the Trustee, or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and of the ownership thereof.

Section 7.04  Persons Deemed Owners.

The Trustee and any agent of the Trustee may treat the person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in this Agreement and for all other purposes whatsoever, and neither the Trustee nor any agent of the Trustee shall be affected by any notice to the contrary.

Section 7.05  Access to List of Certificateholders’ Names and Addresses.

If three or more Certificateholders (a) request such information in writing from the Trustee, (b) state that such Certificateholders desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates, and (c) provide a copy of the communication that such Certificateholders propose to transmit or if the Depositor or the Master Servicer shall request such information in writing from the Trustee, then the Trustee shall, within ten Business Days after the receipt of such request, provide the Depositor, the Master Servicer or such Certificateholders at such recipients’ expense the most recent list of the Certificateholders of the Trust Fund held by the Trustee, if any. The Depositor and every Certificateholder, by receiving and holding a Certificate, agree that the Trustee shall not be held accountable by reason of the disclosure of any such information as to the list of the Certificateholders hereunder, regardless of the source from which such information was derived.

Section 7.06  Book-Entry Certificates.

The Offered Certificates, upon original issuance, shall be issued in the form of one or more typewritten Certificates representing the Book-Entry Certificates, to be delivered to the Depository by or on behalf of the Depositor. Such Certificates shall initially be registered on the Certificate Register in the name of the Depository or its nominee, and no Certificate Owner of such Certificates will receive a definitive certificate representing such Certificate Owner’s interest in such Certificates, except as provided in Section 7.08. Unless and until definitive, fully registered Certificates (“Definitive Certificates”) have been issued to the Certificate Owners of such Certificates pursuant to Section 7.08:

(a)  the provisions of this Section shall be in full force and effect;

(b)  the Depositor and the Trustee may deal with the Depository and the Depository Participants for all purposes (including the making of distributions) as the authorized representative of the respective Certificate Owners of such Certificates;

(c)  registration of the Book-Entry Certificates may not be transferred by the Trustee except to another Depository;

(d)  the rights of the respective Certificate Owners of such Certificates shall be exercised only through the Depository and the Depository Participants and shall be limited to those established by law and agreements between the Owners of such Certificates and the Depository and/or the Depository Participants. Pursuant to the Depository Agreement, unless and until Definitive Certificates are issued pursuant to Section 7.08, the Depository will make book-entry transfers among the Depository Participants and receive and transmit distributions of principal and interest on the related Certificates to such Depository Participants;

(e)  the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants;

(f)  the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants; and

(g)  to the extent that the provisions of this Section conflict with any other provisions of this Agreement, the provisions of this Section shall control.

For purposes of any provision of this Agreement requiring or permitting actions with the consent of, or at the direction of, Certificateholders evidencing a specified percentage of the aggregate unpaid principal amount of any Class of Certificates, such direction or consent may be given by Certificate Owners (acting through the Depository and the Depository Participants) owning Book-Entry Certificates evidencing the requisite percentage of principal amount of such Class of Certificates.

The Private Certificates shall initially be held in fully registered certificated form. If at any time the Holders of all of the Certificates of one or more such Classes request that the Trustee cause such Class to become Global Certificates, the Depositor (with the assistance of the Trustee) will take such action as may be reasonably required to cause the Depository to accept such Class or Classes for trading if it may legally be so traded. If at anytime there are to be Global Certificates, the Global Certificates shall be delivered to the Depository by the Depositor or deposited with the Trustee as custodian for the Depository.

All transfers by Certificate Owners of such respective Classes of Book-Entry Certificates and any Global Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owners. Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository’s normal procedures.

Section 7.07  Notices to Depository.

Whenever any notice or other communication is required to be given to Certificateholders of a Class with respect to which Book-Entry Certificates have been issued, unless and until Definitive Certificates shall have been issued to the related Certificate Owners, the Trustee shall give all such notices and communications to the Depository.

Section 7.08  Definitive Certificates.

If, after Book-Entry Certificates have been issued with respect to any Certificates, (a) the Depositor or the Depository advises the Trustee that the Depository is no longer willing or able to discharge properly its responsibilities under the Depository Agreement with respect to such Certificates and the Depositor is unable to locate a qualified successor, (b) the Depositor, at its sole option, advises the Trustee that it elects to terminate the book-entry system with respect to such Certificates through the Depository or (c) after the occurrence and continuation of an Event of Default, Certificate Owners of such Book-Entry Certificates having over 50% of the Voting Rights evidenced by any Class of Book-Entry Certificates advise the Trustee and the Depository in writing through the Depository Participants that the continuation of a book-entry system with respect to Certificates of such Class through the Depository (or its successor) is no longer in the best interests of the Certificate Owners of such Class, then the Trustee shall notify all Certificate Owners of such Certificates, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to applicable Certificate Owners requesting the same. The Depositor shall provide the Trustee with an adequate inventory of certificates to facilitate the issuance and transfer of Definitive Certificates. Upon surrender to the Trustee of any such Certificates by the Depository, accompanied by registration instructions from the Depository for registration, the Trustee shall countersign and deliver such Definitive Certificates. Neither the Depositor nor the Trustee shall be liable for any delay in delivery of such instructions and each may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of such Definitive Certificates, all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive Certificates and the Trustee shall recognize the Holders of such Definitive Certificates as Certificateholders hereunder.

Section 7.09  Maintenance of Office or Agency.

The Trustee will maintain or cause to be maintained at its expense an office or offices or agency or agencies at Wells Fargo Bank, National Association, Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479 where Certificates may be surrendered for registration of transfer or exchange. The Trustee will give prompt written notice to the Certificateholders of any change in such location of any such office or agency.

ARTICLE VIII

THE COMPANY AND THE MASTER SERVICER

Section 8.01  Liabilities of the Depositor, the Company and the Master Servicer.

Each of the Depositor, the Company and the Master Servicer shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by it herein.

Section 8.02  Merger or Consolidation of the Depositor, the Company or the Master Servicer.

(a)  Each of the Depositor, the Company and the Master Servicer will keep in full force and effect its existence, rights and franchises as a corporation under the laws of the state of its incorporation, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its duties under this Agreement.

(b)  Any Person into which the Depositor, the Company or the Master Servicer may be merged or consolidated, or any corporation resulting from any merger or consolidation to which the Depositor, the Company or the Master Servicer shall be a party, or any Person succeeding to the business of the Depositor, the Company or the Master Servicer, shall be the successor of the Depositor, the Company or the Master Servicer hereunder, without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

Section 8.03  Indemnification of the Master Servicer.

(a)  The Master Servicer agrees to indemnify the Indemnified Persons for, and to hold them harmless against, any loss, liability or expense (including reasonable legal fees and disbursements of counsel) incurred on their part that may be sustained in connection with, arising out of, or relating to, any claim or legal action (including any pending or threatened claim or legal action) relating to this Agreement, including the powers of attorney delivered pursuant to Sections 4.01 and 4.05 hereof, the Assignment Agreements, the Custodial Agreement or the Certificates (i) related to the Master Servicer’s failure to perform its duties in compliance with this Agreement (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) or (ii) incurred by reason of the Master Servicer’s willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder, provided, in each case, that with respect to any such claim or legal action (or pending or threatened claim or legal action), the Trustee shall have given the Master Servicer and the Seller written notice thereof promptly after a responsible officer of the Trustee shall have with respect to such claim or legal action actual knowledge thereof; provided, however, the failure to give such notice shall not relieve the Master Servicer of its indemnification obligations hereunder. This indemnity shall survive the resignation or removal of the Trustee or the Master Servicer and the termination of this Agreement.

(b)  The Company agrees to indemnify the Indemnified Persons and to hold them harmless from and against any and all claims, losses, damages, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that the Indemnified Persons may sustain in any way related to the failure of the Company to perform in any way its duties and service the EMC Mortgage Loans in strict compliance with the terms of this Agreement and for breach of any representation or warranty of the Company contained herein. The Company shall immediately notify the Master Servicer and the Trustee if a claim is made by a third party with respect to this Agreement or the EMC Mortgage Loans, assume (with the consent of the Master Servicer and the Trustee and with counsel reasonably satisfactory to the Master Servicer and the Trustee) the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or any Indemnified Person in respect of such claim but failure to so notify the Company shall not limit its obligations hereunder. The Company agrees that it will not enter into any settlement of any such claim without the consent of the Indemnified Persons unless such settlement includes an unconditional release of such Indemnified Persons from all liability that is the subject matter of such claim. The provisions of this Section 8.03(b) shall survive termination of this Agreement.

(c)  The Seller will indemnify any Indemnified Person for any loss, liability or expense of any Indemnified Person not otherwise paid or covered pursuant to Subsections (a), (b) or (c) above.

Section 8.04  Limitations on Liability of the Depositor, the Company, the Master Servicer and Others.

Subject to the obligation of the Seller, the Company, and the Master Servicer to indemnify the Indemnified Persons pursuant to Section 8.03:

(a)  Neither the Depositor, the Company, the Master Servicer nor any of the directors, officers, employees or agents of the Depositor, the Company and the Master Servicer shall be under any liability to the Indemnified Persons, the Trust Fund or the Certificateholders for taking any action or for refraining from taking any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Company, the Master Servicer or any such Person against any breach of warranties or representations made herein or any liability which would otherwise be imposed by reason of such Person’s willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder.

(b)  The Depositor, the Company, the Master Servicer and any director, officer, employee or agent of the Depositor, the Company and the Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.

(c)  The Depositor, the Company, the Master Servicer, the Custodian and any director, officer, employee or agent of the Depositor, the Company, the Master Servicer or the Custodian shall be indemnified by the Trust and held harmless thereby against any loss, liability or expense (including reasonable legal fees and disbursements of counsel) incurred on their part that may be sustained in connection with, arising out of, or related to, any claim or legal action (including any pending or threatened claim or legal action) relating to this Agreement, the Assignment Agreements, the Custodial Agreement, the Certificates or the Servicing Agreements (except with respect to the Master Servicer only, to the extent that the Master Servicer is indemnified by the Company under this Agreement or by the related Servicer under the related Servicing Agreement), other than (i) any such loss, liability or expense related to the Company’s or the Master Servicer’s failure to perform its respective duties in compliance with this Agreement (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement), or to the Custodian’s failure to perform its duties under the Custodial Agreement, or (ii) any such loss, liability or expense incurred by reason of the Company’s, the Master Servicer’s or the Custodian’s willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or under the Custodial Agreement, as applicable, or by reason of reckless disregard of obligations and duties hereunder or under the Custodial Agreement, as applicable.

(d)  Neither the Depositor, the Company nor the Master Servicer shall be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties under this Agreement and that in its opinion may involve it in any expense or liability; provided, however, the Master Servicer may in its discretion, with the consent of the Trustee (which consent shall not be unreasonably withheld), undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Master Servicer shall be entitled to be reimbursed therefor out of the Master Servicer Collection Account as provided by Section 5.07. Nothing in this Subsection 8.04(d) shall affect the Master Servicer’s obligation to supervise, or to take such actions as are necessary to ensure, the servicing and administration of the Mortgage Loans pursuant to Section 4.01.

(e)  In taking or recommending any course of action pursuant to this Agreement, unless specifically required to do so pursuant to this Agreement, the Master Servicer shall not be required to investigate or make recommendations concerning potential liabilities which the Trust might incur as a result of such course of action by reason of the condition of the Mortgaged Properties but shall give notice to the Trustee if it has notice of such potential liabilities.

(f)  The Master Servicer shall not be liable for any acts or omissions of the Company or the Servicers, except as otherwise expressly provided herein.

(g)  The Master Servicer may perform any of its duties hereunder or exercise its rights hereunder either directly or through Affiliates, agents or attorneys.

Section 8.05  Master Servicer and Company Not to Resign.

(a)  Except as provided in Section 8.07, the Master Servicer shall not resign from the obligations and duties hereby imposed on it except (i) with the prior written consent of the Trustee (which consent shall not be unreasonably withheld) or (ii) upon a determination that any such duties hereunder are no longer permissible under applicable law and such impermissibility cannot be cured. Any such determination permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel to such effect, addressed to and delivered to, the Trustee. No such resignation by the Master Servicer shall become effective until the Trustee or a successor to the Master Servicer reasonably satisfactory to the Trustee shall have assumed the responsibilities and obligations of the Master Servicer in accordance with Section 9.02 hereof. The Trustee shall notify the Rating Agencies of the resignation of the Master Servicer.

(b)  The Company shall not resign from the obligations and duties hereby imposed on it except (i) upon the assignment of its servicing duties with respect to all or a portion of the EMC Mortgage Loans to an institution that is a Fannie Mae and Freddie Mac approved seller/servicer in good standing that has a net worth of not less than $10,000,000 and with the prior written consent of the Master Servicer (which consent shall not be unreasonably withheld) or (ii) upon the determination that its duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Company. Any determination permitting the resignation of the Company shall be evidenced by an Opinion of Counsel to such effect addressed to and delivered, to the Master Servicer and the Trustee which Opinion of Counsel shall be in form and substance acceptable to the Master Servicer and the Trustee. No appointment of a successor to the Company shall be effective hereunder unless (a) the Rating Agencies have confirmed in writing that such appointment will not result in a downgrade, qualification or withdrawal of the then current ratings assigned to the Certificates, (b) such successor shall have represented that it is meets the eligibility criteria set forth in clause (i) above and (c) such successor has agreed to assume the obligations of the Company hereunder to the extent of the EMC Mortgage Loans to be serviced by such successor. The Company shall provide a copy of the written confirmation of the Rating Agencies and the agreement executed by such successor to the Master Servicer and the Trustee. No such resignation shall become effective until a Qualified Successor or the Master Servicer shall have assumed the Company’s responsibilities and obligations hereunder. The Company shall notify the Master Servicer, the Trustee and the Rating Agencies of the resignation of the Company or the assignment of all or a portion of its servicing duties hereunder in accordance with this Section 8.05.

Section 8.06  Successor Master Servicer.

In connection with the appointment of any successor Master Servicer or the assumption of the duties of the Master Servicer, EMC or the Trustee may make such arrangements for the compensation of such successor master servicer out of payments on the Mortgage Loans as EMC or the Trustee and such successor master servicer shall agree. If the successor master servicer does not agree that such market value is a fair price, such successor master servicer shall obtain two quotations of market value from third parties actively engaged in the servicing of single-family mortgage loans. In no event shall the compensation of any successor master servicer exceed that permitted the Master Servicer without the consent of all of the Certificateholders.

Section 8.07  Sale and Assignment of Master Servicing.

The Master Servicer may sell and assign its rights and delegate its duties and obligations in its entirety as Master Servicer under this Agreement; provided, however, that: (i) the purchaser or transferee accepting such assignment and delegation (a) shall be a Person which (or an Affiliate thereof the primary business of which is the servicing of conventional residential mortgage loans) shall be qualified to service mortgage loans for Fannie Mae or Freddie Mac; (b) shall have a net worth of not less than $10,000,000 (unless otherwise approved by each Rating Agency pursuant to clause (ii) below); (c) shall be reasonably satisfactory to the Trustee (as evidenced in a writing signed by the Trustee); and (d) shall execute and deliver to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by it as master servicer under this Agreement, any custodial agreement from and after the effective date of such agreement; (ii) each Rating Agency shall be given prior written notice of the identity of the proposed successor to the Master Servicer and each Rating Agency’s rating of the Certificates in effect immediately prior to such assignment, sale and delegation will not be downgraded, qualified or withdrawn as a result of such assignment, sale and delegation, as evidenced by a letter to such effect delivered to the Master Servicer and the Trustee; and (iii) the Master Servicer assigning and selling the master servicing shall deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel addressed to the Trustee, each stating that all conditions precedent to such action under this Agreement have been completed and such action is permitted by and complies with the terms of this Agreement. No such assignment or delegation shall affect any liability of the Master Servicer arising prior to the effective date thereof.

ARTICLE IX

DEFAULT; TERMINATION OF MASTER SERVICER;
TERMINATION OF COMPANY

Section 9.01  Events of Default.

“Event of Default,” wherever used herein, means any one of the following events:

(i)  any failure by the Master Servicer to remit to the Trustee any amounts received or collected by the Master Servicer in respect of the Mortgage Loans and required to be remitted by it (other than any Advance) pursuant to this Agreement, which failure shall continue unremedied for one Business Day after the date on which written notice of such failure shall have been given to the Master Servicer by the Trustee or the Depositor, or to the Trustee and the Master Servicer by the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates; or

(ii)  any failure by the Master Servicer to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer contained in this Agreement or any breach of a representation or warranty by the Master Servicer, which failure or breach shall continue unremedied for a period of 60 days after the date on which written notice of such failure shall have been given to Master Servicer by the Trustee or the Depositor, or to the Trustee and the Master Servicer by the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates; or

(iii)  a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 consecutive days; or

(iv)  the Master Servicer shall consent to the appointment of a receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Master Servicer or all or substantially all of the property of the Master Servicer; or

(v)  the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of, or commence a voluntary case under, any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations;

(vi)  the Master Servicer assigns or delegates its duties or rights under this Agreement in contravention of the provisions permitting such assignment or delegation under Sections 8.05 or 8.07; or

(vii)  The Master Servicer fails to deposit, or cause to be deposited, in the Distribution Account any Advance required to be made by the Master Servicer (other than a Nonrecoverable Advance) by 5:00 p.m. New York City time on the Business Day prior to the related Distribution Date.

If an Event of Default shall occur, then, and in each and every such case, so long as such Event of Default shall not have been remedied, the Trustee may, and at the direction of the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates, the Trustee shall, by notice in writing to the Master Servicer, with a copy to the Rating Agencies, and with the consent of the Company, may terminate all of the rights and obligations (but not the liabilities) of the Master Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof, other than its rights as a Certificateholder hereunder. On or after the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer hereunder, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee, or any successor appointed pursuant to Section 9.02 (a “Successor Master Servicer”). Such Successor Master Servicer shall thereupon if such Successor Master Servicer is a successor to the Master Servicer, make any Advance required by Article VI, subject, in the case of the Trustee, to Section 9.02. The Trustee is hereby authorized and empowered to execute and deliver, on behalf of the terminated Master Servicer, as attorney- in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of any Mortgage Loans and related documents, or otherwise. Unless expressly provided in such written notice, no such termination shall affect any obligation of the Master Servicer to pay amounts owed pursuant to Article VIII or Article X. The Master Servicer agrees to cooperate with the Trustee in effecting the termination of the Master Servicer’s responsibilities and rights hereunder, including, without limitation, the transfer to the applicable Successor Master Servicer of all cash amounts which shall at the time be credited to the Distribution Account and maintained pursuant to Section 5.08, or thereafter be received with respect to the applicable Mortgage Loans. The Trustee shall promptly notify the Rating Agencies of the occurrence of an Event of Default known to the Trustee.

Notwithstanding any termination of the activities of the Master Servicer hereunder, the Master Servicer shall be entitled to receive, out of any late collection of a Scheduled Payment on a Mortgage Loan that was due prior to the notice terminating the Master Servicer’s rights and obligations as Master Servicer hereunder and received after such notice, that portion thereof to which the Master Servicer would have been entitled pursuant to Sections 5.05 and to receive any other amounts payable to the Master Servicer hereunder the entitlement to which arose prior to the termination of its activities hereunder.

Notwithstanding the foregoing, if an Event of Default described in clause (vii) of this Section 9.01 shall occur, the Trustee shall, by notice in writing to the Master Servicer, which may be delivered by telecopy, immediately terminate all of the rights and obligations of the Master Servicer thereafter arising under this Agreement, but without prejudice to any rights it may have as a Certificateholder or to reimbursement of Advances and other advances of its own funds, and the Trustee shall act as provided in Section 9.02 to carry out the duties of the Master Servicer, including the obligation to make any Advance the nonpayment of which was an Event of Default described in clause (vii) of this Section 9.01. Any such action taken by the Trustee must be prior to the distribution on the relevant Distribution Date.

Section 9.02  Trustee to Act; Appointment of Successor.

On and after the time the Master Servicer receives a notice of termination pursuant to Section 9.01 hereof the Trustee shall automatically become the successor to the Master Servicer with respect to the transactions set forth or provided for herein and after a transition period (not to exceed 90 days), shall have all the rights and powers of, and be subject to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer by the terms and provisions hereof; provided, however, that the Company shall have the right to either (a) immediately assume the duties of the Master Servicer or (b) select a successor Master Servicer; provided, further, however that, pursuant to Article VI hereof, the Trustee in its capacity as successor Master Servicer shall be responsible for making any Advances required to be made by the Master Servicer immediately upon the termination of the Master Servicer and any such Advance shall be made on the Distribution Date on which such Advance was required to be made by the predecessor Master Servicer. Effective on the date of such notice of termination, as compensation therefor, the Trustee shall be entitled to all compensation, reimbursement of expenses and indemnifications that the Master Servicer would have been entitled to if it had continued to act hereunder, provided, however, that the Trustee shall not be (i) liable for any acts or omissions of the Master Servicer, (ii) obligated to make Advances if it is prohibited from doing so under applicable law, (iii) responsible for expenses of the Master Servicer pursuant to Section 2.03 or (iv) obligated to deposit losses on any Permitted Investment directed by the Master Servicer. Notwithstanding the foregoing, the Trustee may, if it shall be unwilling to so act, or shall, if it is prohibited by applicable law from making Advances pursuant to Article VI or if it is otherwise unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution the appointment of which does not adversely affect the then current rating of the Certificates by each Rating Agency as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder. Any Successor Master Servicer shall (i) be an institution that is a Fannie Mae and Freddie Mac approved seller/servicer in good standing, that has a net worth of at least $15,000,000 and (ii) be willing to act as successor servicer of any Mortgage Loans under this Agreement or the related Servicing Agreement with respect to which the Company or the original Servicer has been terminated as servicer, and shall have executed and delivered to the Depositor, the Trustee an agreement accepting such delegation and assignment, that contains an assumption by such Person of the rights, powers, duties, responsibilities, obligations and liabilities of the Master Servicer (other than any liabilities of the Master Servicer hereof incurred prior to termination of the Master Servicer under Section 9.01 or as otherwise set forth herein), with like effect as if originally named as a party to this Agreement, provided that each Rating Agency shall have acknowledged in writing that its rating of the Certificates in effect immediately prior to such assignment and delegation will not be qualified or reduced as a result of such assignment and delegation. If the Trustee assumes the duties and responsibilities of the Master Servicer in accordance with this Section 9.02, the Trustee shall not resign as Master Servicer until a Successor Master Servicer has been appointed and has accepted such appointment. Pending appointment of a successor to the Master Servicer hereunder, the Trustee, unless the Trustee is prohibited by law from so acting, shall, subject to Section 4.04 hereof, act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans or otherwise as it and such successor shall agree; provided that no such compensation unless agreed to by the Certificateholders shall be in excess of that permitted the Master Servicer hereunder. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. Neither the Trustee nor any other Successor Master Servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof or any failure to perform, or any delay in performing, any duties or responsibilities hereunder, in either case caused by the failure of the Master Servicer to deliver or provide, or any delay in delivering or providing, any cash, information, documents or records to it.

The costs and expenses of the Trustee in connection with the termination of the Master Servicer, appointment of a Successor Master Servicer and, if applicable, any transfer of servicing, including, without limitation, all costs and expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the Trustee to correct any errors or insufficiencies in the servicing data or otherwise to enable the Trustee or the Successor Master Servicer to service the related Mortgage Loans properly and effectively, to the extent not paid by the terminated Master Servicer, shall be payable to the Trustee pursuant to Section 10.05. Any successor to the Master Servicer as successor servicer under any Subservicing Agreement shall give notice to the applicable Mortgagors of such change of servicer and shall, during the term of its service as successor servicer maintain in force the policy or policies that the Master Servicer is required to maintain pursuant to Section 4.04.

Section 9.03  Notification to Certificateholders and Rating Agencies.

(a)  Upon any termination of or appointment of a successor to the Master Servicer, the Trustee shall give prompt written notice thereof to Certificateholders and to each Rating Agency.

(b)  Within 60 days after the occurrence of any Event of Default, the Trustee shall transmit by mail to all Certificateholders notice of each such Event of Default hereunder actually known to a Responsible Officer of the Trustee, unless such Event of Default shall have been cured or waived.

Section 9.04  Waiver of Defaults.

The Trustee shall transmit by mail to all Certificateholders, within 60 days after the occurrence of any Event of Default actually known to a Responsible Officer of the Trustee, unless such Event of Default shall have been cured, notice of each such Event of Default hereunder known to the Trustee. Holders of Certificates evidencing not less than 51% of the Voting Rights may, on behalf of all Certificateholders, waive any default by the Master Servicer in the performance of its obligations hereunder and the consequences thereof, except a default in the making of or the causing to be made of any required distribution on the Certificates. Upon any such waiver of a past default, such default shall be deemed to cease to exist, and any Event of Default arising therefrom shall be deemed to have been timely remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived. The Trustee shall give notice of any such waiver to the Rating Agencies.

Section 9.05  Company Default.

In case one or more of the following events of default by the Company (each, a “Company Default”) shall occur and be continuing, that is to say:

(i)  any failure by the Company to remit to the Master Servicer any payment including any Advance required to be made under the terms of this Agreement on any Remittance Date; or

(ii)  failure on the part of the Company duly to observe or perform in any material respect any other of the covenants or agreements (other than Sections 3.13 or 3.14) on the part of the Company set forth in this Agreement, the breach of which has a material adverse effect and which continue unremedied for a period of sixty days (except that such number of days shall be fifteen in the case of a failure to pay any premium for any insurance policy required to be maintained under this Agreement and such failure shall be deemed to have a material adverse effect) after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Company by the Master Servicer; or

(iii)  a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Company and such decree or order shall have remained in force undischarged or unstayed for a period of sixty days; or

(iv)  the Company shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Company or of or relating to all or substantially all of its property; or

(v)  the Company shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

(vi)  the Company attempts to assign its right to servicing compensation hereunder or the Company attempts to sell or otherwise dispose of all or substantially all of its property or assets or to assign this Agreement or the servicing responsibilities hereunder or to delegate its duties hereunder or any portion thereof except as otherwise permitted herein;

(vii)  the Company ceases to be qualified to transact business in any jurisdiction where it is currently so qualified, but only to the extent such non-qualification materially and adversely affects the Company’s ability to perform its obligations hereunder; or

(viii)  failure by the Company to duly perform, within the required time period, its obligations under Sections 4.16, 4.17 or Section 4.18;

then, and in each and every such case, so long as a Company Default shall not have been remedied, the Master Servicer, by notice in writing to the Company may, in addition to whatever rights the Master Servicer and the Trustee on behalf of the Certificateholders may have under Section 8.03 and at law or equity to damages, including injunctive relief and specific performance, terminate all the rights and obligations of the Company under this Agreement and in and to the EMC Mortgage Loans and the proceeds thereof without compensating the Company for the same. On or after the receipt by the Company of such written notice, all authority and power of Company under this Agreement, whether with respect to the EMC Mortgage Loans or otherwise, shall pass to and be vested in the Master Servicer. Upon written request from the Master Servicer, the Company shall prepare, execute and deliver, any and all documents and other instruments, place in the Master Servicer’s possession all Mortgage Files relating to the EMC Mortgage Loans, and do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the EMC Mortgage Loans and related documents, or otherwise, at the Company’s sole expense. The Company agrees to pay any costs and expenses incurred by the Master Servicer in accordance with Section 4.03(c) and to cooperate with the Master Servicer in effecting the termination of the Company’s responsibilities and rights hereunder, including, without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Company to its Protected Account or Escrow Account or thereafter received with respect to the EMC Mortgage Loans or any related REO Property.

Section 9.06  Waiver of Company Defaults.

The Master Servicer, with the consent of the Trustee may waive only by written notice any default by the Company in the performance of its obligations hereunder and its consequences. Upon any such waiver of a past default, such default shall cease to exist, and any Company Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived in writing.

ARTICLE X

CONCERNING THE TRUSTEE

Section 10.01  Duties of Trustee.

(a)  The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred undertakes to perform such duties and only such duties as are specifically set forth in this Agreement as duties of the Trustee. If an Event of Default has occurred and has not been cured or waived, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and the same degree of care and skill in their exercise, as a prudent person would exercise under the circumstances in the conduct of such Person’s own affairs.

(b)  Upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments which are specifically required to be furnished to the Trustee pursuant to any provision of this Agreement, the Trustee shall examine them to determine whether they are, on their face, in the form required by this Agreement; provided, however, that the Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Master Servicer; provided, further, that the Trustee shall not be responsible for the accuracy or verification of any calculation provided to it pursuant to this Agreement.

(c)  On each Distribution Date, the Trustee shall make monthly distributions and the final distribution to the Certificateholders from funds in the Distribution Account as provided in Sections 6.04 and 11.02 herein based solely on the applicable Remittance Report.

(d)  No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

(i)  Prior to the occurrence of an Event of Default, and after the curing or waiver of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of their respective duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

(ii)  The Trustee shall not be liable in its individual capacity for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(iii)  The Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the directions of the Holders of Certificates evidencing not less than 25% of the aggregate Voting Rights of the Certificates (or such other percentage as specifically set forth herein), if such action or non-action relates to the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or other power conferred upon the Trustee under this Agreement;

(iv)  The Trustee shall not be required to take notice or be deemed to have notice or knowledge of any default or Event of Default unless a Responsible Officer of the Trustee shall have actual knowledge thereof. In the absence of such notice, the Trustee may conclusively assume there is no such default or Event of Default;

(v)  The Trustee shall not in any way be liable by reason of any insufficiency in any Account held in the name of Trustee unless it is determined by a court of competent jurisdiction in a non-appealable judgment that the Trustee’s gross negligence or willful misconduct was the primary cause of such insufficiency (except to the extent that the Trustee is obligor and has defaulted thereon);

(vi)  Anything in this Agreement to the contrary notwithstanding, in no event shall the Trustee be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action; and

(vii)  None of the Master Servicer, the Seller, the Depositor or the Trustee shall be responsible for the acts or omissions of the other, it being understood that this Agreement shall not be construed to render them partners, joint venturers or agents of one another.

The Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer or the Company hereunder or any Servicer under the related Servicing Agreement.

The Trustee is hereby directed to execute and deliver the Class A-1 Corridor Contract on behalf of Party B (as defined therein) and to exercise the rights, perform the obligations, and make the representations of Party B thereunder, solely in its capacity as Trustee on behalf of Party B (as defined therein) and not in its individual capacity.

The Seller, the Master Servicer, the Depositor and the Certificateholders (by acceptance of their Certificates) acknowledge and agree that:

(i) the Trustee shall execute and deliver the Class A-1 Corridor Contract on behalf of Party B (as defined therein), and

(ii) the Trustee shall exercise the rights, perform the obligations, and make the representations of Party B thereunder, solely in its capacity as Trustee on behalf of Party B (as defined therein) and not in its individual capacity.

Every provision of this Agreement relating to the conduct or affecting the liability of or affording protection to the Trustee shall apply to the Trustee’s execution of the Class A-1 Corridor Contract, and the performance of its duties and satisfaction of its obligations thereunder.

(e)  All funds received by the Trustee and required to be deposited in the Distribution Account pursuant to this Agreement shall be promptly so deposited by the Trustee.

Section 10.02  Certain Matters Affecting the Trustee.

(a)  Except as otherwise provided in Section 10.01:

(i)  The Trustee may rely and shall be protected in acting or refraining from acting in reliance on any resolution or certificate of the Seller, the Company, the Master Servicer or the related Servicer, any certificates of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(ii)  The Trustee may consult with counsel and any advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection with respect to any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(iii)  The Trustee shall not be under any obligation to exercise any of the trusts or powers vested in it by this Agreement, other than its obligation to give notices pursuant to this Agreement, or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby. Nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default of which a Responsible Officer of the Trustee has actual knowledge (which has not been cured or waived), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise, as a prudent person would exercise under the circumstances in the conduct of his own affairs;

(iv)  Prior to the occurrence of an Event of Default hereunder and after the curing or waiver of all Events of Default which may have occurred with respect to the Trustee, the Trustee shall not be liable in its individual capacity for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(v)  The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Certificates evidencing not less than 25% of the aggregate Voting Rights of the Certificates and provided that the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement. The Trustee may require reasonable indemnity against such expense or liability as a condition to taking any such action. The reasonable expense of every such examination shall be paid by the Certificateholders requesting the investigation;

(vi)  The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or through Affiliates, agents or attorneys; provided, however, that the Trustee may not appoint any paying agent to perform any paying agent functions under this Agreement without the express written consent of the Master Servicer, which consents will not be unreasonably withheld. The Trustee shall not be liable or responsible for the misconduct or negligence of any of the Trustee’s agents or attorneys or paying agent appointed hereunder by the Trustee with due care and, when required, with the consent of the Master Servicer;

(vii)  Should the Trustee deem the nature of any action required on its part to be unclear, the Trustee may require prior to such action that it be provided by the Depositor with reasonable further instructions; the right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be accountable for other than its negligence or willful misconduct in the performance of any such act;

(viii)  The Trustee shall not be required to give any bond or surety with respect to the execution of the trust created hereby or the powers granted hereunder, except as provided in Subsection 10.07; and

(ix)  The Trustee shall not have any duty to conduct any affirmative investigation as to the occurrence of any condition requiring the repurchase of any Mortgage Loan by any Person pursuant to this Agreement, or the eligibility of any Mortgage Loan for purposes of this Agreement.

(b)  The Trustee is hereby directed by the Depositor to execute and deliver the Insurance Agreement.

Section 10.03  Trustee Not Liable for Certificates or Mortgage Loans.

The recitals contained herein and in the Certificates (other than the signature and countersignature of the Trustee on the Certificates) shall be taken as the statements of the Depositor, and the Trustee shall not have any responsibility for their correctness. The Trustee does not make any representation as to the validity or sufficiency of the Certificates (other than the signature and countersignature of the Trustee on the Certificates) or of any Mortgage Loan except as expressly provided in Sections 2.02 and 2.06 hereof; provided, however, that the foregoing shall not relieve the Trustee, or the Custodian on its behalf, of the obligation to review the Mortgage Files pursuant to Section 2.02 of this Agreement. The Trustee shall not be accountable for the use or application by the Depositor of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor with respect to the Mortgage Loans. Subject to Section 2.06, the Trustee shall not be responsible for the legality or validity of this Agreement or any document or instrument relating to this Agreement, the validity of the execution of this Agreement or of any supplement hereto or instrument of further assurance, or the validity, priority, perfection or sufficiency of the security for the Certificates issued hereunder or intended to be issued hereunder. The Trustee shall not at any time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Mortgage or any Mortgage Loan, or the perfection and priority of any Mortgage or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Trust Fund or its ability to generate the payments to be distributed to Certificateholders, under this Agreement. The Trustee shall not have any responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder or to record this Agreement.

Section 10.04  Trustee May Own Certificates.

The Trustee in its individual capacity or in any capacity other than as Trustee hereunder may become the owner or pledgee of any Certificates with the same rights it would have if it were not the Trustee and may otherwise deal with the parties hereto.

Section 10.05  Trustee’s Fees and Expenses.

The Trustee shall be entitled to the Trustee Fee as compensation for its activities under this Agreement. In addition, the Trustee shall be entitled to recover from the Distribution Account pursuant to Section 5.09 all reasonable out-of-pocket expenses, disbursements and advances and the expenses of the Trustee and in connection with any Event of Default, any breach of this Agreement or any claim or legal action (including any pending or threatened claim or legal action) incurred or made by the Trustee in the administration of the trusts hereunder (including the reasonable compensation, expenses and disbursements of its counsel) except any such expense, disbursement or advance as may arise from its negligence or intentional misconduct or which is the responsibility of the Certificateholders or the Trust Fund hereunder. If funds in the Distribution Account are insufficient therefor, the Trustee shall recover such expenses, disbursements or advances from the Depositor and the Depositor hereby agrees to pay such expenses, disbursements or advances upon demand. Such compensation and reimbursement obligation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust.

Section 10.06  Eligibility Requirements for Trustee.

The Trustee and any successor Trustee shall during the entire duration of this Agreement be a state bank or trust company or a national banking association organized and doing business under the laws of a state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus and undivided profits of at least $40,000,000 or, in the case of a successor Trustee, $50,000,000, subject to supervision or examination by federal or state authority and, in the case of the Trustee, rated “BBB” or higher by Fitch, Inc. with respect to their long-term rating and rated “BBB” or higher by Standard & Poor’s and “Baa2” or higher by Moody’s with respect to any outstanding long-term unsecured unsubordinated debt, and, in the case of a successor Trustee other than pursuant to Section 10.10, rated in one of the two highest long-term debt categories of, or otherwise acceptable to, each of the Rating Agencies (which consent shall not be unreasonably withheld). The Trustee shall not be an Affiliate of the Master Servicer. If the Trustee publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 10.06 the combined capital and surplus of such corporation shall be deemed to be its total equity capital (combined capital and surplus) as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 10.06, the Trustee shall resign immediately in the manner and with the effect specified in Section 10.08.

Section 10.07  Insurance.

The Trustee, at its own expense, shall at all times maintain and keep in full force and effect: (i) fidelity insurance, (ii) theft of documents insurance and (iii) forgery insurance (which may be collectively satisfied by a “Financial Institution Bond” and/or a “Bankers’ Blanket Bond”). All such insurance shall be in amounts, with standard coverage and subject to deductibles, as are customary for insurance typically maintained by banks or their affiliates which act as custodians for investor-owned mortgage pools. A certificate of an officer of the Trustee as to the Trustee’s compliance with this Section 10.07 shall be furnished to any Certificateholder upon reasonable written request.

Section 10.08  Resignation and Removal of Trustee.

The Trustee may at any time resign and be discharged from the Trust hereby created by giving written notice thereof to the Depositor, the Seller and the Master Servicer, with a copy to the Rating Agencies. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor trustee by written instrument, in triplicate, one copy of which instrument shall be delivered to each of the resigning trustee and the successor trustee. If no successor trustee or shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

If at any time (i) the Trustee shall cease to be eligible in accordance with the provisions of Section 10.06 hereof and shall fail to resign after written request thereto by the Depositor, (ii) the Trustee shall become incapable of acting, or shall be adjudged as bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or (iii)(A) a tax is imposed with respect to the Trust Fund by any state in which the Trustee or the Trust Fund is located, (B) the imposition of such tax would be avoided by the appointment of a different trustee and (C) the Trustee fails to indemnify the Trust Fund against such tax, then the Depositor or the Master Servicer may remove the Trustee and appoint a successor trustee by written instrument, in multiple copies, a copy of which instrument shall be delivered to the Trustee, each Master Servicer and the successor trustee.

The Holders over 50% of the Voting Rights of each Class of Certificates may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in multiple copies, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered by the successor trustee to each of the Master Servicer or the Trustee so removed and the successor trustee so appointed. Notice of any removal of the Trustee shall be given to each Rating Agency by the Trustee or successor trustee.

Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 10.08 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 10.09 hereof.

Section 10.09  Successor Trustee.

Any successor trustee appointed as provided in Section 10.08 hereof shall execute, acknowledge and deliver to the Depositor and to its predecessor trustee and the Master Servicer an instrument accepting such appointment hereunder and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein.

No successor trustee shall accept appointment as provided in this Section 10.09 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 10.06 hereof and its appointment shall not adversely affect the then current rating of the Certificates.

Upon acceptance of appointment by a successor trustee as provided in this Section 10.09, the successor trustee shall mail notice of the succession of such trustee hereunder to all Holders of Certificates. If the successor trustee fails to mail such notice within ten days after acceptance of appointment, the Depositor shall cause such notice to be mailed at the expense of the Trust Fund.

Section 10.10  Merger or Consolidation of Trustee.

Any corporation, state bank or national banking association into which the Trustee may be merged or converted or with which it may be consolidated or any corporation, state bank or national banking association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation, state bank or national banking association succeeding to substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation shall be eligible under the provisions of Section 10.06 hereof without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

Section 10.11  Appointment of Co-Trustee or Separate Trustee.

Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing any Mortgage Note may at the time be located, the Master Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust Fund or any part thereof, whichever is applicable, and, subject to the other provisions of this Section 10.11, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable. If the Master Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request to do so, or in the case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 10.06 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under Section 10.09.

Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i)  All rights, powers, duties and obligations conferred or imposed upon the Trustee, except for the obligation of the Trustee under this Agreement to advance funds on behalf of the Master Servicer, shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether a Trustee hereunder or as a Successor Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

(ii)  No trustee hereunder shall be held personally liable by reason of any act or omission of any other trustee hereunder; and

(iii)  The Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article X. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Master Servicer and the Depositor.

Any separate trustee or co-trustee may, at any time, constitute the Trustee its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co- trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

Section 10.12  Tax Matters.

It is intended that the Trust Fund shall constitute one or more REMICs, and that the affairs of the Trust Fund shall be conducted so that each REMIC formed hereunder qualifies as a “real estate mortgage investment conduit” as defined in and in accordance with the REMIC Provisions. The Trustee, as agent on behalf of the Trust Fund, shall do or refrain from doing, as applicable, the following: (a) the Trustee shall prepare and file, or cause to be prepared and filed, in a timely manner, U.S. Real Estate Mortgage Investment Conduit Income Tax Returns (Form 1066 or any successor form adopted by the Internal Revenue Service) and prepare and file or cause to be prepared and filed with the Internal Revenue Service and applicable state or local tax authorities income tax or information returns for each taxable year with respect to each such REMIC containing such information and at the times and in the manner as may be required by the Code or state or local tax laws, regulations or rules, and furnish or cause to be furnished, to Certificateholders the schedules, statements or information at such times and in such manner as may be required thereby; (b) the Trustee shall apply for an employer identification number with the Internal Revenue Service via a Form SS-4 or other comparable method for each REMIC that is or becomes a taxable entity, and within thirty days of the Closing Date, furnish or cause to be furnished to the Internal Revenue Service on Forms 8811 or as otherwise may be required by the Code, the name, title, address, and telephone number of the person that the Holders of the Certificates may contact for tax information relating thereto, together with such additional information as may be required by such form, and update such information at the time or times in the manner required by the Code for the Trust Fund; (c) the Trustee shall make, or cause to be made, elections on behalf of each REMIC formed hereunder to be treated as a REMIC on the federal tax return of such REMIC for its first taxable year (and, if necessary, under applicable state law); (d) the Trustee shall prepare and forward, or cause to be prepared and forwarded, to the Certificateholders and to the Internal Revenue Service and, if necessary, state tax authorities, all information returns and reports as and when required to be provided to them in accordance with the REMIC Provisions, including without limitation, the calculation of any original issue discount using the Prepayment Assumption; (e) the Trustee shall provide information necessary for the computation of tax imposed on the transfer of a Residual Certificate to a Person that is not a Permitted Transferee, or an agent (including a broker, nominee or other middleman) of a Person that is not a Permitted Transferee, or a pass-through entity in which a Person that is not a Permitted Transferee is the record Holder of an interest (the reasonable cost of computing and furnishing such information may be charged to the Person liable for such tax); (f) the Trustee shall, to the extent under its control, conduct the affairs of the Trust Fund at all times that any Certificates are outstanding so as to maintain the status of each REMIC formed hereunder as a REMIC under the REMIC Provisions; (g) the Trustee shall not knowingly or intentionally take any action or omit to take any action that could (i) cause the termination of the REMIC status of any REMIC formed hereunder or (ii) result in the imposition of a tax upon the Trust Fund (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code); (h) the Trustee shall pay, from the sources specified in this Section 10.12, the amount of any federal, state and local taxes, including prohibited transaction taxes as described below, imposed on any REMIC formed hereunder prior to the termination of the Trust Fund when and as the same shall be due and payable (but such obligation shall not prevent the Trustee or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Trustee from withholding payment of such tax, if permitted by law, pending the outcome of such proceedings); (i) the Trustee shall sign or cause to be signed federal, state or local income tax or information returns or any other document prepared by the Trustee pursuant to this Section 10.12 requiring a signature thereon by the Trustee; (j) the Trustee shall maintain records relating to each REMIC formed hereunder including but not limited to the income, expenses, assets and liabilities of each such REMIC and adjusted basis of the Trust Fund property determined at such intervals as may be required by the Code, as may be necessary to prepare the foregoing returns, schedules, statements or information; (k) the Trustee shall, for federal income tax purposes, maintain books and records with respect to the REMICs on a calendar year and on an accrual basis; (l) neither the Trustee nor the Master Servicer shall enter into any arrangement not otherwise provided for in this Agreement by which the REMICs will receive a fee or other compensation for services nor permit the REMICs to receive any income from assets other than “qualified mortgages” as defined in Section 860G(a)(3) of the Code or “permitted investments” as defined in Section 860G(a)(5) of the Code; and (m) as and when necessary and appropriate, the Trustee shall represent the Trust Fund in any administrative or judicial proceedings relating to an examination or audit by any governmental taxing authority, request an administrative adjustment as to any taxable year of any REMIC formed hereunder, enter into settlement agreements with any governmental taxing agency, extend any statute of limitations relating to any tax item of the Trust Fund, and otherwise act on behalf of each REMIC formed hereunder in relation to any tax matter involving any such REMIC.

In order to enable the Trustee to perform its duties as set forth herein, the Depositor shall provide, or cause to be provided, to the Trustee within 10 days after the Closing Date all information or data that the Trustee requests in writing and determines to be relevant for tax purposes to the valuations and offering prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flows of the Certificates and the related Mortgage Loans. Thereafter, the Depositor shall provide to the Trustee promptly upon written request therefor, any such additional information or data that the Trustee may, from time to time, request in order to enable the Trustee to perform its duties as set forth herein. The Depositor hereby indemnifies the Trustee for any losses, liabilities, damages, claims or expenses of the Trustee arising from any errors or miscalculations of the Trustee that result from any failure of the Depositor to provide, or to cause to be provided, accurate information or data to the Trustee on a timely basis.

In the event that any tax is imposed on “prohibited transactions” of any of REMIC I, REMIC II, REMIC III, REMIC IV or REMIC V as defined in Section 860F(a)(2) of the Code, on the “net income from foreclosure property” of the Trust Fund as defined in Section 860G(c) of the Code, on any contribution to any of REMIC I, REMIC II, REMIC III, REMIC IV or REMIC V after the Startup Day pursuant to Section 860G(d) of the Code, or any other tax is imposed, including, without limitation, any federal, state or local tax or minimum tax imposed upon any of REMIC I, REMIC II, REMIC III, REMIC IV or REMIC V and is not paid as otherwise provided for herein, such tax shall be paid (i) by the Master Servicer or the Trustee, if any such tax arises out of or results from a breach by the Master Servicer or the Trustee of any of its obligations under this Agreement, provided, however, in no event shall the Master Servicer or the Trustee have any liability (1) for any action or omission that is taken in accordance with and compliance with the express terms of, or which is expressly permitted by the terms of, this Agreement, (2) for any losses other than those arising out of a negligent performance by the Master Servicer or the Trustee of its duties and obligations set forth herein, or (3) for any special or consequential damages to Certificateholders (in addition to payment of principal and interest on the Certificates), (ii) by any party hereto (other than the Master Servicer or the Trustee) to the extent any such tax arises out of or results from a breach by such other party of any of its obligations under this Agreement or (iii) in all other cases, or in the event that any liable party hereto fails to honor its obligations under the preceding clauses (i) or (ii), first with amounts otherwise to be distributed to the Class R Certificateholders, and second with amounts otherwise to be distributed to all the Holders of the following Certificates in the following order of priority: first, to the Class B-4 Certificates, second, to the Class B-3 Certificates, third, to the Class B-2 Certificates, fourth, to the Class B-1 Certificates, fifth, to the Class M-4 Certificates, sixth, to the Class M-3 Certificates, seventh, to the Class M-2 Certificates, eighth, to the Class M-1 Certificates, and ninth, to the Class A Certificates (pro rata based on the amounts to be distributed). Notwithstanding anything to the contrary contained herein, to the extent that such tax is payable by the Holder of any Certificates, the Trustee is hereby authorized to retain on any Distribution Date, from the Holders of the Class R Certificates (and, if necessary, second, from the Holders of the other Certificates in the priority specified in the preceding sentence), funds otherwise distributable to such Holders in an amount sufficient to pay such tax. The Trustee shall include in its Remittance Report instructions as to distributions to such parties taking into account the priorities described in the preceding sentence. The Trustee shall promptly notify in writing the party liable for any such tax of the amount thereof and the due date for the payment thereof.

Notwithstanding any other provision of this Agreement, the Trustee shall comply with all federal withholding requirements respecting payments to Certificateholders of interest or original issue discount that the Trustee reasonably believes are applicable under the Code. The consent of Certificateholders shall not be required for such withholding. In the event the Trustee does withhold any amount from interest or original issue discount payments or advances thereof to any Certificateholder pursuant to federal withholding requirements, the Trustee shall indicate the amount withheld to such Certificateholders.

Section 10.13  Indemnification of the Trustee.

The Trustee agrees to indemnify the Indemnified Persons for, and to hold them harmless against, any loss, liability or expense (including reasonable legal fees and disbursements of counsel) incurred on their part that may be sustained in connection with, arising out of, or relating to, any claim or legal action (including any pending or threatened claim or legal action) relating to this Agreement (i) related to the Trustee’s failure to perform its duties in compliance with this Agreement (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) or (ii) incurred by reason of the Trustee’s willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder, provided, in each case, that with respect to any such claim or legal action (or pending or threatened claim or legal action), the Trustee shall have given the Master Servicer and the Seller written notice thereof promptly after a responsible officer of the Trustee shall have with respect to such claim or legal action actual knowledge thereof; provided, however, the failure to give such notice shall not relieve the Trustee of its indemnification obligations hereunder. This indemnity shall survive the resignation or removal of the Trustee and the termination of this Agreement.

Section 10.14  Limitations on Liability of the Trustee.

Subject to the obligation of the Trustee to indemnify the Indemnified Persons pursuant to Section 10.13:

(a)  Neither the Trustee nor any of the directors, officers, employees or agents of the Trustee shall be under any liability to the Indemnified Persons, the Trust Fund or the Certificateholders for taking any action or for refraining from taking any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Trustee or any such Person against any breach of warranties or representations made herein or any liability which would otherwise be imposed by reason of such Person’s willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder.

(b)  The Trustee and any director, officer, employee or agent of the Trustee may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.

(c)  The Trustee and any director, officer, employee or agent of the Trustee shall be indemnified by the Trust and held harmless thereby against any loss, liability or expense (including reasonable legal fees and disbursements of counsel) incurred on their part that may be sustained in connection with, arising out of, or related to, any claim or legal action (including any pending or threatened claim or legal action) relating to this Agreement, the Assignment Agreements, the Custodial Agreement, the Certificates or the Servicing Agreements.

(d)  The Trustee shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties under this Agreement and that in its opinion may involve it in any expense or liability, provided, however, the Trustee may in its discretion undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Trustee shall be entitled to be reimbursed therefor out of the Distribution Account as provided by Section 5.09.

ARTICLE XI

TERMINATION

Section 11.01  Termination upon Liquidation or Repurchase of all Mortgage Loans.

Subject to Section 11.03, the obligations and responsibilities of the Depositor, the Master Servicer and the Trustee created hereby with respect to the Trust Fund shall terminate upon the earlier of (a) the exercise of the Majority Class C Certificateholder (or its designee) of its right to repurchase all of the Mortgage Loans (and REO Properties) remaining in the Trust Fund at a price (the “Mortgage Loan Purchase Price”) equal to the sum of (i) 100% of the Stated Principal Balance of each Mortgage Loan (other than in respect of REO Property), (ii) accrued interest thereon at the applicable Mortgage Rate to, but not including, the first day of the month of such purchase, (iii) the appraised value of any REO Property in the Trust Fund (up to the Stated Principal Balance of the related Mortgage Loan), such appraisal to be conducted by an appraiser mutually agreed upon by the Master Servicer and the Trustee, and (iv) unreimbursed out-of pocket costs of the Company, the Servicers or the Master Servicer, including unreimbursed servicing advances and the principal portion of any unreimbursed Advances, made on the Mortgage Loans prior to the exercise of such repurchase right, (v) any unreimbursed costs and expenses of the Trustee payable pursuant to Section 10.05, and (b) the later of (i) the maturity or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all REO Property and (ii) the distribution to Certificateholders of all amounts required to be distributed to them pursuant to this Agreement, as applicable. In no event shall the trusts created hereby continue beyond the earlier of (i) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof and (ii) the Latest Possible Maturity Date.

The right to repurchase all Mortgage Loans and REO Properties by the Majority Class C Certificateholder pursuant to clause (a) in the preceding paragraph shall be conditioned upon the Stated Principal Balance of all of the Mortgage Loans in the Trust Fund, at the time of any such repurchase, aggregating 10% or less of the aggregate Cut-off Date Principal Balance of all of the Mortgage Loans.

Section 11.02  Final Distribution on the Certificates.

If on any Determination Date, (i) the Master Servicer determines that there are no Outstanding Mortgage Loans and no other funds or assets in the Trust Fund other than the funds in the Distribution Account, the Master Servicer shall direct the Trustee to send a final distribution notice promptly to each Certificateholder or (ii) the Trustee determines that a Class of Certificates shall be retired after a final distribution on such Class, the Trustee shall notify the Certificateholders within five (5) Business Days after such Determination Date that the final distribution in retirement of such Class of Certificates is scheduled to be made on the immediately following Distribution Date. Any final distribution made pursuant to the immediately preceding sentence will be made only upon presentation and surrender of the Certificates at the Corporate Trust Office of the Trustee. If the Majority Class C Certificateholder elects to terminate the Trust Fund pursuant to Section 11.01, at least 20 days prior to the date notice is to be mailed to the Certificateholders, the Majority Class C Certificateholder shall notify the Depositor and the Trustee of the date the Majority Class C Certificateholder intends to terminate the Trust Fund. The Majority Class C Certificateholder shall remit the Mortgage Loan Purchase Price to the Trustee on the Business Day prior to the Distribution Date for such Optional Termination by the Majority Class C Certificateholder.

Notice of any termination of the Trust Fund, specifying the Distribution Date on which Certificateholders may surrender their Certificates for payment of the final distribution and cancellation, shall be given promptly by the Trustee by letter to Certificateholders mailed not later than two Business Days after the Determination Date in the month of such final distribution. Any such notice shall specify (a) the Distribution Date upon which final distribution on the Certificates will be made upon presentation and surrender of Certificates at the office therein designated, (b) the amount of such final distribution, (c) the location of the office or agency at which such presentation and surrender must be made and (d) that the Record Date otherwise applicable to such Distribution Date is not applicable, distributions being made only upon presentation and surrender of the Certificates at the office therein specified. The Trustee will give such notice to each Rating Agency at the time such notice is given to Certificateholders.

Upon such final deposit with respect to the Trust Fund and the receipt by the Custodian of a Request for Release therefor, the Custodian shall promptly release to the Master Servicer, as applicable the Mortgage Files for the Mortgage Loans and the Trustee shall execute and deliver any documents prepared and delivered to it which are necessary to transfer any REO Property.

Upon presentation and surrender of the Certificates, the Trustee shall distribute to Certificateholders of each Class the amounts allocable to such Certificates held in the Distribution Account in the order and priority set forth in Section 6.04 hereof on the final Distribution Date and in proportion to their respective Percentage Interests.

In the event that any affected Certificateholders shall not surrender Certificates for cancellation within six months after the date specified in the above mentioned written notice, the Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within six months after the second notice all the applicable Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets that remain a part of the Trust Fund. If within one year after the second notice all Certificates shall not have been surrendered for cancellation, the Class R Certificateholders shall be entitled to all unclaimed funds and other assets of the Trust Fund that remain subject hereto.

Section 11.03  Additional Termination Requirements.

(a)  Upon exercise by the Majority Class C Certificateholder of its purchase option as provided in Section 11.01, the Trust Fund shall be terminated in accordance with the following additional requirements, unless the Trustee has been supplied with an Opinion of Counsel addressed to the Trustee at the expense of the Majority Class C Certificateholder to the effect that the failure of the Trust Fund to comply with the requirements of this Section 11.03 will not (i) result in the imposition of taxes on “prohibited transactions” of a REMIC, or (ii) cause a REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding:

(1) The Majority Class C Certificateholder shall establish a 90-day liquidation period and notify the Trustee thereof, and the Trustee shall in turn specify the first day of such period in a statement attached to the tax return for each of REMIC I, REMIC II, REMIC III, REMIC IV and REMIC V pursuant to Treasury Regulation Section 1.860F-1. The Majority Class C Certificateholder shall satisfy all the requirements of a qualified liquidation under Section 860F of the Code and any regulations thereunder, as evidenced by an Opinion of Counsel addressed to the Trustee obtained at the expense of the Majority Class C Certificateholder;

(2) During such 90-day liquidation period, and at or prior to the time of making the final payment on the Certificates, the Trustee shall sell all of the assets of REMIC I for cash; and

(3) At the time of the making of the final payment on the Certificates, the Trustee shall distribute or credit, or cause to be distributed or credited, to the Holders of the Residual Certificates, all cash on hand (other than cash retained to meet claims), and REMIC I shall terminate at that time.

(b)  By their acceptance of the Certificates, the Holders thereof hereby authorize the adoption of a 90-day liquidation period and the adoption of a plan of complete liquidation for each of REMIC I, REMIC II, REMIC III, REMIC IV and REMIC V, which authorization shall be binding upon all successor Certificateholders.

(c)  The Trustee as agent for each REMIC hereby agrees to adopt and sign such a plan of complete liquidation meeting the requirements for a qualified liquidation under Section 860F of the Code and any regulations thereunder upon the written request of the Majority Class C Certificateholder and the receipt of the Opinion of Counsel referred to in Section 11.03(a)(1) and to take such other action in connection therewith as may be reasonably requested by the Majority Class C Certificateholder.

ARTICLE XII

MISCELLANEOUS PROVISIONS

Section 12.01  Amendment.

This Agreement may be amended from time to time by parties hereto without the consent of any of the Certificateholders to cure any ambiguity, to correct or supplement any provisions herein (including to give effect to the expectations of investors), to comply with any changes in the Code, to revise any provisions to reflect the obligations of the parties to this Agreement as they relate to Regulation AB, to change the manner in which the Distribution Account maintained by the Trustee or the Protected Account maintained by the Company is maintained or to make such other provisions with respect to matters or questions arising under this Agreement as shall not be inconsistent with any other provisions herein if such action shall not, as evidenced by an Opinion of Counsel addressed to the Trustee, adversely affect in any material respect the interests of any Certificateholder; provided that any such amendment shall be deemed not to adversely affect in any material respect the interests of the Certificateholders and no such Opinion of Counsel shall be required if the Person requesting such amendment obtains a letter from each Rating Agency stating that such amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates.

Notwithstanding the foregoing, without the consent of the Certificateholders, the parties hereto may at any time and from time to time amend this Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary or appropriate to maintain the qualification of each of REMIC I, REMIC II, REMIC III, REMIC IV or REMIC V, as a REMIC under the Code or to avoid or minimize the risk of the imposition of any tax on any of REMIC I, REMIC II, REMIC III, REMIC IV or REMIC V pursuant to the Code that would be a claim against any of REMIC I, REMIC II, REMIC III, REMIC IV or REMIC V at any time prior to the final redemption of the Certificates, provided that the Trustee has been provided an Opinion of Counsel addressed to the Trustee, which opinion shall be an expense of the party requesting such opinion but in any case shall not be an expense of the Trustee or the Trust Fund, to the effect that such action is necessary or appropriate to maintain such qualification or to avoid or minimize the risk of the imposition of such a tax.

This Agreement may also be amended from time to time by the parties hereto with the consent of the Holders of each Class of Certificates affected thereby evidencing over 50% of the Voting Rights of such Class or Classes for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) cause any of REMIC I, REMIC II, REMIC III, REMIC IV or REMIC V to cease to qualify as a REMIC or (iii) reduce the aforesaid percentages of Certificates of each Class the Holders of which are required to consent to any such amendment without the consent of the Holders of all Certificates of such Class then outstanding.

Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel addressed to the Trustee, which opinion shall be an expense of the party requesting such amendment but in any case shall not be an expense of the Trustee, to the effect that such amendment will not (other than an amendment pursuant to clause (ii) of, and in accordance with, the preceding paragraph) cause the imposition of any tax on REMIC I, REMIC II, REMIC III, REMIC IV or REMIC V or the Certificateholders or cause REMIC I, REMIC II, REMIC III, REMIC IV or REMIC V to cease to qualify as a REMIC at any time that any Certificates are outstanding. Further, nothing in this Agreement shall require the Trustee to enter into an amendment without receiving an Opinion of Counsel, satisfactory to the Trustee (i) that such amendment is permitted and is not prohibited by this Agreement and (ii) that all requirements for amending this Agreement (including any consent of the applicable Certificateholders) have been complied with.

Promptly after the execution of any amendment to this Agreement requiring the consent of Certificateholders, the Trustee shall furnish written notification of the substance of such amendment to each Certificateholder and each Rating Agency.

It shall not be necessary for the consent of Certificateholders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

Section 12.02  Recordation of Agreement; Counterparts.

To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all of the counties or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere. The Master Servicer shall effect such recordation at the Trust’s expense upon the request in writing of a Certificateholder, but only if such direction is accompanied by an Opinion of Counsel (provided at the expense of the Certificateholder requesting recordation) to the effect that such recordation would materially and beneficially affect the interests of the Certificateholders or is required by law.

For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

Section 12.03  Governing Law.

THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO AND THE CERTIFICATEHOLDERS SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS WITHOUT REGARD TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAWS).

Section 12.04  Intention of Parties.

It is the express intent of the parties hereto that the conveyance of the Mortgage Notes, Mortgages, assignments of Mortgages, title insurance policies and any modifications, extensions and/or assumption agreements and private mortgage insurance policies relating to the Mortgage Loans by the Seller to the Depositor, and by the Depositor to the Trustee be, and be construed as, an absolute sale thereof to the Depositor or the Trustee, as applicable. It is, further, not the intention of the parties that such conveyance be deemed a pledge thereof by the Seller to the Depositor, or by the Depositor to the Trustee. However, in the event that, notwithstanding the intent of the parties, such assets are held to be the property of the Seller or the Depositor, as applicable, or if for any other reason the Mortgage Loan Purchase Agreement or this Agreement is held or deemed to create a security interest in such assets, then (i) the Mortgage Loan Purchase Agreement and this Agreement shall each be deemed to be a security agreement within the meaning of the Uniform Commercial Code of the State of New York and (ii) the conveyance provided for in the Mortgage Loan Purchase Agreement from the Seller to the Depositor, and the conveyance provided for in this Agreement from the Depositor to the Trustee, shall be deemed to be an assignment and a grant by the Seller or the Depositor, as applicable, for the benefit of the Certificateholders, of a security interest in all of the assets that constitute the Trust Fund, whether now owned or hereafter acquired.

The Depositor for the benefit of the Certificateholders shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the assets of the Trust Fund, such security interest would be deemed to be a perfected security interest of first priority under applicable law and shall be maintained as such throughout the term of the Agreement.

Section 12.05  Notices.

(a)  The Trustee shall use its best efforts to promptly provide notice to each Rating Agency with respect to each of the following of which a Responsible Officer of the Trustee has actual knowledge:

(i)  Any material change or amendment to this Agreement;

(ii)  The occurrence of any Event of Default that has not been cured;

(iii)  The resignation or termination of the Master Servicer or the Trustee and the appointment of any successor;

(iv)  The repurchase or substitution of Mortgage Loans pursuant to Sections 2.02, 2.03, 4.21 and 11.01; and

(v)  The final payment to Certificateholders.

(b)  All directions, demands and notices hereunder shall be in writing and shall be deemed to have been duly given when delivered at or mailed by registered mail, return receipt requested, postage prepaid, or by recognized overnight courier, or by facsimile transmission to a number provided by the appropriate party if receipt of such transmission is confirmed to (i) in the case of the Depositor, Bear Stearns Asset Backed Securities I LLC, 383 Madison Avenue, New York, New York 10179, Attention: Chief Counsel, and with respect to Regulation AB notifications to the Depositor at regabnotifications@bear.com; (ii) in the case of the Master Servicer, EMC Mortgage Corporation, 2780 Lake Vista Drive, Lewisville, Texas 75067 (Facsimile: (214) 626-4889), attention: Michelle Viner or such other address as may be hereafter furnished to the other parties hereto by the Master Servicer in writing; (iii) in the case of the Seller or the Company, EMC Mortgage Corporation, 2780 Lake Vista Drive, Lewisville, Texas 75067 (Facsimile: (469) 759-4714), attention: General Counsel or such other address as may be hereafter furnished to the other parties hereto by the Seller or the Company in writing; (iv) in the case of the Trustee, at each Corporate Trust Office or such other address as the Trustee may hereafter furnish to the other parties hereto; and (v) in the case of the Rating Agencies, (x) Moody’s Investors Service, Inc., 99 Church Street, New York, New York 10007, Attention: Home Equity Monitoring and (y) Standard & Poor’s, 55 Water Street, 41st Floor, New York, New York 10041, Attention: Mortgage Surveillance Group. Any notice delivered to the Seller, the Master Servicer or the Trustee under this Agreement shall be effective only upon receipt. Any notice required or permitted to be mailed to a Certificateholder, unless otherwise provided herein, shall be given by first-class mail, postage prepaid, at the address of such Certificateholder as shown in the Certificate Register; any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

Section 12.06  Severability of Provisions.

If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

Section 12.07  Assignment.

Notwithstanding anything to the contrary contained herein, except as provided pursuant to Section 8.07, this Agreement may not be assigned by the Master Servicer, the Seller or the Depositor.

Section 12.08  Limitation on Rights of Certificateholders.

The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder’s legal representative or heirs to claim an accounting or to take any action or commence any proceeding in any court for a petition or winding up of the Trust Fund, or otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

No Certificateholder shall have any right to vote (except as provided herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth or contained in the terms of the Certificates be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of an Event of Default and of the continuance thereof, as hereinbefore provided, the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates shall also have made written request to the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses, and liabilities to be incurred therein or thereby, and the Trustee for 60 days after its receipt of such notice, request and offer of indemnity shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Agreement, except in the manner herein provided and for the common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 12.08, each and every Certificateholder, the Trustee shall be entitled to such relief as can be given either at law or in equity.

Section 12.09  Inspection and Audit Rights.

The Master Servicer agrees that, on reasonable prior notice, it will permit any representative of the Depositor or the Trustee during the Master Servicer’s normal business hours, to examine all the books of account, records, reports and other papers of the Master Servicer relating to the Mortgage Loans, to make copies and extracts therefrom, to cause such books to be audited by independent certified public accountants selected by the Depositor or the Trustee and to discuss its affairs, finances and accounts relating to such Mortgage Loans with its officers, employees and independent public accountants (and by this provision the Master Servicer hereby authorizes such accountants to discuss with such representative such affairs, finances and accounts), all at such reasonable times and as often as may be reasonably requested. Any out-of-pocket expense incident to the exercise by the Depositor or the Trustee of any right under this Section 12.09 shall be borne by the party requesting such inspection, subject to such party’s right to reimbursement hereunder (in the case of the Trustee, pursuant to Section 10.05 hereof).

The Trustee agrees that, on reasonable prior notice, it will permit any representative of the Depositor during the Trustee’s normal business hours, to examine all the books of account, records, reports and other papers of the Trustee relating to the Certificates, to make copies and extracts therefrom, to cause such books to be audited by independent certified public accountants selected by the Depositor and to discuss its affairs, finances and accounts relating to such Certificates with its officers, employees and independent public accountants (and by this provision the Trustee hereby authorizes such accountants to discuss with such representative such affairs, finances and accounts), all at such reasonable times and as often as may be reasonably requested. Any out-of-pocket expense incident to the exercise by the Depositor of any right under this Section 12.09 shall be borne by the party requesting such inspection, subject to such party’s right to reimbursement hereunder.

Section 12.10  Certificates Nonassessable and Fully Paid.

It is the intention of the Depositor that Certificateholders shall not be personally liable for obligations of the Trust Fund, that the interests in the Trust Fund represented by the Certificates shall be nonassessable for any reason whatsoever, and that the Certificates, upon due authentication thereof by the Trustee pursuant to this Agreement, are and shall be deemed fully paid.

*     *     *

IN WITNESS WHEREOF, the Depositor, the Master Servicer, the Seller, the Company, and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

BEAR STEARNS ASSET BACKED SECURITIES I LLC, as Depositor
/s/ Baron Silverstein
Name: Baron Silverstein
Title: Vice President

EMC MORTGAGE CORPORATION, as Master Servicer, Seller and Company
/s/ Carol Young
Name: Carol Young
Title: Senior Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee
/s/ Stacey M. Taylor
Name: Stacey M. Taylor
Title: Vice President

424915-12 424915-12
[TPW: NYLEGAL:657034.5] 17297-00514 04/19/2007 08:03 PM

STATE OF NEW YORK	)
) ss.:
COUNTY OF NEW YORK	)

On this 30th day of March, 2007, before me, a notary public in and for said State, appeared ____________, personally known to me on the basis of satisfactory evidence to be a Vice President of Bear Stearns Asset Backed Securities I LLC, one of the companies that executed the within instrument, and also known to me to be the person who executed it on behalf of such limited liability company and acknowledged to me that such limited liability company executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

[Notarial Seal]

424915-12 424915-12
[TPW: NYLEGAL:657034.5] 17297-00514 04/19/2007 08:03 PM

STATE OF MARYLAND	)
) ss.:
COUNTY OF BALTIMORE	)

On this 30th day of March, 2007, before me, a notary public in and for said State, appeared ____________________, personally known to me on the basis of satisfactory evidence to be an authorized representative of Wells Fargo Bank, National Association that executed the within instrument, and also known to me to be the person who executed it on behalf of such national banking association, and acknowledged to me that such national banking association executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

[Notarial Seal]

STATE OF TEXAS	)
) ss.:
COUNTY OF DALLAS	)

On this 30th day of March, 2007, before me, a notary public in and for said State, appeared ________________________, personally known to me on the basis of satisfactory evidence to be an authorized representative of EMC Mortgage Corporation, one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of such corporation and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

[Notarial Seal]

EXHIBIT A-1

FORM OF CLASS A CERTIFICATES

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

[FOR CLASS A-1] [THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON AND REALIZED LOSSES ALLOCABLE HERETO AS DESCRIBED IN THE AGREEMENT. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CERTIFICATE PRINCIPAL BALANCE BY INQUIRY OF THE TRUSTEE NAMED HEREIN.]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

Certificate No. 1	[Adjustable Rate]

Class [A-1][A-2] Senior

Date of Pooling and Servicing Agreement and Cut-off Date: March 1, 2007	Aggregate Initial Certificate [Principal Balance] [Notional Amount] of this Certificate as of the Cut-off Date: $[__________]

First Distribution Date: April 25, 2007	Initial Certificate [Principal Balance] [Notional Balance] of this Certificate as of the Cut-off Date: $[__________]

Master Servicer: EMC Mortgage Corporation	CUSIP: [___________]

Assumed Final Distribution Date: April 25, 2037

ASSET-BACKED CERTIFICATE

SERIES 2007-AC3

evidencing a percentage interest in the distributions allocable to the Class [A-1][A-2] Certificates with respect to a Trust Fund consisting primarily of a pool of conventional, one- to four-family, fixed interest rate mortgage loans sold by BEAR STEARNS ASSET BACKED SECURITIES I LLC.

This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Bear Stearns Asset Backed Securities I LLC, the Master Servicer or the Trustee referred to below or any of their affiliates or any other person. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental entity or by Bear Stearns Asset Backed Securities I LLC, the Master Servicer or the Trustee or any of their affiliates or any other person. None of Bear Stearns Asset Backed Securities I LLC, the Master Servicer or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the “Trust Fund”) generally consisting of conventional, first lien, fixed rate mortgage loans secured by one- to four- family residences (collectively, the “Mortgage Loans”) sold by Bear Stearns Asset Backed Securities I LLC (“BSABS I”). The Mortgage Loans were sold by EMC Mortgage Corporation (“EMC”) to BSABS I. EMC will act as master servicer of the Mortgage Loans (the “Master Servicer,” which term includes any successors thereto under the Agreement referred to below). The Trust Fund was created pursuant to the Pooling and Servicing Agreement, dated as of the Cut-off Date specified above (the “Agreement”), among BSABS I, as depositor (the “Depositor”), EMC, as Master Servicer, seller and company and Wells Fargo Bank, National Association, as trustee (the “Trustee”), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

[For Class A-1] Interest on this Certificate will accrue from and including the 25th day of the calendar month preceding the month in which a Distribution Date (as hereinafter defined) occurs to and including the 24th day of the calendar month in which that Distribution Date occurs on the Certificate Principal Balance hereof at a per annum rate equal to the Pass-Through Rate set forth above and as further described in the Agreement. The Trustee will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the Business Day immediately preceding such Distribution Date, an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to the Holders of Certificates of the same Class as this Certificate. The Assumed Final Distribution Date is the Distribution Date in the month immediately following the month of the latest scheduled maturity date of any Mortgage Loan and is not likely to be the date on which the Certificate Principal Balance of this Class of Certificates will be reduced to zero.

[For Class A-2] Interest on this Certificate will accrue from and including the 25th day of the calendar month preceding the month in which a Distribution Date (as hereinafter defined) occurs to and including the 24th day of the calendar month in which that Distribution Date occurs on the Certificate Notional Amount hereof at a per annum rate equal to the Pass-Through Rate set forth above and as further described in the Agreement. The Trustee will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the Business Day immediately preceding such Distribution Date, an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount (of interest, if any) required to be distributed to the Holders of Certificates of the same Class as this Certificate. The Assumed Final Distribution Date is the Distribution Date in the month immediately following the month of the latest scheduled maturity date of any Mortgage Loan and is not likely to be the date on which the Certificate Notional Amount of this Class of Certificates will be reduced to zero. The Class A-2 Certificates have no Certificate Principal Balance.

[For Class A-1] Distributions on this Certificate will be made by the Trustee by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Trustee in writing as specified in the Agreement, by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose and designated in such notice. The Initial Certificate Principal Balance of this Certificate is set forth above. The Certificate Principal Balance hereof will be reduced to the extent of distributions allocable to principal hereon and any Realized Losses allocable thereto.

[For Class A-2] Distributions on this Certificate will be made by the Trustee by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Trustee in writing as specified in the Agreement, by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose and designated in such notice. The Initial Certificate Notional Amount of this Certificate is set forth above.

This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the “Certificates”). The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the rights of the Certificateholders under the Agreement from time to time by the parties thereto with the consent of the Holders of the Certificates evidencing over 50% of the Voting Rights of the Certificates, or with the consent of the Holders of the Class or Classes of Certificates affected thereby evidencing over 50% of the Voting Rights of such Class or Classes, as applicable. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Trustee upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Trustee for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Percentage Interest will be issued to the designated transferee.

The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made to the Certificateholders for any such registration of transfer, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Depositor, the Master Servicer, the Trustee and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of Depositor, the Master Servicer, the Trustee or any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby (other than the obligations to make payments to Certificateholders with respect to the termination of the Agreement) shall terminate upon the earlier of (i) the later of (A) the maturity or other liquidation (or Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (B) the remittance of all funds due under the Agreement, or (ii) the optional repurchase by the party named in the Agreement of all the Mortgage Loans and other related assets of the Trust Fund in accordance with the terms of the Agreement. Such optional repurchase may be made only on or after the first Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than or equal to a certain percentage of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date as set forth in the Agreement. The exercise of such right will effect the early retirement of the Certificates. In no event, however, will the Trust Fund created by the Agreement continue beyond the earlier of (i) the expiration of 21 years after the death of certain persons identified in the Agreement and (ii) the Latest Possible Maturity Date (as defined in the Agreement).

Unless this Certificate has been countersigned by an authorized signatory of the Trustee by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: March 30, 2007	WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

CERTIFICATE OF AUTHENTICATION

This is one of the Class [A-1][A-2] Certificates referred to in the within-mentioned Agreement.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Asset-Backed Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

.

Dated:
Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

This assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds
to	,
for the account of	,
account number___________, or, if mailed by check, to	,
Applicable statements should be mailed to	,
.

This information is provided by	,
the assignee named above, or	,
as its agent.

EXHIBIT A-2

[Reserved]

EXHIBIT A-3

FORM OF CLASS M CERTIFICATES

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE SENIOR CERTIFICATES [,] [AND] [CLASS M-1 CERTIFICATES] [,] [AND] [CLASS M-2 CERTIFICATES] [,] [AND] [CLASS M-3 CERTIFICATES] [AND] [CLASS M-4 CERTIFICATES] AS DESCRIBED IN THE AGREEMENT (AS DEFINED BELOW).

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON AND REALIZED LOSSES ALLOCABLE HERETO AS DESCRIBED IN THE AGREEMENT. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CERTIFICATE PRINCIPAL BALANCE BY INQUIRY OF THE TRUSTEE NAMED HEREIN.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

EACH HOLDER OF A CERTIFICATE OR BENEFICIAL OWNERSHIP SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS SET FORTH IN SECTION 7.02(b) OF THE AGREEMENT.

Certificate No. 1	Adjustable Pass-Through Rate

Class M-[1][2][3][4] Subordinate

Date of Pooling and Servicing Agreement and Cut-off Date: March 1, 2007	Aggregate Initial Certificate Principal Balance of this Certificate as of the Cut-off Date: $[________________]

First Distribution Date: April 25, 2007	Initial Certificate Principal Balance of this Certificate as of the Cut-off Date: $[________________]

Master Servicer: EMC Mortgage Corporation	CUSIP: [_______________]

Assumed Final Distribution Date: April 25, 2037

ASSET-BACKED CERTIFICATE
SERIES 2007-AC3

evidencing a percentage interest in the distributions allocable to the Class M-[1][2][3][4] Certificates with respect to a Trust Fund consisting primarily of a pool of conventional, one- to four-family, fixed interest rate mortgage loans sold by BEAR STEARNS ASSET BACKED SECURITIES I LLC.

This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Bear Stearns Asset Backed Securities I LLC, the Master Servicer or the Trustee referred to below or any of their affiliates or any other person. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental entity or by Bear Stearns Asset Backed Securities I LLC, the Master Servicer or the Trustee or any of their affiliates or any other person. None of Bear Stearns Asset Backed Securities I LLC, the Master Servicer or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the “Trust Fund”) generally consisting of conventional, first lien, fixed rate mortgage loans secured by one- to four- family residences (collectively, the “Mortgage Loans”) sold by Bear Stearns Asset Backed Securities I LLC (“BSABS I”). The Mortgage Loans were sold by EMC Mortgage Corporation (“EMC”) to BSABS I. EMC will act as master servicer of the Mortgage Loans (the “Master Servicer,” which term includes any successors thereto under the Agreement referred to below). The Trust Fund was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the “Agreement”), among BSABS I, as depositor (the “Depositor”), EMC, as Master Servicer, seller and company and Wells Fargo Bank, National Association, as trustee (the “Trustee”), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

Interest on this Certificate will accrue from and including the 25th day of the calendar month preceding the month in which a Distribution Date (as hereinafter defined) occurs (or, with respect to the first accrual period, the Closing Date) to and including the 24th day of the calendar month in which that Distribution Date occurs on the Certificate Principal Balance hereof at a per annum rate equal to the Pass-Through Rate set forth above and as further described in the Agreement. The Trustee will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the Business Day immediately preceding such Distribution Date, an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to the Holders of Certificates of the same Class as this Certificate. The Assumed Final Distribution Date is the Distribution Date in the month immediately following the month of the latest scheduled maturity date of any Mortgage Loan and is not likely to be the date on which the Certificate Principal Balance of this Class of Certificates will be reduced to zero.

Distributions on this Certificate will be made by the Trustee by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Trustee in writing as specified in the Agreement, by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose and designated in such notice. The Initial Certificate Principal Balance of this Certificate is set forth above. The Certificate Principal Balance hereof will be reduced to the extent of distributions allocable to principal hereon and any Realized Losses allocable hereto.

This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the “Certificates”). The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

Each holder of a Certificate or beneficial ownership shall be deemed to have made the representations set forth in section 7.02(b) of the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the rights of the Certificateholders under the Agreement from time to time by the parties thereto with the consent of the Holders of the Certificates evidencing over 50% of the Voting Rights of the Certificates, or with the consent of the Holders of the Class or Classes of Certificates affected thereby evidencing over 50% of the Voting Rights of such Class or Classes, as applicable. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Trustee upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Trustee for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Percentage Interest will be issued to the designated transferee.

The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made to the Certificateholders for any such registration of transfer, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Depositor, the Master Servicer, the Trustee and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee or any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby (other than the obligations to make payments to Certificateholders with respect to the termination of the Agreement) shall terminate upon the earlier of (i) the later of (A) the maturity or other liquidation (or Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (B) the remittance of all funds due under the Agreement, or (ii) the optional repurchase by the party named in the Agreement of all the Mortgage Loans and other related assets of the Trust Fund in accordance with the terms of the Agreement. Such optional repurchase may be made only on or after the first Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than or equal to a certain percentage of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date as set forth in the Agreement. The exercise of such right will effect the early retirement of the Certificates. In no event, however, will the Trust Fund created by the Agreement continue beyond the earlier of (i) the expiration of 21 years after the death of certain persons identified in the Agreement and (ii) the Latest Possible Maturity Date (as defined in the Agreement).

Unless this Certificate has been countersigned by an authorized signatory of the Trustee by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: March 30, 2007	WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

CERTIFICATE OF AUTHENTICATION

This is one of the Class M-[1][2][3][4] Certificates referred to in the within-mentioned Agreement.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Asset-Backed Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

.

Dated:
Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

This assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds
to	,
for the account of	,
account number___________, or, if mailed by check, to	,
Applicable statements should be mailed to	,
.

This information is provided by	,
the assignee named above, or	,
as its agent.

EXHIBIT A-4

FORM OF CLASS B CERTIFICATES

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE SENIOR CERTIFICATES [,] [AND] [CLASS M-1 CERTIFICATES] [,] [AND] [CLASS M-2 CERTIFICATES] [,] [AND] [CLASS M-3 CERTIFICATES] [,] [AND] [CLASS M-4 CERTIFICATES] [,] [AND] [CLASS B-1 CERTIFICATES] [,] [AND] [CLASS B-2 CERTIFICATES] [AND] [CLASS B-3 CERTIFICATES] AS DESCRIBED IN THE AGREEMENT (AS DEFINED BELOW).

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON AND REALIZED LOSSES ALLOCABLE HERETO AS DESCRIBED IN THE AGREEMENT. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CERTIFICATE PRINCIPAL BALANCE BY INQUIRY OF THE TRUSTEE NAMED HEREIN.

[For Class B-1, Class B-2 and Class B-3] [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

[For Class B-1, Class B-2 and Class B-3] [EACH HOLDER OF A CERTIFICATE OR BENEFICIAL OWNERSHIP SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS SET FORTH IN SECTION 7.02(b) OF THE AGREEMENT.]

[For Class B-4] [THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE ACT AND OTHER APPLICABLE LAWS AND ONLY (1) PURSUANT TO RULE 144A UNDER THE ACT (“RULE 144A”) TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A “QIB”), PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE ACT (IF AVAILABLE) OR (3) IN CERTIFICATED FORM TO AN “INSTITUTIONAL ACCREDITED INVESTOR” WITHIN THE MEANING THEREOF IN RULE 501(a)(1), (2),(3) OR (7) (OR ANY ENTITY IN WHICH ALL OF THE EQUITY HOLDERS COME WITHIN SUCH PARAGRAPHS) OF REGULATION D UNDER THE ACT PURCHASING NOT FOR DISTRIBUTION IN VIOLATION OF THE ACT, SUBJECT TO (A) THE RECEIPT BY THE TRUSTEE OF A LETTER SUBSTANTIALLY IN THE FORM PROVIDED IN THE AGREEMENT AND (B) THE RECEIPT BY THE TRUSTEE OF AN OPINION OF COUNSEL AS TO COMPLIANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES. THIS CERTIFICATE MAY NOT BE ACQUIRED DIRECTLY OR INDIRECTLY BY, OR ON BEHALF OF, AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT WHICH IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, UNLESS THE TRANSFEREE CERTIFIES OR REPRESENTS THAT THE PROPOSED TRANSFER AND HOLDING OF A CERTIFICATE AND THE SERVICING, MANAGEMENT AND OPERATION OF THE TRUST AND ITS ASSETS: (I) WILL NOT RESULT IN ANY PROHIBITED TRANSACTION WHICH IS NOT COVERED UNDER AN INDIVIDUAL OR CLASS PROHIBITED TRANSACTION EXEMPTION, INCLUDING, BUT NOT LIMITED TO, PROHIBITED TRANSACTION CLASS EXEMPTION (“PTCE”) 84-14, PTCE 91-38, PTCE 90-1, PTCE 95-60 OR PTCE 96-23 AND (II) WILL NOT GIVE RISE TO ANY ADDITIONAL OBLIGATIONS ON THE PART OF THE DEPOSITOR, THE MASTER SERVICER OR THE TRUSTEE, WHICH WILL BE DEEMED REPRESENTED BY AN OWNER OF A BOOK-ENTRY CERTIFICATE OR A GLOBAL CERTIFICATE, OR PROVIDES AN OPINION OF COUNSEL TO SUCH EFFECT.]

Certificate No. 1	Adjustable Pass-Through Rate

Class B-[1][2][3][4] Subordinate

Date of Pooling and Servicing Agreement and Cut-off Date: March 1, 2007	Aggregate Initial Certificate Principal Balance of this Certificate as of the Cut-off Date: $[________________]

First Distribution Date: April 25, 2007	Initial Certificate Principal Balance of this Certificate as of the Cut-off Date: $[________________]

Master Servicer: EMC Mortgage Corporation	CUSIP: [_______________]

Assumed Final Distribution Date: April 25, 2037

ASSET-BACKED CERTIFICATE
SERIES 2007-AC3

evidencing a percentage interest in the distributions allocable to the Class B-[1][2][3][4] Certificates with respect to a Trust Fund consisting primarily of a pool of conventional, one- to four-family, fixed interest rate mortgage loans sold by BEAR STEARNS ASSET BACKED SECURITIES I LLC.

This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Bear Stearns Asset Backed Securities I LLC, the Master Servicer or the Trustee referred to below or any of their affiliates or any other person. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental entity or by Bear Stearns Asset Backed Securities I LLC, the Master Servicer or the Trustee or any of their affiliates or any other person. None of Bear Stearns Asset Backed Securities I LLC, the Master Servicer or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

This certifies that ___________ is the registered owner of the Percentage Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the “Trust Fund”) generally consisting of conventional, first lien, fixed rate mortgage loans secured by one- to four- family residences (collectively, the “Mortgage Loans”) sold by Bear Stearns Asset Backed Securities I LLC (“BSABS I”). The Mortgage Loans were sold by EMC Mortgage Corporation (“EMC”) to BSABS I. EMC will act as master servicer of the Mortgage Loans (the “Master Servicer,” which term includes any successors thereto under the Agreement referred to below). The Trust Fund was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the “Agreement”), among BSABS I, as depositor (the “Depositor”), EMC, as Master Servicer, seller and company and Wells Fargo Bank, National Association, as trustee (the “Trustee”), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

[For Class B-1, Class B-2 and Class B-3] [Interest on this Certificate will accrue from and including the 25th day of the calendar month preceding the month in which a Distribution Date (as hereinafter defined) occurs (or, with respect to the first accrual period, the Closing Date) to and including the 24th day of the calendar month in which that Distribution Date occurs on the Certificate Principal Balance hereof at a per annum rate equal to the Pass-Through Rate set forth above and as further described in the Agreement. The Trustee will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the Business Day immediately preceding such Distribution Date, an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to the Holders of Certificates of the same Class as this Certificate. The Assumed Final Distribution Date is the Distribution Date in the month immediately following the month of the latest scheduled maturity date of any Mortgage Loan and is not likely to be the date on which the Certificate Principal Balance of this Class of Certificates will be reduced to zero.]

[For Class B-4] [Interest on this Certificate will accrue from and including the 25th day of the calendar month preceding the month in which a Distribution Date (as hereinafter defined) occurs (or, with respect to the first accrual period, the Closing Date) to and including the 24th day of the calendar month in which that Distribution Date occurs on the Certificate Principal Balance hereof at a per annum rate equal to the Pass-Through Rate set forth above and as further described in the Agreement. The Trustee will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such Distribution Date so long as this Certificate remains in non book-entry form (and otherwise, the close of business on the Business Day immediately preceding such Distribution Date) an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to the Holders of Certificates of the same Class as this Certificate. The Assumed Final Distribution Date is the Distribution Date in the month following the latest scheduled maturity date of any Mortgage Loan.]

Distributions on this Certificate will be made by the Trustee by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Trustee in writing as specified in the Agreement, by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose and designated in such notice. The Initial Certificate Principal Balance of this Certificate is set forth above. The Certificate Principal Balance hereof will be reduced to the extent of distributions allocable to principal hereon and any Realized Losses allocable hereto.

[For Class B-4] [No transfer of this Class B-4 Certificate will be made unless such transfer is (i) exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws and (ii) made in accordance with Section 7.02 of the Agreement. In the event that such transfer is to be made the Trustee shall register such transfer if, (i) made to a transferee who has provided the Trustee with evidence as to its QIB status; or (ii) (A) the transferor has advised the Trustee in writing that the Certificate is being transferred to an Institutional Accredited Investor and (B) prior to such transfer the transferee furnishes to the Trustee an Investment Letter; provided that if based upon an Opinion of Counsel to the effect that (A) and (B) above are not sufficient to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable laws, the Trustee shall as a condition of the registration of any such transfer require the transferor to furnish such other certifications, legal opinions or other information prior to registering the transfer of this Certificate as shall be set forth in such Opinion of Counsel.]

This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the “Certificates”). The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

[For Class B-1, Class B-2 and Class B-3] [Each holder of a Certificate or beneficial ownership shall be deemed to have made the representations set forth in section 7.02(b) of the Agreement.]

[For Class B-4] [This Certificate may not be acquired directly or indirectly by, or on behalf of, an employee benefit plan or other retirement arrangement which is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, unless the transferee certifies or represents that the proposed transfer and holding of a Certificate and the servicing, management and operation of the trust and its assets: (i) will not result in any prohibited transaction which is not covered under an individual or class prohibited transaction exemption, including, but not limited to, Prohibited Transaction Class Exemption (“PTCE”) 84-14, PTCE 91-38, PTCE 90-1, PTCE 95-60 or PTCE 96-23 and (ii) will not give rise to any additional obligations on the part of the Depositor, the Master Servicer or the Trustee, which will be deemed represented by an owner of a Book-Entry Certificate or a Global Certificate, or an Opinion of Counsel specified in section 7.02 of the Agreement is provided. This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the “Certificates”). The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.]

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the rights of the Certificateholders under the Agreement from time to time by the parties thereto with the consent of the Holders of the Certificates evidencing over 50% of the Voting Rights of the Certificates, or with the consent of the Holders of the Class or Classes of Certificates affected thereby evidencing over 50% of the Voting Rights of such Class or Classes, as applicable. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Trustee upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Trustee for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Percentage Interest will be issued to the designated transferee.

The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made to the Certificateholders for any such registration of transfer, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Depositor, the Master Servicer, the Trustee and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee or any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby (other than the obligations to make payments to Certificateholders with respect to the termination of the Agreement) shall terminate upon the earlier of (i) the later of (A) the maturity or other liquidation (or Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (B) the remittance of all funds due under the Agreement, or (ii) the optional repurchase by the party named in the Agreement of all the Mortgage Loans and other related assets of the Trust Fund in accordance with the terms of the Agreement. Such optional repurchase may be made only on or after the first Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than or equal to a certain percentage of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date as set forth in the Agreement. The exercise of such right will effect the early retirement of the Certificates. In no event, however, will the Trust Fund created by the Agreement continue beyond the earlier of (i) the expiration of 21 years after the death of certain persons identified in the Agreement and (ii) the Latest Possible Maturity Date (as defined in the Agreement).

Unless this Certificate has been countersigned by an authorized signatory of the Trustee by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: March 30, 2007	WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

CERTIFICATE OF AUTHENTICATION

This is one of the Class B-[1][2][3][4] Certificates referred to in the within-mentioned Agreement.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Asset-Backed Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

.

Dated:
Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

This assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds
to	,
for the account of	,
account number___________, or, if mailed by check, to	,
Applicable statements should be mailed to	,
.

This information is provided by	,
the assignee named above, or	,
as its agent.

EXHIBIT A-5

FORM OF CLASS C CERTIFICATES

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE ACT AND OTHER APPLICABLE LAWS AND ONLY (1) PURSUANT TO RULE 144A UNDER THE ACT (“RULE 144A”) TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A “QIB”), PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE ACT (IF AVAILABLE) OR (3) IN CERTIFICATED FORM TO AN “INSTITUTIONAL ACCREDITED INVESTOR” WITHIN THE MEANING THEREOF IN RULE 501(a)(1), (2),(3) OR (7) (OR ANY ENTITY IN WHICH ALL OF THE EQUITY HOLDERS COME WITHIN SUCH PARAGRAPHS) OF REGULATION D UNDER THE ACT PURCHASING NOT FOR DISTRIBUTION IN VIOLATION OF THE ACT, SUBJECT TO (A) THE RECEIPT BY THE TRUSTEE OF A LETTER SUBSTANTIALLY IN THE FORM PROVIDED IN THE AGREEMENT (as defined below) AND (B) THE RECEIPT BY THE TRUSTEE OF AN OPINION OF COUNSEL AS TO COMPLIANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES.

NO TRANSFER OF THIS CERTIFICATE SHALL BE MADE TO ANY PERSON, UNLESS THE TRANSFEREE PROVIDES EITHER (I) A CERTIFICATION PURSUANT TO SECTION 7.02(b) OF THE AGREEMENT OR (II) AN OPINION OF COUNSEL PURSUANT TO 7.02(b) OF THE AGREEMENT, SATISFACTORY TO THE TRUSTEE THAT THE PURCHASE AND HOLDING OF THIS CERTIFICATE ARE PERMISSIBLE UNDER APPLICABLE LAW, WILL NOT CONSTITUTE OR RESULT IN ANY NON-EXEMPT PROHIBITED TRANSACTIONS UNDER SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”) OR SECTION 4975 OF THE CODE AND WILL NOT SUBJECT THE TRUSTEE, MASTER SERVICER OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT.

Certificate No. 1	Percentage Interest: 100%

Class C

Date of Pooling and Servicing Agreement and Cut-off Date: March 1, 2007	Aggregate Certificate Notional Amount of this Certificate as of the Cut-off Date: $[____________]

First Distribution Date: April 25, 2007	Initial Certificate Notional Amount of this Certificate as of the Cut-off Date: $[____________]

Master Servicer: EMC Mortgage Corporation	CUSIP: [_______________]

Assumed Final Distribution Date: April 25, 2037

ASSET-BACKED CERTIFICATE

SERIES 2007-AC3

evidencing a percentage interest in the distributions allocable to the Class C Certificates with respect to a Trust Fund consisting primarily of a pool of conventional, one- to four-family, fixed interest rate mortgage loans sold by BEAR STEARNS ASSET BACKED SECURITIES I LLC.

This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Bear Stearns Asset Backed Securities I LLC, the Master Servicer or the Trustee referred to below or any of their affiliates or any other person. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental entity or by Bear Stearns Asset Backed Securities I LLC, the Master Servicer or the Trustee or any of their affiliates or any other person. None of Bear Stearns Asset Backed Securities I LLC, the Master Servicer or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

This certifies that Bear, Stearns Securities Corp. is the registered owner of the Percentage Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the “Trust Fund”) generally consisting of conventional, first lien, fixed rate mortgage loans secured by one- to four- family residences (collectively, the “Mortgage Loans”) sold by Bear Stearns Asset Backed Securities I LLC (“BSABS I”). The Mortgage Loans were sold by EMC Mortgage Corporation (“EMC”) to BSABS I. EMC will act as master servicer of the Mortgage Loans (the “Master Servicer,” which term includes any successors thereto under the Agreement referred to below). The Trust Fund was created pursuant to the Pooling and Servicing Agreement, dated as of the Cut-off Date specified above (the “Agreement”), among BSABS I, as depositor (the “Depositor”), EMC, as Master Servicer, seller and company, Wells Fargo Bank, National Association, as trustee (the “Trustee”), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

The Trustee will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the calendar month immediately preceding the month in which the Distribution Date occurs, an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amounts required to be distributed to the Holders of Certificates of the same Class as this Certificate. The Assumed Final Distribution Date is the Distribution Date in the month following the latest scheduled maturity date of any Mortgage Loan.

Distributions on this Certificate will be made by the Trustee by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Trustee in writing as specified in the Agreement, by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose and designated in such notice.

No transfer of this Certificate shall be made unless the transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “1933 Act”), and an effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that such a transfer of this Certificate is to be made without registration or qualification, the Trustee shall require receipt of (i) if such transfer is purportedly being made in reliance upon Rule 144A under the 1933 Act, written certifications from the Holder of the Certificate desiring to effect the transfer, and from such Holder’s prospective transferee, substantially in the forms attached to the Agreement as Exhibit D and either Exhibit E or Exhibit F, as applicable, and (ii) in all other cases, an Opinion of Counsel satisfactory to it that such transfer may be made without such registration or qualification (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Trustee or the Master Servicer in their respective capacities as such), together with copies of the written certification(s) of the Holder of the Certificate desiring to effect the transfer and/or such Holder’s prospective transferee upon which such Opinion of Counsel is based. Neither the Depositor nor the Trustee is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any Holder desiring to effect a transfer of this Certificate shall be required to indemnify the Trustee, the Depositor, the Seller and the Master Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

No transfer of this Certificate shall be made to any person, unless the transferee provides either (i) a certification pursuant to section 7.02(b) of the Agreement or an (ii) Opinion of Counsel pursuant to section 7.02(b) of the Agreement, satisfactory to the Trustee that the purchase and holding of this Certificate are permissible under applicable law, will not constitute or result in any non-exempt prohibited transactions under Section 406 ERISA or Section 4975 of the Code and will not subject the Trustee, Master Servicer or the Depositor to any obligation or liability in addition to those undertaken in the Agreement.

This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the “Certificates”). The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the rights of the Certificateholders under the Agreement from time to time by the parties thereto with the consent of the Holders of the Certificates evidencing over 50% of the Voting Rights of the Certificates, or with the consent of the Holders of the Class or Classes of Certificates affected thereby evidencing over 50% of the Voting Rights of such Class or Classes, as applicable. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Trustee upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Trustee for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Percentage Interest will be issued to the designated transferee.

The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made to the Certificateholders for any such registration of transfer, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Depositor, the Master Servicer and the Trustee and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee or any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby (other than the obligations to make payments to Certificateholders with respect to the termination of the Agreement) shall terminate upon the earlier of (i) the later of (A) the maturity or other liquidation (or Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (B) the remittance of all funds due under the Agreement, or (ii) the optional repurchase by the party named in the Agreement of all the Mortgage Loans and other related assets of the Trust Fund in accordance with the terms of the Agreement. Such optional repurchase may be made only on or after the first Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than or equal to a certain percentage of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date as set forth in the Agreement. The exercise of such right will effect the early retirement of the Certificates. In no event, however, will the Trust Fund created by the Agreement continue beyond the earlier of (i) the expiration of 21 years after the death of certain persons identified in the Agreement and (ii) the Latest Possible Maturity Date (as defined in the Agreement).

Unless this Certificate has been countersigned by an authorized signatory of the Trustee by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: March 30, 2007	WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

CERTIFICATE OF AUTHENTICATION

This is one of the Class C Certificates referred to in the within-mentioned Agreement.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Asset-Backed Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

.

Dated:
Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

This assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds
to	,
for the account of	,
account number___________, or, if mailed by check, to	,
Applicable statements should be mailed to	,
.

This information is provided by	,
the assignee named above, or	,
as its agent.

EXHIBIT A-6

FORM OF CLASS P CERTIFICATES

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CERTIFICATE PRINCIPAL BALANCE BY INQUIRY OF THE TRUSTEE NAMED HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE ACT AND OTHER APPLICABLE LAWS AND ONLY (1) PURSUANT TO RULE 144A UNDER THE ACT (“RULE 144A”) TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A “QIB”), PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE ACT (IF AVAILABLE) OR (3) IN CERTIFICATED FORM TO AN “INSTITUTIONAL ACCREDITED INVESTOR” WITHIN THE MEANING THEREOF IN RULE 501(a)(1), (2),(3) OR (7) (OR ANY ENTITY IN WHICH ALL OF THE EQUITY HOLDERS COME WITHIN SUCH PARAGRAPHS) OF REGULATION D UNDER THE ACT PURCHASING NOT FOR DISTRIBUTION IN VIOLATION OF THE ACT, SUBJECT TO (A) THE RECEIPT BY THE TRUSTEE OF A LETTER SUBSTANTIALLY IN THE FORM PROVIDED IN THE AGREEMENT (AS DEFINED BELOW) AND (B) THE RECEIPT BY THE TRUSTEE OF AN OPINION OF COUNSEL AS TO COMPLIANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES.

NO TRANSFER OF THIS CERTIFICATE SHALL BE MADE TO ANY PERSON, UNLESS THE TRANSFEREE PROVIDES EITHER (I) A CERTIFICATION PURSUANT TO SECTION 7.02(b) OF THE AGREEMENT OR (II) AN OPINION OF COUNSEL PURSUANT TO 7.02(b) OF THE AGREEMENT, SATISFACTORY TO THE TRUSTEE THAT THE PURCHASE AND HOLDING OF THIS CERTIFICATE ARE PERMISSIBLE UNDER APPLICABLE LAW, WILL NOT CONSTITUTE OR RESULT IN ANY NON-EXEMPT PROHIBITED TRANSACTIONS UNDER SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”) OR SECTION 4975 OF THE CODE AND WILL NOT SUBJECT THE TRUSTEE, MASTER SERVICER OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT.

Certificate No. 1	Percentage Interest: 100%

Class P

Date of Pooling and Servicing Agreement and Cut-off Date: March 1, 2007	Aggregate Initial Certificate Principal Balance of this Certificate as of the Cut-off Date: $100.00

First Distribution Date: April 25, 2007	Initial Certificate Principal Balance of this Certificate as of the Cut-off Date: $100.00

Master Servicer: EMC Mortgage Corporation	CUSIP: [_________________]

Assumed Final Distribution Date: April 25, 2037

ASSET-BACKED CERTIFICATE
SERIES 2007-AC3

evidencing a percentage interest in the distributions allocable to the Class P Certificates with respect to a Trust Fund consisting primarily of a pool of conventional, one- to four-family, fixed interest rate mortgage loans sold by BEAR STEARNS ASSET BACKED SECURITIES I LLC.

This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Bear Stearns Asset Backed Securities I LLC, the Master Servicer or the Trustee referred to below or any of their affiliates or any other person. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental entity or by Bear Stearns Asset Backed Securities I LLC, the Master Servicer, the Trustee or any of their affiliates or any other person. None of Bear Stearns Asset Backed Securities I LLC, the Master Servicer or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

This certifies that Bear, Stearns Securities Corp. is the registered owner of the Percentage Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the “Trust Fund”) generally consisting of conventional, first lien, fixed rate mortgage loans secured by one- to four- family residences (collectively, the “Mortgage Loans”) sold by Bear Stearns Asset Backed Securities I LLC (“BSABS I”). The Mortgage Loans were sold by EMC Mortgage Corporation (“EMC”) to BSABS I. EMC will act as master servicer of the Mortgage Loans (the “Master Servicer,” which term includes any successors thereto under the Agreement referred to below). The Trust Fund was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the “Agreement”), among BSABS I, as depositor (the “Depositor”), EMC, as Master Servicer, seller and company and Wells Fargo Bank, National Association, as trustee (the “Trustee”), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

The Trustee will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the calendar month immediately preceding the month in which the Distribution Date occurs, an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amounts required to be distributed to the Holders of Certificates of the same Class as this Certificate. The Assumed Final Distribution Date is the Distribution Date in the month following the latest scheduled maturity date of any Mortgage Loan.

Distributions on this Certificate will be made by the Trustee by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Trustee in writing as specified in the Agreement, by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose and designated in such notice.

No transfer of this Certificate shall be made unless the transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “1933 Act”), and an effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that such a transfer of this Certificate is to be made without registration or qualification, the Trustee shall require receipt of (i) if such transfer is purportedly being made in reliance upon Rule 144A under the 1933 Act, written certifications from the Holder of the Certificate desiring to effect the transfer, and from such Holder’s prospective transferee, substantially in the forms attached to the Agreement as Exhibit D and either E or F, as applicable, and (ii) in all other cases, an Opinion of Counsel satisfactory to it that such transfer may be made without such registration or qualification (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Trustee or the Master Servicer in their respective capacities as such), together with copies of the written certification(s) of the Holder of the Certificate desiring to effect the transfer and/or such Holder’s prospective transferee upon which such Opinion of Counsel is based. Neither the Depositor nor the Trustee is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any Holder desiring to effect a transfer of this Certificate shall be required to indemnify the Trustee, the Depositor, the Seller and the Master Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

No transfer of this Certificate shall be made to any person, unless the transferee provides either (i) a certification pursuant to section 7.02(b) of the Agreement or an (ii) Opinion of Counsel pursuant to section 7.02(b) of the Agreement, satisfactory to the Trustee that the purchase and holding of this Certificate are permissible under applicable law, will not constitute or result in any non-exempt prohibited transactions under Section 406 ERISA or Section 4975 of the Code and will not subject the Trustee, Master Servicer or the Depositor to any obligation or liability in addition to those undertaken in the Agreement.

This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the “Certificates”). The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the rights of the Certificateholders under the Agreement from time to time by the parties thereto with the consent of the Holders of the Certificates evidencing over 50% of the Voting Rights of the Certificates, or with the consent of the Holders of the Class or Classes of Certificates affected thereby evidencing over 50% of the Voting Rights of such Class or Classes, as applicable. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Trustee upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Trustee for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Percentage Interest will be issued to the designated transferee.

The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made to the Certificateholders for any such registration of transfer, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Depositor, the Master Servicer, the Trustee and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee or any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby (other than the obligations to make payments to Certificateholders with respect to the termination of the Agreement) shall terminate upon the earlier of (i) the later of (A) the maturity or other liquidation (or Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (B) the remittance of all funds due under the Agreement, or (ii) the optional repurchase by the party named in the Agreement of all the Mortgage Loans and other related assets of the Trust Fund in accordance with the terms of the Agreement. Such optional repurchase may be made only on or after the first Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than or equal to a certain percentage of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date as set forth in the Agreement. The exercise of such right will effect the early retirement of the Certificates. In no event, however, will the Trust Fund created by the Agreement continue beyond the earlier of (i) the expiration of 21 years after the death of certain persons identified in the Agreement and (ii) the Latest Possible Maturity Date (as defined in the Agreement).

Unless this Certificate has been countersigned by an authorized signatory of the Trustee by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: March 30, 2007	WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

CERTIFICATE OF AUTHENTICATION

This is one of the Class P Certificates referred to in the within-mentioned Agreement.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Asset-Backed Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

.

Dated:
Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

This assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds
to	,
for the account of	,
account number___________, or, if mailed by check, to	,
Applicable statements should be mailed to	,
.

This information is provided by	,
the assignee named above, or	,
as its agent.

EXHIBIT A-7

FORM OF CLASS R[-1][-2][-3][X] CERTIFICATES

THIS CERTIFICATE MAY NOT BE HELD BY OR TRANSFERRED TO A NON-UNITED STATES PERSON OR A DISQUALIFIED ORGANIZATION (AS DEFINED BELOW).

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “RESIDUAL INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

NO TRANSFER OF THIS CERTIFICATE SHALL BE MADE TO ANY PERSON, UNLESS THE TRANSFEREE PROVIDES EITHER (I) A CERTIFICATION PURSUANT TO SECTION 7.02(b) OF THE AGREEMENT (AS DEFINED BELOW) OR (II) AN OPINION OF COUNSEL PURSUANT TO 7.02(b) OF THE AGREEMENT, SATISFACTORY TO THE TRUSTEE THAT THE PURCHASE AND HOLDING OF THIS CERTIFICATE ARE PERMISSIBLE UNDER APPLICABLE LAW, WILL NOT CONSTITUTE OR RESULT IN ANY NON-EXEMPT PROHIBITED TRANSACTIONS UNDER SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”) OR SECTION 4975 OF THE CODE AND WILL NOT SUBJECT THE TRUSTEE, MASTER SERVICER OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT.

ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES A TRANSFER AFFIDAVIT TO THE TRUSTEE THAT (1) SUCH TRANSFEREE IS NOT (A) THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY POSSESSION OF THE UNITED STATES, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING (OTHER THAN AN INSTRUMENTALITY WHICH IS A CORPORATION IF ALL OF ITS ACTIVITIES ARE SUBJECT TO TAX AND EXCEPT FOR FREDDIE MAC, A MAJORITY OF ITS BOARD OF DIRECTORS IS NOT SELECTED BY SUCH GOVERNMENTAL UNIT), (B) A FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, OR ANY AGENCY OR INSTRUMENTALITY OF EITHER OF THE FOREGOING, (C) ANY ORGANIZATION (OTHER THAN CERTAIN FARMERS’ COOPERATIVES DESCRIBED IN SECTION 521 OF THE CODE) WHICH IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE (INCLUDING THE TAX IMPOSED BY SECTION 511 OF THE CODE ON UNRELATED BUSINESS TAXABLE INCOME), (D) RURAL ELECTRIC AND TELEPHONE COOPERATIVES DESCRIBED IN SECTION 1381(a)(2)(C) OF THE CODE, (E) AN ELECTING LARGE PARTNERSHIP UNDER SECTION 775(a) OF THE CODE (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (A), (B), (C), (D) OR (E) BEING HEREIN REFERRED TO AS A “DISQUALIFIED ORGANIZATION”), OR (F) AN AGENT OF A DISQUALIFIED ORGANIZATION, (2) NO PURPOSE OF SUCH TRANSFER IS TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX, (3) SUCH TRANSFEREE SATISFIES CERTAIN ADDITIONAL CONDITIONS RELATING TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE AND (4) SUCH TRANSFEREE IS A UNITED STATES PERSON. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OR ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR AN AGENT OF A DISQUALIFIED ORGANIZATION OR A NON-UNITED STATES PERSON, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF THIS CERTIFICATE BY ACCEPTANCE OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH.

Certificate No. 1

Class R[-1][-2][-3][X]
Percentage Interest: 100%
Date of Pooling and Servicing Agreement and Cut-off Date: March 1, 2007

First Distribution Date: April 25, 2007

Master Servicer: EMC Mortgage Corporation
CUSIP: [____________]
Assumed Final Distribution Date: April 25, 2037

ASSET-BACKED CERTIFICATE

SERIES 2007-AC3

evidencing a percentage interest in the distributions allocable to the Class R[-1][-2][-3][X] Certificates with respect to a Trust Fund consisting primarily of a pool of conventional, one- to four-family, fixed interest rate mortgage loans sold by BEAR STEARNS ASSET BACKED SECURITIES I LLC.

This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Bear Stearns Asset Backed Securities I LLC, the Master Servicer or the Trustee referred to below or any of their affiliates or any other person. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental entity or by Bear Stearns Asset Backed Securities I LLC, the Master Servicer or the Trustee or any of their affiliates or any other person. None of Bear Stearns Asset Backed Securities I LLC, the Master Servicer or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

This certifies that Bear, Stearns Securities Corp. is the registered owner of the Percentage Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the “Trust Fund”) generally consisting of conventional, first lien, fixed rate mortgage loans secured by one- to four- family residences (collectively, the “Mortgage Loans”) sold by Bear Stearns Asset Backed Securities I LLC (“BSABS I”). The Mortgage Loans were sold by EMC Mortgage Corporation (“EMC”) to BSABS I. EMC will act as master servicer of the Mortgage Loans (the “Master Servicer,” which term includes any successors thereto under the Agreement referred to below). The Trust Fund was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the “Agreement”), among BSABS I, as depositor (the “Depositor”), EMC, as Master Servicer, seller and company and Wells Fargo Bank, National Association, as trustee (the “Trustee”), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

Each Holder of this Certificate will be deemed to have agreed to be bound by the restrictions set forth in the Agreement to the effect that (i) each person holding or acquiring any Ownership Interest in this Certificate must be a Permitted Transferee, (ii) the transfer of any Ownership Interest in this Certificate will be conditioned upon the delivery to the Trustee of, among other things, an affidavit to the effect that it is a Permitted Transferee, (iii) any attempted or purported transfer of any Ownership Interest in this Certificate in violation of such restrictions will be absolutely null and void and will vest no rights in the purported transferee, and (iv) if any person other than a Permitted Transferee acquires any Ownership Interest in this Certificate in violation of such restrictions, then the Depositor will have the right, in its sole discretion and without notice to the Holder of this Certificate, to sell this Certificate to a purchaser selected by the Depositor, which purchaser may be the Depositor, or any affiliate of the Depositor, on such terms and conditions as the Depositor may choose.

The Trustee will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the calendar month immediately preceding the month in which the Distribution Date occurs, an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amounts required to be distributed to the Holders of Certificates of the same Class as this Certificate. The Assumed Final Distribution Date is the Distribution Date in the month following the latest scheduled maturity date of any Mortgage Loan.

Distributions on this Certificate will be made by the Trustee by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Trustee in writing as specified in the Agreement, by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose and designated in such notice.

No transfer of this Certificate shall be made to any person, unless the transferee provides either (i) a certification pursuant to section 7.02(b) of the Agreement or an (ii) Opinion of Counsel pursuant to section 7.02(b) of the Agreement, satisfactory to the Trustee that the purchase and holding of this Certificate are permissible under applicable law, will not constitute or result in any non-exempt prohibited transactions under Section 406 ERISA or Section 4975 of the Code and will not subject the Trustee, Master Servicer or the Depositor to any obligation or liability in addition to those undertaken in the Agreement.

This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the “Certificates”). The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the rights of the Certificateholders under the Agreement from time to time by the parties thereto with the consent of the Holders of the Certificates evidencing over 50% of the Voting Rights of the Certificates, or with the consent of the Holders of the Class or Classes of Certificates affected thereby evidencing over 50% of the Voting Rights of such Class or Classes, as applicable. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Trustee upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Trustee for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Percentage Interest will be issued to the designated transferee.

The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made to the Certificateholders for any such registration of transfer, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Depositor, the Master Servicer, the Trustee and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of Depositor, the Master Servicer, the Trustee or any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby (other than the obligations to make payments to Certificateholders with respect to the termination of the Agreement) shall terminate upon the earlier of (i) the later of (A) the maturity or other liquidation (or Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (B) the remittance of all funds due under the Agreement, or (ii) the optional repurchase by the party named in the Agreement of all the Mortgage Loans and other related assets of the Trust Fund in accordance with the terms of the Agreement. Such optional repurchase may be made only on or after the first Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than or equal to a certain percentage of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date as set forth in the Agreement. The exercise of such right will effect the early retirement of the Certificates. In no event, however, will the Trust Fund created by the Agreement continue beyond the earlier of (i) the expiration of 21 years after the death of certain persons identified in the Agreement and (ii) the Latest Possible Maturity Date (as defined in the Agreement).

Unless this Certificate has been countersigned by an authorized signatory of the Trustee by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: March 30, 2007	WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

CERTIFICATE OF AUTHENTICATION

This is one of the Class R[-1][-2][-3][X] Certificates referred to in the within-mentioned Agreement.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Asset-Backed Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

.

Dated:
Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

This assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds
to	,
for the account of	,
account number___________, or, if mailed by check, to	,
Applicable statements should be mailed to	,
.

This information is provided by	,
the assignee named above, or	,
as its agent.

EXHIBIT B

MORTGAGE LOAN SCHEDULE
   LOAN_ID              LOAN_SEQ                             CITY1                            STATE             ZIP_CODE                  PROPTYPE                        CURRENT_GROSS_COUPON                   SERV_FEE             LPMI
   -------              --------                             -----                            -----             --------                  --------                        --------------------                   --------             ----
     17026506              17026506         PEORIA                                           IL                      61604         Single Family                                                     7                 0.625              0
     17026507              17026507         ELWOOD                                           IN                      46036         Single Family                                                   6.5                 0.625              0
     17026508              17026508         FREDERICKTOWN                                    OH                      43019         Single Family                                                   7.5                 0.625              0
     17026510              17026510         DAYTON                                           OH                      45420         Single Family                                                 6.875                 0.625              0
     17026795              17026795         GREENWOOD                                        SC                      29646         Single Family                                                 8.625                 0.625              0
     17026796              17026796         GREENWOOD                                        SC                      29646         Single Family                                                 8.625                 0.625              0
     17026797              17026797         GREENWOOD                                        SC                      29646         Single Family                                                 8.625                 0.625              0
     17026798              17026798         GREENWOOD                                        SC                      29646         Single Family                                                 8.625                 0.625              0
     17026799              17026799         GREENWOOD                                        SC                      29646         Single Family                                                 8.625                 0.625              0
     17026800              17026800         MEDINA                                           OH                      44256         PUD                                                             6.5                 0.625              0
     17026801              17026801         HOLLY                                            MI                      48442         Single Family                                                 6.875                 0.625              0
     17026802              17026802         CHICAGO                                          IL                      60639         Single Family                                                  6.25                 0.625              0
     17026803              17026803         COLUMBUS                                         OH                      43224         Single Family                                                   8.5                 0.625              0
     17026804              17026804         REYNOLDSBURG                                     OH                      43068         Single Family                                                 6.875                 0.625              0
     17026805              17026805         NORTH PORT                                       FL                      34287         Single Family                                                  6.25                 0.625              0
     17026806              17026806         HUNTLEY                                          IL                      60142         Single Family                                                     7                 0.625              0
     17026808              17026808         LANSING                                          MI                      48906         Single Family                                                 6.875                 0.625              0
     17026810              17026810         CHICAGO                                          IL                      60624         2-4 Family                                                    6.875                 0.625              0
     17026811              17026811         LONG GROVE                                       IL                      60047         PUD                                                           7.875                 0.625              0
     17026812              17026812         MADISON HTS                                      MI                      48071         Single Family                                                  7.25                 0.625              0
     17026813              17026813         VERO BEACH                                       FL                      32962         Condominium                                                     7.5                 0.625              0
     17026814              17026814         ORANGE PARK                                      FL                      32003         PUD                                                           6.875                 0.625              0
     17026815              17026815         MENTOR                                           OH                      44060         Condominium                                                    6.75                 0.625              0
     17026816              17026816         MASON                                            OH                      45040         Single Family                                                 6.375                 0.625              0
     17026818              17026818         FORT WAYNE                                       IN                      46814         PUD                                                           6.625                 0.625              0
     17026819              17026819         INDIANAPOLIS                                     IN                      46205         Single Family                                                 7.875                 0.625              0
     17026820              17026820         FORT MYERS                                       FL                      33919         Single Family                                                   6.5                 0.625              0
     17026821              17026821         COLUMBUS                                         IN                      47201         Single Family                                                 7.375                 0.625              0
     17026822              17026822         NEW ALBANY                                       IN                      47150         Single Family                                                  7.25                 0.625              0
     17026823              17026823         ALEXANDRIA                                       MN                      56308         Single Family                                                   6.5                 0.625              0
     17026824              17026824         CORNING                                          NY                      14830         Single Family                                                  7.75                 0.625              0
     17026825              17026825         CLEARWATER                                       FL                      33762         Single Family                                                   6.5                 0.625              0
     17026826              17026826         MC CORDSVILLE                                    IN                      46055         PUD                                                             7.5                 0.625              0
     17026827              17026827         CLEVELAND                                        OH                      44127         2-4 Family                                                     7.75                 0.625              0
     17026828              17026828         COLUMBUS                                         OH                      43204         Single Family                                                   6.5                 0.625              0
     17026830              17026830         WEST BLOOMFIELD                                  MI                      48322         Single Family                                                 7.125                 0.625              0
     17026831              17026831         FORT WALTON BEACH                                FL                      32548         Single Family                                                 6.375                 0.625              0
     17026832              17026832         LEWISTON                                         NY                      14092         Single Family                                                 6.875                 0.625              0
     17026834              17026834         SCHAUMBURG                                       IL                      60193         Condominium                                                       7                 0.625              0
     17026835              17026835         LOWELL                                           MI                      49331         Single Family                                                   6.5                 0.625              0
     17026836              17026836         LANSING                                          MI                      48917         Single Family                                                  7.25                 0.625              0
     17026837              17026837         WESTON                                           OH                      43569         Single Family                                                     7                 0.625              0
     17026838              17026838         FORT MYERS                                       FL                      33912         Single Family                                                  7.25                 0.625              0
     17026839              17026839         YPSILANTI                                        MI                      48197         Single Family                                                  7.25                 0.625              0
     17026840              17026840         ROCKFORD                                         MI                      49341         Single Family                                                     8                 0.625              0
     17026841              17026841         ST. LOUIS                                        MO                      63124         PUD                                                           6.875                 0.625              0
     17026842              17026842         LARGO                                            FL                      33771         PUD                                                            7.75                 0.625              0
     17026843              17026843         WASHINGTON COURT HOUSE                           OH                      43160         Single Family                                                 6.375                 0.625              0
     17026844              17026844         RIPLEY                                           OH                      45167         Single Family                                                 7.125                 0.625              0
     17026845              17026845         LISLE                                            IL                      60532         Single Family                                                 6.125                 0.625              0
     17026846              17026846         NASHVILLE                                        MI                      49073         Single Family                                                 7.625                 0.625              0
     17026847              17026847         CHICAGO                                          IL                      60630         Single Family                                                 7.125                 0.625              0
     17026848              17026848         ROCHESTER                                        NY                      14624         Single Family                                                     7                 0.625              0
     17026849              17026849         COLUMBUS                                         OH                      43221         Single Family                                                 6.875                 0.625              0
     17026850              17026850         DAYTON                                           OH                      45404         Single Family                                                  6.75                 0.625              0
     17026851              17026851         CLEVELAND                                        OH                      44110         2-4 Family                                                    8.375                 0.625              0
     17026852              17026852         CHICAGO                                          IL                      60608         2-4 Family                                                        7                 0.625              0
     17026853              17026853         GLENVIEW                                         IL                      60025         Condominium                                                   7.625                 0.625              0
     17026854              17026854         NILES                                            MI                      49120         Single Family                                                  8.25                 0.625              0
     17026855              17026855         LIMA                                             OH                      45805         2-4 Family                                                      7.5                 0.625              0
     17026856              17026856         CINCINNATI                                       OH                      45211         2-4 Family                                                    7.625                 0.625              0
     17026857              17026857         WALDO                                            OH                      43356         Single Family                                                 6.625                 0.625              0
     17026858              17026858         LEBANON                                          OH                      45036         PUD                                                               7                 0.625              0
     17026859              17026859         CLEVELAND                                        OH                      44105         Single Family                                                 6.625                 0.625              0
     17026860              17026860         LOCUST GROVE                                     GA                      30248         PUD                                                           7.125                 0.625              0
     17026861              17026861         MILWAUKEE                                        WI                      53216         2-4 Family                                                        7                 0.625              0
     17026862              17026862         LUTZ                                             FL                      33558         Single Family                                                   6.5                 0.625              0
     17026863              17026863         LEBANON                                          OH                      45036         Single Family                                                   6.5                 0.625              0
     17026864              17026864         FAIR HAVEN                                       MI                      48023         Single Family                                                 6.875                 0.625              0
     17026865              17026865         DEKALB                                           IL                      60115         Single Family                                                  7.25                 0.625              0
     17026866              17026866         MORTON GROVE                                     IL                      60053         Single Family                                                 7.125                 0.625              0
     17026868              17026868         WEST CHICAGO                                     IL                      60185         Single Family                                                     7                 0.625              0
     17026869              17026869         NAPLES                                           FL                      34112         Single Family                                                  6.25                 0.625              0
     17026870              17026870         TRUSSVILLE                                       AL                      35173         Single Family                                                  6.25                 0.625              0
     17026871              17026871         CLEVELAND                                        OH                      44105         Single Family                                                 7.125                 0.625              0
     17026872              17026872         CAPE CORAL                                       FL                      33914         Single Family                                                 6.375                 0.625              0
     17026873              17026873         FINDLAY                                          OH                      45840         PUD                                                           7.875                 0.625              0
     17026874              17026874         CLEVELAND                                        OH                      44105         Single Family                                                 7.125                 0.625              0
     17026875              17026875         WESTLAND                                         MI                      48185         Single Family                                                  6.75                 0.625              0
     17026876              17026876         COLUMBUS                                         OH                      43211         Single Family                                                 8.125                 0.625              0
     17026877              17026877         LOUISVILLE                                       IL                      62858         Single Family                                                   7.5                 0.625              0
     17026878              17026878         KERNERSVILLE                                     NC                      27284         Single Family                                                 6.375                 0.625              0
     17026879              17026879         BLANCHESTER                                      OH                      45107         2-4 Family                                                    8.625                 0.625              0
     17026880              17026880         MIDDLEFIELD                                      OH                      44062         Condominium                                                     6.5                 0.625              0
     17026881              17026881         COLERAIN TWP                                     OH                      45251         Single Family                                                 8.875                 0.625              0
     17026883              17026883         ORLANDO                                          FL                      32806         Single Family                                                 7.125                 0.625              0
     17026884              17026884         AURORA                                           IL                      60505         Single Family                                                 7.125                 0.625              0
     17026885              17026885         HOLIDAY                                          FL                      34690         Single Family                                                 6.375                 0.625              0
     17026886              17026886         COCONUT CREEK                                    FL                      33073         PUD                                                             6.5                 0.625              0
     17026887              17026887         POPLAR GROVE                                     IL                      61065         Single Family                                                  7.25                 0.625              0
     17026888              17026888         CENTERVILLE                                      OH                      45459         Single Family                                                  7.25                 0.625              0
     17026889              17026889         CORBIN                                           KY                      40701         Single Family                                                     7                 0.625              0
     17026890              17026890         HOLT                                             MI                      48842         Single Family                                                  8.75                 0.625              0
     17026891              17026891         WARREN                                           MI                      48088         Single Family                                                 6.875                 0.625              0
     17026892              17026892         COLUMBUS                                         OH                      43204         Single Family                                                 6.875                 0.625              0
     17026893              17026893         CAPE CORAL                                       FL                      33990         Single Family                                                  6.75                 0.625              0
     17026894              17026894         CLARKSTON                                        MI                      48346         Single Family                                                  6.75                 0.625              0
     17026896              17026896         VANDALIA                                         OH                      45377         Single Family                                                  6.75                 0.625              0
     17026897              17026897         BELLBROOK                                        OH                      45305         Single Family                                                  6.75                 0.625              0
     17026898              17026898         MAYWOOD                                          IL                      60153         2-4 Family                                                     7.25                 0.625              0
     17026899              17026899         CLYDE                                            OH                      43410         Single Family                                                  8.25                 0.625              0
     17026900              17026900         CAPE CORAL                                       FL                      33904         Single Family                                                 7.625                 0.625              0
     17026901              17026901         DIMONDALE                                        MI                      48821         Single Family                                                 6.875                 0.625              0
     17026902              17026902         MYRTLE BEACH                                     SC                      29572         Condominium                                                   7.125                 0.625              0
     17026905              17026905         FLORENCE                                         KY                      41042         Single Family                                                 6.375                 0.625              0
     17026906              17026906         WINTER PARK                                      FL                      32789         Single Family                                                 6.625                 0.625              0
     17026907              17026907         SANDWICH                                         IL                      60548         Single Family                                                 7.125                 0.625              0
     17026908              17026908         CHICAGO                                          IL                      60618         2-4 Family                                                    7.125                 0.625              0
     17026909              17026909         HERMITAGE                                        TN                      37076         PUD                                                           6.375                 0.625              0
     17026910              17026910         CHICAGO                                          IL                      60611         Single Family                                                  7.25                 0.625              0
     17026911              17026911         STREAMWOOD                                       IL                      60107         Single Family                                                  6.75                 0.625              0
     17026913              17026913         CINCINNATI                                       OH                      45227         2-4 Family                                                        7                 0.625              0
     17026914              17026914         KETTERING                                        OH                      45419         Single Family                                                  7.25                 0.625              0
     17026915              17026915         SPRINGBORO                                       OH                      45066         Single Family                                                  7.25                 0.625              0
     17026916              17026916         BROWNSBURG                                       IN                      46112         Single Family                                                  6.75                 0.625              0
     17026917              17026917         CLEVELAND                                        OH                      44113         2-4 Family                                                      6.5                 0.625              0
     17026918              17026918         PLYMOUTH                                         MI                      48170         Single Family                                                 6.875                 0.625              0
     17026919              17026919         BLOOMINGTON                                      IN                      47403         PUD                                                           7.375                 0.625              0
     17026920              17026920         BROWNSBURG                                       IN                      46112         2-4 Family                                                     6.75                 0.625              0
     17026921              17026921         BELLEVILLE                                       MI                      48111         Single Family                                                  6.75                 0.625              0
     17026753              17026753         RICHLAND                                         MI                      49083         Single Family                                                 8.875                 0.625              0
     17026754              17026754         ELIZABETH CITY                                   NC                      27909         2-4 Family                                                    7.375                 0.625              0
     17026755              17026755         CHARLOTTE                                        NC                      28226         Single Family                                                     7                 0.625              0
     17026756              17026756         DAYTON                                           OH                      45405         Single Family                                                  7.25                 0.625              0
     17026758              17026758         FLOYDS KNOBS                                     IN                      47119         Single Family                                                  6.75                 0.625              0
     17026759              17026759         GARNER                                           NC                      27529         Single Family                                                 6.875                 0.625              0
     17026760              17026760         MIAMI BEACH                                      FL                      33139         Hi-Rise Condo                                                 6.875                 0.625              0
     17026761              17026761         LAUDERDALE LAKES                                 FL                      33313         Condominium                                                     6.5                 0.625              0
     17026762              17026762         CHICAGO                                          IL                      60631         Single Family                                                  7.25                 0.625              0
     17026763              17026763         FORT WAYNE                                       IN                      46809         2-4 Family                                                    6.875                 0.625              0
     17026766              17026766         EAST LIVERPOOL                                   OH                      43920         Single Family                                                 8.125                 0.625              0
     17026767              17026767         SOUTH BLOOMFIELD                                 OH                      43103         Single Family                                                  6.75                 0.625              0
     17026768              17026768         DELPHOS                                          OH                      45833         Single Family                                                  7.75                 0.625              0
     17026769              17026769         COLUMBUS                                         OH                      43203         Condominium                                                   6.875                 0.625              0
     17026770              17026770         EDGEWATER                                        FL                      32141         Single Family                                                  7.25                 0.625              0
     17026771              17026771         ROCKFORD                                         MI                      49341         Single Family                                                 7.125                 0.625              0
     17026772              17026772         CHICAGO                                          IL                      60613         Hi-Rise Condo                                                  6.75                 0.625              0
     17026773              17026773         FORT WAYNE                                       IN                      46845         PUD                                                           7.625                 0.625              0
     17026774              17026774         WINTER HAVEN                                     FL                      33881         Single Family                                                 5.875                 0.625              0
     17026775              17026775         CHICAGO                                          IL                      60618         2-4 Family                                                      6.5                 0.625              0
     17026776              17026776         NAPLES                                           FL                      34116         Single Family                                                 6.375                 0.625              0
     17026777              17026777         KANSAS CITY                                      MO                      64113         Single Family                                                   6.5                 0.625              0
     17026778              17026778         CAREY                                            OH                      43316         Single Family                                                 7.125                 0.625              0
     17026779              17026779         LEXINGTON                                        KY                      40503         Single Family                                                     7                 0.625              0
     17026780              17026780         DETROIT                                          MI                      48223         Single Family                                                  8.75                 0.625              0
     17026781              17026781         LOUISVILLE                                       KY                      40207         Single Family                                                   6.5                 0.625              0
     17026782              17026782         HOLLYWOOD                                        FL                      33020         Single Family                                                 7.375                 0.625              0
     17026783              17026783         FREEPORT                                         MI                      49325         Single Family                                                 7.375                 0.625              0
     17026784              17026784         LEXINGTON                                        KY                      40515         PUD                                                            6.75                 0.625              0
     17026785              17026785         CHICAGO                                          IL                      60634         Condominium                                                       7                 0.625              0
     17026786              17026786         DULUTH                                           GA                      30096         Single Family                                                   6.5                 0.625              0
     17026787              17026787         BROOK PARK                                       OH                      44142         Single Family                                                   7.5                 0.625              0
     17026788              17026788         GALENA                                           OH                      43021         Single Family                                                  6.25                 0.625              0
     17026789              17026789         AUSTIN                                           IN                      47102         Single Family                                                  6.75                 0.625              0
     17026790              17026790         BATESVILLE                                       IN                      47006         Single Family                                                 7.125                 0.625              0
     17026791              17026791         MANSFIELD                                        OH                      44903         2-4 Family                                                     6.75                 0.625              0
     17026792              17026792         ORLANDO                                          FL                      32833         Single Family                                                   6.5                 0.625              0
     17026793              17026793         DAYTONA BEACH                                    FL                      32114         PUD                                                            6.75                 0.625              0
     17026794              17026794         GREENWOOD                                        SC                      29646         Single Family                                                 8.625                 0.625              0
     17026720              17026720         COVINGTON                                        KY                      41016         Single Family                                                 7.875                 0.625              0
     17026721              17026721         THOMPSONS STATION                                TN                      37179         PUD                                                           6.375                 0.625              0
     17026722              17026722         CANTON                                           OH                      44705         Single Family                                                   7.5                 0.625              0
     17026726              17026726         KEARNEYSVILLE                                    WV                      25430         Single Family                                                 7.375                 0.625              0
     17026728              17026728         XENIA                                            OH                      45385         Single Family                                                 6.875                 0.625              0
     17026729              17026729         PORT CHARLOTTE                                   FL                      33952         Single Family                                                 6.375                 0.625              0
     17026730              17026730         FAIRBORN                                         OH                      45324         Single Family                                                  7.75                 0.625              0
     17026731              17026731         PLAINFIELD                                       IN                      46168         Single Family                                                 8.875                 0.625              0
     17026732              17026732         COMMERCE TOWNSHIP                                MI                      48382         Single Family                                                 6.875                 0.625              0
     17026734              17026734         CHICAGO                                          IL                      60601         Hi-Rise Condo                                                  8.75                 0.625              0
     17026735              17026735         ATLANTA                                          GA                      30340         Single Family                                                 6.625                 0.625              0
     17026736              17026736         ROCHESTER                                        NY                      14606         Single Family                                                 6.875                 0.625              0
     17026737              17026737         MIAMI                                            FL                      33175         Single Family                                                 6.375                 0.625              0
     17026738              17026738         URBANA                                           OH                      43078         Single Family                                                   6.5                 0.625              0
     17026740              17026740         RICHMOND HEIGHTS                                 OH                      44143         Condominium                                                   6.625                 0.625              0
     17026742              17026742         FAIRVIEW PARK                                    OH                      44126         Single Family                                                   7.5                 0.625              0
     17026744              17026744         LOUISVILLE                                       KY                      40216         Single Family                                                 6.875                 0.625              0
     17026745              17026745         KNOX                                             IN                      46534         Single Family                                                  8.75                 0.625              0
     17026746              17026746         KNOX                                             IN                      46534         Single Family                                                   6.5                 0.625              0
     17026748              17026748         SHAKER HEIGHTS                                   OH                      44122         Single Family                                                 6.625                 0.625              0
     17026750              17026750         AKRON                                            OH                      44320         Single Family                                                 7.875                 0.625              0
     17026751              17026751         NORTH ROYALTON                                   OH                      44133         Single Family                                                  7.25                 0.625              0
     17026752              17026752         CHICAGO                                          IL                      60625         2-4 Family                                                    6.875                 0.625              0
     16803651              16803651         Homestead                                        FL                      33033         Condominium                                                   8.625                  0.25              0
     16803278              16803278         SEVIERVILLE                                      TN                      37876         PUD                                                           8.125                  0.25           0.89
     16803411              16803411         GRIFFIN                                          GA                      30224         Single Family                                                     7                  0.25              0
     16801777              16801777         NEENAH                                           WI                      54956         Single Family                                                 7.375                  0.25              0
     16798808              16798808         Hazelwood                                        MO                      63042         Condominium                                                    7.25                  0.25              0
     16798817              16798817         SAN ANTONIO                                      TX                      78250         PUD                                                           8.625                  0.25           1.32
     16798640              16798640         MIAMI                                            FL                      33138         Single Family                                                   6.5                  0.25              0
     16798571              16798571         PORT ORANGE                                      FL                      32128         Single Family                                                     7                  0.25              0
     16798587              16798587         North Las Vegas                                  NV                      89084         PUD                                                           6.875                  0.25              0
     16791124              16791124         Henderson                                        NV                      89044         PUD                                                           7.375                  0.25              0
     17026986              17026986         VENICE                                           FL                      34285         Condominium                                                   6.375                 0.625              0
     17013167              17013167         DOWNERS GROVE                                    IL                      60516         Single Family                                                     7                  0.25              0
     16844802              16844802         DENVER                                           CO                      80249         Single Family                                                  8.25                  0.25           1.23
     16844814              16844814         Round Rock                                       TX                      78664         PUD                                                           6.875                  0.25              0
     16844827              16844827         Waddell                                          AZ                      85355         Single Family                                                 7.375                  0.25              0
     17055840              17055840         Parker                                           CO                      80134         PUD                                                            7.25                  0.25              0
     17044082              17044082         Greenwood Village                                CO                      80111         PUD                                                           6.875                  0.25              0
     17048138              17048138         Charlotte                                        NC                      28213         Single Family                                                  8.25                  0.25              0
     17042516              17042516         LEHI                                             UT                      84043         PUD                                                           6.375                  0.25              0
     17034421              17034421         Shoreline                                        WA                      98155         Single Family                                                   6.5                  0.25              0
     17034622              17034622         MARIETTA                                         GA                      30068         PUD                                                           7.125                  0.25              0
     17027556              17027556         BARSTOW                                          CA                      92311         Single Family                                                  6.75                  0.25              0
     17022119              17022119         Des Moines                                       WA                      98198         Single Family                                                  7.75                  0.25              0
     17015156              17015156         Coral Springs                                    FL                      33065         Condominium                                                   7.875                  0.25              0
     17016360              17016360         NORTH HILLS                                      CA                      91343         Single Family                                                   6.5                  0.25              0
     17021081              17021081         DENVER                                           CO                      80210         Single Family                                                   7.5                  0.25              0
     17014793              17014793         SAN JOSE                                         CA                      95122         Single Family                                                 6.625                  0.25              0
     17014795              17014795         SAN FRANCISCO                                    CA                      94112         Single Family                                                 6.625                  0.25              0
     17014797              17014797         SAN ANTONIO                                      TX                      78242         PUD                                                           8.625                  0.25           0.84
     17014800              17014800         PHOENIX                                          AZ                      85032         Single Family                                                  7.25                  0.25              0
     17014804              17014804         GLENDORA                                         CA                      91741         Single Family                                                     6                  0.25              0
     17014962              17014962         MANASSAS                                         VA                      20112         PUD                                                            6.75                  0.25              0
     17014965              17014965         SAN JOSE                                         CA                      95135         Single Family                                                  6.25                  0.25              0
     17014983              17014983         Cumming                                          GA                      30041         PUD                                                           7.625                  0.25              0
     17015005              17015005         Fort Pierce                                      FL                      34997         Single Family                                                   8.5                  0.25              0
     17012812              17012812         CHICAGO                                          IL                      60619         Single Family                                                 9.875                  0.25              0
     17012898              17012898         DESOTO                                           TX                      75115         Single Family                                                 6.625                  0.25              0
     17013454              17013454         TAVARES                                          FL                      32778         Single Family                                                 7.875                  0.25              0
     17013482              17013482         Riverside                                        CA                      92501         Single Family                                                 6.125                  0.25              0
     17013606              17013606         Riverside                                        CA                      92501         2-4 Family                                                     6.25                  0.25              0
     17013633              17013633         RIVER VALE                                       NJ                       7675         Single Family                                                  8.25                  0.25              0
     17012736              17012736         Colbert                                          GA                      30628         Single Family                                                     8                  0.25              0
     17012778              17012778         ATLANTA                                          GA                      30315         Single Family                                                   8.5                  0.25           0.48
     17012786              17012786         Riverside                                        CA                      92504         Single Family                                                 6.375                  0.25              0
     17011324              17011324         FRISCO                                           TX                      75034         Single Family                                                   6.5                  0.25              0
     17011341              17011341         SOUTH SAN FRANCISCO                              CA                      94080         Single Family                                                   6.5                  0.25              0
     17009182              17009182         TOM BEAN                                         TX                      75489         Single Family                                                   7.5                  0.25              0
     17009238              17009238         PHOENIX                                          AZ                      85044         PUD                                                               7                  0.25              0
     17009282              17009282         Ontario                                          CA                      91761         2-4 Family                                                    7.875                  0.25              0
     17010990              17010990         GILBERT                                          AZ                      85297         Single Family                                                  6.25                  0.25              0
     17011087              17011087         SUWANEE                                          GA                      30024         PUD                                                             7.5                  0.25           0.73
     17011090              17011090         MANVILLE                                         NJ                       8835         Single Family                                                  7.75                  0.25              0
     17011200              17011200         Miramar                                          FL                      33025         Condominium                                                    8.75                  0.25              0
     17011207              17011207         KISMET                                           NY                      11706         Single Family                                                 6.875                  0.25              0
     17004910              17004910         Stone Mountain                                   GA                      30087         PUD                                                           7.625                  0.25           0.65
     17004913              17004913         Poway                                            CA                      92064         Single Family                                                 8.125                  0.25           0.65
     17004916              17004916         Aurora                                           CO                      80012         Single Family                                                 7.375                  0.25           0.48
     17004926              17004926         Brooklyn Park                                    MN                      55445         Single Family                                                  7.75                  0.25           1.18
     17004931              17004931         Austell                                          GA                      30106         Single Family                                                  8.75                  0.25           0.66
     17004935              17004935         Greensburg                                       KY                      42743         Single Family                                                 8.375                  0.25           0.92
     17004943              17004943         DAYTON                                           OH                      45414         Single Family                                                 7.375                  0.25              0
     17005027              17005027         SAN ANTONIO                                      TX                      78218         PUD                                                             8.5                  0.25           1.32
     17005106              17005106         Cleburne                                         TX                      76033         Single Family                                                  6.75                  0.25              0
     17005146              17005146         BRICK                                            NJ                       8723         Single Family                                                  7.25                  0.25              0
     17008957              17008957         LAS VEGAS                                        NV                      89141         PUD                                                             6.5                  0.25              0
     17008986              17008986         Miami                                            FL                      33138         2-4 Family                                                        7                  0.25              0
     17004798              17004798         SAN ANTONIO                                      TX                      78261         Single Family                                                 7.625                  0.25              0
     17004801              17004801         Charleston                                       SC                      29412         Single Family                                                   8.5                  0.25           1.19
     17004825              17004825         Stone Mountain                                   GA                      30088         Single Family                                                 7.625                  0.25           0.54
     17004868              17004868         Lexington                                        TN                      38351         Single Family                                                 7.875                  0.25           1.01
     17004870              17004870         Fairburn                                         GA                      30213         Single Family                                                  7.75                  0.25           0.81
     17004874              17004874         Atlanta                                          GA                      30331         Single Family                                                 7.875                  0.25           0.77
     17004888              17004888         COVINGTON                                        GA                      30014         Single Family                                                   7.5                  0.25              0
     17004891              17004891         Merritt Island                                   FL                      32953         PUD                                                           7.625                  0.25              0
     17004892              17004892         Columbus                                         OH                      43211         Single Family                                                   7.5                  0.25           0.47
     17004898              17004898         Anderson                                         IN                      46013         Single Family                                                 7.375                  0.25           0.51
     17004902              17004902         Columbus                                         GA                      31907         Single Family                                                     8                  0.25           1.01
     17004772              17004772         CHARLOTTE                                        NC                      28214         PUD                                                           7.125                  0.25              0
     17004774              17004774         Lithonia                                         GA                      30058         Single Family                                                  7.75                  0.25           0.85
     17004778              17004778         Peoria                                           AZ                      85381         Single Family                                                 8.875                  0.25              0
     17004783              17004783         Grand Rapids                                     MI                      49503         Single Family                                                  8.25                  0.25           0.92
     17003330              17003330         Sykesville                                       MD                      21784         Single Family                                                  7.25                  0.25            0.4
     17003368              17003368         WEST LIBERTY                                     IA                      52776         Single Family                                                  8.25                  0.25              0
     17004667              17004667         HERNDON                                          VA                      20170         PUD                                                           6.875                  0.25              0
     17004670              17004670         SANTA CRUZ                                       CA                      95062         2-4 Family                                                    6.875                  0.25              0
     17004672              17004672         CALEXICO                                         CA                      92231         Single Family                                                 6.875                  0.25              0
     17004707              17004707         DES MOINES                                       IA                      50314         Single Family                                                 6.625                  0.25              0
     17004721              17004721         GILBERT                                          AZ                      85296         PUD                                                           7.875                  0.25              0
     17004751              17004751         Columbus                                         GA                      31907         Single Family                                                   9.5                  0.25           0.96
     17002237              17002237         MILWAUKEE                                        WI                      53207         Single Family                                                 7.625                  0.25            0.4
     17002260              17002260         Winterville                                      GA                      30683         PUD                                                           7.375                  0.25              0
     17002277              17002277         Atlanta                                          GA                      30308         Condominium                                                   6.875                  0.25              0
     17002313              17002313         Riverbank                                        CA                      95367         Single Family                                                 9.875                  0.25              0
     17002333              17002333         Santa Barbara                                    CA                      93101         Single Family                                                 6.625                  0.25              0
     17003231              17003231         COSTA MESA                                       CA                      92627         PUD                                                           6.125                  0.25              0
     16823965              16823965         MONTGOMERY                                       AL                      36116         Single Family                                                 9.375                  0.25           0.73
     16848649              16848649         REDMOND                                          WA                      98053         PUD                                                             6.5                  0.25              0
     16990197              16990197         Fort Oglethorpe                                  GA                      30742         Single Family                                                     7                  0.25              0
     17002199              17002199         CHARLOTTE                                        NC                      28227         Single Family                                                     8                  0.25           0.84
     17000380              17000380         Apple Valley                                     CA                      92307         Single Family                                                 6.875                  0.25              0
     17000393              17000393         APPLE VALLEY                                     CA                      92308         Single Family                                                 7.625                  0.25           0.77
     17000401              17000401         Naples                                           FL                      34110         PUD                                                           7.375                  0.25              0
     17000436              17000436         LIVINGSTON                                       NJ                       7039         Single Family                                                 7.375                  0.25              0
     17000447              17000447         Sarasota                                         FL                      34240         Single Family                                                 6.875                  0.25              0
     17001919              17001919         Gainesville                                      TX                      76240         Single Family                                                     8                  0.25              0
     17002004              17002004         BRIDGEHAMPTON                                    NY                      11932         Single Family                                                   6.5                  0.25              0
     17002013              17002013         Dallas                                           GA                      30157         Single Family                                                     7                  0.25              0
     17002027              17002027         HARVEY                                           LA                      70058         Single Family                                                  7.25                  0.25              0
     17002078              17002078         GRAND PRAIRIE                                    TX                      75052         Single Family                                                 8.625                  0.25              0
     17002094              17002094         MESA                                             AZ                      85213         PUD                                                           6.375                  0.25              0
     17000319              17000319         Oklahoma City                                    OK                      73118         2-4 Family                                                    8.125                  0.25              0
     17000336              17000336         Scotland                                         PA                      17254         Single Family                                                  7.25                  0.25              0
     16995158              16995158         KISSIMMEE                                        FL                      34747         Condominium                                                       7                  0.25              0
     16995172              16995172         NAPLES                                           FL                      34116         2-4 Family                                                     7.75                  0.25              0
     16995181              16995181         BRADENTON                                        FL                      34203         2-4 Family                                                    7.375                  0.25              0
     16995182              16995182         MISSOURI CITY                                    TX                      77459         PUD                                                            7.75                  0.25              0
     16995204              16995204         Lakeland                                         FL                      33801         2-4 Family                                                     7.75                  0.25              0
     16995215              16995215         LOS ANGELES                                      CA                      91325         PUD                                                               6                  0.25              0
     16995219              16995219         OVERLAND PARK                                    KS                      66213         PUD                                                           7.375                  0.25              0
     16995228              16995228         N LAS VEGAS                                      NV                      89031         PUD                                                           6.875                  0.25              0
     16995266              16995266         GARLAND                                          TX                      75041         Single Family                                                  6.75                  0.25              0
     16995324              16995324         LONG GROVE                                       IA                      52756         Single Family                                                  7.25                  0.25              0
     17000088              17000088         SAHUARITA                                        AZ                      85629         PUD                                                            6.75                  0.25              0
     17000091              17000091         SHERMAN                                          TX                      75090         Single Family                                                 7.625                  0.25              0
     17000161              17000161         LAKESIDE                                         AZ                      85929         PUD                                                            7.25                  0.25              0
     17000174              17000174         MESA                                             AZ                      85201         Single Family                                                   7.5                  0.25              0
     16994952              16994952         AURORA                                           IL                      60504         Condominium                                                    7.75                  0.25              0
     16994958              16994958         Houston                                          TX                      77089         PUD                                                           7.675                  0.25           0.61
     16994976              16994976         NEW ORLEANS                                      LA                      70129         2-4 Family                                                        8                  0.25              0
     16994986              16994986         BLOOMINGTON                                      IN                      47403         Single Family                                                  8.25                  0.25           0.57
     16994999              16994999         AUBREY                                           TX                      76227         Single Family                                                     8                  0.25              0
     16995006              16995006         MILWAUKEE                                        WI                      53210         2-4 Family                                                        7                  0.25              0
     16995011              16995011         MIDDLEBURG                                       FL                      32068         Single Family                                                 7.125                  0.25              0
     16995031              16995031         LAVEEN                                           AZ                      85339         PUD                                                            7.25                  0.25              0
     16995062              16995062         AUSTIN                                           TX                      78758         Condominium                                                     7.5                  0.25              0
     16990128              16990128         NEWPORT BEACH                                    CA                      92663         2-4 Family                                                      6.5                  0.25              0
     16990143              16990143         Las Vegas                                        NV                      89156         Single Family                                                 7.375                  0.25           0.65
     16990163              16990163         ALBUQUERQUE                                      NM                      87106         Single Family                                                 7.125                  0.25              0
     16990165              16990165         CEDAR HILL                                       TX                      75104         Single Family                                                 7.625                  0.25           1.19
     16990167              16990167         COLORADO SPRINGS                                 CO                      80916         Single Family                                                  8.25                  0.25           0.89
     16990173              16990173         Bexley                                           OH                      43209         Single Family                                                 6.625                  0.25              0
     16990175              16990175         FORT MYERS                                       FL                      33913         PUD                                                             7.5                  0.25              0
     16990177              16990177         LUTHERVILLE                                      MD                      21093         Single Family                                                     7                  0.25              0
     16990220              16990220         SAN BERNARDINO                                   CA                      92404         Single Family                                                 6.625                  0.25              0
     16990262              16990262         FUQUAY VARINA                                    NC                      27526         Single Family                                                  7.25                  0.25              0
     16990274              16990274         North Las Vegas                                  NV                      89084         Single Family                                                 7.375                  0.25              0
     16990287              16990287         Sunnyvale                                        CA                      94086         Condominium                                                   7.625                  0.25              0
     16990312              16990312         GRAND PRAIRIE                                    TX                      75052         Single Family                                                 8.625                  0.25              0
     16990315              16990315         Petaluma                                         CA                      94952         Single Family                                                 6.875                  0.25              0
     16991377              16991377         Deltona                                          FL                      32725         Single Family                                                  7.25                  0.25              0
     16991378              16991378         Harker Heights                                   TX                      76548         Single Family                                                 7.875                  0.25           0.62
     16991379              16991379         Houston                                          TX                      77073         PUD                                                           8.375                  0.25           1.32
     16991381              16991381         Waukegan                                         IL                      60085         Single Family                                                   7.5                  0.25           1.04
     16991383              16991383         East Bethel                                      MN                      55092         Single Family                                                 6.875                  0.25           0.47
     16991385              16991385         Newton                                           IA                      50208         Single Family                                                 7.125                  0.25           0.71
     16991386              16991386         Oregon City                                      OR                      97045         Single Family                                                 8.125                  0.25           1.07
     16991390              16991390         Des Moines                                       IA                      50315         Single Family                                                  7.75                  0.25           0.99
     16991393              16991393         Glendale                                         AZ                      85304         Condominium                                                       8                  0.25           1.18
     16991395              16991395         Des Moines                                       IA                      50313         Single Family                                                 7.875                  0.25           0.99
     16991396              16991396         Las Vegas                                        NV                      89110         Single Family                                                   7.5                  0.25           0.89
     16991397              16991397         Nashville                                        TN                      37218         Single Family                                                 7.875                  0.25           0.53
     16991399              16991399         Des Moines                                       IA                      50313         Single Family                                                  7.25                  0.25           0.76
     16991400              16991400         Ankeny                                           IA                      50023         Single Family                                                  7.75                  0.25           1.49
     16991401              16991401         Peoria                                           AZ                      85383         PUD                                                           6.875                  0.25           0.34
     16991404              16991404         Pearland                                         TX                      77584         PUD                                                           7.625                  0.25           0.71
     16991410              16991410         Mount Angel                                      OR                      97362         Single Family                                                 7.375                  0.25           0.65
     16991413              16991413         Forney                                           TX                      75126         PUD                                                               7                  0.25           0.57
     16991417              16991417         Carrington                                       ND                      58421         Single Family                                                     7                  0.25            0.4
     16991424              16991424         Dawson                                           IA                      50066         Single Family                                                 7.125                  0.25           0.43
     16991425              16991425         Fort Scott                                       KS                      66701         Single Family                                                  8.25                  0.25           1.12
     16991432              16991432         Grandview                                        MO                      64030         Single Family                                                 7.375                  0.25           0.93
     16991447              16991447         Arlington                                        TX                      76014         PUD                                                           8.875                  0.25           2.07
     16991506              16991506         UPPER MARLBORO                                   MD                      20774         PUD                                                            6.75                  0.25              0
     16991528              16991528         Santa Barbara                                    CA                      93103         Single Family                                                  6.25                  0.25              0
     16991530              16991530         HERNDERSON                                       NV                      89002         Single Family                                                 7.625                  0.25              0
     16991532              16991532         Orland Park                                      IL                      60462         PUD                                                           7.375                  0.25              0
     16991621              16991621         North Venice                                     FL                      34275         PUD                                                           8.875                  0.25              0
     16991631              16991631         LAKE WORTH                                       FL                      33460         Single Family                                                 8.375                  0.25              0
     16991679              16991679         Fairfax                                          VA                      22030         Single Family                                                  6.25                  0.25              0
     16991722              16991722         Palm Bay                                         FL                      32909         PUD                                                           6.999                  0.25              0
     16991762              16991762         Las Vegas                                        NV                      89149         PUD                                                           7.625                  0.25              0
     16991764              16991764         Gilbert                                          AZ                      85234         Single Family                                                 6.375                  0.25              0
     16991777              16991777         Sebring                                          FL                      33875         Single Family                                                   6.5                  0.25              0
     16985123              16985123         TITUSVILLE                                       FL                      32796         2-4 Family                                                    8.375                  0.25              0
     16985267              16985267         Los Lunas                                        NM                      87031         PUD                                                            7.25                  0.25              0
     16981525              16981525         HURST                                            TX                      76053         Single Family                                                   7.5                  0.25              0
     16981642              16981642         KYLE                                             TX                      78640         Single Family                                                   8.5                  0.25              0
     16981667              16981667         Pauls Valley                                     OK                      73075         Single Family                                                  7.75                  0.25              0
     16981791              16981791         Suffolk                                          VA                      23434         Single Family                                                 7.375                  0.25              0
     16981816              16981816         Atlanta                                          GA                      30316         Single Family                                                   8.5                  0.25              0
     16981858              16981858         DECATUR                                          GA                      30032         Single Family                                                  9.25                  0.25            0.9
     16982831              16982831         BALTIMORE                                        MD                      21230         Townhouse                                                         7                  0.25              0
     16982868              16982868         HOUSTON                                          TX                      77072         PUD                                                           6.875                  0.25              0
     16982869              16982869         BURBANK                                          CA                      91505         Single Family                                                 6.375                  0.25              0
     16982892              16982892         Fort Worth                                       TX                      76140         PUD                                                             7.5                  0.25              0
     16982906              16982906         MONTGOMERY                                       TX                      77356         PUD                                                           8.825                  0.25           0.85
     16982989              16982989         GILBERT                                          AZ                      85297         PUD                                                               6                  0.25              0
     16983034              16983034         Mc Kinney                                        TX                      75069         Single Family                                                  6.75                  0.25              0
     16983150              16983150         Benton                                           IL                      62812         Single Family                                                 8.625                  0.25           2.07
     16983155              16983155         Covington                                        GA                      30016         Single Family                                                 7.875                  0.25              0
     16983156              16983156         Falls Church                                     VA                      22041         Hi-Rise Condo                                                 8.625                  0.25              0
     16983168              16983168         Pittsburgh                                       PA                      15214         Single Family                                                   8.5                  0.25              0
     16984655              16984655         Hawthorne                                        NJ                       7506         2-4 Family                                                    7.125                  0.25              0
     16984671              16984671         WESTMINSTER                                      CO                      80030         Single Family                                                 7.125                  0.25           0.73
     16984713              16984713         WASHINGTON                                       DC                      20002         2-4 Family                                                     7.25                  0.25              0
     16984750              16984750         GRANVILLE                                        OH                      48023         Single Family                                                 6.875                  0.25              0
     16984774              16984774         Milford                                          DE                      19963         Single Family                                                 8.625                  0.25              0
     16984794              16984794         EDMONDS                                          WA                      98026         Single Family                                                   8.5                  0.25              0
     16984803              16984803         HIGHLAND SPRINGS                                 VA                      23075         Townhouse                                                     8.625                  0.25              0
     16984849              16984849         Holly Springs                                    NC                      27540         Single Family                                                     7                  0.25           0.57
     16984947              16984947         Plano                                            TX                      75074         Single Family                                                 6.875                  0.25              0
     16984952              16984952         Cincinnati                                       OH                      45227         PUD                                                           7.875                  0.25           1.44
     16984954              16984954         WESTMINSTER                                      CO                      80031         Single Family                                                   7.5                  0.25              0
     16984969              16984969         PAGOSA SPRINGS                                   CO                      81147         Single Family                                                     8                  0.25           0.73
     16985045              16985045         EAST CHICAGO                                     IN                      46312         2-4 Family                                                       10                  0.25              0
     16981190              16981190         VIRGINIA BCH                                     VA                      23464         Townhouse                                                      8.25                  0.25           0.71
     16981207              16981207         GAINESVILLE                                      VA                      20155         Townhouse                                                     6.375                  0.25              0
     16981208              16981208         LAS VEGAS                                        NV                      89102         Single Family                                                   6.5                  0.25              0
     16981231              16981231         CARSON CITY                                      NV                      89705         Single Family                                                 6.875                  0.25              0
     16981282              16981282         ORANGE PARK                                      FL                      32073         PUD                                                           7.875                  0.25              0
     16981290              16981290         CIBOLO                                           TX                      78108         PUD                                                           7.375                  0.25              0
     16981343              16981343         TYLER                                            TX                      75701         Single Family                                                   8.5                  0.25              0
     16981473              16981473         West Palm Beach                                  FL                      33401         2-4 Family                                                    6.625                  0.25              0
     16981495              16981495         FORT WORTH                                       TX                      76132         Single Family                                                  7.75                  0.25              0
     16981498              16981498         CLIFTON                                          NJ                       7011         2-4 Family                                                     7.25                  0.25              0
     16981157              16981157         Orlando                                          FL                      32821         Condominium                                                    8.25                  0.25              0
     16981090              16981090         RICHMOND                                         VA                      23222         Single Family                                                  7.75                  0.25           0.77
     16980827              16980827         ATLANTA                                          GA                      30314         Single Family                                                     9                  0.25              0
     16980830              16980830         LIVINGSTON                                       CA                      95334         Single Family                                                  7.75                  0.25           0.88
     16980845              16980845         SAINT CLOUD                                      FL                      34769         Single Family                                                   8.5                  0.25              0
     16980851              16980851         BRIDGEPORT                                       CT                       6606         2-4 Family                                                      8.5                  0.25              0
     16980864              16980864         FORT WORTH                                       TX                      76108         Single Family                                                   8.5                  0.25              0
     16980927              16980927         MESA                                             AZ                      85208         PUD                                                           7.125                  0.25              0
     16979468              16979468         PUEBLO                                           CO                      81003         Single Family                                                   8.5                  0.25              0
     16979475              16979475         PUEBLO                                           CO                      81004         Single Family                                                   8.5                  0.25              0
     16979476              16979476         ARLINGTON                                        TX                      76002         Single Family                                                 6.125                  0.25              0
     16979478              16979478         LAS VEGAS                                        NV                      89115         PUD                                                             7.5                  0.25              0
     16979479              16979479         Grants Pass                                      OR                      97527         Single Family                                                  7.25                  0.25              0
     16979485              16979485         Grants Pass                                      OR                      97527         Single Family                                                  8.25                  0.25              0
     16979497              16979497         Broxton                                          GA                      31519         Single Family                                                     7                  0.25              0
     16980398              16980398         HIGHLANDS                                        NC                      28741         Single Family                                                  6.75                  0.25              0
     16980405              16980405         New York                                         NY                      10013         Hi-Rise Condo                                                 6.875                  0.25              0
     16980447              16980447         PERU                                             IN                      46970         PUD                                                             8.5                  0.25              0
     16980470              16980470         GRANTSVILLE                                      UT                      84029         PUD                                                               7                  0.25              0
     16980536              16980536         CEDAR CITY                                       UT                      84720         Single Family                                                 8.375                  0.25           0.62
     16980555              16980555         FREEPORT                                         NY                      11520         Single Family                                                   7.5                  0.25              0
     16980595              16980595         HENDERSON                                        CA                      93015         Single Family                                                 6.875                  0.25              0
     16980643              16980643         TUCSON                                           AZ                      85730         PUD                                                            7.25                  0.25            0.4
     16980649              16980649         FLORENCE                                         AL                      35630         Single Family                                                  8.25                  0.25           1.06
     16980686              16980686         NEW MARKET                                       MD                      21774         PUD                                                           6.875                  0.25              0
     16980730              16980730         MIAMI                                            FL                      33186         PUD                                                           7.125                  0.25              0
     16980782              16980782         FORT WORTH                                       TX                      76134         Single Family                                                   8.5                  0.25              0
     16978930              16978930         NEWNAN                                           GA                      30263         PUD                                                           7.375                  0.25              0
     16978933              16978933         EAGAR                                            AZ                      85925         Single Family                                                  6.75                  0.25              0
     16978946              16978946         Largo                                            FL                      33771         Single Family                                                  7.75                  0.25              0
     16978962              16978962         LANHAM                                           MD                      20706         Single Family                                                  7.25                  0.25           0.92
     16978964              16978964         AUSTIN                                           TX                      78748         Single Family                                                     8                  0.25              0
     16979049              16979049         FLINT                                            TX                      75762         Single Family                                                   7.5                  0.25              0
     16979073              16979073         GOLDEN                                           CO                      80403         PUD                                                           7.625                  0.25              0
     16979186              16979186         HENDERSON                                        NV                      89074         Condominium                                                     8.5                  0.25           1.01
     16979196              16979196         SAN BERNARDINO                                   CA                      92407         Condominium                                                     7.5                  0.25              0
     16979221              16979221         ORLANDO                                          FL                      32839         Condominium                                                    8.75                  0.25           1.35
     16979225              16979225         SUMMERVILLE                                      SC                      29485         Single Family                                                 6.875                  0.25              0
     16979442              16979442         El Paso                                          TX                      79915         Single Family                                                   8.5                  0.25           0.97
     16974190              16974190         PHOENIX                                          AZ                      85043         Townhouse                                                      7.75                  0.25              0
     16974200              16974200         PHOENIX                                          AZ                      85019         PUD                                                           6.875                  0.25              0
     16974261              16974261         BRIGHTON                                         UT                      84121         Single Family                                                 7.375                  0.25              0
     16974291              16974291         MARICOPA                                         AZ                      85239         PUD                                                           7.125                  0.25              0
     16974294              16974294         PHOENIX                                          AZ                      85041         PUD                                                           7.125                  0.25              0
     16974419              16974419         Des Moines                                       IA                      50315         Single Family                                                   7.5                  0.25           0.88
     16974434              16974434         Ankeny                                           IA                      50021         Single Family                                                 7.125                  0.25           0.77
     16974438              16974438         Fort Worth                                       TX                      76112         Single Family                                                   8.5                  0.25           0.53
     16978698              16978698         Marietta                                         GA                      30067         Condominium                                                     8.5                  0.25              0
     16978722              16978722         Philadelphia                                     PA                      19148         Single Family                                                 7.875                  0.25              0
     16978827              16978827         PHOENIX                                          AZ                      85006         2-4 Family                                                    8.125                  0.25              0
     16978847              16978847         Chula Vista                                      CA                      91911         Single Family                                                 7.375                  0.25           0.26
     16978854              16978854         APPLE VALLEY                                     CA                      92307         Single Family                                                     7                  0.25              0
     16978865              16978865         ELLICOTT CITY                                    MD                      21043         Hi-Rise Condo                                                 6.625                  0.25              0
     16978867              16978867         LAKE SHORE                                       MD                      21122         PUD                                                           6.875                  0.25              0
     16978877              16978877         Santa Margarita                                  CA                      93453         Single Family                                                     7                  0.25              0
     16978884              16978884         Marion                                           AR                      72364         Single Family                                                   6.5                  0.25              0
     16974111              16974111         CALHAN                                           CO                      80808         Single Family                                                 7.125                  0.25              0
     16974120              16974120         West Valley City                                 UT                      84119         Single Family                                                  7.25                  0.25              0
     16974121              16974121         KREMMLING                                        CO                      80459         Single Family                                                  7.25                  0.25           0.72
     16974132              16974132         Atlantic Beach                                   FL                      32233         PUD                                                           6.875                  0.25              0
     16974162              16974162         SACRAMENTO                                       CA                      95826         Single Family                                                   7.6                  0.25           0.47
     16973968              16973968         LONGWOOD                                         FL                      32779         Condominium                                                    8.75                  0.25           1.35
     16973979              16973979         STUART                                           IA                      50250         Single Family                                                  8.25                  0.25           1.07
     16973989              16973989         SAN ANTONIO                                      TX                      78228         Condominium                                                   7.625                  0.25              0
     16973990              16973990         DES MOINES                                       IA                      50310         Single Family                                                 9.375                  0.25           1.19
     16974002              16974002         BETHESDA                                         MD                      20817         Single Family                                                 6.875                  0.25              0
     16974079              16974079         FARMERSVILLE                                     TX                      75442         Single Family                                                 6.875                  0.25              0
     16973776              16973776         West Palm Beach                                  FL                      33406         PUD                                                           7.875                  0.25              0
     16973796              16973796         Sterling                                         VA                      20164         Single Family                                                 7.375                  0.25              0
     16970815              16970815         Yorkville                                        IL                      60560         Condominium                                                   7.375                  0.25              0
     16970842              16970842         Bergenfield                                      NJ                       7621         Single Family                                                 7.125                  0.25              0
     16970885              16970885         Denver                                           CO                      80204         Single Family                                                  6.75                  0.25              0
     16973742              16973742         Mc Donough                                       GA                      30253         Single Family                                                 7.875                  0.25              0
     16790421              16790421         Ashburn                                          VA                      20147         PUD                                                           7.375                  0.25              0
     16788887              16788887         MADISONVILLE                                     KY                      42431         Single Family                                                  7.75                  0.25           0.76
     16788535              16788535         DENTON                                           TX                      76201         2-4 Family                                                    7.875                  0.25              0
     16786231              16786231         Warren                                           MI                      48093         Single Family                                                   8.5                  0.25           1.01
     16729680              16729680         Riverside                                        CA                      92506         PUD                                                             6.5                  0.25              0
     16729445              16729445         Forest Park                                      GA                      30297         Single Family                                                 8.525                  0.25           0.67
     16721943              16721943         RICHMOND                                         VA                      23223         Single Family                                                 8.375                  0.25           0.71
     16723295              16723295         Baltimore                                        MD                      21218         2-4 Family                                                    8.625                  0.25           0.82
     16721751              16721751         UNIONDALE                                        NY                      11553         Single Family                                                 6.875                  0.25              0
     16717392              16717392         TAMPA                                            FL                      33610         Single Family                                                 7.375                  0.25              0
     16569854              16569854         Redwood City                                     CA                      94061         Single Family                                                  6.75                  0.25              0
     16350208              16350208         SKANDIA                                          MI                      49885         Single Family                                                 6.625                  0.25              0
     17027090              17027090         MORROW                                           OH                      45152         Single Family                                                 6.375                 0.625              0
     17027091              17027091         CARMEL                                           IN                      46032         Single Family                                                  6.75                 0.625              0
     17027092              17027092         KENTLAND                                         IN                      47951         Single Family                                                 7.875                 0.625              0
     17027093              17027093         CINCINNATI                                       OH                      45213         2-4 Family                                                     7.25                 0.625              0
     17027094              17027094         MASON                                            MI                      48854         Single Family                                                 7.875                 0.625              0
     17027095              17027095         KALAMAZOO                                        MI                      49007         2-4 Family                                                    8.625                 0.625              0
     17027096              17027096         COLUMBUS                                         OH                      43203         2-4 Family                                                    8.625                 0.625              0
     17027097              17027097         TOLEDO                                           OH                      43620         Single Family                                                   8.5                 0.625              0
     16780794              16780794         ARLINGTON                                        TN                      38002         Single Family                                                 8.625                  0.25           1.15
     16780859              16780859         PASCO                                            WA                      99301         Single Family                                                 8.125                  0.25           1.19
     16778722              16778722         ATHENS                                           TN                      37303         Single Family                                                 7.875                  0.25           0.89
     17027055              17027055         TAMPA                                            FL                      33615         PUD                                                           6.875                 0.625              0
     17027056              17027056         CINCINNATI                                       OH                      45231         Single Family                                                 6.875                 0.625              0
     17027058              17027058         BONITA SPRINGS                                   FL                      34135         PUD                                                           6.625                 0.625              0
     17027059              17027059         TRENTON                                          OH                      45067         2-4 Family                                                    7.375                 0.625              0
     17027060              17027060         TRENTON                                          OH                      45067         2-4 Family                                                    7.375                 0.625              0
     17027061              17027061         TRENTON                                          OH                      45067         2-4 Family                                                    7.375                 0.625              0
     17027062              17027062         FORT MYERS                                       FL                      33908         Condominium                                                    6.75                 0.625              0
     17027063              17027063         CINCINNATI                                       OH                      45211         Single Family                                                  7.25                 0.625              0
     17027064              17027064         FENTON                                           MI                      48430         Single Family                                                 7.375                 0.625              0
     17027065              17027065         FAIRBORN                                         OH                      45324         Single Family                                                 8.625                 0.625              0
     17027066              17027066         ROYAL OAK                                        MI                      48073         Single Family                                                 7.125                 0.625              0
     17027067              17027067         COLUMBUS                                         OH                      43214         Single Family                                                  7.25                 0.625              0
     17027068              17027068         COLUMBUS                                         OH                      43204         Single Family                                                 8.625                 0.625              0
     17027070              17027070         FINDLAY                                          OH                      45840         Single Family                                                 6.125                 0.625              0
     17027071              17027071         PETOSKEY                                         MI                      49770         Single Family                                                 7.875                 0.625              0
     17027074              17027074         COLUMBUS                                         OH                      43212         Single Family                                                  7.25                 0.625              0
     17027075              17027075         OAKWOOD                                          GA                      30566         Single Family                                                 7.375                 0.625              0
     17027076              17027076         ROCKFORD                                         IL                      61108         Single Family                                                 6.625                 0.625              0
     17027077              17027077         COLUMBUS                                         OH                      43204         Single Family                                                 8.625                 0.625              0
     17027078              17027078         COLUMBUS                                         OH                      43211         Single Family                                                 8.625                 0.625              0
     17027079              17027079         THE PLAINS                                       OH                      45780         Single Family                                                  7.25                 0.625              0
     17027080              17027080         DUBLIN                                           OH                      43016         Single Family                                                 6.875                 0.625              0
     17027081              17027081         GRAND LEDGE                                      MI                      48837         2-4 Family                                                        7                 0.625              0
     17027083              17027083         MIAMISBURG                                       OH                      45342         Single Family                                                  7.25                 0.625              0
     17027084              17027084         FORT WAYNE                                       IN                      46809         Single Family                                                 8.625                 0.625              0
     17027085              17027085         DELAWARE                                         OH                      43015         Single Family                                                     9                 0.625              0
     17027087              17027087         SPRINGFIELD                                      MO                      65807         Single Family                                                 6.875                 0.625              0
     17027088              17027088         WARREN                                           MI                      48092         Condominium                                                    8.25                 0.625              0
     17027089              17027089         DEARBORN                                         MI                      48126         Single Family                                                  7.25                 0.625              0
     17026995              17026995         TAMPA                                            FL                      33605         Single Family                                                     9                 0.625              0
     17026996              17026996         GRAND RAPIDS                                     MI                      49507         Single Family                                                   6.5                 0.625              0
     17026997              17026997         BROOKVILLE                                       IN                      47012         Single Family                                                     8                 0.625              0
     17026998              17026998         PHILADELPHIA                                     PA                      19150         Single Family                                                     7                 0.625              0
     17026999              17026999         HICKORY                                          NC                      28601         2-4 Family                                                      6.5                 0.625              0
     17027000              17027000         MASON                                            OH                      45040         Condominium                                                   8.625                 0.625              0
     17027001              17027001         TRENTON                                          OH                      45067         Single Family                                                   6.5                 0.625              0
     17027002              17027002         GREENVILLE                                       OH                      45331         Single Family                                                 6.625                 0.625              0
     17027003              17027003         CINCINNATI                                       OH                      45233         Single Family                                                 8.625                 0.625              0
     17027004              17027004         GLADWIN                                          MI                      48624         Single Family                                                  6.75                 0.625              0
     17027005              17027005         JERSEY SHORE                                     PA                      17740         2-4 Family                                                    6.875                 0.625              0
     17027006              17027006         BOWLING GREEN                                    OH                      43402         Single Family                                                     7                 0.625              0
     17027007              17027007         LIMA                                             OH                      45801         Single Family                                                 8.625                 0.625              0
     17027008              17027008         TRAVERSE CITY                                    MI                      49684         Single Family                                                  7.75                 0.625              0
     17027009              17027009         MILFORD                                          OH                      45150         Single Family                                                   6.5                 0.625              0
     17027010              17027010         GARFIELD HEIGHTS                                 OH                      44105         Single Family                                                   7.5                 0.625              0
     17027011              17027011         CLEVELAND                                        GA                      30528         Single Family                                                 8.125                 0.625              0
     17027012              17027012         CLEVELAND                                        OH                      44108         2-4 Family                                                      7.5                 0.625              0
     17027013              17027013         ORLANDO                                          FL                      32819         Condominium                                                     7.5                 0.625              0
     17027014              17027014         SHELBYVILLE                                      IN                      46176         2-4 Family                                                     6.75                 0.625              0
     17027015              17027015         GREEN COVE SPRINGS                               FL                      32043         Single Family                                                  6.25                 0.625              0
     17027016              17027016         MILWAUKEE                                        WI                      53223         Single Family                                                  6.75                 0.625              0
     17027018              17027018         HAMILTON                                         IN                      46742         Single Family                                                 6.875                 0.625              0
     17027019              17027019         WILSON                                           NC                      27896         Single Family                                                 7.625                 0.625              0
     17027020              17027020         WEST PALM BEACH                                  FL                      33406         Single Family                                                 6.625                 0.625              0
     17027021              17027021         HOWELL                                           MI                      48843         Single Family                                                  7.75                 0.625              0
     17027022              17027022         DEWITT                                           MI                      48820         Single Family                                                  6.75                 0.625              0
     17027024              17027024         HUNTINGTON                                       IN                      46750         Single Family                                                 6.375                 0.625              0
     17027025              17027025         OREGON                                           OH                      43616         Single Family                                                 6.875                 0.625              0
     17027026              17027026         ROSELLE                                          IL                      60172         Condominium                                                     6.5                 0.625              0
     17027027              17027027         INDIANAPOLIS                                     IN                      46237         Condominium                                                    7.25                 0.625              0
     17027028              17027028         MASON                                            OH                      45040         Single Family                                                   6.5                 0.625              0
     17027029              17027029         INTERLOCHEN                                      MI                      49643         Single Family                                                  6.75                 0.625              0
     17027030              17027030         NOVI                                             MI                      48377         Single Family                                                     8                 0.625              0
     17027031              17027031         COLUMBUS                                         OH                      43213         2-4 Family                                                    8.625                 0.625              0
     17027032              17027032         SWARTZ CREEK                                     MI                      48473         Single Family                                                 6.875                 0.625              0
     17027033              17027033         REDFORD                                          MI                      48239         Single Family                                                  6.75                 0.625              0
     17027034              17027034         RIVER ROUGE                                      MI                      48218         Single Family                                                 8.625                 0.625              0
     17027035              17027035         SPRING HILL                                      TN                      37174         Single Family                                                     6                 0.625              0
     17027036              17027036         NASHVILLE                                        TN                      37204         Single Family                                                 6.375                 0.625              0
     17027037              17027037         CINCINNATI                                       OH                      45240         PUD                                                           6.875                 0.625              0
     17027038              17027038         MIDDLETOWN                                       OH                      45044         Single Family                                                 8.125                 0.625              0
     17027039              17027039         GREENVILLE                                       MI                      48838         Single Family                                                  7.25                 0.625              0
     17027041              17027041         LANSING                                          MI                      48917         Single Family                                                  7.25                 0.625              0
     17027042              17027042         PORT ST LUCIE                                    FL                      34983         Single Family                                                  6.75                 0.625              0
     17027043              17027043         POMPANO BEACH                                    FL                      33060         Single Family                                                   6.5                 0.625              0
     17027044              17027044         ORLANDO                                          FL                      32828         PUD                                                           7.125                 0.625              0
     17027047              17027047         CHICAGO                                          IL                      60622         2-4 Family                                                    6.625                 0.625              0
     17027048              17027048         NAPLES                                           FL                      34109         Condominium                                                   8.375                 0.625              0
     17027049              17027049         MORRISVILLE                                      NC                      27560         Single Family                                                   6.5                 0.625              0
     17027050              17027050         ANDERSON                                         SC                      29621         Single Family                                                   6.5                 0.625              0
     17027051              17027051         WAYNESVILLE                                      OH                      45068         Single Family                                                   6.5                 0.625              0
     17027052              17027052         GREER                                            SC                      29650         Condominium                                                     6.5                 0.625              0
     17027053              17027053         SAINT CLOUD                                      MN                      56303         Single Family                                                   6.5                 0.625              0
     17027054              17027054         CINCINNATI                                       OH                      45213         2-4 Family                                                    6.625                 0.625              0
     17026980              17026980         CHICAGO                                          IL                      60647         2-4 Family                                                     6.75                 0.625              0
     17026981              17026981         KETTERING                                        OH                      45420         Single Family                                                  6.75                 0.625              0
     17026982              17026982         CLEVELAND                                        OH                      44109         2-4 Family                                                        7                 0.625              0
     17026983              17026983         DES PLAINES                                      IL                      60016         2-4 Family                                                        7                 0.625              0
     17026984              17026984         SHOREWOOD                                        IL                      60435         PUD                                                             8.5                 0.625              0
     17026987              17026987         CINCINNATI                                       OH                      45212         2-4 Family                                                    6.875                 0.625              0
     17026988              17026988         MYRTLE BEACH                                     SC                      29588         Single Family                                                 7.375                 0.625              0
     17026990              17026990         DOWNERS GROVE                                    IL                      60515         Single Family                                                  7.25                 0.625              0
     17026991              17026991         OBERLIN                                          OH                      44074         Single Family                                                  6.75                 0.625              0
     17026992              17026992         ZIONSVILLE                                       IN                      46077         Single Family                                                 6.375                 0.625              0
     17026994              17026994         KEY WEST                                         FL                      33040         Single Family                                                  7.25                 0.625              0
     17026958              17026958         CLEVELAND                                        OH                      44109         Single Family                                                  7.25                 0.625              0
     17026959              17026959         CHARLEVOIX                                       MI                      49720         Single Family                                                 7.125                 0.625              0
     17026960              17026960         INDEPENDENCE                                     KY                      41051         Single Family                                                 6.875                 0.625              0
     17026961              17026961         LANCASTER                                        OH                      43130         2-4 Family                                                      8.5                 0.625              0
     17026962              17026962         CHICAGO                                          IL                      60610         Hi-Rise Condo                                                   6.5                 0.625              0
     17026963              17026963         CINCINNATI                                       OH                      45212         2-4 Family                                                    6.625                 0.625              0
     17026965              17026965         CINCINNATI                                       OH                      45212         2-4 Family                                                    6.625                 0.625              0
     17026967              17026967         TEMPLE HILLS                                     MD                      20748         PUD                                                            6.75                 0.625              0
     17026969              17026969         FOWLERVILLE                                      MI                      48836         Single Family                                                   6.5                 0.625              0
     17026970              17026970         NAPLES                                           FL                      34120         Single Family                                                  6.25                 0.625              0
     17026971              17026971         DEARBORN                                         MI                      48126         Single Family                                                     8                 0.625              0
     17026972              17026972         FAIRFIELD                                        OH                      45014         Single Family                                                 6.875                 0.625              0
     17026974              17026974         HERMITAGE                                        TN                      37076         Single Family                                                 6.625                 0.625              0
     17026975              17026975         CAPE CORAL                                       FL                      33914         Single Family                                                  6.75                 0.625              0
     17026976              17026976         IRONDEQUOIT                                      NY                      14617         2-4 Family                                                        7                 0.625              0
     17026977              17026977         TRENTON                                          OH                      45067         Single Family                                                   7.5                 0.625              0
     17027073              17027073         CICERO                                           IL                      60804         2-4 Family                                                    6.625                 0.625              0
     17026953              17026953         CLAYTON                                          MO                      63105         Condominium                                                   7.625                 0.625              0
     17026954              17026954         FORT MYERS BEACH                                 FL                      33931         Hi-Rise Condo                                                 8.625                 0.625              0
     17026955              17026955         PENFIELD                                         NY                      14526         Single Family                                                   7.5                 0.625              0
     17026957              17026957         NAPLES                                           FL                      34114         Single Family                                                 6.375                 0.625              0
     17026943              17026943         CAPE GIRARDEAU                                   MO                      63703         Single Family                                                   7.5                 0.625              0
     17026944              17026944         SAINT CLOUD                                      FL                      34769         PUD                                                            6.75                 0.625              0
     17026945              17026945         MYRTLE BEACH                                     SC                      29577         Condominium                                                   6.875                 0.625              0
     17026946              17026946         GRAND RAPIDS                                     MI                      49548         Single Family                                                  7.25                 0.625              0
     17026949              17026949         CHICAGO                                          IL                      60625         2-4 Family                                                    6.125                 0.625              0
     17026950              17026950         WAUSEON                                          OH                      43567         Single Family                                                   7.5                 0.625              0
     17026951              17026951         BURLINGTON                                       KY                      41005         Single Family                                                   6.5                 0.625              0
     17026952              17026952         FAIRBORN                                         OH                      45324         Single Family                                                  8.75                 0.625              0
     17026937              17026937         PITTSBURGH                                       PA                      15210         2-4 Family                                                     7.25                 0.625              0
     17026938              17026938         RICHMOND                                         MI                      48062         Single Family                                                 6.375                 0.625              0
     17026939              17026939         TARPON SPRINGS                                   FL                      34688         Single Family                                                   6.5                 0.625              0
     17026940              17026940         MARGATE                                          FL                      33063         Single Family                                                   6.5                 0.625              0
     17026942              17026942         INDIANAPOLIS                                     IN                      46205         2-4 Family                                                     7.75                 0.625              0
     16777031              16777031         BOSSIER CITY                                     LA                      71111         Single Family                                                 7.125                  0.25           0.48
     16775184              16775184         SHADLE GARLAND                                   WA                      99205         Single Family                                                 7.375                  0.25              0
     16775243              16775243         BRYAN                                            TX                      77801         2-4 Family                                                     8.25                  0.25              0
     16775258              16775258         BRYAN                                            TX                      77801         2-4 Family                                                     8.25                  0.25              0
     16775268              16775268         BRYAN                                            TX                      77801         2-4 Family                                                     8.25                  0.25              0
     16775061              16775061         LAKELAND                                         FL                      33813         PUD                                                             7.5                  0.25              0
     16765336              16765336         Riverside                                        CA                      92501         Single Family                                                 6.875                  0.25           0.86
     16768042              16768042         SEVIERVILLE                                      TN                      37876         Single Family                                                  8.75                  0.25           0.63
     16765640              16765640         Fontana                                          CA                      92335         Condominium                                                   7.875                  0.25           0.53
     16358165              16358165         JONESBORO                                        GA                      30238         PUD                                                               8                  0.25              0
     17026964              17026964         TRAVERSE CITY                                    MI                      49684         Single Family                                                  7.25                 0.625              0
     17027045              17027045         DUBLIN                                           OH                      43017         PUD                                                               7                 0.625              0
     16990926              16990926         Chicago                                          IL                      60638         Single Family                                                  7.25                  0.25              0
     16844741              16844741         AUSTIN                                           TX                      78741         Single Family                                                  7.75                  0.25           1.18
     17026647              17026647         CHICAGO                                          IL                      60639         2-4 Family                                                     6.75                 0.625              0
     17026809              17026809         FORT WAYNE                                       IN                      46814         Single Family                                                 7.875                 0.625              0
     17027069              17027069         LEHIGH ACRES                                     FL                      33971         Single Family                                                  6.75                 0.625              0
     17027086              17027086         AIKEN                                            SC                      29803         Single Family                                                 6.625                 0.625              0
     17026903              17026903         HICKORY CORNERS                                  MI                      49060         Single Family                                                 6.875                 0.625              0
     17026749              17026749         LEBANON                                          OH                      45036         2-4 Family                                                    6.875                 0.625              0
     17026912              17026912         PADUCAH                                          KY                      42001         Single Family                                                   8.5                 0.625              0
     17026765              17026765         COLUMBIANA                                       OH                      44408         Single Family                                                 8.125                 0.625              0
     17026947              17026947         WINDERMERE                                       FL                      34786         Single Family                                                   7.5                 0.625              0
     16844523              16844523         Houston                                          TX                      77076         Single Family                                                     8                  0.25            0.9
     16844528              16844528         RACINE                                           WI                      53405         Single Family                                                10.875                  0.25           1.12
     16844487              16844487         Killeen                                          TX                      76543         Single Family                                                   7.5                  0.25              0
     16844448              16844448         Los Angeles                                      CA                      90005         Single Family                                                     7                  0.25              0
     16840322              16840322         San Jose                                         CA                      95126         PUD                                                             6.5                  0.25              0
     16844282              16844282         Fresno                                           CA                      93702         Single Family                                                     7                  0.25              0
     16844291              16844291         DENTON                                           TX                      76201         Single Family                                                     8                  0.25           0.81
     16840236              16840236         Ogdensburg                                       NJ                       7439         Single Family                                                 7.875                  0.25              0
     16840231              16840231         Chicago                                          IL                      60619         Single Family                                                 7.375                  0.25           0.92
     17013166              17013166         ORLAND PARK                                      IL                      60462         Single Family                                                 6.625                  0.25              0
     17013168              17013168         HANOVER PARK                                     IL                      60133         Single Family                                                     7                  0.25              0
     17013169              17013169         SUGAR GROVE                                      IL                      60554         Single Family                                                 6.875                  0.25              0
     16990927              16990927         Palos Heights                                    IL                      60463         Single Family                                                   6.5                  0.25              0
     16840038              16840038         MINT HILL                                        NC                      28227         Single Family                                                 7.375                  0.25           0.65
     16839959              16839959         NORFOLK                                          VA                      23508         Single Family                                                   7.5                  0.25              0
     16839703              16839703         BALTIMORE                                        MD                      21206         2-4 Family                                                    8.375                  0.25              0
     16839775              16839775         LAS VEGAS                                        NV                      89110         Single Family                                                  6.75                  0.25              0
     16839837              16839837         W MIDDLESEX                                      PA                      16159         Single Family                                                 7.125                  0.25              0
     16839685              16839685         COOLIDGE                                         AZ                      85228         Single Family                                                 8.125                  0.25           0.84
     16839698              16839698         Medford                                          OR                      97501         Single Family                                                   7.5                  0.25           1.11
     17011481              17011481         TAMPA                                            FL                      33511         Single Family                                                 7.625                  0.25              0
     17011485              17011485         TOMS RIVER                                       NJ                       8755         Single Family                                                 8.375                  0.25              0
     17011488              17011488         DAVIE                                            FL                      33324         Condominium                                                   7.625                  0.25              0
     17011490              17011490         SAINT PETERSBURG                                 FL                      33710         Single Family                                                  8.75                  0.25              0
     17011495              17011495         FOREST PARK                                      GA                      30297         Single Family                                                 8.375                  0.25              0
     17011497              17011497         RIDGEWOOD                                        NY                      11385         2-4 Family                                                      8.5                  0.25              0
     17011501              17011501         SHIPPENSBURG                                     PA                      17257         Single Family                                                   9.5                  0.25              0
     17011502              17011502         BALTIMORE                                        MD                      21229         Single Family                                                  8.25                  0.25              0
     17011503              17011503         WEST PARK                                        FL                      33023         Single Family                                                  7.75                  0.25              0
     17011504              17011504         MARIETTA                                         GA                      30062         2-4 Family                                                    8.875                  0.25              0
     17011505              17011505         MARIETTA                                         GA                      30062         2-4 Family                                                    8.875                  0.25              0
     17011506              17011506         ORLANDO                                          FL                      32809         Single Family                                                  7.25                  0.25              0
     17011507              17011507         NEW HAVEN                                        CT                       6519         2-4 Family                                                        7                  0.25              0
     16987886              16987886         MICHIGAN CITY                                    IN                      46360         Single Family                                                 9.375                  0.25              0
     16987887              16987887         GREENWICH                                        CT                       6830         Condominium                                                   6.875                  0.25              0
     16987890              16987890         TACOMA                                           WA                      98444         Single Family                                                 7.375                  0.25              0
     16987892              16987892         FAYETTEVILLE                                     NC                      28301         Single Family                                                 9.125                  0.25              0
     16987893              16987893         FRESNO                                           CA                      93706         Single Family                                                 7.375                  0.25              0
     16987894              16987894         SAN ANTONIO                                      TX                      78253         PUD                                                            7.75                  0.25              0
     16987896              16987896         PALMDALE                                         CA                      93350         Single Family                                                   6.5                  0.25              0
     16987897              16987897         NORWALK                                          CA                      90650         Single Family                                                 6.875                  0.25              0
     16987898              16987898         DALLAS                                           TX                      75233         Single Family                                                 7.625                  0.25              0
     16987899              16987899         LOS ANGELES                                      CA                      90731         2-4 Family                                                    8.125                  0.25              0
     16987900              16987900         COMPTON                                          CA                      90221         2-4 Family                                                     7.25                  0.25              0
     16987901              16987901         DENVER                                           CO                      80216         Single Family                                                 7.125                  0.25              0
     16987903              16987903         CLARKSVILLE                                      IN                      47129         Single Family                                                  7.25                  0.25              0
     16987904              16987904         AUSTIN                                           TX                      78702         Single Family                                                 8.125                  0.25              0
     16987905              16987905         TACOMA                                           WA                      98408         Single Family                                                 7.375                  0.25              0
     16987906              16987906         TACOMA                                           WA                      98404         Single Family                                                 7.375                  0.25              0
     16987907              16987907         AURORA                                           CO                      80010         Single Family                                                 7.375                  0.25              0
     16987909              16987909         DENVER                                           CO                      80216         Single Family                                                 6.875                  0.25              0
     16987911              16987911         BALTIMORE                                        MD                      21215         Single Family                                                  7.75                  0.25              0
     16964127              16964127         HAMPSHIRE                                        IL                      60140         Single Family                                                  7.25                  0.25              0
     16964128              16964128         NORRIDGE                                         IL                      60706         2-4 Family                                                        7                  0.25              0
     16964130              16964130         NOTTINGHAM                                       MD                      21236         Single Family                                                 7.375                  0.25              0
     16964131              16964131         CHICAGO                                          IL                      60616         2-4 Family                                                        7                  0.25              0
     16964132              16964132         COVINGTON                                        GA                      30014         Single Family                                                 6.875                  0.25              0
     16964133              16964133         ATLANTA                                          GA                      30317         Single Family                                                  7.25                  0.25              0
     16964134              16964134         ATLANTA                                          GA                      30305         Single Family                                                 7.625                  0.25              0
     16964135              16964135         OCALA                                            FL                      34472         PUD                                                           7.125                  0.25              0
     16964136              16964136         EAST DUBLIN                                      GA                      31027         Single Family                                                  7.75                  0.25              0
     16964138              16964138         LOS ANGELES                                      CA                      90042         Single Family                                                 8.125                  0.25              0
     16964139              16964139         TEMECULA                                         CA                      92592         PUD                                                             7.5                  0.25              0
     16964140              16964140         TWENTYNINE PALMS                                 CA                      92277         Single Family                                                  7.25                  0.25              0
     16964141              16964141         DENVER                                           CO                      80219         Single Family                                                     7                  0.25              0
     16964143              16964143         VICTORVILLE                                      CA                      92392         PUD                                                           6.875                  0.25              0
     16964144              16964144         FONTANA                                          CA                      92337         Single Family                                                  6.99                  0.25              0
     16964145              16964145         FONTANA                                          CA                      92335         PUD                                                           7.125                  0.25              0
     16964146              16964146         AUBURN                                           WA                      98001         Single Family                                                  7.25                  0.25              0
     16964148              16964148         GLENDORA                                         CA                      91740         Condominium                                                   7.125                  0.25              0
     16964149              16964149         FRANKLIN                                         MA                       2038         Single Family                                                  6.99                  0.25              0
     16964150              16964150         PINSON                                           AL                      35126         Single Family                                                  7.25                  0.25              0
     16964152              16964152         HEMET                                            CA                      92544         Single Family                                                 7.125                  0.25              0
     16964153              16964153         OXNARD                                           CA                      93035         PUD                                                            6.99                  0.25              0
     16964155              16964155         STAMFORD                                         CT                       6902         2-4 Family                                                    6.875                  0.25              0
     16964157              16964157         TULARE                                           CA                      93274         Single Family                                                 6.875                  0.25              0
     16964159              16964159         DESERT HOT SPRINGS                               CA                      92240         Single Family                                                   6.5                  0.25              0
     16964160              16964160         HAYWARD                                          CA                      94544         Condominium                                                   7.625                  0.25              0
     16964161              16964161         MODESTO                                          CA                      95355         Single Family                                                   7.5                  0.25              0
     16964163              16964163         GRANTS PASS                                      OR                      97527         Single Family                                                     7                  0.25              0
     16964164              16964164         UNINCORPORATED AREA OF AL                        CA                      91901         PUD                                                            7.25                  0.25              0
     16964165              16964165         MORENO VALLEY                                    CA                      92553         Single Family                                                     7                  0.25              0
     16964167              16964167         MORRISTOWN                                       AZ                      85342         PUD                                                           7.125                  0.25              0
     16964170              16964170         HARMONY                                          FL                      34769         Condominium                                                   5.875                  0.25              0
     16964172              16964172         WESTBURY                                         NY                      11590         Single Family                                                   7.5                  0.25              0
     16964173              16964173         DOVER                                            PA                      17315         Single Family                                                 7.875                  0.25              0
     16964175              16964175         FIRESTONE                                        CO                      80504         Single Family                                                  6.75                  0.25              0
     16964178              16964178         WASHINGTONVILLE                                  NY                      10992         PUD                                                           7.125                  0.25              0
     16964179              16964179         NEWARK                                           NJ                       7104         2-4 Family                                                     6.75                  0.25              0
     16964180              16964180         TILTON                                           MA                       3276         Condominium                                                   8.375                  0.25              0
     16964181              16964181         PLYMOUTH                                         MA                       2360         Single Family                                                  7.25                  0.25              0
     16964182              16964182         BRIDGETON                                        NJ                       8302         Single Family                                                   8.5                  0.25              0
     16964183              16964183         HILLSBOROUGH                                     NJ                       8844         Single Family                                                  7.75                  0.25              0
     16964185              16964185         NAPLES                                           FL                      34108         Condominium                                                   7.625                  0.25              0
     16964186              16964186         CORONA                                           NY                      11368         2-4 Family                                                     7.25                  0.25              0
     16964187              16964187         SEATTLE                                          WA                      98103         Single Family                                                 7.625                  0.25              0
     16964188              16964188         HIGHLAND                                         UT                      84003         Single Family                                                   8.5                  0.25              0
     16964189              16964189         NEW HYDE PARK                                    NY                      11040         Single Family                                                 6.375                  0.25              0
     16964190              16964190         MILLSBORO                                        DE                      19966         PUD                                                             7.5                  0.25              0
     16964197              16964197         TEWKSBURY                                        MA                       1876         Single Family                                                 6.875                  0.25              0
     16964201              16964201         PFLUGERVILLE                                     TX                      78660         Single Family                                                  7.25                  0.25              0
     16964202              16964202         ELLENTON                                         FL                      34222         Condominium                                                   7.375                  0.25              0
     16964206              16964206         CHELSEA                                          MA                       2150         2-4 Family                                                    6.375                  0.25              0
     16964217              16964217         KANNAPOLIS                                       NC                      28083         Single Family                                                 6.875                  0.25              0
     16964220              16964220         CHARLOTTE                                        NC                      28207         Single Family                                                  8.25                  0.25              0
     16964222              16964222         POINT PLEASANT BEACH                             NJ                       8742         Single Family                                                  7.75                  0.25              0
     16964223              16964223         INDIANAPOLIS                                     IN                      46219         Single Family                                                 8.625                  0.25              0
     16964227              16964227         CHULA VISTA                                      CA                      91913         PUD                                                            7.25                  0.25              0
     16964228              16964228         RENO                                             NV                      89512         PUD                                                           7.375                  0.25              0
     16964229              16964229         SAN DIEGO                                        CA                      92127         Condominium                                                    6.75                  0.25              0
     16964230              16964230         BAKERSFIELD                                      CA                      93311         Single Family                                                   6.5                  0.25              0
     16964231              16964231         LIVERMORE                                        CA                      94551         Single Family                                                 7.875                  0.25              0
     16964233              16964233         COLUMBIA                                         MD                      21045         Condominium                                                   7.625                  0.25              0
     16964234              16964234         QUEEN CREEK                                      AZ                      85243         PUD                                                            8.25                  0.25              0
     16964235              16964235         STOCKTON                                         CA                      95219         PUD                                                            7.25                  0.25              0
     16964236              16964236         RANCHO CORDOVA                                   CA                      95742         PUD                                                               7                  0.25              0
     16964238              16964238         ORLANDO                                          FL                      32824         PUD                                                           6.875                  0.25              0
     16964239              16964239         LAS VEGAS                                        NV                      89156         Single Family                                                  7.75                  0.25              0
     16964240              16964240         VICTORVILLE                                      CA                      92394         PUD                                                             6.5                  0.25              0
     16964241              16964241         HOLLISTER                                        CA                      95023         Single Family                                                 6.875                  0.25              0
     16964242              16964242         BAKERSFIELD                                      CA                      93311         PUD                                                            7.25                  0.25              0
     16964243              16964243         CAMPOBELLO                                       SC                      29322         Single Family                                                  7.25                  0.25              0
     16964245              16964245         WYANDANCH                                        NY                      11798         Single Family                                                     8                  0.25              0
     16964247              16964247         BAKERSFIELD                                      CA                      93312         Single Family                                                  7.25                  0.25              0
     16964248              16964248         MARICOPA                                         AZ                      85239         PUD                                                           6.625                  0.25              0
     16964249              16964249         INDIO                                            CA                      92203         PUD                                                             6.5                  0.25              0
     16964250              16964250         RENO                                             NV                      89509         Single Family                                                  7.75                  0.25              0
     16964253              16964253         ROSEDALE                                         NY                      11422         Condominium                                                       7                  0.25              0
     16964254              16964254         WHITTIER                                         CA                      90605         Single Family                                                 6.875                  0.25              0
     16964256              16964256         PHOENIX                                          AZ                      85085         Single Family                                                 7.125                  0.25              0
     16964258              16964258         MOUNT DORA                                       FL                      32757         PUD                                                             6.5                  0.25              0
     16964263              16964263         GROVELAND                                        FL                      34736         PUD                                                           7.125                  0.25              0
     16964264              16964264         BALDWIN PARK                                     CA                      91706         Single Family                                                 6.125                  0.25              0
     16964265              16964265         WALNUT                                           CA                      91789         Single Family                                                   6.5                  0.25              0
     16964076              16964076         JACKSONVILLE                                     FL                      32244         Single Family                                                 8.625                  0.25              0
     16964079              16964079         CORONA                                           NY                      11368         2-4 Family                                                      7.5                  0.25              0
     16964081              16964081         LINDEN                                           NJ                       7036         Single Family                                                 6.875                  0.25              0
     16964083              16964083         PATERSON                                         NJ                       7522         2-4 Family                                                     6.75                  0.25              0
     16964084              16964084         ROSEDALE                                         NY                      11422         2-4 Family                                                     7.25                  0.25              0
     16964085              16964085         HEMPSTEAD                                        NY                      11550         Single Family                                                  7.25                  0.25              0
     16964086              16964086         BRONX                                            NY                      10461         Single Family                                                  6.75                  0.25              0
     16964088              16964088         PATTERSON                                        CA                      95363         Single Family                                                     7                  0.25              0
     16964089              16964089         SELDEN                                           NY                      11784         Single Family                                                  6.75                  0.25              0
     16964093              16964093         DES MOINES                                       IA                      50315         Single Family                                                 6.875                  0.25              0
     16964098              16964098         STAMFORD                                         CT                       6902         Condominium                                                    6.75                  0.25              0
     16964099              16964099         OLD LYME                                         CT                       6371         Single Family                                                 7.375                  0.25              0
     16964100              16964100         POMFRET CENTER                                   CT                       6259         Single Family                                                 7.125                  0.25              0
     16964101              16964101         WAYNE                                            NJ                       7470         Single Family                                                 6.875                  0.25              0
     16964102              16964102         HACKENSACK                                       NJ                       7601         Condominium                                                    7.25                  0.25              0
     16964105              16964105         STANHOPE                                         NJ                       7874         Condominium                                                   7.125                  0.25              0
     16964108              16964108         FALMOUTH                                         ME                       4105         Single Family                                                   6.5                  0.25              0
     16964109              16964109         FORT LAUDERDALE                                  FL                      33311         Single Family                                                 6.875                  0.25              0
     16964110              16964110         BARTOW                                           FL                      33830         Single Family                                                 6.625                  0.25              0
     16964113              16964113         ZELIENOPLE                                       PA                      16063         Single Family                                                 6.875                  0.25              0
     16964114              16964114         OAKLAND PARK                                     FL                      33334         Condominium                                                   7.375                  0.25              0
     16964115              16964115         DISTRICT HEIGHTS                                 MD                      20747         Condominium                                                   6.625                  0.25              0
     16964116              16964116         PLANTATION                                       FL                      33324         Condominium                                                    7.25                  0.25              0
     16964117              16964117         DAVIE                                            FL                      33314         Single Family                                                  7.25                  0.25              0
     16964119              16964119         ORLANDO                                          FL                      32839         Single Family                                                 7.625                  0.25              0
     16964121              16964121         PORT SAINT LUCIE                                 FL                      34953         Single Family                                                  7.75                  0.25              0
     16964122              16964122         SHORT HILLS                                      NJ                       7078         Single Family                                                 6.875                  0.25              0
     16848435              16848435         SALT LAKE CITY                                   UT                      84103         Single Family                                                 6.375                  0.25              0
     16848436              16848436         CLEVELAND                                        MO                      64734         Single Family                                                  6.75                  0.25              0
     16848437              16848437         MT VERNON                                        NY                      10552         CO-OP                                                         6.875                  0.25              0
     16848438              16848438         HOWARD BEACH                                     NY                      11414         CO-OP                                                             7                  0.25              0
     16848439              16848439         WEST ISLIP                                       NY                      11795         Single Family                                                  6.75                  0.25              0
     16848441              16848441         JAMAICA                                          NY                      11418         CO-OP                                                          7.75                  0.25              0
     16848443              16848443         MOUNT VERNON                                     NY                      10552         2-4 Family                                                    7.625                  0.25              0
     16848444              16848444         GAITHERSBURG                                     MD                      20882         Single Family                                                 7.375                  0.25              0
     16848445              16848445         STATEN ISLAND                                    NY                      10305         CO-OP                                                         7.375                  0.25              0
     16848446              16848446         BROOKLYN                                         NY                      11229         CO-OP                                                         6.875                  0.25              0
     16848447              16848447         DALLAS                                           TX                      75244         Single Family                                                 6.875                  0.25              0
     16848449              16848449         SEQUIM                                           WA                      98382         Single Family                                                 7.375                  0.25              0
     16848450              16848450         CRANSTON                                         RI                       2910         2-4 Family                                                    7.625                  0.25              0
     16848451              16848451         FRIENDSWOOD                                      TX                      77546         PUD                                                            7.25                  0.25              0
     16848452              16848452         POUGHKEEPSIE                                     NY                      12603         Single Family                                                 7.125                  0.25              0
     16848453              16848453         OREGON                                           OH                      43616         Single Family                                                 7.125                  0.25              0
     16848454              16848454         HIGHLAND PARK                                    IL                      60035         Condominium                                                   7.375                  0.25              0
     16848455              16848455         BEACH PARK                                       IL                      60087         Single Family                                                 7.375                  0.25              0
     16848456              16848456         WOODHAVEN                                        NY                      11421         2-4 Family                                                    7.125                  0.25              0
     16848457              16848457         BRONX                                            NY                      10462         Single Family                                                 6.875                  0.25              0
     16848459              16848459         SCOTIA                                           NY                      12302         2-4 Family                                                    6.875                  0.25              0
     16848460              16848460         PASSAIC                                          NJ                       7055         2-4 Family                                                     7.25                  0.25              0
     16848463              16848463         VALLEJO                                          CA                      94591         Single Family                                                     7                  0.25              0
     16848464              16848464         WEST HILLS                                       CA                      91304         Single Family                                                  7.25                  0.25              0
     16848465              16848465         FRESNO                                           CA                      93727         Single Family                                                  6.75                  0.25              0
     16848466              16848466         MIDDLETOWN                                       VA                      22645         Single Family                                                  6.75                  0.25              0
     16848467              16848467         PORTLAND                                         OR                      97225         Single Family                                                 6.875                  0.25              0
     16848468              16848468         CYPRESS                                          TX                      77429         Single Family                                                 7.375                  0.25              0
     16848470              16848470         FORT WASHINGTON                                  MD                      20744         PUD                                                             6.5                  0.25              0
     16848471              16848471         MOUNT VERNON                                     NY                      10550         2-4 Family                                                        7                  0.25              0
     16848472              16848472         PLAINVIEW                                        NY                      11803         Single Family                                                     7                  0.25              0
     16848473              16848473         BALLWIN                                          MO                      63011         Single Family                                                  7.25                  0.25              0
     16848474              16848474         CAMBRIDGE                                        MA                       2140         2-4 Family                                                    7.125                  0.25              0
     16848475              16848475         ROSEDALE                                         NY                      11422         2-4 Family                                                    6.875                  0.25              0
     16848476              16848476         HALSEY                                           OR                      97348         Single Family                                                  7.25                  0.25              0
     16848477              16848477         SAN ANTONIO                                      TX                      78258         PUD                                                            7.25                  0.25              0
     16848478              16848478         OZONE PARK                                       NY                      11417         2-4 Family                                                     7.25                  0.25              0
     16848479              16848479         LYNDHURST                                        NJ                       7071         2-4 Family                                                    7.375                  0.25              0
     16848480              16848480         SEAFORD                                          DE                      19973         PUD                                                            7.25                  0.25              0
     16848481              16848481         MARION                                           OH                      43302         Single Family                                                 7.375                  0.25              0
     16848482              16848482         BOCA RATON                                       FL                      33498         PUD                                                            6.75                  0.25              0
     16848483              16848483         PASSAIC                                          NJ                       7055         2-4 Family                                                    7.375                  0.25              0
     16848485              16848485         SAN ANTONIO                                      TX                      78260         PUD                                                               7                  0.25              0
     16848488              16848488         MAGNA                                            UT                      84044         Single Family                                                  7.25                  0.25              0
     16848490              16848490         WEST BLOOMFIELD                                  MI                      48323         Single Family                                                 6.875                  0.25              0
     16848491              16848491         BALL GROUND                                      GA                      30107         Single Family                                                     7                  0.25              0
     16848492              16848492         PUTNAM VALLEY                                    NY                      10579         Single Family                                                 6.875                  0.25              0
     16848493              16848493         EAST ORANGE                                      NJ                       7107         2-4 Family                                                      7.5                  0.25              0
     16848494              16848494         ALPINE                                           UT                      84004         Single Family                                                   6.5                  0.25              0
     16848495              16848495         BROOKLYN                                         NY                      11222         2-4 Family                                                     6.75                  0.25              0
     16848496              16848496         BROOKLYN                                         NY                      11234         2-4 Family                                                    6.625                  0.25              0
     16848498              16848498         VERNON                                           NJ                       7462         Single Family                                                     7                  0.25              0
     16848501              16848501         LA CENTER                                        WA                      98629         Single Family                                                 6.875                  0.25              0
     16848502              16848502         TUCKER                                           GA                      30084         Single Family                                                     8                  0.25              0
     16848503              16848503         SAN ANTONIO                                      TX                      78223         PUD                                                            6.75                  0.25              0
     16848504              16848504         KUNA                                             ID                      83634         PUD                                                           6.625                  0.25              0
     16848505              16848505         MIAMI SPRING                                     FL                      33166         Single Family                                                 6.875                  0.25              0
     16848506              16848506         STOCKBRIDGE                                      GA                      30281         Single Family                                                  7.25                  0.25              0
     16848507              16848507         PALM COAST                                       FL                      32137         Single Family                                                 6.625                  0.25              0
     16848508              16848508         BAYONNE                                          NJ                       7002         2-4 Family                                                    7.375                  0.25              0
     16848509              16848509         JAMAICA                                          NY                      11432         2-4 Family                                                        7                  0.25              0
     16848510              16848510         BOYLSTON                                         MA                       1505         Condominium                                                   7.125                  0.25              0
     16848512              16848512         EASTLAKE                                         OH                      44095         Single Family                                                 7.875                  0.25              0
     16848513              16848513         WILLOUGHBY                                       OH                      44094         Single Family                                                 7.375                  0.25              0
     16848515              16848515         MANASQUAN                                        NJ                       8736         Single Family                                                     7                  0.25              0
     16848516              16848516         MOUNTAIN HOME                                    ID                      83647         Single Family                                                     6                  0.25              0
     16848517              16848517         WHITEMARSH                                       PA                      19428         Single Family                                                  6.75                  0.25              0
     16848518              16848518         WHITE PLAINS                                     NY                      10606         Single Family                                                  7.25                  0.25              0
     16848519              16848519         BIG SKY                                          MT                      59716         Single Family                                                 6.625                  0.25              0
     16848520              16848520         GROVE CITY                                       OH                      43123         Single Family                                                 6.875                  0.25              0
     16848522              16848522         EGG HARBOR TOWNSHIP                              NJ                       8243         Single Family                                                   7.5                  0.25              0
     16848524              16848524         IDAHO FALLS                                      ID                      83406         Single Family                                                   7.5                  0.25              0
     16848525              16848525         BENTON                                           AR                      72015         Single Family                                                   7.5                  0.25              0
     16848527              16848527         SPOKANE                                          WA                      99207         Single Family                                                 7.375                  0.25              0
     16848528              16848528         CLIFFSIDE PARK                                   NJ                       7010         Hi-Rise Condo                                                 6.875                  0.25              0
     16848529              16848529         BALL GROUND                                      GA                      30107         Single Family                                                 7.375                  0.25              0
     16848530              16848530         SNOHOMISH                                        WA                      98290         Single Family                                                     8                  0.25              0
     16848532              16848532         SAN JOSE                                         CA                      95123         Single Family                                                  6.75                  0.25              0
     16848533              16848533         AVENTURA                                         FL                      33180         Hi-Rise Condo                                                  6.75                  0.25              0
     16848534              16848534         JAMAICA                                          NY                      11432         2-4 Family                                                     7.25                  0.25              0
     16848535              16848535         LAWRENCE                                         MA                       1843         2-4 Family                                                        7                  0.25              0
     16848536              16848536         NEW YORK                                         NY                      10005         Condominium                                                   6.875                  0.25              0
     16848537              16848537         CORONA                                           CA                      92883         PUD                                                           7.375                  0.25              0
     16848538              16848538         ANAHEIM                                          CA                      92804         PUD                                                             6.5                  0.25              0
     16848540              16848540         CHICAGO                                          IL                      60649         Single Family                                                  7.75                  0.25              0
     16848541              16848541         DALLAS                                           TX                      75206         Single Family                                                  7.25                  0.25              0
     16848542              16848542         TAUNTON                                          MA                       2780         2-4 Family                                                    7.625                  0.25              0
     16848543              16848543         VINELAND                                         NJ                       8360         Single Family                                                 7.625                  0.25              0
     16848544              16848544         SAINT PETERSBURG                                 FL                      33709         Single Family                                                 7.875                  0.25              0
     16848546              16848546         BRISTOW                                          VA                      20136         PUD                                                            6.75                  0.25              0
     16848547              16848547         LAS VEGAS                                        NV                      89139         PUD                                                             6.5                  0.25              0
     16848549              16848549         LOS ANGELES                                      CA                      91335         Single Family                                                     7                  0.25              0
     16848551              16848551         WHITE PLAINS                                     NY                      10604         2-4 Family                                                     7.25                  0.25              0
     16848552              16848552         BOISE                                            ID                      83705         PUD                                                           7.375                  0.25              0
     16848553              16848553         OXNARD                                           CA                      93036         PUD                                                               6                  0.25              0
     16848555              16848555         SAN LEANDRO                                      CA                      94579         Single Family                                                 6.625                  0.25              0
     16848556              16848556         VISALIA                                          CA                      93291         Single Family                                                 7.875                  0.25              0
     16848557              16848557         ALAMEDA                                          CA                      94501         Condominium                                                   7.125                  0.25              0
     16848559              16848559         RANDOLPH                                         MA                       2368         Single Family                                                     7                  0.25              0
     16848562              16848562         DALLAS                                           TX                      75234         Single Family                                                 8.125                  0.25              0
     16848563              16848563         COLUMBUS                                         OH                      43235         Condominium                                                   6.875                  0.25              0
     16848565              16848565         NEWBURGH                                         NY                      12550         Single Family                                                   6.5                  0.25              0
     16848567              16848567         PATERSON                                         NJ                       7524         2-4 Family                                                        7                  0.25              0
     16848568              16848568         ALLEN                                            TX                      75013         PUD                                                           6.375                  0.25              0
     16848569              16848569         LOS ANGELES                                      CA                      91411         Single Family                                                 5.875                  0.25              0
     16848570              16848570         LOS ANGELES                                      CA                      90064         Single Family                                                 6.375                  0.25              0
     16848574              16848574         RIVERSIDE                                        CA                      92508         Single Family                                                     7                  0.25              0
     16848576              16848576         REVERE                                           MA                       2151         Single Family                                                 7.125                  0.25              0
     16848577              16848577         MANORVILLE                                       NY                      11949         Single Family                                                   6.5                  0.25              0
     16848579              16848579         GRAND MEADOW                                     MN                      55936         Single Family                                                   7.5                  0.25              0
     16848581              16848581         NORTH OLMSTED                                    OH                      44070         Single Family                                                  7.25                  0.25              0
     16848582              16848582         WESTERVILLE                                      OH                      43081         Single Family                                                 7.125                  0.25              0
     16848584              16848584         PHILADELPHIA                                     PA                      19128         Single Family                                                  6.75                  0.25              0
     16848585              16848585         DARLINGTON                                       MD                      21034         Single Family                                                 6.875                  0.25              0
     16848586              16848586         ORLAND PARK                                      IL                      60462         Single Family                                                 7.125                  0.25              0
     16848590              16848590         BRAINTREE                                        MA                       2184         2-4 Family                                                    7.125                  0.25              0
     16848591              16848591         SCOTTSDALE                                       AZ                      85262         PUD                                                            6.75                  0.25              0
     16848593              16848593         BOCA RATON                                       FL                      33428         PUD                                                            6.75                  0.25              0
     16848594              16848594         SAN DIEGO                                        CA                      92123         Single Family                                                   6.5                  0.25              0
     16848597              16848597         MILTON FREEWATER                                 OR                      97862         Single Family                                                  6.75                  0.25              0
     16848598              16848598         IDAHO FALLS                                      ID                      83402         Single Family                                                 6.375                  0.25              0
     16848599              16848599         LANSING                                          MI                      48912         Single Family                                                 7.375                  0.25              0
     16848601              16848601         AGOURA HILLS                                     CA                      91301         PUD                                                           6.875                  0.25              0
     16848602              16848602         COVINA                                           CA                      91723         Single Family                                                  6.75                  0.25              0
     16848603              16848603         BAKERSFIELD                                      CA                      93311         PUD                                                             6.5                  0.25              0
     16848604              16848604         UNION CITY                                       GA                      30291         PUD                                                               7                  0.25              0
     16848605              16848605         BELLAIRE                                         TX                      77401         Single Family                                                 6.375                  0.25              0
     16848606              16848606         RAPID CITY                                       SD                      57701         Single Family                                                 6.375                  0.25              0
     16848607              16848607         SAMMAMISH                                        WA                      98074         PUD                                                           6.375                  0.25              0
     16848608              16848608         CUYAHOGA FALLS                                   OH                      44221         Single Family                                                 7.125                  0.25              0
     16848609              16848609         VALLEJO                                          CA                      94591         Single Family                                                   6.5                  0.25              0
     16848610              16848610         SUWANEE                                          GA                      30024         PUD                                                             6.5                  0.25              0
     16848611              16848611         LONG BEACH                                       CA                      90814         Single Family                                                     6                  0.25              0
     16848612              16848612         STAFFORD                                         VA                      22405         Single Family                                                 6.875                  0.25              0
     16848613              16848613         ENCINO                                           CA                      91316         Single Family                                                 6.875                  0.25              0
     16848614              16848614         SANDY                                            UT                      84092         Single Family                                                     6                  0.25              0
     16848615              16848615         OZONE PARK                                       NY                      11417         2-4 Family                                                        7                  0.25              0
     16848616              16848616         LAKEWOOD                                         CA                      90713         Single Family                                                     7                  0.25              0
     16848617              16848617         AMERICAN CANYON                                  CA                      94503         Single Family                                                     7                  0.25              0
     16848619              16848619         ARLINGTON                                        WA                      98223         Single Family                                                  7.25                  0.25              0
     16848621              16848621         TEMECULA                                         CA                      92592         PUD                                                           6.375                  0.25              0
     16848622              16848622         SPOKANE                                          WA                      99223         PUD                                                            6.25                  0.25              0
     16848624              16848624         PALMDALE                                         CA                      93551         Single Family                                                  6.75                  0.25              0
     16848625              16848625         PALOS VERDES ESTATES                             CA                      90274         Single Family                                                  6.75                  0.25              0
     16848626              16848626         VALENCIA                                         CA                      91354         PUD                                                            6.75                  0.25              0
     16848627              16848627         HAMILTON                                         OH                      45013         Single Family                                                 6.625                  0.25              0
     16848628              16848628         MONTGOMERY VILLAGE                               MD                      20886         PUD                                                               7                  0.25              0
     16848633              16848633         HOLMES BEACH                                     FL                      34217         Single Family                                                 6.875                  0.25              0
     16848634              16848634         HIALEAH                                          FL                      33012         Condominium                                                    7.25                  0.25              0
     16848635              16848635         SOMERS                                           MT                      59932         Single Family                                                 6.375                  0.25              0
     16848637              16848637         MOUNTAIN VIEW                                    CA                      94041         Single Family                                                   6.5                  0.25              0
     16848638              16848638         SALINAS                                          CA                      93901         Single Family                                                   6.5                  0.25              0
     16848639              16848639         CASTRO VALLEY                                    CA                      94546         Single Family                                                 6.375                  0.25              0
     16848640              16848640         FORT COLLINS                                     CO                      80524         Single Family                                                  6.75                  0.25              0
     16848641              16848641         MIAMI                                            FL                      33147         Single Family                                                 7.375                  0.25              0
     16848642              16848642         LOS ANGELES                                      CA                      90068         Single Family                                                   6.5                  0.25              0
     16848643              16848643         ROHNERT PARK                                     CA                      94928         Single Family                                                  6.75                  0.25              0
     16848644              16848644         COLUMBUS                                         OH                      43235         Condominium                                                     6.5                  0.25              0
     16848645              16848645         UKIAH                                            CA                      95482         Single Family                                                   6.5                  0.25              0
     16848646              16848646         BRIGHTON                                         MN                      55112         Single Family                                                 6.875                  0.25              0
     16848647              16848647         RIALTO                                           CA                      92377         Single Family                                                 6.375                  0.25              0
     16848648              16848648         CHULA VISTA                                      CA                      91902         Single Family                                                 6.625                  0.25              0
     16848650              16848650         FLEETWOOD                                        PA                      19522         Single Family                                                  7.75                  0.25              0
     16848651              16848651         LAS VEGAS                                        NV                      89128         Single Family                                                  6.75                  0.25              0
     16848654              16848654         TROPHY CLUB                                      TX                      76262         PUD                                                           6.875                  0.25              0
     16848655              16848655         HOUSTON                                          TX                      77041         PUD                                                            6.75                  0.25              0
     16848656              16848656         LOS GATOS                                        CA                      95032         PUD                                                           6.625                  0.25              0
     16848657              16848657         SAN PEDRO                                        CA                      90731         2-4 Family                                                      6.5                  0.25              0
     16848658              16848658         CLEVELAND                                        OH                      44119         Single Family                                                 6.875                  0.25              0
     16848661              16848661         KING GEORGE                                      VA                      22485         Single Family                                                 6.375                  0.25              0
     16848662              16848662         MULLICA HILL                                     NJ                       8062         Single Family                                                 6.875                  0.25              0
     16848664              16848664         BOTHELL                                          WA                      98012         PUD                                                           7.125                  0.25              0
     16848665              16848665         LOS ANGELES                                      CA                      90066         Single Family                                                 6.625                  0.25              0
     16848667              16848667         ROWLAND HEIGHTS AREA                             CA                      91748         PUD                                                            6.75                  0.25              0
     16848668              16848668         DESCANSO                                         CA                      91961         Single Family                                                  6.75                  0.25              0
     16848669              16848669         SEATTLE                                          WA                      98109         Single Family                                                   6.5                  0.25              0
     16848670              16848670         LAKEVILLE                                        MN                      55044         Single Family                                                 6.125                  0.25              0
     16848671              16848671         SEATTLE                                          WA                      98178         Single Family                                                   6.5                  0.25              0
     16848672              16848672         LAKEWOOD                                         CA                      90712         Single Family                                                 6.875                  0.25              0
     16848673              16848673         LOS ANGELES                                      CA                      90008         Single Family                                                 6.875                  0.25              0
     16848674              16848674         LA QUINTA                                        CA                      92253         PUD                                                           7.125                  0.25              0
     16848406              16848406         UNION CITY                                       NJ                       7087         CO-OP                                                           7.5                  0.25              0
     16848411              16848411         HOUSTON                                          TX                      77012         Single Family                                                   7.5                  0.25              0
     16848417              16848417         MISSION VIEJO                                    CA                      92692         PUD                                                            6.75                  0.25              0
     16848418              16848418         LOOMIS                                           CA                      95650         Single Family                                                 6.625                  0.25              0
     16848421              16848421         MABLETON                                         GA                      30126         PUD                                                               7                  0.25              0
     16848422              16848422         SANTA ROSA                                       CA                      95404         Single Family                                                 6.875                  0.25              0
     16848424              16848424         CASTRO VALLEY                                    CA                      94546         Single Family                                                   6.5                  0.25              0
     16848425              16848425         MIRA LOMA                                        CA                      91752         Single Family                                                 6.375                  0.25              0
     16848427              16848427         BROOKLYN                                         NY                      11236         2-4 Family                                                     7.25                  0.25              0
     16848428              16848428         COLLEGE PARK                                     MD                      20740         Condominium                                                   6.875                  0.25              0
     16848431              16848431         KEARNS                                           UT                      84118         Single Family                                                   7.5                  0.25              0
     16848434              16848434         PORTLAND                                         OR                      97214         Single Family                                                  6.25                  0.25              0
     16851053              16851053         HOLLAND                                          MI                      49423         Single Family                                                  7.25                  0.25           0.48
     16851107              16851107         Las Vegas                                        NV                      89101         Single Family                                                  6.75                  0.25              0
     16849556              16849556         Fresno                                           CA                      93722         Single Family                                                 7.125                  0.25              0
     16851268              16851268         BIRMINGHAM                                       AL                      35223         Single Family                                                   6.5                  0.25              0
     16851319              16851319         Pella                                            IA                      50219         Single Family                                                  7.25                  0.25           0.66
     16851323              16851323         West Chicago                                     IL                      60185         Single Family                                                  6.75                  0.25              0
     16851379              16851379         MIAMI                                            FL                      33156         Single Family                                                  7.75                  0.25              0
     16851383              16851383         RED OAK                                          TX                      75154         PUD                                                           6.875                  0.25              0
     16851854              16851854         Decatur                                          GA                      30034         PUD                                                             8.5                  0.25              0
     16771696              16771696         FAYETTEVILLE                                     NC                      28311         Single Family                                                 8.875                  0.25           0.68
     16772611              16772611         PHOENIX                                          AZ                      85051         PUD                                                             6.5                  0.25              0
     16772646              16772646         Naples                                           FL                      34120         PUD                                                           6.999                  0.25              0
     16774909              16774909         LYNCHBURG                                        VA                      24501         PUD                                                             7.5                  0.25           0.51
     16847989              16847989         YUMA                                             AZ                      85364         Single Family                                                    10                  0.25           0.96
     16848031              16848031         YUMA                                             AZ                      85364         Single Family                                                 7.625                  0.25              0
     16849013              16849013         West Palm Beach                                  FL                      33409         Condominium                                                  10.125                  0.25           0.98
     16849047              16849047         Columbus                                         GA                      31909         Single Family                                                   7.5                  0.25           0.62
     16849128              16849128         HENDERSON                                        NV                      89011         PUD                                                           7.875                  0.25           0.65
     16849157              16849157         SUNRIVER                                         OR                      97707         PUD                                                            7.75                  0.25              0
     16849253              16849253         Fort Lee                                         NJ                       7024         Hi-Rise Condo                                                 7.625                  0.25              0
     16849303              16849303         Las Vegas                                        NV                      89156         Single Family                                                 7.125                  0.25              0
     16849416              16849416         LAYTON                                           UT                      84041         Single Family                                                 7.625                  0.25           0.77
     16847812              16847812         Atlanta                                          GA                      30331         PUD                                                           7.375                  0.25              0
     16847818              16847818         ELKTON                                           MD                      21921         Single Family                                                   7.5                  0.25              0
     16845618              16845618         OKLAHOMA CITY                                    OK                      73135         Single Family                                                 10.75                  0.25           0.82
     16845722              16845722         KENNESAW                                         GA                      30144         Single Family                                                 8.125                  0.25           0.63
     16846197              16846197         OCALA                                            FL                      34472         Single Family                                                 7.875                  0.25           0.46
     16846232              16846232         Balch Springs                                    TX                      75180         Single Family                                                     8                  0.25           0.87
     16846268              16846268         Phoenix                                          AZ                      85085         PUD                                                            6.75                  0.25              0
     16847475              16847475         LENOIR CITY                                      TN                      37771         Single Family                                                   8.5                  0.25           0.63
     16847477              16847477         CLEVELAND                                        OH                      44109         2-4 Family                                                    7.625                  0.25              0
     16847480              16847480         TRIANGLE                                         VA                      22172         PUD                                                            7.25                  0.25              0
     16847614              16847614         SPRINGFIELD                                      VA                      22150         Single Family                                                 6.875                  0.25           0.25
     16847620              16847620         LOS ANGELES AREA                                 CA                      90063         Single Family                                                  7.25                  0.25              0
     16845935              16845935         KNOXVILLE                                        TN                      37917         Single Family                                                10.875                  0.25           0.82
     16845951              16845951         Ventura                                          CA                      93003         Single Family                                                 6.875                  0.25              0
     16845977              16845977         Washington                                       DC                      20003         CO-OP                                                         7.625                  0.25              0
     16846043              16846043         Mableton                                         GA                      30126         PUD                                                           7.375                  0.25              0
     16846047              16846047         Henderson                                        NV                      89044         Single Family                                                  6.75                  0.25              0
     16835565              16835565         LAS VEGAS                                        NV                      89142         Single Family                                                  6.75                  0.25              0
     16835570              16835570         CALICO RIDGE                                     NV                      89015         Single Family                                                 6.875                  0.25              0
     16835611              16835611         AUBREY                                           TX                      76227         2-4 Family                                                      8.5                  0.25              0
     16835624              16835624         GREENVILLE                                       SC                      29611         PUD                                                          10.875                  0.25           0.93
     16838808              16838808         OCRACOKE                                         NC                      27960         Single Family                                                 7.875                  0.25              0
     16838933              16838933         PLANO                                            IL                      60545         Single Family                                                 7.625                  0.25              0
     16838936              16838936         BRADENTON                                        FL                      34208         2-4 Family                                                     6.75                  0.25              0
     16838946              16838946         Bradenton                                        FL                      34203         2-4 Family                                                     6.75                  0.25              0
     16835693              16835693         DOWNEY                                           CA                      90241         CO-OP                                                             7                  0.25              0
     16835764              16835764         BIRMINGHAM                                       AL                      35215         Single Family                                                 7.625                  0.25              0
     16838987              16838987         BALTIMORE                                        MD                      21212         Single Family                                                  7.25                  0.25              0
     16839011              16839011         RIDGEFIELD                                       CT                       6877         Single Family                                                 6.375                  0.25              0
     16835849              16835849         Anthem                                           AZ                      85086         PUD                                                           6.875                  0.25              0
     16835856              16835856         Ocala                                            FL                      34474         Condominium                                                   7.375                  0.25              0
     16839072              16839072         HAPEVILLE                                        GA                      30354         Single Family                                                   7.5                  0.25           0.63
     16839077              16839077         NORTH LAS VEGAS                                  NV                      89030         2-4 Family                                                      7.5                  0.25              0
     16839118              16839118         BRUNSWICK                                        GA                      31525         Single Family                                                   7.5                  0.25           0.57
     16835861              16835861         Albuquerque                                      NM                      87114         PUD                                                            6.75                  0.25              0
     16835926              16835926         STATEN ISLAND                                    NY                      10310         Single Family                                                 7.375                  0.25            0.5
     16836002              16836002         Hyattsville                                      MD                      20783         Condominium                                                   8.125                  0.25              0
     16838603              16838603         Orlando                                          FL                      32804         Single Family                                                  7.25                  0.25              0
     16838718              16838718         WAXHAW                                           NC                      28173         Single Family                                                   7.5                  0.25           0.65
     16832897              16832897         JACKSONVILLE                                     IL                      62650         Single Family                                                     7                  0.25              0
     16832913              16832913         WESTMINSTER                                      MD                      21157         Single Family                                                  7.25                  0.25              0
     16832967              16832967         Haverhill                                        MA                       1835         2-4 Family                                                        7                  0.25              0
     16833193              16833193         BULLS GAP                                        TN                      37711         Single Family                                                   8.5                  0.25           0.88
     16833296              16833296         LEHI                                             UT                      84043         Single Family                                                   9.5                  0.25           0.49
     16835174              16835174         FLUSHING                                         NY                      11385         2-4 Family                                                      6.5                  0.25              0
     16835245              16835245         VILLAGE OF GOLF                                  FL                      33436         Single Family                                                 6.625                  0.25              0
     16835327              16835327         AUBREY                                           TX                      76227         2-4 Family                                                      8.5                  0.25              0
     16835384              16835384         BRADENTON                                        FL                      34207         2-4 Family                                                     6.75                  0.25              0
     16826736              16826736         Sahuarita                                        AZ                      85629         PUD                                                           6.875                  0.25              0
     16826753              16826753         Anthem                                           AZ                      85086         PUD                                                           6.375                  0.25              0
     16824009              16824009         SAN ANTONIO                                      TX                      78253         PUD                                                           7.875                  0.25              0
     16826789              16826789         Central Point                                    OR                      97502         Single Family                                                 7.125                  0.25              0
     16826883              16826883         Fayetteville                                     GA                      30214         Single Family                                                     8                  0.25              0
     16824288              16824288         Kennewick                                        WA                      99336         2-4 Family                                                    7.875                  0.25              0
     16832822              16832822         Hilton Head Island                               SC                      29928         Condominium                                                   6.375                  0.25              0
     16823788              16823788         Mount Sinai                                      NY                      11766         PUD                                                           6.999                  0.25              0
     16819431              16819431         Frederick                                        MD                      21701         Single Family                                                   6.5                  0.25              0
     16823880              16823880         Henderson                                        NV                      89002         PUD                                                           6.125                  0.25              0
     16819531              16819531         NEW LOTHROP                                      MI                      48460         Single Family                                                  7.25                  0.25              0
     16809755              16809755         Lakeland                                         FL                      33809         PUD                                                           7.625                  0.25           0.84
     16813604              16813604         RUTLAND                                          VT                       5701         2-4 Family                                                    8.125                  0.25              0
     16814056              16814056         SUGARHILL                                        GA                      30518         PUD                                                           8.375                  0.25           1.84
     16809556              16809556         Pittsburgh                                       PA                      15237         Single Family                                                 7.625                  0.25              0
     16804068              16804068         Florence                                         AZ                      85232         PUD                                                           5.875                  0.25              0
     16806827              16806827         Henderson                                        NV                      89015         PUD                                                           6.999                  0.25              0
     16803931              16803931         Spencer                                          IN                      47460         Single Family                                                   8.5                  0.25              0
     16806974              16806974         Colorado Springs                                 CO                      80921         PUD                                                               9                  0.25           0.88
     16807110              16807110         LAS VEGAS                                        NV                      89121         Single Family                                                     7                  0.25              0
     16804047              16804047         Eagle River                                      AK                      99577         2-4 Family                                                    8.125                  0.25           1.18
     16807327              16807327         ALTA LOMA                                        CA                      91701         Single Family                                                 6.625                  0.25              0
     16715221              16715221         Atlanta                                          GA                      30331         PUD                                                           7.625                  0.25              0
     16711136              16711136         DENTON                                           TX                      76205         Single Family                                                 7.625                  0.25              0
     16710187              16710187         FRANKLIN                                         IN                      46131         Single Family                                                 7.375                  0.25              0
     16710194              16710194         AMITY                                            IN                      46131         Single Family                                                 7.375                  0.25              0
     17026932              17026932         CICERO                                           IL                      60804         Single Family                                                  6.75                 0.625              0
     17026933              17026933         WILLOWBROOK                                      IL                      60527         Condominium                                                    7.25                 0.625              0
     17026934              17026934         CICERO                                           IL                      60804         2-4 Family                                                      6.5                 0.625              0
     17026935              17026935         URBANA                                           OH                      43078         Single Family                                                  8.75                 0.625              0
     17026936              17026936         FORT WAYNE                                       IN                      46807         2-4 Family                                                    8.625                 0.625              0
     16544224              16544224         Ocala                                            FL                      34474         PUD                                                           7.625                  0.25              0
     17026675              17026675         AIKEN                                            SC                      29803         PUD                                                           7.875                 0.625              0
     17026676              17026676         PORT CHARLOTTE                                   FL                      33981         Single Family                                                 7.375                 0.625              0
     17026677              17026677         BUFFALO GROVE                                    IL                      60089         Single Family                                                 6.375                 0.625              0
     17026678              17026678         NAPLES                                           FL                      34116         Single Family                                                 6.875                 0.625              0
     17026679              17026679         LANSING                                          MI                      48915         Single Family                                                  6.75                 0.625              0
     17026680              17026680         AURORA                                           IN                      47001         Single Family                                                  6.75                 0.625              0
     17026681              17026681         LOUISVILLE                                       KY                      40213         Single Family                                                 7.375                 0.625              0
     17026682              17026682         NAPLES                                           FL                      34103         Single Family                                                 6.875                 0.625              0
     17026683              17026683         PANAMA CITY                                      FL                      32404         Single Family                                                 7.875                 0.625              0
     17026684              17026684         TERRE HAUTE                                      IN                      47807         Single Family                                                 8.875                 0.625              0
     17026685              17026685         VILLA HILLS                                      KY                      41017         Single Family                                                 6.875                 0.625              0
     17026686              17026686         PORT CHARLOTTE                                   FL                      33954         Single Family                                                   6.5                 0.625              0
     17026687              17026687         CINCINNATI                                       OH                      45238         Single Family                                                  7.75                 0.625              0
     17026688              17026688         BOONVILLE                                        IN                      47601         Single Family                                                   7.5                 0.625              0
     17026689              17026689         ELBURN                                           IL                      60119         2-4 Family                                                        7                 0.625              0
     17026690              17026690         CINCINNATI                                       OH                      45237         Single Family                                                  8.75                 0.625              0
     17026691              17026691         MEARS                                            MI                      49436         Single Family                                                  6.75                 0.625              0
     17026692              17026692         NASHVILLE                                        TN                      37216         Single Family                                                  8.25                 0.625              0
     17026693              17026693         CHICAGO                                          IL                      60636         2-4 Family                                                    6.875                 0.625              0
     17026694              17026694         LIVONIA                                          MI                      48152         Condominium                                                    8.75                 0.625              0
     17026697              17026697         PORT RICHEY                                      FL                      34668         Single Family                                                  7.25                 0.625              0
     17026698              17026698         MADISON                                          WI                      53715         Single Family                                                     7                 0.625              0
     17026699              17026699         SARASOTA                                         FL                      34233         Single Family                                                  6.75                 0.625              0
     17026700              17026700         CAPE CORAL                                       FL                      33993         Single Family                                                 6.875                 0.625              0
     17026702              17026702         MOORE                                            SC                      29369         Single Family                                                 6.625                 0.625              0
     17026703              17026703         RAVENNA                                          OH                      44266         Single Family                                                  8.75                 0.625              0
     17026704              17026704         NILES                                            IL                      60714         Single Family                                                   7.5                 0.625              0
     17026705              17026705         BATTLE CREEK                                     MI                      49015         2-4 Family                                                     8.75                 0.625              0
     17026706              17026706         BATTLE CREEK                                     MI                      49015         2-4 Family                                                     8.75                 0.625              0
     17026707              17026707         VICKSBURG                                        MI                      49097         Single Family                                                   7.5                 0.625              0
     17026708              17026708         FISHERVILLE                                      KY                      40023         Single Family                                                  6.75                 0.625              0
     17026709              17026709         KETTERING                                        OH                      45440         Single Family                                                  6.75                 0.625              0
     17026710              17026710         CLEVELAND                                        OH                      44110         2-4 Family                                                      8.5                 0.625              0
     17026711              17026711         MICHIGAN CITY                                    IN                      46360         Single Family                                                 8.125                 0.625              0
     17026712              17026712         EAST GRAND RAPIDS                                MI                      49506         Single Family                                                   6.5                 0.625              0
     17026713              17026713         CLEVELAND                                        OH                      44105         Single Family                                                 7.875                 0.625              0
     17026714              17026714         BISCAYNE PARK                                    FL                      33161         2-4 Family                                                     7.25                 0.625              0
     17026715              17026715         CHICAGO                                          IL                      60634         Single Family                                                   6.5                 0.625              0
     17026716              17026716         SPRINGFIELD                                      OH                      45504         2-4 Family                                                    6.625                 0.625              0
     17026717              17026717         LIMA                                             OH                      45805         Single Family                                                 8.875                 0.625              0
     17026718              17026718         DAYTON                                           OH                      45405         Single Family                                                  9.25                 0.625              0
     17026719              17026719         PLANO                                            IL                      60545         Single Family                                                  6.75                 0.625              0
     17026658              17026658         GRAND RAPIDS                                     MI                      49503         Single Family                                                 7.875                 0.625              0
     17026660              17026660         HUBER HEIGHTS                                    OH                      45424         Single Family                                                 6.875                 0.625              0
     17026661              17026661         ORANGE BEACH                                     AL                      36561         Single Family                                                  6.75                 0.625              0
     17026662              17026662         CINCINNATI                                       OH                      45226         Single Family                                                 6.875                 0.625              0
     17026663              17026663         WARREN                                           MI                      48088         Single Family                                                   6.5                 0.625              0
     17026664              17026664         CLEARWATER                                       FL                      33755         Single Family                                                 6.875                 0.625              0
     17026666              17026666         INDIANAPOLIS                                     IN                      46205         Single Family                                                  8.75                 0.625              0
     17026667              17026667         LOUISVILLE                                       KY                      40216         Single Family                                                   8.5                 0.625              0
     17026668              17026668         HARWOOD HEIGHTS                                  IL                      60706         Single Family                                                 6.875                 0.625              0
     17026669              17026669         CAZENOVIA                                        NY                      13035         Single Family                                                  7.25                 0.625              0
     17026670              17026670         CLEVELAND                                        OH                      44109         Single Family                                                 6.625                 0.625              0
     17026674              17026674         SYLVANIA                                         OH                      43560         Condominium                                                    8.75                 0.625              0
     17026653              17026653         MICHIGAN CITY                                    IN                      46360         2-4 Family                                                     7.25                 0.625              0
     17026655              17026655         COLUMBIA                                         MO                      65202         Single Family                                                  7.75                 0.625              0
     17026656              17026656         FORT MYERS                                       FL                      33967         Single Family                                                  8.25                 0.625              0
     17026657              17026657         BENTON HARBOR                                    MI                      49022         Single Family                                                  8.75                 0.625              0
     17026624              17026624         MACEDON                                          NY                      14502         Single Family                                                  7.25                 0.625              0
     17026626              17026626         FREEPORT                                         PA                      16229         Single Family                                                     7                 0.625              0
     17026627              17026627         ROCHESTER                                        NY                      14626         Single Family                                                  7.25                 0.625              0
     17026628              17026628         SENECA FALLS                                     NY                      13148         2-4 Family                                                      7.5                 0.625              0
     17026629              17026629         ORMOND BEACH                                     FL                      32174         Single Family                                                 7.125                 0.625              0
     17026631              17026631         CAPE CORAL                                       FL                      33990         Single Family                                                 6.875                 0.625              0
     17026632              17026632         BURLINGTON                                       WI                      53105         Single Family                                                  6.75                 0.625              0
     17026633              17026633         EASTLAKE                                         OH                      44095         Single Family                                                  7.25                 0.625              0
     17026634              17026634         BIRMINGHAM                                       MI                      48009         Condominium                                                    7.25                 0.625              0
     17026635              17026635         LA GRANGE                                        KY                      40031         Single Family                                                 6.875                 0.625              0
     17026636              17026636         TOLEDO                                           OH                      43615         Single Family                                                 7.375                 0.625              0
     17026637              17026637         DETROIT                                          MI                      48238         Single Family                                                 8.625                 0.625              0
     17026638              17026638         DETROIT                                          MI                      48223         Single Family                                                 8.625                 0.625              0
     17026639              17026639         SPRINGFIELD                                      OH                      45505         2-4 Family                                                     8.75                 0.625              0
     17026640              17026640         BARDSTOWN                                        KY                      40004         Single Family                                                 7.125                 0.625              0
     17026641              17026641         COLUMBUS                                         OH                      43201         2-4 Family                                                     8.75                 0.625              0
     17026643              17026643         WORTH                                            IL                      60482         Single Family                                                 6.875                 0.625              0
     17026645              17026645         MC KEES ROCKS                                    PA                      15136         Single Family                                                 8.375                 0.625              0
     17026649              17026649         YOUNGSTOWN                                       OH                      44511         Single Family                                                  7.25                 0.625              0
     17026650              17026650         EVANSVILLE                                       IN                      47714         Single Family                                                 7.375                 0.625              0
     17026652              17026652         THOMPSONS STATION                                TN                      37179         Single Family                                                 6.375                 0.625              0
     17026571              17026571         KINGS MILLS                                      OH                      45034         Single Family                                                  7.75                 0.625              0
     17026572              17026572         WALKER                                           MI                      49544         Condominium                                                   6.875                 0.625              0
     17026573              17026573         OZARK                                            MO                      65721         Single Family                                                  8.75                 0.625              0
     17026574              17026574         BOWLING GREEN                                    OH                      43402         Single Family                                                  7.25                 0.625              0
     17026575              17026575         TOLEDO                                           OH                      43612         Single Family                                                   8.5                 0.625              0
     17026576              17026576         KETTERING                                        OH                      45429         Single Family                                                 6.875                 0.625              0
     17026577              17026577         ROCHESTER                                        NY                      14621         2-4 Family                                                      8.5                 0.625              0
     17026580              17026580         CINCINNATI                                       OH                      45239         Single Family                                                 8.125                 0.625              0
     17026581              17026581         PERRYVILLE                                       KY                      40468         Single Family                                                   7.5                 0.625              0
     17026582              17026582         COLUMBUS                                         OH                      43202         2-4 Family                                                    7.875                 0.625              0
     17026583              17026583         PORTAGE                                          IN                      46368         Single Family                                                     7                 0.625              0
     17026584              17026584         SYRACUSE                                         NY                      13204         2-4 Family                                                     8.75                 0.625              0
     17026587              17026587         GENEVA                                           NY                      14456         2-4 Family                                                    8.875                 0.625              0
     17026589              17026589         INDIANAPOLIS                                     IN                      46220         Single Family                                                  7.75                 0.625              0
     17026590              17026590         SHELBYVILLE                                      IN                      46176         Single Family                                                 8.375                 0.625              0
     17026594              17026594         ATHENS                                           GA                      30601         Single Family                                                   7.5                 0.625              0
     17026596              17026596         LEETSDALE                                        PA                      15056         Single Family                                                   8.5                 0.625              0
     17026597              17026597         NORTH CHICAGO                                    IL                      60064         2-4 Family                                                    8.875                 0.625              0
     17026598              17026598         WOODHAVEN                                        MI                      48183         Single Family                                                 6.875                 0.625              0
     17026600              17026600         GENOA                                            IL                      60135         Single Family                                                  8.75                 0.625              0
     17026601              17026601         EVANSVILLE                                       IN                      47713         Single Family                                                 8.875                 0.625              0
     17026602              17026602         JEFFERSONVILLE                                   IN                      47130         Single Family                                                  6.75                 0.625              0
     17026604              17026604         ROCHESTER                                        NY                      14606         2-4 Family                                                     8.25                 0.625              0
     17026605              17026605         KALAMAZOO                                        MI                      49048         2-4 Family                                                     7.25                 0.625              0
     17026606              17026606         SAINT JOHNS                                      MI                      48879         Single Family                                                  6.75                 0.625              0
     17026607              17026607         GRAND RAPIDS                                     MI                      49534         Single Family                                                   7.5                 0.625              0
     17026608              17026608         LENEXA                                           KS                      66220         PUD                                                            6.75                 0.625              0
     17026610              17026610         LOUISVILLE                                       KY                      40219         Single Family                                                   7.5                 0.625              0
     17026611              17026611         CINCINNATI                                       OH                      45229         2-4 Family                                                      7.5                 0.625              0
     17026612              17026612         DETROIT                                          MI                      48210         Single Family                                                  7.75                 0.625              0
     17026613              17026613         NAPLES                                           FL                      34119         Single Family                                                  7.25                 0.625              0
     17026614              17026614         CHICAGO                                          IL                      60637         2-4 Family                                                     7.25                 0.625              0
     17026615              17026615         GRAND RAPIDS                                     MI                      49506         Single Family                                                  7.25                 0.625              0
     17026616              17026616         SPRINGFIELD                                      OH                      45503         Single Family                                                   8.5                 0.625              0
     17026617              17026617         MACOMB                                           MI                      48044         Single Family                                                 7.625                 0.625              0
     17026618              17026618         HAYESVILLE                                       NC                      28904         Single Family                                                   7.5                 0.625              0
     17026619              17026619         ROCKFORD                                         MI                      49341         Single Family                                                  7.75                 0.625              0
     17026620              17026620         INDIANAPOLIS                                     IN                      46234         Single Family                                                  6.75                 0.625              0
     17026621              17026621         OVERLAND PARK                                    KS                      66221         PUD                                                           6.875                 0.625              0
     17026622              17026622         ORLANDO                                          FL                      32804         Single Family                                                     7                 0.625              0
     17026556              17026556         DAYTON                                           OH                      45420         Single Family                                                 8.875                 0.625              0
     17026557              17026557         CHICAGO                                          IL                      60643         Single Family                                                 7.875                 0.625              0
     17026558              17026558         PENDLETON                                        IN                      46064         PUD                                                               7                 0.625              0
     17026559              17026559         DAYTON                                           OH                      45406         Single Family                                                 8.875                 0.625              0
     17026561              17026561         FISHERS                                          IN                      46038         Single Family                                                 8.375                 0.625              0
     17026562              17026562         WADESVILLE                                       IN                      47638         Single Family                                                  6.75                 0.625              0
     17026563              17026563         FRANKLIN                                         TN                      37069         PUD                                                            6.75                 0.625              0
     17026566              17026566         BROOKFIELD                                       MO                      64628         Single Family                                                 7.375                 0.625              0
     17026568              17026568         LOUISVILLE                                       KY                      40245         Single Family                                                 6.625                 0.625              0
     17026569              17026569         COLUMBUS                                         OH                      43211         Single Family                                                 7.375                 0.625              0
     17026570              17026570         PERRY                                            NY                      14530         2-4 Family                                                    8.875                 0.625              0
     17026520              17026520         CLINTON                                          IN                      47842         Single Family                                                  8.25                 0.625              0
     17026522              17026522         CHAPEL HILL                                      NC                      27516         2-4 Family                                                    9.125                 0.625              0
     17026524              17026524         EUCLID                                           OH                      44119         Single Family                                                     9                 0.625              0
     17026525              17026525         SAINT JOSEPH                                     MI                      49085         Single Family                                                 9.625                 0.625              0
     17026527              17026527         INDIANAPOLIS                                     IN                      46237         Condominium                                                   9.125                 0.625              0
     17026528              17026528         MENDON                                           MI                      49072         Single Family                                                   7.5                 0.625              0
     17026530              17026530         KALAMAZOO                                        MI                      49007         Single Family                                                     9                 0.625              0
     17026531              17026531         SAINT MARYS                                      OH                      45885         Single Family                                                 6.875                 0.625              0
     17026533              17026533         BROWNSTOWN                                       IN                      47220         Single Family                                                 7.125                 0.625              0
     17026534              17026534         OLDSMAR                                          FL                      34677         Single Family                                                  6.75                 0.625              0
     17026535              17026535         RIVERWOODS                                       IL                      60015         PUD                                                           6.875                 0.625              0
     17026538              17026538         GARY                                             IN                      46403         Single Family                                                  7.75                 0.625              0
     17026541              17026541         SANIBEL                                          FL                      33957         Single Family                                                 6.875                 0.625              0
     17026542              17026542         HOLLAND                                          MI                      49423         2-4 Family                                                     7.25                 0.625              0
     17026543              17026543         LINCOLNWOOD                                      IL                      60712         Single Family                                                   7.5                 0.625              0
     17026544              17026544         BARDSTOWN                                        KY                      40004         Single Family                                                     8                 0.625              0
     17026548              17026548         CINCINNATI                                       OH                      45211         2-4 Family                                                        9                 0.625              0
     17026549              17026549         LIBERTY TOWNSHIP                                 OH                      45011         Single Family                                                     9                 0.625              0
     17026550              17026550         LOUISVILLE                                       KY                      40203         Single Family                                                 7.875                 0.625              0
     17026551              17026551         CINCINNATI                                       OH                      45237         2-4 Family                                                     7.75                 0.625              0
     17026552              17026552         CINCINNATI                                       OH                      45237         2-4 Family                                                      7.5                 0.625              0
     17026553              17026553         WALES                                            WI                      53183         Condominium                                                   6.875                 0.625              0
     17026554              17026554         DAYTON                                           OH                      45426         Condominium                                                       9                 0.625              0
     17026515              17026515         PUNTA GORDA                                      FL                      33983         Single Family                                                  6.75                 0.625              0
     17026517              17026517         HUBER HEIGHTS                                    OH                      45424         Single Family                                                   8.5                 0.625              0
     17026518              17026518         CINCINNATI                                       OH                      45219         Single Family                                                 9.125                 0.625              0
     17026922              17026922         WARSAW                                           IN                      46580         Single Family                                                  7.75                 0.625              0
     17026923              17026923         PORT BYRON                                       IL                      61275         Single Family                                                 7.125                 0.625              0
     17026924              17026924         MACHESNEY PARK                                   IL                      61115         Single Family                                                   6.5                 0.625              0
     17026925              17026925         ADDISON                                          IL                      60101         Single Family                                                 6.875                 0.625              0
     17026926              17026926         CHICAGO                                          IL                      60634         PUD                                                           7.875                 0.625              0
     17026927              17026927         ANGOLA                                           IN                      46703         Single Family                                                   6.5                 0.625              0
     17026928              17026928         SIMPSONVILLE                                     KY                      40067         Single Family                                                 7.125                 0.625              0
     17026929              17026929         DAYTON                                           OH                      45424         PUD                                                            8.25                 0.625              0
     17026931              17026931         WEST BLOOMFIELD                                  MI                      48322         Condominium                                                   6.875                 0.625              0
     17026659              17026659         CHICAGO                                          IL                      60649         2-4 Family                                                      8.5                 0.625              0
     17026829              17026829         APOPKA                                           FL                      32712         Single Family                                                     7                 0.625              0
     17004506              17004506         Bowie                                            MD                      20721         Townhouse                                                     7.625                  0.25              0
     16982719              16982719         Delray Beach                                     FL                      33483         PUD                                                           9.125                  0.25              0
     16971921              16971921         Fort Collins                                     CO                      80526         PUD                                                           6.875                  0.25              0
     16978564              16978564         Sparks                                           NV                      89434         PUD                                                             8.5                  0.25              0
     16978574              16978574         Saint Louis                                      MO                      63123         Single Family                                                 7.125                  0.25              0
     16984348              16984348         franklin                                         NJ                       8873         Single Family                                                 8.625                  0.25              0
     16991016              16991016         Union                                            NJ                       7083         Single Family                                                 7.375                  0.25              0
     16991032              16991032         LAKE WORTH                                       FL                      33467         Single Family                                                 7.125                  0.25              0
     16990941              16990941         MORENO VALLEY                                    CA                      92553         Single Family                                                 6.625                  0.25              0
     16990946              16990946         Sacramento                                       CA                      95832         Single Family                                                 6.875                  0.25              0
     16980165              16980165         Gambrills                                        MD                      21054         Single Family                                                     7                  0.25           0.54
     16980172              16980172         Alpharetta                                       GA                      30022         PUD                                                           7.125                  0.25              0
     16851813              16851813         Weslaco                                          TX                      78596         PUD                                                           7.625                  0.25           0.82
     16857177              16857177         Manchester                                       NH                       3103         Single Family                                                     8                  0.25           0.68
     16857226              16857226         Sterling                                         VA                      20164         PUD                                                             6.5                  0.25              0
     16857253              16857253         San Diego                                        CA                      92154         PUD                                                            7.25                  0.25              0
     16857258              16857258         Inver Grove Heights                              MN                      55076         Condominium                                                    7.25                  0.25           0.46
     16857100              16857100         SEDONA                                           AZ                      86336         Condominium                                                    6.75                  0.25              0
     16852544              16852544         Orlando                                          FL                      32826         PUD                                                             7.5                  0.25              0
     16852546              16852546         Brownsville                                      TX                      78520         Single Family                                                 8.125                  0.25              0
     16852496              16852496         Lancaster                                        PA                      17603         Townhouse                                                     7.125                  0.25              0
     16852623              16852623         Reno                                             NV                      89509         Single Family                                                  6.75                  0.25              0
     16912658              16912658         Acworth                                          GA                      30102         Single Family                                                   7.5                  0.25           0.57
     16856156              16856156         DAVIE                                            FL                      33324         PUD                                                            6.75                  0.25              0
     16964986              16964986         TROY                                             MO                      63379         Single Family                                                 7.875                  0.25           1.84
     16965029              16965029         Brownsville                                      TX                      78526         Single Family                                                 7.875                  0.25           1.49
     16965047              16965047         Hubert                                           NC                      28539         Single Family                                                     7                  0.25              0
     16856197              16856197         Sound Beach                                      NY                      11789         Single Family                                                 7.375                  0.25              0
     16964978              16964978         Orlando                                          FL                      32819         Single Family                                                   6.5                  0.25              0
     16968049              16968049         Santa Rosa                                       CA                      95407         Single Family                                                 6.875                  0.25              0
     16968030              16968030         Duluth                                           MN                      55811         Single Family                                                  7.25                  0.25           0.73
     16970198              16970198         Helotes                                          TX                      78023         Single Family                                                 6.625                  0.25              0
     16970214              16970214         Saco                                             ME                       4072         2-4 Family                                                     7.25                  0.25           0.41
     16971805              16971805         Rancho Mirage                                    CA                      92270         PUD                                                            7.75                  0.25              0
     16971874              16971874         Rosharon                                         TX                      77583         PUD                                                           7.125                  0.25              0
     16847240              16847240         Minneapolis                                      MN                      55411         Single Family                                                     7                  0.25           0.46
     16843881              16843881         Naples                                           FL                      34116         Single Family                                                     7                  0.25              0
     16845396              16845396         Cotati                                           CA                      94931         PUD                                                             6.5                  0.25              0
     16845470              16845470         San Benito                                       TX                      78586         Single Family                                                 6.875                  0.25           0.76
     16845501              16845501         Brooksville                                      FL                      34614         Single Family                                                 9.375                  0.25            1.4
     16845516              16845516         Richfield                                        MN                      55446         Single Family                                                 8.125                  0.25           0.72
     16847312              16847312         Riverside                                        MO                      64150         Single Family                                                 7.125                  0.25           0.43
     16847200              16847200         Lilburn                                          GA                      30047         Single Family                                                 7.875                  0.25           0.83
     16847207              16847207         San Diego                                        CA                      92128         Single Family                                                 6.375                  0.25              0
     16848803              16848803         Miami Gardens                                    FL                      33056         Single Family                                                  7.25                  0.25              0
     16848753              16848753         Staten Island                                    NY                      10301         2-4 Family                                                      7.5                  0.25              0
     16848812              16848812         Manistee                                         MI                      49660         Single Family                                                 7.125                  0.25           0.55
     16848952              16848952         Mission                                          TX                      78572         Single Family                                                     8                  0.25              0
     16851521              16851521         Hidalgo                                          TX                      78557         Single Family                                                 6.875                  0.25            0.6
     16851489              16851489         Houston                                          TX                      77045         Single Family                                                 8.125                  0.25           1.07
     16851447              16851447         ALOHA                                            OR                      97006         Single Family                                                 8.625                  0.25              0
     16851648              16851648         Riverdale                                        GA                      30296         PUD                                                            6.75                  0.25              0
     16851565              16851565         Leesburg                                         VA                      20176         Single Family                                                   7.5                  0.25              0
     16851580              16851580         Brick                                            NJ                       8724         Single Family                                                 7.375                  0.25              0
     16851651              16851651         RIDGELY                                          MD                      21660         Single Family                                                 7.875                  0.25              0
     16851709              16851709         Fresno                                           CA                      93725         Single Family                                                   6.5                  0.25              0
     16851768              16851768         Winter Park                                      FL                      32789         Single Family                                                 6.875                  0.25              0
     16851772              16851772         Kissimmee                                        FL                      34741         PUD                                                            6.75                  0.25              0
     16838437              16838437         Myrtle Beach                                     SC                      29579         PUD                                                           7.375                  0.25              0
     16845341              16845341         Perry                                            MI                      48872         Single Family                                                  7.25                  0.25              0
     16811569              16811569         Katy                                             TX                      77494         PUD                                                             8.5                  0.25              0
     16818788              16818788         Harris                                           MN                      55032         Single Family                                                 7.375                  0.25           0.58
     16818851              16818851         Denver                                           CO                      80223         Single Family                                                  6.75                  0.25              0
     16818775              16818775         Denver                                           CO                      80205         2-4 Family                                                    6.875                  0.25              0
     16818961              16818961         Fontana                                          CA                      92336         Single Family                                                  6.75                  0.25              0
     16823352              16823352         Woodbury                                         MN                      55129         PUD                                                               7                  0.25              0
     16823517              16823517         Kissimmee                                        FL                      34744         Single Family                                                 7.125                  0.25              0
     17034721              17034721         Bolingbrook                                      IL                      60440         Single Family                                                 6.375                  0.25              0
     16802941              16802941         Salem                                            MA                       1970         Single Family                                                  7.75                  0.25           0.84
     16787029              16787029         Stone Mountain                                   GA                      30087         Single Family                                                 7.125                  0.25              0
     16775713              16775713         Seeley                                           CA                      92273         Single Family                                                   7.5                  0.25           0.64
     16764813              16764813         Tucson                                           AZ                      85706         Single Family                                                  6.75                  0.25              0
     16772879              16772879         Katy                                             TX                      77449         Single Family                                                 6.625                  0.25              0
     16716205              16716205         Douglasville                                     GA                      30135         PUD                                                            6.75                  0.25              0
     16696354              16696354         BALTIMORE                                        MD                      21230         Townhouse                                                       8.5                  0.25              0
     16693456              16693456         West Palm Beach                                  FL                      33409         Condominium                                                     8.5                  0.25           1.01
     16692412              16692412         Detroit                                          MI                      48235         2-4 Family                                                      8.5                  0.25              0
     16709142              16709142         Brick                                            NJ                       8724         Single Family                                                 6.875                  0.25              0
     16968431              16968431         WILMINGTON                                       NC                      28405         Single Family                                                 8.375                  0.25           0.84
     16968439              16968439         WEST LONG BRANCH                                 NJ                       7764         Single Family                                                  7.25                  0.25              0
     16968450              16968450         MIAMI                                            FL                      33145         Condominium                                                    8.25                  0.25              0
     16968473              16968473         Columbus                                         OH                      43223         Single Family                                                    10                  0.25           1.19
     16968509              16968509         Davenport                                        FL                      33896         Single Family                                                     7                  0.25              0
     16965496              16965496         DURHAM                                           NC                      27705         Single Family                                                   8.5                  0.25           1.79
     16965499              16965499         SAN ANTONIO                                      TX                      78245         PUD                                                           7.125                  0.25              0
     16968575              16968575         KAILUA KONA                                      HI                      96740         Single Family                                                   6.5                  0.25              0
     16968634              16968634         BALTIMORE                                        MD                      21230         Townhouse                                                     7.625                  0.25              0
     16968658              16968658         GRAND PRAIRIE                                    TX                      75050         Single Family                                                 8.625                  0.25              0
     16968720              16968720         BURNSVILLE                                       MN                      55306         Single Family                                                  6.75                  0.25           0.57
     16968789              16968789         DOUGLASVILLE                                     GA                      30135         Single Family                                                 8.375                  0.25              0
     16968808              16968808         APACHE JUNCTION                                  AZ                      85219         Single Family                                                     8                  0.25           0.47
     16968861              16968861         Waxahachie                                       TX                      75165         2-4 Family                                                    8.375                  0.25              0
     16970471              16970471         Royal Palm Beach                                 FL                      33411         Condominium                                                   7.375                  0.25              0
     16970487              16970487         Bay City                                         TX                      77414         Single Family                                                 7.625                  0.25              0
     16970528              16970528         Franklin                                         TN                      37069         PUD                                                           6.875                  0.25              0
     16970538              16970538         Fargo                                            ND                      58103         2-4 Family                                                    7.625                  0.25              0
     16970546              16970546         CHARLOTTE                                        NC                      28262         Single Family                                                   7.5                  0.25              0
     16970547              16970547         Claremore                                        OK                      74019         Single Family                                                  7.75                  0.25           1.13
     16970588              16970588         VICTORVILLE                                      CA                      92394         PUD                                                           7.375                  0.25           0.71
     16970626              16970626         HOUSTON                                          TX                      77069         PUD                                                           8.375                  0.25           0.62
     16970669              16970669         ATLANTA                                          GA                      30314         2-4 Family                                                    9.875                  0.25              0
     16970671              16970671         Allentown                                        PA                      18102         Single Family                                                  6.75                  0.25              0
     16970686              16970686         SAINT FRANCIS                                    WI                      53235         Single Family                                                  7.75                  0.25              0
     16970707              16970707         WEST BEND                                        WI                      53095         Single Family                                                 8.875                  0.25           1.11
     16965592              16965592         RENO                                             NV                      89511         Single Family                                                 6.875                  0.25              0
     16968309              16968309         COLLEGE STATION                                  TX                      77840         Single Family                                                   7.5                  0.25              0
     16968359              16968359         Houston                                          TX                      77089         PUD                                                           8.125                  0.25              0
     16968384              16968384         MARION                                           AR                      72364         Single Family                                                   6.5                  0.25              0
     16968413              16968413         ASHEVILLE                                        NC                      28801         Single Family                                                     7                  0.25           0.69
     16859611              16859611         Dallas                                           TX                      75228         Single Family                                                 7.125                  0.25              0
     16859665              16859665         Las Vegas                                        NV                      89178         PUD                                                           6.875                  0.25              0
     16859672              16859672         ANKENY                                           IA                      50021         Single Family                                                 7.125                  0.25              0
     16962968              16962968         MIAMI                                            FL                      33165         Single Family                                                   8.5                  0.25              0
     16963001              16963001         NORTH HILLS                                      CA                      91343         Condominium                                                    6.25                  0.25              0
     16859161              16859161         MONMOUTH                                         OR                      97361         Single Family                                                  6.75                  0.25              0
     16963127              16963127         Fresno                                           TX                      77545         PUD                                                            8.75                  0.25           0.58
     16963128              16963128         Colton                                           CA                      92324         Single Family                                                  6.75                  0.25              0
     16963145              16963145         KILLEN                                           AL                      35645         Single Family                                                   8.5                  0.25           1.44
     16963201              16963201         Rockledge                                        FL                      32955         Condominium                                                    6.75                  0.25              0
     16859193              16859193         FORT WORTH                                       TX                      76133         Single Family                                                   8.5                  0.25              0
     16963240              16963240         Charlotte                                        NC                      28273         Single Family                                                  7.25                  0.25              0
     16963272              16963272         GLENDALE                                         AZ                      85308         Single Family                                                 7.625                  0.25           1.01
     16963278              16963278         Converse                                         TX                      78109         PUD                                                             8.5                  0.25           1.11
     16963281              16963281         LUFKIN                                           TX                      75904         Single Family                                                  8.25                  0.25              0
     16963284              16963284         Snellville                                       GA                      30039         Single Family                                                  7.25                  0.25              0
     16859336              16859336         Kennesaw                                         GA                      30152         Townhouse                                                         7                  0.25              0
     16859364              16859364         BEND                                             OR                      97701         Single Family                                                     7                  0.25              0
     16963324              16963324         Burnet                                           TX                      78611         PUD                                                           8.125                  0.25           0.78
     16963333              16963333         Hollywood                                        FL                      33019         Hi-Rise Condo                                                   7.5                  0.25              0
     16965209              16965209         NORCO                                            CA                      92860         Single Family                                                 6.375                  0.25              0
     16859372              16859372         ROCKWELL                                         NC                      28138         Single Family                                                 7.375                  0.25           0.57
     16859417              16859417         PLANO                                            TX                      75025         Single Family                                                     7                  0.25              0
     16859444              16859444         Palmdale                                         CA                      93551         PUD                                                           7.625                  0.25              0
     16859480              16859480         ORLANDO                                          FL                      32804         Single Family                                                 8.125                  0.25           1.19
     16859486              16859486         FRESNO                                           CA                      93726         Single Family                                                   7.5                  0.25           0.72
     16965345              16965345         WHITNEY                                          TX                      76692         Single Family                                                     8                  0.25              0
     16965350              16965350         MOUNT LAUREL TOWNSHIP                            NJ                       8054         Single Family                                                   6.5                  0.25              0
     16965412              16965412         Washington                                       DC                      20007         Single Family                                                 7.375                  0.25              0
     16965421              16965421         PLEASANT GROVE                                   UT                      84062         Condominium                                                     7.5                  0.25              0
     16859559              16859559         Peoria                                           AZ                      85383         Single Family                                                   6.5                  0.25              0
     16859569              16859569         Las Vegas                                        NV                      89117         Condominium                                                   7.125                  0.25              0
     16965474              16965474         SAN ANTONIO                                      TX                      78250         PUD                                                           7.125                  0.25              0
     16965485              16965485         SAN ANTONIO                                      TX                      78245         PUD                                                           7.125                  0.25              0
     16856456              16856456         HOLLY HILL                                       FL                      32117         Single Family                                                 9.375                  0.25              0
     16856555              16856555         DECATUR                                          GA                      30034         Single Family                                                   7.5                  0.25           1.01
     16856578              16856578         LARAMIE                                          WY                      82070         Single Family                                                 7.875                  0.25           0.46
     16856585              16856585         PEMBERTON TOWNSHIP                               NJ                       8015         Single Family                                                  6.75                  0.25              0
     16853248              16853248         Houston                                          TX                      77051         2-4 Family                                                    8.375                  0.25              0
     16853253              16853253         Houston                                          TX                      77035         Single Family                                                 7.875                  0.25           1.19
     16856595              16856595         EAGAN                                            MN                      55121         Single Family                                                     7                  0.25              0
     16856639              16856639         Jacksonville                                     FL                      32207         Single Family                                                 8.875                  0.25           1.11
     16856664              16856664         Calimesa                                         CA                      92320         Single Family                                                 6.375                  0.25              0
     16856689              16856689         RIDGEWOOD                                        NY                      11385         Single Family                                                 7.125                  0.25              0
     16856691              16856691         GUERNEVILLE                                      CA                      95446         2-4 Family                                                        7                  0.25              0
     16856717              16856717         ROSELLE                                          NJ                       7203         2-4 Family                                                        7                  0.25              0
     16853280              16853280         Glendale                                         AZ                      85310         PUD                                                            5.75                  0.25              0
     16856725              16856725         TYLER                                            TX                      75701         Single Family                                                   7.5                  0.25              0
     16856799              16856799         BALTIMORE                                        MD                      21218         Townhouse                                                      8.25                  0.25              0
     16856814              16856814         Atlanta                                          GA                      30331         Single Family                                                 7.625                  0.25              0
     16856818              16856818         MILWAUKEE                                        WI                      53209         Single Family                                                    10                  0.25              0
     16856888              16856888         LAS VEGAS                                        NV                      89129         Single Family                                                 6.875                  0.25              0
     16856955              16856955         Sun City West                                    AZ                      85375         PUD                                                           6.125                  0.25              0
     16856959              16856959         PEARLAND                                         TX                      77584         PUD                                                            7.25                  0.25              0
     16856964              16856964         Phoenix                                          AZ                      85085         PUD                                                           6.875                  0.25              0
     16856993              16856993         WAIPAHU                                          HI                      96797         Single Family                                                 6.625                  0.25              0
     16857004              16857004         Sun City                                         AZ                      85351         Single Family                                                 7.625                  0.25              0
     16857319              16857319         BENTON                                           AR                      72015         Single Family                                                  8.25                  0.25              0
     16857440              16857440         Lincoln Park                                     MI                      48146         Single Family                                                   9.5                  0.25           1.33
     16857457              16857457         GRAND PRAIRIE                                    TX                      75052         Single Family                                                   7.5                  0.25              0
     16857531              16857531         Brownsville                                      TX                      78526         Single Family                                                 8.375                  0.25              0
     16857550              16857550         Clifton                                          NJ                       7013         Single Family                                                   7.5                  0.25           0.65
     16859069              16859069         Rockville                                        MD                      20851         Single Family                                                  6.75                  0.25              0
     16856434              16856434         Greenbelt                                        MD                      20770         Condominium                                                     8.5                  0.25           0.76
     16856442              16856442         DUARTE                                           CA                      91010         PUD                                                           6.875                  0.25              0
     16562630              16562630         ASHEVILLE                                        NC                      28801         Townhouse                                                      6.75                  0.25              0
     16852783              16852783         Lincoln Park                                     MI                      48146         Single Family                                                   8.5                  0.25              0
     16852161              16852161         HARBOR CITY                                      CA                      90710         Condominium                                                     6.5                  0.25              0
     16852194              16852194         LAWRENCEVILLE                                    GA                      30045         Single Family                                                 8.875                  0.25           1.28
     16852917              16852917         DAVIDSONVILLE                                    MD                      21035         Single Family                                                 7.375                  0.25              0
     16852927              16852927         Lake Charles                                     LA                      70601         Single Family                                                     8                  0.25              0
     16852933              16852933         ENUMCLAW                                         WA                      98022         Single Family                                                 7.125                  0.25              0
     16852240              16852240         PORT CHARLOTTE                                   FL                      33948         Single Family                                                 7.375                  0.25              0
     16852257              16852257         Taylor                                           MI                      48180         Single Family                                                   7.5                  0.25              0
     16852261              16852261         Lincoln Park                                     MI                      48146         Single Family                                                   7.5                  0.25              0
     16852327              16852327         Detroit                                          MI                      48235         Single Family                                                 7.375                  0.25           0.48
     16852329              16852329         Duncanville                                      TX                      75137         PUD                                                           7.675                  0.25           0.73
     16852423              16852423         Dallas                                           TX                      75219         Condominium                                                   7.125                  0.25              0
     16853117              16853117         BUCKEYE                                          AZ                      85326         PUD                                                           6.625                  0.25              0
     17026867              17026867         CHICAGO                                          IL                      60625         2-4 Family                                                     6.75                 0.625              0
     17026895              17026895         CINCINNATI                                       OH                      45226         Single Family                                                   6.5                 0.625              0
     17027046              17027046         CLINTON                                          MI                      49236         Single Family                                                  7.75                 0.625              0
     16207435              16207435         BARTOW                                           FL                      33830         Single Family                                                 7.875                  0.25              0
     16839059              16839059         LONG BEACH                                       NY                      11561         Single Family                                                   6.5                  0.25              0
     16857447              16857447         PORTERVILLE                                      CA                      93257         Single Family                                                   6.5                  0.25              0
     16835853              16835853         Cumming                                          GA                      30040         Single Family                                                 6.875                  0.25              0
     16848521              16848521         SARATOGA SPRINGS                                 UT                      84045         Single Family                                                     7                  0.25              0
     16851896              16851896         NAPLES                                           FL                      34117         Single Family                                                  7.25                  0.25              0
     16814168              16814168         Naples                                           FL                      34120         Single Family                                                  7.25                  0.25              0
     16729845              16729845         PEMBROKE PINES                                   FL                      33029         PUD                                                           8.375                  0.25           1.44
     17011040              17011040         FISHKILL                                         NY                      12524         Single Family                                                 6.875                  0.25              0
     17011478              17011478         JONESBORO                                        GA                      30238         Single Family                                                  7.75                  0.25              0
     17011479              17011479         KNOXVILLE                                        TN                      37917         2-4 Family                                                    8.125                  0.25              0
     17011480              17011480         TAMARAC                                          FL                      33319         Condominium                                                    6.75                  0.25              0
     17011483              17011483         GARY                                             IN                      46402         Single Family                                                 8.375                  0.25              0
     17011484              17011484         ATLANTA                                          GA                      30318         Single Family                                                 8.875                  0.25              0
     17011486              17011486         ATLANTA                                          GA                      30316         Single Family                                                  9.25                  0.25              0
     17011493              17011493         SPRING HILL                                      FL                      34606         PUD                                                            8.75                  0.25              0
     17011496              17011496         PHOENIXVILLE                                     PA                      19460         Single Family                                                  9.25                  0.25              0
     17011498              17011498         HARTFORD                                         CT                       6120         2-4 Family                                                        7                  0.25              0
     17011500              17011500         NEWARK                                           NJ                       7106         2-4 Family                                                      9.5                  0.25              0

   LOAN_ID              MSERV                 CURRENT_NET_COUPON                   MATURITY_DATE                   STATED_ORIGINAL_TERM                   STATED_REM_TERM                  AMORT_TERM1                  ORIGINAL_BALANCE
   -------              -----                 ------------------                   -------------                   --------------------                   ---------------                  -----------                  ----------------
     17026506             0.015                                    6.36                     20370101                                      360                               358                        360                             119200
     17026507             0.015                                    5.86                     20370201                                      360                               359                        360                             102400
     17026508             0.015                                    6.86                     20360901                                      360                               354                        360                              86400
     17026510             0.015                                   6.235                     20370101                                      360                               358                        360                              65600
     17026795             0.015                                   7.985                     20370101                                      360                               358                        360                              68000
     17026796             0.015                                   7.985                     20370101                                      360                               358                        360                              66000
     17026797             0.015                                   7.985                     20370101                                      360                               358                        360                              64000
     17026798             0.015                                   7.985                     20370101                                      360                               358                        360                              54400
     17026799             0.015                                   7.985                     20370101                                      360                               358                        360                              50400
     17026800             0.015                                    5.86                     20361201                                      360                               357                        360                             236000
     17026801             0.015                                   6.235                     20370101                                      360                               358                        360                             475000
     17026802             0.015                                    5.61                     20370101                                      360                               358                        360                             183000
     17026803             0.015                                    7.86                     20361201                                      360                               357                        360                              68000
     17026804             0.015                                   6.235                     20361201                                      360                               357                        360                              98500
     17026805             0.015                                    5.61                     20370101                                      360                               358                        360                             140000
     17026806             0.015                                    6.36                     20370101                                      360                               358                        360                             164000
     17026808             0.015                                   6.235                     20370101                                      360                               358                        360                             144000
     17026810             0.015                                   6.235                     20370101                                      360                               358                        360                             172850
     17026811             0.015                                   7.235                     20361201                                      360                               357                        360                             916800
     17026812             0.015                                    6.61                     20370201                                      360                               359                        360                             113600
     17026813             0.015                                    6.86                     20361201                                      360                               357                        360                              68400
     17026814             0.015                                   6.235                     20370101                                      360                               358                        360                             377250
     17026815             0.015                                    6.11                     20370101                                      360                               358                        360                              54000
     17026816             0.015                                   5.735                     20370101                                      360                               358                        360                             259000
     17026818             0.015                                   5.985                     20361201                                      360                               357                        360                             148000
     17026819             0.015                                   7.235                     20361201                                      360                               357                        360                             120000
     17026820             0.015                                    5.86                     20361201                                      360                               357                        360                             274999
     17026821             0.015                                   6.735                     20370101                                      360                               358                        360                             110105
     17026822             0.015                                    6.61                     20370101                                      360                               358                        360                              39600
     17026823             0.015                                    5.86                     20370101                                      360                               358                        360                             137600
     17026824             0.015                                    7.11                     20370201                                      360                               359                        360                              59200
     17026825             0.015                                    5.86                     20370101                                      360                               358                        360                             103000
     17026826             0.015                                    6.86                     20361201                                      360                               357                        360                             176400
     17026827             0.015                                    7.11                     20370101                                      360                               358                        360                              80750
     17026828             0.015                                    5.86                     20361201                                      360                               357                        360                              90800
     17026830             0.015                                   6.485                     20370101                                      360                               358                        360                             288000
     17026831             0.015                                   5.735                     20370101                                      360                               358                        360                             780000
     17026832             0.015                                   6.235                     20370101                                      360                               358                        360                             111920
     17026834             0.015                                    6.36                     20370101                                      360                               358                        360                             138800
     17026835             0.015                                    5.86                     20261201                                      240                               237                        240                              35000
     17026836             0.015                                    6.61                     20370101                                      360                               358                        360                             216000
     17026837             0.015                                    6.36                     20370101                                      360                               358                        360                              40100
     17026838             0.015                                    6.61                     20370101                                      360                               358                        360                             220000
     17026839             0.015                                    6.61                     20370101                                      360                               358                        360                              76000
     17026840             0.015                                    7.36                     20361201                                      360                               357                        360                              99200
     17026841             0.015                                   6.235                     20361201                                      360                               357                        360                             185500
     17026842             0.015                                    7.11                     20361201                                      360                               357                        360                             104000
     17026843             0.015                                   5.735                     20370101                                      360                               358                        360                             143500
     17026844             0.015                                   6.485                     20370101                                      360                               358                        360                             117900
     17026845             0.015                                   5.485                     20370201                                      360                               359                        360                             320000
     17026846             0.015                                   6.985                     20370101                                      360                               358                        360                             150000
     17026847             0.015                                   6.485                     20370101                                      360                               358                        360                             313700
     17026848             0.015                                    6.36                     20370201                                      360                               359                        360                              69520
     17026849             0.015                                   6.235                     20370101                                      360                               358                        360                             115500
     17026850             0.015                                    6.11                     20270101                                      240                               238                        240                              90250
     17026851             0.015                                   7.735                     20361201                                      360                               357                        360                             114665
     17026852             0.015                                    6.36                     20370101                                      360                               358                        360                             336000
     17026853             0.015                                   6.985                     20370101                                      360                               358                        360                             204000
     17026854             0.015                                    7.61                     20370101                                      360                               358                        360                             101700
     17026855             0.015                                    6.86                     20370101                                      360                               358                        360                              84500
     17026856             0.015                                   6.985                     20370101                                      360                               358                        360                              67600
     17026857             0.015                                   5.985                     20370101                                      360                               358                        360                             200000
     17026858             0.015                                    6.36                     20370101                                      360                               358                        360                             110000
     17026859             0.015                                   5.985                     20370101                                      360                               358                        360                              38700
     17026860             0.015                                   6.485                     20361201                                      360                               357                        360                             129200
     17026861             0.015                                    6.36                     20370101                                      360                               358                        360                             139200
     17026862             0.015                                    5.86                     20361201                                      360                               357                        360                             165600
     17026863             0.015                                    5.86                     20361201                                      360                               357                        360                             174000
     17026864             0.015                                   6.235                     20370101                                      360                               358                        360                             126500
     17026865             0.015                                    6.61                     20361201                                      360                               357                        360                             184000
     17026866             0.015                                   6.485                     20370101                                      360                               358                        360                             310000
     17026868             0.015                                    6.36                     20370101                                      360                               358                        360                             224000
     17026869             0.015                                    5.61                     20370101                                      360                               358                        360                             105000
     17026870             0.015                                    5.61                     20370101                                      360                               358                        360                             307500
     17026871             0.015                                   6.485                     20370101                                      360                               358                        360                              72000
     17026872             0.015                                   5.735                     20370101                                      360                               358                        360                             311500
     17026873             0.015                                   7.235                     20361201                                      360                               357                        360                             221600
     17026874             0.015                                   6.485                     20370101                                      360                               358                        360                              72000
     17026875             0.015                                    6.11                     20370101                                      360                               358                        360                             145600
     17026876             0.015                                   7.485                     20370201                                      360                               359                        360                              30000
     17026877             0.015                                    6.86                     20370101                                      360                               358                        360                              66025
     17026878             0.015                                   5.735                     20370101                                      360                               358                        360                             176000
     17026879             0.015                                   7.985                     20370201                                      360                               359                        360                              97600
     17026880             0.015                                    5.86                     20370101                                      360                               358                        360                             172000
     17026881             0.015                                   8.235                     20361201                                      360                               357                        360                              95715
     17026883             0.015                                   6.485                     20370101                                      360                               358                        360                             244000
     17026884             0.015                                   6.485                     20361201                                      360                               357                        360                              55000
     17026885             0.015                                   5.735                     20370201                                      360                               359                        360                              55000
     17026886             0.015                                    5.86                     20370101                                      360                               358                        360                             440000
     17026887             0.015                                    6.61                     20370101                                      360                               358                        360                             344000
     17026888             0.015                                    6.61                     20370101                                      360                               358                        360                             120000
     17026889             0.015                                    6.36                     20370101                                      360                               358                        360                              56500
     17026890             0.015                                    8.11                     20370101                                      360                               358                        360                             346750
     17026891             0.015                                   6.235                     20370101                                      360                               358                        360                             110000
     17026892             0.015                                   6.235                     20370101                                      360                               358                        360                             116800
     17026893             0.015                                    6.11                     20370101                                      360                               358                        360                             152000
     17026894             0.015                                    6.11                     20370101                                      360                               358                        360                             250400
     17026896             0.015                                    6.11                     20370101                                      360                               358                        360                             294500
     17026897             0.015                                    6.11                     20370101                                      360                               358                        360                             109550
     17026898             0.015                                    6.61                     20370101                                      360                               358                        360                             230000
     17026899             0.015                                    7.61                     20370101                                      360                               358                        360                              72450
     17026900             0.015                                   6.985                     20370201                                      360                               359                        360                            1200000
     17026901             0.015                                   6.235                     20370101                                      360                               358                        360                             110000
     17026902             0.015                                   6.485                     20370101                                      360                               358                        360                             200000
     17026905             0.015                                   5.735                     20361201                                      360                               357                        360                             132000
     17026906             0.015                                   5.985                     20270101                                      240                               238                        240                             135000
     17026907             0.015                                   6.485                     20370101                                      360                               358                        360                             192000
     17026908             0.015                                   6.485                     20370101                                      360                               358                        360                             440000
     17026909             0.015                                   5.735                     20370201                                      360                               359                        360                             271200
     17026910             0.015                                    6.61                     20370201                                      360                               359                        360                             407500
     17026911             0.015                                    6.11                     20370101                                      360                               358                        360                             276000
     17026913             0.015                                    6.36                     20370101                                      360                               358                        360                              95000
     17026914             0.015                                    6.61                     20370101                                      360                               358                        360                             100800
     17026915             0.015                                    6.61                     20370101                                      360                               358                        360                             103200
     17026916             0.015                                    6.11                     20370101                                      360                               358                        360                              86000
     17026917             0.015                                    5.86                     20370101                                      360                               358                        360                             176000
     17026918             0.015                                   6.235                     20370101                                      360                               358                        360                              52500
     17026919             0.015                                   6.735                     20370101                                      360                               358                        360                             124000
     17026920             0.015                                    6.11                     20370101                                      360                               358                        360                             115250
     17026921             0.015                                    6.11                     20370101                                      360                               358                        360                             272000
     17026753             0.015                                   8.235                     20361201                                      360                               357                        360                             156750
     17026754             0.015                                   6.735                     20370101                                      360                               358                        360                              92000
     17026755             0.015                                    6.36                     20370201                                      360                               359                        360                              96030
     17026756             0.015                                    6.61                     20370101                                      360                               358                        360                              84800
     17026758             0.015                                    6.11                     20370101                                      360                               358                        360                             188000
     17026759             0.015                                   6.235                     20370101                                      360                               358                        360                             124000
     17026760             0.015                                   6.235                     20361201                                      360                               357                        360                             770000
     17026761             0.015                                    5.86                     20361201                                      360                               357                        360                              64000
     17026762             0.015                                    6.61                     20370101                                      360                               358                        360                             488000
     17026763             0.015                                   6.235                     20361201                                      360                               357                        360                              82500
     17026766             0.015                                   7.485                     20361201                                      360                               357                        360                              56000
     17026767             0.015                                    6.11                     20370101                                      360                               358                        360                             126400
     17026768             0.015                                    7.11                     20370101                                      360                               358                        360                              90250
     17026769             0.015                                   6.235                     20361201                                      360                               357                        360                             159250
     17026770             0.015                                    6.61                     20361201                                      360                               357                        360                             126000
     17026771             0.015                                   6.485                     20370101                                      360                               358                        360                             210000
     17026772             0.015                                    6.11                     20370101                                      360                               358                        360                              77000
     17026773             0.015                                   6.985                     20370101                                      360                               358                        360                             625850
     17026774             0.015                                   5.235                     20370101                                      360                               358                        360                             166000
     17026775             0.015                                    5.86                     20370101                                      360                               358                        360                             264600
     17026776             0.015                                   5.735                     20361201                                      360                               357                        360                             160000
     17026777             0.015                                    5.86                     20370101                                      360                               358                        360                             477000
     17026778             0.015                                   6.485                     20370101                                      360                               358                        360                             126400
     17026779             0.015                                    6.36                     20370101                                      360                               358                        360                             120000
     17026780             0.015                                    8.11                     20370101                                      360                               358                        360                              18905
     17026781             0.015                                    5.86                     20361201                                      360                               357                        360                              84525
     17026782             0.015                                   6.735                     20361201                                      360                               357                        360                             181500
     17026783             0.015                                   6.735                     20361201                                      360                               357                        360                              72800
     17026784             0.015                                    6.11                     20370101                                      360                               358                        360                             196800
     17026785             0.015                                    6.36                     20370101                                      360                               358                        360                             126400
     17026786             0.015                                    5.86                     20370101                                      360                               358                        360                             371000
     17026787             0.015                                    6.86                     20361201                                      360                               357                        360                              39000
     17026788             0.015                                    5.61                     20370101                                      360                               358                        360                             245217
     17026789             0.015                                    6.11                     20361201                                      360                               357                        360                              64000
     17026790             0.015                                   6.485                     20361201                                      360                               357                        360                             108000
     17026791             0.015                                    6.11                     20370101                                      360                               358                        360                             162000
     17026792             0.015                                    5.86                     20370101                                      360                               358                        360                             155000
     17026793             0.015                                    6.11                     20370101                                      360                               358                        360                             135000
     17026794             0.015                                   7.985                     20370101                                      360                               358                        360                              68000
     17026720             0.015                                   7.235                     20361201                                      360                               357                        360                             108000
     17026721             0.015                                   5.735                     20370101                                      360                               358                        360                             121520
     17026722             0.015                                    6.86                     20361201                                      360                               357                        360                              61600
     17026726             0.015                                   6.735                     20361201                                      360                               357                        360                             312000
     17026728             0.015                                   6.235                     20370101                                      360                               358                        360                             315000
     17026729             0.015                                   5.735                     20370101                                      360                               358                        360                              68630
     17026730             0.015                                    7.11                     20370201                                      360                               359                        360                              79800
     17026731             0.015                                   8.235                     20361201                                      360                               357                        360                              84000
     17026732             0.015                                   6.235                     20261201                                      240                               237                        240                             242000
     17026734             0.015                                    8.11                     20370101                                      360                               358                        360                             117400
     17026735             0.015                                   5.985                     20361201                                      360                               357                        360                             130000
     17026736             0.015                                   6.235                     20361201                                      360                               357                        360                              76800
     17026737             0.015                                   5.735                     20361201                                      360                               357                        360                             389500
     17026738             0.015                                    5.86                     20361201                                      360                               357                        360                             110000
     17026740             0.015                                   5.985                     20361201                                      360                               357                        360                             100000
     17026742             0.015                                    6.86                     20361201                                      360                               357                        360                             100000
     17026744             0.015                                   6.235                     20370101                                      360                               358                        360                              71920
     17026745             0.015                                    8.11                     20370201                                      360                               359                        360                              54000
     17026746             0.015                                    5.86                     20370101                                      360                               358                        360                              50001
     17026748             0.015                                   5.985                     20370201                                      360                               359                        360                             204000
     17026750             0.015                                   7.235                     20361201                                      360                               357                        360                              64000
     17026751             0.015                                    6.61                     20361201                                      360                               357                        360                             250000
     17026752             0.015                                   6.235                     20370101                                      360                               358                        360                             240000
     16803651             0.015                                    8.36                     20370201                                      360                               359                        360                             119840
     16803278             0.015                                    6.97                     20370101                                      360                               358                        360                             266770
     16803411             0.015                                   6.735                     20370101                                      360                               358                        360                             710500
     16801777             0.015                                    7.11                     20370101                                      360                               358                        360                              80000
     16798808             0.015                                   6.985                     20370101                                      360                               358                        360                             109250
     16798817             0.015                                    7.04                     20370101                                      360                               358                        360                             136000
     16798640             0.015                                   6.235                     20370101                                      360                               358                        360                             220500
     16798571             0.015                                   6.735                     20370201                                      360                               359                        360                             240000
     16798587             0.015                                    6.61                     20370101                                      360                               358                        360                             544677
     16791124             0.015                                    7.11                     20370101                                      360                               358                        360                             538410
     17026986             0.015                                   5.735                     20270101                                      240                               238                        240                             343000
     17013167             0.015                                   6.735                     20370201                                      360                               359                        360                             312000
     16844802             0.015                                   6.755                     20470101                                      360                               358                        480                             249498
     16844814             0.015                                    6.61                     20370101                                      360                               358                        360                             144000
     16844827             0.015                                    7.11                     20370101                                      360                               358                        360                             184000
     17055840             0.015                                   6.985                     20370101                                      360                               358                        360                             195424
     17044082             0.015                                    6.61                     20370101                                      360                               358                        360                             508205
     17048138             0.015                                   7.985                     20270201                                      240                               239                        240                              56800
     17042516             0.015                                    6.11                     20370101                                      360                               358                        360                             289690
     17034421             0.015                                   6.235                     20370201                                      360                               359                        360                             166000
     17034622             0.015                                    6.86                     20370201                                      360                               359                        360                             340000
     17027556             0.015                                   6.485                     20370201                                      360                               359                        360                             184800
     17022119             0.015                                   7.485                     20370201                                      360                               359                        360                             244000
     17015156             0.015                                    7.61                     20370101                                      360                               358                        360                             120000
     17016360             0.015                                   6.235                     20370201                                      360                               359                        360                             445200
     17021081             0.015                                   7.235                     20361201                                      360                               357                        360                             339900
     17014793             0.015                                    6.36                     20370201                                      360                               359                        360                             338550
     17014795             0.015                                    6.36                     20370201                                      360                               359                        360                             470000
     17014797             0.015                                    7.52                     20370201                                      360                               359                        360                             119500
     17014800             0.015                                   6.985                     20370201                                      360                               359                        360                             176000
     17014804             0.015                                   5.735                     20370201                                      360                               359                        360                             388500
     17014962             0.015                                   6.485                     20370201                                      360                               359                        360                             408000
     17014965             0.015                                   5.985                     20370201                                      360                               359                        360                             480000
     17014983             0.015                                    7.36                     20370201                                      360                               359                        360                             159100
     17015005             0.015                                   8.235                     20370201                                      360                               359                        360                             179950
     17012812             0.015                                    9.61                     20370201                                      360                               359                        360                             159200
     17012898             0.015                                    6.36                     20370201                                      360                               359                        360                             176700
     17013454             0.015                                    7.61                     20370201                                      360                               359                        360                             128000
     17013482             0.015                                    5.86                     20470201                                      360                               359                        480                             288000
     17013606             0.015                                   5.985                     20370201                                      360                               359                        360                             283500
     17013633             0.015                                   7.985                     20361201                                      360                               357                        360                             464000
     17012736             0.015                                   7.735                     20361201                                      360                               357                        360                              93440
     17012778             0.015                                   7.755                     20370201                                      360                               359                        360                              94500
     17012786             0.015                                    6.11                     20470201                                      360                               359                        480                             289000
     17011324             0.015                                   6.235                     20370201                                      360                               359                        360                             329600
     17011341             0.015                                   6.235                     20370201                                      360                               359                        360                             243500
     17009182             0.015                                   7.235                     20370201                                      360                               359                        360                             172000
     17009238             0.015                                   6.735                     20370201                                      360                               359                        360                             220000
     17009282             0.015                                    7.61                     20370201                                      360                               359                        360                             364600
     17010990             0.015                                   5.985                     20470201                                      360                               359                        480                             180525
     17011087             0.015                                   6.505                     20370201                                      360                               359                        360                             346007
     17011090             0.015                                   7.485                     20370201                                      360                               359                        360                             188000
     17011200             0.015                                   8.485                     20370201                                      360                               359                        360                             256000
     17011207             0.015                                    6.61                     20370201                                      360                               359                        360                             510000
     17004910             0.015                                    6.71                     20361201                                      360                               357                        360                             360000
     17004913             0.015                                    7.21                     20361201                                      360                               357                        360                             565000
     17004916             0.015                                    6.63                     20461201                                      360                               357                        480                             203000
     17004926             0.015                                   6.305                     20461101                                      360                               356                        480                             285000
     17004931             0.015                                   7.825                     20361201                                      360                               357                        360                              57000
     17004935             0.015                                    7.19                     20370101                                      360                               358                        360                             140000
     17004943             0.015                                    7.11                     20361201                                      360                               357                        360                             180000
     17005027             0.015                                   6.915                     20370201                                      360                               359                        360                             147800
     17005106             0.015                                   6.485                     20370101                                      360                               358                        360                             200000
     17005146             0.015                                   6.985                     20370201                                      360                               359                        360                             305250
     17008957             0.015                                   6.235                     20470201                                      360                               359                        480                             287900
     17008986             0.015                                   6.735                     20470201                                      360                               359                        480                             267000
     17004798             0.015                                    7.36                     20370201                                      360                               359                        360                             159000
     17004801             0.015                                   7.045                     20370101                                      360                               358                        360                             250000
     17004825             0.015                                    6.82                     20370101                                      360                               358                        360                             140000
     17004868             0.015                                     6.6                     20370101                                      360                               358                        360                             103000
     17004870             0.015                                   6.675                     20370101                                      360                               358                        360                             219440
     17004874             0.015                                    6.84                     20370101                                      360                               358                        360                             119000
     17004888             0.015                                   7.235                     20370201                                      360                               359                        360                              88000
     17004891             0.015                                    7.36                     20470301                                      360                               359                        480                             286400
     17004892             0.015                                   6.765                     20361201                                      360                               357                        360                              82800
     17004898             0.015                                     6.6                     20361101                                      360                               356                        360                              67000
     17004902             0.015                                   6.725                     20361201                                      360                               357                        360                             105700
     17004772             0.015                                    6.86                     20370201                                      360                               359                        360                             118808
     17004774             0.015                                   6.635                     20361201                                      360                               357                        360                             109000
     17004778             0.015                                    8.61                     20370201                                      360                               359                        360                             198400
     17004783             0.015                                   7.065                     20370201                                      360                               359                        360                              85000
     17003330             0.015                                   6.585                     20370201                                      360                               359                        360                             385100
     17003368             0.015                                   7.985                     20361101                                      360                               356                        360                              65600
     17004667             0.015                                    6.61                     20370201                                      360                               359                        360                             465800
     17004670             0.015                                    6.61                     20370201                                      360                               359                        360                             160000
     17004672             0.015                                    6.61                     20370201                                      360                               359                        360                             234400
     17004707             0.015                                    6.36                     20361101                                      360                               356                        360                             108000
     17004721             0.015                                    7.61                     20370201                                      360                               359                        360                             285600
     17004751             0.015                                   8.275                     20370101                                      360                               358                        360                              80000
     17002237             0.015                                    6.96                     20370201                                      360                               359                        360                             178000
     17002260             0.015                                    7.11                     20370201                                      360                               359                        360                             121200
     17002277             0.015                                    6.61                     20370201                                      360                               359                        360                             155000
     17002313             0.015                                    9.61                     20370201                                      360                               359                        360                             312000
     17002333             0.015                                    6.36                     20370201                                      360                               359                        360                            1174500
     17003231             0.015                                    5.86                     20370201                                      360                               359                        360                             712800
     16823965             0.015                                    8.38                     20370101                                      360                               358                        360                              55290
     16848649             0.015                                   6.235                     20370101                                      360                               358                        360                             884000
     16990197             0.015                                   6.735                     20370201                                      360                               359                        360                             109200
     17002199             0.015                                   6.895                     20370201                                      360                               359                        360                             119500
     17000380             0.015                                    6.61                     20470201                                      360                               359                        480                             318500
     17000393             0.015                                    6.59                     20370201                                      360                               359                        360                             234000
     17000401             0.015                                    7.11                     20370201                                      360                               359                        360                             239920
     17000436             0.015                                    7.11                     20370201                                      360                               359                        360                             550000
     17000447             0.015                                    6.61                     20370201                                      360                               359                        360                             314910
     17001919             0.015                                   7.735                     20370201                                      360                               359                        360                              35750
     17002004             0.015                                   6.235                     20370201                                      360                               359                        360                            2000000
     17002013             0.015                                   6.735                     20370101                                      360                               358                        360                              99200
     17002027             0.015                                   6.985                     20370201                                      360                               359                        360                             143000
     17002078             0.015                                    8.36                     20370201                                      360                               359                        360                             120000
     17002094             0.015                                    6.11                     20370201                                      360                               359                        360                             532000
     17000319             0.015                                    7.86                     20370201                                      360                               359                        360                             153000
     17000336             0.015                                   6.985                     20470301                                      360                               359                        480                             166300
     16995158             0.015                                   6.735                     20370201                                      360                               359                        360                             230176
     16995172             0.015                                   7.485                     20370201                                      360                               359                        360                             348000
     16995181             0.015                                    7.11                     20470201                                      360                               359                        480                             187500
     16995182             0.015                                   7.485                     20370201                                      360                               359                        360                              88000
     16995204             0.015                                   7.485                     20370201                                      360                               359                        360                             180000
     16995215             0.015                                   5.735                     20370201                                      360                               359                        360                            1105000
     16995219             0.015                                    7.11                     20370201                                      360                               359                        360                             180000
     16995228             0.015                                    6.61                     20370201                                      360                               359                        360                             415668
     16995266             0.015                                   6.485                     20370201                                      360                               359                        360                              56800
     16995324             0.015                                   6.985                     20370201                                      360                               359                        360                             110000
     17000088             0.015                                   6.485                     20370201                                      360                               359                        360                             138100
     17000091             0.015                                    7.36                     20370201                                      360                               359                        360                             188000
     17000161             0.015                                   6.985                     20370201                                      360                               359                        360                             187500
     17000174             0.015                                   7.235                     20370201                                      360                               359                        360                              89600
     16994952             0.015                                   7.485                     20370201                                      360                               359                        360                             124320
     16994958             0.015                                     6.8                     20370201                                      360                               359                        360                             113050
     16994976             0.015                                   7.735                     20370201                                      360                               359                        360                              56250
     16994986             0.015                                   7.415                     20370201                                      360                               359                        360                             123500
     16994999             0.015                                   7.735                     20370201                                      360                               359                        360                              82000
     16995006             0.015                                   6.735                     20360901                                      360                               354                        360                              84000
     16995011             0.015                                    6.86                     20470201                                      360                               359                        480                             243800
     16995031             0.015                                   6.985                     20370201                                      360                               359                        360                             406760
     16995062             0.015                                   7.235                     20370201                                      360                               359                        360                             102469
     16990128             0.015                                   6.235                     20370201                                      360                               359                        360                             875000
     16990143             0.015                                    6.46                     20370201                                      360                               359                        360                             313000
     16990163             0.015                                    6.86                     20370201                                      360                               359                        360                             176724
     16990165             0.015                                    6.17                     20370201                                      360                               359                        360                             205000
     16990167             0.015                                   7.095                     20370201                                      360                               359                        360                             155000
     16990173             0.015                                    6.36                     20370201                                      360                               359                        360                             121600
     16990175             0.015                                   7.235                     20370201                                      360                               359                        360                             222400
     16990177             0.015                                   6.735                     20370201                                      360                               359                        360                             643000
     16990220             0.015                                    6.36                     20470201                                      360                               359                        480                             254000
     16990262             0.015                                   6.985                     20370201                                      360                               359                        360                              96999
     16990274             0.015                                    7.11                     20370201                                      360                               359                        360                             511352
     16990287             0.015                                    7.36                     20370201                                      360                               359                        360                             529750
     16990312             0.015                                    8.36                     20370201                                      360                               359                        360                             136000
     16990315             0.015                                    6.61                     20370201                                      360                               359                        360                             893750
     16991377             0.015                                   6.985                     20370101                                      360                               358                        360                             256500
     16991378             0.015                                    6.99                     20370101                                      360                               358                        360                             100000
     16991379             0.015                                    6.79                     20370101                                      360                               358                        360                             108888
     16991381             0.015                                   6.195                     20370101                                      360                               358                        360                             177000
     16991383             0.015                                    6.14                     20370101                                      360                               358                        360                             193000
     16991385             0.015                                    6.15                     20370101                                      360                               358                        360                             122400
     16991386             0.015                                    6.79                     20370101                                      360                               358                        360                             221500
     16991390             0.015                                   6.495                     20370101                                      360                               358                        360                              90000
     16991393             0.015                                   6.555                     20370101                                      360                               358                        360                             135900
     16991395             0.015                                    6.62                     20370101                                      360                               358                        360                             132000
     16991396             0.015                                   6.345                     20370101                                      360                               358                        360                             232000
     16991397             0.015                                    7.08                     20370101                                      360                               358                        360                             105300
     16991399             0.015                                   6.225                     20370101                                      360                               358                        360                              68000
     16991400             0.015                                   5.995                     20370101                                      360                               358                        360                             261080
     16991401             0.015                                    6.27                     20370101                                      360                               358                        360                             348000
     16991404             0.015                                    6.65                     20370201                                      360                               359                        360                             145000
     16991410             0.015                                    6.46                     20370201                                      360                               359                        360                             181170
     16991413             0.015                                   6.165                     20370101                                      360                               358                        360                             167500
     16991417             0.015                                   6.335                     20370101                                      360                               358                        360                             115360
     16991424             0.015                                    6.43                     20370101                                      360                               358                        360                              90000
     16991425             0.015                                   6.865                     20370101                                      360                               358                        360                              62500
     16991432             0.015                                    6.18                     20370101                                      360                               358                        360                             118500
     16991447             0.015                                    6.54                     20370101                                      360                               358                        360                             147962
     16991506             0.015                                   6.485                     20370201                                      360                               359                        360                             750000
     16991528             0.015                                   5.985                     20370201                                      360                               359                        360                             660000
     16991530             0.015                                    7.36                     20370101                                      360                               358                        360                             368000
     16991532             0.015                                    7.11                     20370201                                      360                               359                        360                             314000
     16991621             0.015                                    8.61                     20461201                                      360                               357                        480                             488750
     16991631             0.015                                    8.11                     20370201                                      360                               359                        360                             240000
     16991679             0.015                                   5.985                     20370201                                      360                               359                        360                            2950000
     16991722             0.015                                   6.734                     20370201                                      360                               359                        360                             167920
     16991762             0.015                                    7.36                     20361201                                      360                               357                        360                             556800
     16991764             0.015                                    6.11                     20470201                                      360                               359                        480                             370000
     16991777             0.015                                   6.235                     20470301                                      360                               359                        480                              86000
     16985123             0.015                                    8.11                     20370201                                      360                               359                        360                              77000
     16985267             0.015                                   6.985                     20370201                                      360                               359                        360                             212000
     16981525             0.015                                   7.235                     20370201                                      360                               359                        360                              52000
     16981642             0.015                                   8.235                     20370201                                      360                               359                        360                             108102
     16981667             0.015                                   7.485                     20370201                                      360                               359                        360                             116000
     16981791             0.015                                    7.11                     20370201                                      360                               359                        360                             155000
     16981816             0.015                                   8.235                     20370201                                      360                               359                        360                              66500
     16981858             0.015                                   8.085                     20370201                                      360                               359                        360                             230000
     16982831             0.015                                   6.735                     20370201                                      360                               359                        360                              86800
     16982868             0.015                                    6.61                     20370201                                      360                               359                        360                              94400
     16982869             0.015                                    6.11                     20370201                                      360                               359                        360                             486750
     16982892             0.015                                   7.235                     20370101                                      360                               358                        360                              94850
     16982906             0.015                                    7.71                     20370101                                      360                               358                        360                             125130
     16982989             0.015                                   5.735                     20370201                                      360                               359                        360                             168687
     16983034             0.015                                   6.485                     20370201                                      360                               359                        360                              54120
     16983150             0.015                                    6.29                     20370201                                      360                               359                        360                             123500
     16983155             0.015                                    7.61                     20370101                                      360                               358                        360                             142400
     16983156             0.015                                    8.36                     20370201                                      360                               359                        360                             276000
     16983168             0.015                                   8.235                     20370101                                      360                               358                        360                             101600
     16984655             0.015                                    6.86                     20370201                                      360                               359                        360                             384000
     16984671             0.015                                    6.13                     20370201                                      360                               359                        360                             181200
     16984713             0.015                                   6.985                     20370201                                      360                               359                        360                             417000
     16984750             0.015                                    6.61                     20370201                                      360                               359                        360                             566000
     16984774             0.015                                    8.36                     20370201                                      360                               359                        360                             148320
     16984794             0.015                                   8.235                     20370201                                      360                               359                        360                             302000
     16984803             0.015                                    8.36                     20370201                                      360                               359                        360                              58800
     16984849             0.015                                   6.165                     20370201                                      360                               359                        360                             195738
     16984947             0.015                                    6.61                     20270201                                      240                               239                        240                             119700
     16984952             0.015                                    6.17                     20470201                                      360                               359                        480                             269835
     16984954             0.015                                   7.235                     20470201                                      360                               359                        480                             141000
     16984969             0.015                                   7.005                     20370201                                      360                               359                        360                             495000
     16985045             0.015                                   9.735                     20370201                                      360                               359                        360                             116000
     16981190             0.015                                   7.275                     20370201                                      360                               359                        360                             156500
     16981207             0.015                                    6.11                     20370201                                      360                               359                        360                             288500
     16981208             0.015                                   6.235                     20470301                                      360                               359                        480                             213750
     16981231             0.015                                    6.61                     20370201                                      360                               359                        360                             223200
     16981282             0.015                                    7.61                     20370201                                      360                               359                        360                             148800
     16981290             0.015                                    7.11                     20370201                                      360                               359                        360                             132904
     16981343             0.015                                   8.235                     20370201                                      360                               359                        360                             127600
     16981473             0.015                                    6.36                     20370201                                      360                               359                        360                             417000
     16981495             0.015                                   7.485                     20370201                                      360                               359                        360                             106000
     16981498             0.015                                   6.985                     20370201                                      360                               359                        360                             404000
     16981157             0.015                                   7.985                     20370201                                      360                               359                        360                             152720
     16981090             0.015                                   6.715                     20470301                                      360                               359                        480                             104000
     16980827             0.015                                   8.735                     20370201                                      360                               359                        360                             134400
     16980830             0.015                                   6.605                     20370201                                      360                               359                        360                             365750
     16980845             0.015                                   8.235                     20370201                                      360                               359                        360                             220000
     16980851             0.015                                   8.235                     20370101                                      360                               358                        360                             290048
     16980864             0.015                                   8.235                     20370201                                      360                               359                        360                              95600
     16980927             0.015                                    6.86                     20370201                                      360                               359                        360                             192000
     16979468             0.015                                   8.235                     20370201                                      360                               359                        360                              92800
     16979475             0.015                                   8.235                     20370201                                      360                               359                        360                              80000
     16979476             0.015                                    5.86                     20370201                                      360                               359                        360                              88800
     16979478             0.015                                   7.235                     20370201                                      360                               359                        360                             189850
     16979479             0.015                                   6.985                     20370201                                      360                               359                        360                             179920
     16979485             0.015                                   7.985                     20370201                                      360                               359                        360                             212250
     16979497             0.015                                   6.735                     20370201                                      360                               359                        360                             192250
     16980398             0.015                                   6.485                     20361201                                      360                               357                        360                             973500
     16980405             0.015                                    6.61                     20370201                                      360                               359                        360                             882000
     16980447             0.015                                   8.235                     20370201                                      360                               359                        360                              52630
     16980470             0.015                                   6.735                     20370201                                      360                               359                        360                             175700
     16980536             0.015                                    7.49                     20370201                                      360                               359                        360                             147400
     16980555             0.015                                   7.235                     20370101                                      360                               358                        360                             412000
     16980595             0.015                                    6.61                     20470201                                      360                               359                        480                             190000
     16980643             0.015                                   6.585                     20370201                                      360                               359                        360                             167500
     16980649             0.015                                   6.925                     20370201                                      360                               359                        360                              50500
     16980686             0.015                                    6.61                     20470201                                      360                               359                        480                             408000
     16980730             0.015                                    6.86                     20470201                                      360                               359                        480                             316000
     16980782             0.015                                   8.235                     20370201                                      360                               359                        360                              66800
     16978930             0.015                                    7.11                     20370201                                      360                               359                        360                             161100
     16978933             0.015                                   6.485                     20370201                                      360                               359                        360                              74000
     16978946             0.015                                   7.485                     20361101                                      360                               356                        360                              96000
     16978962             0.015                                   6.065                     20370201                                      360                               359                        360                             380000
     16978964             0.015                                   7.735                     20370201                                      360                               359                        360                              99200
     16979049             0.015                                   7.235                     20370201                                      360                               359                        360                             114000
     16979073             0.015                                    7.36                     20370201                                      360                               359                        360                             332000
     16979186             0.015                                   7.225                     20370201                                      360                               359                        360                             291802
     16979196             0.015                                   7.235                     20370101                                      360                               358                        360                             137000
     16979221             0.015                                   7.135                     20370201                                      360                               359                        360                             200582
     16979225             0.015                                    6.61                     20370201                                      360                               359                        360                              70000
     16979442             0.015                                   7.265                     20361201                                      360                               357                        360                              65000
     16974190             0.015                                   7.485                     20370201                                      360                               359                        360                              92000
     16974200             0.015                                    6.61                     20370201                                      360                               359                        360                             156000
     16974261             0.015                                    7.11                     20370201                                      360                               359                        360                             147200
     16974291             0.015                                    6.86                     20370201                                      360                               359                        360                             142164
     16974294             0.015                                    6.86                     20370201                                      360                               359                        360                             194400
     16974419             0.015                                   6.355                     20370201                                      360                               359                        360                             150300
     16974434             0.015                                    6.09                     20370201                                      360                               359                        360                             135650
     16974438             0.015                                   7.705                     20370201                                      360                               359                        360                              64800
     16978698             0.015                                   8.235                     20370201                                      360                               359                        360                              67200
     16978722             0.015                                    7.61                     20370201                                      360                               359                        360                             172000
     16978827             0.015                                    7.86                     20370201                                      360                               359                        360                             158900
     16978847             0.015                                    6.85                     20470201                                      360                               359                        480                             540000
     16978854             0.015                                   6.735                     20370201                                      360                               359                        360                             201500
     16978865             0.015                                    6.36                     20370301                                      360                               360                        360                             159000
     16978867             0.015                                    6.61                     20370201                                      360                               359                        360                             216800
     16978877             0.015                                   6.735                     20370201                                      360                               359                        360                             400000
     16978884             0.015                                   6.235                     20370201                                      360                               359                        360                             105350
     16974111             0.015                                    6.86                     20370201                                      360                               359                        360                              67679
     16974120             0.015                                   6.985                     20370201                                      360                               359                        360                             152800
     16974121             0.015                                   6.265                     20370201                                      360                               359                        360                             100000
     16974132             0.015                                    6.61                     20370201                                      360                               359                        360                             193600
     16974162             0.015                                   6.865                     20370101                                      360                               358                        360                             350000
     16973968             0.015                                   7.135                     20370201                                      360                               359                        360                             250000
     16973979             0.015                                   6.915                     20361201                                      360                               357                        360                             108000
     16973989             0.015                                    7.36                     20370201                                      360                               359                        360                              60000
     16973990             0.015                                    7.92                     20361201                                      360                               357                        360                              84900
     16974002             0.015                                    6.61                     20370301                                      360                               360                        360                            1475000
     16974079             0.015                                    6.61                     20370201                                      360                               359                        360                              78600
     16973776             0.015                                    7.61                     20370201                                      360                               359                        360                             128000
     16973796             0.015                                    7.11                     20370201                                      360                               359                        360                             150000
     16970815             0.015                                    7.11                     20370201                                      360                               359                        360                             158211
     16970842             0.015                                    6.86                     20370201                                      360                               359                        360                             350000
     16970885             0.015                                   6.485                     20370201                                      360                               359                        360                             106400
     16973742             0.015                                    7.61                     20370201                                      360                               359                        360                              72800
     16790421             0.015                                    7.11                     20370101                                      360                               358                        360                             493875
     16788887             0.015                                   6.725                     20370201                                      360                               359                        360                             177800
     16788535             0.015                                    7.61                     20370201                                      360                               359                        360                             110000
     16786231             0.015                                   7.225                     20361201                                      360                               357                        360                             160000
     16729680             0.015                                   6.235                     20370101                                      360                               358                        360                             933328
     16729445             0.015                                    7.59                     20361101                                      360                               356                        360                             129520
     16721943             0.015                                     7.4                     20370101                                      360                               358                        360                              79900
     16723295             0.015                                    7.54                     20370101                                      360                               358                        360                             151000
     16721751             0.015                                    6.61                     20370201                                      360                               359                        360                             260000
     16717392             0.015                                    7.11                     20370101                                      360                               358                        360                             107250
     16569854             0.015                                   6.485                     20370201                                      360                               359                        360                             438750
     16350208             0.015                                    6.36                     20360601                                      360                               351                        360                              96000
     17027090             0.015                                   5.735                     20370101                                      360                               358                        360                             215920
     17027091             0.015                                    6.11                     20370201                                      360                               359                        360                             156000
     17027092             0.015                                   7.235                     20370201                                      360                               359                        360                             122000
     17027093             0.015                                    6.61                     20370201                                      360                               359                        360                              56000
     17027094             0.015                                   7.235                     20370201                                      360                               359                        360                             144000
     17027095             0.015                                   7.985                     20370201                                      360                               359                        360                             212000
     17027096             0.015                                   7.985                     20370201                                      360                               359                        360                             111200
     17027097             0.015                                    7.86                     20370201                                      360                               359                        360                             137750
     16780794             0.015                                    7.21                     20361201                                      360                               357                        360                             214100
     16780859             0.015                                    6.67                     20370101                                      360                               358                        360                             242000
     16778722             0.015                                    6.72                     20361201                                      360                               357                        360                             144000
     17027055             0.015                                   6.235                     20270201                                      240                               239                        240                             196000
     17027056             0.015                                   6.235                     20370201                                      360                               359                        360                              94400
     17027058             0.015                                   5.985                     20370201                                      360                               359                        360                             240800
     17027059             0.015                                   6.735                     20370201                                      360                               359                        360                             179000
     17027060             0.015                                   6.735                     20370201                                      360                               359                        360                             179000
     17027061             0.015                                   6.735                     20370201                                      360                               359                        360                             179000
     17027062             0.015                                    6.11                     20370201                                      360                               359                        360                             225000
     17027063             0.015                                    6.61                     20370201                                      360                               359                        360                             136000
     17027064             0.015                                   6.735                     20370201                                      360                               359                        360                              63000
     17027065             0.015                                   7.985                     20370101                                      360                               358                        360                              45600
     17027066             0.015                                   6.485                     20370101                                      360                               358                        360                             173600
     17027067             0.015                                    6.61                     20370101                                      360                               358                        360                             138000
     17027068             0.015                                   7.985                     20370201                                      360                               359                        360                              44000
     17027070             0.015                                   5.485                     20370201                                      360                               359                        360                              66800
     17027071             0.015                                   7.235                     20370201                                      360                               359                        360                             213440
     17027074             0.015                                    6.61                     20370101                                      360                               358                        360                             360000
     17027075             0.015                                   6.735                     20370201                                      360                               359                        360                             220000
     17027076             0.015                                   5.985                     20370201                                      360                               359                        360                              97600
     17027077             0.015                                   7.985                     20370201                                      360                               359                        360                              47200
     17027078             0.015                                   7.985                     20370201                                      360                               359                        360                              52000
     17027079             0.015                                    6.61                     20370201                                      360                               359                        360                              50400
     17027080             0.015                                   6.235                     20370201                                      360                               359                        360                             243600
     17027081             0.015                                    6.36                     20370101                                      360                               358                        360                             112000
     17027083             0.015                                    6.61                     20370201                                      360                               359                        360                             124000
     17027084             0.015                                   7.985                     20370201                                      360                               359                        360                              35200
     17027085             0.015                                    8.36                     20370201                                      360                               359                        360                              44000
     17027087             0.015                                   6.235                     20370201                                      360                               359                        360                              74680
     17027088             0.015                                    7.61                     20370201                                      360                               359                        360                             116910
     17027089             0.015                                    6.61                     20370201                                      360                               359                        360                             168750
     17026995             0.015                                    8.36                     20370201                                      360                               359                        360                             125400
     17026996             0.015                                    5.86                     20370101                                      360                               358                        360                             126400
     17026997             0.015                                    7.36                     20370101                                      360                               358                        360                              60000
     17026998             0.015                                    6.36                     20370101                                      360                               358                        360                              96800
     17026999             0.015                                    5.86                     20370101                                      360                               358                        360                             194750
     17027000             0.015                                   7.985                     20370101                                      360                               358                        360                             166500
     17027001             0.015                                    5.86                     20370101                                      360                               358                        360                             143200
     17027002             0.015                                   5.985                     20370101                                      360                               358                        360                              66800
     17027003             0.015                                   7.985                     20370101                                      360                               358                        360                             137750
     17027004             0.015                                    6.11                     20370201                                      360                               359                        360                             157500
     17027005             0.015                                   6.235                     20370101                                      360                               358                        360                             117000
     17027006             0.015                                    6.36                     20370201                                      360                               359                        360                             208000
     17027007             0.015                                   7.985                     20370201                                      360                               359                        360                              32866
     17027008             0.015                                    7.11                     20370201                                      360                               359                        360                             220000
     17027009             0.015                                    5.86                     20370101                                      360                               358                        360                             107200
     17027010             0.015                                    6.86                     20370101                                      360                               358                        360                              76000
     17027011             0.015                                   7.485                     20370101                                      360                               358                        360                             109000
     17027012             0.015                                    6.86                     20370101                                      360                               358                        360                              60000
     17027013             0.015                                    6.86                     20370101                                      360                               358                        360                             735000
     17027014             0.015                                    6.11                     20370101                                      360                               358                        360                              55300
     17027015             0.015                                    5.61                     20370201                                      360                               359                        360                             169000
     17027016             0.015                                    6.11                     20370101                                      360                               358                        360                              80000
     17027018             0.015                                   6.235                     20370201                                      360                               359                        360                             444000
     17027019             0.015                                   6.985                     20370101                                      360                               358                        360                             101600
     17027020             0.015                                   5.985                     20370201                                      360                               359                        360                             195000
     17027021             0.015                                    7.11                     20370101                                      360                               358                        360                             120000
     17027022             0.015                                    6.11                     20370101                                      360                               358                        360                             148000
     17027024             0.015                                   5.735                     20370101                                      360                               358                        360                             255000
     17027025             0.015                                   6.235                     20370101                                      360                               358                        360                             104800
     17027026             0.015                                    5.86                     20370101                                      360                               358                        360                             128000
     17027027             0.015                                    6.61                     20370101                                      360                               358                        360                              64000
     17027028             0.015                                    5.86                     20370201                                      360                               359                        360                              90000
     17027029             0.015                                    6.11                     20370101                                      360                               358                        360                             139500
     17027030             0.015                                    7.36                     20370101                                      360                               358                        360                             140625
     17027031             0.015                                   7.985                     20370201                                      360                               359                        360                              49500
     17027032             0.015                                   6.235                     20370101                                      360                               358                        360                             140000
     17027033             0.015                                    6.11                     20370201                                      360                               359                        360                              77000
     17027034             0.015                                   7.985                     20370101                                      360                               358                        360                              36000
     17027035             0.015                                    5.36                     20370101                                      360                               358                        360                             109800
     17027036             0.015                                   5.735                     20370201                                      360                               359                        360                             236000
     17027037             0.015                                   6.235                     20370101                                      360                               358                        360                             131200
     17027038             0.015                                   7.485                     20370101                                      360                               358                        360                              93600
     17027039             0.015                                    6.61                     20370101                                      360                               358                        360                              56000
     17027041             0.015                                    6.61                     20370101                                      360                               358                        360                             116000
     17027042             0.015                                    6.11                     20370201                                      360                               359                        360                             252800
     17027043             0.015                                    5.86                     20370201                                      360                               359                        360                             559000
     17027044             0.015                                   6.485                     20370201                                      360                               359                        360                             304000
     17027047             0.015                                   5.985                     20370101                                      360                               358                        360                             364000
     17027048             0.015                                   7.735                     20370201                                      360                               359                        360                             256000
     17027049             0.015                                    5.86                     20370201                                      360                               359                        360                             172000
     17027050             0.015                                    5.86                     20370101                                      360                               358                        360                             132000
     17027051             0.015                                    5.86                     20370101                                      360                               358                        360                             157600
     17027052             0.015                                    5.86                     20370201                                      360                               359                        360                             114800
     17027053             0.015                                    5.86                     20370201                                      360                               359                        360                             116000
     17027054             0.015                                   5.985                     20370201                                      360                               359                        360                             107250
     17026980             0.015                                    6.11                     20370101                                      360                               358                        360                             265000
     17026981             0.015                                    6.11                     20370101                                      360                               358                        360                              58900
     17026982             0.015                                    6.36                     20370101                                      360                               358                        360                              86500
     17026983             0.015                                    6.36                     20370101                                      360                               358                        360                             245000
     17026984             0.015                                    7.86                     20370101                                      360                               358                        360                             135000
     17026987             0.015                                   6.235                     20370201                                      360                               359                        360                              58500
     17026988             0.015                                   6.735                     20370201                                      360                               359                        360                             230000
     17026990             0.015                                    6.61                     20370201                                      360                               359                        360                             266400
     17026991             0.015                                    6.11                     20370201                                      360                               359                        360                             252000
     17026992             0.015                                   5.735                     20370201                                      360                               359                        360                             417000
     17026994             0.015                                    6.61                     20370201                                      360                               359                        360                             696000
     17026958             0.015                                    6.61                     20370101                                      360                               358                        360                              87750
     17026959             0.015                                   6.485                     20370101                                      360                               358                        360                             200000
     17026960             0.015                                   6.235                     20270101                                      240                               238                        240                             260000
     17026961             0.015                                    7.86                     20370101                                      360                               358                        360                              74000
     17026962             0.015                                    5.86                     20370101                                      360                               358                        360                             250000
     17026963             0.015                                   5.985                     20370101                                      360                               358                        360                              98150
     17026965             0.015                                   5.985                     20370101                                      360                               358                        360                              91000
     17026967             0.015                                    6.11                     20370101                                      360                               358                        360                              95000
     17026969             0.015                                    5.86                     20370101                                      360                               358                        360                             148000
     17026970             0.015                                    5.61                     20370201                                      360                               359                        360                             288500
     17026971             0.015                                    7.36                     20370201                                      360                               359                        360                             132000
     17026972             0.015                                   6.235                     20370101                                      360                               358                        360                             140600
     17026974             0.015                                   5.985                     20370201                                      360                               359                        360                             105600
     17026975             0.015                                    6.11                     20370101                                      360                               358                        360                             396000
     17026976             0.015                                    6.36                     20370201                                      360                               359                        360                             119920
     17026977             0.015                                    6.86                     20370201                                      360                               359                        360                              96000
     17027073             0.015                                   5.985                     20320201                                      300                               299                        300                             155000
     17026953             0.015                                   6.985                     20370101                                      360                               358                        360                             126000
     17026954             0.015                                   7.985                     20370101                                      360                               358                        360                             644000
     17026955             0.015                                    6.86                     20370201                                      360                               359                        360                             142400
     17026957             0.015                                   5.735                     20370201                                      360                               359                        360                             417000
     17026943             0.015                                    6.86                     20370101                                      360                               358                        360                              43600
     17026944             0.015                                    6.11                     20370201                                      360                               359                        360                             127200
     17026945             0.015                                   6.235                     20370101                                      360                               358                        360                             148400
     17026946             0.015                                    6.61                     20370101                                      360                               358                        360                              91700
     17026949             0.015                                   5.485                     20370101                                      360                               358                        360                             398000
     17026950             0.015                                    6.86                     20370101                                      360                               358                        360                             120000
     17026951             0.015                                    5.86                     20370101                                      360                               358                        360                             110400
     17026952             0.015                                    8.11                     20370101                                      360                               358                        360                             104000
     17026937             0.015                                    6.61                     20370101                                      360                               358                        360                              80000
     17026938             0.015                                   5.735                     20370101                                      360                               358                        360                             168000
     17026939             0.015                                    5.86                     20370201                                      360                               359                        360                             373000
     17026940             0.015                                    5.86                     20370201                                      360                               359                        360                             332000
     17026942             0.015                                    7.11                     20370101                                      360                               358                        360                              94400
     16777031             0.015                                    6.38                     20470101                                      360                               358                        480                             250000
     16775184             0.015                                    7.11                     20361201                                      360                               357                        360                             123500
     16775243             0.015                                   7.985                     20361201                                      360                               357                        360                             101900
     16775258             0.015                                   7.985                     20361201                                      360                               357                        360                             109900
     16775268             0.015                                   7.985                     20361201                                      360                               357                        360                             103250
     16775061             0.015                                   7.235                     20470201                                      360                               359                        480                             560000
     16765336             0.015                                    5.75                     20370101                                      360                               358                        360                             408500
     16768042             0.015                                   7.855                     20370101                                      360                               358                        360                              97840
     16765640             0.015                                    7.08                     20361201                                      360                               357                        360                             182750
     16358165             0.015                                   7.735                     20360701                                      360                               352                        360                             152800
     17026964             0.015                                    6.61                     20370101                                      360                               358                        360                              96000
     17027045             0.015                                    6.36                     20370201                                      360                               359                        360                            1485000
     16990926             0.015                                   6.985                     20370101                                      360                               358                        360                             268850
     16844741             0.015                                   6.305                     20370101                                      360                               358                        360                             155000
     17026647             0.015                                    6.11                     20261201                                      240                               237                        240                             200000
     17026809             0.015                                   7.235                     20361201                                      360                               357                        360                             231800
     17027069             0.015                                    6.11                     20370101                                      360                               358                        360                             272527
     17027086             0.015                                   5.985                     20370201                                      360                               359                        360                             122250
     17026903             0.015                                   6.235                     20361201                                      360                               357                        360                             165000
     17026749             0.015                                   6.235                     20361201                                      360                               357                        360                             180000
     17026912             0.015                                    7.86                     20361201                                      360                               357                        360                              64800
     17026765             0.015                                   7.485                     20361201                                      360                               357                        360                              60000
     17026947             0.015                                    6.86                     20370101                                      360                               358                        360                             560000
     16844523             0.015                                   6.835                     20370201                                      360                               359                        360                              80750
     16844528             0.015                                    9.49                     20370101                                      360                               358                        360                             140000
     16844487             0.015                                   7.235                     20370101                                      360                               358                        360                             112000
     16844448             0.015                                   6.735                     20370101                                      360                               358                        360                            1650000
     16840322             0.015                                   6.235                     20370201                                      360                               359                        360                             430320
     16844282             0.015                                   6.735                     20470201                                      360                               359                        480                             144000
     16844291             0.015                                   6.925                     20370201                                      360                               359                        360                              78300
     16840236             0.015                                    7.61                     20370201                                      360                               359                        360                             248000
     16840231             0.015                                    6.19                     20370201                                      360                               359                        360                             145350
     17013166             0.015                                    6.36                     20370201                                      360                               359                        360                             508894
     17013168             0.015                                   6.735                     20370101                                      360                               358                        360                             191200
     17013169             0.015                                    6.61                     20370201                                      360                               359                        360                             180000
     16990927             0.015                                   6.235                     20370101                                      360                               358                        360                             488000
     16840038             0.015                                    6.46                     20370101                                      360                               358                        360                             244725
     16839959             0.015                                   7.235                     20370201                                      360                               359                        360                              92000
     16839703             0.015                                    8.11                     20370201                                      360                               359                        360                             128800
     16839775             0.015                                   6.485                     20370101                                      360                               358                        360                             420000
     16839837             0.015                                    6.86                     20370201                                      360                               359                        360                             159400
     16839685             0.015                                    7.02                     20370201                                      360                               359                        360                             125900
     16839698             0.015                                   6.125                     20370101                                      360                               358                        360                             249000
     17011481             0.015                                    7.36                     20461201                                      360                               357                        480                             187500
     17011485             0.015                                    8.11                     20361201                                      360                               357                        360                             232000
     17011488             0.015                                    7.36                     20461201                                      360                               358                        480                             168000
     17011490             0.015                                   8.485                     20470101                                      360                               358                        480                             172800
     17011495             0.015                                    8.11                     20370101                                      360                               358                        360                              76800
     17011497             0.015                                   8.235                     20370101                                      360                               358                        360                             595200
     17011501             0.015                                   9.235                     20370101                                      360                               358                        360                             321100
     17011502             0.015                                   7.985                     20370201                                      360                               359                        360                             222400
     17011503             0.015                                   7.485                     20370201                                      360                               359                        360                             240000
     17011504             0.015                                    8.61                     20470201                                      360                               359                        480                             168750
     17011505             0.015                                    8.61                     20470201                                      360                               359                        480                             168750
     17011506             0.015                                   6.985                     20470201                                      360                               359                        480                             171200
     17011507             0.015                                   6.735                     20370201                                      360                               359                        360                             161000
     16987886             0.015                                    9.11                     20360701                                      360                               352                        360                              58500
     16987887             0.015                                    6.61                     20360701                                      360                               352                        360                             295200
     16987890             0.015                                    7.11                     20370101                                      360                               358                        360                             148000
     16987892             0.015                                    8.86                     20370201                                      360                               359                        360                              58500
     16987893             0.015                                    7.11                     20370101                                      360                               358                        360                             380000
     16987894             0.015                                   7.485                     20370201                                      360                               359                        360                             103000
     16987896             0.015                                   6.235                     20370101                                      360                               358                        360                             130000
     16987897             0.015                                    6.61                     20370101                                      360                               358                        360                             253000
     16987898             0.015                                    7.36                     20370101                                      360                               358                        360                             104000
     16987899             0.015                                    7.86                     20370101                                      360                               358                        360                             623200
     16987900             0.015                                   6.985                     20370101                                      360                               358                        360                             400000
     16987901             0.015                                    6.86                     20370201                                      360                               359                        360                             105000
     16987903             0.015                                   6.985                     20370201                                      360                               359                        360                              81600
     16987904             0.015                                    7.86                     20370201                                      360                               359                        360                             119200
     16987905             0.015                                    7.11                     20370101                                      360                               358                        360                             137600
     16987906             0.015                                    7.11                     20370101                                      360                               358                        360                             160000
     16987907             0.015                                    7.11                     20370201                                      360                               359                        360                             108000
     16987909             0.015                                    6.61                     20370201                                      360                               359                        360                              97500
     16987911             0.015                                   7.485                     20370201                                      360                               359                        360                              76800
     16964127             0.015                                   6.985                     20361101                                      360                               356                        360                             680000
     16964128             0.015                                   6.735                     20361201                                      360                               357                        360                             229500
     16964130             0.015                                    7.11                     20461201                                      360                               357                        480                             336000
     16964131             0.015                                   6.735                     20370101                                      360                               358                        360                             315000
     16964132             0.015                                    6.61                     20361201                                      360                               357                        360                             166300
     16964133             0.015                                   6.985                     20361101                                      360                               356                        360                             171600
     16964134             0.015                                    7.36                     20361001                                      360                               355                        360                            1000000
     16964135             0.015                                    6.86                     20361201                                      360                               357                        360                             230320
     16964136             0.015                                   7.485                     20361001                                      360                               355                        360                              65000
     16964138             0.015                                    7.86                     20361101                                      360                               356                        360                             448000
     16964139             0.015                                   7.235                     20361201                                      360                               357                        360                             417000
     16964140             0.015                                   6.985                     20361101                                      360                               356                        360                             124000
     16964141             0.015                                   6.735                     20460901                                      360                               356                        480                             147000
     16964143             0.015                                    6.61                     20461101                                      360                               356                        480                             548000
     16964144             0.015                                   6.725                     20361101                                      360                               356                        360                             291200
     16964145             0.015                                    6.86                     20361201                                      360                               357                        360                             295000
     16964146             0.015                                   6.985                     20370101                                      360                               358                        360                             212000
     16964148             0.015                                    6.86                     20361201                                      360                               357                        360                             311200
     16964149             0.015                                   6.725                     20361201                                      360                               357                        360                             245000
     16964150             0.015                                   6.985                     20361201                                      360                               357                        360                             141600
     16964152             0.015                                    6.86                     20361201                                      360                               357                        360                             239200
     16964153             0.015                                   6.725                     20361201                                      360                               357                        360                             335000
     16964155             0.015                                    6.61                     20370101                                      360                               358                        360                             245000
     16964157             0.015                                    6.61                     20370101                                      360                               358                        360                             162500
     16964159             0.015                                   6.235                     20470101                                      360                               358                        480                             257500
     16964160             0.015                                    7.36                     20360901                                      360                               354                        360                             190000
     16964161             0.015                                   7.235                     20361001                                      360                               355                        360                             632800
     16964163             0.015                                   6.735                     20361201                                      360                               357                        360                             296000
     16964164             0.015                                   6.985                     20360901                                      360                               354                        360                             750000
     16964165             0.015                                   6.735                     20361101                                      360                               356                        360                             344000
     16964167             0.015                                    6.86                     20361201                                      360                               357                        360                             130800
     16964170             0.015                                    5.61                     20360701                                      360                               352                        360                             180990
     16964172             0.015                                   7.235                     20360701                                      360                               352                        360                             496000
     16964173             0.015                                    7.61                     20360901                                      360                               354                        360                             318750
     16964175             0.015                                   6.485                     20360801                                      360                               353                        360                             273600
     16964178             0.015                                    6.86                     20360901                                      360                               354                        360                             308000
     16964179             0.015                                   6.485                     20360901                                      360                               354                        360                             650000
     16964180             0.015                                    8.11                     20360901                                      360                               354                        360                              97560
     16964181             0.015                                   6.985                     20360901                                      360                               354                        360                             280000
     16964182             0.015                                   8.235                     20360901                                      360                               354                        360                              58200
     16964183             0.015                                   7.485                     20360901                                      360                               354                        360                             313600
     16964185             0.015                                    7.36                     20360901                                      360                               354                        360                             822500
     16964186             0.015                                   6.985                     20360901                                      360                               354                        360                             880000
     16964187             0.015                                    7.36                     20361001                                      360                               355                        360                             264000
     16964188             0.015                                   8.235                     20361001                                      360                               355                        360                             792000
     16964189             0.015                                    6.11                     20360901                                      360                               354                        360                             526400
     16964190             0.015                                   7.235                     20361001                                      360                               355                        360                             226400
     16964197             0.015                                    6.61                     20361001                                      360                               355                        360                             150000
     16964201             0.015                                   6.985                     20360901                                      360                               354                        360                             133000
     16964202             0.015                                    7.11                     20361001                                      360                               355                        360                             235875
     16964206             0.015                                    6.11                     20361001                                      360                               355                        360                             263000
     16964217             0.015                                    6.61                     20360901                                      360                               354                        360                              95200
     16964220             0.015                                   7.985                     20361001                                      360                               355                        360                             999999
     16964222             0.015                                   7.485                     20360901                                      360                               354                        360                             677000
     16964223             0.015                                    8.36                     20360901                                      360                               354                        360                              76600
     16964227             0.015                                   6.985                     20361001                                      360                               355                        360                             656800
     16964228             0.015                                    7.11                     20361001                                      360                               355                        360                             468000
     16964229             0.015                                   6.485                     20361101                                      360                               356                        360                             260000
     16964230             0.015                                   6.235                     20361001                                      360                               355                        360                             340000
     16964231             0.015                                    7.61                     20361001                                      360                               355                        360                             584000
     16964233             0.015                                    7.36                     20361101                                      360                               356                        360                             341100
     16964234             0.015                                   7.985                     20361001                                      360                               355                        360                             172350
     16964235             0.015                                   6.985                     20361001                                      360                               355                        360                             612000
     16964236             0.015                                   6.735                     20361101                                      360                               356                        360                             306400
     16964238             0.015                                    6.61                     20361101                                      360                               356                        360                             355250
     16964239             0.015                                   7.485                     20361101                                      360                               356                        360                             200000
     16964240             0.015                                   6.235                     20361201                                      360                               357                        360                             275407
     16964241             0.015                                    6.61                     20361101                                      360                               356                        360                             480000
     16964242             0.015                                   6.985                     20361101                                      360                               356                        360                             281200
     16964243             0.015                                   6.985                     20361101                                      360                               356                        360                             147200
     16964245             0.015                                   7.735                     20361201                                      360                               357                        360                             243903
     16964247             0.015                                   6.985                     20361201                                      360                               357                        360                             270800
     16964248             0.015                                    6.36                     20361201                                      360                               357                        360                             163500
     16964249             0.015                                   6.235                     20361201                                      360                               357                        360                             279950
     16964250             0.015                                   7.485                     20361101                                      360                               356                        360                             348500
     16964253             0.015                                   6.735                     20470101                                      360                               357                        480                             200000
     16964254             0.015                                    6.61                     20361101                                      360                               356                        360                             412000
     16964256             0.015                                    6.86                     20361201                                      360                               357                        360                             408000
     16964258             0.015                                   6.235                     20361201                                      360                               357                        360                             358350
     16964263             0.015                                    6.86                     20361201                                      360                               357                        360                             307339
     16964264             0.015                                    5.86                     20461201                                      360                               357                        480                             280000
     16964265             0.015                                   6.235                     20461201                                      360                               357                        480                             310000
     16964076             0.015                                    8.36                     20360901                                      360                               354                        360                             216750
     16964079             0.015                                   7.235                     20361001                                      360                               355                        360                             728000
     16964081             0.015                                    6.61                     20361001                                      360                               355                        360                             272000
     16964083             0.015                                   6.485                     20361101                                      360                               356                        360                             296000
     16964084             0.015                                   6.985                     20361101                                      360                               356                        360                             512800
     16964085             0.015                                   6.985                     20461101                                      360                               356                        480                             313600
     16964086             0.015                                   6.485                     20461101                                      360                               356                        480                             402800
     16964088             0.015                                   6.735                     20361101                                      360                               356                        360                             280000
     16964089             0.015                                   6.485                     20470101                                      360                               358                        480                             280000
     16964093             0.015                                    6.61                     20361201                                      360                               357                        360                             102000
     16964098             0.015                                   6.485                     20461001                                      360                               357                        480                             190400
     16964099             0.015                                    7.11                     20470101                                      360                               358                        480                             223200
     16964100             0.015                                    6.86                     20470101                                      360                               358                        480                             321300
     16964101             0.015                                    6.61                     20470101                                      360                               358                        480                             457600
     16964102             0.015                                   6.985                     20461201                                      360                               357                        480                             182880
     16964105             0.015                                    6.86                     20370101                                      360                               358                        360                             143600
     16964108             0.015                                   6.235                     20361101                                      360                               356                        360                             446600
     16964109             0.015                                    6.61                     20361001                                      360                               355                        360                             208000
     16964110             0.015                                    6.36                     20470101                                      360                               358                        480                             225000
     16964113             0.015                                    6.61                     20361201                                      360                               357                        360                              60000
     16964114             0.015                                    7.11                     20361201                                      360                               357                        360                             118720
     16964115             0.015                                    6.36                     20461201                                      360                               357                        480                             121832
     16964116             0.015                                   6.985                     20361201                                      360                               357                        360                             176400
     16964117             0.015                                   6.985                     20461201                                      360                               357                        480                             199000
     16964119             0.015                                    7.36                     20470101                                      360                               358                        480                             166500
     16964121             0.015                                   7.485                     20370101                                      360                               358                        360                             247500
     16964122             0.015                                    6.61                     20361201                                      360                               357                        360                             530000
     16848435             0.015                                    6.11                     20361201                                      360                               357                        360                             580000
     16848436             0.015                                   6.485                     20361201                                      360                               357                        360                             208000
     16848437             0.015                                    6.61                     20361001                                      360                               355                        360                             132000
     16848438             0.015                                   6.735                     20361001                                      360                               355                        360                              70000
     16848439             0.015                                   6.485                     20361201                                      360                               357                        360                             948000
     16848441             0.015                                   7.485                     20360901                                      360                               354                        360                             292000
     16848443             0.015                                    7.36                     20361001                                      360                               355                        360                             515000
     16848444             0.015                                    7.11                     20361001                                      360                               355                        360                             680000
     16848445             0.015                                    7.11                     20361001                                      360                               355                        360                             161100
     16848446             0.015                                    6.61                     20361201                                      360                               357                        360                             117000
     16848447             0.015                                    6.61                     20360901                                      360                               354                        360                             240000
     16848449             0.015                                    7.11                     20361001                                      360                               355                        360                             318550
     16848450             0.015                                    7.36                     20361001                                      360                               355                        360                             172800
     16848451             0.015                                   6.985                     20361001                                      360                               355                        360                             124000
     16848452             0.015                                    6.86                     20361201                                      360                               357                        360                             412000
     16848453             0.015                                    6.86                     20361001                                      360                               355                        360                             128000
     16848454             0.015                                    7.11                     20361001                                      360                               355                        360                             167800
     16848455             0.015                                    7.11                     20361101                                      360                               356                        360                             200000
     16848456             0.015                                    6.86                     20361101                                      360                               356                        360                             464250
     16848457             0.015                                    6.61                     20361101                                      360                               356                        360                             360400
     16848459             0.015                                    6.61                     20361101                                      360                               356                        360                              99700
     16848460             0.015                                   6.985                     20361101                                      360                               356                        360                             343200
     16848463             0.015                                   6.735                     20361101                                      360                               356                        360                             417000
     16848464             0.015                                   6.985                     20361001                                      360                               355                        360                             960000
     16848465             0.015                                   6.485                     20361101                                      360                               356                        360                             295400
     16848466             0.015                                   6.485                     20361101                                      360                               356                        360                             508000
     16848467             0.015                                    6.61                     20361001                                      360                               355                        360                             740000
     16848468             0.015                                    7.11                     20361001                                      360                               355                        360                             500000
     16848470             0.015                                   6.235                     20361201                                      360                               357                        360                             428400
     16848471             0.015                                   6.735                     20361201                                      360                               357                        360                             228800
     16848472             0.015                                   6.735                     20370101                                      360                               358                        360                             592500
     16848473             0.015                                   6.985                     20361101                                      360                               356                        360                             190300
     16848474             0.015                                    6.86                     20361101                                      360                               356                        360                             675500
     16848475             0.015                                    6.61                     20361101                                      360                               356                        360                             512000
     16848476             0.015                                   6.985                     20361101                                      360                               356                        360                             138400
     16848477             0.015                                   6.985                     20361101                                      360                               356                        360                             189600
     16848478             0.015                                   6.985                     20370101                                      360                               358                        360                             535600
     16848479             0.015                                    7.11                     20361101                                      360                               356                        360                             424000
     16848480             0.015                                   6.985                     20361101                                      360                               356                        360                             263200
     16848481             0.015                                    7.11                     20461201                                      360                               357                        480                             152250
     16848482             0.015                                   6.485                     20361201                                      360                               357                        360                             250000
     16848483             0.015                                    7.11                     20361101                                      360                               356                        360                             304000
     16848485             0.015                                   6.735                     20361101                                      360                               356                        360                             156650
     16848488             0.015                                   6.985                     20361101                                      360                               356                        360                             185000
     16848490             0.015                                    6.61                     20361101                                      360                               356                        360                             560000
     16848491             0.015                                   6.735                     20361101                                      360                               356                        360                             134800
     16848492             0.015                                    6.61                     20361101                                      360                               356                        360                             412000
     16848493             0.015                                   7.235                     20361201                                      360                               357                        360                             252000
     16848494             0.015                                   6.235                     20361201                                      360                               357                        360                             720000
     16848495             0.015                                   6.485                     20361201                                      360                               357                        360                             592000
     16848496             0.015                                    6.36                     20361201                                      360                               357                        360                             576000
     16848498             0.015                                   6.735                     20361201                                      360                               357                        360                             492000
     16848501             0.015                                    6.61                     20361201                                      360                               357                        360                             456000
     16848502             0.015                                   7.735                     20361101                                      360                               356                        360                             207000
     16848503             0.015                                   6.485                     20361201                                      360                               357                        360                             124000
     16848504             0.015                                    6.36                     20361201                                      360                               357                        360                             212000
     16848505             0.015                                    6.61                     20461201                                      360                               357                        480                             294400
     16848506             0.015                                   6.985                     20361101                                      360                               356                        360                             130000
     16848507             0.015                                    6.36                     20361201                                      360                               357                        360                             134000
     16848508             0.015                                    7.11                     20361201                                      360                               357                        360                             360000
     16848509             0.015                                   6.735                     20361201                                      360                               357                        360                             484500
     16848510             0.015                                    6.86                     20361201                                      360                               357                        360                             178800
     16848512             0.015                                    7.61                     20361101                                      360                               356                        360                              58800
     16848513             0.015                                    7.11                     20361101                                      360                               356                        360                             139000
     16848515             0.015                                   6.735                     20361201                                      360                               357                        360                             961000
     16848516             0.015                                   5.735                     20361201                                      360                               357                        360                             150800
     16848517             0.015                                   6.485                     20361201                                      360                               357                        360                             706000
     16848518             0.015                                   6.985                     20361201                                      360                               357                        360                             431200
     16848519             0.015                                    6.36                     20361201                                      360                               357                        360                            1000000
     16848520             0.015                                    6.61                     20361201                                      360                               357                        360                              88000
     16848522             0.015                                   7.235                     20361101                                      360                               356                        360                             313000
     16848524             0.015                                   7.235                     20361101                                      360                               356                        360                             322500
     16848525             0.015                                   7.235                     20361101                                      360                               356                        360                              90800
     16848527             0.015                                    7.11                     20361101                                      360                               356                        360                             113900
     16848528             0.015                                    6.61                     20361201                                      360                               357                        360                             530000
     16848529             0.015                                    7.11                     20361101                                      360                               356                        360                             165000
     16848530             0.015                                   7.735                     20361101                                      360                               356                        360                             488000
     16848532             0.015                                   6.485                     20370101                                      360                               358                        360                             590400
     16848533             0.015                                   6.485                     20361201                                      360                               357                        360                             449000
     16848534             0.015                                   6.985                     20370101                                      360                               358                        360                             600000
     16848535             0.015                                   6.735                     20461201                                      360                               357                        480                             296000
     16848536             0.015                                    6.61                     20361201                                      360                               357                        360                             999950
     16848537             0.015                                    7.11                     20361201                                      360                               357                        360                             504000
     16848538             0.015                                   6.235                     20361201                                      360                               357                        360                             607200
     16848540             0.015                                   7.485                     20361201                                      360                               357                        360                              99000
     16848541             0.015                                   6.985                     20361101                                      360                               356                        360                             233250
     16848542             0.015                                    7.36                     20361101                                      360                               356                        360                             273900
     16848543             0.015                                    7.36                     20361201                                      360                               357                        360                             144000
     16848544             0.015                                    7.61                     20361101                                      360                               356                        360                             277500
     16848546             0.015                                   6.485                     20361201                                      360                               357                        360                             454000
     16848547             0.015                                   6.235                     20361201                                      360                               357                        360                             439000
     16848549             0.015                                   6.735                     20361201                                      360                               357                        360                             420000
     16848551             0.015                                   6.985                     20361201                                      360                               357                        360                             732000
     16848552             0.015                                    7.11                     20361201                                      360                               357                        360                             239900
     16848553             0.015                                   5.735                     20361201                                      360                               357                        360                             539400
     16848555             0.015                                    6.36                     20361201                                      360                               357                        360                             444000
     16848556             0.015                                    7.61                     20361201                                      360                               357                        360                             288950
     16848557             0.015                                    6.86                     20361201                                      360                               357                        360                             460000
     16848559             0.015                                   6.735                     20470101                                      360                               357                        480                             261600
     16848562             0.015                                    7.86                     20361201                                      360                               357                        360                             126250
     16848563             0.015                                    6.61                     20370101                                      360                               358                        360                             552000
     16848565             0.015                                   6.235                     20461201                                      360                               357                        480                             271350
     16848567             0.015                                   6.735                     20470101                                      360                               358                        480                             392000
     16848568             0.015                                    6.11                     20370101                                      360                               358                        360                             629600
     16848569             0.015                                    5.61                     20361201                                      360                               357                        360                             540000
     16848570             0.015                                    6.11                     20370101                                      360                               358                        360                             792000
     16848574             0.015                                   6.735                     20361201                                      360                               357                        360                             608000
     16848576             0.015                                    6.86                     20361201                                      360                               357                        360                             130000
     16848577             0.015                                   6.235                     20261201                                      240                               237                        240                             480000
     16848579             0.015                                   7.235                     20361201                                      360                               357                        360                              87000
     16848581             0.015                                   6.985                     20361201                                      360                               357                        360                             164000
     16848582             0.015                                    6.86                     20361201                                      360                               357                        360                             241600
     16848584             0.015                                   6.485                     20361201                                      360                               357                        360                             156000
     16848585             0.015                                    6.61                     20361201                                      360                               357                        360                             536000
     16848586             0.015                                    6.86                     20361201                                      360                               357                        360                             480000
     16848590             0.015                                    6.86                     20461201                                      360                               357                        480                             310300
     16848591             0.015                                   6.485                     20370101                                      360                               358                        360                             675000
     16848593             0.015                                   6.485                     20361201                                      360                               357                        360                             260000
     16848594             0.015                                   6.235                     20361201                                      360                               357                        360                             428000
     16848597             0.015                                   6.485                     20361201                                      360                               357                        360                             119800
     16848598             0.015                                    6.11                     20361201                                      360                               357                        360                             105200
     16848599             0.015                                    7.11                     20361201                                      360                               357                        360                             117000
     16848601             0.015                                    6.61                     20361201                                      360                               357                        360                             508000
     16848602             0.015                                   6.485                     20361201                                      360                               357                        360                             495200
     16848603             0.015                                   6.235                     20361201                                      360                               357                        360                             540650
     16848604             0.015                                   6.735                     20361201                                      360                               357                        360                             126000
     16848605             0.015                                    6.11                     20261201                                      240                               237                        240                             665000
     16848606             0.015                                    6.11                     20361201                                      360                               357                        360                              86650
     16848607             0.015                                    6.11                     20370101                                      360                               358                        360                             486000
     16848608             0.015                                    6.86                     20361201                                      360                               357                        360                             111900
     16848609             0.015                                   6.235                     20361201                                      360                               357                        360                             496000
     16848610             0.015                                   6.235                     20370101                                      360                               358                        360                             685200
     16848611             0.015                                   5.735                     20361201                                      360                               357                        360                             565000
     16848612             0.015                                    6.61                     20361201                                      360                               357                        360                             460000
     16848613             0.015                                    6.61                     20361201                                      360                               357                        360                             520000
     16848614             0.015                                   5.735                     20461201                                      360                               357                        480                             577500
     16848615             0.015                                   6.735                     20370101                                      360                               358                        360                             555200
     16848616             0.015                                   6.735                     20361201                                      360                               357                        360                             509000
     16848617             0.015                                   6.735                     20370101                                      360                               358                        360                             646300
     16848619             0.015                                   6.985                     20361201                                      360                               357                        360                             207200
     16848621             0.015                                    6.11                     20361201                                      360                               357                        360                             612500
     16848622             0.015                                   5.985                     20361201                                      360                               357                        360                             421000
     16848624             0.015                                   6.485                     20370101                                      360                               358                        360                             780000
     16848625             0.015                                   6.485                     20361201                                      360                               357                        360                             824000
     16848626             0.015                                   6.485                     20361201                                      360                               357                        360                             491250
     16848627             0.015                                    6.36                     20361201                                      360                               357                        360                              90400
     16848628             0.015                                   6.735                     20461201                                      360                               358                        480                             246400
     16848633             0.015                                    6.61                     20361201                                      360                               357                        360                             712500
     16848634             0.015                                   6.985                     20361201                                      360                               357                        360                             139100
     16848635             0.015                                    6.11                     20361201                                      360                               357                        360                             975000
     16848637             0.015                                   6.235                     20361201                                      360                               357                        360                             623200
     16848638             0.015                                   6.235                     20361201                                      360                               357                        360                             820000
     16848639             0.015                                    6.11                     20370101                                      360                               358                        360                             500000
     16848640             0.015                                   6.485                     20361201                                      360                               357                        360                             190500
     16848641             0.015                                    7.11                     20370101                                      360                               358                        360                             188000
     16848642             0.015                                   6.235                     20461201                                      360                               357                        480                             435000
     16848643             0.015                                   6.485                     20361201                                      360                               357                        360                             560000
     16848644             0.015                                   6.235                     20370101                                      360                               358                        360                             104000
     16848645             0.015                                   6.235                     20361201                                      360                               357                        360                             516000
     16848646             0.015                                    6.61                     20361201                                      360                               357                        360                             165600
     16848647             0.015                                    6.11                     20370101                                      360                               358                        360                             434400
     16848648             0.015                                    6.36                     20370101                                      360                               358                        360                             640000
     16848650             0.015                                   7.485                     20370101                                      360                               358                        360                             191000
     16848651             0.015                                   6.485                     20361201                                      360                               357                        360                             266250
     16848654             0.015                                    6.61                     20370101                                      360                               358                        360                             448000
     16848655             0.015                                   6.485                     20361201                                      360                               357                        360                            1000000
     16848656             0.015                                    6.36                     20370101                                      360                               358                        360                             536000
     16848657             0.015                                   6.235                     20370101                                      360                               358                        360                             560000
     16848658             0.015                                    6.61                     20361201                                      360                               357                        360                              88000
     16848661             0.015                                    6.11                     20361201                                      360                               357                        360                             593950
     16848662             0.015                                    6.61                     20361201                                      360                               357                        360                             619400
     16848664             0.015                                    6.86                     20370101                                      360                               358                        360                             524000
     16848665             0.015                                    6.36                     20370101                                      360                               358                        360                             534400
     16848667             0.015                                   6.485                     20370101                                      360                               358                        360                             798750
     16848668             0.015                                   6.485                     20370101                                      360                               358                        360                             440000
     16848669             0.015                                   6.235                     20370101                                      360                               358                        360                             489550
     16848670             0.015                                    5.86                     20370101                                      360                               358                        360                             472000
     16848671             0.015                                   6.235                     20370101                                      360                               358                        360                             964500
     16848672             0.015                                    6.61                     20370101                                      360                               358                        360                             568000
     16848673             0.015                                    6.61                     20370101                                      360                               358                        360                             484000
     16848674             0.015                                    6.86                     20370101                                      360                               358                        360                             484000
     16848406             0.015                                   7.235                     20361101                                      360                               356                        360                             276500
     16848411             0.015                                   7.235                     20361001                                      360                               355                        360                              80000
     16848417             0.015                                   6.485                     20361201                                      360                               357                        360                             800000
     16848418             0.015                                    6.36                     20361201                                      360                               357                        360                            1000000
     16848421             0.015                                   6.735                     20361201                                      360                               357                        360                             465580
     16848422             0.015                                    6.61                     20361201                                      360                               357                        360                             598000
     16848424             0.015                                   6.235                     20370101                                      360                               358                        360                             486400
     16848425             0.015                                    6.11                     20361201                                      360                               357                        360                             460000
     16848427             0.015                                   6.985                     20361201                                      360                               357                        360                             620000
     16848428             0.015                                    6.61                     20361001                                      360                               355                        360                             170320
     16848431             0.015                                   7.235                     20361101                                      360                               356                        360                             202000
     16848434             0.015                                   5.985                     20461201                                      360                               357                        480                             200000
     16851053             0.015                                   6.505                     20370201                                      360                               359                        360                             120000
     16851107             0.015                                   6.485                     20370201                                      360                               359                        360                             194400
     16849556             0.015                                    6.86                     20370201                                      360                               359                        360                             187200
     16851268             0.015                                   6.235                     20370201                                      360                               359                        360                             199000
     16851319             0.015                                   6.325                     20361201                                      360                               357                        360                             170000
     16851323             0.015                                   6.485                     20370101                                      360                               358                        360                             266400
     16851379             0.015                                   7.485                     20370101                                      360                               358                        360                             937500
     16851383             0.015                                    6.61                     20370101                                      360                               358                        360                             166406
     16851854             0.015                                   8.235                     20370201                                      360                               359                        360                             146050
     16771696             0.015                                    7.93                     20370101                                      360                               358                        360                              85500
     16772611             0.015                                   6.235                     20470201                                      360                               358                        480                              50050
     16772646             0.015                                   6.734                     20370101                                      360                               358                        360                             453919
     16774909             0.015                                   6.725                     20361201                                      360                               357                        360                              59000
     16847989             0.015                                   8.775                     20370101                                      360                               358                        360                              90000
     16848031             0.015                                    7.36                     20470201                                      360                               358                        480                             120000
     16849013             0.015                                    8.88                     20370201                                      360                               359                        360                             266900
     16849047             0.015                                   6.615                     20461201                                      360                               358                        480                             135000
     16849128             0.015                                    6.96                     20470101                                      360                               358                        480                             215000
     16849157             0.015                                   7.485                     20370201                                      360                               359                        360                             348750
     16849253             0.015                                    7.36                     20370201                                      360                               359                        360                             528000
     16849303             0.015                                    6.86                     20370201                                      360                               359                        360                             200000
     16849416             0.015                                    6.59                     20370101                                      360                               358                        360                             117000
     16847812             0.015                                    7.11                     20370101                                      360                               358                        360                             171359
     16847818             0.015                                   7.235                     20370201                                      360                               359                        360                             568000
     16845618             0.015                                   9.665                     20370101                                      360                               358                        360                              80000
     16845722             0.015                                    7.23                     20370101                                      360                               358                        360                             262500
     16846197             0.015                                    7.15                     20470201                                      360                               358                        480                             201549
     16846232             0.015                                   6.865                     20361201                                      360                               357                        360                              49500
     16846268             0.015                                   6.485                     20370101                                      360                               358                        360                             419992
     16847475             0.015                                   7.605                     20370201                                      360                               359                        360                             112500
     16847477             0.015                                    7.36                     20370201                                      360                               359                        360                              68000
     16847480             0.015                                   6.985                     20370201                                      360                               359                        360                             735000
     16847614             0.015                                    6.36                     20370101                                      360                               358                        360                             420000
     16847620             0.015                                   6.985                     20470101                                      360                               358                        480                             143000
     16845935             0.015                                    9.79                     20370101                                      360                               358                        360                             103000
     16845951             0.015                                    6.61                     20361101                                      360                               356                        360                             496000
     16845977             0.015                                    7.36                     20360801                                      360                               353                        360                             181710
     16846043             0.015                                    7.11                     20370101                                      360                               358                        360                             573220
     16846047             0.015                                   6.485                     20370201                                      360                               359                        360                             741878
     16835565             0.015                                   6.485                     20470101                                      360                               358                        480                             237500
     16835570             0.015                                    6.61                     20370101                                      360                               358                        360                             440000
     16835611             0.015                                   8.235                     20370201                                      360                               359                        360                             110000
     16835624             0.015                                    9.68                     20370101                                      360                               358                        360                              70000
     16838808             0.015                                    7.61                     20370101                                      360                               358                        360                             468000
     16838933             0.015                                    7.36                     20370101                                      360                               358                        360                             641250
     16838936             0.015                                   6.485                     20370201                                      360                               359                        360                             132000
     16838946             0.015                                   6.485                     20370201                                      360                               359                        360                             160000
     16835693             0.015                                   6.735                     20370101                                      360                               358                        360                             272000
     16835764             0.015                                    7.36                     20370101                                      360                               358                        360                              55920
     16838987             0.015                                   6.985                     20370201                                      360                               359                        360                              85200
     16839011             0.015                                    6.11                     20370201                                      360                               359                        360                            1000000
     16835849             0.015                                    6.61                     20370101                                      360                               358                        360                             487752
     16835856             0.015                                    7.11                     20370201                                      360                               359                        360                             141493
     16839072             0.015                                   6.605                     20370201                                      360                               359                        360                             139500
     16839077             0.015                                   7.235                     20370201                                      360                               359                        360                             168000
     16839118             0.015                                   6.665                     20370101                                      360                               358                        360                             306700
     16835861             0.015                                   6.485                     20370101                                      360                               358                        360                             179192
     16835926             0.015                                    6.61                     20370101                                      360                               358                        360                             370500
     16836002             0.015                                    7.86                     20370101                                      360                               358                        360                             172000
     16838603             0.015                                   6.985                     20370101                                      360                               358                        360                             700000
     16838718             0.015                                   6.585                     20370101                                      360                               358                        360                             300000
     16832897             0.015                                   6.735                     20370201                                      360                               359                        360                              84000
     16832913             0.015                                   6.985                     20370201                                      360                               359                        360                             730032
     16832967             0.015                                   6.735                     20370201                                      360                               359                        360                             319900
     16833193             0.015                                   7.355                     20370101                                      360                               358                        360                              80000
     16833296             0.015                                   8.745                     20370101                                      360                               358                        360                             459000
     16835174             0.015                                   6.235                     20370301                                      360                               360                        360                             400000
     16835245             0.015                                    6.36                     20370201                                      360                               359                        360                             862500
     16835327             0.015                                   8.235                     20370201                                      360                               359                        360                             110000
     16835384             0.015                                   6.485                     20370201                                      360                               359                        360                             200000
     16826736             0.015                                    6.61                     20370101                                      360                               358                        360                             156852
     16826753             0.015                                    6.11                     20370101                                      360                               358                        360                             579540
     16824009             0.015                                    7.61                     20370201                                      360                               359                        360                              93700
     16826789             0.015                                    6.86                     20370101                                      360                               358                        360                             436000
     16826883             0.015                                   7.735                     20370101                                      360                               358                        360                              92000
     16824288             0.015                                    7.61                     20370201                                      360                               359                        360                             159200
     16832822             0.015                                    6.11                     20370201                                      360                               359                        360                             591500
     16823788             0.015                                   6.734                     20370101                                      360                               358                        360                             547700
     16819431             0.015                                   6.235                     20370101                                      360                               358                        360                             437880
     16823880             0.015                                    5.86                     20370101                                      360                               358                        360                             453600
     16819531             0.015                                   6.985                     20470201                                      360                               359                        480                             222400
     16809755             0.015                                    6.52                     20370101                                      360                               358                        360                             211000
     16813604             0.015                                    7.86                     20370201                                      360                               359                        360                             124000
     16814056             0.015                                    6.27                     20370101                                      360                               358                        360                             299500
     16809556             0.015                                    7.36                     20370101                                      360                               358                        360                             255920
     16804068             0.015                                    5.61                     20370101                                      360                               358                        360                             144000
     16806827             0.015                                   6.734                     20370101                                      360                               358                        360                             425744
     16803931             0.015                                   8.235                     20370201                                      360                               359                        360                             105600
     16806974             0.015                                   7.855                     20370101                                      360                               358                        360                             190000
     16807110             0.015                                   6.735                     20370101                                      360                               358                        360                             204000
     16804047             0.015                                    6.68                     20370201                                      360                               359                        360                             292000
     16807327             0.015                                    6.36                     20370201                                      360                               359                        360                             450000
     16715221             0.015                                    7.36                     20361201                                      360                               357                        360                             111212
     16711136             0.015                                    7.36                     20370201                                      360                               359                        360                             122000
     16710187             0.015                                    7.11                     20361001                                      360                               355                        360                              72000
     16710194             0.015                                    7.11                     20361001                                      360                               355                        360                              72000
     17026932             0.015                                    6.11                     20370101                                      360                               358                        360                             151000
     17026933             0.015                                    6.61                     20370101                                      360                               358                        360                             101600
     17026934             0.015                                    5.86                     20370101                                      360                               358                        360                             172250
     17026935             0.015                                    8.11                     20370101                                      360                               358                        360                              83125
     17026936             0.015                                   7.985                     20370101                                      360                               358                        360                              44800
     16544224             0.015                                    7.36                     20360901                                      360                               354                        360                             124320
     17026675             0.015                                   7.235                     20370101                                      360                               358                        360                            1050000
     17026676             0.015                                   6.735                     20361201                                      360                               357                        360                             748000
     17026677             0.015                                   5.735                     20370101                                      360                               358                        360                             335000
     17026678             0.015                                   6.235                     20361201                                      360                               357                        360                             227500
     17026679             0.015                                    6.11                     20370101                                      360                               358                        360                              37350
     17026680             0.015                                    6.11                     20370101                                      360                               358                        360                              70000
     17026681             0.015                                   6.735                     20361201                                      360                               357                        360                              55100
     17026682             0.015                                   6.235                     20361201                                      360                               357                        360                             290500
     17026683             0.015                                   7.235                     20361201                                      360                               357                        360                             152000
     17026684             0.015                                   8.235                     20361201                                      360                               357                        360                              18400
     17026685             0.015                                   6.235                     20370201                                      360                               359                        360                             238400
     17026686             0.015                                    5.86                     20361201                                      360                               357                        360                             200000
     17026687             0.015                                    7.11                     20361201                                      360                               357                        360                             198400
     17026688             0.015                                    6.86                     20361201                                      360                               357                        360                              77000
     17026689             0.015                                    6.36                     20370101                                      360                               358                        360                              55000
     17026690             0.015                                    8.11                     20361201                                      360                               357                        360                              37080
     17026691             0.015                                    6.11                     20370101                                      360                               358                        360                             200000
     17026692             0.015                                    7.61                     20370101                                      360                               358                        360                             120000
     17026693             0.015                                   6.235                     20370101                                      360                               358                        360                             108500
     17026694             0.015                                    8.11                     20370101                                      360                               358                        360                              48000
     17026697             0.015                                    6.61                     20370101                                      360                               358                        360                             136000
     17026698             0.015                                    6.36                     20370101                                      360                               358                        360                             140700
     17026699             0.015                                    6.11                     20361201                                      360                               357                        360                             105000
     17026700             0.015                                   6.235                     20370101                                      360                               358                        360                             276000
     17026702             0.015                                   5.985                     20361201                                      360                               357                        360                             130000
     17026703             0.015                                    8.11                     20361201                                      360                               357                        360                              36450
     17026704             0.015                                    6.86                     20361201                                      360                               357                        360                             480000
     17026705             0.015                                    8.11                     20361201                                      360                               357                        360                              34200
     17026706             0.015                                    8.11                     20361201                                      360                               357                        360                              34200
     17026707             0.015                                    6.86                     20370101                                      360                               358                        360                             175000
     17026708             0.015                                    6.11                     20370101                                      360                               358                        360                             222400
     17026709             0.015                                    6.11                     20370101                                      360                               358                        360                             136000
     17026710             0.015                                    7.86                     20361201                                      360                               357                        360                             114665
     17026711             0.015                                   7.485                     20361201                                      360                               357                        360                              72000
     17026712             0.015                                    5.86                     20270201                                      240                               239                        240                             215000
     17026713             0.015                                   7.235                     20361201                                      360                               357                        360                              69600
     17026714             0.015                                    6.61                     20370101                                      360                               358                        360                             300000
     17026715             0.015                                    5.86                     20361201                                      360                               357                        360                             309000
     17026716             0.015                                   5.985                     20361201                                      360                               357                        360                              54000
     17026717             0.015                                   8.235                     20361201                                      360                               357                        360                             205500
     17026718             0.015                                    8.61                     20361201                                      360                               357                        360                              45000
     17026719             0.015                                    6.11                     20361201                                      360                               357                        360                             143000
     17026658             0.015                                   7.235                     20370101                                      360                               358                        360                             129200
     17026660             0.015                                   6.235                     20370101                                      360                               358                        360                             104500
     17026661             0.015                                    6.11                     20361101                                      360                               356                        360                             613600
     17026662             0.015                                   6.235                     20361201                                      360                               357                        360                             170000
     17026663             0.015                                    5.86                     20370201                                      360                               359                        360                             109380
     17026664             0.015                                   6.235                     20370201                                      360                               359                        360                             417000
     17026666             0.015                                    8.11                     20361101                                      360                               356                        360                             110000
     17026667             0.015                                    7.86                     20261201                                      240                               237                        240                              85000
     17026668             0.015                                   6.235                     20361201                                      360                               357                        360                             725000
     17026669             0.015                                    6.61                     20361201                                      360                               357                        360                             148000
     17026670             0.015                                   5.985                     20370101                                      360                               358                        360                              68000
     17026674             0.015                                    8.11                     20370101                                      360                               358                        360                              49500
     17026653             0.015                                    6.61                     20370101                                      360                               358                        360                              80000
     17026655             0.015                                    7.11                     20361201                                      360                               357                        360                             133000
     17026656             0.015                                    7.61                     20361201                                      360                               357                        360                             230000
     17026657             0.015                                    8.11                     20361101                                      360                               356                        360                              65600
     17026624             0.015                                    6.61                     20361101                                      360                               356                        360                             120000
     17026626             0.015                                    6.36                     20361201                                      360                               357                        360                             100800
     17026627             0.015                                    6.61                     20361101                                      360                               356                        360                             100000
     17026628             0.015                                    6.86                     20361101                                      360                               356                        360                              63000
     17026629             0.015                                   6.485                     20370101                                      360                               358                        360                              96000
     17026631             0.015                                   6.235                     20370101                                      360                               358                        360                             208000
     17026632             0.015                                    6.11                     20361101                                      360                               356                        360                             530000
     17026633             0.015                                    6.61                     20370101                                      360                               358                        360                             140000
     17026634             0.015                                    6.61                     20361101                                      360                               356                        360                             504000
     17026635             0.015                                   6.235                     20370101                                      360                               358                        360                              66000
     17026636             0.015                                   6.735                     20370101                                      360                               358                        360                             103500
     17026637             0.015                                   7.985                     20370101                                      360                               358                        360                              48000
     17026638             0.015                                   7.985                     20370101                                      360                               358                        360                              51200
     17026639             0.015                                    8.11                     20361201                                      360                               357                        360                              39600
     17026640             0.015                                   6.485                     20370101                                      360                               358                        360                              89000
     17026641             0.015                                    8.11                     20361101                                      360                               356                        360                             107900
     17026643             0.015                                   6.235                     20370101                                      360                               358                        360                             197000
     17026645             0.015                                   7.735                     20361201                                      360                               357                        360                              66600
     17026649             0.015                                    6.61                     20361101                                      360                               356                        360                              27000
     17026650             0.015                                   6.735                     20261201                                      240                               237                        240                              23300
     17026652             0.015                                   5.735                     20270101                                      240                               238                        240                             224000
     17026571             0.015                                    7.11                     20370101                                      360                               358                        360                             205000
     17026572             0.015                                   6.235                     20370101                                      360                               358                        360                             137600
     17026573             0.015                                    8.11                     20360901                                      360                               354                        360                              88200
     17026574             0.015                                    6.61                     20361101                                      360                               356                        360                             121000
     17026575             0.015                                    7.86                     20361001                                      360                               355                        360                              76000
     17026576             0.015                                   6.235                     20361101                                      360                               356                        360                             384000
     17026577             0.015                                    7.86                     20361201                                      360                               357                        360                              63000
     17026580             0.015                                   7.485                     20361001                                      360                               355                        360                              92800
     17026581             0.015                                    6.86                     20361201                                      360                               357                        360                             128250
     17026582             0.015                                   7.235                     20361001                                      360                               355                        360                             159290
     17026583             0.015                                    6.36                     20361101                                      360                               356                        360                             880000
     17026584             0.015                                    8.11                     20261101                                      240                               236                        240                              59960
     17026587             0.015                                   8.235                     20361001                                      360                               355                        360                              47745
     17026589             0.015                                    7.11                     20361001                                      360                               355                        360                             118400
     17026590             0.015                                   7.735                     20361001                                      360                               355                        360                              61200
     17026594             0.015                                    6.86                     20361001                                      360                               355                        360                             117000
     17026596             0.015                                    7.86                     20361101                                      360                               356                        360                              51200
     17026597             0.015                                   8.235                     20361101                                      360                               356                        360                              97200
     17026598             0.015                                   6.235                     20361201                                      360                               357                        360                              79500
     17026600             0.015                                    8.11                     20361101                                      360                               356                        360                              48000
     17026601             0.015                                   8.235                     20361001                                      360                               355                        360                              45000
     17026602             0.015                                    6.11                     20370101                                      360                               358                        360                              84000
     17026604             0.015                                    7.61                     20361101                                      360                               356                        360                              78750
     17026605             0.015                                    6.61                     20361101                                      360                               356                        360                            50953.6
     17026606             0.015                                    6.11                     20370101                                      360                               358                        360                             173582
     17026607             0.015                                    6.86                     20361201                                      360                               357                        360                             220000
     17026608             0.015                                    6.11                     20361101                                      360                               356                        360                             248800
     17026610             0.015                                    6.86                     20370101                                      360                               358                        360                              88000
     17026611             0.015                                    6.86                     20361001                                      360                               355                        360                             207000
     17026612             0.015                                    7.11                     20361101                                      360                               356                        360                              80000
     17026613             0.015                                    6.61                     20361101                                      360                               356                        360                             928250
     17026614             0.015                                    6.61                     20361101                                      360                               356                        360                             200000
     17026615             0.015                                    6.61                     20361201                                      360                               357                        360                             168400
     17026616             0.015                                    7.86                     20361101                                      360                               356                        360                              90450
     17026617             0.015                                   6.985                     20370101                                      360                               358                        360                             172500
     17026618             0.015                                    6.86                     20361101                                      360                               356                        360                              65000
     17026619             0.015                                    7.11                     20370101                                      360                               358                        360                             280000
     17026620             0.015                                    6.11                     20361001                                      360                               355                        360                             700000
     17026621             0.015                                   6.235                     20361101                                      360                               356                        360                             551200
     17026622             0.015                                    6.36                     20370101                                      360                               358                        360                             268000
     17026556             0.015                                   8.235                     20361001                                      360                               355                        360                              63175
     17026557             0.015                                   7.235                     20361201                                      360                               357                        360                              92300
     17026558             0.015                                    6.36                     20261001                                      240                               235                        240                             145000
     17026559             0.015                                   8.235                     20360901                                      360                               354                        360                              24300
     17026561             0.015                                   7.735                     20360901                                      360                               354                        360                             118620
     17026562             0.015                                    6.11                     20261001                                      240                               235                        240                              75000
     17026563             0.015                                    6.11                     20361201                                      360                               357                        360                             175000
     17026566             0.015                                   6.735                     20361101                                      360                               356                        360                             126000
     17026568             0.015                                   5.985                     20370101                                      360                               358                        360                             200000
     17026569             0.015                                   6.735                     20361201                                      360                               357                        360                              65950
     17026570             0.015                                   8.235                     20361101                                      360                               356                        360                              44100
     17026520             0.015                                    7.61                     20360801                                      360                               353                        360                              90000
     17026522             0.015                                   8.485                     20360901                                      360                               354                        360                             640000
     17026524             0.015                                    8.36                     20360901                                      360                               354                        360                             127750
     17026525             0.015                                   8.985                     20360801                                      360                               353                        360                             146700
     17026527             0.015                                   8.485                     20360801                                      360                               353                        360                              77140
     17026528             0.015                                    6.86                     20361001                                      360                               355                        360                             208000
     17026530             0.015                                    8.36                     20360901                                      360                               354                        360                              68000
     17026531             0.015                                   6.235                     20261101                                      240                               236                        240                             110200
     17026533             0.015                                   6.485                     20361201                                      360                               357                        360                             471800
     17026534             0.015                                    6.11                     20370201                                      360                               359                        360                              52000
     17026535             0.015                                   6.235                     20361101                                      360                               356                        360                             615021
     17026538             0.015                                    7.11                     20360901                                      360                               354                        360                              90400
     17026541             0.015                                   6.235                     20260901                                      240                               234                        240                             539000
     17026542             0.015                                    6.61                     20260901                                      240                               234                        240                             111600
     17026543             0.015                                    6.86                     20361101                                      360                               356                        360                             704000
     17026544             0.015                                    7.36                     20360901                                      360                               354                        360                              68800
     17026548             0.015                                    8.36                     20361101                                      360                               356                        360                             124000
     17026549             0.015                                    8.36                     20361001                                      360                               355                        360                             176000
     17026550             0.015                                   7.235                     20361101                                      360                               356                        360                              66500
     17026551             0.015                                    7.11                     20361001                                      360                               355                        360                             137000
     17026552             0.015                                    6.86                     20361001                                      360                               355                        360                             112000
     17026553             0.015                                   6.235                     20361001                                      360                               355                        360                             925000
     17026554             0.015                                    8.36                     20360901                                      360                               354                        360                              31600
     17026515             0.015                                    6.11                     20260801                                      240                               233                        240                             161000
     17026517             0.015                                    7.86                     20360901                                      360                               354                        360                              66400
     17026518             0.015                                   8.485                     20360801                                      360                               353                        360                              52000
     17026922             0.015                                    7.11                     20370101                                      360                               358                        360                              60000
     17026923             0.015                                   6.485                     20370101                                      360                               358                        360                             135600
     17026924             0.015                                    5.86                     20270101                                      240                               238                        240                             123000
     17026925             0.015                                   6.235                     20370101                                      360                               358                        360                             290000
     17026926             0.015                                   7.235                     20370101                                      360                               358                        360                             315000
     17026927             0.015                                    5.86                     20370101                                      360                               358                        360                             129200
     17026928             0.015                                   6.485                     20370201                                      360                               359                        360                             115920
     17026929             0.015                                    7.61                     20370101                                      360                               358                        360                              99920
     17026931             0.015                                   6.235                     20370101                                      360                               358                        360                             136000
     17026659             0.015                                    7.86                     20370101                                      360                               358                        360                             247000
     17026829             0.015                                    6.36                     20370101                                      360                               358                        360                             188000
     17004506             0.015                                    7.36                     20370201                                      360                               359                        360                             512000
     16982719             0.015                                    8.86                     20370201                                      360                               359                        360                             460000
     16971921             0.015                                    6.61                     20370201                                      360                               359                        360                             139200
     16978564             0.015                                   8.235                     20470201                                      360                               359                        480                             400000
     16978574             0.015                                    6.86                     20470201                                      360                               359                        480                              75000
     16984348             0.015                                    8.36                     20370201                                      360                               359                        360                             216000
     16991016             0.015                                    7.11                     20470201                                      360                               359                        480                             260000
     16991032             0.015                                    6.86                     20370201                                      360                               359                        360                             312000
     16990941             0.015                                    6.36                     20470301                                      360                               359                        480                             165000
     16990946             0.015                                    6.61                     20370201                                      360                               359                        360                             332000
     16980165             0.015                                   6.195                     20370201                                      360                               359                        360                             599000
     16980172             0.015                                    6.86                     20370201                                      360                               359                        360                             321600
     16851813             0.015                                    6.54                     20370201                                      360                               359                        360                              68000
     16857177             0.015                                   7.055                     20370201                                      360                               359                        360                             220900
     16857226             0.015                                   6.235                     20470201                                      360                               359                        480                             370000
     16857253             0.015                                   6.985                     20370201                                      360                               359                        360                             516000
     16857258             0.015                                   6.525                     20470201                                      360                               359                        480                             225000
     16857100             0.015                                   6.485                     20470301                                      360                               359                        480                             136500
     16852544             0.015                                   7.235                     20370201                                      360                               359                        360                             208800
     16852546             0.015                                    7.86                     20370201                                      360                               359                        360                              79920
     16852496             0.015                                    6.86                     20370201                                      360                               359                        360                              73800
     16852623             0.015                                   6.485                     20370201                                      360                               359                        360                             460000
     16912658             0.015                                   6.665                     20370201                                      360                               359                        360                             125000
     16856156             0.015                                   6.485                     20370201                                      360                               359                        360                             272000
     16964986             0.015                                    5.77                     20370201                                      360                               359                        360                             168000
     16965029             0.015                                    6.12                     20370201                                      360                               359                        360                             266000
     16965047             0.015                                   6.735                     20370201                                      360                               359                        360                             116800
     16856197             0.015                                    7.11                     20370201                                      360                               359                        360                             332800
     16964978             0.015                                   6.235                     20470201                                      360                               359                        480                             360000
     16968049             0.015                                    6.61                     20370201                                      360                               359                        360                             296400
     16968030             0.015                                   6.255                     20370201                                      360                               359                        360                             344000
     16970198             0.015                                    6.36                     20370201                                      360                               359                        360                             800000
     16970214             0.015                                   6.575                     20370201                                      360                               359                        360                             275000
     16971805             0.015                                   7.485                     20370201                                      360                               359                        360                             903000
     16971874             0.015                                    6.86                     20470201                                      360                               359                        480                           193316.8
     16847240             0.015                                   6.275                     20370201                                      360                               359                        360                             184500
     16843881             0.015                                   6.735                     20370201                                      360                               359                        360                             200000
     16845396             0.015                                   6.235                     20370201                                      360                               359                        360                             149000
     16845470             0.015                                    5.85                     20370201                                      360                               359                        360                              50000
     16845501             0.015                                    7.71                     20370101                                      360                               358                        360                             280000
     16845516             0.015                                    7.14                     20370201                                      360                               359                        360                             247500
     16847312             0.015                                    6.43                     20370201                                      360                               359                        360                             152000
     16847200             0.015                                    6.78                     20370201                                      360                               359                        360                             166000
     16847207             0.015                                    6.11                     20370201                                      360                               359                        360                             468000
     16848803             0.015                                   6.985                     20470201                                      360                               359                        480                             172000
     16848753             0.015                                   7.235                     20370201                                      360                               359                        360                             583200
     16848812             0.015                                    6.31                     20370201                                      360                               359                        360                              89000
     16848952             0.015                                   7.735                     20370201                                      360                               359                        360                             112000
     16851521             0.015                                    6.01                     20370201                                      360                               359                        360                             110700
     16851489             0.015                                    6.79                     20370201                                      360                               359                        360                              95000
     16851447             0.015                                    8.36                     20370201                                      360                               359                        360                             240000
     16851648             0.015                                   6.485                     20370201                                      360                               359                        360                             108500
     16851565             0.015                                   7.235                     20370201                                      360                               359                        360                             472000
     16851580             0.015                                    7.11                     20370201                                      360                               359                        360                             311200
     16851651             0.015                                    7.61                     20370201                                      360                               359                        360                             460000
     16851709             0.015                                   6.235                     20470201                                      360                               359                        480                             248790
     16851768             0.015                                    6.61                     20370201                                      360                               359                        360                              95400
     16851772             0.015                                   6.485                     20370201                                      360                               359                        360                             208000
     16838437             0.015                                    7.11                     20470201                                      360                               359                        480                             193000
     16845341             0.015                                   6.985                     20370201                                      360                               359                        360                             137600
     16811569             0.015                                   8.235                     20370101                                      360                               358                        360                             370950
     16818788             0.015                                    6.53                     20470101                                      360                               358                        480                             207000
     16818851             0.015                                   6.485                     20370201                                      360                               359                        360                             194400
     16818775             0.015                                    6.61                     20370201                                      360                               359                        360                             318500
     16818961             0.015                                   6.485                     20370201                                      360                               359                        360                             421500
     16823352             0.015                                   6.735                     20370201                                      360                               359                        360                             616000
     16823517             0.015                                    6.86                     20470201                                      360                               359                        480                             188000
     17034721             0.015                                    6.11                     20370201                                      360                               359                        360                             650000
     16802941             0.015                                   6.645                     20370201                                      360                               359                        360                             360000
     16787029             0.015                                    6.86                     20370201                                      360                               359                        360                             207120
     16775713             0.015                                   6.595                     20370101                                      360                               358                        360                             235000
     16764813             0.015                                   6.485                     20370201                                      360                               359                        360                             129600
     16772879             0.015                                    6.36                     20370201                                      360                               359                        360                              98900
     16716205             0.015                                   6.485                     20270201                                      240                               239                        240                             500000
     16696354             0.015                                   8.235                     20370101                                      360                               358                        360                              68000
     16693456             0.015                                   7.225                     20361101                                      360                               356                        360                             164990
     16692412             0.015                                   8.235                     20361101                                      360                               356                        360                              80000
     16709142             0.015                                    6.61                     20470201                                      360                               359                        480                             150000
     16968431             0.015                                    7.27                     20370201                                      360                               359                        360                             190000
     16968439             0.015                                   6.985                     20370201                                      360                               359                        360                             288000
     16968450             0.015                                   7.985                     20361101                                      360                               356                        360                             536000
     16968473             0.015                                   8.545                     20370101                                      360                               358                        360                              95000
     16968509             0.015                                   6.735                     20470201                                      360                               359                        480                             220475
     16965496             0.015                                   6.445                     20370201                                      360                               359                        360                             296400
     16965499             0.015                                    6.86                     20370201                                      360                               359                        360                              76500
     16968575             0.015                                   6.235                     20370201                                      360                               359                        360                             624800
     16968634             0.015                                    7.36                     20370201                                      360                               359                        360                             112000
     16968658             0.015                                    8.36                     20370201                                      360                               359                        360                              41484
     16968720             0.015                                   5.915                     20370201                                      360                               359                        360                             251000
     16968789             0.015                                    8.11                     20370201                                      360                               359                        360                             101500
     16968808             0.015                                   7.265                     20370201                                      360                               359                        360                             159600
     16968861             0.015                                    8.11                     20370201                                      360                               359                        360                              79200
     16970471             0.015                                    7.11                     20361101                                      360                               356                        360                             188000
     16970487             0.015                                    7.36                     20361101                                      360                               356                        360                             184000
     16970528             0.015                                    6.61                     20361201                                      360                               357                        360                             516000
     16970538             0.015                                    7.36                     20361201                                      360                               357                        360                             119200
     16970546             0.015                                   7.235                     20370201                                      360                               359                        360                              74400
     16970547             0.015                                   6.355                     20370201                                      360                               359                        360                             177000
     16970588             0.015                                     6.4                     20370101                                      360                               358                        360                             300000
     16970626             0.015                                    7.49                     20370101                                      360                               358                        360                             369000
     16970669             0.015                                    9.61                     20370201                                      360                               359                        360                             176000
     16970671             0.015                                   6.485                     20370201                                      360                               359                        360                              63600
     16970686             0.015                                   7.485                     20370101                                      360                               358                        360                              59200
     16970707             0.015                                     7.5                     20370201                                      360                               359                        360                             159000
     16965592             0.015                                    6.61                     20370201                                      360                               359                        360                             384000
     16968309             0.015                                   7.235                     20370201                                      360                               359                        360                              84000
     16968359             0.015                                    7.86                     20361201                                      360                               357                        360                              84000
     16968384             0.015                                   6.235                     20370201                                      360                               359                        360                             106500
     16968413             0.015                                   6.045                     20370201                                      360                               359                        360                             168800
     16859611             0.015                                    6.86                     20370201                                      360                               359                        360                              76000
     16859665             0.015                                    6.61                     20370201                                      360                               359                        360                             449659
     16859672             0.015                                    6.86                     20370201                                      360                               359                        360                             192000
     16962968             0.015                                   8.235                     20370201                                      360                               359                        360                             364000
     16963001             0.015                                   5.985                     20470101                                      360                               358                        480                             421329
     16859161             0.015                                   6.485                     20370201                                      360                               359                        360                             215500
     16963127             0.015                                   7.905                     20370201                                      360                               359                        360                             116850
     16963128             0.015                                   6.485                     20470201                                      360                               359                        480                             238000
     16963145             0.015                                   6.795                     20370101                                      360                               358                        360                             139000
     16963201             0.015                                   6.485                     20370201                                      360                               359                        360                             118930
     16859193             0.015                                   8.235                     20370201                                      360                               359                        360                              69200
     16963240             0.015                                   6.985                     20370201                                      360                               359                        360                              60000
     16963272             0.015                                    6.35                     20370201                                      360                               359                        360                             575000
     16963278             0.015                                   7.125                     20370101                                      360                               358                        360                             129700
     16963281             0.015                                   7.985                     20370201                                      360                               359                        360                             108000
     16963284             0.015                                   6.985                     20370201                                      360                               359                        360                             124000
     16859336             0.015                                   6.735                     20370101                                      360                               358                        360                             148000
     16859364             0.015                                   6.735                     20370201                                      360                               359                        360                             242400
     16963324             0.015                                    7.08                     20370101                                      360                               358                        360                              63000
     16963333             0.015                                   7.235                     20370201                                      360                               359                        360                             980000
     16965209             0.015                                    6.11                     20361201                                      360                               357                        360                             257000
     16859372             0.015                                    6.54                     20370201                                      360                               359                        360                             203000
     16859417             0.015                                   6.735                     20370201                                      360                               359                        360                             112000
     16859444             0.015                                    7.36                     20470201                                      360                               359                        480                             468000
     16859480             0.015                                    6.67                     20370201                                      360                               359                        360                             208000
     16859486             0.015                                   6.515                     20370201                                      360                               359                        360                             239500
     16965345             0.015                                   7.735                     20370101                                      360                               358                        360                              60152
     16965350             0.015                                   6.235                     20370301                                      360                               360                        360                             580000
     16965412             0.015                                    7.11                     20370201                                      360                               359                        360                            1325000
     16965421             0.015                                   7.235                     20370201                                      360                               359                        360                              96000
     16859559             0.015                                   6.235                     20370201                                      360                               359                        360                             473289
     16859569             0.015                                    6.86                     20370201                                      360                               359                        360                             156261
     16965474             0.015                                    6.86                     20370201                                      360                               359                        360                              81750
     16965485             0.015                                    6.86                     20370201                                      360                               359                        360                              75750
     16856456             0.015                                    9.11                     20370201                                      360                               359                        360                             125600
     16856555             0.015                                   6.225                     20370101                                      360                               358                        360                             165000
     16856578             0.015                                    7.15                     20361001                                      360                               355                        360                             125000
     16856585             0.015                                   6.485                     20370101                                      360                               358                        360                             200000
     16853248             0.015                                    8.11                     20370201                                      360                               359                        360                             217600
     16853253             0.015                                    6.42                     20370101                                      360                               358                        360                             205000
     16856595             0.015                                   6.735                     20370201                                      360                               359                        360                             512000
     16856639             0.015                                     7.5                     20370201                                      360                               359                        360                             160000
     16856664             0.015                                    6.11                     20470101                                      360                               359                        480                             199000
     16856689             0.015                                    6.86                     20370201                                      360                               359                        360                             316800
     16856691             0.015                                   6.735                     20370201                                      360                               359                        360                             250000
     16856717             0.015                                   6.735                     20370201                                      360                               359                        360                             395000
     16853280             0.015                                   5.485                     20370101                                      360                               358                        360                             535140
     16856725             0.015                                   7.235                     20370201                                      360                               359                        360                              82400
     16856799             0.015                                   7.985                     20370101                                      360                               358                        360                             250000
     16856814             0.015                                    7.36                     20370101                                      360                               358                        360                             116250
     16856818             0.015                                   9.735                     20370201                                      360                               359                        360                              74400
     16856888             0.015                                    6.61                     20370201                                      360                               359                        360                             527800
     16856955             0.015                                    5.86                     20370201                                      360                               359                        360                             170000
     16856959             0.015                                   6.985                     20370201                                      360                               359                        360                             102000
     16856964             0.015                                    6.61                     20370201                                      360                               359                        360                             239567
     16856993             0.015                                    6.36                     20470201                                      360                               359                        480                             552000
     16857004             0.015                                    7.36                     20370201                                      360                               359                        360                             107200
     16857319             0.015                                   7.985                     20370201                                      360                               359                        360                              90000
     16857440             0.015                                   7.905                     20370201                                      360                               359                        360                              64000
     16857457             0.015                                   7.235                     20370201                                      360                               359                        360                             150400
     16857531             0.015                                    8.11                     20370201                                      360                               359                        360                             112000
     16857550             0.015                                   6.585                     20370201                                      360                               359                        360                             396000
     16859069             0.015                                   6.485                     20370201                                      360                               359                        360                             454500
     16856434             0.015                                   7.475                     20370201                                      360                               359                        360                             200000
     16856442             0.015                                    6.61                     20470201                                      360                               359                        480                             499200
     16562630             0.015                                   6.485                     20360901                                      360                               354                        360                             200000
     16852783             0.015                                   8.235                     20370201                                      360                               359                        360                              40000
     16852161             0.015                                   6.235                     20370201                                      360                               359                        360                             126000
     16852194             0.015                                    7.33                     20370201                                      360                               359                        360                             197500
     16852917             0.015                                    7.11                     20370201                                      360                               359                        360                             722000
     16852927             0.015                                   7.735                     20370201                                      360                               359                        360                              95950
     16852933             0.015                                    6.86                     20370201                                      360                               359                        360                             210400
     16852240             0.015                                    7.11                     20370201                                      360                               359                        360                             123600
     16852257             0.015                                   7.235                     20370201                                      360                               359                        360                              38500
     16852261             0.015                                   7.235                     20370201                                      360                               359                        360                              38000
     16852327             0.015                                    6.63                     20361201                                      360                               357                        360                             127000
     16852329             0.015                                    6.68                     20361101                                      360                               356                        360                             346200
     16852423             0.015                                    6.86                     20370201                                      360                               359                        360                              65600
     16853117             0.015                                    6.36                     20370201                                      360                               359                        360                              50350
     17026867             0.015                                    6.11                     20361201                                      360                               357                        360                             330000
     17026895             0.015                                    5.86                     20370101                                      360                               358                        360                             102600
     17027046             0.015                                    7.11                     20370201                                      360                               359                        360                             140000
     16207435             0.015                                    7.61                     20360601                                      360                               351                        360                             156000
     16839059             0.015                                   6.235                     20370101                                      360                               358                        360                             350000
     16857447             0.015                                   6.235                     20361101                                      360                               356                        360                             125000
     16835853             0.015                                    6.61                     20370101                                      360                               358                        360                             296824
     16848521             0.015                                   6.735                     20361201                                      360                               357                        360                             650000
     16851896             0.015                                   6.985                     20370101                                      360                               358                        360                             217000
     16814168             0.015                                   6.985                     20370101                                      360                               358                        360                             262500
     16729845             0.015                                    6.67                     20361201                                      360                               357                        360                             345000
     17011040             0.015                                    6.61                     20370101                                      360                               358                        360                             217000
     17011478             0.015                                   7.485                     20461201                                      360                               356                        480                              86250
     17011479             0.015                                    7.86                     20361201                                      360                               357                        360                              91324
     17011480             0.015                                   6.485                     20461201                                      360                               357                        480                             176000
     17011483             0.015                                    8.11                     20370101                                      360                               358                        360                              75000
     17011484             0.015                                    8.61                     20470101                                      360                               358                        480                             105000
     17011486             0.015                                   8.985                     20470101                                      360                               357                        480                             144000
     17011493             0.015                                   8.485                     20470101                                      360                               358                        480                             201600
     17011496             0.015                                   8.985                     20470101                                      360                               358                        480                              69600
     17011498             0.015                                   6.735                     20370101                                      360                               358                        360                             164800
     17011500             0.015                                   9.235                     20370101                                      360                               358                        360                             240000

   LOAN_ID                FIRST_PAY_DATE               PAYMENT                CURRENT_BALANCE                   LOAN_TO_VALUE                        MI                             MERS_ID1                   MARGIN
   -------                --------------               -------                ---------------                   -------------                        --                             --------                   ------
     17026506                       20070201               793.04                         119004.01                            80         No MI                                                                        0
     17026507                       20070301               647.24                         102307.43                            80         No MI                                                                        0
     17026508                       20061001               604.12                          86009.22                   71.69999695         No MI                                                                        0
     17026510                       20070201               430.95                          65489.45                            80         No MI                                                                        0
     17026795                       20070201                528.9                          67919.41                            80         No MI                                                                        0
     17026796                       20070201               513.34                          65921.79                   77.65000153         No MI                                                                        0
     17026797                       20070201               497.79                          63924.15                            80         No MI                                                                        0
     17026798                       20070201               423.12                          54335.53                   79.41999817         No MI                                                                        0
     17026799                       20070201               392.01                          50340.27                            80         No MI                                                                        0
     17026800                       20070101              1491.68                         235226.47                            80         No MI                                                                        0
     17026801                       20070201              3120.41                          474199.6                   74.22000122         No MI                                                                        0
     17026802                       20070201              1126.76                         182651.83                   66.55000305         No MI                                                                        0
     17026803                       20070101               522.86                          67875.54                   79.06999969         No MI                                                                        0
     17026804                       20070101               647.07                          98106.78                   84.19000244         Radian Guaranty                                                              0
     17026805                       20070201                  862                         139733.64                   48.27999878         No MI                                                                        0
     17026806                       20070201               956.67                            164000                   52.90000153         No MI                                                                        0
     17026808                       20070201               945.98                         143757.35                            80         No MI                                                                        0
     17026810                       20070201               1135.5                         172558.74                   51.59999847         No MI                                                                        0
     17026811                       20070101               6016.5                         916799.58                   79.47000122         No MI                                                                        0
     17026812                       20070301               774.95                         113511.38                            80         No MI                                                                        0
     17026813                       20070101               478.26                          68246.76                            90         PMI                                                                          0
     17026814                       20070201              2478.26                         376614.32                            75         No MI                                                                        0
     17026815                       20070201               350.24                          53706.76                            90         Radian Guaranty                                                              0
     17026816                       20070201              1615.82                         258518.96                   72.13999939         No MI                                                                        0
     17026818                       20070101               947.66                          147606.1                            80         No MI                                                                        0
     17026819                       20070101               870.08                         119750.63                            75         No MI                                                                        0
     17026820                       20070101              1738.18                         274249.15                   61.11000061         No MI                                                                        0
     17026821                       20070201               760.47                         109936.92                            95         Radian Guaranty                                                              0
     17026822                       20070201               270.14                          39538.03                            80         No MI                                                                        0
     17026823                       20070201               869.73                         137350.53                            80         No MI                                                                        0
     17026824                       20070301               424.12                          59158.21                            80         No MI                                                                        0
     17026825                       20070201               651.03                         102813.27                   42.74000168         No MI                                                                        0
     17026826                       20070101              1233.41                         176001.27                            70         No MI                                                                        0
     17026827                       20070201                578.5                          80635.65                            95         Mortgage Guaranty In                                                         0
     17026828                       20070101               573.92                           90552.4                            80         No MI                                                                        0
     17026830                       20070201              1940.31                         287538.01                            80         No MI                                                                        0
     17026831                       20070201              4143.75                            780000                   63.15999985         No MI                                                                        0
     17026832                       20070201               735.23                         111731.42                            80         No MI                                                                        0
     17026834                       20070201               923.44                         138571.79                   66.09999847         No MI                                                                        0
     17026835                       20070101               260.95                          34784.74                   35.70999908         No MI                                                                        0
     17026836                       20070201               1473.5                         215661.98                            80         No MI                                                                        0
     17026837                       20070201               266.79                          40034.06                   49.50999832         No MI                                                                        0
     17026838                       20070201              1500.79                         219655.15                   77.19000244         No MI                                                                        0
     17026839                       20070201               456.82                          75611.34                   72.37999725         No MI                                                                        0
     17026840                       20070101               727.89                          98998.99                            80         No MI                                                                        0
     17026841                       20070101               1218.6                          185029.8                            70         No MI                                                                        0
     17026842                       20070101               745.07                         103778.37                            80         No MI                                                                        0
     17026843                       20070201               895.25                         143233.48                            70         No MI                                                                        0
     17026844                       20070201               794.31                         117710.19                   44.49000168         No MI                                                                        0
     17026845                       20070301              1944.35                         319688.98                            80         No MI                                                                        0
     17026846                       20070201              1061.69                         149782.19                   73.16999817         No MI                                                                        0
     17026847                       20070201              1862.59                            313700                   73.80999756         No MI                                                                        0
     17026848                       20070301               462.52                          69463.01                            80         No MI                                                                        0
     17026849                       20070201               758.75                         115305.38                   73.09999847         No MI                                                                        0
     17026850                       20070201               686.23                          89891.85                            95         PMI                                                                          0
     17026851                       20070101               871.54                         114449.69                            85         Mortgage Guaranty In                                                         0
     17026852                       20070201              2235.42                         335447.55                            80         No MI                                                                        0
     17026853                       20070201               1443.9                         203703.76                            85         PMI                                                                          0
     17026854                       20070201               764.04                         101569.85                            90         Radian Guaranty                                                              0
     17026855                       20070201               590.84                          84374.18                   68.69999695         No MI                                                                        0
     17026856                       20070201               478.47                          67501.83                            80         No MI                                                                        0
     17026857                       20070201              1280.62                         199646.12                   71.43000031         No MI                                                                        0
     17026858                       20070201               641.67                            110000                   69.86000061         No MI                                                                        0
     17026859                       20070201                247.8                          38631.53                            90         Mortgage Guaranty In                                                         0
     17026860                       20070101               870.44                         128888.21                            95         PMI                                                                          0
     17026861                       20070201                926.1                         138971.13                            80         No MI                                                                        0
     17026862                       20070101               1046.7                         165003.95                            80         No MI                                                                        0
     17026863                       20070101               1099.8                         173525.54                   74.04000092         No MI                                                                        0
     17026864                       20070201               831.01                         126286.85                   72.69999695         No MI                                                                        0
     17026865                       20070101               1255.2                         183465.89                   89.76000214         Radian Guaranty                                                              0
     17026866                       20070201              1840.63                            310000                          77.5         No MI                                                                        0
     17026868                       20070201              1306.67                            224000                            80         No MI                                                                        0
     17026869                       20070201                646.5                         104800.24                   31.34000015         No MI                                                                        0
     17026870                       20070201              1893.33                         306914.94                            75         No MI                                                                        0
     17026871                       20070201               485.08                           71884.5                            80         No MI                                                                        0
     17026872                       20070201              1943.35                         310920.88                   79.87000275         No MI                                                                        0
     17026873                       20070101              1606.75                         221139.49                            80         No MI                                                                        0
     17026874                       20070201               485.08                           71884.5                            80         No MI                                                                        0
     17026875                       20070201               944.36                         145348.57                   79.12999725         No MI                                                                        0
     17026876                       20070301               222.75                          29980.38                            80         No MI                                                                        0
     17026877                       20070201               461.66                          65926.69                            95         Radian Guaranty                                                              0
     17026878                       20070201                  935                            176000                            80         No MI                                                                        0
     17026879                       20070301               759.12                          97542.38                            80         No MI                                                                        0
     17026880                       20070201              1087.16                         171688.17                            80         No MI                                                                        0
     17026881                       20070101               761.55                          95552.84                            90         Mortgage Guaranty In                                                         0
     17026883                       20070201              1643.87                          243608.6                            80         No MI                                                                        0
     17026884                       20070101               370.55                          54867.25                   64.70999908         No MI                                                                        0
     17026885                       20070301               343.13                          54949.06                   47.83000183         No MI                                                                        0
     17026886                       20070201               2781.1                         439183.31                   63.77000046         No MI                                                                        0
     17026887                       20070201              2346.69                         343343.62                            80         No MI                                                                        0
     17026888                       20070201               818.61                         119812.21                   77.41999817         No MI                                                                        0
     17026889                       20070201                375.9                          56407.09                   79.01999664         No MI                                                                        0
     17026890                       20070201              2528.39                            346750                            95         Radian Guaranty                                                              0
     17026891                       20070201               722.62                         109807.27                            80         No MI                                                                        0
     17026892                       20070201               767.29                         116603.19                            80         No MI                                                                        0
     17026893                       20070201               985.87                         151620.52                            80         No MI                                                                        0
     17026894                       20070201              1624.09                         249967.61                            80         No MI                                                                        0
     17026896                       20070201              1910.12                         293991.46                            95         Radian Guaranty                                                              0
     17026897                       20070201               710.54                         109360.83                            70         No MI                                                                        0
     17026898                       20070201              1389.57                         229997.88                   76.66999817         No MI                                                                        0
     17026899                       20070201               544.29                          72357.29                            90         PMI                                                                          0
     17026900                       20070301              8493.52                        1199131.48                            75         No MI                                                                        0
     17026901                       20070201               722.62                         109814.65                   74.31999969         No MI                                                                        0
     17026902                       20070201              1347.44                         199679.17                            80         No MI                                                                        0
     17026905                       20070101               823.51                         131631.27                            80         No MI                                                                        0
     17026906                       20070201              1016.48                         134456.17                            54         No MI                                                                        0
     17026907                       20070201              1293.54                         191692.01                            80         No MI                                                                        0
     17026908                       20070201              2964.36                         439294.19                            80         No MI                                                                        0
     17026909                       20070301              1691.94                         270948.81                            80         No MI                                                                        0
     17026910                       20070301              2779.87                         407182.11                   79.98999786         No MI                                                                        0
     17026911                       20070201              1790.13                          275523.4                            80         No MI                                                                        0
     17026913                       20070201               632.04                           94843.8                            76         No MI                                                                        0
     17026914                       20070201               687.63                         100642.26                            80         No MI                                                                        0
     17026915                       20070201               704.01                         103038.49                            80         No MI                                                                        0
     17026916                       20070201               557.79                           85851.5                   63.24000168         No MI                                                                        0
     17026917                       20070201              1112.44                         175680.92                            80         No MI                                                                        0
     17026918                       20070201               344.89                          52411.53                   22.82999992         No MI                                                                        0
     17026919                       20070201               856.44                          123810.7                   74.47000122         No MI                                                                        0
     17026920                       20070201               747.51                         115050.98                   69.84999847         No MI                                                                        0
     17026921                       20070201              1764.19                         271494.29                            80         No MI                                                                        0
     17026753                       20070101              1247.17                         156480.21                            95         Radian Guaranty                                                              0
     17026754                       20070201               635.42                          91859.57                            80         No MI                                                                        0
     17026755                       20070301               638.89                          95951.29                   63.58000183         No MI                                                                        0
     17026756                       20070201               578.49                          84667.28                            80         No MI                                                                        0
     17026758                       20070201              1219.36                         187675.37                            80         No MI                                                                        0
     17026759                       20070201               814.59                         123791.06                            80         No MI                                                                        0
     17026760                       20070101              5058.35                         768048.18                            70         No MI                                                                        0
     17026761                       20070101               404.52                          63703.97                   47.40999985         No MI                                                                        0
     17026762                       20070201              3329.02                         487236.32                            80         No MI                                                                        0
     17026763                       20070101               541.97                          82290.87                   69.91999817         No MI                                                                        0
     17026766                       20070101                415.8                          55889.36                            80         No MI                                                                        0
     17026767                       20070201               819.83                         126181.73                            80         No MI                                                                        0
     17026768                       20070201               646.56                          90122.19                            95         Radian Guaranty                                                              0
     17026769                       20070101              1046.16                         158846.32                            65         No MI                                                                        0
     17026770                       20070101               859.54                         125703.35                            90         Radian Guaranty                                                              0
     17026771                       20070201              1414.81                         209627.74                   68.62999725         No MI                                                                        0
     17026772                       20070201               499.42                          76867.04                   48.13000107         No MI                                                                        0
     17026773                       20070201              4429.73                         624941.18                            90         Radian Guaranty                                                              0
     17026774                       20070201               981.95                         165660.69                          76.5         No MI                                                                        0
     17026775                       20070201              1672.45                          264120.3                            70         No MI                                                                        0
     17026776                       20070101               998.19                         158705.48                   50.95999908         No MI                                                                        0
     17026777                       20070201              3014.96                         476135.24                   49.68999863         No MI                                                                        0
     17026778                       20070201               851.58                         126197.24                            80         No MI                                                                        0
     17026779                       20070201               798.36                         119802.71                            80         No MI                                                                        0
     17026780                       20070201               148.73                          18883.16                            95         Radian Guaranty                                                              0
     17026781                       20070101               534.26                          84267.65                   52.83000183         No MI                                                                        0
     17026782                       20070101              1253.58                         181083.12                   75.62999725         No MI                                                                        0
     17026783                       20070101               502.81                          72631.89                            80         No MI                                                                        0
     17026784                       20070201              1276.44                         196460.17                            80         No MI                                                                        0
     17026785                       20070201               840.94                         126174.01                            80         No MI                                                                        0
     17026786                       20070201              2344.97                         370327.41                   79.77999878         No MI                                                                        0
     17026787                       20070101               272.69                          38898.83                   28.05999947         No MI                                                                        0
     17026788                       20070201              1509.84                         244750.45                   78.59999847         No MI                                                                        0
     17026789                       20070101                  360                             64000                            80         No MI                                                                        0
     17026790                       20070101               727.62                         107739.35                            80         No MI                                                                        0
     17026791                       20070201               911.25                            162000                            90         Radian Guaranty                                                              0
     17026792                       20070201               979.71                         154718.98                   37.34999847         No MI                                                                        0
     17026793                       20070201               875.61                         134766.88                   64.29000092         No MI                                                                        0
     17026794                       20070201                528.9                          67919.41                            80         No MI                                                                        0
     17026720                       20070101               783.07                         107775.57                            80         No MI                                                                        0
     17026721                       20070201               758.13                          121294.3                            80         No MI                                                                        0
     17026722                       20070101               430.72                          61461.98                            80         No MI                                                                        0
     17026726                       20070101              2154.91                         311283.38                   77.80999756         No MI                                                                        0
     17026728                       20070201              2069.33                          314469.2                   74.12000275         No MI                                                                        0
     17026729                       20070201               428.16                          68502.54                   52.79000092         No MI                                                                        0
     17026730                       20070301                571.7                          79743.68                            95         Radian Guaranty                                                              0
     17026731                       20070101               668.34                          83857.68                            80         No MI                                                                        0
     17026732                       20070101              1858.11                         240576.93                   71.48999786         No MI                                                                        0
     17026734                       20070201               923.59                         117262.99                   79.98000336         No MI                                                                        0
     17026735                       20070101                832.4                         129654.03                   59.09000015         No MI                                                                        0
     17026736                       20070101               504.52                          76605.33                            80         No MI                                                                        0
     17026737                       20070101              2069.22                            389500                            95         Radian Guaranty                                                              0
     17026738                       20070101               695.27                         109700.06                   63.95000076         No MI                                                                        0
     17026740                       20070101               640.31                          99733.86                            80         No MI                                                                        0
     17026742                       20070101               699.21                          99775.98                   66.66999817         No MI                                                                        0
     17026744                       20070201               472.46                          71798.82                            80         No MI                                                                        0
     17026745                       20070301               424.82                          53968.93                            90         Mortgage Guaranty In                                                         0
     17026746                       20070201               316.04                          49910.35                   51.06999969         No MI                                                                        0
     17026748                       20070301              1306.23                         203820.02                            80         No MI                                                                        0
     17026750                       20070101               464.04                          63867.01                            80         No MI                                                                        0
     17026751                       20070101              1705.44                         249411.39                   76.44999695         No MI                                                                        0
     17026752                       20070201              1576.63                         239595.58                   42.11000061         No MI                                                                        0
     16803651                       20070301                932.1                         119769.25                            80         No MI                                              1.00E+17                  0
     16803278                       20070201              1980.76                         266419.81                           100         PMI                                                1.00E+17                  0
     16803411                       20070201              4144.58                            710500                            70         No MI                                              1.00E+17                  0
     16801777                       20070201               491.67                             80000                            80         No MI                                              1.00E+17                  0
     16798808                       20070201               745.28                         109078.61                            95         PMI                                                1.00E+17                  0
     16798817                       20070201              1057.79                         135838.84                           100         PMI                                                1.00E+17                  0
     16798640                       20070201              1194.37                            220500                            90         Republic MIC                                       1.00E+17                  0
     16798571                       20070301                 1400                            240000                            80         No MI                                              1.00E+17                  0
     16798587                       20070201              3578.14                          543726.8                            90         GE Capital MI                                      1.00E+17                  0
     16791124                       20070201              3718.67                          537588.1                            80         No MI                                              1.00E+17                  0
     17026986                       20070201              2532.14                         341576.33                   59.65000153         No MI                                                                        0
     17013167                       20070301              1819.99                            312000                            78         No MI                                                                        0
     16844802                       20070201              1781.76                         249364.62                   97.83999634         PMI                                                1.00E+17                  0
     16844814                       20070201               945.98                         143757.35                            90         GE Capital MI                                      1.00E+17                  0
     16844827                       20070201              1270.85                         183719.11                            80         No MI                                              1.00E+17                  0
     17055840                       20070201              1333.14                         195118.18                            80         No MI                                              1.00E+17                  0
     17044082                       20070201              3338.55                         507348.64                            80         No MI                                              1.00E+17                  0
     17048138                       20070301               483.97                          56706.53                            80         No MI                                              1.00E+17                  0
     17042516                       20070201              1807.29                         289151.95                            80         No MI                                              1.00E+17                  0
     17034421                       20070301              1049.23                         165849.94                   53.11999893         No MI                                              1.00E+17                  0
     17034622                       20070301              2018.75                            340000                            80         No MI                                              1.00E+17                  0
     17027556                       20070301               1039.5                            184800                            80         No MI                                              1.00E+17                  0
     17022119                       20070301              1575.83                            244000                            80         No MI                                              1.00E+17                  0
     17015156                       20070201               870.08                          119834.3                   61.54000092         No MI                                              1.00E+17                  0
     17016360                       20070301              2813.97                         444797.53                   74.19999695         No MI                                              1.00E+17                  0
     17021081                       20070101              2124.38                            339900                            80         No MI                                              1.00E+17                  0
     17014793                       20070301              1869.08                            338550                   51.77000046         No MI                                              1.00E+17                  0
     17014795                       20070301              3009.46                         469585.33                         52.75         No MI                                              1.00E+17                  0
     17014797                       20070301               929.46                         119429.45                   99.98000336         PMI                                                1.00E+17                  0
     17014800                       20070301              1200.63                          175862.7                            80         No MI                                              1.00E+17                  0
     17014804                       20070301               1942.5                            388500                            70         No MI                                              1.00E+17                  0
     17014962                       20070301                 2295                            408000                            80         No MI                                              1.00E+17                  0
     17014965                       20070301              2955.44                         479544.56                          45.5         No MI                                              1.00E+17                  0
     17014983                       20070301              1010.95                            159100                   79.98999786         No MI                                              1.00E+17                  0
     17015005                       20070301              1274.65                            179950                   74.98000336         No MI                                              1.00E+17                  0
     17012812                       20070301              1310.08                            159200                            80         No MI                                              1.00E+17                  0
     17012898                       20070301              1131.43                          176544.1                            95         PMI                                                1.00E+17                  0
     17013454                       20070301                  840                            128000                            80         No MI                                              1.00E+17                  0
     17013482                       20070301              1609.78                         287860.22                            80         No MI                                              1.00E+17                  0
     17013606                       20070301              1476.56                            283500                   55.59000015         No MI                                              1.00E+17                  0
     17013633                       20070101                 3190                         463999.61                            80         No MI                                              1.00E+17                  0
     17012736                       20070101               685.63                          93250.65                            80         No MI                                              1.00E+17                  0
     17012778                       20070301               726.62                          94442.76                            90         PMI                                                1.00E+17                  0
     17012786                       20070301              1666.31                            288869                   42.81000137         No MI                                              1.00E+17                  0
     17011324                       20070301              1785.33                            329600                            80         No MI                                              1.00E+17                  0
     17011341                       20070301              1318.96                            243500                   31.21999931         No MI                                              1.00E+17                  0
     17009182                       20070301              1202.65                         171872.35                            80         No MI                                              1.00E+17                  0
     17009238                       20070301              1283.33                            220000                            80         No MI                                              1.00E+17                  0
     17009282                       20070301              2392.69                            364600                   51.06000137         No MI                                              1.00E+17                  0
     17010990                       20070301              1024.91                         180440.32                   63.22999954         No MI                                              1.00E+17                  0
     17011087                       20070301              2162.54                            346007                           100         PMI                                                1.00E+17                  0
     17011090                       20070301              1214.17                            188000                   79.16000366         No MI                                              1.00E+17                  0
     17011200                       20070301              1866.67                            256000                            80         No MI                                              1.00E+17                  0
     17011207                       20070301              2921.87                            510000                   62.20000076         No MI                                              1.00E+17                  0
     17004910                       20070101              2548.06                         359213.34                            96         PMI                                                1.00E+17                  0
     17004913                       20070101              3825.52                            565000                           100         PMI                                                1.00E+17                  0
     17004916                       20070101              1317.17                         202790.01                           100         PMI                                                1.00E+17                  0
     17004926                       20061201              1928.37                          284645.6                           100         PMI                                                1.00E+17                  0
     17004931                       20070101               448.42                          56900.91                            95         PMI                                                1.00E+17                  0
     17004935                       20070201               1064.1                         139824.45                           100         PMI                                                1.00E+17                  0
     17004943                       20070101              1106.25                            180000                            80         No MI                                              1.00E+17                  0
     17005027                       20070301              1136.45                         147710.47                           100         PMI                                                1.00E+17                  0
     17005106                       20070201               1297.2                         199654.63                            80         No MI                                              1.00E+17                  0
     17005146                       20070301              2082.34                         305011.88                   70.98999786         No MI                                              1.00E+17                  0
     17008957                       20070301              1685.53                         287773.93                            80         No MI                                              1.00E+17                  0
     17008986                       20070301              1659.22                         266898.28                   50.86000061         No MI                                              1.00E+17                  0
     17004798                       20070301              1125.39                         158884.92                            80         No MI                                              1.00E+17                  0
     17004801                       20070201              1922.28                         249696.03                           100         PMI                                                1.00E+17                  0
     17004825                       20070201               990.91                          139796.7                   99.29000092         PMI                                                1.00E+17                  0
     17004868                       20070201               746.82                         102857.77                           100         PMI                                                1.00E+17                  0
     17004870                       20070201              1572.09                         219129.25                           100         PMI                                                                          0
     17004874                       20070201               862.83                         118835.68                           100         PMI                                                1.00E+17                  0
     17004888                       20070301                  550                             88000                            80         No MI                                              1.00E+17                  0
     17004891                       20070301              1911.22                         286308.61                            80         No MI                                              1.00E+17                  0
     17004892                       20070101               578.95                          82614.49                            90         PMI                                                1.00E+17                  0
     17004898                       20061201               462.75                           66794.2                           100         PMI                                                1.00E+17                  0
     17004902                       20070101               775.59                          105485.8                   98.79000092         PMI                                                1.00E+17                  0
     17004772                       20070301               800.43                         118712.99                            80         No MI                                              1.00E+17                  0
     17004774                       20070101               703.96                            109000                   88.91000366         PMI                                                1.00E+17                  0
     17004778                       20070301              1578.56                         198288.77                            80         No MI                                              1.00E+17                  0
     17004783                       20070301               638.58                           84945.8                           100         PMI                                                1.00E+17                  0
     17003330                       20070301              2326.65                            385100                   88.52999878         PMI                                                1.00E+17                  0
     17003368                       20061201               492.83                          65430.94                            80         No MI                                              1.00E+17                  0
     17004667                       20070301              2668.65                            465800                            85         Republic MIC                                       1.00E+17                  0
     17004670                       20070301               916.67                            160000                   22.06999969         No MI                                              1.00E+17                  0
     17004672                       20070301              1342.92                            234400                            80         No MI                                              1.00E+17                  0
     17004707                       20061201               691.54                          107517.1                            80         No MI                                              1.00E+17                  0
     17004721                       20070301              1874.25                            285600                            80         No MI                                              1.00E+17                  0
     17004751                       20070201               672.68                             79921                   88.88999939         PMI                                                1.00E+17                  0
     17002237                       20070301              1131.04                            178000                           100         PMI                                                1.00E+17                  0
     17002260                       20070301                837.1                         121107.78                   79.98000336         No MI                                              1.00E+17                  0
     17002277                       20070301              1018.24                         154869.78                   73.98999786         No MI                                              1.00E+17                  0
     17002313                       20070301              2709.25                         311858.25                            80         No MI                                              1.00E+17                  0
     17002333                       20070301              7520.45                        1173463.77                            75         No MI                                              1.00E+17                  0
     17003231                       20070301              4331.05                          712107.2                            80         No MI                                              1.00E+17                  0
     16823965                       20070201               459.87                          55233.95                            95         PMI                                                1.00E+17                  0
     16848649                       20070201              5587.48                         882397.37                            80         No MI                                              1.00E+17                  0
     16990197                       20070301                  637                            109200                            80         No MI                                              1.00E+17                  0
     17002199                       20070301               876.85                         119419.82                           100         PMI                                                1.00E+17                  0
     17000380                       20070301              1950.41                         318374.33                   64.59999847         No MI                                              1.00E+17                  0
     17000393                       20070301              1486.87                            234000                           100         PMI                                                1.00E+17                  0
     17000401                       20070301              1474.51                            239920                            80         No MI                                              1.00E+17                  0
     17000436                       20070301              3380.21                            550000                   64.70999908         No MI                                              1.00E+17                  0
     17000447                       20070301              1804.17                            314910                            90         GE Capital MI                                      1.00E+17                  0
     17001919                       20070301               262.32                          35726.01                            65         No MI                                              1.00E+17                  0
     17002004                       20070301             12641.36                        1998191.97                   62.99000168         No MI                                              1.00E+17                  0
     17002013                       20070201               659.98                           99036.9                            80         No MI                                              1.00E+17                  0
     17002027                       20070301               975.51                         142888.45                   87.34999847         GE Capital MI                                      1.00E+17                  0
     17002078                       20070301               933.35                         119929.15                            80         No MI                                              1.00E+17                  0
     17002094                       20070301              2826.25                            532000                   58.45999908         No MI                                              1.00E+17                  0
     17000319                       20070301              1136.02                         152899.92                            90         Radian Guaranty                                    1.00E+17                  0
     17000336                       20070301              1063.77                         166240.96                   79.98999786         No MI                                              1.00E+17                  0
     16995158                       20070301              1342.69                            230176                            80         No MI                                              1.00E+17                  0
     16995172                       20070301               2247.5                            348000                            80         No MI                                              1.00E+17                  0
     16995181                       20070301               1216.6                         187435.74                   69.95999908         No MI                                              1.00E+17                  0
     16995182                       20070301               630.44                          87937.89                            80         No MI                                              1.00E+17                  0
     16995204                       20070301              1289.54                         179872.96                            90         Radian Guaranty                                    1.00E+17                  0
     16995215                       20070301              6625.03                        1103899.97                            65         No MI                                              1.00E+17                  0
     16995219                       20070301              1106.25                            180000                            80         No MI                                                                        0
     16995228                       20070301              2381.43                            415668                   78.43000031         No MI                                              1.00E+17                  0
     16995266                       20070301                368.4                           56751.1                            80         No MI                                              1.00E+17                  0
     16995324                       20070301               750.39                         109914.19                            80         No MI                                              1.00E+17                  0
     17000088                       20070301               776.81                            138100                   79.97000122         No MI                                              1.00E+17                  0
     17000091                       20070301              1330.65                         187863.93                            80         No MI                                              1.00E+17                  0
     17000161                       20070301              1132.81                            187500                            75         No MI                                              1.00E+17                  0
     17000174                       20070301                626.5                           89533.5                            80         No MI                                              1.00E+17                  0
     16994952                       20070301                802.9                            124320                            70         No MI                                              1.00E+17                  0
     16994958                       20070301               804.05                         112872.69                            95         PMI                                                1.00E+17                  0
     16994976                       20070301               412.74                          56211.45                            75         No MI                                              1.00E+17                  0
     16994986                       20070301               927.81                         123421.25                            95         PMI                                                1.00E+17                  0
     16994999                       20070301               601.69                          81944.98                            82         PMI                                                1.00E+17                  0
     16995006                       20061001               558.85                          83580.83                            70         No MI                                              1.00E+17                  0
     16995011                       20070301              1537.24                         243710.32                   79.98999786         No MI                                              1.00E+17                  0
     16995031                       20070301              2457.51                            406760                            80         No MI                                              1.00E+17                  0
     16995062                       20070301               716.48                         102392.95                            75         No MI                                              1.00E+17                  0
     16990128                       20070301              4739.58                            875000                   53.02999878         No MI                                              1.00E+17                  0
     16990143                       20070301              1923.65                            313000                           100         PMI                                                1.00E+17                  0
     16990163                       20070301              1190.62                         176582.68                            80         No MI                                              1.00E+17                  0
     16990165                       20070301              1450.98                         204851.62                           100         PMI                                                1.00E+17                  0
     16990167                       20070301              1065.63                            155000                           100         PMI                                                1.00E+17                  0
     16990173                       20070301               778.62                         121492.71                            80         No MI                                              1.00E+17                  0
     16990175                       20070301              1555.05                         222234.95                            80         No MI                                              1.00E+17                  0
     16990177                       20070301               4277.9                         642472.93                   66.98000336         No MI                                              1.00E+17                  0
     16990220                       20070301              1509.74                         253892.55                   78.15000153         No MI                                              1.00E+17                  0
     16990262                       20070301                661.7                          96923.34                   79.51000214         No MI                                              1.00E+17                  0
     16990274                       20070301              3531.79                         510962.89                            80         No MI                                              1.00E+17                  0
     16990287                       20070301              3366.12                            529750                            65         No MI                                              1.00E+17                  0
     16990312                       20070301              1057.79                         135919.71                            80         No MI                                              1.00E+17                  0
     16990315                       20070301              5120.44                            893750                            65         No MI                                              1.00E+17                  0
     16991377                       20070201              1749.78                         256098.61                   92.26999664         No MI                                              1.00E+17                  0
     16991378                       20070201               725.07                          99861.91                           100         PMI                                                1.00E+17                  0
     16991379                       20070201               827.63                         108752.16                           100         PMI                                                1.00E+17                  0
     16991381                       20070201              1106.25                            177000                           100         PMI                                                1.00E+17                  0
     16991383                       20070201              1267.87                         192674.79                           100         PMI                                                1.00E+17                  0
     16991385                       20070201               824.63                         122203.66                   97.91999817         PMI                                                1.00E+17                  0
     16991386                       20070201              1499.74                            221500                           100         PMI                                                1.00E+17                  0
     16991390                       20070201               644.77                          89872.55                           100         PMI                                                1.00E+17                  0
     16991393                       20070201               997.19                         135717.01                           100         PMI                                                1.00E+17                  0
     16991395                       20070201               957.09                         131817.72                           100         PMI                                                1.00E+17                  0
     16991396                       20070201                 1450                            232000                           100         PMI                                                1.00E+17                  0
     16991397                       20070201               691.03                            105300                            90         PMI                                                1.00E+17                  0
     16991399                       20070201               463.88                          67893.59                   98.55000305         PMI                                                1.00E+17                  0
     16991400                       20070201              1870.41                         260710.27                           100         PMI                                                1.00E+17                  0
     16991401                       20070201              1993.75                            348000                   82.86000061         PMI                                                1.00E+17                  0
     16991404                       20070301               1026.3                         144895.05                           100         PMI                                                1.00E+17                  0
     16991410                       20070301               1251.3                         181032.14                           100         PMI                                                1.00E+17                  0
     16991413                       20070201              1114.38                         167224.61                           100         PMI                                                1.00E+17                  0
     16991417                       20070201               767.49                         115170.34                           100         PMI                                                1.00E+17                  0
     16991424                       20070201               606.35                          89855.63                   94.73999786         PMI                                                1.00E+17                  0
     16991425                       20070201               469.54                          62420.02                           100         PMI                                                1.00E+17                  0
     16991432                       20070201               818.45                         118319.11                         98.75         PMI                                                1.00E+17                  0
     16991447                       20070201              1177.25                         147795.49                            95         PMI                                                1.00E+17                  0
     16991506                       20070301              4218.75                            750000                   79.79000092         No MI                                              1.00E+17                  0
     16991528                       20070301              4063.73                         659373.77                   53.65999985         No MI                                              1.00E+17                  0
     16991530                       20070201              2338.33                            368000                            80         No MI                                              1.00E+17                  0
     16991532                       20070301              2168.72                         313761.07                   75.84999847         No MI                                              1.00E+17                  0
     16991621                       20070101              3723.06                         488422.54                            80         No MI                                              1.00E+17                  0
     16991631                       20070301                 1675                            240000                            80         No MI                                              1.00E+17                  0
     16991679                       20070301             15364.58                           2950000                   48.36000061         No MI                                              1.00E+17                  0
     16991722                       20070301              1117.06                         167782.33                            80         No MI                                              1.00E+17                  0
     16991762                       20070101                 3538                            556800                            80         No MI                                              1.00E+17                  0
     16991764                       20070301              2133.33                          369832.3                   51.38999939         No MI                                              1.00E+17                  0
     16991777                       20070301               503.49                          85962.34                   71.66999817         No MI                                              1.00E+17                  0
     16985123                       20070301               585.26                          76952.14                            70         No MI                                              1.00E+17                  0
     16985267                       20070301              1446.22                         211834.61                            80         No MI                                              1.00E+17                  0
     16981525                       20070301               363.59                          51961.41                            80         No MI                                              1.00E+17                  0
     16981642                       20070301               831.21                         108036.51                            80         No MI                                              1.00E+17                  0
     16981667                       20070301               831.04                         115918.13                            80         No MI                                              1.00E+17                  0
     16981791                       20070301              1070.55                         154882.05                   68.88999939         No MI                                              1.00E+17                  0
     16981816                       20070301               471.04                             66500                            70         No MI                                              1.00E+17                  0
     16981858                       20070301              1772.92                            230000                           100         PMI                                                1.00E+17                  0
     16982831                       20070301               577.48                          86728.85                            70         No MI                                              1.00E+17                  0
     16982868                       20070301               620.14                          94320.69                            80         No MI                                              1.00E+17                  0
     16982869                       20070301              3036.69                         486299.17                            75         No MI                                              1.00E+17                  0
     16982892                       20070201                663.2                          94708.78                   78.98000336         No MI                                              1.00E+17                  0
     16982906                       20070201               991.11                         124987.72                            95         PMI                                                1.00E+17                  0
     16982989                       20070301               843.44                            168687                            80         No MI                                              1.00E+17                  0
     16983034                       20070301               304.16                          54073.43                            70         No MI                                              1.00E+17                  0
     16983150                       20070301               960.58                         123359.39                            95         PMI                                                1.00E+17                  0
     16983155                       20070201               1032.5                         142203.36                   77.80999756         No MI                                              1.00E+17                  0
     16983156                       20070301               2146.7                         275837.05                            80         No MI                                              1.00E+17                  0
     16983168                       20070201               781.22                         101476.46                            80         No MI                                              1.00E+17                  0
     16984655                       20070301                 2280                            384000                            80         No MI                                              1.00E+17                  0
     16984671                       20070301              1220.78                          181055.1                   94.62000275         PMI                                                1.00E+17                  0
     16984713                       20070301              2519.37                            417000                   79.43000031         No MI                                              1.00E+17                  0
     16984750                       20070301              3718.22                         565524.49                   79.16000366         No MI                                              1.00E+17                  0
     16984774                       20070301              1153.62                         148232.43                            80         No MI                                              1.00E+17                  0
     16984794                       20070301              2139.17                            302000                   64.94999695         No MI                                              1.00E+17                  0
     16984803                       20070301               457.34                          58765.29                            80         No MI                                              1.00E+17                  0
     16984849                       20070301              1302.25                         195553.19                           100         PMI                                                                          0
     16984947                       20070301               919.07                         119396.23                            95         PMI                                                1.00E+17                  0
     16984952                       20070301              1850.93                         269754.86                           100         PMI                                                1.00E+17                  0
     16984954                       20070301               927.88                         140953.37                            75         No MI                                              1.00E+17                  0
     16984969                       20070301              3632.13                         494667.87                           100         PMI                                                1.00E+17                  0
     16985045                       20070301              1017.98                         115948.69                            80         No MI                                              1.00E+17                  0
     16981190                       20070301              1175.73                         156400.21                           100         PMI                                                1.00E+17                  0
     16981207                       20070301              1799.86                          288232.8                   71.23000336         No MI                                              1.00E+17                  0
     16981208                       20070301              1251.41                          213656.4                            75         No MI                                              1.00E+17                  0
     16981231                       20070301              1278.75                            223200                            80         No MI                                              1.00E+17                  0
     16981282                       20070301               1078.9                          148697.6                            80         No MI                                              1.00E+17                  0
     16981290                       20070301               917.93                         132802.88                   79.61000061         No MI                                              1.00E+17                  0
     16981343                       20070301               903.83                            127600                            80         No MI                                              1.00E+17                  0
     16981473                       20070301              2302.19                            417000                   77.22000122         No MI                                              1.00E+17                  0
     16981495                       20070301                759.4                         105925.18                            80         No MI                                              1.00E+17                  0
     16981498                       20070301                 2756                         403684.83                            80         No MI                                              1.00E+17                  0
     16981157                       20070301              1049.95                            152720                            80         No MI                                              1.00E+17                  0
     16981090                       20070301               703.68                         103967.99                           100         PMI                                                1.00E+17                  0
     16980827                       20070301              1081.41                         134326.59                            80         No MI                                              1.00E+17                  0
     16980830                       20070301              2362.14                            365750                            95         PMI                                                1.00E+17                  0
     16980845                       20070301              1558.33                            220000                            80         No MI                                              1.00E+17                  0
     16980851                       20070201              2054.51                            290048                            80         No MI                                              1.00E+17                  0
     16980864                       20070301               735.08                          95542.09                            80         No MI                                              1.00E+17                  0
     16980927                       20070301                 1140                            192000                            80         No MI                                              1.00E+17                  0
     16979468                       20070301               713.55                          92743.78                            80         No MI                                              1.00E+17                  0
     16979475                       20070301               615.13                          79951.54                            80         No MI                                              1.00E+17                  0
     16979476                       20070301               539.56                          88713.69                            80         No MI                                              1.00E+17                  0
     16979478                       20070301              1186.56                            189850                   79.98999786         No MI                                              1.00E+17                  0
     16979479                       20070301              1087.02                            179920                            80         No MI                                              1.00E+17                  0
     16979485                       20070301              1459.22                            212250                            75         No MI                                              1.00E+17                  0
     16979497                       20070301              1279.04                         192092.42                   83.58999634         GE Capital MI                                      1.00E+17                  0
     16980398                       20070101               6314.1                         970597.45                   68.68000031         No MI                                              1.00E+17                  0
     16980405                       20070301              5794.11                         881259.02                            70         No MI                                              1.00E+17                  0
     16980447                       20070301               404.68                          52598.12                            90         Mortgage Guaranty In                               1.00E+17                  0
     16980470                       20070301              1024.92                            175700                   79.98999786         No MI                                              1.00E+17                  0
     16980536                       20070301              1028.73                            147400                           100         PMI                                                1.00E+17                  0
     16980555                       20070201                 2575                            412000                            80         No MI                                              1.00E+17                  0
     16980595                       20070301              1163.51                         189925.03                   69.08999634         No MI                                              1.00E+17                  0
     16980643                       20070301              1142.65                         167369.33                           100         PMI                                                1.00E+17                  0
     16980649                       20070301               379.39                           50467.8                           100         PMI                                                1.00E+17                  0
     16980686                       20070301              2498.49                         407839.01                            80         No MI                                              1.00E+17                  0
     16980730                       20070301              1992.48                         315883.77                            80         No MI                                              1.00E+17                  0
     16980782                       20070301               513.63                          66759.54                            80         No MI                                              1.00E+17                  0
     16978930                       20070301               990.09                            161100                            80         No MI                                              1.00E+17                  0
     16978933                       20070301               416.25                             74000                            80         No MI                                              1.00E+17                  0
     16978946                       20061201               687.76                          95726.34                            80         No MI                                              1.00E+17                  0
     16978962                       20070301              2295.83                            380000                           100         PMI                                                1.00E+17                  0
     16978964                       20070301               727.89                          99133.44                            80         No MI                                              1.00E+17                  0
     16979049                       20070301                797.1                          113915.4                            75         No MI                                              1.00E+17                  0
     16979073                       20070301              2109.58                            332000                            80         No MI                                              1.00E+17                  0
     16979186                       20070301               2243.7                         291625.23                           100         PMI                                                1.00E+17                  0
     16979196                       20070201               856.25                            137000                            80         No MI                                              1.00E+17                  0
     16979221                       20070301              1462.58                            200582                           100         PMI                                                1.00E+17                  0
     16979225                       20070301               459.85                          69941.19                   51.47000122         No MI                                              1.00E+17                  0
     16979442                       20070101               499.79                          64880.74                           100         PMI                                                1.00E+17                  0
     16974190                       20070301               594.17                             92000                            80         No MI                                              1.00E+17                  0
     16974200                       20070301              1024.81                         155868.94                            80         No MI                                              1.00E+17                  0
     16974261                       20070301               904.67                            147200                            80         No MI                                              1.00E+17                  0
     16974291                       20070301                844.1                            142164                            80         No MI                                              1.00E+17                  0
     16974294                       20070301              1309.71                         194244.54                            80         No MI                                              1.00E+17                  0
     16974419                       20070301              1050.92                         150188.46                            90         PMI                                                1.00E+17                  0
     16974434                       20070301                913.9                         135541.52                           100         PMI                                                1.00E+17                  0
     16974438                       20070301               498.26                          64760.74                            90         PMI                                                1.00E+17                  0
     16978698                       20070301               516.71                          67159.29                            80         No MI                                              1.00E+17                  0
     16978722                       20070301              1247.12                         171881.63                            80         No MI                                              1.00E+17                  0
     16978827                       20070301              1179.83                         158796.06                            70         No MI                                              1.00E+17                  0
     16978847                       20070301               3503.8                         539814.95                   83.72000122         PMI                                                1.00E+17                  0
     16978854                       20070301              1340.58                         201334.84                   63.56000137         No MI                                              1.00E+17                  0
     16978865                       20070401              1018.09                            159000                   61.99000168         No MI                                              1.00E+17                  0
     16978867                       20070301              1424.22                         216617.86                            80         No MI                                              1.00E+17                  0
     16978877                       20070301              2333.33                            400000                   78.43000031         No MI                                              1.00E+17                  0
     16978884                       20070301               570.65                            105350                   74.72000122         No MI                                              1.00E+17                  0
     16974111                       20070301               455.97                          67624.87                   73.01999664         No MI                                              1.00E+17                  0
     16974120                       20070301               923.17                            152800                            80         No MI                                              1.00E+17                  0
     16974121                       20070301               682.18                          99921.99                           100         PMI                                                1.00E+17                  0
     16974132                       20070301              1271.81                         193437.36                            80         No MI                                              1.00E+17                  0
     16974162                       20070201              2471.26                          349489.2                           100         PMI                                                1.00E+17                  0
     16973968                       20070301              1822.92                            250000                           100         PMI                                                1.00E+17                  0
     16973979                       20070101               811.37                         107791.97                   98.18000031         PMI                                                1.00E+17                  0
     16973989                       20070301               424.68                          59956.57                            80         No MI                                              1.00E+17                  0
     16973990                       20070101               706.16                           84769.4                           100         PMI                                                1.00E+17                  0
     16974002                       20070401              8450.52                           1475000                   64.12999725         No MI                                              1.00E+17                  0
     16974079                       20070301               516.35                          78533.96                   70.80999756         No MI                                              1.00E+17                  0
     16973776                       20070301                  840                            128000                            80         No MI                                              1.00E+17                  0
     16973796                       20070301               921.88                            150000                   34.88000107         No MI                                              1.00E+17                  0
     16970815                       20070301              1092.73                         158090.61                            90         GE Capital MI                                      1.00E+17                  0
     16970842                       20070301              2358.01                         349720.12                   83.33000183         Radian Guaranty                                    1.00E+17                  0
     16970885                       20070301                598.5                            106400                            70         No MI                                              1.00E+17                  0
     16973742                       20070301               527.86                          72749.89                            80         No MI                                              1.00E+17                  0
     16790421                       20070201              3035.27                            493875                            90         PMI                                                1.00E+17                  0
     16788887                       20070301              1273.78                         177674.51                           100         PMI                                                1.00E+17                  0
     16788535                       20070301               797.58                          109924.3                            80         No MI                                              1.00E+17                  0
     16786231                       20070101              1230.26                         159707.15                           100         PMI                                                1.00E+17                  0
     16729680                       20070201              5899.27                         931635.95                            80         No MI                                              1.00E+17                  0
     16729445                       20061201               920.13                            129520                           100         PMI                                                1.00E+17                  0
     16721943                       20070201                607.3                          79800.33                           100         PMI                                                1.00E+17                  0
     16723295                       20070201              1085.31                            151000                           100         PMI                                                1.00E+17                  0
     16721751                       20070301              1489.58                            260000                            80         No MI                                              1.00E+17                  0
     16717392                       20070201               740.75                         107086.28                            75         No MI                                              1.00E+17                  0
     16569854                       20070301              2845.73                         438372.24                            65         No MI                                              1.00E+17                  0
     16350208                       20060701                614.7                          95220.65                            80         No MI                                              1.00E+17                  0
     17027090                       20070201              1347.06                         215518.97                            80         No MI                                                                        0
     17027091                       20070301              1011.81                         155865.69                            80         No MI                                                                        0
     17027092                       20070301               884.58                         121916.05                   85.30999756         Radian Guaranty                                                              0
     17027093                       20070301               382.02                          55956.31                            80         No MI                                                                        0
     17027094                       20070301               1044.1                          143900.9                            80         No MI                                                                        0
     17027095                       20070301              1648.91                         211874.84                            80         No MI                                                                        0
     17027096                       20070301                864.9                         111134.35                            80         No MI                                                                        0
     17027097                       20070301              1059.18                         137666.55                            95         Radian Guaranty                                                              0
     16780794                       20070101              1538.84                            214100                            90         PMI                                                1.00E+17                  0
     16780859                       20070201              1638.54                            242000                           100         PMI                                                1.00E+17                  0
     16778722                       20070101               1044.1                         143700.67                           100         PMI                                                1.00E+17                  0
     17027055                       20070301              1504.91                         195618.01                   68.76999664         No MI                                                                        0
     17027056                       20070301               620.14                          94320.69                            80         No MI                                                                        0
     17027058                       20070301              1329.42                            240800                            80         No MI                                                                        0
     17027059                       20070301              1236.31                         178863.79                   79.55999756         No MI                                                                        0
     17027060                       20070301              1236.31                         178863.79                   79.55999756         No MI                                                                        0
     17027061                       20070301              1236.31                         178863.79                   79.55999756         No MI                                                                        0
     17027062                       20070301              1265.63                            225000                            75         No MI                                                                        0
     17027063                       20070301               821.67                            136000                            80         No MI                                                                        0
     17027064                       20070301               435.13                          62952.06                   73.68000031         No MI                                                                        0
     17027065                       20070201               354.67                          45545.97                            80         No MI                                                                        0
     17027066                       20070201              1169.58                         173321.52                            80         No MI                                                                        0
     17027067                       20070201                941.4                         137784.05                            80         No MI                                                                        0
     17027068                       20070301               342.23                          43974.02                            80         No MI                                                                        0
     17027070                       20070301               405.88                          66735.08                            80         No MI                                                                        0
     17027071                       20070301              1547.59                         213293.11                            80         No MI                                                                        0
     17027074                       20070201              2455.83                         359436.64                            75         No MI                                                                        0
     17027075                       20070301              1519.49                         219832.59                            80         No MI                                                                        0
     17027076                       20070301               624.94                          97513.89                            80         No MI                                                                        0
     17027077                       20070301               367.12                          47172.13                            80         No MI                                                                        0
     17027078                       20070301               404.45                           51969.3                            80         No MI                                                                        0
     17027079                       20070301               343.82                          50360.68                            80         No MI                                                                        0
     17027080                       20070301              1395.63                            243600                   73.81999969         No MI                                                                        0
     17027081                       20070201               745.14                         111815.85                            70         No MI                                                                        0
     17027083                       20070301                845.9                         123903.27                            80         No MI                                                                        0
     17027084                       20070301               273.78                          35179.22                            80         No MI                                                                        0
     17027085                       20070301               354.03                          43975.97                            80         No MI                                                                        0
     17027087                       20070301               490.59                          74617.26                            80         No MI                                                                        0
     17027088                       20070301               878.31                         116835.45                            90         PMI                                                                          0
     17027089                       20070301              1151.17                         168618.36                            75         No MI                                                                        0
     17026995                       20070301                 1009                          125331.5                            95         Radian Guaranty                                                              0
     17026996                       20070201               684.25                         126323.55                            80         No MI                                                                        0
     17026997                       20070201               440.26                          59919.21                   65.93000031         No MI                                                                        0
     17026998                       20070201               644.01                          96640.85                            80         No MI                                                                        0
     17026999                       20070201              1230.95                         194396.94                            95         PMI                                                                          0
     17027000                       20070201              1295.02                         166302.69                            90         Radian Guaranty                                                              0
     17027001                       20070201               905.12                          142940.4                            80         No MI                                                                        0
     17027002                       20070201               427.73                           66681.8                            80         No MI                                                                        0
     17027003                       20070201              1071.41                         137586.75                            95         Radian Guaranty                                                              0
     17027004                       20070301              1021.54                          157364.4                   68.48000336         No MI                                                                        0
     17027005                       20070201               768.61                         116738.08                            78         No MI                                                                        0
     17027006                       20070301              1383.83                          207829.5                            80         No MI                                                                        0
     17027007                       20070301               255.63                          32846.59                   56.18000031         No MI                                                                        0
     17027008                       20070301              1576.11                         219844.72                            80         No MI                                                                        0
     17027009                       20070201               677.58                         107005.65                            80         No MI                                                                        0
     17027010                       20070201                531.4                          75886.85                            76         No MI                                                                        0
     17027011                       20070201               738.02                         108999.67                   79.55999756         No MI                                                                        0
     17027012                       20070201               419.53                          59910.66                   63.15999985         No MI                                                                        0
     17027013                       20070201              4593.75                            735000                            70         No MI                                                                        0
     17027014                       20070201               358.67                          55204.51                            70         No MI                                                                        0
     17027015                       20070301              1040.56                         168839.65                            65         No MI                                                                        0
     17027016                       20070201               518.88                          79861.85                   72.73000336         No MI                                                                        0
     17027018                       20070301              2916.76                         443526.99                   59.20000076         No MI                                                                        0
     17027019                       20070201               645.58                            101600                            80         No MI                                                                        0
     17027020                       20070301              1248.61                         194827.95                   55.24000168         No MI                                                                        0
     17027021                       20070201               859.69                         119830.07                   78.94999695         No MI                                                                        0
     17027022                       20070201               959.93                         147744.42                            80         No MI                                                                        0
     17027024                       20070201              1590.87                         254446.42                   79.69000244         No MI                                                                        0
     17027025                       20070201               688.46                          104623.4                            80         No MI                                                                        0
     17027026                       20070201               693.33                            128000                            80         No MI                                                                        0
     17027027                       20070201               436.59                          63899.86                   75.29000092         No MI                                                                        0
     17027028                       20070301               568.86                          89918.64                   58.86000061         No MI                                                                        0
     17027029                       20070201               784.69                            139500                   76.65000153         No MI                                                                        0
     17027030                       20070201              1031.86                         140383.72                            75         No MI                                                                        0
     17027031                       20070301               385.01                          49470.77                            90         Mortgage Guaranty In                                                         0
     17027032                       20070201                919.7                         139764.09                            80         No MI                                                                        0
     17027033                       20070301               499.42                          76933.71                   73.33000183         No MI                                                                        0
     17027034                       20070201                  280                          35957.35                            80         No MI                                                                        0
     17027035                       20070201               658.31                         109580.83                   61.68999863         No MI                                                                        0
     17027036                       20070301              1472.33                         235781.42                   63.77999878         No MI                                                                        0
     17027037                       20070201               861.89                         130978.93                            80         No MI                                                                        0
     17027038                       20070201               633.28                             93530                            80         No MI                                                                        0
     17027039                       20070201               382.02                          55912.36                   54.90000153         No MI                                                                        0
     17027041                       20070201               700.83                            116000                            80         No MI                                                                        0
     17027042                       20070301                 1422                            252800                            80         No MI                                                                        0
     17027043                       20070301              3027.92                            559000                            65         No MI                                                                        0
     17027044                       20070301                 1805                            304000                            80         No MI                                                                        0
     17027047                       20070201              2330.73                         363355.93                            65         No MI                                                                        0
     17027048                       20070301              1945.78                         255840.89                            80         No MI                                                                        0
     17027049                       20070301              1087.16                         171644.51                            80         No MI                                                                        0
     17027050                       20070201               834.33                         131760.69                            80         No MI                                                                        0
     17027051                       20070201               996.14                         157314.28                   79.81999969         No MI                                                                        0
     17027052                       20070301               725.61                         114670.04                            80         No MI                                                                        0
     17027053                       20070301               628.33                         115999.17                            80         No MI                                                                        0
     17027054                       20070301               686.73                         107155.38                            65         No MI                                                                        0
     17026980                       20070201              1718.78                         264542.41                   74.65000153         No MI                                                                        0
     17026981                       20070201               382.02                           58798.3                            95         PMI                                                                          0
     17026982                       20070201               575.49                          86357.77                   77.93000031         No MI                                                                        0
     17026983                       20070201              1429.17                            245000                            70         No MI                                                                        0
     17026984                       20070201              1038.03                         134835.21                            90         PMI                                                                          0
     17026987                       20070301                384.3                          58450.86                   68.81999969         No MI                                                                        0
     17026988                       20070301              1588.55                         229824.99                   77.97000122         No MI                                                                        0
     17026990                       20070301               1609.5                            266400                            80         No MI                                                                        0
     17026991                       20070301              1634.47                         251783.03                            80         No MI                                                                        0
     17026992                       20070301              2601.54                         416613.77                   59.56999969         No MI                                                                        0
     17026994                       20070301              4203.24                         695708.48                            80         No MI                                                                        0
     17026958                       20070201               598.61                          87607.61                   79.76999664         No MI                                                                        0
     17026959                       20070201              1347.44                         199679.17                   78.43000031         No MI                                                                        0
     17026960                       20070201              1996.32                         258983.62                            65         No MI                                                                        0
     17026961                       20070201                  569                          73910.02                            74         No MI                                                                        0
     17026962                       20070201              1354.17                            250000                   51.02000046         No MI                                                                        0
     17026963                       20070201               628.47                          97976.32                            65         No MI                                                                        0
     17026965                       20070201               582.68                          90838.99                            65         No MI                                                                        0
     17026967                       20070201               616.17                          94835.95                   63.33000183         No MI                                                                        0
     17026969                       20070201               935.46                         147731.69                   26.90999985         No MI                                                                        0
     17026970                       20070301              1776.34                         288226.26                   69.18000031         No MI                                                                        0
     17026971                       20070301               968.57                         131911.43                            80         No MI                                                                        0
     17026972                       20070201               923.64                         140363.08                   76.41000366         No MI                                                                        0
     17026974                       20070301                  583                            105600                            80         No MI                                                                        0
     17026975                       20070201               2227.5                            396000                   45.77999878         No MI                                                                        0
     17026976                       20070301               797.83                          119821.7                            80         No MI                                                                        0
     17026977                       20070301               671.25                          95928.75                            80         No MI                                                                        0
     17027073                       20070301              1058.71                         154797.02                   49.75999832         No MI                                                                        0
     17026953                       20070201               891.82                         125817.04                            80         No MI                                                                        0
     17026954                       20070201              5008.97                         643236.83                            80         No MI                                                                        0
     17026955                       20070301               995.68                         142294.32                            95         Mortgage Guaranty In                                                         0
     17026957                       20070301              2601.54                         416613.77                   53.45999908         No MI                                                                        0
     17026943                       20070201               304.86                          43535.08                            80         No MI                                                                        0
     17026944                       20070301               825.02                         127090.48                            80         No MI                                                                        0
     17026945                       20070201               974.88                         148149.94                            70         No MI                                                                        0
     17026946                       20070201               625.56                          91556.49                   76.41999817         No MI                                                                        0
     17026949                       20070201              2418.29                         397224.36                         65.25         No MI                                                                        0
     17026950                       20070201               839.06                         119821.32                   75.94999695         No MI                                                                        0
     17026951                       20070201                697.8                         110199.86                            80         No MI                                                                        0
     17026952                       20070201               818.17                         103879.89                   77.04000092         No MI                                                                        0
     17026937                       20070201               545.74                          79874.81                            80         No MI                                                                        0
     17026938                       20070201                892.5                            168000                            80         No MI                                                                        0
     17026939                       20070301              2357.61                         372662.81                   59.20999908         No MI                                                                        0
     17026940                       20070301              1798.33                            332000                            80         No MI                                                                        0
     17026942                       20070201               676.29                          94266.33                            80         No MI                                                                        0
     16777031                       20070201              1576.33                         249815.55                           100         PMI                                                1.00E+17                  0
     16775184                       20070101               759.01                            123500                            95         Radian Guaranty                                    1.00E+17                  0
     16775243                       20070101               765.54                         101703.73                   79.66999817         No MI                                              1.00E+17                  0
     16775258                       20070101               825.64                         109688.32                   79.98999786         No MI                                              1.00E+17                  0
     16775268                       20070101               775.68                         103051.13                   79.98000336         No MI                                              1.00E+17                  0
     16775061                       20070301               3685.2                          559814.8                            80         No MI                                              1.00E+17                  0
     16765336                       20070201              2683.55                         407811.66                            95         PMI                                                1.00E+17                  0
     16768042                       20070201               769.71                          97727.01                            95         PMI                                                1.00E+17                  0
     16765640                       20070101               1199.3                            182750                            85         PMI                                                1.00E+17                  0
     16358165                       20060801              1121.19                         151960.22                            80         No MI                                              1.00E+17                  0
     17026964                       20070201               654.89                          95849.77                            80         No MI                                                                        0
     17027045                       20070301               8662.5                           1485000                            75         No MI                                                                        0
     16990926                       20070201              1834.03                         268429.27                            95         PMI                                                                          0
     16844741                       20070201              1001.04                            155000                           100         PMI                                                1.00E+17                  0
     17026647                       20070101              1520.73                         198806.12                   55.86999893         No MI                                                                        0
     17026809                       20070101              1680.71                         231285.36                            95         Radian Guaranty                                                              0
     17027069                       20070201               1767.6                          272056.4                            70         No MI                                                                        0
     17027086                       20070301               782.78                         122142.14                            75         No MI                                                                        0
     17026903                       20070101              1083.93                         164501.64                            75         No MI                                                                        0
     17026749                       20070101              1182.47                         179543.73                            80         No MI                                                                        0
     17026912                       20070101               498.26                          64681.38                            80         No MI                                                                        0
     17026765                       20070101                445.5                          59881.45                            80         No MI                                                                        0
     17026947                       20070201               3915.6                          559166.2                   76.70999908         No MI                                                                        0
     16844523                       20070301               592.51                          80695.82                            95         PMI                                                1.00E+17                  0
     16844528                       20070201              1320.05                         139896.94                           100         PMI                                                1.00E+17                  0
     16844487                       20070201               783.12                         111775.66                            80         No MI                                              1.00E+17                  0
     16844448                       20070201                 9625                           1650000                            50         No MI                                              1.00E+17                  0
     16840322                       20070301              2719.92                         429930.98                            80         No MI                                              1.00E+17                  0
     16844282                       20070301               894.86                         143945.14                   76.19000244         No MI                                              1.00E+17                  0
     16844291                       20070301               574.54                          78247.46                            90         PMI                                                1.00E+17                  0
     16840236                       20070301               1627.5                            248000                            80         No MI                                              1.00E+17                  0
     16840231                       20070301                893.3                            145350                            95         PMI                                                1.00E+17                  0
     17013166                       20070301               3258.5                         508445.02                   62.09999847         No MI                                                                        0
     17013168                       20070201              1272.05                          188355.5                            80         No MI                                                                        0
     17013169                       20070301              1182.47                         179848.78                            80         No MI                                                                        0
     16990927                       20070201              3084.49                         487115.29                            80         No MI                                                                        0
     16840038                       20070201              1690.25                         244241.92                           100         PMI                                                1.00E+17                  0
     16839959                       20070301               643.28                          91931.72                            80         No MI                                              1.00E+17                  0
     16839703                       20070301               978.97                         128719.95                            80         No MI                                              1.00E+17                  0
     16839775                       20070201              2724.11                         419274.75                            80         No MI                                              1.00E+17                  0
     16839837                       20070301              1073.91                         159272.53                   78.51999664         No MI                                              1.00E+17                  0
     16839685                       20070301               852.45                            125900                           100         PMI                                                1.00E+17                  0
     16839698                       20070201              1741.04                         248629.27                           100         PMI                                                1.00E+17                  0
     17011481                       20070101              1251.24                         187319.36                            75         No MI                                              1.00E+17                  0
     17011485                       20070101              1763.37                         231564.37                            80         No MI                                              1.00E+17                  0
     17011488                       20070201              1121.11                         167800.86                            80         No MI                                              1.00E+17                  0
     17011490                       20070201              1299.75                         172720.21                            72         No MI                                              1.00E+17                  0
     17011495                       20070201               583.74                          76704.09                            80         No MI                                              1.00E+17                  0
     17011497                       20070201                 4216                            595200                            80         No MI                                              1.00E+17                  0
     17011501                       20070201              2699.98                         319285.65                            95         Radian Guaranty                                    1.00E+17                  0
     17011502                       20070301              1670.82                         222258.18                            80         No MI                                              1.00E+17                  0
     17011503                       20070301                 1550                            240000                            80         No MI                                              1.00E+17                  0
     17011504                       20070301              1285.46                         168712.59                            75         No MI                                              1.00E+17                  0
     17011505                       20070301              1285.46                         168712.59                            75         No MI                                              1.00E+17                  0
     17011506                       20070301              1095.12                         171139.21                            80         No MI                                              1.00E+17                  0
     17011507                       20070301               939.17                            161000                            70         No MI                                              1.00E+17                  0
     16987886                       20060801               486.57                          58257.13                            90         Mortgage Guaranty In                               1.00E+17                  0
     16987887                       20060801              1939.25                         293175.75                            80         No MI                                              1.00E+17                  0
     16987890                       20070201               1022.2                         147774.07                            80         No MI                                              1.00E+17                  0
     16987892                       20070301               475.98                          58468.86                            75         No MI                                              1.00E+17                  0
     16987893                       20070201              2624.57                         379419.92                            80         No MI                                              1.00E+17                  0
     16987894                       20070301                737.9                         102927.31                            80         No MI                                              1.00E+17                  0
     16987896                       20070201               821.69                         129764.32                   43.33000183         No MI                                              1.00E+17                  0
     16987897                       20070201              1662.03                         252573.68                   51.63000107         No MI                                              1.00E+17                  0
     16987898                       20070201               736.11                         103848.97                            80         No MI                                              1.00E+17                  0
     16987899                       20070201              4219.58                            623200                            80         No MI                                              1.00E+17                  0
     16987900                       20070201              2728.71                         399374.03                   55.16999817         No MI                                              1.00E+17                  0
     16987901                       20070301               623.44                            105000                            70         No MI                                              1.00E+17                  0
     16987903                       20070301               556.66                          81536.34                            80         No MI                                              1.00E+17                  0
     16987904                       20070301               885.06                         119122.02                            80         No MI                                              1.00E+17                  0
     16987905                       20070201               950.37                         137389.95                            80         No MI                                              1.00E+17                  0
     16987906                       20070201              1105.08                         159755.76                            80         No MI                                              1.00E+17                  0
     16987907                       20070301               663.75                            108000                            80         No MI                                              1.00E+17                  0
     16987909                       20070301               558.59                             97500                            65         No MI                                              1.00E+17                  0
     16987911                       20070301                550.2                           76745.8                            80         No MI                                              1.00E+17                  0
     16964127                       20061201              4108.33                            680000                            80         No MI                                              1.00E+17                  0
     16964128                       20070101              1336.48                         229110.65                   52.15999985         No MI                                              1.00E+17                  0
     16964130                       20070101              2180.15                         335652.42                            80         No MI                                              1.00E+17                  0
     16964131                       20070201              2095.71                         314482.07                            90         PMI                                                1.00E+17                  0
     16964132                       20070101              1092.48                         165878.43                   79.98999786         No MI                                              1.00E+17                  0
     16964133                       20061201              1036.75                            171600                   67.29000092         No MI                                              1.00E+17                  0
     16964134                       20061101              6354.17                           1000000                   75.47000122         No MI                                              1.00E+17                  0
     16964135                       20070101              1551.71                         229764.16                            80         No MI                                              1.00E+17                  0
     16964136                       20061101               465.67                          64767.64                           100         PMI                                                1.00E+17                  0
     16964138                       20061201              3033.33                            448000                            80         No MI                                              1.00E+17                  0
     16964139                       20070101              2606.25                            417000                   79.43000031         No MI                                              1.00E+17                  0
     16964140                       20061201               749.17                            124000                            80         No MI                                              1.00E+17                  0
     16964141                       20061201               913.51                          146641.5                   79.45999908         No MI                                              1.00E+17                  0
     16964143                       20061201              3355.81                         547127.63                            80         No MI                                              1.00E+17                  0
     16964144                       20061201              1696.24                            291200                            80         No MI                                              1.00E+17                  0
     16964145                       20070101              1751.56                            295000                   79.73000336         No MI                                              1.00E+17                  0
     16964146                       20070201              1280.83                            212000                            80         No MI                                              1.00E+17                  0
     16964148                       20070101              1847.75                            311200                            80         No MI                                              1.00E+17                  0
     16964149                       20070101              1427.13                            245000                   79.80000305         No MI                                              1.00E+17                  0
     16964150                       20070101               965.97                         141266.58                            80         No MI                                              1.00E+17                  0
     16964152                       20070101              1420.25                            239200                            80         No MI                                              1.00E+17                  0
     16964153                       20070101              1951.38                            335000                   78.81999969         No MI                                              1.00E+17                  0
     16964155                       20070201              1403.65                            245000                   46.22999954         No MI                                              1.00E+17                  0
     16964157                       20070201               930.99                            162500                            65         No MI                                              1.00E+17                  0
     16964159                       20070201              1507.56                         257273.85                   79.98999786         No MI                                              1.00E+17                  0
     16964160                       20061001              1206.97                            189950                            76         No MI                                              1.00E+17                  0
     16964161                       20061101                 3955                            632800                            80         No MI                                              1.00E+17                  0
     16964163                       20070101              1726.67                            296000                            80         No MI                                              1.00E+17                  0
     16964164                       20061001              4531.25                            750000                            75         No MI                                              1.00E+17                  0
     16964165                       20061201              2006.67                            344000                            80         No MI                                              1.00E+17                  0
     16964167                       20070101               776.63                            130800                   79.76000214         No MI                                              1.00E+17                  0
     16964170                       20060801               883.49                         180457.11                   78.34999847         No MI                                              1.00E+17                  0
     16964172                       20060801                 3100                            496000                          77.5         No MI                                              1.00E+17                  0
     16964173                       20061001              2311.16                         317412.04                            85         Republic MIC                                       1.00E+17                  0
     16964175                       20060901              1538.98                         273596.98                            80         No MI                                              1.00E+17                  0
     16964178                       20061001              2075.05                         306500.08                            80         No MI                                              1.00E+17                  0
     16964179                       20061001              4215.89                         646594.58                   74.29000092         No MI                                              1.00E+17                  0
     16964180                       20061001               741.53                          97189.64                            90         GE Capital MI                                      1.00E+17                  0
     16964181                       20061001              1691.05                         279898.51                            80         No MI                                              1.00E+17                  0
     16964182                       20061001               447.51                          57883.24                   78.65000153         No MI                                              1.00E+17                  0
     16964183                       20061001              2246.67                         312250.36                            80         No MI                                              1.00E+17                  0
     16964185                       20061001               5226.3                            822500                   69.12000275         No MI                                              1.00E+17                  0
     16964186                       20061001              6003.15                         875818.38                            80         No MI                                              1.00E+17                  0
     16964187                       20061101               1677.5                            264000                            80         No MI                                              1.00E+17                  0
     16964188                       20061101              6089.79                         789566.81                            80         No MI                                              1.00E+17                  0
     16964189                       20061001              3284.05                         523435.55                            80         No MI                                              1.00E+17                  0
     16964190                       20061101                 1415                            226400                            80         No MI                                              1.00E+17                  0
     16964197                       20061101               853.65                            149000                   38.95999908         No MI                                              1.00E+17                  0
     16964201                       20061001               907.29                            132368                   78.23999786         No MI                                              1.00E+17                  0
     16964202                       20061101              1629.14                         234966.45                            75         No MI                                              1.00E+17                  0
     16964206                       20061101              1640.78                         260961.55                   58.43999863         No MI                                              1.00E+17                  0
     16964217                       20061001                625.4                          94713.17                            70         No MI                                              1.00E+17                  0
     16964220                       20061101              7512.66                         996766.53                   68.97000122         No MI                                              1.00E+17                  0
     16964222                       20061001              4372.29                            677000                   73.19000244         No MI                                              1.00E+17                  0
     16964223                       20061001               550.36                          76572.37                   67.79000092         No MI                                              1.00E+17                  0
     16964227                       20061101              3968.17                            656800                            80         No MI                                              1.00E+17                  0
     16964228                       20061101              3232.36                         466197.42                            90         Radian Guaranty                                    1.00E+17                  0
     16964229                       20061201               1462.5                            260000                            80         No MI                                              1.00E+17                  0
     16964230                       20061101              1841.67                            340000                            80         No MI                                              1.00E+17                  0
     16964231                       20061101               3832.5                            584000                            80         No MI                                              1.00E+17                  0
     16964233                       20061201              2167.41                            341100                            80         No MI                                              1.00E+17                  0
     16964234                       20061101              1184.91                            172350                   89.98999786         Radian Guaranty                                    1.00E+17                  0
     16964235                       20061101              3686.47                         610173.57                            80         No MI                                              1.00E+17                  0
     16964236                       20061201              1787.33                            306400                   79.90000153         No MI                                              1.00E+17                  0
     16964238                       20061201              2035.29                            355250                   89.98999786         United Guaranty                                    1.00E+17                  0
     16964239                       20061201              1291.67                            200000                            80         No MI                                              1.00E+17                  0
     16964240                       20070101              1491.79                            275407                            80         No MI                                              1.00E+17                  0
     16964241                       20061201                 2750                            480000                            80         No MI                                              1.01E+17                  0
     16964242                       20061201              1698.92                         281199.84                   79.98999786         No MI                                              1.00E+17                  0
     16964243                       20061201              1004.16                         146736.51                            80         No MI                                              1.00E+17                  0
     16964245                       20070101              1626.02                            243903                   95.09999847         PMI                                                1.00E+17                  0
     16964247                       20070101              1636.08                            270800                   79.98999786         No MI                                              1.00E+17                  0
     16964248                       20070101               902.66                            163500                   79.98999786         No MI                                              1.00E+17                  0
     16964249                       20070101              1769.48                         279186.64                   79.98999786         No MI                                              1.00E+17                  0
     16964250                       20061201              2250.73                            348500                            85         United Guaranty                                    1.00E+17                  0
     16964253                       20070101              1242.86                         199770.09                   57.97000122         No MI                                              1.00E+17                  0
     16964254                       20061201              2360.42                            412000                            80         No MI                                              1.00E+17                  0
     16964256                       20070101               2422.5                            408000                            80         No MI                                              1.00E+17                  0
     16964258                       20070101              1941.06                            358350                   79.98999786         No MI                                              1.00E+17                  0
     16964263                       20070101              1824.83                         307338.99                            95         PMI                                                1.00E+17                  0
     16964264                       20070101              1565.07                         279590.21                            56         No MI                                              1.00E+17                  0
     16964265                       20070101              1814.92                         309590.53                   45.93000031         No MI                                              1.00E+17                  0
     16964076                       20061001              1557.89                            216750                            85         Radian Guaranty                                    1.00E+17                  0
     16964079                       20061101                 4550                            728000                            80         No MI                                              1.00E+17                  0
     16964081                       20061101              1558.33                            272000                            80         No MI                                              1.00E+17                  0
     16964083                       20061201                 1665                            296000                   72.19999695         No MI                                              1.00E+17                  0
     16964084                       20061201              3098.17                            512800                            80         No MI                                              1.00E+17                  0
     16964085                       20061201              2006.02                         313150.54                            80         No MI                                              1.00E+17                  0
     16964086                       20061201              2430.33                          402136.1                            80         No MI                                              1.00E+17                  0
     16964088                       20061201              1633.33                            280000                            80         No MI                                              1.00E+17                  0
     16964089                       20070201               1689.4                         279770.56                            80         No MI                                              1.00E+17                  0
     16964093                       20070101               670.07                         101741.44                            85         PMI                                                1.00E+17                  0
     16964098                       20070101               1148.8                         189970.15                            80         No MI                                              1.00E+17                  0
     16964099                       20070201              1448.24                         223046.55                            90         PMI                                                1.00E+17                  0
     16964100                       20070201               2025.9                         321062.94                            90         Radian Guaranty                                    1.00E+17                  0
     16964101                       20070201              2802.22                         457237.86                            80         No MI                                              1.00E+17                  0
     16964102                       20070101              1169.84                            182684                            80         No MI                                              1.00E+17                  0
     16964105                       20070201               852.63                            143600                            80         No MI                                              1.00E+17                  0
     16964108                       20061201              2822.82                         444971.89                            70         No MI                                              1.00E+17                  0
     16964109                       20061101              1191.67                            208000                            80         No MI                                              1.00E+17                  0
     16964110                       20070201              1337.37                         224809.11                   58.43999863         No MI                                              1.00E+17                  0
     16964113                       20070101               394.16                          59641.01                   70.58999634         No MI                                              1.00E+17                  0
     16964114                       20070101               728.52                         118539.32                            80         No MI                                              1.00E+17                  0
     16964115                       20070101               724.16                         121675.51                   77.59999847         No MI                                              1.00E+17                  0
     16964116                       20070101              1203.36                          175975.4                            80         No MI                                              1.00E+17                  0
     16964117                       20070101              1272.95                         198786.74                   76.54000092         No MI                                              1.00E+17                  0
     16964119                       20070201               1111.1                          166393.4                            90         PMI                                                1.00E+17                  0
     16964121                       20070201              1598.37                         247489.77                            90         United Guaranty                                    1.00E+17                  0
     16964122                       20070101              3036.46                            530000                   64.62999725         No MI                                              1.00E+17                  0
     16848435                       20070101              3618.45                         578379.83                            80         No MI                                              1.00E+17                  0
     16848436                       20070101              1349.08                         207457.06                            80         No MI                                              1.00E+17                  0
     16848437                       20061101               867.15                         131439.11                            80         No MI                                              1.00E+17                  0
     16848438                       20061101               465.71                          69709.74                   28.56999969         No MI                                              1.00E+17                  0
     16848439                       20070101               5332.5                            948000                   52.38000107         No MI                                              1.00E+17                  0
     16848441                       20061001              2091.92                         282123.31                   77.87000275         No MI                                              1.00E+17                  0
     16848443                       20061101               3272.4                            515000                            80         No MI                                              1.00E+17                  0
     16848444                       20061101              4179.17                            680000                            80         No MI                                              1.00E+17                  0
     16848445                       20061101              1112.68                         160479.48                            90         PMI                                                1.00E+17                  0
     16848446                       20070101               768.61                         115802.05                            90         Radian Guaranty                                    1.00E+17                  0
     16848447                       20061001              1576.63                         238772.75                            80         No MI                                              1.00E+17                  0
     16848449                       20061101              1957.76                            318550                   69.86000061         No MI                                              1.00E+17                  0
     16848450                       20061101                 1098                            172800                            80         No MI                                              1.00E+17                  0
     16848451                       20061101                845.9                         123510.45                   78.98000336         No MI                                              1.00E+17                  0
     16848452                       20070101              2775.72                         410949.87                            80         No MI                                              1.00E+17                  0
     16848453                       20061101               862.36                         127481.38                            80         No MI                                              1.00E+17                  0
     16848454                       20061101              1158.95                         167153.71                   61.02000046         No MI                                              1.00E+17                  0
     16848455                       20061201              1381.35                         199385.63                            80         No MI                                              1.00E+17                  0
     16848456                       20061201              3127.74                         462751.69                   79.98999786         No MI                                              1.00E+17                  0
     16848457                       20061201              2367.57                         359175.94                            80         No MI                                              1.00E+17                  0
     16848459                       20061201               654.96                          99362.07                   74.98999786         No MI                                              1.00E+17                  0
     16848460                       20061201              2341.23                         342119.33                            80         No MI                                              1.00E+17                  0
     16848463                       20061201              2432.11                          416932.5                   76.65000153         No MI                                              1.00E+17                  0
     16848464                       20061101                 5800                            960000                            80         No MI                                              1.00E+17                  0
     16848465                       20061201              1915.96                         294374.05                   79.98000336         No MI                                              1.00E+17                  0
     16848466                       20061201              3294.88                         506235.67                            80         No MI                                              1.00E+17                  0
     16848467                       20061101              4861.27                         736855.74                            80         No MI                                              1.00E+17                  0
     16848468                       20061101              3453.38                         498074.17                            80         No MI                                              1.00E+17                  0
     16848470                       20070101              2707.78                         427231.41                            70         No MI                                              1.00E+17                  0
     16848471                       20070101              1522.21                         228234.08                            80         No MI                                              1.00E+17                  0
     16848472                       20070201              3941.92                         591525.83                            75         No MI                                              1.00E+17                  0
     16848473                       20061201              1149.73                            190300                   79.98999786         No MI                                              1.00E+17                  0
     16848474                       20061201              4550.97                         673319.92                            70         No MI                                              1.00E+17                  0
     16848475                       20061201              2933.33                            512000                            80         No MI                                              1.00E+17                  0
     16848476                       20061201               836.16                         138399.17                   77.66999817         No MI                                              1.00E+17                  0
     16848477                       20061201              1293.41                         189002.98                            80         No MI                                              1.00E+17                  0
     16848478                       20070201              3653.74                         534761.83                            80         No MI                                              1.00E+17                  0
     16848479                       20061201              2605.83                            424000                            80         No MI                                              1.00E+17                  0
     16848480                       20061201              1590.17                            263200                            80         No MI                                              1.00E+17                  0
     16848481                       20070101               987.88                         152090.37                            75         No MI                                              1.00E+17                  0
     16848482                       20070101              1406.25                            250000                   42.36999893         No MI                                              1.00E+17                  0
     16848483                       20061201              1868.33                            304000                            80         No MI                                              1.00E+17                  0
     16848485                       20061201               913.79                            156650                   79.98000336         No MI                                              1.00E+17                  0
     16848488                       20061201              1262.03                         184417.47                           100         PMI                                                1.00E+17                  0
     16848490                       20061201               3678.8                          558101.9                            80         No MI                                              1.00E+17                  0
     16848491                       20061201               896.83                         134354.11                            80         No MI                                              1.00E+17                  0
     16848492                       20061201              2360.42                            412000                   74.23000336         No MI                                              1.00E+17                  0
     16848493                       20070101                 1575                            252000                            80         No MI                                              1.00E+17                  0
     16848494                       20070101              4550.89                         718036.73                            80         No MI                                              1.00E+17                  0
     16848495                       20070101               3839.7                         590462.27                            80         No MI                                              1.00E+17                  0
     16848496                       20070101              3688.19                         574158.49                            75         No MI                                              1.00E+17                  0
     16848498                       20070101                 2870                            492000                            80         No MI                                              1.00E+17                  0
     16848501                       20070101               2995.6                         453129.33                            80         No MI                                              1.00E+17                  0
     16848502                       20061201              1518.89                         206438.85                   94.94999695         PMI                                                1.00E+17                  0
     16848503                       20070101               804.26                         123677.92                            80         No MI                                              1.00E+17                  0
     16848504                       20070101              1170.37                         211991.34                   79.97000122         No MI                                              1.00E+17                  0
     16848505                       20070101              1802.83                         294049.51                            80         No MI                                              1.00E+17                  0
     16848506                       20061201               886.83                         129590.66                           100         PMI                                                1.00E+17                  0
     16848507                       20070101               858.02                         133643.35                   74.44000244         No MI                                              1.00E+17                  0
     16848508                       20070101               2212.5                            360000                            75         No MI                                              1.00E+17                  0
     16848509                       20070101              3223.39                         483301.61                   74.69999695         No MI                                              1.00E+17                  0
     16848510                       20070101              1061.63                            178800                            80         No MI                                              1.00E+17                  0
     16848512                       20061201               426.34                          58636.54                           100         PMI                                                1.00E+17                  0
     16848513                       20061201               960.04                            138573                   99.29000092         PMI                                                1.00E+17                  0
     16848515                       20070101              6393.56                         958178.49                   66.27999878         No MI                                              1.00E+17                  0
     16848516                       20070101               904.12                         150347.39                            80         No MI                                              1.00E+17                  0
     16848517                       20070101              3971.25                            706000                            80         No MI                                              1.00E+17                  0
     16848518                       20070101              2605.17                            431200                            80         No MI                                              1.00E+17                  0
     16848519                       20070101              5520.83                           1000000                   76.91999817         No MI                                              1.00E+17                  0
     16848520                       20070101                578.1                          87750.98                            80         No MI                                              1.00E+17                  0
     16848522                       20061201              2188.54                          312062.1                            95         PMI                                                1.00E+17                  0
     16848524                       20061201              2009.38                            321500                           100         PMI                                                1.00E+17                  0
     16848525                       20061201               634.89                          90527.91                   99.94999695         PMI                                                1.00E+17                  0
     16848527                       20061201               786.68                         113550.11                           100         PMI                                                1.00E+17                  0
     16848528                       20070101              3481.72                         528656.55                   72.59999847         No MI                                              1.00E+17                  0
     16848529                       20061201              1139.61                         164493.15                           100         PMI                                                1.00E+17                  0
     16848530                       20061201              3253.33                            488000                           100         PMI                                                1.00E+17                  0
     16848532                       20070201              3829.32                          589380.5                            80         No MI                                              1.00E+17                  0
     16848533                       20070101              2912.21                         446094.66                   73.61000061         No MI                                              1.00E+17                  0
     16848534                       20070201                 3625                            600000                            80         No MI                                              1.00E+17                  0
     16848535                       20070101              1839.44                         295659.71                   77.88999939         No MI                                              1.00E+17                  0
     16848536                       20070101              5728.47                         999878.88                   73.52999878         No MI                                              1.00E+17                  0
     16848537                       20070101              3096.99                         503916.97                            80         No MI                                              1.00E+17                  0
     16848538                       20070101              3837.92                         605490.94                            80         No MI                                              1.00E+17                  0
     16848540                       20070101               709.25                          98789.01                           100         PMI                                                1.00E+17                  0
     16848541                       20061201              1409.21                         233249.12                            75         No MI                                              1.00E+17                  0
     16848542                       20061201              1938.65                         273096.09                           100         PMI                                                1.00E+17                  0
     16848543                       20070101              1019.22                         143685.35                           100         PMI                                                1.00E+17                  0
     16848544                       20061201              1821.09                            277500                           100         PMI                                                1.00E+17                  0
     16848546                       20070101              2944.64                         452654.99                   78.27999878         No MI                                              1.00E+17                  0
     16848547                       20070101              2377.92                            439000                   79.98999786         No MI                                              1.00E+17                  0
     16848549                       20070101              2794.27                         418961.15                            80         No MI                                              1.00E+17                  0
     16848551                       20070101               4422.5                            732000                            80         No MI                                              1.00E+17                  0
     16848552                       20070101              1656.93                         239348.98                           100         PMI                                                1.00E+17                  0
     16848553                       20070101                 2697                            539400                   79.98999786         No MI                                              1.00E+17                  0
     16848555                       20070101              2842.98                         442818.31                            80         No MI                                              1.00E+17                  0
     16848556                       20070101              1896.23                            288950                   99.98000336         PMI                                                1.00E+17                  0
     16848557                       20070101              3099.11                         458643.36                           100         PMI                                                1.00E+17                  0
     16848559                       20070101              1625.66                         261299.27                            80         No MI                                              1.00E+17                  0
     16848562                       20070101                937.4                         126000.58                   94.91999817         PMI                                                1.00E+17                  0
     16848563                       20070201              3626.25                         546581.09                            80         No MI                                              1.00E+17                  0
     16848565                       20070101              1588.64                         270991.58                            80         No MI                                              1.00E+17                  0
     16848567                       20070201              2436.01                         391700.45                            80         No MI                                              1.00E+17                  0
     16848568                       20070201              3927.88                         628430.64                            80         No MI                                              1.00E+17                  0
     16848569                       20070101               3194.3                         538340.25                   64.29000092         No MI                                              1.00E+17                  0
     16848570                       20070201              4941.05                            790529                   56.56999969         No MI                                              1.00E+17                  0
     16848574                       20070101              3546.67                            608000                            80         No MI                                              1.00E+17                  0
     16848576                       20070101               875.83                         129686.29                   49.24000168         No MI                                              1.00E+17                  0
     16848577                       20070101              3578.75                         477047.82                   70.06999969         No MI                                              1.00E+17                  0
     16848579                       20070101               608.32                           86804.4                           100         PMI                                                1.00E+17                  0
     16848581                       20070101              1118.77                         163613.86                           100         PMI                                                1.00E+17                  0
     16848582                       20070101               1434.5                            241600                            80         No MI                                              1.00E+17                  0
     16848584                       20070101               877.49                          155997.5                            75         No MI                                              1.00E+17                  0
     16848585                       20070101              3521.14                         534600.46                            80         No MI                                              1.00E+17                  0
     16848586                       20070101                 2850                            480000                            80         No MI                                              1.00E+17                  0
     16848590                       20070101              1956.54                         309955.57                   79.98999786         No MI                                              1.00E+17                  0
     16848591                       20070201              4378.04                         673831.95                   71.05000305         No MI                                              1.00E+17                  0
     16848593                       20070101               1462.5                            260000                            80         No MI                                              1.00E+17                  0
     16848594                       20070101              2705.25                         426832.95                            80         No MI                                              1.00E+17                  0
     16848597                       20070101               777.02                         118599.42                            80         No MI                                              1.00E+17                  0
     16848598                       20070101               656.31                         104906.15                   79.97000122         No MI                                              1.00E+17                  0
     16848599                       20070101               808.09                         116731.27                           100         PMI                                                1.00E+17                  0
     16848601                       20070101               3337.2                         506522.82                            80         No MI                                              1.00E+17                  0
     16848602                       20070101               2785.5                            495200                            80         No MI                                              1.00E+17                  0
     16848603                       20070101              3417.28                         539089.85                   79.98000336         No MI                                              1.00E+17                  0
     16848604                       20070101               838.28                         125688.35                   93.33000183         PMI                                                1.00E+17                  0
     16848605                       20070101              4909.24                         660243.95                   68.20999908         No MI                                              1.00E+17                  0
     16848606                       20070101               540.58                          86407.96                   79.97000122         No MI                                              1.00E+17                  0
     16848607                       20070201              3032.01                         485060.11                   66.12000275         No MI                                              1.00E+17                  0
     16848608                       20070101               664.41                            111900                   79.98999786         No MI                                              1.00E+17                  0
     16848609                       20070101              3135.06                         494647.53                            80         No MI                                              1.00E+17                  0
     16848610                       20070201               3711.5                            685200                            80         No MI                                              1.00E+17                  0
     16848611                       20070101              3387.46                         563304.17                   58.84999847         No MI                                              1.00E+17                  0
     16848612                       20070101              2633.46                         459658.51                            80         No MI                                              1.00E+17                  0
     16848613                       20070101              3416.03                         518681.89                   77.04000092         No MI                                              1.00E+17                  0
     16848614                       20070101              3177.48                          576625.7                   67.94000244         No MI                                              1.00E+17                  0
     16848615                       20070201              3238.67                            555200                            80         No MI                                              1.00E+17                  0
     16848616                       20070101              2969.17                            509000                   79.52999878         No MI                                              1.00E+17                  0
     16848617                       20070201              3770.08                            646300                   79.98999786         No MI                                              1.00E+17                  0
     16848619                       20070101              1251.83                            207200                            80         No MI                                              1.00E+17                  0
     16848621                       20070101               3821.2                         610789.06                   79.98999786         No MI                                              1.00E+17                  0
     16848622                       20070101              2592.17                         419795.37                         77.25         No MI                                              1.00E+17                  0
     16848624                       20070201               4387.5                            780000                            80         No MI                                              1.00E+17                  0
     16848625                       20070101                 4635                            824000                            80         No MI                                              1.00E+17                  0
     16848626                       20070101              2763.28                            491250                            75         No MI                                              1.00E+17                  0
     16848627                       20070101               578.84                           90159.4                            80         No MI                                              1.00E+17                  0
     16848628                       20070201              1531.21                         246116.72                            80         No MI                                              1.00E+17                  0
     16848633                       20070101              4680.62                         710693.92                            75         No MI                                              1.00E+17                  0
     16848634                       20070101               948.91                         138772.49                   79.98999786         No MI                                              1.00E+17                  0
     16848635                       20070101              6082.73                         972276.46                            75         No MI                                              1.00E+17                  0
     16848637                       20070101              3375.67                            623200                            80         No MI                                              1.00E+17                  0
     16848638                       20070101              4441.67                            820000                            80         No MI                                              1.00E+17                  0
     16848639                       20070201              3119.35                         499071.34                            80         No MI                                              1.00E+17                  0
     16848640                       20070101              1235.58                         190005.17                           100         PMI                                                1.00E+17                  0
     16848641                       20070201              1298.47                         187713.02                           100         PMI                                                1.00E+17                  0
     16848642                       20070101              2546.74                         434425.43                          43.5         No MI                                              1.00E+17                  0
     16848643                       20070101              3632.15                          558545.4                            80         No MI                                              1.00E+17                  0
     16848644                       20070201               657.35                         103806.14                            80         No MI                                              1.00E+17                  0
     16848645                       20070101                 2795                            516000                            80         No MI                                              1.00E+17                  0
     16848646                       20070101              1087.87                         165180.24                            80         No MI                                              1.00E+17                  0
     16848647                       20070201              2307.68                         434387.75                            80         No MI                                              1.00E+17                  0
     16848648                       20070201              4097.99                         638867.57                            80         No MI                                              1.00E+17                  0
     16848650                       20070201              1368.35                         190729.51                           100         PMI                                                1.00E+17                  0
     16848651                       20070101              1497.66                            266250                            75         No MI                                              1.00E+17                  0
     16848654                       20070201              2566.67                            448000                            80         No MI                                              1.00E+17                  0
     16848655                       20070101                 5625                           1000000                         70.75         No MI                                              1.00E+17                  0
     16848656                       20070201              2959.17                            536000                            80         No MI                                              1.00E+17                  0
     16848657                       20070201              3539.58                         558984.76                            80         No MI                                              1.00E+17                  0
     16848658                       20070101                578.1                          87776.93                            80         No MI                                              1.00E+17                  0
     16848661                       20070101              3705.48                         592290.86                           100         PMI                                                1.00E+17                  0
     16848662                       20070101              4069.02                         617829.92                            80         No MI                                              1.00E+17                  0
     16848664                       20070201              3530.29                         523159.43                            80         No MI                                              1.00E+17                  0
     16848665                       20070201              2950.33                            534400                            80         No MI                                              1.00E+17                  0
     16848667                       20070201              4491.45                         798480.42                            75         No MI                                              1.00E+17                  0
     16848668                       20070201                 2475                            440000                            80         No MI                                              1.00E+17                  0
     16848669                       20070201              2648.75                            489000                            80         No MI                                              1.00E+17                  0
     16848670                       20070201              2409.17                            472000                            80         No MI                                              1.00E+17                  0
     16848671                       20070201               6096.3                         962751.43                            75         No MI                                              1.00E+17                  0
     16848672                       20070201              3254.17                            568000                            80         No MI                                              1.00E+17                  0
     16848673                       20070201              2772.92                            484000                            80         No MI                                              1.00E+17                  0
     16848674                       20070201              2873.75                            484000                            80         No MI                                              1.00E+17                  0
     16848406                       20061201              1933.33                         275671.45                   61.43999863         No MI                                              1.00E+17                  0
     16848411                       20061101               559.37                          79496.28                            80         No MI                                              1.00E+17                  0
     16848417                       20070101                 4500                            800000                            80         No MI                                              1.00E+17                  0
     16848418                       20070101              6403.11                         997338.52                   78.43000031         No MI                                              1.00E+17                  0
     16848421                       20070101              3097.52                          464428.4                            80         No MI                                              1.00E+17                  0
     16848422                       20070101               3424.9                            597800                   66.44000244         No MI                                              1.00E+17                  0
     16848424                       20070201              3074.38                         485332.74                            80         No MI                                              1.00E+17                  0
     16848425                       20070101               2869.8                         458513.46                            80         No MI                                              1.00E+17                  0
     16848427                       20070101              3744.88                         619842.67                            80         No MI                                              1.00E+17                  0
     16848428                       20061101               975.79                            170320                            80         No MI                                              1.23E+17                  0
     16848431                       20061201              1412.41                         201394.71                           100         PMI                                                1.00E+17                  0
     16848434                       20070101              1135.48                          199717.1                   55.56000137         No MI                                              1.00E+17                  0
     16851053                       20070301               818.62                         119906.38                           100         PMI                                                1.00E+17                  0
     16851107                       20070301               1093.5                            194400                            80         No MI                                              1.00E+17                  0
     16849556                       20070301               1261.2                          187050.3                            65         No MI                                              1.00E+17                  0
     16851268                       20070301              1077.92                            199000                   51.02999878         No MI                                              1.00E+17                  0
     16851319                       20070101               1159.7                         169599.74                           100         PMI                                                1.00E+17                  0
     16851323                       20070201              1727.87                         265461.54                            80         No MI                                              1.00E+17                  0
     16851379                       20070201              6054.69                            937500                            75         No MI                                              1.00E+17                  0
     16851383                       20070201               953.37                            166406                            80         No MI                                              1.00E+17                  0
     16851854                       20070301              1034.33                         146022.59                   89.98999786         GE Capital MI                                      1.00E+17                  0
     16771696                       20070201               680.28                          85403.77                            95         PMI                                                1.00E+17                  0
     16772611                       20070201               293.02                          50006.05                   37.63000107         No MI                                              1.00E+17                  0
     16772646                       20070201              3019.63                         453172.53                          85.5         GE Capital MI                                      1.00E+17                  0
     16774909                       20070101               368.75                             59000                           100         PMI                                                1.00E+17                  0
     16847989                       20070201               789.81                          89920.05                           100         PMI                                                1.00E+17                  0
     16848031                       20070201               800.79                         119923.18                            80         No MI                                              1.00E+17                  0
     16849013                       20070301              2251.97                            266900                           100         PMI                                                1.00E+17                  0
     16849047                       20070201                888.4                         134860.42                           100         PMI                                                1.00E+17                  0
     16849128                       20070201              1474.79                         214871.88                           100         PMI                                                1.00E+17                  0
     16849157                       20070301              2252.34                            348750                            75         No MI                                              1.00E+17                  0
     16849253                       20070301              3737.16                         527617.84                            80         No MI                                              1.00E+17                  0
     16849303                       20070301               1187.5                            200000                   75.47000122         No MI                                              1.00E+17                  0
     16849416                       20070201               828.12                          116830.1                           100         PMI                                                1.00E+17                  0
     16847812                       20070201              1183.54                         171097.41                            80         No MI                                              1.00E+17                  0
     16847818                       20070301                 3550                          567999.3                            80         No MI                                              1.00E+17                  0
     16845618                       20070201               746.79                          79939.49                           100         PMI                                                1.00E+17                  0
     16845722                       20070201              1777.34                            262500                           100         PMI                                                1.00E+17                  0
     16846197                       20070201              1382.52                          201428.9                            90         PMI                                                1.00E+17                  0
     16846232                       20070101               363.21                          49399.71                           100         PMI                                                1.00E+17                  0
     16846268                       20070201              2724.07                         419266.74                            80         No MI                                              1.00E+17                  0
     16847475                       20070301               865.03                         112431.85                            90         PMI                                                1.00E+17                  0
     16847477                       20070301               432.08                             68000                            80         No MI                                              1.00E+17                  0
     16847480                       20070301                 5014                         734426.63                            70         No MI                                              1.00E+17                  0
     16847614                       20070201              2406.25                            420000                            84         PMI                                                1.00E+17                  0
     16847620                       20070201               914.73                         142898.15                   40.27999878         No MI                                              1.00E+17                  0
     16845935                       20070201               971.18                         102875.18                           100         PMI                                                1.00E+17                  0
     16845951                       20061201              2841.67                            496000                            80         No MI                                              1.00E+17                  0
     16845977                       20060901              1286.13                         180771.65                            90         United Guaranty                                    1.00E+17                  0
     16846043                       20070201              3522.91                            573220                            80         No MI                                              1.00E+17                  0
     16846047                       20070301              4811.81                         741239.25                            80         No MI                                              1.00E+17                  0
     16835565                       20070201              1432.97                         237305.39                   74.22000122         No MI                                              1.00E+17                  0
     16835570                       20070201              2520.25                         439898.21                            80         No MI                                              1.00E+17                  0
     16835611                       20070301                845.8                         109933.37                            80         No MI                                              1.00E+17                  0
     16835624                       20070201               660.02                          69948.48                           100         PMI                                                1.00E+17                  0
     16838808                       20070201              3393.32                         467353.75                   71.01999664         No MI                                              1.00E+17                  0
     16838933                       20070201              4538.73                         640318.81                            75         No MI                                              1.00E+17                  0
     16838936                       20070301                742.5                            132000                            80         No MI                                                                        0
     16838946                       20070301                  900                            160000                            80         No MI                                              1.00E+17                  0
     16835693                       20070201              1586.66                         271999.67                            80         No MI                                              1.00E+17                  0
     16835764                       20070201                395.8                           55838.8                            80         No MI                                              1.00E+17                  0
     16838987                       20070301               581.21                          85133.54                            80         No MI                                              1.00E+17                  0
     16839011                       20070301               6238.7                          999073.8                   54.04999924         No MI                                              1.00E+17                  0
     16835849                       20070201              3204.19                          486930.1                            80         No MI                                              1.00E+17                  0
     16835856                       20070301               977.26                         141385.33                            80         No MI                                              1.00E+17                  0
     16839072                       20070301                975.4                         139396.48                           100         PMI                                                1.00E+17                  0
     16839077                       20070301                 1050                            168000                   73.04000092         No MI                                              1.00E+17                  0
     16839118                       20070201              1916.88                         306699.99                   99.90000153         PMI                                                1.00E+17                  0
     16835861                       20070201              1162.24                         178882.57                            80         No MI                                              1.00E+17                  0
     16835926                       20070201              2277.03                            370500                   92.62999725         PMI                                                1.00E+17                  0
     16836002                       20070201              1164.58                            172000                            80         No MI                                              1.00E+17                  0
     16838603                       20070201              4775.24                         698904.56                            80         No MI                                                                        0
     16838718                       20070201              2097.64                         299553.33                           100         PMI                                                1.00E+17                  0
     16832897                       20070301                  490                             84000                            80         No MI                                              1.00E+17                  0
     16832913                       20070301              4980.11                          729462.5                            70         No MI                                              1.00E+17                  0
     16832967                       20070301              1866.08                            319900                   79.98999786         No MI                                              1.00E+17                  0
     16833193                       20070201               615.13                          79902.73                           100         PMI                                                1.00E+17                  0
     16833296                       20070201              3859.52                         458546.67                            90         PMI                                                1.00E+17                  0
     16835174                       20070401              2528.27                            400000                   60.61000061         No MI                                              1.00E+17                  0
     16835245                       20070301              5522.68                         861739.04                   56.56000137         No MI                                              1.00E+17                  0
     16835327                       20070301                845.8                         109933.37                            80         No MI                                              1.00E+17                  0
     16835384                       20070301                 1125                            200000                   78.43000031         No MI                                              1.00E+17                  0
     16826736                       20070201              1030.41                          156587.7                            80         No MI                                              1.00E+17                  0
     16826753                       20070201              3615.58                          578463.6                            80         No MI                                              1.00E+17                  0
     16824009                       20070301               679.39                          93635.52                   79.41000366         No MI                                              1.00E+17                  0
     16826789                       20070201              2937.41                         434658.15                            80         No MI                                              1.00E+17                  0
     16826883                       20070201               675.07                          91876.12                            80         No MI                                              1.00E+17                  0
     16824288                       20070301              1154.31                         159090.44                            80         No MI                                              1.00E+17                  0
     16832822                       20070301              3690.19                         590952.15                            65         No MI                                                                        0
     16823788                       20070201               3643.5                         546799.31                            80         No MI                                              1.00E+17                  0
     16819431                       20070201               2767.7                         437086.16                   79.83000183         No MI                                              1.00E+17                  0
     16823880                       20070201              2756.13                            452716                            80         No MI                                              1.00E+17                  0
     16819531                       20070301              1422.63                         222321.04                            80         No MI                                              1.00E+17                  0
     16809755                       20070201              1493.44                         208948.23                           100         PMI                                                1.00E+17                  0
     16813604                       20070301                920.7                         123918.88                            80         No MI                                              1.00E+17                  0
     16814056                       20070201              2090.26                            299500                   98.19999695         PMI                                                1.00E+17                  0
     16809556                       20070201              1811.39                         255548.36                            80         No MI                                              1.00E+17                  0
     16804068                       20070201               851.82                         143705.65                            80         No MI                                              1.00E+17                  0
     16806827                       20070201               2832.2                         425043.87                            80         No MI                                              1.00E+17                  0
     16803931                       20070301               811.97                         105536.03                            80         No MI                                              1.00E+17                  0
     16806974                       20070201                 1425                            190000                            95         PMI                                                1.00E+17                  0
     16807110                       20070201                 1190                            204000                            80         No MI                                              1.00E+17                  0
     16804047                       20070301              1977.08                            292000                           100         PMI                                                1.00E+17                  0
     16807327                       20070301               2881.4                         449602.98                   60.81000137         No MI                                              1.00E+17                  0
     16715221                       20070101               706.66                            111212                            80         No MI                                              1.00E+17                  0
     16711136                       20070301               863.51                          121911.7                            80         No MI                                              1.00E+17                  0
     16710187                       20061101                442.5                             72000                            80         No MI                                              1.00E+17                  0
     16710194                       20061101                442.5                             72000                            80         No MI                                              1.00E+17                  0
     17026932                       20070201               979.38                         150739.26                   64.26000214         No MI                                                                        0
     17026933                       20070201               693.09                            101441                            80         No MI                                                                        0
     17026934                       20070201              1088.74                         171937.72                            65         No MI                                                                        0
     17026935                       20070201               653.94                          83029.01                            95         Radian Guaranty                                                              0
     17026936                       20070201               348.45                          44746.91                            80         No MI                                                                        0
     16544224                       20061001               879.93                         123771.47                            80         No MI                                              1.00E+17                  0
     17026675                       20070201              7613.23                        1048550.05                            75         No MI                                                                        0
     17026676                       20070101              4597.08                            748000                            80         No MI                                                                        0
     17026677                       20070201              2089.96                         334377.81                   62.97000122         No MI                                                                        0
     17026678                       20070101              1494.51                         226923.34                   56.88000107         No MI                                                                        0
     17026679                       20070201               242.25                           37285.5                   64.95999908         No MI                                                                        0
     17026680                       20070201               454.02                          69879.12                   46.66999817         No MI                                                                        0
     17026681                       20070101               380.56                          54973.46                   75.48000336         No MI                                                                        0
     17026682                       20070101              1908.38                         289763.62                   64.55999756         No MI                                                                        0
     17026683                       20070101              1102.11                          151684.1                            95         Radian Guaranty                                                              0
     17026684                       20070101                146.4                          18311.16                            80         No MI                                                                        0
     17026685                       20070301              1566.12                         238199.71                            80         No MI                                                                        0
     17026686                       20070101              1264.14                         199454.63                   51.56000137         No MI                                                                        0
     17026687                       20070101              1421.36                          197977.2                            80         No MI                                                                        0
     17026688                       20070101                538.4                          76827.47                   73.33000183         No MI                                                                        0
     17026689                       20070201               365.92                          54909.56                   18.32999992         No MI                                                                        0
     17026690                       20070101               291.71                          37015.53                            90         Mortgage Guaranty In                                                         0
     17026691                       20070201               1297.2                         199654.63                   55.79000092         No MI                                                                        0
     17026692                       20070201               901.52                         119846.43                            80         No MI                                                                        0
     17026693                       20070201               712.77                         108317.16                   63.81999969         No MI                                                                        0
     17026694                       20070201               377.62                          47944.56                            80         No MI                                                                        0
     17026697                       20070201               927.76                         135787.18                            80         No MI                                                                        0
     17026698                       20070201               936.08                         140468.67                   63.38000107         No MI                                                                        0
     17026699                       20070101               681.03                         104727.27                   29.17000008         No MI                                                                        0
     17026700                       20070201              1813.12                         275534.93                            80         No MI                                                                        0
     17026702                       20070101                832.4                         129654.03                   60.47000122         No MI                                                                        0
     17026703                       20070101               286.75                          36386.63                            90         Mortgage Guaranty In                                                         0
     17026704                       20070101              3356.23                         478924.61                            75         No MI                                                                        0
     17026705                       20070101               269.05                          34140.55                            90         Mortgage Guaranty In                                                         0
     17026706                       20070101               269.05                          34140.55                            90         Mortgage Guaranty In                                                         0
     17026707                       20070201              1223.63                         174739.43                   72.91999817         No MI                                                                        0
     17026708                       20070201              1442.48                         222015.96                            80         No MI                                                                        0
     17026709                       20070201               882.09                         135742.86                            80         No MI                                                                        0
     17026710                       20070101               881.67                         114455.14                            85         Mortgage Guaranty In                                                         0
     17026711                       20070101                534.6                          71857.74                            80         No MI                                                                        0
     17026712                       20070301              1602.98                          214561.6                   69.80999756         No MI                                                                        0
     17026713                       20070101               504.65                          69455.36                            80         No MI                                                                        0
     17026714                       20070201              2046.53                         299530.53                            75         No MI                                                                        0
     17026715                       20070101              1953.09                         308157.44                            75         No MI                                                                        0
     17026716                       20070101               345.77                          53856.28                   54.81999969         No MI                                                                        0
     17026717                       20070101              1635.05                         205151.81                   87.44999695         Radian Guaranty                                                              0
     17026718                       20070101                370.2                          44929.49                            90         Mortgage Guaranty In                                                         0
     17026719                       20070101                927.5                          71951.96                   56.08000183         No MI                                                                        0
     17026658                       20070201               936.79                         129021.59                            95         Radian Guaranty                                                              0
     17026660                       20070201               686.49                         104323.91                            95         Radian Guaranty                                                              0
     17026661                       20061201               3979.8                         611467.73                            80         No MI                                                                        0
     17026662                       20070101              1116.78                         169569.08                   58.61999893         No MI                                                                        0
     17026663                       20070301               691.36                         109281.12                   66.29000092         No MI                                                                        0
     17026664                       20070301              2739.39                         416649.67                   60.88000107         No MI                                                                        0
     17026666                       20061201               865.37                         109744.07                   75.86000061         No MI                                                                        0
     17026667                       20070101               737.65                          84590.41                   89.47000122         Mortgage Guaranty In                                                         0
     17026668                       20070101              4762.73                         723162.27                   63.59999847         No MI                                                                        0
     17026669                       20070101              1009.62                         147651.55                            80         No MI                                                                        0
     17026670                       20070201               435.41                          67879.69                            80         No MI                                                                        0
     17026674                       20070201               389.42                          49442.83                            90         Radian Guaranty                                                              0
     17026653                       20070201               545.74                          79874.81                            80         No MI                                                                        0
     17026655                       20070101               952.83                         132716.56                            95         Radian Guaranty                                                              0
     17026656                       20070101              1727.91                         229556.99                   76.66999817         No MI                                                                        0
     17026657                       20061201               516.08                          65447.35                            80         No MI                                                                        0
     17026624                       20061201               818.61                         119605.68                            80         No MI                                                                        0
     17026626                       20070101               670.62                         100550.69                            80         No MI                                                                        0
     17026627                       20061201               682.18                          99685.11                   70.41999817         No MI                                                                        0
     17026628                       20061201               440.51                           62811.2                   56.75999832         No MI                                                                        0
     17026629                       20070201               646.77                             95846                            80         No MI                                                                        0
     17026631                       20070201              1366.41                         207649.52                            80         No MI                                                                        0
     17026632                       20061201              3437.57                         528159.23                   74.12999725         No MI                                                                        0
     17026633                       20070201               955.05                          139780.9                            80         No MI                                                                        0
     17026634                       20061201              3438.17                            502413                            80         No MI                                                                        0
     17026635                       20070201               433.57                           65888.8                            80         No MI                                                                        0
     17026636                       20070201               714.85                            103342                   74.45999908         No MI                                                                        0
     17026637                       20070201               373.34                          47943.12                            80         No MI                                                                        0
     17026638                       20070201               398.23                          51139.32                            80         No MI                                                                        0
     17026639                       20070101               311.53                          39531.16                            90         Mortgage Guaranty In                                                         0
     17026640                       20070201               599.61                          88857.23                   94.68000031         Radian Guaranty                                                              0
     17026641                       20061201               848.85                         107648.95                   89.98999786         Mortgage Guaranty In                                                         0
     17026643                       20070201              1294.15                         196668.05                   74.90000153         No MI                                                                        0
     17026645                       20070101               506.21                          66371.73                            90         Radian Guaranty                                                              0
     17026649                       20061201               184.19                          26914.98                            90         Radian Guaranty                                                              0
     17026650                       20070101               185.93                          23171.02                   26.78000069         No MI                                                                        0
     17026652                       20070201              1653.64                         223070.26                            80         No MI                                                                        0
     17026571                       20070201              1468.65                         204709.68                   73.20999908         No MI                                                                        0
     17026572                       20070201               903.93                         137368.14                            80         No MI                                                                        0
     17026573                       20061001               693.87                          87889.94                            90         Mortgage Guaranty In                                                         0
     17026574                       20061201               825.43                         120619.01                   79.61000061         No MI                                                                        0
     17026575                       20061101               584.37                          75766.54                            80         No MI                                                                        0
     17026576                       20061201              2522.61                         382698.42                            80         No MI                                                                        0
     17026577                       20070101               484.42                          62884.68                            90         PMI                                                                          0
     17026580                       20061101               689.04                          92492.32                            80         No MI                                                                        0
     17026581                       20070101               896.74                         127962.68                            95         Radian Guaranty                                                              0
     17026582                       20061101              1154.96                         158734.66                            85         Mortgage Guaranty In                                                         0
     17026583                       20061201              5854.66                         877089.35                            80         No MI                                                                        0
     17026584                       20061201               529.87                          59585.28                            90         PMI                                                                          0
     17026587                       20061101               379.88                          47609.18                            90         Mortgage Guaranty In                                                         0
     17026589                       20061101               848.23                         117976.76                            80         No MI                                                                        0
     17026590                       20061101               465.16                          60981.05                            80         No MI                                                                        0
     17026594                       20061101               818.08                         116467.31                            78         No MI                                                                        0
     17026596                       20061201               393.68                          51059.65                   89.90000153         Mortgage Guaranty In                                                         0
     17026597                       20061201               773.37                           96979.6                            72         No MI                                                                        0
     17026598                       20070101               522.26                          79298.48                   52.65000153         No MI                                                                        0
     17026600                       20061201               377.62                          47888.31                            80         No MI                                                                        0
     17026601                       20061101               358.04                          44871.99                            90         Mortgage Guaranty In                                                         0
     17026602                       20070201               544.82                          83854.95                            80         No MI                                                                        0
     17026604                       20061201               591.62                          78534.98                            75         No MI                                                                        0
     17026605                       20061201               347.59                          50775.48                            80         No MI                                                                        0
     17026606                       20070201              1125.85                         173282.26                   77.15000153         No MI                                                                        0
     17026607                       20070101              1538.27                         219507.12                            80         No MI                                                                        0
     17026608                       20061201              1613.71                          247935.9                            80         No MI                                                                        0
     17026610                       20070201               615.31                          87868.97                            80         No MI                                                                        0
     17026611                       20061101              1447.37                         206222.23                   73.93000031         No MI                                                                        0
     17026612                       20061201               573.13                          79771.96                            80         No MI                                                                        0
     17026613                       20061201               6332.3                         925296.25                            79         No MI                                                                        0
     17026614                       20061201              1364.35                         199370.25                   64.51999664         No MI                                                                        0
     17026615                       20070101              1148.78                         168003.52                            80         No MI                                                                        0
     17026616                       20061201               695.48                          90228.49                            90         Mortgage Guaranty In                                                         0
     17026617                       20070201              1220.94                         172249.51                   76.33000183         No MI                                                                        0
     17026618                       20061201               454.49                          64805.23                   41.93999863         No MI                                                                        0
     17026619                       20070201              2005.95                         279603.49                            80         No MI                                                                        0
     17026620                       20061101              4540.19                         696952.45                   58.33000183         No MI                                                                        0
     17026621                       20061201              3620.99                         549331.73                            80         No MI                                                                        0
     17026622                       20070201              1563.33                            268000                            80         No MI                                                                        0
     17026556                       20061101               502.65                           62958.8                            95         Mortgage Guaranty In                                                         0
     17026557                       20070101               669.24                          92108.18                   61.52999878         No MI                                                                        0
     17026558                       20061101              1124.18                         143591.93                   86.56999969         Mortgage Guaranty In                                                         0
     17026559                       20061001               193.34                          24216.75                            90         Mortgage Guaranty In                                                         0
     17026561                       20061001                901.6                         118169.82                            90         Mortgage Guaranty In                                                         0
     17026562                       20061101               570.27                          74249.64                   54.74000168         No MI                                                                        0
     17026563                       20070101              1135.05                         174545.44                   53.02999878         No MI                                                                        0
     17026566                       20061201               870.25                         125533.75                            80         No MI                                                                        0
     17026568                       20070201              1280.62                         199646.12                            80         No MI                                                                        0
     17026569                       20070101                455.5                          65798.53                   72.47000122         No MI                                                                        0
     17026570                       20061201               350.88                             44000                            90         Mortgage Guaranty In                                                         0
     17026520                       20060901               676.14                           89589.9                            90         Radian Guaranty                                                              0
     17026522                       20061001              5207.25                         637917.27                            80         No MI                                                                        0
     17026524                       20061001              1027.91                         127323.36                   94.98000336         PMI                                                                          0
     17026525                       20060901              1246.93                         146196.08                            90         Mortgage Guaranty In                                                         0
     17026527                       20060901               627.64                          76845.98                            95         Radian Guaranty                                                              0
     17026528                       20061101              1454.37                         207218.44                            80         No MI                                                                        0
     17026530                       20061001               547.14                          67772.94                            80         No MI                                                                        0
     17026531                       20061201               846.13                         109333.48                            95         Radian Guaranty                                                              0
     17026533                       20070101               3178.6                          470661.4                   70.41999817         No MI                                                                        0
     17026534                       20070301               337.27                          51955.23                            80         No MI                                                                        0
     17026535                       20061201              4040.25                         612936.41                            80         No MI                                                                        0
     17026538                       20061001               647.64                          90010.93                            80         No MI                                                                        0
     17026541                       20061001              4138.52                         532606.03                   51.33000183         No MI                                                                        0
     17026542                       20061001               882.06                          110261.3                            80         No MI                                                                        0
     17026543                       20061201              4922.47                         701890.44                            80         No MI                                                                        0
     17026544                       20061001               504.83                          68518.37                            80         No MI                                                                        0
     17026548                       20061201               997.73                         123726.01                            80         No MI                                                                        0
     17026549                       20061101              1416.14                         175512.03                            80         No MI                                                                        0
     17026550                       20061201               482.17                          66315.14                   78.23999786         No MI                                                                        0
     17026551                       20061101               981.48                         136510.28                          68.5         No MI                                                                        0
     17026552                       20061101               783.12                         111579.17                   70.88999939         No MI                                                                        0
     17026553                       20061101              6076.59                         921069.68                   63.79000092         No MI                                                                        0
     17026554                       20061001               254.26                          31487.91                            80         No MI                                                                        0
     17026515                       20060901              1224.19                         158732.06                   68.22000122         No MI                                                                        0
     17026517                       20061001               510.56                          66154.32                            80         No MI                                                                        0
     17026518                       20060901               423.09                          51801.82                            80         No MI                                                                        0
     17026922                       20070201               429.85                          59915.03                   78.94999695         No MI                                                                        0
     17026923                       20070201               913.56                         135382.49                            80         No MI                                                                        0
     17026924                       20070201               917.05                         122497.04                   72.34999847         No MI                                                                        0
     17026925                       20070201              1905.09                          289384.3                   74.36000061         No MI                                                                        0
     17026926                       20070201              2283.97                         314565.01                   89.23999786         Radian Guaranty                                                              0
     17026927                       20070201               816.63                         128965.77                            80         No MI                                                                        0
     17026928                       20070301               780.97                         115827.31                            80         No MI                                                                        0
     17026929                       20070201               750.67                          99792.12                            80         No MI                                                                        0
     17026931                       20070201               893.42                         135770.84                            80         No MI                                                                        0
     17026659                       20070201              1899.22                         246699.66                            95         Mortgage Guaranty In                                                         0
     17026829                       20070201              1250.77                          187690.9                            80         No MI                                                                        0
     17004506                       20070301              3253.33                            512000                            80         No MI                                              1.00E+17                  0
     16982719                       20070301              3497.92                            460000                            80         No MI                                              1.00E+17                  0
     16971921                       20070301                797.5                            139200                            80         No MI                                              1.00E+17                  0
     16978564                       20070301              2932.38                         399900.95                            80         No MI                                              1.00E+17                  0
     16978574                       20070301                472.9                          74972.41                   45.45000076         No MI                                              1.00E+17                  0
     16984348                       20070301              1680.03                         215872.47                            80         No MI                                              1.00E+17                  0
     16991016                       20070301              1687.02                          259910.9                   73.23999786         No MI                                              1.00E+17                  0
     16991032                       20070301               1852.5                            312000                            80         No MI                                              1.00E+17                  0
     16990941                       20070301               980.73                         164930.21                   47.13999939         No MI                                              1.01E+17                  0
     16990946                       20070301              1902.08                            332000                            80         No MI                                                                        0
     16980165                       20070301              3985.17                            598509                   86.19000244         PMI                                                1.00E+17                  0
     16980172                       20070301               1909.5                            321600                            80         No MI                                              1.00E+17                  0
     16851813                       20070301                481.3                          67950.78                           100         PMI                                                1.00E+17                  0
     16857177                       20070301              1472.67                            220900                            94         PMI                                                1.00E+17                  0
     16857226                       20070301               2166.2                         369837.97                         70.75         No MI                                              1.00E+17                  0
     16857253                       20070301               3117.5                            516000                            80         No MI                                              1.00E+17                  0
     16857258                       20070301              1439.27                          224920.1                           100         PMI                                                1.00E+17                  0
     16857100                       20070301               823.58                         136444.23                   63.49000168         No MI                                              1.00E+17                  0
     16852544                       20070301                 1305                            208800                            80         No MI                                              1.00E+17                  0
     16852546                       20070301               593.41                          79867.71                            80         No MI                                              1.00E+17                  0
     16852496                       20070301               497.21                          73740.98                            90         Republic MIC                                       1.00E+17                  0
     16852623                       20070301              2983.56                         459603.94                   76.66999817         No MI                                              1.00E+17                  0
     16912658                       20070301               781.25                            125000                   97.66000366         PMI                                                1.00E+17                  0
     16856156                       20070301              1529.36                            271886                            80         No MI                                              1.00E+17                  0
     16964986                       20070301              1218.12                         167884.38                           100         PMI                                                1.00E+17                  0
     16965029                       20070301              1928.69                         265816.94                            95         PMI                                                1.00E+17                  0
     16965047                       20070301               777.08                         116704.25                   79.73000336         No MI                                              1.00E+17                  0
     16856197                       20070301              2298.57                         332546.76                            80         No MI                                              1.00E+17                  0
     16964978                       20070301              2107.64                         359842.36                          59.5         No MI                                              1.00E+17                  0
     16968049                       20070301              1698.12                            296400                            65         No MI                                              1.00E+17                  0
     16968030                       20070301              2078.33                            344000                           100         PMI                                                1.00E+17                  0
     16970198                       20070301              5122.49                         799294.18                   61.54000092         No MI                                              1.00E+17                  0
     16970214                       20070301              1875.99                         274785.47                   88.70999908         PMI                                                1.00E+17                  0
     16971805                       20070301              6469.21                         902362.67                            70         No MI                                              1.00E+17                  0
     16971874                       20070301              1218.93                         193245.69                            80         No MI                                              1.00E+17                  0
     16847240                       20070301              1076.25                            184500                            90         PMI                                                1.00E+17                  0
     16843881                       20070301              1166.67                            200000                   61.54000092         No MI                                              1.00E+17                  0
     16845396                       20070301               807.08                            149000                   41.38999939         No MI                                              1.00E+17                  0
     16845470                       20070301               328.47                          49957.99                           100         PMI                                                1.00E+17                  0
     16845501                       20070201               2187.5                            280000                   94.91999817         PMI                                                1.00E+17                  0
     16845516                       20070301              1675.78                            247500                            90         PMI                                                1.00E+17                  0
     16847312                       20070301                902.5                            152000                            95         PMI                                                1.00E+17                  0
     16847200                       20070301              1203.62                         165885.76                   94.86000061         PMI                                                1.00E+17                  0
     16847207                       20070301              2919.72                         467566.53                            80         No MI                                              1.00E+17                  0
     16848803                       20070301              1100.24                         171938.93                            80         No MI                                              1.00E+17                  0
     16848753                       20070301                 3645                            583200                            80         No MI                                              1.00E+17                  0
     16848812                       20070301               599.61                          88928.83                   98.88999939         PMI                                                1.00E+17                  0
     16848952                       20070301               821.82                         111924.85                            80         No MI                                              1.00E+17                  0
     16851521                       20070301               727.23                         110606.99                            90         PMI                                                1.00E+17                  0
     16851489                       20070301               705.38                          94937.85                           100         PMI                                                1.00E+17                  0
     16851447                       20070301               1866.7                          239858.3                            80         No MI                                              1.00E+17                  0
     16851648                       20070301               610.31                            108500                   88.20999908         Republic MIC                                       1.00E+17                  0
     16851565                       20070301                 2950                            472000                            80         No MI                                              1.00E+17                  0
     16851580                       20070301              1912.58                            311200                            80         No MI                                              1.00E+17                  0
     16851651                       20070301              3335.32                         459683.43                            80         No MI                                              1.00E+17                  0
     16851709                       20070301              1456.56                         248681.05                            80         No MI                                              1.00E+17                  0
     16851768                       20070301               546.56                             95400                         53.75         No MI                                              1.00E+17                  0
     16851772                       20070301                 1170                            208000                            65         No MI                                              1.00E+17                  0
     16838437                       20070301              1252.29                         192933.86                   74.23000336         No MI                                              1.00E+17                  0
     16845341                       20070301               938.68                         137392.65                            80         No MI                                              1.00E+17                  0
     16811569                       20070201              2627.56                            370950                   79.98999786         No MI                                              1.00E+17                  0
     16818788                       20070201              1343.13                         206857.68                           100         PMI                                                1.00E+17                  0
     16818851                       20070301               1093.5                            194400                            80         No MI                                              1.00E+17                  0
     16818775                       20070301              2092.32                         318232.42                   74.94000244         No MI                                              1.00E+17                  0
     16818961                       20070301              2733.85                         421137.09                   76.63999939         No MI                                              1.00E+17                  0
     16823352                       20070301              4098.27                         615495.06                   71.79000092         No MI                                              1.00E+17                  0
     16823517                       20070301               1185.4                         187930.85                            80         No MI                                              1.00E+17                  0
     17034721                       20070301              4055.15                         649397.98                   68.41999817         No MI                                                                        0
     16802941                       20070301              2579.08                         359745.92                           100         PMI                                                1.01E+17                  0
     16787029                       20070301              1395.41                         206954.37                            80         No MI                                              1.00E+17                  0
     16775713                       20070201              1643.16                         234650.09                            94         PMI                                                1.00E+17                  0
     16764813                       20070301               840.58                         129488.42                            80         No MI                                              1.00E+17                  0
     16772879                       20070301               633.27                          98812.74                   79.76000214         No MI                                              1.00E+17                  0
     16716205                       20070301              3801.83                         499010.67                   66.23000336         No MI                                              1.00E+17                  0
     16696354                       20070201               522.86                          67917.32                            80         No MI                                              1.00E+17                  0
     16693456                       20061201              1168.68                            164990                           100         PMI                                                1.00E+17                  0
     16692412                       20061201               615.13                          79804.08                            80         No MI                                              1.00E+17                  0
     16709142                       20070301               918.56                         149940.82                          62.5         No MI                                              1.00E+17                  0
     16968431                       20070301              1326.04                            190000                           100         PMI                                                1.00E+17                  0
     16968439                       20070301                 1740                            288000                            80         No MI                                              1.00E+17                  0
     16968450                       20061201                 3685                            536000                            80         No MI                                              1.00E+17                  0
     16968473                       20070201               833.69                           94915.6                           100         PMI                                                1.00E+17                  0
     16968509                       20070301               1370.1                            220391                   89.98999786         PMI                                                1.00E+17                  0
     16965496                       20070301               2099.5                            296400                            95         PMI                                                1.00E+17                  0
     16965499                       20070301               515.39                          76438.83                            75         No MI                                              1.00E+17                  0
     16968575                       20070301              3384.33                            624800                            80         No MI                                              1.00E+17                  0
     16968634                       20070301               711.67                            112000                            80         No MI                                              1.00E+17                  0
     16968658                       20070301               322.66                          41459.51                            80         No MI                                              1.00E+17                  0
     16968720                       20070301              1627.98                          250783.9                   98.43000031         PMI                                                1.00E+17                  0
     16968789                       20070301               771.47                         101436.92                   79.91999817         No MI                                              1.00E+17                  0
     16968808                       20070301                 1064                            159600                            95         PMI                                                1.00E+17                  0
     16968861                       20070301               601.98                          79150.77                            80         No MI                                              1.00E+17                  0
     16970471                       20061201              1155.42                            188000                            80         No MI                                              1.00E+17                  0
     16970487                       20061201              1302.34                         183462.21                            80         No MI                                              1.00E+17                  0
     16970528                       20070101              3389.76                         514692.02                            80         No MI                                              1.00E+17                  0
     16970538                       20070101                843.7                         118939.52                            80         No MI                                              1.00E+17                  0
     16970546                       20070301               520.22                          74344.78                            80         No MI                                              1.00E+17                  0
     16970547                       20070301              1268.05                         176875.07                   93.16000366         PMI                                                1.00E+17                  0
     16970588                       20070201              2072.03                         299542.04                           100         PMI                                                1.00E+17                  0
     16970626                       20070201              2804.67                         368539.68                           100         PMI                                                1.00E+17                  0
     16970669                       20070301              1448.33                            176000                            80         No MI                                              1.00E+17                  0
     16970671                       20070301               412.51                          63545.24                            80         No MI                                              1.00E+17                  0
     16970686                       20070201               424.12                          59116.15                            80         No MI                                              1.00E+17                  0
     16970707                       20070301              1265.08                         158910.86                           100         PMI                                                1.00E+17                  0
     16965592                       20070301                 2200                            384000                            80         No MI                                              1.00E+17                  0
     16968309                       20070301               587.34                          83937.66                            80         No MI                                              1.00E+17                  0
     16968359                       20070101                623.7                          83834.03                            80         No MI                                              1.00E+17                  0
     16968384                       20070301               673.15                         106403.73                   74.48000336         No MI                                              1.00E+17                  0
     16968413                       20070301               984.67                            168800                           100         PMI                                                1.00E+17                  0
     16859611                       20070301               512.03                          75939.22                            80         No MI                                              1.00E+17                  0
     16859665                       20070301              2576.17                            449659                            80         No MI                                              1.00E+17                  0
     16859672                       20070301                 1140                            192000                            80         No MI                                              1.00E+17                  0
     16962968                       20070301              2578.33                            364000                            80         No MI                                              1.00E+17                  0
     16963001                       20070201              2392.05                         420932.71                            80         No MI                                              1.00E+17                  0
     16859161                       20070301              1397.73                         215314.46                   79.97000122         No MI                                              1.00E+17                  0
     16963127                       20070301               919.26                         116782.77                            95         PMI                                                1.00E+17                  0
     16963128                       20070301              1435.99                         237902.76                   66.84999847         No MI                                              1.00E+17                  0
     16963145                       20070201              1068.79                         138830.14                           100         PMI                                                1.00E+17                  0
     16963201                       20070301               771.38                          118827.6                            70         No MI                                              1.00E+17                  0
     16859193                       20070301               532.09                          69158.08                            80         No MI                                              1.00E+17                  0
     16963240                       20070301               409.31                          59953.19                            75         No MI                                              1.00E+17                  0
     16963272                       20070301              3653.65                            575000                           100         PMI                                                1.00E+17                  0
     16963278                       20070201               997.28                          129542.3                   99.97000122         PMI                                                1.00E+17                  0
     16963281                       20070301               811.37                         107931.13                            80         No MI                                              1.00E+17                  0
     16963284                       20070301                845.9                         123903.27                            80         No MI                                              1.00E+17                  0
     16859336                       20070201               984.65                         147504.97                            80         No MI                                              1.00E+17                  0
     16859364                       20070301                 1414                            242400                   79.48000336         No MI                                              1.00E+17                  0
     16963324                       20070201               467.77                           62917.3                           100         PMI                                                1.00E+17                  0
     16963333                       20070301               6852.3                          979272.7                            80         No MI                                              1.00E+17                  0
     16965209                       20070101              1365.31                            257000                   50.88999939         No MI                                              1.00E+17                  0
     16859372                       20070301              1402.07                         202845.53                           100         PMI                                                1.00E+17                  0
     16859417                       20070301               745.14                         111908.19                            80         No MI                                              1.00E+17                  0
     16859444                       20070301              3123.09                         467850.66                            80         No MI                                              1.00E+17                  0
     16859480                       20070301              1544.39                         207863.94                   99.51999664         PMI                                                1.00E+17                  0
     16859486                       20070301              1496.88                            239500                   87.73000336         PMI                                                1.00E+17                  0
     16965345                       20070201               441.37                          60071.01                            80         No MI                                              1.00E+17                  0
     16965350                       20070401              3665.99                            580000                   62.70000076         No MI                                              1.00E+17                  0
     16965412                       20070301              8143.23                           1325000                   50.47999954         No MI                                              1.00E+17                  0
     16965421                       20070301               671.25                          95928.75                   79.33999634         No MI                                              1.00E+17                  0
     16859559                       20070301              2991.51                         472861.14                            80         No MI                                              1.00E+17                  0
     16859569                       20070301              1052.76                         156136.03                            80         No MI                                              1.00E+17                  0
     16965474                       20070301               550.76                          81684.63                            75         No MI                                              1.00E+17                  0
     16965485                       20070301               510.34                          75689.43                            75         No MI                                              1.00E+17                  0
     16856456                       20070301              1044.68                         125536.57                            80         No MI                                              1.00E+17                  0
     16856555                       20070201               1153.7                         164754.33                   97.34999847         PMI                                                1.00E+17                  0
     16856578                       20061101               820.31                            125000                           100         PMI                                                1.00E+17                  0
     16856585                       20070201               1297.2                         199647.13                   78.73999786         No MI                                              1.00E+17                  0
     16853248                       20070301              1653.92                         217464.75                            80         No MI                                              1.00E+17                  0
     16853253                       20070201              1486.39                         204716.75                           100         PMI                                                1.00E+17                  0
     16856595                       20070301              3406.35                         511580.32                            80         No MI                                              1.00E+17                  0
     16856639                       20070301              1273.03                          159910.3                           100         PMI                                                1.00E+17                  0
     16856664                       20070301              1147.38                         198808.73                         49.75         No MI                                              1.00E+17                  0
     16856689                       20070301                 1881                            316800                            80         No MI                                              1.00E+17                  0
     16856691                       20070301              1458.33                            250000                   53.65000153         No MI                                              1.00E+17                  0
     16856717                       20070301              2304.17                            395000                   91.86000061         GE Capital MI                                      1.00E+17                  0
     16853280                       20070201              3122.94                          533933.4                            80         No MI                                              1.00E+17                  0
     16856725                       20070301               576.15                          82338.85                            80         No MI                                              1.00E+17                  0
     16856799                       20070201              1878.17                         249680.06                   78.12999725         No MI                                              1.00E+17                  0
     16856814                       20070201               738.67                            116250                   71.76000214         No MI                                              1.00E+17                  0
     16856818                       20070301               652.91                          74367.09                            80         No MI                                              1.00E+17                  0
     16856888                       20070301              3467.27                         527356.58                            80         No MI                                              1.00E+17                  0
     16856955                       20070301              1032.94                         169834.78                   73.27999878         No MI                                              1.00E+17                  0
     16856959                       20070301               695.82                         101920.43                            80         No MI                                              1.00E+17                  0
     16856964                       20070301              1573.79                         239365.73                            80         No MI                                              1.00E+17                  0
     16856993                       20070301                 3281                          551766.5                            80         No MI                                              1.00E+17                  0
     16857004                       20070301               758.75                         107122.42                            80         No MI                                              1.00E+17                  0
     16857319                       20070301               676.14                          89942.61                            80         No MI                                              1.00E+17                  0
     16857440                       20070301               538.15                          63968.52                           100         PMI                                                1.00E+17                  0
     16857457                       20070301              1051.62                         150288.38                            80         No MI                                              1.00E+17                  0
     16857531                       20070301               851.28                         111930.39                            80         No MI                                              1.00E+17                  0
     16857550                       20070301                 2475                            396000                           100         PMI                                                1.00E+17                  0
     16859069                       20070301              2947.88                         454108.68                            90         Mortgage Guaranty In                               1.00E+17                  0
     16856434                       20070301              1416.67                            200000                   95.23999786         PMI                                                1.00E+17                  0
     16856442                       20070301              3056.96                         499003.04                            80         No MI                                              1.00E+17                  0
     16562630                       20061001               1297.2                         198952.16                   71.43000031         No MI                                              1.00E+17                  0
     16852783                       20070301               307.57                          39975.76                   57.97000122         No MI                                              1.00E+17                  0
     16852161                       20070301               796.41                         125886.09                   30.36000061         No MI                                              1.00E+17                  0
     16852194                       20070301              1460.68                            197500                           100         PMI                                                1.00E+17                  0
     16852917                       20070301              4437.29                            722000                   73.30000305         No MI                                              1.00E+17                  0
     16852927                       20070301               704.05                          95885.62                            95         PMI                                                1.00E+17                  0
     16852933                       20070301               1417.5                         210096.71                            80         No MI                                              1.00E+17                  0
     16852240                       20070301               759.62                            123600                            80         No MI                                              1.00E+17                  0
     16852257                       20070301                269.2                          38471.43                   79.37999725         No MI                                              1.00E+17                  0
     16852261                       20070301                265.7                           37971.8                   79.16999817         No MI                                              1.00E+17                  0
     16852327                       20070101               877.16                         126707.34                           100         PMI                                                1.00E+17                  0
     16852329                       20061201              2214.24                            346200                           100         PMI                                                1.00E+17                  0
     16852423                       20070301               441.96                          65547.54                   72.88999939         No MI                                              1.00E+17                  0
     16853117                       20070301                322.4                          50305.57                   33.47999954         No MI                                              1.00E+17                  0
     17026867                       20070101              2140.37                         329142.83                   73.33000183         No MI                                                                        0
     17026895                       20070201                648.5                            102414                            95         Radian Guaranty                                                              0
     17027046                       20070301              1002.98                         139901.19                            80         No MI                                                                        0
     16207435                       20060701              1131.11                            155008                            80         No MI                                              1.00E+17                  0
     16839059                       20070201              2212.24                         349365.47                            50         No MI                                              1.00E+17                  0
     16857447                       20061201               790.09                         124327.17                   59.81000137         No MI                                              1.00E+17                  0
     16835853                       20070201              1700.55                            296824                            80         No MI                                              1.00E+17                  0
     16848521                       20070101              4324.47                         648392.25                   74.29000092         No MI                                              1.00E+17                  0
     16851896                       20070201              1480.32                         216660.42                            70         No MI                                              1.00E+17                  0
     16814168                       20070201              1790.71                         262089.22                            70         No MI                                              1.00E+17                  0
     16729845                       20070101              2407.81                            345000                           100         PMI                                                1.00E+17                  0
     17011040                       20070201              1425.54                         216634.33                   48.22000122         No MI                                              1.00E+17                  0
     17011478                       20061201               583.58                          86142.77                            75         No MI                                              1.00E+17                  0
     17011479                       20070101               678.08                          91143.56                   74.58000183         No MI                                              1.00E+17                  0
     17011480                       20070101              1061.91                         175783.05                            80         No MI                                              1.00E+17                  0
     17011483                       20070201               570.05                          74906.45                            75         No MI                                              1.00E+17                  0
     17011484                       20070201               799.84                         104953.27                            70         No MI                                              1.00E+17                  0
     17011486                       20070101              1138.55                         143913.69                            80         No MI                                              1.00E+17                  0
     17011493                       20070201              1516.38                          201506.9                            80         No MI                                              1.00E+17                  0
     17011496                       20070201                550.3                          69572.29                            80         No MI                                              1.00E+17                  0
     17011498                       20070201               961.33                            164800                            80         No MI                                              1.00E+17                  0
     17011500                       20070201              2018.05                         239762.97                            80         No MI                                              1.00E+17                  0

   LOAN_ID                 NEXT_RATE_ADJ_DATE1                 MAX_RATE              MIN_RATE               PER_RATE_CAP               GROUP_ID                 LIEN                BALLOON              IO_PERIOD
   -------                 -------------------                 --------              --------               ------------               --------                 ----                -------              ---------
     17026506                                                            7                    0                            0         G01                   First Lien             No                               0
     17026507                                                          6.5                    0                            0         G01                   First Lien             No                               0
     17026508                                                          7.5                    0                            0         G01                   First Lien             No                               0
     17026510                                                        6.875                    0                            0         G01                   First Lien             No                               0
     17026795                                                        8.625                    0                            0         G01                   First Lien             No                               0
     17026796                                                        8.625                    0                            0         G01                   First Lien             No                               0
     17026797                                                        8.625                    0                            0         G01                   First Lien             No                               0
     17026798                                                        8.625                    0                            0         G01                   First Lien             No                               0
     17026799                                                        8.625                    0                            0         G01                   First Lien             No                               0
     17026800                                                          6.5                    0                            0         G01                   First Lien             No                               0
     17026801                                                        6.875                    0                            0         G01                   First Lien             No                               0
     17026802                                                         6.25                    0                            0         G01                   First Lien             No                               0
     17026803                                                          8.5                    0                            0         G01                   First Lien             No                               0
     17026804                                                        6.875                    0                            0         G01                   First Lien             No                               0
     17026805                                                         6.25                    0                            0         G01                   First Lien             No                               0
     17026806                                                            7                    0                            0         G01                   First Lien             No                             120
     17026808                                                        6.875                    0                            0         G01                   First Lien             No                               0
     17026810                                                        6.875                    0                            0         G01                   First Lien             No                               0
     17026811                                                        7.875                    0                            0         G01                   First Lien             No                             120
     17026812                                                         7.25                    0                            0         G01                   First Lien             No                               0
     17026813                                                          7.5                    0                            0         G01                   First Lien             No                               0
     17026814                                                        6.875                    0                            0         G01                   First Lien             No                               0
     17026815                                                         6.75                    0                            0         G01                   First Lien             No                               0
     17026816                                                        6.375                    0                            0         G01                   First Lien             No                               0
     17026818                                                        6.625                    0                            0         G01                   First Lien             No                               0
     17026819                                                        7.875                    0                            0         G01                   First Lien             No                               0
     17026820                                                          6.5                    0                            0         G01                   First Lien             No                               0
     17026821                                                        7.375                    0                            0         G01                   First Lien             No                               0
     17026822                                                         7.25                    0                            0         G01                   First Lien             No                               0
     17026823                                                          6.5                    0                            0         G01                   First Lien             No                               0
     17026824                                                         7.75                    0                            0         G01                   First Lien             No                               0
     17026825                                                          6.5                    0                            0         G01                   First Lien             No                               0
     17026826                                                          7.5                    0                            0         G01                   First Lien             No                               0
     17026827                                                         7.75                    0                            0         G01                   First Lien             No                               0
     17026828                                                          6.5                    0                            0         G01                   First Lien             No                               0
     17026830                                                        7.125                    0                            0         G01                   First Lien             No                               0
     17026831                                                        6.375                    0                            0         G01                   First Lien             No                             120
     17026832                                                        6.875                    0                            0         G01                   First Lien             No                               0
     17026834                                                            7                    0                            0         G01                   First Lien             No                               0
     17026835                                                          6.5                    0                            0         G01                   First Lien             No                               0
     17026836                                                         7.25                    0                            0         G01                   First Lien             No                               0
     17026837                                                            7                    0                            0         G01                   First Lien             No                               0
     17026838                                                         7.25                    0                            0         G01                   First Lien             No                               0
     17026839                                                         7.25                    0                            0         G01                   First Lien             No                             120
     17026840                                                            8                    0                            0         G01                   First Lien             No                               0
     17026841                                                        6.875                    0                            0         G01                   First Lien             No                               0
     17026842                                                         7.75                    0                            0         G01                   First Lien             No                               0
     17026843                                                        6.375                    0                            0         G01                   First Lien             No                               0
     17026844                                                        7.125                    0                            0         G01                   First Lien             No                               0
     17026845                                                        6.125                    0                            0         G01                   First Lien             No                               0
     17026846                                                        7.625                    0                            0         G01                   First Lien             No                               0
     17026847                                                        7.125                    0                            0         G01                   First Lien             No                             120
     17026848                                                            7                    0                            0         G01                   First Lien             No                               0
     17026849                                                        6.875                    0                            0         G01                   First Lien             No                               0
     17026850                                                         6.75                    0                            0         G01                   First Lien             No                               0
     17026851                                                        8.375                    0                            0         G01                   First Lien             No                               0
     17026852                                                            7                    0                            0         G01                   First Lien             No                               0
     17026853                                                        7.625                    0                            0         G01                   First Lien             No                               0
     17026854                                                         8.25                    0                            0         G01                   First Lien             No                               0
     17026855                                                          7.5                    0                            0         G01                   First Lien             No                               0
     17026856                                                        7.625                    0                            0         G01                   First Lien             No                               0
     17026857                                                        6.625                    0                            0         G01                   First Lien             No                               0
     17026858                                                            7                    0                            0         G01                   First Lien             No                             120
     17026859                                                        6.625                    0                            0         G01                   First Lien             No                               0
     17026860                                                        7.125                    0                            0         G01                   First Lien             No                               0
     17026861                                                            7                    0                            0         G01                   First Lien             No                               0
     17026862                                                          6.5                    0                            0         G01                   First Lien             No                               0
     17026863                                                          6.5                    0                            0         G01                   First Lien             No                               0
     17026864                                                        6.875                    0                            0         G01                   First Lien             No                               0
     17026865                                                         7.25                    0                            0         G01                   First Lien             No                               0
     17026866                                                        7.125                    0                            0         G01                   First Lien             No                             120
     17026868                                                            7                    0                            0         G01                   First Lien             No                             120
     17026869                                                         6.25                    0                            0         G01                   First Lien             No                               0
     17026870                                                         6.25                    0                            0         G01                   First Lien             No                               0
     17026871                                                        7.125                    0                            0         G01                   First Lien             No                               0
     17026872                                                        6.375                    0                            0         G01                   First Lien             No                               0
     17026873                                                        7.875                    0                            0         G01                   First Lien             No                               0
     17026874                                                        7.125                    0                            0         G01                   First Lien             No                               0
     17026875                                                         6.75                    0                            0         G01                   First Lien             No                               0
     17026876                                                        8.125                    0                            0         G01                   First Lien             No                               0
     17026877                                                          7.5                    0                            0         G01                   First Lien             No                               0
     17026878                                                        6.375                    0                            0         G01                   First Lien             No                             120
     17026879                                                        8.625                    0                            0         G01                   First Lien             No                               0
     17026880                                                          6.5                    0                            0         G01                   First Lien             No                               0
     17026881                                                        8.875                    0                            0         G01                   First Lien             No                               0
     17026883                                                        7.125                    0                            0         G01                   First Lien             No                               0
     17026884                                                        7.125                    0                            0         G01                   First Lien             No                               0
     17026885                                                        6.375                    0                            0         G01                   First Lien             No                               0
     17026886                                                          6.5                    0                            0         G01                   First Lien             No                               0
     17026887                                                         7.25                    0                            0         G01                   First Lien             No                               0
     17026888                                                         7.25                    0                            0         G01                   First Lien             No                               0
     17026889                                                            7                    0                            0         G01                   First Lien             No                               0
     17026890                                                         8.75                    0                            0         G01                   First Lien             No                             120
     17026891                                                        6.875                    0                            0         G01                   First Lien             No                               0
     17026892                                                        6.875                    0                            0         G01                   First Lien             No                               0
     17026893                                                         6.75                    0                            0         G01                   First Lien             No                               0
     17026894                                                         6.75                    0                            0         G01                   First Lien             No                               0
     17026896                                                         6.75                    0                            0         G01                   First Lien             No                               0
     17026897                                                         6.75                    0                            0         G01                   First Lien             No                               0
     17026898                                                         7.25                    0                            0         G01                   First Lien             No                             120
     17026899                                                         8.25                    0                            0         G01                   First Lien             No                               0
     17026900                                                        7.625                    0                            0         G01                   First Lien             No                               0
     17026901                                                        6.875                    0                            0         G01                   First Lien             No                               0
     17026902                                                        7.125                    0                            0         G01                   First Lien             No                               0
     17026905                                                        6.375                    0                            0         G01                   First Lien             No                               0
     17026906                                                        6.625                    0                            0         G01                   First Lien             No                               0
     17026907                                                        7.125                    0                            0         G01                   First Lien             No                               0
     17026908                                                        7.125                    0                            0         G01                   First Lien             No                               0
     17026909                                                        6.375                    0                            0         G01                   First Lien             No                               0
     17026910                                                         7.25                    0                            0         G01                   First Lien             No                               0
     17026911                                                         6.75                    0                            0         G01                   First Lien             No                               0
     17026913                                                            7                    0                            0         G01                   First Lien             No                               0
     17026914                                                         7.25                    0                            0         G01                   First Lien             No                               0
     17026915                                                         7.25                    0                            0         G01                   First Lien             No                               0
     17026916                                                         6.75                    0                            0         G01                   First Lien             No                               0
     17026917                                                          6.5                    0                            0         G01                   First Lien             No                               0
     17026918                                                        6.875                    0                            0         G01                   First Lien             No                               0
     17026919                                                        7.375                    0                            0         G01                   First Lien             No                               0
     17026920                                                         6.75                    0                            0         G01                   First Lien             No                               0
     17026921                                                         6.75                    0                            0         G01                   First Lien             No                               0
     17026753                                                        8.875                    0                            0         G01                   First Lien             No                               0
     17026754                                                        7.375                    0                            0         G01                   First Lien             No                               0
     17026755                                                            7                    0                            0         G01                   First Lien             No                               0
     17026756                                                         7.25                    0                            0         G01                   First Lien             No                               0
     17026758                                                         6.75                    0                            0         G01                   First Lien             No                               0
     17026759                                                        6.875                    0                            0         G01                   First Lien             No                               0
     17026760                                                        6.875                    0                            0         G01                   First Lien             No                               0
     17026761                                                          6.5                    0                            0         G01                   First Lien             No                               0
     17026762                                                         7.25                    0                            0         G01                   First Lien             No                               0
     17026763                                                        6.875                    0                            0         G01                   First Lien             No                               0
     17026766                                                        8.125                    0                            0         G01                   First Lien             No                               0
     17026767                                                         6.75                    0                            0         G01                   First Lien             No                               0
     17026768                                                         7.75                    0                            0         G01                   First Lien             No                               0
     17026769                                                        6.875                    0                            0         G01                   First Lien             No                               0
     17026770                                                         7.25                    0                            0         G01                   First Lien             No                               0
     17026771                                                        7.125                    0                            0         G01                   First Lien             No                               0
     17026772                                                         6.75                    0                            0         G01                   First Lien             No                               0
     17026773                                                        7.625                    0                            0         G01                   First Lien             No                               0
     17026774                                                        5.875                    0                            0         G01                   First Lien             No                               0
     17026775                                                          6.5                    0                            0         G01                   First Lien             No                               0
     17026776                                                        6.375                    0                            0         G01                   First Lien             No                               0
     17026777                                                          6.5                    0                            0         G01                   First Lien             No                               0
     17026778                                                        7.125                    0                            0         G01                   First Lien             No                               0
     17026779                                                            7                    0                            0         G01                   First Lien             No                               0
     17026780                                                         8.75                    0                            0         G01                   First Lien             No                               0
     17026781                                                          6.5                    0                            0         G01                   First Lien             No                               0
     17026782                                                        7.375                    0                            0         G01                   First Lien             No                               0
     17026783                                                        7.375                    0                            0         G01                   First Lien             No                               0
     17026784                                                         6.75                    0                            0         G01                   First Lien             No                               0
     17026785                                                            7                    0                            0         G01                   First Lien             No                               0
     17026786                                                          6.5                    0                            0         G01                   First Lien             No                               0
     17026787                                                          7.5                    0                            0         G01                   First Lien             No                               0
     17026788                                                         6.25                    0                            0         G01                   First Lien             No                               0
     17026789                                                         6.75                    0                            0         G01                   First Lien             No                             120
     17026790                                                        7.125                    0                            0         G01                   First Lien             No                               0
     17026791                                                         6.75                    0                            0         G01                   First Lien             No                             120
     17026792                                                          6.5                    0                            0         G01                   First Lien             No                               0
     17026793                                                         6.75                    0                            0         G01                   First Lien             No                               0
     17026794                                                        8.625                    0                            0         G01                   First Lien             No                               0
     17026720                                                        7.875                    0                            0         G01                   First Lien             No                               0
     17026721                                                        6.375                    0                            0         G01                   First Lien             No                               0
     17026722                                                          7.5                    0                            0         G01                   First Lien             No                               0
     17026726                                                        7.375                    0                            0         G01                   First Lien             No                               0
     17026728                                                        6.875                    0                            0         G01                   First Lien             No                               0
     17026729                                                        6.375                    0                            0         G01                   First Lien             No                               0
     17026730                                                         7.75                    0                            0         G01                   First Lien             No                               0
     17026731                                                        8.875                    0                            0         G01                   First Lien             No                               0
     17026732                                                        6.875                    0                            0         G01                   First Lien             No                               0
     17026734                                                         8.75                    0                            0         G01                   First Lien             No                               0
     17026735                                                        6.625                    0                            0         G01                   First Lien             No                               0
     17026736                                                        6.875                    0                            0         G01                   First Lien             No                               0
     17026737                                                        6.375                    0                            0         G01                   First Lien             No                             120
     17026738                                                          6.5                    0                            0         G01                   First Lien             No                               0
     17026740                                                        6.625                    0                            0         G01                   First Lien             No                               0
     17026742                                                          7.5                    0                            0         G01                   First Lien             No                               0
     17026744                                                        6.875                    0                            0         G01                   First Lien             No                               0
     17026745                                                         8.75                    0                            0         G01                   First Lien             No                               0
     17026746                                                          6.5                    0                            0         G01                   First Lien             No                               0
     17026748                                                        6.625                    0                            0         G01                   First Lien             No                               0
     17026750                                                        7.875                    0                            0         G01                   First Lien             No                               0
     17026751                                                         7.25                    0                            0         G01                   First Lien             No                               0
     17026752                                                        6.875                    0                            0         G01                   First Lien             No                               0
     16803651                                                        8.625                    0                            0         G01                   First Lien             No                               0
     16803278                                                        8.125                    0                            0         G01                   First Lien             No                               0
     16803411                                                            7                    0                            0         G01                   First Lien             No                             120
     16801777                                                        7.375                    0                            0         G01                   First Lien             No                             120
     16798808                                                         7.25                    0                            0         G01                   First Lien             No                               0
     16798817                                                        8.625                    0                            0         G01                   First Lien             No                               0
     16798640                                                          6.5                    0                            0         G01                   First Lien             No                             120
     16798571                                                            7                    0                            0         G01                   First Lien             No                             120
     16798587                                                        6.875                    0                            0         G01                   First Lien             No                               0
     16791124                                                        7.375                    0                            0         G01                   First Lien             No                               0
     17026986                                                        6.375                    0                            0         G01                   First Lien             No                               0
     17013167                                                            7                    0                            0         G01                   First Lien             No                             120
     16844802                                                         8.25                    0                            0         G01                   First Lien             Yes                              0
     16844814                                                        6.875                    0                            0         G01                   First Lien             No                               0
     16844827                                                        7.375                    0                            0         G01                   First Lien             No                               0
     17055840                                                         7.25                    0                            0         G01                   First Lien             No                               0
     17044082                                                        6.875                    0                            0         G01                   First Lien             No                               0
     17048138                                                         8.25                    0                            0         G01                   First Lien             No                               0
     17042516                                                        6.375                    0                            0         G01                   First Lien             No                               0
     17034421                                                          6.5                    0                            0         G01                   First Lien             No                               0
     17034622                                                        7.125                    0                            0         G01                   First Lien             No                             120
     17027556                                                         6.75                    0                            0         G01                   First Lien             No                             120
     17022119                                                         7.75                    0                            0         G01                   First Lien             No                             120
     17015156                                                        7.875                    0                            0         G01                   First Lien             No                               0
     17016360                                                          6.5                    0                            0         G01                   First Lien             No                               0
     17021081                                                          7.5                    0                            0         G01                   First Lien             No                             120
     17014793                                                        6.625                    0                            0         G01                   First Lien             No                             120
     17014795                                                        6.625                    0                            0         G01                   First Lien             No                               0
     17014797                                                        8.625                    0                            0         G01                   First Lien             No                               0
     17014800                                                         7.25                    0                            0         G01                   First Lien             No                               0
     17014804                                                            6                    0                            0         G01                   First Lien             No                             120
     17014962                                                         6.75                    0                            0         G01                   First Lien             No                             120
     17014965                                                         6.25                    0                            0         G01                   First Lien             No                               0
     17014983                                                        7.625                    0                            0         G01                   First Lien             No                             120
     17015005                                                          8.5                    0                            0         G01                   First Lien             No                             120
     17012812                                                        9.875                    0                            0         G01                   First Lien             No                             120
     17012898                                                        6.625                    0                            0         G01                   First Lien             No                               0
     17013454                                                        7.875                    0                            0         G01                   First Lien             No                              60
     17013482                                                        6.125                    0                            0         G01                   First Lien             Yes                              0
     17013606                                                         6.25                    0                            0         G01                   First Lien             No                             120
     17013633                                                         8.25                    0                            0         G01                   First Lien             No                             120
     17012736                                                            8                    0                            0         G01                   First Lien             No                               0
     17012778                                                          8.5                    0                            0         G01                   First Lien             No                               0
     17012786                                                        6.375                    0                            0         G01                   First Lien             Yes                              0
     17011324                                                          6.5                    0                            0         G01                   First Lien             No                             120
     17011341                                                          6.5                    0                            0         G01                   First Lien             No                             120
     17009182                                                          7.5                    0                            0         G01                   First Lien             No                               0
     17009238                                                            7                    0                            0         G01                   First Lien             No                             120
     17009282                                                        7.875                    0                            0         G01                   First Lien             No                             120
     17010990                                                         6.25                    0                            0         G01                   First Lien             Yes                              0
     17011087                                                          7.5                    0                            0         G01                   First Lien             No                             120
     17011090                                                         7.75                    0                            0         G01                   First Lien             No                             120
     17011200                                                         8.75                    0                            0         G01                   First Lien             No                             120
     17011207                                                        6.875                    0                            0         G01                   First Lien             No                             120
     17004910                                                        7.625                    0                            0         G01                   First Lien             No                               0
     17004913                                                        8.125                    0                            0         G01                   First Lien             No                             120
     17004916                                                        7.375                    0                            0         G01                   First Lien             Yes                              0
     17004926                                                         7.75                    0                            0         G01                   First Lien             Yes                              0
     17004931                                                         8.75                    0                            0         G01                   First Lien             No                               0
     17004935                                                        8.375                    0                            0         G01                   First Lien             No                               0
     17004943                                                        7.375                    0                            0         G01                   First Lien             No                             120
     17005027                                                          8.5                    0                            0         G01                   First Lien             No                               0
     17005106                                                         6.75                    0                            0         G01                   First Lien             No                               0
     17005146                                                         7.25                    0                            0         G01                   First Lien             No                               0
     17008957                                                          6.5                    0                            0         G01                   First Lien             Yes                              0
     17008986                                                            7                    0                            0         G01                   First Lien             Yes                              0
     17004798                                                        7.625                    0                            0         G01                   First Lien             No                               0
     17004801                                                          8.5                    0                            0         G01                   First Lien             No                               0
     17004825                                                        7.625                    0                            0         G01                   First Lien             No                               0
     17004868                                                        7.875                    0                            0         G01                   First Lien             No                               0
     17004870                                                         7.75                    0                            0         G01                   First Lien             No                               0
     17004874                                                        7.875                    0                            0         G01                   First Lien             No                               0
     17004888                                                          7.5                    0                            0         G01                   First Lien             No                             120
     17004891                                                        7.625                    0                            0         G01                   First Lien             Yes                              0
     17004892                                                          7.5                    0                            0         G01                   First Lien             No                               0
     17004898                                                        7.375                    0                            0         G01                   First Lien             No                               0
     17004902                                                            8                    0                            0         G01                   First Lien             No                               0
     17004772                                                        7.125                    0                            0         G01                   First Lien             No                               0
     17004774                                                         7.75                    0                            0         G01                   First Lien             No                             120
     17004778                                                        8.875                    0                            0         G01                   First Lien             No                               0
     17004783                                                         8.25                    0                            0         G01                   First Lien             No                               0
     17003330                                                         7.25                    0                            0         G01                   First Lien             No                             120
     17003368                                                         8.25                    0                            0         G01                   First Lien             No                               0
     17004667                                                        6.875                    0                            0         G01                   First Lien             No                             120
     17004670                                                        6.875                    0                            0         G01                   First Lien             No                             120
     17004672                                                        6.875                    0                            0         G01                   First Lien             No                             120
     17004707                                                        6.625                    0                            0         G01                   First Lien             No                               0
     17004721                                                        7.875                    0                            0         G01                   First Lien             No                             120
     17004751                                                          9.5                    0                            0         G01                   First Lien             No                               0
     17002237                                                        7.625                    0                            0         G01                   First Lien             No                             120
     17002260                                                        7.375                    0                            0         G01                   First Lien             No                               0
     17002277                                                        6.875                    0                            0         G01                   First Lien             No                               0
     17002313                                                        9.875                    0                            0         G01                   First Lien             No                               0
     17002333                                                        6.625                    0                            0         G01                   First Lien             No                               0
     17003231                                                        6.125                    0                            0         G01                   First Lien             No                               0
     16823965                                                        9.375                    0                            0         G01                   First Lien             No                               0
     16848649                                                          6.5                    0                            0         G01                   First Lien             No                               0
     16990197                                                            7                    0                            0         G01                   First Lien             No                             120
     17002199                                                            8                    0                            0         G01                   First Lien             No                               0
     17000380                                                        6.875                    0                            0         G01                   First Lien             Yes                              0
     17000393                                                        7.625                    0                            0         G01                   First Lien             No                             120
     17000401                                                        7.375                    0                            0         G01                   First Lien             No                             120
     17000436                                                        7.375                    0                            0         G01                   First Lien             No                             120
     17000447                                                        6.875                    0                            0         G01                   First Lien             No                             120
     17001919                                                            8                    0                            0         G01                   First Lien             No                               0
     17002004                                                          6.5                    0                            0         G01                   First Lien             No                               0
     17002013                                                            7                    0                            0         G01                   First Lien             No                               0
     17002027                                                         7.25                    0                            0         G01                   First Lien             No                               0
     17002078                                                        8.625                    0                            0         G01                   First Lien             No                               0
     17002094                                                        6.375                    0                            0         G01                   First Lien             No                             120
     17000319                                                        8.125                    0                            0         G01                   First Lien             No                               0
     17000336                                                         7.25                    0                            0         G01                   First Lien             Yes                              0
     16995158                                                            7                    0                            0         G01                   First Lien             No                             120
     16995172                                                         7.75                    0                            0         G01                   First Lien             No                             120
     16995181                                                        7.375                    0                            0         G01                   First Lien             Yes                              0
     16995182                                                         7.75                    0                            0         G01                   First Lien             No                               0
     16995204                                                         7.75                    0                            0         G01                   First Lien             No                               0
     16995215                                                            6                    0                            0         G01                   First Lien             No                               0
     16995219                                                        7.375                    0                            0         G01                   First Lien             No                             120
     16995228                                                        6.875                    0                            0         G01                   First Lien             No                             120
     16995266                                                         6.75                    0                            0         G01                   First Lien             No                               0
     16995324                                                         7.25                    0                            0         G01                   First Lien             No                               0
     17000088                                                         6.75                    0                            0         G01                   First Lien             No                             120
     17000091                                                        7.625                    0                            0         G01                   First Lien             No                               0
     17000161                                                         7.25                    0                            0         G01                   First Lien             No                             120
     17000174                                                          7.5                    0                            0         G01                   First Lien             No                               0
     16994952                                                         7.75                    0                            0         G01                   First Lien             No                             120
     16994958                                                        7.675                    0                            0         G01                   First Lien             No                               0
     16994976                                                            8                    0                            0         G01                   First Lien             No                               0
     16994986                                                         8.25                    0                            0         G01                   First Lien             No                               0
     16994999                                                            8                    0                            0         G01                   First Lien             No                               0
     16995006                                                            7                    0                            0         G01                   First Lien             No                               0
     16995011                                                        7.125                    0                            0         G01                   First Lien             Yes                              0
     16995031                                                         7.25                    0                            0         G01                   First Lien             No                             120
     16995062                                                          7.5                    0                            0         G01                   First Lien             No                               0
     16990128                                                          6.5                    0                            0         G01                   First Lien             No                             120
     16990143                                                        7.375                    0                            0         G01                   First Lien             No                             120
     16990163                                                        7.125                    0                            0         G01                   First Lien             No                               0
     16990165                                                        7.625                    0                            0         G01                   First Lien             No                               0
     16990167                                                         8.25                    0                            0         G01                   First Lien             No                             120
     16990173                                                        6.625                    0                            0         G01                   First Lien             No                               0
     16990175                                                          7.5                    0                            0         G01                   First Lien             No                               0
     16990177                                                            7                    0                            0         G01                   First Lien             No                               0
     16990220                                                        6.625                    0                            0         G01                   First Lien             Yes                              0
     16990262                                                         7.25                    0                            0         G01                   First Lien             No                               0
     16990274                                                        7.375                    0                            0         G01                   First Lien             No                               0
     16990287                                                        7.625                    0                            0         G01                   First Lien             No                             120
     16990312                                                        8.625                    0                            0         G01                   First Lien             No                               0
     16990315                                                        6.875                    0                            0         G01                   First Lien             No                             120
     16991377                                                         7.25                    0                            0         G01                   First Lien             No                               0
     16991378                                                        7.875                    0                            0         G01                   First Lien             No                               0
     16991379                                                        8.375                    0                            0         G01                   First Lien             No                               0
     16991381                                                          7.5                    0                            0         G01                   First Lien             No                             120
     16991383                                                        6.875                    0                            0         G01                   First Lien             No                               0
     16991385                                                        7.125                    0                            0         G01                   First Lien             No                               0
     16991386                                                        8.125                    0                            0         G01                   First Lien             No                             120
     16991390                                                         7.75                    0                            0         G01                   First Lien             No                               0
     16991393                                                            8                    0                            0         G01                   First Lien             No                               0
     16991395                                                        7.875                    0                            0         G01                   First Lien             No                               0
     16991396                                                          7.5                    0                            0         G01                   First Lien             No                             120
     16991397                                                        7.875                    0                            0         G01                   First Lien             No                             120
     16991399                                                         7.25                    0                            0         G01                   First Lien             No                               0
     16991400                                                         7.75                    0                            0         G01                   First Lien             No                               0
     16991401                                                        6.875                    0                            0         G01                   First Lien             No                             120
     16991404                                                        7.625                    0                            0         G01                   First Lien             No                               0
     16991410                                                        7.375                    0                            0         G01                   First Lien             No                               0
     16991413                                                            7                    0                            0         G01                   First Lien             No                               0
     16991417                                                            7                    0                            0         G01                   First Lien             No                               0
     16991424                                                        7.125                    0                            0         G01                   First Lien             No                               0
     16991425                                                         8.25                    0                            0         G01                   First Lien             No                               0
     16991432                                                        7.375                    0                            0         G01                   First Lien             No                               0
     16991447                                                        8.875                    0                            0         G01                   First Lien             No                               0
     16991506                                                         6.75                    0                            0         G01                   First Lien             No                             120
     16991528                                                         6.25                    0                            0         G01                   First Lien             No                               0
     16991530                                                        7.625                    0                            0         G01                   First Lien             No                             120
     16991532                                                        7.375                    0                            0         G01                   First Lien             No                               0
     16991621                                                        8.875                    0                            0         G01                   First Lien             Yes                              0
     16991631                                                        8.375                    0                            0         G01                   First Lien             No                             120
     16991679                                                         6.25                    0                            0         G01                   First Lien             No                             120
     16991722                                                        6.999                    0                            0         G01                   First Lien             No                               0
     16991762                                                        7.625                    0                            0         G01                   First Lien             No                             120
     16991764                                                        6.375                    0                            0         G01                   First Lien             Yes                              0
     16991777                                                          6.5                    0                            0         G01                   First Lien             Yes                              0
     16985123                                                        8.375                    0                            0         G01                   First Lien             No                               0
     16985267                                                         7.25                    0                            0         G01                   First Lien             No                               0
     16981525                                                          7.5                    0                            0         G01                   First Lien             No                               0
     16981642                                                          8.5                    0                            0         G01                   First Lien             No                               0
     16981667                                                         7.75                    0                            0         G01                   First Lien             No                               0
     16981791                                                        7.375                    0                            0         G01                   First Lien             No                               0
     16981816                                                          8.5                    0                            0         G01                   First Lien             No                             120
     16981858                                                         9.25                    0                            0         G01                   First Lien             No                             120
     16982831                                                            7                    0                            0         G01                   First Lien             No                               0
     16982868                                                        6.875                    0                            0         G01                   First Lien             No                               0
     16982869                                                        6.375                    0                            0         G01                   First Lien             No                               0
     16982892                                                          7.5                    0                            0         G01                   First Lien             No                               0
     16982906                                                        8.825                    0                            0         G01                   First Lien             No                               0
     16982989                                                            6                    0                            0         G01                   First Lien             No                             120
     16983034                                                         6.75                    0                            0         G01                   First Lien             No                             120
     16983150                                                        8.625                    0                            0         G01                   First Lien             No                               0
     16983155                                                        7.875                    0                            0         G01                   First Lien             No                               0
     16983156                                                        8.625                    0                            0         G01                   First Lien             No                               0
     16983168                                                          8.5                    0                            0         G01                   First Lien             No                               0
     16984655                                                        7.125                    0                            0         G01                   First Lien             No                             120
     16984671                                                        7.125                    0                            0         G01                   First Lien             No                               0
     16984713                                                         7.25                    0                            0         G01                   First Lien             No                             120
     16984750                                                        6.875                    0                            0         G01                   First Lien             No                               0
     16984774                                                        8.625                    0                            0         G01                   First Lien             No                               0
     16984794                                                          8.5                    0                            0         G01                   First Lien             No                             120
     16984803                                                        8.625                    0                            0         G01                   First Lien             No                               0
     16984849                                                            7                    0                            0         G01                   First Lien             No                               0
     16984947                                                        6.875                    0                            0         G01                   First Lien             No                               0
     16984952                                                        7.875                    0                            0         G01                   First Lien             Yes                              0
     16984954                                                          7.5                    0                            0         G01                   First Lien             Yes                              0
     16984969                                                            8                    0                            0         G01                   First Lien             No                               0
     16985045                                                           10                    0                            0         G01                   First Lien             No                               0
     16981190                                                         8.25                    0                            0         G01                   First Lien             No                               0
     16981207                                                        6.375                    0                            0         G01                   First Lien             No                               0
     16981208                                                          6.5                    0                            0         G01                   First Lien             Yes                              0
     16981231                                                        6.875                    0                            0         G01                   First Lien             No                             120
     16981282                                                        7.875                    0                            0         G01                   First Lien             No                               0
     16981290                                                        7.375                    0                            0         G01                   First Lien             No                               0
     16981343                                                          8.5                    0                            0         G01                   First Lien             No                             120
     16981473                                                        6.625                    0                            0         G01                   First Lien             No                             120
     16981495                                                         7.75                    0                            0         G01                   First Lien             No                               0
     16981498                                                         7.25                    0                            0         G01                   First Lien             No                               0
     16981157                                                         8.25                    0                            0         G01                   First Lien             No                             120
     16981090                                                         7.75                    0                            0         G01                   First Lien             Yes                              0
     16980827                                                            9                    0                            0         G01                   First Lien             No                               0
     16980830                                                         7.75                    0                            0         G01                   First Lien             No                             120
     16980845                                                          8.5                    0                            0         G01                   First Lien             No                             120
     16980851                                                          8.5                    0                            0         G01                   First Lien             No                             120
     16980864                                                          8.5                    0                            0         G01                   First Lien             No                               0
     16980927                                                        7.125                    0                            0         G01                   First Lien             No                             120
     16979468                                                          8.5                    0                            0         G01                   First Lien             No                               0
     16979475                                                          8.5                    0                            0         G01                   First Lien             No                               0
     16979476                                                        6.125                    0                            0         G01                   First Lien             No                               0
     16979478                                                          7.5                    0                            0         G01                   First Lien             No                             120
     16979479                                                         7.25                    0                            0         G01                   First Lien             No                             120
     16979485                                                         8.25                    0                            0         G01                   First Lien             No                             120
     16979497                                                            7                    0                            0         G01                   First Lien             No                               0
     16980398                                                         6.75                    0                            0         G01                   First Lien             No                               0
     16980405                                                        6.875                    0                            0         G01                   First Lien             No                               0
     16980447                                                          8.5                    0                            0         G01                   First Lien             No                               0
     16980470                                                            7                    0                            0         G01                   First Lien             No                             120
     16980536                                                        8.375                    0                            0         G01                   First Lien             No                             120
     16980555                                                          7.5                    0                            0         G01                   First Lien             No                             120
     16980595                                                        6.875                    0                            0         G01                   First Lien             Yes                              0
     16980643                                                         7.25                    0                            0         G01                   First Lien             No                               0
     16980649                                                         8.25                    0                            0         G01                   First Lien             No                               0
     16980686                                                        6.875                    0                            0         G01                   First Lien             Yes                              0
     16980730                                                        7.125                    0                            0         G01                   First Lien             Yes                              0
     16980782                                                          8.5                    0                            0         G01                   First Lien             No                               0
     16978930                                                        7.375                    0                            0         G01                   First Lien             No                             120
     16978933                                                         6.75                    0                            0         G01                   First Lien             No                             120
     16978946                                                         7.75                    0                            0         G01                   First Lien             No                               0
     16978962                                                         7.25                    0                            0         G01                   First Lien             No                             120
     16978964                                                            8                    0                            0         G01                   First Lien             No                               0
     16979049                                                          7.5                    0                            0         G01                   First Lien             No                               0
     16979073                                                        7.625                    0                            0         G01                   First Lien             No                             120
     16979186                                                          8.5                    0                            0         G01                   First Lien             No                               0
     16979196                                                          7.5                    0                            0         G01                   First Lien             No                             120
     16979221                                                         8.75                    0                            0         G01                   First Lien             No                             120
     16979225                                                        6.875                    0                            0         G01                   First Lien             No                               0
     16979442                                                          8.5                    0                            0         G01                   First Lien             No                               0
     16974190                                                         7.75                    0                            0         G01                   First Lien             No                             120
     16974200                                                        6.875                    0                            0         G01                   First Lien             No                               0
     16974261                                                        7.375                    0                            0         G01                   First Lien             No                             120
     16974291                                                        7.125                    0                            0         G01                   First Lien             No                             120
     16974294                                                        7.125                    0                            0         G01                   First Lien             No                               0
     16974419                                                          7.5                    0                            0         G01                   First Lien             No                               0
     16974434                                                        7.125                    0                            0         G01                   First Lien             No                               0
     16974438                                                          8.5                    0                            0         G01                   First Lien             No                               0
     16978698                                                          8.5                    0                            0         G01                   First Lien             No                               0
     16978722                                                        7.875                    0                            0         G01                   First Lien             No                               0
     16978827                                                        8.125                    0                            0         G01                   First Lien             No                               0
     16978847                                                        7.375                    0                            0         G01                   First Lien             Yes                              0
     16978854                                                            7                    0                            0         G01                   First Lien             No                               0
     16978865                                                        6.625                    0                            0         G01                   First Lien             No                               0
     16978867                                                        6.875                    0                            0         G01                   First Lien             No                               0
     16978877                                                            7                    0                            0         G01                   First Lien             No                             120
     16978884                                                          6.5                    0                            0         G01                   First Lien             No                             120
     16974111                                                        7.125                    0                            0         G01                   First Lien             No                               0
     16974120                                                         7.25                    0                            0         G01                   First Lien             No                             120
     16974121                                                         7.25                    0                            0         G01                   First Lien             No                               0
     16974132                                                        6.875                    0                            0         G01                   First Lien             No                               0
     16974162                                                          7.6                    0                            0         G01                   First Lien             No                               0
     16973968                                                         8.75                    0                            0         G01                   First Lien             No                             120
     16973979                                                         8.25                    0                            0         G01                   First Lien             No                               0
     16973989                                                        7.625                    0                            0         G01                   First Lien             No                               0
     16973990                                                        9.375                    0                            0         G01                   First Lien             No                               0
     16974002                                                        6.875                    0                            0         G01                   First Lien             No                             120
     16974079                                                        6.875                    0                            0         G01                   First Lien             No                               0
     16973776                                                        7.875                    0                            0         G01                   First Lien             No                             120
     16973796                                                        7.375                    0                            0         G01                   First Lien             No                             120
     16970815                                                        7.375                    0                            0         G01                   First Lien             No                               0
     16970842                                                        7.125                    0                            0         G01                   First Lien             No                               0
     16970885                                                         6.75                    0                            0         G01                   First Lien             No                             120
     16973742                                                        7.875                    0                            0         G01                   First Lien             No                               0
     16790421                                                        7.375                    0                            0         G01                   First Lien             No                             120
     16788887                                                         7.75                    0                            0         G01                   First Lien             No                               0
     16788535                                                        7.875                    0                            0         G01                   First Lien             No                               0
     16786231                                                          8.5                    0                            0         G01                   First Lien             No                               0
     16729680                                                          6.5                    0                            0         G01                   First Lien             No                               0
     16729445                                                        8.525                    0                            0         G01                   First Lien             No                             120
     16721943                                                        8.375                    0                            0         G01                   First Lien             No                               0
     16723295                                                        8.625                    0                            0         G01                   First Lien             No                             120
     16721751                                                        6.875                    0                            0         G01                   First Lien             No                             120
     16717392                                                        7.375                    0                            0         G01                   First Lien             No                               0
     16569854                                                         6.75                    0                            0         G01                   First Lien             No                               0
     16350208                               19000101                 6.625                    0                            0         G01                   First Lien             No                               0
     17027090                                                        6.375                    0                            0         G01                   First Lien             No                               0
     17027091                                                         6.75                    0                            0         G01                   First Lien             No                               0
     17027092                                                        7.875                    0                            0         G01                   First Lien             No                               0
     17027093                                                         7.25                    0                            0         G01                   First Lien             No                               0
     17027094                                                        7.875                    0                            0         G01                   First Lien             No                               0
     17027095                                                        8.625                    0                            0         G01                   First Lien             No                               0
     17027096                                                        8.625                    0                            0         G01                   First Lien             No                               0
     17027097                                                          8.5                    0                            0         G01                   First Lien             No                               0
     16780794                                                        8.625                    0                            0         G01                   First Lien             No                             120
     16780859                                                        8.125                    0                            0         G01                   First Lien             No                             120
     16778722                                                        7.875                    0                            0         G01                   First Lien             No                               0
     17027055                                                        6.875                    0                            0         G01                   First Lien             No                               0
     17027056                                                        6.875                    0                            0         G01                   First Lien             No                               0
     17027058                                                        6.625                    0                            0         G01                   First Lien             No                             120
     17027059                                                        7.375                    0                            0         G01                   First Lien             No                               0
     17027060                                                        7.375                    0                            0         G01                   First Lien             No                               0
     17027061                                                        7.375                    0                            0         G01                   First Lien             No                               0
     17027062                                                         6.75                    0                            0         G01                   First Lien             No                             120
     17027063                                                         7.25                    0                            0         G01                   First Lien             No                             120
     17027064                                                        7.375                    0                            0         G01                   First Lien             No                               0
     17027065                                                        8.625                    0                            0         G01                   First Lien             No                               0
     17027066                                                        7.125                    0                            0         G01                   First Lien             No                               0
     17027067                                                         7.25                    0                            0         G01                   First Lien             No                               0
     17027068                                                        8.625                    0                            0         G01                   First Lien             No                               0
     17027070                                                        6.125                    0                            0         G01                   First Lien             No                               0
     17027071                                                        7.875                    0                            0         G01                   First Lien             No                               0
     17027074                                                         7.25                    0                            0         G01                   First Lien             No                               0
     17027075                                                        7.375                    0                            0         G01                   First Lien             No                               0
     17027076                                                        6.625                    0                            0         G01                   First Lien             No                               0
     17027077                                                        8.625                    0                            0         G01                   First Lien             No                               0
     17027078                                                        8.625                    0                            0         G01                   First Lien             No                               0
     17027079                                                         7.25                    0                            0         G01                   First Lien             No                               0
     17027080                                                        6.875                    0                            0         G01                   First Lien             No                             120
     17027081                                                            7                    0                            0         G01                   First Lien             No                               0
     17027083                                                         7.25                    0                            0         G01                   First Lien             No                               0
     17027084                                                        8.625                    0                            0         G01                   First Lien             No                               0
     17027085                                                            9                    0                            0         G01                   First Lien             No                               0
     17027087                                                        6.875                    0                            0         G01                   First Lien             No                               0
     17027088                                                         8.25                    0                            0         G01                   First Lien             No                               0
     17027089                                                         7.25                    0                            0         G01                   First Lien             No                               0
     17026995                                                            9                    0                            0         G01                   First Lien             No                               0
     17026996                                                          6.5                    0                            0         G01                   First Lien             No                             120
     17026997                                                            8                    0                            0         G01                   First Lien             No                               0
     17026998                                                            7                    0                            0         G01                   First Lien             No                               0
     17026999                                                          6.5                    0                            0         G01                   First Lien             No                               0
     17027000                                                        8.625                    0                            0         G01                   First Lien             No                               0
     17027001                                                          6.5                    0                            0         G01                   First Lien             No                               0
     17027002                                                        6.625                    0                            0         G01                   First Lien             No                               0
     17027003                                                        8.625                    0                            0         G01                   First Lien             No                               0
     17027004                                                         6.75                    0                            0         G01                   First Lien             No                               0
     17027005                                                        6.875                    0                            0         G01                   First Lien             No                               0
     17027006                                                            7                    0                            0         G01                   First Lien             No                               0
     17027007                                                        8.625                    0                            0         G01                   First Lien             No                               0
     17027008                                                         7.75                    0                            0         G01                   First Lien             No                               0
     17027009                                                          6.5                    0                            0         G01                   First Lien             No                               0
     17027010                                                          7.5                    0                            0         G01                   First Lien             No                               0
     17027011                                                        8.125                    0                            0         G01                   First Lien             No                             120
     17027012                                                          7.5                    0                            0         G01                   First Lien             No                               0
     17027013                                                          7.5                    0                            0         G01                   First Lien             No                             120
     17027014                                                         6.75                    0                            0         G01                   First Lien             No                               0
     17027015                                                         6.25                    0                            0         G01                   First Lien             No                               0
     17027016                                                         6.75                    0                            0         G01                   First Lien             No                               0
     17027018                                                        6.875                    0                            0         G01                   First Lien             No                               0
     17027019                                                        7.625                    0                            0         G01                   First Lien             No                             120
     17027020                                                        6.625                    0                            0         G01                   First Lien             No                               0
     17027021                                                         7.75                    0                            0         G01                   First Lien             No                               0
     17027022                                                         6.75                    0                            0         G01                   First Lien             No                               0
     17027024                                                        6.375                    0                            0         G01                   First Lien             No                               0
     17027025                                                        6.875                    0                            0         G01                   First Lien             No                               0
     17027026                                                          6.5                    0                            0         G01                   First Lien             No                             120
     17027027                                                         7.25                    0                            0         G01                   First Lien             No                               0
     17027028                                                          6.5                    0                            0         G01                   First Lien             No                               0
     17027029                                                         6.75                    0                            0         G01                   First Lien             No                             120
     17027030                                                            8                    0                            0         G01                   First Lien             No                               0
     17027031                                                        8.625                    0                            0         G01                   First Lien             No                               0
     17027032                                                        6.875                    0                            0         G01                   First Lien             No                               0
     17027033                                                         6.75                    0                            0         G01                   First Lien             No                               0
     17027034                                                        8.625                    0                            0         G01                   First Lien             No                               0
     17027035                                                            6                    0                            0         G01                   First Lien             No                               0
     17027036                                                        6.375                    0                            0         G01                   First Lien             No                               0
     17027037                                                        6.875                    0                            0         G01                   First Lien             No                               0
     17027038                                                        8.125                    0                            0         G01                   First Lien             No                             120
     17027039                                                         7.25                    0                            0         G01                   First Lien             No                               0
     17027041                                                         7.25                    0                            0         G01                   First Lien             No                             120
     17027042                                                         6.75                    0                            0         G01                   First Lien             No                             120
     17027043                                                          6.5                    0                            0         G01                   First Lien             No                             120
     17027044                                                        7.125                    0                            0         G01                   First Lien             No                             120
     17027047                                                        6.625                    0                            0         G01                   First Lien             No                               0
     17027048                                                        8.375                    0                            0         G01                   First Lien             No                               0
     17027049                                                          6.5                    0                            0         G01                   First Lien             No                               0
     17027050                                                          6.5                    0                            0         G01                   First Lien             No                               0
     17027051                                                          6.5                    0                            0         G01                   First Lien             No                               0
     17027052                                                          6.5                    0                            0         G01                   First Lien             No                               0
     17027053                                                          6.5                    0                            0         G01                   First Lien             No                             120
     17027054                                                        6.625                    0                            0         G01                   First Lien             No                               0
     17026980                                                         6.75                    0                            0         G01                   First Lien             No                               0
     17026981                                                         6.75                    0                            0         G01                   First Lien             No                               0
     17026982                                                            7                    0                            0         G01                   First Lien             No                               0
     17026983                                                            7                    0                            0         G01                   First Lien             No                             120
     17026984                                                          8.5                    0                            0         G01                   First Lien             No                               0
     17026987                                                        6.875                    0                            0         G01                   First Lien             No                               0
     17026988                                                        7.375                    0                            0         G01                   First Lien             No                               0
     17026990                                                         7.25                    0                            0         G01                   First Lien             No                             120
     17026991                                                         6.75                    0                            0         G01                   First Lien             No                               0
     17026992                                                        6.375                    0                            0         G01                   First Lien             No                               0
     17026994                                                         7.25                    0                            0         G01                   First Lien             No                             120
     17026958                                                         7.25                    0                            0         G01                   First Lien             No                               0
     17026959                                                        7.125                    0                            0         G01                   First Lien             No                               0
     17026960                                                        6.875                    0                            0         G01                   First Lien             No                               0
     17026961                                                          8.5                    0                            0         G01                   First Lien             No                               0
     17026962                                                          6.5                    0                            0         G01                   First Lien             No                             120
     17026963                                                        6.625                    0                            0         G01                   First Lien             No                               0
     17026965                                                        6.625                    0                            0         G01                   First Lien             No                               0
     17026967                                                         6.75                    0                            0         G01                   First Lien             No                               0
     17026969                                                          6.5                    0                            0         G01                   First Lien             No                               0
     17026970                                                         6.25                    0                            0         G01                   First Lien             No                               0
     17026971                                                            8                    0                            0         G01                   First Lien             No                               0
     17026972                                                        6.875                    0                            0         G01                   First Lien             No                               0
     17026974                                                        6.625                    0                            0         G01                   First Lien             No                             120
     17026975                                                         6.75                    0                            0         G01                   First Lien             No                             120
     17026976                                                            7                    0                            0         G01                   First Lien             No                               0
     17026977                                                          7.5                    0                            0         G01                   First Lien             No                               0
     17027073                                                        6.625                    0                            0         G01                   First Lien             No                               0
     17026953                                                        7.625                    0                            0         G01                   First Lien             No                               0
     17026954                                                        8.625                    0                            0         G01                   First Lien             No                               0
     17026955                                                          7.5                    0                            0         G01                   First Lien             No                               0
     17026957                                                        6.375                    0                            0         G01                   First Lien             No                               0
     17026943                                                          7.5                    0                            0         G01                   First Lien             No                               0
     17026944                                                         6.75                    0                            0         G01                   First Lien             No                               0
     17026945                                                        6.875                    0                            0         G01                   First Lien             No                               0
     17026946                                                         7.25                    0                            0         G01                   First Lien             No                               0
     17026949                                                        6.125                    0                            0         G01                   First Lien             No                               0
     17026950                                                          7.5                    0                            0         G01                   First Lien             No                               0
     17026951                                                          6.5                    0                            0         G01                   First Lien             No                               0
     17026952                                                         8.75                    0                            0         G01                   First Lien             No                               0
     17026937                                                         7.25                    0                            0         G01                   First Lien             No                               0
     17026938                                                        6.375                    0                            0         G01                   First Lien             No                             120
     17026939                                                          6.5                    0                            0         G01                   First Lien             No                               0
     17026940                                                          6.5                    0                            0         G01                   First Lien             No                             120
     17026942                                                         7.75                    0                            0         G01                   First Lien             No                               0
     16777031                                                        7.125                    0                            0         G01                   First Lien             Yes                              0
     16775184                                                        7.375                    0                            0         G01                   First Lien             No                             120
     16775243                                                         8.25                    0                            0         G01                   First Lien             No                               0
     16775258                                                         8.25                    0                            0         G01                   First Lien             No                               0
     16775268                                                         8.25                    0                            0         G01                   First Lien             No                               0
     16775061                                                          7.5                    0                            0         G01                   First Lien             Yes                              0
     16765336                                                        6.875                    0                            0         G01                   First Lien             No                               0
     16768042                                                         8.75                    0                            0         G01                   First Lien             No                               0
     16765640                                                        7.875                    0                            0         G01                   First Lien             No                             120
     16358165                                                            8                    0                            0         G01                   First Lien             No                               0
     17026964                                                         7.25                    0                            0         G01                   First Lien             No                               0
     17027045                                                            7                    0                            0         G01                   First Lien             No                             120
     16990926                                                         7.25                    0                            0         G01                   First Lien             No                               0
     16844741                                                         7.75                    0                            0         G01                   First Lien             No                             120
     17026647                                                         6.75                    0                            0         G01                   First Lien             No                               0
     17026809                                                        7.875                    0                            0         G01                   First Lien             No                               0
     17027069                                                         6.75                    0                            0         G01                   First Lien             No                               0
     17027086                                                        6.625                    0                            0         G01                   First Lien             No                               0
     17026903                                                        6.875                    0                            0         G01                   First Lien             No                               0
     17026749                                                        6.875                    0                            0         G01                   First Lien             No                               0
     17026912                                                          8.5                    0                            0         G01                   First Lien             No                               0
     17026765                                                        8.125                    0                            0         G01                   First Lien             No                               0
     17026947                                                          7.5                    0                            0         G01                   First Lien             No                               0
     16844523                                                            8                    0                            0         G01                   First Lien             No                               0
     16844528                                                       10.875                    0                            0         G01                   First Lien             No                               0
     16844487                                                          7.5                    0                            0         G01                   First Lien             No                               0
     16844448                                                            7                    0                            0         G01                   First Lien             No                             120
     16840322                                                          6.5                    0                            0         G01                   First Lien             No                               0
     16844282                                                            7                    0                            0         G01                   First Lien             Yes                              0
     16844291                                                            8                    0                            0         G01                   First Lien             No                               0
     16840236                                                        7.875                    0                            0         G01                   First Lien             No                             120
     16840231                                                        7.375                    0                            0         G01                   First Lien             No                             120
     17013166                                                        6.625                    0                            0         G01                   First Lien             No                               0
     17013168                                                            7                    0                            0         G01                   First Lien             No                               0
     17013169                                                        6.875                    0                            0         G01                   First Lien             No                               0
     16990927                                                          6.5                    0                            0         G01                   First Lien             No                               0
     16840038                                                        7.375                    0                            0         G01                   First Lien             No                               0
     16839959                                                          7.5                    0                            0         G01                   First Lien             No                               0
     16839703                                                        8.375                    0                            0         G01                   First Lien             No                               0
     16839775                                                         6.75                    0                            0         G01                   First Lien             No                               0
     16839837                                                        7.125                    0                            0         G01                   First Lien             No                               0
     16839685                                                        8.125                    0                            0         G01                   First Lien             No                             120
     16839698                                                          7.5                    0                            0         G01                   First Lien             No                               0
     17011481                                                        7.625                    0                            0         G01                   First Lien             Yes                              0
     17011485                                                        8.375                    0                            0         G01                   First Lien             No                               0
     17011488                                                        7.625                    0                            0         G01                   First Lien             Yes                              0
     17011490                                                         8.75                    0                            0         G01                   First Lien             Yes                              0
     17011495                                                        8.375                    0                            0         G01                   First Lien             No                               0
     17011497                                                          8.5                    0                            0         G01                   First Lien             No                             120
     17011501                                                          9.5                    0                            0         G01                   First Lien             No                               0
     17011502                                                         8.25                    0                            0         G01                   First Lien             No                               0
     17011503                                                         7.75                    0                            0         G01                   First Lien             No                             120
     17011504                                                        8.875                    0                            0         G01                   First Lien             Yes                              0
     17011505                                                        8.875                    0                            0         G01                   First Lien             Yes                              0
     17011506                                                         7.25                    0                            0         G01                   First Lien             Yes                              0
     17011507                                                            7                    0                            0         G01                   First Lien             No                             120
     16987886                                                        9.375                    0                            0         G01                   First Lien             No                               0
     16987887                                                        6.875                    0                            0         G01                   First Lien             No                               0
     16987890                                                        7.375                    0                            0         G01                   First Lien             No                               0
     16987892                                                        9.125                    0                            0         G01                   First Lien             No                               0
     16987893                                                        7.375                    0                            0         G01                   First Lien             No                               0
     16987894                                                         7.75                    0                            0         G01                   First Lien             No                               0
     16987896                                                          6.5                    0                            0         G01                   First Lien             No                               0
     16987897                                                        6.875                    0                            0         G01                   First Lien             No                               0
     16987898                                                        7.625                    0                            0         G01                   First Lien             No                               0
     16987899                                                        8.125                    0                            0         G01                   First Lien             No                             120
     16987900                                                         7.25                    0                            0         G01                   First Lien             No                               0
     16987901                                                        7.125                    0                            0         G01                   First Lien             No                             120
     16987903                                                         7.25                    0                            0         G01                   First Lien             No                               0
     16987904                                                        8.125                    0                            0         G01                   First Lien             No                               0
     16987905                                                        7.375                    0                            0         G01                   First Lien             No                               0
     16987906                                                        7.375                    0                            0         G01                   First Lien             No                               0
     16987907                                                        7.375                    0                            0         G01                   First Lien             No                             120
     16987909                                                        6.875                    0                            0         G01                   First Lien             No                             120
     16987911                                                         7.75                    0                            0         G01                   First Lien             No                               0
     16964127                                                         7.25                    0                            0         G01                   First Lien             No                             120
     16964128                                                            7                    0                            0         G01                   First Lien             No                             120
     16964130                                                        7.375                    0                            0         G01                   First Lien             Yes                              0
     16964131                                                            7                    0                            0         G01                   First Lien             No                               0
     16964132                                                        6.875                    0                            0         G01                   First Lien             No                               0
     16964133                                                         7.25                    0                            0         G01                   First Lien             No                             120
     16964134                                                        7.625                    0                            0         G01                   First Lien             No                             120
     16964135                                                        7.125                    0                            0         G01                   First Lien             No                               0
     16964136                                                         7.75                    0                            0         G01                   First Lien             No                               0
     16964138                                                        8.125                    0                            0         G01                   First Lien             No                             120
     16964139                                                          7.5                    0                            0         G01                   First Lien             No                             120
     16964140                                                         7.25                    0                            0         G01                   First Lien             No                             120
     16964141                                                            7                    0                            0         G01                   First Lien             Yes                              0
     16964143                                                        6.875                    0                            0         G01                   First Lien             Yes                              0
     16964144                                                         6.99                    0                            0         G01                   First Lien             No                             120
     16964145                                                        7.125                    0                            0         G01                   First Lien             No                             120
     16964146                                                         7.25                    0                            0         G01                   First Lien             No                             120
     16964148                                                        7.125                    0                            0         G01                   First Lien             No                             120
     16964149                                                         6.99                    0                            0         G01                   First Lien             No                             120
     16964150                                                         7.25                    0                            0         G01                   First Lien             No                               0
     16964152                                                        7.125                    0                            0         G01                   First Lien             No                             120
     16964153                                                         6.99                    0                            0         G01                   First Lien             No                             120
     16964155                                                        6.875                    0                            0         G01                   First Lien             No                             120
     16964157                                                        6.875                    0                            0         G01                   First Lien             No                             120
     16964159                                                          6.5                    0                            0         G01                   First Lien             Yes                              0
     16964160                                                        7.625                    0                            0         G01                   First Lien             No                             120
     16964161                                                          7.5                    0                            0         G01                   First Lien             No                             120
     16964163                                                            7                    0                            0         G01                   First Lien             No                             120
     16964164                                                         7.25                    0                            0         G01                   First Lien             No                             120
     16964165                                                            7                    0                            0         G01                   First Lien             No                             120
     16964167                                                        7.125                    0                            0         G01                   First Lien             No                             120
     16964170                                                        5.875                    0                            0         G01                   First Lien             No                             120
     16964172                                                          7.5                    0                            0         G01                   First Lien             No                             120
     16964173                                                        7.875                    0                            0         G01                   First Lien             No                               0
     16964175                                                         6.75                    0                            0         G01                   First Lien             No                             120
     16964178                                                        7.125                    0                            0         G01                   First Lien             No                               0
     16964179                                                         6.75                    0                            0         G01                   First Lien             No                               0
     16964180                                                        8.375                    0                            0         G01                   First Lien             No                               0
     16964181                                                         7.25                    0                            0         G01                   First Lien             No                             120
     16964182                                                          8.5                    0                            0         G01                   First Lien             No                               0
     16964183                                                         7.75                    0                            0         G01                   First Lien             No                               0
     16964185                                                        7.625                    0                            0         G01                   First Lien             No                             120
     16964186                                                         7.25                    0                            0         G01                   First Lien             No                               0
     16964187                                                        7.625                    0                            0         G01                   First Lien             No                             120
     16964188                                                          8.5                    0                            0         G01                   First Lien             No                               0
     16964189                                                        6.375                    0                            0         G01                   First Lien             No                               0
     16964190                                                          7.5                    0                            0         G01                   First Lien             No                             120
     16964197                                                        6.875                    0                            0         G01                   First Lien             No                             120
     16964201                                                         7.25                    0                            0         G01                   First Lien             No                               0
     16964202                                                        7.375                    0                            0         G01                   First Lien             No                               0
     16964206                                                        6.375                    0                            0         G01                   First Lien             No                               0
     16964217                                                        6.875                    0                            0         G01                   First Lien             No                               0
     16964220                                                         8.25                    0                            0         G01                   First Lien             No                               0
     16964222                                                         7.75                    0                            0         G01                   First Lien             No                             120
     16964223                                                        8.625                    0                            0         G01                   First Lien             No                             120
     16964227                                                         7.25                    0                            0         G01                   First Lien             No                             120
     16964228                                                        7.375                    0                            0         G01                   First Lien             No                               0
     16964229                                                         6.75                    0                            0         G01                   First Lien             No                             120
     16964230                                                          6.5                    0                            0         G01                   First Lien             No                             120
     16964231                                                        7.875                    0                            0         G01                   First Lien             No                             120
     16964233                                                        7.625                    0                            0         G01                   First Lien             No                             120
     16964234                                                         8.25                    0                            0         G01                   First Lien             No                             120
     16964235                                                         7.25                    0                            0         G01                   First Lien             No                             120
     16964236                                                            7                    0                            0         G01                   First Lien             No                             120
     16964238                                                        6.875                    0                            0         G01                   First Lien             No                             120
     16964239                                                         7.75                    0                            0         G01                   First Lien             No                             120
     16964240                                                          6.5                    0                            0         G01                   First Lien             No                             120
     16964241                                                        6.875                    0                            0         G01                   First Lien             No                             120
     16964242                                                         7.25                    0                            0         G01                   First Lien             No                             120
     16964243                                                         7.25                    0                            0         G01                   First Lien             No                               0
     16964245                                                            8                    0                            0         G01                   First Lien             No                             120
     16964247                                                         7.25                    0                            0         G01                   First Lien             No                             120
     16964248                                                        6.625                    0                            0         G01                   First Lien             No                             120
     16964249                                                          6.5                    0                            0         G01                   First Lien             No                               0
     16964250                                                         7.75                    0                            0         G01                   First Lien             No                             120
     16964253                                                            7                    0                            0         G01                   First Lien             Yes                              0
     16964254                                                        6.875                    0                            0         G01                   First Lien             No                             120
     16964256                                                        7.125                    0                            0         G01                   First Lien             No                             120
     16964258                                                          6.5                    0                            0         G01                   First Lien             No                             120
     16964263                                                        7.125                    0                            0         G01                   First Lien             No                             120
     16964264                                                        6.125                    0                            0         G01                   First Lien             Yes                              0
     16964265                                                          6.5                    0                            0         G01                   First Lien             Yes                              0
     16964076                                                        8.625                    0                            0         G01                   First Lien             No                             120
     16964079                                                          7.5                    0                            0         G01                   First Lien             No                             120
     16964081                                                        6.875                    0                            0         G01                   First Lien             No                             120
     16964083                                                         6.75                    0                            0         G01                   First Lien             No                             120
     16964084                                                         7.25                    0                            0         G01                   First Lien             No                             120
     16964085                                                         7.25                    0                            0         G01                   First Lien             Yes                              0
     16964086                                                         6.75                    0                            0         G01                   First Lien             Yes                              0
     16964088                                                            7                    0                            0         G01                   First Lien             No                             120
     16964089                                                         6.75                    0                            0         G01                   First Lien             Yes                              0
     16964093                                                        6.875                    0                            0         G01                   First Lien             No                               0
     16964098                                                         6.75                    0                            0         G01                   First Lien             Yes                              0
     16964099                                                        7.375                    0                            0         G01                   First Lien             Yes                              0
     16964100                                                        7.125                    0                            0         G01                   First Lien             Yes                              0
     16964101                                                        6.875                    0                            0         G01                   First Lien             Yes                              0
     16964102                                                         7.25                    0                            0         G01                   First Lien             Yes                              0
     16964105                                                        7.125                    0                            0         G01                   First Lien             No                             120
     16964108                                                          6.5                    0                            0         G01                   First Lien             No                               0
     16964109                                                        6.875                    0                            0         G01                   First Lien             No                             120
     16964110                                                        6.625                    0                            0         G01                   First Lien             Yes                              0
     16964113                                                        6.875                    0                            0         G01                   First Lien             No                               0
     16964114                                                        7.375                    0                            0         G01                   First Lien             No                             120
     16964115                                                        6.625                    0                            0         G01                   First Lien             Yes                              0
     16964116                                                         7.25                    0                            0         G01                   First Lien             No                               0
     16964117                                                         7.25                    0                            0         G01                   First Lien             Yes                              0
     16964119                                                        7.625                    0                            0         G01                   First Lien             Yes                              0
     16964121                                                         7.75                    0                            0         G01                   First Lien             No                             120
     16964122                                                        6.875                    0                            0         G01                   First Lien             No                             120
     16848435                                                        6.375                    0                            0         G01                   First Lien             No                               0
     16848436                                                         6.75                    0                            0         G01                   First Lien             No                               0
     16848437                                                        6.875                    0                            0         G01                   First Lien             No                               0
     16848438                                                            7                    0                            0         G01                   First Lien             No                               0
     16848439                                                         6.75                    0                            0         G01                   First Lien             No                             120
     16848441                                                         7.75                    0                            0         G01                   First Lien             No                               0
     16848443                                                        7.625                    0                            0         G01                   First Lien             No                             120
     16848444                                                        7.375                    0                            0         G01                   First Lien             No                             120
     16848445                                                        7.375                    0                            0         G01                   First Lien             No                               0
     16848446                                                        6.875                    0                            0         G01                   First Lien             No                               0
     16848447                                                        6.875                    0                            0         G01                   First Lien             No                               0
     16848449                                                        7.375                    0                            0         G01                   First Lien             No                             120
     16848450                                                        7.625                    0                            0         G01                   First Lien             No                             120
     16848451                                                         7.25                    0                            0         G01                   First Lien             No                               0
     16848452                                                        7.125                    0                            0         G01                   First Lien             No                               0
     16848453                                                        7.125                    0                            0         G01                   First Lien             No                               0
     16848454                                                        7.375                    0                            0         G01                   First Lien             No                               0
     16848455                                                        7.375                    0                            0         G01                   First Lien             No                               0
     16848456                                                        7.125                    0                            0         G01                   First Lien             No                               0
     16848457                                                        6.875                    0                            0         G01                   First Lien             No                               0
     16848459                                                        6.875                    0                            0         G01                   First Lien             No                               0
     16848460                                                         7.25                    0                            0         G01                   First Lien             No                               0
     16848463                                                            7                    0                            0         G01                   First Lien             No                             120
     16848464                                                         7.25                    0                            0         G01                   First Lien             No                             120
     16848465                                                         6.75                    0                            0         G01                   First Lien             No                               0
     16848466                                                         6.75                    0                            0         G01                   First Lien             No                               0
     16848467                                                        6.875                    0                            0         G01                   First Lien             No                               0
     16848468                                                        7.375                    0                            0         G01                   First Lien             No                               0
     16848470                                                          6.5                    0                            0         G01                   First Lien             No                               0
     16848471                                                            7                    0                            0         G01                   First Lien             No                               0
     16848472                                                            7                    0                            0         G01                   First Lien             No                               0
     16848473                                                         7.25                    0                            0         G01                   First Lien             No                             120
     16848474                                                        7.125                    0                            0         G01                   First Lien             No                               0
     16848475                                                        6.875                    0                            0         G01                   First Lien             No                             120
     16848476                                                         7.25                    0                            0         G01                   First Lien             No                             120
     16848477                                                         7.25                    0                            0         G01                   First Lien             No                               0
     16848478                                                         7.25                    0                            0         G01                   First Lien             No                               0
     16848479                                                        7.375                    0                            0         G01                   First Lien             No                             120
     16848480                                                         7.25                    0                            0         G01                   First Lien             No                             120
     16848481                                                        7.375                    0                            0         G01                   First Lien             Yes                              0
     16848482                                                         6.75                    0                            0         G01                   First Lien             No                             120
     16848483                                                        7.375                    0                            0         G01                   First Lien             No                             120
     16848485                                                            7                    0                            0         G01                   First Lien             No                             120
     16848488                                                         7.25                    0                            0         G01                   First Lien             No                               0
     16848490                                                        6.875                    0                            0         G01                   First Lien             No                               0
     16848491                                                            7                    0                            0         G01                   First Lien             No                               0
     16848492                                                        6.875                    0                            0         G01                   First Lien             No                             120
     16848493                                                          7.5                    0                            0         G01                   First Lien             No                             120
     16848494                                                          6.5                    0                            0         G01                   First Lien             No                               0
     16848495                                                         6.75                    0                            0         G01                   First Lien             No                               0
     16848496                                                        6.625                    0                            0         G01                   First Lien             No                               0
     16848498                                                            7                    0                            0         G01                   First Lien             No                             120
     16848501                                                        6.875                    0                            0         G01                   First Lien             No                               0
     16848502                                                            8                    0                            0         G01                   First Lien             No                               0
     16848503                                                         6.75                    0                            0         G01                   First Lien             No                               0
     16848504                                                        6.625                    0                            0         G01                   First Lien             No                             120
     16848505                                                        6.875                    0                            0         G01                   First Lien             Yes                              0
     16848506                                                         7.25                    0                            0         G01                   First Lien             No                               0
     16848507                                                        6.625                    0                            0         G01                   First Lien             No                               0
     16848508                                                        7.375                    0                            0         G01                   First Lien             No                             120
     16848509                                                            7                    0                            0         G01                   First Lien             No                               0
     16848510                                                        7.125                    0                            0         G01                   First Lien             No                             120
     16848512                                                        7.875                    0                            0         G01                   First Lien             No                               0
     16848513                                                        7.375                    0                            0         G01                   First Lien             No                               0
     16848515                                                            7                    0                            0         G01                   First Lien             No                               0
     16848516                                                            6                    0                            0         G01                   First Lien             No                               0
     16848517                                                         6.75                    0                            0         G01                   First Lien             No                             120
     16848518                                                         7.25                    0                            0         G01                   First Lien             No                             120
     16848519                                                        6.625                    0                            0         G01                   First Lien             No                             120
     16848520                                                        6.875                    0                            0         G01                   First Lien             No                               0
     16848522                                                          7.5                    0                            0         G01                   First Lien             No                               0
     16848524                                                          7.5                    0                            0         G01                   First Lien             No                             120
     16848525                                                          7.5                    0                            0         G01                   First Lien             No                               0
     16848527                                                        7.375                    0                            0         G01                   First Lien             No                               0
     16848528                                                        6.875                    0                            0         G01                   First Lien             No                               0
     16848529                                                        7.375                    0                            0         G01                   First Lien             No                               0
     16848530                                                            8                    0                            0         G01                   First Lien             No                             120
     16848532                                                         6.75                    0                            0         G01                   First Lien             No                               0
     16848533                                                         6.75                    0                            0         G01                   First Lien             No                               0
     16848534                                                         7.25                    0                            0         G01                   First Lien             No                             120
     16848535                                                            7                    0                            0         G01                   First Lien             Yes                              0
     16848536                                                        6.875                    0                            0         G01                   First Lien             No                             120
     16848537                                                        7.375                    0                            0         G01                   First Lien             No                             120
     16848538                                                          6.5                    0                            0         G01                   First Lien             No                               0
     16848540                                                         7.75                    0                            0         G01                   First Lien             No                               0
     16848541                                                         7.25                    0                            0         G01                   First Lien             No                             120
     16848542                                                        7.625                    0                            0         G01                   First Lien             No                               0
     16848543                                                        7.625                    0                            0         G01                   First Lien             No                               0
     16848544                                                        7.875                    0                            0         G01                   First Lien             No                             120
     16848546                                                         6.75                    0                            0         G01                   First Lien             No                               0
     16848547                                                          6.5                    0                            0         G01                   First Lien             No                             120
     16848549                                                            7                    0                            0         G01                   First Lien             No                               0
     16848551                                                         7.25                    0                            0         G01                   First Lien             No                             120
     16848552                                                        7.375                    0                            0         G01                   First Lien             No                               0
     16848553                                                            6                    0                            0         G01                   First Lien             No                             120
     16848555                                                        6.625                    0                            0         G01                   First Lien             No                               0
     16848556                                                        7.875                    0                            0         G01                   First Lien             No                             120
     16848557                                                        7.125                    0                            0         G01                   First Lien             No                               0
     16848559                                                            7                    0                            0         G01                   First Lien             Yes                              0
     16848562                               19000101                 8.125                    0                            0         G01                   First Lien             No                               0
     16848563                                                        6.875                    0                            0         G01                   First Lien             No                               0
     16848565                                                          6.5                    0                            0         G01                   First Lien             Yes                              0
     16848567                                                            7                    0                            0         G01                   First Lien             Yes                              0
     16848568                                                        6.375                    0                            0         G01                   First Lien             No                               0
     16848569                                                        5.875                    0                            0         G01                   First Lien             No                               0
     16848570                                                        6.375                    0                            0         G01                   First Lien             No                               0
     16848574                                                            7                    0                            0         G01                   First Lien             No                             120
     16848576                                                        7.125                    0                            0         G01                   First Lien             No                               0
     16848577                                                          6.5                    0                            0         G01                   First Lien             No                               0
     16848579                                                          7.5                    0                            0         G01                   First Lien             No                               0
     16848581                                                         7.25                    0                            0         G01                   First Lien             No                               0
     16848582                                                        7.125                    0                            0         G01                   First Lien             No                             120
     16848584                                                         6.75                    0                            0         G01                   First Lien             No                             120
     16848585                                                        6.875                    0                            0         G01                   First Lien             No                               0
     16848586                                                        7.125                    0                            0         G01                   First Lien             No                             120
     16848590                                                        7.125                    0                            0         G01                   First Lien             Yes                              0
     16848591                                                         6.75                    0                            0         G01                   First Lien             No                               0
     16848593                                                         6.75                    0                            0         G01                   First Lien             No                             120
     16848594                                                          6.5                    0                            0         G01                   First Lien             No                               0
     16848597                                                         6.75                    0                            0         G01                   First Lien             No                               0
     16848598                                                        6.375                    0                            0         G01                   First Lien             No                               0
     16848599                                                        7.375                    0                            0         G01                   First Lien             No                               0
     16848601                                                        6.875                    0                            0         G01                   First Lien             No                               0
     16848602                                                         6.75                    0                            0         G01                   First Lien             No                             120
     16848603                                                          6.5                    0                            0         G01                   First Lien             No                               0
     16848604                                                            7                    0                            0         G01                   First Lien             No                               0
     16848605                                                        6.375                    0                            0         G01                   First Lien             No                               0
     16848606                                                        6.375                    0                            0         G01                   First Lien             No                               0
     16848607                                                        6.375                    0                            0         G01                   First Lien             No                               0
     16848608                                                        7.125                    0                            0         G01                   First Lien             No                             120
     16848609                                                          6.5                    0                            0         G01                   First Lien             No                               0
     16848610                                                          6.5                    0                            0         G01                   First Lien             No                             120
     16848611                                                            6                    0                            0         G01                   First Lien             No                               0
     16848612                                                        6.875                    0                            0         G01                   First Lien             No                             120
     16848613                                                        6.875                    0                            0         G01                   First Lien             No                               0
     16848614                                                            6                    0                            0         G01                   First Lien             Yes                              0
     16848615                                                            7                    0                            0         G01                   First Lien             No                             120
     16848616                                                            7                    0                            0         G01                   First Lien             No                             120
     16848617                                                            7                    0                            0         G01                   First Lien             No                             120
     16848619                                                         7.25                    0                            0         G01                   First Lien             No                             120
     16848621                                                        6.375                    0                            0         G01                   First Lien             No                               0
     16848622                                                         6.25                    0                            0         G01                   First Lien             No                               0
     16848624                                                         6.75                    0                            0         G01                   First Lien             No                             120
     16848625                                                         6.75                    0                            0         G01                   First Lien             No                             120
     16848626                                                         6.75                    0                            0         G01                   First Lien             No                             120
     16848627                                                        6.625                    0                            0         G01                   First Lien             No                               0
     16848628                                                            7                    0                            0         G01                   First Lien             Yes                              0
     16848633                                                        6.875                    0                            0         G01                   First Lien             No                               0
     16848634                                                         7.25                    0                            0         G01                   First Lien             No                               0
     16848635                                                        6.375                    0                            0         G01                   First Lien             No                               0
     16848637                                                          6.5                    0                            0         G01                   First Lien             No                             120
     16848638                                                          6.5                    0                            0         G01                   First Lien             No                             120
     16848639                                                        6.375                    0                            0         G01                   First Lien             No                               0
     16848640                                                         6.75                    0                            0         G01                   First Lien             No                               0
     16848641                                                        7.375                    0                            0         G01                   First Lien             No                               0
     16848642                                                          6.5                    0                            0         G01                   First Lien             Yes                              0
     16848643                                                         6.75                    0                            0         G01                   First Lien             No                               0
     16848644                                                          6.5                    0                            0         G01                   First Lien             No                               0
     16848645                                                          6.5                    0                            0         G01                   First Lien             No                             120
     16848646                                                        6.875                    0                            0         G01                   First Lien             No                               0
     16848647                                                        6.375                    0                            0         G01                   First Lien             No                             120
     16848648                                                        6.625                    0                            0         G01                   First Lien             No                               0
     16848650                                                         7.75                    0                            0         G01                   First Lien             No                               0
     16848651                                                         6.75                    0                            0         G01                   First Lien             No                             120
     16848654                                                        6.875                    0                            0         G01                   First Lien             No                             120
     16848655                                                         6.75                    0                            0         G01                   First Lien             No                             120
     16848656                                                        6.625                    0                            0         G01                   First Lien             No                             120
     16848657                                                          6.5                    0                            0         G01                   First Lien             No                               0
     16848658                                                        6.875                    0                            0         G01                   First Lien             No                               0
     16848661                                                        6.375                    0                            0         G01                   First Lien             No                               0
     16848662                                                        6.875                    0                            0         G01                   First Lien             No                               0
     16848664                                                        7.125                    0                            0         G01                   First Lien             No                               0
     16848665                                                        6.625                    0                            0         G01                   First Lien             No                             120
     16848667                                                         6.75                    0                            0         G01                   First Lien             No                             120
     16848668                                                         6.75                    0                            0         G01                   First Lien             No                             120
     16848669                                                          6.5                    0                            0         G01                   First Lien             No                             120
     16848670                                                        6.125                    0                            0         G01                   First Lien             No                             120
     16848671                                                          6.5                    0                            0         G01                   First Lien             No                               0
     16848672                                                        6.875                    0                            0         G01                   First Lien             No                             120
     16848673                                                        6.875                    0                            0         G01                   First Lien             No                             120
     16848674                                                        7.125                    0                            0         G01                   First Lien             No                             120
     16848406                                                          7.5                    0                            0         G01                   First Lien             No                               0
     16848411                                                          7.5                    0                            0         G01                   First Lien             No                               0
     16848417                                                         6.75                    0                            0         G01                   First Lien             No                             120
     16848418                                                        6.625                    0                            0         G01                   First Lien             No                               0
     16848421                                                            7                    0                            0         G01                   First Lien             No                               0
     16848422                                                        6.875                    0                            0         G01                   First Lien             No                             120
     16848424                                                          6.5                    0                            0         G01                   First Lien             No                               0
     16848425                                                        6.375                    0                            0         G01                   First Lien             No                               0
     16848427                                                         7.25                    0                            0         G01                   First Lien             No                             120
     16848428                                                        6.875                    0                            0         G01                   First Lien             No                             120
     16848431                                                          7.5                    0                            0         G01                   First Lien             No                               0
     16848434                                                         6.25                    0                            0         G01                   First Lien             Yes                              0
     16851053                                                         7.25                    0                            0         G01                   First Lien             No                               0
     16851107                                                         6.75                    0                            0         G01                   First Lien             No                             120
     16849556                                                        7.125                    0                            0         G01                   First Lien             No                               0
     16851268                                                          6.5                    0                            0         G01                   First Lien             No                             120
     16851319                                                         7.25                    0                            0         G01                   First Lien             No                               0
     16851323                                                         6.75                    0                            0         G01                   First Lien             No                               0
     16851379                                                         7.75                    0                            0         G01                   First Lien             No                             120
     16851383                                                        6.875                    0                            0         G01                   First Lien             No                             120
     16851854                                                          8.5                    0                            0         G01                   First Lien             No                             120
     16771696                                                        8.875                    0                            0         G01                   First Lien             No                               0
     16772611                                                          6.5                    0                            0         G01                   First Lien             Yes                              0
     16772646                                                        6.999                    0                            0         G01                   First Lien             No                               0
     16774909                                                          7.5                    0                            0         G01                   First Lien             No                             120
     16847989                                                           10                    0                            0         G01                   First Lien             No                               0
     16848031                                                        7.625                    0                            0         G01                   First Lien             Yes                              0
     16849013                                                       10.125                    0                            0         G01                   First Lien             No                             120
     16849047                                                          7.5                    0                            0         G01                   First Lien             Yes                              0
     16849128                                                        7.875                    0                            0         G01                   First Lien             Yes                              0
     16849157                                                         7.75                    0                            0         G01                   First Lien             No                             120
     16849253                                                        7.625                    0                            0         G01                   First Lien             No                               0
     16849303                                                        7.125                    0                            0         G01                   First Lien             No                             120
     16849416                                                        7.625                    0                            0         G01                   First Lien             No                               0
     16847812                                                        7.375                    0                            0         G01                   First Lien             No                               0
     16847818                                                          7.5                    0                            0         G01                   First Lien             No                             120
     16845618                                                        10.75                    0                            0         G01                   First Lien             No                               0
     16845722                                                        8.125                    0                            0         G01                   First Lien             No                             120
     16846197                                                        7.875                    0                            0         G01                   First Lien             Yes                              0
     16846232                                                            8                    0                            0         G01                   First Lien             No                               0
     16846268                                                         6.75                    0                            0         G01                   First Lien             No                               0
     16847475                                                          8.5                    0                            0         G01                   First Lien             No                               0
     16847477                                                        7.625                    0                            0         G01                   First Lien             No                             120
     16847480                                                         7.25                    0                            0         G01                   First Lien             No                               0
     16847614                                                        6.875                    0                            0         G01                   First Lien             No                             120
     16847620                                                         7.25                    0                            0         G01                   First Lien             Yes                              0
     16845935                                                       10.875                    0                            0         G01                   First Lien             No                               0
     16845951                                                        6.875                    0                            0         G01                   First Lien             No                             120
     16845977                                                        7.625                    0                            0         G01                   First Lien             No                               0
     16846043                                                        7.375                    0                            0         G01                   First Lien             No                             120
     16846047                                                         6.75                    0                            0         G01                   First Lien             No                               0
     16835565                                                         6.75                    0                            0         G01                   First Lien             Yes                              0
     16835570                                                        6.875                    0                            0         G01                   First Lien             No                             120
     16835611                                                          8.5                    0                            0         G01                   First Lien             No                               0
     16835624                                                       10.875                    0                            0         G01                   First Lien             No                               0
     16838808                                                        7.875                    0                            0         G01                   First Lien             No                               0
     16838933                                                        7.625                    0                            0         G01                   First Lien             No                               0
     16838936                                                         6.75                    0                            0         G01                   First Lien             No                             120
     16838946                                                         6.75                    0                            0         G01                   First Lien             No                             120
     16835693                                                            7                    0                            0         G01                   First Lien             No                             120
     16835764                                                        7.625                    0                            0         G01                   First Lien             No                               0
     16838987                                                         7.25                    0                            0         G01                   First Lien             No                               0
     16839011                                                        6.375                    0                            0         G01                   First Lien             No                               0
     16835849                                                        6.875                    0                            0         G01                   First Lien             No                               0
     16835856                                                        7.375                    0                            0         G01                   First Lien             No                               0
     16839072                                                          7.5                    0                            0         G01                   First Lien             No                               0
     16839077                                                          7.5                    0                            0         G01                   First Lien             No                             120
     16839118                                                          7.5                    0                            0         G01                   First Lien             No                             120
     16835861                                                         6.75                    0                            0         G01                   First Lien             No                               0
     16835926                                                        7.375                    0                            0         G01                   First Lien             No                             120
     16836002                                                        8.125                    0                            0         G01                   First Lien             No                             120
     16838603                                                         7.25                    0                            0         G01                   First Lien             No                               0
     16838718                                                          7.5                    0                            0         G01                   First Lien             No                               0
     16832897                                                            7                    0                            0         G01                   First Lien             No                             120
     16832913                                                         7.25                    0                            0         G01                   First Lien             No                               0
     16832967                                                            7                    0                            0         G01                   First Lien             No                             120
     16833193                                                          8.5                    0                            0         G01                   First Lien             No                               0
     16833296                                                          9.5                    0                            0         G01                   First Lien             No                               0
     16835174                                                          6.5                    0                            0         G01                   First Lien             No                               0
     16835245                                                        6.625                    0                            0         G01                   First Lien             No                               0
     16835327                                                          8.5                    0                            0         G01                   First Lien             No                               0
     16835384                                                         6.75                    0                            0         G01                   First Lien             No                             120
     16826736                                                        6.875                    0                            0         G01                   First Lien             No                               0
     16826753                                                        6.375                    0                            0         G01                   First Lien             No                               0
     16824009                                                        7.875                    0                            0         G01                   First Lien             No                               0
     16826789                                                        7.125                    0                            0         G01                   First Lien             No                               0
     16826883                                                            8                    0                            0         G01                   First Lien             No                               0
     16824288                                                        7.875                    0                            0         G01                   First Lien             No                               0
     16832822                                                        6.375                    0                            0         G01                   First Lien             No                               0
     16823788                                                        6.999                    0                            0         G01                   First Lien             No                               0
     16819431                                                          6.5                    0                            0         G01                   First Lien             No                               0
     16823880                                                        6.125                    0                            0         G01                   First Lien             No                               0
     16819531                                                         7.25                    0                            0         G01                   First Lien             Yes                              0
     16809755                                                        7.625                    0                            0         G01                   First Lien             No                               0
     16813604                                                        8.125                    0                            0         G01                   First Lien             No                               0
     16814056                                                        8.375                    0                            0         G01                   First Lien             No                             120
     16809556                                                        7.625                    0                            0         G01                   First Lien             No                               0
     16804068                                                        5.875                    0                            0         G01                   First Lien             No                               0
     16806827                                                        6.999                    0                            0         G01                   First Lien             No                               0
     16803931                                                          8.5                    0                            0         G01                   First Lien             No                               0
     16806974                                                            9                    0                            0         G01                   First Lien             No                             120
     16807110                                                            7                    0                            0         G01                   First Lien             No                             120
     16804047                                                        8.125                    0                            0         G01                   First Lien             No                             120
     16807327                                                        6.625                    0                            0         G01                   First Lien             No                               0
     16715221                                                        7.625                    0                            0         G01                   First Lien             No                             120
     16711136                                                        7.625                    0                            0         G01                   First Lien             No                               0
     16710187                                                        7.375                    0                            0         G01                   First Lien             No                             120
     16710194                                                        7.375                    0                            0         G01                   First Lien             No                             120
     17026932                                                         6.75                    0                            0         G01                   First Lien             No                               0
     17026933                                                         7.25                    0                            0         G01                   First Lien             No                               0
     17026934                                                          6.5                    0                            0         G01                   First Lien             No                               0
     17026935                                                         8.75                    0                            0         G01                   First Lien             No                               0
     17026936                                                        8.625                    0                            0         G01                   First Lien             No                               0
     16544224                                                        7.625                    0                            0         G01                   First Lien             No                               0
     17026675                                                        7.875                    0                            0         G01                   First Lien             No                               0
     17026676                                                        7.375                    0                            0         G01                   First Lien             No                             120
     17026677                                                        6.375                    0                            0         G01                   First Lien             No                               0
     17026678                                                        6.875                    0                            0         G01                   First Lien             No                               0
     17026679                                                         6.75                    0                            0         G01                   First Lien             No                               0
     17026680                                                         6.75                    0                            0         G01                   First Lien             No                               0
     17026681                                                        7.375                    0                            0         G01                   First Lien             No                               0
     17026682                                                        6.875                    0                            0         G01                   First Lien             No                               0
     17026683                                                        7.875                    0                            0         G01                   First Lien             No                               0
     17026684                                                        8.875                    0                            0         G01                   First Lien             No                               0
     17026685                                                        6.875                    0                            0         G01                   First Lien             No                               0
     17026686                                                          6.5                    0                            0         G01                   First Lien             No                               0
     17026687                                                         7.75                    0                            0         G01                   First Lien             No                               0
     17026688                                                          7.5                    0                            0         G01                   First Lien             No                               0
     17026689                                                            7                    0                            0         G01                   First Lien             No                               0
     17026690                                                         8.75                    0                            0         G01                   First Lien             No                               0
     17026691                                                         6.75                    0                            0         G01                   First Lien             No                               0
     17026692                                                         8.25                    0                            0         G01                   First Lien             No                               0
     17026693                                                        6.875                    0                            0         G01                   First Lien             No                               0
     17026694                                                         8.75                    0                            0         G01                   First Lien             No                               0
     17026697                                                         7.25                    0                            0         G01                   First Lien             No                               0
     17026698                                                            7                    0                            0         G01                   First Lien             No                               0
     17026699                                                         6.75                    0                            0         G01                   First Lien             No                               0
     17026700                                                        6.875                    0                            0         G01                   First Lien             No                               0
     17026702                                                        6.625                    0                            0         G01                   First Lien             No                               0
     17026703                                                         8.75                    0                            0         G01                   First Lien             No                               0
     17026704                                                          7.5                    0                            0         G01                   First Lien             No                               0
     17026705                                                         8.75                    0                            0         G01                   First Lien             No                               0
     17026706                                                         8.75                    0                            0         G01                   First Lien             No                               0
     17026707                                                          7.5                    0                            0         G01                   First Lien             No                               0
     17026708                                                         6.75                    0                            0         G01                   First Lien             No                               0
     17026709                                                         6.75                    0                            0         G01                   First Lien             No                               0
     17026710                                                          8.5                    0                            0         G01                   First Lien             No                               0
     17026711                                                        8.125                    0                            0         G01                   First Lien             No                               0
     17026712                                                          6.5                    0                            0         G01                   First Lien             No                               0
     17026713                                                        7.875                    0                            0         G01                   First Lien             No                               0
     17026714                                                         7.25                    0                            0         G01                   First Lien             No                               0
     17026715                                                          6.5                    0                            0         G01                   First Lien             No                               0
     17026716                                                        6.625                    0                            0         G01                   First Lien             No                               0
     17026717                                                        8.875                    0                            0         G01                   First Lien             No                               0
     17026718                                                         9.25                    0                            0         G01                   First Lien             No                               0
     17026719                                                         6.75                    0                            0         G01                   First Lien             No                               0
     17026658                                                        7.875                    0                            0         G01                   First Lien             No                               0
     17026660                                                        6.875                    0                            0         G01                   First Lien             No                               0
     17026661                                                         6.75                    0                            0         G01                   First Lien             No                               0
     17026662                                                        6.875                    0                            0         G01                   First Lien             No                               0
     17026663                                                          6.5                    0                            0         G01                   First Lien             No                               0
     17026664                                                        6.875                    0                            0         G01                   First Lien             No                               0
     17026666                                                         8.75                    0                            0         G01                   First Lien             No                               0
     17026667                                                          8.5                    0                            0         G01                   First Lien             No                               0
     17026668                                                        6.875                    0                            0         G01                   First Lien             No                               0
     17026669                                                         7.25                    0                            0         G01                   First Lien             No                               0
     17026670                                                        6.625                    0                            0         G01                   First Lien             No                               0
     17026674                                                         8.75                    0                            0         G01                   First Lien             No                               0
     17026653                                                         7.25                    0                            0         G01                   First Lien             No                               0
     17026655                                                         7.75                    0                            0         G01                   First Lien             No                               0
     17026656                                                         8.25                    0                            0         G01                   First Lien             No                               0
     17026657                                                         8.75                    0                            0         G01                   First Lien             No                               0
     17026624                                                         7.25                    0                            0         G01                   First Lien             No                               0
     17026626                                                            7                    0                            0         G01                   First Lien             No                               0
     17026627                                                         7.25                    0                            0         G01                   First Lien             No                               0
     17026628                                                          7.5                    0                            0         G01                   First Lien             No                               0
     17026629                                                        7.125                    0                            0         G01                   First Lien             No                               0
     17026631                                                        6.875                    0                            0         G01                   First Lien             No                               0
     17026632                                                         6.75                    0                            0         G01                   First Lien             No                               0
     17026633                                                         7.25                    0                            0         G01                   First Lien             No                               0
     17026634                                                         7.25                    0                            0         G01                   First Lien             No                               0
     17026635                                                        6.875                    0                            0         G01                   First Lien             No                               0
     17026636                                                        7.375                    0                            0         G01                   First Lien             No                               0
     17026637                                                        8.625                    0                            0         G01                   First Lien             No                               0
     17026638                                                        8.625                    0                            0         G01                   First Lien             No                               0
     17026639                                                         8.75                    0                            0         G01                   First Lien             No                               0
     17026640                                                        7.125                    0                            0         G01                   First Lien             No                               0
     17026641                                                         8.75                    0                            0         G01                   First Lien             No                               0
     17026643                                                        6.875                    0                            0         G01                   First Lien             No                               0
     17026645                                                        8.375                    0                            0         G01                   First Lien             No                               0
     17026649                                                         7.25                    0                            0         G01                   First Lien             No                               0
     17026650                                                        7.375                    0                            0         G01                   First Lien             No                               0
     17026652                                                        6.375                    0                            0         G01                   First Lien             No                               0
     17026571                                                         7.75                    0                            0         G01                   First Lien             No                               0
     17026572                                                        6.875                    0                            0         G01                   First Lien             No                               0
     17026573                                                         8.75                    0                            0         G01                   First Lien             No                               0
     17026574                                                         7.25                    0                            0         G01                   First Lien             No                               0
     17026575                                                          8.5                    0                            0         G01                   First Lien             No                               0
     17026576                                                        6.875                    0                            0         G01                   First Lien             No                               0
     17026577                                                          8.5                    0                            0         G01                   First Lien             No                               0
     17026580                                                        8.125                    0                            0         G01                   First Lien             No                               0
     17026581                                                          7.5                    0                            0         G01                   First Lien             No                               0
     17026582                                                        7.875                    0                            0         G01                   First Lien             No                               0
     17026583                                                            7                    0                            0         G01                   First Lien             No                               0
     17026584                                                         8.75                    0                            0         G01                   First Lien             No                               0
     17026587                                                        8.875                    0                            0         G01                   First Lien             No                               0
     17026589                                                         7.75                    0                            0         G01                   First Lien             No                               0
     17026590                                                        8.375                    0                            0         G01                   First Lien             No                               0
     17026594                                                          7.5                    0                            0         G01                   First Lien             No                               0
     17026596                                                          8.5                    0                            0         G01                   First Lien             No                               0
     17026597                                                        8.875                    0                            0         G01                   First Lien             No                               0
     17026598                                                        6.875                    0                            0         G01                   First Lien             No                               0
     17026600                                                         8.75                    0                            0         G01                   First Lien             No                               0
     17026601                                                        8.875                    0                            0         G01                   First Lien             No                               0
     17026602                                                         6.75                    0                            0         G01                   First Lien             No                               0
     17026604                                                         8.25                    0                            0         G01                   First Lien             No                               0
     17026605                                                         7.25                    0                            0         G01                   First Lien             No                               0
     17026606                                                         6.75                    0                            0         G01                   First Lien             No                               0
     17026607                                                          7.5                    0                            0         G01                   First Lien             No                               0
     17026608                                                         6.75                    0                            0         G01                   First Lien             No                               0
     17026610                                                          7.5                    0                            0         G01                   First Lien             No                               0
     17026611                                                          7.5                    0                            0         G01                   First Lien             No                               0
     17026612                                                         7.75                    0                            0         G01                   First Lien             No                               0
     17026613                                                         7.25                    0                            0         G01                   First Lien             No                               0
     17026614                                                         7.25                    0                            0         G01                   First Lien             No                               0
     17026615                                                         7.25                    0                            0         G01                   First Lien             No                               0
     17026616                                                          8.5                    0                            0         G01                   First Lien             No                               0
     17026617                                                        7.625                    0                            0         G01                   First Lien             No                               0
     17026618                                                          7.5                    0                            0         G01                   First Lien             No                               0
     17026619                                                         7.75                    0                            0         G01                   First Lien             No                               0
     17026620                                                         6.75                    0                            0         G01                   First Lien             No                               0
     17026621                                                        6.875                    0                            0         G01                   First Lien             No                               0
     17026622                                                            7                    0                            0         G01                   First Lien             No                             120
     17026556                                                        8.875                    0                            0         G01                   First Lien             No                               0
     17026557                                                        7.875                    0                            0         G01                   First Lien             No                               0
     17026558                                                            7                    0                            0         G01                   First Lien             No                               0
     17026559                                                        8.875                    0                            0         G01                   First Lien             No                               0
     17026561                                                        8.375                    0                            0         G01                   First Lien             No                               0
     17026562                                                         6.75                    0                            0         G01                   First Lien             No                               0
     17026563                                                         6.75                    0                            0         G01                   First Lien             No                               0
     17026566                                                        7.375                    0                            0         G01                   First Lien             No                               0
     17026568                                                        6.625                    0                            0         G01                   First Lien             No                               0
     17026569                                                        7.375                    0                            0         G01                   First Lien             No                               0
     17026570                                                        8.875                    0                            0         G01                   First Lien             No                               0
     17026520                                                         8.25                    0                            0         G01                   First Lien             No                               0
     17026522                                                        9.125                    0                            0         G01                   First Lien             No                               0
     17026524                                                            9                    0                            0         G01                   First Lien             No                               0
     17026525                                                        9.625                    0                            0         G01                   First Lien             No                               0
     17026527                                                        9.125                    0                            0         G01                   First Lien             No                               0
     17026528                                                          7.5                    0                            0         G01                   First Lien             No                               0
     17026530                                                            9                    0                            0         G01                   First Lien             No                               0
     17026531                                                        6.875                    0                            0         G01                   First Lien             No                               0
     17026533                                                        7.125                    0                            0         G01                   First Lien             No                               0
     17026534                                                         6.75                    0                            0         G01                   First Lien             No                               0
     17026535                                                        6.875                    0                            0         G01                   First Lien             No                               0
     17026538                                                         7.75                    0                            0         G01                   First Lien             No                               0
     17026541                                                        6.875                    0                            0         G01                   First Lien             No                               0
     17026542                                                         7.25                    0                            0         G01                   First Lien             No                               0
     17026543                                                          7.5                    0                            0         G01                   First Lien             No                               0
     17026544                                                            8                    0                            0         G01                   First Lien             No                               0
     17026548                                                            9                    0                            0         G01                   First Lien             No                               0
     17026549                                                            9                    0                            0         G01                   First Lien             No                               0
     17026550                                                        7.875                    0                            0         G01                   First Lien             No                               0
     17026551                                                         7.75                    0                            0         G01                   First Lien             No                               0
     17026552                                                          7.5                    0                            0         G01                   First Lien             No                               0
     17026553                                                        6.875                    0                            0         G01                   First Lien             No                               0
     17026554                                                            9                    0                            0         G01                   First Lien             No                               0
     17026515                                                         6.75                    0                            0         G01                   First Lien             No                               0
     17026517                                                          8.5                    0                            0         G01                   First Lien             No                               0
     17026518                                                        9.125                    0                            0         G01                   First Lien             No                               0
     17026922                                                         7.75                    0                            0         G01                   First Lien             No                               0
     17026923                                                        7.125                    0                            0         G01                   First Lien             No                               0
     17026924                                                          6.5                    0                            0         G01                   First Lien             No                               0
     17026925                                                        6.875                    0                            0         G01                   First Lien             No                               0
     17026926                                                        7.875                    0                            0         G01                   First Lien             No                               0
     17026927                                                          6.5                    0                            0         G01                   First Lien             No                               0
     17026928                                                        7.125                    0                            0         G01                   First Lien             No                               0
     17026929                                                         8.25                    0                            0         G01                   First Lien             No                               0
     17026931                                                        6.875                    0                            0         G01                   First Lien             No                               0
     17026659                                                          8.5                    0                            0         G01                   First Lien             No                               0
     17026829                                                            7                    0                            0         G01                   First Lien             No                               0
     17004506                                                        7.625                    0                            0         G01                   First Lien             No                             120
     16982719                                                        9.125                    0                            0         G01                   First Lien             No                             120
     16971921                                                        6.875                    0                            0         G01                   First Lien             No                             120
     16978564                                                          8.5                    0                            0         G01                   First Lien             Yes                              0
     16978574                                                        7.125                    0                            0         G01                   First Lien             Yes                              0
     16984348                                                        8.625                    0                            0         G01                   First Lien             No                               0
     16991016                                                        7.375                    0                            0         G01                   First Lien             Yes                              0
     16991032                                                        7.125                    0                            0         G01                   First Lien             No                             120
     16990941                                                        6.625                    0                            0         G01                   First Lien             Yes                              0
     16990946                                                        6.875                    0                            0         G01                   First Lien             No                             120
     16980165                                                            7                    0                            0         G01                   First Lien             No                               0
     16980172                                                        7.125                    0                            0         G01                   First Lien             No                             120
     16851813                                                        7.625                    0                            0         G01                   First Lien             No                               0
     16857177                                                            8                    0                            0         G01                   First Lien             No                             120
     16857226                                                          6.5                    0                            0         G01                   First Lien             Yes                              0
     16857253                                                         7.25                    0                            0         G01                   First Lien             No                             120
     16857258                                                         7.25                    0                            0         G01                   First Lien             Yes                              0
     16857100                                                         6.75                    0                            0         G01                   First Lien             Yes                              0
     16852544                                                          7.5                    0                            0         G01                   First Lien             No                             120
     16852546                                                        8.125                    0                            0         G01                   First Lien             No                               0
     16852496                               19000101                 7.125                    0                            0         G01                   First Lien             No                               0
     16852623                                                         6.75                    0                            0         G01                   First Lien             No                               0
     16912658                                                          7.5                    0                            0         G01                   First Lien             No                             120
     16856156                                                         6.75                    0                            0         G01                   First Lien             No                             120
     16964986                                                        7.875                    0                            0         G01                   First Lien             No                               0
     16965029                                                        7.875                    0                            0         G01                   First Lien             No                               0
     16965047                                                            7                    0                            0         G01                   First Lien             No                               0
     16856197                                                        7.375                    0                            0         G01                   First Lien             No                               0
     16964978                                                          6.5                    0                            0         G01                   First Lien             Yes                              0
     16968049                                                        6.875                    0                            0         G01                   First Lien             No                             120
     16968030                                                         7.25                    0                            0         G01                   First Lien             No                             120
     16970198                                                        6.625                    0                            0         G01                   First Lien             No                               0
     16970214                                                         7.25                    0                            0         G01                   First Lien             No                               0
     16971805                                                         7.75                    0                            0         G01                   First Lien             No                               0
     16971874                                                        7.125                    0                            0         G01                   First Lien             Yes                              0
     16847240                                                            7                    0                            0         G01                   First Lien             No                             120
     16843881                                                            7                    0                            0         G01                   First Lien             No                             120
     16845396                                                          6.5                    0                            0         G01                   First Lien             No                             120
     16845470                                                        6.875                    0                            0         G01                   First Lien             No                               0
     16845501                                                        9.375                    0                            0         G01                   First Lien             No                             120
     16845516                                                        8.125                    0                            0         G01                   First Lien             No                             120
     16847312                                                        7.125                    0                            0         G01                   First Lien             No                             120
     16847200                                                        7.875                    0                            0         G01                   First Lien             No                               0
     16847207                                                        6.375                    0                            0         G01                   First Lien             No                               0
     16848803                                                         7.25                    0                            0         G01                   First Lien             Yes                              0
     16848753                                                          7.5                    0                            0         G01                   First Lien             No                             120
     16848812                                                        7.125                    0                            0         G01                   First Lien             No                               0
     16848952                                                            8                    0                            0         G01                   First Lien             No                               0
     16851521                                                        6.875                    0                            0         G01                   First Lien             No                               0
     16851489                                                        8.125                    0                            0         G01                   First Lien             No                               0
     16851447                                                        8.625                    0                            0         G01                   First Lien             No                               0
     16851648                                                         6.75                    0                            0         G01                   First Lien             No                             120
     16851565                                                          7.5                    0                            0         G01                   First Lien             No                             120
     16851580                                                        7.375                    0                            0         G01                   First Lien             No                             120
     16851651                                                        7.875                    0                            0         G01                   First Lien             No                               0
     16851709                                                          6.5                    0                            0         G01                   First Lien             Yes                              0
     16851768                                                        6.875                    0                            0         G01                   First Lien             No                             120
     16851772                                                         6.75                    0                            0         G01                   First Lien             No                             120
     16838437                                                        7.375                    0                            0         G01                   First Lien             Yes                              0
     16845341                                                         7.25                    0                            0         G01                   First Lien             No                               0
     16811569                                                          8.5                    0                            0         G01                   First Lien             No                             120
     16818788                                                        7.375                    0                            0         G01                   First Lien             Yes                              0
     16818851                                                         6.75                    0                            0         G01                   First Lien             No                             120
     16818775                                                        6.875                    0                            0         G01                   First Lien             No                               0
     16818961                                                         6.75                    0                            0         G01                   First Lien             No                               0
     16823352                                                            7                    0                            0         G01                   First Lien             No                               0
     16823517                                                        7.125                    0                            0         G01                   First Lien             Yes                              0
     17034721                                                        6.375                    0                            0         G01                   First Lien             No                               0
     16802941                                                         7.75                    0                            0         G01                   First Lien             No                               0
     16787029                                                        7.125                    0                            0         G01                   First Lien             No                               0
     16775713                                                          7.5                    0                            0         G01                   First Lien             No                               0
     16764813                                                         6.75                    0                            0         G01                   First Lien             No                               0
     16772879                                                        6.625                    0                            0         G01                   First Lien             No                               0
     16716205                                                         6.75                    0                            0         G01                   First Lien             No                               0
     16696354                                                          8.5                    0                            0         G01                   First Lien             No                               0
     16693456                                                          8.5                    0                            0         G01                   First Lien             No                             120
     16692412                                                          8.5                    0                            0         G01                   First Lien             No                               0
     16709142                                                        6.875                    0                            0         G01                   First Lien             Yes                              0
     16968431                                                        8.375                    0                            0         G01                   First Lien             No                             120
     16968439                                                         7.25                    0                            0         G01                   First Lien             No                             120
     16968450                                                         8.25                    0                            0         G01                   First Lien             No                             120
     16968473                                                           10                    0                            0         G01                   First Lien             No                               0
     16968509                                                            7                    0                            0         G01                   First Lien             Yes                              0
     16965496                                                          8.5                    0                            0         G01                   First Lien             No                             120
     16965499                                                        7.125                    0                            0         G01                   First Lien             No                               0
     16968575                                                          6.5                    0                            0         G01                   First Lien             No                              60
     16968634                                                        7.625                    0                            0         G01                   First Lien             No                             120
     16968658                                                        8.625                    0                            0         G01                   First Lien             No                               0
     16968720                                                         6.75                    0                            0         G01                   First Lien             No                               0
     16968789                                                        8.375                    0                            0         G01                   First Lien             No                               0
     16968808                                                            8                    0                            0         G01                   First Lien             No                             120
     16968861                                                        8.375                    0                            0         G01                   First Lien             No                               0
     16970471                                                        7.375                    0                            0         G01                   First Lien             No                             120
     16970487                                                        7.625                    0                            0         G01                   First Lien             No                               0
     16970528                                                        6.875                    0                            0         G01                   First Lien             No                               0
     16970538                                                        7.625                    0                            0         G01                   First Lien             No                               0
     16970546                                                          7.5                    0                            0         G01                   First Lien             No                               0
     16970547                                                         7.75                    0                            0         G01                   First Lien             No                               0
     16970588                                                        7.375                    0                            0         G01                   First Lien             No                               0
     16970626                                                        8.375                    0                            0         G01                   First Lien             No                               0
     16970669                                                        9.875                    0                            0         G01                   First Lien             No                             120
     16970671                                                         6.75                    0                            0         G01                   First Lien             No                               0
     16970686                                                         7.75                    0                            0         G01                   First Lien             No                               0
     16970707                                                        8.875                    0                            0         G01                   First Lien             No                               0
     16965592                                                        6.875                    0                            0         G01                   First Lien             No                             120
     16968309                                                          7.5                    0                            0         G01                   First Lien             No                               0
     16968359                                                        8.125                    0                            0         G01                   First Lien             No                               0
     16968384                                                          6.5                    0                            0         G01                   First Lien             No                               0
     16968413                                                            7                    0                            0         G01                   First Lien             No                             120
     16859611                                                        7.125                    0                            0         G01                   First Lien             No                               0
     16859665                                                        6.875                    0                            0         G01                   First Lien             No                             120
     16859672                                                        7.125                    0                            0         G01                   First Lien             No                             120
     16962968                                                          8.5                    0                            0         G01                   First Lien             No                             120
     16963001                                                         6.25                    0                            0         G01                   First Lien             Yes                              0
     16859161                                                         6.75                    0                            0         G01                   First Lien             No                               0
     16963127                                                         8.75                    0                            0         G01                   First Lien             No                               0
     16963128                                                         6.75                    0                            0         G01                   First Lien             Yes                              0
     16963145                                                          8.5                    0                            0         G01                   First Lien             No                               0
     16963201                                                         6.75                    0                            0         G01                   First Lien             No                               0
     16859193                                                          8.5                    0                            0         G01                   First Lien             No                               0
     16963240                                                         7.25                    0                            0         G01                   First Lien             No                               0
     16963272                                                        7.625                    0                            0         G01                   First Lien             No                             120
     16963278                                                          8.5                    0                            0         G01                   First Lien             No                               0
     16963281                                                         8.25                    0                            0         G01                   First Lien             No                               0
     16963284                                                         7.25                    0                            0         G01                   First Lien             No                               0
     16859336                                                            7                    0                            0         G01                   First Lien             No                               0
     16859364                                                            7                    0                            0         G01                   First Lien             No                             120
     16963324                                                        8.125                    0                            0         G01                   First Lien             No                               0
     16963333                                                          7.5                    0                            0         G01                   First Lien             No                               0
     16965209                                                        6.375                    0                            0         G01                   First Lien             No                             120
     16859372                                                        7.375                    0                            0         G01                   First Lien             No                               0
     16859417                                                            7                    0                            0         G01                   First Lien             No                               0
     16859444                                                        7.625                    0                            0         G01                   First Lien             Yes                              0
     16859480                                                        8.125                    0                            0         G01                   First Lien             No                               0
     16859486                                                          7.5                    0                            0         G01                   First Lien             No                             120
     16965345                                                            8                    0                            0         G01                   First Lien             No                               0
     16965350                                                          6.5                    0                            0         G01                   First Lien             No                               0
     16965412                                                        7.375                    0                            0         G01                   First Lien             No                             120
     16965421                                                          7.5                    0                            0         G01                   First Lien             No                               0
     16859559                                                          6.5                    0                            0         G01                   First Lien             No                               0
     16859569                                                        7.125                    0                            0         G01                   First Lien             No                               0
     16965474                                                        7.125                    0                            0         G01                   First Lien             No                               0
     16965485                                                        7.125                    0                            0         G01                   First Lien             No                               0
     16856456                                                        9.375                    0                            0         G01                   First Lien             No                               0
     16856555                                                          7.5                    0                            0         G01                   First Lien             No                               0
     16856578                                                        7.875                    0                            0         G01                   First Lien             No                             120
     16856585                                                         6.75                    0                            0         G01                   First Lien             No                               0
     16853248                                                        8.375                    0                            0         G01                   First Lien             No                               0
     16853253                                                        7.875                    0                            0         G01                   First Lien             No                               0
     16856595                                                            7                    0                            0         G01                   First Lien             No                               0
     16856639                                                        8.875                    0                            0         G01                   First Lien             No                               0
     16856664                                                        6.375                    0                            0         G01                   First Lien             Yes                              0
     16856689                                                        7.125                    0                            0         G01                   First Lien             No                             120
     16856691                                                            7                    0                            0         G01                   First Lien             No                             120
     16856717                                                            7                    0                            0         G01                   First Lien             No                             120
     16853280                                                         5.75                    0                            0         G01                   First Lien             No                               0
     16856725                                                          7.5                    0                            0         G01                   First Lien             No                               0
     16856799                                                         8.25                    0                            0         G01                   First Lien             No                               0
     16856814                                                        7.625                    0                            0         G01                   First Lien             No                             120
     16856818                                                           10                    0                            0         G01                   First Lien             No                               0
     16856888                                                        6.875                    0                            0         G01                   First Lien             No                               0
     16856955                                                        6.125                    0                            0         G01                   First Lien             No                               0
     16856959                                                         7.25                    0                            0         G01                   First Lien             No                               0
     16856964                                                        6.875                    0                            0         G01                   First Lien             No                               0
     16856993                                                        6.625                    0                            0         G01                   First Lien             Yes                              0
     16857004                                                        7.625                    0                            0         G01                   First Lien             No                               0
     16857319                                                         8.25                    0                            0         G01                   First Lien             No                               0
     16857440                                                          9.5                    0                            0         G01                   First Lien             No                               0
     16857457                                                          7.5                    0                            0         G01                   First Lien             No                               0
     16857531                                                        8.375                    0                            0         G01                   First Lien             No                               0
     16857550                                                          7.5                    0                            0         G01                   First Lien             No                             120
     16859069                                                         6.75                    0                            0         G01                   First Lien             No                               0
     16856434                                                          8.5                    0                            0         G01                   First Lien             No                             120
     16856442                                                        6.875                    0                            0         G01                   First Lien             Yes                              0
     16562630                                                         6.75                    0                            0         G01                   First Lien             No                               0
     16852783                                                          8.5                    0                            0         G01                   First Lien             No                               0
     16852161                                                          6.5                    0                            0         G01                   First Lien             No                               0
     16852194                                                        8.875                    0                            0         G01                   First Lien             No                             120
     16852917                                                        7.375                    0                            0         G01                   First Lien             No                             120
     16852927                                                            8                    0                            0         G01                   First Lien             No                               0
     16852933                                                        7.125                    0                            0         G01                   First Lien             No                               0
     16852240                                                        7.375                    0                            0         G01                   First Lien             No                             120
     16852257                                                          7.5                    0                            0         G01                   First Lien             No                               0
     16852261                                                          7.5                    0                            0         G01                   First Lien             No                               0
     16852327                                                        7.375                    0                            0         G01                   First Lien             No                               0
     16852329                                                        7.675                    0                            0         G01                   First Lien             No                             120
     16852423                                                        7.125                    0                            0         G01                   First Lien             No                               0
     16853117                                                        6.625                    0                            0         G01                   First Lien             No                               0
     17026867                                                         6.75                    0                            0         G01                   First Lien             No                               0
     17026895                                                          6.5                    0                            0         G01                   First Lien             No                               0
     17027046                                                         7.75                    0                            0         G01                   First Lien             No                               0
     16207435                                                        7.875                    0                            0         G01                   First Lien             No                               0
     16839059                                                          6.5                    0                            0         G01                   First Lien             No                               0
     16857447                                                          6.5                    0                            0         G01                   First Lien             No                               0
     16835853                                                        6.875                    0                            0         G01                   First Lien             No                             120
     16848521                                                            7                    0                            0         G01                   First Lien             No                               0
     16851896                                                         7.25                    0                            0         G01                   First Lien             No                               0
     16814168                                                         7.25                    0                            0         G01                   First Lien             No                               0
     16729845                                                        8.375                    0                            0         G01                   First Lien             No                             120
     17011040                                                        6.875                    0                            0         G01                   First Lien             No                               0
     17011478                                                         7.75                    0                            0         G01                   First Lien             Yes                              0
     17011479                                                        8.125                    0                            0         G01                   First Lien             No                               0
     17011480                                                         6.75                    0                            0         G01                   First Lien             Yes                              0
     17011483                                                        8.375                    0                            0         G01                   First Lien             No                               0
     17011484                                                        8.875                    0                            0         G01                   First Lien             Yes                              0
     17011486                                                         9.25                    0                            0         G01                   First Lien             Yes                              0
     17011493                                                         8.75                    0                            0         G01                   First Lien             Yes                              0
     17011496                                                         9.25                    0                            0         G01                   First Lien             Yes                              0
     17011498                                                            7                    0                            0         G01                   First Lien             No                             120
     17011500                                                          9.5                    0                            0         G01                   First Lien             No                               0

   LOAN_ID                     PORTFOLIO                     PREPAY
   -------                     ---------                     ------
     17026506         CNDU                                 No
     17026507         CNDU                                 No
     17026508         CNDU                                 No
     17026510         CNDU                                 No
     17026795         CNDU                                 No
     17026796         CNDU                                 No
     17026797         CNDU                                 No
     17026798         CNDU                                 No
     17026799         CNDU                                 No
     17026800         CNDU                                 No
     17026801         CNDU                                 No
     17026802         CNDU                                 No
     17026803         CNDU                                 No
     17026804         CNDU                                 No
     17026805         CNDU                                 No
     17026806         CNDU                                 No
     17026808         CNDU                                 No
     17026810         CNDU                                 No
     17026811         CNDU                                 No
     17026812         CNDU                                 No
     17026813         CNDU                                 No
     17026814         CNDU                                 No
     17026815         CNDU                                 No
     17026816         CNDU                                 No
     17026818         CNDU                                 No
     17026819         CNDU                                 No
     17026820         CNDU                                 No
     17026821         CNDU                                 No
     17026822         CNDU                                 No
     17026823         CNDU                                 No
     17026824         CNDU                                 No
     17026825         CNDU                                 No
     17026826         CNDU                                 No
     17026827         CNDU                                 No
     17026828         CNDU                                 No
     17026830         CNDU                                 No
     17026831         CNDU                                 No
     17026832         CNDU                                 No
     17026834         CNDU                                 No
     17026835         CNDU                                 No
     17026836         CNDU                                 No
     17026837         CNDU                                 No
     17026838         CNDU                                 No
     17026839         CNDU                                 No
     17026840         CNDU                                 No
     17026841         CNDU                                 No
     17026842         CNDU                                 No
     17026843         CNDU                                 No
     17026844         CNDU                                 No
     17026845         CNDU                                 No
     17026846         CNDU                                 No
     17026847         CNDU                                 No
     17026848         CNDU                                 No
     17026849         CNDU                                 No
     17026850         CNDU                                 No
     17026851         CNDU                                 No
     17026852         CNDU                                 No
     17026853         CNDU                                 No
     17026854         CNDU                                 No
     17026855         CNDU                                 No
     17026856         CNDU                                 No
     17026857         CNDU                                 No
     17026858         CNDU                                 No
     17026859         CNDU                                 No
     17026860         CNDU                                 No
     17026861         CNDU                                 No
     17026862         CNDU                                 No
     17026863         CNDU                                 No
     17026864         CNDU                                 No
     17026865         CNDU                                 No
     17026866         CNDU                                 No
     17026868         CNDU                                 No
     17026869         CNDU                                 No
     17026870         CNDU                                 No
     17026871         CNDU                                 No
     17026872         CNDU                                 No
     17026873         CNDU                                 No
     17026874         CNDU                                 No
     17026875         CNDU                                 No
     17026876         CNDU                                 No
     17026877         CNDU                                 No
     17026878         CNDU                                 No
     17026879         CNDU                                 No
     17026880         CNDU                                 No
     17026881         CNDU                                 No
     17026883         CNDU                                 No
     17026884         CNDU                                 No
     17026885         CNDU                                 No
     17026886         CNDU                                 No
     17026887         CNDU                                 No
     17026888         CNDU                                 No
     17026889         CNDU                                 No
     17026890         CNDU                                 No
     17026891         CNDU                                 No
     17026892         CNDU                                 No
     17026893         CNDU                                 No
     17026894         CNDU                                 No
     17026896         CNDU                                 No
     17026897         CNDU                                 No
     17026898         CNDU                                 No
     17026899         CNDU                                 No
     17026900         CNDU                                 No
     17026901         CNDU                                 No
     17026902         CNDU                                 No
     17026905         CNDU                                 No
     17026906         CNDU                                 No
     17026907         CNDU                                 No
     17026908         CNDU                                 No
     17026909         CNDU                                 No
     17026910         CNDU                                 No
     17026911         CNDU                                 No
     17026913         CNDU                                 No
     17026914         CNDU                                 No
     17026915         CNDU                                 No
     17026916         CNDU                                 No
     17026917         CNDU                                 No
     17026918         CNDU                                 No
     17026919         CNDU                                 No
     17026920         CNDU                                 No
     17026921         CNDU                                 No
     17026753         CNDU                                 No
     17026754         CNDU                                 No
     17026755         CNDU                                 No
     17026756         CNDU                                 No
     17026758         CNDU                                 No
     17026759         CNDU                                 No
     17026760         CNDU                                 No
     17026761         CNDU                                 No
     17026762         CNDU                                 No
     17026763         CNDU                                 No
     17026766         CNDU                                 No
     17026767         CNDU                                 No
     17026768         CNDU                                 No
     17026769         CNDU                                 No
     17026770         CNDU                                 No
     17026771         CNDU                                 No
     17026772         CNDU                                 No
     17026773         CNDU                                 No
     17026774         CNDU                                 No
     17026775         CNDU                                 No
     17026776         CNDU                                 No
     17026777         CNDU                                 No
     17026778         CNDU                                 No
     17026779         CNDU                                 No
     17026780         CNDU                                 No
     17026781         CNDU                                 No
     17026782         CNDU                                 No
     17026783         CNDU                                 No
     17026784         CNDU                                 No
     17026785         CNDU                                 No
     17026786         CNDU                                 No
     17026787         CNDU                                 No
     17026788         CNDU                                 No
     17026789         CNDU                                 No
     17026790         CNDU                                 No
     17026791         CNDU                                 No
     17026792         CNDU                                 No
     17026793         CNDU                                 No
     17026794         CNDU                                 No
     17026720         CNDU                                 No
     17026721         CNDU                                 No
     17026722         CNDU                                 No
     17026726         CNDU                                 No
     17026728         CNDU                                 No
     17026729         CNDU                                 No
     17026730         CNDU                                 No
     17026731         CNDU                                 No
     17026732         CNDU                                 No
     17026734         CNDU                                 No
     17026735         CNDU                                 No
     17026736         CNDU                                 No
     17026737         CNDU                                 No
     17026738         CNDU                                 No
     17026740         CNDU                                 No
     17026742         CNDU                                 No
     17026744         CNDU                                 No
     17026745         CNDU                                 No
     17026746         CNDU                                 No
     17026748         CNDU                                 No
     17026750         CNDU                                 No
     17026751         CNDU                                 No
     17026752         CNDU                                 No
     16803651         EFLO                                 Yes
     16803278         EFLO                                 No
     16803411         EFLO                                 No
     16801777         EFLO                                 No
     16798808         EFLO                                 Yes
     16798817         EFLO                                 Yes
     16798640         EFLO                                 Yes
     16798571         EFLO                                 No
     16798587         EFLO                                 No
     16791124         EFLO                                 No
     17026986         CNDU                                 No
     17013167         MCND                                 No
     16844802         EFLO                                 Yes
     16844814         EFLO                                 No
     16844827         EFLO                                 No
     17055840         EFLO                                 No
     17044082         EFLO                                 No
     17048138         EFLO                                 No
     17042516         EFLO                                 No
     17034421         EFLO                                 Yes
     17034622         EFLO                                 No
     17027556         EFLO                                 Yes
     17022119         EFLO                                 Yes
     17015156         EFLO                                 Yes
     17016360         EFLO                                 No
     17021081         EFLO                                 No
     17014793         EFLO                                 Yes
     17014795         EFLO                                 Yes
     17014797         EFLO                                 No
     17014800         EFLO                                 Yes
     17014804         EFLO                                 No
     17014962         EFLO                                 No
     17014965         EFLO                                 No
     17014983         EFLO                                 No
     17015005         EFLO                                 No
     17012812         EFLO                                 No
     17012898         EFLO                                 No
     17013454         EFLO                                 Yes
     17013482         EFLO                                 No
     17013606         EFLO                                 Yes
     17013633         EFLO                                 No
     17012736         EFLO                                 No
     17012778         EFLO                                 No
     17012786         EFLO                                 No
     17011324         EFLO                                 Yes
     17011341         EFLO                                 Yes
     17009182         EFLO                                 No
     17009238         EFLO                                 Yes
     17009282         EFLO                                 Yes
     17010990         EFLO                                 Yes
     17011087         EFLO                                 No
     17011090         EFLO                                 No
     17011200         EFLO                                 No
     17011207         EFLO                                 No
     17004910         EFLO                                 No
     17004913         EFLO                                 Yes
     17004916         EFLO                                 Yes
     17004926         EFLO                                 Yes
     17004931         EFLO                                 No
     17004935         EFLO                                 Yes
     17004943         EFLO                                 Yes
     17005027         EFLO                                 No
     17005106         EFLO                                 No
     17005146         EFLO                                 No
     17008957         EFLO                                 No
     17008986         EFLO                                 Yes
     17004798         EFLO                                 Yes
     17004801         EFLO                                 Yes
     17004825         EFLO                                 Yes
     17004868         EFLO                                 Yes
     17004870         EFLO                                 Yes
     17004874         EFLO                                 Yes
     17004888         EFLO                                 No
     17004891         EFLO                                 No
     17004892         EFLO                                 Yes
     17004898         EFLO                                 Yes
     17004902         EFLO                                 Yes
     17004772         EFLO                                 No
     17004774         EFLO                                 Yes
     17004778         EFLO                                 No
     17004783         EFLO                                 No
     17003330         EFLO                                 No
     17003368         EFLO                                 No
     17004667         EFLO                                 No
     17004670         EFLO                                 No
     17004672         EFLO                                 Yes
     17004707         EFLO                                 No
     17004721         EFLO                                 Yes
     17004751         EFLO                                 No
     17002237         EFLO                                 Yes
     17002260         EFLO                                 Yes
     17002277         EFLO                                 Yes
     17002313         EFLO                                 No
     17002333         EFLO                                 No
     17003231         EFLO                                 No
     16823965         EFLO                                 No
     16848649         MCND                                 No
     16990197         EFLO                                 No
     17002199         EFLO                                 No
     17000380         EFLO                                 Yes
     17000393         EFLO                                 No
     17000401         EFLO                                 No
     17000436         EFLO                                 No
     17000447         EFLO                                 Yes
     17001919         EFLO                                 Yes
     17002004         EFLO                                 Yes
     17002013         EFLO                                 No
     17002027         EFLO                                 Yes
     17002078         EFLO                                 No
     17002094         EFLO                                 No
     17000319         EFLO                                 Yes
     17000336         EFLO                                 No
     16995158         EFLO                                 No
     16995172         EFLO                                 Yes
     16995181         EFLO                                 Yes
     16995182         EFLO                                 No
     16995204         EFLO                                 No
     16995215         EFLO                                 Yes
     16995219         EFLO                                 Yes
     16995228         EFLO                                 No
     16995266         EFLO                                 No
     16995324         EFLO                                 No
     17000088         EFLO                                 No
     17000091         EFLO                                 Yes
     17000161         EFLO                                 No
     17000174         EFLO                                 Yes
     16994952         EFLO                                 No
     16994958         EFLO                                 No
     16994976         EFLO                                 Yes
     16994986         EFLO                                 Yes
     16994999         EFLO                                 Yes
     16995006         EFLO                                 No
     16995011         EFLO                                 Yes
     16995031         EFLO                                 No
     16995062         EFLO                                 Yes
     16990128         EFLO                                 Yes
     16990143         EFLO                                 No
     16990163         EFLO                                 No
     16990165         EFLO                                 No
     16990167         EFLO                                 Yes
     16990173         EFLO                                 No
     16990175         EFLO                                 No
     16990177         EFLO                                 No
     16990220         EFLO                                 No
     16990262         EFLO                                 No
     16990274         EFLO                                 No
     16990287         EFLO                                 No
     16990312         EFLO                                 No
     16990315         EFLO                                 Yes
     16991377         EFLO                                 No
     16991378         EFLO                                 No
     16991379         EFLO                                 No
     16991381         EFLO                                 No
     16991383         EFLO                                 No
     16991385         EFLO                                 No
     16991386         EFLO                                 Yes
     16991390         EFLO                                 No
     16991393         EFLO                                 Yes
     16991395         EFLO                                 No
     16991396         EFLO                                 Yes
     16991397         EFLO                                 Yes
     16991399         EFLO                                 No
     16991400         EFLO                                 No
     16991401         EFLO                                 Yes
     16991404         EFLO                                 No
     16991410         EFLO                                 No
     16991413         EFLO                                 No
     16991417         EFLO                                 No
     16991424         EFLO                                 No
     16991425         EFLO                                 No
     16991432         EFLO                                 No
     16991447         EFLO                                 No
     16991506         EFLO                                 No
     16991528         EFLO                                 No
     16991530         EFLO                                 Yes
     16991532         EFLO                                 No
     16991621         EFLO                                 Yes
     16991631         EFLO                                 Yes
     16991679         EFLO                                 No
     16991722         EFLO                                 No
     16991762         EFLO                                 Yes
     16991764         EFLO                                 Yes
     16991777         EFLO                                 No
     16985123         EFLO                                 Yes
     16985267         EFLO                                 No
     16981525         EFLO                                 No
     16981642         EFLO                                 No
     16981667         EFLO                                 Yes
     16981791         EFLO                                 No
     16981816         EFLO                                 No
     16981858         EFLO                                 No
     16982831         EFLO                                 No
     16982868         EFLO                                 No
     16982869         EFLO                                 Yes
     16982892         EFLO                                 Yes
     16982906         EFLO                                 No
     16982989         EFLO                                 No
     16983034         EFLO                                 Yes
     16983150         EFLO                                 No
     16983155         EFLO                                 No
     16983156         EFLO                                 No
     16983168         EFLO                                 No
     16984655         EFLO                                 No
     16984671         EFLO                                 No
     16984713         EFLO                                 No
     16984750         EFLO                                 No
     16984774         EFLO                                 No
     16984794         EFLO                                 No
     16984803         EFLO                                 Yes
     16984849         EFLO                                 No
     16984947         EFLO                                 Yes
     16984952         EFLO                                 No
     16984954         EFLO                                 Yes
     16984969         EFLO                                 No
     16985045         EFLO                                 Yes
     16981190         EFLO                                 Yes
     16981207         EFLO                                 No
     16981208         EFLO                                 No
     16981231         EFLO                                 No
     16981282         EFLO                                 Yes
     16981290         EFLO                                 No
     16981343         EFLO                                 Yes
     16981473         EFLO                                 Yes
     16981495         EFLO                                 No
     16981498         EFLO                                 No
     16981157         EFLO                                 Yes
     16981090         EFLO                                 Yes
     16980827         EFLO                                 Yes
     16980830         EFLO                                 No
     16980845         EFLO                                 Yes
     16980851         EFLO                                 No
     16980864         EFLO                                 Yes
     16980927         EFLO                                 No
     16979468         EFLO                                 Yes
     16979475         EFLO                                 Yes
     16979476         EFLO                                 Yes
     16979478         EFLO                                 No
     16979479         EFLO                                 No
     16979485         EFLO                                 Yes
     16979497         EFLO                                 No
     16980398         EFLO                                 No
     16980405         EFLO                                 Yes
     16980447         EFLO                                 Yes
     16980470         EFLO                                 No
     16980536         EFLO                                 Yes
     16980555         EFLO                                 Yes
     16980595         EFLO                                 No
     16980643         EFLO                                 Yes
     16980649         EFLO                                 No
     16980686         EFLO                                 No
     16980730         EFLO                                 Yes
     16980782         EFLO                                 Yes
     16978930         EFLO                                 No
     16978933         EFLO                                 No
     16978946         EFLO                                 No
     16978962         EFLO                                 Yes
     16978964         EFLO                                 Yes
     16979049         EFLO                                 Yes
     16979073         EFLO                                 Yes
     16979186         EFLO                                 No
     16979196         EFLO                                 No
     16979221         EFLO                                 No
     16979225         EFLO                                 No
     16979442         EFLO                                 No
     16974190         EFLO                                 Yes
     16974200         EFLO                                 Yes
     16974261         EFLO                                 Yes
     16974291         EFLO                                 Yes
     16974294         EFLO                                 Yes
     16974419         EFLO                                 No
     16974434         EFLO                                 No
     16974438         EFLO                                 No
     16978698         EFLO                                 Yes
     16978722         EFLO                                 No
     16978827         EFLO                                 Yes
     16978847         EFLO                                 Yes
     16978854         EFLO                                 Yes
     16978865         EFLO                                 No
     16978867         EFLO                                 No
     16978877         EFLO                                 No
     16978884         EFLO                                 No
     16974111         EFLO                                 Yes
     16974120         EFLO                                 Yes
     16974121         EFLO                                 Yes
     16974132         EFLO                                 Yes
     16974162         EFLO                                 Yes
     16973968         EFLO                                 No
     16973979         EFLO                                 No
     16973989         EFLO                                 No
     16973990         EFLO                                 No
     16974002         EFLO                                 No
     16974079         EFLO                                 No
     16973776         EFLO                                 No
     16973796         EFLO                                 No
     16970815         EFLO                                 No
     16970842         EFLO                                 No
     16970885         EFLO                                 Yes
     16973742         EFLO                                 Yes
     16790421         EFLO                                 No
     16788887         EFLO                                 Yes
     16788535         EFLO                                 No
     16786231         EFLO                                 No
     16729680         EFLO                                 No
     16729445         EFLO                                 No
     16721943         EFLO                                 No
     16723295         EFLO                                 No
     16721751         EFLO                                 No
     16717392         EFLO                                 Yes
     16569854         WFLN                                 Yes
     16350208         REPR                                 No
     17027090         CNDU                                 No
     17027091         CNDU                                 No
     17027092         CNDU                                 No
     17027093         CNDU                                 No
     17027094         CNDU                                 No
     17027095         CNDU                                 No
     17027096         CNDU                                 No
     17027097         CNDU                                 No
     16780794         EFLO                                 Yes
     16780859         EFLO                                 No
     16778722         EFLO                                 Yes
     17027055         CNDU                                 No
     17027056         CNDU                                 No
     17027058         CNDU                                 No
     17027059         CNDU                                 No
     17027060         CNDU                                 No
     17027061         CNDU                                 No
     17027062         CNDU                                 No
     17027063         CNDU                                 No
     17027064         CNDU                                 No
     17027065         CNDU                                 No
     17027066         CNDU                                 No
     17027067         CNDU                                 No
     17027068         CNDU                                 No
     17027070         CNDU                                 No
     17027071         CNDU                                 No
     17027074         CNDU                                 No
     17027075         CNDU                                 No
     17027076         CNDU                                 No
     17027077         CNDU                                 No
     17027078         CNDU                                 No
     17027079         CNDU                                 No
     17027080         CNDU                                 No
     17027081         CNDU                                 No
     17027083         CNDU                                 No
     17027084         CNDU                                 No
     17027085         CNDU                                 No
     17027087         CNDU                                 No
     17027088         CNDU                                 No
     17027089         CNDU                                 No
     17026995         CNDU                                 No
     17026996         CNDU                                 No
     17026997         CNDU                                 No
     17026998         CNDU                                 No
     17026999         CNDU                                 No
     17027000         CNDU                                 No
     17027001         CNDU                                 No
     17027002         CNDU                                 No
     17027003         CNDU                                 No
     17027004         CNDU                                 No
     17027005         CNDU                                 No
     17027006         CNDU                                 No
     17027007         CNDU                                 No
     17027008         CNDU                                 No
     17027009         CNDU                                 No
     17027010         CNDU                                 No
     17027011         CNDU                                 No
     17027012         CNDU                                 No
     17027013         CNDU                                 No
     17027014         CNDU                                 No
     17027015         CNDU                                 No
     17027016         CNDU                                 No
     17027018         CNDU                                 No
     17027019         CNDU                                 No
     17027020         CNDU                                 No
     17027021         CNDU                                 No
     17027022         CNDU                                 No
     17027024         CNDU                                 No
     17027025         CNDU                                 No
     17027026         CNDU                                 No
     17027027         CNDU                                 No
     17027028         CNDU                                 No
     17027029         CNDU                                 No
     17027030         CNDU                                 No
     17027031         CNDU                                 No
     17027032         CNDU                                 No
     17027033         CNDU                                 No
     17027034         CNDU                                 No
     17027035         CNDU                                 No
     17027036         CNDU                                 No
     17027037         CNDU                                 No
     17027038         CNDU                                 No
     17027039         CNDU                                 No
     17027041         CNDU                                 No
     17027042         CNDU                                 No
     17027043         CNDU                                 No
     17027044         CNDU                                 No
     17027047         CNDU                                 No
     17027048         CNDU                                 No
     17027049         CNDU                                 No
     17027050         CNDU                                 No
     17027051         CNDU                                 No
     17027052         CNDU                                 No
     17027053         CNDU                                 No
     17027054         CNDU                                 No
     17026980         CNDU                                 No
     17026981         CNDU                                 No
     17026982         CNDU                                 No
     17026983         CNDU                                 No
     17026984         CNDU                                 No
     17026987         CNDU                                 No
     17026988         CNDU                                 No
     17026990         CNDU                                 No
     17026991         CNDU                                 No
     17026992         CNDU                                 No
     17026994         CNDU                                 No
     17026958         CNDU                                 No
     17026959         CNDU                                 No
     17026960         CNDU                                 No
     17026961         CNDU                                 No
     17026962         CNDU                                 No
     17026963         CNDU                                 No
     17026965         CNDU                                 No
     17026967         CNDU                                 No
     17026969         CNDU                                 No
     17026970         CNDU                                 No
     17026971         CNDU                                 No
     17026972         CNDU                                 No
     17026974         CNDU                                 No
     17026975         CNDU                                 No
     17026976         CNDU                                 No
     17026977         CNDU                                 No
     17027073         CNDU                                 No
     17026953         CNDU                                 No
     17026954         CNDU                                 No
     17026955         CNDU                                 No
     17026957         CNDU                                 No
     17026943         CNDU                                 No
     17026944         CNDU                                 No
     17026945         CNDU                                 No
     17026946         CNDU                                 No
     17026949         CNDU                                 No
     17026950         CNDU                                 No
     17026951         CNDU                                 No
     17026952         CNDU                                 No
     17026937         CNDU                                 No
     17026938         CNDU                                 No
     17026939         CNDU                                 No
     17026940         CNDU                                 No
     17026942         CNDU                                 No
     16777031         EFLO                                 No
     16775184         EFLO                                 No
     16775243         EFLO                                 No
     16775258         EFLO                                 No
     16775268         EFLO                                 No
     16775061         EFLO                                 No
     16765336         EFLO                                 Yes
     16768042         EFLO                                 No
     16765640         EFLO                                 No
     16358165         EFLO                                 Yes
     17026964         CNDU                                 No
     17027045         CNDU                                 No
     16990926         MCND                                 No
     16844741         EFLO                                 No
     17026647         CNDU                                 No
     17026809         CNDU                                 No
     17027069         CNDU                                 No
     17027086         CNDU                                 No
     17026903         CNDU                                 No
     17026749         CNDU                                 No
     17026912         CNDU                                 No
     17026765         CNDU                                 No
     17026947         CNDU                                 No
     16844523         EFLO                                 Yes
     16844528         EFLO                                 Yes
     16844487         EFLO                                 Yes
     16844448         EFLO                                 No
     16840322         EFLO                                 No
     16844282         EFLO                                 Yes
     16844291         EFLO                                 Yes
     16840236         EFLO                                 No
     16840231         EFLO                                 No
     17013166         MCND                                 No
     17013168         MCND                                 No
     17013169         MCND                                 No
     16990927         MCND                                 No
     16840038         EFLO                                 No
     16839959         EFLO                                 No
     16839703         EFLO                                 No
     16839775         EFLO                                 No
     16839837         EFLO                                 No
     16839685         EFLO                                 No
     16839698         EFLO                                 No
     17011481         MCND                                 Yes
     17011485         MCND                                 No
     17011488         MCND                                 Yes
     17011490         MCND                                 No
     17011495         MCND                                 Yes
     17011497         MCND                                 No
     17011501         MCND                                 Yes
     17011502         MCND                                 No
     17011503         MCND                                 No
     17011504         MCND                                 Yes
     17011505         MCND                                 Yes
     17011506         MCND                                 Yes
     17011507         MCND                                 No
     16987886         CNDU                                 Yes
     16987887         CNDU                                 Yes
     16987890         MCND                                 Yes
     16987892         MCND                                 No
     16987893         MCND                                 Yes
     16987894         MCND                                 Yes
     16987896         MCND                                 Yes
     16987897         MCND                                 Yes
     16987898         MCND                                 Yes
     16987899         MCND                                 No
     16987900         MCND                                 Yes
     16987901         MCND                                 Yes
     16987903         MCND                                 Yes
     16987904         MCND                                 No
     16987905         MCND                                 Yes
     16987906         MCND                                 Yes
     16987907         MCND                                 Yes
     16987909         MCND                                 Yes
     16987911         MCND                                 No
     16964127         CNDU                                 Yes
     16964128         MCND                                 No
     16964130         MCND                                 Yes
     16964131         MCND                                 No
     16964132         MCND                                 Yes
     16964133         CNDU                                 Yes
     16964134         CNDU                                 No
     16964135         MCND                                 Yes
     16964136         CNDU                                 No
     16964138         CNDU                                 Yes
     16964139         CNDU                                 Yes
     16964140         CNDU                                 Yes
     16964141         CNDU                                 Yes
     16964143         CNDU                                 Yes
     16964144         CNDU                                 No
     16964145         CNDU                                 Yes
     16964146         MCND                                 Yes
     16964148         MCND                                 No
     16964149         MCND                                 Yes
     16964150         MCND                                 Yes
     16964152         MCND                                 Yes
     16964153         MCND                                 Yes
     16964155         MCND                                 Yes
     16964157         MCND                                 Yes
     16964159         MCND                                 Yes
     16964160         CNDU                                 No
     16964161         CNDU                                 No
     16964163         MCND                                 Yes
     16964164         CNDU                                 No
     16964165         CNDU                                 No
     16964167         MCND                                 Yes
     16964170         CNDU                                 No
     16964172         CNDU                                 Yes
     16964173         CNDU                                 Yes
     16964175         CNDU                                 No
     16964178         CNDU                                 Yes
     16964179         CNDU                                 Yes
     16964180         CNDU                                 No
     16964181         CNDU                                 No
     16964182         CNDU                                 No
     16964183         CNDU                                 No
     16964185         CNDU                                 Yes
     16964186         CNDU                                 Yes
     16964187         CNDU                                 No
     16964188         CNDU                                 No
     16964189         CNDU                                 No
     16964190         CNDU                                 No
     16964197         CNDU                                 No
     16964201         CNDU                                 Yes
     16964202         CNDU                                 Yes
     16964206         CNDU                                 No
     16964217         CNDU                                 No
     16964220         CNDU                                 No
     16964222         CNDU                                 No
     16964223         CNDU                                 Yes
     16964227         CNDU                                 Yes
     16964228         CNDU                                 No
     16964229         CNDU                                 No
     16964230         CNDU                                 No
     16964231         CNDU                                 Yes
     16964233         CNDU                                 No
     16964234         CNDU                                 No
     16964235         CNDU                                 Yes
     16964236         CNDU                                 No
     16964238         CNDU                                 No
     16964239         CNDU                                 Yes
     16964240         CNDU                                 No
     16964241         CNDU                                 Yes
     16964242         CNDU                                 No
     16964243         CNDU                                 No
     16964245         CNDU                                 Yes
     16964247         CNDU                                 No
     16964248         MCND                                 No
     16964249         CNDU                                 No
     16964250         CNDU                                 Yes
     16964253         CNDU                                 Yes
     16964254         CNDU                                 Yes
     16964256         MCND                                 Yes
     16964258         MCND                                 No
     16964263         MCND                                 Yes
     16964264         MCND                                 Yes
     16964265         MCND                                 Yes
     16964076         CNDU                                 Yes
     16964079         CNDU                                 No
     16964081         CNDU                                 No
     16964083         CNDU                                 No
     16964084         CNDU                                 No
     16964085         CNDU                                 No
     16964086         CNDU                                 No
     16964088         CNDU                                 Yes
     16964089         MCND                                 No
     16964093         MCND                                 No
     16964098         MCND                                 Yes
     16964099         MCND                                 Yes
     16964100         MCND                                 Yes
     16964101         MCND                                 No
     16964102         MCND                                 No
     16964105         MCND                                 No
     16964108         CNDU                                 Yes
     16964109         CNDU                                 Yes
     16964110         MCND                                 Yes
     16964113         MCND                                 Yes
     16964114         MCND                                 Yes
     16964115         MCND                                 Yes
     16964116         MCND                                 Yes
     16964117         MCND                                 Yes
     16964119         MCND                                 Yes
     16964121         MCND                                 No
     16964122         MCND                                 No
     16848435         MCND                                 No
     16848436         MCND                                 Yes
     16848437         CNDU                                 No
     16848438         CNDU                                 No
     16848439         MCND                                 No
     16848441         CNDU                                 No
     16848443         CNDU                                 No
     16848444         CNDU                                 No
     16848445         CNDU                                 No
     16848446         MCND                                 No
     16848447         CNDU                                 No
     16848449         CNDU                                 No
     16848450         CNDU                                 No
     16848451         CNDU                                 No
     16848452         CNDU                                 No
     16848453         CNDU                                 No
     16848454         CNDU                                 No
     16848455         CNDU                                 No
     16848456         CNDU                                 No
     16848457         MCND                                 No
     16848459         CNDU                                 No
     16848460         CNDU                                 No
     16848463         CNDU                                 No
     16848464         CNDU                                 No
     16848465         MCND                                 No
     16848466         CNDU                                 No
     16848467         CNDU                                 No
     16848468         CNDU                                 Yes
     16848470         MCND                                 No
     16848471         MCND                                 No
     16848472         MCND                                 No
     16848473         CNDU                                 No
     16848474         CNDU                                 No
     16848475         CNDU                                 No
     16848476         CNDU                                 No
     16848477         CNDU                                 No
     16848478         MCND                                 Yes
     16848479         CNDU                                 No
     16848480         CNDU                                 No
     16848481         MCND                                 Yes
     16848482         MCND                                 Yes
     16848483         CNDU                                 No
     16848485         CNDU                                 No
     16848488         CNDU                                 No
     16848490         CNDU                                 Yes
     16848491         CNDU                                 No
     16848492         MCND                                 No
     16848493         MCND                                 No
     16848494         MCND                                 No
     16848495         MCND                                 No
     16848496         MCND                                 No
     16848498         MCND                                 No
     16848501         MCND                                 No
     16848502         CNDU                                 No
     16848503         MCND                                 Yes
     16848504         CNDU                                 No
     16848505         MCND                                 No
     16848506         CNDU                                 No
     16848507         CNDU                                 No
     16848508         MCND                                 No
     16848509         MCND                                 No
     16848510         MCND                                 No
     16848512         CNDU                                 No
     16848513         CNDU                                 No
     16848515         MCND                                 No
     16848516         CNDU                                 No
     16848517         MCND                                 No
     16848518         MCND                                 No
     16848519         MCND                                 No
     16848520         MCND                                 Yes
     16848522         CNDU                                 No
     16848524         CNDU                                 No
     16848525         CNDU                                 No
     16848527         CNDU                                 No
     16848528         MCND                                 No
     16848529         CNDU                                 No
     16848530         CNDU                                 No
     16848532         MCND                                 Yes
     16848533         MCND                                 No
     16848534         MCND                                 No
     16848535         MCND                                 No
     16848536         MCND                                 No
     16848537         MCND                                 No
     16848538         MCND                                 No
     16848540         MCND                                 No
     16848541         CNDU                                 No
     16848542         CNDU                                 No
     16848543         CNDU                                 No
     16848544         CNDU                                 No
     16848546         MCND                                 No
     16848547         MCND                                 No
     16848549         MCND                                 No
     16848551         MCND                                 No
     16848552         CNDU                                 No
     16848553         MCND                                 No
     16848555         MCND                                 No
     16848556         CNDU                                 No
     16848557         MCND                                 No
     16848559         MCND                                 No
     16848562         MCND                                 No
     16848563         MCND                                 No
     16848565         MCND                                 No
     16848567         MCND                                 No
     16848568         MCND                                 No
     16848569         MCND                                 No
     16848570         MCND                                 No
     16848574         MCND                                 No
     16848576         MCND                                 Yes
     16848577         MCND                                 No
     16848579         MCND                                 No
     16848581         MCND                                 No
     16848582         MCND                                 Yes
     16848584         MCND                                 Yes
     16848585         MCND                                 No
     16848586         MCND                                 No
     16848590         MCND                                 No
     16848591         MCND                                 No
     16848593         MCND                                 Yes
     16848594         MCND                                 Yes
     16848597         MCND                                 Yes
     16848598         MCND                                 Yes
     16848599         MCND                                 Yes
     16848601         MCND                                 No
     16848602         MCND                                 No
     16848603         MCND                                 No
     16848604         MCND                                 Yes
     16848605         MCND                                 No
     16848606         MCND                                 Yes
     16848607         MCND                                 No
     16848608         MCND                                 Yes
     16848609         MCND                                 No
     16848610         MCND                                 No
     16848611         MCND                                 No
     16848612         MCND                                 No
     16848613         MCND                                 No
     16848614         MCND                                 No
     16848615         MCND                                 No
     16848616         MCND                                 No
     16848617         MCND                                 No
     16848619         MCND                                 Yes
     16848621         MCND                                 No
     16848622         MCND                                 No
     16848624         MCND                                 No
     16848625         MCND                                 No
     16848626         MCND                                 No
     16848627         MCND                                 Yes
     16848628         MCND                                 No
     16848633         MCND                                 No
     16848634         MCND                                 Yes
     16848635         MCND                                 No
     16848637         MCND                                 No
     16848638         MCND                                 No
     16848639         MCND                                 No
     16848640         MCND                                 Yes
     16848641         MCND                                 Yes
     16848642         MCND                                 No
     16848643         MCND                                 Yes
     16848644         MCND                                 Yes
     16848645         MCND                                 No
     16848646         MCND                                 Yes
     16848647         MCND                                 No
     16848648         MCND                                 No
     16848650         MCND                                 Yes
     16848651         MCND                                 Yes
     16848654         MCND                                 No
     16848655         MCND                                 No
     16848656         MCND                                 No
     16848657         MCND                                 No
     16848658         MCND                                 Yes
     16848661         MCND                                 No
     16848662         MCND                                 No
     16848664         MCND                                 No
     16848665         MCND                                 No
     16848667         MCND                                 No
     16848668         MCND                                 Yes
     16848669         MCND                                 No
     16848670         MCND                                 No
     16848671         MCND                                 No
     16848672         MCND                                 No
     16848673         MCND                                 No
     16848674         MCND                                 No
     16848406         CNDU                                 No
     16848411         CNDU                                 No
     16848417         MCND                                 No
     16848418         MCND                                 No
     16848421         MCND                                 No
     16848422         MCND                                 No
     16848424         MCND                                 No
     16848425         MCND                                 No
     16848427         MCND                                 No
     16848428         CNDU                                 No
     16848431         CNDU                                 No
     16848434         MCND                                 Yes
     16851053         EFLO                                 Yes
     16851107         EFLO                                 No
     16849556         EFLO                                 Yes
     16851268         EFLO                                 Yes
     16851319         EFLO                                 No
     16851323         EFLO                                 No
     16851379         EFLO                                 Yes
     16851383         EFLO                                 Yes
     16851854         EFLO                                 No
     16771696         EFLO                                 No
     16772611         EFLO                                 Yes
     16772646         EFLO                                 No
     16774909         EFLO                                 Yes
     16847989         EFLO                                 Yes
     16848031         EFLO                                 Yes
     16849013         EFLO                                 Yes
     16849047         EFLO                                 No
     16849128         EFLO                                 Yes
     16849157         EFLO                                 No
     16849253         EFLO                                 No
     16849303         EFLO                                 Yes
     16849416         EFLO                                 No
     16847812         EFLO                                 No
     16847818         EFLO                                 No
     16845618         EFLO                                 Yes
     16845722         EFLO                                 No
     16846197         EFLO                                 Yes
     16846232         EFLO                                 No
     16846268         EFLO                                 No
     16847475         EFLO                                 No
     16847477         EFLO                                 Yes
     16847480         EFLO                                 Yes
     16847614         EFLO                                 Yes
     16847620         EFLO                                 Yes
     16845935         EFLO                                 No
     16845951         EFLO                                 No
     16845977         EFLO                                 No
     16846043         EFLO                                 No
     16846047         EFLO                                 No
     16835565         EFLO                                 Yes
     16835570         EFLO                                 Yes
     16835611         EFLO                                 No
     16835624         EFLO                                 No
     16838808         EFLO                                 No
     16838933         EFLO                                 No
     16838936         EFLO                                 Yes
     16838946         EFLO                                 Yes
     16835693         EFLO                                 Yes
     16835764         EFLO                                 No
     16838987         EFLO                                 No
     16839011         EFLO                                 No
     16835849         EFLO                                 No
     16835856         EFLO                                 No
     16839072         EFLO                                 No
     16839077         EFLO                                 No
     16839118         EFLO                                 No
     16835861         EFLO                                 No
     16835926         EFLO                                 No
     16836002         EFLO                                 No
     16838603         EFLO                                 No
     16838718         EFLO                                 Yes
     16832897         EFLO                                 No
     16832913         EFLO                                 No
     16832967         EFLO                                 No
     16833193         EFLO                                 No
     16833296         EFLO                                 Yes
     16835174         EFLO                                 No
     16835245         EFLO                                 No
     16835327         EFLO                                 No
     16835384         EFLO                                 Yes
     16826736         EFLO                                 No
     16826753         EFLO                                 No
     16824009         EFLO                                 No
     16826789         EFLO                                 Yes
     16826883         EFLO                                 Yes
     16824288         EFLO                                 No
     16832822         EFLO                                 No
     16823788         EFLO                                 No
     16819431         EFLO                                 No
     16823880         EFLO                                 No
     16819531         EFLO                                 Yes
     16809755         EFLO                                 Yes
     16813604         EFLO                                 No
     16814056         EFLO                                 No
     16809556         EFLO                                 Yes
     16804068         EFLO                                 No
     16806827         EFLO                                 No
     16803931         EFLO                                 No
     16806974         EFLO                                 Yes
     16807110         EFLO                                 Yes
     16804047         EFLO                                 No
     16807327         EFLO                                 No
     16715221         EFLO                                 No
     16711136         EFLO                                 No
     16710187         DFLO                                 No
     16710194         DFLO                                 No
     17026932         CNDU                                 No
     17026933         CNDU                                 No
     17026934         CNDU                                 No
     17026935         CNDU                                 No
     17026936         CNDU                                 No
     16544224         EFLO                                 No
     17026675         CNDU                                 No
     17026676         CNDU                                 No
     17026677         CNDU                                 No
     17026678         CNDU                                 No
     17026679         CNDU                                 No
     17026680         CNDU                                 No
     17026681         CNDU                                 No
     17026682         CNDU                                 No
     17026683         CNDU                                 No
     17026684         CNDU                                 No
     17026685         CNDU                                 No
     17026686         CNDU                                 No
     17026687         CNDU                                 No
     17026688         CNDU                                 No
     17026689         CNDU                                 No
     17026690         CNDU                                 No
     17026691         CNDU                                 No
     17026692         CNDU                                 No
     17026693         CNDU                                 No
     17026694         CNDU                                 No
     17026697         CNDU                                 No
     17026698         CNDU                                 No
     17026699         CNDU                                 No
     17026700         CNDU                                 No
     17026702         CNDU                                 No
     17026703         CNDU                                 No
     17026704         CNDU                                 No
     17026705         CNDU                                 No
     17026706         CNDU                                 No
     17026707         CNDU                                 No
     17026708         CNDU                                 No
     17026709         CNDU                                 No
     17026710         CNDU                                 No
     17026711         CNDU                                 No
     17026712         CNDU                                 No
     17026713         CNDU                                 No
     17026714         CNDU                                 No
     17026715         CNDU                                 No
     17026716         CNDU                                 No
     17026717         CNDU                                 No
     17026718         CNDU                                 No
     17026719         CNDU                                 No
     17026658         CNDU                                 No
     17026660         CNDU                                 No
     17026661         CNDU                                 No
     17026662         CNDU                                 No
     17026663         CNDU                                 No
     17026664         CNDU                                 No
     17026666         CNDU                                 No
     17026667         CNDU                                 No
     17026668         CNDU                                 No
     17026669         CNDU                                 No
     17026670         CNDU                                 No
     17026674         CNDU                                 No
     17026653         CNDU                                 No
     17026655         CNDU                                 No
     17026656         CNDU                                 No
     17026657         CNDU                                 No
     17026624         CNDU                                 No
     17026626         CNDU                                 No
     17026627         CNDU                                 No
     17026628         CNDU                                 No
     17026629         CNDU                                 No
     17026631         CNDU                                 No
     17026632         CNDU                                 No
     17026633         CNDU                                 No
     17026634         CNDU                                 No
     17026635         CNDU                                 No
     17026636         CNDU                                 No
     17026637         CNDU                                 No
     17026638         CNDU                                 No
     17026639         CNDU                                 No
     17026640         CNDU                                 No
     17026641         CNDU                                 No
     17026643         CNDU                                 No
     17026645         CNDU                                 No
     17026649         CNDU                                 No
     17026650         CNDU                                 No
     17026652         CNDU                                 No
     17026571         CNDU                                 No
     17026572         CNDU                                 No
     17026573         CNDU                                 No
     17026574         CNDU                                 No
     17026575         CNDU                                 No
     17026576         CNDU                                 No
     17026577         CNDU                                 No
     17026580         CNDU                                 No
     17026581         CNDU                                 No
     17026582         CNDU                                 No
     17026583         CNDU                                 No
     17026584         CNDU                                 No
     17026587         CNDU                                 No
     17026589         CNDU                                 No
     17026590         CNDU                                 No
     17026594         CNDU                                 No
     17026596         CNDU                                 No
     17026597         CNDU                                 No
     17026598         CNDU                                 No
     17026600         CNDU                                 No
     17026601         CNDU                                 No
     17026602         CNDU                                 No
     17026604         CNDU                                 No
     17026605         CNDU                                 No
     17026606         CNDU                                 No
     17026607         CNDU                                 No
     17026608         CNDU                                 No
     17026610         CNDU                                 No
     17026611         CNDU                                 No
     17026612         CNDU                                 No
     17026613         CNDU                                 No
     17026614         CNDU                                 No
     17026615         CNDU                                 No
     17026616         CNDU                                 No
     17026617         CNDU                                 No
     17026618         CNDU                                 No
     17026619         CNDU                                 No
     17026620         CNDU                                 No
     17026621         CNDU                                 No
     17026622         CNDU                                 No
     17026556         CNDU                                 No
     17026557         CNDU                                 No
     17026558         CNDU                                 No
     17026559         CNDU                                 No
     17026561         CNDU                                 No
     17026562         CNDU                                 No
     17026563         CNDU                                 No
     17026566         CNDU                                 No
     17026568         CNDU                                 No
     17026569         CNDU                                 No
     17026570         CNDU                                 No
     17026520         CNDU                                 No
     17026522         CNDU                                 No
     17026524         CNDU                                 No
     17026525         CNDU                                 No
     17026527         CNDU                                 No
     17026528         CNDU                                 No
     17026530         CNDU                                 No
     17026531         CNDU                                 No
     17026533         CNDU                                 No
     17026534         CNDU                                 No
     17026535         CNDU                                 No
     17026538         CNDU                                 No
     17026541         CNDU                                 No
     17026542         CNDU                                 No
     17026543         CNDU                                 No
     17026544         CNDU                                 No
     17026548         CNDU                                 No
     17026549         CNDU                                 No
     17026550         CNDU                                 No
     17026551         CNDU                                 No
     17026552         CNDU                                 No
     17026553         CNDU                                 No
     17026554         CNDU                                 No
     17026515         CNDU                                 No
     17026517         CNDU                                 No
     17026518         CNDU                                 No
     17026922         CNDU                                 No
     17026923         CNDU                                 No
     17026924         CNDU                                 No
     17026925         CNDU                                 No
     17026926         CNDU                                 No
     17026927         CNDU                                 No
     17026928         CNDU                                 No
     17026929         CNDU                                 No
     17026931         CNDU                                 No
     17026659         CNDU                                 No
     17026829         CNDU                                 No
     17004506         WFLN                                 No
     16982719         WFLN                                 Yes
     16971921         WFLN                                 Yes
     16978564         WFLN                                 Yes
     16978574         WFLN                                 Yes
     16984348         WFLN                                 No
     16991016         WFLN                                 No
     16991032         WFLN                                 Yes
     16990941         WFLN                                 Yes
     16990946         WFLN                                 No
     16980165         WFLN                                 No
     16980172         WFLN                                 Yes
     16851813         WFLN                                 No
     16857177         WFLN                                 Yes
     16857226         WFLN                                 Yes
     16857253         WFLN                                 Yes
     16857258         WFLN                                 Yes
     16857100         WFLN                                 Yes
     16852544         WFLN                                 Yes
     16852546         WFLN                                 Yes
     16852496         WFLN                                 Yes
     16852623         WFLN                                 No
     16912658         WFLN                                 Yes
     16856156         WFLN                                 Yes
     16964986         WFLN                                 Yes
     16965029         WFLN                                 Yes
     16965047         WFLN                                 No
     16856197         WFLN                                 Yes
     16964978         WFLN                                 Yes
     16968049         WFLN                                 Yes
     16968030         WFLN                                 Yes
     16970198         WFLN                                 No
     16970214         WFLN                                 No
     16971805         WFLN                                 No
     16971874         WFLN                                 Yes
     16847240         WFLN                                 Yes
     16843881         WFLN                                 Yes
     16845396         WFLN                                 Yes
     16845470         WFLN                                 Yes
     16845501         WFLN                                 Yes
     16845516         WFLN                                 Yes
     16847312         WFLN                                 Yes
     16847200         WFLN                                 Yes
     16847207         WFLN                                 No
     16848803         WFLN                                 Yes
     16848753         WFLN                                 Yes
     16848812         WFLN                                 Yes
     16848952         WFLN                                 Yes
     16851521         WFLN                                 Yes
     16851489         WFLN                                 Yes
     16851447         WFLN                                 Yes
     16851648         WFLN                                 No
     16851565         WFLN                                 Yes
     16851580         WFLN                                 No
     16851651         WFLN                                 No
     16851709         WFLN                                 No
     16851768         WFLN                                 Yes
     16851772         WFLN                                 Yes
     16838437         WFLN                                 No
     16845341         WFLN                                 Yes
     16811569         WFLN                                 No
     16818788         WFLN                                 Yes
     16818851         WFLN                                 Yes
     16818775         WFLN                                 Yes
     16818961         WFLN                                 Yes
     16823352         WFLN                                 No
     16823517         WFLN                                 No
     17034721         EFLO                                 No
     16802941         WFLN                                 No
     16787029         WFLN                                 Yes
     16775713         WFLN                                 Yes
     16764813         WFLN                                 No
     16772879         WFLN                                 No
     16716205         WFLN                                 Yes
     16696354         EFLO                                 No
     16693456         EFLO                                 No
     16692412         DFLO                                 No
     16709142         WFLN                                 No
     16968431         EFLO                                 No
     16968439         EFLO                                 No
     16968450         EFLO                                 Yes
     16968473         EFLO                                 Yes
     16968509         EFLO                                 No
     16965496         EFLO                                 No
     16965499         EFLO                                 Yes
     16968575         EFLO                                 Yes
     16968634         EFLO                                 No
     16968658         EFLO                                 No
     16968720         EFLO                                 No
     16968789         EFLO                                 Yes
     16968808         EFLO                                 Yes
     16968861         EFLO                                 Yes
     16970471         EFLO                                 Yes
     16970487         EFLO                                 No
     16970528         EFLO                                 Yes
     16970538         EFLO                                 Yes
     16970546         EFLO                                 No
     16970547         EFLO                                 No
     16970588         EFLO                                 Yes
     16970626         EFLO                                 No
     16970669         EFLO                                 No
     16970671         EFLO                                 No
     16970686         EFLO                                 No
     16970707         EFLO                                 Yes
     16965592         EFLO                                 No
     16968309         EFLO                                 Yes
     16968359         EFLO                                 No
     16968384         EFLO                                 No
     16968413         EFLO                                 No
     16859611         EFLO                                 Yes
     16859665         EFLO                                 No
     16859672         EFLO                                 No
     16962968         EFLO                                 No
     16963001         EFLO                                 No
     16859161         EFLO                                 No
     16963127         EFLO                                 Yes
     16963128         EFLO                                 No
     16963145         EFLO                                 No
     16963201         EFLO                                 No
     16859193         EFLO                                 Yes
     16963240         EFLO                                 No
     16963272         EFLO                                 Yes
     16963278         EFLO                                 No
     16963281         EFLO                                 No
     16963284         EFLO                                 Yes
     16859336         EFLO                                 No
     16859364         EFLO                                 Yes
     16963324         EFLO                                 No
     16963333         EFLO                                 No
     16965209         EFLO                                 Yes
     16859372         EFLO                                 No
     16859417         EFLO                                 No
     16859444         EFLO                                 Yes
     16859480         EFLO                                 Yes
     16859486         EFLO                                 Yes
     16965345         EFLO                                 No
     16965350         EFLO                                 No
     16965412         EFLO                                 No
     16965421         EFLO                                 Yes
     16859559         EFLO                                 No
     16859569         EFLO                                 No
     16965474         EFLO                                 Yes
     16965485         EFLO                                 Yes
     16856456         EFLO                                 Yes
     16856555         EFLO                                 No
     16856578         EFLO                                 No
     16856585         EFLO                                 No
     16853248         EFLO                                 Yes
     16853253         EFLO                                 No
     16856595         EFLO                                 No
     16856639         EFLO                                 Yes
     16856664         EFLO                                 No
     16856689         EFLO                                 No
     16856691         EFLO                                 Yes
     16856717         EFLO                                 No
     16853280         EFLO                                 No
     16856725         EFLO                                 Yes
     16856799         EFLO                                 No
     16856814         EFLO                                 No
     16856818         EFLO                                 Yes
     16856888         EFLO                                 No
     16856955         EFLO                                 No
     16856959         EFLO                                 No
     16856964         EFLO                                 No
     16856993         EFLO                                 Yes
     16857004         EFLO                                 Yes
     16857319         EFLO                                 Yes
     16857440         EFLO                                 No
     16857457         EFLO                                 No
     16857531         EFLO                                 Yes
     16857550         EFLO                                 No
     16859069         EFLO                                 No
     16856434         EFLO                                 No
     16856442         EFLO                                 Yes
     16562630         DFLO                                 No
     16852783         EFLO                                 No
     16852161         EFLO                                 No
     16852194         EFLO                                 No
     16852917         EFLO                                 No
     16852927         EFLO                                 Yes
     16852933         EFLO                                 No
     16852240         EFLO                                 Yes
     16852257         EFLO                                 No
     16852261         EFLO                                 No
     16852327         EFLO                                 No
     16852329         EFLO                                 Yes
     16852423         EFLO                                 No
     16853117         EFLO                                 No
     17026867         CNDU                                 No
     17026895         CNDU                                 No
     17027046         CNDU                                 No
     16207435         EFLO                                 Yes
     16839059         EFLO                                 No
     16857447         EFLO                                 Yes
     16835853         EFLO                                 No
     16848521         REPR                                 No
     16851896         EFLO                                 Yes
     16814168         EFLO                                 Yes
     16729845         EFLO                                 Yes
     17011040         EFLO                                 No
     17011478         CNDU                                 No
     17011479         MCND                                 Yes
     17011480         MCND                                 No
     17011483         MCND                                 No
     17011484         MCND                                 No
     17011486         MCND                                 Yes
     17011493         MCND                                 Yes
     17011496         MCND                                 Yes
     17011498         MCND                                 No
     17011500         MCND                                 No

EXHIBIT C

FORM OF TRANSFEREE AFFIDAVIT AND AGREEMENT

Affidavit pursuant to Section 860E(e)(4)
of the Internal Revenue Code of 1986, as
amended, and for other purposes

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF NEW YORK	)

The undersigned is the [Title of Officer] of [Name of Transferee] (the “Investor”), the proposed transferee of an Ownership Interest in the Bear Stearns Asset Backed Securities I LLC Asset-Backed Certificates, Series 2007-AC3, Class [R-1][R-2][R-3][RX] Certificates (the “Certificates”) issued pursuant to the Pooling and Servicing Agreement, dated as of March 1, 2007 (the “Agreement”), among Bear Stearns Asset Backed Securities I LLC, as depositor, EMC Mortgage Corporation, as seller, master servicer and company and Wells Fargo Bank, National Association, as trustee (the “Trustee”), and makes this affidavit on behalf of the Investor for the benefit of the Depositor and the Trustee. Capitalized terms used, but not defined herein, shall have the meanings ascribed to such terms in the Agreement.

1.  The Investor is, as of the date hereof, and will be, as of the date of the Transfer, a Permitted Transferee. The Investor is not acquiring its ownership interest in the Certificates for the account of a Person other than a Permitted Transferee.

2.  The Investor has been advised and understands that (i) a tax will be imposed on Transfers of the Certificates to Persons that are not Permitted Transferees; (ii) such tax will be imposed on the transferor, or, if such Transfer is through an agent (which includes a broker, nominee or middleman) for a Person that is not a Permitted Transferee, on the agent; and (iii) the Person otherwise liable for the tax shall be relieved of liability for the tax if a subsequent transferee furnishes to such Person an affidavit that such subsequent transferee is a Permitted Transferee, and at the time of Transfer, such Person does not have actual knowledge that the affidavit is false.

3.  The Investor has been advised and understands that a tax will be imposed on a “pass-through entity” holding the Certificates if at any time during the taxable year of the pass-through entity a Person that is not a Permitted Transferee is the record holder of an interest in such entity. The Investor understands that such tax will not be imposed for any period with respect to which the record holder furnishes to the pass-through entity an affidavit that such record holder is a Permitted Transferee and the pass-through entity does not have actual knowledge that such affidavit is false. (For this purpose, a “pass-through entity” includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives and, except as may be provided in Treasury regulations, Persons holding interests in pass-through entities as a nominee for another Person.)

4.  The Investor has reviewed the provisions of Section 7.02(c) of the Agreement and understands the legal consequences of the acquisition of an Ownership Interest in the Certificates, including, without limitation, the restrictions on subsequent Transfers and the provisions regarding voiding any prohibited Transfers and mandatory sales. The Investor expressly agrees to be bound by, and to abide by, such provisions of the Agreement and the restrictions noted on the face of the Certificates. The Investor understands and agrees that any breach of any of the representations included herein shall render the Transfer of the Certificates to the Investor contemplated hereby null and void. The Investor consents to any amendment of the Agreement that shall be deemed necessary by the Depositor (upon advice of nationally recognized counsel) to constitute a reasonable arrangement to ensure that the Certificates will not be owned directly or indirectly by a Person other than a Permitted Transferee.

5.  The Investor agrees not to Transfer the Certificates, or cause the Transfer of the Certificates by a Person for whom the Investor is acting as nominee, trustee or agent, in each case unless it has received an affidavit and agreement in substantially the same form as this affidavit and agreement containing these same representations and covenants from the subsequent transferee. In connection with any such Transfer by the Investor, the Investor agrees to deliver to the Trustee and the Depositor an affidavit substantially in the form set forth as Exhibit CC to the Agreement to the effect that the Investor has no actual knowledge that the Person to which the Transfer is to be made is not a Permitted Transferee.

6.  The Investor has historically paid its debts as they have come due, intends to pay its debts as they come due in the future, and understands that the taxes associated with holder an ownership interest in the Certificates may exceed the cash flow with respect thereto in some or all periods and intends to pay such taxes as they become due. The Investor does not have the intention, and no purpose of the Transfer of the Certificates to the Investor is, to impede the assessment or collection of any tax legally required to be paid with respect to the Certificates.

7.  The Investor’s U.S. taxpayer identification number is [_____________].

8.  The Investor is a “United States person” within the meaning of Section 7701(a)(30) of the Code (a “United State Person”).

9.  The Investor is aware that the Certificates may be a “noneconomic residual interest” within the meaning of Treasury regulations promulgated under Section 860E of the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer was to impede the assessment or collection of tax.

10.  The Investor will not cause income from the Certificates to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the Investor or any other United States Person.

11.  Check one of the following:

☐ The Transfer of the Certificates complies with U.S. Treasury Regulation Sections 1.860E-1(c)(7) and (8) and, accordingly:

(i)            the present value of the anticipated tax liabilities associated with holding the Certificates does not exceed the sum of:

(a)	the present value of any consideration given to the Investor to acquire such Certificates;

(b)	the present value of the expected future distributions on such Certificates; and

(c)	the present value of the anticipated tax savings associated with holding such Certificates as the related REMIC generates losses; and

(ii)           the Transfer of the Certificates will not result in such Certificates being held, directly or indirectly, by a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the Investor or any other United States Person.

For purposes of the calculation in clause (i) above, (x) the Investor is assumed to pay tax at the highest rate currently specified in Section 11(b)(1) of the Code (but the tax rate in Section 55(b)(1)(B) of the Code may be used in lieu of the highest rate specified in Section 11(b)(1) of the Code if the Investor has been subject to the alternative minimum tax under Section 55 of the Code in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate) and (y) present values are computed using a discount rate equal to the short-term Federal rate prescribed by Section 1274(d) of the Code for the month of the transfer and the compounding period used by the Investor.

The Transfer of the Certificates complies with U.S. Treasury Regulation Sections 1.860E-1(c)(5) and (6) and, accordingly:

(i)	the Investor is an “eligible corporation,” as defined in U.S. Treasury Regulation Section 1.860E-1(c)(6)(i), as to which income from the Certificates will only be taxed in the United States;

(ii)
at the time of the Transfer, and at the close of the Investor’s two fiscal years preceding the fiscal year of the transfer, the Investor had gross assets for financial reporting purposes (excluding any obligation of a “related person” to the Investor within the meaning of U.S. Treasury Regulation Section 1.860E-1(c)(6)(ii) and any other asset the principal purpose of which is to permit the Investor to satisfy the condition of this clause (ii)) in excess of $100 million and net assets in excess of $10 million;

(iii)
the Investor will transfer the Certificates only to another “eligible corporation,” as defined in U.S. Treasury Regulation Section 1.860E-1(c)(6)(i), in a transaction in which the requirements of U.S. Treasury Regulation Sections 1.860E-1(c)(4)(i), (ii) and (iii) and -1(c)(5) are satisfied and, accordingly, the subsequent transferee provides a similar affidavit with this box checked; and

(iv)
the Investor determined the consideration paid to it to acquire the Certificates based on reasonable market assumptions (including, but not limited to, borrowing and investment rates, prepayment and loss assumptions, expense and reinvestment assumptions, tax rates and other factors specific to the Investor) that it has determined in good faith and has concluded that such consideration, together with other assets of the Investor, will be sufficient to cover the taxes associated with the Certificates.

☐ None of the above

IN WITNESS WHEREOF, the Investor has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its [Title of Officer] this ____ day of _________, 20__.

[NAME OF INVESTOR]

By:
Name:	[Name of Officer]
Title:	[Title of Officer]
[Address of Investor for receipt of distributions]

Address of Investor for receipt of tax information:

Personally appeared before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be the [Title of Officer] of the Investor, and acknowledged to me that he/she executed the same as his/her free act and deed and the free act and deed of the Investor.

Subscribed and sworn before me this ___ day of _________, 20___.

NOTARY PUBLIC

COUNTY OF

STATE OF

My commission expires the ___ day of ___________________, 20___.

EXHIBIT D

FORM OF TRANSFEROR CERTIFICATE

______________,200___

Bear Stearns Asset Backed Securities I LLC
383 Madison Avenue
New York, New York 10179

Wells Fargo Bank, National Association
Sixth Street and Marquette Avenue
Minneapolis, MN 55479

Attention: Bear Stearns Asset Backed Securities I Trust 2007-AC3

Re:	Bear Stearns Asset Backed Securities I LLC Asset-Backed Certificates, Series 2007-AC3, Class

Ladies and Gentlemen:

In connection with the sale by ___________ (the “Seller”) to ________ (the “Purchaser”) of $_________ Initial Certificate Principal Balance of Asset-Backed Certificates, Series 2007-AC3, Class _____ (the “Certificates”), issued pursuant to the Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”), dated as of March 1, 2007, among Bear Stearns Asset Backed Securities I LLC, as depositor (the “Depositor”), EMC Mortgage Corporation, as master servicer, seller and company and Wells Fargo Bank, National Association, as trustee (the “Trustee”). The Seller hereby certifies, represents and warrants to, a covenants with, the Depositor and the Trustee that:

Neither the Seller nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) has solicited any offer to buy or to accept a pledge, disposition or other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) has otherwise approached or negotiated with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) has made any general solicitation by means of general advertising or in any other manner, or (e) has taken any other action, that (as to any of (a) through (e) above) would constitute a distribution of the Certificates under the Securities Act of 1933 (the “Act”), that would render the disposition of any Certificate a violation of Section 5 of the Act or any state securities law, or that would require registration or qualification pursuant thereto. The Seller will not act in any manner set forth in the foregoing sentence with respect to any Certificate. The Seller has not and will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of the Pooling and Servicing Agreement.

Very truly yours,

(Seller)

By:
Name:
Title:

EXHIBIT E

FORM OF INVESTMENT LETTER (NON-RULE 144A)

[Date]

[SELLER]

Bear Stearns Asset Backed Securities I LLC
383 Madison Avenue
New York, New York 10179

Wells Fargo Bank, National Association
Sixth Street and Marquette Avenue
Minneapolis, MN 55479

Re:	Bear Stearns Asset Backed Securities I Trust 2007-AC3, Asset-Backed Certificates, Series 2007-AC3 (the “Certificates”), including the Class ___ Certificates (the “Privately Offered Certificates”)

Dear Ladies and Gentlemen:

In connection with our purchase of Privately Offered Certificates, we confirm that:

(i)
we understand that the Privately Offered Certificates are not being registered under the Securities Act of 1933, as amended (the “Act”) or any applicable state securities or “Blue Sky” laws, and are being sold to us in a transaction that is exempt from the registration requirements of such laws;

(ii)
any information we desired concerning the Certificates, including the Privately Offered Certificates, the trust in which the Certificates represent the entire beneficial ownership interest (the “Trust”) or any other matter we deemed relevant to our decision to purchase Privately Offered Certificates has been made available to us;

(iii)
we are able to bear the economic risk of investment in Privately Offered Certificates; we are an institutional “accredited investor” as defined in Section 501(a)(1), (2), (3) or (7) of Regulation D promulgated under the Act and a sophisticated institutional investor;

(iv)
we are acquiring Privately Offered Certificates for our own account, not as nominee for any other person, and not with a present view to any distribution or other disposition of the Privately Offered Certificates;

(v)
we agree the Privately Offered Certificates must be held indefinitely by us (and may not be sold, pledged, hypothecated or in any way disposed of) unless subsequently registered under the Act and any applicable state securities or “Blue Sky” laws or an exemption from the registration requirements of the Act and any applicable state securities or “Blue Sky” laws is available;

(vi)
we agree that in the event that at some future time we wish to dispose of or exchange any of the Privately Offered Certificates (such disposition or exchange not being currently foreseen or contemplated), we will not transfer or exchange any of the Privately Offered Certificates unless:

(A) (1) the sale is to an Eligible Purchaser (as defined below), (2) if required by the Pooling and Servicing Agreement (as defined below) a letter to substantially the same effect as either this letter or, if the Eligible Purchaser is a Qualified Institutional Buyer as defined under Rule 144A of the Act, the Rule 144A and Related Matters Certificate in the form attached to the Pooling and Servicing Agreement (as defined below) (or such other documentation as may be acceptable to the Trustee) is executed promptly by the purchaser and delivered to the addressees hereof and (3) all offers or solicitations in connection with the sale, whether directly or through any agent acting on our behalf, are limited only to Eligible Purchasers and are not made by means of any form of general solicitation or general advertising whatsoever; and

(B) if the Privately Offered Certificate is not registered under the Act (as to which we acknowledge you have no obligation), the Privately Offered Certificate is sold in a transaction that does not require registration under the Act and any applicable state securities or “blue sky” laws and, if Wells Fargo Bank National Association (the “Trustee”) so requests, a satisfactory Opinion of Counsel is furnished to such effect, which Opinion of Counsel shall be an expense of the transferor or the transferee;

(vii)
we agree to be bound by all of the terms (including those relating to restrictions on transfer) of the Pooling and Servicing, pursuant to which the Trust was formed; we have reviewed carefully and understand the terms of the Pooling and Servicing Agreement;

(viii)
we either: (i) are not acquiring the Privately Offered Certificate directly or indirectly by, or on behalf of, an employee benefit plan or other retirement arrangement which is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, and/or section 4975 of the Internal Revenue Code of 1986, as amended, or (ii) in the case of the Privately Offered Certificates, have provided the Opinion of Counsel required by the Agreement, or (iii) in the case of the Class B-4 Certificates, are providing a representation to the effect that the proposed transfer and holding of such Certificate and servicing, management and operation of the Trust and its assets: (I) will not result in any prohibited transaction which is not covered under Prohibited Transaction Class Exemption (“PTCE”) 84-14, PTCE 91-38, PTCE 90-1, PTCE 95-60, PTCE 96-23 and (II) will not give rise to any additional obligations on the part of the Depositor, the Master Servicer or the Trustee.

(ix)              We understand that each of the Privately Offered Certificates bears, and will continue to bear, a legend to substantiate the following effect: THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE ACT AND OTHER APPLICABLE LAWS AND ONLY (1) PURSUANT TO RULE 144A UNDER THE ACT (“RULE 144A”) TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A “QIB”), PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE ACT (IF AVAILABLE) OR (3) IN CERTIFICATED FORM TO AN “INSTITUTIONAL ACCREDITED INVESTOR” WITHIN THE MEANING THEREOF IN RULE 501(a)(1), (2),(3) OR (7) (OR ANY ENTITY IN WHICH ALL OF THE EQUITY HOLDERS COME WITHIN SUCH PARAGRAPHS) OF REGULATION D UNDER THE ACT PURCHASING NOT FOR DISTRIBUTION IN VIOLATION OF THE ACT, SUBJECT TO (A) THE RECEIPT BY THE TRUSTEE OF A LETTER SUBSTANTIALLY IN THE FORM PROVIDED IN THE AGREEMENT AND (B) THE RECEIPT BY THE TRUSTEE OF AN OPINION OF COUNSEL AS TO COMPLIANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES. [In the case of the Class B-4 Certificates]: THIS CERTIFICATE MAY NOT BE ACQUIRED DIRECTLY OR INDIRECTLY BY, OR ON BEHALF OF, AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT WHICH IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, UNLESS THE TRANSFEREE CERTIFIES OR REPRESENTS THAT THE PROPOSED TRANSFER AND HOLDING OF A CERTIFICATE AND THE SERVICING, MANAGEMENT AND OPERATION OF THE TRUST AND ITS ASSETS: (I) WILL NOT RESULT IN ANY PROHIBITED TRANSACTION WHICH IS NOT COVERED UNDER AN INDIVIDUAL OR CLASS PROHIBITED TRANSACTION EXEMPTION, INCLUDING, BUT NOT LIMITED TO, PROHIBITED TRANSACTION CLASS EXEMPTION (“PTCE”) 84-14, PTCE 91-38, PTCE 90-1, PTCE 95-60 OR PTCE 96-23 AND (II) WILL NOT GIVE RISE TO ANY ADDITIONAL OBLIGATIONS ON THE PART OF THE DEPOSITOR, THE MASTER SERVICER OR THE TRUSTEE, WHICH WILL BE DEEMED REPRESENTED BY AN OWNER OF A BOOK-ENTRY CERTIFICATE OR A GLOBAL CERTIFICATE, OR PROVIDES AN OPINION OF COUNSEL TO SUCH EFFECT. [In the case of the Class P, Class C, Class R-1, Class R-2, Class R-3 and Class RX Certificates]: NO TRANSFER OF THIS CERTIFICATE SHALL BE MADE TO ANY PERSON, UNLESS THE TRANSFEREE PROVIDES EITHER (I) A CERTIFICATION PURSUANT TO SECTION 7.02(b) OF THE AGREEMENT OR (II) AN OPINION OF COUNSEL PURSUANT TO 7.02(b) OF THE AGREEMENT, SATISFACTORY TO THE TRUSTEE THAT THE PURCHASE AND HOLDING OF THIS CERTIFICATE ARE PERMISSIBLE UNDER APPLICABLE LAW, WILL NOT CONSTITUTE OR RESULT IN ANY NON-EXEMPT PROHIBITED TRANSACTIONS UNDER SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”) OR SECTION 4975 OF THE CODE AND WILL NOT SUBJECT THE TRUSTEE, MASTER SERVICER OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT.

“Eligible Purchaser” means a corporation, partnership or other entity which we have reasonable grounds to believe and do believe (i) can make representations with respect to itself to substantially the same effect as the representations set forth herein, and (ii) is either a Qualified Institutional Buyer as defined under Rule 144A of the Act or an institutional “Accredited Investor” as defined under Rule 501 of the Act.

Terms not otherwise defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement, dated as of March 1, 2007 (the “Pooling and Servicing Agreement”), among Bear Stearns Asset Backed Securities I LLC, as depositor, Wells Fargo Bank, National Association, as trustee, and EMC Mortgage Corporation, as master servicer, seller and company.

If the Purchaser proposes that its Certificates be registered in the name of a nominee on its behalf, the Purchaser has identified such nominee below, and has caused such nominee to complete the Nominee Acknowledgment at the end of this letter.

Name of Nominee (if any): ________________

IN WITNESS WHEREOF, this document has been executed by the undersigned who is duly authorized to do so on behalf of the undersigned Eligible Purchaser on the ___ day of ________, 20___.

Very truly yours,

[PURCHASER]

By:
(Authorized Officer)

[By:
Attorney-in-fact]

Nominee Acknowledgment

The undersigned hereby acknowledges and agrees that as to the Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Purchaser identified above, for whom the undersigned is acting as nominee.

[NAME OF NOMINEE]

By:
(Authorized Officer)

[By:
Attorney-in-fact]

EXHIBIT F

FORM OF RULE 144A AND RELATED MATTERS CERTIFICATE

[SELLER]

Bear Stearns Asset Backed Securities I LLC
383 Madison Avenue
New York, New York 10179

Wells Fargo Bank, National Association
Sixth Street and Marquette Avenue
Minneapolis, MN 55479

Re:	Bear Stearns Asset Backed Securities I Trust 2007-AC3, Asset-Backed Certificates, Series 2007-AC3 (the “Certificates”), including the Class ___ Certificates (the “Privately Offered Certificates”)

Dear Ladies and Gentlemen:

In connection with our purchase of Privately Offered Certificates, the undersigned certifies to each of the parties to whom this letter is addressed that it is a qualified institutional buyer (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Act”)) as follows:

1.
It owned and/or invested on a discretionary basis eligible securities (excluding affiliate’s securities, bank deposit notes and CD’s, loan participations, repurchase agreements, securities owned but subject to a repurchase agreement and swaps), as described below:

Date: ______________, 20__ (must be on or after the close of its most recent fiscal year)

Amount: $ _____________________; and

2.	The dollar amount set forth above is:

a.	greater than $100 million and the undersigned is one of the following entities:

(x)	[_]	an insurance company as defined in Section 2(13) of the Act[1] ; or

(y)	[_]	an investment company registered under the Investment Company Act or any business development company as defined in Section 2(a)(48) of the Investment Company Act of 1940; or

(z)	[_]	a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; or

(aa)	[_]
a plan (i) established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, the laws of which permit the purchase of securities of this type, for the benefit of its employees and (ii) the governing investment guidelines of which permit the purchase of securities of this type; or

(bb)	[_]	a business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940; or

(cc)	[_]
a corporation (other than a U.S. bank, savings and loan association or equivalent foreign institution), partnership, Massachusetts or similar business trust, or an organization described in Section 501(c)(3) of the Internal Revenue Code; or

(dd)	[_]	a U.S. bank, savings and loan association or equivalent foreign institution, which has an audited net worth of at least $25 million as demonstrated in its latest annual financial statements; or

(ee)	[_]	an investment adviser registered under the Investment Advisers Act; or

b.	[_]	greater than $10 million, and the undersigned is a broker-dealer registered with the SEC; or

c.	[_]
less than $ 10 million, and the undersigned is a broker-dealer registered with the SEC and will only purchase Rule 144A securities in transactions in which it acts as a riskless principal (as defined in Rule 144A); or

d.	[_]
less than $100 million, and the undersigned is an investment company registered under the Investment Company Act of 1940, which, together with one or more registered investment companies having the same or an affiliated investment adviser, owns at least $100 million of eligible securities; or

e.	[_]	less than $100 million, and the undersigned is an entity, all the equity owners of which are qualified institutional buyers.

The undersigned further certifies that it is purchasing a Privately Offered Certificate for its own account or for the account of others that independently qualify as “Qualified Institutional Buyers” as defined in Rule 144A. It is aware that the sale of the Privately Offered Certificates is being made in reliance on its continued compliance with Rule 144A. It is aware that the transferor may rely on the exemption from the provisions of Section 5 of the Act provided by Rule 144A. The undersigned understands that the Privately Offered Certificates may be resold, pledged or transferred only to (i) a person reasonably believed to be a Qualified Institutional Buyer that purchases for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the resale, pledge or transfer is being made in reliance in Rule 144A, or (ii) an institutional “accredited investor,” as such term is defined under Rule 501 of the Act in a transaction that otherwise does not constitute a public offering.

The undersigned agrees that if at some future time it wishes to dispose of or exchange any of the Privately Offered Certificates, it will not transfer or exchange any of the Privately Offered Certificates to a Qualified Institutional Buyer without first obtaining a Rule 144A and Related Matters Certificate in the form hereof from the transferee and delivering such certificate to the addressees hereof. Prior to making any transfer of Privately Offered Certificates, if the proposed Transferee is an institutional “accredited investor,” the transferor shall obtain from the transferee and deliver to the addressees hereof an Investment Letter in the form attached to the Pooling and Servicing Agreement, dated as of March 1, 2007, among Bear Stearns Asset Backed Securities I LLC, as depositor, Wells Fargo Bank, National Association, as trustee and EMC Mortgage Corporation, as master servicer, seller and company, pursuant to which the Certificates were issued.

The undersigned certifies that it either: (i) is not acquiring the Privately Offered Certificate directly or indirectly by, or on behalf of, an employee benefit plan or other retirement arrangement which is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, and/or section 4975 of the Internal Revenue Code of 1986, as amended, or (ii) in the case of the Privately Offered Certificates, has provided the Opinion of Counsel required by the Agreement, or (iii) in the case of the Class B-4 Certificates, are providing a representation to the effect that the proposed transfer and holding of such Certificate and servicing, management and operation of the Trust and its assets: (I) will not result in any prohibited transaction which is not covered under Prohibited Transaction Class Exemption (“PTCE”) 84-14, PTCE 91-38, PTCE 90-1, PTCE 95-60, PTCE 96-23 and (II) will not give rise to any additional obligations on the part of the Depositor, the Master Servicer or the Trustee.

If the Purchaser proposes that its Certificates be registered in the name of a nominee on its behalf, the Purchaser has identified such nominee below, and has caused such nominee to complete the Nominee Acknowledgment at the end of this letter.

__________________
[1]
A purchase by an insurance company for one or more of its separate accounts, as defined by Section 2(a)(37) of the Investment Company Act of 1940, which are neither registered nor required to be registered thereunder, shall be deemed to be a purchase for the account of such insurance company.

Name of Nominee (if any):

IN WITNESS WHEREOF, this document has been executed by the undersigned who is duly authorized to do so on behalf of the undersigned Eligible Purchaser on the ____ day of ___________, 20___.

Very truly yours,

[PURCHASER]

By:
(Authorized Officer)

[By:
Attorney-in-fact]

Nominee Acknowledgment

The undersigned hereby acknowledges and agrees that as to the Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Purchaser identified above, for whom the undersigned is acting as nominee.

[NAME OF NOMINEE]

By:
(Authorized Officer)

[By:
Attorney-in-fact]

EXHIBIT G

FORM OF REQUEST FOR RELEASE

To:         Wells Fargo Bank, National Association
1015 10th Avenue S.E.
Minneapolis, Minnesota 55414-0031

Re:
Custodial Agreement, dated as of March 30, 2007, among Bear Stearns Asset Backed Securities I LLC, as Depositor, EMC Mortgage Corporation, as master servicer, seller and company and Wells Fargo Bank, National Association, as custodian and trustee

In connection with the administration of the Mortgage Loans held by you pursuant to the above-captioned Custodial Agreement, we request the release, and hereby acknowledge receipt, of the Mortgage File for the Mortgage Loan described below, for the reason indicated.

Mortgage Loan Number:

Mortgagor Name, Address & Zip Code:

Reason for Requesting Documents (check one):

_____	1.	Mortgage Paid in Full and proceeds have been deposited into the Custodial Account

_____	2.	Foreclosure

_____	3.	Substitution

_____	4.	Other Liquidation

_____	5.	Nonliquidation	Reason:________________________

_____	6.	California Mortgage Loan paid in full

By:
(authorized signer)

Issuer:
Address:
Date:

EXHIBIT H

DTC LETTER OF REPRESENTATIONS

[Provided upon Request]

EXHIBIT I

SCHEDULE OF MORTGAGE LOANS WITH LOST NOTES

[Provided upon Request]

EXHIBIT J

FORM OF CUSTODIAL AGREEMENT

THIS CUSTODIAL AGREEMENT (as amended and supplemented from time to time, the “Agreement”), dated as of March 30, 2007, by and among BEAR STEARNS ASSET BACKED SECURITIES I LLC, as depositor under the Pooling and Servicing Agreement defined below (together with any successor in interest, the “Depositor”), EMC MORTGAGE CORPORATION, as seller (the “Seller”), as master servicer (together with any successor in interest or successor under the Pooling and Servicing Agreement referred to below, the “Master Servicer”) and company (together with any successor in interest or successor under the Pooling and Servicing Agreement referred to below, the “Company”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, as trustee (including its successors under the Pooling and Servicing Agreement referred to below, the “Trustee”) and custodian (together with any successor in interest or any successor appointed hereunder, the “Custodian”).

WITNESSETH THAT:

WHEREAS, the Depositor, the Seller, the Master Servicer and the Trustee have entered into a Pooling and Servicing Agreement, dated as of March 1, 2007, relating to the issuance of Bear Stearns Asset Backed Securities I Trust 2007-AC3, Asset-Backed Certificates, Series 2007-AC3 (as in effect on the date of this Agreement, the “Original Pooling and Servicing Agreement,” and as amended and supplemented from time to time, the “Pooling and Servicing Agreement”); and

WHEREAS, the Custodian has agreed to act as agent for the Trustee for the purposes of receiving and holding certain documents and other instruments delivered by the Depositor, the Seller or the Master Servicer under the Pooling and Servicing Agreement and the Servicers under their respective Servicing Agreements, all upon the terms and conditions and subject to the limitations hereinafter set forth;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the Trustee, the Depositor, the Seller, the Master Servicer and the Custodian hereby agree as follows:

ARTICLE I.
DEFINITIONS

Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned in the Original Pooling and Servicing Agreement, unless otherwise required by the context herein.

ARTICLE II.
CUSTODY OF MORTGAGE DOCUMENTS

Section 2.1. Custodian to Act as Agent: Acceptance of Mortgage Files. The Custodian, as the duly appointed custodial agent of the Trustee for these purposes, acknowledges (subject to any exceptions noted in the Initial Certification referred to in Section 2.3(a)) receipt of the Mortgage Files relating to the Mortgage Loans identified on the schedule attached hereto (the “Mortgage Files”) and declares that it holds and will hold such Mortgage Files as agent for the Trustee, in trust, for the use and benefit of all present and future Certificateholders.

Section 2.2. Recordation of Assignments. If any Mortgage File includes one or more assignments of Mortgage that have not been recorded pursuant to the provisions of Section 2.01 of the Pooling and Servicing Agreement and the related Mortgage Loan is not a MOM Loan or the related Mortgaged Properties are located in jurisdictions specifically excluded by the Opinion of Counsel delivered to the Trustee pursuant to Section 2.01 of the Pooling and Servicing Agreement, each such assignment shall be delivered by the Custodian to the Seller for the purpose of recording it in the appropriate public office for real property records, and the Seller, at no expense to the Custodian, shall promptly cause to be recorded in the appropriate public office for real property records each such assignment of Mortgage and, upon receipt thereof from such public office, shall return each such assignment of Mortgage to the Custodian.

Section 2.3. Review of Mortgage Files.

(a) On or prior to the Closing Date, in accordance with Section 2.02 of the Pooling and Servicing Agreement, the Custodian shall deliver to the Seller and the Trustee an Initial Certification in the form annexed hereto as Exhibit One evidencing receipt (subject to any exceptions noted therein) of a Mortgage File for each of the Mortgage Loans listed on the Schedule attached hereto (the “Mortgage Loan Schedule”).

(b) Within 90 days of the Closing Date, the Custodian agrees, for the benefit of Certificateholders, to review, in accordance with the provisions of Section 2.02 of the Pooling and Servicing Agreement, each such document, and shall deliver to the Seller and the Trustee, an Interim Certification in the form annexed hereto as Exhibit Two to the effect that all such documents have been executed and received and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule, except for any exceptions listed on Schedule A attached to such Interim Certification. The Custodian shall be under no duty or obligation to inspect, review or examine said documents, instruments, certificates or other papers to determine that the same are genuine, enforceable, or appropriate for the represented purpose or that they have actually been recorded or that they are other than what they purport to be on their face.

(c) Not later than 180 days after the Closing Date, the Custodian shall review the Mortgage Files as provided in Section 2.02 of the Pooling and Servicing Agreement and deliver to the Seller and the Trustee a Final Certification in the form annexed hereto as Exhibit Three evidencing the completeness of the Mortgage Files.

(d) In reviewing the Mortgage Files as provided herein and in the Pooling and Servicing Agreement, the Custodian shall make no representation as to and shall not be responsible to verify (i) the validity, legality, enforceability, due authorization, recordability, sufficiency or genuineness of any of the documents included in any Mortgage File or (ii) the collectability, insurability, effectiveness or suitability of any of the documents in any Mortgage File.

Upon receipt of written request from the Trustee, the Custodian shall as soon as practicable supply the Trustee with a list of all of the documents relating to the Mortgage Loans missing from the Mortgage Files.

Section 2.4. Notification of Breaches of Representations and Warranties. Upon discovery by the Custodian of a breach of any representation or warranty made by the Depositor as set forth in the Pooling and Servicing Agreement with respect to a Mortgage Loan relating to a Mortgage File, the Custodian shall give prompt written notice to the Depositor, the related Servicer and the Trustee.

Section 2.5. Custodian to Cooperate: Release of Mortgage Files. Upon receipt of written notice from the Trustee that the Seller has repurchased a Mortgage Loan pursuant to Article II of the Pooling and Servicing Agreement, and a request for release (a “Request for Release”) confirming that the purchase price therefor has been deposited in the Master Servicer Collection Account or the Distribution Account, then the Custodian agrees to promptly release to the Seller the related Mortgage File.

Upon the Custodian’s receipt of a Request for Release substantially in the form of Exhibit G to the Pooling and Servicing Agreement signed by a Servicing Officer of a Servicer, stating that it has received payment in full of a Mortgage Loan or that payment in full will be escrowed in a manner customary for such purposes, the Custodian agrees promptly to release to the Servicer, the related Mortgage File. The Depositor shall deliver to the Custodian and the Custodian agrees to review in accordance with the provisions of their Agreement the Mortgage Note and other documents constituting the Mortgage File with respect to any Replacement Mortgage Loan.

From time to time as is appropriate for the servicing or foreclosure of any Mortgage Loan, including, for this purpose, collection under any Primary Insurance Policy or PMI Policy, the Company or the related Servicer, as applicable, shall deliver to the Custodian a Request for Release signed by a Servicing Officer requesting that possession of all of the Mortgage File be released to the Company or the related Servicer, as applicable, and certifying as to the reason for such release and that such release will not invalidate any insurance coverage provided in respect of the Mortgage Loan under any of the Insurance Policies. Upon receipt of the foregoing, the Custodian shall deliver the Mortgage File to the Company or the related Servicer, as applicable. The Company or the related Servicer, as applicable, shall cause each Mortgage File or any document therein so released to be returned to the Custodian when the need therefore by the Company or the related Servicer, as applicable, no longer exists, unless (i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Master Servicer Collection Account or the Distribution Account or (ii) the Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Company or the related Servicer, as applicable, has delivered to the Custodian a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery.

At any time that the Company or the related Servicer is required to deliver to the Custodian a Request for Release, the Company or the related Servicer, as applicable, shall deliver two copies of the Request for Release if delivered in hard copy or the Company or the related Servicer, as applicable, may furnish such Request for Release electronically to the Custodian, in which event the Servicing Officer transmitting the same shall be deemed to have signed the Request for Release. In connection with any Request for Release of a Mortgage File because of a repurchase of a Mortgage Loan, such Request for Release shall be accompanied by an assignment of mortgage, without recourse, representation or warranty from the Trustee to the Seller (unless such Mortgage Loan is a MOM Loan) and the related Mortgage Note shall be endorsed without recourse, representation or warranty by the Trustee (unless such Mortgage Loans is registered on the MERS System) and be returned to the Seller. In connection with any Request for Release of a Mortgage File because of the payment in full of a Mortgage Loan, such Request for Release shall be accompanied by a certificate of satisfaction or other similar instrument to be executed by or on behalf of the Trustee and returned to the Company or the related Servicer, as applicable.

Section 2.6. Assumption Agreements. In the event that any assumption agreement, substitution of liability agreement or sale of servicing agreement is entered into with respect to any Mortgage Loan subject to this Agreement in accordance with the terms and provisions of the Pooling and Servicing Agreement, the Master Servicer, to the extent provided in the Pooling and Servicing Agreement or the related Servicing Agreement, shall cause the Company or the related Servicer, as applicable, to notify the Custodian that such assumption or substitution agreement has been completed by forwarding to the Custodian the original of such assumption or substitution agreement, which shall be added to the related Mortgage File and, for all purposes, shall be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting parts thereof.

ARTICLE III.
CONCERNING THE CUSTODIAN

Section 3.1. Custodian a Bailee and Agent of the Trustee. With respect to each Mortgage Note, Mortgage and other documents constituting each Mortgage File which are delivered to the Custodian, the Custodian is exclusively the bailee and custodial agent of the Trustee and has no instructions to hold any Mortgage Note or Mortgage for the benefit of any person other than the Trustee and the Certificateholders and undertakes to perform such duties and only such duties as are specifically set forth in this Agreement and in the Pooling and Servicing Agreement. Except upon compliance with the provisions of Section 2.5 of this Agreement, no Mortgage Note, Mortgage or Mortgage File shall be delivered by the Custodian to the Company, the Depositor, any Servicer or the Master Servicer or otherwise released from the possession of the Custodian.

Section 3.2. Custodian May Own Certificates. The Custodian in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Custodian.

Section 3.3. Trustee to Pay Custodian’s Fees and Expenses. The Trustee covenants and agrees to pay to the Custodian from time to time a fee as agreed upon by such parties as reasonable compensation for all services rendered by it in the exercise and performance of any of the powers and duties hereunder of the Custodian. Upon its request, the Custodian shall be paid or reimbursed from the Trust Fund for all reasonable expenses, disbursements and advances incurred or made by the Custodian in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ), except any such expense, disbursement or advance as may arise from the Custodian’s negligence or bad faith or to the extent that such cost or expense is indemnified by the Depositor pursuant to the Pooling and Servicing Agreement.

Section 3.4. Custodian May Resign; Trustee May Remove Custodian. The Custodian may resign from the obligations and duties hereby imposed upon it as such obligations and duties relate to its acting as Custodian of the Mortgage Loans. Upon receiving such written notice of resignation, the Trustee shall either take custody of the Mortgage Files itself and give prompt written notice thereof to the Depositor, the Master Servicer and the Custodian, or promptly appoint a successor Custodian by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Custodian and one copy to the successor Custodian. If the Trustee shall not have taken custody of the Mortgage Files and no successor Custodian shall have been so appointed and have accepted appointment within 30 days after the giving of such written notice of resignation, the resigning Custodian may petition any court of competent jurisdiction for the appointment of a successor Custodian.

The Trustee may remove the Custodian at any time upon 60 days prior written notice to Custodian. In such event, the Trustee shall appoint, or petition a court of competent jurisdiction to appoint, a successor Custodian hereunder. Any successor Custodian shall be a depository institution subject to supervision or examination by federal or state authority shall be able to satisfy the other requirements contained in Section 3.6 and shall be unaffiliated with the Servicers, the Company and the Depositor.

Any resignation or removal of the Custodian and appointment of a successor Custodian pursuant to any of the provisions of this Section 3.4 shall become effective upon acceptance of appointment by the successor Custodian. The Trustee shall give prompt notice to the Depositor and the Master Servicer of the appointment of any successor Custodian. No successor Custodian shall be appointed by the Trustee without the prior approval of the Depositor and the Master Servicer.

Section 3.5. Merger or Consolidation of Custodian. Any Person into which the Custodian may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Custodian shall be a party, or any Person succeeding to the business of the Custodian, shall be the successor of the Custodian hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

Section 3.6. Representations of the Custodian. The Custodian hereby represents that it is a depository institution subject to supervision or examination by a federal or state authority, has a combined capital and surplus of at least $15,000,000 and is qualified to do business in the jurisdictions in which it will hold any Mortgage File.

ARTICLE IV.
COMPLIANCE WITH REGULATION AB

Section 4.1. Intent of the parties; Reasonableness. The parties hereto acknowledge and agree that the purpose of this Article IV is to facilitate compliance by the Depositor with the provisions of Regulation AB and related rules and regulations of the Commission. The Depositor shall not exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the Securities Act, the Exchange Act and the rules and regulations of the Commission under the Securities Act and the Exchange Act. Each of the parties hereto acknowledges that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the mortgage-backed securities markets, advice of counsel, or otherwise, and agrees to comply with requests made by the Depositor in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB to the extent reasonably practicable. The Custodian shall cooperate reasonably with the Depositor to deliver to the Depositor (including any of its assignees or designees), any and all disclosure, statements, reports, certifications, records and any other information necessary in the reasonable, good faith determination of the Depositor to permit the Depositor to comply with the provisions of Regulation AB.

Section 4.2. Additional Representations and Warranties of the Custodian.

(a) [Reserved];

(b) The Custodian shall be deemed to represent to the Depositor as of the date hereof and on each date on which information is provided to the Depositor under Section 4.3 that, except as disclosed in writing to the Depositor prior to such date: (i) there are no aspects of its financial condition that could have a material adverse effect on the performance by it of its custodial obligations under this Agreement or any other Securitization Transaction as to which it is the custodian; (ii) there are no material legal or governmental proceedings pending (or known to be contemplated) against it; and (iii) there are no affiliations, relationships or transactions relating to the Custodian with respect to the Depositor or any sponsor, issuing entity, servicer, trustee, originator, significant obligor, enhancement or support provider or other material transaction party (as such terms are used in Regulation AB) relating to the Securitization Transaction contemplated by the Agreement, as identified by the Depositor to the Custodian in writing as of the Closing Date (each, a "Transaction Party").

(c) If so requested by the Depositor on any date following the Closing Date, the Custodian shall, within five Business Days following such request, confirm in writing the accuracy of the representations and warranties set forth in paragraph (a) of this Section or, if any such representation and warranty is not accurate as of the date of such confirmation, provide reasonably adequate disclosure of the pertinent facts, in writing, to the requesting party. Any such request from the Depositor shall not be given more than once each calendar quarter, unless the Depositor shall have a reasonable basis for a determination that any of the representations and warranties may not be accurate.

Section 4.3. Additional Information to Be Provided by the Custodian. For so long as the Certificates are outstanding, for the purpose of satisfying the Depositor 's reporting obligation under the Exchange Act with respect to any class of Certificates, the Custodian shall (a) notify the Depositor in writing of any material litigation or governmental proceedings pending against the Custodian that would be material to Certificateholders, and (b) provide to the Depositor a written description of such proceedings. Any notices and descriptions required under this Section 4.3 shall be given no later than five Business Days prior to the Determination Date following the month in which the Custodian has knowledge of the occurrence of the relevant event. As of the date the Depositor or Master Servicer files each Report on Form 10-D or Form 10-K with respect to the Certificates, the Custodian will be deemed to represent that any information previously provided under this Section 4.3, if any, is materially correct and does not have any material omissions unless the Custodian has provided an update to such information.

Section 4.4. Report on Assessment of Compliance and Attestation. On or before March 15 of each calendar year beginning in 2008, the Custodian shall:

(a) deliver to the Master Servicer, the Depositor and the Trustee a report regarding the Custodian’s assessment of compliance with the Servicing Criteria during the preceding calendar year, as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB. The Assessment of Compliance, as set forth in Regulation AB, must contain (i) a statement by such officer of its responsibility for assessing compliance with the Servicing Criteria applicable to the Custodian, (ii) a statement by such officer that the Custodian used the Servicing Criteria attached as Exhibit Four hereto, and which will also be attached to the Assessment of Compliance, to assess compliance with the Servicing Criteria applicable to the Custodian, (iii) an assessment by such officer of the Custodian’s compliance with the applicable Servicing Criteria for the period consisting of the preceding calendar year, including disclosure of any material instance of noncompliance with respect thereto during such period, which assessment shall be based on the activities the Custodian performs with respect to asset-backed securities transactions taken as a whole involving the Custodian, that are backed by the same asset type as the Mortgage Loans, (iv) a statement that a registered public accounting firm has issued an attestation report on the Custodian’s Assessment of Compliance for the period consisting of the preceding calendar year, and (v) a statement as to which of the Servicing Criteria, if any, are not applicable to the Custodian, which statement shall be based on the activities the Custodian performs with respect to asset-backed securities transactions taken as a whole involving the Custodian, that are backed by the same asset type as the Mortgage Loans. Such report at a minimum shall address each of the Servicing Criteria identified and marked on Exhibit Four attached hereto as being applicable to the Custodian; and

(b) deliver to the Master Servicer, the Depositor and the Trustee a report by a registered public accounting firm that attests to, and reports on, the Assessment of Compliance made by the Custodian, as required by Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122(b) of Regulation AB, which Attestation Report must be made in accordance with standards for attestation reports issued or adopted by the Public Company Accounting Oversight Board.

(c) Notwithstanding the foregoing, an Assessment of Compliance is not required to be delivered by the Custodian unless it is required as part of a Form 10-K with respect to the Trust Fund.

(d) In the event the Custodian is terminated under, or resigns pursuant to, the terms of this Agreement, the Custodian shall provide an Assessment of Compliance and cause to be provided an Attestation Report pursuant to this Section 4.4 notwithstanding any such termination or resignation.

Section 4.5. Indemnification; Remedies.

The Custodian shall indemnify the Depositor, each affiliate of the Depositor, the Seller and each broker dealer acting as underwriter, placement agent or initial purchaser of the Certificates or each Person who controls any of such parties (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act); and the respective present and former directors, officers, employees and agents of each of the foregoing, and shall hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon:

(i) (A) any untrue statement of a material fact contained or alleged to be contained in any information, report, certification, accountants’ attestation or other material provided under this Article IV by or on behalf of the Custodian (collectively, the “Custodian Information”), or (B) the omission or alleged omission to state in the Custodian Information a material fact required to be stated in the Custodian Information or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or

(ii) any failure by the Custodian to deliver any information, report, certification, accountants’ attestation or other material when and as required under this Article IV.

(iii) the negligence, bad faith or willful misconduct of the Custodian in the performance of its obligations under this Article IV.

(b) In the case of any failure of performance described in clause (ii) of Section 4.5(a), the Custodian shall promptly reimburse the Depositor for all costs reasonably incurred by the Depositor in order to obtain the information, report, certification, accountants’ letter or other material not delivered as required by the Custodian.

(c) In no event shall the Custodian or its directors, officers, and employees be liable for any special, indirect or consequential damages from any action taken or omitted to be taken by it or them hereunder or in connection herewith even if advised of the possibility of such damages.

This indemnification shall survive the termination of this Agreement or the termination of the Custodian.

ARTICLE V.
MISCELLANEOUS PROVISIONS

Section 5.1. Notices. All notices, requests, consents and demands and other communications required under this Agreement or pursuant to any other instrument or document delivered hereunder shall be in writing and, unless otherwise specifically provided, may be delivered personally, by telegram or telex, or by registered or certified mail, postage prepaid, return receipt requested, at the addresses specified on the signature page hereof (unless changed by the particular party whose address is stated herein by similar notice in writing), in which case the notice will be deemed delivered when received.

Section 5.2. [Reserved].

Section 5.3. Amendments. No modification or amendment of or supplement to this Agreement shall be valid or effective unless the same is in writing and signed by all parties hereto.  The Trustee shall give prompt notice to the Custodian of any amendment or supplement to the Pooling and Servicing Agreement and furnish the Custodian with written copies thereof.

Section 5.4. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

Section 5.5. Recordation of Agreement. To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Depositor and at the Trust’s expense, but only upon direction accompanied by an Opinion of Counsel reasonably satisfactory to the Depositor to the effect that the failure to effect such recordation is likely to materially and adversely affect the interests of the Certificateholders.

For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

Section 5.6. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the holders thereof.

[Signature Page Follows]

IN WITNESS WHEREOF, this Agreement is executed as of the date first above written.

Address:	BEAR STEARNS ASSET BACKED SECURITIES I LLC

383 Madison Avenue
New York, New York 10179
By:___________________________________
Name:
Title:

Address:	EMC MORTGAGE CORPORATION, as Master Servicer and Seller
2780 Lake Vista Drive,
Lewisville, Texas 75067
Facsimile: (214) 626-4889	By:____________________________________
Attention: Michelle Viner	Name:
Title:

Address:	WELLS FARGO BANK, NATIONAL ASSOCIATION,
9062 Old Annapolis Road	as Trustee
Columbia, Maryland 21045
By:____________________________________
Name:
Title:

Address:	WELLS FARGO BANK, NATIONAL ASSOCIATION,
1015 10th Avenue S.E.	as Custodian
Minneapolis, Minnesota 55414-0031
By:_____________________________________
Name:
Title:

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF NEW YORK	)

On the 30th day of March 2007 before me, a notary public in and for said State, personally appeared __________________________, known to me to be a(n) __________________________ of Bear Stearns Asset Backed Securities I LLC, and also known to me to be the person who executed the within instrument on behalf of said party, and acknowledged to me that such party executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

[SEAL]

STATE OF TEXAS	)
	)	ss.:
COUNTY OF DALLAS	)

On the 30th day of March 2007 before me, a notary public in and for said State, personally appeared __________________________, known to me to be an authorized representative of EMC Mortgage Corporation, one of the parties that executed the within instrument, and also known to me to be the person who executed the within instrument on behalf of said party, and acknowledged to me that such party executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

[Notarial Seal]

STATE OF MARYLAND	)
	)	ss.:
COUNTY OF HOWARD	)

On the 30th day of March 2007 before me, a notary public in and for said State, personally appeared __________________________, known to me to be a(n) __________________________ of Wells Fargo Bank, National Association, a national banking association, one of the parties that executed the within instrument, and also known to me to be the person who executed it on behalf of said party, and acknowledged to me that such party executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

[Notarial Seal]

STATE OF MINNESOTA	)
	)	ss.:
COUNTY OF HENNEPIN

On the 30th day of March 2007 before me, a notary public in and for said State, personally appeared __________________________, known to me to be a(n) __________________________ of Wells Fargo Bank, National Association, a national banking association, one of the parties that executed the within instrument, and also known to me to be the person who executed it on behalf of said party, and acknowledged to me that such party executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

[Notarial Seal]

EXHIBIT ONE

FORM OF CUSTODIAN INITIAL CERTIFICATION

March 30, 2007

Wells Fargo Bank, National Association 9062 Old Annapolis Road Columbia, Maryland 21045	With a copy to: EMC Mortgage Corporation 2780 Lake Vista Drive Lewisville, TX 75067 Attention: Michelle Viner Facsimile: (214) 626-4889

EMC Mortgage Corporation 2780 Lake Vista Drive Lewisville, TX 75067 Attention: Janan Weeks Facsimile: (214) 626-3704

Attention: Bear Stearns Asset Backed Securities I LLC, Series 2007-AC3

Re:          Custodial Agreement, dated as of March 30, 2007, by and among Wells Fargo Bank, National Association, Bear Stearns Asset Backed Securities I LLC and EMC Mortgage Corporation relating to Bear Stearns Asset Backed Securities I Trust 2007-AC3, Asset-Backed Certificates,
Series 2007-AC3

Ladies and Gentlemen:

In accordance with Section 2.3(a) of the above-captioned Custodial Agreement, and subject to Section 2.02(a) of the Pooling and Servicing Agreement, the undersigned, as Custodian, hereby certifies that it has received a Mortgage File (which contains an original Mortgage Note or lost note affidavit) to the extent required in Section 2.01 of the Pooling and Servicing Agreement with respect to each Mortgage Loan listed in the Mortgage Loan Schedule, with any exceptions listed on Schedule A attached hereto.

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Custodial Agreement.

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:
Name:
Title:

SCHEDULE A

(Please See Tab #[__])

EXHIBIT TWO

FORM OF CUSTODIAN INTERIM CERTIFICATION

[DATE]

Wells Fargo Bank, National Association 9062 Old Annapolis Road Columbia, Maryland 21045	With a copy to: EMC Mortgage Corporation 2780 Lake Vista Drive Lewisville, TX 75067 Attention: Michelle Viner Facsimile: (214) 626-4889
EMC Mortgage Corporation 2780 Lake Vista Drive Lewisville, TX 75067 Attention: Janan Weeks Facsimile: (214) 626-3704

Attention: Bear Stearns Asset Backed Securities I LLC, Series 2007-AC3

Re:          Custodial Agreement, dated as of March 30, 2007, by and among Wells Fargo Bank, National Association, Bear Stearns Asset Backed Securities I LLC and EMC Mortgage Corporation relating to Bear Stearns Asset Backed Securities I Trust 2007-AC3, Asset-Backed Certificates,
Series 2007-AC3

Ladies and Gentlemen:

In accordance with Section 2.3(b) of the above-captioned Custodial Agreement and subject to Section 2.02(a) of the Pooling and Servicing Agreement, the undersigned, as Custodian, hereby certifies that it has received a Mortgage File to the extent required pursuant to Section 2.01 of the Pooling and Servicing Agreement with respect to each Mortgage Loan listed in the Mortgage Loan Schedule, and it has reviewed the Mortgage File and the Mortgage Loan Schedule and has determined that: all required documents have been executed and received and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule, with any exceptions listed on Schedule A attached hereto.

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Custodial Agreement.

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:
Name:
Title:

SCHEDULE A

(PROVIDED UPON REQUEST)

EXHIBIT THREE

FORM OF CUSTODIAN FINAL CERTIFICATION

[DATE]

Wells Fargo Bank, National Association 9062 Old Annapolis Road Columbia, Maryland 21045	With a copy to: EMC Mortgage Corporation 2780 Lake Vista Drive Lewisville, TX 75067 Attention: Michelle Viner Facsimile: (214) 626-4889
EMC Mortgage Corporation 2780 Lake Vista Drive Lewisville, TX 75067 Attention: Janan Weeks Facsimile: (214) 626-3704

Attention: Bear Stearns Asset Backed Securities I LLC, Series 2007-AC3

Re:
Custodial Agreement, dated as of March 30, 2007, by and among Wells Fargo Bank, National Association, Bear Stearns Asset Backed Securities I LLC and EMC Mortgage Corporation relating to Bear Stearns Asset Backed Securities I Trust 2007-AC3, Asset-Backed Certificates, Series 2007-AC3

In accordance with Section 2.3(c) of the above-captioned Custodial Agreement and, subject to Section 2.02(b) of the Pooling and Servicing Agreement, the undersigned, as Custodian, hereby certifies that it has received a Mortgage File to the extent required pursuant to Section 2.01 of the Pooling and Servicing Agreement with respect to each Mortgage Loan listed in the Mortgage Loan Schedule, and it has reviewed the Mortgage File and the Mortgage Loan Schedule and has determined that: all required documents have been executed and received and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule, with any exceptions listed on Schedule A attached hereto.

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Custodial Agreement or in the Pooling and Servicing Agreement, as applicable.

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:
Name:
Title:

SCHEDULE A

(PROVIDED UPON REQUEST)

EXHIBIT FOUR

SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

The assessment of compliance to be delivered by the Custodian shall address, at a minimum, the criteria identified below as “Applicable Servicing Criteria”:

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the pool assets are maintained.
1122(d)(1)(iv)
A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.

Cash Collection and Administration
1122(d)(2)(i)
Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.

1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.
1122(d)(2)(iii)
Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances are made, reviewed and approved as specified in the transaction agreements.

1122(d)(2)(iv)
The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.

1122(d)(2)(v)
Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institutions” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.

1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.
1122(d)(2)(vii)
Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliations; and (D) contain explanations for reconciling items, These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

Investor Remittances and Reporting
1122(d)(3)(i)
Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements, (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors; or the trustee’s records as to the total unpaid principal balance and number of pool assets serviced by the servicer.

1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the servicer’s investor records, or such other number of days specified in the transaction agreements.
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related asset pool documents.	√
1122(d)(4)(ii)	Pool assets and related documents are safeguarded as required by the transaction agreements.	√
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements
1122(d)(4)(iv)
Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related pool asset documents.

1122(d)(4)(v)	The servicer’s records regarding the pool assets agree with the servicer’s records with respect to an obligor’s unpaid principal balance.
1122(d)(4)(vi)
Changes with respect to the terms or status of an obligor’s pool asset (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.

1122(d)(4)(vii)
Loss mitigation of recovery actions (e.g., forbearance plans, modifications and deed in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction documents.

1122(d)(4)(viii)
Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements., Such records are maintained in at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.
1122(d)(4)(x)
Regarding any funds held in trust for an obligor (such as escrow accounts); (A) such funds are analyzed, in accordance with the obligor’s pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and (C) such funds are returned to the obligor within 3- calendar days of full repayment of the related pool asset, or such other number of days specified in the transaction agreements.

1122(d)(4)(xi)
Payments made on behalf of an obligor (such as tax ore insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the service at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

1122(d)(4)(xii)
Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.

1122(d)(4)(xiii)
Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.

1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible funds are recognized and recorded in accordance with the transaction agreements.
1122(d)(4)(xv)	Any external enhancement or other support, identified in item 1114(a)(1) through (3) or item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.

EXHIBIT K

FORM OF BACK-UP CERTIFICATION TO FORM 10-K CERTIFICATE

The [ ] agreement dated as of [ ], 200[ ] (the “Agreement”), among [IDENTIFY PARTIES]

I, ________________________________, the _______________________ of [NAME OF COMPANY], certify to [the Purchaser], [the Depositor], and the [Master Servicer] [Trustee], and their officers, with the knowledge and intent that they will rely upon this certification, that:

(1) I have reviewed the servicer compliance statement of the Company provided in accordance with Item 1123 of Regulation AB (the “Compliance Statement”), the report on assessment of the Company’s compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB (the “Servicing Criteria”), provided in accordance with Rules 13a-18 and 15d-18 under Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1122 of Regulation AB (the “Servicing Assessment”), the registered public accounting firm’s attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB (the “Attestation Report”), and all servicing reports, officer’s certificates and other information relating to the servicing of the Mortgage Loans by the Company during 200[ ] that were delivered by the Company to the [Depositor] [Master Servicer] [Trustee] pursuant to the Agreement (collectively, the “Company Servicing Information”);

(2) Based on my knowledge, the Company Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Company Servicing Information;

(3) Based on my knowledge, all of the Company Servicing Information required to be provided by the Company under the Agreement has been provided to the [Depositor] [Master Servicer] [Trustee];

(4) I am responsible for reviewing the activities performed by the Company as servicer under the Agreement, and based on my knowledge and the compliance review conducted in preparing the Compliance Statement and except as disclosed in the Compliance Statement, the Servicing Assessment or the Attestation Report, the Company has fulfilled its obligations under the Agreement in all material respects; and

(5) The Compliance Statement required to be delivered by the Company pursuant to the Agreement, and the Servicing Assessment and Attestation Report required to be provided by the Company and by any Subservicer or Subcontractor pursuant to the Agreement, have been provided to the [Depositor] [Master Servicer]. Any material instances of noncompliance described in such reports have been disclosed to the [Depositor] [Master Servicer]. Any material instance of noncompliance with the Servicing Criteria has been disclosed in such reports.

Date: ________________________________

By: __________________________________

Name:  _______________________________

Title:  ________________________________

EXHIBIT L

FORM OF MORTGAGE LOAN PURCHASE AGREEMENT

MORTGAGE LOAN PURCHASE AGREEMENT, dated as of March 30, 2007, as amended and supplemented by any and all amendments hereto (collectively, “this Agreement”), by and between EMC MORTGAGE CORPORATION, a Delaware corporation (“EMC” or the “Mortgage Loan Seller”) and BEAR STEARNS ASSET BACKED SECURITIES I LLC, a Delaware limited liability company (the “Purchaser”).

Upon the terms and subject to the conditions of this Agreement, the Mortgage Loan Seller agrees to sell, and the Purchaser agrees to purchase, certain conventional, fixed rate, first lien mortgage loans secured by one- to four-family residences (collectively, the “Mortgage Loans”) as described herein. The Purchaser intends to deposit the Mortgage Loans into a trust fund (the “Trust Fund”) and create Bear Stearns Asset Backed Securities I Trust 2007-AC3, Asset-Backed Certificates, Series 2007-AC3 (the “Certificates”), under a pooling and servicing agreement, to be dated as of March 1, 2007 (the “Pooling and Servicing Agreement”), among the Purchaser, as depositor, the Mortgage Loan Seller, as seller, company and master servicer (in such capacity, the “Master Servicer”) and Wells Fargo Bank, National Association, as trustee (the “Trustee”).

The Purchaser has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (Number 333-131374) relating to its Asset-Backed Certificates and the offering of certain series thereof (including certain classes of the Certificates) from time to time in accordance with Rule 415 under the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder (the “Securities Act”). Such registration statement, when it became effective under the Securities Act, and the prospectus relating to the public offering of certain classes of the Certificates by the Purchaser (the “Public Offering”), as each may be amended or supplemented from time to time pursuant to the Securities Act or otherwise, are referred to herein as the “Registration Statement” and the “Prospectus,” respectively. The “Prospectus Supplement” shall mean that supplement, dated March 29, 2007, to the Prospectus, dated March 14, 2007, relating to certain classes of the Certificates. With respect to the Public Offering of certain classes of the Certificates, the Purchaser and Bear, Stearns & Co. Inc. (“Bear Stearns”) have entered into a terms agreement, dated as of March 22, 2007, to an underwriting agreement, dated April 13, 2006, between the Purchaser and Bear Stearns (together, the “Underwriting Agreement”).

Now, therefore, in consideration of the premises and the mutual agreements set forth herein, the parties hereto agree as follows:

SECTION 1.  Definitions. Certain terms are defined herein. Capitalized terms used herein but not defined herein shall have the meanings specified in the Pooling and Servicing Agreement. The following other terms are defined as follows:

Acquisition Price: Cash in an amount equal to $             *              (plus $        *        in accrued interest).

Bear Stearns: Bear, Stearns & Co. Inc.

Closing Date: March 30, 2007.

Custodial Agreement: An agreement, dated as of March 30, 2007 among the Depositor, EMC, the Trustee and the Custodian.

Cut-off Date Balance: Shall mean $373,991,112.41.

Deleted Mortgage Loan: A Mortgage Loan replaced or to be replaced by a Replacement Mortgage Loan.

Due Date: With respect to each Mortgage Loan, the date in each month on which its scheduled payment is due, as set forth in the related Mortgage Note.

EMC Flow Loans: The Mortgage Loans purchased by EMC pursuant to a flow loan purchase agreement.

MERS: Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

MERS® System: The system of recording transfers of Mortgages electronically maintained by MERS.

MOM Loan: With respect to any Mortgage Loan, MERS acting as the mortgagee of such Mortgage Loan, solely as nominee for the originator of such Mortgage Loan and its successors and assigns, at the origination thereof.

Moody’s: Moody’s Investors Service, Inc., or its successors in interest.

Mortgage: The mortgage or deed of trust creating a first lien on an interest in real property securing a Mortgage Note.

Mortgage File: The items referred to in Exhibit 1 pertaining to a particular Mortgage Loan and any additional documents required to be added to such documents pursuant to this Agreement.

Mortgage Rate: The annual rate of interest borne by a Mortgage Note as stated therein.

Mortgagor: The obligor(s) on a Mortgage Note.

Net Mortgage Rate: For each Mortgage Loan, the Mortgage Rate for such Mortgage Loan less (i) the Trustee Fee, (ii) the Servicing Fee Rate and (iii) the rate at which the LPMI Fee is calculated, if applicable.

Opinion of Counsel: A written opinion of counsel, who may be counsel for the Mortgage Loan Seller or the Purchaser, reasonably acceptable to the Trustee.

Person: Any legal person, including any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

Purchase Price: With respect to any Mortgage Loan required to be purchased by the Mortgage Loan Seller pursuant to the applicable provisions of this Agreement, an amount equal to the sum of (i) 100% of the principal remaining unpaid on such Mortgage Loan as of the date of purchase (including if a foreclosure has already occurred, the principal balance of the related Mortgage Loan at the time the Mortgaged Property was acquired), net of any Servicing Advances and Advances attributable to principal and payable to the purchaser of the Mortgage Loan if such purchaser is also the Servicer of such Mortgage Loan, (ii) accrued and unpaid interest thereon at the Mortgage Rate through and including the last day of the month of purchase, net of any portion of the Servicing Fee and any Servicing Advances and Advances attributable to interest that is payable to the purchaser of the Mortgage Loan if such purchaser is also the Servicer of such Mortgage Loan, plus and (iii) any costs and damages (if any) incurred by the Trust in connection with any violation of such Mortgage Loan of any anti-predatory lending laws.

Rating Agencies: Standard & Poor’s and Moody’s, each a “Rating Agency.”

Replacement Mortgage Loan: A mortgage loan substituted for a Deleted Mortgage Loan which must meet on the date of such substitution the requirements stated herein and in the Pooling and Servicing Agreement; upon such substitution, such mortgage loan shall be a “Mortgage Loan” hereunder.

Securities Act: The Securities Act of 1933, as amended.

Standard & Poor’s: Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. or its successors in interest.

Transaction Documents: This Agreement, the Pooling and Servicing Agreement, the Custodial Agreement and the Underwriting Agreement.

Value: The value of the Mortgaged Property at the time of origination of the related Mortgage Loan, such value being the lesser of (i) the value of such property set forth in an appraisal accepted by the applicable originator of the Mortgage Loan or (ii) the sales price of such property at the time of origination.

SECTION 2.  Purchase and Sale of the Mortgage Loans and Related Rights.

(a)  Upon satisfaction of the conditions set forth in Section 11 hereof, the Mortgage Loan Seller agrees to sell, and the Purchaser agrees to purchase Mortgage Loans sold by the Mortgage Loan Seller having an aggregate outstanding principal balance as of the Cut-off Date equal to the related Cut-off Date Balance.

(b)  The closing for the purchase and sale of the Mortgage Loans and the closing for the issuance of the Certificates will take place on the Closing Date at the office of the Purchaser’s counsel in New York, New York or such other place as the parties shall agree.

(c)  Upon the satisfaction of the conditions set forth in Section 11 hereof, on the Closing Date, the Purchaser shall pay to the Mortgage Loan Seller the Acquisition Price for the Mortgage Loans sold by the Mortgage Loan Seller in immediately available funds by wire transfer to such account or accounts as shall be designated by the Mortgage Loan Seller.

(d)  In addition to the foregoing, on the Closing Date the Mortgage Loan Seller assigns to the Purchaser all of its right, title and interest in the Servicing Agreements.

SECTION 3.  Mortgage Loan Schedule. The Mortgage Loan Seller agrees to provide to the Purchaser as of the date hereof a listing of the Mortgage Loans (the “Mortgage Loan Schedule”) setting forth the information listed on Exhibit 2 to this Agreement with respect to each of the Mortgage Loans being sold by the Mortgage Loan Seller. The Mortgage Loan Schedule shall be delivered to the Purchaser on the Closing Date and shall be in form and substance mutually agreed to by the Mortgage Loan Seller and the Purchaser.

SECTION 4.  Mortgage Loan Transfer.

(a)  The Purchaser will be entitled to all scheduled payments of principal and interest on the Mortgage Loans due after the Cut-off Date (regardless of when actually collected) and all payments thereof. The Mortgage Loan Seller will be entitled to all scheduled payments of principal and interest on the Mortgage Loans due on or before the Cut-off Date (including payments collected after the Cut-off Date) and all payments thereof. Such principal amounts and any interest thereon belonging to the Mortgage Loan Seller as described above will not be included in the aggregate outstanding principal balance of the Mortgage Loans as of the Cut-off Date as set forth on the Mortgage Loan Schedule.

(b)  Pursuant to various conveyancing documents to be executed on the Closing Date and pursuant to the Pooling and Servicing Agreement, the Purchaser will assign on the Closing Date all of its right, title and interest in and to the Mortgage Loans to the Trustee for the benefit of the Certificateholders. In connection with the transfer and assignment of the Mortgage Loans, the Mortgage Loan Seller has delivered or will deliver or cause to be delivered to the Trustee or the Custodian on behalf of the Trustee by the Closing Date or such later date as is agreed to by the Purchaser and the Mortgage Loan Seller (each of the Closing Date and such later date is referred to as a “Mortgage File Delivery Date”), the items of each Mortgage File, provided, however, that in lieu of the foregoing, the Mortgage Loan Seller may deliver the following documents, under the circumstances set forth below: (x) in lieu of the original Mortgage (other than the Mortgages related to the EMC Flow Loans), assignments to the Trustee or intervening assignments thereof which have been delivered, are being delivered or will upon receipt of recording information relating to the Mortgage required to be included thereon, be delivered to recording offices for recording and have not been returned in time to permit their delivery as specified above, the Mortgage Loan Seller may deliver a true copy thereof with a certification, on the face of such copy, substantially as follows: “Certified to be a true and correct copy of the original;” (y) in lieu of the Mortgage (other than the Mortgages related to the EMC Flow Loans), assignments to the Trustee or intervening assignments thereof, if the applicable jurisdiction retains the originals of such documents or if the originals are lost (in each case, as evidenced by a certification from the Mortgage Loan Seller or the Master Servicer to such effect), the Mortgage Loan Seller may deliver photocopies of such documents containing an original certification by the judicial or other governmental authority of the jurisdiction where such documents were recorded; and (z) in lieu of the Mortgage Notes relating to the Mortgage Loans, each identified in the list delivered by the Purchaser to the Trustee on the Closing Date and attached hereto as Exhibit 5 the Mortgage Loan Seller may deliver lost note affidavits and indemnities of the Mortgage Loan Seller; and provided further, however, that in the case of Mortgage Loans which have been prepaid in full after the Cut-off Date and prior to the Closing Date, the Mortgage Loan Seller, in lieu of delivering the above documents, may deliver to the Trustee a certification by the Mortgage Loan Seller or the Master Servicer to such effect. The Mortgage Loan Seller shall deliver such original documents (including any original documents as to which certified copies had previously been delivered) or such certified copies to the Trustee, or the Custodian on behalf of the Trustee, promptly after they are received. The Mortgage Loan Seller shall cause the Mortgage and intervening assignments, if any, and the assignment of the Mortgage to be recorded not later than 180 days after the Closing Date unless such assignment is not required to be recorded under the terms set forth in Section 6(a) hereof.

(c)  In connection with the assignment of any Mortgage Loan registered on the MERS® System, the Mortgage Loan Seller further agrees that it will cause, at the Mortgage Loan Seller’s own expense, within 30 days after the Closing Date, the MERS® System to indicate that such Mortgage Loans have been assigned by the Mortgage Loan Seller to the Purchaser and by the Purchaser to the Trustee in accordance with this Agreement for the benefit of the Certificateholders by including (or deleting, in the case of Mortgage Loans which are repurchased in accordance with this Agreement) in such computer files (a) the code in the field which identifies the specific Trustee and (b) the code in the field “Pool Field” which identifies the series of the Certificates issued in connection with such Mortgage Loans. The Mortgage Loan Seller further agrees that it will not, and will not permit any Servicer or the Master Servicer to, and the Master Servicer agrees that it will not, alter the codes referenced in this paragraph with respect to any Mortgage Loan during the term of the Pooling and Servicing Agreement unless and until such Mortgage Loan is repurchased in accordance with the terms of the Pooling and Servicing Agreement.

(d)  The Mortgage Loan Seller and the Purchaser acknowledge hereunder that all of the Mortgage Loans will ultimately be assigned to Wells Fargo Bank, National Association, as Trustee for the benefit of the Certificateholders, on the date hereof.

SECTION 5.  Examination of Mortgage Files.

(a)  On or before the Mortgage File Delivery Date, the Mortgage Loan Seller will have made the Mortgage Files available to the Purchaser or its agent for examination which may be at the offices of the Trustee or the Mortgage Loan Seller and/or the Mortgage Loan Seller’s custodian. The fact that the Purchaser or its agent has conducted or has failed to conduct any partial or complete examination of the Mortgage Files shall not affect the Purchaser’s rights to demand cure, repurchase, substitution or other relief as provided in this Agreement. In furtherance of the foregoing, the Mortgage Loan Seller shall make the Mortgage Files available to the Purchaser or its agent from time to time so as to permit the Purchaser to confirm the Mortgage Loan Seller’s compliance with the delivery and recordation requirements of this Agreement and the Pooling and Servicing Agreement. In addition, upon request of the Purchaser, the Mortgage Loan Seller agrees to provide to the Purchaser, Bear Stearns and to any investors or prospective investors in the Certificates information regarding the Mortgage Loans and their servicing, to make the Mortgage Files available to the Purchaser, Bear Stearns and to such investors or prospective investors (which may be at the offices of the Mortgage Loan Seller and/or the Mortgage Loan Seller’s custodian) and to make available personnel knowledgeable about the Mortgage Loans for discussions with the Purchaser, Bear Stearns and such investors or prospective investors, upon reasonable request during regular business hours, sufficient to permit the Purchaser, Bear Stearns and such investors or potential investors to conduct such due diligence as any such party reasonably believes is appropriate.

(b)  Pursuant to the Pooling and Servicing Agreement, on the Closing Date the Trustee (or the Custodian as obligated under the Custodial Agreement), for the benefit of the Certificateholders, will review items of the Mortgage Files as set forth on Exhibit 1 and will deliver to the Mortgage Loan Seller an initial certification in the form attached as Exhibit One to the Custodial Agreement.

(c)  Within 90 days of the Closing Date, the Trustee or the Custodian on its behalf shall, in accordance with the provisions of Section 2.02 of the Pooling and Servicing Agreement, deliver to the Mortgage Loan Seller, the Master Servicer and, if reviewed by the Custodian, the Trustee an Interim Certification in the form attached as Exhibit Two to the Custodial Agreement to the effect that all such documents have been executed and received and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule, except for any exceptions listed on Schedule A attached to such Interim Certification. The Custodian shall be under no duty or obligation to inspect, review or examine said documents, instruments, certificates or other papers to determine that the same are genuine, enforceable, or appropriate for the represented purpose or that they have actually been recorded or that they are other than what they purport to be on their face.

(d)  The Trustee or the Custodian on its behalf will review the Mortgage Files within 180 days of the Closing Date and will deliver to the Mortgage Loan Seller, the Master Servicer, and if reviewed by the Custodian, the Trustee, a final certification substantially in the form of Exhibit Three to the Custodial Agreement. If the Trustee or the Custodian on its behalf is unable to deliver a final certification with respect to the items listed in Exhibit 1 due to any document that is missing, has not been executed, is unrelated, determined on the basis of the Mortgagor name, original principal balance and loan number, to the Mortgage Loans identified in the Mortgage Loan Schedule (a “Material Defect”), the Trustee or the Custodian on its behalf shall notify the Mortgage Loan Seller of such Material Defect. The Mortgage Loan Seller (on its own behalf as a Mortgage Loan Seller) shall correct or cure any such Material Defect within 90 days from the date of notice from the Trustee of the Material Defect and if the Mortgage Loan Seller does not correct or cure such Material Defect within such period and such defect materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, the Mortgage Loan Seller will, in accordance with the terms of the Pooling and Servicing Agreement, within 90 days of the date of notice, provide the Trustee with a Replacement Mortgage Loan (if within two years of the Closing Date) or purchase the related Mortgage Loan at the applicable Purchase Price; provided, however, that if such defect relates solely to the inability of the Mortgage Loan Seller to deliver the original security instrument or intervening assignments thereof, or a certified copy because the originals of such documents, or a certified copy, have not been returned by the applicable jurisdiction, the Mortgage Loan Seller shall not be required to purchase such Mortgage Loan if the Mortgage Loan Seller delivers such original documents or certified copy promptly upon receipt, but in no event later than 360 days after the Closing Date. The foregoing repurchase obligation shall not apply in the event that the Mortgage Loan Seller cannot deliver such original or copy of any document submitted for recording to the appropriate recording office in the applicable jurisdiction because such document has not been returned by such office; provided that the Mortgage Loan Seller shall instead deliver a recording receipt of such recording office or, if such receipt is not available, a certificate of the Mortgage Loan Seller or a Servicing Officer confirming that such documents have been accepted for recording, and delivery to the Trustee shall be effected by the Mortgage Loan Seller within thirty days of its receipt of the original recorded document.

(e)  At the time of any substitution, the Mortgage Loan Seller shall deliver or cause to be delivered the Replacement Mortgage Loan, the related Mortgage File and any other documents and payments required to be delivered in connection with a substitution pursuant to the Pooling and Servicing Agreement. At the time of any purchase or substitution, the Trustee shall (i) assign the selected Mortgage Loan to the Mortgage Loan Seller and shall release or cause the Custodian to release the documents (including, but not limited to the Mortgage, Mortgage Note and other contents of the Mortgage File) in the possession of the Trustee or the Custodian, as applicable relating to the Deleted Mortgage Loan and (ii) execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the Mortgage Loan Seller title to such Deleted Mortgage Loan.

SECTION 6.  Recordation of Assignments of Mortgage.

(a)  The Mortgage Loan Seller will, promptly after the Closing Date, cause each Mortgage and each assignment of Mortgage from the Mortgage Loan Seller to the Trustee, and all unrecorded intervening assignments, if any, delivered on or prior to the Closing Date, to be recorded in all recording offices in the jurisdictions where the related Mortgaged Properties are located; provided, however, the Mortgage Loan Seller need not cause to be recorded any assignment which relates to a Mortgage Loan that is a MOM Loan or for which the related Mortgaged Property is located in any jurisdiction under the laws of which, as evidenced by an Opinion of Counsel delivered by the Mortgage Loan Seller to the Trustee and the Rating Agencies, the recordation of such assignment is not necessary to protect the Trustee’s interest in the related Mortgage Loan; provided, however, notwithstanding the delivery of any Opinion of Counsel, each assignment of Mortgage shall be submitted for recording by the Mortgage Loan Seller in the manner described above, at no expense to the Trust Fund or Trustee, upon the earliest to occur of (i) reasonable direction by the Holders of Certificates evidencing Percentage Interests aggregating not less than 25% of the Trust, (ii) the occurrence of a Company Default, (iii) the occurrence of a bankruptcy, insolvency or foreclosure relating to the Mortgage Loan Seller under the Pooling and Servicing Agreement, (iv) the occurrence of a servicing transfer as described in Section 9.05 of the Pooling and Servicing Agreement or an assignment of the servicing as described in Section 8.05(b) of the Pooling and Servicing Agreement or (iv) with respect to any one assignment of Mortgage, the occurrence of a bankruptcy, insolvency or foreclosure relating to the Mortgagor under the related Mortgage.

While each such Mortgage or assignment is being recorded, if necessary, the Mortgage Loan Seller shall leave or cause to be left with the Trustee or the Custodian on its behalf a certified copy of such Mortgage or assignment. In the event that, within 180 days of the Closing Date, the Trustee has not been provided with an Opinion of Counsel as described above or received evidence of recording with respect to each Mortgage Loan delivered to the Purchaser pursuant to the terms hereof or as set forth above and the related Mortgage Loan is not a MOM Loan, the failure to provide evidence of recording or such Opinion of Counsel shall be considered a Material Defect, and the provisions of Section 5(c) and (d) shall apply. All customary recording fees and reasonable expenses relating to the recordation of the assignments of mortgage to the Trustee or the Opinion of Counsel, as the case may be, shall be borne by the Mortgage Loan Seller.

(b)  It is the express intent of the parties hereto that the conveyance of the Mortgage Loans by the Mortgage Loan Seller to the Purchaser, as contemplated by this Agreement be, and be treated as, a sale. It is, further, not the intention of the parties that such conveyance be deemed a pledge of the Mortgage Loans by the Mortgage Loan Seller to the Purchaser to secure a debt or other obligation of the Mortgage Loan Seller. However, in the event that, notwithstanding the intent of the parties, the Mortgage Loans are held by a court to continue to be property of the Mortgage Loan Seller, then (a) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the applicable Uniform Commercial Code; (b) the transfer of the Mortgage Loans provided for herein shall be deemed to be a grant by the Mortgage Loan Seller to the Purchaser of a security interest in all of the Mortgage Loan Seller’s right, title and interest in and to the Mortgage Loans and all amounts payable to the holders of the Mortgage Loans in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, to the extent the Purchaser would otherwise be entitled to own such Mortgage Loans and proceeds pursuant to Section 4 hereof, including all amounts, other than investment earnings, from time to time held or invested in any accounts created pursuant to the Pooling and Servicing Agreement, whether in the form of cash, instruments, securities or other property; (c) the possession by the Purchaser or the Trustee (or the Custodian on its behalf) of Mortgage Notes and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be “possession by the secured party” for purposes of perfecting the security interest pursuant to Section 9-305 (or comparable provision) of the applicable Uniform Commercial Code; and (d) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Purchaser for the purpose of perfecting such security interest under applicable law. Any assignment of the interest of the Purchaser pursuant to any provision hereof or pursuant to the Pooling and Servicing Agreement shall also be deemed to be an assignment of any security interest created hereby. The Mortgage Loan Seller and the Purchaser shall, to the extent consistent with this Agreement, take such actions as may be reasonably necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Pooling and Servicing Agreement.

SECTION 7.  Representations and Warranties of the Mortgage Loan Seller Concerning the Mortgage Loans. The Mortgage Loan Seller hereby represents and warrants to the Purchaser as of the Closing Date or such other date as may be specified below with respect to each Mortgage Loan being sold by it, that:

(a)  The information set forth in the Mortgage Loan Schedule hereto is true and correct in all material respects.

(b)  Immediately prior to the transfer to the Purchaser, the Mortgage Loan Seller was the sole owner of beneficial title and holder of each Mortgage and Mortgage Note relating to the Mortgage Loans and is conveying the same free and clear of any and all liens, claims, encumbrances, participation interests, equities, pledges, charges or security interests of any nature and the Mortgage Loan Seller has full right and authority to sell or assign the same pursuant to this Agreement.

(c)  Each Mortgage Loan at the time it was made complied in all material respects with all applicable local, state and federal laws and regulations, including, without limitation, usury, equal credit opportunity, disclosure and recording laws and all applicable predatory, abusive and fair lending laws; and each Mortgage Loan has been serviced in all material respects in accordance with all applicable local, state and federal laws and regulations, including, without limitation, usury, equal credit opportunity, disclosure and recording laws and all applicable anti-predatory lending laws and the terms of the related Mortgage Note, the Mortgage and other loan documents.

(d)  There is no monetary default existing under any Mortgage or the related Mortgage Note and there is no material event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach or event of acceleration; and neither the Mortgage Loan Seller, any of its affiliates nor any servicer of any related Mortgage Loan has taken any action to waive any default, breach or event of acceleration; and no foreclosure action is threatened or has been commenced with respect to the Mortgage Loan.

(e)  The terms of the Mortgage Note and the Mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments, (i) if required by law in the jurisdiction where the Mortgaged Property is located, or (ii) to protect the interests of the Trustee on behalf of the Certificateholders.

(f)  No selection procedure reasonably believed by the Mortgage Loan Seller to be adverse to the interests of the Certificateholders was utilized in selecting the Mortgage Loans.

(g)  Each Mortgage is a valid and enforceable first lien on the property securing the related Mortgage Note and each Mortgaged Property is owned by the Mortgagor in fee simple (except with respect to common areas in the case of condominiums, PUDs and de minimis PUDs) or by leasehold for a term longer than the term of the related Mortgage, subject only to (i) the lien of current real property taxes and assessments, (ii) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage, such exceptions being acceptable to mortgage lending institutions generally or specifically reflected in the appraisal obtained in connection with the origination of the related Mortgage Loan or referred to in the lender’s title insurance policy delivered to the originator of the related Mortgage Loan and (iii) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by such Mortgage.

(h)  There is no mechanics’ lien or claim for work, labor or material affecting the premises subject to any Mortgage which is or may be a lien prior to, or equal with, the lien of such Mortgage except those which are insured against by the title insurance policy referred to in clause (m) below.

(i)  There was no delinquent tax or assessment lien against the property subject to any Mortgage, except where such lien was being contested in good faith and a stay had been granted against levying on the property.

(j)  There is no valid offset, defense or counterclaim to any Mortgage Note or Mortgage, including the obligation of the Mortgagor to pay the unpaid principal and interest on such Mortgage Note.

(k)  The physical property subject to any Mortgage is free of material damage and is in good repair and there is no proceeding pending or threatened for the total or partial condemnation of any Mortgaged Property.

(l)  The Mortgaged Property and all improvements thereon comply with all requirements of any applicable zoning and subdivision laws and ordinances.

(m)  A lender’s title insurance policy (on an ALTA or CLTA form) or binder, or other assurance of title customary in the relevant jurisdiction therefor in a form acceptable to Fannie Mae or Freddie Mac, was issued on the date that each Mortgage Loan was created by a title insurance company which, to the best of the Mortgage Loan Seller’s knowledge, was qualified to do business in the jurisdiction where the related Mortgaged Property is located, insuring the Mortgage Loan Seller and its successors and assigns that the Mortgage is a first priority lien on the related Mortgaged Property in the original principal amount of the Mortgage Loan. The Mortgage Loan Seller is the sole insured under such lender’s title insurance policy, and such policy, binder or assurance is valid and remains in full force and effect, and each such policy, binder or assurance shall contain all applicable endorsements including a negative amortization endorsement, if applicable.

(n)  At the time of origination, each Mortgaged Property was the subject of an appraisal which conformed to the underwriting requirements of the originator of the Mortgage Loan and, the appraisal is in a form acceptable to Fannie Mae or Freddie Mac.

(o)  The improvements on each Mortgaged Property securing a Mortgage Loan are insured (by an insurer which is acceptable to the Mortgage Loan Seller) against loss by fire and such hazards as are covered under a standard extended coverage endorsement in the locale in which the Mortgaged Property is located, in an amount which is not less than the lesser of the maximum insurable value of the improvements securing such Mortgage Loan or the outstanding principal balance of the Mortgage Loan, but in no event in an amount less than an amount that is required to prevent the Mortgagor from being deemed to be a co-insurer thereunder; if the improvement on the Mortgaged Property is a condominium unit, it is included under the coverage afforded by a blanket policy for the condominium project; if upon origination of the related Mortgage Loan, the improvements on the Mortgaged Property were in an area identified as a federally designated flood area, a flood insurance policy is in effect in an amount representing coverage not less than the least of (i) the outstanding principal balance of the Mortgage Loan, (ii) the restorable cost of improvements located on such Mortgaged Property or (iii) the maximum coverage available under federal law; and each Mortgage obligates the Mortgagor thereunder to maintain the insurance referred to above at the Mortgagor’s cost and expense.

(p)  Each Mortgage Loan constitutes a “qualified mortgage” under Section 860G(a)(3)(A) of the Code and Treasury Regulation Section 1.860G-2(a)(1), (2), (4), (5), (6), (7) and (9) without reliance on the provisions of Treasury Regulation Section 1.860G-2(a)(3) or Treasury Regulation Section 1.860G-2(f)(2) or any other provision that would allow a Mortgage Loan to be treated as a “qualified mortgage” notwithstanding its failure to meet the requirements of Section 860G(a)(3)(A) of the Code and Treasury Regulation Section 1.860G-2(a)(1), (2), (4), (5), (6), (7) and (9).

(q)  None of the Mortgage Loans are (a) loans subject to 12 CFR Part 226.31, 12 CFR Part 226.32 or 12 CFR Part 226.34 of Regulation Z, the regulation implementing TILA, which implements the Home Ownership and Equity Protection Act of 1994, as amended or (b) “high cost home,” “covered” (excluding home loans defined as “covered home loans” in the New Jersey Home Ownership Security Act of 2002 that were originated between November 26, 2003 and July 7, 2004), “high risk home” or “predatory” loans under any applicable state, federal or local law (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees).

(r)  The information set forth in Schedule A of the Prospectus Supplement with respect to the Mortgage Loans is true and correct in all material respects.

(s)  No Mortgage Loan (a) is a “high cost loan” or “covered loan” as applicable (as such terms are defined in the then current Standard & Poor’s LEVELS® Glossary, which is now Version 5.7, Appendix E, attached hereto as Exhibit 6) or (b) was originated on or after October 1, 2002 through March 6, 2003 and is governed by the Georgia Fair Lending Act.

(t)  Each Mortgage Loan was originated in accordance with the underwriting guidelines of the related originator.

(u)  Each original Mortgage has been recorded or is in the process of being recorded in accordance with the requirements of Section 2.01 of the Pooling and Servicing Agreement in the appropriate jurisdictions wherein such recordation is required to perfect the lien thereof for the benefit of the Trust Fund.

(v)  The related Mortgage File contains each of the documents and instruments listed in Section 2.01 of the Pooling and Servicing Agreement, subject to any exceptions, substitutions and qualifications as are set forth in such Section.

(w)  The Mortgage Loans are currently being serviced in accordance with accepted servicing practices.

(x)  With respect to each Mortgage Loan that has a prepayment penalty feature, each such prepayment penalty is enforceable and will be enforced by the Mortgage Loan Seller and each prepayment penalty is permitted pursuant to federal, state and local law. In addition, with respect to each Mortgage Loan (i) no Mortgage Loan will impose a prepayment penalty for a term in excess of five years from the date such Mortgage Loan was originated and (ii) such prepayment penalty is at least equal to the lesser of (A) the maximum amount permitted under applicable law and (B) six months interest at the related Mortgage Interest Rate on the amount prepaid in excess of 20% of the original principal balance of such Mortgage Loan.

(y)  If any of the Mortgage Loans are secured by a leasehold interest, with respect to each leasehold interest: the use of leasehold estates for residential properties is an accepted practice in the area where the related Mortgaged Property is located; residential property in such area consisting of leasehold estates is readily marketable; the lease is recorded and no party is in any way in breach of any provision of such lease; the leasehold is in full force and effect and is not subject to any prior lien or encumbrance by which the leasehold could be terminated or subject to any charge or penalty; and the remaining term of the lease does not terminate less than ten years after the maturity date of such Mortgage Loan.

(z)  Each Mortgage Loan was originated (a) by a savings and loan association, savings bank, commercial bank, credit union, insurance company or similar institution that is supervised and examined by a federal or state authority, (b) by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act, as amended, or (c) by a mortgage broker or correspondent lender in a manner such that the related Mortgage Loan would be regarded for purposes of Section 3(a)(41) of the Securities Exchange Act of 1934, as amended, as having been originated by an entity described in clauses (a) or (b) above.

It is understood and agreed that the representations and warranties set forth in this Section 7 will inure to the benefit of the Purchaser, its successors and assigns, notwithstanding any restrictive or qualified endorsement on any Mortgage Note or assignment of Mortgage or the examination of any Mortgage File. Upon any substitution for a Mortgage Loan, the representations and warranties set forth above shall be deemed to be made by the Mortgage Loan Seller as to any Replacement Mortgage Loan as of the date of substitution.

Upon discovery or receipt of notice by the Mortgage Loan Seller, the Purchaser or the Trustee of a breach of any representation or warranty of the Mortgage Loan Seller set forth in this Section 7 which materially and adversely affects the value of the interests of the Purchaser, the Certificateholders or the Trustee in any of the Mortgage Loans delivered to the Purchaser pursuant to this Agreement, the party discovering or receiving notice of such breach shall give prompt written notice to the others. In the case of any such breach of a representation or warranty set forth in this Section 7, within 90 days from the date of discovery by the Mortgage Loan Seller, or the date the Mortgage Loan Seller is notified by the party discovering or receiving notice of such breach (whichever occurs earlier), the Mortgage Loan Seller will (i) cure such breach in all material respects, (ii) purchase the affected Mortgage Loan at the applicable Purchase Price or (iii) if within two years of the Closing Date, substitute a qualifying Replacement Mortgage Loan in exchange for such Mortgage Loan; provided that, (A) in the case of a breach of the representation and warranty concerning the Mortgage Loan Schedule contained in clause (a) of this Section 7, if such breach is material and relates to any field on the Mortgage Loan Schedule which identifies any Prepayment Charge or (B) in the case of a breach of the representation contained in clause (x) of this Section 7, then, in each case, in lieu of purchasing such Mortgage Loan from the Trust Fund at the Purchase Price, the Mortgage Loan Seller shall pay the amount of the Prepayment Charge (net of any amount previously collected by or paid to the Trust Fund in respect of such Prepayment Charge) from its own funds and without reimbursement therefor, and the Mortgage Loan Seller shall have no obligation to repurchase or substitute for such Mortgage Loan. The obligations of the Mortgage Loan Seller to cure, purchase or substitute a qualifying Replacement Mortgage Loan shall constitute the Purchaser’s, the Trustee’s and the Certificateholder’s sole and exclusive remedy under this Agreement or otherwise respecting a breach of representations or warranties hereunder with respect to the Mortgage Loans, except for the obligation of the Mortgage Loan Seller to indemnify the Purchaser for such breach as set forth in and limited by Section 14 hereof.

Any cause of action against the Mortgage Loan Seller or relating to or arising out of a breach by the Mortgage Loan Seller of any representations and warranties made in this Section 7 shall accrue as to any Mortgage Loan upon (i) discovery of such breach by the Mortgage Loan Seller or notice thereof by the party discovering such breach and (ii) failure by the Mortgage Loan Seller to cure such breach, purchase such Mortgage Loan or substitute a qualifying Replacement Mortgage Loan pursuant to the terms hereof.

SECTION 8.  Representations and Warranties Concerning the Mortgage Loan Seller. As of the date hereof and as of the Closing Date, the Mortgage Loan Seller represents and warrants to the Purchaser as to itself in the capacity indicated as follows:

(a)  the Mortgage Loan Seller (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and (ii) is qualified and in good standing to do business in each jurisdiction where such qualification is necessary, except where the failure so to qualify would not reasonably be expected to have a material adverse effect on the Mortgage Loan Seller’s business as presently conducted or on the Mortgage Loan Seller’s ability to enter into this Agreement or any other Transaction Document to which it is a party and to consummate the transactions contemplated hereby or thereby;

(b)  the Mortgage Loan Seller has full power to own its property, to carry on its business as presently conducted and to enter into and perform its obligations under this Agreement or any other Transaction Document to which it is a party;

(c)  the execution and delivery by the Mortgage Loan Seller of this Agreement and any other Transaction Document to which it is a party has been duly authorized by all necessary action on the part of the Mortgage Loan Seller; and neither the execution and delivery of this Agreement or any other Transaction Document to which it is a party, nor the consummation of the transactions herein or therein contemplated, nor compliance with the provisions hereof or thereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Mortgage Loan Seller or its properties or the charter or by-laws of the Mortgage Loan Seller, except those conflicts, breaches or defaults which would not reasonably be expected to have a material adverse effect on the Mortgage Loan Seller’s ability to enter into this Agreement or any other Transaction Document to which it is a party and to consummate the transactions contemplated hereby or thereby;

(d)  the execution, delivery and performance by the Mortgage Loan Seller of this Agreement and the consummation of the transactions contemplated hereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except those consents, approvals, notices, registrations or other actions as have already been obtained, given or made and, in connection with the recordation of the Mortgages, powers of attorney or assignments of Mortgages not yet completed;

(e)  each of this Agreement and the other Transaction Document to which it is a party has been duly executed and delivered by the Mortgage Loan Seller and, assuming due authorization, execution and delivery by the Purchaser, constitutes a valid and binding obligation of the Mortgage Loan Seller enforceable against it in accordance with its terms (subject to applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally);

(f)  there are no actions, suits or proceedings pending or, to the knowledge of the Mortgage Loan Seller, threatened against the Mortgage Loan Seller, before or by any court, administrative agency, arbitrator or governmental body (i) with respect to any of the transactions contemplated by this Agreement or any other Transaction Document to which it is a party or (ii) with respect to any other matter which in the judgment of the Mortgage Loan Seller could reasonably be expected to be determined adversely to the Mortgage Loan Seller and will if determined adversely to the Mortgage Loan Seller materially and adversely affect the Mortgage Loan Seller’s ability to perform its obligations under this Agreement or any other Transaction Document to which it is a party; and the Mortgage Loan Seller is not in default with respect to any order of any court, administrative agency, arbitrator or governmental body so as to materially and adversely affect the transactions contemplated by this Agreement; and

(g)  the Mortgage Loan Seller’s Information (as defined in Section 14(a) hereof) does not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

SECTION 9.  Representations and Warranties Concerning the Purchaser. As of the date hereof and as of the Closing Date, the Purchaser represents and warrants to the Mortgage Loan Seller as follows:

(a)  the Purchaser (i) is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and (ii) is qualified and in good standing to do business in each jurisdiction where such qualification is necessary, except where the failure so to qualify would not reasonably be expected to have a material adverse effect on the Purchaser’s business as presently conducted or on the Purchaser’s ability to enter into this Agreement or any other Transaction Document to which it is a party and to consummate the transactions contemplated hereby or thereby;

(b)  the Purchaser has full power to own its property, to carry on its business as presently conducted and to enter into and perform its obligations under this Agreement or any other Transaction Document to which it is a party;

(c)  the execution and delivery by the Purchaser of this Agreement or any other Transaction Document to which it is a party has been duly authorized by all necessary action on the part of the Purchaser; and neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof or thereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Purchaser or its properties or the certificate of formation or limited liability company agreement of the Purchaser, except those conflicts, breaches or defaults which would not reasonably be expected to have a material adverse effect on the Purchaser’s ability to enter into this Agreement or any other Transaction Document to which it is a party and to consummate the transactions contemplated hereby or thereby;

(d)  the execution, delivery and performance by the Purchaser of this Agreement and the consummation of the transactions contemplated hereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except those consents, approvals, notices, registrations or other actions as have already been obtained, given or made;

(e)  each of this Agreement and the other Transaction Documents to which it is a party has been duly executed and delivered by the Purchaser and, assuming due authorization, execution and delivery by the Mortgage Loan Seller, constitutes a valid and binding obligation of the Purchaser enforceable against it in accordance with its terms (subject to applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally);

(f)  there are no actions, suits or proceedings pending or, to the knowledge of the Purchaser, threatened against the Purchaser, before or by any court, administrative agency, arbitrator or governmental body (i) with respect to any of the transactions contemplated by this Agreement and the other Transaction Documents to which it is a party or (ii) with respect to any other matter which in the judgment of the Purchaser will be determined adversely to the Purchaser and will if determined adversely to the Purchaser materially and adversely affect the Purchaser’s ability to perform its obligations under this Agreement and the other Transaction Documents to which it is a party; and the Purchaser is not in default with respect to any order of any court, administrative agency, arbitrator or governmental body so as to materially and adversely affect the transactions contemplated by this Agreement and the other Transaction Documents to which it is a party; and

(g)  the Purchaser’s Information (as defined in Section 14(b) hereof) does not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

SECTION 10.  [Reserved].

SECTION 11.  Conditions to Closing.

(a)  The obligations of the Purchaser under this Agreement will be subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

(1)  Each of the obligations of the Mortgage Loan Seller required to be performed at or prior to the Closing Date pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects; all of the representations and warranties of the Mortgage Loan Seller under this Agreement shall be true and correct as of the date or dates specified in all material respects; and no event shall have occurred which, with notice or the passage of time, would constitute a default under this Agreement or any of the Transaction Documents; and the Purchaser shall have received certificates to that effect signed by authorized officers of the Mortgage Loan Seller.

(2)  The Purchaser shall have received all of the following closing documents, in such forms as are agreed upon and reasonably acceptable to the Purchaser, duly executed by all signatories other than the Purchaser as required pursuant to the respective terms thereof:

(i)  The Pooling and Servicing Agreement, in form and substance reasonably satisfactory to the Trustee and the Purchaser, and all documents required thereby duly executed by all signatories;

(ii)  A certificate of an officer of the Mortgage Loan Seller dated as of the Closing Date, in a form reasonably acceptable to the Purchaser, and attached thereto the resolutions of the Mortgage Loan Seller authorizing the transactions contemplated by this Agreement, together with copies of the articles of incorporation, by-laws and certificate of good standing of the Mortgage Loan Seller;

(iii)  One or more opinions of counsel from the Mortgage Loan Seller’s counsel otherwise in form and substance reasonably satisfactory to the Purchaser, the Trustee and each Rating Agency;

(iv)  A letter from each of the Rating Agencies giving each Class of Certificates set forth on Schedule A hereto the rating set forth therein; and

(v)  Such other documents, certificates (including additional representations and warranties) and opinions as may be reasonably necessary to secure the intended ratings from each Rating Agency for the Certificates.

(3)  The Certificates to be sold to Bear Stearns pursuant to the Underwriting Agreement shall have been issued and sold to Bear Stearns.

(4)  The Mortgage Loan Seller shall have furnished to the Purchaser such other certificates of its officers or others and such other documents and opinions of counsel to evidence fulfillment of the conditions set forth in this Agreement and the transactions contemplated hereby as the Purchaser and their respective counsel may reasonably request.

(b)  The obligations of the Mortgage Loan Seller under this Agreement shall be subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

(1)  The obligations of the Purchaser required to be performed by it on or prior to the Closing Date pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects, and all of the representations and warranties of the Purchaser under this Agreement shall be true and correct in all material respects as of the date hereof and as of the Closing Date, and no event shall have occurred which would constitute a breach by it of the terms of this Agreement or any of the Transaction Documents, and the Mortgage Loan Seller shall have received a certificate to that effect signed by an authorized officer of the Purchaser.

(2)  The Mortgage Loan Seller shall have received copies of all of the following closing documents, in such forms as are agreed upon and reasonably acceptable to the Mortgage Loan Seller, duly executed by all signatories other than the Mortgage Loan Seller as required pursuant to the respective terms thereof:

(i)  The Pooling and Servicing Agreement, in form and substance reasonably satisfactory to the Mortgage Loan Seller, and all documents required thereby duly executed by all signatories;

(ii)  A certificate of an officer of the Purchaser dated as of the Closing Date, in a form reasonably acceptable to the Mortgage Loan Seller, and attached thereto the written consent of the member of the Purchaser authorizing the transactions contemplated by this Agreement and the other Transaction Documents to which it is a party, together with copies of the Purchaser’s certificate of formation, limited liability company agreement, and evidence as to the good standing of the Purchaser dated as of a recent date;

(iii)  One or more opinions of counsel from the Purchaser’s counsel in form and substance reasonably satisfactory to the Mortgage Loan Seller and the Rating Agencies; and

(iv)  Such other documents, certificates (including additional representations and warranties) and opinions as may be reasonably necessary to secure the intended rating from each Rating Agency for the Certificates.

SECTION 12.  Fees and Expenses. Subject to Section 17 hereof, the Mortgage Loan Seller shall pay on the Closing Date or such later date as may be agreed to by the Purchaser (i) the fees and expenses of the Mortgage Loan Seller’s attorneys and the reasonable fees and expenses of the Purchaser’s attorneys, (ii) the fees and expenses of Deloitte & Touche LLP, (iii) the fee for the use of Purchaser’s Registration Statement based on the aggregate original principal amount of the Certificates and the filing fee of the Commission as in effect on the date on which the Registration Statement was declared effective, (iv) the fees and expenses including counsel’s fees and expenses in connection with any “blue sky” and legal investment matters, (v) the fees and expenses of the Trustee which shall include without limitation the fees and expenses of the Trustee (and the fees and disbursements of its counsel) with respect to (A) legal and document review of this Agreement, the Pooling and Servicing Agreement, the Certificates and related agreements, (B) attendance at the Closing and (C) review of the Mortgage Loans to be performed by the Trustee or the Custodian on its behalf, (vi) the expenses for printing or otherwise reproducing the Certificates, the Prospectus and the Prospectus Supplement, (vii) the fees and expenses of each Rating Agency (both initial and ongoing), (viii) the fees and expenses relating to the preparation and recordation of mortgage assignments (including intervening assignments, if any and if available, to evidence a complete chain of title from the originator to the Trustee) from the Mortgage Loan Seller to the Trustee or the expenses relating to the Opinion of Counsel referred to in Section 6(a) hereof, as the case may be, and (ix) Mortgage File due diligence expenses and other out-of-pocket expenses incurred by the Purchaser in connection with the purchase of the Mortgage Loans and by Bear Stearns in connection with the sale of the Certificates. The Mortgage Loan Seller additionally agrees to pay directly to any third party on a timely basis the fees provided for above which are charged by such third party and which are billed periodically.

SECTION 13.  Accountants’ Letters.

(a)  Deloitte & Touche LLP will review the characteristics of a sample of the Mortgage Loans described in the Mortgage Loan Schedule and will compare those characteristics to the description of the Mortgage Loans contained in the Prospectus Supplement under the captions “Summary—The Mortgage Loans” and “The Mortgage Pool” and in Schedule A thereto. The Mortgage Loan Seller will cooperate with the Purchaser in making available all information and taking all steps reasonably necessary to permit such accountants to complete the review and to deliver the letters required of them under the Underwriting Agreement. Deloitte & Touche LLP will also confirm certain calculations as set forth under the caption “Yield, Prepayment and Maturity Considerations” in the Prospectus Supplement.

(b)  To the extent statistical information with respect to the Mortgage Loan Seller’s servicing portfolio is included in the Prospectus Supplement under the caption “Servicing of the Mortgage Loans—EMC,” a letter from the certified public accountant for the Mortgage Loan Seller will be delivered to the Purchaser dated the date of the Prospectus Supplement, in the form previously agreed to by the Mortgage Loan Seller and the Purchaser, with respect to such statistical information.

SECTION 14.  Indemnification.

(a)  The Mortgage Loan Seller shall indemnify and hold harmless the Purchaser and its directors, officers and controlling persons (as defined in Section 15 of the Securities Act) from and against any loss, claim, damage or liability or action in respect thereof, to which they or any of them may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon any untrue statement of a material fact contained in the Mortgage Loan Seller’s Information as identified in Exhibit 3, the omission to state in the Term Sheet Supplement, the Prospectus Supplement or Prospectus (or any amendment thereof or supplement thereto approved by the Mortgage Loan Seller and in which additional Mortgage Loan Seller’s Information is identified), in reliance upon and in conformity with Mortgage Loan Seller’s Information a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they were made, not misleading; and the Mortgage Loan Seller shall reimburse the Purchaser and each other indemnified party for any legal and other expenses reasonably incurred by them in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action.

The foregoing indemnity agreement is in addition to any liability which the Mortgage Loan Seller otherwise may have to the Purchaser or any other such indemnified party.

(b)  The Purchaser shall indemnify and hold harmless the Mortgage Loan Seller and its respective directors, officers and controlling persons (as defined in Section 15 of the Securities Act) from and against any loss, claim, damage or liability or action in respect thereof, to which they or any of them may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon any untrue statement of a material fact contained in the Purchaser’s Information as identified in Exhibit 4, the omission to state in the Prospectus Supplement or Prospectus (or any amendment thereof or supplement thereto approved by the Purchaser and in which additional Purchaser’s Information is identified), in reliance upon and in conformity with the Purchaser’s Information, a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they were made, not misleading; and the Purchaser shall reimburse the Mortgage Loan Seller, and each other indemnified party for any legal and other expenses reasonably incurred by them in connection with investigating or defending or preparing to defend any such loss, claim, damage, liability or action. The foregoing indemnity agreement is in addition to any liability which the Purchaser otherwise may have to the Mortgage Loan Seller, or any other such indemnified party.

(c)  Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 14 except to the extent that it has been prejudiced in any material respect by such failure or from any liability which it may have otherwise). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent it may elect by written notice delivered to the indemnified party promptly (but, in any event, within 30 days) after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall have reasonably concluded that there is a conflict of interest between itself or themselves and the indemnifying party in the conduct of the defense of any claim or that the interests of the indemnified party or parties are not substantially co-extensive with those of the indemnifying party (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying parties (provided, however, that the indemnifying party shall be liable only for the fees and expenses of one counsel in addition to one local counsel in the jurisdiction involved. Anything in this subsection to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement or any claim or action effected without its written consent; provided, however, that such consent was not unreasonably withheld.

(d)  If the indemnification provided for in paragraphs (a) and (b) of this Section 14 shall for any reason be unavailable to an indemnified party in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to in Section 14, then the indemnifying party shall in lieu of indemnifying the indemnified party contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, in such proportion as shall be appropriate to reflect the relative benefits received by the Mortgage Loan Seller on the one hand and the Purchaser on the other from the purchase and sale of the Mortgage Loans, the offering of the Certificates and the other transactions contemplated hereunder. No person found liable for a fraudulent misrepresentation shall be entitled to contribution from any person who is not also found liable for such fraudulent misrepresentation.

(e)  The parties hereto agree that reliance by an indemnified party on any publicly available information or any information or directions furnished by an indemnifying party shall not constitute negligence, bad faith or willful misconduct by such indemnified party.

SECTION 15.  Notices. All demands, notices and communications hereunder shall be in writing but may be delivered by facsimile transmission subsequently confirmed in writing. Notices to the Mortgage Loan Seller shall be directed to EMC Mortgage Corporation, 2780 Lake Vista Drive, Lewisville, Texas 75067, (Facsimile: (214) 626-4889), Attention: Michelle Viner; and notices to the Purchaser shall be directed to Bear Stearns Asset Backed Securities I LLC, 383 Madison Avenue, New York, New York 10179, (Telecopy: (212) 272-7206), Attention: Chief Counsel; or to any other address as may hereafter be furnished by one party to the other party by like notice. Any such demand, notice or communication hereunder shall be deemed to have been received on the date received at the premises of the addressee (as evidenced, in the case of registered or certified mail, by the date noted on the return receipt) provided that it is received on a business day during normal business hours and, if received after normal business hours, then it shall be deemed to be received on the next business day.

SECTION 16.  Transfer of Mortgage Loans. The Purchaser retains the right to assign the Mortgage Loans and any or all of its interest under this Agreement to the Trustee without the consent of the Mortgage Loan Seller, and, upon such assignment, the Trustee shall succeed to the applicable rights and obligations of the Purchaser hereunder; provided, however, the Purchaser shall remain entitled to the benefits set forth in Sections 12, 14 and 18 hereto and as provided in Section 2(a). Notwithstanding the foregoing, the sole and exclusive right and remedy of the Trustee with respect to a breach of representation or warranty of the Mortgage Loan Seller shall be the cure, purchase or substitution obligations of the Mortgage Loan Seller contained in Sections 5 and 7 hereof.

SECTION 17.  Termination. This Agreement may be terminated (a) by the mutual consent of the parties hereto prior to the Closing Date, (b) by the Purchaser, if the conditions to the Purchaser’s obligation to close set forth under Section 11(a) hereof are not fulfilled as and when required to be fulfilled or (c) by the Mortgage Loan Seller, if the conditions to the Mortgage Loan Seller’s obligation to close set forth under Section 11(b) hereof are not fulfilled as and when required to be fulfilled. In the event of termination pursuant to clause (b), the Mortgage Loan Seller shall pay, and in the event of termination pursuant to clause (c), the Purchaser shall pay, all reasonable out-of-pocket expenses incurred by the other in connection with the transactions contemplated by this Agreement. In the event of a termination pursuant to clause (a), each party shall be responsible for its own expenses.

SECTION 18.  Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement, or contained in certificates of officers of the Mortgage Loan Seller submitted pursuant hereto, shall remain operative and in full force and effect and shall survive delivery of the Mortgage Loans to the Purchaser (and by the Purchaser to the Trustee). Subsequent to the delivery of the Mortgage Loans to the Purchaser, the Mortgage Loan Seller’s representations and warranties contained herein with respect to the Mortgage Loans shall be deemed to relate to the Mortgage Loans actually delivered to the Purchaser and included in the Mortgage Loan Schedule and any Replacement Mortgage Loan.

SECTION 19.  Severability. If any provision of this Agreement shall be prohibited or invalid under applicable law, this Agreement shall be ineffective only to such extent, without invalidating the remainder of this Agreement.

SECTION 20.  Counterparts. This Agreement may be executed in counterparts, each of which will be an original, but which together shall constitute one and the same agreement.

SECTION 21.  Amendment. This Agreement cannot be amended or modified in any manner without the prior written consent of each party.

SECTION 22.  GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

SECTION 23.  Further Assurances. Each of the parties agrees to execute and deliver such instruments and take such actions as another party may, from time to time, reasonably request in order to effectuate the purpose and to carry out the terms of this Agreement including any amendments hereto which may be required by either Rating Agency.

SECTION 24.  Successors and Assigns.

(a)  This Agreement shall bind and inure to the benefit of and be enforceable by the Mortgage Loan Seller and the Purchaser and their permitted successors and assigns and, to the extent specified in Section 14 hereof, Bear Stearns, and their directors, officers and controlling persons (within the meaning of federal securities laws). The Mortgage Loan Seller acknowledges and agrees that the Purchaser may assign its rights under this Agreement (including, without limitation, with respect to the Mortgage Loan Seller’s representations and warranties respecting the Mortgage Loans) to the Trustee. Any person into which the Mortgage Loan Seller may be merged or consolidated (or any person resulting from any merger or consolidation involving the Mortgage Loan Seller), any person resulting from a change in form of the Mortgage Loan Seller or any person succeeding to the business of the Mortgage Loan Seller, shall be considered the “successor” of the Mortgage Loan Seller hereunder and shall be considered a party hereto without the execution or filing of any paper or any further act or consent on the part of any party hereto. Except as provided in the two preceding sentences, this Agreement cannot be assigned, pledged or hypothecated by either party hereto without the written consent of the other parties to this Agreement and any such assignment or purported assignment shall be deemed null and void.

SECTION 25.  The Mortgage Loan Seller. The Mortgage Loan Seller will keep in full force and effect its existence, all rights and franchises as a corporation under the laws of the State of its incorporation and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is necessary to perform its obligations under this Agreement.

SECTION 26.  Entire Agreement. This Agreement contains the entire agreement and understanding between the parties with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof.

SECTION 27.  No Partnership. Nothing herein contained shall be deemed or construed to create a partnership or joint venture between the parties hereto.

________________
* Please contact Bear Stearns for pricing information.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective duly authorized officers as of the date first above written.

EMC MORTGAGE CORPORATION

By:
Name:
Title:

BEAR STEARNS ASSET BACKED SECURITIES I LLC

By:
Name:
Title:

EXHIBIT 1
CONTENTS OF MORTGAGE FILE

With respect to each Mortgage Loan, the Mortgage File shall include each of the following items, which shall be available for inspection by the Purchaser or its designee, and which shall be delivered to the Purchaser or its designee pursuant to the terms of this Agreement.

(i)  The original Mortgage Note, including any riders thereto, endorsed without recourse to the order of “Wells Fargo Bank, National Association”, as Trustee for certificateholders of Bear Stearns Asset Backed Securities I LLC Asset-Backed Certificates, Series 2007-AC3,” or to blank and showing to the extent available to the Mortgage Loan Seller an unbroken chain of endorsements from the original payee thereof to the Person endorsing it to the Trustee;

(ii)  the original Mortgage and, if the related Mortgage Loan is a MOM Loan, noting the presence of the MIN and language indicating that such Mortgage Loan is a MOM Loan, which shall have been recorded (or, for Mortgage Loans other than the EMC Flow Loans, if the original is not available, a copy), with evidence of such recording indicated thereon (or if clause (x) in the proviso below applies, shall be in recordable form);

(iii)  unless the Mortgage Loan is a MOM Loan, the assignment (either an original or a copy, which may be in the form of a blanket assignment if permitted in the jurisdiction in which the Mortgaged Property is located) to the Trustee of the Mortgage with respect to each Mortgage Loan in the name of “Wells Fargo Bank, National Association”, as Trustee for certificateholders of Bear Stearns Asset Backed Securities I LLC Asset-Backed Certificates, Series 2007-AC3,” which shall have been recorded (or if clause (x) in the proviso below applies, shall be in recordable form);

(iv)  an original or a copy of all intervening assignments of the Mortgage, if any, to the extent available to the Mortgage Loan Seller, with evidence of recording thereon;

(v)  the original policy of title insurance or mortgagee’s certificate of title insurance or commitment or binder for title insurance, if available, or a copy thereof, or, in the event that such original title insurance policy is unavailable, a photocopy thereof, or in lieu thereof, a current lien search on the related Mortgaged Property and

(vi)  originals or copies of all available assumption, modification or substitution agreements, if any;

provided, however, that in lieu of the foregoing, the Mortgage Loan Seller may deliver the following documents, under the circumstances set forth below: (x) if any Mortgage, assignment thereof to the Trustee or intervening assignments thereof have been delivered or are being delivered to recording offices for recording and have not been returned in time to permit their delivery as specified above, the Purchaser may deliver a true copy thereof with a certification by the Mortgage Loan Seller or the title company issuing the commitment for title insurance, on the face of such copy, substantially as follows: “Certified to be a true and correct copy of the original”; and (y) in lieu of the Mortgage Notes relating to the Mortgage Loans identified in the list set forth in Exhibit I to the Pooling and Servicing Agreement, the Purchaser may deliver a lost note affidavit and indemnity and a copy of the original note, if available; and provided, further, however, that in the case of Mortgage Loans which have been prepaid in full after the Cut-off Date and prior to the Closing Date, the Purchaser, in lieu of delivering the above documents, may deliver to the Trustee and its Custodian a certification of a Servicing Officer to such effect and in such case shall deposit all amounts paid in respect of such Mortgage Loans, in the Master Servicer Collection Account or in the Distribution Account on the Closing Date. In the case of the documents referred to in clause (x) above, the Purchaser shall deliver such documents to the Trustee or its Custodian promptly after they are received. The Mortgage Loan Seller shall cause, at its expense, the Mortgage and intervening assignments, if any, and to the extent required in accordance with the foregoing, the assignment of the Mortgage to the Trustee to be submitted for recording promptly after the Closing Date; provided that the Mortgage Loan Seller need not cause to be recorded any assignment (a) in any jurisdiction under the laws of which, as evidenced by an Opinion of Counsel addressed to the Trustee delivered by the Mortgage Loan Seller to the Trustee and the Rating Agencies, the recordation of such assignment is not necessary to protect the Trustee’s interest in the related Mortgage Loan or (b) if MERS is identified on the Mortgage or on a properly recorded assignment of the Mortgage as mortgagee of record solely as nominee for the Mortgage Loan Seller and its successors and assigns. In the event that the Mortgage Loan Seller the Purchaser or the Master Servicer gives written notice to the Trustee that a court has recharacterized the sale of the Mortgage Loans as a financing, the Mortgage Loan Seller shall submit or cause to be submitted for recording as specified above or, should the Mortgage Loan Seller fail to perform such obligations, the Master Servicer shall cause each such previously unrecorded assignment to be submitted for recording as specified above at the expense of the Trust. In the event a Mortgage File is released to the Company or the related Servicer as a result of such Person having completed a Request for Release, the Custodian shall, if not so completed, complete the assignment of the related Mortgage in the manner specified in clause (iii) above.

EXHIBIT 2
MORTGAGE LOAN SCHEDULE INFORMATION

The Mortgage Loan Schedules shall set forth the following information with respect to each Mortgage Loan:

(a)  the city, state and zip code of the Mortgaged Property;
(b)  the property type;
(c)  the Mortgage Interest Rate;
(d)  the Servicing Fee Rate;
(e)  the Master Servicer’s Fee Rate;
(f)  the LPMI Fee, if applicable;
(g)  the Trustee Fee Rate, if applicable;
(h)  the Net Rate;
(i)  the maturity date;
(j)  the stated original term to maturity;
(k)  the stated remaining term to maturity;
(l)  the original Principal Balance;
(m)  the first payment date;
(n)  the principal and interest payment in effect as of the Cut-off Date;
(o)  the unpaid Principal Balance as of the Cut-off Date;
(p)  the Loan-to-Value Ratio at origination;
(q)  the insurer of any Primary Mortgage Insurance Policy;
(r)  the MIN with respect to each MOM Loan;
(s)  the Gross Margin, if applicable;
(t)  the next Adjustment Date, if applicable;
(u)  the Maximum Lifetime Mortgage Rate, if applicable;
(v)  the Minimum Lifetime Mortgage Rate, if applicable;
(w)  the Periodic Rate Cap, if applicable;
(x)  the Loan Group, if applicable;
(y)  a code indicating whether the Mortgage Loan is negatively amortizing;
(z)      which Mortgage Loans adjust after an initial fixed-rate period of one, two, three, five, seven or ten years or any other period;
(aa)     the Prepayment Charge, if any;
(bb)    lien position (e.g., first lien or second lien);
(cc)    a code indicating whether the Mortgage Loan is has a balloon payment;
(dd)    a code indicating whether the Mortgage Loan is an interest-only loan;
(ee)     the interest-only term, if applicable;
(ff)      the Mortgage Loan Seller; and
(gg)    the original amortization term.

Such schedule also shall set forth for all of the Mortgage Loans, the total number of Mortgage Loans, the total of each of the amounts described under (n) and (o) above, the weighted average by principal balance as of the Cut-off Date of each of the rates described under (c) through (h) above, and the weighted average remaining term to maturity by unpaid principal balance as of the Cut-off Date.

EXHIBIT 3
MORTGAGE LOAN SELLER’S INFORMATION

All information in the Prospectus Supplement described under the following captions: “SUMMARY - The Mortgage Loans,” “THE MORTGAGE POOL,” “THE SPONSOR” and “SCHEDULE A - Mortgage Loan Statistical Data.”

EXHIBIT 4
PURCHASER’S INFORMATION

All information in the Prospectus Supplement and the Prospectus, except the Mortgage Loan Seller’s Information.

EXHIBIT 5
SCHEDULE OF LOST NOTES

Available Upon Request

EXHIBIT 6

REVISED October 20, 2006

APPENDIX E - Standard & Poor’s Predatory Lending Categories

Standard & Poor’s has categorized loans governed by anti-predatory lending laws in the Jurisdictions listed below into three categories based upon a combination of factors that include (a) the risk exposure associated with the assignee liability and (b) the tests and thresholds set forth in those laws. Note that certain loans classified by the relevant statute as Covered are included in Standard & Poor’s High Cost Loan Category because they included thresholds and tests that are typical of what is generally considered High Cost by the industry.

Standard & Poor’s High Cost Loan Categorization
State/Jurisdiction	Name of Anti-Predatory Lending Law/Effective Date	Category under Applicable Anti-Predatory Lending Law
Arkansas	Arkansas Home Loan Protection Act, Ark. Code Ann. §§ 23-53-101 et seq. Effective July 16, 2003	High Cost Home Loan
Cleveland Heights, OH	Ordinance No. 72-2003 (PSH), Mun. Code §§ 757.01 et seq. Effective June 2, 2003	Covered Loan
Colorado
Consumer Equity Protection, Colo. Stat. Ann. §§ 5-3.5-101 et seq.
Effective for covered loans offered or entered into on or after January 1, 2003. Other provisions of the Act took effect on June 7, 2002
Covered Loan
Connecticut	Connecticut Abusive Home Loan Lending Practices Act, Conn. Gen. Stat. §§ 36a-746 et seq. Effective October 1, 2001	High Cost Home Loan
District of Columbia	Home Loan Protection Act, D.C. Code §§ 26-1151.01 et seq. Effective for loans closed on or after January 28, 2003	Covered Loan
Florida	Fair Lending Act, Fla. Stat. Ann. §§ 494.0078 et seq. Effective October 2, 2002	High Cost Home Loan
Georgia (Oct. 1, 2002 - Mar. 6, 2003)	Georgia Fair Lending Act, Ga. Code Ann. §§ 7-6A-1 et seq. Effective October 1, 2002 - March 6, 2003	High Cost Home Loan
Georgia as amended (Mar. 7, 2003 - current)	Georgia Fair Lending Act, Ga. Code Ann. §§ 7-6A-1 et seq. Effective for loans closed on or after March 7, 2003	High Cost Home Loan
HOEPA Section 32	Home Ownership and Equity Protection Act of 1994, 15 U.S.C. § 1639, 12 C.F.R. §§ 226.32 and 226.34 Effective October 1, 1995, amendments October 1, 2002	High Cost Loan
Illinois	High Risk Home Loan Act, Ill. Comp. Stat. tit. 815, §§ 137/5 et seq. Effective January 1, 2004 (prior to this date, regulations under Residential Mortgage License Act effective from May 14, 2001)	High Risk Home Loan
Indiana	Indiana Home Loan Practices Act, Ind. Code Ann. §§ 24-9-1-1 et seq. Effective January 1, 2005; amended by 2005 HB 1179, effective July 1, 2005.	High Cost Home Loans
Kansas	Consumer Credit Code, Kan. Stat. Ann. §§ 16a-1-101 et seq. Sections 16a-1-301 and 16a-3-207 became effective April 14, 1999; Section 16a-3-308a became effective July 1, 1999	High Loan to Value Consumer Loan (id. § 16a-3-207) and;
High APR Consumer Loan (id. §16a-3-308a)
Kentucky	2003 KY H.B. 287 - High Cost Home Loan Act, Ky. Rev. Stat. §§ 360.100 et seq. Effective June 24, 2003	High Cost Home Loan
Maine	Truth in Lending, Me. Rev. Stat. tit. 9-A, §§ 8-101 et seq. Effective September 29, 1995 and as amended from time to time	High Rate High Fee Mortgage
Massachusetts	Part 40 and Part 32, 209 C.M.R. §§ 32.00 et seq. and 209 C.M.R. §§ 40.01 et seq. Effective March 22, 2001 and amended from time to time	High Cost Home Loan
Nevada	Assembly Bill No. 284, Nev. Rev. Stat. §§ 598D.010 et seq. Effective October 1, 2003	Home Loan
New Jersey	New Jersey Home Ownership Security Act of 2002, N.J. Rev. Stat. §§ 46:10B-22 et seq. Effective for loans closed on or after November 27, 2003	High Cost Home Loan
New Mexico	Home Loan Protection Act, N.M. Rev. Stat. §§ 58-21A-1 et seq. Effective as of January 1, 2004; Revised as of February 26, 2004	High Cost Home Loan
New York	N.Y. Banking Law Article 6-l Effective for applications made on or after April 1, 2003	High Cost Home Loan
North Carolina	Restrictions and Limitations on High Cost Home Loans, N.C. Gen. Stat. §§ 24-1.1E et seq. Effective July 1, 2000; amended October 1, 2003 (adding open-end lines of credit)	High Cost Home Loan
Ohio	H.B. 386 (codified in various sections of the Ohio Code), Ohio Rev. Code Ann. §§ 1349.25 et seq. Effective May 24, 2002	Covered Loan
Oklahoma	Consumer Credit Code (codified in various sections of Title 14A) Effective July 1, 2000; amended effective January 1, 2004	Subsection 10 Mortgage
Rhode Island	Rhode Island Home Loan Protection Act, R.I. Gen. Laws §§ 34-25.2-1 et seq. Effective December 31, 2006.	High Cost Home Loan
South Carolina	South Carolina High Cost and Consumer Home Loans Act, S.C. Code Ann. §§ 37-23-10 et seq. Effective for loans taken on or after January 1, 2004	High Cost Home Loan
Tennessee	Tennessee Home Loan Protection Act, Tenn. Code Ann. §§ 45-20-101 et seq. Effective January 1, 2007.	High Cost Home Loan
West Virginia	West Virginia Residential Mortgage Lender, Broker and Servicer Act, W. Va. Code Ann. §§ 31-17-1 et seq. Effective June 5, 2002	West Virginia Mortgage Loan Act Loan

Standard & Poor’s Covered Loan Categorization
State/Jurisdiction	Name of Anti-Predatory Lending Law/Effective Date	Category under Applicable Anti-Predatory Lending Law
Georgia (Oct. 1, 2002 - Mar. 6, 2003)	Georgia Fair Lending Act, Ga. Code Ann. §§ 7-6A-1 et seq. Effective October 1, 2002 - March 6, 2003	Covered Loan
New Jersey	New Jersey Home Ownership Security Act of 2002, N.J. Rev. Stat. §§ 46:10B-22 et seq. Effective November 27, 2003 - July 5, 2004	Covered Home Loan

Standard & Poor’s Home Loan Categorization
State/Jurisdiction	Name of Anti-Predatory Lending Law/Effective Date	Category under Applicable Anti-Predatory Lending Law
Georgia (Oct. 1, 2002 - Mar. 6, 2003)	Georgia Fair Lending Act, Ga. Code Ann. §§ 7-6A-1 et seq. Effective October 1, 2002 - March 6, 2003	Home Loan
New Jersey	New Jersey Home Ownership Security Act of 2002, N.J. Rev. Stat. §§ 46:10B-22 et seq. Effective for loans closed on or after November 27, 2003	Home Loan
New Mexico	Home Loan Protection Act, N.M. Rev. Stat. §§ 58-21A-1 et seq. Effective as of January 1, 2004; Revised as of February 26, 2004	Home Loan
North Carolina	Restrictions and Limitations on High Cost Home Loans, N.C. Gen. Stat. §§ 24-1.1E et seq. Effective July 1, 2000; amended October 1, 2003 (adding open-end lines of credit)	Consumer Home Loan
South Carolina	South Carolina High Cost and Consumer Home Loans Act, S.C. Code Ann. §§ 37-23-10 et seq. Effective for loans taken on or after January 1, 2004	Consumer Home Loan

SCHEDULE A

REQUIRED RATINGS FOR EACH CLASS OF CERTIFICATES

Public Certificates

Class	S&P	Moody’s
A-1	AAA	Aaa
A-2	AAA	Aaa
M-1	AA	Aa2
M-2	A+	A1
M-3	A	A2
M-4	A-	A3
B-1	BBB+	Baa1
B-2	BBB	Baa2
B-3	BBB-	Baa3

None of the above ratings has been lowered, qualified or withdrawn since the dates of issuance of such ratings by the Rating Agencies.

Private Certificates

Class	S&P	Moody’s
B-4	BB	Ba2
C	Not Rated	Not Rated
P	Not Rated	Not Rated
R-1	Not Rated	Not Rated
R-2	Not Rated	Not Rated
R-3	Not Rated	Not Rated
RX	Not Rated	Not Rated

EXHIBIT M

Class A-1 Corridor Contract

BEAR STEARNS FINANCIAL PRODUCTS INC. 383 MADISON AVENUE NEW YORK, NEW YORK 10179 212-272-4009

DATE:	March 30, 2007

TO:	Wells Fargo Bank, N.A., not in its individual capacity, but solely as Trustee on behalf of the Bear Stearns Asset Backed Securities I Trust 2007-AC3, Asset-Backed Certificates, Series 2007-AC3
ATTENTION:	Client Manager, BSABS 2007-AC3
TELEPHONE:	410-884-2000
FACSIMILE:	410-915-2380

FROM:	Derivatives Documentation
TELEPHONE:	212-272-2711
FACSIMILE:	212-272-9857

SUBJECT:	Fixed Income Derivatives Confirmation and Agreement

REFERENCE NUMBER:	FXNEC9345

The purpose of this long-form confirmation (“Confirmation”) is to confirm the terms and conditions of the current Transaction entered into on the Trade Date specified below (the “Transaction”) between Bear Stearns Financial Products Inc. (“Party A”) and Wells Fargo Bank, N.A., not in its individual capacity, but solely as Trustee on behalf of the Bear Stearns Asset Backed Securities I Trust 2007-AC3, Asset-Backed Certificates, Series 2007-AC3 (“Party B”). Reference is hereby made to the Pooling and Servicing Agreement, dated as of March 1, 2007, among EMC Mortgage Corporation as seller, as master servicer, and as company, Bear Stearns Asset Backed Securities I LLC, as depositor, and Wells Fargo Bank, N.A., as trustee (the “Pooling and Servicing Agreement”). This Confirmation evidences a complete and binding agreement between you and us to enter into the Transaction on the terms set forth below and replaces any previous agreement between us with respect to the subject matter hereof. This Confirmation constitutes a “Confirmation” and also constitutes a “Schedule” as referred to in the ISDA Master Agreement, and Paragraph 13 of a Credit Support Annex to the Schedule.

1.
This Confirmation shall supplement, form a part of, and be subject to an agreement in the form of the ISDA Master Agreement (Multicurrency - Cross Border) as published and copyrighted in 1992 by the International Swaps and Derivatives Association, Inc. (the “ISDA Master Agreement”), as if Party A and Party B had executed an agreement in such form on the date hereof, with a Schedule as set forth in Item 3 of this Confirmation, and an ISDA Credit Support Annex (Bilateral Form - ISDA Agreements Subject to New York Law Only version) as published and copyrighted in 1994 by the International Swaps and Derivatives Association, Inc., with Paragraph 13 thereof as set forth in Annex A hereto (the “Credit Support Annex”). For the avoidance of doubt, the Transaction described herein shall be the sole Transaction governed by such ISDA Master Agreement. In the event of any inconsistency among any of the following documents, the relevant document first listed shall govern: (i) this Confirmation, exclusive of the provisions set forth in Item 3 hereof and Annex A hereto; (ii) the provisions set forth in Item 3 hereof, which are incorporated by reference into the Schedule; (iii) the Credit Support Annex; (iv) the Definitions; and (v) the ISDA Master Agreement.

Each reference herein to a “Section” (unless specifically referencing the Pooling and Servicing Agreement) or to a “Section” “of this Agreement” will be construed as a reference to a Section of the ISDA Master Agreement; each herein reference to a “Part” will be construed as a reference to the provisions herein deemed incorporated in a Schedule to the ISDA Master Agreement; each reference herein to a “Paragraph” will be construed as a reference to a Paragraph of the Credit Support Annex.

2.             The terms of the particular Transaction to which this Confirmation relates are as follows:

Notional Amount:
With respect to any Calculation Period, the lesser of (i) the amount set forth for such period on Schedule I attached hereto and (ii) the aggregate Certificate Principal Balance of the Class A-1 Certificates immediately preceding the Distribution Date which occurs in the calendar month of the Floating Rate Payer Payment Date for such Calculation Period (determined for this purpose without regard to any adjustment of the Floating Rate Payer Payment Date or Distribution Date relating to business days).

Trade Date:	March 8, 2007

Effective Date:	April 25, 2007

Termination Date:	March 25, 2017

Fixed Amount:

Fixed Rate Payer:	Party B

Fixed Rate Payer
Payment Date:	March 30, 2007

Fixed Amount:	USD 1,665,000

Floating Amounts:

Floating Rate Payer:	Party A

Cap Rate:	6.10000%

Floating Rate Payer
Period End Dates:	The 25th calendar day of each month during the Term of this Transaction, commencing May 25, 2007 and ending on the Termination Date, with No Adjustment.

Floating Rate Payer
Payment Dates:	Early Payment shall be applicable. The Floating Rate Payer Payment Date shall be two Business Days prior to each Floating Rate Payer Period End Date.

Floating Rate Option:
USD-LIBOR-BBA, provided, however, that if the Floating Rate determined from such Floating Rate Option for any Calculation Period is greater than 9.10000% then the Floating Rate for such Calculation Period shall be deemed to be 9.10000%.

Designated Maturity:	One month

Floating Rate Day
Count Fraction:	30/360

Reset Dates:	The first day of each Calculation Period.

Compounding:	Inapplicable

Business Days:	New York

Business Day
Convention:	Following

Calculation Agent:	Party A

3.	Provisions Deemed Incorporated in a Schedule to the ISDA Master Agreement:

Part 1.	Termination Provisions.

For the purposes of this Agreement:-

(a)          “Specified Entity” will not apply to Party A or Party B for any purpose.

(b)	“Specified Transaction” will have the meaning specified in Section 14.

(c)	Events of Default.

The statement below that an Event of Default will apply to a specific party means that upon the occurrence of such an Event of Default with respect to such party, the other party shall have the rights of a Non-defaulting Party under Section 6 of this Agreement; conversely, the statement below that such event will not apply to a specific party means that the other party shall not have such rights.

(i)
The “Failure to Pay or Deliver” provisions of Section 5(a)(i) will apply to Party A and will apply to Party B; provided, however, that notwithstanding anything to the contrary in Section 5(a)(i) or in Paragraph 7, any failure by Party A to comply with or perform any obligation to be complied with or performed by Party A under the Credit Support Annex shall not constitute an Event of Default under Section 5(a)(i) unless (A) a Required Ratings Downgrade Event has occurred and been continuing for 30 or more Local Business Days and (B) such failure is not remedied on or before the third Local Business Day after notice of such failure is given to Party A.

(ii)	The “Breach of Agreement” provisions of Section 5(a)(ii) will apply to Party A and will not apply to Party B.

(iii)
The “Credit Support Default” provisions of Section 5(a)(iii) will apply to Party A and will not apply to Party B except that Section 5(a)(iii)(1) will apply to Party B solely in respect of Party B’s obligations under Paragraph 3(b); provided, however, that notwithstanding anything to the contrary in Section 5(a)(iii)(1), any failure by Party A to comply with or perform any obligation to be complied with or performed by Party A under the Credit Support Annex shall not constitute an Event of Default under Section 5(a)(iii) unless (A) a Required Ratings Downgrade Event has occurred and been continuing for 30 or more Local Business Days and (B) such failure is not remedied on or before the third Local Business Day after notice of such failure is given to Party A.

(iv)	The “Misrepresentation” provisions of Section 5(a)(iv) will apply to Party A and will not apply to Party B.

(v)	The “Default under Specified Transaction” provisions of Section 5(a)(v) will apply to Party A and will not apply to Party B.

(vi)	The “Cross Default” provisions of Section 5(a)(vi) will apply to Party A and will not apply to Party B. For purposes of Section 5(a)(vi), solely with respect to Party A:

“Specified Indebtedness” will have the meaning specified in Section 14.

“Threshold Amount” means USD 100,000,000.

(vii)
The “Bankruptcy” provisions of Section 5(a)(vii) will apply to Party A and will apply to Party B except that the provisions of Section 5(a)(vii)(2), (6) (to the extent that such provisions refer to any appointment contemplated or effected by the Pooling and Servicing Agreement or any appointment to which Party B has not become subject), (7) and (9) will not apply to Party B; provided that, with respect to Party B only, Section 5(a)(vii)(4) is hereby amended by adding after the words “against it” the words “(excluding any proceeding or petition instituted or presented by Party A or its Affiliates)”, and Section 5(a)(vii)(8) is hereby amended by deleting the words “to (7) inclusive” and inserting lieu thereof “, (3), (4) as amended, (5), (6) as amended, or (7)”.

(viii)	The “Merger Without Assumption” provisions of Section 5(a)(viii) will apply to Party A and will apply to Party B.

(d)           Termination Events.

The statement below that a Termination Event will apply to a specific party means that upon the occurrence of such a Termination Event, if such specific party is the Affected Party with respect to a Tax Event, the Burdened Party with respect to a Tax Event Upon Merger (except as noted below) or the non-Affected Party with respect to a Credit Event Upon Merger, as the case may be, such specific party shall have the right to designate an Early Termination Date in accordance with Section 6 of this Agreement; conversely, the statement below that such an event will not apply to a specific party means that such party shall not have such right; provided, however, with respect to “Illegality” the statement that such event will apply to a specific party means that upon the occurrence of such a Termination Event with respect to such party, either party shall have the right to designate an Early Termination Date in accordance with Section 6 of this Agreement.

(i)            The “Illegality” provisions of Section 5(b)(i) will apply to Party A and will apply to Party B.

(ii)	The “Tax Event” provisions of Section 5(b)(ii) will apply to Party A and will apply to Party B.

(iii)
The “Tax Event Upon Merger” provisions of Section 5(b)(iii) will apply to Party A and will apply to Party B, provided that Party A shall not be entitled to designate an Early Termination Date by reason of a Tax Event upon Merger in respect of which it is the Affected Party.

(iv)	The “Credit Event Upon Merger” provisions of Section 5(b)(iv) will not apply to Party A and will not apply to Party B.

(e)	The “Automatic Early Termination” provision of Section 6(a) will not apply to Party A and will not apply to Party B.

(f)             Payments on Early Termination. For the purpose of Section 6(e) of this Agreement:

(i)	The Second Method will apply.

(ii)	Market Quotation will apply, provided, however, that, if Party A is the Defaulting Party or the sole Affected Party, the following provisions will apply:

(A)	Section 6(e) is hereby amended by inserting on the first line thereof the words “or is effectively designated” after “If an Early Termination Date occurs”;

(B)	The definition of Market Quotation in Section 14 shall be deleted in its entirety and replaced with the following:

“Market Quotation” means, with respect to one or more Terminated Transactions, and a party making the determination, an amount determined on the basis of one or more Firm Offers from Reference Market-makers that are Eligible Replacements. Each Firm Offer will be (1) for an amount that would be paid to Party B (expressed as a negative number) or by Party B (expressed as a positive number) in consideration of an agreement between Party B and such Reference Market-maker to enter into a Replacement Transaction, and (2) made on the basis that Unpaid Amounts in respect of the Terminated Transaction or group of Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date are to be included. The party making the determination (or its agent) will request each Reference Market-maker that is an Eligible Replacement to provide its Firm Offer to the extent reasonably practicable as of the same day and time (without regard to different time zones) on or as soon as reasonably practicable after the designation or occurrence of the relevant Early Termination Date. The day and time as of which those Firm Offers are to be provided (the “bid time”) will be selected in good faith by the party obliged to make a determination under Section 6(e), and, if each party is so obliged, after consultation with the other. If at least one Firm Offer from an Approved Replacement (which, if accepted, would determine the Market Quotation) is provided at the bid time, the Market Quotation will be the Firm Offer (among such Firm Offers as specified in clause (C) below) actually accepted by Party B no later than the Business Day immediately preceding the Early Termination Date. If no Firm Offer from an Approved Replacement (which, if accepted, would determine the Market Quotation) is provided at the bid time, it will be deemed that the Market Quotation in respect of such Terminated Transaction or group of Transactions cannot be determined.

(C)
If more than one Firm Offer from an Approved Replacement (which, if accepted, would determine the Market Quotation) is provided at the bid time, Party B shall accept the Firm Offer (among such Firm Offers) which would require either (x) the lowest payment by Party B to the Reference Market-maker, to the extent Party B would be required to make a payment to the Reference Market-maker or (y) the highest payment from the Reference Market-maker to Party B, to the extent the Reference Market-maker would be required to make a payment to Party B. If only one Firm Offer from an Approved Replacement (which, if accepted, would determine the Market Quotation) is provided at the bid time, Party B shall accept such Firm Offer.

(D)	If Party B requests Party A in writing to obtain Market Quotations, Party A shall use its reasonable efforts to do so.

(E)	If the Settlement Amount is a negative number, Section 6(e)(i)(3) shall be deleted in its entirety and replaced with the following:

“(3) Second Method and Market Quotation. If the Second Method and Market Quotation apply, (I) Party B shall pay to Party A an amount equal to the absolute value of the Settlement Amount in respect of the Terminated Transactions, (II) Party B shall pay to Party A the Termination Currency Equivalent of the Unpaid Amounts owing to Party A and (III) Party A shall pay to Party B the Termination Currency Equivalent of the Unpaid Amounts owing to Party B; provided, however, that (x) the amounts payable under the immediately preceding clauses (II) and (III) shall be subject to netting in accordance with Section 2(c) of this Agreement and (y) notwithstanding any other provision of this Agreement, any amount payable by Party A under the immediately preceding clause (III) shall not be netted-off against any amount payable by Party B under the immediately preceding clause (I).”

(g)           “Termination Currency” means USD.

(h)            Additional Termination Events. Additional Termination Events will apply as provided in Part 5(c).

Part 2.    Tax Matters.

(a)           Tax Representations.

(i)	Payer Representations. For the purpose of Section 3(e) of this Agreement:

(A)          Party A makes the following representation(s):

It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e) of this Agreement) to be made by it to the other party under this Agreement.

In making this representation, it may rely on:

(1)	the accuracy of any representations made by the other party pursuant to Section 3(f) of this Agreement;

(2)
the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of this Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of this Agreement; and

(3)
the satisfaction of the agreement of the other party contained in Section 4(d) of this Agreement, provided that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

(B)           Party B makes the following representation(s):

None.

(ii)            Payee Representations. For the purpose of Section 3(f) of this Agreement:

(A)          Party A makes the following representation(s):

Party A is a corporation organized under the laws of the State of Delaware and its U.S. taxpayer identification number is 13-3866307.

(B)           Party B makes the following representation(s):

None.

(b)	Tax Provisions.

(i)	Gross Up. Section 2(d)(i)(4) shall not apply to Party B as X, such that Party B shall not be required to pay any additional amounts referred to therein.

(ii)
Indemnifiable Tax. Notwithstanding the definition of “Indemnifiable Tax” in Section 14 of this Agreement, all Taxes in relation to payments by Party A shall be Indemnifiable Taxes (including any Tax imposed in relation to a Credit Support Document or in relation to any payment thereunder) unless (i) such Taxes are assessed directly against Party B and not by deduction or withholding by Party A or (ii) arise as a result of a Change in Tax Law (in which case such Tax shall be an Indemnifiable Tax only if such Tax satisfies the definition of Indemnifiable Tax provided in Section 14). In relation to payments by Party B, no Tax shall be an Indemnifiable Tax.

Part 3.    Agreement to Deliver Documents.

(a)            For the purpose of Section 4(a)(i), tax forms, documents, or certificates to be delivered are:

Party required to deliver document	Form/Document/ Certificate	Date by which to be delivered

Party A
An original properly completed and executed United States Internal Revenue Service Form W-9 (or any successor thereto) with respect to any payments received or to be received by Party A that eliminates U.S. federal withholding and backup withholding Tax on payments to Party A under this Agreement.

(i) upon execution of this Agreement, (ii) on or before the first payment date under this Agreement, including any Credit Support Document, (iii) promptly upon the reasonable demand by Party B, (iv) prior to the expiration or obsolescence of any previously delivered form, and (v) promptly upon the information on any such previously delivered form becoming inaccurate or incorrect.

Party B
(i) An original properly completed and executed United States Internal Revenue Service Form W-9 (or any successor thereto) with respect to any payments received or to be received by the initial beneficial owner of payments to Party B that eliminates U.S. federal withholding and backup withholding Tax on payments to Party B under this Agreement, and (ii) thereafter, the appropriate tax certification form (i.e., IRS Form W-9 or IRS Form W-8BEN, W-8IMY, W-8EXP or W-8ECI, as applicable (or any successor form thereto)) with respect to any payments received or to be received by the beneficial owner of payments to Party B under this Agreement from time to time.

(i) On or before the first payment date under this Agreement, including any Credit Support Document, (ii) in the case of a tax certification form other than a Form W-9, before December 31 of each third succeeding calendar year, (iii)promptly upon the reasonable demand by Party B, (iv) prior to the expiration or obsolescence of any previously delivered form, and (v) promptly upon the receipt of actual knowledge by the Trustee information on any such previously delivered form becoming inaccurate or incorrect.

(b)           For the purpose of Section 4(a)(ii), other documents to be delivered are:
Party required to deliver document	Form/Document/ Certificate	Date by which to be delivered	Covered by Section 3(d) Representation

Party A and Party B
Any documents required by the receiving party to evidence the authority of the delivering party or its Credit Support Provider, if any, for it to execute and deliver the Agreement, this Confirmation, and any Credit Support Documents to which it is a party, and to evidence the authority of the delivering party or its Credit Support Provider to perform its obligations under the Agreement, this Confirmation and any Credit Support Document, as the case may be
		Upon the execution and delivery of this Agreement	Yes

Party A and Party B
A certificate of an authorized officer of the party, as to the incumbency and authority of the respective officers of the party signing the Agreement, this Confirmation, and any relevant Credit Support Document, as the case may be
		Upon the execution and delivery of this Agreement	Yes

Party A
Annual Report of Party A containing consolidated financial statements certified by independent certified public accountants and prepared in accordance with generally accepted accounting principles in the country in which Party A is organized
		Upon request by Party B	Yes

Party A
Quarterly Financial Statements of Party A containing unaudited, consolidated financial statements of Party A’s fiscal quarter prepared in accordance with generally accepted accounting principles in the country in which Party A is organized
		Upon request by Party B	Yes

Party A and Party B	An opinion of counsel of such party regarding the enforceability of this Agreement in a form reasonably satisfactory to the other party.	Upon the execution and delivery of this Agreement	No

Party B	An executed copy of the Pooling and Servicing Agreement	Promptly upon filing of such agreement with the U.S. Securities and Exchange Commission	No

Part 4.    Miscellaneous.

(a)	Address for Notices: For the purposes of Section 12(a) of this Agreement:

Address for notices or communications to Party A:

Address:   383 Madison Avenue, New York, New York 10179
Attention: DPC Manager
Facsimile:  (212) 272-5823

with a copy to:

Address:   One Metrotech Center North, Brooklyn, New York 11201
Attention: Derivative Operations 7th Floor
Facsimile:  (212) 272-1634

(For all purposes)

Address for notices or communications to Party B:

Address:               Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention:             Client Manager, BSABS 2007-AC3
Facsimile:              (410) 715-2380
Phone:	(410) 884-2000

(For all purposes)

(b)           Process Agent. For the purpose of Section 13(c):

Party A appoints as its Process Agent: Not applicable.

Party B appoints as its Process Agent: Not applicable.

(c)	Offices. The provisions of Section 10(a) will apply to this Agreement; neither Party A nor Party B has any Offices other than as set forth in the Notices Section.

(d)	Multibranch Party. For the purpose of Section 10(c) of this Agreement:

Party A is not a Multibranch Party.

Party B is not a Multibranch Party.

(e)	Calculation Agent. The Calculation Agent is Party A.

(f)            Credit Support Document.

Party A:	The Credit Support Annex, and any guarantee in support of Party A’s obligations under this Agreement.

Party B:                  The Credit Support Annex.

(g)	Credit Support Provider.

Party A: The guarantor under any guarantee in support of Party A’s obligations under this Agreement.

Party B: None.

(h)
Governing Law. The parties to this Agreement hereby agree that the law of the State of New York shall govern their rights and duties in whole, without regard to the conflict of law provisions thereof other than New York General Obligations Law Sections 5-1401 and 5-1402.

(i)	Netting of Payments. The parties agree that subparagraph (ii) of Section 2(c) will apply to each Transaction hereunder.

(j)	Affiliate. Party A and Party B shall be deemed to have no Affiliates for purposes of this Agreement, including for purposes of Section 6(b)(ii).

Part 5.   Others Provisions.

(a)
Definitions. Unless otherwise specified in a Confirmation, this Agreement and each Transaction under this Agreement are subject to the 2000 ISDA Definitions as published and copyrighted in 2000 by the International Swaps and Derivatives Association, Inc. (the “Definitions”), and will be governed in all relevant respects by the provisions set forth in the Definitions, without regard to any amendment to the Definitions subsequent to the date hereof. The provisions of the Definitions are hereby incorporated by reference in and shall be deemed a part of this Agreement, except that (i) references in the Definitions to a “Swap Transaction” shall be deemed references to a “Transaction” for purposes of this Agreement, and (ii) references to a “Transaction” in this Agreement shall be deemed references to a “Swap Transaction” for purposes of the Definitions. Each term capitalized but not defined in this Agreement shall have the meaning assigned thereto in the Pooling and Servicing Agreement.

(b)          Amendments to ISDA Master Agreement.

(i)	Single Agreement. Section 1(c) is hereby amended by the adding the words “including, for the avoidance of doubt, the Credit Support Annex” after the words “Master Agreement”.

(ii)	[Reserved.]

(iii)	[Reserved.]

(iv)	Representations. Section 3 is hereby amended by adding at the end thereof the following subsection (g):

“(g)	Relationship Between Parties.

(1)
Nonreliance. (i) It is not relying on any statement or representation of the other party regarding the Transaction (whether written or oral), other than the representations expressly made in this Agreement or the Confirmation in respect of that Transaction, (ii) it has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent it has deemed necessary, and it has made its own investment, hedging and trading decisions based upon its own judgment and upon any advice from such advisors as it has deemed necessary and not upon any view expressed by the other party, (iii) it is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into this Transaction; it being understood that information and explanations related to the terms and conditions of this Transaction shall not be considered investment advice or a recommendation to enter into this Transaction, and (iv) it has not received from the other party any assurance or guaranty as to the expected results of this Transaction.

(2)
Evaluation and Understanding. (i) It has the capacity to evaluate (internally or through independent professional advice) the Transaction and has made its own decision to enter into the Transaction and (ii) it understands the terms, conditions and risks of the Transaction and is willing and able to accept those terms and conditions and to assume those risks, financially and otherwise.

(3)	Purpose. It is entering into the Transaction for the purposes of managing its borrowings or investments, hedging its underlying assets or liabilities or in connection with a line of business.

(4)	Status of Parties. The other party is not acting as an agent, fiduciary or advisor for it in respect of the Transaction.

(5)
Eligible Contract Participant. It is an “eligible swap participant” as such term is defined in, Section 35.1(b)(2) of the regulations (17 C.F.R. 35) promulgated under, and an “eligible contract participant” as defined in Section 1(a)(12) of the Commodity Exchange Act, as amended.”

(v)
Transfer to Avoid Termination Event. Section 6(b)(ii) is hereby amended by (i) deleting the words “or if a Tax Event Upon Merger occurs and the Burdened Party is the Affected Party,” and (ii) deleting the last paragraph thereof and inserting the following in lieu thereof:

“Notwithstanding anything to the contrary in Section 7 (as amended herein) and Part 5(f), any transfer by Party A under this Section 6(b)(ii) shall not require the consent of Party B for such transfer if the following conditions are satisfied:

(1)	the transferee (the “Section 6 Transferee”) is an Eligible Replacement;

(2)	if the Section 6 Transferee is domiciled in a different country or political subdivision thereof from both Party A and Party B, such transfer satisfies the Rating Agency Condition;

(3)
the Section 6 Transferee will not, as a result of such transfer, be required on the next succeeding Scheduled Payment Date to withhold or deduct on account of any Tax (except in respect of default interest) amounts in excess of that which Party A would, on the next succeeding Scheduled Payment Date have been required to so withhold or deduct unless the Section 6 Transferee would be required to make additional payments pursuant to Section 2(d)(i)(4) corresponding to such excess;

(4)	a Termination Event or Event of Default does not occur as a result of such transfer; and

(5)
the Section 6 Transferee confirms in writing that it will accept all of the interests and obligations in and under this Agreement which are to be transferred to it in accordance with the terms of this provision.”

(vi)
Jurisdiction. Section 13(b) is hereby amended by: (i) deleting in the second line of subparagraph (i) thereof the word "non-", (ii) deleting “; and” from the end of subparagraph 1 and inserting “.” in lieu thereof, and (iii) deleting the final paragraph thereof.

(vii)
Local Business Day. The definition of Local Business Day in Section 14 is hereby amended by the addition of the words “or any Credit Support Document” after “Section 2(a)(i)” and the addition of the words “or Credit Support Document” after “Confirmation”.

(c)	Additional Termination Events. The following Additional Termination Events will apply:

(i)        S&P First Level Downgrade. If an S&P Approved Ratings Downgrade Event has occurred and is continuing and Party A fails to take any action described under Part (5)(d)(i)(1), within the time period specified therein, then an Additional Termination Event shall have occurred with respect to Party A, Party A shall be the sole Affected Party with respect to such Additional Termination Event and all Transactions hereunder shall be Affected Transaction.

(ii)       Moody’s First Rating Trigger Collateral. If (A) it is not the case that a Moody’s Second Trigger Ratings Event has occurred and been continuing for 30 or more Local Business Days and (B) Party A has failed to comply with or perform any obligation to be complied with or performed by Party A in accordance with the Credit Support Annex, then an Additional Termination Event shall have occurred with respect to Party A, Party A shall be the sole Affected Party with respect to such Additional Termination Event and all Transactions hereunder shall be Affected Transactions.

(iii)     S&P Second Level Downgrade. If an S&P Required Ratings Downgrade Event has occurred and is continuing and Party A fails to take any action described under Part (5)(d)(i)(2) within the time period specified therein, then an Additional Termination Event shall have occurred with respect to Party A, Party A shall be the sole Affected Party with respect to such Additional Termination Event and all Transactions hereunder shall be Affected Transaction.

(iv)     Moody’s Second Rating Trigger Replacement. If (A) a Moody’s Second Trigger Ratings Event has occurred and been continuing for 30 or more Local Business Days and (B) (i) at least one Eligible Replacement has made a Firm Offer to be the transferee of all of Party A’s rights and obligations under this Agreement (and such Firm Offer remains an offer that will become legally binding upon such Eligible Replacement upon acceptance by the offeree) and/or (ii) an Eligible Guarantor has made a Firm Offer to provide an Eligible Guarantee (and such Firm Offer remains an offer that will become legally binding upon such Eligible Guarantor immediately upon acceptance by the offeree), then an Additional Termination Event shall have occurred with respect to Party A, Party A shall be the sole Affected Party with respect to such Additional Termination Event and all Transactions hereunder shall be Affected Transactions.

(v)      Amendment of the Pooling and Servicing Agreement. If, without the prior written consent of Party A, where such consent is required under the Pooling and Servicing Agreement (such consent not to be unreasonably withheld, conditioned or delayed), an amendment or modification is made to the Pooling and Servicing Agreement which amendment or modification could reasonably be expected to have a material adverse effect on the rights and interests of Party A under the Credit Support Annex, an Additional Termination Event shall have occurred with respect to Party B, Party B shall be the sole Affected Party and all Transactions hereunder shall be Affected Transactions..

(vi)      Failure to Comply with Regulation AB Requirements. If, upon the occurrence of a Swap Disclosure Event (as defined in Part 5(e) below) Party A has not complied with any of the provisions set forth in clause (iii) of Part 5(e) below, then an Additional Termination Event shall have occurred with respect to Party A and Party A shall be the sole Affected Party with respect to such Additional Termination Event.

(vii)     Optional Termination of Securitization. An Additional Termination Event shall occur upon the notice to Certificateholders of an Optional Termination becoming unrescindable in accordance with Article XI of the Pooling and Servicing Agreement. Party B shall be the sole Affected Party with respect to such Additional Termination Event; provided, however, that notwithstanding anything to the contrary in Section 6(b)(iv), only Party B may designate an Early Termination Date in respect of this Additional Termination Event.

(d)	Rating Agency Downgrade.

(i)            S&P Downgrade:

(1)
In the event that an S&P Approved Ratings Downgrade Event occurs and is continuing, then within 30 days after such rating downgrade, Party A shall, subject to the Rating Agency Condition with respect to S&P, at its own expense, either (i) procure a Permitted Transfer, (ii) obtain an Eligible Guarantee or (iii) post collateral in accordance with the Credit Support Annex.

(2)
In the event that an S&P Required Ratings Downgrade Event occurs and is continuing, then within 10 Local Business Days after such rating withdrawal or downgrade, Party A shall, subject to the Rating Agency Condition with respect to S&P, at its own expense, procure either (i) a Permitted Transfer or (ii) an Eligible Guarantee.

(ii)           Moody’s Downgrade.

(1)
In the event that a Moody’s Second Trigger Ratings Event occurs and is continuing, Party A shall, as soon as reasonably practicable thereafter, at its own expense and using commercially reasonable efforts, either (i) procure a Permitted Transfer or (ii) obtain an Eligible Guarantee.

(e)	Compliance with Regulation AB.

(i)
Party A agrees and acknowledges that Bear Stearns Asset Backed Securities I LLC (“Depositor”) is required under Regulation AB under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (“Regulation AB”), to disclose certain financial information regarding Party A or its group of affiliated entities, if applicable, depending on the aggregate “significance percentage” of this Agreement and any other derivative contracts between Party A or its group of affiliated entities, if applicable, and Party B, as calculated from time to time in accordance with Item 1115 of Regulation AB.

(ii)
It shall be a swap disclosure event (“Swap Disclosure Event”) if, on any Business Day after the date hereof for so long as the Issuing Entity is required to file periodic reports under the Exchange Act, Depositor requests from Party A the applicable financial information described in Item 1115 of Regulation AB (such request to be based on a reasonable determination by Depositor, in good faith, that such information is required under Regulation AB) (the “Swap Financial Disclosure”).

(iii)
Upon the occurrence of a Swap Disclosure Event, Party A, within ten (10) days and at its own expense, shall (1)(a) either (i) provide to Depositor the current Swap Financial Disclosure in an EDGAR-compatible format (for example, such information may be provided in Microsoft Word® or Microsoft Excel® format but not in .pdf format) or (ii) provide written consent to Depositor to incorporation by reference of such current Swap Financial Disclosure that are filed with the Securities and Exchange Commission in the Exchange Act Reports of Depositor, (b) if applicable, cause its outside accounting firm to provide its consent to filing or incorporation by reference in the Exchange Act Reports of Depositor of such accounting firm’s report relating to their audits of such current Swap Financial Disclosure, and (c) provide to Depositor any updated Swap Financial Disclosure with respect to Party A or any entity that consolidates Party A within five days of the release of any such updated Swap Financial Disclosure; (2) secure another entity to replace Party A, by way of a Permitted Transfer, as party to this Agreement on terms substantially similar to this Agreement and subject to prior notification to the Swap Rating Agencies, which entity (or a guarantor therefor) satisfies the Rating Agency Condition with respect to S&P and which entity is able to comply with the requirements of Item 1115 of Regulation AB or (3) subject to the Rating Agency Condition with respect to S&P and obtain a guaranty of the Party A’s obligations under this Agreement from an affiliate of the Party A that is able to comply with the financial information disclosure requirements of Item 1115 of Regulation AB, such that disclosure provided in respect of the affiliate will satisfy any disclosure requirements applicable to the Swap Provider, and cause such affiliate to provide Swap Financial Disclosure. If permitted by Regulation AB, any required Swap Financial Disclosure may be provided by incorporation by reference from reports filed pursuant to the Exchange Act.

(iv)
Party A agrees that, in the event that Party A provides Swap Financial Disclosure to Depositor in accordance with Part 5(e)(iii)(a) or causes its affiliate to provide Swap Financial Disclosure to Depositor in accordance with Part 5(e)(iii)(c), it will indemnify and hold harmless Depositor, its respective directors or officers and any person controlling Depositor, from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in such Swap Financial Disclosure or caused by any omission or alleged omission to state in such Swap Financial Disclosure a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(v)	Depositor shall be an express third party beneficiary of this Agreement as if a party hereto to the extent of Depositor’s rights explicitly specified in this Part 5(e).

(f)	Transfers.

(i)            Section 7 is hereby amended to read in its entirety as follows:

“Except with respect to a Permitted Transfer pursuant to Section 6(b)(ii), Part 5(d), Part 5(b)(v) or the succeeding sentence, neither Party A nor Party B is permitted to assign, novate or transfer (whether by way of security or otherwise) as a whole or in part any of its rights, obligations or interests under the Agreement or any Transaction unless (a) the prior written consent of the other party is obtained and (b) the Rating Agency Condition has been satisfied with respect to S&P. At any time at which no Relevant Entity has credit ratings at least equal to the Approved Ratings Threshold, Party A may make a Permitted Transfer.”

(ii)
If an Eligible Replacement has made a Firm Offer (which remains an offer that will become legally binding upon acceptance by Party B) to be the transferee pursuant to a Permitted Transfer, Party B shall, at Party A’s written request and at Party A’s expense, execute such documentation provided to it as is reasonably deemed necessary by Party A to effect such transfer.

(g)
Non-Recourse. Party A acknowledges and agree that, notwithstanding any provision in this Agreement to the contrary, the obligations of Party B hereunder are limited recourse obligations of Party B, payable solely from the Trust and the proceeds thereof, in accordance with the priority of payments and other terms of the Pooling and Servicing Agreement and that Party A will not have any recourse to any of the directors, officers, agents, employees, shareholders or affiliates of Party B with respect to any claims, losses, damages, liabilities, indemnities or other obligations in connection with any transactions contemplated hereby. In the event that the Trust and the proceeds thereof, should be insufficient to satisfy all claims outstanding and following the realization of the Trust and the proceeds thereof, any claims against or obligations of Party B under this Agreement or any other confirmation thereunder still outstanding shall be extinguished and thereafter not revive. The Trustee shall not have liability for any failure or delay in making a payment hereunder to Party A due to any failure or delay in receiving amounts in the Trustee from the Trust created pursuant to the Pooling and Servicing Agreement. This provision will survive the termination of this Agreement.

(h)
Timing of Payments by Party B upon Early Termination. Notwithstanding anything to the contrary in Section 6(d)(ii), to the extent that all or a portion (in either case, the “Unfunded Amount”) of any amount that is calculated as being due in respect of any Early Termination Date under Section 6(e) from Party B to Party A will be paid by Party B from amounts other than any upfront payment paid to Party B by an Eligible Replacement that has entered a Replacement Transaction with Party B, then such Unfunded Amount shall be due on the next subsequent Distribution Date following the date on which the payment would have been payable as determined in accordance with Section 6(d)(ii), and on any subsequent Distribution Dates until paid in full (or if such Early Termination Date is the final Distribution Date, on such final Distribution Date); provided, however, that if the date on which the payment would have been payable as determined in accordance with Section 6(d)(ii) is a Distribution Date, such payment will be payable on such Distribution Date.

(i)
Rating Agency Notifications. Notwithstanding any other provision of this Agreement, no Early Termination Date shall be effectively designated hereunder by Party B and no transfer of any rights or obligations under this Agreement shall be made by either party unless each Swap Rating Agency has been given prior written notice of such designation or transfer.

(j)
No Set-off. Except as expressly provided for in Section 2(c), Section 6 or Part 1(f)(i)(D) hereof, and notwithstanding any other provision of this Agreement or any other existing or future agreement, each party irrevocably waives any and all rights it may have to set off, net, recoup or otherwise withhold or suspend or condition payment or performance of any obligation between it and the other party hereunder against any obligation between it and the other party under any other agreements. Section 6(e) shall be amended by deleting the following sentence: “The amount, if any, payable in respect of an Early Termination Date and determined pursuant to this Section will be subject to any Set-off.”.

(k)
Amendment. Notwithstanding any provision to the contrary in this Agreement, no amendment of either this Agreement or any Transaction under this Agreement shall be permitted by either party unless each of the Swap Rating Agencies has been provided prior written notice of the same and such amendment satisfies the Rating Agency Condition with respect to S&P.

(l)
Notice of Certain Events or Circumstances. Each Party agrees, upon learning of the occurrence or existence of any event or condition that constitutes (or that with the giving of notice or passage of time or both would constitute) an Event of Default or Termination Event with respect to such party, promptly to give the other Party and to each Swap Rating Agency notice of such event or condition; provided that failure to provide notice of such event or condition pursuant to this Part 5(l) shall not constitute an Event of Default or a Termination Event.

(m)          Proceedings. No Relevant Entity shall institute against, or cause any other person to institute against, or join any other person in instituting against Party B, or the trust formed pursuant to the Pooling and Servicing Agreement, in any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under any federal or state bankruptcy or similar law for a period of one year (or, if longer, the applicable preference period) and one day following payment in full of the Certificates and any Notes. This provision will survive the termination of this Agreement.

(n)
Trustee Liability Limitations. It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed by Wells Fargo Bank, N.A. (“Wells”) not in its individual capacity, but solely as Trustee under the Pooling and Servicing Agreement in the exercise of the powers and authority conferred and invested in it thereunder; (b) Wells has been directed pursuant to the Pooling and Servicing Agreement to enter into this Agreement and to perform its obligations hereunder; (c) each of the representations, undertakings and agreements herein made on behalf of the Trust is made and intended not as personal representations of Wells but is made and intended for the purpose of binding only the Trust; and (d) under no circumstances shall Wells in its individual capacity be personally liable for any payments hereunder or for the breach or failure of any obligation, representation, warranty or covenant made or undertaken under this Agreement.

(o)
Severability. If any term, provision, covenant, or condition of this Agreement, or the application thereof to any party or circumstance, shall be held to be invalid or unenforceable (in whole or in part) in any respect, the remaining terms, provisions, covenants, and conditions hereof shall continue in full force and effect as if this Agreement had been executed with the invalid or unenforceable portion eliminated, so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Agreement and the deletion of such portion of this Agreement will not substantially impair the respective benefits or expectations of the parties; provided, however, that this severability provision shall not be applicable if any provision of Section 2, 5, 6, or 13 (or any definition or provision in Section 14 to the extent it relates to, or is used in or in connection with any such Section) shall be so held to be invalid or unenforceable.

The parties shall endeavor to engage in good faith negotiations to replace any invalid or unenforceable term, provision, covenant or condition with a valid or enforceable term, provision, covenant or condition, the economic effect of which comes as close as possible to that of the invalid or unenforceable term, provision, covenant or condition.

(p)
Agent for Party B. Party A acknowledges that Party B has appointed the Trustee as its agent under the Pooling and Servicing Agreement to carry out certain functions on behalf of Party B, and that the Trustee shall be entitled to give notices and to perform and satisfy the obligations of Party B hereunder on behalf of Party B.

(q)
Limitation on Events of Default. Notwithstanding the provisions of Sections 5 and 6, if at any time and so long as Party B has satisfied in full all its payment obligations under Section 2(a)(i) and has at the time no future payment obligations, whether absolute or contingent, under such Section, then unless Party A is required pursuant to appropriate proceedings to return to Party B or otherwise returns to Party B upon demand of Party B any portion of any such payment, (a) the occurrence of an event described in Section 5(a) with respect to Party B shall not constitute an Event of Default or Potential Event of Default with respect to Party B as Defaulting Party and (b) Party A shall be entitled to designate an Early Termination Date pursuant to Section 6 only as a result of the occurrence of a Termination Event set forth in either Section 5(b)(i) or 5(b)(ii) with respect to Party A as the Affected Party, or Section 5(b)(iii) with respect to Party A as the Burdened Party. For purposes of the Transaction to which this Agreement relates, Party B’s only obligation under Section 2(a)(i) is to pay the Fixed Amount on the Fixed Amount Payer Payment Date.

(r)
Consent to Recording. Each party hereto consents to the monitoring or recording, at any time and from time to time, by the other party of any and all communications between trading, marketing, and operations personnel of the parties and their Affiliates, waives any further notice of such monitoring or recording, and agrees to notify such personnel of such monitoring or recording.

(s)	Waiver of Jury Trial. Each party waives any right it may have to a trial by jury in respect of any suit, action or proceeding relating to this Agreement or any Credit Support Document.

(t)
Form of ISDA Master Agreement. Party A and Party B hereby agree that the text of the body of the ISDA Master Agreement is intended to be the printed form of the ISDA Master Agreement (Multicurrency - Crossborder) as published and copyrighted in 1992 by the International Swaps and Derivatives Association, Inc.

(u)
Payment Instructions. Party A hereby agrees that, unless notified in writing by Party B of other payment instructions, any and all amounts payable by Party A to Party B under this Agreement shall be paid to the account specified in Item 4 of this Confirmation, below.

(v)
Capacity. Party A represents to Party B on the date on which Party A enters into this Agreement that it is entering into the Agreement and the Transaction as principal and not as agent of any person. The Trustee represents to Party A on the date on which Party B enters into this Agreement that the Trustee is executing the Agreement not in its individual capacity, but solely as Trustee on behalf of the Trust.

(w)
Substantial financial transactions. Each party hereto is hereby advised and acknowledges as of the date hereof that the other party has engaged in (or refrained from engaging in) substantial financial transactions and has taken (or refrained from taking) other material actions in reliance upon the entry by the parties into the Transaction being entered into on the terms and conditions set forth herein and in the Pooling and Servicing Agreement relating to such Transaction, as applicable. This paragraph shall be deemed repeated on the trade date of each Transaction.

(x)	[Reserved].

(y)	[Reserved].

(z)           Additional Definitions.

As used in this Agreement, the following terms shall have the meanings set forth below, unless the context clearly requires otherwise:

“Approved Ratings Threshold” means each of the S&P Approved Ratings Threshold and the Moody’s First Trigger Ratings Threshold.

“Approved Replacement” means, with respect to a Market Quotation, an entity making such Market Quotation, which entity would satisfy conditions (a), (b), (c) and (d)of the definition of Permitted Transfer (as determined by Party B in its sole discretion, acting in a commercially reasonable manner) if such entity were a Transferee, as defined in the definition of Permitted Transfer.

“Eligible Guarantee” means an unconditional and irrevocable guarantee of all present and future payment obligations and obligations to post collateral of Party A or an Eligible Replacement to Party B under this Agreement that is provided by an Eligible Guarantor as principal debtor rather than surety and that is directly enforceable by Party B, the form and substance of which guarantee are subject to the Rating Agency Condition with respect to S&P.

“Eligible Guarantor” means an entity that (A) has credit ratings from S&P at least equal to the S&P Approved Ratings Threshold and (B) has credit ratings from Moody’s at least equal to the Moody’s Second Trigger Ratings Threshold, provided, for the avoidance of doubt, that an Eligible Guarantee of an Eligible Guarantor with credit ratings below the Moody’s First Trigger Ratings Threshold will not cause a Collateral Event (as defined in the Credit Support Annex) not to occur or continue with respect to Moody’s.

“Eligible Replacement” means an entity (A) (i) (a) that has credit ratings from S&P at least equal to the S&P Approved Ratings Threshold, and (b) has credit ratings from Moody’s at least equal to the Moody’s Second Trigger Ratings Threshold, provided, for the avoidance of doubt, that an Eligible Replacement with credit ratings below the Moody’s First Trigger Ratings Threshold will not cause a Collateral Event (as defined in the Credit Support Annex) not to occur or continue with respect to Moody’s, or (ii) the present and future obligations (for the avoidance of doubt, not limited to payment obligations) of which entity to Party B under this Agreement are guaranteed pursuant to an Eligible Guarantee and (B) that has executed an Item 1115 Agreement with Depositor and Sponsor.

“Estimated Swap Termination Payment” means, with respect to an Early Termination Date, an amount determined by Party A in good faith and in a commercially reasonable manner as the maximum payment that could be owed by Party B to Party A in respect of such Early Termination Date pursuant to Section 6(e), taking into account then current market conditions.

“Firm Offer” means (A) with respect to an Eligible Replacement, a quotation from such Eligible Replacement (i) in an amount equal to the actual amount payable by or to Party B in consideration of an agreement between Party B and such Eligible Replacement to replace Party A as the counterparty to this Agreement by way of novation or, if such novation is not possible, an agreement between Party B and such Eligible Replacement to enter into a Replacement Transaction (assuming that all Transactions hereunder become Terminated Transactions), and (ii) that constitutes an offer by such Eligible Replacement to replace Party A as the counterparty to this Agreement or enter a Replacement Transaction that will become legally binding upon such Eligible Replacement upon acceptance by Party B, and (B) with respect to an Eligible Guarantor, an offer by such Eligible Guarantor to provide an Eligible Guarantee that will become legally binding upon such Eligible Guarantor upon acceptance by the offeree.

“Moody’s” means Moody’s Investors Service, Inc., or any successor thereto.

“Moody’s First Trigger Ratings Event” means that no Relevant Entity has credit ratings from Moody’s at least equal to the Moody’s First Trigger Ratings Threshold.

“Moody’s First Trigger Ratings Threshold” means, with respect to Party A, the guarantor under an Eligible Guarantee or an Eligible Replacement, (i) if such entity has a short-term unsecured and unsubordinated debt rating from Moody’s, a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody’s of “A2” and a short-term unsecured and unsubordinated debt rating from Moody’s of “Prime-1”, or (ii) if such entity does not have a short-term unsecured and unsubordinated debt rating or counterparty rating from Moody’s, a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody’s of “A1”.

“Moody’s Second Trigger Ratings Event” means that no Relevant Entity has credit ratings from Moody’s at least equal to the Moody’s Second Trigger Ratings Threshold.

“Moody’s Second Trigger Ratings Threshold” means, with respect to Party A, the guarantor under an Eligible Guarantee or an Eligible Replacement, (i) if such entity has a short-term unsecured and unsubordinated debt rating from Moody’s, a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody’s of “A3” and a short-term unsecured and unsubordinated debt rating from Moody’s of “Prime-2”, or (ii) if such entity does not have a short-term unsecured and unsubordinated debt rating from Moody’s, a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody’s of “A3”.

“Permitted Transfer” means a transfer by novation by Party A pursuant to Section 6(b)(ii), Part 5(d), Part 5(b)(v), Part 5(e) or the second sentence of Section 7 (as amended herein) to a transferee (the “Transferee”) of all, but not less than all, of Party A’s rights, liabilities, duties and obligations under this Agreement, with respect to which transfer each of the following conditions is satisfied: (a) the Transferee is an Eligible Replacement; (b) Party A and the Transferee are both “dealers in notional principal contracts” within the meaning of Treasury regulations section 1.1001-4 (in each case as certified by such entity); (c) as of the date of such transfer the Transferee would not be required to withhold or deduct on account of Tax from any payments under this Agreement or would be required to gross up for such Tax under Section 2(d)(i)(4); (d) an Event of Default or Termination Event would not occur as a result of such transfer; (e) pursuant to a written instrument (the “Transfer Agreement”), the Transferee acquires and assumes all rights and obligations of Party A under the Agreement and the relevant Transaction; (f) Party B shall have determined, in its sole discretion, acting in a commercially reasonable manner, that such Transfer Agreement is effective to transfer to the Transferee all, but not less than all, of Party A’s rights and obligations under the Agreement and all relevant Transactions; (g) Party A will be responsible for any costs or expenses incurred in connection with such transfer (including any replacement cost of entering into a replacement transaction); (h) either (A) Moody’s has been given prior written notice of such transfer and the Rating Agency Condition is satisfied with respect to S&P or (B) each Swap Rating Agency has been given prior written notice of such transfer and such transfer is in connection with the assignment and assumption of this Agreement without modification of its terms, other than party names, dates relevant to the effective date of such transfer, tax representations (provided that the representations in Part 2(a)(i) are not modified) and any other representations regarding the status of the substitute counterparty of the type included in Part 5(b)(iv), Part 5(v)(i)(2) or Part 5(v)(ii), notice information and account details; and (i) such transfer otherwise complies with the terms of the Pooling and Servicing Agreement.

“Rating Agency Condition” means, with respect to any particular proposed act or omission to act hereunder and each Swap Rating Agency specified in connection with such proposed act or omission, that the party acting or failing to act must consult with each of the specified Swap Rating Agencies and receive from each such Swap Rating Agency a prior written confirmation that the proposed action or inaction would not cause a downgrade or withdrawal of the then-current rating of any Certificates or Notes.

“Relevant Entity” means Party A and, to the extent applicable, a guarantor under an Eligible Guarantee.

“Replacement Transaction” means, with respect to any Terminated Transaction or group of Terminated Transactions, a transaction or group of transactions that (i) would have the effect of preserving for Party B the economic equivalent of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) by the parties under Section 2(a)(i) in respect of such Terminated Transaction or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have been required after that Date, and (ii) has terms which are substantially the same as this Agreement, including, without limitation, rating triggers, Regulation AB compliance, and credit support documentation, save for the exclusion of provisions relating to Transactions that are not Terminated Transaction, as determined by Party B in its sole discretion, acting in a commercially reasonable manner.

“Required Ratings Downgrade Event” means that no Relevant Entity has credit ratings at least equal to the Required Ratings Threshold. For purposes of determining whether a Required Ratings Downgrade Event has occurred, each Relevant Entity shall provide its credit ratings to Party B in writing, upon request of Party B.

“Required Ratings Threshold” means each of the S&P Required Ratings Threshold and the Moody’s Second Trigger Ratings Threshold.

“S&P” means Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

“S&P Approved Ratings Downgrade Event” means that no Relevant Entity has credit ratings at least equal to the S&P Approved Ratings Threshold.

“S&P Approved Ratings Threshold” means, with respect to Party A, the guarantor under an Eligible Guarantee or an Eligible Replacement, a short-term unsecured and unsubordinated debt rating from S&P of “A-1”, or, if such entity does not have a short-term unsecured and unsubordinated debt rating from S&P, a long-term unsecured and unsubordinated debt rating or counterparty rating from S&P of “A+”.

“S&P Required Ratings Downgrade Event” means that no Relevant Entity has credit ratings at least equal to the S&P Required Ratings Threshold.

“S&P Required Ratings Threshold” means, with respect to Party A, the guarantor under an Eligible Guarantee or an Eligible Replacement, a long-term unsecured and unsubordinated debt rating or counterparty rating from S&P of “BBB-”.

“Swap Rating Agencies” means, with respect to any date of determination, each of S&P and Moody’s, to the extent that each such rating agency is then providing a rating for any of the Bear Stearns Asset Backed Securities I Trust 2007-AC3, Asset-Backed Certificates, Series 2007-AC3 (the “Certificates”) or any notes backed by the Certificates (the “Notes”).

[Remainder of this page intentionally left blank.]

4.             Account Details and Settlement Information:

Payments to Party A:

Citibank, N.A., New York
                                ABA Number: 021-0000-89, for the account of Bear, Stearns Securities Corp.
Account Number: 0925-3186, for further credit to Bear Stearns Financial Products Inc.
Sub-account Number: 102-04654-1-3
Attention: Derivatives Department

Payments to Party B:

Wells Fargo Bank, N.A.
ABA Number: 121000248
Account Name: SAS Clearing
Account Number: 3970771416
FFC to: BSABS 2007-AC3, Account No. 53136102

NEITHER THE BEAR STEARNS COMPANIES INC. NOR ANY SUBSIDIARY OR AFFILIATE OF THE BEAR STEARNS COMPANIES INC. OTHER THAN PARTY A IS AN OBLIGOR OR A CREDIT SUPPORT PROVIDER ON THIS AGREEMENT.

This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

Party B hereby agrees to check this Confirmation and to confirm that the foregoing correctly sets forth the terms of the Transaction by signing in the space provided below and returning to Party A a facsimile of the fully-executed Confirmation to 212-272-9857. For inquiries regarding U.S. Transactions, please contact Derivatives Documentation by telephone at 212-272-2711. For all other inquiries please contact Derivatives Documentation by telephone at 353-1-402-6233. Originals will be provided for your execution upon your request.

We are very pleased to have executed this Transaction with you and we look forward to completing other transactions with you in the near future.

Very truly yours,

BEAR STEARNS FINANCIAL PRODUCTS INC.

Section 1.1.  By:_______________________________

Name:
Title:

Party B, acting through its duly authorized signatory, hereby agrees to, accepts and confirms the terms of the foregoing as of the date hereof.

WELLS FARGO BANK, N.A., NOT IN ITS
INDIVIDUAL CAPACITY, BUT SOLELY AS TRUSTEE
ON BEHALF OF THE BEAR STEARNS ASSET
BACKED SECURITIES I TRUST 2007-AC3, ASSET-
BACKED CERTIFICATES, SERIES 2007-AC3

By: _______________________________
Name:
Title:

lm

SCHEDULE I

From and including	To but excluding	Notional Amount (USD)
Effective Date	5/25/2007	343,039,049.88
5/25/2007	6/25/2007	339,186,248.10
6/25/2007	7/25/2007	334,948,860.13
7/25/2007	8/25/2007	330,335,250.45
8/25/2007	9/25/2007	325,355,871.64
9/25/2007	10/25/2007	320,021,911.44
10/25/2007	11/25/2007	314,348,949.85
11/25/2007	12/25/2007	308,360,358.68
12/25/2007	1/25/2008	302,083,721.66
1/25/2008	2/25/2008	295,773,861.55
2/25/2008	3/25/2008	289,519,268.76
3/25/2008	4/25/2008	283,382,989.89
4/25/2008	5/25/2008	277,364,433.47
5/25/2008	6/25/2008	271,461,354.36
6/25/2008	7/25/2008	265,671,550.11
7/25/2008	8/25/2008	259,992,860.07
8/25/2008	9/25/2008	254,423,164.67
9/25/2008	10/25/2008	248,960,384.57
10/25/2008	11/25/2008	243,602,479.97
11/25/2008	12/25/2008	238,347,449.81
12/25/2008	1/25/2009	233,193,331.06
1/25/2009	2/25/2009	228,138,197.99
2/25/2009	3/25/2009	223,180,161.47
3/25/2009	4/25/2009	218,317,368.26
4/25/2009	5/25/2009	213,548,000.36
5/25/2009	6/25/2009	208,870,274.32
6/25/2009	7/25/2009	204,282,440.57
7/25/2009	8/25/2009	199,782,782.82
8/25/2009	9/25/2009	195,369,617.40
9/25/2009	10/25/2009	191,041,292.64
10/25/2009	11/25/2009	186,796,188.29
11/25/2009	12/25/2009	182,632,714.88
12/25/2009	1/25/2010	178,549,313.19
1/25/2010	2/25/2010	174,544,453.63
2/25/2010	3/25/2010	170,616,635.71
3/25/2010	4/25/2010	166,764,387.47
4/25/2010	5/25/2010	162,986,264.94
5/25/2010	6/25/2010	159,313,751.68
6/25/2010	7/25/2010	156,213,919.71
7/25/2010	8/25/2010	153,173,759.70
8/25/2010	9/25/2010	150,192,131.04
9/25/2010	10/25/2010	147,267,914.83
10/25/2010	11/25/2010	144,400,013.43
11/25/2010	12/25/2010	141,587,350.13
12/25/2010	1/25/2011	138,828,868.67
1/25/2011	2/25/2011	136,123,532.90
2/25/2011	3/25/2011	133,470,326.39
3/25/2011	4/25/2011	130,868,252.06
4/25/2011	5/25/2011	128,316,331.81
5/25/2011	6/25/2011	125,813,606.14
6/25/2011	7/25/2011	123,359,133.82
7/25/2011	8/25/2011	120,951,991.55
8/25/2011	9/25/2011	118,591,273.61
9/25/2011	10/25/2011	116,276,091.49
10/25/2011	11/25/2011	114,005,573.64
11/25/2011	12/25/2011	111,778,865.09
12/25/2011	1/25/2012	109,595,127.13
1/25/2012	2/25/2012	107,453,537.06
2/25/2012	3/25/2012	105,353,287.82
3/25/2012	4/25/2012	103,293,304.34
4/25/2012	5/25/2012	101,273,102.54
5/25/2012	6/25/2012	99,291,920.39
6/25/2012	7/25/2012	97,349,010.40
7/25/2012	8/25/2012	95,443,639.28
8/25/2012	9/25/2012	93,575,087.75
9/25/2012	10/25/2012	91,742,650.22
10/25/2012	11/25/2012	89,945,634.56
11/25/2012	12/25/2012	88,183,361.80
12/25/2012	1/25/2013	86,455,165.94
1/25/2013	2/25/2013	84,760,393.68
2/25/2013	3/25/2013	83,098,404.13
3/25/2013	4/25/2013	81,468,568.68
4/25/2013	5/25/2013	79,870,270.65
5/25/2013	6/25/2013	78,302,905.15
6/25/2013	7/25/2013	76,765,878.82
7/25/2013	8/25/2013	75,258,609.60
8/25/2013	9/25/2013	73,780,526.54
9/25/2013	10/25/2013	72,331,069.60
10/25/2013	11/25/2013	70,909,689.38
11/25/2013	12/25/2013	69,515,847.00
12/25/2013	1/25/2014	68,149,013.83
1/25/2014	2/25/2014	66,808,671.36
2/25/2014	3/25/2014	65,494,310.93
3/25/2014	4/25/2014	64,205,433.63
4/25/2014	5/25/2014	62,941,550.03
5/25/2014	6/25/2014	61,702,180.08
6/25/2014	7/25/2014	60,486,852.86
7/25/2014	8/25/2014	59,295,106.46
8/25/2014	9/25/2014	58,126,487.78
9/25/2014	10/25/2014	56,980,552.36
10/25/2014	11/25/2014	55,856,864.25
11/25/2014	12/25/2014	54,754,995.80
12/25/2014	1/25/2015	53,674,527.55
1/25/2015	2/25/2015	52,615,048.03
2/25/2015	3/25/2015	51,576,153.63
3/25/2015	4/25/2015	50,557,448.47
4/25/2015	5/25/2015	49,558,544.21
5/25/2015	6/25/2015	48,579,059.94
6/25/2015	7/25/2015	47,618,622.03
7/25/2015	8/25/2015	46,676,863.98
8/25/2015	9/25/2015	45,753,426.29
9/25/2015	10/25/2015	44,847,956.35
10/25/2015	11/25/2015	43,960,108.28
11/25/2015	12/25/2015	43,089,542.80
12/25/2015	1/25/2016	42,235,927.13
1/25/2016	2/25/2016	41,398,934.85
2/25/2016	3/25/2016	40,578,245.77
3/25/2016	4/25/2016	39,773,545.85
4/25/2016	5/25/2016	38,984,527.01
5/25/2016	6/25/2016	38,210,887.11
6/25/2016	7/25/2016	37,452,329.77
7/25/2016	8/25/2016	36,708,564.26
8/25/2016	9/25/2016	35,979,175.88
9/25/2016	10/25/2016	35,263,965.10
10/25/2016	11/25/2016	34,562,189.38
11/25/2016	12/25/2016	33,872,543.74
12/25/2016	1/25/2017	33,194,250.14
1/25/2017	02/25/17	32,523,975.50
02/25/17	Termination Date	31,861,847.20

Annex A

Paragraph 13 of the Credit Support Annex

ANNEX A

ISDA®

CREDIT SUPPORT ANNEX

to the Schedule to the

ISDA Master Agreement

dated as of March 30, 2007 between

Bear Stearns Financial Products Inc. (hereinafter referred to as “Party A” or “Pledgor”)

and

Wells Fargo Bank, N.A., not in its individual capacity, but solely as Trustee on behalf of the Bear Stearns Asset Backed Securities I Trust 2007-AC3, Asset-Backed Certificates, Series 2007-AC3 (hereinafter referred to as “Party B” or “Secured Party”)

For the avoidance of doubt, and notwithstanding anything to the contrary that may be contained in the Agreement, this Credit Support Annex shall relate solely to the Transaction documented in the Confirmation dated March 30, 2007, between Party A and Party B, Reference Number FXNEC9345.

Paragraph 13. Elections and Variables.

Security Interest for “Obligations”. The term “Obligations” as used in this Annex includes the following additional obligations:

With respect to Party A: not applicable.
With respect to Party B: not applicable.

Credit Support Obligations.

Delivery Amount, Return Amount and Credit Support Amount.

“Delivery Amount” has the meaning specified in Paragraph 3(a) as amended (I) by deleting the words “upon a demand made by the Secured Party on or promptly following a Valuation Date” and inserting in lieu thereof the words “not later than the close of business on each Valuation Date” and (II) by deleting in its entirety the sentence beginning “Unless otherwise specified in Paragraph 13” and ending “(ii) the Value as of that Valuation Date of all Posted Credit Support held by the Secured Party.” and inserting in lieu thereof the following:

The “Delivery Amount” applicable to the Pledgor for any Valuation Date will equal the greatest of

(1)	the amount by which (a) the S&P Credit Support Amount for such Valuation Date exceeds (b) the S&P Value as of such Valuation Date of all Posted Credit Support held by the Secured Party,

(2)
the amount by which (a) the Moody’s First Trigger Credit Support Amount for such Valuation Date exceeds (b) the Moody’s First Trigger Value as of such Valuation Date of all Posted Credit Support held by the Secured Party, and

(3)
the amount by which (a) the Moody’s Second Trigger Credit Support Amount for such Valuation Date exceeds (b) the Moody’s Second Trigger Value as of such Valuation Date of all Posted Credit Support held by the Secured Party.

“Return Amount” has the meaning specified in Paragraph 3(b) as amended by deleting in its entirety the sentence beginning “Unless otherwise specified in Paragraph 13” and ending “(ii) the Credit Support Amount.” and inserting in lieu thereof the following:

The “Return Amount” applicable to the Secured Party for any Valuation Date will equal the least of

(1)	the amount by which (a) the S&P Value as of such Valuation Date of all Posted Credit Support held by the Secured Party exceeds (b) the S&P Credit Support Amount for such Valuation Date,

(2)
the amount by which (a) the Moody’s First Trigger Value as of such Valuation Date of all Posted Credit Support held by the Secured Party exceeds (b) the Moody’s First Trigger Credit Support Amount for such Valuation Date, and

(3)
the amount by which (a) the Moody’s Second Trigger Value as of such Valuation Date of all Posted Credit Support held by the Secured Party exceeds (b) the Moody’s Second Trigger Credit Support Amount for such Valuation Date.

“Credit Support Amount” shall not apply. For purposes of calculating any Delivery Amount or Return Amount for any Valuation Date, reference shall be made to the S&P Credit Support Amount, the Moody’s First Trigger Credit Support Amount, or the Moody’s Second Trigger Credit Support Amount, in each case for such Valuation Date, as provided in Paragraphs 13(b)(i)(A) and 13(b)(i)(B), above.

Eligible Collateral.

The items set forth on the schedule of Eligible Collateral attached as Schedule A hereto will qualify as “Eligible Collateral” (for the avoidance of doubt, all Eligible Collateral described in (D) and (E) of column one of the Collateral Schedule to be denominated in USD).

Other Eligible Support.

The following items will qualify as “Other Eligible Support” for the party specified:

Not applicable.

Threshold.

“Independent Amount” means zero with respect to Party A and Party B.

“Threshold” means, with respect to Party A and any Valuation Date, zero if (i) a Collateral Event has occurred and has been continuing (x) for at least 30 days or (y) since this Annex was executed or (ii) a Required Ratings Downgrade Event has occurred and is continuing; otherwise, infinity.

  “Threshold” means, with respect to Party B and any Valuation Date, infinity.

“Minimum Transfer Amount” means USD 100,000 with respect to Party A and Party B; provided, however, that if the aggregate Certificate Principal Balance of the Certificates and the aggregate principal balance of the Notes rated by S&P is at the time of any transfer less than USD 50,000,000, the “Minimum Transfer Amount” shall be USD 50,000.

Rounding: The Delivery Amount will be rounded up to the nearest integral multiple of USD 10,000. The Return Amount will be rounded down to the nearest integral multiple of USD 10,000.

Valuation and Timing.

“Valuation Agent” means Party A.

“Valuation Date” means each Local Business Day on which any of the S&P Credit Support Amount, the Moody’s First Trigger Credit Support Amount or the Moody’s Second Trigger Credit Support Amount is greater than zero.

“Valuation Time” means the close of business in the city of the Valuation Agent on the Local Business Day immediately preceding the Valuation Date or date of calculation, as applicable; provided that the calculations of Value and Exposure will be made as of approximately the same time on the same date. The Valuation Agent will notify each party (or the other party, if the Valuation Agent is a party) of its calculations not later than the Notification Time on the applicable Valuation Date (or in the case of Paragraph 6(d), the Local Business Day following the day on which such relevant calculations are performed).”

“Notification Time” means 11:00 a.m., New York time, on a Local Business Day.

External Calculations. At any time at which Party A (or, to the extent applicable, its Credit Support Provider) does not have a long-term unsubordinated and unsecured debt rating of at least “BBB+” from S&P, the Valuation Agent shall (at its own expense) obtain external calculations of Party B’s Exposure from at least two Reference Market-makers on the last Local Business Day of each calendar month. Any determination of the S&P Credit Support Amount shall be based on the greatest of Party B’s Exposure determined by the Valuation Agent and such Reference Market-makers. Such external calculation may not be obtained from the same Reference Market-maker more than four times in any 12-month period.

Notice to S&P. At any time at which Party A (or, to the extent applicable, its Credit Support Provider) does not have a long-term unsubordinated and unsecured debt rating of at least “BBB+” from S&P, the Valuation Agent shall provide to S&P not later than the Notification Time on the Local Business Day following each Valuation Date its calculations of Party B’s Exposure and the S&P Value of any Eligible Credit Support or Posted Credit Support for that Valuation Date. The Valuation Agent shall also provide to S&P any external marks of Party B’s Exposure.

Conditions Precedent and Secured Party’s Rights and Remedies. The following Termination Events will be a “Specified Condition” for the party specified (that party being the Affected Party if the Termination Event occurs with respect to that party): With respect to Party A and Party B: None.

Substitution.

“Substitution Date” has the meaning specified in Paragraph 4(d)(ii).

Consent. If specified here as applicable, then the Pledgor must obtain the Secured Party’s consent for any substitution pursuant to Paragraph 4(d): Inapplicable.

Dispute Resolution.

“Resolution Time” means 1:00 p.m. New York time on the Local Business Day following the date on which the notice of the dispute is given under Paragraph 5.

Value. Notwithstanding anything to the contrary in Paragraph 12, for the purpose of Paragraphs 5(i)(C) and 5(ii), the S&P Value, Moody’s First Trigger Value, and Moody’s Second Trigger Value, on any date, of Eligible Collateral other than Cash will be calculated as follows:

For Eligible Collateral in the form of securities listed in Paragraph 13(b)(ii): the product of (1)(x) the bid-side quotation at the Valuation Time for such securities on the principal national securities exchange on which such securities are listed, or (y) if such securities are not listed on a national securities exchange, the arithmetic mean of the bid-side quotations for such securities quoted at the Valuation Time by any three principal market makers for such securities selected by the Valuation Agent, provided that if only two bid-side quotations are obtained, then the arithmetic mean of such two bid-side quotations will be used, and if only one bid-side quotation is obtained, such quotation shall be used, or (z) if no such bid price is listed or quoted for such date, the bid price listed or quoted (as the case may be) at the Valuation Time for the day next preceding such date on which such prices were available and (2) the applicable Valuation Percentage for such Eligible Collateral.

Alternative. The provisions of Paragraph 5 will apply.

Holding and Using Posted Collateral.

Eligibility to Hold Posted Collateral; Custodians. Party B (or its Custodian) will be entitled to hold Posted Collateral pursuant to Paragraph 6(b), provided that the following conditions applicable to it are satisfied:

(1)	it is not a Defaulting Party.

(2)
Posted Collateral consisting of Cash or certificated securities that cannot be paid or delivered by book-entry may be held only in any state of the United States which has adopted the Uniform Commercial Code.

(3)
in the case of any Custodian for Party B, such Custodian (or, to the extent applicable, its parent company or credit support provider) shall then have a short-term unsecured and unsubordinated debt rating from S&P of at least “A-1”.

Initially, the Custodian for Party B is: the Trustee

Use of Posted Collateral. The provisions of Paragraph 6(c) will not apply to Party B, and Party B shall not have any right to use Posted Collateral or take any action specified in such Paragraph 6(c); provided, however, that is Posted Collateral in book-entry form is delivered, Party B or its Custodian shall have the rights specified in Paragraph 6(c)(ii).

Distributions and Interest Amount.

Interest Rate. The “Interest Rate” will be the actual interest rate earned on Posted Collateral in the form of Cash that is held by Party B or its Custodian. Posted Collateral in the form of Cash shall be invested in such overnight (or redeemable within two Local Business Days of demand) Permitted Investments rated at least (x) AAAm or AAAm-G by S&P and (y) Prime-1 by Moody’s or Aaa by Moody’s, as directed by Party A. Gains and losses incurred in respect of any investment of Posted Collateral in the form of Cash in Permitted Investments as directed by Party A shall be for the account of Party A.

Amendment of Paragraph 6(d)(i) - Distributions. Clause (d)(i) of Paragraph 6 shall be amended and restated to read in its entirety as follows:

“(i) Distributions. Subject to Paragraph 4(a), if Party B receives Distributions on a Local Business Day, it will Transfer to Party A not later than the following Local business Day any Distributions it receives to the extent that a Delivery Amount would not be created or increased by that Transfer, as calculated by the Valuation Agent (and the date of calculation will be deemed to be a Valuation Date for this purpose). ”

Amendment of Paragraph 6(d)(ii) - Interest Amount. Clause (d)(ii) of Paragraph 6 shall be amended and restated to read in its entirety as follows:

“(ii) Interest Amount. In lieu of any interest, dividends or other amounts paid with respect to Posted Collateral in the form of Cash (all of which may be retained by the Secured Party), the Secured Party will Transfer to the Pledgor on the 20th day of each calendar month (or if such day is not a Local Business Day, the next Local Business Day) the Interest Amount. Any Interest Amount or portion thereof not Transferred pursuant to this Paragraph will constitute Posted Collateral in the form of Cash and will be subject to the security interest granted under Paragraph 2. For purposes of calculating the Interest Amount the amount of interest calculated for each day of the interest period shall be compounded monthly.” Secured Party shall not be obligated to transfer any Interest Amount unless and until it has received such amount.

Additional Representation(s). There are no additional representations by either party.

Other Eligible Support and Other Posted Support.

“Value” with respect to Other Eligible Support and Other Posted Support means: not applicable.

“Transfer” with respect to Other Eligible Support and Other Posted Support means: not applicable.

Demands and Notices.All demands, specifications and notices under this Annex will be made pursuant to the Notices Section of this Agreement, except that any demand, specification or notice shall be given to or made at the following addresses, or at such other address as the relevant party may from time to time designate by giving notice (in accordance with the terms of this paragraph) to the other party:

If to Party A, at the address specified pursuant to the Notices Section of this Agreement.

If to Party B, at the address specified pursuant to the Notices Section of this Agreement.

If to Party B’s Custodian: at the address designated in writing from time to time.

Address for Transfers. Each Transfer hereunder shall be made to the address specified below or to an address specified in writing from time to time by the party to which such Transfer will be made.

Party A account details for holding collateral:

Citibank, N.A., New York
    ABA Number: 021-0000-89, for the account of Bear, Stearns Securities Corp.
    Account Number: 0925-3186, for further credit to Bear Stearns Financial Products Inc.
    Sub-account Number: 102-04654-1-3
Attention: Derivatives Department

Party B’s Custodian account details for holding collateral:

Wells Fargo Bank, N.A.
ABA Number: 121000248
Account Name: SAS Clearing
Account Number: 3970771416
FFC to: BSABS 2007-AC3, Collateral Account No. 53136103

Other Provisions.

Collateral Account. Party B shall open and maintain a segregated account, which shall be an Eligible Account, and hold, record and identify all Posted Collateral in such segregated account.

Agreement as to Single Secured Party and Single Pledgor. Party A and Party B hereby agree that, notwithstanding anything to the contrary in this Annex, (a) the term “Secured Party” as used in this Annex means only Party B, (b) the term “Pledgor” as used in this Annex means only Party A, (c) only Party A makes the pledge and grant in Paragraph 2, the acknowledgement in the final sentence of Paragraph 8(a) and the representations in Paragraph 9.

Calculation of Value. Paragraph 4(c) is hereby amended by deleting the word “Value” and inserting in lieu thereof “S&P Value, Moody’s First Trigger Value, Moody’s Second Trigger Value”. Paragraph 4(d)(ii) is hereby amended by (A) deleting the words “a Value” and inserting in lieu thereof “an S&P Value, Moody’s First Trigger Value, and Moody’s Second Trigger Value” and (B) deleting the words “the Value” and inserting in lieu thereof “S&P Value, Moody’s First Trigger Value, and Moody’s Second Trigger Value”. Paragraph 5 (flush language) is hereby amended by deleting the word “Value” and inserting in lieu thereof “S&P Value, Moody’s First Trigger Value, or Moody’s Second Trigger Value”. Paragraph 5(i) (flush language) is hereby amended by deleting the word “Value” and inserting in lieu thereof “S&P Value, Moody’s First Trigger Value, and Moody’s Second Trigger Value”. Paragraph 5(i)(C) is hereby amended by deleting the word “the Value, if” and inserting in lieu thereof “any one or more of the S&P Value, Moody’s First Trigger Value, or Moody’s Second Trigger Value, as may be”. Paragraph 5(ii) is hereby amended by (1) deleting the first instance of the words “the Value” and inserting in lieu thereof “any one or more of the S&P Value, Moody’s First Trigger Value, or Moody’s Second Trigger Value” and (2) deleting the second instance of the words “the Value” and inserting in lieu thereof “such disputed S&P Value, Moody’s First Trigger Value, or Moody’s Second Trigger Value”. Each of Paragraph 8(b)(iv)(B) and Paragraph 11(a) is hereby amended by deleting the word “Value” and inserting in lieu thereof “least of the S&P Value, Moody’s First Trigger Value, and Moody’s Second Trigger Value”.

Form of Annex. Party A and Party B hereby agree that the text of Paragraphs 1 through 12, inclusive, of this Annex is intended to be the printed form of ISDA Credit Support Annex (Bilateral Form - ISDA Agreements Subject to New York Law Only version) as published and copyrighted in 1994 by the International Swaps and Derivatives Association, Inc.

Events of Default. Clause (iii) of Paragraph 7 shall not apply to Party B.

Expenses. Notwithstanding anything to the contrary in Paragraph 10, the Pledgor will be responsible for, and will reimburse the Secured Party for, all transfer and other taxes and other costs involved in any Transfer of Eligible Collateral.

Withholding. Paragraph 6(d)(ii) is hereby amended by inserting immediately after “the Interest Amount” in the fourth line thereof the words “less any applicable withholding taxes.”

(ix) Additional Definitions. As used in this Annex:

“Collateral Event” means that no Relevant Entity has credit ratings at least equal to the Approved Ratings Threshold.
“DV01” means, with respect to a Transaction and any date of determination, the estimated change in the Secured Party’s Transaction Exposure with respect to such Transaction that would result from a one basis point change in the relevant swap curve on such date, as determined by the Valuation Agent in good faith and in a commercially reasonable manner. The Valuation Agent shall, upon request of Party B, provide to Party B a statement showing in reasonable detail such calculation.
“Exposure” has the meaning specified in Paragraph 12, except that after the word “Agreement” the words “(assuming, for this purpose only, that Part 1(f) of the Schedule is deleted)” shall be inserted.
“Local Business Day” means, for purposes of this Annex: any day on which (A) commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in New York and the location of Party A, Party B and any Custodian, and (B) in relation to a Transfer of Eligible Collateral, any day on which the clearance system agreed between the parties for the delivery of Eligible Collateral is open for acceptance and execution of settlement instructions (or in the case of a Transfer of Cash or other Eligible Collateral for which delivery is contemplated by other means a day on which commercial banks are open for business (including dealings in foreign exchange and foreign deposits) in New York and the location of Party A, Party B and any Custodian.
“Moody’s First Trigger Credit Support Amount” means, for any Valuation Date, the excess, if any, of
(I)	(A)
for any Valuation Date on which (I) a Moody’s First Trigger Ratings Event has occurred and has been continuing (x) for at least 30 Local Business Days or (y) since this Annex was executed and (II) it is not the case that a Moody’s Second Trigger Ratings Event has occurred and been continuing for at least 30 Local Business Days, an amount equal to the greater of (a) zero and (b) the sum of (i) the Secured Party’s Exposure for such Valuation Date and (ii) the sum, for each Transaction to which this Annex relates, of the lesser of (x) the product of the Moody’s First Trigger DV01 Multiplier and DV01 for such Transaction and such Valuation Date and (y) the product of (i) Moody’s First Trigger Notional Amount Multiplier, (ii) if a Scale Factor is specified in such Transaction, the Scale Factor (as defined in such Transaction) for such Transaction, or, if no Scale Factor is specified in such Transaction, 1 and (iii) the Notional Amount for such Transaction for the Calculation Period for such Transaction (each as defined in the related Confirmation) which includes such Valuation Date, or

(B)	for any other Valuation Date, zero, over
(II)           the Threshold for Party A such Valuation Date.
“Moody’s First Trigger DV01 Multiplier” means 15.
“Moody’s First Trigger Value” means, on any date and with respect to any Eligible Collateral other than Cash, the bid price obtained by the Valuation Agent multiplied by the Moody’s First Trigger Valuation Percentage for such Eligible Collateral set forth in Paragraph 13(b)(ii).
“Moody’s First Trigger Notional Amount Multiplier” means 2%.
“Moody’s Second Trigger Credit Support Amount” means, for any Valuation Date, the excess, if any, of
(I)	(A)
for any Valuation Date on which it is the case that a Moody’s Second Trigger Ratings Event has occurred and been continuing for at least 30 Local Business Days, an amount equal to the greatest of (a) zero, (b) the aggregate amount of the next payment due to be paid by Party A under each Transaction to which this Annex relates, and (c) the sum of (x) the Secured Party’s Exposure for such Valuation Date and (y) the sum, for each Transaction to which this Annex relates, of:

if such Transaction is not a Transaction-Specific Hedge, the lesser of (i) the product of the Moody’s Second Trigger DV01 Multiplier and DV01 for such Transaction and such Valuation Date and (ii) the product of (1) the Moody’s Second Trigger Notional Amount Multiplier, (2) if a Scale Factor is specified in such Transaction, the Scale Factor (as defined in such Transaction) for such Transaction, or, if no Scale Factor is specified in such Transaction, 1 and (3) the Notional Amount for such Transaction for the Calculation Period for such Transaction (each as defined in the related Confirmation) which includes such Valuation Date]; or

if such Transaction is a Transaction-Specific Hedge, the lesser of (i) the product of the Moody’s Second Trigger Transaction-Specific Hedge DV01 Multiplier and DV01 for such Transaction and such Valuation Date and (ii) the product of (1) the Moody’s Second Trigger Transaction-Specific Hedge Notional Amount Multiplier, (2) if a Scale Factor is specified in such Transaction, the Scale Factor (as defined in such Transaction) for such Transaction, or, if no Scale Factor is specified in such Transaction, 1 and (3) the Notional Amount for such Transaction for the Calculation Period for such Transaction (each as defined in the related Confirmation) which includes such Valuation Date; or

(B)	for any other Valuation Date, zero, over
(II)           the Threshold for Party A for such Valuation Date.
“Moody’s Second Trigger DV01 Multiplier” means 50.
“Moody’s Second Trigger Notional Amount Multiplier” means 8%.
“Moody’s Second Trigger Transaction-Specific Hedge DV01 Multiplier” means 65.
“Moody’s Second Trigger Transaction-Specific Hedge Notional Amount Multiplier” means 10%.
“Moody’s Second Trigger Value” means, on any date and with respect to any Eligible Collateral other than Cash, the bid price obtained by the Valuation Agent multiplied by the Moody’s Second Trigger Valuation Percentage for such Eligible Collateral set forth in Paragraph 13(b)(ii).
“Remaining Weighted Average Maturity” means, with respect to a Transaction, the expected weighted average maturity for such Transaction as determined by the Valuation Agent.
“S&P Credit Support Amount” means, for any Valuation Date, the excess, if any, of
(I)	(A)
for any Valuation Date on which (i) an S&P Approved Ratings Downgrade Event has occurred and been continuing for at least 30 days or (ii) a S&P Required Ratings Downgrade Event has occurred and is continuing, an amount equal to the sum of (1) 100.0% of the Secured Party’s Exposure for such Valuation Date and (2) the sum, for each Transaction to which this Annex relates, of the product of (i) the Volatility Buffer for such Transaction, (ii) if a Scale Factor is specified in such Transaction, the Scale Factor (as defined in such Transaction) for such Transaction, or, if no Scale Factor is specified in such Transaction, 1 and (iii) the Notional Amount of such Transaction for the Calculation Period of such Transaction (each as defined in the related Confirmation) which includes such Valuation Date, or

(B)	for any other Valuation Date, zero, over
(II)           the Threshold for Party A for such Valuation Date.
“S&P Value” means, on any date and with respect to any Eligible Collateral other than Cash, the product of (A) the bid price obtained by the Valuation Agent for such Eligible Collateral and (B) the S&P Valuation Percentage for such Eligible Collateral set forth in paragraph 13(b)(ii).

“Transaction Exposure” means, for any Transaction, Exposure determined as if such Transaction were the only Transaction between the Secured Party and the Pledgor.
“Transaction-Specific Hedge” means any Transaction that is (i) an interest rate swap in respect of which (x) the notional amount of the interest rate swap is “balance guaranteed” or (y) the notional amount of the interest rate swap for any Calculation Period (as defined in the related Confirmation) otherwise is not a specific dollar amount that is fixed at the inception of the Transaction, (ii) an interest rate cap, (iii) an interest rate floor or (iv) an interest rate swaption.
“Valuation Percentage” shall mean, for purposes of determining the S&P Value, Moody’s First Trigger Value, or Moody’s Second Trigger Value with respect to any Eligible Collateral or Posted Collateral, the applicable S&P Valuation Percentage, Moody’s First Trigger Valuation Percentage, or Moody’s Second Trigger Valuation Percentage for such Eligible Collateral or Posted Collateral, respectively, in each case as set forth in Paragraph 13(b)(ii).
“Value” shall mean, in respect of any date, the related S&P Value, the related Moody’s First Trigger Value, and the related Moody’s Second Trigger Value.
“Volatility Buffer” means, for any Transaction, the related percentage set forth in the following table.

The higher of the S&P credit rating of (i) Party A and (ii) the Credit Support Provider of Party A, if applicable	Remaining Weighted Average Maturity up to 3 years	Remaining Weighted Average Maturity up to 5 years	Remaining Weighted Average Maturity up to 10 years	Remaining Weighted Average Maturity up to 30 years
“A-2” or higher	2.75%	3.25%	4.00%	4.75%
“A-3”	3.25%	4.00%	5.00%	6.25%
“BB+” or lower	3.50%	4.50%	6.75%	7.50%

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IN WITNESS WHEREOF, the parties have executed this Annex by their duly authorized representatives as of the date of the Agreement.

BEAR STEARNS FINANCIAL PRODUCTS INC.	WELLS FARGO BANK, N.A., NOT IN ITS INDIVIDUAL CAPACITY, BUT SOLELY AS TRUSTEE ON BEHALF OF THE BEAR STEARNS ASSET BACKED SECURITIES I TRUST 2007-AC3, ASSET-BACKED CERTIFICATES, SERIES 2007-AC3

By: _____________________________ Name: Title: Date:	By: ___________________________________ Name: Title: Date:

SCHEDULE A
ELIGIBLE COLLATERAL

ISDA Collateral Asset Definition (ICAD) Code	Remaining Maturity in Years	S&P Valuation Percentage	Moody’s First Trigger Valuation Percentage	Moody’s Second Trigger Valuation Percentage
(A) US-CASH	N/A	100%	100%	100%
(B) EU-CASH	N/A	92.5%	98%	94%
(C) GB-CASH	N/A	94.1%	98%	95%
(D) US-TBILL US-TNOTE US-TBOND
	1 or less	98.9%	100%	100%
	More than 1 but not more than 2	98.0%	100%	99%
	More than 2 but not more than 3	97.4%	100%	98%
	More than 3 but not more than 5	95.5%	100%	97%
	More than 5 but not more than 7	93.7%	100%	96%
	More than 7 but not more than 10	92.5%	100%	94%
	More than 10 but not more than 20	91.1%	100%	90%
	More than 20	88.6%	100%	88%
(E) US-GNMA US-FNMA US-FHLMC
	1 or less	98.5%	100%	99%
	More than 1 but not more than 2	97.7%	100%	99%
	More than 2 but not more than 3	97.3%	100%	98%
	More than 3 but not more than 5	94.5%	100%	96%
	More than 5 but not more than 7	93.1%	100%	93%
	More than 7 but not more than 10	90.7%	100%	93%
	More than 10 but not more than 20	87.7%	100%	89%
	More than 20	84.4%	100%	87%
(F) Fixed-Rate GA-EUROZONE-GOV		Rated AAA or better by S&P	Rated Aa3 or better by Moody's	Rated Aa3 or better by Moody's
	1 or less	98.8%	98%	94%
	More than 1 but not more than 2	97.9%	98%	93%
	More than 2 but not more than 3	97.1%	98%	92%
	More than 3 but not more than 5	91.2%	98%	90%
	More than 5 but not more than 7	87.5%	98%	89%
	More than 7 but not more than 10	83.8%	98%	88%
	More than 10 but not more than 20	75.5%	98%	84%

The ISDA Collateral Asset Definition (ICAD) Codes used in this Schedule A are taken from the Collateral Asset Definitions (First Edition - June 2003) as published and copyrighted in 2003 by the International Swaps and Derivatives Association, Inc.

EXHIBIT N

SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

Definitions
Primary Servicer - transaction party having borrower contact
Master Servicer - aggregator of pool assets
Trustee - waterfall calculator; fiduciary of the transaction
Back-up Servicer - named in the transaction (in the event a Back up Servicer becomes the Primary Servicer, follow Primary Servicer obligations)
Custodian - safe keeper of pool assets

Note: The definitions above describe the essential function that the party performs, rather than the party’s title.

Where there are multiple checks for criteria the attesting party will identify in their management assertion that they are attesting only to the portion of the distribution chain they are responsible for in the related transaction agreements.

Key:        X - obligation
[X] - under consideration for obligation

Reg AB Reference	Servicing Criteria	Primary Servicer	Master Servicer	Trustee	Custodian
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X	X	X
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	X	X	X
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the Pool Assets are maintained.
1122(d)(1)(iv)
A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.
		X	X
Cash Collection and Administration
1122(d)(2)(i)
Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.
		X	X	X
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X	X	X
1122(d)(2)(iii)
Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.
		X	X	X
1122(d)(2)(iv)
The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of over collateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.
		X	X	X
1122(d)(2)(v)
Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.
		X	X	X
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	X		X
1122(d)(2)(vii)
Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.
		X	X	X
Investor Remittances and Reporting
1122(d)(3)(i)
Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of Pool Assets serviced by the Servicer.
		X	X	X
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	X	X	X
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	X	X	X
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	X	X	X
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related pool asset documents.	X			X
1122(d)(4)(ii)	Pool assets and related documents are safeguarded as required by the transaction agreements	X			X
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	X		X
1122(d)(4)(iv)
Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related pool asset documents.
X
1122(d)(4)(v)	The Servicer’s records regarding the pool assets agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.	X
1122(d)(4)(vi)
Changes with respect to the terms or status of an obligor's pool assets (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.
		X	X
1122(d)(4)(vii)
Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.
		X	X
1122(d)(4)(viii)
Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).
X
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.	X
1122(d)(4)(x)
Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related pool assets, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xi)
Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xii)
Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the Servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.
X
1122(d)(4)(xiii)
Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	X	X
1122(d)(4)(xv)
Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements. (In this transaction there is no external enhancement or other support.)
		X		X

EXHIBIT O

FORM 10-D, FORM 8-K AND FORM 10-K
REPORTING RESPONSIBILITY

As to each item described below, the entity indicated as the Responsible Party shall be primarily responsible for reporting the information to the party identified as responsible for preparing the Securities Exchange Act Reports pursuant to Section 4.18 of the Pooling and Servicing Agreement.

Under Item 1 of Form 10-D: a) items marked “Monthly Statements to Certificateholders” are required to be included in the periodic Distribution Date statement under Section 6.06, provided by the Trustee based on information received from the party providing such information; and b) items marked “Form 10-D report” are required to be in the Form 10-D report but not the Monthly Statements to Certificateholders, provided by the party indicated. Information under all other Items of Form 10-D is to be included in the Form 10-D report. All such information and any other Items on Form 8-K and Form 10-D set forth in this Exhibit shall be sent to the Trustee and the Depositor.

Form	Item	Description	Servicers	Master Servicer	Trustee	Custodian	Depositor	Sponsor
10-D	Must Be Filed Within 15 Days Of The Distribution Date For The Asset-Backed Securities.
	1	Distribution And Pool Performance Information
Item 1121(A) - Distribution And Pool Performance Information
		(1) Any Applicable Record Dates, Accrual Dates, Determination Dates For Calculating Distributions And Actual Distribution Dates For The Distribution Period.			X (Monthly Statements To Certificateholders)
		(2) Cash Flows Received And The Sources Thereof For Distributions, Fees And Expenses.			X (Monthly Statements To Certificateholders)
		(3) Calculated Amounts And Distribution Of The Flow Of Funds For The Period Itemized By Type And Priority Of Payment, Including:			X (Monthly Statements To Certificateholders)
		(I) Fees Or Expenses Accrued And Paid, With An Identification Of The General Purpose Of Such Fees And The Party Receiving Such Fees Or Expenses.			X (Monthly Statements To Certificateholders)
(Ii) Payments Accrued Or Paid With Respect To Enhancement Or Other Support Identified In Item 1114 Of Regulation Ab (Such As Insurance Premiums Or Other Enhancement Maintenance Fees), With An Identification Of The General Purpose Of Such Payments And The Party Receiving Such Payments.
X (Monthly Statements To Certificateholders)
		(Iii) Principal, Interest And Other Distributions Accrued And Paid On The Asset-Backed Securities By Type And By Class Or Series And Any Principal Or Interest Shortfalls Or Carryovers.			X (Monthly Statements To Certificateholders)
		(Iv) The Amount Of Excess Cash Flow Or Excess Spread And The Disposition Of Excess Cash Flow.			X (Monthly Statements To Certificateholders)
		(4) Beginning And Ending Principal Balances Of The Asset-Backed Securities.			X (Monthly Statements To Certificateholders)
(5) Interest Rates Applicable To The Pool Assets And The Asset-Backed Securities, As Applicable. Consider Providing Interest Rate Information For Pool Assets In Appropriate Distributional Groups Or Incremental Ranges.
X (Monthly Statements To Certificateholders)
		(6) Beginning And Ending Balances Of Transaction Accounts, Such As Reserve Accounts, And Material Account Activity During The Period.			X (Monthly Statements To Certificateholders)
(7) Any Amounts Drawn On Any Credit Enhancement Or Other Support Identified In Item 1114 Of Regulation Ab, As Applicable, And The Amount Of Coverage Remaining Under Any Such Enhancement, If Known And Applicable.
X (Monthly Statements To Certificateholders)
(8) Number And Amount Of Pool Assets At The Beginning And Ending Of Each Period, And Updated Pool Composition Information, Such As Weighted Average Coupon, Weighted Average Remaining Term, Pool Factors And Prepayment Amounts.
					X (Monthly Statements To Certificateholders)		Updated Pool Composition Information Fields To Be As Specified By Depositor From Time To Time
		(9) Delinquency And Loss Information For The Period.	X	X	X (Monthly Statements To Certificateholders)
		In Addition, Describe Any Material Changes To The Information Specified In Item 1100(B)(5) Of Regulation Ab Regarding The Pool Assets. (Methodology)	X
(10) Information On The Amount, Terms And General Purpose Of Any Advances Made Or Reimbursed During The Period, Including The General Use Of Funds Advanced And The General Source Of Funds For Reimbursements.
			X	X	X (Monthly Statements To Certificateholders)
		(11) Any Material Modifications, Extensions Or Waivers To Pool Asset Terms, Fees, Penalties Or Payments During The Distribution Period Or That Have Cumulatively Become Material Over Time.	X	X	X (Monthly Statements To Certificateholders)
		(12) Material Breaches Of Pool Asset Representations Or Warranties Or Transaction Covenants.	X	X	X (If Agreed Upon By The Parties)		X
		(13) Information On Ratio, Coverage Or Other Tests Used For Determining Any Early Amortization, Liquidation Or Other Performance Trigger And Whether The Trigger Was Met.			X (Monthly Statements To Certificateholders)
		(14) Information Regarding Any New Issuance Of Asset-Backed Securities Backed By The Same Asset Pool,					X
Information Regarding Any Pool Asset Changes (Other Than In Connection With A Pool Asset Converting Into Cash In Accordance With Its Terms), Such As Additions Or Removals In Connection With A Prefunding Or Revolving Period And Pool Asset Substitutions And Repurchases (And Purchase Rates, If Applicable), And Cash Flows Available For Future Purchases, Such As The Balances Of Any Prefunding Or Revolving Accounts, If Applicable.
			X	X	X		X
Disclose Any Material Changes In The Solicitation, Credit-Granting, Underwriting, Origination, Acquisition Or Pool Selection Criteria Or Procedures, As Applicable, Used To Originate, Acquire Or Select The New Pool Assets.
							X	X
		Item 1121(B) - Pre-Funding Or Revolving Period Information Updated Pool Information As Required Under Item 1121(B).					X
	2	Legal Proceedings
Item 1117 - Legal Proceedings Pending Against The Following Entities, Or Their Respective Property, That Is Material To Certificateholders, Including Proceedings Known To Be Contemplated By Governmental Authorities:

		Sponsor (Seller)						X
		Depositor					X
		Trustee			X
		Issuing Entity					X
		Master Servicer, Affiliated Servicer, Other Servicer Servicing 20% Or More Of Pool Assets At Time Of Report, Other Material Servicers	X	X
		Originator Of 20% Or More Of Pool Assets As Of The Cut-Off Date					X
		Custodian				X
	3	Sales Of Securities And Use Of Proceeds
Information From Item 2(A) Of Part Ii Of Form 10-Q:

With Respect To Any Sale Of Securities By The Sponsor, Depositor Or Issuing Entity, That Are Backed By The Same Asset Pool Or Are Otherwise Issued By The Issuing Entity, Whether Or Not Registered, Provide The Sales And Use Of Proceeds Information In Item 701 Of Regulation S-K. Pricing Information Can Be Omitted If Securities Were Not Registered.
X
	4	Defaults Upon Senior Securities
		Information From Item 3 Of Part Ii Of Form 10-Q: Report The Occurrence Of Any Event Of Default (After Expiration Of Any Grace Period And Provision Of Any Required Notice)			X
	5	Submission Of Matters To A Vote Of Security Holders
		Information From Item 4 Of Part Ii Of Form 10-Q			X
	6	Significant Obligors Of Pool Assets
		Item 1112(B) - Significant Obligor Financial Information*					X
*This Information Need Only Be Reported On The Form 10-D For The Distribution Period In Which Updated Information Is Required Pursuant To The Item.
	7	Significant Enhancement Provider Information
Item 1114(B)(2) - Credit Enhancement Provider Financial Information*
		Determining Applicable Disclosure Threshold					X
		Obtain Required Financial Information Or Effecting Incorporation By Reference					X
Item 1115(B) - Derivative Counterparty Financial Information*
		Determining Current Maximum Probable Exposure					X
		Determining Current Significance Percentage			X
		Notify Derivative Counterparty Of Significance Percentage And Request Required Financial Information			X
		Obtain Required Financial Information Or Effecting Incorporation By Reference					X
*This Information Need Only Be Reported On The Form 10-D For The Distribution Period In Which Updated Information Is Required Pursuant To The Items.
	8	Other Information
		Disclose Any Information Required To Be Reported On Form 8-K During The Period Covered By The Form 10-D But Not Reported	The Responsible Party For The Applicable Form 8-K Item As Indicated Below.
	9	Exhibits
		Distribution Report			X
		Exhibits Required By Item 601 Of Regulation S-K, Such As Material Agreements					X
8-K	Must Be Filed Within Four Business Days Of An Event Reportable On Form 8-K.
	1.01	Entry Into A Material Definitive Agreement
Disclosure Is Required Regarding Entry Into Or Amendment Of Any Definitive Agreement That Is Material To The Securitization, Even If Depositor Is Not A Party.

Examples: Servicing Agreement, Custodial Agreement.

Note: Disclosure Not Required As To Definitive Agreements That Are Fully Disclosed In The Prospectus
			X	X	X		X	X
	1.02	Termination Of A Material Definitive Agreement	X	X	X		X	X
Disclosure Is Required Regarding Termination Of Any Definitive Agreement That Is Material To The Securitization (Other Than Expiration In Accordance With Its Terms), Even If Depositor Is Not A Party.

Examples: Servicing Agreement, Custodial Agreement.

	1.03	Bankruptcy Or Receivership
Disclosure Is Required Regarding The Bankruptcy Or Receivership, If Known To The Master Servicer, With Respect To Any Of The Following:

Sponsor (Seller), Depositor, Master Servicer, Affiliated Servicer, Other Servicer Servicing 20% Or More Of Pool Assets At Time Of Report, Other Material Servicers, Certificate Administrator, Trustee, Significant Obligor, Credit Enhancer (10% Or More), Derivatives Counterparty, Custodian
			X	X	X	X	X	X
	2.04	Triggering Events That Accelerate Or Increase A Direct Financial Obligation Or An Obligation Under An Off-Balance Sheet Arrangement
Includes An Early Amortization, Performance Trigger Or Other Event, Including Event Of Default, That Would Materially Alter The Payment Priority/Distribution Of Cash Flows/Amortization Schedule.

Disclosure Will Be Made Of Events Other Than Waterfall Triggers Which Are Disclosed In The Monthly Statement To Certificateholders
				X	X
	3.03	Material Modification To Rights Of Security Holders
		Disclosure Is Required Of Any Material Modification To Documents Defining The Rights Of Certificateholders, Including The Pooling And Servicing Agreement			X		X
	5.03	Amendments To Articles Of Incorporation Or Bylaws; Change In Fiscal Year
		Disclosure Is Required Of Any Amendment “To The Governing Documents Of The Issuing Entity”					X
	5.06	Change In Shell Company Status
		[Not Applicable To Abs Issuers]					X
	6.01	Abs Informational And Computational Material
		[Not Included In Reports To Be Filed Under Section 3.18]					X
	6.02	Change Of Servicer Or Trustee
Requires Disclosure Of Any Removal, Replacement, Substitution Or Addition Of Any Master Servicer, Affiliated Servicer, Other Servicer Servicing 10% Or More Of Pool Assets At Time Of Report, Other Material Servicers, Certificate Administrator Or Trustee.
			X	X	X		X
		Reg Ab Disclosure About Any New Servicer Is Also Required.	X
		Reg Ab Disclosure About Any New Trustee Is Also Required.			X (To The Extent Of A New Trustee)
	6.03	Change In Credit Enhancement Or Other External Support [In This Transaction There Is No External Enhancement Or Other Support.]
Covers Termination Of Any Enhancement In Manner Other Than By Its Terms, The Addition Of An Enhancement, Or A Material Change In The Enhancement Provided. Applies To External Credit Enhancements As Well As Derivatives.
					X		X
		Reg Ab Disclosure About Any New Enhancement Provider Is Also Required.			X		X
	6.04	Failure To Make A Required Distribution			X
	6.05	Securities Act Updating Disclosure
If Any Material Pool Characteristic Differs By 5% Or More At The Time Of Issuance Of The Securities From The Description In The Final Prospectus, Provide Updated Reg Ab Disclosure About The Actual Asset Pool.
X
		If There Are Any New Servicers Or Originators Required To Be Disclosed Under Regulation Ab As A Result Of The Foregoing, Provide The Information Called For In Items 1108 And 1110 Respectively.					X
	7.01	Regulation Fd Disclosure	X	X	X	X	X
	8.01	Other Events
		Any Event, With Respect To Which Information Is Not Otherwise Called For In Form 8-K, That The Registrant Deems Of Importance To Security Holders.					X
	9.01	Financial Statements And Exhibits	The Responsible Party Applicable To Reportable Event.
10-K	Must Be Filed Within 90 Days Of The Fiscal Year End For The Registrant.
	9b	Other Information
		Disclose Any Information Required To Be Reported On Form 8-K During The Fourth Quarter Covered By The Form 10-K But Not Reported	The Responsible Party For The Applicable Form 8-K Item As Indicated Above.
	15	Exhibits And Financial Statement Schedules
		Item 1112(B) - Significant Obligor Financial Information					X
Item 1114(B)(2) - Credit Enhancement Provider Financial Information
		Determining Applicable Disclosure Threshold					X
		Obtain Required Financial Information Or Effecting Incorporation By Reference					X
Item 1115(B) - Derivative Counterparty Financial Information
		Determining Current Maximum Probable Exposure					X
		Determining Current Significance Percentage			X
		Notify Derivative Counterparty Of Significance Percentage And Request Required Financial Information			X
		Obtain Required Financial Information Or Effecting Incorporation By Reference					X
Item 1117 - Legal Proceedings Pending Against The Following Entities, Or Their Respective Property, That Is Material To Certificateholders, Including Proceedings Known To Be Contemplated By Governmental Authorities:

		Sponsor (Seller)						X
		Depositor					X
		Trustee			X
		Issuing Entity					X
		Master Servicer, Affiliated Servicer, Other Servicer Servicing 20% Or More Of Pool Assets At Time Of Report, Other Material Servicers	X	X
		Originator Of 20% Or More Of Pool Assets As Of The Cut-Off Date					X
		Custodian				X
Item 1119 - Affiliations And Relationships Between The Following Entities, Or Their Respective Affiliates, That Are Material To Certificateholders:
		Sponsor (Seller)						X
		Depositor					X
		Trustee			X
		Master Servicer, Affiliated Servicer, Other Servicer Servicing 20% Or More Of Pool Assets At Time Of Report, Other Material Servicers	X	X
		Originator					X
		Custodian				X
		Credit Enhancer/Support Provider					X
		Significant Obligor					X
		Item 1122 - Assessment Of Compliance With Servicing Criteria	X	X	X	X
		Item 1123 - Servicer Compliance Statement	X	X

EXHIBIT P

ADDITIONAL DISCLOSURE NOTIFICATION

Bear Stearns Asset Backed Securities I LLC
383 Madison Avenue
New York, New York 10179
Fax: (212) 272-2000
E-mail: regabnotifications@bear.com

Wells Fargo Bank, N.A. as Trustee
9062 Old Annapolis Road
Columbia, Maryland 21045
Fax: (410) 715-2380
E-mail: cts.sec.notifications@wellsfargo.com

Attn: Corporate Trust Services - BSABS I 2007-AC3-SEC REPORT PROCESSING

RE: **Additional Form [ ] Disclosure**Required

Ladies and Gentlemen:

In accordance with Section 4.18 of the Pooling and Servicing Agreement, dated as of March 1, 2007, among Bear Stearns Asset Backed Securities I LLC, as Depositor, EMC Mortgage Corporation, as Master Servicer, Seller and Company and Wells Fargo Bank, National Association, as Trustee. The Undersigned hereby notifies you that certain events have come to our attention that [will][may] need to be disclosed on Form [ ].

Description of Additional Form [ ] Disclosure:

List of Any Attachments hereto to be included in the Additional Form [ ] Disclosure:

Any inquiries related to this notification should be directed to [ ], phone number: [ ]; email address: [ ].

[NAME OF PARTY]

as [role]

By: ________________________
Name:
Title:

EXHIBIT Q-1

FIFTH THIRD SERVICING AGREEMENT

EMC MORTGAGE CORPORATION
Purchaser,

FIFTH THIRD MORTGAGE COMPANY
Company,

PURCHASE, WARRANTIES AND SERVICING AGREEMENT
Dated as of September 1, 2002

(Fixed and Adjustable Rate Mortgage Loans)

ARTICLE I

Section 1.01	Defined Terms

ARTICLE II

Section 2.01	Agreement to Purchase
Section 2.02	Purchase Price
Section 2.03	Servicing of Mortgage Loans
Section 2.04	Record Title and Possession of Mortgage Files; Maintenance of Servicing Files
Section 2.05	Books and Records
Section 2.06	Transfer of Mortgage Loans
Section 2.07	Delivery of Mortgage Loan Documents
Section 2.08	Quality Control Procedures
Section 2.09	[Reserved}
Section 2.10	Modification of Obligations

ARTICLE III

Section 3.01	Representations and Warranties of the Company
Section 3.02	Representations and Warranties as to Individual Mortgage Loans
Section 3.03	Repurchase; Substitution
Section 3.04	Representations and Warranties of the Purchaser

ARTICLE IV

Section 4.01	Company to Act as Servicer
Section 4.02	Collection of Mortgage Loan Payments
Section 4.03	Realization Upon Defaulted Mortgage Loans
Section 4.04	Establishment of Custodial Accounts; Deposits in Custodial Accounts
Section 4.05	Permitted Withdrawals from the Custodial Account
Section 4.06	Establishment of Escrow Accounts; Deposits in Escrow Accounts
Section 4.07	Permitted Withdrawals From Escrow Account
Section 4.08	Payment of Taxes, Insurance and Other Charges; Maintenance of Primary Mortgage Insurance Policies; Collections Thereunder
Section 4.09	Transfer of Accounts
Section 4.10	Maintenance of Hazard Insurance
Section 4.11	Maintenance of Mortgage Impairment Insurance Policy
Section 4.12	Fidelity Bond, Errors and Omissions Insurance
Section 4.13	Title, Management and Disposition of REO Property
Section 4.14	Notification of Maturity Date

ARTICLE V

Section 5.01	Distributions
Section 5.02	Statements to the Purchaser
Section 5.03	Monthly Advances by the Company
Section 5.04	Liquidation Reports

ARTICLE VI

Section 6.01	Assumption Agreements
Section 6.02	Satisfaction of Mortgages and Release of Mortgage Files
Section 6.03	Servicing Compensation
Section 6.04	Annual Statement as to Compliance
Section 6.05	Annual Independent Certified Public Accountants’ Servicing Report
Section 6.06	Purchaser’s Right to Examine Company Records

ARTICLE VII

Section 7.01	Company Shall Provide Information as Reasonably Required

ARTICLE VIII

Section 8.01	Indemnification; Third Party Claims
Section 8.02	Merger or Consolidation of the Company
Section 8.03	Limitation on Liability of the Company and Others
Section 8.04	Company Not to Assign or Resign
Section 8.05	No Transfer of Servicing

ARTICLE IX

Section 9.01	Events of Default
Section 9.02	Waiver of Defaults

ARTICLE X

Section 10.01	Termination

ARTICLE XI

Section 11.01	Successor to the Company
Section 11.02	Amendment
Section 11.03	Recordation of Agreement
Section 11.04	Governing Law
Section 11.05	Notices
Section 11.06	Severability of Provisions
Section 11.07	Exhibits
Section 11.08	General Interpretive Principles
Section 11.09	Reproduction of Documents
Section 11.10	Confidentiality of Information
Section 11.11	Recordation of Assignment of Mortgage
Section 11.12	Assignment by Purchaser
Section 11.13	No Partnership
Section 11.14	Execution: Successors and Assigns
Section 11.15	Entire Agreement
Section 11.16	No Solicitation
Section 11.17	Closing
Section 11.18	Cooperation of Company with Reconstitution

EXHIBITS
A	Contents of Mortgage File
B	Custodial Account Letter Agreement
C	Escrow Account Letter Agreement
D	Form of Assignment, Assumption and Recognition Agreement
E	Form of Trial Balance
F	[reserved]
G	Request for Release of Documents and Receipt
H	Company’s Underwriting Matrix
I	Form of Term Sheet

This is a Purchase, Warranties and Servicing Agreement, dated as of September 1, 2002 and is executed between EMC MORTGAGE CORPORATION, as Purchaser, with offices located at Mac Arthur Ridge II, 909 Hidden Ridge Drive, Suite 200, Irving, Texas 75038 (the "Purchaser"), and Fifth Third Mortgage Company, with offices located at 38 Fountain Square, MD 1com 56, Cincinnati, Ohio 45202 (the "Company").

W I T N E& #160;S S E T H :

WHEREAS, the Purchaser has heretofore agreed to purchase from the Company and the Company has heretofore agreed to sell to the Purchaser, from time to time, certain Mortgage Loans on a servicing retained basis;

WHEREAS, each of the Mortgage Loans is secured by a mortgage, deed of trust or other security instrument creating a first lien on a residential dwelling located in the jurisdiction indicated on the Mortgage Loan Schedule, which is annexed to the related Term Sheet; and

WHEREAS, the Purchaser and the Company wish to prescribe the representations and warranties of the Company with respect to itself and the Mortgage Loans and the management, servicing and control of the Mortgage Loans;

NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Purchaser and the Company agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Defined Terms.

Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meaning specified in this Article:

Accepted Servicing Practices: With respect to any Mortgage Loan, those mortgage servicing practices (including collection procedures) of prudent mortgage banking institutions which service mortgage loans of the same type as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located, and which are in accordance with Fannie Mae servicing practices and procedures, for MBS pool mortgages, as defined in the Fannie Mae Guides including future updates.

Adjustment Date: As to each adjustable rate Mortgage Loan, the date on which the Mortgage Interest Rate is adjusted in accordance with the terms of the related Mortgage Note.

Agreement: This Purchase, Warranties and Servicing Agreement including all exhibits hereto, amendments hereof and supplements hereto.

Appraised Value: With respect to any Mortgaged Property, the value thereof as determined by an appraisal made for the originator of the Mortgage Loan at the time of origination of the Mortgage Loan by an appraiser who met the requirements of the Company and Fannie Mae.

Assignment: An individual assignment of the Mortgage, notice of transfer or equivalent instrument, in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the sale or transfer of the Mortgage Loan.

BIF: The Bank Insurance Fund, or any successor thereto.

Business Day: Any day other than: (i) a Saturday or Sunday, or (ii) a legal holiday in the State of New York or in the State of Ohio, or (iii) a day on which banks in the State of New York or in the State of Ohio are authorized or obligated by law or executive order to be closed.

Closing Date: With respect to any Mortgage Loan, the date stated on the related Term Sheet.

Code:  The Internal Revenue Code of 1986, or any successor statute thereto.

Company: Fifth Third Mortgage Company, their successors in interest and assigns, as permitted by this Agreement.

Company's Officer's Certificate: A certificate signed by the Chairman of the Board, President, any Vice President or Treasurer of Company stating the date by which Company expects to receive any missing documents sent for recording from the applicable recording office.

Condemnation Proceeds: All awards or settlements in respect of a Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation, to the extent not required to be released to a Mortgagor in accordance with the terms of the related Mortgage Loan Documents.

Confirmation: The trade confirmation letter between the Purchaser and the Company which relates to the Mortgage Loans.

Co-op Lease: With respect to a Co-op Loan, the lease with respect to a dwelling unit occupied by the Mortgagor and relating to the stock allocated to the related dwelling unit.

Co-op Loan: A Mortgage Loan secured by the pledge of stock allocated to a dwelling unit in a residential cooperative housing corporation and a collateral assignment of the related Co-op Lease.

Current Appraised Value: With respect to any Mortgaged Property, the value thereof as determined by an appraisal made for the Company (by an appraiser who met the requirements of the Company and Fannie Mae) at the request of a Mortgagor for the purpose of canceling a Primary Mortgage Insurance Policy in accordance with federal, state and local laws and regulations or otherwise made at the request of the Company or Mortgagor.

Current LTV: The ratio of the Stated Principal Balance of a Mortgage Loan to the Current Appraised Value of the Mortgaged Property.

Custodial Account: Each separate demand account or accounts created and maintained pursuant to Section 4.04 which shall be entitled "[_____________________], in trust for the [Purchaser], Owner of Adjustable Rate Mortgage Loans" and shall be established in an Eligible Account, in the name of the Person that is the "Purchaser" with respect to the related Mortgage Loans.

Custodian: With respect to any Mortgage Loan, the entity stated on the related Term Sheet, and its successors and assigns, as custodian for the Purchaser.

Cut-off Date: With respect to any Mortgage Loan, the date stated on the related Term Sheet.

Determination Date: The 15th day (or if such 15th day is not a Business Day, the Business Day immediately preceding such 15th day) of the month of the related Remittance Date.

Due Date: The day of the month on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace, which is the first day of the month.

Due Period: With respect to any Remittance Date, the period commencing on the second day of the month preceding the month of such Remittance Date and ending on the first day of the month of the Remittance Date.

Eligible Account: An account established and maintained: (i) within FDIC insured accounts created, maintained and monitored by the Company so that all funds deposited therein are fully insured, or (ii) as a trust account with the corporate trust department of a depository institution or trust company organized under the laws of the United States of America or any one of the states thereof or the District of Columbia which is not affiliated with the Company (or any sub-servicer) or (iii) with an entity which is an institution whose deposits are insured by the FDIC, the unsecured and uncollateralized long-term debt obligations of which shall be rated “A2” or higher by Standard & Poor’s and “A” or higher by Fitch, Inc. or one of the two highest short-term ratings by any applicable Rating Agency, and which is either (a) a federal savings association duly organized, validly existing and in good standing under the federal banking laws, (b) an institution duly organized, validly existing and in good standing under the applicable banking laws of any state, (c) a national banking association under the federal banking laws, or (d) a principal subsidiary of a bank holding company, or (iv) if ownership of the Mortgage Loans is evidenced by mortgaged-backed securities, the equivalent required ratings of each Rating Agency, and held such that the rights of the Purchaser and the owner of the Mortgage Loans shall be fully protected against the claims of any creditors of the Company (or any sub-servicer) and of any creditors or depositors of the institution in which such account is maintained or (v) in a separate non-trust account without FDIC or other insurance in an Eligible Institution. In the event that a Custodial Account is established pursuant to clause (iii), (iv) or (v) of the preceding sentence, the Company shall provide the Purchaser with written notice on the Business Day following the date on which the applicable institution fails to meet the applicable ratings requirements.

Eligible Institution: Fifth Third Mortgage Company, or an institution having (i) the highest short-term debt rating, and one of the two highest long-term debt ratings of each Rating Agency; or (ii) with respect to any Custodial Account, an unsecured long-term debt rating of at least one of the two highest unsecured long-term debt ratings of each Rating Agency.

Equity Take-Out Refinanced Mortgage Loan: A Refinanced Mortgage Loan the proceeds of which were in excess of the outstanding principal balance of the existing mortgage loan as defined in the Fannie Mae Guide(s).

Escrow Account: Each separate trust account or accounts created and maintained pursuant to Section 4.06 which shall be entitled "__________________, in trust for the [Purchaser], Owner of Adjustable Rate Mortgage Loans, and various Mortgagors" and shall be established in an Eligible Account, in the name of the Person that is the "Purchaser" with respect to the related Mortgage Loans.

Escrow Payments: With respect to any Mortgage Loan, the amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage or any other document.

Event of Default: Any one of the conditions or circumstances enumerated in Section 9.01.

Fannie Mae: The Federal National Mortgage Association, or any successor thereto.

Fannie Mae Guide(s): The Fannie Mae Selling Guide and the Fannie Mae Servicing Guide and all amendments or additions thereto.

FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

FHLMC: The Federal Home Loan Mortgage Corporation, or any successor thereto.

FHLMC Guide: The FHLMC Single Family Seller/Servicer Guide and all amendments or additions thereto.

Fidelity Bond: A fidelity bond to be maintained by the Company pursuant to Section 4.12.

FIRREA: The Financial Institutions Reform, Recovery, and Enforcement Act of 1989.

GAAP: Generally accepted accounting principles,
consistently applied.

HUD: The United States Department of Housing and Urban Development or any successor.

Index: With respect to any adjustable rate Mortgage Loan, the index identified on the Mortgage Loan Schedule and set forth in the related Mortgage Note for the purpose of calculating the interest rate thereon.

Initial Rate Cap: As to each adjustable rate Mortgage Loan, where applicable, the maximum increase or decrease in the Mortgage Interest Rate on the first Adjustment Date.

Insurance Proceeds: With respect to each Mortgage Loan, proceeds of insurance policies insuring the Mortgage Loan or the related Mortgaged Property.

Lender Paid Mortgage Insurance Rate: The Lender Paid Mortgage Insurance Rate shall be a rate per annum equal to the percentage shown on the Mortgage Loan Schedule.

Lender Primary Mortgage Insurance Policy: Any Primary Mortgage Insurance Policy for which premiums are paid by the Company.

Lifetime Rate Cap: As to each adjustable rate Mortgage Loan, the maximum Mortgage Interest Rate over the term of such Mortgage Loan.

Liquidation Proceeds: Cash received in connection with the liquidation of a defaulted Mortgage Loan, whether through the sale or assignment of such Mortgage Loan, trustee's sale, foreclosure sale or otherwise.

Loan-to-Value Ratio or LTV: With respect to any Mortgage Loan, the ratio of the original outstanding principal amount of the Mortgage Loan, to (i) the Appraised Value of the Mortgaged Property as of the Origination Date with respect to a Refinanced Mortgage Loan, and (ii) the lesser of the Appraised Value of the Mortgaged Property as of the Origination Date or the purchase price of the Mortgaged Property with respect to all other Mortgage Loans.

Margin: With respect to each adjustable rate Mortgage Loan, the fixed percentage amount set forth in each related Mortgage Note which is added to the Index in order to determine the related Mortgage Interest Rate, as set forth in the Mortgage Loan Schedule.

Monthly Advance: The aggregate of the advances made by the Company on any Remittance Date pursuant to Section 5.03.

Monthly Payment: The scheduled monthly payment of principal and interest on a Mortgage Loan which is payable by a Mortgagor under the related Mortgage Note.

Mortgage: The mortgage, deed of trust or other instrument securing a Mortgage Note which creates a first lien on an unsubordinated estate in fee simple in real property securing the Mortgage Note.

Mortgage File: The mortgage documents pertaining to a particular Mortgage Loan which are specified in Exhibit A hereto and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

Mortgage Impairment Insurance Policy: A mortgage impairment or blanket hazard insurance policy as required by Section 4.11.

Mortgage Interest Rate: The annual rate at which interest accrues on any Mortgage Loan, which may be adjusted from time to time for an adjustable rate Mortgage Loan, in accordance with the provisions of the related Mortgage Note.

Mortgage Loan: An individual mortgage loan which is the subject of this Agreement, each Mortgage Loan originally sold and subject to this Agreement being identified on the Mortgage Loan Schedule attached to the related Term Sheet, which Mortgage Loan includes without limitation the Mortgage File, the Monthly Payments, Principal Prepayments, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, REO Disposition Proceeds, and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan, excluding replaced or repurchased mortgage loans.

Mortgage Loan Documents: The documents listed in Exhibit A.

Mortgage Loan Remittance Rate: With respect to each Mortgage Loan, the annual rate of interest remitted to the Purchaser, which shall be equal to the Mortgage Interest Rate minus the Servicing Fee Rate minus the Lender Paid Mortgage Insurance Rate.

Mortgage Loan Schedule: The schedule of Mortgage Loans annexed to the related Term Sheet, such schedule setting forth the following information with respect to each Mortgage Loan in the related Mortgage Loan Package:

(1) the Company's Mortgage Loan identifying number;

(2) the Mortgagor's first and last name;

(3)  the street address of the Mortgaged Property including the city, state and zip code;

(4) a code indicating whether the Mortgaged Property is owner-occupied, a second home or an investor property;

(5) the type of residential property constituting the Mortgaged Property;

(6) the original months to maturity of the Mortgage Loan;

(7) the remaining months to maturity from the related Cut-off Date, based on the original amortization schedule and, if different, the maturity expressed in the same manner but based on the actual amortization schedule;

(8) the Sales Price, if applicable, Appraised Value and Loan-to-Value Ratio, at origination;

(9) the Mortgage Interest Rate as of origination and as of the related Cut-off Date; with respect to each adjustable rate Mortgage Loan, the initial Adjustment Date, the next Adjustment Date immediately following the related Cut-off Date, the Index, the Margin, the Initial Rate Cap, if any, Periodic Rate Cap, if any, minimum Mortgage Interest Rate under the terms of the Mortgage Note and the Lifetime Rate Cap;

(10) the Origination Date of the Mortgage Loan;

(11) the stated maturity date;

(12) the amount of the Monthly Payment at origination;

(13) the amount of the Monthly Payment as of the related Cut-off Date;

(14) the original principal amount of the Mortgage Loan;

(15) the scheduled Stated Principal Balance of the Mortgage Loan as of the close of business on the related Cut-off Date, after deduction of payments of principal due on or before the related Cut-off Date whether or not collected;

(16) a code indicating the purpose of the Mortgage Loan (i.e., purchase, rate and term refinance, equity take-out refinance);

(17) a code indicating the documentation style (i.e. full, alternative, etc.);

(18) the number of times during the twelve (12) month period preceding the related Closing Date that any Monthly Payment has been received after the month of its scheduled due date;

(19) the date on which the first payment is or was due;

(20) a code indicating whether or not the Mortgage Loan is the subject of a Primary Mortgage Insurance Policy and the name of the related insurance carrier;

(21)  a code indicating whether or not the Mortgage Loan is currently convertible and the conversion spread;

(22)  the last Due Date on which a Monthly Payment was actually applied to the unpaid principal balance of the Mortgage Loan.

(23)  product type (i.e. fixed, adjustable, 3/1, 5/1, etc.);

(24) credit score and/or mortgage score, if applicable;

(25) a code indicating whether or not the Mortgage Loan is the subject of a Lender Primary Mortgage Insurance Policy and the name of the related insurance carrier and the Lender Paid Mortgage Insurance Rate;

(26) a code indicating whether or not the Mortgage Loan has a prepayment penalty and if so, the amount and term thereof; and

(27) the Current Appraised Value of the Mortgage Loan and Current LTV, if applicable.

With respect to the Mortgage Loans in the aggregate, the Mortgage Loan Schedule attached to the related Term Sheet shall set forth the following information, as of the related Cut-off Date:

(1) the number of Mortgage Loans;

(2) the current aggregate outstanding principal balance of the Mortgage Loans;

(3) the weighted average Mortgage Interest Rate of the Mortgage Loans;

(4) the weighted average maturity of the Mortgage Loans; and

(5)  the weighted average months to next Adjustment Date;

Mortgage Note: The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.

Mortgaged Property: The underlying real property securing repayment of a Mortgage Note, consisting of a single parcel of real estate considered to be real estate under the laws of the state in which such real property is located which may include condominium units and planned unit developments, improved by a residential dwelling; except that with respect to real property located in jurisdictions in which the use of leasehold estates for residential properties is a widely-accepted practice, a leasehold estate of the Mortgage, the term of which is equal to or longer than the term of the Mortgage.

Mortgagor: The obligor on a Mortgage Note.

OCC: Office of the Comptroller of the Currency, its successors and assigns.

Officers' Certificate: A certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President, a Senior Vice President or a Vice President or by the Treasurer or the Secretary or one of the Assistant Treasurers or Assistant Secretaries of the Company, and delivered to the Purchaser as required by this Agreement.

Opinion of Counsel: A written opinion of counsel, who may be an employee of the party on behalf of whom the opinion is being given, reasonably acceptable to the Purchaser.

Origination Date: The date on which a Mortgage Loan funded, which date shall not, in connection with a Refinanced Mortgage Loan, be the date of the funding of the debt being refinanced, but rather the closing of the debt currently outstanding under the terms of the Mortgage Loan Documents.

OTS: Office of Thrift Supervision, its successors and assigns.

Periodic Rate Cap: As to each adjustable rate Mortgage Loan, the maximum increase or decrease in the Mortgage Interest Rate on any Adjustment Date, as set forth in the related Mortgage Note and the related Mortgage Loan Schedule.

Permitted Investments: Any one or more of the following obligations or securities:

(i) direct obligations of, and obligations fully guaranteed by the United States of America or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America;

(ii) (a) demand or time deposits, federal funds or bankers' acceptances issued by any depository institu-tion or trust company incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or the short-term deposit rating and/or the long-term unsecured debt obligations or deposits of such depository institution or trust company at the time of such investment or contractual commitment providing for such investment are rated in one of the two highest rating categories by each Rating Agency and (b) any other demand or time deposit or certificate of deposit that is fully insured by the FDIC;

(iii) repurchase obligations with a term not to exceed thirty (30) days and with respect to (a) any security described in clause (i) above and entered into with a depository institution or trust company (acting as principal) described in clause (ii)(a) above;

(iv) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof that are rated in one of the two highest rating categories by each Rating Agency at the time of such in-vestment or contractual commitment providing for such investment; provided, however, that securities issued by any particular corporation will not be Permitted Investments to the extent that investments therein will cause the then outstanding principal amount of secur-ities issued by such corporation and held as Permitted Investments to exceed 10% of the aggregate outstand-ing principal balances of all of the Mortgage Loans and Permitted Investments;

(v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obliga-tions payable on demand or on a specified date not more than one year after the date of issuance there-of) which are rated in one of the two highest rating categories by each Rating Agency at the time of such investment;

(vi) any other demand, money market or time deposit, obligation, security or investment as may be acceptable to each Rating Agency as evidenced in writing by each Rating Agency; and

(vii) any money market funds the collateral of which consists of obligations fully guaranteed by the United States of America or any agency or instru-ment-al-ity of the United States of America the obligations of which are backed by the full faith and credit of the United States of America (which may include repurchase obligations secured by collateral described in clause (i)) and other securities and which money market funds are rated in one of the two highest rating categories by each Rating Agency.

provided, however, that no instrument or security shall be a Permitted Investment if such instrument or security evidences a right to receive only interest payments with respect to the ob-li-ga-tions underlying such instrument or if such security provides for payment of both principal and interest with a yield to matur-ity in excess of 120% of the yield to maturity at par or if such investment or security is purchased at a price greater than par.

Person: Any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

Prepayment Interest Shortfall: With respect to any Remittance Date, for each Mortgage Loan that was the subject of a Principal Prepayment during the related Prepayment Period, an amount equal to the excess of one month’s interest at the applicable Mortgage Loan Remittance Rate on the amount of such Principal Prepayment over the amount of interest (adjusted to the Mortgage Loan Remittance Rate) actually paid by the related Mortgagor with respect to such Prepayment Period.

Prepayment Period: With respect to any Remittance Date, the calendar month preceding the month in which such Remittance Date occurs.

Primary Mortgage Insurance Policy: Each primary policy of mortgage insurance represented to be in effect pursuant to Section 3.02(hh), or any replacement policy therefor obtained by the Company pursuant to Section 4.08.

Prime Rate: The prime rate announced to be in effect from time to time as published as the average rate in the Wall Street Journal (Northeast Edition).

Principal Prepayment: Any payment or other recovery of principal on a Mortgage Loan full or partial which is received in advance of its scheduled Due Date, including any prepayment penalty or premium thereon and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

Purchase Price: As defined in Section 2.02.

Purchaser: EMC Mortgage Corporation, its successors in interest and assigns.

Qualified Appraiser: An appraiser, duly appointed by the Company, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and such appraiser and the appraisal made by such appraiser both satisfy the requirements of Title XI of FIRREA and the regulations promulgated thereunder and the requirements of Fannie Mae, all as in effect on the date the Mortgage Loan was originated.

Qualified Insurer: An insurance company duly qualified as such under the laws of the states in which the Mortgaged Properties are located, duly authorized and licensed in such states to transact the applicable insurance business and to write the insurance provided, approved as an insurer by Fannie Mae or FHLMC.

Rating Agency: Standard & Poor's, Fitch, Inc. or, in the event that some or all of the ownership of the Mortgage Loans is evidenced by mortgage-backed securities, the nationally recognized rating agencies issuing ratings with respect to such securities, if any.

Refinanced Mortgage Loan: A Mortgage Loan which was made to a Mortgagor who owned the Mortgaged Property prior to the origination of such Mortgage Loan and the proceeds of which were used in whole or part to satisfy an existing mortgage.

REMIC: A "real estate mortgage investment conduit," as such term is defined in Section 860D of the Code.

REMIC Provisions: The provisions of the federal income tax law relating to REMICs, which appear at Sections 860A through 860G of the Code, and the related provisions and regulations promulgated thereunder, as the foregoing may be in effect from time to time.

Remittance Date: The 18th day of any month, beginning with the First Remittance Date, or if such 18th day is not a Business Day, the first Business Day immediately preceding such 18th day.

REO Disposition: The final sale by the Company of any REO Property.

REO Disposition Proceeds: Amounts received by the Company in connection with a related REO Disposition.

REO Property: A Mortgaged Property acquired by the Company on behalf of the Purchaser as described in Section 4.13.

Repurchase Price: With respect to any Mortgage Loan, a price equal to (i) the product of the greater of 100% or the percentage of par as stated in the Confirmation multiplied by the Stated Principal Balance of such Mortgage Loan on the repurchase date, plus (ii) interest on such outstanding principal balance at the Mortgage Loan Remittance Rate from the last date through which interest has been paid and distributed to the Purchaser to the end of the month of repurchase, plus, (iii) third party expenses incurred in connection with the transfer of the Mortgage Loan being repurchased; less amounts received or advanced in respect of such repurchased Mortgage Loan which are being held in the Custodial Account for distribution in the month of repurchase.

SAIF: The Savings Association Insurance Fund, or any successor thereto.

Servicing Advances: All customary, reasonable and necessary "out of pocket" costs and expenses (including reasonable attorneys' fees and disbursements) incurred in the performance by the Company of its servicing obligations, including, but not limited to, the cost of (a) the preservation, restoration and protection of the Mortgaged Property, (b) any enforcement, administrative or judicial proceedings, or any legal work or advice specifically related to servicing the Mortgage Loans, including but not limited to, foreclosures, bankruptcies, condemnations, drug seizures, elections, foreclosures by subordinate or superior lienholders, and other legal actions incidental to the servicing of the Mortgage Loans (provided that such expenses are reasonable and that the Company specifies the Mortgage Loan(s) to which such expenses relate and, upon Purchaser’s request, provides documentation supporting such expense (which documentation would be acceptable to Fannie Mae), and provided further that any such enforcement, administrative or judicial proceeding does not arise out of a breach of any representation, warranty or covenant of the Company hereunder), (c) the management and liquidation of the Mortgaged Property if the Mortgaged Property is acquired in full or partial satisfaction of the Mortgage, (d) taxes, assessments, water rates, sewer rates and other charges which are or may become a lien upon the Mortgaged Property, and Primary Mortgage Insurance Policy premiums and fire and hazard insurance coverage, (e) any expenses reasonably sustained by the Company with respect to the liquidation of the Mortgaged Property in accordance with the terms of this Agreement and (f) compliance with the obligations under Section 4.08.

Servicing Fee: With respect to each Mortgage Loan, the amount of the annual fee the Purchaser shall pay to the Company, which shall, for a period of one full month, be equal to one-twelfth of the product of (a) the Servicing Fee Rate and (b) the outstanding principal balance of such Mortgage Loan. Such fee shall be payable monthly, computed on the basis of the same principal amount and period respecting which any related interest payment on a Mortgage Loan is computed. The obligation of the Purchaser to pay the Servicing Fee is limited to, and the Servicing Fee is payable solely from, the interest portion of such Monthly Payment collected by the Company, or as otherwise provided under Section 4.05 and in accordance with the Fannie Mae Guide(s). Any fee payable to the Company for administrative services related to any REO Property as described in Section 4.13 shall be payable from Liquidation Proceeds of the related REO Property.

Servicing Fee Rate: As set forth in the Term Sheet.

Servicing File: With respect to each Mortgage Loan, the file retained by the Company consisting of originals of all documents in the Mortgage File which are not delivered to the Purchaser and copies of the Mortgage Loan Documents listed in Exhibit A, the originals of which are delivered to the Purchaser or its designee pursuant to Section 2.04.

Servicing Officer: Any officer of the Company involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name appears on a list of servicing officers furnished by the Company to the Purchaser upon request, as such list may from time to time be amended.

Stated Principal Balance: As to each Mortgage Loan as of any date of determination, (i) the principal balance of such Mortgage Loan at the Cut-off Date after giving effect to payments of principal due on or before such date, whether or not received, minus (ii) all amounts previously distributed to the Purchaser with respect to the Mortgage Loan representing payments or recoveries of principal or advances in lieu thereof.

Subservicer: Any subservicer which is subservicing the Mortgage Loans pursuant to a Subservicing Agreement. Any subservicer shall meet the qualifications set forth in Section 4.01.

Subservicing Agreement: An agreement between the Company and a Subservicer, if any, for the servicing of the Mortgage Loans.

Term Sheet: A supplemental agreement in the form attached hereto as Exhibit I which shall be executed and delivered by the Company and the Purchaser to provide for the sale and servicing pursuant to the terms of this Agreement of the Mortgage Loans listed on Schedule I attached thereto, which supplemental agreement shall contain certain specific information relating to such sale of such Mortgage Loans and may contain additional covenants relating to such sale of such Mortgage Loans. In the event of any conflict, inconsistency or discrepancy between any of the provisions of this Agreement and any of the servicing provisions of the related Term Sheet, the provisions of the related Term Sheet shall control and be binding upon the Purchaser and the Company.

ARTICLE II

PURCHASE OF MORTGAGE LOANS; SERVICING OF MORTGAGE LOANS;
RECORD TITLE AND POSSESSION OF MORTGAGE FILES;
BOOKS AND RECORDS; CUSTODIAL AGREEMENT;
DELIVERY OF MORTGAGE LOAN DOCUMENTS

Section 2.01 Agreement to Purchase.

The Company agrees to sell and the Purchaser agrees to purchase the Mortgage Loans having an aggregate Stated Principal Balance on the related Cut-off Date set forth in the related Term Sheet in an amount as set forth in the Confirmation, or in such other amount as agreed by the Purchaser and the Company as evidenced by the actual aggregate Stated Principal Balance of the Mortgage Loans accepted by the Purchaser on the related Closing Date, with servicing retained by the Company. The Company shall deliver the related Mortgage Loan Schedule attached to the related Term Sheet for the Mortgage Loans to be purchased on the related Closing Date to the Purchaser at least two (2) Business Days prior to the related Closing Date. The Mortgage Loans shall be sold pursuant to this Agreement, and the related Term Sheet shall be executed and delivered on the related Closing Date.

Section 2.02 Purchase Price.

The Purchase Price for each Mortgage Loan shall be the percentage of par as stated in the Confirmation (subject to adjustment as provided therein), multiplied by the Stated Principal Balance, as of the related Cut-off Date, of the Mortgage Loan listed on the related Mortgage Loan Schedule attached to the related Term Sheet, after application of scheduled payments of principal due on or before the related Cut-off Date whether or not collected.

In addition to the Purchase Price as described above, the Purchaser shall pay to the Company, at closing, accrued interest on the Stated Principal Balance of each Mortgage Loan as of the related Cut-off Date at the Mortgage Loan Remittance Rate of each Mortgage Loan from the related Cut-off Date through the day prior to the related Closing Date, inclusive.

The Purchase Price plus accrued interest as set forth in the preceding paragraph shall be paid on the related Closing Date by wire transfer of immediately available funds.

Purchaser shall be entitled to (1) all scheduled principal due after the related Cut-off Date, (2) all other recoveries of principal collected on or after the related Cut-off Date (provided, however, that all scheduled payments of principal due on or before the related Cut-off Date and collected by the Company or any successor servicer after the related Cut-off Date shall belong to the Company), and (3) all payments of interest on the Mortgage Loans net of applicable Servicing Fees (minus that portion of any such payment which is allocable to the period prior to the related Cut-off Date). The outstanding principal balance of each Mortgage Loan as of the related Cut-off Date is determined after application of payments of principal due on or before the related Cut-off Date whether or not collected, together with any unscheduled principal prepayments collected prior to the related Cut-off Date; provided, however, that payments of scheduled principal and interest prepaid for a Due Date beyond the related Cut-off Date shall not be applied to the principal balance as of the related Cut-off Date. Such prepaid amounts shall be the property of the Purchaser. The Company shall deposit any such prepaid amounts into the Custodial Account, which account is established for the benefit of the Purchaser for subsequent remittance by the Company to the Purchaser.

Section 2.03 Servicing of Mortgage Loans.

Simultaneously with the execution and delivery of each Term Sheet, the Company does hereby agree to directly service the Mortgage Loans listed on the related Mortgage Loan Schedule attached to the related Term Sheet subject to the terms of this Agreement and the related Term Sheet. The rights of the Purchaser to receive payments with respect to the related Mortgage Loans shall be as set forth in this Agreement.

Section 2.04 Record Title and Possession of Mortgage Files; Maintenance of Servicing Files.

As of the related Closing Date, the Company sold, transferred, assigned, set over and conveyed to the Purchaser, without recourse, and the Company hereby acknowledges that the Purchaser has, but subject to the terms of this Agreement and the related Term Sheet, all the right, title and interest of the Company in and to the Mortgage Loans. Company will deliver the Mortgage Files to the Custodian designated by Purchaser, on or before the related Closing Date, at the expense of the Company. The Company shall maintain a Servicing File consisting of a copy of the contents of each Mortgage File and the originals of the documents in each Mortgage File not delivered to the Purchaser. The Servicing File shall contain all documents necessary to service the Mortgage Loans. The possession of each Servicing File by the Company is at the will of the Purchaser, for the sole purpose of servicing the related Mortgage Loan, and such retention and possession by the Company is in a custodial capacity only. From the related Closing Date, the ownership of each Mortgage Loan, including the Mortgage Note, the Mortgage, the contents of the related Mortgage File and all rights, benefits, proceeds and obligations arising therefrom or in connection therewith, has been vested in the Purchaser. All rights arising out of the Mortgage Loans including, but not limited to, all funds received on or in connection with the Mortgage Loans and all records or documents with respect to the Mortgage Loans prepared by or which come into the possession of the Company shall be received and held by the Company in trust for the benefit of the Purchaser as the owner of the Mortgage Loans. Any portion of the Mortgage Files retained by the Company shall be appropriately identified in the Company's computer system to clearly reflect the ownership of the Mortgage Loans by the Purchaser. The Company shall release its custody of the contents of the Mortgage Files only in accordance with written instructions of the Purchaser, except when such release is required as incidental to the Company's servicing of the Mortgage Loans or is in connection with a repurchase of any Mortgage Loan or Loans with respect thereto pursuant to this Agreement and the related Term Sheet, such written instructions shall not be required.

Section 2.05  Books and Records.

The sale of each Mortgage Loan has been reflected on the Company's balance sheet and other financial statements as a sale of assets by the Company. The Company shall be responsible for maintaining, and shall maintain, a complete set of books and records for the Mortgage Loans that shall be appropriately identified in the Company's computer system to clearly reflect the ownership of the Mortgage Loan by the Purchaser. In particular, the Company shall maintain in its possession, available for inspection by the Purchaser, or its designee and shall deliver to the Purchaser upon demand, evidence of compliance with all federal, state and local laws, rules and regulations, and requirements of Fannie Mae or FHLMC, as applicable, including but not limited to documentation as to the method used in determining the applicability of the provisions of the Flood Disaster Protection Act of 1973, as amended, to the Mortgaged Property, documentation evidencing insurance coverage of any condominium project as required by Fannie Mae or FHLMC, and periodic inspection reports as required by Section 4.13. To the extent that original documents are not required for purposes of realization of Liquidation Proceeds or Insurance Proceeds, documents maintained by the Company may be in the form of microfilm or microfiche.

The Company shall maintain with respect to each Mortgage Loan and shall make available for inspection by any Purchaser or its designee the related Servicing File during the time the Purchaser retains ownership of a Mortgage Loan and thereafter in accordance with applicable laws and regulations.

In addition to the foregoing, Company shall provide to any supervisory agents or examiners that regulate Purchaser, including but not limited to, the OTS, the FDIC and other similar entities, access, during normal business hours, upon reasonable advance notice to Company and without charge to Company or such supervisory agents or examiners, to any documentation regarding the Mortgage Loans that may be required by any applicable regulator.

Section 2.06. Transfer of Mortgage Loans.

The Company shall keep at its servicing office books and records in which, subject to such reasonable regulations as it may prescribe, the Company shall note transfers of Mortgage Loans. No transfer of a Mortgage Loan may be made unless such transfer is in compliance with the terms hereof. For the purposes of this Agreement, the Company shall be under no obligation to deal with any person with respect to this Agreement or any Mortgage Loan unless a notice of the transfer of such Mortgage Loan has been delivered to the Company in accordance with this Section 2.06 and the books and records of the Company show such person as the owner of the Mortgage Loan. The Purchaser may, subject to the terms of this Agreement, sell and transfer one or more of the Mortgage Loans, provided, however, that the transferee will not be deemed to be a Purchaser hereunder binding upon the Company unless such transferee shall agree in writing to be bound by the terms of this Agreement and an original counterpart of the instrument of transfer in an Assignment and Assumption of this Agreement substantially in the form of Exhibit D hereto executed by the transferee shall have been delivered to the Company. The Purchaser also shall advise the Company of the transfer. Upon receipt of notice of the transfer, the Company shall mark its books and records to reflect the ownership of the Mortgage Loans of such assignee, and the previous Purchaser shall be released from its obligations hereunder with respect to the Mortgage Loans sold or transferred, except with respect to any liabilities, claims and/or obligations that arose as a result of the Purchaser’s ownership of the Mortgage Loans during its period of ownership.

Section 2.07 Delivery of Mortgage Loan Documents.

The Company shall deliver and release to the Purchaser or its designee the Mortgage Loan Documents in accordance with the terms of this Agreement and the related Term Sheet. The documents enumerated as items (1), (2), (3), (4), (5), (6), (7), (8), (9) and (16) in Exhibit A hereto shall be delivered by the Company to the Purchaser or its designee no later than three (3) Business Days prior to the related Closing Date pursuant to a bailee letter agreement. All other documents in Exhibit A hereto, together with all other documents executed in connection with the Mortgage Loan that Company may have in its possession, shall be retained by the Company in trust for the Purchaser. If the Company cannot deliver the original recorded Mortgage Loan Documents or the original policy of title insurance, including riders and endorsements thereto, on the related Closing Date, the Company shall, promptly upon receipt thereof and in any case not later than 180 days from the related Closing Date, deliver such original documents, including original recorded documents, to the Purchaser or its designee (unless the Company is delayed in making such delivery by reason of the fact that such documents shall not have been returned by the appropriate recording office). If delivery is not completed within 180 days solely due to delays in making such delivery by reason of the fact that such documents shall not have been returned by the appropriate recording office, Company shall deliver such document to Purchaser, or its designee, within such time period as specified in a Company's Officer's Certificate. In the event that documents have not been received by the date specified in the Company's Officer's Certificate, a subsequent Company's Officer's Certificate shall be delivered by such date specified in the prior Company's Officer's Certificate, stating a revised date for receipt of documentation. The procedure shall be repeated until the documents have been received and delivered. If delivery is not completed within 180 days solely due to delays in making such delivery by reason of the fact that such documents shall not have been returned by the appropriate recording office, the Company shall continue to use its best efforts to effect delivery as soon as possible thereafter, provided that if such documents are not delivered by the 360th day from the date of the related Closing Date, upon the Purchaser’s request, the Company shall repurchase the related Mortgage Loans at the Repurchase Price in accordance with Section 3.03 hereof.

The Company shall pay all initial recording fees, if any, for the assignments of mortgage and any other fees in connection with the transfer of all original documents to the Purchaser or its designee. Company shall prepare, in recordable form, all assignments of mortgage necessary to assign the Mortgage Loans to Purchaser, or its designee. Company shall be responsible for recording the assignments of mortgage.

Company shall provide an original or duplicate original of the title insurance policy to Purchaser or its designee within ninety (90) days of the receipt of the recorded documents (required for issuance of such policy) from the applicable recording office.

Any review by the Purchaser, or its designee, of the Mortgage Files shall in no way alter or reduce the Company's obligations hereunder.

If the Purchaser or its designee discovers any defect with respect to a Mortgage File, the Purchaser shall, or shall cause its designee to, give written specification of such defect to the Company which may be given in the exception report or the certification delivered pursuant to this Section 2.07, or otherwise in writing and the Company shall cure or repurchase such Mortgage Loan in accordance with Section 3.03.

The Company shall forward to the Purchaser, or its designee, original documents evidencing an assumption, modification, consolidation or extension of any Mortgage Loan entered into in accordance with Section 4.01 or 6.01 within one week of their execution; provided, however, that the Company shall provide the Purchaser, or its designee, with a certified true copy of any such document submitted for recordation within one week of its execution, and shall provide the original of any document submitted for recordation or a copy of such document certified by the appropriate public recording office to be a true and complete copy of the original within sixty (60) days of its submission for recordation.

From time to time the Company may have a need for Mortgage Loan Documents to be released from Purchaser, or its designee. Purchaser shall, or shall cause its designee, upon the written request of the Company, within ten (10) Business Days, deliver to the Company, any requested documentation previously delivered to Purchaser as part of the Mortgage File, provided that such documentation is promptly returned to Purchaser, or its designee, when the Company no longer requires possession of the document, and provided that during the time that any such documentation is held by the Company, such possession is in trust for the benefit of Purchaser. Company shall indemnify Purchaser, and its designee, from and against any and all losses, claims, damages, penalties, fines, forfeitures, costs and expenses (including court costs and reasonable attorney's fees) resulting from or related to the loss, damage, or misplacement of any documentation delivered to Company pursuant to this paragraph.

Section 2.08 Quality Control Procedures.

The Company must have an internal quality control program that verifies, on a regular basis, the existence and accuracy of the legal documents, credit documents, property appraisals, and underwriting decisions. The program must be capable of evaluating and monitoring the overall quality of its loan production and servicing activities. The program is to ensure that the Mortgage Loans are originated and serviced in accordance with prudent mortgage banking practices and accounting principles; guard against dishonest, fraudulent, or negligent acts; and guard against errors and omissions by officers, employees, or other authorized persons.

Section 2.09 [Reserved.]

Section 2.10  Modification of Obligations. Purchaser may, without any notice to Company, extend, compromise, renew, release, change, modify, adjust or alter, by operation of law or otherwise, any of the obligations of the Mortgagors or other persons obligated under a Mortgage Loan without releasing or otherwise affecting the obligations of Company under this Agreement, or with respect to such Mortgage Loan, except to the extent Purchaser’s extension, compromise, release, change, modification, adjustment, or alteration affects Company’s ability to collect the Mortgage Loan or realize on the security of the Mortgage, but then only to the extent such action has such effect.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF
THE COMPANY; REPURCHASE; REVIEW OF MORTGAGE LOANS

Section 3.01 Representations and Warranties of the Company.

The Company represents, warrants and covenants to the Purchaser that, as of the related Closing Date or as of such date specifically provided herein:

(a) The Company is a corporation, duly organized, validly existing and in good standing under the laws of the State of Ohio and has all licenses necessary to carry out its business as now being conducted, and is licensed and qualified to transact business in and is in good standing under the laws of each state in which any Mortgaged Property is located or is otherwise exempt under applicable law from such licensing or qualification or is otherwise not required under applicable law to effect such licensing or qualification and no demand for such licensing or qualification has been made upon such Company by any such state, and in any event such Company is in compliance with the laws of any such state to the extent necessary to ensure the enforceability of each Mortgage Loan and the servicing of the Mortgage Loans in accordance with the terms of this Agreement;

(b) The Company has the full power and authority and legal right to hold, transfer and convey each Mortgage Loan, to sell each Mortgage Loan and to execute, deliver and perform, and to enter into and consummate all transactions contemplated by this Agreement and the related Term Sheet and to conduct its business as presently conducted, has duly authorized the execution, delivery and performance of this Agreement and the related Term Sheet and any agreements contemplated hereby, has duly executed and delivered this Agreement and the related Term Sheet, and any agreements contemplated hereby, and this Agreement and the related Term Sheet and each Assignment to the Purchaser and any agreements contemplated hereby, constitutes a legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, and all requisite corporate action has been taken by the Company to make this Agreement and the related Term Sheet and all agreements contemplated hereby valid and binding upon the Company in accordance with their terms;

(c) Neither the execution and delivery of this Agreement and the related Term Sheet, nor the origination or purchase of the Mortgage Loans by the Company, the sale of the Mortgage Loans to the Purchaser, the consummation of the transactions contemplated hereby, or the fulfillment of or compliance with the terms and conditions of this Agreement and the related Term Sheet will conflict with any of the terms, conditions or provisions of the Company's charter or by-laws or materially conflict with or result in a material breach of any of the terms, conditions or provisions of any legal restriction or any agreement or instrument to which the Company is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the material violation of any law, rule, regulation, order, judgment or decree to which the Company or its properties are subject, or impair the ability of the Purchaser to realize on the Mortgage Loans.

(d) There is no litigation, suit, proceeding or investigation pending or, to the best of Company’s knowledge, threatened, or any order or decree outstanding, with respect to the Company which, either in any one instance or in the aggregate, is reasonably likely to have a material adverse effect on the sale of the Mortgage Loans, the execution, delivery, performance or enforceability of this Agreement and the related Term Sheet, or which is reasonably likely to have a material adverse effect on the financial condition of the Company.

(e) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Company of or compliance by the Company with this Agreement or the related Term Sheet, or the sale of the Mortgage Loans and delivery of the Mortgage Files to the Purchaser or the consummation of the transactions contemplated by this Agreement or the related Term Sheet, except for consents, approvals, authorizations and orders which have been obtained;

(f) The consummation of the transactions contemplated by this Agreement or the related Term Sheet is in the ordinary course of business of the Company and Company, and the transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Company pursuant to this Agreement or the related Term Sheet are not subject to bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction;

(g) The origination and servicing practices used by the Company and any prior originator or servicer with respect to each Mortgage Note and Mortgage have been legal and in accordance with applicable laws and regulations and the Mortgage Loan Documents, and in all material respects proper and prudent in the mortgage origination and servicing business. Each Mortgage Loan has been serviced in all material respects with Accepted Servicing Practices. With respect to escrow deposits and payments that the Company, on behalf of an investor, is entitled to collect, all such payments are in the possession of, or under the control of, the Company, and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. All escrow payments have been collected in full compliance with state and federal law and the provisions of the related Mortgage Note and Mortgage. As to any Mortgage Loan that is the subject of an escrow, escrow of funds is not prohibited by applicable law and has been established in an amount sufficient to pay for every escrowed item that remains unpaid and has been assessed but is not yet due and payable. No escrow deposits or other charges or payments due under the Mortgage Note have been capitalized under any Mortgage or the related Mortgage Note;

(h) The Company used no selection procedures that identified the Mortgage Loans as being less desirable or valuable than other comparable mortgage loans in the Company's portfolio at the related Cut-off Date;

(i) The Company will treat the sale of the Mortgage Loans to the Purchaser as a sale for reporting and accounting purposes and, to the extent appropriate, for federal income tax purposes;

(j) Company is an approved seller/servicer of residential mortgage loans for Fannie Mae, FHLMC and HUD, with such facilities, procedures and personnel necessary for the sound servicing of such mortgage loans. The Company is duly qualified, licensed, registered and otherwise authorized under all applicable federal, state and local laws, and regulations, if applicable, meets the minimum capital requirements set forth by the OCC, and is in good standing to sell mortgage loans to and service mortgage loans for Fannie Mae and FHLMC and no event has occurred which would make Company unable to comply with eligibility requirements or which would require notification to either Fannie Mae or FHLMC;

(k) The Company does not believe, nor does it have any cause or reason to believe, that it cannot perform each and every covenant contained in this Agreement or the related Term Sheet. The Company is solvent and the sale of the Mortgage Loans will not cause the Company to become insolvent. The sale of the Mortgage Loans is not undertaken with the intent to hinder, delay or defraud any of the Company's creditors;

(l) No statement, tape, diskette, form, report or other document prepared by, or on behalf of, Company pursuant to this Agreement or the related Term Sheet or in connection with the transactions contemplated hereby, contains or will contain any statement that is or will be inaccurate or misleading in any material respect;

(m)  The Company acknowledges and agrees that the Servicing Fee represents reasonable compensation for performing such services and that the entire Servicing Fee shall be treated by the Company, for accounting and tax purposes, as compensation for the servicing and administration of the Mortgage Loans pursuant to this Agreement. In the opinion of Company, the consideration received by Company upon the sale of the Mortgage Loans to Purchaser under this Agreement and the related Term Sheet constitutes fair consideration for the Mortgage Loans under current market conditions.

(n)  Company has delivered to the Purchaser financial statements of its parent, for its last two complete fiscal years. All such financial information fairly presents the pertinent results of operations and financial position for the period identified and has been prepared in accordance with GAAP consistently applied throughout the periods involved, except as set forth in the notes thereto. There has been no change in the business, operations, financial condition, properties or assets of the Company since the date of the Company’s financial information that would have a material adverse effect on its ability to perform its obligations under this Agreement;

(o)  The Company has not dealt with any broker, investment banker, agent or other person that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans;

Section 3.02 Representations and Warranties as to Individual Mortgage Loans.

References in this Section to percentages of Mortgage Loans refer in each case to the percentage of the aggregate Stated Principal Balance of the Mortgage Loans as of the related Cut-off Date, based on the outstanding Stated Principal Balances of the Mortgage Loans as of the related Cut-off Date, and giving effect to scheduled Monthly Payments due on or prior to the related Cut-off Date, whether or not received. References to percentages of Mortgaged Properties refer, in each case, to the percentages of expected aggregate Stated Principal Balances of the related Mortgage Loans (determined as described in the preceding sentence). The Company hereby represents and warrants to the Purchaser, as to each Mortgage Loan, as of the related Closing Date as follows:

   (a) The information set forth in the Mortgage Loan Schedule attached to the related Term Sheet is true, complete and correct in all material respects as of the related Cut-Off Date;

(b) The Mortgage creates a valid, subsisting and enforceable first lien or a first priority ownership interest in an estate in fee simple in real property securing the related Mortgage Note subject to principles of equity, bankruptcy, insolvency and other laws of general application affecting the rights of creditors;

(c) All payments due prior to the related Cut-off Date for such Mortgage Loan have been made as of the related Closing Date; the Mortgage Loan has not been dishonored; there are no material defaults under the terms of the Mortgage Loan; the Company has not advanced its own funds, or induced, solicited or knowingly received any advance of funds from a party other than the owner of the Mortgaged Property subject to the Mortgage, directly or indirectly, for the payment of any amount required by the Mortgage Loan. As of the related Closing Date, all of the Mortgage Loans will have an actual Interest Paid to Date of their related Cut-off Date (or later) and will be due for the scheduled monthly payment next succeeding the Cut-off Date (or later), as evidenced by a posting to Company's servicing collection system. No payment under any Mortgage Loan is delinquent as of the related Closing Date nor has any scheduled payment been more than 1X30 days delinquent at any time during the twelve (12) months prior to the month of the related Closing Date. For purposes of this paragraph, a Mortgage Loan will be deemed delinquent if any payment due thereunder was not paid by the Mortgagor in the month such payment was due;

(d) There are no defaults by Company in complying with the terms of the Mortgage, and all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or escrow funds have been established in an amount sufficient to pay for every such escrowed item which remains unpaid and which has been assessed but is not yet due and payable;

(e) The terms of the Mortgage Note and the Mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments which have been recorded to the extent any such recordation is required by law, or, necessary to protect the interest of the Purchaser. No instrument of waiver, alteration or modification has been executed except in connection with a modification agreement and which modification agreement is part of the Mortgage File and the terms of which are reflected in the related Mortgage Loan Schedule, and no Mortgagor has been released, in whole or in part, from the terms thereof except in connection with an assumption agreement and which assumption agreement is part of the Mortgage File and the terms of which are reflected in the related Mortgage Loan Schedule; the substance of any such waiver, alteration or modification has been approved by the issuer of any related Primary Mortgage Insurance Policy , Lender Primary Mortgage Insurance Policy and title insurance policy, to the extent required by the related policies;

(f) The Mortgage Note and the Mortgage are not subject to any right of rescission, set-off, counterclaim or defense, including, without limitation, the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render the Mortgage Note or Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto; and as of the related Closing Date the Mortgagor was not a debtor in any state or federal bankruptcy or insolvency proceeding;

(g) All buildings or other customarily insured improvements upon the Mortgaged Property are insured by an insurer acceptable under the Fannie Mae or FHLMC Guides, against loss by fire, hazards of extended coverage and such other hazards as are provided for in the Fannie Mae or FHLMC Guide, as well as all additional requirements set forth in Section 4.10 of this Agreement. All such standard hazard policies are in full force and effect and contain a standard mortgagee clause naming the Company and its successors in interest and assigns as loss payee and such clause is still in effect and all premiums due thereon have been paid. If required by the Flood Disaster Protection Act of 1973, as amended, the Mortgage Loan is covered by a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration which policy conforms to Fannie Mae or FHLMC requirements, as well as all additional requirements set forth in Section 4.10 of this Agreement. Such policy was issued by an insurer acceptable under Fannie Mae or FHLMC guidelines. The Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor's cost and expense, and on the Mortgagor's failure to do so, authorizes the holder of the Mortgage to maintain such insurance at the Mortgagor's cost and expense and to seek reimbursement therefor from the Mortgagor. Neither the Company (nor any prior originator or servicer of any of the Mortgage Loans) nor any Mortgagor has engaged in any act or omission which has impaired or would impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding effect of either;

(h) Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the Mortgage Loan have been complied with in all material respects; none of the Mortgage Loans are classified as a (a) a “high cost” loan under the Home Ownership and Equity Protection Act of 1994 or (b) a “high cost”, “threshold”, or “predatory” loan under any other applicable state, federal or local law; the Company maintains, and shall maintain, evidence of such compliance as required by applicable law or regulation and shall make such evidence available for inspection at the Company's office during normal business hours upon reasonable advance notice;

(i) The Mortgage has not been satisfied, canceled or subordinated, in whole or in part, or rescinded, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission. The Company has not waived the performance by the Mortgagor of any action, if the Mortgagor’s failure to perform such action would cause the Mortgage Loan to be in default, nor has the Company waived any default resulting from any action or inaction by the Mortgagor;

(j) The Mortgage is a valid, subsisting, enforceable and perfected first lien on the Mortgaged Property, including all buildings on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems affixed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing securing the Mortgage Note's original principal balance subject to principles of equity, bankruptcy, insolvency and other laws of general application affecting the rights of creditors. The Mortgage and the Mortgage Note do not contain any evidence of any security interest or other interest or right thereto. Such lien is free and clear of all adverse claims, liens and encumbrances having priority over the first lien of the Mortgage subject only to (1) the lien of non-delinquent current real property taxes and assessments not yet due and payable, (2) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording which are acceptable to mortgage lending institutions generally and either (A) which are referred to in the lender’s title insurance policy delivered to the originator or otherwise considered in the appraisal made for the originator of the Mortgage Loan, or (B) which do not adversely affect the residential use or Appraised Value of the Mortgaged Property as set forth in such appraisal, and (3) other matters to which like properties are commonly subject which do not individually or in the aggregate materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property. Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting, enforceable and perfected first lien and first priority security interest on the property described therein, and the Company has the full right to sell and assign the same to the Purchaser;

(k) The Mortgage Note and the related Mortgage are original and genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in all respects in accordance with its terms subject to principles of equity, bankruptcy, insolvency and other laws of general application affecting the rights of creditors, and the Company has taken all action necessary to transfer such rights of enforceability to the Purchaser. All parties to the Mortgage Note and the Mortgage had the legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note and the Mortgage. The Mortgage Loan Documents are on forms acceptable to Fannie Mae and FHLMC. The Mortgage Note and the Mortgage have been duly and properly executed by such parties. No fraud, error, omission, misrepresentation, negligence or similar occurrence with respect to a Mortgage Loan has taken place on the part of Company or the Mortgagor, or on the part of any other party involved in the origination or servicing of the Mortgage Loan. The proceeds of the Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder, and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage;

(l) The Company is the sole owner and holder of the Mortgage Loan and the indebtedness evidenced by the Mortgage Note. Upon the sale of the Mortgage Loan to the Purchaser, the Company will retain the Mortgage File or any part thereof with respect thereto not delivered to the Purchaser or the Purchaser’s designee in trust only for the purpose of servicing and supervising the servicing of the Mortgage Loan. Immediately prior to the transfer and assignment to the Purchaser, the Mortgage Loan, including the Mortgage Note and the Mortgage, were not subject to an assignment, sale or pledge to any person other than Purchaser, and the Company had good and marketable title to and was the sole owner thereof and had full right to transfer and sell the Mortgage Loan to the Purchaser free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest and has the full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign the Mortgage Loan pursuant to this Agreement and following the sale of the Mortgage Loan, the Purchaser will own such Mortgage Loan free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest. The Company intends to relinquish all rights to possess, control and monitor the Mortgage Loan, except for the purposes of servicing the Mortgage Loan as set forth in this Agreement. After the related Closing Date, the Company will not have any right to modify or alter the terms of the sale of the Mortgage Loan and the Company will not have any obligation or right to repurchase the Mortgage Loan or substitute another Mortgage Loan, except as provided in this Agreement, or as otherwise agreed to by the Company and the Purchaser;

(m) Each Mortgage Loan is covered by an ALTA lender's title insurance policy or other generally acceptable form of policy or insurance acceptable to Fannie Mae or FHLMC (including adjustable rate endorsements), issued by a title insurer acceptable to Fannie Mae or FHLMC and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring (subject to the exceptions contained in (j)(1), (2) and (3) above) the Company, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan and against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment in the Mortgage Interest Rate and Monthly Payment. Where required by state law or regulation, the Mortgagor has been given the opportunity to choose the carrier of the required mortgage title insurance. The Company, its successors and assigns, is the sole insured of such lender's title insurance policy, such title insurance policy has been duly and validly endorsed to the Purchaser or the assignment to the Purchaser of the Company's interest therein does not require the consent of or notification to the insurer and such lender's title insurance policy is in full force and effect and will be in full force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such lender's title insurance policy, and no prior holder or servicer of the related Mortgage, including the Company, nor any Mortgagor, has done, by act or omission, anything which would impair the coverage of such lender's title insurance policy;

(n) There is no default, breach, violation or event of acceleration existing under the Mortgage or the related Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event permitting acceleration; and neither the Company, nor any prior mortgagee has waived any default, breach, violation or event permitting acceleration;

(o) There are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such liens) affecting the related Mortgaged Property which are or may be liens prior to or equal to the lien of the related Mortgage;

(p) All improvements subject to the Mortgage which were considered in determining the appraised value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of the Mortgaged Property (and wholly within the project with respect to a condominium unit) and no improvements on adjoining properties encroach upon the Mortgaged Property except those which are insured against by the title insurance policy referred to in clause (m) above and all improvements on the property comply with all applicable zoning and subdivision laws and ordinances;

(q) Each Mortgage Loan was originated by or for the Company pursuant to, and conforms with, the Company’s underwriting matrix attached as Exhibit H hereto. The Mortgage Loan bears interest at an adjustable rate (if applicable) as set forth in the related Mortgage Loan Schedule, and Monthly Payments under the Mortgage Note are due and payable on the first day of each month. The Mortgage contains the usual and enforceable provisions of the Company at the time of origination for the acceleration of the payment of the unpaid principal amount of the Mortgage Loan if the related Mortgaged Property is sold without the prior consent of the mortgagee thereunder;

(r) The Mortgaged Property is not subject to any material damage. At origination of the Mortgage Loan there was not, since origination of the Mortgage Loan there has not been, and there currently is no proceeding pending for the total or partial condemnation of the Mortgaged Property. The Company has not received notification that any such proceedings are scheduled to commence at a future date;

(s) The related Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (1) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (2) otherwise by judicial foreclosure. There is no homestead or other exemption available to the Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage;

(t) If the Mortgage constitutes a deed of trust, a trustee, authorized and duly qualified if required under applicable law to act as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses, except as may be required by local law, are or will become payable by the Purchaser to the trustee under the deed of trust, except in connection with a trustee's sale or attempted sale after default by the Mortgagor;

(u) The Mortgage File contains an appraisal of the related Mortgaged Property signed prior to the final approval of the mortgage loan application by a Qualified Appraiser, approved by the Company, who had no interest, direct or indirect, in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and the appraisal and appraiser both satisfy the requirements of Fannie Mae or FHLMC and Title XI of the Federal Institutions Reform, Recovery, and Enforcement Act of 1989 and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated. The appraisal is in a form acceptable to Fannie Mae or FHLMC;

(v) All parties which have had any interest in the Mortgage, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (A) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (B) (1) organized under the laws of such state, or (2) qualified to do business in such state, or (3) federal savings and loan associations or national banks or a Federal Home Loan Bank or savings bank having principal offices in such state, or (4) not doing business in such state;

(w) The related Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to above and such collateral does not serve as security for any other obligation;

(x) The Mortgagor has received and has executed, where applicable, all disclosure materials required by applicable law with respect to the making of such mortgage loans;

(y) The Mortgage Loan does not contain balloon or "graduated payment" features; No Mortgage Loan is subject to a buydown agreement or contains any buydown provision;

(z) The Mortgagor is not in bankruptcy and, the Mortgagor is not insolvent and the Company has no knowledge of any circumstances or conditions with respect to the Mortgage, the Mortgaged Property, the Mortgagor or the Mortgagor's credit standing that could reasonably be expected to cause investors to regard the Mortgage Loan as an unacceptable investment, cause the Mortgage Loan to become delinquent, or materially adversely affect the value or marketability of the Mortgage Loan;

(aa) Each Mortgage Loan bears interest based upon a thirty (30) day month and a three hundred and sixty (360) day year. The Mortgage Loans have an original term to maturity of not more than thirty (30) years, with interest payable in arrears on the first day of each month. As to each adjustable rate Mortgage Loan, on each applicable Adjustment Date, the Mortgage Interest Rate will be adjusted to equal the sum of the Index, plus the applicable Margin; provided, that the Mortgage Interest Rate, on each applicable Adjustment Date, will not increase by more than the Initial Rate Cap or Periodic Rate Cap, as applicable. Over the term of each adjustable rate Mortgage Loan, the Mortgage Interest Rate will not exceed such Mortgage Loan's Lifetime Rate Cap. None of the Mortgage Loans are “interest-only” Mortgage Loans or “negative amortization” Mortgage Loans. With respect to each adjustable rate Mortgage Loan, each Mort-gage Note requires a monthly payment which is suffi-cient (a) during the period prior to the first adjust-ment to the Mortgage Interest Rate, to fully amortize the original principal balance over the original term thereof and to pay interest at the related Mortgage Interest Rate, and (b) during the period following each Adjust-ment Date, to fully amortize the outstanding principal balance as of the first day of such period over the then remaining term of such Mortgage Note and to pay interest at the related Mortgage Interest Rate. With respect to each adjustable rate Mortgage Loan, the Mortgage Note provides that when the Mortgage Interest Rate changes on an Adjustment Date, the then outstanding principal balance will be reamortized over the remaining life of the Mortgage Loan. No Mortgage Loan contains terms or provi-sions which would result in negative amortization. None of the Mortgage Loans contain a conversion feature which would cause the Mortgage Loan interest rate to convert to a fixed interest rate. None of the Mortgage Loans are considered agricultural loans;

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(hh)  In the event the Mortgage Loan had an LTV at origination greater than 80.00%, the excess of the principal balance of the Mortgage Loan over 75.0% of the Appraised Value of the Mortgaged Property with respect to a Refinanced Mortgage Loan, or the lesser of the Appraised Value or the purchase price of the Mortgaged Property with respect to a purchase money Mortgage Loan was insured as to payment defaults by a Primary Mortgage Insurance Policy issued by a Qualified Insurer. No Mortgage Loan has an LTV over 95%. All provisions of such Primary Mortgage Insurance Policy have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid. No Mortgage Loan requires payment of such premiums, in whole or in part, by the Purchaser. No action, inaction, or event has occurred and no state of facts exists that has, or will result in the exclusion from, denial of, or defense to coverage. Any Mortgage Loan subject to a Primary Mortgage Insurance Policy obligates the Mortgagor thereunder to maintain the Primary Mortgage Insurance Policy, subject to state and federal law, and to pay all premiums and charges in connection therewith. No action has been taken or failed to be taken, on or prior to the Closing Date which has resulted or will result in an exclusion from, denial of, or defense to coverage under any Primary Mortgage Insurance Policy (including, without limitation, any exclusions, denials or defenses which would limit or reduce the availability of the timely payment of the full amount of the loss otherwise due thereunder to the insured) whether arising out of actions, representations, errors, omissions, negligence, or fraud of the Company or the Mortgagor, or for any other reason under such coverage. The mortgage interest rate for the Mortgage Loan as set forth on the related Mortgage Loan Schedule is net of any such insurance premium.

Unless otherwise indicated on the related Mortgage Loan Schedule, none of the Mortgage Loans are subject to “lender-paid” mortgage insurance. Any Mortgage Loan subject to a Lender Primary Mortgage Insurance Policy obligates the Company to maintain the Lender Primary Mortgage Insurance Policy and to pay all premiums and charges in connection therewith. Coverage with respect to each Lender Primary Mortgage Insurance Policy is that set forth in the related Confirmation. All provisions of such Lender Primary Mortgage Insurance Policy have been and are being complied with, such policy is in full force and effect. No action, inaction, or event has occurred and no state of facts exists that has, or will result in the exclusion from, denial of, or defense to coverage. No action has been taken or failed to be taken, on or prior to the Closing Date which has resulted or will result in an exclusion from, denial of, or defense to coverage under any Lender Primary Mortgage Insurance Policy (including, without limitation, any exclusions, denials or defenses which would limit or reduce the availability of the timely payment of the full amount of the loss otherwise due thereunder to the insured) whether arising out of actions, representations, errors, omissions, negligence, or fraud of the Company or the Mortgagor, or for any other reason under such coverage;

(ii) The Assignment is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located;

(jj) None of the Mortgage Loans are secured by an interest in a leasehold estate. The Mortgaged Property is located in the state identified in the related Mortgage Loan Schedule and consists of a single parcel of real property with a detached single family residence erected thereon, or a townhouse, or a two-to four-family dwelling, or an individual condominium unit in a condominium project, or an individual unit in a planned unit development or a de minimis planned unit development, provided, however, that no residence or dwelling is a single parcel of real property with a manufactured home not affixed to a permanent foundation, or a mobile home. Any condominium unit or planned unit development conforms with the Company’s underwriting guidelines. As of the date of origination, no portion of any Mortgaged Property is used for commercial purposes, and since the Origination Date, no portion of any Mortgaged Property has been, or currently is, used for commercial purposes;

(kk) Payments on the Mortgage Loan commenced no more than sixty (60) days after the funds were disbursed in connection with the Mortgage Loan. The Mortgage Note is payable on the first day of each month in monthly installments of principal and interest, which installments are subject to change due to the adjustments to the Mortgage Interest Rate on each Adjustment Date, with interest calculated and payable in arrears. Each of the Mortgage Loans will amortize fully by the stated maturity date, over an original term of not more than thirty years from commencement of amortization;

(ll) As of the Closing Date of the Mortgage Loan, the Mortgage Property was lawfully occupied under applicable law, and all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

(mm) There is no pending action or proceeding directly involving the Mortgaged Property in which compliance with any environmental law, rule or regulation is an issue; there is no violation of any environmental law, rule or regulation with respect to the Mortgaged Property; and the Company has not received any notice of any environmental hazard on the Mortgaged Property and nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation constituting a prerequisite to use and enjoyment of said property;

(nn) The Mortgagor has not notified the Company, and the Company has no knowledge of any relief requested or allowed to the Mortgagor under the Soldiers' and Sailors' Civil Relief Act of 1940;

(oo)  No Mortgage Loan is a construction or rehabilitation Mortgage Loan or was made to facilitate the trade-in or exchange of a Mortgaged Property;

(pp) The Mortgagor for each Mortgage Loan is a natural person;

(qq) None of the Mortgage Loans are Co-op Loans;

(rr)  With respect to each Mortgage Loan that has a prepayment penalty feature, each such prepayment penalty is enforceable and will be enforced by the Company and each prepayment penalty is permitted pursuant to federal, state and local law. No Mortgage Loan will impose a prepayment penalty for a term in excess of five years from the date such Mortgage Loan was originated. Except as otherwise set forth on the Mortgage Loan Schedule, with respect to each Mortgage Loan that contains a prepayment penalty, such prepayment penalty is at least equal to the lesser of (A) the maximum amount permitted under applicable law and (B) six months interest at the related Mortgage Interest Rate on the amount prepaid in excess of 20% of the original principal balance of such Mortgage Loan;

(ss)  With respect to each Mortgage Loan either (i) the fair market value of the Mortgaged Property securing such Mortgage Loan was at least equal to 80 percent of the original principal balance of such Mortgage Loan at the time such Mortgage Loan was originated or (ii) (a) the Mortgage Loan is only secured by the Mortgage Property and (b) substantially all of the proceeds of such Mortgage Loan were used to acquire or to improve or protect the Mortgage Property. For the purposes of the preceding sentence, if the Mortgage Loan has been significantly modified other than as a result of a default or a reasonable foreseeable default, the modified Mortgage Loan will be viewed as having been originated on the date of the modification;

(tt) The Mortgage Loan was originated by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to sections 203 and 211 of the National Housing Act, a savings and loan association, a savings bank, a commercial bank, credit union, insurance company or similar institution which is supervised and examined by a federal or state authority;

(uu) None of the Mortgage Loans are simple interest Mortgage Loans and none of the Mortgaged Properties are timeshares;

(vv) All of the terms of the Mortgage pertaining to interest rate adjustments, payment adjustments and adjustments of the outstanding principal balance are enforceable, all such adjustments have been properly made, including the mailing of required notices, and such adjustments do not and will not affect the priority of the Mortgage lien. With respect to each Mortgage Loan which has passed its initial Adjustment Date, Company has performed an audit of the Mortgage Loan to determine whether all interest rate adjustments have been made in accordance with the terms of the Mortgage Note and Mortgage; and

(ww) Each Mortgage Note, each Mortgage, each Assignment and any other documents required pursuant to this Agreement to be delivered to the Purchaser or its designee, or its assignee for each Mortgage Loan, have been, on or before the related Closing Date, delivered to the Purchaser or its designee, or its assignee.

Section 3.03 Repurchase; Substitution.

It is understood and agreed that the representations and warranties set forth in Sections 3.01 and 3.02 shall survive the sale of the Mortgage Loans and delivery of the Mortgage Loan Documents to the Purchaser, or its designee, and shall inure to the benefit of the Purchaser, notwithstanding any restrictive or qualified endorsement on any Mortgage Note or Assignment or the examination, or lack of examination, of any Mortgage File. Upon discovery by either the Company or the Purchaser of a breach of any of the foregoing representations and warranties which materially and adversely affects the value of the Mortgage Loans or the interest of the Purchaser in any Mortgage Loan, the party discovering such breach shall give prompt written notice to the other. The Company shall have a period of sixty (60) days from the earlier of its discovery or its receipt of notice of any such breach within which to correct or cure such breach. The Company hereby covenants and agrees that if any such breach is not corrected or cured within such sixty day period, the Company shall, at the Purchaser's option and not later than ninety (90) days of its discovery or its receipt of notice of such breach, repurchase such Mortgage Loan at the Repurchase Price or, with the Purchaser's prior consent and at Purchaser’s sole option, substitute a Mortgage Loan as provided below. In the event that any such breach shall involve any representation or warranty set forth in Section 3.01, and such breach is not cured within sixty (60) days of the earlier of either discovery by or notice to the Company of such breach, all Mortgage Loans shall, at the option of the Purchaser, be repurchased by the Company at the Repurchase Price. Any such repurchase shall be accomplished by wire transfer of immediately available funds to Purchaser in the amount of the Repurchase Price.

If the Company is required to repurchase any Mortgage Loan pursuant to this Section 3.03, the Company may, with the Purchaser's prior consent and at Purchaser’s sole option, within ninety (90) days from the related Closing Date, remove such defective Mortgage Loan from the terms of this Agreement and substitute another mortgage loan for such defective Mortgage Loan, in lieu of repurchasing such defective Mortgage Loan. Any substitute Mortgage Loan is subject to Purchaser acceptability. Any substituted Loans will comply with the representations and warranties set forth in this Agreement as of the substitution date

The Company shall amend the related Mortgage Loan Schedule to reflect the withdrawal of the removed Mortgage Loan from this Agreement and the substitution of such substitute Mortgage Loan therefor. Upon such amendment, the Purchaser shall review the Mortgage File delivered to it relating to the substitute Mortgage Loan. In the event of such a substitution, accrued interest on the substitute Mortgage Loan for the month in which the substitution occurs and any Principal Prepayments made thereon during such month shall be the property of the Purchaser and accrued interest for such month on the Mortgage Loan for which the substitution is made and any Principal Prepayments made thereon during such month shall be the property of the Company. The principal payment on a substitute Mortgage Loan due on the Due Date in the month of substitution shall be the property of the Company and the principal payment on the Mortgage Loan for which the substitution is made due on such date shall be the property of the Purchaser.

It is understood and agreed that the obligation of the Company set forth in this Section 3.03 to cure, repurchase or substitute for a defective Mortgage Loan, and to indemnify Purchaser pursuant to Section 8.01, constitute the sole remedies of the Purchaser respecting a breach of the foregoing representations and warranties. If the Company fails to repurchase or substitute for a defective Mortgage Loan in accordance with this Section 3.03, or fails to cure a defective Mortgage Loan to Purchaser's reasonable satisfaction in accordance with this Section 3.03, or to indemnify Purchaser pursuant to Section 8.01, that failure shall be an Event of Default and the Purchaser shall be entitled to pursue all remedies available in this Agreement as a result thereof. No provision of this paragraph shall affect the rights of the Purchaser to terminate this Agreement for cause, as set forth in Sections 10.01 and 11.01.

Any cause of action against the Company relating to or arising out of the breach of any representations and warranties made in Sections 3.01 and 3.02 shall accrue as to any Mortgage Loan upon (i) the earlier of discovery of such breach by the Company or notice thereof by the Purchaser to the Company, (ii) failure by the Company to cure such breach or repurchase such Mortgage Loan as specified above, and (iii) demand upon the Company by the Purchaser for compliance with this Agreement.

In the event that any Mortgage Loan is held by a REMIC, notwithstanding any contrary provision of this Agreement, with respect to any Mortgage Loan that is not in default or as to which no default is imminent, no substitution pursuant to Subsection 3.03 shall be made after the applicable REMIC's "start up day" (as defined in Section 860G(a) (9) of the Code), unless the Company has obtained an Opinion of Counsel to the effect that such substitution will not (i) result in the imposition of taxes on "prohibited transactions" of such REMIC (as defined in Section 860F of the Code) or otherwise subject the REMIC to tax, or (ii) cause the REMIC to fail to qualify as a REMIC at any time.

Section 3.04 Representations and Warranties of the Purchaser.

The Purchaser represents, warrants and convenants to the Company that, as of the related Closing Date or as of such date specifically provided herein:

(a)  The Purchaser is a corporation, dully organized validly existing and in good standing under the laws of the State of Delaware and is qualified to transact business in, is in good standing under the laws of, and possesses all licenses necessary for the conduct of its business in, each state in which any Mortgaged Property is located or is otherwise except or not required under applicable law to effect such qualification or license;

(b)  The Purchaser has full power and authority to hold each Mortgage Loan, to purchase each Mortgage Loan pursuant to this Agreement and the related Term Sheet and to execute, deliver and perform, and to enter into and consummate all transactions contemplated by this Agreement and the related Term Sheet and to conduct its business as presently conducted, has duly authorized the execution, delivery and performance of this Agreement and the related Term Sheet, has duly executed and delivered this Agreement and the related Term Sheet;

(c) None of the execution and delivery of this Agreement and the related Term Sheet, the purchase of the Mortgage Loans, the consummation of the transactions contemplated hereby, or the fulfillment of or compliance with the terms and conditions of this Agreement and the related Term Sheet will conflict with any of the terms, conditions or provisions of the Purchaser’s charter or by-laws or materially conflict with or result in a material breach of any of the terms, conditions or provisions of any legal restriction or any agreement or instrument to which the Purchaser is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the material violation of any law, rule, regulation, order, judgment or decree to which the Purchaser or its property is subject;

(d) There is no litigation pending or to the best of the Purchaser’s knowledge, threatened with respect to the Purchaser which is reasonably likely to have a material adverse effect on the purchase of the related Mortgage Loans, the execution, delivery or enforceability of this Agreement and the related Term Sheet, or which is reasonably likely to have a material adverse effect on the financial condition of the Purchaser;

(e) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Purchaser of or compliance by the Purchaser with this Agreement and the related Term Sheet, the purchase of the Mortgage Loans or the consummation of the transactions contemplated by this Agreement and the related Term Sheet except for consents, approvals, authorizations and orders which have been obtained;

(f) The consummation of the transactions contemplated by this Agreement and the related Term Sheet is in the ordinary course of business of the Purchaser;

(h) The Purchaser will treat the purchase of the Mortgage Loans from the Company as a purchase for reporting, tax and accounting purposes; and

(i) The Purchaser does not believe, nor does it have any cause or reason to believe, that it cannot perform each and every of its covenants contained in this Agreement and the related Term Sheet.

The Purchaser shall indemnify the Company and hold it harmless against any claims, proceedings, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and other costs and expenses resulting from a breach by the Purchaser of the representations and warranties contained in this Section 3.04. It is understood and agreed that the obligations of the Purchaser set forth in this Section 3.04 to indemnify the Seller as provided herein constitute the sole remedies of the Seller respecting a breach of the foregoing representations and warranties.

ARTICLE IV

ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

Section 4.01 Company to Act as Servicer.

The Company, as independent contract servicer, shall service and administer the Mortgage Loans in accordance with this Agreement and the related Term Sheet and with Accepted Servicing Practices, and shall have full power and authority, acting alone, to do or cause to be done any and all things in connection with such servicing and administration which the Company may deem necessary or desirable and consistent with the terms of this Agreement and the related Term Sheet and with Accepted Servicing Practices and exercise the same care that it customarily employs for its own account. Except as set forth in this Agreement and the related Term Sheet, the Company shall service the Mortgage Loans in strict compliance with the servicing provisions of the Fannie Mae Guides (special servicing option), which include, but are not limited to, provisions regarding the liquidation of Mortgage Loans, the collection of Mortgage Loan payments, the payment of taxes, insurance and other charges, the maintenance of hazard insurance with a Qualified Insurer, the maintenance of mortgage impairment insurance, the maintenance of fidelity bond and errors and omissions insurance, inspections, the restoration of Mortgaged Property, the maintenance of Primary Mortgage Insurance Policies and Lender Primary Mortgage Insurance Policies, insurance claims, the title, management and disposition of REO Property, permitted withdrawals with respect to REO Property, liquidation reports, and reports of foreclosures and abandonments of Mortgaged Property, the transfer of Mortgaged Property, the release of Mortgage Files, annual statements, and examination of records and facilities. In the event of any conflict, inconsistency or discrepancy between any of the servicing provisions of this Agreement and the related Term Sheet and any of the servicing provisions of the Fannie Mae Guides, the provisions of this Agreement and the related Term Sheet shall control and be binding upon the Purchaser and the Company.

Consistent with the terms of this Agreement and the related Term Sheet, the Company may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of any such term or in any manner grant indulgence to any Mortgagor if in the Company's reasonable and prudent determination such waiver, modification, postponement or indulgence is not materially adverse to the Purchaser, provided, however, that unless the Company has obtained the prior written consent of the Purchaser, the Company shall not permit any modification with respect to any Mortgage Loan that would change the Mortgage Interest Rate, defer for more than ninety days or forgive any payment of principal or interest, reduce or increase the outstanding principal balance (except for actual payments of principal) or change the final maturity date on such Mortgage Loan. In the event of any such modification which has been agreed to in writing by the Purchaser and which permits the deferral of interest or principal payments on any Mortgage Loan, the Company shall, on the Business Day immediately preceding the Remittance Date in any month in which any such principal or interest payment has been deferred, deposit in the Custodial Account from its own funds, in accordance with Section 4.04, the difference between (a) such month's principal and one month's interest at the Mortgage Loan Remittance Rate on the unpaid principal balance of such Mortgage Loan and (b) the amount paid by the Mortgagor. The Company shall be entitled to reimbursement for such advances to the same extent as for all other advances pursuant to Section 4.05. Without limiting the generality of the foregoing, the Company shall continue, and is hereby authorized and empowered, to prepare, execute and deliver, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties. Notwithstanding anything herein to the contrary, the Company may not enter into a forbearance agreement or similar arrangement with respect to any Mortgage Loan which runs more than 180 days after the first delinquent Due Date. Any such agreement shall be approved by Purchaser and, if required, by the Primary Mortgage Insurance Policy insurer and Lender Primary Mortgage Insurance Policy insurer, if required.

Notwithstanding anything in this Agreement to the contrary, if any Mortgage Loan becomes subject to a Pass-Through Transfer, the Company (a) with respect to such Mortgage Loan, shall not permit any modification with respect to such Mortgage Loan that would change the Mortgage Interest Rate and (b) shall not (unless the Mortgagor is in default with respect to such Mortgage Loan or such default is, in the judgment of the Company, reasonably foreseeable) make or permit any modification, waiver or amendment of any term of such Mortgage Loan that would both (i) effect an exchange or reissuance of such Mortgage Loan under Section 1001 of the Code (or Treasury regulations promulgated thereunder) and (ii) cause any REMIC to fail to qualify as a REMIC under the Code or the imposition of any tax on “prohibited transactions” or “contributions” after the startup date under the REMIC Provisions.

Prior to taking any action with respect to the Mortgage Loans subject to a Pass-Through Transfer, which is not contemplated under the terms of this Agreement, the Company will obtain an Opinion of Counsel acceptable to the trustee in such Pass-Through Transfer with respect to whether such action could result in the imposition of a tax upon any REMIC (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code)(either such event, an “Adverse REMIC Event”), and the Company shall not take any such actions as to which it has been advised that an Adverse REMIC Event could occur.

The Company shall not permit the creation of any “interests” (within the meaning of Section 860G of the Code) in any REMIC. The Company shall not enter into any arrangement by which a REMIC will receive a fee or other compensation for services nor permit a REMIC to receive any income from assets other than “qualified mortgages” as defined in Section 860G(a)(3) of the Code or “permitted investments” as defined in Section 860G(a)(5) of the Code.

In servicing and administering the Mortgage Loans, the Company shall employ Accepted Servicing Practices, giving due consideration to the Purchaser's reliance on the Company. Unless a different time period is stated in this Agreement or the related Term Sheet, Purchaser shall be deemed to have given consent in connection with a particular matter if Purchaser does not affirmatively grant or deny consent within five (5) Business Days from the date Purchaser receives a second written request for consent for such matter from Company as servicer.

The Mortgage Loans may be subserviced by a Subservicer on behalf of the Company provided that the Subservicer is an entity that engages in the business of servicing loans, and in either case shall be authorized to transact business, and licensed to service mortgage loans, in the state or states where the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law to enable the Subservicer to perform its obligations hereunder and under the Subservicing Agreement, and in either case shall be a FHLMC or Fannie Mae approved mortgage servicer in good standing, and no event has occurred, including but not limited to a change in insurance coverage, which would make it unable to comply with the eligibility requirements for lenders imposed by Fannie Mae or for seller/servicers imposed by Fannie Mae or FHLMC, or which would require notification to Fannie Mae or FHLMC. In addition, each Subservicer will obtain and preserve its qualifications to do business as a foreign corporation and its licenses to service mortgage loans, in each jurisdiction in which such qualifications and/or licenses are or shall be necessary to protect the validity and enforceability of this Agreement, or any of the Mortgage Loans and to perform or cause to be performed its duties under the related Subservicing Agreement. The Company may perform any of its servicing responsibilities hereunder or may cause the Subservicer to perform any such servicing responsibilities on its behalf, but the use by the Company of the Subservicer shall not release the Company from any of its obligations hereunder and the Company shall remain responsible hereunder for all acts and omissions of the Subservicer as fully as if such acts and omissions were those of the Company. The Company shall pay all fees and expenses of the Subservicer from its own funds, and the Subservicer's fee shall not exceed the Servicing Fee. Company shall notify Purchaser promptly in writing upon the appointment of any Subservicer.

At the cost and expense of the Company, without any right of reimbursement from the Custodial Account, the Company shall be entitled to terminate the rights and responsibilities of the Subservicer and arrange for any servicing responsibilities to be performed by a successor subservicer meeting the requirements in the preceding paragraph, provided, however, that nothing contained herein shall be deemed to prevent or prohibit the Company, at the Company's option, from electing to service the related Mortgage Loans itself. In the event that the Company's responsibilities and duties under this Agreement are terminated pursuant to Section 4.13, 8.04, 9.01 or 10.01 and if requested to do so by the Purchaser, the Company shall at its own cost and expense terminate the rights and responsibilities of the Subservicer effective as of the date of termination of the Company. The Company shall pay all fees, expenses or penalties necessary in order to terminate the rights and responsibilities of the Subservicer from the Company's own funds without reimbursement from the Purchaser.

Notwithstanding any of the provisions of this Agreement relating to agreements or arrangements between the Company and the Subservicer or any reference herein to actions taken through the Subservicer or otherwise, the Company shall not be relieved of its obligations to the Purchaser and shall be obligated to the same extent and under the same terms and conditions as if it alone were servicing and administering the Mortgage Loans. The Company shall be entitled to enter into an agreement with the Subservicer for indemnification of the Company by the Subservicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification. The Company will indemnify and hold Purchaser harmless from any loss, liability or expense arising out of its use of a Subservicer to perform any of its servicing duties, responsibilities and obligations hereunder.

Any Subservicing Agreement and any other transactions or services relating to the Mortgage Loans involving the Subservicer shall be deemed to be between the Subservicer and Company alone, and the Purchaser shall have no obligations, duties or liabilities with respect to the Subservicer including no obligation, duty or liability of Purchaser to pay the Subservicer's fees and expenses. For purposes of distributions and advances by the Company pursuant to this Agreement, the Company shall be deemed to have received a payment on a Mortgage Loan when the Subservicer has received such payment.

Section 4.02 Collection of Mortgage Loan Payments.

Continuously from the date hereof until the date each Mortgage Loan ceases to be subject to this Agreement, the Company will proceed diligently to collect all payments due under each Mortgage Loan when the same shall become due and payable and shall, to the extent such procedures shall be consistent with this Agreement, Accepted Servicing Practices, and the terms and provisions of any related Primary Mortgage Insurance Policy and Lender Primary Mortgage Insurance Policy, follow such collection procedures as it follows with respect to mortgage loans comparable to the Mortgage Loans and held for its own account. Further, the Company will take special care in ascertaining and estimating annual escrow payments, and all other charges that, as provided in the Mortgage, will become due and payable, so that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable.

In no event will the Company waive its right to any prepayment penalty or premium without the prior written consent of Purchaser and Company will use diligent efforts to collect same when due except as otherwise provided in the prepayment penalty rider to the Mortgage.

Section 4.03 Realization Upon Defaulted Mortgage

The Company shall use its best efforts, consistent with the procedures that the Company would use in servicing loans for its own account, consistent with Accepted Servicing Practices, any Primary Mortgage Insurance Policies and Lender Primary Mortgage Insurance Policies and the best interest of Purchaser, to foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 4.01. Foreclosure or comparable proceedings shall be initiated within ninety (90) days of default for Mortgaged Properties for which no satisfactory arrangements can be made for collection of delinquent payments, subject to state and federal law and regulation. The Company shall use its best efforts to realize upon defaulted Mortgage Loans in such manner as will maximize the receipt of principal and interest by the Purchaser, taking into account, among other things, the timing of foreclosure proceedings. The foregoing is subject to the provisions that, in any case in which a Mortgaged Property shall have suffered damage, the Company shall not be required to expend its own funds toward the restoration of such property unless it shall determine in its discretion (i) that such restoration will increase the proceeds of liquidation of the related Mortgage Loan to the Purchaser after reimbursement to itself for such expenses, and (ii) that such expenses will be recoverable by the Company through Insurance Proceeds or Liquidation Proceeds from the related Mortgaged Property, as contemplated in Section 4.05. Company shall obtain prior approval of Purchaser as to repair or restoration expenses in excess of ten thousand dollars ($10,000). The Company shall notify the Purchaser in writing of the commencement of foreclosure proceedings and not less than 5 days prior to the acceptance or rejection of any offer of reinstatement. The Company shall be responsible for all costs and expenses incurred by it in any such proceedings or functions; provided, however, that it shall be entitled to reimbursement thereof from the related property, as contemplated in Section 4.05. Notwithstanding anything to the contrary contained herein, in connection with a foreclosure or acceptance of a deed in lieu of foreclosure, in the event the Company has reasonable cause to believe that a Mortgaged Property is contaminated by hazardous or toxic substances or wastes, or if the Purchaser otherwise requests an environmental inspection or review of such Mortgaged Property, such an inspection or review is to be conducted by a qualified inspector at the Purchaser's expense. Upon completion of the inspection, the Company shall promptly provide the Purchaser with a written report of the environmental inspection. After reviewing the environmental inspection report, the Purchaser shall determine how the Company shall proceed with respect to the Mortgaged Property.

Notwithstanding anything to the contrary contained herein, the Purchaser may, at the Purchaser's sole option, terminate the Company as servicer of any Mortgage Loan which becomes ninety (90) days or greater delinquent in payment of a scheduled Monthly Payment, without payment of any termination fee with respect thereto, provided that the Company shall on the date said termination takes effect be reimbursed for any unreimbursed advances of the Company's funds made pursuant to Section 5.03 and any unreimbursed Servicing Advances and Servicing Fees in each case relating to the Mortgage Loan underlying such delinquent Mortgage Loan notwithstanding anything to the contrary set forth in Section 4.05. In the event of any such termination, the provisions of Section 11.01 hereof shall apply to said termination and the transfer of servicing responsibilities with respect to such delinquent Mortgage Loan to the Purchaser or its designee.

In the event that a Mortgage Loan becomes part of a REMIC, and becomes REO Property, such property shall be disposed of by the Company, with the consent of Purchaser as required pursuant to this Agreement, before the close of the third taxable year following the taxable year in which the Mortgage Loan became an REO Property, unless the Company provides to the trustee under such REMIC an opinion of counsel to the effect that the holding of such REO Property subsequent to the close of the third taxable year following the taxable year in which the Mortgage Loan became an REO Property, will not result in the imposition of taxes on "prohibited transactions" as defined in Section 860F of the Code, or cause the transaction to fail to qualify as a REMIC at any time that certificates are outstanding. Company shall manage, conserve, protect and operate each such REO Property for the certificateholders solely for the purpose of its prompt disposition and sale in a manner which does not cause such property to fail to qualify as "foreclosure property" within the meaning of Section 860F(a)(2)(E) of the Code, or any "net income from foreclosure property" which is subject to taxation under the REMIC provisions of the Code. Pursuant to its efforts to sell such property, the Company shall either itself or through an agent selected by Company, protect and conserve such property in the same manner and to such an extent as is customary in the locality where such property is located. Additionally, Company shall perform the tax withholding and reporting related to Sections 1445 and 6050J of the Code.

Section 4.04 Establishment of Custodial Accounts; Deposits in Custodial Accounts.

The Company shall segregate and hold all funds collected and received pursuant to each Mortgage Loan separate and apart from any of its own funds and general assets and shall establish and maintain one or more Custodial Accounts. The Custodial Account shall be an Eligible Account. Funds deposited in the Custodial Account, which shall be deposited within 24 hours of receipt, shall at all times be insured by the FDIC up to the FDIC insurance limits, or must be invested in Permitted Investments for the benefit of the Purchaser. Funds deposited in the Custodial Account may be drawn on by the Company in accordance with Section 4.05. The creation of any Custodial Account shall be evidenced by a letter agreement in the form shown in Exhibit B hereto. The original of such letter agreement shall be furnished to the Purchaser on the Closing Date, and upon the request of any subsequent Purchaser.

The Company shall deposit in the Custodial Account on a daily basis, and retain therein the following payments and collections received or made by it subsequent to the Cut-off Date, or received by it prior to the Cut-off Date but allocable to a period subsequent thereto, other than in respect of principal and interest on the Mortgage Loans due on or before the Cut-off Date:

(i) all payments on account of principal, including Principal Prepayments, on the Mortgage Loans;

(ii) all payments on account of interest on the Mortgage Loans adjusted to the Mortgage Loan Remittance Rate;

(iii) all Liquidation Proceeds;

(iv) any amounts required to be deposited by the Company in connection with any REO Property pursuant to Section 4.13 and in connection therewith, the Company shall provide the Purchaser with written detail itemizing all of such amounts;

(v) all Insurance Proceeds including amounts required to be deposited pursuant to Sections 4.08, 4.10 and 4.11, other than proceeds to be held in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with Accepted Servicing Practices, the Mortgage Loan Documents or applicable law;

(vi) all Condemnation Proceeds affecting any Mortgaged Property which are not released to the Mortgagor in accordance with Accepted Servicing Practices, the loan documents or applicable law;

(vii) any Monthly Advances;

(viii) with respect to each full or partial Principal Prepayment, any Prepayment Interest Shortfalls, to the extent of the Company’s aggregate Servicing Fee received with respect to the related Prepayment Period;

(ix) any amounts required to be deposited by the Company pursuant to Section 4.10 in connection with the deductible clause in any blanket hazard insurance policy, such deposit shall be made from the Company's own funds, without reimbursement therefor; and

(x) any amounts required to be deposited in the Custodial Account pursuant to Section 4.01, 4.13 or 6.02.

The foregoing requirements for deposit in the Custodial Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges and assumption fees, to the extent permitted by Section 6.01, need not be deposited by the Company in the Custodial Account. Any interest paid on funds deposited in the Custodial Account by the depository institution shall accrue to the benefit of the Company and the Company shall be entitled to retain and withdraw such interest from the Custodial Account pursuant to Section 4.05 (iv). The Purchaser shall not be responsible for any losses suffered with respect to investment of funds in the Custodial Account.

Section 4.05 Permitted Withdrawals From the Custodial Account.

The Company may, from time to time, withdraw from the Custodial Account for the following purposes:

(i) to make payments to the Purchaser in the amounts and in the manner provided for in Section 5.01;

(ii) to reimburse itself for Monthly Advances, the Company's right to reimburse itself pursuant to this subclause (ii) being limited to amounts received on the related Mortgage Loan which represent late collections (net of the related Servicing Fees) of principal and/or interest respecting which any such advance was made, it being understood that, in the case of such reimbursement, the Company's right thereto shall be prior to the rights of the Purchaser, except that, where the Company is required to repurchase a Mortgage Loan, pursuant to Section 3.03, the Company's right to such reimbursement shall be subsequent to the payment to the Purchaser of the Repurchase Price pursuant to such Section and all other amounts required to be paid to the Purchaser with respect to such Mortgage Loan;

(iii) to reimburse itself for unreimbursed Servicing Advances and any unpaid Servicing Fees(or REO administration fees described in Section 4.13), the Company's right to reimburse itself pursuant to this subclause (iii) with respect to any Mortgage Loan being limited to related proceeds from Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds in accordance with the relevant provisions of the Fannie Mae Guides or as otherwise set forth in this Agreement; any recovery shall be made upon liquidation of the REO Property;

(iv) to pay to itself as part of its servicing compensation (a) any interest earned on funds in the Custodial Account (all such interest to be withdrawn monthly not later than each Remittance Date), and (b) the Servicing Fee from that portion of any payment or recovery as to interest with respect to a particular Mortgage Loan;

(v) to pay to itself with respect to each Mortgage Loan that has been repurchased pursuant to Section 3.03 all amounts received thereon and not distributed as of the date on which the related repurchase price is determined,

(vi) to transfer funds to another Eligible Account in accordance with Section 4.09 hereof;

(vii)to remove funds inadvertently placed in the Custodial Account by the Company; and

(vi) to clear and terminate the Custodial Account upon the termination of this Agreement.

Section 4.06 Establishment of Escrow Accounts; Deposits in Escrow Accounts.

The Company shall segregate and hold all funds collected and received pursuant to each Mortgage Loan which constitute Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts. The Escrow Account shall be an Eligible Account. Funds deposited in each Escrow Account shall at all times be insured in a manner to provide maximum insurance under the insurance limitations of the FDIC, or must be invested in Permitted Investments. Funds deposited in the Escrow Account may be drawn on by the Company in accordance with Section 4.07. The creation of any Escrow Account shall be evidenced by a letter agreement in the form shown in Exhibit C. The original of such letter agreement shall be furnished to the Purchaser on the Closing Date, and upon request to any subsequent purchaser.

The Company shall deposit in the Escrow Account or Accounts on a daily basis, and retain therein:

(i) all Escrow Payments collected on account of the Mortgage Loans, for the purpose of effecting timely payment of any such items as required under the terms of this Agreement;

(ii) all Insurance Proceeds which are to be applied to the restoration or repair of any Mortgaged Property; and

(iii) all Servicing Advances for Mortgagors whose Escrow Payments are insufficient to cover escrow disbursements.

The Company shall make withdrawals from the Escrow Account only to effect such payments as are required under this Agreement, and for such other purposes as shall be as set forth or in accordance with Section 4.07. The Company shall be entitled to retain any interest paid on funds deposited in the Escrow Account by the depository institution other than interest on escrowed funds required by law to be paid to the Mortgagor and, to the extent required by law, the Company shall pay interest on escrowed funds to the Mortgagor notwithstanding that the Escrow Account is non-interest bearing or that interest paid thereon is insufficient for such purposes. The Purchaser shall not be responsible for any losses suffered with respect to investment of funds in the Escrow Account.

Section 4.07 Permitted Withdrawals From Escrow Account.

Withdrawals from the Escrow Account may be made by Company only:

(i) to effect timely payments of ground rents, taxes, assessments, water rates, Primary Mortgage Insurance Policy premiums, if applicable, fire and hazard insurance premiums, condominium assessments and comparable items;

(ii) to reimburse Company for any Servicing Advance made by Company with respect to a related Mortgage Loan but only from amounts received on the related Mortgage Loan which represent late payments or collections of Escrow Payments thereunder;

(iii) to refund to the Mortgagor any funds as may be determined to be overages;

(iv) for transfer to the Custodial Account in accordance with the terms of this Agreement;

(v) for application to restoration or repair of the Mortgaged Property;

(vi) to pay to the Company, or to the Mortgagor to the extent required by law, any interest paid on the funds deposited in the Escrow Account;

(vii) to clear and terminate the Escrow Account on the termination of this Agreement. As part of its servicing duties, the Company shall pay to the Mortgagors interest on funds in Escrow Account, to the extent required by law, and to the extent that interest earned on funds in the Escrow Account is insufficient, shall pay such interest from its own funds, without any reimbursement therefor; and

(viii) to pay to the Mortgagors or other parties Insurance Proceeds deposited in accordance with Section 4.06.

Section 4.08 Payment of Taxes, Insurance and Other Charges; Maintenance of Primary Mortgage Insurance Policies; Collections Thereunder.

With respect to each Mortgage Loan, the Company shall maintain accurate records reflecting the status of ground rents, taxes, assessments, water rates and other charges which are or may become a lien upon the Mortgaged Property and the status of primary mortgage insurance premiums and fire and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges, including renewal premiums and shall effect payment thereof prior to the applicable penalty or termination date and at a time appropriate for securing maximum discounts allowable, employing for such purpose deposits of the Mortgagor in the Escrow Account which shall have been estimated and accumulated by the Company in amounts sufficient for such purposes, as allowed under the terms of the Mortgage or applicable law. To the extent that the Mortgage does not provide for Escrow Payments, the Company shall determine that any such payments are made by the Mortgagor at the time they first become due. The Company assumes full responsibility for the timely payment of all such bills and shall effect timely payments of all such bills irrespective of the Mortgagor's faithful performance in the payment of same or the making of the Escrow Payments and shall make advances from its own funds to effect such payments.

The Company will maintain in full force and effect Primary Mortgage Insurance Policies or Lender Primary Mortgage Insurance Policies issued by a Qualified Insurer with respect to each Mortgage Loan for which such coverage is herein required. Such coverage will be terminated only with the approval of Purchaser, or as required by applicable law or regulation. The Company will not cancel or refuse to renew any Primary Mortgage Insurance Policy or Lender Primary Mortgage Insurance Policy in effect on the Closing Date that is required to be kept in force under this Agreement unless a replacement Primary Mortgage Insurance Policy or Lender Primary Mortgage Insurance Policy for such canceled or nonrenewed policy is obtained from and maintained with a Qualified Insurer. The Company shall not take any action which would result in non-coverage under any applicable Primary Mortgage Insurance Policy or Lender Primary Mortgage Insurance Policy of any loss which, but for the actions of the Company would have been covered thereunder. In connection with any assumption or substitution agreement entered into or to be entered into pursuant to Section 6.01, the Company shall promptly notify the insurer under the related Primary Mortgage Insurance Policy or Lender Primary Mortgage Insurance Policy, if any, of such assumption or substitution of liability in accordance with the terms of such policy and shall take all actions which may be required by such insurer as a condition to the continuation of coverage under the Primary Mortgage Insurance Policy or Lender Primary Mortgage Insurance Policy. If such Primary Mortgage Insurance Policy or Lender Primary Mortgage Insurance Policy is terminated as a result of such assumption or substitution of liability, the Company shall obtain a replacement Primary Mortgage Insurance Policy or Lender Primary Mortgage Insurance Policy as provided above.

In connection with its activities as servicer, the Company agrees to prepare and present, on behalf of itself and the Purchaser, claims to the insurer under any Private Mortgage Insurance Policy in a timely fashion in accordance with the terms of such Primary Mortgage Insurance Policy or Lender Primary Mortgage Insurance Policy and, in this regard, to take such action as shall be necessary to permit recovery under any Primary Mortgage Insurance Policy or Lender Primary Mortgage Insurance Policy respecting a defaulted Mortgage Loan. Pursuant to Section 4.04, any amounts collected by the Company under any Primary Mortgage Insurance Policy or Lender Primary Mortgage Insurance Policy shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 4.05.

Section 4.09 Transfer of Accounts.

The Company may transfer the Custodial Account or the Escrow Account to a different Eligible Account from time to time. Such transfer shall be made only upon obtaining the prior written consent of the Purchaser, which consent will not be unreasonably withheld.

Section 4.10 Maintenance of Hazard Insurance.

The Company shall cause to be maintained for each Mortgage Loan fire and hazard insurance with extended coverage as is acceptable to Fannie Mae or FHLMC and customary in the area where the Mortgaged Property is located in an amount which is equal to the lesser of (i) the maximum insurable value of the improvements securing such Mortgage Loan or (ii) the greater of (a) the outstanding principal balance of the Mortgage Loan, and (b) an amount such that the proceeds thereof shall be sufficient to prevent the Mortgagor and/or the mortgagee from becoming a co-insurer. If required by the Flood Disaster Protection Act of 1973, as amended, each Mortgage Loan shall be covered by a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in effect with an insurance carrier acceptable to Fannie Mae or FHLMC, in an amount representing coverage not less than the least of (i) the outstanding principal balance of the Mortgage Loan, (ii) the maximum insurable value of the improvements securing such Mortgage Loan or (iii) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended. If at any time during the term of the Mortgage Loan, the Company determines in accordance with applicable law and pursuant to the Fannie Mae Guides that a Mortgaged Property is located in a special flood hazard area and is not covered by flood insurance or is covered in an amount less than the amount required by the Flood Disaster Protection Act of 1973, as amended, the Company shall notify the related Mortgagor that the Mortgagor must obtain such flood insurance coverage, and if said Mortgagor fails to obtain the required flood insurance coverage within forty-five (45) days after such notification, the Company shall immediately force place the required flood insurance on the Mortgagor’s behalf. The Company shall also maintain on each REO Property, fire and hazard insurance with extended coverage in an amount which is at least equal to the maximum insurable value of the improvements which are a part of such property, and, to the extent required and available under the Flood Disaster Protection Act of 1973, as amended, flood insurance in an amount as provided above. Any amounts collected by the Company under any such policies other than amounts to be deposited in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or REO Property, or released to the Mortgagor in accordance with Accepted Servicing Practices, shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 4.05. It is understood and agreed that no other additional insurance need be required by the Company of the Mortgagor or maintained on property acquired in respect of the Mortgage Loan, other than pursuant to this Agreement, the Fannie Mae Guides or such applicable state or federal laws and regulations as shall at any time be in force and as shall require such additional insurance. All such policies shall be endorsed with standard mortgagee clauses with loss payable to the Company and its successors and/or assigns and shall provide for at least thirty days prior written notice of any cancellation, reduction in the amount or material change in coverage to the Company. The Company shall not interfere with the Mortgagor's freedom of choice in selecting either his insurance carrier or agent, provided, however, that the Company shall not accept any such insurance policies from insurance companies unless such companies are Qualified Insurers.

Section 4.11 Maintenance of Mortgage Impairment Insurance Policy.

In the event that the Company shall obtain and maintain a blanket policy issued by an insurer acceptable to Fannie Mae or FHLMC insuring against hazard losses on all of the Mortgage Loans, then, to the extent such policy provides coverage in an amount equal to the amount required pursuant to Section 4.10 and otherwise complies with all other requirements of Section 4.10, it shall conclusively be deemed to have satisfied its obligations as set forth in Section 4.10, it being understood and agreed that such policy may contain a deductible clause, in which case the Company shall, in the event that there shall not have been maintained on the related Mortgaged Property or REO Property a policy complying with Section 4.10, and there shall have been a loss which would have been covered by such policy, deposit in the Custodial Account the amount not otherwise payable under the blanket policy because of such deductible clause. In connection with its activities as servicer of the Mortgage Loans, the Company agrees to prepare and present, on behalf of the Purchaser, claims under any such blanket policy in a timely fashion in accordance with the terms of such policy. Upon request of the Purchaser, the Company shall cause to be delivered to the Purchaser a certified true copy of such policy and shall use its best efforts to obtain a statement from the insurer thereunder that such policy shall in no event be terminated or materially modified without thirty (30) days' prior written notice to the Purchaser.

Section 4.12 Fidelity Bond, Errors and Omissions Insurance.

The Company shall maintain, at its own expense, a blanket fidelity bond and an errors and omissions insurance policy, with broad coverage with responsible companies on all officers, employees or other persons acting in any capacity with regard to the Mortgage Loan to handle funds, money, documents and papers relating to the Mortgage Loan. The Fidelity Bond shall be in the form of the Mortgage Banker's Blanket Bond and shall protect and insure the Company against losses, including forgery, theft, embezzlement and fraud of such persons. The errors and omissions insurance shall protect and insure the Company against losses arising out of errors and omissions and negligent acts of such persons. Such errors and omissions insurance shall also protect and insure the Company against losses in connection with the failure to maintain any insurance policies required pursuant to this Agreement and the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this Section 4.12 requiring the Fidelity Bond or errors and omissions insurance shall diminish or relieve the Company from its duties and obligations as set forth in this Agreement. The minimum coverage under any such bond and insurance policy shall be at least equal to the corresponding amounts required by Fannie Mae in the Fannie Mae Guides. Upon request by the Purchaser, the Company shall deliver to the Purchaser a certificate from the surety and the insurer as to the existence of the Fidelity Bond and errors and omissions insurance policy and shall obtain a statement from the surety and the insurer that such Fidelity Bond or insurance policy shall in no event be terminated or materially modified without thirty (30) days' prior written notice to the Purchaser. The Company shall notify the Purchaser within five (5) business days of receipt of notice that such Fidelity Bond or insurance policy will be, or has been, materially modified or terminated. The Purchaser (or any party having the status of Purchaser hereunder) and any subsidiary thereof and their successors or assigns as their interests may appear must be named as loss payees on the Fidelity Bond and as additional insured on the errors and omissions policy. Upon request by Purchaser, Company shall provide Purchaser with an insurance certificate certifying coverage under this Section 4.12, and will provide an update to such certificate upon request, or upon renewal or material modification of coverage.

Section 4.13 Title, Management and Disposition of REO Property.

In the event that title to the Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of the Purchaser or its designee, or in the event the Purchaser or its designee is not authorized or permitted to hold title to real property in the state where the REO Property is located, or would be adversely affected under the "doing business" or tax laws of such state by so holding title, the deed or certificate of sale shall be taken in the name of such Person or Persons as shall be consistent with an opinion of counsel obtained by the Company from an attorney duly licensed to practice law in the state where the REO Property is located. Any Person or Persons holding such title other than the Purchaser shall acknowledge in writing that such title is being held as nominee for the benefit of the Purchaser.

The Company shall notify the Purchaser in accordance with the Fannie Mae Guides of each acquisition of REO Property upon such acquisition (and, in any event, shall provide notice of the consummation of any foreclosure sale within three (3) Business Days of the date Company receives notice of such consummation), together with a copy of the drive by appraisal or brokers price opinion of the Mortgaged Property obtained in connection with such acquisition, and thereafter assume the responsibility for marketing such REO property in accordance with Accepted Servicing Practices. Thereafter, the Company shall continue to provide certain administrative services to the Purchaser relating to such REO Property as set forth in this Section 4.13. No Servicing Fee shall be assessed or otherwise accrue on any REO Property from and after the date on which it becomes an REO Property.

The Company shall, either itself or through an agent selected by the Company, and in accordance with the Fannie Mae Guides manage, conserve, protect and operate each REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO Property is managed. The Company shall cause each REO Property to be inspected promptly upon the acquisition of title thereto and shall cause each REO Property to be inspected at least monthly thereafter or more frequently as required by the circumstances. The Company shall make or cause to be made a written report of each such inspection. Such reports shall be retained in the Mortgage File and copies thereof shall be forwarded by the Company to the Purchaser.

The Company shall use its best efforts to dispose of the REO Property as soon as possible and shall sell such REO Property in any event within one year after title has been taken to such REO Property, unless the Company determines, and gives an appropriate notice to the Purchaser to such effect, that a longer period is necessary for the orderly liquidation of such REO Property. If a longer period than one (1) year is permitted under the foregoing sentence and is necessary to sell any REO Property, the Company shall report monthly to the Purchaser as to the progress being made in selling such REO Property. No REO Property shall be marketed for less than the Appraised Value, without the prior consent of Purchaser. No REO Property shall be sold for less than ninety five percent (95%) of its Appraised Value, without the prior consent of Purchaser. All requests for reimbursement of Servicing Advances shall be in accordance with the Fannie Mae Guides. The disposition of REO Property shall be carried out by the Company at such price, and upon such terms and conditions, as the Company deems to be in the best interests of the Purchaser (subject to the above conditions) only with the prior written consent of the Purchaser. Company shall provide monthly reports to Purchaser in reference to the status of the marketing of the REO Properties.

Notwithstanding anything to the contrary contained herein, the Purchaser may, at the Purchaser's sole option, terminate the Company as servicer of any such REO Property without payment of any termination fee with respect thereto, provided that the Company shall on the date said termination takes effect be reimbursed for any unreimbursed advances of the Company's funds made pursuant to Section 5.03 and any unreimbursed Servicing Advances and Servicing Fees in each case relating to the Mortgage Loan underlying such REO Property notwithstanding anything to the contrary set forth in Section 4.05. In the event of any such termination, the provisions of Section 11.01 hereof shall apply to said termination and the transfer of servicing responsibilities with respect to such REO Property to the Purchaser or its designee. Within five Business Days of any such termination, the Company shall, if necessary convey such property to the Purchaser and shall further provide the Purchaser with the following information regarding the subject REO Property: the related drive by appraisal or brokers price opinion, and copies of any related Mortgage Impairment Insurance Policy claims. In addition, within five Business Days, the Company shall provide the Purchaser with the following information regarding the subject REO Property: the related trustee’s deed upon sale and copies of any related hazard insurance claims, or repair bids.

Section 4.14 Notification of Maturity Date.

With respect to each Mortgage Loan, the Company shall execute and deliver to the Mortgagor any and all necessary notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the maturity date if required under applicable law.

ARTICLE V

PAYMENTS TO THE PURCHASER

Section 5.01 Distributions.

On each Remittance Date, the Company shall distribute by wire transfer of immediately available funds to the Purchaser (i) all amounts credited to the Custodial Account as of the close of business on the preceding Determination Date, net of charges against or withdrawals from the Custodial Account pursuant to Section 4.05, plus (ii) all Monthly Advances, if any, which the Company is obligated to distribute pursuant to Section 5.03, plus, (iii) interest at the Mortgage Loan Remittance Rate on any Principal Prepayment from the date of such Principal Prepayment through the end of the month for which disbursement is made provided that the Company’s obligation as to payment of such interest shall be limited to the Servicing Fee earned during the month of the distribution, minus (iv) any amounts attributable to Monthly Payments collected but due on a Due Date or Dates subsequent to the preceding Determination Date, which amounts shall be remitted on the Remittance Date next succeeding the Due Period for such amounts. It is understood that, by operation of Section 4.04, the remittance on the first Remittance Date with respect to Mortgage Loans purchased pursuant to the related Term Sheet is to include principal collected after the Cut-off Date through the preceding Determination Date plus interest, adjusted to the Mortgage Loan Remittance Rate collected through such Determination Date exclusive of any portion thereof allocable to the period prior to the Cut-off Date, with the adjustments specified in clauses (ii), (iii) and (iv) above.

With respect to any remittance received by the Purchaser after the Remittance Date, the Company shall pay to the Purchaser interest on any such late payment at an annual rate equal to the Prime Rate, adjusted as of the date of each change, plus three (3) percentage points, but in no event greater than the maximum amount permitted by applicable law. Such interest shall cover the period commencing with the day following the Business Day such payment was due and ending with the Business Day on which such payment is made to the Purchaser, both inclusive. The payment by the Company of any such interest shall not be deemed an extension of time for payment or a waiver of any Event of Default by the Company. On each Remittance Date, the Company shall provide a remittance report detailing all amounts being remitted pursuant to this Section 5.01.

Section 5.02 Statements to the Purchaser.

The Company shall furnish to Purchaser an individual loan accounting report, as of the last Business Day of each month, in the Company's assigned loan number order to document Mortgage Loan payment activity on an individual Mortgage Loan basis. With respect to each month, the corresponding individual loan accounting report shall be received by the Purchaser no later than the fifth Business Day of the following month on a disk or tape or other computer-readable format in such format as may be mutually agreed upon by both Purchaser and Company, and no later than the fifth Business Day of the following month in hard copy, and shall contain the following:

(i) With respect to each Monthly Payment, the amount of such remittance allocable to principal (including a separate breakdown of any Principal Prepayment, including the date of such prepayment, and any prepayment penalties or premiums, along with a detailed report of interest on principal prepayment amounts remitted in accordance with Section 4.04);

(ii) with respect to each Monthly Payment, the amount of such remittance allocable to interest;

(iii) the amount of servicing compensation received by the Company during the prior distribution period;

(iv) the aggregate Stated Principal Balance of the Mortgage Loans;

(v) the aggregate of any expenses reimbursed to the Company during the prior distribution period pursuant to Section 4.05;

(vi) The number and aggregate outstanding principal balances of Mortgage Loans (a) delinquent (1) 30 to 59 days, (2) 60 to 89 days, (3) 90 days or more; (b) as to which foreclosure has commenced; and (c) as to which REO Property has been acquired; and

The Company shall also provide a trial balance, sorted in Purchaser's assigned loan number order, in the form of Exhibit E hereto, with each such Report.

The Company shall prepare and file any and all information statements or other filings required to be delivered to any governmental taxing authority or to Purchaser pursuant to any applicable law with respect to the Mortgage Loans and the transactions contemplated hereby. In addition, the Company shall provide Purchaser with such information concerning the Mortgage Loans as is necessary for Purchaser to prepare its federal income tax return as Purchaser may reasonably request from time to time.

In addition, not more than sixty (60) days after the end of each calendar year, the Company shall furnish to each Person who was a Purchaser at any time during such calendar year an annual statement in accordance with the requirements of applicable federal income tax law as to the aggregate of remittances for the applicable portion of such year.

Section 5.03 Monthly Advances by the Company.

Not later than the close of business on the Business Day preceding each Remittance Date, the Company shall deposit in the Custodial Account an amount equal to all payments not previously advanced by the Company, whether or not deferred pursuant to Section 4.01, of principal (due after the Cut-off Date) and interest not allocable to the period prior to the Cut-off Date, adjusted to the Mortgage Loan Remittance Rate, which were due on a Mortgage Loan and delinquent at the close of business on the related Determination Date.

The Company's obligation to make such Monthly Advances as to any Mortgage Loan will continue through the last Monthly Payment due prior to the payment in full of the Mortgage Loan, or through the Remittance Date prior to the date on which the Mortgaged Property liquidates (including Insurance Proceeds, proceeds from the sale of REO Property or Condemnation Proceeds) with respect to the Mortgage Loan unless the Company deems such advance to be nonrecoverable. In such event, the Company shall deliver to the Purchaser an Officer's Certificate of the Company to the effect that an officer of the Company has reviewed the related Mortgage File and has made the reasonable determination that any additional advances are nonrecoverable.

Section 5.04 Liquidation Reports.

Upon the foreclosure sale of any Mortgaged Property or the acquisition thereof by the Purchaser pursuant to a deed-in-lieu of foreclosure, the Company shall submit to the Purchaser a liquidation report with respect to such Mortgaged Property in a form mutually acceptable to Company and Purchaser. The Company shall also provide reports on the status of REO Property containing such information as Purchaser may reasonably require.

ARTICLE VI

GENERAL SERVICING PROCEDURES

Section 6.01 Assumption Agreements.

The Company will, to the extent it has knowledge of any conveyance or prospective conveyance by any Mortgagor of the Mortgaged Property (whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains or is to remain liable under the Mortgage Note and/or the Mortgage), exercise its rights to accelerate the maturity of such Mortgage Loan under any "due-on-sale" clause to the extent permitted by law; provided, however, that the Company shall not exercise any such rights if prohibited by law or the terms of the Mortgage Note from doing so or if the exercise of such rights would impair or threaten to impair any recovery under the related Primary Mortgage Insurance Policy or Lender Primary Mortgage Insurance Policy, if any. If the Company reasonably believes it is unable under applicable law to enforce such "due-on-sale" clause, the Company, with the approval of the Purchaser, will enter into an assumption agreement with the person to whom the Mortgaged Property has been conveyed or is proposed to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, to the extent permitted by applicable state law, the Mortgagor remains liable thereon. Where an assumption is allowed pursuant to this Section 6.01, the Company, with the prior consent of the Purchaser and the primary mortgage insurer, if any, is authorized to enter into a substitution of liability agreement with the person to whom the Mortgaged Property has been conveyed or is proposed to be conveyed pursuant to which the original mortgagor is released from liability and such Person is substituted as mortgagor and becomes liable under the related Mortgage Note. Any such substitution of liability agreement shall be in lieu of an assumption agreement.

In connection with any such assumption or substitution of liability, the Company shall follow the underwriting practices and procedures of the Company. With respect to an assumption or substitution of liability, the Mortgage Interest Rate borne by the related Mortgage Note, the amount of the Monthly Payment and the maturity date may not be changed (except pursuant to the terms of the Mortgage Note). If the credit of the proposed transferee does not meet such underwriting criteria, the Company diligently shall, to the extent permitted by the Mortgage or the Mortgage Note and by applicable law, accelerate the maturity of the Mortgage Loan. The Company shall notify the Purchaser that any such substitution of liability or assumption agreement has been completed by forwarding to the Purchaser the original of any such substitution of liability or assumption agreement, which document shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. All fees collected by the Company for entering into an assumption or substitution of liability agreement shall belong to the Company.

Notwithstanding the foregoing paragraphs of this Section or any other provision of this Agreement, the Company shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or any assumption which the Company may be restricted by law from preventing, for any reason whatsoever. For purposes of this Section 6.01, the term "assumption" is deemed to also include a sale of the Mortgaged Property subject to the Mortgage that is not accompanied by an assumption or substitution of liability agreement.

Section 6.02 Satisfaction of Mortgages and Release of Mortgage Files.

Upon the payment in full of any Mortgage Loan, or the receipt by the Company of a notification that payment in full will be escrowed in a manner customary for such purposes, the Company will immediately notify the Purchaser by a certification, which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Custodial Account pursuant to Section 4.04 have been or will be so deposited, of a Servicing Officer and shall request delivery to it of the portion of the Mortgage File held by the Purchaser. The Purchaser shall no later than five Business Days after receipt of such certification and request, release or cause to be released to the Company, the related Mortgage Loan Documents and, upon its receipt of such documents, the Company shall promptly prepare and deliver to the Purchaser the requisite satisfaction or release. No later than five (5) Business Days following its receipt of such satisfaction or release, the Purchaser shall deliver, or cause to be delivered, to the Company the release or satisfaction properly executed by the owner of record of the applicable mortgage or its duly appointed attorney in fact. No expense incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Custodial Account.

In the event the Company satisfies or releases a Mortgage without having obtained payment in full of the indebtedness secured by the Mortgage or should it otherwise prejudice any right the Purchaser may have under the mortgage instruments, the Company, upon written demand, shall remit within two (2) Business Days to the Purchaser the then outstanding principal balance of the related Mortgage Loan by deposit thereof in the Custodial Account. The Company shall maintain the Fidelity Bond and errors and omissions insurance insuring the Company against any loss it may sustain with respect to any Mortgage Loan not satisfied in accordance with the procedures set forth herein.

From time to time and as appropriate for the servicing or foreclosure of the Mortgage Loan, including for the purpose of collection under any Primary Mortgage Insurance Policy or Lender Primary Mortgage Insurance Policy, the Purchaser shall, upon request of the Company and delivery to the Purchaser of a servicing receipt signed by a Servicing Officer, release the portion of the Mortgage File held by the Purchaser to the Company. Such servicing receipt shall obligate the Company to return the related Mortgage documents to the Purchaser when the need therefor by the Company no longer exists, unless the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Custodial Account or the Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Company has delivered to the Purchaser a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery. Upon receipt of a certificate of a Servicing Officer stating that such Mortgage Loan was liquidated, the servicing receipt shall be released by the Purchaser to the Company.

Section 6.03 Servicing Compensation.

As compensation for its services hereunder, the Company shall be entitled to withdraw from the Custodial Account (to the extent of interest payments collected on the Mortgage Loans) or to retain from interest payments collected on the Mortgage Loans, the amounts provided for as the Company's Servicing Fee, subject to payment of compensating interest on Principal Prepayments as capped by the Servicing Fee pursuant to Section 5.01 (iii). Additional servicing compensation in the form of assumption fees, as provided in Section 6.01, and late payment charges or otherwise shall be retained by the Company to the extent not required to be deposited in the Custodial Account. No Servicing Fee shall be payable in connection with partial Monthly Payments. The Company shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement therefor except as specifically provided for.

Section 6.04 Annual Statement as to Compliance.

The Company will deliver to the Purchaser not later than 90 days following the end of each fiscal year of the Company beginning in March 2003, an Officers' Certificate stating, as to each signatory thereof, that (i) a review of the activities of the Company during the preceding calendar year and of performance under this Agreement has been made under such officers' supervision, and (ii) to the best of such officers' knowledge, based on such review, the Company has fulfilled all of its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officers and the nature and status of cure provisions thereof. Copies of such statement shall be provided by the Company to the Purchaser upon request.

Section 6.05 Annual Independent Certified Public Accountants' Servicing Report.

Within ninety (90) days of Company's fiscal year end beginning in March 2003 the Company at its expense shall cause a firm of independent public accountants which is a member of the American Institute of Certified Public Accountants to furnish a statement to the Purchaser to the effect that such firm has examined certain documents and records relating to the Company's servicing of mortgage loans of the same type as the Mortgage Loans pursuant to servicing agreements substantially similar to this Agreement, which agreements may include this Agreement, and that, on the basis of such an examination, conducted substantially in the uniform single audit program for mortgage bankers, such firm is of the opinion that the Company's servicing has been conducted in compliance with the agreements examined pursuant to this Section 6.05, except for (i) such exceptions as such firm shall believe to be immaterial, and (ii) such other exceptions as shall be set forth in such statement. Copies of such statement shall be provided by the Company to the Purchaser. In addition, on an annual basis, Company shall provided Purchaser with copies of its audited financial statements.

Section 6.06 Purchaser's Right to Examine Company Records.

The Purchaser shall have the right to examine and audit upon reasonable notice to the Company, during business hours or at such other times as might be reasonable under applicable circumstances, any and all of the books, records, documentation or other information of the Company, or held by another for the Company or on its behalf or otherwise, which relates to the performance or observance by the Company of the terms, covenants or conditions of this Agreement.

The Company shall provide to the Purchaser and any supervisory agents or examiners representing a state or federal governmental agency having jurisdiction over the Purchaser, including but not limited to OTS, FDIC and other similar entities, access to any documentation regarding the Mortgage Loans in the possession of the Company which may be required by any applicable regulations. Such access shall be afforded without charge, upon reasonable request, during normal business hours and at the offices of the Company, and in accordance with the federal government, FDIC, OTS, or any other similar regulations.

ARTICLE VII

REPORTS TO BE PREPARED BY SERVICER

Section 7.01 Company Shall Provide Information as Reasonably Required.

The Company shall furnish to the Purchaser during the term of this Agreement, such periodic, special or other reports, information or documentation, whether or not provided for herein, as shall be necessary, reasonable or appropriate in respect to the Purchaser, or otherwise in respect to the Mortgage Loans and the performance of the Company under this Agreement, including any reports, information or documentation reasonably required to comply with any regulations regarding any supervisory agents or examiners of the Purchaser all such reports or information to be as provided by and in accordance with such applicable instructions and directions as the Purchaser may reasonably request in relation to this Agreement or the performance of the Company under this Agreement. The Company agrees to execute and deliver all such instruments and take all such action as the Purchaser, from time to time, may reasonably request in order to effectuate the purpose and to carry out the terms of this Agreement.

In connection with marketing the Mortgage Loans, the Purchaser may make available to a prospective purchaser audited financial statements of the Company for the most recently completed two (2) fiscal years for which such statements are available, as well as a Consolidated Statement of Condition at the end of the last two (2) fiscal years covered by any Consolidated Statement of Operations. If it has not already done so, the Company shall furnish promptly to the Purchaser or a prospective purchaser copies of the statements specified above.

The Company shall make reasonably available to the Purchaser or any prospective Purchaser a knowledgeable financial or accounting officer for the purpose of answering questions and to permit any prospective purchaser to inspect the Company’s servicing facilities for the purpose of satisfying such prospective purchaser that the Company has the ability to service the Mortgage Loans as provided in this Agreement.

ARTICLE VIII

THE SERVICER

Section 8.01 Indemnification; Third Party Claims.

The Company agrees to indemnify the Purchaser and hold it harmless against any and all claims, losses, damages, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that the Purchaser may sustain in any way related to the failure of the Company to observe and perform its duties, obligations, covenants, and agreements to service the Mortgage Loans in strict compliance with the terms of this Agreement. The Company agrees to indemnify the Purchaser and hold it harmless against any and all claims, losses, damages, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that the Purchaser may sustain in any way related to the breach of a representation or warranty set forth in Sections 3.01 or 3.02 of this Agreement. The Company shall immediately notify the Purchaser if a claim is made by a third party against Company with respect to this Agreement or the Mortgage Loans, assume (with the consent of the Purchaser) the defense of any such claim and pay all expenses in connection therewith, including counsel fees, whether or not such claim is settled prior to judgment, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or the Purchaser in respect of such claim. The Company shall follow any written instructions received from the Purchaser in connection with such claim. The Purchaser shall promptly reimburse the Company for all amounts advanced by it pursuant to the two preceding sentences except when the claim relates to the failure of the Company to service and administer the Mortgages in strict compliance with the terms of this Agreement, the breach of representation or warranty set forth in Sections 3.01 or 3.02, or the gross negligence, bad faith or willful misconduct of Company. The provisions of this Section 8.01 shall survive termination of this Agreement.

Section 8.02 Merger or Consolidation of the Company.

The Company will keep in full effect its existence, rights and franchises as a corporation under the laws of the state of its incorporation except as permitted herein, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, or any of the Mortgage Loans and to perform its duties under this Agreement.

Any Person into which the Company may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Company shall be a party, or any Person succeeding to the business of the Company whether or not related to loan servicing, shall be the successor of the Company hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person shall be an institution (i) having a GAAP net worth of not less than $25,000,000, (ii) the deposits of which are insured by the FDIC, SAIF and/or BIF, and which is a HUD-approved mortgagee whose primary business is in origination and servicing of first lien mortgage loans, and (iii) who is a Fannie Mae or FHLMC approved seller/servicer in good standing.

Section 8.03 Limitation on Liability of the Company and Others.

Neither the Company nor any of the officers, employees or agents of the Company shall be under any liability to the Purchaser for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment made in good faith; provided, however, that this provision shall not protect the Company or any such person against any breach of warranties or representations made herein, or failure to perform its obligations in strict compliance with any standard of care set forth in this Agreement, or any liability which would otherwise be imposed by reason of negligence, bad faith or willful misconduct, or any breach of the terms and conditions of this Agreement. The Company and any officer, employee or agent of the Company may rely in good faith on any document of any kind prima facie properly executed and submitted by the Purchaser respecting any matters arising hereunder. The Company shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Mortgage Loans in accordance with this Agreement and which in its reasonable opinion may involve it in any expenses or liability; provided, however, that the Company may, with the consent of the Purchaser, undertake any such action which it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto. In such event, the reasonable legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities for which the Purchaser will be liable, and the Company shall be entitled to be reimbursed therefor from the Purchaser upon written demand.

Section 8.04 Company Not to Assign or Resign.

The Company shall not assign this Agreement or resign from the obligations and duties hereby imposed on it except by mutual consent of the Company and the Purchaser or upon the determination that its duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Company. Any such determination permitting the resignation of the Company shall be evidenced by an Opinion of Counsel to such effect delivered to the Purchaser which Opinion of Counsel shall be in form and substance acceptable to the Purchaser. No such resignation shall become effective until a successor shall have assumed the Company's responsibilities and obligations hereunder in the manner provided in Section 11.01.

Section 8.05 No Transfer of Servicing.

With respect to the retention of the Company to service the Mortgage Loans hereunder, the Company acknowledges that the Purchaser has acted in reliance upon the Company's independent status, the adequacy of its servicing facilities, plan, personnel, records and procedures, its integrity, reputation and financial standing and the continuance thereof. Without in any way limiting the generality of this Section, the Company shall not either assign this Agreement or the servicing hereunder or delegate its rights or duties hereunder or any portion thereof, or sell or otherwise dispose of all or substantially all of its property or assets, without the prior written approval of the Purchaser, which consent shall be granted or withheld in the Purchaser's sole discretion.

Without in any way limiting the generality of this Section 8.05, in the event that the Company either shall assign this Agreement or the servicing responsibilities hereunder or delegate its duties hereunder or any portion thereof without (i) satisfying the requirements set forth herein or (ii) the prior written consent of the Purchaser, which consent shall not be unreasonable withheld, then the Purchaser shall have the right to terminate this Agreement, without any payment of any penalty or damages and without any liability whatsoever to the Company (other than with respect to accrued but unpaid Servicing Fees and Servicing Advances remaining unpaid) or any third party.

ARTICLE IX

DEFAULT

Section 9.01 Events of Default.

In case one or more of the following Events of Default by the Company shall occur and be continuing, that is to say:

(i) any failure by the Company to remit to the Purchaser any payment required to be made under the terms of this Agreement which continues unremedied for a period of two (2) Business Days; or

(ii) failure on the part of the Company duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Company set forth in this Agreement which continues unremedied for a period of thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Company by the Purchaser; or

(iii) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Company and such decree or order shall have remained in force undischarged or unstayed for a period of sixty days; or

(iv) the Company shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Company or of or relating to all or substantially all of its property; or

(v) the Company shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

(vi) Company ceases to be approved by either Fannie Mae or FHLMC as a mortgage loan seller or servicer for more than thirty days; or

(vii) the Company attempts to assign its right to servicing compensation hereunder or the Company attempts, without the consent of the Purchaser, to sell or otherwise dispose of all or substantially all of its property or assets or to assign this Agreement or the servicing responsibilities hereunder or to delegate its duties hereunder or any portion thereof; or

(viii) the Company ceases to be (a) licensed to service first lien residential mortgage loans in any jurisdiction in which a Mortgaged Property is located and such licensing is required, and (b) qualified to transact business in any jurisdiction where it is currently so qualified, but only to the extent such non-qualification materially and adversely affects the Company's ability to perform its obligations hereunder; or

(ix) the Company fails to meet the eligibility criteria set forth in the last sentence of Section 8.02.

Then, and in each and every such case, so long as an Event of Default shall not have been remedied, the Purchaser, by notice in writing to the Company (except in the case of an Event of Default under clauses (iii), (iv) or (v) above, in which case, automatically and without notice) Company may, in addition to whatever rights the Purchaser may have under Sections 3.03 and 8.01 and at law or equity or to damages, including injunctive relief and specific performance, terminate all the rights and obligations of the Company under this Agreement and in and to the Mortgage Loans and the proceeds thereof without compensating the Company for the same. On or after the receipt by the Company of such written notice (or, in the case of an Event of Default under clauses (iii), (iv) or (v) above, in which case, automatically and without notice), all authority and power of the Company under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the successor appointed pursuant to Section 11.01. Upon written request from the Purchaser, the Company shall prepare, execute and deliver, any and all documents and other instruments, place in such successor's possession all Mortgage Files, and do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise, at the Company's sole expense. The Company agrees to cooperate with the Purchaser and such successor in effecting the termination of the Company's responsibilities and rights hereunder, including, without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Company to the Custodial Account or Escrow Account or thereafter received with respect to the Mortgage Loans or any REO Property.

Section 9.02 Waiver of Defaults.

The Purchaser may waive only by written notice any default by the Company in the performance of its obligations hereunder and its consequences. Upon any such waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived in writing.

ARTICLE X

TERMINATION

Section 10.01 Termination.

The respective obligations and responsibilities of the Company shall terminate upon: (i) the later of the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan and the disposition of all remaining REO Property and the remittance of all funds due hereunder; or (ii) by mutual consent of the Company and the Purchaser in writing; or (iii) termination with cause under the terms of this Agreement.

ARTICLE XI

MISCELLANEOUS PROVISIONS

Section 11.01 Successor to the Company.

Prior to termination of Company's responsibilities and duties under this Agreement pursuant to Sections 4.13, 8.04, 9.01, 10.01 (ii) or (iii), the Purchaser shall (i) succeed to and assume all of the Company's responsibilities, rights, duties and obligations under this Agreement, or (ii) appoint a successor having the characteristics set forth in Section 8.02 hereof and which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Company under this Agreement prior to the termination of Company's responsibilities, duties and liabilities under this Agreement. In connection with such appointment and assumption, the Purchaser may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as the Purchaser and such successor shall agree. In the event that the Company's duties, responsibilities and liabilities under this Agreement should be terminated pursuant to the aforementioned Sections, the Company shall discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under this Agreement, and shall take no action whatsoever that might impair or prejudice the rights or financial condition of its successor. The resignation or removal of Company pursuant to the aforementioned Sections shall not become effective until a successor shall be appointed pursuant to this Section and shall in no event relieve the Company of the representations and warranties made pursuant to Sections 3.01, 3.02 and 3.03 and the remedies available to the Purchaser thereunder and under Section 8.01, it being understood and agreed that the provisions of such Sections 3.01, 3.02, 3.03 and 8.01 shall be applicable to the Company notwithstanding any such resignation or termination of the Company, or the termination of this Agreement.

Any successor appointed as provided herein shall execute, acknowledge and deliver to the Company and to the Purchaser an instrument accepting such appointment, whereupon such successor shall become fully vested with all the rights, powers, duties, responsibilities, obligations and liabilities of the Company, with like effect as if originally named as a party to this Agreement. Any termination or resignation of the Company or this Agreement pursuant to Section 4.13, 8.04, 9.01 or 10.01 shall not affect any claims that the Purchaser may have against the Company arising prior to any such termination or resignation.

The Company shall promptly deliver to the successor the funds in the Custodial Account and the Escrow Account and the Mortgage Files and related documents and statements held by it hereunder and the Company shall account for all funds. The Company shall execute and deliver such instruments and do such other things all as may reasonably be required to more fully and definitely vest and confirm in the successor all such rights, powers, duties, responsibilities, obligations and liabilities of the Company. The successor shall make arrangements as it may deem appropriate to reimburse the Company for unrecovered Servicing Advances which the successor retains hereunder and which would otherwise have been recovered by the Company pursuant to this Agreement but for the appointment of the successor servicer.

Upon a successor's acceptance of appointment as such, the Company shall notify by mail the Purchaser of such appointment.

Section 11.02 Amendment.

This Agreement may be amended from time to time by the Company and the Purchaser by written agreement signed by the Company and the Purchaser.

Section 11.03 Recordation of Agreement.

To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Company at the Company's expense on direction of the Purchaser accompanied by an opinion of counsel to the effect that such recordation materially and beneficially affects the interest of the Purchaser or is necessary for the administration or servicing of the Mortgage Loans.

Section 11.04 Governing Law.

This Agreement and the related Term Sheet shall be governed by and construed in accordance with the laws of the State of New York except to the extent preempted by Federal law. The obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

Section 11.05 Notices.

Any demands, notices or other communications permitted or required hereunder shall be in writing and shall be deemed conclusively to have been given if personally delivered at or mailed by registered mail, postage prepaid, and return receipt requested or certified mail, return receipt requested, or transmitted by telex, telegraph or telecopier and confirmed by a similar mailed writing, as follows:

(i)            if to the Company:

Fifth Third Mortgage Company
38 Fountain Square, MD 1com 56
Cincinnati, Ohio 45202
Attention: Stephen Johnson
Telecopier No.: 513-534-4194

With a copy to:

Fifth Third Mortgage Company
38 Fountain Square, MD 1com 56
Cincinnati, Ohio 45202
Attention: David Powell
Telecopier No.: 513-358-8697

With a copy to:
Fifth Third Mortgage Company
38 Fountain Square, MD 1com 56
Cincinnati, Ohio 45202
Attention: Therese Paul

(ii)           if to the Purchaser:

EMC Mortgage Corporation
Mac Arthur Ridge II,
909 Hidden Ridge Drive, Suite 200
Irving, Texas 75038
Attention: Ms. Ralene Ruyle
Telecopier No.: (972) 444-2810

With a copy to:

Bear Stearns Mortgage Capital Corporation
383 Madison Avenue
New York, New York 10179
Attention: Steve Trombetta

or such other address as may hereafter be furnished to the other party by like notice. Any such demand, notice or communication hereunder shall be deemed to have been received on the date delivered to or received at the premises of the addressee (as evidenced, in the case of registered or certified mail, by the date noted on the return receipt).

Section 11.06 Severability of Provisions.

Any part, provision, representation or warranty of this Agreement and the related Term Sheet which is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation or warranty of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall be ineffective, as to such jurisdiction, to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage Loan shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law that prohibits or renders void or unenforceable any provision hereof. If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate, in good faith, to develop a structure the economic effect of which is nearly as possible the same as the economic effect of this Agreement without regard to such invalidity.

Section 11.07 Exhibits.

The exhibits to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

Section 11.08 General Interpretive Principles.

For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(i) the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

(ii) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

(iii) references herein to "Articles", "Sections", Subsections", "Paragraphs", and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

(iv) a reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

(v) the words "herein", "hereof ", "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision;

(vi) the term "include" or "including" shall mean without limitation by reason of enumeration; and

(viii) headings of the Articles and Sections in this Agreement are for reference purposes only and shall not be deemed to have any substantive effect.

Section 11.09 Reproduction of Documents.

This Agreement and all documents relating thereto, including, without limitation, (i) consents, waivers and modifications which may hereafter be executed, (ii) documents received by any party at the closing, and (iii) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

Section 11.10 Confidentiality of Information.

Each party recognizes that, in connection with this Agreement, it may become privy to non-public information regarding the financial condition, operations and prospects of the other party. Each party agrees to keep all non-public information regarding the other party strictly confidential, and to use all such information solely in order to effectuate the purpose of the Agreement, provided that each party may provide confidential information to its employees, agents and affiliates who have a need to know such information in order to effectuate the transaction, provided further that such information is identified as confidential non-public information. In addition, confidential information may be provided to a regulatory authority with supervisory power over Purchaser, provided such information is identified as confidential non-public information.

Section 11.11 Recordation of Assignments of Mortgage.

To the extent permitted by applicable law, each of the Assignments is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by and at the Company’s expense in the event recordation is either necessary under applicable law or requested by the Purchaser at its sole option.

Section 11.12 Assignment.

The Purchaser shall have the right, without the consent of the Company, to assign, in whole or in part, its interest under this Agreement with respect to some or all of the Mortgage Loans, and designate any person to exercise any rights of the Purchaser hereunder, by executing an Assignment and Assumption Agreement substantially in the form of Exhibit D hereto and the assignee or designee shall accede to the rights and obligations hereunder of the Purchaser with respect to such Mortgage Loans. In no event shall Purchaser sell a partial interest in any Mortgage Loan without the written consent of Company, which consent shall not be unreasonably denied. All references to the Purchaser in this Agreement shall be deemed to include its assignee or designee. The Company shall have the right, only with the consent of the Purchaser or otherwise in accordance with this Agreement, to assign, in whole or in part, its interest under this Agreement with respect to some or all of the Mortgage Loans. In no event shall there be more than four (4) Persons with the status of “Purchaser” per pool of Mortgage Loans under this Agreement.

Section 11.13 No Partnership.

Nothing herein contained shall be deemed or construed to create a co-partnership or joint venture between the parties hereto and the services of the Company shall be rendered as an independent contractor and not as agent for Purchaser.

Section 11.14 Execution: Successors and Assigns.

This Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same agreement. Subject to this Agreement shall inure to the benefit of and be binding upon the Company and the Purchaser and their respective successors and assigns.

Section 11.15 Entire Agreement.

The Company acknowledges that no representations, agreements or promises were made to the Company by the Purchaser or any of its employees other than those representations, agreements or promises specifically contained herein and in the Confirmation. The Confirmation and this Agreement and the related Term Sheet sets forth the entire understanding between the parties hereto; provided, however, only this Agreement and the related Term Sheet shall be binding upon all successors of both parties. In the event of any inconsistency between the Confirmation and this Agreement, this Agreement and the related Term Sheet shall control.

Section 11.16. No Solicitation.

From and after the Closing Date, the Company agrees that it will not take any action or permit or cause any action to be taken by any of its agents or affiliates, to personally, by telephone or mail, solicit the borrower or obligor under any Mortgage Loan to refinance the Mortgage Loan, in whole or in part, without the prior written consent of the Purchaser. Notwithstanding the foregoing, it is understood and agreed that (i) promotions undertaken by the Company or any affiliate of the Company which are directed to the general public at large, or segments thereof, provided that no segment shall consist primarily of the Mortgage Loans, including, without limitation, mass mailing based on commercially acquired mailing lists, newspaper, radio and television advertisements and (ii) responses to unsolicited requests or inquiries made by a Mortgagor or an agent of a Mortgagor, shall not constitute solicitation under this Section 11.16. This Section 11.16 shall not be deemed to preclude the Company or any of its affiliates from soliciting any Mortgagor for any other financial products or services. The Company shall use its best efforts to prevent the sale of the name of any Mortgagor to any Person who is not affiliate of the Company. This Section 11.16 shall also not be deemed to preclude the Company or any of its affiliates from soliciting any Mortgagor based upon relationships or data other than with respect to the related Mortgage Loan and any of the related Mortgage Loan Documents.

Section 11.17. Closing.

The closing for the purchase and sale of the Mortgage Loans shall take place on the related Closing Date. The closing shall be either: by telephone, confirmed by letter or wire as the parties shall agree, or conducted in person, at such place as the parties shall agree.

The closing for the Mortgage Loans to be purchased on the related Closing Date shall be subject to each of the following conditions:

(a) at least one (1) Business Day prior to the related Closing Date, the Company shall deliver to the Purchaser a magnetic diskette, or transmit by modem, a listing on a loan-level basis of the information contained in the related Mortgage Loan Schedule attached to the related Term Sheet;

(b) all of the representations and warranties of the Company under this Agreement shall be materially true and correct as of the related Closing Date and no event shall have occurred which, with notice or the passage of time, would constitute a material default under this Agreement;

(c) the Purchaser shall have received, or the Purchaser's attorneys shall have received in escrow, all documents required pursuant to this Agreement, the related Term Sheet, an opinion of counsel and an officer's certificate, all in such forms as are agreed upon and acceptable to the Purchaser, duly executed by all signatories other than the Purchaser as required pursuant to the terms hereof;

(d) the Company shall have delivered and released to the Purchaser (or its designee) on or prior to the related Closing Date all documents required pursuant to the terms of this Agreement and the related Term Sheet; and

(e) all other terms and conditions of this Agreement, the related Term Sheet and the Confirmation shall have been materially complied with.

Subject to the foregoing conditions, the Purchaser shall pay to the Company on the related Closing Date the Purchase Price, plus accrued interest pursuant to Section 2.02 of this Agreement, by wire transfer of immediately available funds to the account designated by the Company.

Section 11.18. Cooperation of Company with a Reconstitution.

The Company and the Purchaser agree that with respect to some or all of the Mortgage Loans, on or after the related Closing Date, on one or more dates (each a "Reconstitution Date") at the Purchaser's sole option, the Purchaser may effect a sale (each, a "Reconstitution"), which in no event shall there be more than four (4) Reconstitutions per pool of Mortgage Loans, of some or all of the Mortgage Loans then subject to this Agreement, without recourse, to:

(a)  one or more third party purchasers in one or more in whole loan transfers (each, a "Whole Loan Transfer"); or

(b) one or more trusts or other entities to be formed as part of one or more pass-through transfers (each, a "Pass-Through Transfer").

The Company agrees to execute in connection with any agreements among the Purchaser, the Company, and any servicer in connection with a Whole Loan Transfer, an Assignment, Assumption and Recognition Agreement substantially in the form of Exhibit D hereto, or, at Purchaser’s request, a seller's warranties and servicing agreement or a participation and servicing agreement or similar agreement in form and substance reasonably acceptable to the parties, and in connection with a Pass-Through Transfer, a pooling and servicing agreement in form and substance reasonably acceptable to the parties, (collectively the agreements referred to herein are designated, the "Reconstitution Agreements"). It is understood that any such Reconstitution Agreements will not contain any greater obligations on the part of Company than are contained in this Agreement.

With respect to each Whole Loan Transfer and each Pass-Through Transfer entered into by the Purchaser, the Company agrees (1) to cooperate fully with the Purchaser and any prospective purchaser with respect to all reasonable requests and due diligence procedures; (2) to execute, deliver and perform all Reconstitution Agreements required by the Purchaser; (3) to restate the representations and warranties set forth in this Agreement as of the settlement or closing date in connection with such Reconstitution (each, a "Reconstitution Date"). In that connection, the Company shall provide to such servicer or issuer, as the case may be, and any other participants in such Reconstitution: (i) any and all information (including servicing portfolio information) and appropriate verification of information (including servicing portfolio information) which may be reasonably available to the Company, whether through letters of its auditors and counsel or otherwise, as the Purchaser or any such other participant shall request upon reasonable demand; and (ii) such additional representations, warranties, covenants, opinions of counsel, letters from auditors, and certificates of public officials or officers of the Company as are reasonably agreed upon by the Company and the Purchaser or any such other participant (including updating or “bringing down” any representations or warranties with respect to the Mortgage Loans if such Reconstitution Date is in the same calendar month as the related Closing Date). In connection with each Pass-Through Transfer, the Company agrees to provide reasonable and customary indemnification to the Purchaser and its affilates for disclosure contained in any offering document relating to the Company or its affilates, the Mortgage Loans and the underwriting standards of the Mortgage Loans. The Purchaser shall be responsible for the costs relating to the delivery of such information.

All Mortgage Loans not sold or transferred pursuant to a Reconstitution shall remain subject to, and serviced in accordance with the terms of, this Agreement and the related Term Sheet, and with respect thereto this Agreement and the related Term Sheet shall remain in full force and effect.

IN WITNESS WHEREOF, the Company and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

EMC MORTGAGE CORPORATION
Purchaser

By:
Name:
Title:

FIFTH THIRD MORTGAGE COMPANY
Company

By:
Name:
Title:

EXHIBIT A
CONTENTS OF MORTGAGE FILE

With respect to each Mortgage Loan, the Mortgage File shall include each of the following items, which shall be available for inspection by the Purchaser, and which shall be retained by the Company in the Servicing File or delivered to the Purchaser or its designee pursuant to Sections 2.04 and 2.05 of the Purchase, Warranties and Servicing Agreement.

1. The original Mortgage Note endorsed "Pay to the order of ____________________________________________________, without recourse," and signed via original signature in the name of the Company by an authorized officer, with all intervening endorsements showing a complete chain of title from the originator to the Company, together with any applicable riders. In no event may an endorsement be a facsimile endorsement. If the Mortgage Loan was acquired by the Company in a merger, the endorsement must be by "[Company], successor by merger to the [name of predecessor]". If the Mortgage Loan was acquired or originated by the Company while doing business under another name, the endorsement must be by "[Company] formerly known as [previous name]". Mortgage Notes may be in the form of a lost note affidavit subject to Purchaser acceptability.

2. The original Mortgage (together with a standard adjustable rate mortgage rider) with evidence of recording thereon, or a copy thereof certified by the public recording office in which such mortgage has been recorded or, if the original Mortgage has not been returned from the applicable public recording office, a true certified copy, certified by the Company.

3. The original or certified copy, certified by the Company, of the Primary Mortgage Insurance Policy, if required.

4. The original Assignment, from the Company to _____________________________________, or in accordance with Purchaser's instructions, which assignment shall, but for any blanks requested by Purchaser, be in form and substance acceptable for recording. If the Mortgage Loan was acquired or originated by the Company while doing business under another name, the Assignment must be by "[Company] formerly known as [previous name]". If the Mortgage Loan was acquired by the Company in a merger, the endorsement must be by "[Company], successor by merger to the [name of predecessor]". None of the Assignments are blanket assignments of mortgage.

5. The original policy of title insurance, including riders and endorsements thereto, or if the policy has not yet been issued, a written commitment or interim binder or preliminary report of title issued by the title insurance or escrow company, or an opinion of title, if applicable.

6. Originals of all recorded intervening Assignments, or copies thereof, certified by the public recording office in which such Assignments have been recorded showing a complete chain of title from the originator to the Company, with evidence of recording thereon, or a copy thereof certified by the public recording office in which such Assignment has been recorded or, if the original Assignment has not been returned from the applicable public recording office, a true certified copy, certified by the Company.

7. Originals, or copies thereof certified by the public recording office in which such documents have been recorded, of each assumption, extension, modification, written assurance or substitution agreements, if applicable, or if the original of such document has not been returned from the applicable public recording office, a true certified copy, certified by the Company.

8. If the Mortgage Note or Mortgage or any other material document or instrument relating to the Mortgage Loan has been signed by a person on behalf of the Mortgagor, the original or copy of power of attorney or other instrument that authorized and empowered such person to sign bearing evidence that such instrument has been recorded, if so required in the appropriate jurisdiction where the Mortgaged Property is located, or a copy thereof certified by the public recording office in which such instrument has been recorded or, if the original instrument has not been returned from the applicable public recording office, a true certified copy, certified by the Company.

9. reserved.

10. Mortgage Loan closing statement (Form HUD-1) and any other truth-in-lending or real estate settlement procedure forms required by law.

11. Residential loan application.

12. Uniform underwriter and transmittal summary (Fannie Mae Form 1008) or reasonable equivalent.

13. Credit report on the mortgagor.

14. Business credit report, if applicable.

15. Residential appraisal report and attachments thereto.

16. The original of any guarantee executed in connection with the Mortgage Note.

17. Verification of employment and income except for Mortgage Loans originated under a limited documentation program, all in accordance with Company's underwriting guidelines.

18. Verification of acceptable evidence of source and amount of down payment, in accordance with Company's underwriting guidelines.

19. Photograph of the Mortgaged Property (may be part of appraisal).

20. Survey of the Mortgaged Property, if any.

21. Sales contract, if applicable.

22. If available, termite report, structural engineer’s report, water portability and septic certification.

23. Any original security agreement, chattel mortgage or equivalent executed in connection with the Mortgage.

24. Name affidavit, if applicable.

Notwithstanding anything to the contrary herein, Company may provide one certificate for all of the Mortgage Loans indicating that the documents were delivered for recording.

EXHIBIT B

CUSTODIAL ACCOUNT LETTER AGREEMENT

______________, 2001

To: [_______________________]
(the "Depository")

As "Company" under the Purchase, Warranties and Servicing Agreement, dated as of [_____________________] 1, 2001 Adjustable Rate Mortgage Loans (the "Agreement"), we hereby authorize and request you to establish an account, as a Custodial Account pursuant to Section 4.04 of the Agreement, to be designated as "[______________________________________], in trust for the [Purchaser], Owner of Adjustable Rate Mortgage Loans". All deposits in the account shall be subject to withdrawal therefrom by order signed by the Company. This letter is submitted to you in duplicate. Please execute and return one original to us.

[__________________________]

By:____________________________

Name:__________________________

Title:_________________________

The undersigned, as "Depository", hereby certifies that the above described account has been established under Account Number [__________], at the office of the depository indicated above, and agrees to honor withdrawals on such account as provided above. The full amount deposited at any time in the account will be insured up to applicable limits by the Federal Deposit Insurance Corporation through the Bank Insurance Fund or the Savings Association Insurance Fund or will be invested in Permitted Investments as defined in the Agreement.

[__________________________]

By:____________________________

Name:__________________________

Title:_________________________

EXHIBIT C

ESCROW ACCOUNT LETTER AGREEMENT
_____________, 2001

To: [_______________________]
(the "Depository")

As “Company” under the Purchase Warranties and Servicing Agreement, dated as of [____________________]1, 2001 Adjustable Rate Mortgage Loans (the "Agreement"), we hereby authorize and request you to establish an account, as an Escrow Account pursuant to Section 4.06 of the Agreement, to be designated as "[__________________________], in trust for the [Purchaser], Owner of Adjustable Rate Mortgage Loans, and various Mortgagors." All deposits in the account shall be subject to withdrawal therefrom by order signed by the Company. This letter is submitted to you in duplicate. Please execute and return one original to us.

[__________________________]

By:____________________________

Name:__________________________

Title:_________________________

The undersigned, as "Depository", hereby certifies that the above described account has been established under Account Number __________, at the office of the depository indicated above, and agrees to honor withdrawals on such account as provided above. The full amount deposited at any time in the account will be insured up to applicable limits by the Federal Deposit Insurance Corporation through the Bank Insurance Fund or the Savings Association Insurance Fund or will be invested in Permitted Investments as defined in the Agreement.

[__________________________]

By:____________________________

Name:__________________________

Title:_________________________

EXHIBIT D

FORM OF ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT

This is a Purchase, Assignment, Assumption and Recognition Agreement (this “PAAR Agreement”) made as of __________, 200__, among EMC Mortgage Corporation (the “Assignor”), ___________________ (the “Assignee”), and _______________________ (the “Company”).

In consideration of the mutual promises contained herein the parties hereto agree that the residential mortgage loans (the “Assigned Loans”) listed on Attachment 1 annexed hereto (the "Assigned Loan Schedule") now serviced by Company for Assignor and its successors and assigns pursuant to the Purchase, Warranties and Servicing Agreement, dated as of _________, 200__, between Assignor and Company (the “Purchase Agreement”) shall be subject to the terms of this PAAR Agreement. Capitalized terms used herein but not defined shall have the meanings ascribed to them in the Purchase Agreement.

Purchase, Assignment and Assumption

1. Assignor hereby grants, transfers and assigns to Assignee all of the right, title and interest of Assignor in the Assigned Loans and, as they relate to the Assigned Loans, all of its right, title and interest in, to and under the Purchase Agreement.

2. Simultaneously with the execution hereof, (i) Assignee shall pay to Assignor the “Funding Amount” as set forth in that certain letter agreement, dated as of _________ ____, between Assignee and Assignor (the “Confirmation”) and (ii) Assignor, at its expense, shall have caused to be delivered to Assignee or its designee the Mortgage File for each Assigned Loan in Assignor's or its custodian's possession, as set forth in the Purchase Agreement, along with, for each Assigned Loan, an endorsement of the Mortgage Note from the applicable Company, in blank, and an assignment of mortgage in recordable form from the applicable Company, in blank. Assignee shall pay the Funding Amount by wire transfer of immediately available funds to the account specified by Assignor. Assignee shall be entitled to all scheduled payments due on the Assigned Loans after ___________, 200__ and all unscheduled payments or other proceeds or other recoveries on the Assigned Loans received on and after _____________, 200__.

Representations, Warranties and Covenants

3. Assignor warrants and represents to Assignee and Company as of the date hereof:

(a) Attached hereto as Attachment 2 is a true and accurate copy of the Purchase Agreement, which agreement is in full force and effect as of the date hereof and the provisions of which have not been waived, amended or modified in any respect, nor has any notice of termination been given thereunder;

(b) Assignor is the lawful owner of the Assigned Loans with full right to transfer the Assigned Loans and any and all of its interests, rights and obligations under the Purchase Agreement as they relate to the Assigned Loans, free and clear from any and all claims and encumbrances; and upon the transfer of the Assigned Loans to Assignee as contemplated herein, Assignee shall have good title to each and every Assigned Loan, as well as any and all of Assignee’s interests, rights and obligations under the Purchase Agreement as they relate to the Assigned Loans, free and clear of any and all liens, claims and encumbrances;

(c) There are no offsets, counterclaims or other defenses available to Company with respect to the Assigned Loans or the Purchase Agreement;

(d) Assignor has no knowledge of, and has not received notice of, any waivers under, or any modification of, any Assigned Loan;

(e) Assignor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite power and authority to acquire, own and sell the Assigned Loans;

(f) Assignor has full corporate power and authority to execute, deliver and perform its obligations under this PAAR Agreement, and to consummate the transactions set forth herein. The consummation of the transactions contemplated by this PAAR Agreement is in the ordinary course of Assignor’s business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of Assignor’s charter or by-laws or any legal restriction, or any material agreement or instrument to which Assignor is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which Assignor or its property is subject. The execution, delivery and performance by Assignor of this PAAR Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on part of Assignor. This PAAR Agreement has been duly executed and delivered by Assignor and, upon the due authorization, execution and delivery by Assignee and Company, will constitute the valid and legally binding obligation of Assignor enforceable against Assignor in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

(g)  No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by Assignor in connection with the execution, delivery or performance by Assignor of this PAAR Agreement, or the consummation by it of the transactions contemplated hereby; and

(h)  Neither Assignor nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Assigned Loans or any interest in the Assigned Loans, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Assigned Loans, or any interest in the Assigned Loans or otherwise approached or negotiated with respect to the Assigned Loans, or any interest in the Assigned Loans with any Person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action which would constitute a distribution of the Assigned Loans under the Securities Act of 1933, as amended (the “1933 Act”) or which would render the disposition of the Assigned Loans a violation of Section 5 of the 1933 Act or require registration pursuant thereto.

4. Assignee warrants and represents to, and covenants with, Assignor and Company as of the date hereof:

(a) Assignee is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to acquire, own and purchase the Assigned Loans;

(b) Assignee has full corporate power and authority to execute, deliver and perform its obligations under this PAAR Agreement, and to consummate the transactions set forth herein. The consummation of the transactions contemplated by this PAAR Agreement is in the ordinary course of Assignee’s business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of Assignee’s charter or by-laws or any legal restriction, or any material agreement or instrument to which Assignee is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which Assignee or its property is subject. The execution, delivery and performance by Assignee of this PAAR Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on part of Assignee. This PAAR Agreement has been duly executed and delivered by Assignee and, upon the due authorization, execution and delivery by Assignor and Company, will constitute the valid and legally binding obligation of Assignee enforceable against Assignee in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

(c) No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by Assignee in connection with the execution, delivery or performance by Assignee of this PAAR Agreement, or the consummation by it of the transactions contemplated hereby; and

(d) Assignee agrees to be bound as “Purchaser” by all of the terms, covenants and conditions of the Purchase Agreement with respect to the Assigned Loans, and from and after the date hereof, Assignee assumes for the benefit of each of Assignor and Company all of Assignor's obligations as “Purchaser” thereunder but solely with respect to such Assigned Loans.

5. Company warrants and represents to, and covenant with, Assignor and Assignee as of the date hereof:

(a) Attached hereto as Attachment 2 is a true and accurate copy of the Purchase Agreement, which agreement is in full force and effect as of the date hereof and the provisions of which have not been waived, amended or modified in any respect, nor has any notice of termination been given thereunder;

(b)  Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite power and authority to service the Assigned Loans and otherwise to perform its obligations under the Purchase Agreement;

(c) Company has full corporate power and authority to execute, deliver and perform its obligations under this PAAR Agreement, and to consummate the transactions set forth herein. The consummation of the transactions contemplated by this PAAR Agreement is in the ordinary course of Company’s business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of Company’s charter or by-laws or any legal restriction, or any material agreement or instrument to which Company is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which Company or its property is subject. The execution, delivery and performance by Company of this PAAR Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on part of Company. This PAAR Agreement has been duly executed and delivered by Company, and, upon the due authorization, execution and delivery by Assignor and Assignee, will constitute the valid and legally binding obligation of Company, enforceable against Company in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

(d) No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by Assignee in connection with the execution, delivery or performance by Company of this PAAR Agreement, or the consummation by it of the transactions contemplated hereby; and

(e) No event has occurred from the Closing Date to the date hereof which would render the representations and warranties as to the related Assigned Loans made by the Company in Section 3.01 and Section 3.02 of the Purchase Agreement to be untrue in any material respect; provided, however, that if the date hereof is not in the same calendar month as the Closing Date, the Company makes no statements with regard to the representations and warranties made by the Company in Section 3.02 of the Purchase Agreement.

Recognition of Assignee

6. From and after the date hereof, Company shall recognize Assignee as owner of the Assigned Loans and will service the Assigned Loans in accordance with the Purchase Agreement. It is the intention of Assignor, Company and Assignee that this PAAR Agreement shall be binding upon and for the benefit of the respective successors and assigns of the parties hereto. Neither Company nor Assignor shall amend or agree to amend, modify, waiver, or otherwise alter any of the terms or provisions of the Purchase Agreement which amendment, modification, waiver or other alteration would in any way affect the Assigned Loans without the prior written consent of Assignee.

Miscellaneous

7. All demands, notices and communications related to the Assigned Loans, the Purchase Agreement and this PAAR Agreement shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid, as follows:

(a)           In the case of Company,

____________________
____________________
____________________
____________________
____________________

With a copy to ______________________________________.

(b)          In the case of Assignor,

____________________
____________________
____________________
____________________
____________________

(c)           In the case of Assignee,

EMC Mortgage Corporation
Mac Arthur Ridge II
909 Hidden Ridge Drive, Suite 200
Irving, Texas 75038
Attention: Mr. Edward Raice
Telecopier No.: (972) 444-2810

with a copy to:

___________________
245 Park Avenue
New York, New York 10167
Attention: ___________
Telecopier No.: (212) 272-____

8. Each party will pay any commissions it has incurred and the fees of its attorneys in connection with the negotiations for, documenting of and closing of the transactions contemplated by this PAAR Agreement.

9. This PAAR Agreement shall be construed in accordance with the laws of the State of New York, without regard to conflicts of law principles, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

10. No term or provision of this PAAR Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

11. This PAAR Agreement shall inure to the benefit of the successors and assigns of the parties hereto. Any entity into which Assignor, Assignee or Company may be merged or consolidated shall, without the requirement for any further writing, be deemed Assignor, Assignee or Company, respectively, hereunder.

12. This PAAR Agreement shall survive the conveyance of the Assigned Loans, the assignment of the Purchase Agreement to the extent of the Assigned Loans by Assignor to Assignee and the termination of the Purchase Agreement.

13. This PAAR Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original and all such counterparts shall constitute one and the same instrument.

14. In the event that any provision of this PAAR Agreement conflicts with any provision of the Purchase Agreement with respect to the Assigned Loans, the terms of this PAAR Agreement shall control. In the event that any provision of this PAAR Agreement conflicts with any provision of the Confirmation with respect to the Assigned Loans, the terms of this PAAR Agreement shall control.

[Modification of Purchase Agreement

15. The Company and Assignor hereby amend the Purchase Agreement as follows:

(a) The following definitions are added to Section 1.01 of the Purchase Agreement:

Securities Administrator: ________________________

Supplemental PMI Insurer: ________________________

Supplemental PMI Policy: The primary guarantee insurance policy of the Supplemental PMI Insurer attached hereto as Exhibit J, or any successor Supplemental PMI Policy given to the Servicer by the Assignee.

Trustee:  ________________________

(b) The following definition is amended and restated:

Insurance Proceeds: Proceeds of any Primary Mortgage Insurance Policy, the Supplemental PMI Policy, any title policy, any hazard insurance policy or any other insurance policy covering a Mortgage Loan or other related Mortgaged Property, including any amounts required to be deposited in the Custodial Account pursuant to Section 4.04, to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with Accepted Servicing Practices.

(c) The following are added as the fourth, fifth and sixth paragraphs of Section 4.08:

“In connection with its activities as servicer, the Company agrees to prepare and present, on behalf of itself and the Purchaser, claims to the Supplemental PMI Insurer with respect to the Supplemental PMI Policy and, in this regard, to take such action as shall be necessary to permit recovery under any Supplemental PMI Policy respecting a defaulted Mortgage Loan. Pursuant to Section 4.04, any amounts collected by the Company under any Supplemental PMI Policy shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 4.05.

In accordance with the Supplemental PMI Policy, the Company shall provide to the Supplemental PMI Insurer any required information regarding the Mortgage Loans.

The Company shall provide to the [Securities Administrator] on a monthly basis via computer tape, or other mutually acceptable format, the unpaid principal balance, insurer certificate number, lender loan number, and premium due the Supplemental PMI Insurer for each Mortgage Loan covered by the Supplemental PMI Policy. In addition, the Company agrees to forward to the Purchaser and the [Securities Administrator] any statements or other reports given by the Supplemental PMI Insurer to the Servicer in connection with a claim under the Supplemental PMI Policy.”

(d) Clause (vi) of Section 6.1 is amended to read as follows:

“Company ceases to be approved by either Fannie Mae or FHLMC as a mortgage loan seller or servicer for more than thirty days, or the Company fails to meet the servicer eligibility requirements of the Supplemental PMI Insurer; or”]

IN WITNESS WHEREOF, the parties hereto have executed this PAAR Agreement as of the day and year first above written.

EMC MORTGAGE CORPORATION
Assignor

By:
Name:
Title:

Assignee

By:
Name:
Title:

Company

By:
Name:
Title:

ATTACHMENT 1

ASSIGNED LOAN SCHEDULE

ATTACHMENT 2

PURCHASE, WARRANTIES AND SERVICING AGREEMENT

EXHIBIT E

FORM OF TRIAL BALANCE

EXHIBIT G

REQUEST FOR RELEASE OF DOCUMENTS AND RECEIPT

RE: Mortgage Loan #___________________________________
BORROWER:__________________________________________________
PROPERTY: __________________________________________________

Pursuant to a Purchase, Warranties and Servicing Agreement (the "Agreement") between the Company and the Purchaser, the undersigned hereby certifies that he or she is an officer of the Company requesting release of the documents for the reason specified below. The undersigned further certifies that:

(Check one of the items below)

_____ On _________________, the above captioned mortgage loan was paid in full or that the Company has been notified that payment in full has been or will be escrowed. The Company hereby certifies that all amounts with respect to this loan which are required under the Agreement have been or will be deposited in the Custodial Account as required.

_____ The above captioned loan is being repurchased pursuant to the terms of the Agreement. The Company hereby certifies that the repurchase price has been credited to the Custodial Account as required under the Agreement.

_____ The above captioned loan is being placed in foreclosure and the original documents are required to proceed with the foreclosure action. The Company hereby certifies that the documents will be returned to the Purchaser in the event of reinstatement.

_____ Other (explain)

_______________________________________________________
_______________________________________________________

All capitalized terms used herein and not defined shall have the meanings assigned to them in the Agreement.

Based on this certification and the indemnities provided for in the Agreement, please release to the Company all original mortgage documents in your possession relating to this loan.

Dated:_________________

By:________________________________
Signature
___________________________________
Title

Send documents to: _____________________________________________
_____________________________________________
_____________________________________________

Acknowledgement:

Purchaser hereby acknowledges that all original documents previously released on the above captioned mortgage loan have been returned and received by the Purchaser.

Dated:________________

By:________________________________
Signature

_______________________________
Title

EXHIBIT H

COMPANY’S UNDERWRITING MATRIX

EXHIBIT I

TERM SHEET

This TERM SHEET (the "Term Sheet") dated _____________, between Fifth Third Mortgage Company, an Ohio corporation, located at 38 Fountain Square, MD 1com 56, Cincinnati, Ohio 45202 (the “Company”) and EMC Mortgage Corporation, a Delaware corporation, located at Mac Arthur Ridge II, 909 Hidden Ridge Drive, Suite 200, Irving, Texas 75038 (the "Purchaser") is made pursuant to the terms and conditions of that certain Purchase, Warranties and Servicing Agreement (the "Agreement") dated as of September 1, 2002, between the Company and the Purchaser, the provisions of which are incorporated herein as if set forth in full herein, as such terms and conditions may be modified or supplemented hereby. All initially capitalized terms used herein unless otherwise defined shall have the meanings ascribed thereto in the Agreement.

The Purchaser hereby purchases from the Company and the Company hereby sells to the Purchaser, all of the Company’s right, title and interest in and to the Mortgage Loans described on the Mortgage Loan Schedule annexed hereto as Schedule I, pursuant to and in accordance with the terms and conditions set forth in the Agreement, as same may be supplemented or modified hereby. Hereinafter, the Company shall service the Mortgage Loans for the benefit of the Purchaser and all subsequent transferees of the Mortgage Loans pursuant to and in accordance with the terms and conditions set forth in the Agreement.

1.     Definitions

For purposes of the Mortgage Loans to be sold pursuant to this Term Sheet, the following terms shall have the following meanings:

Aggregate Principal Balance
(as of the Cut-Off Date):

Closing Date:

Custodian:

Cut-off Date:

Initial Weighted Average
Mortgage Loan Remittance Rate:

Mortgage Loan:

Purchase Price Percentage:

Servicing Fee Rate:
Additional Closing Conditions:

In addition to the conditions specified in the Agreement, the obligation of each of the Company and the Purchaser is subject to the fulfillment, on or prior to the applicable Closing Date, of the following additional conditions: [None].

Additional Loan Documents:

In addition to the contents of the Mortgage File specified in the Agreement, the following documents shall be delivered with respect to the Mortgage Loans: [None]

[Additional] [Modification] of Representations and Warranties:

[In addition to the representations and warranties set forth in the Agreement, as of the date hereof, the Company makes the following additional representations and warranties with respect to the Mortgage Loans: [None]. [Notwithstanding anything to the contrary set forth in the Agreement, with respect to each Mortgage Loan to be sold on the Closing Date, the representation and warranty set forth in Section ______ of the Agreement shall be modified to read as follows:]

Except as modified herein, Section ______ of the Agreement shall remain in full force and effect as of the date hereof.

IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective duly authorized officers as of the date first above written.

FIFTH THIRD MORTGAGE COMPANY

By:
Name:
Title:

EMC MORTGAGE CORPORATION

By:
Name:
Title:

SCHEDULE I

MORTGAGE LOAN SCHEDULE

AMENDMENT NUMBER ONE
to the

PURCHASE, WARRANTIES AND SERVICING AGREEMENT

Dated as of April 1, 2006

among

EMC MORTGAGE CORPORATION,
as Purchaser

and

FIFTH THIRD MORTGAGE COMPANY,
as Company

This AMENDMENT NUMBER ONE (this “Amendment”) is made and entered into this 1st day of April, 2006, by and between EMC Mortgage Corporation, a Delaware corporation, as purchaser (the “Purchaser”) and Fifth Third Mortgage Company, as company (the “Company”) in connection with the Purchase, Warranties and Servicing Agreement, dated as of September 1, 2002, between the above mentioned parties (the “Agreement”). This Amendment is made pursuant to Section 11.02 of the Agreement.

RECITALS

WHEREAS,  the parties hereto have entered into the Agreement;

WHEREAS, the Agreement provides that the parties thereto may enter into an amendment to the Agreement;

WHEREAS, the parties hereto desire to amend the Agreement as set forth in this Amendment; and

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Agreement.

2. Article I of the Agreement is hereby amended effective as of the date hereof by adding the following definitions to Section 1.01:

Commission or SEC: The Securities and Exchange Commission.

Delinquency Recognition Policies: The generally accepted industry standard that defines the proper means of reporting delinquency status (such as MBA versus OTS methodology) and the processing standard for addressing residential mortgage loans of the same type as the Mortgage Loans at various stages throughout default (such as the Fannie Mae Guide or FHLMC Guide standards).

Depositor: The depositor, as such term is defined in Regulation AB, with respect to any Securitization Transaction.

Exchange Act: The Securities Exchange Act of 1934, as amended.

Master Servicer: With respect to any Securitization Transaction, the “master servicer,” if any, identified in the related transaction documents.

Pass-Through Transfer: Any transaction involving either (1) a sale or other transfer of some or all of the Mortgage Loans directly or indirectly to an issuing entity in connection with an issuance of publicly offered or privately placed, rated or unrated mortgage-backed securities or (2) an issuance of publicly offered or privately placed, rated or unrated securities, the payments on which are determined primarily by reference to one or more portfolios of residential mortgage loans consisting, in whole or in part, of some or all of the Mortgage Loans.

Prepayment Charge: Any prepayment premium, penalty or charge payable by a Mortgagor in connection with any Principal Prepayment on a Mortgage Loan pursuant to the terms of the related Mortgage Note.

Qualified Correspondent: Any Person from which the Company purchased Mortgage Loans, provided that the following conditions are satisfied: (i) such Mortgage Loans were originated pursuant to an agreement between the Company and such Person that contemplated that such Person would underwrite mortgage loans from time to time, for sale to the Company, in accordance with underwriting guidelines designated by the Company (“Designated Guidelines”) or guidelines that do not vary materially from such Designated Guidelines; (ii) such Mortgage Loans were in fact underwritten as described in clause (i) above and were acquired by the Company within 180 days after origination; (iii) either (x) the Designated Guidelines were, at the time such Mortgage Loans were originated, used by the Company in origination of mortgage loans of the same type as the Mortgage Loans for the Company’s own account or (y) the Designated Guidelines were, at the time such Mortgage Loans were underwritten, designated by the Company on a consistent basis for use by lenders in originating mortgage loans to be purchased by the Company; and (iv) the Company employed, at the time such Mortgage Loans were acquired by the Company, pre-purchase or post-purchase quality assurance procedures (which may involve, among other things, review of a sample of mortgage loans purchased during a particular time period or through particular channels) designed to ensure that Persons from which it purchased mortgage loans properly applied the underwriting criteria designated by the Company.

Regulation AB: Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

Securities Act: The Securities Act of 1933, as amended.

Securitization Transaction: Any transaction involving either (1) a sale or other transfer of some or all of the Mortgage Loans directly or indirectly to an issuing entity in connection with an issuance of publicly offered or privately placed, rated or unrated mortgage-backed securities or (2) an issuance of publicly offered or privately placed, rated or unrated securities, the payments on which are determined primarily by reference to one or more portfolios of residential mortgage loans consisting, in whole or in part, of some or all of the Mortgage Loans.

Servicing Criteria: As of any date of determination, the “servicing criteria” set forth in Item 1122(d) of Regulation AB, or any amendments thereto, a summary of the requirements of which as of the date hereof is attached hereto as Exhibit N for convenience of reference only. In the event of a conflict or inconsistency between the terms of Exhibit N and the text of Item 1122(d) of Regulation AB, the text of Item 1122(d) of Regulation AB shall control (or those Servicing Criteria otherwise mutually agreed to by the Purchaser, the Company and any Person that will be responsible for signing any Sarbanes Certification with respect to a Securitization Transaction in response to evolving interpretations of Regulation AB and incorporated into a revised Exhibit N).

Static Pool Information: Static pool information as described in Item 1105(a)(1)-(3) and 1105(c) of Regulation AB.

Subcontractor: Any vendor, subcontractor or other Person that is not responsible for the overall servicing (as “servicing” is commonly understood by participants in the mortgage-backed securities market) of Mortgage Loans but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to Mortgage Loans under the direction or authority of the Company or a Subservicer.

Third-Party Originator: Each Person, other than a Qualified Correspondent, that originated Mortgage Loans acquired by the Company.

3. Article I of the Agreement is hereby amended effective as of the date hereof by deleting in its entirety the definition of Subservicer in Section 1.01 and replacing it with the following:

Subservicer: Any Person that services Mortgage Loans on behalf of the Company or any Subservicer and is responsible for the performance (whether directly or through Subservicers or Subcontractors) of a substantial portion of the material servicing functions required to be performed by the Company under this Agreement or any Reconstitution Agreement that are identified in Item 1122(d) of Regulation AB. Any subservicer shall meet the qualifications set forth in Section 4.01.

4. Article I of the Agreement is hereby amended effective as of the date hereof by deleting in its entirety the definition of Principal Prepayment in Section 1.01 and replacing it with the following:

Principal Prepayment: Any payment or other recovery of principal on a Mortgage Loan full or partial which is received in advance of its scheduled Due Date, including any Prepayment Charge and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

5. Article III of the Agreement is hereby amended effective as of the date hereof by revising Section 3.01(n) as follows (new text underlined):

(n) Company has delivered to the Purchaser financial statements of its parent, for its last two complete fiscal years. All such financial information fairly presents the pertinent results of operations and financial position for the period identified and has been prepared in accordance with GAAP consistently applied throughout the periods involved, except as set forth in the notes thereto. There has been no change in the servicing policies and procedures, business, operations, financial condition, properties or assets of the Company since the date of the Company’s financial information that would have a material adverse effect on its ability to perform its obligations under this Agreement;

6. Article III of the Agreement is hereby amended effective as of the date hereof by adding the following new Section 3.01(p):

(p) As of the date of each Pass-Through Transfer, and except as has been otherwise disclosed to the Purchaser, any Master Servicer and any Depositor: (1) no default or servicing related performance trigger has occurred as to any other securitization due to any act or failure to act of the Company; (2) no material noncompliance with applicable servicing criteria as to any other securitization has occurred, been disclosed or reported by the Company; (3) the Company has not been terminated as servicer in a residential mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger; (4) no material changes to the Company’s servicing policies and procedures for similar loans has occurred in the preceding three years; (5) there are no aspects of the Company’s financial condition that could have a material adverse impact on the performance by the Company of its obligations hereunder; (6) there are no legal proceedings pending, or known to be contemplated by governmental authorities, against the Company that could be material to investors in the securities issued in such Pass-Through Transfer; and (7) there are no affiliations, relationships or transactions relating to the Company of a type that are described under Item 1119 of Regulation AB.

7. Article III of the Agreement is hereby amended effective as of the date hereof by adding the following new Section 3.01(q):

(q) If so requested by the Purchaser or any Depositor on any date, the Company shall, within five Business Days following such request, confirm in writing the accuracy of the representations and warranties set forth in Section 3.01(p) of this Section or, if any such representation and warranty is not accurate as of the date of such request, provide reasonably adequate disclosure of the pertinent facts, in writing, to the requesting party.

8. Article III of the Agreement is hereby amended effective as of the date hereof by adding the following new Section 3.01(r):

(r) Notwithstanding anything to the contrary in the Agreement, the Company shall (or shall cause each Subservicer and Third-Party Originator to) (i) immediately notify the Purchaser, any Master Servicer and any Depositor in writing of (A) any material litigation or governmental proceedings pending against the Company, any Subservicer or any Third-Party Originator, (B) any affiliations or relationships that develop following the closing date of a Pass-Through Transfer between the Company, any Subservicer or any Third-Party Originator and any of the parties specified in clause (7) of paragraph (p) of this Section (and any other parties identified in writing by the requesting party) with respect to such Pass-Through Transfer, (C) any Event of Default under the terms of this Agreement or any Reconstitution Agreement, (D) any merger, consolidation or sale of substantially all of the assets of the Company, and (E) the Company’s entry into an agreement with a Subservicer to perform or assist in the performance of any of the Company’s obligations under this Agreement or any Reconstitution Agreement and (ii) provide to the Purchaser and any Depositor a description of such proceedings, affiliations or relationships.

Each such notice/update should be sent to EMC by e-mail to regABnotifications@bear.com. Additionally, all notifications pursuant to this Section 3.01(r), other than those pursuant to Section 3.01(r)(i)(A), should be sent to:

EMC Mortgage Corporation
2780 Lake Vista Drive
Lewisville, TX 75067-3884
Attention: Conduit Seller Approval Dept.
Facsimile: (214) 626-3751
Email: sellerapproval@bear.com

With a copy to:

Bear, Stearns & Co. Inc.
383 Madison Avenue, 3rd Floor
New, York, NY 10179
Attention: Global Credit Administration
Facsimile: (212) 272-6564

Notifications pursuant to Section 3.01(r)(i)(A) should be sent to:

EMC Mortgage Corporation
Two Mac Arthur Ridge
909 Hidden Ridge Drive, Suite 200
Irving, TX 75038
Attention: Associate General Counsel for Loan Administration
Facsimile: (972) 831-2555

With copies to:

Bear, Stearns & Co. Inc.
383 Madison Avenue, 3rd Floor
New, York, NY 10179
Attention: Global Credit Administration
Facsimile: (212) 272-6564

EMC Mortgage Corporation
2780 Lake Vista Drive
Lewisville, TX 75067-3884
Attention: Conduit Seller Approval Dept.
Facsimile: (214) 626-3751
Email: sellerapproval@bear.com

9. Article III of the Agreement is hereby amended effective as of the date hereof by adding the following new Section 3.01(s):

(s) As a condition to the succession to the Company or any Subservicer as servicer or subservicer under this Agreement or any Reconstitution Agreement by any Person (i) into which the Company or such Subservicer may be merged or consolidated, or (ii) which may be appointed as a successor to the Company or any Subservicer, the Company shall provide to the Purchaser, any Master Servicer and any Depositor, at least 15 calendar days prior to the effective date of such succession or appointment, (x) written notice to the Purchaser, any Master Servicer and any Depositor of such succession or appointment and (y) in writing and in form and substance reasonably satisfactory to the Purchaser, any Master Servicer and such Depositor, all information reasonably requested by the Purchaser, any Master Servicer or any Depositor in order to comply with its reporting obligation under Item 6.02 of Form 8-K with respect to any class of asset-backed securities.

10. Article III of the Agreement is hereby amended effective as of the date hereof by adding the following new Section 3.02(xx):

With respect to each Mortgage Loan, information regarding the borrower credit files related to such Mortgage Loan has been furnished to credit reporting agencies in compliance with the provisions of the Fair Credit Reporting Act and the applicable implementing regulations.

11.  Article IV of the Agreement is hereby amended effective as of the date hereof by adding the following after the first sentence of Section 4.01:

In addition, the Company shall furnish information regarding the borrower credit files related to such Mortgage Loan to credit reporting agencies in compliance with the provisions of the Fair Credit Reporting Act and the applicable implementing regulations.

12. Article IV of the Agreement is hereby amended effective as of the date hereof by deleting in its entirety the last paragraph of Section 4.02 and replacing it with the following:

The Company shall not waive any Prepayment Charge unless: (i) the enforceability thereof shall have been limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors’ rights generally, (ii) the enforcement thereof is illegal, or any local, state or federal agency has threatened legal action if the prepayment penalty is enforced, (iii) the mortgage debt has been accelerated in connection with a foreclosure or other involuntary payment or (iv) such waiver is standard and customary in servicing similar Mortgage Loans and relates to a default or a reasonably foreseeable default and would, in the reasonable judgment of the Company, maximize recovery of total proceeds taking into account the value of such Prepayment Charge and the related Mortgage Loan. If a Prepayment Charge is waived, but does not meet the standards described above, then the Company is required to pay the amount of such waived Prepayment Charge by remitting such amount to the Purchaser by the Remittance Date.

13. Article IV of the Agreement is hereby amended effective as of the date hereof by revising the first paragraph of Section 4.03 by adding the following after the first sentence:

In determining the delinquency status of any Mortgage Loan, the Company will use Delinquency Recognition Policies as described to and approved by the Purchaser, and shall revise these policies as requested by the Purchaser from time to time.

14. Article V of the Agreement is hereby amended effective as of the date hereof by deleting Section 5.02 in its entirety and replacing it with the following:

Section 5.02 Statements to the Purchaser.

The Company shall furnish to Purchaser an individual loan accounting report, as of the last Business Day of each month, in the Company's assigned loan number order to document Mortgage Loan payment activity on an individual Mortgage Loan basis. With respect to each month, the corresponding individual loan accounting report shall be received by the Purchaser no later than the fifth Business Day of the following month on a disk or tape or other computer-readable format in such format as may be mutually agreed upon by both Purchaser and Company, and no later than the fifth Business Day of the following month in hard copy, and shall contain the following:

(i) with respect to each Mortgage Loan and each Monthly Payment, the amount of such remittance allocable to principal (including a separate breakdown of any Principal Prepayment, including the date of such prepayment, and any prepayment penalties or premiums, along with a detailed report of interest on principal prepayment amounts remitted in accordance with Section 4.04);

(ii) with respect to each Mortgage Loan and each Monthly Payment, the amount of such remittance allocable to interest;

(iii) with respect to each Mortgage Loan, the amount of servicing compensation received by the Company during the prior distribution period;

(iv) the Stated Principal Balance of each Mortgage Loan and the aggregate Stated Principal Balance of all Mortgage Loans as of the first day of the distribution period and the last day of the distribution period;

(v) with respect to each Mortgage Loan, the current Mortgage Interest Rate;

(vi) with respect to each Mortgage Loan, the aggregate amount of any Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and REO Disposition Proceeds received during the prior distribution period;

(vii) with respect to each Mortgage Loan, the amount of any Prepayment Interest Shortfalls paid by the Company in accordance with Section 4.04(viii) during the prior distribution period;

(viii) the beginning and ending balances of the Custodial Account and Escrow Account;

(ix) the number of Mortgage Loans as of the first day of the distribution period and the last day of the distribution period;

(x) with respect to each Mortgage Loan, the Stated Principal Balance of each Mortgage Loan (a) delinquent as grouped in the following intervals through final liquidation of such Mortgage Loan: 30 to 59 days, 60 to 89 days, 90 days or more; (b) as to which foreclosure has commenced; and (c) as to which REO Property has been acquired;

(xi) with respect to each Mortgage Loan, the amount and severity of any realized loss following liquidation of such Mortgage Loan;

(xii) with respect to each Mortgage Loan, and in the aggregate for all Mortgage Loans, the amount of any Monthly Advances made by the Company during the prior distribution period;

(xiii) with respect to each Mortgage Loan, a description of any Servicing Advances made by the Company with respect to such Mortgage Loan including the amount, terms and general purpose of such Servicing Advances, and the aggregate amount of Servicing Advances for all Mortgage Loans during the prior distribution period;

(xiv) with respect to each Mortgage Loan, a description of any Nonrecoverable Advances made by the Company with respect to such Mortgage Loan including the amount, terms and general purpose of such Nonrecoverable Advances, and the aggregate amount of Nonrecoverable Advances for all Mortgage Loans during the prior distribution period;

(xv) with respect to each Mortgage Loan, a description of any Monthly Advances, Servicing Advances and Nonrecoverable Advances reimbursed to the Company with respect to such Mortgage Loan during the prior distribution period pursuant to Section 4.05, and the source of funds for such reimbursement, and the aggregate amount of any Monthly Advances, Servicing Advances and Nonrecoverable Advances reimbursed to the Company for all Mortgage Loans during the prior distribution period pursuant to Section 4.05;

(xvi) with respect to any Mortgage Loan, a description of any material modifications, extensions or waivers to the terms, fees, penalties or payments of such Mortgage Loan during the prior distribution period or that have cumulatively become material over time;

(xvii) a description of any material breach of a representation or warranty set forth in Section 3.01 or Section 3.02 herein or of any other breach of a covenant or condition contained herein and the status of any resolution of such breach;

(xviii) with respect to each Mortgage Loan, the Stated Principal Balance of any substitute Mortgage Loan provided by the Company and the Stated Principal Balance of any Mortgage Loan that has been replaced by a substitute Mortgage Loan in accordance with Section 3.03 herein;

(xix) with respect to each Mortgage Loan, the Stated Principal Balance of any Mortgage Loan that has been repurchased by the Company in accordance with Section 3.03 herein.

In addition, the Company shall provide to the Purchaser such other information known or available to the Company that is necessary in order to provide the distribution and pool performance information as required under Item 1121 of Regulation AB, as amended from time to time, as determined by the Purchaser in its sole discretion. The Company shall also provide a monthly report, in the form of Exhibit J hereto, or such other form as is mutually acceptable to the Company, the Purchaser and any Master Servicer, Exhibit K with respect to defaulted mortgage loans and Exhibit Q, with respect to realized losses and gains, with each such report.

The Company shall prepare and file any and all information statements or other filings required to be delivered to any governmental taxing authority or to Purchaser pursuant to any applicable law with respect to the Mortgage Loans and the transactions contemplated hereby. In addition, the Company shall provide Purchaser with such information concerning the Mortgage Loans as is necessary for Purchaser to prepare its federal income tax return as Purchaser may reasonably request from time to time.

In addition, not more than sixty (60) days after the end of each calendar year, the Company shall furnish to each Person who was a Purchaser at any time during such calendar year an annual statement in accordance with the requirements of applicable federal income tax law as to the aggregate of remittances for the applicable portion of such year.

15. Article VI of the Agreement is hereby amended effective as of the date hereof by deleting Section 6.04 in its entirety and replacing it with the following:

Section 6.04 Annual Statement as to Compliance; Annual Certification.

(a) The Company will deliver to the Purchaser and any Master Servicer, not later than March 1 of each calendar year beginning in 2007, an Officers’ Certificate acceptable to the Purchaser (an “Annual Statement of Compliance”) stating, as to each signatory thereof, that (i) a review of the activities of the Company during the preceding calendar year and of performance under this Agreement or other applicable servicing agreement has been made under such officers’ supervision and (ii) to the best of such officers’ knowledge, based on such review, the Company has fulfilled all of its obligations under this Agreement or other applicable servicing agreement in all material respects throughout such year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status of cure provisions thereof. Such Annual Statement of Compliance shall contain no restrictions or limitations on its use. Copies of such statement shall be provided by the Company to the Purchaser upon request and by the Purchaser to any Person identified as a prospective purchaser of the Mortgage Loans. In the event that the Company has delegated any servicing responsibilities with respect to the Mortgage Loans to a Subservicer, the Company shall deliver an Annual Statement of Compliance of the Subservicer as described above as to each Subservicer as and when required with respect to the Company.

(b) With respect to any Mortgage Loans that are the subject of a Pass-Through Transfer, by March 1 of each calendar year beginning in 2007, an officer of the Company shall execute and deliver an officer’s certificate (an “Annual Certification”) to the Purchaser, any Master Servicer and any related Depositor for the benefit of each such entity and such entity’s affiliates and the officers, directors and agents of any such entity and such entity’s affiliates, in the form attached hereto as Exhibit M. In the event that the Company has delegated any servicing responsibilities with respect to the Mortgage Loans to a Subservicer, the Company shall deliver an Annual Certification of the Subservicer as described above as to each Subservicer as and when required with respect to the Company.

(c) If the Company cannot deliver the related Annual Statement of Compliance and Annual Certification by March 1st of such year, the Purchaser, at its sole option, may permit a cure period for the Company to deliver such Annual Statement of Compliance and Annual Certification, but in no event later than March 10th of such year.

Failure of the Company to timely comply with this Section 6.04 shall be deemed an Event of Default, automatically, without notice and without any cure period, unless otherwise agreed to by the Purchaser as set forth in 6.04(c), and Purchaser may, in addition to whatever rights the Purchaser may have under Sections 3.03 and 8.01 and at law or equity or to damages, including injunctive relief and specific performance, terminate all the rights and obligations of the Company under this Agreement and in and to the Mortgage Loans and the proceeds thereof without compensating the Company for the same, as provided in Section 9.01. Such termination shall be considered with cause pursuant to Section 10.01 of this Agreement. This paragraph shall supercede any other provision in this Agreement or any other agreement to the contrary.

16. Article VI of the Agreement is hereby amended effective as of the date hereof by deleting Section 6.05 in its entirety and replacing it with the following:

Section 6.05 [Reserved]

17. Article VI of the Agreement is hereby amended effective as of the date hereof by adding the following new Section 6.07:

Section 6.07 Assessment of Compliance with Servicing Criteria.

On and after January 1, 2006, the Company shall service and administer, and shall cause each subservicer to servicer or administer, the Mortgage Loans in accordance with all applicable requirements of the Servicing Criteria.

With respect to any Mortgage Loans that are the subject of a Pass-Through Transfer, the Company shall deliver to the Purchaser or its designee, any Master Servicer and any Depositor on or before March 1 of each calendar year beginning in 2007, a report (an “Assessment of Compliance”) reasonably satisfactory to the Purchaser, any Master Servicer and any Depositor regarding the Company’s assessment of compliance with the Servicing Criteria during the preceding calendar year as required by Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB or as otherwise required by the Master Servicer, which as of the date hereof, require a report by an authorized officer of the Company that contains the following:

(a) A statement by such officer of its responsibility for assessing compliance with the Servicing Criteria applicable to the Company;

(b) A statement by such officer that such officer used the Servicing Criteria to assess compliance with the Servicing Criteria applicable to the Company;

(c) An assessment by such officer of the Company’s compliance with the applicable Servicing Criteria for the period consisting of the preceding calendar year, including disclosure of any material instance of noncompliance with respect thereto during such period, which assessment shall be based on the activities it performs with respect to asset-backed securities transactions taken as a whole involving the Company, that are backed by the same asset type as the Mortgage Loans;

(d) A statement that a registered public accounting firm has issued an attestation report on the Company’s Assessment of Compliance for the period consisting of the preceding calendar year; and

(e) A statement as to which of the Servicing Criteria, if any, are not applicable to the Company, which statement shall be based on the activities it performs with respect to asset-backed securities transactions taken as a whole involving the Company, that are backed by the same asset type as the Mortgage Loans.

Such report at a minimum shall address each of the Servicing Criteria specified on a certification substantially in the form of Exhibit P hereto delivered to the Company concurrently with the execution of this Agreement.

With respect to any Mortgage Loans that are the subject of a Pass-Through Transfer, on or before March 1 of each calendar year beginning in 2007, the Company shall furnish to the Purchaser or its designee, any Master Servicer and any Depositor a report (an “Attestation Report”) by a registered public accounting firm that attests to, and reports on, the Assessment of Compliance made by the Company, as required by Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122(b) of Regulation AB or as otherwise required by the Master Servicer, which Attestation Report must be made in accordance with standards for attestation reports issued or adopted by the Public Company Accounting Oversight Board.

The Company shall cause each Subservicer, and each Subcontractor determined by the Company pursuant to Section 11.19 to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, to deliver to the Purchaser, any Master Servicer and any Depositor an assessment of compliance and accountants’ attestation as and when provided in Sections 6.07.

If the Company cannot deliver the related Assessment of Compliance or Attestation Report by March 1st of such year, the Purchaser, at its sole option, may permit a cure period for the Company to deliver such Assessment of Compliance or Attestation Report, but in no event later than March 10th of such year.

Failure of the Company to timely comply with this Section 6.07 shall be deemed an Event of Default, automatically, without notice and without any cure period, unless otherwise agreed to by the Purchaser as described herein, and Purchaser may, in addition to whatever rights the Purchaser may have under Sections 3.03 and 8.01 and at law or equity or to damages, including injunctive relief and specific performance, terminate all the rights and obligations of the Company under this Agreement and in and to the Mortgage Loans and the proceeds thereof without compensating the Company for the same, as provided in Section 9.01. Such termination shall be considered with cause pursuant to Section 10.01 of this Agreement. This paragraph shall supercede any other provision in this Agreement or any other agreement to the contrary.

18. Article VI of the Agreement is hereby amended effective as of the date hereof by adding the following new Section 6.08:

Section 6.08 Intent of the Parties; Reasonableness.

The Purchaser and the Company acknowledge and agree that a purpose of Sections 3.01(p), 5.02, 6.04, 6.07 and 11.18 of this Agreement is to facilitate compliance by the Purchaser and any Depositor with the provisions of Regulation AB and related rules and regulations of the Commission. None of the Purchaser, any Master Servicer or any Depositor shall exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder. The Company acknowledges that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agrees to comply with requests made by the Purchaser or any Depositor in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB. In connection with any Pass-Through Transfer, the Company shall cooperate fully with the Purchaser to deliver to the Purchaser (including any of its assignees or designees) and any Depositor, any and all statements, reports, certifications, records and any other information necessary in the good faith determination of the Purchaser or any Depositor to permit the Purchaser or such Depositor to comply with the provisions of Regulation AB, together with such disclosures relating to the Company, any Subservicer, any Third-Party Originator and the Mortgage Loans, or the servicing of the Mortgage Loans, reasonably believed by the Purchaser or any Depositor to be necessary in order to effect such compliance.

19. Article IX of the Agreement is hereby amended effective as of the date hereof by deleting the first sentence of the last paragraph of Section 9.01 and replacing it with the following (new text underlined):

Then, and in each and every such case, so long as an Event of Default shall not have been remedied, the Purchaser, by notice in writing to the Company (except in the case of an Event of Default under clauses (iii), (iv) or (v) above, or as otherwise stated herein, in which case, automatically and without notice) Company may, in addition to whatever rights the Purchaser may have under Sections 3.03 and 8.01 and at law or equity or to damages, including injunctive relief and specific performance, terminate all the rights and obligations of the Company (and if the Company is servicing any of the Mortgage Loans in a Securitization Transaction, appoint a successor servicer reasonably acceptable to any Master Servicer for such Securitization Transaction) under this Agreement and in and to the Mortgage Loans and the proceeds thereof without compensating the Company for the same.

20. Article IX of the Agreement is hereby amended effective as of the date hereof by adding the following at the end of the last paragraph of Section 9.01:

The Company shall promptly reimburse the Purchaser (or any designee of the Purchaser, such as a master servicer) and any Depositor, as applicable, for all reasonable expenses incurred by the Purchaser (or such designee) or such Depositor, as such are incurred, in connection with the termination of the Company as servicer and the transfer of servicing of the Mortgage Loans to a successor servicer. The provisions of this paragraph shall not limit whatever rights the Purchaser or any Depositor may have under other provisions of this Agreement and/or any applicable Reconstitution Agreement or otherwise, whether in equity or at law, such as an action for damages, specific performance or injunctive relief.

21. Article XI of the Agreement is hereby amended effective as of the date hereof by restating Section 11.18 in its entirety as follows:

Section 11.18. Cooperation of Company with a Reconstitution.

The Company and the Purchaser agree that with respect to some or all of the Mortgage Loans, on or after the related Closing Date, on one or more dates (each a "Reconstitution Date") at the Purchaser's sole option, the Purchaser may effect a sale (each, a "Reconstitution") of some or all of the Mortgage Loans then subject to this Agreement, without recourse, to:

(a) one or more third party purchasers in one or more in whole loan transfers (each, a "Whole Loan Transfer"); or

(b) one or more trusts or other entities to be formed as part of one or more Pass-Through Transfers.

The Company agrees to execute in connection with any agreements among the Purchaser, the Company, and any servicer in connection with a Whole Loan Transfer, an Assignment, Assumption and Recognition Agreement substantially in the form of Exhibit D hereto, or, at Purchaser’s request, a seller's warranties and servicing agreement or a participation and servicing agreement or similar agreement in form and substance reasonably acceptable to the parties, and in connection with a Pass-Through Transfer, a pooling and servicing agreement in form and substance reasonably acceptable to the parties, (collectively the agreements referred to herein are designated, the “Reconstitution Agreements”). It is understood that any such Reconstitution Agreements will not contain any greater obligations on the part of Company than are contained in this Agreement. Notwithstanding anything to the contrary in this Section 11.18, the Company agrees that it is required to perform the obligations described in Exhibit L hereto.

With respect to each Whole Loan Transfer and each Pass-Through Transfer entered into by the Purchaser, the Company agrees (1) to cooperate fully with the Purchaser and any prospective purchaser with respect to all reasonable requests and due diligence procedures; (2) to execute, deliver and perform all Reconstitution Agreements required by the Purchaser; (3) to restate the representations and warranties set forth in this Agreement as of the settlement or closing date in connection with such Reconstitution (each, a "Reconstitution Date").

In addition, the Company shall provide to such servicer or issuer, as the case may be, and any other participants in such Reconstitution:

(i) any and all information and appropriate verification of information which may be reasonably available to the Company, whether through letters of its auditors and counsel or otherwise, as the Purchaser or any such other participant shall request upon reasonable demand;

(ii) such additional representations, warranties, covenants, opinions of counsel, letters from auditors, and certificates of public officials or officers of the Company as are reasonably agreed upon by the Company and the Purchaser or any such other participant;

(iii) within 5 Business Days after request by the Purchaser, the information with respect to the Company (as originator) and each Third-Party Originator of the Mortgage Loans as required under Item 1110(a) and (b) of Regulation AB, a summary of the requirements of which has of the date hereof is attached hereto as Exhibit O for convenience of reference only, as determined by Purchaser in its sole discretion. If requested by the Purchaser, this will include information about the applicable credit-granting or underwriting criteria;

(iv) within 5 Business Days after request by the Purchaser, the Company shall provide (or, as applicable, cause each Third-Party Originator to provide) Static Pool Information with respect to the mortgage loans (of a similar type as the Mortgage Loans, as reasonably identified by the Purchaser as provided below) originated by (i) the Company, if the Company is an originator of Mortgage Loans (including as an acquirer of Mortgage Loans from a Qualified Correspondent), and/or (ii) each Third-Party Originator. Such Static Pool Information shall be prepared by the Company (or Third-Party Originator) on the basis of its reasonable, good faith interpretation of the requirements of Item 1105(a)(1)-(3) and (c) of Regulation AB. To the extent that there is reasonably available to the Company (or Third-Party Originator) Static Pool Information with respect to more than one mortgage loan type, the Purchaser or any Depositor shall be entitled to specify whether some or all of such information shall be provided pursuant to this paragraph. The content of such Static Pool Information may be in the form customarily provided by the Company, and need not be customized for the Purchaser or any Depositor. Such Static Pool Information for each vintage origination year or prior securitized pool, as applicable, shall be presented in increments no less frequently than quarterly over the life of the mortgage loans included in the vintage origination year or prior securitized pool. The most recent periodic increment must be as of a date no later than 135 days prior to the date of the prospectus or other offering document in which the Static Pool Information is to be included or incorporated by reference. The Static Pool Information shall be provided in an electronic format that provides a permanent record of the information provided, such as a portable document format (pdf) file, or other such electronic format reasonably required by the Purchaser or the Depositor, as applicable;

(v) within 5 Business Days after request by the Purchaser, information with respect to the Company (as servicer) as required by Item 1108(b) and (c) of Regulation AB, a summary of the requirements of which as of the date hereof is attached hereto as Exhibit O for convenience of reference only, as determined by Purchaser in its sole discretion. In the event that the Company has delegated any servicing responsibilities with respect to the Mortgage Loans to a Subservicer, the Company shall provide the information required pursuant to this clause with respect to the Subservicer;

(vi) within 5 Business Days after request by the Purchaser,
(a) information regarding any legal proceedings pending (or known to be contemplated) against the Company (as originator and as servicer) and each other originator of the Mortgage Loans and each Subservicer as required by Item 1117 of Regulation AB, a summary of the requirements of which as of the date hereof is attached hereto as Exhibit O for convenience of reference only, as determined by Purchaser in its sole discretion,
(b) information regarding affiliations with respect to the Company (as originator and as servicer) and each other originator of the Mortgage Loans and each Subservicer as required by Item 1119(a) of Regulation AB, a summary of the requirements of which as of the date hereof is attached hereto as Exhibit O for convenience of reference only, as determined by Purchaser in its sole discretion, and
(c) information regarding relationships and transactions with respect to the Company (as originator and as servicer) and each other originator of the Mortgage Loans and each Subservicer as required by Item 1119(b) and (c) of Regulation AB, a summary of the requirements of which as of the date hereof is attached hereto as Exhibit O for convenience of reference only, as determined by Purchaser in its sole discretion;

(vii) if so requested by the Purchaser, the Company shall provide (or, as applicable, cause each Third-Party Originator to provide), at the expense of the requesting party (to the extent of any additional incremental expense associated with delivery pursuant to this Agreement), such statements and agreed-upon procedures letters of certified public accountants reasonably acceptable to the Purchaser or Depositor, as applicable, pertaining to Static Pool Information relating to prior securitized pools for securitizations closed on or after January 1, 2006 or, in the case of Static Pool Information with respect to the Company’s or Third-Party Originator’s originations or purchases, to calendar months commencing January 1, 2006, or to any financial information included in any other disclosure provided under this Section 11.18, as the Purchaser or such Depositor shall reasonably request. Such statements and letters shall be addressed to and be for the benefit of such parties as the Purchaser or such Depositor shall designate, which may include, by way of example, any Sponsor, any Depositor and any broker dealer acting as underwriter, placement agent or initial purchaser with respect to a Pass-Through Transfer. Any such statement or letter may take the form of a standard, generally applicable document accompanied by a reliance letter authorizing reliance by the addressees designated by the Purchaser or such Depositor;

(viii) For the purpose of satisfying the reporting obligation under the Exchange Act with respect to any class of asset-backed securities, the Company shall (or shall cause each Subservicer and Third-Party Originator to) (i) provide prompt notice to the Purchaser, any Master Servicer and any Depositor in writing of (A) any material litigation or governmental proceedings involving the Company, any Subservicer or any Third-Party Originator, (B) any affiliations or relationships that develop following the closing date of a Securitization Transaction between the Company, any Subservicer or any Third-Party Originator and any of the parties specified in clause (D) of paragraph (a) of this Section (and any other parties identified in writing by the requesting party) with respect to such Securitization Transaction, (C) any Event of Default under the terms of this Agreement or any Reconstitution Agreement, (D) any merger, consolidation or sale of substantially all of the assets of the Company, and (E) the Company’s entry into an agreement with a Subservicer to perform or assist in the performance of any of the Company’s obligations under this Agreement or any Reconstitution Agreement and (ii) provide to the Purchaser and any Depositor a description of such proceedings, affiliations or relationships;

(ix) As a condition to the succession to the Company or any Subservicer as servicer or subservicer under this Agreement or any Reconstitution Agreement by any Person (i) into which the Company or such Subservicer may be merged or consolidated, or (ii) which may be appointed as a successor to the Company or any Subservicer, the Company shall provide to the Purchaser, any Master Servicer, and any Depositor, at least 15 calendar days prior to the effective date of such succession or appointment, (x) written notice to the Purchaser and any Depositor of such succession or appointment and (y) in writing and in form and substance reasonably satisfactory to the Purchaser and such Depositor, all information reasonably requested by the Purchaser or any Depositor in order to comply with its reporting obligation under Item 6.02 of Form 8-K with respect to any class of asset-backed securities;

(x) In addition to such information as the Company, as servicer, is obligated to provide pursuant to other provisions of this Agreement, not later than ten days prior to the deadline for the filing of any distribution report on Form 10-D in respect of any Securitization Transaction that includes any of the Mortgage Loans serviced by the Company or any Subservicer, the Company or such Subservicer, as applicable, shall, to the extent the Company or such Subservicer has knowledge, provide to the party responsible for filing such report (including, if applicable, the Master Servicer) notice of the occurrence of any of the following events along with all information, data, and materials related thereto as may be required to be included in the related distribution report on Form 10-D (as specified in the provisions of Regulation AB referenced below):

(A) any material modifications, extensions or waivers of pool asset terms, fees, penalties or payments during the distribution period or that have cumulatively become material over time (Item 1121(a)(11) of Regulation AB);

(B) material breaches of pool asset representations or warranties or transaction covenants (Item 1121(a)(12) of Regulation AB); and

(C) information regarding new asset-backed securities issuances backed by the same pool assets, any pool asset changes (such as, additions, substitutions or repurchases), and any material changes in origination, underwriting or other criteria for acquisition or selection of pool assets (Item 1121(a)(14) of Regulation AB); and

(xi) The Company shall provide to the Purchaser, any Master Servicer and any Depositor, evidence of the authorization of the person signing any certification or statement, copies or other evidence of Fidelity Bond Insurance and Errors and Omission Insurance policy, financial information and reports, and such other information related to the Company or any Subservicer or the Company or such Subservicer’s performance hereunder.

In the event of a conflict or inconsistency between the terms of Exhibit O and the text of the applicable Item of Regulation AB as cited above, the text of Regulation AB, its adopting release and other public statements of the SEC shall control.

The Company shall indemnify the Purchaser, each affiliate of the Purchaser, and each of the following parties participating in a Pass-Through Transfer: each sponsor and issuing entity; each Person (including, but not limited to, any Master Servicer, if applicable) responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to such Pass-Through Transfer, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such Pass-Through Transfer; each broker dealer acting as underwriter, placement agent or initial purchaser, each Person who controls any of such parties or the Depositor (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act); and the respective present and former directors, officers, employees, agents and affiliates of each of the foregoing and of the Depositor (each, an “Indemnified Party”), and shall hold each of them harmless from and against any claims, losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon:

(i)(A) any untrue statement of a material fact contained or alleged to be contained in any information, report, certification, data, accountants’ letter or other material provided under this Section 11.18 by or on behalf of the Company, or provided under this Section 11.18 by or on behalf of any Subservicer, Subcontractor or Third-Party Originator (collectively, the “Company Information”), or (B) the omission or alleged omission to state in the Company Information a material fact required to be stated in the Company Information or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, by way of clarification, that clause (B) of this paragraph shall be construed solely by reference to the Company Information and not to any other information communicated in connection with a sale or purchase of securities, without regard to whether the Company Information or any portion thereof is presented together with or separately from such other information;

(ii) any breach by the Company of its obligations under this Section 11.18, including particularly any failure by the Company, any Subservicer, any Subcontractor or any Third-Party Originator to deliver any information, report, certification, accountants’ letter or other material when and as required under this Section 11.18, including any failure by the Company to identify pursuant to Section 11.20 any Subcontractor “participating in the servicing function” within the meaning of Item 1122 of Regulation AB;

(iii) any breach by the Company of a representation or warranty set forth in Section 3.01 or in a writing furnished pursuant to Section 3.01(q) and made as of a date prior to the closing date of the related Pass-Through Transfer, to the extent that such breach is not cured by such closing date, or any breach by the Company of a representation or warranty in a writing furnished pursuant to Section 3.01(q) to the extent made as of a date subsequent to such closing date; or

(iv) the negligence bad faith or willful misconduct of the Company in connection with its performance under this Section 11.18.

  If the indemnification provided for herein is unavailable or insufficient to hold harmless an Indemnified Party, then the Company agrees that it shall contribute to the amount paid or payable by such Indemnified Party as a result of any claims, losses, damages or liabilities incurred by such Indemnified Party in such proportion as is appropriate to reflect the relative fault of such Indemnified Party on the one hand and the Company on the other.

  In the case of any failure of performance described above, the Company shall promptly reimburse the Purchaser, any Depositor, as applicable, and each Person responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to such Securitization Transaction, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such Securitization Transaction, for all costs reasonably incurred by each such party in order to obtain the information, report, certification, accountants’ letter or other material not delivered as required by the Company, any Subservicer, any Subcontractor or any Third-Party Originator.

This indemnification shall survive the termination of this Agreement or the termination of any party to this Agreement.

All Mortgage Loans not sold or transferred pursuant to a Reconstitution shall remain subject to, and serviced in accordance with the terms of, this Agreement and the related Term Sheet, and with respect thereto this Agreement and the related Term Sheet shall remain in full force and effect.

22. Article XI of the Agreement is hereby amended effective as of the date hereof by adding the following new Section 11.19:

Section 11.19. Use of Subservicers and Subcontractors.

(a) The Company shall not hire or otherwise utilize the services of any Subservicer to fulfill any of the obligations of the Company as servicer under this Agreement or any Reconstitution Agreement unless the Company complies with the provisions of paragraph (b) of this Section. The Company shall not hire or otherwise utilize the services of any Subcontractor, and shall not permit any Subservicer to hire or otherwise utilize the services of any Subcontractor, to fulfill any of the obligations of the Company as servicer under this Agreement or any Reconstitution Agreement unless the Company complies with the provisions of paragraph (d) of this Section.

(b) The Company shall cause any Subservicer used by the Company (or by any Subservicer) for the benefit of the Purchaser and any Depositor to comply with the provisions of this Section and with Sections 3.01(p), 3.01(s), 6.04, 6.07 and 11.18 of this Agreement to the same extent as if such Subservicer were the Company, and to provide the information required with respect to such Subservicer under Section 3.01(r) of this Agreement. The Company shall be responsible for obtaining from each Subservicer and delivering to the Purchaser, any Master Servicer and any Depositor any Annual Statement of Compliance required to be delivered by such Subservicer under Section 6.04(a), any Assessment of Compliance and Attestation Report required to be delivered by such Subservicer under Section 6.07 and any Annual Certification required under Section 6.04(b) as and when required to be delivered.

(c) The Company shall promptly upon request provide to the Purchaser, any Master Servicer and any Depositor (or any designee of the Depositor, such as an administrator) a written description (in form and substance satisfactory to the Purchaser, any Master Servicer and such Depositor) of the role and function of each Subcontractor utilized by the Company or any Subservicer, specifying (i) the identity of each such Subcontractor, (ii) which (if any) of such Subcontractors are “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, and (iii) which elements of the Servicing Criteria will be addressed in assessments of compliance provided by each Subcontractor identified pursuant to clause (ii) of this paragraph.

(d) As a condition to the utilization of any Subcontractor determined to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, the Company shall cause any such Subcontractor used by the Company (or by any Subservicer) for the benefit of the Purchaser and any Depositor to comply with the provisions of Sections 6.07 and 11.18 of this Agreement to the same extent as if such Subcontractor were the Company. The Company shall be responsible for obtaining from each Subcontractor and delivering to the Purchaser and any Depositor any Assessment of Compliance and Attestation Report and the other certificates required to be delivered by such Subservicer and such Subcontractor under Section 6.07, in each case as and when required to be delivered.

23. Article XI of the Agreement is hereby amended effective as of the date hereof by adding the following new Section 11.20:

Section 11.20. Third Party Beneficiary.

For purposes of this Agreement, each Master Servicer shall be considered a third party beneficiary to this Agreement, entitled to all the rights and benefits hereof as if it were a direct party to this Agreement.

24. The Agreement is hereby amended as of the date hereof by adding the following new Exhibit J:

EXHIBIT J

REPORTING DATA FOR MONTHLY REPORT

Standard File Layout - Master Servicing
Column Name	Description	Decimal	Format Comment	Max Size
SER_INVESTOR_NBR	A value assigned by the Servicer to define a group of loans.		Text up to 10 digits	20
LOAN_NBR	A unique identifier assigned to each loan by the investor.		Text up to 10 digits	10
SERVICER_LOAN_NBR	A unique number assigned to a loan by the Servicer. This may be different than the LOAN_NBR.		Text up to 10 digits	10
BORROWER_NAME	The borrower name as received in the file. It is not separated by first and last name.		Maximum length of 30 (Last, First)	30
SCHED_PAY_AMT	Scheduled monthly principal and scheduled interest payment that a borrower is expected to pay, P&I constant.	2	No commas(,) or dollar signs ($)	11
NOTE_INT_RATE	The loan interest rate as reported by the Servicer.	4	Max length of 6	6
NET_INT_RATE	The loan gross interest rate less the service fee rate as reported by the Servicer.	4	Max length of 6	6
SERV_FEE_RATE	The servicer's fee rate for a loan as reported by the Servicer.	4	Max length of 6	6
SERV_FEE_AMT	The servicer's fee amount for a loan as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
NEW_PAY_AMT	The new loan payment amount as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
NEW_LOAN_RATE	The new loan rate as reported by the Servicer.	4	Max length of 6	6
ARM_INDEX_RATE	The index the Servicer is using to calculate a forecasted rate.	4	Max length of 6	6
ACTL_BEG_PRIN_BAL	The borrower's actual principal balance at the beginning of the processing cycle.	2	No commas(,) or dollar signs ($)	11
ACTL_END_PRIN_BAL	The borrower's actual principal balance at the end of the processing cycle.	2	No commas(,) or dollar signs ($)	11
BORR_NEXT_PAY_DUE_DATE	The date at the end of processing cycle that the borrower's next payment is due to the Servicer, as reported by Servicer.		MM/DD/YYYY	10
SERV_CURT_AMT_1	The first curtailment amount to be applied.	2	No commas(,) or dollar signs ($)	11
SERV_CURT_DATE_1	The curtailment date associated with the first curtailment amount.		MM/DD/YYYY	10
CURT_ADJ_ AMT_1	The curtailment interest on the first curtailment amount, if applicable.	2	No commas(,) or dollar signs ($)	11
SERV_CURT_AMT_2	The second curtailment amount to be applied.	2	No commas(,) or dollar signs ($)	11
SERV_CURT_DATE_2	The curtailment date associated with the second curtailment amount.		MM/DD/YYYY	10
CURT_ADJ_ AMT_2	The curtailment interest on the second curtailment amount, if applicable.	2	No commas(,) or dollar signs ($)	11
SERV_CURT_AMT_3	The third curtailment amount to be applied.	2	No commas(,) or dollar signs ($)	11
SERV_CURT_DATE_3	The curtailment date associated with the third curtailment amount.		MM/DD/YYYY	10
CURT_ADJ_AMT_3	The curtailment interest on the third curtailment amount, if applicable.	2	No commas(,) or dollar signs ($)	11
PIF_AMT	The loan "paid in full" amount as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
PIF_DATE	The paid in full date as reported by the Servicer.		MM/DD/YYYY	10
			Action Code Key: 15=Bankruptcy, 30=Foreclosure, , 60=PIF, 63=Substitution, 65=Repurchase,70=REO	2
ACTION_CODE	The standard FNMA numeric code used to indicate the default/delinquent status of a particular loan.
INT_ADJ_AMT	The amount of the interest adjustment as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
SOLDIER_SAILOR_ADJ_AMT	The Soldier and Sailor Adjustment amount, if applicable.	2	No commas(,) or dollar signs ($)	11
NON_ADV_LOAN_AMT	The Non Recoverable Loan Amount, if applicable.	2	No commas(,) or dollar signs ($)	11
LOAN_LOSS_AMT	The amount the Servicer is passing as a loss, if applicable.	2	No commas(,) or dollar signs ($)	11
SCHED_BEG_PRIN_BAL	The scheduled outstanding principal amount due at the beginning of the cycle date to be passed through to investors.	2	No commas(,) or dollar signs ($)	11
SCHED_END_PRIN_BAL	The scheduled principal balance due to investors at the end of a processing cycle.	2	No commas(,) or dollar signs ($)	11
SCHED_PRIN_AMT	The scheduled principal amount as reported by the Servicer for the current cycle -- only applicable for Scheduled/Scheduled Loans.	2	No commas(,) or dollar signs ($)	11
SCHED_NET_INT	The scheduled gross interest amount less the service fee amount for the current cycle as reported by the Servicer -- only applicable for Scheduled/Scheduled Loans.	2	No commas(,) or dollar signs ($)	11
ACTL_PRIN_AMT	The actual principal amount collected by the Servicer for the current reporting cycle -- only applicable for Actual/Actual Loans.	2	No commas(,) or dollar signs ($)	11
ACTL_NET_INT	The actual gross interest amount less the service fee amount for the current reporting cycle as reported by the Servicer -- only applicable for Actual/Actual Loans.	2	No commas(,) or dollar signs ($)	11
PREPAY_PENALTY_ AMT	The penalty amount received when a borrower prepays on his loan as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
PREPAY_PENALTY_ WAIVED	The prepayment penalty amount for the loan waived by the servicer.	2	No commas(,) or dollar signs ($)	11
MOD_DATE	The Effective Payment Date of the Modification for the loan.		MM/DD/YYYY	10
MOD_TYPE	The Modification Type.		Varchar - value can be alpha or numeric	30
DELINQ_P&I_ADVANCE_AMT	The current outstanding principal and interest advances made by Servicer.	2	No commas(,) or dollar signs ($)	11

25. The Agreement is hereby amended as of the date hereof by adding the following new Exhibit K:

EXHIBIT K

REPORTING DATA FOR DEFAULTED LOANS

Standard File Layout - Delinquency Reporting

Column/Header Name	Description	Decimal	Format Comment
SERVICER_LOAN_NBR	A unique number assigned to a loan by the Servicer. This may be different than the LOAN_NBR
LOAN_NBR	A unique identifier assigned to each loan by the originator.
CLIENT_NBR	Servicer Client Number
SERV_INVESTOR_NBR	Contains a unique number as assigned by an external servicer to identify a group of loans in their system.
BORROWER_FIRST_NAME	First Name of the Borrower.
BORROWER_LAST_NAME	Last name of the borrower.
PROP_ADDRESS	Street Name and Number of Property
PROP_STATE	The state where the property located.
PROP_ZIP	Zip code where the property is located.
BORR_NEXT_PAY_DUE_DATE	The date that the borrower's next payment is due to the servicer at the end of processing cycle, as reported by Servicer.		MM/DD/YYYY
LOAN_TYPE	Loan Type (i.e. FHA, VA, Conv)
BANKRUPTCY_FILED_DATE	The date a particular bankruptcy claim was filed.		MM/DD/YYYY
BANKRUPTCY_CHAPTER_CODE	The chapter under which the bankruptcy was filed.
BANKRUPTCY_CASE_NBR	The case number assigned by the court to the bankruptcy filing.
POST_PETITION_DUE_DATE	The payment due date once the bankruptcy has been approved by the courts		MM/DD/YYYY
BANKRUPTCY_DCHRG_DISM_DATE	The Date The Loan Is Removed From Bankruptcy. Either by Dismissal, Discharged and/or a Motion For Relief Was Granted.		MM/DD/YYYY
LOSS_MIT_APPR_DATE	The Date The Loss Mitigation Was Approved By The Servicer		MM/DD/YYYY
LOSS_MIT_TYPE	The Type Of Loss Mitigation Approved For A Loan Such As;
LOSS_MIT_EST_COMP_DATE	The Date The Loss Mitigation /Plan Is Scheduled To End/Close		MM/DD/YYYY
LOSS_MIT_ACT_COMP_DATE	The Date The Loss Mitigation Is Actually Completed		MM/DD/YYYY
FRCLSR_APPROVED_DATE	The date DA Admin sends a letter to the servicer with instructions to begin foreclosure proceedings.		MM/DD/YYYY
ATTORNEY_REFERRAL_DATE	Date File Was Referred To Attorney to Pursue Foreclosure		MM/DD/YYYY
FIRST_LEGAL_DATE	Notice of 1st legal filed by an Attorney in a Foreclosure Action		MM/DD/YYYY
FRCLSR_SALE_EXPECTED_DATE	The date by which a foreclosure sale is expected to occur.		MM/DD/YYYY
FRCLSR_SALE_DATE	The actual date of the foreclosure sale.		MM/DD/YYYY
FRCLSR_SALE_AMT	The amount a property sold for at the foreclosure sale.	2	No commas(,) or dollar signs ($)
EVICTION_START_DATE	The date the servicer initiates eviction of the borrower.		MM/DD/YYYY
EVICTION_COMPLETED_DATE	The date the court revokes legal possession of the property from the borrower.		MM/DD/YYYY
LIST_PRICE	The price at which an REO property is marketed.	2	No commas(,) or dollar signs ($)
LIST_DATE	The date an REO property is listed at a particular price.		MM/DD/YYYY
OFFER_AMT	The dollar value of an offer for an REO property.	2	No commas(,) or dollar signs ($)
OFFER_DATE_TIME	The date an offer is received by DA Admin or by the Servicer.		MM/DD/YYYY
REO_CLOSING_DATE	The date the REO sale of the property is scheduled to close.		MM/DD/YYYY
REO_ACTUAL_CLOSING_DATE	Actual Date Of REO Sale		MM/DD/YYYY
OCCUPANT_CODE	Classification of how the property is occupied.
PROP_CONDITION_CODE	A code that indicates the condition of the property.
PROP_INSPECTION_DATE	The date a property inspection is performed.		MM/DD/YYYY
APPRAISAL_DATE	The date the appraisal was done.		MM/DD/YYYY
CURR_PROP_VAL	The current "as is" value of the property based on brokers price opinion or appraisal.	2
REPAIRED_PROP_VAL	The amount the property would be worth if repairs are completed pursuant to a broker's price opinion or appraisal.	2
If applicable:
DELINQ_STATUS_CODE	FNMA Code Describing Status of Loan
DELINQ_REASON_CODE	The circumstances which caused a borrower to stop paying on a loan. Code indicates the reason why the loan is in default for this cycle.
MI_CLAIM_FILED_DATE	Date Mortgage Insurance Claim Was Filed With Mortgage Insurance Company.		MM/DD/YYYY
MI_CLAIM_AMT	Amount of Mortgage Insurance Claim Filed		No commas(,) or dollar signs ($)
MI_CLAIM_PAID_DATE	Date Mortgage Insurance Company Disbursed Claim Payment		MM/DD/YYYY
MI_CLAIM_AMT_PAID	Amount Mortgage Insurance Company Paid On Claim	2	No commas(,) or dollar signs ($)
POOL_CLAIM_FILED_DATE	Date Claim Was Filed With Pool Insurance Company		MM/DD/YYYY
POOL_CLAIM_AMT	Amount of Claim Filed With Pool Insurance Company	2	No commas(,) or dollar signs ($)
POOL_CLAIM_PAID_DATE	Date Claim Was Settled and The Check Was Issued By The Pool Insurer		MM/DD/YYYY
POOL_CLAIM_AMT_PAID	Amount Paid On Claim By Pool Insurance Company	2	No commas(,) or dollar signs ($)
FHA_PART_A_CLAIM_FILED_DATE	Date FHA Part A Claim Was Filed With HUD		MM/DD/YYYY
FHA_PART_A_CLAIM_AMT	Amount of FHA Part A Claim Filed	2	No commas(,) or dollar signs ($)
FHA_PART_A_CLAIM_PAID_DATE	Date HUD Disbursed Part A Claim Payment		MM/DD/YYYY
FHA_PART_A_CLAIM_PAID_AMT	Amount HUD Paid on Part A Claim	2	No commas(,) or dollar signs ($)
FHA_PART_B_CLAIM_FILED_DATE	Date FHA Part B Claim Was Filed With HUD		MM/DD/YYYY
FHA_PART_B_CLAIM_AMT	Amount of FHA Part B Claim Filed	2	No commas(,) or dollar signs ($)
FHA_PART_B_CLAIM_PAID_DATE	Date HUD Disbursed Part B Claim Payment		MM/DD/YYYY
FHA_PART_B_CLAIM_PAID_AMT	Amount HUD Paid on Part B Claim	2	No commas(,) or dollar signs ($)
VA_CLAIM_FILED_DATE	Date VA Claim Was Filed With the Veterans Admin		MM/DD/YYYY
VA_CLAIM_PAID_DATE	Date Veterans Admin. Disbursed VA Claim Payment		MM/DD/YYYY
VA_CLAIM_PAID_AMT	Amount Veterans Admin. Paid on VA Claim	2	No commas(,) or dollar signs ($)

Exhibit 2: Standard File Codes - Delinquency Reporting

The Loss Mit Type field should show the approved Loss Mitigation Code as follows:

•  ASUM-Approved Assumption

•  BAP-Borrower Assistance Program

•  CO- Charge Off

•  DIL- Deed-in-Lieu

•  FFA- Formal Forbearance Agreement

•  MOD- Loan Modification

•  PRE- Pre-Sale

•  SS- Short Sale

•  MISC-Anything else approved by the PMI or Pool Insurer

NOTE: Wells Fargo Bank will accept alternative Loss Mitigation Types to those above, provided that they are consistent with industry standards. If Loss Mitigation Types other than those above are used, the Servicer must supply Wells Fargo Bank with a description of each of the Loss Mitigation Types prior to sending the file.

The Occupant Code field should show the current status of the property code as follows:

•	Mortgagor

•	Tenant

•	Unknown

•	Vacant

The Property Condition field should show the last reported condition of the property as follows:

•  Damaged

•  Excellent

•  Fair

•  Gone

•  Good

•  Poor

•  Special Hazard

•  Unknown

Exhibit 2: Standard File Codes - Delinquency Reporting, Continued

The FNMA Delinquent Reason Code field should show the Reason for Delinquency as follows:

Delinquency Code	Delinquency Description
001	FNMA-Death of principal mortgagor
002	FNMA-Illness of principal mortgagor
003	FNMA-Illness of mortgagor’s family member
004	FNMA-Death of mortgagor’s family member
005	FNMA-Marital difficulties
006	FNMA-Curtailment of income
007	FNMA-Excessive Obligation
008	FNMA-Abandonment of property
009	FNMA-Distant employee transfer
011	FNMA-Property problem
012	FNMA-Inability to sell property
013	FNMA-Inability to rent property
014	FNMA-Military Service
015	FNMA-Other
016	FNMA-Unemployment
017	FNMA-Business failure
019	FNMA-Casualty loss
022	FNMA-Energy environment costs
023	FNMA-Servicing problems
026	FNMA-Payment adjustment
027	FNMA-Payment dispute
029	FNMA-Transfer of ownership pending
030	FNMA-Fraud
031	FNMA-Unable to contact borrower
INC	FNMA-Incarceration

Exhibit 2: Standard File Codes - Delinquency Reporting, Continued

The FNMA Delinquent Status Code field should show the Status of Default as follows:

Status Code	Status Description
09	Forbearance
17	Pre-foreclosure Sale Closing Plan Accepted
24	Government Seizure
26	Refinance
27	Assumption
28	Modification
29	Charge-Off
30	Third Party Sale
31	Probate
32	Military Indulgence
43	Foreclosure Started
44	Deed-in-Lieu Started
49	Assignment Completed
61	Second Lien Considerations
62	Veteran’s Affairs-No Bid
63	Veteran’s Affairs-Refund
64	Veteran’s Affairs-Buydown
65	Chapter 7 Bankruptcy
66	Chapter 11 Bankruptcy
67	Chapter 13 Bankruptcy

26. The Agreement is hereby amended effective as of the date hereof by adding the following new Exhibit L:

EXHIBIT L

COMPANY’S OBLIGATIONS IN CONNECTION
WITH A RECONSTITUTION

• The Company shall (i) possess the ability to service to a securitization documents; (ii) service on a “Scheduled/Scheduled” reporting basis (advancing through the liquidation of an REO Property), (iii) make compensating interest payments on payoffs and curtailments and (iv) remit and report to a Master Servicer in format acceptable to such Master Servicer by the 10th calendar day of each month.

• The Company shall provide an acceptable annual certification (officer’s certificate) to the Master Servicer (as required by the Sarbanes-Oxley Act of 2002) as well as any other annual certifications required under the securitization documents (i.e. the annual statement as to compliance/annual independent certified public accountants’ servicing report due by March 1 of each year).

• The Company shall allow for the Purchaser, the Master Servicer or their designee to perform a review of audited financials and net worth of the Company.

• The Company shall provide a Uniform Single Attestation Program certificate and Management Assertion as requested by the Master Servicer or the Purchaser.

• The Company shall provide information on each Custodial Account as requested by the Master Servicer or the Purchaser, and each Custodial Accounts shall comply with the requirements for such accounts as set forth in the securitization documents.

• The Company shall maintain its servicing system in accordance with the requirements of the Master Servicer.

27. The Agreement is hereby amended effective as of the date hereof by adding the following new Exhibit M:

EXHIBIT M

FORM OF COMPANY CERTIFICATION

Re:         The [ ] agreement dated as of [ l, 200[ ] (the “Agreement”), among [IDENTIFY PARTIES]

I, ____________________________, the _______________________ of [NAME OF COMPANY] (the “Company”), certify to [the Purchaser], [the Depositor], and the [Master Servicer] [Securities Administrator] [Trustee], and their officers, with the knowledge and intent that they will rely upon this certification, that:

I have reviewed the servicer compliance statement of the Company provided in accordance with Item 1123 of Regulation AB (the “Compliance Statement”), the report on assessment of the Company’s compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB (the “Servicing Criteria”), provided in accordance with Rules 13a-18 and 15d-18 under Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1122 of Regulation AB (the “Servicing Assessment”), the registered public accounting firm’s attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB (the “Attestation Report”), and all servicing reports, officer’s certificates and other information relating to the servicing of the Mortgage Loans by the Company during 200[ ] that were delivered by the Company to the [Depositor] [Master Servicer] [Securities Administrator] [Trustee] pursuant to the Agreement (collectively, the “Company Servicing Information”);

Based on my knowledge, the Company Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Company Servicing Information;

Based on my knowledge, all of the Company Servicing Information required to be provided by the Company under the Agreement has been provided to the [Depositor] [Master Servicer] [Securities Administrator] [Trustee];

I am responsible for reviewing the activities performed by the Company as servicer under the Agreement, and based on my knowledge and the compliance review conducted in preparing the Compliance Statement and except as disclosed in the Compliance Statement, the Servicing Assessment or the Attestation Report, the Company has fulfilled its obligations under the Agreement in all material respects; and

The Compliance Statement required to be delivered by the Company pursuant to this Agreement, and the Servicing Assessment and Attestation Report required to be provided by the Company and by any Subservicer and Subcontractor pursuant to the Agreement, have been provided to the [Depositor] [Master Servicer]. Any material instances of noncompliance described in such reports have been disclosed to the [Depositor] [Master Servicer]. Any material instance of noncompliance with the Servicing Criteria has been disclosed in such reports.

28. The Agreement is hereby amended effective as of the date hereof by adding the following new Exhibit N:

EXHIBIT N

SUMMARY OF REGULATION AB
SERVICING CRITERIA

NOTE: This Exhibit N is provided for convenience of reference only. In the event of a conflict or inconsistency between the terms of this Exhibit N and the text of Regulation AB, the text of Regulation AB, its adopting release and other public statements of the SEC shall control.

Item 1122(d)

(a)	General servicing considerations.

(1)  Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.

(2)  If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.

(3)  Any requirements in the transaction agreements to maintain a back-up servicer for the mortgage loans are maintained.

(4)  A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.

(b)	Cash collection and administration.

(1)  Payments on mortgage loans are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.

(2)  Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.

(3)  Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.

(4)  The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.

(5)  Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.

(6)  Unissued checks are safeguarded so as to prevent unauthorized access.

(7)  Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

(c)	Investor remittances and reporting.

(1)  Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of mortgage loans serviced by the Servicer.

(2)  Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.

(3)  Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.

(4)  Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.

(d)	Mortgage Loan administration.

(1)  Collateral or security on mortgage loans is maintained as required by the transaction agreements or related mortgage loan documents.

(2)  Mortgage loan and related documents are safeguarded as required by the transaction agreements.

(3)  Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.

(4)  Payments on mortgage loans, including any payoffs, made in accordance with the related mortgage loan documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related mortgage loan documents.

(5)  The Servicer’s records regarding the mortgage loans agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.

(6)  Changes with respect to the terms or status of an obligor’s mortgage loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related mortgage loan documents.

(7)  Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.

(8)  Records documenting collection efforts are maintained during the period a mortgage loan is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

(9)  Adjustments to interest rates or rates of return for mortgage loans with variable rates are computed based on the related mortgage loan documents.

(10)  Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s mortgage loan documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other number of days specified in the transaction agreements.

(11)  Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the Servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

(12)  Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the Servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.

(13)  Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the Servicer, or such other number of days specified in the transaction agreements.

(14)  Delinquencies, charge-offs and uncollectable accounts are recognized and recorded in accordance with the transaction agreements.

(15)  Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.

29. The Agreement is hereby amended effective as of the date hereof by adding the following new Exhibit O:

EXHIBIT O

SUMMARY OF APPLICABLE REGULATION AB REQUIREMENTS

NOTE: This Exhibit O is provided for convenience of reference only. In the event of a conflict or inconsistency between the terms of this Exhibit O and the text of Regulation AB, the text of Regulation AB, its adopting release and other public statements of the SEC shall control.

Item 1105(a)(1)-(3) and (c)

-Provide static pool information with respect to mortgage loans that were originated or purchased by the Company and which are of the same type as the Mortgage Loans.

-Provide static pool information regarding delinquencies, cumulative losses and prepayments for prior securitized pools of the Company.

-If the Company has less than 3 years experience securitizing assets of the same type as the Mortgage Loans, provide the static pool information by vintage origination years regarding loans originated or purchased by the Company, instead of by prior securitized pool. A vintage origination year represents mortgage loans originated during the same year.

-Such static pool information shall be for the prior five years, or for so long as the Company has been originating or purchasing (in the case of data by vintage origination year) or securitizing (in the case of data by prior securitized pools) such mortgage loans if for less than five years.

-The static pool information for each vintage origination year or prior securitized pool, as applicable, shall be presented in monthly increments over the life of the mortgage loans included in the vintage origination year or prior securitized pool.

-Provide summary information for the original characteristics of the prior securitized pools or vintage origination years, as applicable and material, including: number of pool assets, original pool balance, weighted average initial loan balance, weighted average mortgage rate, weighted average and minimum and maximum FICO, product type, loan purpose, weighted average and minimum and maximum LTV, distribution of loans by mortgage rate, and geographic concentrations of 5% or more.

Item 1108(b) and (c)

Provide the following information with respect to each servicer that will service, including interim service, 20% or more of the mortgage loans in any loan group in the securitization issued in the Pass-Through Transfer:

-a description of the Company’s form of organization;

-a description of how long the Company has been servicing residential mortgage loans; a general discussion of the Company’s experience in servicing assets of any type as well as a more detailed discussion of the Company’s experience in, and procedures for the servicing function it will perform under this Agreement and any Reconstitution Agreements; information regarding the size, composition and growth of the Company’s portfolio of mortgage loans of the type similar to the Mortgage Loans and information on factors related to the Company that may be material to any analysis of the servicing of the Mortgage Loans or the related asset-backed securities, as applicable, including whether any default or servicing related performance trigger has occurred as to any other securitization due to any act or failure to act of the Company, whether any material noncompliance with applicable servicing criteria as to any other securitization has been disclosed or reported by the Company, and the extent of outsourcing the Company uses;

-a description of any material changes to the Company’s policies or procedures in the servicing function it will perform under this Agreement and any Reconstitution Agreements for mortgage loans of the type similar to the Mortgage Loans during the past three years;

-information regarding the Company’s financial condition to the extent that there is a material risk that the effect on one or more aspects of servicing resulting from such financial condition could have a material impact on the performance of the securities issued in the Pass-Through Transfer, or on servicing of mortgage loans of the same asset type as the Mortgage Loans;

-any special or unique factors involved in servicing loans of the same type as the Mortgage Loans, and the Company’s processes and procedures designed to address such factors;

-statistical information regarding principal and interest advances made by the Company on the Mortgage Loans and the Company’s overall servicing portfolio for the past three years; and

-the Company’s process for handling delinquencies, losses, bankruptcies and recoveries, such as through liquidation of REO Properties, foreclosure, sale of the Mortgage Loans or workouts.

Item 1110(a)

-Identify any originator or group of affiliated originators that originated, or is expected to originate, 10% or more of the mortgage loans in any loan group in the securitization issued in the Pass-Through Transfer.

Item 1110(b)

Provide the following information with respect to any originator or group of affiliated originators that originated, or is expected to originate, 20% or more of the mortgage loans in any loan group in the securitization issued in the Pass-Through Transfer:

-the Company’s form of organization; and

-a description of the Company’s origination program and how long the Company has been engaged in originating residential mortgage loans, which description must include a discussion of the Company’s experience in originating mortgage loans of the same type as the Mortgage Loans and information regarding the size and composition of the Company’s origination portfolio as well as information that may be material to an analysis of the performance of the Mortgage Loans, such as the Company’s credit-granting or underwriting criteria for mortgage loans of the same type as the Mortgage Loans.

Item 1117

-describe any legal proceedings pending against the Company or against any of its property, including any proceedings known to be contemplated by governmental authorities, that may be material to the holders of the securities issued in the Pass-Through Transfer.

Item 1119(a)

-describe any affiliations of the Company, each other originator of the Mortgage Loans and each Subservicer with the sponsor, depositor, issuing entity, trustee, any originator, any other servicer, any significant obligor, enhancement or support provider or any other material parties related to the Pass-Through Transfer.

Item 1119(b)

-describe any business relationship, agreement, arrangement, transaction or understanding entered into outside of the ordinary course of business or on terms other than those obtained in an arm’s length transaction with an unrelated third party, apart from the Pass-Through Transfer, between the Company, each other originator of the Mortgage Loans and each Subservicer, or their respective affiliates, and the sponsor, depositor or issuing entity or their respective affiliates, that exists currently or has existed during the past two years, that may be material to the understanding of an investor in the securities issued in the Pass-Through Transfer.

Item 1119(c)

-describe any business relationship, agreement, arrangement, transaction or understanding involving or relating to the Mortgage Loans or the Pass-Through Transfer, including the material terms and approximate dollar amount involved, between the Company, each other originator of the Mortgage Loans and each Subservicer, or their respective affiliates and the sponsor, depositor or issuing entity or their respective affiliates, that exists currently or has existed during the past two years.

30. The Agreement is hereby amended effective as of the date hereof by adding the following new Exhibit P:

EXHIBIT P

SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

The assessment of compliance to be delivered by [the Company] [Name of Subservicer] shall address, at a minimum, the criteria identified as below as “Applicable Servicing Criteria”:

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	x
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	x
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the mortgage loans are maintained.
1122(d)(1)(iv)
A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.
x
Cash Collection and Administration
1122(d)(2)(i)
Payments on mortgage loans are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.
x
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	x
1122(d)(2)(iii)
Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.
x
1122(d)(2)(iv)
The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.
x
1122(d)(2)(v)
Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.
x
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	x
1122(d)(2)(vii)
Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.
x
Investor Remittances and Reporting
1122(d)(3)(i)
Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of mortgage loans serviced by the Servicer.
x
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	x
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	x
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	x
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on mortgage loans is maintained as required by the transaction agreements or related mortgage loan documents.	x
1122(d)(4)(ii)	Mortgage loan and related documents are safeguarded as required by the transaction agreements	x
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	x
1122(d)(4)(iv)
Payments on mortgage loans, including any payoffs, made in accordance with the related mortgage loan documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related mortgage loan documents.
x
1122(d)(4)(v)	The Servicer’s records regarding the mortgage loans agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.	x
1122(d)(4)(vi)
Changes with respect to the terms or status of an obligor's mortgage loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.
x
1122(d)(4)(vii)
Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.
x
1122(d)(4)(viii)
Records documenting collection efforts are maintained during the period a mortgage loan is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).
x
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for mortgage loans with variable rates are computed based on the related mortgage loan documents.	x
1122(d)(4)(x)
Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s mortgage loan documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other number of days specified in the transaction agreements.
x
1122(d)(4)(xi)
Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.
x
1122(d)(4)(xii)
Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.
x
1122(d)(4)(xiii)
Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.
x
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	x
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.

[NAME OF COMPANY] [NAME OF SUBSERVICER]
Date: _________________________

By: _________________________
Name:
Title:

31. The Agreement is hereby amended as of the date hereof by adding the following new Exhibit Q:

EXHIBIT Q

REPORTING DATA FOR REALIZED LOSSES AND GAINS

Calculation of Realized Loss/Gain Form 332- Instruction Sheet

NOTE: Do not net or combine items. Show all expenses individually and all credits as separate line items. Claim packages are due on the remittance report date. Late submissions may result in claims not being passed until the following month. The Servicer is responsible to remit all funds pending loss approval and /or resolution of any disputed items.
1.

2.  The numbers on the 332 form correspond with the numbers listed below.

Liquidation and Acquisition Expenses:

1.             The Actual Unpaid Principal Balance of the Mortgage Loan. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

2.            The Total Interest Due less the aggregate amount of servicing fee that would have been earned if all delinquent payments had been made as agreed. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

3.             Accrued Servicing Fees based upon the Scheduled Principal Balance of the Mortgage Loan as calculated on a monthly basis. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

4-12.       Complete as applicable. Required documentation:

* For taxes and insurance advances - see page 2 of 332 form - breakdown required showing period of coverage, base tax, interest, penalty. Advances prior to default require evidence of servicer efforts to recover advances.

* For escrow advances - complete payment history

(to calculate advances from last positive escrow balance forward)

* Other expenses -  copies of corporate advance history showing all payments

* REO repairs > $1500 require explanation

* REO repairs >$3000 require evidence of at least 2 bids.

* Short Sale or Charge Off require P&L supporting the decision and WFB’s approved Officer Certificate

* Unusual or extraordinary items may require further documentation.

13.            The total of lines 1 through 12.

3.        Credits:

14-21.     Complete as applicable. Required documentation:

* Copy of the HUD 1 from the REO sale. If a 3rd Party Sale, bid instructions and Escrow Agent / Attorney

Letter of Proceeds Breakdown.

* Copy of EOB for any MI or gov't guarantee

* All other credits need to be clearly defined on the 332 form

22.	The total of lines 14 through 21.

Please Note: For HUD/VA loans, use line (18a) for Part A/Initial proceeds and line (18b) for Part B/Supplemental proceeds.

Total Realized Loss (or Amount of Any Gain)

23.            The total derived from subtracting line 22 from 13. If the amount represents a realized gain, show the amount in parenthesis ( ).

Calculation of Realized Loss/Gain Form 332

Prepared by: __________________   Date: _______________
Phone: ______________________ Email Address:_____________________

Servicer Loan No.	Servicer Name	Servicer Address

WELLS FARGO BANK, N.A. Loan No._____________________________

Borrower's Name: _________________________________________________________
Property Address: _________________________________________________________

Liquidation Type: REO Sale   3rd Party Sale  Short Sale           Charge Off

Was this loan granted a Bankruptcy deficiency or cramdown  Yes  No
If “Yes”, provide deficiency or cramdown amount _______________________________

Liquidation and Acquisition Expenses:
(1)	Actual Unpaid Principal Balance of Mortgage Loan	$(1)
(2)	Interest accrued at Net Rate	(2)
(3)	Accrued Servicing Fees	(3)
(4)	Attorney's Fees	(4)
(5)	Taxes (see page 2)	(5)
(6)	Property Maintenance	(6)
(7)	MI/Hazard Insurance Premiums (see page 2)	(7)
(8)	Utility Expenses	(8)
(9)	Appraisal/BPO	(9)
(10)	Property Inspections	(10)
(11)	FC Costs/Other Legal Expenses	(11)
(12)	Other (itemize)	(12)
	Cash for Keys	(12)
	HOA/Condo Fees	(12)
		(12)

	Total Expenses	$(13)
Credits:
(14)	Escrow Balance	$(14)
(15)	HIP Refund	(15)
(16)	Rental Receipts	(16)
(17)	Hazard Loss Proceeds	(17)
(18)	Primary Mortgage Insurance / Gov’t Insurance	(18a)
HUD Part A

HUD Part B		(18b)
(19)	Pool Insurance Proceeds	(19)
(20)	Proceeds from Sale of Acquired Property	(20)
(21)	Other (itemize)	(21)
		(21)

	Total Credits	$(22)
Total Realized Loss (or Amount of Gain)		$(23)

Escrow Disbursement Detail

Type (Tax /Ins.)	Date Paid	Period of Coverage	Total Paid	Base Amount	Penalties	Interest

32. Except as amended above, the Agreement shall continue to be in full force and effect in accordance with its terms.

33. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts and of said counterparts taken together shall be deemed to constitute one and the same instrument.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the following parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

EMC MORTGAGE CORPORATION,
as Purchaser

By:
Name:
Title:

FIFTH THIRD MORTGAGE COMPANY,
as Company

By:
Name:
Title:

EXHIBIT Q-2

MID AMERICA SERVICING AGREEMENT

EMC MORTGAGE CORPORATION
Purchaser,

MID AMERICA BANK, FSB
Company,

PURCHASE, WARRANTIES AND SERVICING AGREEMENT
Dated as of February 1, 2006

(Fixed and Adjustable Rate Mortgage Loans)

ARTICLE I

Section 1.01	Defined Terms

ARTICLE II

Section 2.01	Agreement to Purchase
Section 2.02	Purchase Price
Section 2.03	Reserved
Section 2.04	Record Title and Possession of Mortgage Files; Maintenance of Servicing Files
Section 2.05	Books and Records
Section 2.06	Transfer of Mortgage Loans
Section 2.07	Delivery of Mortgage Loan Documents
Section 2.08	Quality Control Procedures
Section 2.09	Near-term Principal Prepayments; Near Term Payment Defaults

ARTICLE III

Section 3.01	Representations and Warranties of the Company
Section 3.02	Representations and Warranties as to Individual Mortgage Loans
Section 3.03	Repurchase; Substitution
Section 3.04	Representations and Warranties of the Purchaser

ARTICLE IV

Section 4.01	Company to Act as Servicer
Section 4.02	Collection of Mortgage Loan Payments
Section 4.03	Realization Upon Defaulted Mortgage
Section 4.04	Establishment of Custodial Accounts; Deposits in Custodial Accounts
Section 4.05	Permitted Withdrawals from the Custodial Account
Section 4.06	Establishment of Escrow Accounts; Deposits in Escrow Accounts
Section 4.07	Permitted Withdrawals From Escrow Account
Section 4.08	Payment of Taxes, Insurance and Other Charges; Maintenance of Primary Mortgage InsurancePolicies; Collections Thereunder
Section 4.09	Transfer of Accounts
Section 4.10	Maintenance of Hazard Insurance
Section 4.11	Maintenance of Mortgage Impairment Insurance Policy
Section 4.12	Fidelity Bond, Errors and Omissions Insurance
Section 4.13	Title, Management and Disposition of REO Property
Section 4.14	Notification of Maturity Date

ARTICLE V

Section 5.01	Distributions
Section 5.02	Statements to the Purchaser
Section 5.03	Monthly Advances by the Company
Section 5.04	Liquidation Reports

ARTICLE VI

Section 6.01	Assumption Agreements
Section 6.02	Satisfaction of Mortgages and Release of Mortgage Files
Section 6.03	Servicing Compensation
Section 6.04	Reserved
Section 6.05	Reserved
Section 6.06	Purchaser’s Right to Examine Company Records

ARTICLE VII

Section 7.01	Company Shall Provide Information as Reasonably Required

ARTICLE VIII

Section 8.01	Indemnification; Third Party Claims
Section 8.02	Merger or Consolidation of the Company
Section 8.03	Limitation on Liability of the Company and Others
Section 8.04	Company Not to Assign or Resign
Section 8.05	No Transfer of Servicing

ARTICLE IX

Section 9.01	Events of Default
Section 9.02	Waiver of Defaults

ARTICLE X

Section 10.01	Termination

ARTICLE XI

Section 11.01	Successor to the Company
Section 11.02	Amendment
Section 11.03	Reserved
Section 11.04	Governing Law
Section 11.05	Notices
Section 11.06	Severability of Provisions
Section 11.07	Exhibits
Section 11.08	General Interpretive Principles
Section 11.09	Reproduction of Documents
Section 11.10	Confidentiality of Information
Section 11.11	Recordation of Assignment of Mortgage
Section 11.12	Assignment
Section 11.13	No Partnership
Section 11.14	Signature Pages/Counterparts; Successors and Assigns
Section 11.15	Entire Agreement
Section 11.16	No Solicitation
Section 11.17	Closing
Section 11.18	Reserved
Section 11.19	Monthly Reporting with Respect to a Reconstitution

EXHIBITS
A	Contents of Mortgage File
B	Custodial Account Letter Agreement
C	Escrow Account Letter Agreement
D	Form of Purchase, Assignment, Assumption and Recognition Agreement
E	Form of Trial Balance
F	[Reserved]
G	Request for Release of Documents and Receipt
H	Company’s Underwriting Guidelines
I	Term Sheet
J	Reconstituted Mortgage Loan Reporting

This is a Purchase, Warranties and Servicing Agreement, dated as of February 1, 2006 and is executed between EMC MORTGAGE CORPORATION, as Purchaser, with offices located at Mac Arthur Ridge II, 909 Hidden Ridge Drive, Suite 200, Irving, Texas 75038, and Mid America Bank, fsb, with offices located at 2650 Warrenville Road, Suite 500, Downers Grove, Illinois 60515.

W I T N E& #160;S S E T H :

WHEREAS, the Purchaser has heretofore agreed to purchase from the Company and the Company has heretofore agreed to sell to the Purchaser, from time to time, certain Mortgage Loans on a servicing retained basis;

WHEREAS, each of the Mortgage Loans is secured by a mortgage, deed of trust or other security instrument creating a first lien on a residential dwelling located in the jurisdiction indicated on the Mortgage Loan Schedule, which is annexed to the related Term Sheet; and

WHEREAS, the Purchaser and the Company wish to prescribe the representations and warranties of the Company with respect to itself and the Mortgage Loans and the management, servicing and control of the Mortgage Loans;

NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Purchaser and the Company agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Defined Terms.

Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meaning specified in this Article:

Accepted Servicing Practices: With respect to any Mortgage Loan, those mortgage servicing practices (including collection procedures) of prudent mortgage banking institutions which service mortgage loans of the same type as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located, and which are in accordance with Fannie Mae servicing practices and procedures, for MBS pool mortgages, as defined in the Fannie Mae Guides including future updates.

Adjustment Date: With respect to each adjustable rate Mortgage Loan, the date on which the Mortgage Interest Rate is adjusted in accordance with the terms of the related Mortgage Note.

Agreement: This Purchase, Warranties and Servicing Agreement including all exhibits hereto, amendments hereof and supplements hereto.

Appraised Value: With respect to any Mortgaged Property, the value thereof as determined by an appraisal made for the originator of the Mortgage Loan at the Origination Date of the Mortgage Loan by a Qualified Appraiser.

Assignment: An individual assignment of the Mortgage, notice of transfer or equivalent instrument, in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the sale or transfer of the Mortgage Loan.

BIF: The Bank Insurance Fund, or any successor thereto.

Business Day: Any day other than: (i) a Saturday or Sunday, or (ii) a legal holiday in the State of New York or State of Illinois, or (iii) a day on which banks in the State of New York or State of Illinois are authorized or obligated by law or executive order to be closed.

Closing Date: With respect to any Mortgage Loan, the date stated on the related Term Sheet.

Code: The Internal Revenue Code of 1986, or any successor statute thereto.

Company:  Mid America Bank, fsb, its successors in interest and assigns, as permitted by this Agreement.

Company's Officer's Certificate: A certificate signed by the Chairman of the Board, President, any Vice President, Secretary or Treasurer of the Company stating the date by which the Company expects to receive any missing documents sent for recording from the applicable recording office.

Condemnation Proceeds: All awards or settlements in respect of a Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation, to the extent not required to be released to a Mortgagor in accordance with the terms of the related Mortgage Loan Documents.

Confirmation: The trade confirmation letter between the Purchaser and the Company which relates to the Mortgage Loans.

Consumer Information: Information including, but not limited to, all personal information about Mortgagors that is supplied to the Purchaser by or on behalf of the Company.

Co-op Lease: With respect to a Co-op Loan, the lease with respect to a dwelling unit occupied by the Mortgagor and relating to the stock allocated to the related dwelling unit.

Co-op Loan: A Mortgage Loan secured by the pledge of stock allocated to a dwelling unit in a residential cooperative housing corporation and a collateral assignment of the related Co-op Lease.

Current Appraised Value: With respect to any Mortgaged Property, the value thereof as determined by an appraisal made for the Company (by a Qualified Appraiser) at the request of a Mortgagor for the purpose of canceling a Primary Mortgage Insurance Policy in accordance with federal, state and local laws and regulations or otherwise made at the request of the Company or Mortgagor.

Current LTV: The ratio of the Stated Principal Balance of a Mortgage Loan to the Current Appraised Value of the Mortgaged Property.

Custodial Account: Each separate demand account or accounts created and maintained pursuant to Section 4.04 which shall be entitled "Mid America Bank, fsb, in trust for the [Purchaser], Owner of Mortgage Loans" and shall be established in an Eligible Account, in the name of the Person that is the "Purchaser" with respect to the related Mortgage Loans.

Custodian: With respect to any Mortgage Loan, the entity stated on the related Term Sheet, and its successors and assigns, as custodian for the Purchaser.

Cut-off Date: With respect to any Mortgage Loan, the date stated on the related Term Sheet.

Determination Date: The 15th day (or if such 15th day is not a Business Day, the Business Day immediately preceding such 15th day) of the month of the related Remittance Date.

Due Date: With respect to each Mortgage Loan, the day of the month on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace, which is the first day of the month.

Due Period: With respect to any Remittance Date, the period commencing on the second day of the month preceding the month of such Remittance Date and ending on the first day of the month of the Remittance Date.

Electronic Transmission: As defined in Section 11.14.

Eligible Account: An account established and maintained: (i) within FDIC insured accounts created, maintained and monitored by the Company so that all funds deposited therein are fully insured, or (ii) as a trust account with the corporate trust department of a depository institution or trust company organized under the laws of the United States of America or any one of the states thereof or the District of Columbia which is not affiliated with the Company (or any sub-servicer) or (iii) with an entity which is an institution whose deposits are insured by the FDIC, the unsecured and uncollateralized long-term debt obligations of which shall be rated “A2” or higher by Standard & Poor’s and “A” or higher by Fitch, Inc. or one of the two highest short-term ratings by any applicable Rating Agency, and which is either (a) a federal savings association duly organized, validly existing and in good standing under the federal banking laws, (b) an institution duly organized, validly existing and in good standing under the applicable banking laws of any state, (c) a national banking association under the federal banking laws, or (d) a principal subsidiary of a bank holding company, or (iv) if ownership of the Mortgage Loans is evidenced by mortgaged-backed securities, the equivalent required ratings of each Rating Agency, and held such that the rights of the Purchaser and the owner of the Mortgage Loans shall be fully protected against the claims of any creditors of the Company (or any sub-servicer) and of any creditors or depositors of the institution in which such account is maintained or (v) in a separate non-trust account without FDIC or other insurance in an Eligible Institution. In the event that a Custodial Account is established pursuant to clause (iii), (iv) or (v) of the preceding sentence, the Company shall provide the Purchaser with written notice on the Business Day following the date on which the applicable institution fails to meet the applicable ratings requirements.

Eligible Institution: An institution having (i) the highest short-term debt rating, and one of the two highest long-term debt ratings of each Rating Agency; or (ii) with respect to any Custodial Account, an unsecured long-term debt rating of at least one of the two highest unsecured long-term debt ratings of each Rating Agency.

Equity Take-Out Refinanced Mortgage Loan: A Refinanced Mortgage Loan the proceeds of which were in excess of the outstanding principal balance of the existing mortgage loan as defined in the Fannie Mae Guide(s).

Escrow Account: Each separate trust account or accounts created and maintained pursuant to Section 4.06 which shall be entitled "Mid America Bank, fsb, in trust for the [Purchaser], Owner of Mortgage Loans, and various Mortgagors", in the name of the Person that is the "Purchaser" with respect to the related Mortgage Loans.

Escrow Payments: With respect to any Mortgage Loan, the amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage or any other related document.

Event of Default: Any one of the conditions or circumstances enumerated in Section 9.01.

Fannie Mae: The Federal National Mortgage Association, or any successor thereto.

Fannie Mae Guide(s): The Fannie Mae Selling Guide and the Fannie Mae Servicing Guide and all amendments or additions thereto.

FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

FHLMC: The Federal Home Loan Mortgage Corporation, or any successor thereto.

FHLMC Guide: The FHLMC Single Family Seller/Servicer Guide and all amendments or additions thereto.

Fidelity Bond: A fidelity bond to be maintained by the Company pursuant to Section 4.12.

FIRREA: The Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended, from time to time, and in effect.

First Remittance Date: With respect to any Mortgage Loan, the Remittance Date occurring in the month following the month in which the related Closing Date occurs.

GAAP: Generally accepted accounting principles in the United States of America, consistently applied.

HUD: The United States Department of Housing and Urban Development, or any successor thereto.

Index: With respect to any adjustable rate Mortgage Loan, the index identified on the Mortgage Loan Schedule and set forth in the related Mortgage Note for the purpose of calculating the interest rate thereon.

Initial Rate Cap: With respect to each adjustable rate Mortgage Loan, where applicable, the maximum increase or decrease in the Mortgage Interest Rate on the first Adjustment Date.

Insurance Proceeds: With respect to each Mortgage Loan, proceeds of insurance policies insuring the Mortgage Loan or the related Mortgaged Property.

Lender Paid Mortgage Insurance Rate: A rate per annum equal to the percentage shown on the Mortgage Loan Schedule.

Lender Primary Mortgage Insurance Policy: Any Primary Mortgage Insurance Policy for which premiums are paid by the Company.

Lifetime Rate Cap: With respect to each adjustable rate Mortgage Loan, the maximum Mortgage Interest Rate over the term of such Mortgage Loan.

Liquidation Proceeds: The proceeds received in connection with the liquidation of a defaulted Mortgage Loan, whether through the sale or assignment of such Mortgage Loan, trustee's sale, foreclosure sale or otherwise.

Loan-to-Value Ratio or LTV: With respect to any Mortgage Loan, the ratio of the original outstanding principal amount of the Mortgage Loan, to (i) the Appraised Value of the Mortgaged Property with respect to a Refinanced Mortgage Loan, and (ii) the lesser of the Appraised Value of the Mortgaged Property or the Sales Price of the Mortgaged Property with respect to all other Mortgage Loans.

Margin: With respect to each adjustable rate Mortgage Loan, the fixed percentage amount set forth in each related Mortgage Note which is added to the Index in order to determine the related Mortgage Interest Rate, as set forth in the Mortgage Loan Schedule.

Monthly Advance: The aggregate of the advances made by the Company on any Remittance Date pursuant to Section 5.03.

Monthly Payment: The scheduled monthly payment of principal and interest on a Mortgage Loan which is payable by a Mortgagor under the related Mortgage Note.

Mortgage: With respect to each Mortgage Loan, the mortgage, deed of trust or other instrument securing a Mortgage Note which creates a first lien or first priority ownership in an estate in fee simple in real property on the Mortgaged Property.

Mortgage File: The Mortgage Loan Documents pertaining to a particular Mortgage Loan, and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

Mortgage Impairment Insurance Policy: A mortgage impairment or blanket hazard insurance policy as described in Section 4.11.

Mortgage Interest Rate: The annual rate at which interest accrues on any Mortgage Loan, which may be adjusted from time to time for an adjustable rate Mortgage Loan, in accordance with the provisions of the related Mortgage Note.

Mortgage Loan: Each mortgage loan originally sold to the Purchaser and subject to this Agreement being identified on the Mortgage Loan Schedule attached to the related Term Sheet, which Mortgage Loan includes without limitation the Mortgage File, the Monthly Payments, Principal Prepayments, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, REO Disposition Proceeds, and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan, excluding replaced or repurchased Mortgage Loans.

Mortgage Loan Documents: The documents listed in Exhibit A hereto pertaining to any Mortgage Loan.

Mortgage Loan Remittance Rate: With respect to each Mortgage Loan, the annual rate of interest remitted to the Purchaser, which shall be equal to the Mortgage Interest Rate minus the Servicing Fee Rate minus the Lender Paid Mortgage Insurance Rate.

Mortgage Loan Schedule: The schedule of Mortgage Loans annexed to the related Term Sheet, such schedule setting forth the following information with respect to each Mortgage Loan sold pursuant to such Term Sheet:

(1)the Company's Mortgage Loan identifying number;

(2)the Mortgagor's first and last name;

(3)the street address of the Mortgaged Property including the city, state and zip code;

(4)a code indicating whether the Mortgaged Property is owner-occupied, a second home or an investor property;

(5)the type of residential property constituting the Mortgaged Property;

(6)the original months to maturity of the Mortgage Loan;

(7)the remaining months to maturity from the related Cut-off Date, based on the original amortization schedule and, if different, the maturity expressed in the same manner but based on the actual amortization schedule;

(8)the Sales Price, if applicable, Appraised Value and Loan-to-Value Ratio;

(9) the Mortgage Interest Rate as of origination and as of the related Cut-off Date; with respect to each adjustable rate Mortgage Loan, the initial Adjustment Date, the next Adjustment Date immediately following the related Cut-off Date, the Index, the Margin, the Initial Rate Cap, if any, Periodic Rate Cap, if any, minimum Mortgage Interest Rate under the terms of the Mortgage Note and the Lifetime Rate Cap;

(10) the Origination Date of the Mortgage Loan;

(11) the stated maturity date;

(12) the amount of the Monthly Payment at origination;

(13) the amount of the Monthly Payment as of the related Cut-off Date;

(14) the original principal amount of the Mortgage Loan;

(15) the scheduled Stated Principal Balance of the Mortgage Loan as of the close of business on the related Cut-off Date, after deduction of payments of principal due on or before the related Cut-off Date whether or not collected;

(16) a code indicating the purpose of the Mortgage Loan (i.e., purchase, rate and term refinance, Equity Take-Out Refinanced Mortgage Loan);

(17) a code indicating the documentation style (i.e. full, alternative, etc.);

(18) the number of times during the twelve (12) month period preceding the related Closing Date that any Monthly Payment has been received after the month of its scheduled Due Date;

(19) the date on which the first payment is or was due;

(20) a code indicating whether or not the Mortgage Loan is the subject of a Primary Mortgage Insurance Policy and the name of the related insurance carrier;

(21) a code indicating whether or not the Mortgage Loan is currently convertible and the conversion spread;

(22) the last Due Date on which a Monthly Payment was actually applied to the unpaid principal balance of the Mortgage Loan.

(23) product type (i.e. fixed, adjustable, 3/1, 5/1, etc.);

(24) credit score, if applicable;

(25) a code indicating whether or not the Mortgage Loan is the subject of a Lender Primary Mortgage Insurance Policy and the name of the related insurance carrier and the Lender Paid Mortgage Insurance Rate;

(26) a code indicating whether or not the Mortgage Loan has a prepayment penalty and if so, the amount and term thereof;

(27) the Current Appraised Value of the Mortgage Loan and Current LTV, if applicable;

(28) whether such Mortgage Loan is a “Home Loan”, “Covered Home Loan”, “Manufactured Housing” or “Home Improvement Loan” as defined in the New Jersey Home Ownership Security Act of 2002;

(29) whether the Mortgage Loan has a mandatory arbitration clause; and

(30) whether the Mortgage Loan is “interest-only” “negative amortization”.

With respect to the Mortgage Loans in the aggregate, the Mortgage Loan Schedule attached to the related Term Sheet shall set forth the following information, as of the related Cut-off Date:

(1) the number of Mortgage Loans;

(2) the current aggregate outstanding principal balance of the Mortgage Loans;

(3) the weighted average Mortgage Interest Rate of the Mortgage Loans;

(4) the weighted average maturity of the Mortgage Loans; and

(5)  the weighted average months to next Adjustment Date;

Mortgage Note: The original executed note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.

Mortgaged Property: With respect to each Mortgage Loan, the underlying real property securing repayment of the related Mortgage Note, consisting of a single parcel of real estate considered to be real estate under the laws of the state in which such real property is located which may include condominium units and planned unit developments, improved by a residential dwelling; except that with respect to real property located in jurisdictions in which the use of leasehold estates for residential properties is a widely-accepted practice, a leasehold estate of the Mortgage, the term of which is equal to or longer than the term of the Mortgage.

Mortgagor: With respect to each Mortgage Loan, the obligor on the related Mortgage Note.

Nonrecoverable Advance: Any portion of a Monthly Advance or Servicing Advance previously made or proposed to be made by the Company pursuant to this Agreement, that, in the good faith judgment of the Company, will not or, in the case of a proposed advance, would not, be ultimately recoverable by it from the related Mortgagor or the related Liquidation Proceeds, Insurance Proceeds, Condemnation Proceeds or otherwise with respect to the related Mortgage Loan.

Officers' Certificate: A certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President, a Senior Vice President or a Vice President or by the Treasurer or the Secretary or one of the Assistant Treasurers or Assistant Secretaries of the Company, and delivered to the Purchaser as required by this Agreement.

Opinion of Counsel: A written opinion of counsel, who may be an employee of the party on behalf of whom the opinion is being given, reasonably acceptable to the Purchaser.

Origination Date: The date on which a Mortgage Loan funded, which date shall not, in connection with a Refinanced Mortgage Loan, be the date of the funding of the debt being refinanced, but rather the closing of the debt currently outstanding under the terms of the Mortgage Loan Documents.

OTS: Office of Thrift Supervision, or any successor thereto.

Pass-Through Transfer: Any transaction involving either (1) a sale or other transfer of some or all of the Mortgage Loans directly or indirectly to an issuing entity in connection with an issuance of publicly offered or privately placed, rated or unrated mortgage-backed securities or (2) an issuance of publicly offered or privately placed, rated or unrated securities, the payments on which are determined primarily by reference to one or more portfolios of residential mortgage loans consisting, in whole or in part, of some or all of the Mortgage Loans.

Periodic Rate Cap: With respect to each adjustable rate Mortgage Loan, the maximum increase or decrease in the Mortgage Interest Rate on any Adjustment Date, as set forth in the related Mortgage Note and the related Mortgage Loan Schedule.

Permitted Investments: Any one or more of the following obligations or securities:

(i) direct obligations of, and obligations fully guaranteed by the United States of America or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America;

(ii) (a) demand or time deposits, federal funds or bankers' acceptances issued by any depository institu-tion or trust company incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or the short-term deposit rating and/or the long-term unsecured debt obligations or deposits of such depository institution or trust company at the time of such investment or contractual commitment providing for such investment are rated in one of the two highest rating categories by each Rating Agency and (b) any other demand or time deposit or certificate of deposit that is fully insured by the FDIC;

(iii) repurchase obligations with a term not to exceed thirty (30) days and with respect to (a) any security described in clause (i) above and entered into with a depository institution or trust company (acting as principal) described in clause (ii)(a) above;

(iv) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof that are rated in one of the two highest rating categories by each Rating Agency at the time of such in-vestment or contractual commitment providing for such investment; provided, however, that securities issued by any particular corporation will not be Permitted Investments to the extent that investments therein will cause the then outstanding principal amount of secur-ities issued by such corporation and held as Permitted Investments to exceed 10% of the aggregate outstand-ing principal balances of all of the Mortgage Loans and Permitted Investments;

(v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obliga-tions payable on demand or on a specified date not more than one year after the date of issuance there-of) which are rated in one of the two highest rating categories by each Rating Agency at the time of such investment;

(vi) any other demand, money market or time deposit, obligation, security or investment as may be acceptable to each Rating Agency as evidenced in writing by each Rating Agency; and

(vii) any money market funds the collateral of which consists of obligations fully guaranteed by the United States of America or any agency or instru-ment-al-ity of the United States of America the obligations of which are backed by the full faith and credit of the United States of America (which may include repurchase obligations secured by collateral described in clause (i)) and other securities and which money market funds are rated in one of the two highest rating categories by each Rating Agency;

provided, however, that no instrument or security shall be a Permitted Investment if such instrument or security evidences a right to receive only interest payments with respect to the ob-li-ga-tions underlying such instrument or if such security provides for payment of both principal and interest with a yield to matur-ity in excess of 120% of the yield to maturity at par or if such investment or security is purchased at a price greater than par.

Person: Any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

Prepayment Interest Shortfall: With respect to any Remittance Date, for each Mortgage Loan that was the subject of a Principal Prepayment during the related Prepayment Period, an amount equal to the excess of one month’s interest at the applicable Mortgage Loan Remittance Rate on the amount of such Principal Prepayment over the amount of interest (adjusted to the Mortgage Loan Remittance Rate) actually paid by the related Mortgagor with respect to such Prepayment Period.

Prepayment Period: With respect to any Remittance Date, the calendar month preceding the month in which such Remittance Date occurs.

Primary Mortgage Insurance Policy: Each primary policy of mortgage insurance represented to be in effect pursuant to Section 3.02(hh), or any replacement policy therefor obtained by the Company pursuant to Section 4.08.

Prime Rate: The prime rate announced to be in effect from time to time as published as the average rate in the Wall Street Journal (Northeast Edition).

Principal Prepayment: Any payment or other recovery of principal on a Mortgage Loan full or partial which is received in advance of its scheduled Due Date, including any prepayment penalty or premium thereon and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

Purchase Price: As defined in Section 2.02.

Purchaser: EMC Mortgage Corporation, its successors in interest and assigns.

Qualified Appraiser: An appraiser, duly appointed by the Company, who had no interest, direct or indirect in the related Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and such appraiser and the appraisal made by such appraiser both satisfy the requirements of Title XI of FIRREA and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated.

Qualified Insurer: A mortgage insurance company duly authorized and licensed as such under the laws of the states in which the related Mortgaged Property is located and approved as an insurer by Fannie Mae or FHLMC.

Rating Agency: Standard & Poor's, Fitch, Inc. or, in the event that some or all of the ownership of the Mortgage Loans is evidenced by mortgage-backed securities, the nationally recognized rating agencies issuing ratings with respect to such securities, if any.

Reconstituted Mortgage Loans: As defined in Section 11.19.

Reconstitution: As defined in Section 11.18.

Reconstitution Agreement: As defined in Section 11.18.

Reconstitution Date: As defined in Section 11.18.

Refinanced Mortgage Loan: A Mortgage Loan which was made to a Mortgagor who owned the Mortgaged Property prior to the origination of such Mortgage Loan and the proceeds of which were used in whole or part to satisfy an existing mortgage.

REMIC: A "real estate mortgage investment conduit," as such term is defined in Section 860D of the Code.

REMIC Provisions: The provisions of the federal income tax law relating to REMICs, which appear at Sections 860A through 860G of the Code, and the related provisions and regulations promulgated thereunder, as the foregoing may be in effect from time to time.

Remittance Date: The 18th day of any month, beginning with the First Remittance Date, or if such 18th day is not a Business Day, the first Business Day immediately preceding such 18th day.

REO Disposition: The final sale by the Company of any REO Property.

REO Disposition Proceeds: Amounts received by the Company in connection with a related REO Disposition.

REO Property: A Mortgaged Property acquired by the Company on behalf of the Purchaser as described in Section 4.13.

Repurchase Price: With respect to any Mortgage Loan, a price equal to (i) the product of the greater of (x) 100% or (y) the percentage of par as stated in the related Term Sheet; multiplied by the Stated Principal Balance of such Mortgage Loan on the repurchase date, plus (ii) interest on such Stated Principal Balance at the Mortgage Loan Remittance Rate from the last date through which interest has been paid and distributed to the Purchaser to the end of the month of repurchase, plus, (iii) reasonable and necessary third party expenses incurred in connection with the transfer of the Mortgage Loan being repurchased; less amounts received or advanced in respect of such repurchased Mortgage Loan which are being held in the Custodial Account for distribution in the month of repurchase.

SAIF: The Savings Association Insurance Fund, or any successor thereto.

Sales Price: With respect to any Mortgage Loan the proceeds of which were used by the Mortgagor to acquire the related Mortgaged Property, the amount paid by the related Mortgagor for such Mortgaged Property.

Servicing Advances: All customary, reasonable and necessary "out of pocket" costs and expenses (including reasonable attorneys' fees and disbursements) incurred in the performance by the Company of its servicing obligations, including, but not limited to, the cost of (a) the preservation, restoration and protection of the Mortgaged Property, (b) any enforcement, administrative or judicial proceedings, or any legal work or advice specifically related to servicing the Mortgage Loans, including but not limited to, foreclosures, bankruptcies, condemnations, drug seizures, elections, foreclosures by subordinate or superior lienholders, and other legal actions incidental to the servicing of the Mortgage Loans (provided that such expenses are reasonable and that the Company specifies the Mortgage Loan(s) to which such expenses relate and, upon the Purchaser’s request, provides documentation supporting such expense (which documentation would be acceptable to Fannie Mae), and provided further that any such enforcement, administrative or judicial proceeding does not arise out of a breach of any representation, warranty or covenant of the Company hereunder), (c) the management and liquidation of the Mortgaged Property if the Mortgaged Property is acquired in full or partial satisfaction of the Mortgage, (d) taxes, assessments, water rates, sewer rates and other charges which are or may become a lien upon the Mortgaged Property, and Primary Mortgage Insurance Policy premiums and fire and hazard insurance coverage, (e) any expenses reasonably sustained by the Company with respect to the liquidation of the Mortgaged Property in accordance with the terms of this Agreement and (f) compliance with the obligations under Section 4.08.

Servicing Fee: With respect to each Mortgage Loan, the amount of the annual fee the Purchaser shall pay to the Company, which shall, for a period of one full month, be equal to one-twelfth of the product of (a) the Servicing Fee Rate and (b) the unpaid principal balance of such Mortgage Loan. Such fee shall be payable monthly, computed on the basis of the same principal amount and period respecting which any related interest payment on a Mortgage Loan is computed. The obligation of the Purchaser to pay the Servicing Fee is limited to, and the Servicing Fee is payable solely from, the interest portion of such Monthly Payment collected by the Company, or as otherwise provided under Section 4.05(iii) and in accordance with the Fannie Mae Guide(s). Any fee payable to the Company for administrative services related to any REO Property as described in Section 4.13 shall be payable from Liquidation Proceeds of the related REO Property.

Servicing Fee Rate: As set forth in the Term Sheet.

Servicing File: With respect to each Mortgage Loan, the file retained by the Company consisting of originals of all documents in the Mortgage File which are not delivered to the Purchaser and copies of the Mortgage Loan Documents listed in Exhibit A, the originals of which are delivered to the Purchaser or its designee pursuant to Section 2.04.

Servicing Officer: Any officer of the Company involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name appears on a list of servicing officers furnished by the Company to the Purchaser upon request, as such list may from time to time be amended.

Stated Principal Balance: As to each Mortgage Loan as of any date of determination, (i) the principal balance of such Mortgage Loan at the Cut-off Date after giving effect to payments of principal due on or before such date, whether or not received, minus (ii) all amounts previously distributed to the Purchaser with respect to the Mortgage Loan representing payments or recoveries of principal or advances in lieu thereof.

Subservicer: Any subservicer which is subservicing the Mortgage Loans pursuant to a Subservicing Agreement. Any subservicer shall meet the qualifications set forth in Section 4.01.

Subservicing Agreement: An agreement between the Company and a Subservicer, if any, for the servicing of the Mortgage Loans.

Term Sheet: A supplemental agreement in the form attached hereto as Exhibit I which shall be executed and delivered by the Company and the Purchaser to provide for the sale and servicing pursuant to the terms of this Agreement of the Mortgage Loans listed on Schedule I attached thereto, which supplemental agreement shall contain certain specific information relating to such sale of such Mortgage Loans and may contain additional covenants relating to such sale of such Mortgage Loans.

Whole Loan Transfer: As defined in Section 11.18.

ARTICLE II

PURCHASE OF MORTGAGE LOANS; SERVICING OF MORTGAGE LOANS;
RECORD TITLE AND POSSESSION OF MORTGAGE FILES;
BOOKS AND RECORDS; CUSTODIAL AGREEMENT;
DELIVERY OF MORTGAGE LOAN DOCUMENTS

Section 2.01 Agreement to Purchase.

From time to time, the Company agrees to sell and the Purchaser agrees to purchase the Mortgage Loans having an aggregate Stated Principal Balance on the related Cut-off Date set forth in the related Term Sheet in an amount as set forth in the Confirmation, or in such other amount as agreed by the Purchaser and the Company as evidenced by the actual aggregate Stated Principal Balance of the Mortgage Loans accepted by the Purchaser on the related Closing Date, with servicing retained by the Company. The Company shall deliver the related Mortgage Loan Schedule attached to the related Term Sheet for the Mortgage Loans to be purchased on the related Closing Date to the Purchaser at least two (2) Business Days prior to the related Closing Date. The Mortgage Loans shall be sold pursuant to this Agreement, and the related Term Sheet shall be executed and delivered on the related Closing Date.

Section 2.02 Purchase Price.

The “Purchase Price” for each Mortgage Loan shall be the percentage of par as stated in the related Term Sheet, multiplied by the Stated Principal Balance, as of the related Cut-off Date, of the Mortgage Loan listed on the related Mortgage Loan Schedule attached to the related Term Sheet, after application of scheduled payments of principal due on or before the related Cut-off Date whether or not collected.

In addition to the Purchase Price as described above, the Purchaser shall pay to the Company, at closing, accrued interest on the Stated Principal Balance of each Mortgage Loan as of the related Cut-off Date at the Mortgage Loan Remittance Rate of each Mortgage Loan from the related Cut-off Date through the day prior to the related Closing Date, inclusive.

The Purchase Price plus accrued interest as set forth in the preceding paragraph shall be paid on the related Closing Date by wire transfer of immediately available funds.

The Purchaser shall be entitled to (1) all scheduled principal due after the related Cut-off Date, (2) all other recoveries of principal collected on or after the related Cut-off Date (provided, however, that all scheduled payments of principal due on or before the related Cut-off Date and collected by the Company or any successor servicer after the related Cut-off Date shall belong to the Company), and (3) all payments of interest on the Mortgage Loans net of applicable Servicing Fees (minus that portion of any such payment which is allocable to the period prior to the related Cut-off Date). The Stated Principal Balance of each Mortgage Loan as of the related Cut-off Date is determined after application of payments of principal due on or before the related Cut-off Date whether or not collected, together with any unscheduled principal prepayments collected prior to the related Cut-off Date; provided, however, that payments of scheduled principal and interest prepaid for a Due Date beyond the related Cut-off Date shall not be applied to the principal balance as of the related Cut-off Date. Such prepaid amounts (minus the applicable Servicing Fee) shall be the property of the Purchaser. The Company shall deposit any such prepaid amounts into the Custodial Account, which account is established for the benefit of the Purchaser for subsequent remittance by the Company to the Purchaser.

Section 2.03 [Reserved]

Section 2.04 Record Title and Possession of Mortgage Files; Maintenance of Servicing Files.

As of the related Closing Date, the Company sold, transferred, assigned, set over and conveyed to the Purchaser, without recourse, on a servicing retained basis, and the Company hereby acknowledges that the Purchaser has, but subject to the terms of this Agreement and the related Term Sheet, all the right, title and interest of the Company in and to the Mortgage Loans. The Company will deliver the Mortgage Files to the Custodian designated by the Purchaser, on or before the related Closing Date, at the expense of the Company. The Company shall maintain a Servicing File consisting of a copy of the contents of each Mortgage File and the originals of the documents in each Mortgage File not delivered to the Purchaser. The Servicing File shall contain all documents necessary to service the Mortgage Loans. The possession of each Servicing File by the Company is at the will of the Purchaser, for the sole purpose of servicing the related Mortgage Loan, and such retention and possession by the Company is in a custodial capacity only. From the related Closing Date, the ownership of each Mortgage Loan, including the Mortgage Note, the Mortgage, the contents of the related Mortgage File and all rights, benefits, proceeds and obligations arising therefrom or in connection therewith, has been vested in the Purchaser. All rights arising out of the Mortgage Loans including, but not limited to, all funds received on or in connection with the Mortgage Loans and all records or documents with respect to the Mortgage Loans prepared by or which come into the possession of the Company shall be received and held by the Company in trust for the benefit of the Purchaser as the owner of the Mortgage Loans. Any portion of the Mortgage Files retained by the Company shall be appropriately identified in the Company's computer system to clearly reflect the ownership of the Mortgage Loans by the Purchaser. The Company shall release its custody of the contents of the Mortgage Files only in accordance with written instructions of the Purchaser, except when such release is required as incidental to the Company's servicing of the Mortgage Loans or is in connection with a repurchase of any Mortgage Loan or Loans with respect thereto pursuant to this Agreement and the related Term Sheet, such written instructions shall not be required.

Section 2.05  Books and Records.

The sale of each Mortgage Loan shall be reflected on the Company's balance sheet and other financial statements as a sale of assets by the Company. The Company shall be responsible for maintaining, and shall maintain, a complete set of books and records for the Mortgage Loans that shall be appropriately identified in the Company's computer system to clearly reflect the ownership of the Mortgage Loan by the Purchaser. In particular, the Company shall maintain in its possession, available for inspection by the Purchaser, or its designee and shall deliver to the Purchaser upon demand, evidence of compliance with all federal, state and local laws, rules and regulations, and requirements of Fannie Mae or FHLMC, as applicable, including but not limited to documentation as to the method used in determining the applicability of the provisions of the Flood Disaster Protection Act of 1973, as amended, to the Mortgaged Property, documentation evidencing insurance coverage of any condominium project as required by Fannie Mae or FHLMC, and periodic inspection reports as required by Section 4.13. To the extent that original documents are not required for purposes of realization of Liquidation Proceeds or Insurance Proceeds, documents maintained by the Company may be in the form of microfilm or microfiche.

The Company shall maintain with respect to each Mortgage Loan and shall make available for inspection by the Purchaser or its designee the related Servicing File during the time the Purchaser retains ownership of a Mortgage Loan and thereafter in accordance with applicable laws and regulations.

In addition to the foregoing, the Company shall provide to any supervisory agents or examiners that regulate the Purchaser, including but not limited to, the OTS, the FDIC and other similar entities, access, during normal business hours, upon reasonable advance notice to the Company and without cost to the Company or such supervisory agents or examiners, to any documentation regarding the Mortgage Loans that may be required by any applicable regulator.

Section 2.06. Transfer of Mortgage Loans.

The Company shall keep at its servicing office books and records in which, subject to such reasonable regulations as it may prescribe, the Company shall note transfers of Mortgage Loans. No transfer of a Mortgage Loan may be made unless such transfer is in compliance with the terms hereof. For the purposes of this Agreement, the Company shall be under no obligation to deal with any person with respect to this Agreement or any Mortgage Loan unless a notice of the transfer of such Mortgage Loan has been delivered to the Company in accordance with this Section 2.06 and the books and records of the Company show such person as the owner of the Mortgage Loan. The Purchaser may, subject to the terms of this Agreement, sell and transfer one or more of the Mortgage Loans; provided, however, that the transferee will not be deemed to be a Purchaser hereunder binding upon the Company unless such transferee shall agree in writing to be bound by the terms of this Agreement and an original counterpart of the instrument of transfer in an Assignment and Assumption of this Agreement substantially in the form of Exhibit D hereto executed by the transferee shall have been delivered to the Company. The Purchaser also shall advise the Company of the transfer. Upon receipt of notice of the transfer, the Company shall mark its books and records to reflect the ownership of the Mortgage Loans of such assignee, and the previous Purchaser shall be released from its obligations hereunder with respect to the Mortgage Loans sold or transferred.

Section 2.07 Delivery of Mortgage Loan Documents.

The Company shall deliver and release to the Purchaser or its designee the Mortgage Loan Documents in accordance with the terms of this Agreement and the related Term Sheet. The documents enumerated as items (1), (2), (3), (4), (5), (6), (7), (8), (9) and (16) in Exhibit A hereto shall be delivered by the Company to the Purchaser or its designee no later than three (3) Business Days prior to the related Closing Date pursuant to a bailee letter agreement. All other documents in Exhibit A hereto, together with all other documents executed in connection with the Mortgage Loan that the Company may have in its possession, shall be retained by the Company in trust for the Purchaser. If the Company cannot deliver the original recorded Mortgage Loan Documents or the original policy of title insurance, including riders and endorsements thereto, on the related Closing Date, the Company shall, promptly upon receipt thereof and in any case not later than 150 days from the related Closing Date, deliver such original documents, including original recorded documents, to the Purchaser or its designee (unless the Company is delayed in making such delivery by reason of the fact that such documents shall not have been returned by the appropriate recording office). If delivery is not completed within 150 days solely due to delays in making such delivery by reason of the fact that such documents shall not have been returned by the appropriate recording office, the Company shall deliver such document to Purchaser, or its designee, within such time period as specified in a Company's Officer's Certificate. In the event that documents have not been received by the date specified in the Company's Officer's Certificate, a subsequent Company's Officer's Certificate shall be delivered by such date specified in the prior Company's Officer's Certificate, stating a revised date for receipt of documentation. The procedure shall be repeated until the documents have been received and delivered. If delivery is not completed within 270 days solely due to delays in making such delivery by reason of the fact that such documents shall not have been returned by the appropriate recording office, the Company shall continue to use its best efforts to effect delivery as soon as possible thereafter, provided that if such documents are not delivered by the 330th day from the date of the related Closing Date, the Company shall repurchase the related Mortgage Loans at the Repurchase Price in accordance with Section 3.03 hereof unless the Company provides evidence that such non-delivery is solely due to delays by the appropriate recording office.

The Company shall pay all initial recording fees, if any, for the assignments of mortgage and any other fees in connection with the transfer of all original documents to the Purchaser or its designee. The Company shall prepare, in recordable form, all assignments of mortgage necessary to assign the Mortgage Loans to the Purchaser, or its designee. The Company shall be responsible for recording the assignments of mortgage as directed by the Purchaser.

The Company shall provide an original or duplicate original of the title insurance policy to the Purchaser or its designee within ninety (90) days of the receipt of the recorded documents (required for issuance of such policy) from the applicable recording office.

Any review by the Purchaser, or its designee, of the Mortgage Files shall in no way alter or reduce the Company's obligations hereunder.

If the Purchaser or its designee discovers any defect with respect to a Mortgage File, the Purchaser shall, or shall cause its designee to, give written specification of such defect to the Company which may be given in the exception report attached as an exhibit to the related Term Sheet or the certification delivered pursuant to this Section 2.07, or otherwise in writing and the Company shall cure or repurchase such Mortgage Loan in accordance with Section 3.03.

The Company shall forward to the Purchaser, or its designee, original documents evidencing an assumption, modification, consolidation or extension of any Mortgage Loan entered into in accordance with Section 4.01 or 6.01 within thirty (30) days of their execution; provided, however, that the Company shall provide the Purchaser, or its designee, with a certified true copy of any such document submitted for recordation within thirty (30) days of its execution, and shall provide the original of any document submitted for recordation or a copy of such document certified by the appropriate public recording office to be a true and complete copy of the original within 120 days of its submission for recordation.

From time to time, the Company may have a need (other than in connection with a payment in full, which is described more fully in Section 6.02 herein) for Mortgage Loan Documents to be released from the Purchaser, or its designee. The Purchaser shall, or shall cause its designee, upon the written request of the Company in the form attached hereto as Exhibit G, within ten (10) Business Days, deliver to the Company, any requested documentation previously delivered to the Purchaser as part of the Mortgage File, provided that such documentation is promptly returned to the Purchaser, or its designee, when the Company no longer requires possession of the document, and provided that during the time that any such documentation is held by the Company, such possession is in trust for the benefit of the Purchaser.

Section 2.08 Quality Control Procedures.

The Company must have an internal quality control program that verifies, on a regular basis, the existence and accuracy of the legal documents, credit documents, property appraisals, and underwriting decisions. The program must be capable of evaluating and monitoring the overall quality of its loan production and servicing activities. The program is to ensure that the Mortgage Loans are originated and serviced in accordance with prudent mortgage banking practices and accounting principles; guard against dishonest, fraudulent, or negligent acts; and guard against errors and omissions by officers, employees, or other authorized persons.

Section 2.09 Near-term Principal Prepayments; Near Term Payment Defaults.

In the event any Principal Prepayment in full is made by a Mortgagor on or prior to three months (unless such other period is set forth in the related Confirmation and Term Sheet) after the related Closing Date, the Company shall, upon written notice thereof from the Purchaser received by the Company within sixty (60) days of the date of such prepayment in full, remit to the Purchaser an amount equal to the excess, if any, of the Purchase Price Percentage over par multiplied by the amount of such Principal Prepayment in full. Such remittance shall be made by the Company to the Purchaser no later than the seventh Business Day following receipt of such notice of Principal Prepayment by the Purchaser.

In the event either of the first three (3) scheduled Monthly Payments (unless such other number of Monthly Payments is set forth in the related Confirmation or Term Sheet) which are due under any Mortgage Loan after the related Cut-off Date are not made during the month in which such Monthly Payments are due, then not later than seven (7) Business Days after written notice to the Company by the Purchaser (and at the Purchaser’s sole option), the Company, shall repurchase such Mortgage Loan from the Purchaser pursuant to the repurchase provisions contained in Subsection 3.03. However, if the Company provides evidence satisfactory to the Purchaser that the delinquency was due to a servicing set up error, no repurchase shall be required.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF
THE COMPANY; REPURCHASE; REVIEW OF MORTGAGE LOANS

Section 3.01 Representations and Warranties of the Company.

The Company represents, warrants and covenants to the Purchaser that, as of the related Closing Date or as of such date specifically provided herein:

(a) The Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all licenses necessary to carry out its business as now being conducted, and is licensed and qualified to transact business in and is in good standing under the laws of each state in which any Mortgaged Property is located or is otherwise exempt under applicable law from such licensing or qualification or is otherwise not required under applicable law to effect such licensing or qualification and no demand for such licensing or qualification has been made upon the Company by any such state, and in any event the Company is in material compliance with the laws of any such state to the extent necessary to ensure the enforceability of each Mortgage Loan and the servicing of the Mortgage Loans in accordance with the terms of this Agreement;

(b) The Company has adequate power and authority and legal right to hold each Mortgage Loan, to sell each Mortgage Loan and to execute, deliver and perform, and to enter into and consummate all transactions contemplated by this Agreement and the related Term Sheet. The Company has duly authorized the execution, delivery and performance of this Agreement and the related Term Sheet and any agreements contemplated hereby, has duly executed and delivered this Agreement and the related Term Sheet, and any agreements contemplated hereby, and, assuming due authorization, execution and delivery by the Purchaser, this Agreement and the related Term Sheet and each Assignment to the Purchaser and any agreements contemplated hereby, constitutes a legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency or reorganization;
(c) Neither the execution and delivery of this Agreement and the related Term Sheet, nor the origination or purchase of the Mortgage Loans by the Company, the sale of the Mortgage Loans to the Purchaser, the consummation of the transactions contemplated hereby, or the fulfillment of or compliance with the terms and conditions of this Agreement and the related Term Sheet will violate the Company's charter or by-laws or constitute a default under or result in a material breach or acceleration of any material agreement or instrument to which the Company is now a party or by which it is bound, or result in the material violation of any law, rule, regulation, order, judgment or decree to which the Company or its properties are subject, or impair the ability of the Purchaser to enforce its rights under the Mortgage Loans.

(d) There is no action, suit, proceeding or investigation pending or, to the best of the Company’s knowledge, threatened against the Company, or any order or decree outstanding, with respect to the Company which, either in any one instance or in the aggregate, could reasonably be expected to have a material adverse effect on the financial condition of the Company or seeks to prevent the consummation, performance or enforceability of any of the transactions contemplated by this Agreement.

(e) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Company of or compliance by the Company with this Agreement or the related Term Sheet, or the consummation of the transactions contemplated by this Agreement or the related Term Sheet, except for consents, approvals, authorizations and orders which have been obtained;

(f) The consummation of the transactions contemplated by this Agreement or the related Term Sheet is in the ordinary course of business of the Company, and the transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Company pursuant to this Agreement or the related Term Sheet are not subject to bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction;

(g) The origination and servicing practices used by the Company and any prior originator or servicer with respect to each Mortgage Note and Mortgage have been legal and in accordance with applicable laws and regulations and the Mortgage Loan Documents, and in all material respects proper and prudent in the mortgage origination and servicing business. Each Mortgage Loan is being (and has been) serviced in accordance with Accepted Servicing Practices and applicable state and federal laws, including, without limitation, the Federal Truth-In-Lending Act and other consumer protection laws, real estate settlement procedures, usury, equal credit opportunity and disclosure laws. With respect to escrow deposits and payments that the Company, on behalf of an investor, is entitled to collect, all such payments are in the possession of, or under the control of, the Company, and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. All escrow payments have been collected in full compliance with state and federal law and the provisions of the related Mortgage Note and Mortgage. As to any Mortgage Loan that is the subject of an escrow, escrow of funds is not prohibited by applicable law and has been established in an amount sufficient to pay for every escrowed item that remains unpaid and has been assessed but is not yet due and payable. No escrow deposits or other charges or payments due under the Mortgage Note have been capitalized under any Mortgage or the related Mortgage Note;

(h) The Company used no selection procedures that identified the Mortgage Loans as being less desirable or valuable than other comparable mortgage loans in the Company's portfolio at the related Cut-off Date;

(i) The Company will treat the sale of the Mortgage Loans to the Purchaser as a sale for reporting and accounting purposes and, to the extent appropriate, for federal income tax purposes;

(j) The Company is an approved seller/servicer of residential mortgage loans for Fannie Mae, FHLMC and HUD, with such facilities, procedures and personnel necessary for the sound servicing of such mortgage loans. The Company is duly qualified, licensed, registered and otherwise authorized under all applicable federal, state and local laws, and regulations, if applicable, meets the minimum capital requirements set forth by the OTS, and is in good standing to sell mortgage loans to and service mortgage loans for Fannie Mae and FHLMC and no event has occurred which would make the Company unable to comply with eligibility requirements or which would require notification to either Fannie Mae or FHLMC;

(k) The Company does not believe, nor does it have any cause or reason to believe, that it cannot perform each and every covenant contained in this Agreement or the related Term Sheet. The Company is solvent and the sale of the Mortgage Loans will not cause the Company to become insolvent. The sale of the Mortgage Loans is not undertaken with the intent to hinder, delay or defraud any of the Company's creditors;

(l) No statement, tape, diskette, form, report or other document prepared by, or on behalf of, the Company pursuant to this Agreement or the related Term Sheet or in connection with the transactions contemplated hereby, contains or will contain any statement that is or will be inaccurate or misleading in any material respect;

(m) The Company acknowledges and agrees that the Servicing Fee represents reasonable compensation for performing such services and that the entire Servicing Fee shall be treated by the Company, for accounting and tax purposes, as compensation for the servicing and administration of the Mortgage Loans pursuant to this Agreement. In the opinion of the Company, the consideration received by the Company upon the sale of the Mortgage Loans to the Purchaser under this Agreement and the related Term Sheet constitutes fair consideration for the Mortgage Loans under current market conditions.

(n) The Company has delivered to the Purchaser financial statements of its parent, for its last two complete fiscal years as requested. All such financial information fairly presents the pertinent results of operations and financial position for the period identified and has been prepared in accordance with GAAP throughout the periods involved, except as set forth in the notes thereto. There has been no change in the business, operations, financial condition, properties or assets of the Company since the date of the Company’s financial information that would have a material adverse effect on its ability to perform its obligations under this Agreement; and

(o) The Company has not dealt with any broker, investment banker, agent or other person that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans.

Section 3.02 Representations and Warranties as to Individual Mortgage Loans.

The Company hereby represents and warrants to the Purchaser, as to each Mortgage Loan, as of the related Closing Date as follows:

   (a) The information set forth in the Mortgage Loan Schedule attached to the related Term Sheet is true, complete and correct in all material respects as of the related Cut-Off Date;

(b) The Mortgage is a valid, existing and enforceable first lien or a first priority ownership interest in an estate in fee simple in real property on the Mortgaged Property securing the related Mortgage Note subject to principles of equity, bankruptcy, insolvency and other laws of general application affecting the rights of creditors;

(c) All payments due prior to the related Cut-off Date for such Mortgage Loan have been made; there are no material defaults under the terms of the Mortgage Loan; the Company has not advanced its own funds, or induced, solicited or knowingly received any advance of funds from a party other than the owner of the related Mortgaged Property, directly or indirectly, for the payment of any amount required by the Mortgage Loan. All of the Mortgage Loans will have an actual interest paid to date of their related Cut-off Date (or later) and will be due for the scheduled monthly payment next succeeding the Cut-off Date (or later), as evidenced by a posting to the Company's servicing collection system. No payment under any Mortgage Loan is delinquent nor has any scheduled payment been delinquent at any time during the twelve (12) months prior to the month of the related Closing Date. For purposes of this paragraph, a Mortgage Loan will be deemed delinquent if any payment due thereunder was not paid by the Mortgagor in the month such payment was due;

(d) There are no defaults by the Company in complying with the terms of the Mortgage, and all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or escrow funds have been established in an amount sufficient to pay for every such escrowed item which remains unpaid and which has been assessed but is not yet due and payable;

(e) The terms of the Mortgage Note and the Mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments which have been recorded to the extent any such recordation is required by law, or, necessary to protect the interest of the Purchaser. No instrument of waiver, alteration or modification has been executed except in connection with a modification agreement and which modification agreement is part of the Mortgage File and the terms of which are reflected in the related Mortgage Loan Schedule, and no Mortgagor has been released, in whole or in part, from the terms thereof except in connection with an assumption agreement and which assumption agreement is part of the Mortgage File and the terms of which are reflected in the related Mortgage Loan Schedule; the substance of any such waiver, alteration or modification has been approved by the issuer of any related Primary Mortgage Insurance Policy, Lender Primary Mortgage Insurance Policy and title insurance policy, to the extent required by the related policies;

(f) The Mortgage Note and the Mortgage are not subject to any right of rescission, set-off, counterclaim or defense, including, without limitation, the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render the Mortgage Note or Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

(g) All buildings or other customarily insured improvements upon the Mortgaged Property are insured by a Qualified Insurer, against loss by fire, hazards of extended coverage and such other hazards as are provided for in the Fannie Mae or FHLMC Guide, as well as all additional requirements set forth in Section 4.10 of this Agreement. All such insurance policies are in full force and effect and contain a standard mortgagee clause naming the Company and its successors in interest and assigns as loss payee and such clause is still in effect and all premiums due thereon have been paid. If required by the Flood Disaster Protection Act of 1973, as amended, the Mortgage Loan is covered by a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration which policy conforms to Fannie Mae or FHLMC requirements, as well as all additional requirements set forth in Section 4.10 of this Agreement. Such policy was issued by a Qualified Insurer. The Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor's cost and expense, and on the Mortgagor's failure to do so, authorizes the holder of the Mortgage to maintain such insurance at the Mortgagor's cost and expense and to seek reimbursement therefor from the Mortgagor. Neither the Company (nor any prior originator or servicer of any of the Mortgage Loans) nor any Mortgagor has engaged in any act or omission which has impaired or would impair the coverage of any such policy, the benefits of the endorsement provided for therein, or the validity and binding effect of either;

(h) Each Mortgage Loan complies with, and the Company has complied with, applicable local, state and federal laws, regulations and other requirements including, without limitation, usury, equal credit opportunity, real estate settlement procedures, the Federal Truth-In-Lending Act, disclosure laws and all applicable predatory and abusive lending laws and consummation of the transactions contemplated hereby, including without limitation, the receipt of interest by the owner of such Mortgage Loan, will not involve the violation of any such laws, rules or regulations. None of the Mortgage Loans are (a) Mortgage Loans subject to 12 CFR Part 226.31, 12 CFR Part 226.32 or 226.34 of Regulation Z, the regulation implementing TILA, which implements the Home Ownership and Equity Protection Act of 1994, as amended, or (b) except as may be provided in subparagraph (c) below, classified and/or defined, as a “high cost”, “threshold”, “predatory” “high risk home loan” or “covered” loan (or a similarly classified loan using different terminology under a law imposing additional legal liability for mortgage loans having high interest rates, points and or/fees) under any other applicable state, federal or local law including, but not limited to, the States of Georgia, New York, North Carolina, Arkansas, Kentucky or New Mexico, (c) Mortgage Loans subject to the New Jersey Home Ownership Security Act of 2002 (the “Act”), unless such Mortgage Loan is a (1) “Home Loan” as defined in the Act that is a first lien Mortgage Loan, which is not a “High Cost Home Loan” as defined in the Act or (2) “Covered Home Loan” as defined in the Act that is a first lien purchase money Mortgage Loan, which is not a High Cost Home Loan under the Act, or (d) secured by Mortgaged Property in the Commonwealth of Massachusetts with a loan application date on or after November 7, 2004 that refinances a mortgage loan that is less than sixty (60) months old, unless such Mortgage Loan (1) is on an investment property, (ii) meets the requirements set forth in the Code of Massachusetts Regulation (“CMR”), 209 CMR 53.04(1)(b), or (iii) meets the requirements set forth in the 209 CMR 53.04(1)(c). In addition to and notwithstanding anything to the contrary herein, no Mortgage Loan for which the Mortgaged Property is located in New Jersey is a Home Loan as defined in the Act that was made, arranged, or assigned by a person selling either a manufactured home or home improvements to the Mortgaged Property or was made by an originator to whom the Mortgagor was referred by any such seller. The Company shall maintain in its possession, available for the Purchaser’s inspection, as appropriate, and shall deliver to the Purchaser or its designee upon demand, evidence of compliance with all such requirements;

(i) The Mortgage has not been satisfied, canceled or subordinated, in whole or in part, or rescinded, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission. The Company has not waived the performance by the Mortgagor of any action, if the Mortgagor’s failure to perform such action would cause the Mortgage Loan to be in default, nor has the Company waived any default resulting from any action or inaction by the Mortgagor;

(j) The Mortgage is a valid, existing, enforceable and perfected first lien on the Mortgaged Property, including all improvements securing the Mortgage Note's original principal balance subject to principles of equity, bankruptcy, insolvency and other laws of general application affecting the rights of creditors. The Mortgage and the Mortgage Note do not contain any evidence of any other security interest or other interest or right thereto. Such lien is free and clear of all adverse claims, liens and encumbrances having priority over the first lien of the Mortgage subject only to (1) the lien of non-delinquent current real property taxes and assessments not yet due and payable, (2) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording which are acceptable to mortgage lending institutions generally and either (A) which are referred to in the lender’s title insurance policy delivered to the originator or otherwise considered in the appraisal made for the originator of the Mortgage Loan, or (B) which do not adversely affect the residential use or Appraised Value of the Mortgaged Property as set forth in such appraisal, and (3) other matters to which like properties are commonly subject which do not, individually or in the aggregate, materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property. Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, existing, enforceable and perfected first lien and first priority security interest on the property described therein, and the Company has the full right to sell and assign the same to the Purchaser;

(k) The Mortgage Note and the related Mortgage are original and genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms subject to principles of equity, bankruptcy, insolvency and other laws of general application affecting the rights of creditors, and the Company has taken all action necessary to transfer such rights of enforceability to the Purchaser (as applicable). All parties to the Mortgage Note and the Mortgage had the legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note and the Mortgage. The Mortgage Loan Documents are on forms acceptable to Fannie Mae and FHLMC. The Mortgage Note and the Mortgage have been duly and properly executed by such parties. No fraud, error, omission, misrepresentation, negligence or similar occurrence with respect to a Mortgage Loan has taken place on the part of the Company or the Mortgagor, or on the part of any other party involved in the origination or servicing of the Mortgage Loan. The proceeds of the Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder, and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage;

(l) The Company is the sole owner and holder of the Mortgage Loan and the indebtedness evidenced by the Mortgage Note, and had full right to transfer and sell the Mortgage Loan to the Purchaser free and clear of any encumbrance, equity, participation interests, lien, pledge, charge, claim or security interest. Upon the sale of the Mortgage Loan to the Purchaser, the Company will retain the Mortgage File or any part thereof with respect thereto not delivered to the Purchaser or the Purchaser’s designee in trust only for the purpose of servicing and supervising the servicing of the Mortgage Loan. Immediately prior to the transfer and assignment to the Purchaser, the Mortgage Loan, including the Mortgage Note and the Mortgage, were not subject to an assignment, sale or pledge to any person other than the Purchaser, and the Company had good and marketable title to and was the sole owner thereof. Following the sale of the Mortgage Loan, the Purchaser will own such Mortgage Loan free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest. The Company intends to relinquish all rights to possess, control and monitor the Mortgage Loan, except for purposes of servicing the Mortgage Loan as set forth in this Agreement. After the related Closing Date, the Company will not have any right to modify or alter the terms of the sale of the Mortgage Loan and the Company will not have any obligation or right to repurchase the Mortgage Loan or substitute another Mortgage Loan, except as provided in this Agreement, or as otherwise agreed to by the Company and the Purchaser;

(m) Each Mortgage Loan is covered by an ALTA lender's title insurance policy or other generally acceptable form of policy or insurance acceptable to Fannie Mae or FHLMC (including adjustable rate endorsements), issued by a title insurer acceptable to Fannie Mae or FHLMC and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring (subject to the exceptions contained in (j)(1), (2) and (3) above) the Company, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan and, with respect to adjustable rate Mortgage Loans, against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment in the Mortgage Interest Rate and Monthly Payment. Where required by state law or regulation, the Mortgagor has been given the opportunity to choose the carrier of the required mortgage title insurance. The Company, its successors and assigns, is the sole insured of such lender's title insurance policy, such title insurance policy has been duly and validly endorsed to the Purchaser (to the extent necessary) or the assignment to the Purchaser of the Company's interest therein does not require the consent of or notification to the insurer and such lender's title insurance policy is in full force and effect and will be in full force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such lender's title insurance policy, and no prior holder or servicer of the related Mortgage, including the Company, nor any Mortgagor, has done, by act or omission, anything which would impair the coverage of such lender's title insurance policy;

(n) There is no default, breach, violation or event of acceleration existing under the Mortgage or the related Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration; and neither the Company, nor any prior mortgagee, has waived any default, breach, violation or event of acceleration;

(o) There are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such liens) affecting the related Mortgaged Property which are or may be liens prior to or equal to the lien of the related Mortgage;

(p) All improvements subject to the Mortgage which were considered in determining the appraised value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of the Mortgaged Property (and wholly within the project with respect to a condominium unit) and no improvements on adjoining properties encroach upon the Mortgaged Property except those which are insured against by the title insurance policy referred to in clause (m) above and all improvements on the property comply with all applicable zoning and subdivision laws and ordinances;

(q) Each Mortgage Loan was originated by or for the Company pursuant to, and conforms with, the Company’s underwriting guidelines attached as Exhibit H hereto. The Mortgage Loan bears interest at an adjustable rate (if applicable) as set forth in the related Mortgage Loan Schedule, and Monthly Payments under the Mortgage Note are due and payable on the first day of each month. The Mortgage contains the usual and enforceable provisions of the Company at the time of origination for the acceleration of the payment of the unpaid principal amount of the Mortgage Loan if the related Mortgaged Property is sold without the prior consent of the mortgagee thereunder;

(r) The Mortgaged Property is not subject to any material damage. At origination of the Mortgage Loan there was not, since origination of the Mortgage Loan there has not been, and there currently is no proceeding pending for the total or partial condemnation of the Mortgaged Property. The Company has not received notification that any such proceedings are scheduled to commence at a future date;

(s) The related Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (1) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (2) otherwise by judicial foreclosure. There is no homestead or other exemption available to the Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage;

(t) If the Mortgage constitutes a deed of trust, a trustee, authorized and duly qualified if required under applicable law to act as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses, except as may be required by local law, are or will become payable by the Purchaser to the trustee under the deed of trust, except in connection with a trustee's sale or attempted sale after default by the Mortgagor;

(u) The Mortgage File contains an appraisal of the related Mortgaged Property signed prior to the final approval of the mortgage loan application by a Qualified Appraiser, approved by the Company, who had no interest, direct or indirect, in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and the appraisal and appraiser both satisfy the requirements of Fannie Mae or FHLMC and Title XI of the FIRREA and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated. The appraisal is in a form acceptable to Fannie Mae or FHLMC;

(v) All parties which have had any interest in the Mortgage, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (A) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (B) (1) organized under the laws of such state, or (2) qualified to do business in such state, or (3) federal savings and loan associations or national banks or a Federal Home Loan Bank or savings bank having principal offices in such state, or (4) not doing business in such state;

(w) The related Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to above and such collateral does not serve as security for any other obligation;

(x) The Mortgagor has received and has executed, where applicable, all disclosure materials required by applicable law with respect to the making of such mortgage loans;

(y) The Mortgage Loan does not contain balloon or "graduated payment" features and no Mortgage Loan is subject to a buydown agreement or contains any buydown provision;

(z) The Mortgagor is not in bankruptcy and, the Mortgagor is not insolvent and the Company has no knowledge of any circumstances or conditions with respect to the Mortgage, the Mortgaged Property, the Mortgagor or the Mortgagor's credit standing that could reasonably be expected to cause investors to regard the Mortgage Loan as an unacceptable investment, cause the Mortgage Loan to become delinquent, or materially adversely affect the value or marketability of the Mortgage Loan;

(aa) Each Mortgage Loan bears interest based upon a thirty (30) day month and a three hundred and sixty (360) day year. The Mortgage Loans have an original term to maturity of not more than forty (40) years, with interest payable in arrears on the first day of each month. As to each adjustable rate Mortgage Loan, on each applicable Adjustment Date, the Mortgage Interest Rate will be adjusted to equal the sum of the Index, plus the applicable Margin; provided, that the Mortgage Interest Rate, on each applicable Adjustment Date, will not increase by more than the Initial Rate Cap or Periodic Rate Cap, as applicable. Over the term of each adjustable rate Mortgage Loan, the Mortgage Interest Rate will not exceed such Mortgage Loan's Lifetime Rate Cap. Unless indicated on the related Mortgage Loan Schedule, none of the Mortgage Loans are “interest-only” Mortgage Loans or “negative amortization” Mortgage Loans. With respect to each adjustable rate Mortgage Loan, each Mort-gage Note requires a monthly payment which is suffi-cient (a) during the period prior to the first adjust-ment to the Mortgage Interest Rate, to fully amortize the original principal balance over the original term thereof and to pay interest at the related Mortgage Interest Rate, and (b) during the period following each Adjust-ment Date, to fully amortize the outstanding principal balance as of the first day of such period over the then remaining term of such Mortgage Note and to pay interest at the related Mortgage Interest Rate. With respect to each adjustable rate Mortgage Loan, the Mortgage Note provides that when the Mortgage Interest Rate changes on an Adjustment Date, the then outstanding principal balance will be reamortized over the remaining life of the Mortgage Loan. Unless indicated on the related Mortgage Loan Schedule, no Mortgage Loan contains terms or provi-sions which would result in negative amortization. None of the Mortgage Loans contain a conversion feature which would cause the Mortgage Interest Rate to convert to a fixed interest rate. None of the Mortgage Loans are considered agricultural loans;

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(hh) In the event the Mortgage Loan had an LTV at origination greater than 80.00%, the excess of the principal balance of the Mortgage Loan over 75.0% of the Appraised Value of the Mortgaged Property with respect to a Refinanced Mortgage Loan, or the lesser of the Appraised Value or the Sales Price of the Mortgaged Property with respect to a purchase money Mortgage Loan was insured as to payment defaults by a Primary Mortgage Insurance Policy issued by a Qualified Insurer. Any Mortgage Loan subject to a Lender Primary Mortgage Insurance Policy or a Primary Mortgage Insurance Policy that is also subject to the Company’s captive reinsurance agreement with the applicable insurer shall remain subject to such captive reinsurance agreement between the Company and the applicable insurer, provided that such insurer is a Qualified Insurer. Unless otherwise indicated on the related Mortgage Loan Schedule, no Mortgage Loan has an LTV over 95%. All provisions of such Primary Mortgage Insurance Policy have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid. No Mortgage Loan requires payment of such premiums, in whole or in part, by the Purchaser. No action, inaction, or event has occurred and no state of facts exists that has, or will result in the exclusion from, denial of, or defense to coverage. Any Mortgage Loan subject to a Primary Mortgage Insurance Policy obligates the Mortgagor thereunder to maintain the Primary Mortgage Insurance Policy, subject to state and federal law, and to pay all premiums and charges in connection therewith. No action has been taken or failed to be taken, on or prior to the Closing Date which has resulted or will result in an exclusion from, denial of, or defense to coverage under any Primary Mortgage Insurance Policy (including, without limitation, any exclusions, denials or defenses which would limit or reduce the availability of the timely payment of the full amount of the loss otherwise due thereunder to the insured) whether arising out of actions, representations, errors, omissions, negligence, or fraud of the Company or the Mortgagor, or for any other reason under such coverage. The Mortgage Interest Rate for the Mortgage Loan as set forth on the related Mortgage Loan Schedule is net of any such insurance premium. Unless otherwise indicated on the related Mortgage Loan Schedule, none of the Mortgage Loans are subject to “lender-paid” mortgage insurance. Any Mortgage Loan subject to a Lender Primary Mortgage Insurance Policy obligates the Company to maintain the Lender Primary Mortgage Insurance Policy and to pay all premiums and charges in connection therewith;

(ii) The Assignment is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located;

(jj) None of the Mortgage Loans are secured by an interest in a leasehold estate. The Mortgaged Property is located in the state identified in the related Mortgage Loan Schedule and consists of a single parcel of real property with a detached single family residence erected thereon, or a townhouse, or a two-to four-family dwelling, or an individual condominium unit in a condominium project, or an individual unit in a planned unit development or a de minimis planned unit development; provided, however, that no residence or dwelling is a single parcel of real property with a manufactured home not affixed to a permanent foundation, or a mobile home. Any condominium unit or planned unit development conforms with the Company’s underwriting guidelines. As of the Origination Date, no portion of any Mortgaged Property was used for commercial purposes, and since the Origination Date, no portion of any Mortgaged Property has been, or currently is, used for commercial purposes;

(kk) Payments on the Mortgage Loan commenced no more than sixty (60) days after the funds were disbursed in connection with the Mortgage Loan. Each of the Mortgage Loans will amortize fully by the stated maturity date;

(ll) The Mortgage Property was lawfully occupied under applicable law, and all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

(mm) There is no pending action or proceeding directly involving the Mortgaged Property in which compliance with any environmental law, rule or regulation is an issue; there is no violation of any environmental law, rule or regulation with respect to the Mortgaged Property; and the Company has not received any notice of any environmental hazard on the Mortgaged Property and nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation constituting a prerequisite to use and enjoyment of said property;

(nn) The Mortgagor has not notified the Company, and the Company has no knowledge of any relief requested or allowed to the Mortgagor under the Servicemembers Civil Relief Act of 2004;

(oo) No Mortgage Loan is a construction or rehabilitation Mortgage Loan or was made to facilitate the trade-in or exchange of a Mortgaged Property;

(pp) The Mortgagor for each Mortgage Loan is a natural person;

(qq) None of the Mortgage Loans are Co-op Loans;

(rr)  With respect to each Mortgage Loan that has a prepayment penalty feature, each such prepayment penalty is enforceable and will be enforced by the Company and each prepayment penalty is permitted pursuant to federal, state and local law. No Mortgage Loan will impose a prepayment penalty for a term in excess of five years from the date such Mortgage Loan was originated. Except as otherwise set forth on the Mortgage Loan Schedule, with respect to each Mortgage Loan that contains a prepayment penalty, such prepayment penalty is at least equal to the lesser of (A) the maximum amount permitted under applicable law and (B) six months interest at the related Mortgage Interest Rate on the amount prepaid in excess of 20% of the original principal balance of such Mortgage Loan;

(ss)  With respect to each Mortgage Loan either (i) the fair market value of the Mortgaged Property securing such Mortgage Loan was at least equal to 80 percent of the original principal balance of such Mortgage Loan at the time such Mortgage Loan was originated or (ii) (a) the Mortgage Loan is only secured by the Mortgage Property and (b) substantially all of the proceeds of such Mortgage Loan were used to acquire or to improve or protect the Mortgage Property. For the purposes of the preceding sentence, if the Mortgage Loan has been significantly modified other than as a result of a default or a reasonable foreseeable default, the modified Mortgage Loan will be viewed as having been originated on the date of the modification;

(tt) The Mortgage Loan was originated by a mortgagee approved by the Secretary of HUD pursuant to Sections 203 and 211 of the National Housing Act, a savings and loan association, a savings bank, a commercial bank, credit union, insurance company or similar institution which is supervised and examined by a federal or state authority;

(uu) None of the Mortgage Loans are simple interest Mortgage Loans and none of the Mortgaged Properties are timeshares;

(vv) All of the terms of the Mortgage pertaining to interest rate adjustments, payment adjustments and adjustments of the outstanding principal balance are enforceable, all such adjustments have been properly made, including the mailing of required notices, and such adjustments do not and will not affect the priority of the Mortgage lien. With respect to each Mortgage Loan which has passed its initial Adjustment Date, the Company has performed an audit of the Mortgage Loan to determine whether all interest rate adjustments have been made in accordance with the terms of the Mortgage Note and Mortgage;

(ww) Each Mortgage Note, each Mortgage, each Assignment and any other documents required pursuant to this Agreement to be delivered to the Purchaser or its designee, or its assignee for each Mortgage Loan, have been, on or before the related Closing Date, delivered to the Purchaser or its designee, or its assignee;

(xx) There is no Mortgage Loan that was originated on or after October 1, 2002 and before March 7, 2003, which is secured by property located in the State of Georgia;

(yy) No proceeds from any Mortgage Loan were used to finance single-premium credit insurance policies;

(zz) No Mortgagor was encouraged or required to select a Mortgage Loan product offered by the Mortgage Loan’s originator which is a higher cost product designed for less creditworthy Mortgagors, unless at the time of the Mortgage Loan’s origination, such Mortgagor did not qualify taking into account credit history and debt-to-income ratios for a lower-cost credit product then offered by the Mortgage Loan’s originator or any affiliate of the Mortgage Loan’s originator. If, at the time of loan application, the Mortgagor may have qualified for a lower-cost credit product then offered by any mortgage lending affiliate of the Mortgage Loan’s originator, the Mortgage Loan’s originator referred the Mortgagor’s application to such affiliate for underwriting consideration;

(aaa) The methodology used in underwriting the extension of credit for each Mortgage Loan employs objective mathematical principles which relate the Mortgagor’s income, assets and liabilities (except for any Mortgage Loan which does not require statement of income or assets) to the proposed payment and such underwriting methodology does not rely on the extent of the Mortgagor’s equity in the collateral as the principal determining factor in approving such credit extension. Such underwriting methodology confirmed that at the time of origination (application/approval) the Mortgagor had a reasonable ability to make timely payments on the Mortgage Loan;

(bbb) With respect to any Mortgage Loan that contains a provision permitting imposition of a premium upon a prepayment prior to maturity: (i) prior to the loan’s origination, the Mortgagor agreed to such premium in exchange for a monetary benefit, including but not limited to a rate or fee reduction, (ii) prior to the loan’s origination, the Mortgagor was offered the option of obtaining a mortgage loan that did not require payment of such a premium, (iii) the prepayment premium is disclosed to the Mortgagor in the loan documents pursuant to applicable state and federal law, and (iv) notwithstanding any state or federal law to the contrary, the Company shall not impose such prepayment premium in any instance when the Mortgage is accelerated as the result of the Mortgagor’s default in making the loan payments;

(ccc) No Mortgagor was required to purchase any credit life, disability, accident or health insurance product as a condition of obtaining the extension of credit. No Mortgagor obtained a prepaid single-premium credit life, disability, accident or health insurance policy in connection with the origination of the Mortgage Loan;

(ddd) The Company will transmit full-file credit reporting data for each Mortgage Loan pursuant to the Fannie Mae Selling Guide and that for each Mortgage Loan, the Company agrees it shall report one of the following statuses each month as follows: new origination, current, delinquent (30-, 60-, 90-days, etc.), foreclosed, or charged-off;

(eee) With respect to any Mortgage Loan originated on or after August 1, 2004, neither the related Mortgage nor the related Mortgage Note requires the Mortgagor to submit to arbitration to resolve any dispute arising out of or relating in any way to the Mortgage Loan;

(fff) No Mortgage Loan is secured by Mortgaged Property in the Commonwealth of Massachusetts with a loan application date on or after November 7, 2004 that refinances a mortgage loan that is less than sixty (60) months old, unless such Mortgage Loan (1) is on an investment property, (ii) meets the requirements set forth in the Code of Massachusetts Regulation (“CMR”), 209 CMR 53.04(1)(b), or (iii) meets the requirements set forth in the 209 CMR 53.04(1)(c);

(ggg)  For any Mortgage Loan with Mortgaged Property located in Texas which is a second lien and the interest rate is in excess of 10% where terms of the Mortgage Note contain a provision for which the Mortgagor may be entitled to prepaid interest upon payoff, no Mortgagor paid any administrative fees, points, or loan origination fees which would actually result in any prepaid interest being due the Mortgagor under the terms of the Mortgage Note; and

(hhh)   The Company has complied with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 (collectively, the Anti-Money Laundering Laws").  The Company has established an anti-money laundering compliance program as required by the Anti-Money Laundering Laws and has conducted the requisite due diligence in connection with the origination of each Mortgage Loan for the purposes of the Anti-Money Laundering Laws.  The Company further represents that it takes reasonable efforts to determine whether any Mortgagor appears on any list of blocked or prohibited parties designated by the U.S. Department of Treasury.

Section 3.03 Repurchase; Substitution.

It is understood and agreed that the representations and warranties set forth in Sections 3.01 and 3.02 shall survive the sale of the Mortgage Loans and delivery of the Mortgage Loan Documents to the Purchaser, or its designee, and shall inure to the benefit of the Purchaser, notwithstanding any restrictive or qualified endorsement on any Mortgage Note or Assignment or the examination, or lack of examination, of any Mortgage File. Upon discovery by either the Company or the Purchaser of a breach of any of the foregoing representations and warranties which materially and adversely affects the value of the Mortgage Loans or the interest of the Purchaser in any Mortgage Loan, the party discovering such breach shall give prompt written notice to the other. The Company shall have a period of sixty (60) days from the earlier of its discovery or its receipt of notice of any such breach within which to correct or cure such breach. The Company hereby covenants and agrees that if any such breach is not corrected or cured within such sixty day period, the Company shall, at the Purchaser's option and not later than ninety (90) days of its discovery or its receipt of notice of such breach, repurchase such Mortgage Loan at the Repurchase Price or, with the Purchaser's prior consent and at Purchaser’s sole option, substitute a Mortgage Loan as provided below. In the event that any such breach shall involve any representation or warranty set forth in Section 3.01, and such breach is not cured within sixty (60) days of the earlier of either discovery by or notice to the Company of such breach, all Mortgage Loans shall, at the option of the Purchaser, be repurchased by the Company at the Repurchase Price. Any such repurchase shall be accomplished by wire transfer of immediately available funds to Purchaser in the amount of the Repurchase Price.

If the Company is required to repurchase any Mortgage Loan pursuant to this Section 3.03, the Company may, with the Purchaser's prior consent and at the Purchaser’s sole option, within ninety (90) days from the related Closing Date, remove such defective Mortgage Loan from the terms of this Agreement and substitute another mortgage loan for such defective Mortgage Loan, in lieu of repurchasing such defective Mortgage Loan. Any substitute Mortgage Loan is subject to the Purchaser acceptability. Any substituted Loans will comply with the representations and warranties set forth in this Agreement as of the substitution date.

The Company shall amend the related Mortgage Loan Schedule to reflect the withdrawal of the removed Mortgage Loan from this Agreement and the substitution of such substitute Mortgage Loan therefor. Upon such amendment, the Purchaser shall review the Mortgage File delivered to it relating to the substitute Mortgage Loan. In the event of such a substitution, accrued interest on the substitute Mortgage Loan for the month in which the substitution occurs and any Principal Prepayments made thereon during such month shall be the property of the Purchaser and accrued interest for such month on the Mortgage Loan for which the substitution is made and any Principal Prepayments made thereon during such month shall be the property of the Company. The principal payment on a substitute Mortgage Loan due on the Due Date in the month of substitution shall be the property of the Company and the principal payment on the Mortgage Loan for which the substitution is made due on such date shall be the property of the Purchaser.

For any month in which the Company is permitted to substitute one or more substitute Mortgage Loans, the Company will determine the amount (if any) by which the aggregate Stated Principal Balance (after application of the principal portion of all scheduled payments due in the month of substitution) of all the substitute Mortgage Loans in the month of substitution is less then the aggregate Stated Principal Balance (after application of the principal portion of the scheduled payment due in the month of substitution) of the such replaced Mortgage Loan. An amount equal to the aggregate of such deficiencies described in the preceding sentence for any Remittance Date shall be deposited into the Custodial Account by the Company on the related Determination Date in the month following the calendar month during which the substitution occurred.

It is understood and agreed that the obligation of the Company set forth in this Section 3.03 to cure, repurchase or substitute for a defective Mortgage Loan, and to indemnify the Purchaser pursuant to Section 8.01, constitute the sole remedies of the Purchaser respecting a breach of the foregoing representations and warranties. If the Company fails to repurchase or substitute for a defective Mortgage Loan in accordance with this Section 3.03, or fails to cure a defective Mortgage Loan to the Purchaser's reasonable satisfaction in accordance with this Section 3.03, or to indemnify the Purchaser pursuant to Section 8.01, that failure shall be an Event of Default and the Purchaser shall be entitled to pursue all remedies available in this Agreement as a result thereof. No provision of this paragraph shall affect the rights of the Purchaser to terminate this Agreement for cause, as set forth in Sections 10.01 and 11.01.

Any cause of action against the Company relating to or arising out of the breach of any representations and warranties made in Sections 3.01 and 3.02 shall accrue as to any Mortgage Loan upon (i) the earlier of discovery of such breach by the Company or notice thereof by the Purchaser to the Company, (ii) failure by the Company to cure such breach or repurchase such Mortgage Loan as specified above, and (iii) demand upon the Company by the Purchaser for compliance with this Agreement.

In the event that any Mortgage Loan is held by a REMIC, notwithstanding any contrary provision of this Agreement, with respect to any Mortgage Loan that is not in default or as to which no default is imminent, no substitution pursuant to Subsection 3.03 shall be made after the applicable REMIC's "start up day" (as defined in Section 860G(a) (9) of the Code), unless the Company has obtained an Opinion of Counsel to the effect that such substitution will not (i) result in the imposition of taxes on "prohibited transactions" of such REMIC (as defined in Section 860F of the Code) or otherwise subject the REMIC to tax, or (ii) cause the REMIC to fail to qualify as a REMIC at any time.

Section 3.04 Representations and Warranties of the Purchaser.

The Purchaser represents, warrants and covenants to the Company that, as of the related Closing Date or as of such date specifically provided herein:

(a)  The Purchaser is a corporation, dully organized validly existing and in good standing under the laws of the State of Delaware and is qualified to transact business in, is in good standing under the laws of, and possesses all licenses necessary for the conduct of its business in, each state in which any Mortgaged Property is located or is otherwise exempt or not required under applicable law to effect such qualification or license;

(b)  The Purchaser has full power and authority to hold each Mortgage Loan, to purchase each Mortgage Loan pursuant to this Agreement and the related Term Sheet and to execute, deliver and perform, and to enter into and consummate all transactions contemplated by this Agreement and the related Term Sheet and to conduct its business as presently conducted, has duly authorized the execution, delivery and performance of this Agreement and the related Term Sheet, has duly executed and delivered this Agreement and the related Term Sheet;

(c) None of the execution and delivery of this Agreement and the related Term Sheet, the purchase of the Mortgage Loans, the consummation of the transactions contemplated hereby, or the fulfillment of or compliance with the terms and conditions of this Agreement and the related Term Sheet will conflict with any of the terms, conditions or provisions of the Purchaser’s charter or by-laws or materially conflict with or result in a material breach of any of the terms, conditions or provisions of any legal restriction or any agreement or instrument to which the Purchaser is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the material violation of any law, rule, regulation, order, judgment or decree to which the Purchaser or its property is subject;

(d) There is no litigation, suit, proceeding or investigation pending or to the best of the Purchaser’s knowledge, threatened against the Purchaser, or any order or decree with respect to the Purchaser which is reasonably likely to have a material adverse effect on the purchase of the related Mortgage Loans, the execution, delivery or enforceability of this Agreement and the related Term Sheet, or which is reasonably likely to have a material adverse effect on the financial condition of the Purchaser;

(e) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Purchaser of or compliance by the Purchaser with this Agreement and the related Term Sheet, the purchase of the Mortgage Loans or the consummation of the transactions contemplated by this Agreement and the related Term Sheet except for consents, approvals, authorizations and orders which have been obtained;

(f) The consummation of the transactions contemplated by this Agreement and the related Term Sheet is in the ordinary course of business of the Purchaser;

(h) The Purchaser will treat the purchase of the Mortgage Loans from the Company as a purchase for reporting, tax and accounting purposes; and

(i) The Purchaser does not believe, nor does it have any cause or reason to believe, that it cannot perform each and every of its covenants contained in this Agreement and the related Term Sheet.

The Purchaser shall indemnify the Company and hold it harmless against any claims, proceedings, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and other costs and expenses resulting from a breach by the Purchaser of the representations and warranties contained in this Section 3.04. It is understood and agreed that the obligations of the Purchaser set forth in this Section 3.04 to indemnify the Seller as provided herein constitute the sole remedies of the Company respecting a breach of the foregoing representations and warranties.

ARTICLE IV

ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

Section 4.01 Company to Act as Servicer.

The Company, as independent contract servicer, shall service and administer the Mortgage Loans in accordance with this Agreement and the related Term Sheet and with Accepted Servicing Practices, and shall have full power and authority, acting alone, to do or cause to be done any and all things in connection with such servicing and administration which the Company may deem necessary or desirable and consistent with the terms of this Agreement and the related Term Sheet and with Accepted Servicing Practices and exercise the same care that it customarily employs for its own account. Except as set forth in this Agreement and the related Term Sheet, the Company shall service the Mortgage Loans in strict compliance with the servicing provisions of the Fannie Mae Guides (special servicing option), which include, but are not limited to, provisions regarding the liquidation of Mortgage Loans, the collection of Mortgage Loan payments, the payment of taxes, insurance and other charges, the maintenance of hazard insurance with a Qualified Insurer, the maintenance of mortgage impairment insurance, the maintenance of fidelity bond and errors and omissions insurance, inspections, the restoration of Mortgaged Property, the maintenance of Primary Mortgage Insurance Policies and Lender Primary Mortgage Insurance Policies, insurance claims, the title, management and disposition of REO Property, permitted withdrawals with respect to REO Property, liquidation reports, and reports of foreclosures and abandonments of Mortgaged Property, the transfer of Mortgaged Property, the release of Mortgage Files, annual statements, and examination of records and facilities. In the event of any conflict, inconsistency or discrepancy between any of the servicing provisions of this Agreement and the related Term Sheet and any of the servicing provisions of the Fannie Mae Guides, the provisions of this Agreement and the related Term Sheet shall control and be binding upon the Purchaser and the Company.

Consistent with the terms of this Agreement and the related Term Sheet, the Company may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of any such term or in any manner grant indulgence to any Mortgagor if in the Company's reasonable and prudent determination such waiver, modification, postponement or indulgence is not materially adverse to the Purchaser, provided, however, that unless the Company has obtained the prior written consent of the Purchaser, the Company shall not permit any modification with respect to any Mortgage Loan that would change the Mortgage Interest Rate, defer for more than ninety (90) days or forgive any payment of principal or interest, reduce or increase the outstanding principal balance (except for actual payments of principal) or change the final maturity date on such Mortgage Loan. In the event of any such modification which has been agreed to in writing by the Purchaser and which permits the deferral of interest or principal payments on any Mortgage Loan, the Company shall, on the Business Day immediately preceding the Remittance Date in any month in which any such principal or interest payment has been deferred, deposit in the Custodial Account from its own funds, in accordance with Section 4.04, the difference between (a) such month's principal and one month's interest at the Mortgage Loan Remittance Rate on the unpaid principal balance of such Mortgage Loan and (b) the amount paid by the Mortgagor. The Company shall be entitled to reimbursement for such advances to the same extent as for all other advances pursuant to Section 4.05. Without limiting the generality of the foregoing, the Company shall continue, and is hereby authorized and empowered, to prepare, execute and deliver on behalf of itself and the Purchaser, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties. Notwithstanding anything herein to the contrary, the Company may not enter into a forbearance agreement or similar arrangement with respect to any Mortgage Loan which runs more than 180 days after the first delinquent Due Date. Any such agreement shall be approved by the Purchaser and, if required, by the Primary Mortgage Insurance Policy insurer and Lender Primary Mortgage Insurance Policy insurer, if required.

Notwithstanding anything in this Agreement to the contrary, if any Mortgage Loan becomes subject to a Pass-Through Transfer, the Company (a) with respect to such Mortgage Loan, shall not permit any modification with respect to such Mortgage Loan that would change the Mortgage Interest Rate and (b) shall not (unless the Mortgagor is in default with respect to such Mortgage Loan or such default is, in the judgment of the Company, reasonably foreseeable) make or permit any modification, waiver or amendment of any term of such Mortgage Loan that would both (i) effect an exchange or reissuance of such Mortgage Loan under Section 1001 of the Code (or Treasury regulations promulgated thereunder) and (ii) cause any REMIC to fail to qualify as a REMIC under the Code or the imposition of any tax on “prohibited transactions” or “contributions” after the startup date under the REMIC Provisions.

Prior to taking any action with respect to the Mortgage Loans subject to a Pass-Through Transfer, which is not contemplated under the terms of this Agreement, the Company will obtain an Opinion of Counsel acceptable to the trustee in such Pass-Through Transfer with respect to whether such action could result in the imposition of a tax upon any REMIC (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code)(either such event, an “Adverse REMIC Event”), and the Company shall not take any such actions as to which it has been advised that an Adverse REMIC Event could occur.

The Company shall not permit the creation of any “interests” (within the meaning of Section 860G of the Code) in any REMIC. The Company shall not enter into any arrangement by which a REMIC will receive a fee or other compensation for services nor permit a REMIC to receive any income from assets other than “qualified mortgages” as defined in Section 860G(a)(3) of the Code or “permitted investments” as defined in Section 860G(a)(5) of the Code.

In servicing and administering the Mortgage Loans, the Company shall employ Accepted Servicing Practices, giving due consideration to the Purchaser's reliance on the Company. Unless a different time period is stated in this Agreement or the related Term Sheet, the Purchaser shall be deemed to have given consent in connection with a particular matter if the Purchaser does not affirmatively grant or deny consent within five (5) Business Days from the date the Purchaser receives a second written request for consent for such matter from the Company as servicer.

The Mortgage Loans may be subserviced by a Subservicer on behalf of the Company provided that the Subservicer is an entity that engages in the business of servicing loans, and in either case shall be authorized to transact business, and licensed to service mortgage loans, in the state or states where the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law to enable the Subservicer to perform its obligations hereunder and under the Subservicing Agreement, and in either case shall be a FHLMC or Fannie Mae approved mortgage servicer in good standing, and no event has occurred, including but not limited to a change in insurance coverage, which would make it unable to comply with the eligibility requirements for lenders imposed by Fannie Mae or for seller/servicers imposed by Fannie Mae or FHLMC, or which would require notification to Fannie Mae or FHLMC. In addition, each Subservicer will obtain and preserve its qualifications to do business as a foreign corporation and its licenses to service mortgage loans, in each jurisdiction in which such qualifications and/or licenses are or shall be necessary to protect the validity and enforceability of this Agreement, or any of the Mortgage Loans and to perform or cause to be performed its duties under the related Subservicing Agreement. The Company may perform any of its servicing responsibilities hereunder or may cause the Subservicer to perform any such servicing responsibilities on its behalf, but the use by the Company of the Subservicer shall not release the Company from any of its obligations hereunder and the Company shall remain responsible hereunder for all acts and omissions of the Subservicer as fully as if such acts and omissions were those of the Company. The Company shall pay all fees and expenses of the Subservicer from its own funds, and the Subservicer's fee shall not exceed the Servicing Fee. The Company shall notify the Purchaser promptly in writing upon the appointment of any Subservicer.

At the cost and expense of the Company, without any right of reimbursement from the Custodial Account, the Company shall be entitled to terminate the rights and responsibilities of the Subservicer and arrange for any servicing responsibilities to be performed by a successor subservicer meeting the requirements in the preceding paragraph; provided, however, that nothing contained herein shall be deemed to prevent or prohibit the Company, at the Company's option, from electing to service the related Mortgage Loans itself. In the event that the Company's responsibilities and duties under this Agreement are terminated pursuant to Section 4.03, 4.13, 8.04, 9.01 or 10.01 and if requested to do so by the Purchaser, the Company shall at its own cost and expense terminate the rights and responsibilities of the Subservicer effective as of the date of termination of the Company. The Company shall pay all fees, expenses or penalties necessary in order to terminate the rights and responsibilities of the Subservicer from the Company's own funds without reimbursement from the Purchaser.

Notwithstanding any of the provisions of this Agreement relating to agreements or arrangements between the Company and the Subservicer or any reference herein to actions taken through the Subservicer or otherwise, the Company shall not be relieved of its obligations to the Purchaser and shall be obligated to the same extent and under the same terms and conditions as if it alone were servicing and administering the Mortgage Loans. The Company shall be entitled to enter into an agreement with the Subservicer for indemnification of the Company by the Subservicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification. The Company will indemnify and hold the Purchaser harmless from any loss, liability or expense arising out of its use of a Subservicer to perform any of its servicing duties, responsibilities and obligations hereunder.

Any Subservicing Agreement and any other transactions or services relating to the Mortgage Loans involving the Subservicer shall be deemed to be between the Subservicer and the Company alone, and the Purchaser shall have no obligations, duties or liabilities with respect to the Subservicer including no obligation, duty or liability of the Purchaser to pay the Subservicer's fees and expenses. For purposes of distributions and advances by the Company pursuant to this Agreement, the Company shall be deemed to have received a payment on a Mortgage Loan when the Subservicer has received such payment.

Section 4.02 Collection of Mortgage Loan Payments.

Continuously from the date hereof until the date each Mortgage Loan ceases to be subject to this Agreement, the Company will proceed diligently to collect all payments due under each Mortgage Loan when the same shall become due and payable and shall, to the extent such procedures shall be consistent with this Agreement, Accepted Servicing Practices, and the terms and provisions of any related Primary Mortgage Insurance Policy and Lender Primary Mortgage Insurance Policy, follow such collection procedures as it follows with respect to mortgage loans comparable to the Mortgage Loans and held for its own account. Further, the Company will take special care in ascertaining and estimating annual escrow payments, and all other charges that, as provided in the Mortgage, will become due and payable, so that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable.

In no event will the Company waive its right to any prepayment penalty or premium without the prior written consent of the Purchaser and the Company will use diligent efforts to collect same when due except as otherwise provided in the prepayment penalty provisions provided in the Mortgage Loan Documents.

Section 4.03 Realization Upon Defaulted Mortgage.

The Company shall use its best efforts, consistent with the procedures that the Company would use in servicing loans for its own account, consistent with Accepted Servicing Practices, any Primary Mortgage Insurance Policies and Lender Primary Mortgage Insurance Policies and the best interest of the Purchaser, to foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 4.01. Foreclosure or comparable proceedings shall be initiated within ninety (90) days of default for Mortgaged Properties for which no satisfactory arrangements can be made for collection of delinquent payments, subject to state and federal law and regulation. The Company shall use its best efforts to realize upon defaulted Mortgage Loans in such manner as will maximize the receipt of principal and interest by the Purchaser, taking into account, among other things, the timing of foreclosure proceedings. The foregoing is subject to the provisions that, in any case in which a Mortgaged Property shall have suffered damage, the Company shall not be required to expend its own funds toward the restoration of such property unless it shall determine in its discretion (i) that such restoration will increase the proceeds of liquidation of the related Mortgage Loan to the Purchaser after reimbursement to itself for such expenses, and (ii) that such expenses will be recoverable by the Company through Insurance Proceeds or Liquidation Proceeds from the related Mortgaged Property, as contemplated in Section 4.05. The Company shall obtain prior approval of the Purchaser as to repair or restoration expenses in excess of ten thousand dollars ($10,000). The Company shall notify the Purchaser in writing of the commencement of foreclosure proceedings and not less than five (5) days prior to the acceptance or rejection of any offer of reinstatement. The Company shall be responsible for all costs and expenses incurred by it in any such proceedings or functions; provided, however, that it shall be entitled to reimbursement thereof from the related property, as contemplated in Section 4.05. Notwithstanding anything to the contrary contained herein, in connection with a foreclosure or acceptance of a deed in lieu of foreclosure, in the event the Company has reasonable cause to believe that a Mortgaged Property is contaminated by hazardous or toxic substances or wastes, or if the Purchaser otherwise requests an environmental inspection or review of such Mortgaged Property, such an inspection or review is to be conducted by a qualified inspector at the Purchaser's expense. Upon completion of the inspection, the Company shall promptly provide the Purchaser with a written report of the environmental inspection. After reviewing the environmental inspection report, the Purchaser shall determine how the Company shall proceed with respect to the Mortgaged Property.

Notwithstanding anything to the contrary contained herein, the Purchaser may, at the Purchaser's sole option, terminate the Company as servicer of any Mortgage Loan which becomes ninety (90) days or greater delinquent in payment of a scheduled Monthly Payment, without payment of any termination fee with respect thereto, provided that the Company shall on the date said termination takes effect be reimbursed for any unreimbursed Monthly Advances of the Company's funds made pursuant to Section 5.03 and any unreimbursed Servicing Advances and Servicing Fees in each case relating to the Mortgage Loan underlying such delinquent Mortgage Loan notwithstanding anything to the contrary set forth in Section 4.05. In the event of any such termination, the provisions of Section 11.01 hereof shall apply to said termination and the transfer of servicing responsibilities with respect to such delinquent Mortgage Loan to the Purchaser or its designee.

In the event that a Mortgage Loan becomes part of a REMIC, and becomes REO Property, such property shall be disposed of by the Company, with the consent of the Purchaser as required pursuant to this Agreement, before the close of the third taxable year following the taxable year in which the Mortgage Loan became an REO Property, unless the Company provides to the trustee under such REMIC an Opinion of Counsel to the effect that the holding of such REO Property subsequent to the close of the third taxable year following the taxable year in which the Mortgage Loan became an REO Property, will not result in the imposition of taxes on "prohibited transactions" as defined in Section 860F of the Code, or cause the transaction to fail to qualify as a REMIC at any time that certificates are outstanding. The Company shall manage, conserve, protect and operate each such REO Property for the certificateholders solely for the purpose of its prompt disposition and sale in a manner which does not cause such property to fail to qualify as "foreclosure property" within the meaning of Section 860F(a)(2)(E) of the Code, or any "net income from foreclosure property" which is subject to taxation under the REMIC provisions of the Code. Pursuant to its efforts to sell such property, the Company shall either itself or through an agent selected by the Company, protect and conserve such property in the same manner and to such an extent as is customary in the locality where such property is located. Additionally, the Company shall perform the tax withholding and reporting related to Sections 1445 and 6050J of the Code.

Section 4.04 Establishment of Custodial Accounts; Deposits in Custodial Accounts.

The Company shall segregate and hold all funds collected and received pursuant to each Mortgage Loan separate and apart from any of its own funds and general assets and shall establish and maintain one or more Custodial Accounts. The Custodial Account shall be an Eligible Account. Funds shall be deposited in the Custodial Account within twenty-four (24) hours of receipt, and shall at all times be insured by the FDIC up to the FDIC insurance limits, or must be invested in Permitted Investments for the benefit of the Purchaser. Funds deposited in the Custodial Account may be drawn on by the Company in accordance with Section 4.05. The creation of any Custodial Account shall be evidenced by a letter agreement in the form shown in Exhibit B hereto. The original of such letter agreement shall be furnished to the Purchaser on the Closing Date, and upon the request of any subsequent Purchaser.

The Company shall deposit in the Custodial Account on a daily basis, and retain therein the following payments and collections received or made by it subsequent to the Cut-off Date, or received by it prior to the Cut-off Date but allocable to a period subsequent thereto, other than in respect of principal and interest on the Mortgage Loans due on or before the Cut-off Date:

(i) all payments on account of principal, including Principal Prepayments, on the Mortgage Loans;

(ii)  all payments on account of interest on the Mortgage Loans adjusted to the Mortgage Loan Remittance Rate;

(iii)  all Liquidation Proceeds;

(iv)  any amounts required to be deposited by the Company in connection with any REO Property pursuant to Section 4.13 and in connection therewith, the Company shall provide the Purchaser with written detail itemizing all of such amounts;

(v)  all Insurance Proceeds including amounts required to be deposited pursuant to Sections 4.08, 4.10 and 4.11, other than proceeds to be held in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with Accepted Servicing Practices, the Mortgage Loan Documents or applicable law;

(vi)  all Condemnation Proceeds affecting any Mortgaged Property which are not released to the Mortgagor in accordance with Accepted Servicing Practices, the loan documents or applicable law;

(vii)  any Monthly Advances;

(viii)  with respect to each full or partial Principal Prepayment, any Prepayment Interest Shortfalls, to the extent of the Company’s aggregate Servicing Fee received with respect to the related Prepayment Period;

(ix)  any amounts required to be deposited by the Company pursuant to Section 4.10 in connection with the deductible clause in any blanket hazard insurance policy, such deposit shall be made from the Company's own funds, without reimbursement therefor; and

(x)  any amounts required to be deposited in the Custodial Account pursuant to Section 4.01, 4.13 or 6.02.

The foregoing requirements for deposit in the Custodial Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges and assumption fees, to the extent permitted by Section 6.01, need not be deposited by the Company in the Custodial Account. Any interest paid on funds deposited in the Custodial Account by the depository institution shall accrue to the benefit of the Company and the Company shall be entitled to retain and withdraw such interest from the Custodial Account pursuant to Section 4.05(iv). The Purchaser shall not be responsible for any losses suffered with respect to investment of funds in the Custodial Account.

Section 4.05 Permitted Withdrawals From the Custodial Account.

The Company may, from time to time, withdraw from the Custodial Account for the following purposes:

(i) to make payments to the Purchaser in the amounts and in the manner provided for in Section 5.01;

(ii) to reimburse itself for Monthly Advances, the Company's right to reimburse itself pursuant to this subclause (ii) being limited to amounts received on the related Mortgage Loan which represent late collections (net of the related Servicing Fees) of principal and/or interest respecting which any such advance was made, it being understood that, in the case of such reimbursement, the Company's right thereto shall be prior to the rights of the Purchaser, except that, where the Company is required to repurchase a Mortgage Loan, pursuant to Section 3.03, the Company's right to such reimbursement shall be subsequent to the payment to the Purchaser of the Repurchase Price pursuant to such Section and all other amounts required to be paid to the Purchaser with respect to such Mortgage Loan;

(iii) to reimburse itself for unreimbursed Servicing Advances and any unpaid Servicing Fees (or REO administration fees described in Section 4.13), the Company's right to reimburse itself pursuant to this subclause (iii) with respect to any Mortgage Loan being limited to related proceeds from Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds in accordance with the relevant provisions of the Fannie Mae Guides or as otherwise set forth in this Agreement; any recovery shall be made upon liquidation of the REO Property;

(iv) to pay to itself as part of its servicing compensation (a) any interest earned on funds in the Custodial Account (all such interest to be withdrawn monthly not later than each Remittance Date), and (b) the Servicing Fee from that portion of any payment or recovery as to interest with respect to a particular Mortgage Loan;

(v) to pay to itself with respect to each Mortgage Loan that has been repurchased pursuant to Section 3.03 all amounts received thereon and not distributed as of the date on which the related Repurchase Price is determined,

(vi) to transfer funds to another Eligible Account in accordance with Section 4.09 hereof;

(vii) to remove funds inadvertently placed in the Custodial Account by the Company;

(vi) to clear and terminate the Custodial Account upon the termination of this Agreement; and

(vii) to reimburse itself for Nonrecoverable Advances to the extent not reimbursed pursuant to clause (ii) or clause (iii).

Section 4.06 Establishment of Escrow Accounts; Deposits in Escrow Accounts.

The Company shall segregate and hold all funds collected and received pursuant to each Mortgage Loan which constitute Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts. The Escrow Account shall be an Eligible Account. Funds deposited in each Escrow Account shall at all times be insured in a manner to provide maximum insurance under the insurance limitations of the FDIC, or must be invested in Permitted Investments. Funds deposited in the Escrow Account may be drawn on by the Company in accordance with Section 4.07. The creation of any Escrow Account shall be evidenced by a letter agreement in the form shown in Exhibit C. The original of such letter agreement shall be furnished to the Purchaser on the Closing Date, and upon request to any subsequent purchaser.

The Company shall deposit in the Escrow Account or Accounts on a daily basis, and retain therein:

(i) all Escrow Payments collected on account of the Mortgage Loans, for the purpose of effecting timely payment of any such items as required under the terms of this Agreement;

(ii) all Insurance Proceeds which are to be applied to the restoration or repair of any Mortgaged Property; and

(iii) all Servicing Advances for Mortgagors whose Escrow Payments are insufficient to cover escrow disbursements.

The Company shall make withdrawals from the Escrow Account only to effect such payments as are required under this Agreement, and for such other purposes as shall be as set forth or in accordance with Section 4.07. The Company shall be entitled to retain any interest paid on funds deposited in the Escrow Account by the depository institution other than interest on escrowed funds required by law to be paid to the Mortgagor and, to the extent required by law, the Company shall pay interest on escrowed funds to the Mortgagor notwithstanding that the Escrow Account is non-interest bearing or that interest paid thereon is insufficient for such purposes. The Purchaser shall not be responsible for any losses suffered with respect to investment of funds in the Escrow Account.

Section 4.07 Permitted Withdrawals From Escrow Account.

Withdrawals from the Escrow Account may be made by the Company only:

(i) to effect timely payments of ground rents, taxes, assessments, water rates, Primary Mortgage Insurance Policy premiums, if applicable, fire and hazard insurance premiums, condominium assessments and comparable items;

(ii) to reimburse the Company for any Servicing Advance made by the Company with respect to a related Mortgage Loan but only from amounts received on the related Mortgage Loan which represent late payments or collections of Escrow Payments thereunder;

(iii) to refund to the Mortgagor any funds as may be determined to be overages;

(iv) for transfer to the Custodial Account in accordance with the terms of this Agreement;

(v) for application to restoration or repair of the Mortgaged Property;

(vi) to pay to the Company, or to the Mortgagor to the extent required by law, any interest paid on the funds deposited in the Escrow Account;

(vii)  to clear and terminate the Escrow Account on the termination of this Agreement;

(viii)  to pay to the Mortgagors or other parties Insurance Proceeds deposited in accordance with Section 4.06; and

(viii)to remove funds inadvertently placed in the Escrow Account by the Company.

Section 4.08 Payment of Taxes, Insurance and Other Charges; Maintenance of Primary Mortgage Insurance Policies; Collections Thereunder.

With respect to each Mortgage Loan, the Company shall maintain accurate records reflecting the status of ground rents, taxes, assessments, water rates and other charges which are or may become a lien upon the Mortgaged Property and the status of primary mortgage insurance premiums and fire and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges, including renewal premiums and shall effect payment thereof prior to the applicable penalty or termination date and at a time appropriate for securing maximum discounts allowable, employing for such purpose deposits of the Mortgagor in the Escrow Account which shall have been estimated and accumulated by the Company in amounts sufficient for such purposes, as allowed under the terms of the Mortgage or applicable law. To the extent that the Mortgage does not provide for Escrow Payments, the Company shall determine that any such payments are made by the Mortgagor at the time they first become due. The Company assumes full responsibility for the timely payment of all such bills and shall effect timely payments of all such bills irrespective of the Mortgagor's faithful performance in the payment of same or the making of the Escrow Payments and shall make advances from its own funds to effect such payments.

The Company will maintain in full force and effect Primary Mortgage Insurance Policies or Lender Primary Mortgage Insurance Policies issued by a Qualified Insurer with respect to each Mortgage Loan for which such coverage is herein required. Such coverage will be terminated only with the approval of the Purchaser, until the LTV of the related Mortgage Loan is reduced to that amount for which Fannie Mae no longer requires such insurance to be maintained, or as required by applicable law or regulation. The Company will not cancel or refuse to renew any Primary Mortgage Insurance Policy or Lender Primary Mortgage Insurance Policy in effect on the Closing Date that is required to be kept in force under this Agreement unless a replacement Primary Mortgage Insurance Policy or Lender Primary Mortgage Insurance Policy for such canceled or nonrenewed policy is obtained from and maintained with a Qualified Insurer. The Company shall not take any action which would result in non-coverage under any applicable Primary Mortgage Insurance Policy or Lender Primary Mortgage Insurance Policy of any loss which, but for the actions of the Company would have been covered thereunder. In connection with any assumption or substitution agreement entered into or to be entered into pursuant to Section 6.01, the Company shall promptly notify the insurer under the related Primary Mortgage Insurance Policy or Lender Primary Mortgage Insurance Policy, if any, of such assumption or substitution of liability in accordance with the terms of such policy and shall take all actions which may be required by such insurer as a condition to the continuation of coverage under the Primary Mortgage Insurance Policy or Lender Primary Mortgage Insurance Policy. If such Primary Mortgage Insurance Policy or Lender Primary Mortgage Insurance Policy is terminated as a result of such assumption or substitution of liability, the Company shall obtain a replacement Primary Mortgage Insurance Policy or Lender Primary Mortgage Insurance Policy as provided above.

In connection with its activities as servicer, the Company agrees to prepare and present, on behalf of itself and the Purchaser, claims to the insurer under any Private Mortgage Insurance Policy in a timely fashion in accordance with the terms of such Primary Mortgage Insurance Policy or Lender Primary Mortgage Insurance Policy and, in this regard, to take such action as shall be necessary to permit recovery under any Primary Mortgage Insurance Policy or Lender Primary Mortgage Insurance Policy respecting a defaulted Mortgage Loan. Pursuant to Section 4.04, any amounts collected by the Company under any Primary Mortgage Insurance Policy or Lender Primary Mortgage Insurance Policy shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 4.05.

Section 4.09 Transfer of Accounts.

The Company may transfer the Custodial Account or the Escrow Account to a different Eligible Account from time to time. Such transfer shall be made only upon obtaining the prior written consent of the Purchaser, which consent will not be unreasonably withheld.

Section 4.10 Maintenance of Hazard Insurance.

The Company shall cause to be maintained for each Mortgage Loan fire and hazard insurance with extended coverage as is acceptable to Fannie Mae or FHLMC and customary in the area where the Mortgaged Property is located in an amount which is equal to the greater of (a) the outstanding principal balance of the Mortgage Loan, and (b) an amount such that the proceeds thereof shall be sufficient to prevent the Mortgagor and/or the mortgagee from becoming a co-insurer. If required by the Flood Disaster Protection Act of 1973, as amended, each Mortgage Loan shall be covered by a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in effect with an insurance carrier acceptable to Fannie Mae or FHLMC, in an amount representing coverage not less than the lesser of (i) the outstanding principal balance of the Mortgage Loan, (ii) the maximum insurable value of the improvements securing such Mortgage Loan or (iii) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended. If at any time during the term of the Mortgage Loan, the Company determines in accordance with applicable law and pursuant to the Fannie Mae Guides that a Mortgaged Property is located in a special flood hazard area and is not covered by flood insurance or is covered in an amount less than the amount required by the Flood Disaster Protection Act of 1973, as amended, the Company shall notify the related Mortgagor that the Mortgagor must obtain such flood insurance coverage, and if said Mortgagor fails to obtain the required flood insurance coverage within forty-five (45) days after such notification, the Company shall immediately force place the required flood insurance on the Mortgagor’s behalf. The Company shall also maintain on each REO Property, fire and hazard insurance with extended coverage in an amount which is at least equal to the maximum insurable value of the improvements which are a part of such property, and, to the extent required and available under the Flood Disaster Protection Act of 1973, as amended, flood insurance in an amount as provided above. Any amounts collected by the Company under any such policies other than amounts to be deposited in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or REO Property, or released to the Mortgagor in accordance with Accepted Servicing Practices, shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 4.05. It is understood and agreed that no other additional insurance need be required by the Company of the Mortgagor or maintained on property acquired in respect of the Mortgage Loan, other than pursuant to this Agreement, the Fannie Mae Guides or such applicable state or federal laws and regulations as shall at any time be in force and as shall require such additional insurance. All such policies shall be endorsed with standard mortgagee clauses with loss payable to the Company and its successors and/or assigns and shall provide for at least thirty (30) days prior written notice of any cancellation, reduction in the amount or material change in coverage to the Company. The Company shall not interfere with the Mortgagor's freedom of choice in selecting either his insurance carrier or agent; provided, however, that the Company shall not accept any such insurance policies from insurance companies unless such companies are Qualified Insurers.

Section 4.11 Maintenance of Mortgage Impairment Insurance Policy.

In the event that the Company shall obtain and maintain a blanket policy issued by a Qualified Insurer insuring against hazard losses on all of the Mortgage Loans, then, to the extent such policy provides coverage in an amount equal to the amount required pursuant to Section 4.10 and otherwise complies with all other requirements of Section 4.10, it shall conclusively be deemed to have satisfied its obligations as set forth in Section 4.10, it being understood and agreed that such policy may contain a deductible clause, in which case the Company shall, in the event that there shall not have been maintained on the related Mortgaged Property or REO Property a policy complying with Section 4.10, and there shall have been a loss which would have been covered by such policy, deposit in the Custodial Account the amount not otherwise payable under the blanket policy because of such deductible clause. In connection with its activities as servicer of the Mortgage Loans, the Company agrees to prepare and present, on behalf of the Purchaser, claims under any such blanket policy in a timely fashion in accordance with the terms of such policy. Upon request of the Purchaser, the Company shall cause to be delivered to the Purchaser a certified true copy of such policy and shall use its best efforts to obtain a statement from the insurer thereunder that such policy shall in no event be terminated or materially modified without thirty (30) days' prior written notice to the Purchaser.

Section 4.12 Fidelity Bond, Errors and Omissions Insurance.

The Company shall maintain, at its own expense, a blanket fidelity bond and an errors and omissions insurance policy, with broad coverage with responsible companies on all officers, employees or other persons acting in any capacity with regard to the Mortgage Loan to handle funds, money, documents and papers relating to the Mortgage Loan. The Fidelity Bond shall be in the form of the Financial Institution Bond Form A and shall protect and insure the Company against losses, including forgery, theft, embezzlement and fraud of such persons. The errors and omissions insurance shall protect and insure the Company against losses arising out of errors and omissions and negligent acts of such persons. Such errors and omissions insurance shall also protect and insure the Company against losses in connection with the failure to maintain any insurance policies required pursuant to this Agreement and the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this Section 4.12 requiring the Fidelity Bond or errors and omissions insurance shall diminish or relieve the Company from its duties and obligations as set forth in this Agreement. The minimum coverage under any such bond and insurance policy shall be at least equal to the corresponding amounts required by Fannie Mae in the Fannie Mae Guides. Upon request by the Purchaser, the Company shall deliver to the Purchaser a certificate from the surety and the insurer as to the existence of the Fidelity Bond and errors and omissions insurance policy and shall obtain a statement from the surety and the insurer that such Fidelity Bond or insurance policy shall in no event be terminated or materially modified without thirty (30) days' prior written notice to the Purchaser. The Company shall notify the Purchaser within five (5) business days of receipt of notice that such Fidelity Bond or insurance policy will be, or has been, materially modified or terminated. Upon request by the Purchaser, the Company shall provide the Purchaser with an insurance certificate certifying coverage under this Section 4.12, and will provide an update to such certificate upon request, or upon renewal or material modification of coverage.

Section 4.13 Title, Management and Disposition of REO Property.

In the event that title to the Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of the Purchaser or its designee, or in the event the Purchaser or its designee is not authorized or permitted to hold title to real property in the state where the REO Property is located, or would be adversely affected under the "doing business" or tax laws of such state by so holding title, the deed or certificate of sale shall be taken in the name of such Person or Persons as shall be consistent with an Opinion of Counsel obtained by the Company from an attorney duly licensed to practice law in the state where the REO Property is located. Any Person or Persons holding such title other than the Purchaser shall acknowledge in writing that such title is being held as nominee for the benefit of the Purchaser.

The Company shall notify the Purchaser in accordance with the Fannie Mae Guides of each acquisition of REO Property upon such acquisition (and, in any event, shall provide notice of the consummation of any foreclosure sale within three (3) Business Days of the date the Company receives notice of such consummation), together with a copy of the drive by appraisal or brokers price opinion of the Mortgaged Property obtained in connection with such acquisition, and thereafter assume the responsibility for marketing such REO property in accordance with Accepted Servicing Practices. Thereafter, the Company shall continue to provide certain administrative services to the Purchaser relating to such REO Property as set forth in this Section 4.13. No Servicing Fee shall be assessed or otherwise accrue on any REO Property from and after the date on which it becomes an REO Property.

The Company shall, either itself or through an agent selected by the Company, and in accordance with the Fannie Mae Guides manage, conserve, protect and operate each REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO Property is managed. The Company shall cause each REO Property to be inspected promptly upon the acquisition of title thereto and shall cause each REO Property to be inspected at least monthly thereafter or more frequently as required by the circumstances. The Company shall make or cause to be made a written report of each such inspection. Such reports shall be retained in the Mortgage File and copies thereof shall be forwarded by the Company to the Purchaser.

The Company shall use its best efforts to dispose of the REO Property as soon as possible and shall sell such REO Property in any event within three (3) years after title has been taken to such REO Property. No REO Property shall be marketed for less than the Appraised Value, without the prior consent of the Purchaser. No REO Property shall be sold for less than ninety-five percent (95%) of its Appraised Value, without the prior consent of Purchaser. All requests for reimbursement of Servicing Advances shall be in accordance with the Fannie Mae Guides. The disposition of REO Property shall be carried out by the Company at such price, and upon such terms and conditions, as the Company deems to be in the best interests of the Purchaser (subject to the above conditions) only with the prior written consent of the Purchaser. The Company shall provide monthly reports to the Purchaser in reference to the status of the marketing of the REO Properties.

Notwithstanding anything to the contrary contained herein, the Purchaser may, at the Purchaser's sole option, terminate the Company as servicer of any such REO Property without payment of any termination fee with respect thereto; provided that the Company shall on the date said termination takes effect be reimbursed for any unreimbursed advances of the Company's funds made pursuant to Section 5.03 and any unreimbursed Servicing Advances and Servicing Fees in each case relating to the Mortgage Loan underlying such REO Property notwithstanding anything to the contrary set forth in Section 4.05. In the event of any such termination, the provisions of Section 11.01 hereof shall apply to said termination and the transfer of servicing responsibilities with respect to such REO Property to the Purchaser or its designee. Within five (5) Business Days of any such termination, the Company shall, if necessary convey such property to the Purchaser and shall further provide the Purchaser with the following information regarding the subject REO Property: the related drive by appraisal or brokers price opinion, and copies of any related Mortgage Impairment Insurance Policy claims. In addition, within five (5) Business Days, the Company shall provide the Purchaser with the following information and documents regarding the subject REO Property: the related trustee’s deed upon sale and copies of any related hazard insurance claims, or repair bids.

Section 4.14 Notification of Maturity Date.

With respect to each Mortgage Loan, the Company shall execute and deliver to the Mortgagor any and all necessary notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the maturity date if required under applicable law.

ARTICLE V

PAYMENTS TO THE PURCHASER

Section 5.01 Distributions.

On each Remittance Date, the Company shall distribute by wire transfer of immediately available funds to the Purchaser (i) all amounts credited to the Custodial Account as of the close of business on the preceding Determination Date, net of charges against or withdrawals from the Custodial Account pursuant to Section 4.05, plus (ii) all Monthly Advances, if any, which the Company is obligated to distribute pursuant to Section 5.03, plus, (iii) interest at the Mortgage Loan Remittance Rate on any Principal Prepayment from the date of such Principal Prepayment through the end of the month for which disbursement is made provided that the Company’s obligation as to payment of such interest shall be limited to the Servicing Fee earned during the month of the distribution, minus (iv) any amounts attributable to Monthly Payments collected but due on a Due Date or Dates subsequent to the preceding Determination Date, which amounts shall be remitted on the Remittance Date next succeeding the Due Period for such amounts. It is understood that, by operation of Section 4.04, the remittance on the First Remittance Date with respect to Mortgage Loans purchased pursuant to the related Term Sheet is to include principal collected after the Cut-off Date through the preceding Determination Date plus interest, adjusted to the Mortgage Loan Remittance Rate collected through such Determination Date exclusive of any portion thereof allocable to the period prior to the Cut-off Date, with the adjustments specified in clauses (ii), (iii) and (iv) above.

With respect to any remittance received by the Purchaser after the Remittance Date, the Company shall pay to the Purchaser interest on any such late payment at an annual rate equal to the Prime Rate, adjusted as of the date of each change, plus three (3) percentage points, but in no event greater than the maximum amount permitted by applicable law. Such interest shall cover the period commencing with the day following the Business Day such payment was due and ending with the Business Day on which such payment is made to the Purchaser, both inclusive. The payment by the Company of any such interest shall not be deemed an extension of time for payment or a waiver of any Event of Default by the Company. On each Remittance Date, the Company shall provide a remittance report detailing all amounts being remitted pursuant to this Section 5.01.

Section 5.02 Statements to the Purchaser.

The Company shall furnish to the Purchaser an individual loan accounting report, as of the last Business Day of each month, in the Company's assigned loan number order to document Mortgage Loan payment activity on an individual Mortgage Loan basis. With respect to each month, the corresponding individual loan accounting report shall be received by the Purchaser no later than the fifth Business Day of the following month on a disk or tape or other computer-readable format in such format as may be mutually agreed upon by both the Purchaser and the Company, and no later than the fifth Business Day of the following month in hard copy, and shall contain the following:

(i) With respect to each Monthly Payment, the amount of such remittance allocable to principal (including a separate breakdown of any Principal Prepayment, including the date of such prepayment, and any prepayment penalties or premiums, along with a detailed report of interest on principal prepayment amounts remitted in accordance with Section 4.04);

(ii) with respect to each Monthly Payment, the amount of such remittance allocable to interest;

(iii) the amount of servicing compensation received by the Company during the prior distribution period;

(iv) the aggregate Stated Principal Balance of the Mortgage Loans;

(v) the aggregate of any expenses reimbursed to the Company during the prior distribution period pursuant to Section 4.05; and

(vi) The number and aggregate outstanding principal balances of Mortgage Loans (a) delinquent (1) 30 to 59 days, (2) 60 to 89 days, (3) 90 days or more; (b) as to which foreclosure has commenced; and (c) as to which REO Property has been acquired.

The Company shall also provide a trial balance, sorted in the Purchaser's assigned loan number order, in the form of Exhibit E hereto, with each such Report.

The Company shall prepare and file any and all information statements or other filings required to be delivered to any governmental taxing authority or to the Purchaser pursuant to any applicable law with respect to the Mortgage Loans and the transactions contemplated hereby. In addition, the Company shall provide the Purchaser with such information concerning the Mortgage Loans as is necessary for the Purchaser to prepare its federal income tax return as the Purchaser may reasonably request from time to time.

In addition, not more than ninety (90) days after the end of each calendar year, the Company shall furnish to each Person who was a Purchaser at any time during such calendar year an annual statement in accordance with the requirements of applicable federal income tax law as to the aggregate of remittances for the applicable portion of such year.

Section 5.03 Monthly Advances by the Company.

Not later than the close of business on the Business Day preceding each Remittance Date, the Company shall deposit in the Custodial Account an amount equal to all payments not previously advanced by the Company, whether or not deferred pursuant to Section 4.01, of principal (due after the Cut-off Date) and interest not allocable to the period prior to the Cut-off Date, adjusted to the Mortgage Loan Remittance Rate, which were due on a Mortgage Loan and delinquent at the close of business on the related Determination Date.

The Company's obligation to make such Monthly Advances as to any Mortgage Loan will continue through the last Monthly Payment due prior to the payment in full of the Mortgage Loan, or through the Remittance Date prior to the date on which the Mortgaged Property liquidates (including Insurance Proceeds, proceeds from the sale of REO Property or Condemnation Proceeds) with respect to the Mortgage Loan unless the Company deems such advance to be a Nonrecoverable Advance. In such event, the Company shall deliver to the Purchaser an Officer's Certificate of the Company to the effect that an officer of the Company has reviewed the related Mortgage File and has made the reasonable determination that any additional advances are nonrecoverable.

Section 5.04 Liquidation Reports.

Upon the foreclosure sale of any Mortgaged Property or the acquisition thereof by the Purchaser pursuant to a deed-in-lieu of foreclosure, the Company shall submit to the Purchaser a liquidation report with respect to such Mortgaged Property in a form mutually acceptable to the Company and the Purchaser. The Company shall also provide reports on the status of REO Property containing such information as the Purchaser may reasonably require.

ARTICLE VI

GENERAL SERVICING PROCEDURES

Section 6.01 Assumption Agreements.

The Company will, to the extent it has knowledge of any conveyance or prospective conveyance by any Mortgagor of the Mortgaged Property (whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains or is to remain liable under the Mortgage Note and/or the Mortgage), exercise its rights to accelerate the maturity of such Mortgage Loan under any "due-on-sale" clause to the extent permitted by law; provided, however, that the Company shall not exercise any such rights if prohibited by law or the terms of the Mortgage Note from doing so or if the exercise of such rights would impair or threaten to impair any recovery under the related Primary Mortgage Insurance Policy or Lender Primary Mortgage Insurance Policy, if any. If the Company reasonably believes it is unable under applicable law to enforce such "due-on-sale" clause, the Company, will enter into an assumption agreement with the person to whom the Mortgaged Property has been conveyed or is proposed to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, to the extent permitted by applicable state law, the Mortgagor remains liable thereon. Where an assumption is allowed pursuant to this Section 6.01, the Company, with the prior consent of the Purchaser and the primary mortgage insurer, if any, is authorized to enter into a substitution of liability agreement with the person to whom the Mortgaged Property has been conveyed or is proposed to be conveyed pursuant to which the original mortgagor is released from liability and such Person is substituted as mortgagor and becomes liable under the related Mortgage Note. Any such substitution of liability agreement shall be in lieu of an assumption agreement.

In connection with any such assumption or substitution of liability, the Company shall follow the underwriting practices and procedures of the Company. With respect to an assumption or substitution of liability, the Mortgage Interest Rate borne by the related Mortgage Note, the amount of the Monthly Payment and the maturity date may not be changed (except pursuant to the terms of the Mortgage Note). If the credit of the proposed transferee does not meet such underwriting criteria, the Company diligently shall, to the extent permitted by the Mortgage or the Mortgage Note and by applicable law, accelerate the maturity of the Mortgage Loan. The Company shall notify the Purchaser that any such substitution of liability or assumption agreement has been completed by forwarding to the Purchaser the original of any such substitution of liability or assumption agreement, which document shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. All fees collected by the Company for entering into an assumption or substitution of liability agreement shall belong to the Company.

Notwithstanding the foregoing paragraphs of this Section or any other provision of this Agreement, the Company shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or any assumption which the Company may be restricted by law from preventing, for any reason whatsoever. For purposes of this Section 6.01, the term "assumption" is deemed to also include a sale of the Mortgaged Property subject to the Mortgage that is not accompanied by an assumption or substitution of liability agreement.

Section 6.02 Satisfaction of Mortgages and Release of Mortgage Files.

Upon the payment in full of any Mortgage Loan, or the receipt by the Company of a notification that payment in full will be escrowed in a manner customary for such purposes, the Company will immediately notify the Purchaser by a certification, which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Custodial Account pursuant to Section 4.04 have been or will be so deposited, of a Servicing Officer and shall request execution of any document necessary to satisfy the Mortgage Loan and delivery to it of the portion of the Mortgage File held by the Purchaser or its designee. The Purchaser shall no later than five (5) Business Days after receipt of such certification and request, release or cause to be released to the Company, the related Mortgage Loan Documents and, upon its receipt of such documents, the Company shall promptly prepare and deliver to the Purchaser the requisite satisfaction or release. No later than five (5) Business Days following its receipt of such satisfaction or release, the Purchaser shall deliver, or cause to be delivered, to the Company the release or satisfaction properly executed by the owner of record of the applicable mortgage or its duly appointed attorney in fact. No expense incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Custodial Account.

In the event the Company satisfies or releases a Mortgage without having obtained payment in full of the indebtedness secured by the Mortgage or should it otherwise prejudice any right the Purchaser may have under the mortgage instruments, the Company, upon written demand, shall remit within two (2) Business Days to the Purchaser the then outstanding principal balance of the related Mortgage Loan by deposit thereof in the Custodial Account. The Company shall maintain the Fidelity Bond and errors and omissions insurance insuring the Company against any loss it may sustain with respect to any Mortgage Loan not satisfied in accordance with the procedures set forth herein.

From time to time and as appropriate for the servicing or foreclosure of the Mortgage Loan, including for the purpose of collection under any Primary Mortgage Insurance Policy or Lender Primary Mortgage Insurance Policy, the Purchaser shall, upon request of the Company and delivery to the Purchaser of a servicing receipt signed by a Servicing Officer, release the portion of the Mortgage File held by the Purchaser to the Company. Such servicing receipt shall obligate the Company to return the related Mortgage documents to the Purchaser when the need therefor by the Company no longer exists, unless the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Custodial Account or the Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Company has delivered to the Purchaser a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery. Upon receipt of a certificate of a Servicing Officer stating that such Mortgage Loan was liquidated, the servicing receipt shall be released by the Purchaser to the Company.

Section 6.03 Servicing Compensation.

As compensation for its services hereunder, the Company shall be entitled to withdraw from the Custodial Account (to the extent of interest payments collected on the Mortgage Loans) or to retain from interest payments collected on the Mortgage Loans, the amounts provided for as the Company's Servicing Fee, subject to payment of compensating interest on Principal Prepayments as capped by the Servicing Fee pursuant to Section 5.01(iii). Additional servicing compensation in the form of assumption fees, as provided in Section 6.01, and late payment charges or otherwise shall be retained by the Company to the extent not required to be deposited in the Custodial Account. The Company shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement therefor except as specifically provided for.

Section 6.04 [Reserved]

Section 6.05 [Reserved]

Section 6.06 Purchaser's Right to Examine the Company Records.

The Purchaser shall have the right to examine and audit upon reasonable notice to the Company, during business hours or at such other times as might be reasonable under applicable circumstances, any and all of the books, records, documentation or other information of the Company, or held by another for the Company or on its behalf or otherwise, which relates to the performance or observance by the Company of the terms, covenants or conditions of this Agreement.

The Company shall provide to the Purchaser and any supervisory agents or examiners representing a state or federal governmental agency having jurisdiction over the Purchaser, including but not limited to OTS, FDIC and other similar entities, access to any documentation regarding the Mortgage Loans in the possession of the Company which may be required by any applicable regulations. Such access shall be afforded without charge, upon reasonable request, during normal business hours and at the offices of the Company, and in accordance with the FDIC, OTS, or any other similar federal or state regulations, as applicable.

ARTICLE VII

REPORTS TO BE PREPARED BY SERVICER

Section 7.01 Company Shall Provide Information as Reasonably Required.

The Company shall furnish to the Purchaser during the term of this Agreement, such periodic, special or other reports, information or documentation, whether or not provided for herein, as shall be necessary, reasonable or appropriate in respect to the Purchaser, or otherwise in respect to the Mortgage Loans and the performance of the Company under this Agreement, including any reports, information or documentation reasonably required to comply with any regulations regarding any supervisory agents or examiners of the Purchaser all such reports or information to be as provided by and in accordance with such applicable instructions and directions as the Purchaser may reasonably request in relation to this Agreement or the performance of the Company under this Agreement. The Company agrees to execute and deliver all such instruments and take all such action as the Purchaser, from time to time, may reasonably request in order to effectuate the purpose and to carry out the terms of this Agreement.

In connection with marketing the Mortgage Loans, the Purchaser may make available to a prospective purchaser audited financial statements of the Company for the most recently completed two (2) fiscal years for which such statements are available, as well as a Consolidated Statement of Condition at the end of the last two (2) fiscal years covered by any Consolidated Statement of Operations. If it has not already done so, the Company shall furnish promptly to the Purchaser or a prospective purchaser copies of the statements specified above if reasonably requested.

The Company shall make reasonably available to the Purchaser or any prospective Purchaser a knowledgeable financial or accounting officer for the purpose of answering questions and to permit any prospective purchaser to inspect the Company’s servicing facilities for the purpose of satisfying such prospective purchaser that the Company has the ability to service the Mortgage Loans as provided in this Agreement.

ARTICLE VIII

THE SERVICER

Section 8.01 Indemnification; Third Party Claims.

The Company agrees to indemnify the Purchaser and hold it harmless against any and all claims, losses, damages, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that the Purchaser may sustain in any way related to the failure of the Company to observe and perform its duties, obligations, covenants, and agreements to service the Mortgage Loans in strict compliance with the terms of this Agreement, including, but not limited to, the loss, damage, or misplacement of any documentation delivered to the Company pursuant to Section 2.07 and the Company's failure to perform the obligations set forth in Section 11.10. The Company agrees to indemnify the Purchaser and hold it harmless against any and all claims, losses, damages, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that the Purchaser may sustain in any way from any claim, demand, defense or assertion based on or grounded upon, or resulting from any assertion based on, grounded upon or resulting from a breach or alleged breach of any of the representation or warranty set forth in Sections 3.01 or 3.02 of this Agreement. The Company shall immediately notify the Purchaser if a claim covered by the indemnification herein is made by a third party against the Company with respect to this Agreement or the Mortgage Loans, assume (with the consent of the Purchaser) the defense of any such claim and pay all expenses in connection therewith, including counsel fees, whether or not such claim is settled prior to judgment, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or the Purchaser in respect of such claim. The Company shall follow any written instructions received from the Purchaser in connection with such claim. The Purchaser shall promptly reimburse the Company for all amounts advanced by it pursuant to the two preceding sentences except when the claim relates to the failure of the Company to service and administer the Mortgages in strict compliance with the terms of this Agreement, the breach of representation or warranty set forth in Sections 3.01 or 3.02, or the negligence, bad faith or willful misconduct of the Company. The provisions of this Section 8.01 shall survive termination of this Agreement.

Section 8.02 Merger or Consolidation of the Company.

The Company will keep in full effect its existence, rights and franchises under the laws of the jurisdiction of organization except as permitted herein, and will obtain and preserve its qualification to do business in each other jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, or any of the Mortgage Loans and to perform its duties under this Agreement.

Any Person into which the Company may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Company shall be a party, or any Person succeeding to the business of the Company whether or not related to loan servicing, shall be the successor of the Company hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person shall be an institution (i) having a GAAP net worth of not less than $25,000,000, (ii) the deposits of which are insured by the FDIC, SAIF and/or BIF, and which is a HUD-approved mortgagee whose primary business is in origination and servicing of first lien mortgage loans, and (iii) who is a Fannie Mae or FHLMC approved seller/servicer in good standing.

Section 8.03 Limitation on Liability of the Company and Others.

Neither the Company nor any of the officers, employees or agents of the Company shall be under any liability to the Purchaser for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment made in good faith; provided, however, that this provision shall not protect the Company or any such person against any breach of warranties or representations made herein, or failure to perform its obligations in strict compliance with any standard of care set forth in this Agreement, or any liability which would otherwise be imposed by reason of negligence, bad faith or willful misconduct, or any breach of the terms and conditions of this Agreement. The Company and any officer, employee or agent of the Company may rely in good faith on any document of any kind prima facie properly executed and submitted by the Purchaser respecting any matters arising hereunder. The Company shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Mortgage Loans in accordance with this Agreement and which in its reasonable opinion may involve it in any expenses or liability; provided, however, that the Company may, with the consent of the Purchaser, undertake any such action which it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto. In such event, the reasonable legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities for which the Purchaser will be liable, and the Company shall be entitled to be reimbursed therefor from the Purchaser upon written demand.

Section 8.04 Company Not to Assign or Resign.

The Company shall not assign this Agreement or resign from the obligations and duties hereby imposed on it except by mutual consent of the Company and the Purchaser or upon the determination that its servicing duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Company. Any such determination permitting the resignation of the Company shall be evidenced by an Opinion of Counsel to such effect delivered to the Purchaser. No such resignation shall become effective until a successor shall have assumed the Company's responsibilities and obligations hereunder in the manner provided in Section 11.01.

Section 8.05 No Transfer of Servicing.

With respect to the retention of the Company to service the Mortgage Loans hereunder, the Company acknowledges that the Purchaser has acted in reliance upon the Company's independent status, the adequacy of its servicing facilities, plan, personnel, records and procedures, its integrity, reputation and financial standing and the continuance thereof. Without in any way limiting the generality of this Section, the Company shall not either assign this Agreement or the servicing hereunder or delegate its rights or duties hereunder or any portion thereof, or sell or otherwise dispose of all or substantially all of its property or assets, without the prior written approval of the Purchaser, which consent shall be granted or withheld in the Purchaser's sole discretion, unless the Company meets the requirements of the last sentence of Section 8.02 herein after any such disposition.

Without in any way limiting the generality of this Section 8.05, in the event that the Company either shall assign this Agreement or the servicing responsibilities hereunder or delegate its duties hereunder or any portion thereof without (i) satisfying the requirements set forth herein or (ii) the prior written consent of the Purchaser, then the Purchaser shall have the right to terminate this Agreement, without any payment of any penalty or damages and without any liability whatsoever to the Company (other than with respect to accrued but unpaid Servicing Fees and Servicing Advances remaining unpaid) or any third party.

ARTICLE IX

DEFAULT

Section 9.01 Events of Default.

In case one or more of the following Events of Default by the Company shall occur and be continuing, that is to say:

(i) any failure by the Company to remit to the Purchaser any payment required to be made under the terms of this Agreement which continues unremedied for a period of one (1) Business Day after receipt of written notice to the Company; or

(ii) failure on the part of the Company duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Company set forth in this Agreement which continues unremedied for a period of thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Company by the Purchaser; or

(iii) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Company and such decree or order shall have remained in force undischarged or unstayed for a period of sixty (60) days; or

(iv) the Company shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Company or of or relating to all or substantially all of its property; or

(v) the Company shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

(vi) the Company ceases to be approved by either Fannie Mae or FHLMC as a mortgage loan seller or servicer for more than thirty (30) days; or

(vii) the Company attempts to assign its right to servicing compensation hereunder or the Company attempts, without the consent of the Purchaser, to sell or otherwise dispose of all or substantially all of its property or assets (except as expressly permitted hereunder) or to assign this Agreement or the servicing responsibilities hereunder (except as expressly permitted hereunder) or to delegate its duties hereunder or any portion thereof; or

(viii) the Company ceases to be (a) licensed to service first lien residential mortgage loans in any jurisdiction in which a Mortgaged Property is located and such licensing is required, and (b) qualified to transact business in any jurisdiction where it is currently so qualified, but only to the extent such non-qualification materially and adversely affects the Company's ability to perform its obligations hereunder; or

(ix) the Company fails to meet the eligibility criteria set forth in the last sentence of Section 8.02.

Then, and in each and every such case, so long as an Event of Default shall not have been remedied, the Purchaser, by notice in writing to the Company (except in the case of an Event of Default under clauses (iii), (iv) or (v) above, in which case, automatically and without notice) the Company may, in addition to whatever rights the Purchaser may have under Sections 3.03 and 8.01 and at law or equity or to damages, including injunctive relief and specific performance, terminate all the rights and obligations of the Company under this Agreement and in and to the Mortgage Loans and the proceeds thereof without compensating the Company for the same. On or after the receipt by the Company of such written notice (or, in the case of an Event of Default under clauses (iii), (iv) or (v) above, in which case, automatically and without notice), all authority and power of the Company under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the successor appointed pursuant to Section 11.01. Upon written request from the Purchaser, the Company shall prepare, execute and deliver, any and all documents and other instruments, place in such successor's possession all Mortgage Files, and do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise, at the Company's sole expense. The Company agrees to cooperate with the Purchaser and such successor in effecting the termination of the Company's responsibilities and rights hereunder, including, without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Company to the Custodial Account or Escrow Account or thereafter received with respect to the Mortgage Loans or any REO Property.

Section 9.02 Waiver of Defaults.

The Purchaser may waive only by written notice any default by the Company in the performance of its obligations hereunder and its consequences. Upon any such waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived in writing.

ARTICLE X

TERMINATION

Section 10.01 Termination.

The respective obligations and responsibilities of the Company shall terminate upon: (i) the later of the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan and the disposition of all remaining REO Property and the remittance of all funds due hereunder; or (ii) by mutual consent of the Company and the Purchaser in writing; or (iii) termination with cause under the terms of this Agreement.

ARTICLE XI

MISCELLANEOUS PROVISIONS

Section 11.01 Successor to the Company.

Prior to termination of the Company's responsibilities and duties under this Agreement pursuant to Sections 4.03, 4.13, 8.04, 9.01, 10.01 (ii) or (iii), the Purchaser shall (i) succeed to and assume all of the Company's responsibilities, rights, duties and obligations under this Agreement, or (ii) appoint a successor having the characteristics set forth in Section 8.02 hereof and which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Company under this Agreement prior to the termination of the Company's responsibilities, duties and liabilities under this Agreement. In connection with such appointment and assumption, the Purchaser may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as the Purchaser and such successor shall agree. In the event that the Company's duties, responsibilities and liabilities under this Agreement should be terminated pursuant to the aforementioned Sections, the Company shall discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under this Agreement, and shall take no action whatsoever that might impair or prejudice the rights or financial condition of its successor. The resignation or removal of the Company pursuant to the aforementioned Sections shall not become effective until a successor shall be appointed pursuant to this Section and shall in no event relieve the Company of the representations and warranties made pursuant to Sections 3.01 and 3.02 and the remedies available to the Purchaser under Sections 3.03 and 8.01, it being understood and agreed that the provisions of such Sections 3.01, 3.02, 3.03 and 8.01 shall be applicable to the Company notwithstanding any such resignation or termination of the Company, or the termination of this Agreement.

Any successor appointed as provided herein shall execute, acknowledge and deliver to the Company and to the Purchaser an instrument accepting such appointment, whereupon such successor shall become fully vested with all the rights, powers, duties, responsibilities, obligations and liabilities of the Company, with like effect as if originally named as a party to this Agreement. Any termination or resignation of the Company or termination of this Agreement pursuant to Section 4.03, 4.13, 8.04, 9.01 or 10.01 shall not affect any claims that the Purchaser may have against the Company arising prior to any such termination or resignation.

The Company shall promptly deliver to the successor the funds in the Custodial Account and the Escrow Account and the Mortgage Files and related documents and statements held by it hereunder and the Company shall account for all funds. The Company shall execute and deliver such instruments and do such other things all as may reasonably be required to more fully and definitely vest and confirm in the successor all such rights, powers, duties, responsibilities, obligations and liabilities of the Company. The successor shall make arrangements as it may deem appropriate to reimburse the Company for Nonrecoverable Advances which the successor retains hereunder and which would otherwise have been recovered by the Company pursuant to this Agreement but for the appointment of the successor servicer.

Upon a successor's acceptance of appointment as such, the party who obtained such successor shall notify by mail the other party of such appointment.

Section 11.02 Amendment.

This Agreement may be amended from time to time by the Company and the Purchaser by written agreement signed by the Company and the Purchaser.

Section 11.03 [Reserved]

Section 11.04 Governing Law.

This Agreement and the related Term Sheet shall be governed by and construed in accordance with the laws of the State of New York except to the extent preempted by Federal law. The obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

Section 11.05 Notices.

Any demands, notices or other communications permitted or required hereunder shall be in writing and shall be deemed conclusively to have been given if personally delivered at or mailed by registered mail, postage prepaid, and return receipt requested or certified mail, return receipt requested, or transmitted by telex, telegraph or telecopier and confirmed by a similar mailed writing, as follows:

(i)	if to the Company:

Mid America Bank, fsb
2650 Warrenville Road, Suite 500
Downers Grove, Illinois 60515
Attention: Theresa Mann
Fax: (630) 799-7964

and with respect to notices relating to servicing matters:

Mid America Bank, fsb
2650 Warrenville Road, Suite 500
Downers Grove, Illinois 60515
Attention: Ann Ryan
Fax: (630) 799-7964

(ii)	if to the Purchaser:

EMC Mortgage Corporation
Mac Arthur Ridge II,
909 Hidden Ridge Drive, Suite 200
Irving, Texas 75038
Attention: Ms. Ralene Ruyle
Telecopier No.: (972) 444-2810

With a copy to:

Bear Stearns Mortgage Capital Corporation
383 Madison Avenue
New York, New York 10179
Attention: Steven Trombetta

or such other address as may hereafter be furnished to the other party by like notice. Any such demand, notice or communication hereunder shall be deemed to have been received on the date delivered to or received at the premises of the addressee (as evidenced, in the case of registered or certified mail, by the date noted on the return receipt).

Section 11.06 Severability of Provisions.

Any part, provision, representation or warranty of this Agreement and the related Term Sheet which is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation or warranty of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall be ineffective, as to such jurisdiction, to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage Loan shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law that prohibits or renders void or unenforceable any provision hereof. If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate, in good faith, to develop a structure the economic effect of which is nearly as possible the same as the economic effect of this Agreement without regard to such invalidity.

Section 11.07 Exhibits.

The exhibits to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

Section 11.08 General Interpretive Principles.

For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(i)  the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

(ii)  accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

(iii)  references herein to "Articles", "Sections", Subsections", "Paragraphs", and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

(iv)  a reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

(v)  the words "herein", "hereof ", "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision;

(vi)  the term "include" or "including" shall mean without limitation by reason of enumeration; and

(viii)  headings of the Articles and Sections in this Agreement are for reference purposes only and shall not be deemed to have any substantive effect.

Section 11.09 Reproduction of Documents.

This Agreement and all documents relating thereto, including, without limitation, (i) consents, waivers and modifications which may hereafter be executed, (ii) documents received by any party at the closing, and (iii) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

Section 11.10 Confidentiality of Information.

Each party recognizes that, in connection with this Agreement, it may become privy to non-public information regarding the financial condition, operations and prospects of the other party. Each party agrees to keep all non-public information regarding the other party strictly confidential, and to use all such information solely in order to effectuate the purpose of the Agreement; provided that each party may provide confidential information to its employees, agents and affiliates who have a need to know such information in order to effectuate the transaction. In addition, confidential information may be provided to a regulatory authority with supervisory power over the Purchaser, provided such information is identified as confidential non-public information.

The Company agrees that the Company (i) shall comply with any applicable laws and regulations regarding the privacy and security of Consumer Information including, but not limited to the Gramm-Leach-Bliley Act, Title V, Subtitle A, 15 U.S.C. § 6801 et seq., (ii) shall not use Consumer Information in any manner inconsistent with any applicable laws and regulations regarding the privacy and security of Consumer Information, (iii) shall not disclose Consumer Information to third parties except at the specific written direction of the Purchaser, (iv) shall maintain adequate physical, technical and administrative safeguards to protect Consumer Information from unauthorized access as provided by the applicable laws and regulations, and (v) shall immediately notify the Purchaser of any actual or suspected breach of the confidentiality of Consumer Information that would have a material and adverse effect on the Purchaser.
Section 11.11 Recordation of Assignments of Mortgage.

To the extent permitted by applicable law, each of the Assignments is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by and at the Company’s expense in the event recordation is either necessary under applicable law or requested by the Purchaser at its sole option.

Section 11.12 Assignment.

The Purchaser shall have the right, without the consent of the Company, to assign, in whole or in part, its interest under this Agreement with respect to some or all of the Mortgage Loans, and designate any person to exercise any rights of the Purchaser hereunder, by executing a Purchase, Assignment, Assumption and Recognition Agreement substantially in the form of Exhibit D hereto and the assignee or designee shall accede to the rights and obligations hereunder of the Purchaser with respect to such Mortgage Loans. In no event shall the Purchaser sell a partial interest in any Mortgage Loan without the written consent of the Company, which consent shall not be unreasonably denied. All references to the Purchaser in this Agreement shall be deemed to include its assignee or designee. The Company shall have the right, only with the consent of the Purchaser or otherwise in accordance with this Agreement, to assign, in whole or in part, its interest under this Agreement with respect to some or all of the Mortgage Loans.

Section 11.13 No Partnership.

Nothing herein contained shall be deemed or construed to create a co-partnership or joint venture between the parties hereto and the services of the Company shall be rendered as an independent contractor and not as agent for the Purchaser.

Section 11.14 Signature Pages/Counterparts; Successors and Assigns.

This Agreement and/or any Term Sheet shall be executed by each party (i) in one or more fully executed copies, each of which shall constitute a fully executed original Agreement, and/or (ii) in counterparts having one or more original signatures, and all such counterparts containing the original signatures of all of the parties hereto taken together shall constitute a fully executed original Agreement or Term Sheet, as applicable, and/or (iii) by delivery of one or more original signed signature pages to the other parties hereto (x) by mail or courier, and/or (y) by electronic transmission, including without limitation by telecopier, facsimile or email of a scanned image (“Electronic Transmission”), each of which as received shall constitute for all purposes an executed original signature page of such party. The Purchaser may deliver a copy of this Agreement and/or any Term Sheet, fully executed as provided herein, to each other party hereto by mail and/or courier and/or Electronic Transmission, and such copy as so delivered shall constitute a fully executed original Agreement or Term Sheet, as applicable, superseding any prior form of the Agreement or Term Sheet, as applicable, that differs therefrom in any respect. This Agreement shall inure to the benefit of and be binding upon the Company and the Purchaser and their respective successor and assigns.

Section 11.15 Entire Agreement.

The Company acknowledges that no representations, agreements or promises were made to the Company by the Purchaser or any of its employees other than those representations, agreements or promises specifically contained herein and in the Confirmation. The Confirmation and this Agreement and the related Term Sheet sets forth the entire understanding between the parties hereto; provided, however, only this Agreement and the related Term Sheet shall be binding upon all successors of both parties. In the event of any inconsistency between the Confirmation and this Agreement, this Agreement and the related Term Sheet shall control.

Section 11.16. No Solicitation.

From and after the Closing Date, the Company agrees that it will not take any action or permit or cause any action to be taken by any of its agents or affiliates, to personally, by telephone or mail, solicit the Mortgagor under any Mortgage Loan to refinance the Mortgage Loan, in whole or in part, without the prior written consent of the Purchaser. Notwithstanding the foregoing, it is understood and agreed that (i) promotions undertaken by the Company or any affiliate of the Company which are directed to the general public at large, or segments thereof, provided that no segment shall consist primarily of the Mortgage Loans, including, without limitation, mass mailing based on commercially acquired mailing lists, newspaper, radio and television advertisements and (ii) responses to unsolicited requests or inquiries made by a Mortgagor or an agent of a Mortgagor, shall not constitute solicitation under this Section 11.16. This Section 11.16 shall not be deemed to preclude the Company or any of its affiliates from soliciting any Mortgagor for any other financial products or services. The Company shall use its best efforts to prevent the sale of the name of any Mortgagor to any Person who is not affiliate of the Company.

Section 11.17. Closing.

The closing for the purchase and sale of the Mortgage Loans shall take place on the related Closing Date. The closing shall be either: by telephone, confirmed by letter or wire as the parties shall agree, or conducted in person, at such place as the parties shall agree.

The closing for the Mortgage Loans to be purchased on the related Closing Date shall be subject to each of the following conditions:

(a) at least one (1) Business Day prior to the related Closing Date, the Company shall deliver to the Purchaser a magnetic diskette, or transmit by modem, a listing on a loan-level basis of the information contained in the related Mortgage Loan Schedule attached to the related Term Sheet;

(b) all of the representations and warranties of the Company under this Agreement shall be materially true and correct as of the related Closing Date and no event shall have occurred which, with notice or the passage of time, would constitute a material default under this Agreement;

(c) the Purchaser shall have received, or the Purchaser's attorneys shall have received in escrow, all documents required pursuant to this Agreement, the related Term Sheet and an Officer Certificate (on or prior to the initial Closing Date only), all in such forms as are agreed upon and acceptable to the Purchaser, duly executed by all signatories other than the Purchaser as required pursuant to the terms hereof; and

(d) all other terms and conditions of this Agreement, the related Term Sheet and the Confirmation shall have been materially complied with.

Subject to the foregoing conditions, the Purchaser shall pay to the Company on the related Closing Date the Purchase Price, plus accrued interest pursuant to Section 2.02 of this Agreement, by wire transfer of immediately available funds to the account designated by the Company.

Section 11.18. [Reserved]

Section 11.19. Monthly Reporting with Respect to a Reconstitution.

As long as the Company continues to service Mortgage Loans, the Company agrees that with respect to any Mortgage Loan sold or transferred pursuant to a Reconstitution as described in Section 11.18 of this Agreement (a “Reconstituted Mortgage Loan”), the Company, at its expense, shall provide the Purchaser with the information set forth in Exhibit E attached hereto for each Reconstituted Mortgage Loan in Excel or such electronic delimited file format as may be mutually agreed upon by both the Purchaser and the Company. Such information shall be provided monthly for all Reconstituted Mortgage Loans on the fifth (5th) Business Day of each month for the immediately preceding monthly period, and shall be transmitted to fast.data@bear.com.

IN WITNESS WHEREOF, the Company and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

EMC MORTGAGE CORPORATION Purchaser

By:

Name: Title:

MID AMERICA BANK, FSB Company

By:

Name: Title:

EXHIBIT A

CONTENTS OF MORTGAGE FILE

With respect to each Mortgage Loan, the Mortgage File shall include each of the following items, which shall be available for inspection by the Purchaser, and which shall be retained by the Company in the Servicing File or delivered to the Purchaser or its designee pursuant to Sections 2.04 and 2.05 of the Purchase, Warranties and Servicing Agreement.

1. The original Mortgage Note endorsed "Pay to the order of _______________________, without recourse," and signed via original signature in the name of the Company by an authorized officer, with all intervening endorsements showing a complete chain of title from the originator to the Company, together with any applicable riders. In no event may an endorsement be a facsimile endorsement. If the Mortgage Loan was acquired by the Company in a merger, the endorsement must be by "[Company], successor by merger to the [name of predecessor]". If the Mortgage Loan was acquired or originated by the Company while doing business under another name, the endorsement must be by "[Company] formerly known as [previous name]". Mortgage Notes may be in the form of a lost note affidavit subject to the Purchaser acceptability.

2. The original Mortgage (together with a standard adjustable rate mortgage rider) with evidence of recording thereon, or a copy thereof certified by the public recording office in which such mortgage has been recorded or, if the original Mortgage has not been returned from the applicable public recording office, a true certified copy, certified by the Company.

3. The original or certified copy, certified by the Company, of the Primary Mortgage Insurance Policy, if required.

4. The original Assignment, from the Company to _______________________________, or in accordance with the Purchaser's instructions, which assignment shall, but for any blanks requested by the Purchaser, be in form and substance acceptable for recording. If the Mortgage Loan was acquired or originated by the Company while doing business under another name, the Assignment must be by "[Company] formerly known as [previous name]". If the Mortgage Loan was acquired by the Company in a merger, the endorsement must be by "[Company], successor by merger to the [name of predecessor]". None of the Assignments are blanket assignments of mortgage.

5. The original policy of title insurance, including riders and endorsements thereto, or if the policy has not yet been issued, a written commitment or interim binder or preliminary report of title issued by the title insurance or escrow company.

6. Originals of all recorded intervening Assignments, or copies thereof, certified by the public recording office in which such Assignments have been recorded showing a complete chain of title from the originator to the Company, with evidence of recording thereon, or a copy thereof certified by the public recording office in which such Assignment has been recorded or, if the original Assignment has not been returned from the applicable public recording office, a true certified copy, certified by the Company.

7. Originals, or copies thereof certified by the public recording office in which such documents have been recorded, of each assumption, extension, modification, written assurance or substitution agreements, if applicable, or if the original of such document has not been returned from the applicable public recording office, a true certified copy, certified by the Company.

8. If the Mortgage Note or Mortgage or any other material document or instrument relating to the Mortgage Loan has been signed by a person on behalf of the Mortgagor, the original or copy of power of attorney or other instrument that authorized and empowered such person to sign bearing evidence that such instrument has been recorded, if so required in the appropriate jurisdiction where the Mortgaged Property is located, or a copy thereof certified by the public recording office in which such instrument has been recorded or, if the original instrument has not been returned from the applicable public recording office, a true certified copy, certified by the Company.

9. Reserved.

10. Mortgage Loan closing statement (Form HUD-1) and any other truth-in-lending or real estate settlement procedure forms required by law.

11. Residential loan application.

12. Uniform underwriter and transmittal summary (Fannie Mae Form 1008) or reasonable equivalent.

13. Credit report on the mortgagor.

14. Business credit report, if applicable.

15. Residential appraisal report and attachments thereto.

16. The original of any guarantee executed in connection with the Mortgage Note.

17. Verification of employment and income except for Mortgage Loans originated under a limited documentation program, all in accordance with Company's underwriting guidelines.

18. Verification of acceptable evidence of source and amount of down payment, in accordance with the Company's underwriting guidelines.

19. Photograph of the Mortgaged Property (may be part of appraisal)
.
20. Survey of the Mortgaged Property, if any.

21. Sales contract, if applicable.

22. If available, termite report, structural engineer’s report, water portability and septic certification.

23. Any original security agreement, chattel mortgage or equivalent executed in connection with the Mortgage.

24. Name affidavit, if applicable.

Notwithstanding anything to the contrary herein, the Company may provide one certificate for all of the Mortgage Loans indicating that the documents were delivered for recording.

EXHIBIT B

CUSTODIAL ACCOUNT LETTER AGREEMENT

______________, 2005

To:   [_______________________]
 (the "Depository")

As "Company" under the Purchase, Warranties and Servicing Agreement, dated as of [_____________________] 1, 200[_] (the "Agreement"), we hereby authorize and request you to establish an account, as a Custodial Account pursuant to Section 4.04 of the Agreement, to be designated as "[______________________________________], in trust for the [Purchaser], Owner of Mortgage Loans". All deposits in the account shall be subject to withdrawal therefrom by order signed by the Company. This letter is submitted to you in duplicate. Please execute and return one original to us.

[__________________________]

By:____________________________
Name:__________________________
Title:___________________________

The undersigned, as "Depository", hereby certifies that the above described account has been established under Account Number [__________], at the office of the depository indicated above, and agrees to honor withdrawals on such account as provided above. The full amount deposited at any time in the account will be insured up to applicable limits by the Federal Deposit Insurance Corporation through the Bank Insurance Fund or the Savings Association Insurance Fund or will be invested in Permitted Investments as defined in the Agreement.

[__________________________]

By:____________________________
Name:__________________________
Title:___________________________

EXHIBIT C

ESCROW ACCOUNT LETTER AGREEMENT
_____________, 2005

To:    [_______________________]
 (the "Depository")

As “Company” under the Purchase Warranties and Servicing Agreement, dated as of [____________________]1, 200[_] (the "Agreement"), we hereby authorize and request you to establish an account, as an Escrow Account pursuant to Section 4.06 of the Agreement, to be designated as "[__________________________], in trust for the [Purchaser], Owner of Mortgage Loans, and various Mortgagors." All deposits in the account shall be subject to withdrawal therefrom by order signed by the Company. This letter is submitted to you in duplicate. Please execute and return one original to us.

[__________________________]

By:____________________________
Name:__________________________
Title:___________________________

The undersigned, as "Depository", hereby certifies that the above described account has been established under Account Number __________, at the office of the depository indicated above, and agrees to honor withdrawals on such account as provided above. The full amount deposited at any time in the account will be insured up to applicable limits by the Federal Deposit Insurance Corporation through the Bank Insurance Fund or the Savings Association Insurance Fund or will be invested in Permitted Investments as defined in the Agreement.

[__________________________]

By:____________________________
Name:__________________________
Title:___________________________

EXHIBIT D

FORM OF PURCHASE, ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT

This is a Purchase, Assignment, Assumption and Recognition Agreement (this “PAAR Agreement”) made as of __________, 200__, among EMC Mortgage Corporation ( “Assignor”), ___________________ ( “Assignee”), and Mid America Bank, fsb ( “Company”).

In consideration of the mutual promises contained herein the parties hereto agree that the residential mortgage loans (the “Assigned Loans”) listed on Attachment 1 annexed hereto (the "Assigned Loan Schedule") now serviced by Company for Assignor and its successors and assigns pursuant to the Purchase, Warranties and Servicing Agreement, dated as of _________, 200__, between Assignor and Company (the “Purchase Agreement”) shall be subject to the terms of this PAAR Agreement. Capitalized terms used herein but not defined shall have the meanings ascribed to them in the Purchase Agreement.

Purchase, Assignment and Assumption

1. Assignor hereby grants, transfers and assigns to Assignee all of the right, title and interest of Assignor in the Assigned Loans and, as they relate to the Assigned Loans, all of its right, title and interest in, to and under the Purchase Agreement.

2. Simultaneously with the execution hereof, (i) Assignee shall pay to Assignor the “Funding Amount” as set forth in that certain letter agreement, dated as of _________ ____, between Assignee and Assignor (the “Confirmation”) and (ii) Assignor, at its expense, shall have caused to be delivered to Assignee or its designee the Mortgage File for each Assigned Loan in Assignor's or its custodian's possession, as set forth in the Purchase Agreement, along with, for each Assigned Loan, an endorsement of the Mortgage Note from the Company, in blank, and an assignment of mortgage in recordable form from the Company, in blank. Assignee shall pay the Funding Amount by wire transfer of immediately available funds to the account specified by Assignor. Assignee shall be entitled to all scheduled payments due on the Assigned Loans after ___________, 200__ and all unscheduled payments or other proceeds or other recoveries on the Assigned Loans received on and after _____________, 200__.

Representations, Warranties and Covenants

3. Assignor warrants and represents to Assignee and Company as of the date hereof:

(a) Attached hereto as Attachment 2 is a true and accurate copy of the Purchase Agreement, which agreement is in full force and effect as of the date hereof and the provisions of which have not been waived, amended or modified in any respect, nor has any notice of termination been given thereunder;

(b) Assignor is the lawful owner of the Assigned Loans with full right to transfer the Assigned Loans and any and all of its interests, rights and obligations under the Purchase Agreement as they relate to the Assigned Loans, free and clear from any and all claims and encumbrances; and upon the transfer of the Assigned Loans to Assignee as contemplated herein, Assignee shall have good title to each and every Assigned Loan, as well as any and all of Assignee’s interests, rights and obligations under the Purchase Agreement as they relate to the Assigned Loans, free and clear of any and all liens, claims and encumbrances;

(c) There are no offsets, counterclaims or other defenses available to Company with respect to the Assigned Loans or the Purchase Agreement;

(d) Assignor has no knowledge of, and has not received notice of, any waivers under, or any modification of, any Assigned Loan;

(e) Assignor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite power and authority to acquire, own and sell the Assigned Loans;

(f) Assignor has full corporate power and authority to execute, deliver and perform its obligations under this PAAR Agreement, and to consummate the transactions set forth herein. The consummation of the transactions contemplated by this PAAR Agreement is in the ordinary course of Assignor’s business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of Assignor’s charter or by-laws or any legal restriction, or any material agreement or instrument to which Assignor is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which Assignor or its property is subject. The execution, delivery and performance by Assignor of this PAAR Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on part of Assignor. This PAAR Agreement has been duly executed and delivered by Assignor and, upon the due authorization, execution and delivery by Assignee and Company, will constitute the valid and legally binding obligation of Assignor enforceable against Assignor in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

(g) No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by Assignor in connection with the execution, delivery or performance by Assignor of this PAAR Agreement, or the consummation by it of the transactions contemplated hereby; and

(h) Neither Assignor nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Assigned Loans or any interest in the Assigned Loans, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Assigned Loans, or any interest in the Assigned Loans or otherwise approached or negotiated with respect to the Assigned Loans, or any interest in the Assigned Loans with any Person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action which would constitute a distribution of the Assigned Loans under the Securities Act of 1933, as amended (the “1933 Act”) or which would render the disposition of the Assigned Loans a violation of Section 5 of the 1933 Act or require registration pursuant thereto.

4. Assignee warrants and represents to, and covenants with, Assignor and Company as of the date hereof:

(a) Assignee is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to acquire, own and purchase the Assigned Loans;

(b) Assignee has full corporate power and authority to execute, deliver and perform its obligations under this PAAR Agreement, and to consummate the transactions set forth herein. The consummation of the transactions contemplated by this PAAR Agreement is in the ordinary course of Assignee’s business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of Assignee’s charter or by-laws or any legal restriction, or any material agreement or instrument to which Assignee is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which Assignee or its property is subject. The execution, delivery and performance by Assignee of this PAAR Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on part of Assignee. This PAAR Agreement has been duly executed and delivered by Assignee and, upon the due authorization, execution and delivery by Assignor and Company, will constitute the valid and legally binding obligation of Assignee enforceable against Assignee in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

(c) No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by Assignee in connection with the execution, delivery or performance by Assignee of this PAAR Agreement, or the consummation by it of the transactions contemplated hereby; and

(d) Assignee agrees to be bound as “Purchaser” by all of the terms, covenants and conditions of the Purchase Agreement with respect to the Assigned Loans, and from and after the date hereof, Assignee assumes for the benefit of each of Assignor and Company all of Assignor's obligations as “Purchaser” thereunder but solely with respect to such Assigned Loans.

5. Company warrants and represents to, and covenant with, Assignor and Assignee as of the date hereof:

(a) Attached hereto as Attachment 2 is a true and accurate copy of the Purchase Agreement, which agreement is in full force and effect as of the date hereof and the provisions of which have not been waived, amended or modified in any respect, nor has any notice of termination been given thereunder;

(b) Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite power and authority to service the Assigned Loans and otherwise to perform its obligations under the Purchase Agreement;

(c) Company has full corporate power and authority to execute, deliver and perform its obligations under this PAAR Agreement, and to consummate the transactions set forth herein. The consummation of the transactions contemplated by this PAAR Agreement is in the ordinary course of Company’s business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of Company’s charter or by-laws or any legal restriction, or any material agreement or instrument to which Company is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which Company or its property is subject. The execution, delivery and performance by Company of this PAAR Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on part of Company. This PAAR Agreement has been duly executed and delivered by Company, and, upon the due authorization, execution and delivery by Assignor and Assignee, will constitute the valid and legally binding obligation of Company, enforceable against Company in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

(d) No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by Company in connection with the execution, delivery or performance by Company of this PAAR Agreement, or the consummation by it of the transactions contemplated hereby;

(e) No event has occurred from the Closing Date to the date hereof which would render the representations and warranties as to the related Assigned Loans made by Company in Sections 3.01 and 3.02 of the Purchase Agreement to be untrue in any material respect; and

(f) Neither this PAAR Agreement nor any certification, statement, report or other agreement, document or instrument furnished or to be furnished by Company pursuant to this PAAR Agreement contains or will contain any materially untrue statement of fact or omits or will omit to state a fact necessary to make the statements contained therein not misleading.

Recognition of Assignee

6. From and after the date hereof, Company shall recognize Assignee as owner of the Assigned Loans and will service the Assigned Loans in accordance with the Purchase Agreement. It is the intention of Assignor, Company and Assignee that this PAAR Agreement shall be binding upon and for the benefit of the respective successors and assigns of the parties hereto. Neither Company nor Assignor shall amend or agree to amend, modify, waiver, or otherwise alter any of the terms or provisions of the Purchase Agreement which amendment, modification, waiver or other alteration would in any way affect the Assigned Loans without the prior written consent of Assignee.

Miscellaneous

7. All demands, notices and communications related to the Assigned Loans, the Purchase Agreement and this PAAR Agreement shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid, as follows:

(a)	In the case of Company,

Mid America Bank, fsb
2650 Warrenville Road, Suite 500
Downers Grove, Illinois 60515
Attention: Theresa Mann
Fax: (630) 799-7964

and with respect to notices relating to servicing matters:

Mid America Bank, fsb
2650 Warrenville Road, Suite 500
Downers Grove, Illinois 60515
Attention: Ann Ryan
Fax: (630) 799-7964

(b)	In the case of Assignor,

____________________
____________________
____________________
____________________
____________________

(c)	In the case of Assignee,

EMC Mortgage Corporation
Mac Arthur Ridge II
909 Hidden Ridge Drive, Suite 200
Irving, Texas 75038
Attention: Raylene Ruyle
Telecopier No.: (972) 444-2810

with a copy to:

Bear, Stearns & Co. Inc.
383 Madison Avenue
New York, New York 10179
Attention: Steve Trombetta
Telecopier No.: (212) 272-[___]

8. Each party will pay any commissions it has incurred and the fees of its attorneys in connection with the negotiations for, documenting of and closing of the transactions contemplated by this PAAR Agreement.

9. This PAAR Agreement shall be construed in accordance with the laws of the State of New York, without regard to conflicts of law principles, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

10. No term or provision of this PAAR Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

11. This PAAR Agreement shall inure to the benefit of the successors and assigns of the parties hereto. Any entity into which Assignor, Assignee or Company may be merged or consolidated shall, without the requirement for any further writing, be deemed Assignor, Assignee or Company, respectively, hereunder.

12. This PAAR Agreement shall survive the conveyance of the Assigned Loans, the assignment of the Purchase Agreement to the extent of the Assigned Loans by Assignor to Assignee and the termination of the Purchase Agreement.

13. This PAAR Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original and all such counterparts shall constitute one and the same instrument.

14. In the event that any provision of this PAAR Agreement conflicts with any provision of the Purchase Agreement with respect to the Assigned Loans, the terms of this PAAR Agreement shall control. In the event that any provision of this PAAR Agreement conflicts with any provision of the Confirmation with respect to the Assigned Loans, the terms of this PAAR Agreement shall control.

[Modification of Purchase Agreement

15.  Company and Assignor hereby amend the Purchase Agreement as follows:

(a)    The following definitions are added to Section 1.01 of the Purchase Agreement:

Securities Administrator:       ________________________

Supplemental PMI Insurer:    ________________________

Supplemental PMI Policy:     The primary guarantee insurance policy of the Supplemental PMI Insurer attached hereto as Exhibit [_], or any successor Supplemental PMI Policy given to the Servicer by the Assignee.

Trustee:        ________________________

(b)    The following definition is amended and restated:

Insurance Proceeds: Proceeds of any Primary Mortgage Insurance Policy, the Supplemental PMI Policy, any title policy, any hazard insurance policy or any other insurance policy covering a Mortgage Loan or other related Mortgaged Property, including any amounts required to be deposited in the Custodial Account pursuant to Section 4.04, to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with Accepted Servicing Practices.

(c)    The following are added as the fourth, fifth and sixth paragraphs of Section 4.08:

“In connection with its activities as servicer, the Company agrees to prepare and present, on behalf of itself and the Purchaser, claims to the Supplemental PMI Insurer with respect to the Supplemental PMI Policy and, in this regard, to take such action as shall be necessary to permit recovery under any Supplemental PMI Policy respecting a defaulted Mortgage Loan. Pursuant to Section 4.04, any amounts collected by the Company under any Supplemental PMI Policy shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 4.05.

In accordance with the Supplemental PMI Policy, the Company shall provide to the Supplemental PMI Insurer any required information regarding the Mortgage Loans.

The Company shall provide to the [Securities Administrator] on a monthly basis via computer tape, or other mutually acceptable format, the unpaid principal balance, insurer certificate number, lender loan number, and premium due the Supplemental PMI Insurer for each Mortgage Loan covered by the Supplemental PMI Policy. In addition, the Company agrees to forward to the

Purchaser and the [Securities Administrator] any statements or other reports given by the Supplemental PMI Insurer to the Servicer in connection with a claim under the Supplemental PMI Policy.”

(d)    Clause (vi) of Section 9.01 is amended to read as follows:

“Company ceases to be approved by either Fannie Mae or FHLMC as a mortgage loan seller or servicer for more than thirty days, or the Company fails to meet the servicer eligibility requirements of the Supplemental PMI Insurer; or”]

IN WITNESS WHEREOF, the parties hereto have executed this PAAR Agreement as of the day and year first above written.

EMC MORTGAGE CORPORATION Assignor

By: __________________________
Name:________________________
Title:______________________

_________________________________ Assignee

By:_______________________________
Name:_____________________________
Title:__________________________

MID AMERICA BANK, FSB Company

By:_______________________________
Name:_____________________________
Title:__________________________

ATTACHMENT 1

ASSIGNED LOAN SCHEDULE

ATTACHMENT 2

PURCHASE, WARRANTIES AND SERVICING AGREEMENT

EXHIBIT E

FORM OF TRIAL BALANCE

EXHIBIT G

REQUEST FOR RELEASE OF DOCUMENTS AND RECEIPT

RE:     Mortgage Loan #___________________________________
BORROWER:__________________________________________________
PROPERTY: __________________________________________________

Pursuant to a Purchase, Warranties and Servicing Agreement (the "Agreement") between the Company and the Purchaser, the undersigned hereby certifies that he or she is an officer of the Company requesting release of the documents for the reason specified below. The undersigned further certifies that:

(Check one of the items below)

_____ On _________________, the above captioned Mortgage Loan was paid in full or that the Company has been notified that payment in full has been or will be escrowed. The Company hereby certifies that all amounts with respect to this loan which are required under the Agreement have been or will be deposited in the Custodial Account as required.

_____ The above captioned Mortgage Loan is being repurchased pursuant to the terms of the Agreement. The Company hereby certifies that the repurchase price has been credited to the Custodial Account as required under the Agreement.

_____ The above captioned Mortgage Loan is being placed in foreclosure and the original documents are required to proceed with the foreclosure action. The Company hereby certifies that the documents will be returned to the Purchaser in the event of reinstatement.

_____ Other (explain)

_______________________________________________________
_______________________________________________________

All capitalized terms used herein and not defined shall have the meanings assigned to them in the Agreement.

Based on this certification and the indemnities provided for in the Agreement, please release to the Company all original Mortgage Loan Documents in your possession relating to this loan.

Dated:_________________

By:

Signature
___________________________________
Title

Send documents to: _____________________________________________
_____________________________________________
_____________________________________________

Acknowledgement:

The Purchaser hereby acknowledges that all original documents previously released on the above captioned Mortgage Loan have been returned and received by the Purchaser.

Dated:________________

By:________________________________
Signature

_______________________________
Title

EXHIBIT H

COMPANY’S UNDERWRITING GUIDELINES

EXHIBIT I

TERM SHEET

This TERM SHEET (the "Term Sheet") dated _____________, between Mid America Bank, fsb, located at 2650 Warrenville Road, Suite 500, Downers Grove, Illinois 60515 (the “Company”) and EMC Mortgage Corporation, a Delaware corporation, located at Mac Arthur Ridge II, 909 Hidden Ridge Drive, Suite 200, Irving, Texas 75038 (the "Purchaser") is made pursuant to the terms and conditions of that certain Purchase, Warranties and Servicing Agreement, as amended (the "Agreement") dated as of February 1, 2006, between the Company and the Purchaser, the provisions of which are incorporated herein as if set forth in full herein, as such terms and conditions may be modified or supplemented hereby. All initially capitalized terms used herein unless otherwise defined shall have the meanings ascribed thereto in the Agreement.

The Purchaser hereby purchases from the Company and the Company hereby sells to the Purchaser, all of the Company’s right, title and interest in and to the Mortgage Loans on a servicing retained basis described on the Mortgage Loan Schedule annexed hereto as Schedule I, pursuant to and in accordance with the terms and conditions set forth in the Agreement, as same may be supplemented or modified hereby. Hereinafter, the Company shall service the Mortgage Loans for the benefit of the Purchaser and all subsequent transferees of the Mortgage Loans pursuant to and in accordance with the terms and conditions set forth in the Agreement.

1.    Definitions

For purposes of the Mortgage Loans to be sold pursuant to this Term Sheet, the following terms shall have the following meanings:

Aggregate Principal Balance
(as of the Cut-Off Date):

Closing Date:

Custodian:

Cut-off Date:

Initial Weighted Average
Mortgage Loan Remittance Rate:

Mortgage Loan:

Purchase Price Percentage:

Servicing Fee Rate:
Additional Closing Conditions:

In addition to the conditions specified in the Agreement, the obligation of each of the Company and the Purchaser is subject to the fulfillment, on or prior to the applicable Closing Date, of the following additional conditions: [None].

Additional Loan Documents:

In addition to the contents of the Mortgage File specified in the Agreement, the following documents shall be delivered with respect to the Mortgage Loans: [None].

[Additional] [Modification] of Representations and Warranties:

[In addition to the representations and warranties set forth in the Agreement, as of the date hereof, the Company makes the following additional representations and warranties with respect to the Mortgage Loans: [None]. [Notwithstanding anything to the contrary set forth in the Agreement, with respect to each Mortgage Loan to be sold on the Closing Date, the representation and warranty set forth in Section ______ of the Agreement shall be modified to read as follows:]

Except as modified herein, the Agreement shall remain in full force and effect as of the date hereof.

IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective duly authorized officers as of the date first above written.

MID AMERICA BANK, FSB

By:_______________________________
Name:_____________________________
Title:__________________________

EMC MORTGAGE CORPORATION

By:_______________________________
Name:_____________________________
Title:__________________________

SCHEDULE I

MORTGAGE LOAN SCHEDULE

AMENDMENT NUMBER ONE
to the

PURCHASE, WARRANTIES AND SERVICING AGREEMENT

Dated as of February 1, 2006

between

EMC MORTGAGE CORPORATION,
as Purchaser

and

MID AMERICA BANK, FSB,
as Company

This AMENDMENT NUMBER ONE (this “Amendment”) is made and entered into this 1st day of February, 2006, by and between EMC Mortgage Corporation, a Delaware corporation, as purchaser (the “Purchaser”) and Mid America Bank, fsb, as company (the “Company”) in connection with the Purchase, Warranties and Servicing Agreement, dated as of February 1, 2006, between the above mentioned parties (the “Agreement”). This Amendment is made pursuant to Section 11.02 of the Agreement.

RECITALS

WHEREAS, the parties hereto have entered into the Agreement;

WHEREAS, the Agreement provides that the parties thereto may enter into an amendment to the Agreement;

WHEREAS, the parties hereto desire to amend the Agreement as set forth in this Amendment; and

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.      Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Agreement.

2.      Article I of the Agreement is hereby amended effective as of the date hereof by adding the following definitions to Section 1.01:

Commission or SEC: The Securities and Exchange Commission.

Delinquency Recognition Policies: The delinquency recognition policies set forth in Exhibit Q.

Depositor: The depositor, as such term is defined in Regulation AB, with respect to any Pass-Through Transfer.

Exchange Act: The Securities Exchange Act of 1934, as amended.

Master Servicer: With respect to any Pass-Through Transfer, the “master servicer,” if any, identified in the related transaction documents.

Prepayment Charge: Any prepayment premium, penalty or charge payable by a Mortgagor in connection with any Principal Prepayment on a Mortgage Loan pursuant to the terms of the related Mortgage Note.

Qualified Correspondent: Any Person from which the Company purchased Mortgage Loans, provided that the following conditions are satisfied: (i) such Mortgage Loans were originated pursuant to an agreement between the Company and such Person that contemplated that such Person would underwrite mortgage loans from time to time, for sale to the Company, in accordance with underwriting guidelines designated by the Company (“Designated Guidelines”) or guidelines that do not vary materially from such Designated Guidelines; (ii) such Mortgage Loans were in fact underwritten as described in clause (i) above and were acquired by the Company within 180 days after origination; (iii) either (x) the Designated Guidelines were, at the time such Mortgage Loans were originated, used by the Company in origination of mortgage loans of the same type as the Mortgage Loans for the Company’s own account or (y) the Designated Guidelines were, at the time such Mortgage Loans were underwritten, designated by the Company on a consistent basis for use by lenders in originating mortgage loans to be purchased by the Company; and (iv) the Company employed, at the time such Mortgage Loans were acquired by the Company, pre-purchase or post-purchase quality assurance procedures (which may involve, among other things, review of a sample of mortgage loans purchased during a particular time period or through particular channels) designed to ensure that Persons from which it purchased mortgage loans properly applied the underwriting criteria designated by the Company.

Regulation AB: Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

Securities Act: The Securities Act of 1933, as amended.

Servicing Criteria: As of any date of determination, the “servicing criteria” set forth in Item 1122(d) of Regulation AB, or any amendments thereto, a summary of the requirements of which as of the date hereof is attached hereto as Exhibit M for convenience of reference only. In the event of a conflict or inconsistency between the terms of Exhibit M and the text of Item 1122(d) of Regulation AB, the text of Item 1122(d) of Regulation AB shall control (or those Servicing Criteria otherwise mutually agreed to by the Purchaser, the Company and any Person that will be responsible for signing any certification required under the Sarbanes-Oxley Act of 2002 with respect to a Pass-Through Transfer in response to evolving interpretations of Regulation AB and incorporated into a revised Exhibit M).

Static Pool Information: Static pool information as described in Item 1105(a)(1)-(3) and 1105(c) of Regulation AB.

Subcontractor: Any vendor, subcontractor or other Person that is not responsible for the overall servicing (as “servicing” is commonly understood by participants in the mortgage-backed securities market) of Mortgage Loans but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to Mortgage Loans under the direction or authority of the Company or a Subservicer.

Third-Party Originator: Each Person, other than a Qualified Correspondent, that originated Mortgage Loans acquired by the Company.

3.      Article I of the Agreement is hereby amended effective as of the date hereof by deleting in its entirety the definition of Subservicer in Section 1.01 and replacing it with the following:

Subservicer: Any Person that services Mortgage Loans on behalf of the Company or any Subservicer and is responsible for the performance (whether directly or through Subservicers or Subcontractors) of a substantial portion of the material servicing functions required to be performed by the Company under this Agreement or any Reconstitution Agreement that are identified in Item 1122(d) of Regulation AB. Any subservicer shall meet the qualifications set forth in Section 4.01.

4.      Article I of the Agreement is hereby amended effective as of the date hereof by deleting in its entirety the definition of Principal Prepayment in Section 1.01 and replacing it with the following:

Principal Prepayment: Any payment or other recovery of principal on a Mortgage Loan full or partial which is received in advance of its scheduled Due Date, including any Prepayment Charge and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

5.      Article III of the Agreement is hereby amended effective as of the date hereof by revising Section 3.01(n) as follows (new text underlined):

(n) Company has delivered to the Purchaser financial statements of its parent, for its last two complete fiscal years as requested. All such financial information fairly presents the pertinent results of operations and financial position for the period identified and has been prepared in accordance with GAAP throughout the periods involved, except as set forth in the notes thereto. There has been no change in the servicing policies and procedures, business, operations, financial condition, properties or assets of the Company since the date of the Company’s financial information that would have a material adverse effect on its ability to perform its obligations under this Agreement;

6.      Article III of the Agreement is hereby amended effective as of the date hereof by adding the following new Section 3.01(p):

(p) As of the date of each Pass-Through Transfer, and except as has been otherwise disclosed to the Purchaser, any Master Servicer and any Depositor: (1) no default or servicing related performance trigger has occurred as to any other securitization due to any act or failure to act of the Company; (2) no material noncompliance with applicable servicing criteria as to any other securitization has occurred, been disclosed or reported by the Company; (3) the Company has not been terminated as servicer in a residential mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger; (4) no material changes to the Company’s servicing policies and procedures for similar loans has occurred in the preceding three years; (5) there are no aspects of the Company’s financial condition that could have a material adverse impact on the performance by the Company of its obligations hereunder; (6) there are no legal proceedings pending, or known to be contemplated by governmental authorities, against the Company that could be material to investors in the securities issued in such Pass-Through Transfer; and (7) there are no affiliations, relationships or transactions relating to the Company of a type that are described under Item 1119 of Regulation AB.

7.      Article III of the Agreement is hereby amended effective as of the date hereof by adding the following new Section 3.02(iii):

With respect to each Mortgage Loan, information regarding the borrower credit files related to such Mortgage Loan has been furnished to credit reporting agencies in compliance with the provisions of the Fair Credit Reporting Act and the applicable implementing regulations.

8.      Article IV of the Agreement is hereby amended effective as of the date hereof by adding this sentence after the first sentence of Section 4.01:

In addition, the Company shall furnish information regarding the borrower credit files related to such Mortgage Loan to credit reporting agencies in compliance with the provisions of the Fair Credit Reporting Act and the applicable implementing regulations.

9.     Article IV of the Agreement is hereby amended effective as of the date hereof by deleting in its entirety the last paragraph of Section 4.02 and replacing it with the following:

The Company shall not waive any Prepayment Charge unless: (i) the enforceability thereof shall have been limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors’ rights generally, (ii) the enforcement thereof is illegal, or any local, state or federal agency has threatened legal action if the prepayment penalty is enforced, (iii) the mortgage debt has been accelerated in connection with a foreclosure or other involuntary payment or (iv) such waiver is standard and customary in servicing similar Mortgage Loans and relates to a default or a reasonably foreseeable default and would, in the reasonable judgment of the Company, maximize recovery of total proceeds taking into account the value of such Prepayment Charge and the related Mortgage Loan. If a Prepayment Charge is waived, but does not meet the standards described above, then the Company is required to pay the amount of such waived Prepayment Charge by remitting such amount to the Purchaser by the Remittance Date.

10.   Article IV of the Agreement is hereby amended effective as of the date hereof by revising the first paragraph of Section 4.03 by adding the following after the first sentence:

In determining the delinquency status of any Mortgage Loan, the Company will use Delinquency Recognition Policies to be provided by EMC or as described to and approved by the Purchaser, and shall revise these policies as reasonably requested by the Purchaser from time to time.

11.   Article V of the Agreement is hereby amended effective as of the date hereof by deleting Section 5.02 in its entirety and replacing it with the following:

Section 5.02 Statements to the Purchaser.

The Company shall furnish to Purchaser an individual loan accounting report, as of the last Business Day of each month, in the Company's assigned loan number order to document Mortgage Loan payment activity on an individual Mortgage Loan basis. With respect to each month, the corresponding individual loan accounting report shall be received by the Purchaser no later than the fifth Business Day of the following month on a disk or tape or other computer-readable format in such format as may be mutually agreed upon by both Purchaser and Company, and no later than the fifth Business Day of the following month in hard copy, and shall contain the following:

(i)      with respect to each Mortgage Loan and each Monthly Payment, the amount of such remittance allocable to principal (including a separate breakdown of any Principal Prepayment, including the date of such prepayment, and any prepayment penalties or premiums, along with a detailed report of interest on principal prepayment amounts remitted in accordance with Section 4.04);

(ii)      with respect to each Mortgage Loan and each Monthly Payment, the amount of such remittance allocable to interest;

(iii)      with respect to each Mortgage Loan, the amount of servicing compensation received by the Company during the prior distribution period;

(iv)      the Stated Principal Balance of each Mortgage Loan and the aggregate Stated Principal Balance of all Mortgage Loans as of the first day of the distribution period and the last day of the distribution period;

(v)      with respect to each Mortgage Loan, the current Mortgage Interest Rate;

(vi)      with respect to each Mortgage Loan, the aggregate amount of any Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and REO Disposition Proceeds received during the prior distribution period;

(vii)      with respect to each Mortgage Loan, the amount of any Prepayment Interest Shortfalls paid by the Company in accordance with Section 4.04(viii) during the prior distribution period;

(viii)      the beginning and ending balances of the Custodial Account and Escrow Account;

(ix)      the number of Mortgage Loans as of the first day of the distribution period and the last day of the distribution period;

(x)      with respect to each Mortgage Loan, the Stated Principal Balance of each Mortgage Loan (a) delinquent as grouped in the following intervals through final liquidation of such Mortgage Loan: 30 to 59 days, 60 to 89 days, 90 days or more; (b) as to which foreclosure has commenced; and (c) as to which REO Property has been acquired;

(xi)      with respect to each Mortgage Loan, the amount and severity of any realized loss following liquidation of such Mortgage Loan;

(xii)      with respect to each Mortgage Loan, and in the aggregate for all Mortgage Loans, the amount of any Monthly Advances made by the Company during the prior distribution period;

(xiii)      with respect to each Mortgage Loan, a description of any Servicing Advances made by the Company with respect to such Mortgage Loan including the amount, terms and general purpose of such Servicing Advances, and the aggregate amount of Servicing Advances for all Mortgage Loans during the prior distribution period;

(xiv)      with respect to each Mortgage Loan, a description of any Nonrecoverable Advances made by the Company with respect to such Mortgage Loan including the amount, terms and general purpose of such Nonrecoverable Advances, and the aggregate amount of Nonrecoverable Advances for all Mortgage Loans during the prior distribution period;

(xv)      with respect to each Mortgage Loan, a description of any Monthly Advances, Servicing Advances and Nonrecoverable Advances reimbursed to the Company with respect to such Mortgage Loan during the prior distribution period pursuant to Section 4.05, and the source of funds for such reimbursement, and the aggregate amount of any Monthly Advances, Servicing Advances and Nonrecoverable Advances reimbursed to the Company for all Mortgage Loans during the prior distribution period pursuant to Section 4.05;

(xvi)      with respect to any Mortgage Loan, a description of any material modifications, extensions or waivers to the terms, fees, penalties or payments of such Mortgage Loan during the prior distribution period or that have cumulatively become material over time;

(xvii)    a description of any material breach of a representation or warranty set forth in Section 3.01 or Section 3.02 herein or of any other breach of a covenant or condition contained herein and the status of any resolution of such breach;

(xviii)     with respect to each Mortgage Loan, the Stated Principal Balance of any substitute Mortgage Loan provided by the Company and the Stated Principal Balance of any Mortgage Loan that has been replaced by a substitute Mortgage Loan in accordance with Section 3.03 herein; and

(xix)     with respect to each Mortgage Loan, the Stated Principal Balance of any Mortgage Loan that has been repurchased by the Company in accordance with Section 3.03 herein.

In addition, the Company shall provide to the Purchaser such other information known or available to the Company that is necessary in order to provide the distribution and pool performance information as required under Item 1121 of Regulation AB, as amended from time to time, as determined by the Purchaser in its sole discretion. The Company shall also provide a monthly report, in the form of Exhibit E hereto, or such other form as is mutually acceptable to the Company, the Purchaser and any Master Servicer, Exhibit F with respect to defaulted mortgage loans and Exhibit P, with respect to realized losses and gains, with each such report.

The Company shall prepare and file any and all information statements or other filings required to be delivered to any governmental taxing authority or to Purchaser pursuant to any applicable law with respect to the Mortgage Loans and the transactions contemplated hereby. In addition, the Company shall provide Purchaser with such information concerning the Mortgage Loans as is necessary for Purchaser to prepare its federal income tax return as Purchaser may reasonably request from time to time.

In addition, not more than ninety (90) days after the end of each calendar year, the Company shall furnish to each Person who was a Purchaser at any time during such calendar year an annual statement in accordance with the requirements of applicable federal income tax law as to the aggregate of remittances for the applicable portion of such year.

12.      Article VI of the Agreement is hereby amended effective as of the date hereof by deleting Section 6.04 in its entirety and replacing it with the following:

Section 6.04 Annual Statement as to Compliance; Annual Certification.

(a) The Company will deliver to the Purchaser and any Master Servicer, not later than March 1 of each calendar year beginning in 2007, an officers’ certificate acceptable to the Purchaser (an “Annual Statement of Compliance”) stating, as to each signatory thereof, that (i) a review of the activities of the Company during the preceding calendar year and of performance under this Agreement or other applicable servicing agreement has been made under such officers’ supervision and (ii) to the best of such officers’ knowledge, based on such review, the Company has fulfilled all of its obligations under this Agreement or other applicable servicing agreement in all material respects throughout such year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status of cure provisions thereof. Such Annual Statement of Compliance shall contain no restrictions or limitations on its use that would prohibit the Purchaser, the Depositor or any Master Servicer to comply with the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder, and its filing under such laws and regulations. Copies of such statement shall be provided by the Company to the Purchaser upon request and by the Purchaser to any Person identified as a prospective purchaser of the Mortgage Loans. In the event that the Company has delegated any servicing responsibilities with respect to the Mortgage Loans to a Subservicer, the Company shall deliver an Annual Statement of Compliance of the Subservicer as described above as to each Subservicer as and when required with respect to the Company.

(b) With respect to any Mortgage Loans that are the subject of a Pass-Through Transfer, by March 1 of each calendar year beginning in 2007, an officer of the Company shall execute and deliver an officer’s certificate (an “Annual Certification”) to the Purchaser, any Master Servicer and any related Depositor for the benefit of each such entity and such entity’s affiliates and the officers, directors and agents of any such entity and such entity’s affiliates, in the form attached hereto as Exhibit L. In the event that the Company has delegated any servicing responsibilities with respect to the Mortgage Loans to a Subservicer, the Company shall deliver an Annual Certification of the Subservicer as described above as to each Subservicer as and when required with respect to the Company.

(c) If the Company cannot deliver the related Annual Statement of Compliance and Annual Certification by March 1st of such year, the Purchaser, at its sole option, may permit a cure period for the Company to deliver such Annual Statement of Compliance and Annual Certification, but in no event later than March 15th of such year.

(d) Failure of the Company to timely comply with this Section 6.04 shall be deemed an Event of Default, automatically, without notice and without any cure period, unless otherwise agreed to by the Purchaser as set forth in 6.04(c), and Purchaser may, in addition to whatever rights the Purchaser may have under Sections 3.03 and 8.01 and at law or equity or to damages, including injunctive relief and specific performance, terminate all the rights and obligations of the Company under this Agreement and in and to the Mortgage Loans and the proceeds thereof without compensating the Company for the same, as provided in Section 9.01. Such termination shall be considered with cause pursuant to Section 10.01 of this Agreement. This paragraph shall supercede any other provision in this Agreement or any other agreement to the contrary.

13.      Article VI of the Agreement is hereby amended effective as of the date hereof by deleting Section 6.05 in its entirety and replacing it with the following:

Section 6.05 [Reserved]

14.      Article VI of the Agreement is hereby amended effective as of the date hereof by adding the following new Section 6.07:

Section 6.07 Assessment of Compliance with Servicing Criteria.

On and after January 1, 2006, the Company shall service and administer, and shall cause each subservicer to servicer or administer, the Mortgage Loans in accordance with all applicable requirements of the Servicing Criteria.

With respect to any Mortgage Loans that are the subject of a Pass-Through Transfer, the Company shall deliver to the Purchaser or its designee, any Master Servicer and any Depositor on or before March 1 of each calendar year beginning in 2007, a report (an “Assessment of Compliance”) reasonably satisfactory to the Purchaser, any Master Servicer and any Depositor regarding the Company’s assessment of compliance with the Servicing Criteria during the preceding calendar year as required by Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB or as otherwise reasonably required by the Master Servicer, which as of the date hereof, require a report by an authorized officer of the Company that contains the following:

(a) A statement by such officer of its responsibility for assessing compliance with the Servicing Criteria applicable to the Company;

(b) A statement by such officer that such officer used the Servicing Criteria to assess compliance with the Servicing Criteria applicable to the Company;

(c) An assessment by such officer of the Company’s compliance with the applicable Servicing Criteria for the period consisting of the preceding calendar year, including disclosure of any material instance of noncompliance with respect thereto during such period, which assessment shall be based on the activities it performs with respect to asset-backed securities transactions taken as a whole involving the Company, that are backed by the same asset type as the Mortgage Loans;

(d) A statement that a registered public accounting firm has issued an attestation report on the Company’s Assessment of Compliance for the period consisting of the preceding calendar year; and

(e) A statement as to which of the Servicing Criteria, if any, are not applicable to the Company, which statement shall be based on the activities it performs with respect to asset-backed securities transactions taken as a whole involving the Company, that are backed by the same asset type as the Mortgage Loans.

Such report at a minimum shall address each of the Servicing Criteria specified on a certification substantially in the form of Exhibit O hereto delivered to the Company concurrently with the execution of this Agreement.

With respect to any Mortgage Loans that are the subject of a Pass-Through Transfer, on or before March 1 of each calendar year beginning in 2007, the Company shall furnish to the Purchaser or its designee, any Master Servicer and any Depositor a report (an “Attestation Report”) by a registered public accounting firm that attests to, and reports on, the Assessment of Compliance made by the Company, as required by Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122(b) of Regulation AB or as otherwise reasonably required by the Master Servicer, which Attestation Report must be made in accordance with standards for attestation reports issued or adopted by the Public Company Accounting Oversight Board.

The Company shall cause each Subservicer, and each Subcontractor determined by the Company pursuant to Section 11.20 to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, to deliver to the Purchaser, any Master Servicer and any Depositor an assessment of compliance and accountants’ attestation as and when provided in Sections 6.07.

If the Company cannot deliver the related Assessment of Compliance or Attestation Report by March 1st of such year, the Purchaser, at its sole option, may permit a cure period for the Company to deliver such Assessment of Compliance or Attestation Report, but in no event later than March 15th of such year.

Failure of the Company to timely comply with this Section 6.07 shall be deemed an Event of Default, automatically, without notice and without any cure period, unless otherwise agreed to by the Purchaser as described herein, and Purchaser may, in addition to whatever rights the Purchaser may have under Sections 3.03 and 8.01 and at law or equity or to damages, including injunctive relief and specific performance, terminate all the rights and obligations of the Company under this Agreement and in and to the Mortgage Loans and the proceeds thereof without compensating the Company for the same, as provided in Section 9.01. Such termination shall be considered with cause pursuant to Section 10.01 of this Agreement. This paragraph shall supercede any other provision in this Agreement or any other agreement to the contrary.

15.      Article VI of the Agreement is hereby amended effective as of the date hereof by adding the following new Section 6.08:

Section 6.08 Intent of the Parties; Reasonableness.

The Purchaser and the Company acknowledge and agree that a purpose of Sections 3.01(p), (q), (r) and (s), 5.02, 6.04, 6.07, 11.18 and 11.20 of this Agreement is to facilitate compliance by the Purchaser and any Depositor with the provisions of Regulation AB and related rules and regulations of the Commission. None of the Purchaser, any Master Servicer or any Depositor shall exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder. The Company acknowledges that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agrees to comply with requests made by the Purchaser or any Depositor in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB. In connection with any Pass-Through Transfer, the Company shall cooperate fully with the Purchaser to deliver to the Purchaser (including any of its assignees or designees) and any Depositor, any and all statements, reports, certifications, records and any other information necessary in the good faith determination of the Purchaser or any Depositor to permit the Purchaser or such Depositor to comply with the provisions of Regulation AB, together with such disclosures relating to the Company, any Subservicer, any Third-Party Originator and the Mortgage Loans, or the servicing of the Mortgage Loans, reasonably believed by the Purchaser or any Depositor to be necessary in order to effect such compliance.

16.      Article IX of the Agreement is hereby amended effective as of the date hereof by deleting the first sentence of the last paragraph of Section 9.01 and replacing it with the following (new text underlined):

Then, and in each and every such case, so long as an Event of Default shall not have been remedied, the Purchaser, by notice in writing to the Company (except in the case of an Event of Default under clauses (iii), (iv) or (v) above, or as otherwise stated herein, in which case, automatically and without notice) Company may, in addition to whatever rights the Purchaser may have under Sections 3.03 and 8.01 and at law or equity or to damages, including injunctive relief and specific performance, terminate all the rights and obligations of the Company (and if the Company is servicing any of the Mortgage Loans in a Pass-Through Transfer, appoint a successor servicer reasonably acceptable to any Master Servicer for such Pass-Through Transfer) under this Agreement and in and to the Mortgage Loans and the proceeds thereof without compensating the Company for the same.

17.      Article IX of the Agreement is hereby amended effective as of the date hereof by adding the following at the end of the last paragraph of Section 9.01:

The Company shall promptly reimburse the Purchaser (or any designee of the Purchaser, such as a Master Servicer) and any Depositor, as applicable, for all reasonable expenses incurred by the Purchaser (or such designee) or such Depositor, as such are incurred, in connection with the termination of the Company as servicer and the transfer of servicing of the Mortgage Loans to a successor servicer. The provisions of this paragraph shall not limit whatever rights the Purchaser or any Depositor may have under other provisions of this Agreement and/or any applicable Reconstitution Agreement or otherwise, whether in equity or at law, such as an action for damages, specific performance or injunctive relief.

18.      Article XI of the Agreement is hereby amended effective as of the date hereof by restating Section 11.18 in its entirety as follows:

Section 11.18. Cooperation of Company with a Reconstitution.

The Company and the Purchaser agree that with respect to some or all of the Mortgage Loans, on or after the related Closing Date, on one or more dates (each a "Reconstitution Date") at the Purchaser's sole option, the Purchaser may effect a sale (each, a "Reconstitution") of some or all of the Mortgage Loans then subject to this Agreement, without recourse, to:

(a)      one or more third party purchasers in one or more in whole loan transfers (each, a "Whole Loan Transfer"); or

(b)      one or more trusts or other entities to be formed as part of one or more Pass-Through Transfers.

The Purchaser and the Company agree that in no event shall there be more than three (3) Reconstitutions per Mortgage Loan pool.

The Company agrees to execute in connection with any agreements among the Purchaser, the Company, and any servicer in connection with a Whole Loan Transfer, an Assignment, Assumption and Recognition Agreement substantially in the form of Exhibit D hereto, or, at Purchaser’s request, a seller's warranties and servicing agreement or a participation and servicing agreement or similar agreement in form and substance reasonably acceptable to the parties, and in connection with a Pass-Through Transfer, a pooling and servicing agreement in form and substance reasonably acceptable to the parties, (collectively the agreements referred to herein are designated, the “Reconstitution Agreements”). It is understood that any such Reconstitution Agreements will not contain any greater obligations on the part of Company than are contained in this Agreement. Notwithstanding anything to the contrary in this Section 11.18, the Company agrees that it is required to perform the obligations described in Exhibit K hereto.

With respect to each Whole Loan Transfer and each Pass-Through Transfer entered into by the Purchaser, the Company agrees (1) to cooperate fully with the Purchaser and any prospective purchaser with respect to all reasonable requests and due diligence procedures; (2) to execute, deliver and perform all Reconstitution Agreements required by the Purchaser; (3) to restate the representations and warranties set forth in this Agreement as of the settlement or closing date in connection with such Reconstitution (each, a "Reconstitution Date").

In addition, the Company shall provide to such servicer or issuer, as the case may be, and any other participants in such Reconstitution:

(i)      any and all information and appropriate verification of information which may be reasonably available to the Company, whether through letters of its auditors and counsel (excluding that protected by the attorney-client privilege unless waived) or otherwise, as the Purchaser or any such other participant shall request upon reasonable demand;

(ii)      such additional representations, warranties, covenants, letters from auditors, and certificates of public officials or officers of the Company as are reasonably agreed upon by the Company and the Purchaser or any such other participant;

(iii)      within 5 Business Days after request by the Purchaser, the information with respect to the Company (as originator) and each Third-Party Originator of the Mortgage Loans as required under Item 1110(a) and (b) of Regulation AB, a summary of the requirements of which has of the date hereof is attached hereto as Exhibit N for convenience of reference only, as determined by Purchaser in its sole discretion. If requested by the Purchaser, this will include information about the applicable credit-granting or underwriting criteria;

(iv)      within 5 Business Days after request by the Purchaser, the Company shall provide (or, as applicable, cause each Third-Party Originator to provide) Static Pool Information with respect to the mortgage loans (of a similar type as the Mortgage Loans, as reasonably identified by the Purchaser as provided below) originated by (i) the Company, if the Company is an originator of Mortgage Loans (including as an acquirer of Mortgage Loans from a Qualified Correspondent), and/or (ii) each Third-Party Originator. Such Static Pool Information shall be prepared by the Company (or Third-Party Originator) on the basis of its reasonable, good faith interpretation of the requirements of Item 1105(a)(1)-(3) and (c) of Regulation AB. To the extent that there is reasonably available to the Company (or Third-Party Originator) Static Pool Information with respect to more than one mortgage loan type, the Purchaser or any Depositor shall be entitled to specify whether some or all of such information shall be provided pursuant to this paragraph. The content of such Static Pool Information may be in the form customarily provided by the Company, and need not be customized for the Purchaser or any Depositor. Such Static Pool Information for each vintage origination year or prior securitized pool, as applicable, shall be presented in increments no less frequently than quarterly over the life of the mortgage loans included in the vintage origination year or prior securitized pool. The most recent periodic increment must be as of a date no later than 135 days prior to the date of the prospectus or other offering document in which the Static Pool Information is to be included or incorporated by reference. The Static Pool Information shall be provided in an electronic format that provides a permanent record of the information provided, such as a portable document format (pdf) file, or other such electronic format reasonably required by the Purchaser or the Depositor, as applicable;

(v)      within 5 Business Days after request by the Purchaser, information with respect to the Company (as servicer) as required by Item 1108(b) and (c) of Regulation AB, a summary of the requirements of which as of the date hereof is attached hereto as Exhibit N for convenience of reference only, as determined by Purchaser in its sole discretion. In the event that the Company has delegated any servicing responsibilities with respect to the Mortgage Loans to a Subservicer, the Company shall provide the information required pursuant to this clause with respect to the Subservicer;

(vi)         within 5 Business Days after request by the Purchaser,
(a) information regarding any legal proceedings pending (or known to be contemplated) against the Company (as originator and as servicer) and each other originator of the Mortgage Loans and each Subservicer as required by Item 1117 of Regulation AB, a summary of the requirements of which as of the date hereof is attached hereto as Exhibit N for convenience of reference only, as determined by Purchaser in its sole discretion,
(b) information regarding affiliations with respect to the Company (as originator and as servicer) and each other originator of the Mortgage Loans and each Subservicer as required by Item 1119(a) of Regulation AB, a summary of the requirements of which as of the date hereof is attached hereto as Exhibit N for convenience of reference only, as determined by Purchaser in its sole discretion, and
(c) information regarding relationships and transactions with respect to the Company (as originator and as servicer) and each other originator of the Mortgage Loans and each Subservicer as required by Item 1119(b) and (c) of Regulation AB, a summary of the requirements of which as of the date hereof is attached hereto as Exhibit N for convenience of reference only, as determined by Purchaser in its sole discretion;

(vii)        if so requested by the Purchaser, the Company shall provide (or, as applicable, cause each Third-Party Originator to provide), at the expense of the requesting party (to the extent of any additional incremental expense associated with delivery pursuant to this Agreement), such statements and agreed-upon procedures letters of certified public accountants reasonably acceptable to the Purchaser or Depositor, as applicable, pertaining to Static Pool Information relating to prior securitized pools for securitizations closed on or after January 1, 2006 or, in the case of Static Pool Information with respect to the Company’s or Third-Party Originator’s originations or purchases, to calendar months commencing January 1, 2006, or to any financial information included in any other disclosure provided under this Section 11.18, as the Purchaser or such Depositor shall reasonably request. Such statements and letters shall be addressed to and be for the benefit of such parties as the Purchaser or such Depositor shall designate, which may include, by way of example, any Sponsor, any Depositor and any broker dealer acting as underwriter, placement agent or initial purchaser with respect to a Pass-Through Transfer. Any such statement or letter may take the form of a standard, generally applicable document accompanied by a reliance letter authorizing reliance by the addressees designated by the Purchaser or such Depositor;

(viii)      For the purpose of satisfying the reporting obligation under the Exchange Act with respect to any class of asset-backed securities, the Company shall (or shall cause each Subservicer and Third-Party Originator to) (i) within two (2) Business Days of the event described below, provide notice to the Purchaser, any Master Servicer and any Depositor in writing of (A) any material litigation or governmental proceedings involving the Company, any Subservicer or any Third-Party Originator, (B) any affiliations or relationships that develop following the closing date of a Pass-Through Transfer between the Company, any Subservicer or any Third-Party Originator and any of the parties specified in clause (D) of paragraph (a) of this Section (and any other parties identified in writing by the requesting party) with respect to such Pass-Through Transfer, (C) any Event of Default under the terms of this Agreement or any Reconstitution Agreement, (D) any merger, consolidation or sale of substantially all of the assets of the Company, and (E) the Company’s entry into an agreement with a Subservicer to perform or assist in the performance of any of the Company’s obligations under this Agreement or any Reconstitution Agreement and (ii) provide to the Purchaser, any Master Servicer and any Depositor a description of such proceedings, affiliations or relationships;

All notification pursuant to this Section 11.18 (viii)(B) should be sent to:

EMC Mortgage Corporation
2780 Lake Vista Drive
Lewisville, TX 75067-3884
Attention: Conduit Seller Approval Dept.
Facsimile: (214) 626-3751
Email: sellerapproval@bear.com

With a copy to:

Bear, Stearns & Co. Inc.
383 Madison Avenue, 3rd Floor
New, York, NY 10179
Attention: Global Credit Administration
Facsimile: (212) 272-6564

Notifications pursuant to Section 11.18 (viii)(A) should be sent to:

EMC Mortgage Corporation
Two Mac Arthur Ridge
909 Hidden Ridge Drive, Suite 200
Irving, TX 75038
Attention: Associate General Counsel for Loan Administration
Facsimile: (972) 831-2555

With copies to:

Bear, Stearns & Co. Inc.
383 Madison Avenue, 3rd Floor
New, York, NY 10179
Attention: Global Credit Administration
Facsimile: (212) 272-6564

EMC Mortgage Corporation
2780 Lake Vista Drive
Lewisville, TX 75067-3884
Attention: Conduit Seller Approval Dept.
Facsimile: (214) 626-3751
Email: sellerapproval@bear.com

(ix)      As a condition to the succession to the Company or any Subservicer as servicer or subservicer under this Agreement or any Reconstitution Agreement by any Person (i) into which the Company or such Subservicer may be merged or consolidated, or (ii) which may be appointed as a successor to the Company or any Subservicer (unless such successor has been appointed by the Purchaser, any Master Servicer or any Depositor), the Company shall provide to the Purchaser, any Master Servicer, and any Depositor, at least 15 calendar days prior to the effective date of such succession or appointment, (x) written notice to the Purchaser and any Depositor of such succession or appointment and (y) in writing and in form and substance reasonably satisfactory to the Purchaser and such Depositor, all information reasonably requested by the Purchaser or any Depositor in order to comply with its reporting obligation under Item 6.02 of Form 8-K with respect to any class of asset-backed securities;

(x)      In addition to such information as the Company, as servicer, is obligated to provide pursuant to other provisions of this Agreement, not later than ten days prior to the deadline for the filing of any distribution report on Form 10-D in respect of any Pass-Through Transfer that includes any of the Mortgage Loans serviced by the Company or any Subservicer, the Company or such Subservicer, as applicable, shall, to the extent the Company or such Subservicer has knowledge, provide to the party responsible for filing such report (including, if applicable, the Master Servicer) notice of the occurrence of any of the following events along with all information, data, and materials related thereto as may be required to be included in the related distribution report on Form 10-D (as specified in the provisions of Regulation AB referenced below):

(A)      any material modifications, extensions or waivers of pool asset terms, fees, penalties or payments during the distribution period or that have cumulatively become material over time (Item 1121(a)(11) of Regulation AB);

(B)      material breaches of pool asset representations or warranties or transaction covenants (Item 1121(a)(12) of Regulation AB); and

(C)      information regarding new asset-backed securities issuances backed by the same pool assets, any pool asset changes (such as, additions, substitutions or repurchases), and any material changes in origination, underwriting or other criteria for acquisition or selection of pool assets (Item 1121(a)(14) of Regulation AB); and

(xi)      The Company shall provide, as requested, to the Purchaser, any Master Servicer and any Depositor, evidence of the authorization of the person signing any certification or statement, copies or other evidence of Fidelity Bond Insurance and Errors and Omission Insurance policy, financial information and reports, and such other information related to the Company or any Subservicer or the Company or such Subservicer’s performance hereunder.

In the event of a conflict or inconsistency between the terms of Exhibit N and the text of the applicable Item of Regulation AB as cited above, the text of Regulation AB, its adopting release and other public statements of the SEC shall control.

(xii)      If so requested by the Purchaser or any Depositor on any date, the Company shall, within five Business Days following such request, confirm in writing the accuracy of the representations and warranties set forth in Section 3.01(p) of this Agreement or, if any such representation and warranty is not accurate as of the date of such request, provide reasonably adequate disclosure of the pertinent facts, in writing, to the requesting party.

The Company shall indemnify the Purchaser, each affiliate of the Purchaser, and each of the following parties participating in a Pass-Through Transfer: each sponsor and issuing entity; each Person (including, but not limited to, any Master Servicer, if applicable) responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to such Pass-Through Transfer, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such Pass-Through Transfer; each broker dealer acting as underwriter, placement agent or initial purchaser, each Person who controls any of such parties or the Depositor (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act); and the respective present and former directors, officers, employees, agents and affiliates of each of the foregoing and of the Depositor (each, an “Indemnified Party”), and shall hold each of them harmless from and against any claims, losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon:

(i)(A)v any untrue statement of a material fact contained or alleged to be contained in any information, report, certification, data, accountants’ letter or other material provided under this Section 11.18 by or on behalf of the Company, or provided under this Section 11.18 by or on behalf of any Subservicer, Subcontractor or Third-Party Originator (collectively, the “Company Information”), or (B) the omission or alleged omission to state in the Company Information a material fact required to be stated in the Company Information or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, by way of clarification, that clause (B) of this paragraph shall be construed solely by reference to the Company Information and not to any other information communicated in connection with a sale or purchase of securities, without regard to whether the Company Information or any portion thereof is presented together with or separately from such other information;

(ii)      any breach by the Company of its obligations under this Section 11.18, including particularly any failure by the Company, any Subservicer, any Subcontractor or any Third-Party Originator to deliver any information, report, certification, accountants’ letter or other material when and as required under this Section 11.18, including any failure by the Company to identify pursuant to Section 11.20 any Subcontractor “participating in the servicing function” within the meaning of Item 1122 of Regulation AB;

(iii)      any breach by the Company of a representation or warranty set forth in Section 3.01 or in a writing furnished pursuant to Section 3.01(q) and made as of a date prior to the closing date of the related Pass-Through Transfer, to the extent that such breach is not cured by such closing date, or any breach by the Company of a representation or warranty in a writing furnished pursuant to Section 3.01(q) to the extent made as of a date subsequent to such closing date; or

(iv)      the gross negligence, bad faith or willful misconduct of the Company in connection with its performance under this Section 11.18;
provided, however, that the Purchaser shall indemnify the Company and its present and former directors, officers, and employees and hold each of them harmless from and against any claims, losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain from any untrue statement or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact required to be stated in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, contained in any prospectus or prospectus supplement containing Company Information not arising out of or based upon the Company Information.

  If the indemnification provided for herein is unavailable or insufficient to hold harmless an Indemnified Party, then the Company agrees that it shall contribute to the amount paid or payable by such Indemnified Party as a result of any claims, losses, damages or liabilities incurred by such Indemnified Party in such proportion as is appropriate to reflect the relative fault of such Indemnified Party on the one hand and the Company on the other.

  In the case of any failure of performance described above, the Company shall promptly reimburse the Purchaser, any Depositor, as applicable, and each Person responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to such Pass-Through Transfer, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such Pass-Through Transfer, for all costs reasonably incurred by each such party in order to obtain the information, report, certification, accountants’ letter or other material not delivered as required by the Company, any Subservicer, any Subcontractor or any Third-Party Originator.

This indemnification shall survive the termination of this Agreement or the termination of any party to this Agreement.

All Mortgage Loans not sold or transferred pursuant to a Reconstitution shall remain subject to, and serviced in accordance with the terms of, this Agreement and the related Term Sheet, and with respect thereto this Agreement and the related Term Sheet shall remain in full force and effect.

The Purchaser agrees to reimburse the Company for its reasonable out-of-pocket expenses incurred in connection with any Reconstitution hereunder; provided, however, such amount shall not exceed $5,000 and shall be remitted by the Purchaser upon written request from the Company which shall be accompanied with receipts or bills detailing such expenses; provided, further, in the event that such amount exceeds $5,000, the Purchaser shall reimburse the Company if the Purchaser approves in writing of such expenses prior to when incurred by the Company.

19.      Article XI of the Agreement is hereby amended effective as of the date hereof by adding the following new Section 11.20:

Section 11.20. Use of Subservicers and Subcontractors.

(a)      The Company shall not hire or otherwise utilize the services of any Subservicer to fulfill any of the obligations of the Company as servicer under this Agreement or any Reconstitution Agreement unless the Company complies with the provisions of paragraph (b) of this Section. The Company shall not hire or otherwise utilize the services of any Subcontractor, and shall not permit any Subservicer to hire or otherwise utilize the services of any Subcontractor, to fulfill any of the obligations of the Company as servicer under this Agreement or any Reconstitution Agreement unless the Company complies with the provisions of paragraph (d) of this Section.

(b)      The Company shall cause any Subservicer used by the Company (or by any Subservicer) for the benefit of the Purchaser and any Depositor to comply with the provisions of this Section and with Sections 3.01(p), 3.01(s), 6.04, 6.07 and 11.18 of this Agreement to the same extent as if such Subservicer were the Company, and to provide the information required with respect to such Subservicer under Section 3.01(r) of this Agreement. The Company shall be responsible for obtaining from each Subservicer and delivering to the Purchaser, any Master Servicer and any Depositor any Annual Statement of Compliance required to be delivered by such Subservicer under Section 6.04(a), any Assessment of Compliance and Attestation Report required to be delivered by such Subservicer under Section 6.07 and any Annual Certification required under Section 6.04(b) as and when required to be delivered.

(c)      The Company shall promptly upon request provide to the Purchaser, any Master Servicer and any Depositor (or any designee of the Depositor, such as an administrator) a written description (in form and substance satisfactory to the Purchaser, any Master Servicer and such Depositor) of the role and function of each Subcontractor utilized by the Company or any Subservicer, specifying (i) the identity of each such Subcontractor, (ii) which (if any) of such Subcontractors are “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, and (iii) which elements of the Servicing Criteria will be addressed in assessments of compliance provided by each Subcontractor identified pursuant to clause (ii) of this paragraph.

(d)      As a condition to the utilization of any Subcontractor determined to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, the Company shall cause any such Subcontractor used by the Company (or by any Subservicer) for the benefit of the Purchaser and any Depositor to comply with the provisions of Sections 6.07 and 11.18 of this Agreement to the same extent as if such Subcontractor were the Company. The Company shall be responsible for obtaining from each Subcontractor and delivering to the Purchaser and any Depositor any Assessment of Compliance and Attestation Report and the other certificates required to be delivered by such Subservicer and such Subcontractor under Section 6.07, in each case as and when required to be delivered.

20.      Article XI of the Agreement is hereby amended effective as of the date hereof by adding the following new Section 11.21:

Section 11.21. Third Party Beneficiary.

For purposes of this Agreement, each Master Servicer shall be considered a third party beneficiary to this Agreement, entitled to all the rights and benefits hereof as if it were a direct party to this Agreement.

21.      The Agreement is hereby amended as of the date hereof by deleting Exhibit E in its entirety and replacing it with the following:

EXHIBIT E

REPORTING DATA FOR MONTHLY REPORT

Standard File Layout - Master Servicing
Column Name	Description	Decimal	Format Comment	Max Size
SER_INVESTOR_NBR	A value assigned by the Servicer to define a group of loans.		Text up to 10 digits	20
LOAN_NBR	A unique identifier assigned to each loan by the investor.		Text up to 10 digits	10
SERVICER_LOAN_NBR	A unique number assigned to a loan by the Servicer. This may be different than the LOAN_NBR.		Text up to 10 digits	10
BORROWER_NAME	The borrower name as received in the file. It is not separated by first and last name.		Maximum length of 30 (Last, First)	30
SCHED_PAY_AMT	Scheduled monthly principal and scheduled interest payment that a borrower is expected to pay, P&I constant.	2	No commas(,) or dollar signs ($)	11
NOTE_INT_RATE	The loan interest rate as reported by the Servicer.	4	Max length of 6	6
NET_INT_RATE	The loan gross interest rate less the service fee rate as reported by the Servicer.	4	Max length of 6	6
SERV_FEE_RATE	The servicer's fee rate for a loan as reported by the Servicer.	4	Max length of 6	6
SERV_FEE_AMT	The servicer's fee amount for a loan as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
NEW_PAY_AMT	The new loan payment amount as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
NEW_LOAN_RATE	The new loan rate as reported by the Servicer.	4	Max length of 6	6
ARM_INDEX_RATE	The index the Servicer is using to calculate a forecasted rate.	4	Max length of 6	6
ACTL_BEG_PRIN_BAL	The borrower's actual principal balance at the beginning of the processing cycle.	2	No commas(,) or dollar signs ($)	11
ACTL_END_PRIN_BAL	The borrower's actual principal balance at the end of the processing cycle.	2	No commas(,) or dollar signs ($)	11
BORR_NEXT_PAY_DUE_DATE	The date at the end of processing cycle that the borrower's next payment is due to the Servicer, as reported by Servicer.		MM/DD/YYYY	10
SERV_CURT_AMT_1	The first curtailment amount to be applied.	2	No commas(,) or dollar signs ($)	11
SERV_CURT_DATE_1	The curtailment date associated with the first curtailment amount.		MM/DD/YYYY	10
CURT_ADJ_ AMT_1	The curtailment interest on the first curtailment amount, if applicable.	2	No commas(,) or dollar signs ($)	11
SERV_CURT_AMT_2	The second curtailment amount to be applied.	2	No commas(,) or dollar signs ($)	11
SERV_CURT_DATE_2	The curtailment date associated with the second curtailment amount.		MM/DD/YYYY	10
CURT_ADJ_ AMT_2	The curtailment interest on the second curtailment amount, if applicable.	2	No commas(,) or dollar signs ($)	11
SERV_CURT_AMT_3	The third curtailment amount to be applied.	2	No commas(,) or dollar signs ($)	11
SERV_CURT_DATE_3	The curtailment date associated with the third curtailment amount.		MM/DD/YYYY	10
CURT_ADJ_AMT_3	The curtailment interest on the third curtailment amount, if applicable.	2	No commas(,) or dollar signs ($)	11
PIF_AMT	The loan "paid in full" amount as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
PIF_DATE	The paid in full date as reported by the Servicer.		MM/DD/YYYY	10
			Action Code Key: 15=Bankruptcy, 30=Foreclosure, , 60=PIF, 63=Substitution, 65=Repurchase,70=REO	2
ACTION_CODE	The standard FNMA numeric code used to indicate the default/delinquent status of a particular loan.
INT_ADJ_AMT	The amount of the interest adjustment as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
SOLDIER_SAILOR_ADJ_AMT	The Soldier and Sailor Adjustment amount, if applicable.	2	No commas(,) or dollar signs ($)	11
NON_ADV_LOAN_AMT	The Non Recoverable Loan Amount, if applicable.	2	No commas(,) or dollar signs ($)	11
LOAN_LOSS_AMT	The amount the Servicer is passing as a loss, if applicable.	2	No commas(,) or dollar signs ($)	11
SCHED_BEG_PRIN_BAL	The scheduled outstanding principal amount due at the beginning of the cycle date to be passed through to investors.	2	No commas(,) or dollar signs ($)	11
SCHED_END_PRIN_BAL	The scheduled principal balance due to investors at the end of a processing cycle.	2	No commas(,) or dollar signs ($)	11
SCHED_PRIN_AMT	The scheduled principal amount as reported by the Servicer for the current cycle -- only applicable for Scheduled/Scheduled Loans.	2	No commas(,) or dollar signs ($)	11
SCHED_NET_INT	The scheduled gross interest amount less the service fee amount for the current cycle as reported by the Servicer -- only applicable for Scheduled/Scheduled Loans.	2	No commas(,) or dollar signs ($)	11
ACTL_PRIN_AMT	The actual principal amount collected by the Servicer for the current reporting cycle -- only applicable for Actual/Actual Loans.	2	No commas(,) or dollar signs ($)	11
ACTL_NET_INT	The actual gross interest amount less the service fee amount for the current reporting cycle as reported by the Servicer -- only applicable for Actual/Actual Loans.	2	No commas(,) or dollar signs ($)	11
PREPAY_PENALTY_ AMT	The penalty amount received when a borrower prepays on his loan as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
PREPAY_PENALTY_ WAIVED	The prepayment penalty amount for the loan waived by the servicer.	2	No commas(,) or dollar signs ($)	11
MOD_DATE	The Effective Payment Date of the Modification for the loan.		MM/DD/YYYY	10
MOD_TYPE	The Modification Type.		Varchar - value can be alpha or numeric	30
DELINQ_P&I_ADVANCE_AMT	The current outstanding principal and interest advances made by Servicer.	2	No commas(,) or dollar signs ($)	11

22.      The Agreement is hereby amended as of the date hereof by adding the following new Exhibit F:
EXHIBIT F

REPORTING DATA FOR DEFAULTED LOANS

Standard File Layout - Delinquency Reporting

Column/Header Name	Description	Decimal	Format Comment
SERVICER_LOAN_NBR	A unique number assigned to a loan by the Servicer. This may be different than the LOAN_NBR
LOAN_NBR	A unique identifier assigned to each loan by the originator.
CLIENT_NBR	Servicer Client Number
SERV_INVESTOR_NBR	Contains a unique number as assigned by an external servicer to identify a group of loans in their system.
BORROWER_FIRST_NAME	First Name of the Borrower.
BORROWER_LAST_NAME	Last name of the borrower.
PROP_ADDRESS	Street Name and Number of Property
PROP_STATE	The state where the property located.
PROP_ZIP	Zip code where the property is located.
BORR_NEXT_PAY_DUE_DATE	The date that the borrower's next payment is due to the servicer at the end of processing cycle, as reported by Servicer.		MM/DD/YYYY
LOAN_TYPE	Loan Type (i.e. FHA, VA, Conv)
BANKRUPTCY_FILED_DATE	The date a particular bankruptcy claim was filed.		MM/DD/YYYY
BANKRUPTCY_CHAPTER_CODE	The chapter under which the bankruptcy was filed.
BANKRUPTCY_CASE_NBR	The case number assigned by the court to the bankruptcy filing.
POST_PETITION_DUE_DATE	The payment due date once the bankruptcy has been approved by the courts		MM/DD/YYYY
BANKRUPTCY_DCHRG_DISM_DATE	The Date The Loan Is Removed From Bankruptcy. Either by Dismissal, Discharged and/or a Motion For Relief Was Granted.		MM/DD/YYYY
LOSS_MIT_APPR_DATE	The Date The Loss Mitigation Was Approved By The Servicer		MM/DD/YYYY
LOSS_MIT_TYPE	The Type Of Loss Mitigation Approved For A Loan Such As;
LOSS_MIT_EST_COMP_DATE	The Date The Loss Mitigation /Plan Is Scheduled To End/Close		MM/DD/YYYY
LOSS_MIT_ACT_COMP_DATE	The Date The Loss Mitigation Is Actually Completed		MM/DD/YYYY
FRCLSR_APPROVED_DATE	The date DA Admin sends a letter to the servicer with instructions to begin foreclosure proceedings.		MM/DD/YYYY
ATTORNEY_REFERRAL_DATE	Date File Was Referred To Attorney to Pursue Foreclosure		MM/DD/YYYY
FIRST_LEGAL_DATE	Notice of 1st legal filed by an Attorney in a Foreclosure Action		MM/DD/YYYY
FRCLSR_SALE_EXPECTED_DATE	The date by which a foreclosure sale is expected to occur.		MM/DD/YYYY
FRCLSR_SALE_DATE	The actual date of the foreclosure sale.		MM/DD/YYYY
FRCLSR_SALE_AMT	The amount a property sold for at the foreclosure sale.	2	No commas(,) or dollar signs ($)
EVICTION_START_DATE	The date the servicer initiates eviction of the borrower.		MM/DD/YYYY
EVICTION_COMPLETED_DATE	The date the court revokes legal possession of the property from the borrower.		MM/DD/YYYY
LIST_PRICE	The price at which an REO property is marketed.	2	No commas(,) or dollar signs ($)
LIST_DATE	The date an REO property is listed at a particular price.		MM/DD/YYYY
OFFER_AMT	The dollar value of an offer for an REO property.	2	No commas(,) or dollar signs ($)
OFFER_DATE_TIME	The date an offer is received by DA Admin or by the Servicer.		MM/DD/YYYY
REO_CLOSING_DATE	The date the REO sale of the property is scheduled to close.		MM/DD/YYYY
REO_ACTUAL_CLOSING_DATE	Actual Date Of REO Sale		MM/DD/YYYY
OCCUPANT_CODE	Classification of how the property is occupied.
PROP_CONDITION_CODE	A code that indicates the condition of the property.
PROP_INSPECTION_DATE	The date a property inspection is performed.		MM/DD/YYYY
APPRAISAL_DATE	The date the appraisal was done.		MM/DD/YYYY
CURR_PROP_VAL	The current "as is" value of the property based on brokers price opinion or appraisal.	2
REPAIRED_PROP_VAL	The amount the property would be worth if repairs are completed pursuant to a broker's price opinion or appraisal.	2
If applicable:
DELINQ_STATUS_CODE	FNMA Code Describing Status of Loan
DELINQ_REASON_CODE	The circumstances which caused a borrower to stop paying on a loan. Code indicates the reason why the loan is in default for this cycle.
MI_CLAIM_FILED_DATE	Date Mortgage Insurance Claim Was Filed With Mortgage Insurance Company.		MM/DD/YYYY
MI_CLAIM_AMT	Amount of Mortgage Insurance Claim Filed		No commas(,) or dollar signs ($)
MI_CLAIM_PAID_DATE	Date Mortgage Insurance Company Disbursed Claim Payment		MM/DD/YYYY
MI_CLAIM_AMT_PAID	Amount Mortgage Insurance Company Paid On Claim	2	No commas(,) or dollar signs ($)
POOL_CLAIM_FILED_DATE	Date Claim Was Filed With Pool Insurance Company		MM/DD/YYYY
POOL_CLAIM_AMT	Amount of Claim Filed With Pool Insurance Company	2	No commas(,) or dollar signs ($)
POOL_CLAIM_PAID_DATE	Date Claim Was Settled and The Check Was Issued By The Pool Insurer		MM/DD/YYYY
POOL_CLAIM_AMT_PAID	Amount Paid On Claim By Pool Insurance Company	2	No commas(,) or dollar signs ($)
FHA_PART_A_CLAIM_FILED_DATE	Date FHA Part A Claim Was Filed With HUD		MM/DD/YYYY
FHA_PART_A_CLAIM_AMT	Amount of FHA Part A Claim Filed	2	No commas(,) or dollar signs ($)
FHA_PART_A_CLAIM_PAID_DATE	Date HUD Disbursed Part A Claim Payment		MM/DD/YYYY
FHA_PART_A_CLAIM_PAID_AMT	Amount HUD Paid on Part A Claim	2	No commas(,) or dollar signs ($)
FHA_PART_B_CLAIM_FILED_DATE	Date FHA Part B Claim Was Filed With HUD		MM/DD/YYYY
FHA_PART_B_CLAIM_AMT	Amount of FHA Part B Claim Filed	2	No commas(,) or dollar signs ($)
FHA_PART_B_CLAIM_PAID_DATE	Date HUD Disbursed Part B Claim Payment		MM/DD/YYYY
FHA_PART_B_CLAIM_PAID_AMT	Amount HUD Paid on Part B Claim	2	No commas(,) or dollar signs ($)
VA_CLAIM_FILED_DATE	Date VA Claim Was Filed With the Veterans Admin		MM/DD/YYYY
VA_CLAIM_PAID_DATE	Date Veterans Admin. Disbursed VA Claim Payment		MM/DD/YYYY
VA_CLAIM_PAID_AMT	Amount Veterans Admin. Paid on VA Claim	2	No commas(,) or dollar signs ($)

Exhibit 2: Standard File Codes - Delinquency Reporting

The Loss Mit Type field should show the approved Loss Mitigation Code as follows:

•	ASUM-Approved Assumption

•	BAP-Borrower Assistance Program

•	CO- Charge Off

•	DIL- Deed-in-Lieu

•	FFA- Formal Forbearance Agreement

•	MOD- Loan Modification

•	PRE- Pre-Sale

•	SS- Short Sale

•	MISC-Anything else approved by the PMI or Pool Insurer

NOTE: Wells Fargo Bank will accept alternative Loss Mitigation Types to those above, provided that they are consistent with industry standards. If Loss Mitigation Types other than those above are used, the Servicer must supply Wells Fargo Bank with a description of each of the Loss Mitigation Types prior to sending the file.

The Occupant Code field should show the current status of the property code as follows:

•	Mortgagor

•	Tenant

•	Unknown

•	Vacant

The Property Condition field should show the last reported condition of the property as follows:

•	Damaged

•	Excellent

•	Fair

•	Gone

•	Good

•	Poor

•	Special Hazard

•	Unknown

Exhibit 2: Standard File Codes - Delinquency Reporting, Continued

The FNMA Delinquent Reason Code field should show the Reason for Delinquency as follows:

Delinquency Code	Delinquency Description
001	FNMA-Death of principal mortgagor
002	FNMA-Illness of principal mortgagor
003	FNMA-Illness of mortgagor’s family member
004	FNMA-Death of mortgagor’s family member
005	FNMA-Marital difficulties
006	FNMA-Curtailment of income
007	FNMA-Excessive Obligation
008	FNMA-Abandonment of property
009	FNMA-Distant employee transfer
011	FNMA-Property problem
012	FNMA-Inability to sell property
013	FNMA-Inability to rent property
014	FNMA-Military Service
015	FNMA-Other
016	FNMA-Unemployment
017	FNMA-Business failure
019	FNMA-Casualty loss
022	FNMA-Energy environment costs
023	FNMA-Servicing problems
026	FNMA-Payment adjustment
027	FNMA-Payment dispute
029	FNMA-Transfer of ownership pending
030	FNMA-Fraud
031	FNMA-Unable to contact borrower
INC	FNMA-Incarceration

Exhibit 2: Standard File Codes - Delinquency Reporting, Continued

The FNMA Delinquent Status Code field should show the Status of Default as follows:

Status Code	Status Description
09	Forbearance
17	Pre-foreclosure Sale Closing Plan Accepted
24	Government Seizure
26	Refinance
27	Assumption
28	Modification
29	Charge-Off
30	Third Party Sale
31	Probate
32	Military Indulgence
43	Foreclosure Started
44	Deed-in-Lieu Started
49	Assignment Completed
61	Second Lien Considerations
62	Veteran’s Affairs-No Bid
63	Veteran’s Affairs-Refund
64	Veteran’s Affairs-Buydown
65	Chapter 7 Bankruptcy
66	Chapter 11 Bankruptcy
67	Chapter 13 Bankruptcy

23.     The Agreement is hereby amended effective as of the date hereof by adding the following new Exhibit K:

EXHIBIT K

COMPANY’S OBLIGATIONS IN CONNECTION
WITH A RECONSTITUTION

•      The Company shall (i) possess the ability to service to a securitization documents; (ii) service on a “Scheduled/Scheduled” reporting basis (advancing through the liquidation of an REO Property), (iii) make compensating interest payments on payoffs and curtailments and (iv) remit and report to a Master Servicer in format acceptable to such Master Servicer by the 10th calendar day of each month.

•      The Company shall provide an acceptable annual certification (officer’s certificate) to the Master Servicer (as required by the Sarbanes-Oxley Act of 2002) as well as any other annual certifications required under the securitization documents (i.e. the annual statement as to compliance/annual independent certified public accountants’ servicing report due by March 1 of each year).

•      The Company shall allow for the Purchaser, the Master Servicer or their designee to perform a review of audited financials and net worth of the Company.

•      The Company shall provide a Uniform Single Attestation Program certificate and Management Assertion as requested by the Master Servicer or the Purchaser.

•      The Company shall provide information on each Custodial Account as requested by the Master Servicer or the Purchaser, and each Custodial Accounts shall comply with the requirements for such accounts as set forth in the securitization documents.

•      The Company shall maintain its servicing system in accordance with the requirements of the Master Servicer.

24.   The Agreement is hereby amended effective as of the date hereof by adding the following new Exhibit L:

EXHIBIT L

FORM OF COMPANY CERTIFICATION

Re: The [ ] agreement dated as of [ l, 200[ ] (the “Agreement”), among [IDENTIFY PARTIES]

I, ____________________________, the _______________________ of [NAME OF COMPANY] (the “Company”), certify to [the Purchaser], [the Depositor], and the [Master Servicer] [Securities Administrator] [Trustee], and their officers, with the knowledge and intent that they will rely upon this certification, that:

I have reviewed the servicer compliance statement of the Company provided in accordance with Item 1123 of Regulation AB (the “Compliance Statement”), the report on assessment of the Company’s compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB (the “Servicing Criteria”), provided in accordance with Rules 13a-18 and 15d-18 under Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1122 of Regulation AB (the “Servicing Assessment”), the registered public accounting firm’s attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB (the “Attestation Report”), and all servicing reports, officer’s certificates and other information relating to the servicing of the Mortgage Loans by the Company during 200[ ] that were delivered by the Company to the [Depositor] [Master Servicer] [Securities Administrator] [Trustee] pursuant to the Agreement (collectively, the “Company Servicing Information”);

Based on my knowledge, the Company Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Company Servicing Information;

Based on my knowledge, all of the Company Servicing Information required to be provided by the Company under the Agreement has been provided to the [Depositor] [Master Servicer] [Securities Administrator] [Trustee];

I am responsible for reviewing the activities performed by the Company as servicer under the Agreement, and based on my knowledge and the compliance review conducted in preparing the Compliance Statement and except as disclosed in the Compliance Statement, the Servicing Assessment or the Attestation Report, the Company has fulfilled its obligations under the Agreement in all material respects; and

The Compliance Statement required to be delivered by the Company pursuant to this Agreement, and the Servicing Assessment and Attestation Report required to be provided by the Company and by any Subservicer and Subcontractor pursuant to the Agreement, have been provided to the [Depositor] [Master Servicer]. Any material instances of noncompliance described in such reports have been disclosed to the [Depositor] [Master Servicer]. Any material instance of noncompliance with the Servicing Criteria has been disclosed in such reports.

25.      The Agreement is hereby amended effective as of the date hereof by adding the following new Exhibit M:

EXHIBIT M

SUMMARY OF REGULATION AB
SERVICING CRITERIA

NOTE: This Exhibit M is provided for convenience of reference only. In the event of a conflict or inconsistency between the terms of this Exhibit M and the text of Regulation AB, the text of Regulation AB, its adopting release and other public statements of the SEC shall control.

Item 1122(d)

(a)	General servicing considerations.

(1)  Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.

(2)  If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.

(3)  Any requirements in the transaction agreements to maintain a back-up servicer for the mortgage loans are maintained.

(4)  A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.

(b)	Cash collection and administration.

(1)  Payments on mortgage loans are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.

(2)  Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.

(3)  Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.

(4)  The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.

(5)  Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.

(6)  Unissued checks are safeguarded so as to prevent unauthorized access.

(7)  Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

(c)	Investor remittances and reporting.

(1)  Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of mortgage loans serviced by the Servicer.

(2)  Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.

(3)  Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.

(4)  Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.

(d)	Mortgage Loan administration.

(1)  Collateral or security on mortgage loans is maintained as required by the transaction agreements or related mortgage loan documents.

(2)  Mortgage loan and related documents are safeguarded as required by the transaction agreements.

(3)  Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.

(4)  Payments on mortgage loans, including any payoffs, made in accordance with the related mortgage loan documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related mortgage loan documents.

(5)  The Servicer’s records regarding the mortgage loans agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.

(6)  Changes with respect to the terms or status of an obligor’s mortgage loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related mortgage loan documents.

(7)  Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.

(8)  Records documenting collection efforts are maintained during the period a mortgage loan is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

(9)  Adjustments to interest rates or rates of return for mortgage loans with variable rates are computed based on the related mortgage loan documents.

(10)  Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s mortgage loan documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other number of days specified in the transaction agreements.

(11)  Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the Servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

(12)  Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the Servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.

(13)  Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the Servicer, or such other number of days specified in the transaction agreements.

(14)  Delinquencies, charge-offs and uncollectable accounts are recognized and recorded in accordance with the transaction agreements.

(15)  Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.

26.           The Agreement is hereby amended effective as of the date hereof by adding the following new Exhibit N:
EXHIBIT N

SUMMARY OF APPLICABLE REGULATION AB REQUIREMENTS

NOTE: This Exhibit N is provided for convenience of reference only. In the event of a conflict or inconsistency between the terms of this Exhibit N and the text of Regulation AB, the text of Regulation AB, its adopting release and other public statements of the SEC shall control.

Item 1105(a)(1)-(3) and (c)

-     Provide static pool information with respect to mortgage loans that were originated or purchased by the Company and which are of the same type as the Mortgage Loans.

-     Provide static pool information regarding delinquencies, cumulative losses and prepayments for prior securitized pools of the Company.

-     If the Company has less than 3 years experience securitizing assets of the same type as the Mortgage Loans, provide the static pool information by vintage origination years regarding loans originated or purchased by the Company, instead of by prior securitized pool. A vintage origination year represents mortgage loans originated during the same year.

-     Such static pool information shall be for the prior five years, or for so long as the Company has been originating or purchasing (in the case of data by vintage origination year) or securitizing (in the case of data by prior securitized pools) such mortgage loans if for less than five years.

-     The static pool information for each vintage origination year or prior securitized pool, as applicable, shall be presented in monthly increments over the life of the mortgage loans included in the vintage origination year or prior securitized pool.

-     Provide summary information for the original characteristics of the prior securitized pools or vintage origination years, as applicable and material, including: number of pool assets, original pool balance, weighted average initial loan balance, weighted average mortgage rate, weighted average and minimum and maximum FICO, product type, loan purpose, weighted average and minimum and maximum LTV, distribution of loans by mortgage rate, and geographic concentrations of 5% or more.

Item 1108(b) and (c)

Provide the following information with respect to each servicer that will service, including interim service, 20% or more of the mortgage loans in any loan group in the securitization issued in the Pass-Through Transfer:

-     a description of the Company’s form of organization;

-     a description of how long the Company has been servicing residential mortgage loans; a general discussion of the Company’s experience in servicing assets of any type as well as a more detailed discussion of the Company’s experience in, and procedures for the servicing function it will perform under this Agreement and any Reconstitution Agreements; information regarding the size, composition and growth of the Company’s portfolio of mortgage loans of the type similar to the Mortgage Loans and information on factors related to the Company that may be material to any analysis of the servicing of the Mortgage Loans or the related asset-backed securities, as applicable, including whether any default or servicing related performance trigger has occurred as to any other securitization due to any act or failure to act of the Company, whether any material noncompliance with applicable servicing criteria as to any other securitization has been disclosed or reported by the Company, and the extent of outsourcing the Company uses;

-     a description of any material changes to the Company’s policies or procedures in the servicing function it will perform under this Agreement and any Reconstitution Agreements for mortgage loans of the type similar to the Mortgage Loans during the past three years;

-     information regarding the Company’s financial condition to the extent that there is a material risk that the effect on one or more aspects of servicing resulting from such financial condition could have a material impact on the performance of the securities issued in the Pass-Through Transfer, or on servicing of mortgage loans of the same asset type as the Mortgage Loans;

-     any special or unique factors involved in servicing loans of the same type as the Mortgage Loans, and the Company’s processes and procedures designed to address such factors;

-     statistical information regarding principal and interest advances made by the Company on the Mortgage Loans and the Company’s overall servicing portfolio for the past three years; and

-     the Company’s process for handling delinquencies, losses, bankruptcies and recoveries, such as through liquidation of REO Properties, foreclosure, sale of the Mortgage Loans or workouts.

Item 1110(a)

-     Identify any originator or group of affiliated originators that originated, or is expected to originate, 10% or more of the mortgage loans in any loan group in the securitization issued in the Pass-Through Transfer.

Item 1110(b)

Provide the following information with respect to any originator or group of affiliated originators that originated, or is expected to originate, 20% or more of the mortgage loans in any loan group in the securitization issued in the Pass-Through Transfer:

-     the Company’s form of organization; and

-     a description of the Company’s origination program and how long the Company has been engaged in originating residential mortgage loans, which description must include a discussion of the Company’s experience in originating mortgage loans of the same type as the Mortgage Loans and information regarding the size and composition of the Company’s origination portfolio as well as information that may be material to an analysis of the performance of the Mortgage Loans, such as the Company’s credit-granting or underwriting criteria for mortgage loans of the same type as the Mortgage Loans.

Item 1117

-     describe any legal proceedings pending against the Company or against any of its property, including any proceedings known to be contemplated by governmental authorities, that may be material to the holders of the securities issued in the Pass-Through Transfer.

Item 1119(a)

-     describe any affiliations of the Company, each other originator of the Mortgage Loans and each Subservicer with the sponsor, depositor, issuing entity, trustee, any originator, any other servicer, any significant obligor, enhancement or support provider or any other material parties related to the Pass-Through Transfer.

Item 1119(b)

-     describe any business relationship, agreement, arrangement, transaction or understanding entered into outside of the ordinary course of business or on terms other than those obtained in an arm’s length transaction with an unrelated third party, apart from the Pass-Through Transfer, between the Company, each other originator of the Mortgage Loans and each Subservicer, or their respective affiliates, and the sponsor, depositor or issuing entity or their respective affiliates, that exists currently or has existed during the past two years, that may be material to the understanding of an investor in the securities issued in the Pass-Through Transfer.

Item 1119(c)

-     describe any business relationship, agreement, arrangement, transaction or understanding involving or relating to the Mortgage Loans or the Pass-Through Transfer, including the material terms and approximate dollar amount involved, between the Company, each other originator of the Mortgage Loans and each Subservicer, or their respective affiliates and the sponsor, depositor or issuing entity or their respective affiliates, that exists currently or has existed during the past two years.

27.      The Agreement is hereby amended effective as of the date hereof by adding the following new Exhibit O:

EXHIBIT O

SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

The assessment of compliance to be delivered by [the Company] [Name of Subservicer] shall address, at a minimum, the criteria identified as below as “Applicable Servicing Criteria”:

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	X
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the mortgage loans are maintained.
1122(d)(1)(iv)
A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.
X
Cash Collection and Administration
1122(d)(2)(i)
Payments on mortgage loans are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.
X
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X
1122(d)(2)(iii)
Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.
X
1122(d)(2)(iv)
The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.
X
1122(d)(2)(v)
Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.
X
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	X
1122(d)(2)(vii)
Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.
X
Investor Remittances and Reporting
1122(d)(3)(i)
Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of mortgage loans serviced by the Servicer.
X
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	X
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	X
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	X
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on mortgage loans is maintained as required by the transaction agreements or related mortgage loan documents.	X
1122(d)(4)(ii)	Mortgage loan and related documents are safeguarded as required by the transaction agreements	X
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	X
1122(d)(4)(iv)
Payments on mortgage loans, including any payoffs, made in accordance with the related mortgage loan documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related mortgage loan documents.
X
1122(d)(4)(v)	The Servicer’s records regarding the mortgage loans agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.	X
1122(d)(4)(vi)
Changes with respect to the terms or status of an obligor's mortgage loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.
X
1122(d)(4)(vii)
Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.
X
1122(d)(4)(viii)
Records documenting collection efforts are maintained during the period a mortgage loan is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).
X
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for mortgage loans with variable rates are computed based on the related mortgage loan documents.	X
1122(d)(4)(x)
Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s mortgage loan documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xi)
Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xii)
Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.
X
1122(d)(4)(xiii)
Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	X
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.

[NAME OF COMPANY] [NAME OF SUBSERVICER]

Date: _________________________

By: _________________________
Name:
Title:

28.     The Agreement is hereby amended as of the date hereof by adding the following new Exhibit P:
EXHIBIT P

REPORTING DATA FOR REALIZED LOSSES AND GAINS

Calculation of Realized Loss/Gain Form 332- Instruction Sheet

NOTE: Do not net or combine items. Show all expenses individually and all credits as separate line items. Claim packages are due on the remittance report date. Late submissions may result in claims not being passed until the following month. The Servicer is responsible to remit all funds pending loss approval and /or resolution of any disputed items.
1.

2.  The numbers on the 332 form correspond with the numbers listed below.

Liquidation and Acquisition Expenses:

1.             The Actual Unpaid Principal Balance of the Mortgage Loan. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

2.             The Total Interest Due less the aggregate amount of servicing fee that would have been earned if all delinquent payments had been made as agreed. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

3.             Accrued Servicing Fees based upon the Scheduled Principal Balance of the Mortgage Loan as calculated on a monthly basis. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

4-12.        Complete as applicable. Required documentation:

*      For taxes and insurance advances - see page 2 of 332 form - breakdown required showing period of coverage, base tax, interest, penalty. Advances prior to default require evidence of servicer efforts to recover advances.

*      For escrow advances - complete payment history

(to calculate advances from last positive escrow balance forward)

*      Other expenses -  copies of corporate advance history showing all payments

*      REO repairs > $1500 require explanation

*      REO repairs >$3000 require evidence of at least 2 bids.

*      Short Sale or Charge Off require P&L supporting the decision and WFB’s approved Officer Certificate

*      Unusual or extraordinary items may require further documentation.

13.        The total of lines 1 through 12.

3.         Credits:

14-21. Complete as applicable. Required documentation:

*      Copy of the HUD 1 from the REO sale. If a 3rd Party Sale, bid instructions and Escrow Agent / Attorney

Letter of Proceeds Breakdown.

*      Copy of EOB for any MI or gov't guarantee

*      All other credits need to be clearly defined on the 332 form

22.	The total of lines 14 through 21.

Please Note: For HUD/VA loans, use line (18a) for Part A/Initial proceeds and line (18b) for Part B/Supplemental proceeds.

Total Realized Loss (or Amount of Any Gain)

23.      The total derived from subtracting line 22 from 13. If the amount represents a realized gain, show the amount in parenthesis ( ).

Calculation of Realized Loss/Gain Form 332

Prepared by: __________________   Date: _______________

Phone: ______________________ Email Address:_____________________

Servicer Loan No.	Servicer Name	Servicer Address

WELLS FARGO BANK, N.A. Loan No._____________________________

Borrower's Name: _________________________________________________________

Property Address: _________________________________________________________

Liquidation Type: REO Sale   3rd Party Sale  Short Sale Charge Off

Was this loan granted a Bankruptcy deficiency or cramdown  Yes  No

If “Yes”, provide deficiency or cramdown amount _______________________________

Liquidation and Acquisition Expenses:

(1)	Actual Unpaid Principal Balance of Mortgage Loan	$(1)
(2)	Interest accrued at Net Rate	(2)
(3)	Accrued Servicing Fees	(3)
(4)	Attorney's Fees	(4)
(5)	Taxes (see page 2)	(5)
(6)	Property Maintenance	(6)
(7)	MI/Hazard Insurance Premiums (see page 2)	(7)
(8)	Utility Expenses	(8)
(9)	Appraisal/BPO	(9)
(10)	Property Inspections	(10)
(11)	FC Costs/Other Legal Expenses	(11)
(12)	Other (itemize)	(12)
	Cash for Keys	(12)
	HOA/Condo Fees	(12)
		(12)

	Total Expenses	$(13)
Credits:
(14)	Escrow Balance	$(14)
(15)	HIP Refund	(15)
(16)	Rental Receipts	(16)
(17)	Hazard Loss Proceeds	(17)
(18)	Primary Mortgage Insurance / Gov’t Insurance	(18a)
HUD Part A

HUD Part B		(18b)
(19)	Pool Insurance Proceeds	(19)
(20)	Proceeds from Sale of Acquired Property	(20)
(21)	Other (itemize)	(21)
		(21)

	Total Credits	$(22)
Total Realized Loss (or Amount of Gain)		$(23)

Escrow Disbursement Detail

Type (Tax /Ins.)	Date Paid	Period of Coverage	Total Paid	Base Amount	Penalties	Interest

29.     The Agreement is hereby amended as of the date hereof by adding the following new Exhibit Q:

EXHIBIT Q

Delinquency Recognition Policies
[To be provided by EMC and mutually agreed by the parties]

30.     Except as amended above, the Agreement shall continue to be in full force and effect in accordance with its terms.

31.     This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts and of said counterparts taken together shall be deemed to constitute one and the same instrument.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the following parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

EMC MORTGAGE CORPORATION, as Purchaser

By:
Name:
Title:

MID AMERICA BANK, FSB, as Company

By:
Name:
Title:

EXHIBIT R-1

FORM OF FIFTH THIRD
ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT

THIS ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT (the “Assignment”) is dated as of March 30, 2007, by and among EMC Mortgage Corporation (the “Assignor”), Wells Fargo Bank, National Association, as trustee for the holders of Bear Stearns Asset Backed Securities I Trust 2007-AC3, Asset-Backed Certificates, Series 2007-AC3 (the “Assignee”) and Fifth Third Mortgage Company (the “Company”).

In consideration of the mutual promises and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto agree that the residential mortgage loans (the “Mortgage Loans”) listed on Exhibit A annexed hereto purchased by the Assignor from the Company and now serviced by Company for the Assignor and its successors and assigns pursuant to (a) that certain Purchase, Warranties and Servicing Agreement, dated as of September 1, 2002, between the Company and the Assignor, as amended by Amendment Number One, dated as of April 1, 2006, between the Company and the Assignor (the “Purchase Agreement”) and (b) the term sheet dated February 28, 2007, between the Company and the Assignor, (the “Term Sheet” and together with the Purchase Agreement, the “Agreements”) shall be subject to the terms of this Assignment. Capitalized terms used herein but not defined shall have the meanings ascribed to them in the Agreements.

Assignment and Assumption

1. Except as expressly provided for herein, the Assignor hereby grants, transfers and assigns to the Assignee all of its right, title and interest as in, to and under (a) the Mortgage Loans and (b) the Agreements with respect to the Mortgage Loans; provided, however, that the Assignor is not assigning to the Assignee any of its right, title or interest, in, to and under the Agreements with respect to any mortgage loan other than the Mortgage Loans listed on Exhibit A. Notwithstanding anything to the contrary contained herein, the Assignor specifically reserves and does not assign to the Assignee any right, title and interest in, to or under the representations and warranties contained in Section 3.01 and Section 3.02 of the Purchase Agreement and in the Term Sheet, and any obligation of the Company to cure, repurchase or substitute for a mortgage loan and to indemnify the Assignor with respect to a breach of such representations and warranties pursuant to Section 3.03 and Section 8.01 of the Purchase Agreement, and the Assignor is retaining the right to enforce the representations and warranties and the obligations of the Company set forth in those sections and in the Term Sheet against the Company. In addition, the Assignor specifically reserves and does not assign to the Assignee any right, title and interest in, to or under Section 4.03 and Section 4.13 of the Purchase Agreement (but only insofar as such Sections grant to the Purchaser the right to terminate the servicing of defaulted Mortgage Loans and/or REO Properties by the Company). Except as is otherwise expressly provided herein, the Assignor makes no representations, warranties or covenants to the Assignee and the Assignee acknowledges that the Assignor has no obligations to the Assignee under the terms of the Agreements or otherwise relating to the transaction contemplated herein (including, but not limited to, any obligation to indemnify the Assignee).

2. The Assignor warrants and represents to the Assignee and to the Company as of the date hereof:

(a)
Attached hereto as Exhibit B are true and accurate copies of the Agreements, which agreements are in full force and effect as of the date hereof and the provisions of which have not been waived, amended or modified in any respect, nor has any notice of termination been given thereunder;

(b)
The Assignor was the lawful owner of the Mortgage Loans with full right to transfer the Mortgage Loans and any and all of its interests, rights and obligations under the Agreements as they relate to the Mortgage Loans, free and clear from any and all claims and encumbrances; and upon the transfer of the Mortgage Loans to the Assignee as contemplated herein, the Assignee shall have good title to each and every Mortgage Loan, as well as any and all of the Assignor’s interests, rights and obligations under the Agreements as they relate to the Mortgage Loans, free and clear of any and all liens, claims and encumbrances;

(c)	There are no offsets, counterclaims or other defenses available to the Assignor with respect to the Mortgage Loans or the Agreements;

(d)	The Assignor has no knowledge of, and has not received notice of, any waivers under, or any modification of, any Mortgage Loan;

(e)
The Assignor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite power and authority to acquire, own and sell the Mortgage Loans;

(f)
The Assignor has full corporate power and authority to execute, deliver and perform its obligations under this Assignment, and to consummate the transactions set forth herein. The consummation of the transactions contemplated by this Assignment is in the ordinary course of the Assignor’s business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of the Assignor’s charter or by-laws or any legal restriction, or any material agreement or instrument to which the Assignor is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Assignor or its property is subject. The execution, delivery and performance by the Assignor of this Assignment and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on part of the Assignor. This Assignment has been duly executed and delivered by the Assignor and, upon the due authorization, execution and delivery by the Assignee, and the Company, will constitute the valid and legally binding obligation of the Assignor enforceable against the Assignor in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

(g)
No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by the Assignor in connection with the execution, delivery or performance by the Assignor of this Assignment, or the consummation by it of the transactions contemplated hereby. Neither the Assignor nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Mortgage Loans or any interest in the Mortgage Loans, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Mortgage Loans, or any interest in the Mortgage Loans or otherwise approached or negotiated with respect to the Mortgage Loans, or any interest in the Mortgage Loans with any Person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action which would constitute a distribution of the Mortgage Loans under the Securities Act of 1933, as amended (the “1933 Act”) or which would render the disposition of the Mortgage Loans a violation of Section 5 of the 1933 Act or require registration pursuant thereto; and

(h)
The Assignor has received from the Company, and has delivered to the Assignee, all documents required to be delivered to the Company prior to the date hereof pursuant to Section 2.07 of the Purchase Agreement with respect to the Mortgage Loans and has not received, and has not requested from the Company, any additional documents.

3. The Assignee represents, warrants and covenants with the Assignor and the Company that:

(a)
The Assignee is a national banking association, duly organized, validly existing and in good standing under the laws of the United States, and has all requisite power and authority to acquire, own and purchase the Mortgage Loans;

(b)
The Assignee has full power and authority to execute, deliver and perform under this Assignment, and to consummate the transactions set forth herein. The consummation of the transactions contemplated by this Assignment is in the ordinary course of the Assignee’s business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of the Assignee’s charter or bylaws, or any legal restriction, or any material agreement or instrument to which the Assignee is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Assignee or its property is subject. The execution, delivery and performance by the Assignee of this Assignment and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action of the Assignee. This Assignment has been duly executed and delivered by the Assignee and, upon the due authorization, execution and delivery by the Assignor and the Company, will constitute the valid and legally binding obligation of the Assignee enforceable against the Assignee in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency, or reorganization or other similar laws now or hereinafter in effect relating to creditor’s rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or in law;

(c)
No material consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by the Assignee in connection with the execution, delivery or performance by the Assignee of this Assignment, or the consummation by it of the transactions contemplated hereby;

(d)
There is no action, suit, proceeding, investigation or litigation pending or, to the Assignee’s knowledge, threatened, which either in any instance or in the aggregate, if determined adversely to the Assignee, would adversely affect the Assignee’s execution or delivery of, or the enforceability of, this Assignment, or the Assignee’s ability to perform its obligations under this Assignment; and

(e)
The Assignee assumes for the benefit of the Trust, all of the rights of the Purchaser under the Agreements with respect to the Mortgage Loans listed on Exhibit A, other than the right to enforce the obligations of the Company under the Agreements.

4. The Company warrants and represents to, and covenants with, the Assignor and the Assignee as of the date hereof:

(a)
Attached hereto as Exhibit B are true and accurate copy of the Agreements, which agreements are in full force and effect as of the date hereof and the provisions of which have not been waived, amended or modified in any respect, nor has any notice of termination been given thereunder;

(b)
The Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite power and authority to service the Mortgage Loans and to perform its obligations under the Agreements;

(c)
The Company has full corporate power and authority to execute, deliver and perform its obligations under this Assignment, and to consummate the transactions set forth herein. The consummation of the transactions contemplated by this Assignment is in the ordinary course of the Company’s business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of its charter or by-laws or any legal restriction, or any material agreement or instrument to which it is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Company or its property is subject. The execution, delivery and performance by the Company of this Assignment and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of the Company. This Assignment has been duly executed and delivered by the Company, and, upon the due authorization, execution and delivery by the Assignor and the Assignee, will constitute the valid and legally binding obligation of the Company, enforceable against it in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

(d)
No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by the Assignee in connection with the execution, delivery or performance by the Company of this Assignment, or the consummation by it of the transactions contemplated hereby;

(e)
The Company shall establish a Custodial Account and an Escrow Account under the Agreements in favor of Assignee with respect to the Mortgage Loans separate from the Custodial Account and Escrow Account previously established under the Agreements in favor of the Assignor; and

(f)
Pursuant to Section 11.18 of the Purchase Agreement, the Company hereby restates the representations and warranties set forth in Article III of the Purchase Agreement and in the Term Sheet with respect to the Company and the Mortgage Loans as of the date hereof.

5. The Company warrants and represents to, and covenants with, the Assignor and Bear Stearns Asset Backed Securities I LLC (“BSABS I”) as of the date hereof:

a.
The Company is not aware and has not received notice that any default, early amortization or other performance triggering event has occurred as to any other securitization due to any act or failure to act of the Company;

b.
No material noncompliance with the applicable servicing criteria with respect to other securitizations of residential mortgage loans involving the Company as servicer has been disclosed or reported by the Company;

c.	The Company has not been terminated as servicer in a residential mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger;

d.
No material changes to the Company’s policies or procedures with respect to the servicing function it will perform under the Agreements and this Assignment for mortgage loans of a type similar to the Mortgage Loans have occurred during the three-year period immediately preceding the date hereof;

e.
There are no aspects of the Company’s financial condition that could have a material adverse effect on the performance by the Company of its servicing obligations under the Agreements and this Assignment;

f.	There are no material legal or governmental proceedings pending (or known to be contemplated) against the Company, any Subservicer or any third-party originator; and

g.
There are no affiliations, relationships or transactions relating to the Company or any Subservicer with respect to this Securitization Transaction and any party thereto of a type described in Item 1119 of Regulation AB.

Notwithstanding anything to the contrary in the Agreement, the Company shall (or shall cause any Third-Party Originator to) (i) immediately notify the Assignor and BSABS I in writing of (A) legal proceedings pending against the Company, or proceedings known to be contemplated by governmental authorities against the Company which in the judgment of the Company would be, in each case, material to purchasers of securities backed by the Mortgage Loans, (B) any affiliations or relationships of the type described in Item 1119(b) of Regulation AB that develop following the date hereof between the Company and any of the above listed parties or other parties identified in writing by the Assignor or BSABS I with respect to the Securitization Transaction and (ii) provide to the Assignor and BSABS I a description of such proceedings, affiliations or relationships.

Each such notice/update should be sent to the Assignor by e-mail to regABnotifications@bear.com. Additionally, all such notifications, other than those pursuant to (i)(A) above, should be sent to:

EMC Mortgage Corporation
2780 Lake Vista Drive
Lewisville, Texas 75067-3884
Attention: Michelle Viner
Facsimile: (214) 626-4889
Email: mviner@bear.com

With a copy to:
Bear, Stearns & Co. Inc.
383 Madison Avenue, 3rd Floor
New York, NY 10179
Attention: Global Credit Administration
Facsimile: (212) 272-6564

Notifications pursuant to (i)(A) above should be sent to:
EMC Mortgage Corporation
2780 Lake Vista Drive
Lewisville, TX 75067-3884
Attention: General Counsel
Facsimile: (469) 759-4714

With copies to:
Bear, Stearns & Co. Inc.
383 Madison Avenue, 3rd Floor
New York, NY 10179
Attention: Global Credit Administration
Facsimile: (212) 272-6564

EMC Mortgage Corporation
2780 Lake Vista Drive
Lewisville, TX 75067-3884
Attention: Michelle Viner
Facsimile: (214) 626-4889
Email: mviner@bear.com

6. The Company hereby acknowledges that EMC Mortgage Corporation (the “Master Servicer”) has been appointed as the master servicer of the Mortgage Loans pursuant to the Pooling and Servicing Agreement, dated as of March 1, 2007, among BSABS I, the Assignee, the Master Servicer and the Assignor. The Company shall deliver all reports required to be delivered under the Agreements to:

EMC Mortgage Corporation
2780 Lake Vista Drive
Lewisville, Texas 75067
Attention: Michelle Viner
Facsimile: (214) 626-4889
Email: mviner@bear.com

Recognition of Assignee

7. From and after the date hereof the Company shall recognize the Assignee as owner of the Mortgage Loans, and acknowledges that the Mortgage Loans will be part of a REMIC. The Company will service the Mortgage Loans in accordance with the Agreements, but in no event in a manner that would (i) cause the REMIC to fail to qualify as a REMIC or (ii) result in the imposition of a tax upon the REMIC (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code). It is the intention of the Assignor, the Company and the Assignee that this Agreement shall be binding upon and for the benefit of the respective successors and assigns of the parties hereto. Neither the Company nor the Assignor shall amend or agree to amend, modify, waiver, or otherwise alter any of the terms or provisions of the Agreements, which amendment, modification, waiver or other alteration would in any way affect the Mortgage Loans without the prior written consent of the Assignee.

The Company shall prepare for and deliver to the Assignee and the Master Servicer (and the securities administrator, if any) a statement with respect to each mortgaged property acquired through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Assigned Loan (“REO Property”) that has been rented showing the aggregate rental income received and all expenses incurred in connection with the management and maintenance of such REO Property at such times as is necessary to enable the Assignee (or the securities administrator, if any) to comply with the reporting requirements of the REMIC provisions of the Code. The net monthly rental income, if any, from such REO Property shall be deposited in the related collection account no later than the close of business on each determination date. The Company shall perform, or caused to be performed, the tax reporting and withholding related to foreclosures, abandonments and cancellation of indebtedness income as specified by Sections 1445, 6050J and 6050P of the Code by preparing and filing such tax and information returns, as may be required. In the event that the Bear Stearns Asset Backed Securities I Trust 2007-AC3, Asset-Backed Certificates, Series 2007-AC3 acquires any REO Property as aforesaid or otherwise in connection with a default or default becoming reasonably foreseeable on an Assigned Loan, the Company shall cause such REO Property to be disposed prior to three years after its acquisition by the Bear Stearns Asset Backed Securities I Trust 2007-AC3, Asset-Backed Certificates, Series 2007-AC3 or, at the expense of the Bear Stearns Asset Backed Securities I Trust 2007-AC3, Asset-Backed Certificates, Series 2007-AC3, request more than 60 days prior to the day on which such three-year period would otherwise expire, an extension of the three-year grace period unless the Assignee (or the securities administrator, if any) shall have been supplied with an opinion of counsel addressed to the Assignee (and the securities administrator, if any) rendered by nationally recognized tax counsel specializing in such matters (such opinion not to be an expense of the Trustee or the Securities Administrator) to the effect that the holding by the Bear Stearns Asset Backed Securities I Trust 2007-AC3, Asset-Backed Certificates, Series 2007-AC3 of such REO Property subsequent to such three-year period will not result in the imposition of taxes on “prohibited transactions” of any REMIC as defined in Section 860F of the Code or cause any REMIC to fail to qualify as a REMIC, in which case the Bear Stearns Asset Backed Securities I Trust 2007-AC3, Asset-Backed Certificates, Series 2007-AC3 may continue to hold such REO Property (subject to any conditions contained in such opinion of counsel). Notwithstanding any other provision of the Servicing Agreement, no REO Property acquired by the Bear Stearns Asset Backed Securities I Trust 2007-AC3, Asset-Backed Certificates, Series 2007-AC3 shall be rented (or allowed to continue to be rented) or otherwise used for the production of income by or on behalf of the Bear Stearns Asset Backed Securities I Trust 2007-AC3, Asset-Backed Certificates, Series 2007-AC3 in such a manner or pursuant to any terms that would (i) cause such REO Property to fail to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code or (ii) subject any REMIC to the imposition of any federal, state or local income taxes on the income earned from such REO Property under Section 860G(c) of the Code or otherwise, unless the Company has agreed to indemnify and hold harmless the Bear Stearns Asset Backed Securities I Trust 2007-AC3, Asset-Backed Certificates, Series 2007-AC3 with respect to the imposition of any such taxes.

In addition, the Company hereby acknowledges that from and after the date hereof, the Mortgage Loans will be subject to the terms and conditions of the Pooling Agreement pursuant to which the Master Servicer is required to monitor the performance by the Company of its servicing obligations under the Agreements and has the right to enforce the obligations of the Company under the Purchase Sale and Servicing Agreement with respect to the servicing of the Mortgage Loans. Such right will include, without limitation, the right to terminate the Company under the Agreements upon the occurrence of an event of default thereunder, the right to receive all remittances required to be made by the Company under the Agreements, the right to receive all monthly reports and other data required to be delivered by the Company under the Agreements, the right to examine the books and records of the Company, indemnification rights, and the right to exercise certain rights of consent and approval relating to actions taken by the Company. In connection therewith, the Company hereby agrees to make all remittances required under the Agreements with respect to the Mortgage Loans to the Master Servicer for the benefit of the Assignee in accordance with the following wire transfer instructions:

EMC Master Servicing Remittances
Bank: Chase Bank of Texas
Branch: Irving, Texas
Account Name: EMC Mortgage Corporation
ABA # 113000609
ACCOUNT # 000000709377717
Reference: M/S Remittance March 1, 2007 Remit for Fifth Third Mortgage Company
Attention: LSBO Group-MS

It is the intention of the Assignor, the Company and the Assignee that this Agreement will be a separate and distinct servicing agreement between the Assignee and the Company, to the extent of the Mortgage Loans, and shall be binding upon and for the benefit of the respective successors and assigns of the parties hereto. Neither the Company nor the Assignor shall amend or agree to amend, modify, waive, or otherwise alter any of the terms or provisions of the Agreements which amendment, modification, waiver or other alteration would in any way affect the Mortgage Loans without the prior written consent of the Assignee.

8. Modification of the Purchase Agreement :

The Company and the Assignor hereby amend the Purchase Agreement as follows:

(a) The following definitions are added to Section 1.01 of the Purchase Agreement:

REMIC Provisions: The provisions of the federal income tax law relating to REMICs, which appear at Sections 860A through 860G of the Code, and related provisions and regulations promulgated thereunder, as the foregoing may be in effect from time to time.

Master Servicer: EMC Mortgage Corporation.

Nonrecoverable Advance: Any advance previously made by the Company pursuant to Section 5.03 or any Servicing Advance which, in the good faith judgment of the Company, may not be ultimately recoverable by the Company from Liquidation Proceeds or otherwise. The determination by the Company that it has made a Nonrecoverable Advance, shall be evidenced by an Officer’s Certificate of the Company delivered to the Purchaser and the Master Servicer and detailing the reasons for such determination.

Trustee: Wells Fargo Bank, National Association.

(b) The definition of “Business Day” in Section 1.01 of the Purchase Agreement is deleted in its entirety and replaced with the following definition:

Business Day: Any day other than: (i) a Saturday or Sunday, or (ii) a legal holiday in the States of Maryland, Minnesota, New York or Ohio, or (iii) a day on which banks in the States of Maryland, Minnesota, New York or Ohio are authorized or obligated by law or executive order to be closed.

(c) The definition of Eligible Account in Section 1.01 of the Purchase Agreement is deleted in its entirety and replaced with the following:

Eligible Account: Any of (i) an account or accounts maintained with a federal or state chartered depository institution or trust company, the long-term unsecured debt obligations and short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the debt obligations of such holding company, so long as Moody’s is not a Rating Agency) are rated by each Rating Agency in one of its two highest long-term and its highest short-term rating categories respectively, at the time any amounts are held on deposit therein, or (ii) an account or accounts in a depository institution or trust company in which such accounts are insured by the FDIC (to the limits established by the FDIC) and the uninsured deposits in which accounts are otherwise secured such that, as evidenced by an Opinion of Counsel delivered to the Trustee and to each Rating Agency, the Certificateholders have a claim with respect to the funds in such account or a perfected first priority security interest against any collateral (which shall be limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution or trust company in which such account is maintained, or (iii) a trust account or accounts maintained with the corporate trust department of a federal or state chartered depository institution or trust company having capital and surplus of not less than $50,000,000, acting in its fiduciary capacity or (iv) any other account acceptable to the Rating Agencies. Eligible Accounts may bear interest, and may include, if otherwise qualified under this definition, accounts maintained with the Trustee.

(d) The definition of Principal Prepayment in Section 1.01 of the Purchase Agreement is deleted in its entirety and replaced with the following:

Principal Prepayment: Any payment or other recovery of principal on a Mortgage Loan full or partial which is received in advance of its scheduled Due Date, including any Prepayment Charge and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment. Partial principal Prepayments shall be applied in accordance with the terms of the related Mortgage Note.

(e) The definition of Servicing Fee Rate in Section 1.01 of the Purchase Agreement is deleted in its entirety and replaced with the following:

Servicing Fee Rate: A per annum rate equal to 0.625%.

(f) Section 3.01(s) of the Purchase Agreement is hereby amended by changing the reference in Section 3.01(s) of the Purchase Agreement from “15 calendar days” to “30 calendar days”.

(g) Section 4.01 of the Purchase Agreement is hereby amended by changing the first sentence of the second paragraph to the following:

Consistent with the terms of this Assignment and the related Term Sheet, and in accordance with the guidelines of EMC’s Master Servicing Asset Authority Levels, attached hereto as Exhibit W, the Company may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of any such term or in any manner grant indulgence to any Mortgagor if in the Company’s reasonable and prudent determination such waiver, modification, postponement or indulgence is not materially adverse to the Purchaser, provided, however, that unless the Company has obtained the prior written consent of the Purchaser, the Company shall not permit any modification with respect to any Mortgage Loan that would change the Mortgage Interest Rate, defer for more than ninety days or forgive any payment of principal or interest, reduce or increase the outstanding principal balance (except for actual payments of principal) or change the final maturity date on such Mortgage Loan.

(h) Section 4.03 of the Purchase Agreement is hereby amended by adding the following paragraph to the end of the section:

The Master Servicer shall fully reimburse the Company for Servicing Advances and Monthly Advances related to Liquidation Proceeds on the Remittance Date after such Servicing Advances and Monthly Advances are approved; provided, however, the Company must provide documentation in the form of Exhibit T hereto to the Master Servicer seeking approval within 90 days of final liquidation of a Mortgage Loan. The Master Servicer shall provide such approval or denial to the Company no later than thirty (30) days after receipt of such claim; provided, however, such claim must be complete with all supporting documentation. The Company’s obligation to make such Servicing Advances and Monthly Advances as to any Mortgage Loan shall continue through the final liquidation of the Mortgaged Property, unless the Company deems such advance nonrecoverable and submits an Officer’s Certificate in accordance with Section 5.03.

(i) Subsection 4.05(iii) of the Purchase Agreement is hereby amended by deleting “Liquidation Proceeds,” after “limited to related proceeds” in Subsection 4.05(iii) of the Purchase Agreement.

(j) Section 4.05 of the Purchase Agreement is hereby amended by adding the following as Subsection 4.05(ix):

(vii) to reimburse itself for Nonrecoverable Advances, to the extent not reimbursed pursuant to clause (ii) or clause (iii), upon prior approval from the Master Servicer. The Master Servicer shall provide such approval or denial to the Company no later than thirty (30) days after receipt of such claim; provided, however, such claim must be complete with all supporting documentation.

(k) Section 5.02 of the Purchase Agreement is hereby amended by deleting “no later than the fifth Business Day of the following month in hard copy, and” after “mutually agreed upon by both Purchaser and Company, and” in the first paragraph.

(l) The second sentence of the second paragraph of Section 5.02 of the Purchase Agreement is hereby deleted and replaced with the following:

The Company shall also provide a monthly report in the form of Exhibit J and Exhibit K, with respect to remittances, Exhibit Q, with respect to realized losses and gains, Exhibit R and Exhibit S, with respect to defaulted mortgage loans, Exhibit T, with respect to modified mortgage loans, Exhibit U, with respect to claims submitted and Exhibit V, with respect to loss severity, with each such report.

(m) Section 6.04 of the Purchase Agreement is hereby amended by adding the following paragraph to the end of the section:

In the event the Servicer or any subservicer or subcontractor engaged by it is terminated, assigns its rights and obligations under, or resigns pursuant to the terms of this Agreement, or any other applicable agreement in the case of a subservicer or subcontractor, as the case may be, such party shall provide an Annual Statement of Compliance pursuant to this Section 6.04 or to the related section of such other applicable agreement, as the case may be, as to the performance of its obligations with respect to the period of time it was subject to this Agreement or any other applicable agreement, as the case may be, notwithstanding any such termination, assignment or resignation.

(n) Section 6.07 of the Purchase Agreement is hereby amended by adding the following paragraph to the end of the section:

In the event the Servicer or any subservicer or subcontractor engaged by it is terminated, assigns its rights and obligations under, or resigns pursuant to, the terms of this Agreement, or any other applicable agreement in the case of a subservicer or subcontractor, as the case may be, such party shall provide an Assessment of Compliance and cause to be provided an Attestation Report pursuant to this Section 6.07 or to the related section of such other applicable agreement, as the case may be, notwithstanding any such termination, assignment or resignation.

(o) The first paragrpah of Section 11.04 of the of the Purchase Agreement is hereby deleted and replaced with the following:

This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to principles of conflicts of laws and except to the extent preempted by Federal law and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

(p) The Purchase Agreement is hereby amended as of the date hereof by deleting in its entirety and inserting a new Exhibit J to the Purchase Agreement, a copy of which is annexed hereto as Exhibit C.

(q) The Purchase Agreement is hereby amended as of the date hereof by deleting in its entirety and inserting a new Exhibit K to the Purchase Agreement, a copy of which is annexed hereto as Exhibit D.

(r) The Purchase Agreement is hereby amended as of the date hereof by deleting in its entirety and inserting a new Exhibit Q to the Purchase Agreement, a copy of which is annexed hereto as Exhibit E.

(s) The Purchase Agreement is hereby amended as of the date hereof by inserting a new Exhibit R to the Purchase Agreement, a copy of which is annexed hereto as Exhibit F.

(t) The Purchase Agreement is hereby amended as of the date hereof by inserting a new Exhibit S to the Purchase Agreement, a copy of which is annexed hereto as Exhibit G.

(u) The Purchase Agreement is hereby amended as of the date hereof by inserting a new Exhibit T to the Purchase Agreement, a copy of which is annexed hereto as Exhibit H.

(v) The Purchase Agreement is hereby amended as of the date hereof by inserting a new Exhibit U to the Purchase Agreement, a copy of which is annexed hereto as Exhibit I.

(w) The Purchase Agreement is hereby amended as of the date hereof by inserting a new Exhibit V to the Purchase Agreement, a copy of which is annexed hereto as Exhibit J.

(x) The Purchase Agreement is hereby amended as of the date hereof by inserting a new Exhibit W to the Purchase Agreement, a copy of which is annexed hereto as Exhibit K.

9. Notice Addresses.

If to the Assignee:

Wells Fargo Bank, National Association
as Trustee
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Client Manager BSABS I 2007-AC3
Telecopier No.: (410) 715-2380

If to the Assignor:

EMC Mortgage Corporation
2780 Lake Vista Drive
Lewisville, Texas 75067
Attention: Michelle Viner
Facsimile: (214) 626-4889
Email: mviner@bear.com

With a copy to:

Bear, Stearns & Co. Inc.
383 Madison Avenue, 3rd Floor
New, York, NY 10179
Attention: Global Credit Administration
Facsimile: (212) 272-6564

If to the Company:

Fifth Third Mortgage Company
38 Fountain Square Plaza
MD 1MOB2Y
Cincinnatti, Ohio 45263
Attention:Stephen Johnson
Telecopy: (513) 358-0893

(10) This Assignment shall be construed in accordance with the substantive laws of the State of New York (without regard to conflict of laws principles other than Section 5-1401 of the New York General Obligations Law) and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws, except to the extent preempted by federal law.

(11) From and after the date hereof, the Company, as servicer shall recognize the Assignee as the owner of the Mortgage Loans, the Company will service the Mortgage Loans in accordance with the Agreements for the benefit of the Assignee, and shall look solely to the Assignee for performance of the obligations of Purchaser under the Agreements with respect to the Mortgage Loans. From and after the date hereof, the Assignee shall recognize the Company as the seller and servicer of the Mortgage Loans, and shall look solely to the Company for performance of the obligations of the Seller under the Agreements with respect to the Mortgage Loans.

(12) This Assignment shall inure to the benefit of the successors and assigns of the parties hereto. Any entity into which the Company, the Assignor or the Assignee may be merged or consolidated shall, without the requirement for any further writing, be deemed the Company, the Assignor or the Assignee, respectively, hereunder.

(13) No term or provision of this Assignment may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

(14) This Assignment shall survive the conveyance of the Mortgage Loans and the assignment of the Agreements to the extent of the Mortgage Loans by the Assignor to the Assignee and the termination of the Agreements.

(15) This Assignment may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute and be one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused this Assignment, Assumption and Recognition Agreement to be executed by their duly authorized officers as of the date first above written.

EMC MORTGAGE CORPORATION the Assignor	WELLS FARGO BANK, NATIONAL ASSOICATION, the trustee for the holders of Bear Stearns Asset Backed Securities I Trust 2007-AC3, Asset-Backed Certificates, Series 2007-AC3
the Assignee

By: _________________________	By: __________________________
Name: ____________________	Name: ________________________
Title: ________________________	Title: _________________________

FIFTH THIRD MORTGAGE COMPANY

By: ____________________________
Name: _______________________
Title: ___________________________

Acknowledged and Agreed
EMC MORTGAGE CORPORATION Master Servicer

By: ____________________________
Name: _______________________
Title: ___________________________

EXHIBIT A TO THE AAR
Mortgage Loan Schedule
[Provided Upon Request]

EXHIBIT B TO THE AAR

PURCHASE AGREEMENT
TERM SHEET

EXHIBIT C TO THE AAR
Exhibit J to the Purhase, Warranties and Servicing Agreement

EMC FORM - REMITTANCE OVERVIEW REPORT

Remittance Overview Report: Provides loan level detail regarding the remittance that will be submitted to EMC Master Servicing and contains the following data fields in the order below:

Field	Field Description

Deal Name	VARCHAR (15)
Master Servicer Loan Number	NUMERIC (9,0)
Current Investor Category	VARCHAR (5)
Original Investor Category	VARCHAR (5)
Servicer Loan Number	VARCHAR (15)
Cutoff Date	DATE (MM/DD/YYYY)
Loan Next Due Date	DATE (MM/DD/YYYY)
Gross Interest Rate	NUMERIC (7,7)
Net Interest Rate	NUMERIC (7,7)
Pending Interest Rate	NUMERIC (7,7)
Servicing Fee Rate	NUMERIC (7,7)
MI Rate	NUMERIC (7,7)
Scheduled P&I Amount (P & I Constant)	NUMERIC (12,2)
ARM Index	NUMERIC (7,7)
Pending ARM Index	NUMERIC (7,7)
Beginning Scheduled Principal Balance	NUMERIC (12,2)
Actual Principal Remitted	NUMERIC (12,2)
Actual Principal Curtailment Remitted	NUMERIC (12,2)
Curtailment Adjustment Remitted	NUMERIC (12,2)
Liquidation Principal Remitted	NUMERIC (12,2)
Principal Not Advanced (stop advance loans only)	NUMERIC (12,2)
Scheduled Gross Interest	NUMERIC (12,2)
Actual Interest Remitted	NUMERIC (12,2)
Scheduled Service Fee Amount	NUMERIC (12,2)
Soldiers and Sailors Variance	NUMERIC (12,2)
Net Interest Not Advanced	NUMERIC (12,2)
Prepayment Penalty Remitted	NUMERIC (12,2)
PMI Premium Remitted	NUMERIC (12,2)
Additional Fees Remitted	NUMERIC (12,2)
Ending Scheduled Balance	NUMERIC (12,2)
Actual Amount Remitted Total (each loan)	NUMERIC (12,2)
Beginning Actual Balance	NUMERIC (12,2)
Actual Principal Collected	NUMERIC (12,2)
Actual Curtailments Collected	NUMERIC (12,2)
Curtailment Adjustment Collected	NUMERIC (12,2)
Gross Interest Collected	NUMERIC (12,2)
Net Interest Collected	NUMERIC (12,2)
Service Fee Collected	NUMERIC (12,2)
Actual Ending Principal Balance	NUMERIC (12,2)
Liquidation Date	DATE (MM/DD/YYYY)
Liquidation Type	VARCHAR (1)
Gross Liquidation Proceeds	NUMERIC (12,2)
Liquidation Expenses	NUMERIC (12,2)
Principal and Interest Advanced Balance	NUMERIC (12,2)
Delinquent Service Fee	NUMERIC (12,2)
Calculated Loss to Trust	NUMERIC (12,2)
Net Interest Remitted	NUMERIC (12,2)
Collected Interest Not Remitted	NUMERIC (12,2)
Ending Advance Balance	NUMERIC (12,2)
Soldiers and Sailors Flag	VARCHAR (1)
Soldiers and Sailors Old Rate	NUMERIC (7,7)
Soldiers and Sailors Old P & I	NUMERIC (12,2)
Modified Date	DATE (MM/DD/YYYY)
Stop Advance Flag
Stop Advance Date	DATE (MM/DD/YYYY)
BPO Value	NUMERIC (12,2)
Cash Flow Group	VARCHAR (2)
MSP Principal Balance	NUMERIC (12,2)
Debt Forgiven / Charged Off	NUMERIC (12,2)
Mortgagor PITI Payment	NUMERIC (12,2)
Bankruptcy Status	VARCHAR (2)
Foreclosure Status	VARCHAR (2)
Modification Status
Interest Only Loan	VARCHAR (2)
Escrowed Loan	VARCHAR (2)
Monthly Escrow Deposit	NUMERIC (12,2)
Escrow Balance	NUMERIC (12,2)
Escrow Advance Balance	NUMERIC (12,2)
Restricted Escrow Balance	NUMERIC (12,2)
Mortgagor Recoverable Corporate Expense Balance	NUMERIC (12,2)
Non-Recoverable Corporate Expense Balance	NUMERIC (12,2)
HUD 235 Loan Status	VARCHAR (2)
HUD 235 Balance	NUMERIC (12,2)
Late Charge Balance	NUMERIC (12,2)
Buydown Loan Status	VARCHAR (2)
Monthly Buydown Amount	NUMERIC (12,2)
Monthly Buydown Funds Balance	NUMERIC (12,2)
Prepayment Penalty Amount Waived	NUMERIC (12,2)
Prepayment Penalty Waived Reason Code	VARCHAR (3)
Material Breach Status	VARCHAR (3)
Material Breach Code	VARCHAR (3)
Prefunding Date	DATE (MM/DD/YYYY)
3rd Party Recoverable Expenses	NUMERIC (12,2)

EXHIBIT D TO THE AAR
Exhibit K to the Purhase, Warranties and Servicing Agreement

EMC FORM - REMITTANCE SUMMARY REPORT

Remittance Summary Report: Provides summary data at a deal (investor/category) level regarding the remittance that will be submitted to EMC Master Servicing and contains the following data fields in the order below:

Field	Field Description

Deal	VARCHAR (15)
Investor	VARCHAR (5)
Category	VARCHAR (5)
Principal Remitted	NUMERIC (15,2)
Curtailments Remitted	NUMERIC (15,2)
Curtailment Adjustments Remitted	NUMERIC (15,2)
Liquidation Proceeds Remitted	NUMERIC (15,2)
Principal Not Advanced (stop advance loans only)	NUMERIC (15,2)
Principal Amounts Called/Collapsed	NUMERIC (15,2)
Total Principal Remitted	NUMERIC (15,2)
Interest Remitted	NUMERIC (15,2)
PMI Premiums Remitted	NUMERIC (15,2)
Soldiers and Sailors Difference	NUMERIC (15,2)
Net Interest Not Advanced	NUMERIC (15,2)
Non Comp Interest Remitted	NUMERIC (15,2)
Prepayment Penalties Remitted	NUMERIC (15,2)
Total Interest Remitted	NUMERIC (15,2)
Arrearage Amount Remitted	NUMERIC (15,2)
Aggregate Loss to Trust Total Manual Adjustments	NUMERIC (15,2)
Debt Forgiven/ Charged Off	NUMERIC (15,2)
Additional Fees Collected	NUMERIC (15,2)
Total Remittance	NUMERIC (15,2)

EXHIBIT E TO THE AAR
Exhibit Q to the Purhase, Warranties and Servicing Agreement

EMC FORM - CALCULATION OF GAIN-LOSS DELINQUENT LOANS

EMC Master Servicing Calculation of Gain/Loss on Delinquent Loan Worksheet

Date: _____________

Prepared By	Phone Number	Email Address

Servicer Loan Number	Servicer Address	EMC Loan Number

Borrower Name	Property Address

Liquidation Type	REO	Third Party	Short Sale	Charge off	Deed In Lieu

Has this loan been previously modified?           Yes   No
Has this loan been crammed down in a bankruptcy?  Yes   No
If “Yes”, provide amount _______________________________

Liquidation and Acquisition Expenses:

Amounts requiring Amortization Schedule for backup:

Actual Unpaid Principal Balance of Mortgage Loan
Interest Accrued at Net Rate Less Servicing Fees
Accrued Servicing Fees

Amounts requiring Additional backup:

Attorney’s Fees	Corporate advance history defining amounts paid, reimbursed, payee and reason codes
Attorney’s Costs	Corporate advance history defining amounts paid, reimbursed, payee and reason codes
Taxes	Payment history showing disbursements
Property Maintenance	Corporate advance history defining amounts paid, reimbursed, payee and reason codes
Property Inspection	Corporate advance history defining amounts paid, reimbursed, payee and reason codes
PMI/Hazard Insurance Premiums	Payment history showing disbursements
Utility Expenses	Payment history showing disbursements
Appraisal/BPO Expenses	Corporate advance history defining amounts paid, reimbursed, payee and reason codes
HOA Dues	Payment history showing disbursements
Cash For Keys	Corporate advance history defining amounts paid, reimbursed, payee and reason codes
Miscellaneous (itemized)	Requires Itemization and supporting detail
Total Expenses	------------------------------------------------

Credits to Loan:

Escrow Balance/Advance	Payment history showing disbursements and ending balance
Rental Receipts	Payment history showing application of funds to loan
Hazard Claim Proceeds	Payment history showing credit to account
PMI Funds	EOB document
Government Insurance Funds (Part A Funds)	EOB document
REO Proceeds	HUD 1 Settlement Statement
Government Insurance Funds (Part B Funds)	EOB document
Pool Insurance Proceeds	Payment history showing credit to account
Other Credits (itemized)	Payment history showing credit to account
Total Credits	------------------------------------------------

Total Realized Loss (or Amount of Gain)   $________________

NOTE: Do not combine or net remit items. All expenses and credits should be documented individually. Claim packages are due by the fifth business day of the month following receipt of liquidation proceeds. Late claims may result in delayed claim payment. The Servicer is responsible to remit all funds pending loss approval and /or resolution of any disputed items.

EXHIBIT F TO THE AAR
Exhibit R to the Purhase, Warranties and Servicing Agreement

EMC FORM - DEFAULT OVERVIEW REPORT

Default Overview Report: Provides loan level detail regarding the defaulted loans that are being serviced and reported to EMC Master Servicing. The report contains the following data fields in the order below:

Field	Field Description

Servicer loan number	VARCHAR (15)
SBO loan number	VARCHAR (9)
Zip Code	VARCHAR (5)
Original loan amount	NUMERIC (12,2)
Original value amount	NUMERIC (12,2)
Origination date	DATE (MM/DD/YYYY)
Loan type	VARCHAR (2)
Actual due date	DATE (MM/DD/YYYY)
Current loan amount	NUMERIC (12,2)
Corporate expense balance	NUMERIC (12,2)
Escrow balance/advance balance	NUMERIC (12,2)
Suspense balance	NUMERIC (12,2)
Restricted escrow balance	NUMERIC (12,2)
Current Value date	DATE (MM/DD/YYYY)
Current value amount	NUMERIC (12,2)
Current value source	VARCHAR (15)
VA LGC/ FHA Case number	VARCHAR (15)
% of MI coverage	NUMERIC (7,7)
MI certificate number	VARCHAR (15)
LPMI Cost	NUMERIC (7,7)
Occupancy status	VARCHAR (1)
First vacancy date	DATE (MM/DD/YYYY)
Property condition	VARCHAR (2)
Property type	VARCHAR (2)
Delinquency flag	VARCHAR (2)
Reason for default	VARCHAR (2)
FNMA action code	VARCHAR (3)
FNMA delinquency reason code	VARCHAR (3)
Loss mit flag	VARCHAR (2)
Loss mit type	VARCHAR (2)
Loss mit approval date	DATE (MM/DD/YYYY)
Loss mit removal date	DATE (MM/DD/YYYY)
Repay first due date	DATE (MM/DD/YYYY)
Repay next due date	DATE (MM/DD/YYYY)
Repay plan broken/reinstated/closed date	DATE (MM/DD/YYYY)
Repay plan created date	DATE (MM/DD/YYYY)
Foreclosure flag	VARCHAR (2)
Foreclosure attorney referral date	DATE (MM/DD/YYYY)
Actual first legal date	DATE (MM/DD/YYYY)
Date FC sale scheduled	DATE (MM/DD/YYYY)
Foreclosure actual sale date	DATE (MM/DD/YYYY)
Actual redemption end date	DATE (MM/DD/YYYY)
Actual eviction complete date	DATE (MM/DD/YYYY)
Actual eviction start date	DATE (MM/DD/YYYY)
Bankruptcy flag	VARCHAR (2)
Actual bankruptcy start date	DATE (MM/DD/YYYY)
Bankruptcy chapter	VARCHAR (2)
Bankruptcy Case Number	VARCHAR (15)
Post petition due date	DATE (MM/DD/YYYY)
Actual discharge date	DATE (MM/DD/YYYY)
Date relief/dismissal granted	DATE (MM/DD/YYYY)
Actual MI claim filed date	DATE (MM/DD/YYYY)
Actual MI claim amount filed	NUMERIC (12,2)
MI claim amount paid	NUMERIC (12,2)
MI claim funds received date	DATE (MM/DD/YYYY)
Title approval letter received date	DATE (MM/DD/YYYY)
Title package HUD/VA date	DATE (MM/DD/YYYY)
FHA 27011A transmitted date	DATE (MM/DD/YYYY)
FHA Part A funds received date	DATE (MM/DD/YYYY)
FHA 27011 B transmitted date	DATE (MM/DD/YYYY)
FHA Part B funds received date	DATE (MM/DD/YYYY)
VA NOE submitted date	DATE (MM/DD/YYYY)
VA first funds received amount	NUMERIC (12,2)
VA first funds received date	DATE (MM/DD/YYYY)
VA claim funds received date	DATE (MM/DD/YYYY)
VA claim submitted date	DATE (MM/DD/YYYY)
VA claims funds received amount	NUMERIC (12,2)
REO flag	VARCHAR (2)
REO repaired value	NUMERIC (12,2)
REO value (as is)	NUMERIC (12,2)
REO value date	DATE (MM/DD/YYYY)
REO value source	VARCHAR (15)
REO original list date	DATE (MM/DD/YYYY)
REO original list price	NUMERIC (12,2)
REO list price adjustment amount	NUMERIC (12,2)
REO list price adjustment date	DATE (MM/DD/YYYY)
Date REO offer received	DATE (MM/DD/YYYY)
Date REO offer accepted	DATE (MM/DD/YYYY)
REO scheduled close date	DATE (MM/DD/YYYY)
REO actual closing date	DATE (MM/DD/YYYY)
REO sales price	NUMERIC (12,2)
REO net sales proceeds	NUMERIC (12,2)
Estimated loss	NUMERIC (12,2)

EXHIBIT G TO THE AAR
Exhibit S to the Purhase, Warranties and Servicing Agreement

EMC FORM - DELINQUENCY SUMMARY REPORT

Delinquency Summary Report: Provides summary data at the servicer investor level regarding loan performance that will be submitted to EMC Master Servicing and contains the following data fields in the order below:

Field	Field Description

Servicer Investor Number	VARCHAR (5)
Mortgage Group	VARCHAR (1)
Performance type (Current, 30 days, 60 days, 90+ days, Foreclosure, Bankruptcy or PIF)	VARCHAR (6)
Count of Loans	NUMERIC (10,0)
Percent of Investor Number	NUMERIC (7,7)
Deal UPB	NUMERIC (14,2)
Percent of Deal UPB	NUMERIC (7,7)
Arrears Balance	NUMERIC (14,2)
Percent of Arrears Balance	NUMERIC (7,7)
Foreclosure Quick Sale	NUMERIC (12,2)
REO Book Value	NUMERIC (12,2)

EXHIBIT H TO THE AAR
Exhibit T to the Purhase, Warranties and Servicing Agreement

EMC FORM - MODIFIED LOANS REPORT

Modified Loans Report: Provides loan level data regarding all loans that the Servicer has modified with the first modified payment due within thirty days following the end of the reporting cycle. The report contains the following data fields in the order below:

Field Description	Field Description

Loan	VARCHAR (15)
Investor	VARCHAR (5)
Original Category	VARCHAR (5)
Current Category	VARCHAR (5)
Stop Adv Flag	VARCHAR (3)
Modified Due Date	DATE (MM/DD/YYYY)
Mod Loan Curtailment	NUMERIC (15,2)
Mod Loan Curt Adjustment	NUMERIC (15,2)
Principal Advanced Capped	NUMERIC (15,2)
Net Interest Advanced Capped	NUMERIC (15,2)
Service Fee Advanced Capped	NUMERIC (15,2)
Third Party Bal Capped	NUMERIC (15,2)
Amount of Other Capped	NUMERIC (15,2)
Borrower Interest Contribution	NUMERIC (15,2)
Borrower Fee Code Arrearage Contribution	NUMERIC (15,2)
Borrower Principal Contribution	NUMERIC (15,2)
Amt Forgiven	NUMERIC (15,2)
Beg Delq Prin Bal	NUMERIC (15,2)
Beg Delq Int Bal	NUMERIC (15,2)
Beg Pre Prin Bal	NUMERIC (15,2)
Beg Pre Int Bal	NUMERIC (15,2)
Excess Int Adjust	NUMERIC (15,2)
Excess Interest on Mod	NUMERIC (15,2)

EXHIBIT I TO THE AAR
Exhibit U to the Purhase, Warranties and Servicing Agreement

EMC FORM - CLAIMS SUBMITTED REPORT

Claims Submitted Report: Provides loan level detail regarding claims submitted by the servicer’s investor number that will be submitted to EMC Master Servicing and contains the following data fields in the order below:

Field	Field Description

Servicer Investor Number	VARCHAR (5)
Servicer Investor Category	VARCHAR (5)
Loan Number	VARCHAR (15)
Mortgage Group	VARCHAR (1)
Liquidation Type	VARCHAR (1)
Escrow Balance or Advance Balance	NUMERIC (12,2)
Corporate Expense Balance	NUMERIC (12,2)
Restricted Escrow Balance	NUMERIC (12,2)
Replacement Reserve Balance	NUMERIC (12,2)
Suspense Balance	NUMERIC (12,2)
Third Party Expense Balance	NUMERIC (12,2)
Charge Off Amount	NUMERIC (12,2)
Side Note Collections	NUMERIC (12,2)
Claim Amount Submitted	NUMERIC (12,2)

EXHIBIT J TO THE AAR
Exhibit V to the Purhase, Warranties and Servicing Agreement

Loss Severity Summary Report: Provides summary data at the deal level regarding loss severity that will be submitted to EMC Master Servicing and contains the following data fields in the order below:

Field	Field Description

Month End	DATE (MM/DD/YYYY)
Deal Name	VARCHAR (15)
Servicer Investor Number	VARCHAR (5)
Servicer Investor Category	VARCHAR (5)
Mortgage Group	VARCHAR (1)
Loan Number	VARCHAR (15)
Liquidation Type	VARCHAR (1)
Loan Due Date	DATE (MM/DD/YYYY)
PIF Date	DATE (MM/DD/YYYY)
Gross Interest Rate	NUMERIC (7,7)
Net Interest Rate	NUMERIC (7,7)
Service Fee Rate	NUMERIC (7,7)
P & I Constant	NUMERIC (12,2)
Scheduled Beginning Balance	NUMERIC (12,2)
Arrearage Balance	NUMERIC (12,2)
Total Legal and Other Expenses	NUMERIC (12,2)
Scheduled Advanced Interest	NUMERIC (12,2)
Scheduled Liquidated Amount	NUMERIC (12,2)
Gross Liquidation Proceeds	NUMERIC (12,2)
P & I Advance Balance	NUMERIC (12,2)
Delinquent Service Fee	NUMERIC (12,2)
Net Liquidation Proceeds	NUMERIC (12,2)
Scheduled Net Interest	NUMERIC (12,2)
Net Liquidated Funds Remitted	NUMERIC (12,2)
Total Loss (Gain) Amount	NUMERIC (12,2)
Total Loss (Gain) to Trust	NUMERIC (12,2)
Total Loss (Gain) to Servicer	NUMERIC (12,2)
Total Loss Severity %	NUMERIC (7,7)
Total Loss Severity % to Trust	NUMERIC (7,7)
Total Liquidated Remitted	NUMERIC (12,2)
Claim on Trust Loss	NUMERIC (12,2)
Claim on Servicer Loss	NUMERIC (12,2)
Total Claim Amount	NUMERIC (12,2)

EXHIBIT K TO THE AAR
Exhibit W to the Purhase, Warranties and Servicing Agreement

EMC FORM - DELEGATED AUTHORITY LEVELS

EMC MASTER SERVICING ASSET AUTHORITY LEVELS
All asset management decisions and claim submissions for both standard and delegated authority levels require the servicer to comply with all agency
(ie: FNMA, FHLMC, HUD and VA) and insuring company requirements.

TASK	STANDARD AUTHORITY LEVEL		DELEGATED AUTHORITY LEVEL
	APPROVAL NEEDED?	APPROVAL NEEDED IF….	APPROVAL NEEDED?	APPROVAL NEEDED IF….
Partial Releases[1]	Yes	• In all instances	Yes	• In all instances
Assumptions[1]	Yes	• In all instances	Yes	• In all instances
Relief Provisions[1]	Yes	• In all instances	Yes	• In all instances
Forbearance Plans[1]	Yes	• Plan exceeds 6 months or • Proposes to suspend payments	Yes	• Plan exceeds 12 months or • Plan proposes to suspend payments
Modifications[1,2,3,4]	Yes	• In all instances	Yes	• Only if the terms of the proposed modification exceed the parameters of the governing agreements or the loan is changed from an ARM to fixed rate or the rate is reduced by more than 2%
Pre-Foreclosure (short sales)[1,6]	Yes	• In all instances	Yes	• The loss severity experienced is expected to be greater than 20%
Foreclosure Referral (1st liens)[1]	Yes	• The UPB is less than $30k or greater than $400k or • The mortgagor has paid less than 6 installments	Yes	• The UPB is less than$50k or greater than$750k or • The mortgagor has paid less than 6 installments
Foreclosure Referral (2nd liens)[1],[7]	Yes	• In all instances	Yes	• In all instances
Charge Offs		• In all instances		• If combined LTV is less than 80%
Buyout of 1st lien[1,4] ,6	Yes	• In all instances	Yes	• In all instances
Foreclosure Bid[1,6]	Yes	• The UPB is less than $30k or greater than $400k or • The mortgagor has paid less than 6 installments	Yes	• The UPB is less than $50k or greater than $750k or • The mortgagor has paid less than 6 installments
Third Party Sales[1,6]	Yes	• In all instances	Yes	• In all instances
Note Sales[1,6]	Yes	• In all instances	Yes	• In all instances
Deed-in-Lieu [1,6]	Yes	• In all instances	Yes	• In all instances
REO Listing Price[1,5]	Yes	• The UPB was less than $50k or greater than $400k or • The mortgagor has paid less than 6 installments	Yes	• The UPB was less than $50k or greater than $750k or • The mortgagor has paid less than 6 installments
REO Repairs (excluding property preservation)[1]	Yes	• The necessary repairs total more than 1% of the UPB and an estimated return of less than 15% of cost	Yes	• The necessary repairs total more than 2% of the UPB
REO Offers [1,6]	Yes	• The loss severity of accepting the offer exceeds 25%	Yes	• The loss severity of accepting the offer exceeds 25%

FOOT NOTES:
1.  To request approval, the servicer may be required to submit the following documentation to the Master Servicer: property appraisals, BPOs, equity analysis documentation, correspondence from/to title insurance companies, copies of insurer approval, loss mitigation documents and agreements with mortgagors, hardship documentation, closing/settlement documents, value reconciliations and repair estimates. Although master servicer approval may have been obtained as outlined above, the master servicer reserves the right to approve or deny losses at the time of claim submission due to servicer performance related issues.
2.  The Servicer agrees to provide to the Master Servicer copies of executed modifications within 10 days of execution.
3.  The Owner / Master Servicer reserve the right to remove all authority to complete loan modifications to ensure compliance with limitations outlined in governing agreements.
4.  The Servicer is to ensure that lien position is maintained in completing alternatives to foreclosure.
5.  The Servicer agrees to provide to the Master Servicer copies of marketing plans for all REO loans. Although the servicer may have asset authority as outlined above, the Master Servicer reserves the right to modify anticipated courses of action.
6.  Special notice of the task is required to be provided to the Master Servicer.
7.  The Servicer assumes all risks in addition to financial liability for amounts beyond 100% severity of the Owner / Master Servicer’s original position.

EXHIBIT R-2

FORM OF MID AMERICA
ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT

This is an Assignment, Assumption and Recognition Agreement (this “AAR Agreement”) made as of March 30, 2007, among EMC Mortgage Corporation (the “Assignor”), Wells Fargo Bank, National Association, not individually but solely as trustee for the holders of Bear Stearns Asset Backed Securities I Trust 2007-AC3, Asset-Backed Certificates, Series 2007-AC3 (the “Assignee”) and Mid America Bank, fsb (the “Company”).

In consideration of the mutual promises contained herein the parties hereto agree that the residential mortgage loans (the “Assigned Loans”) listed on Attachment 1 annexed hereto purchased by the Assignor from the Company and now serviced by the Company for Assignor and its successors and assigns pursuant (a) to the Purchase, Warranties and Servicing Agreement, dated as of February 1, 2006, between Assignor and the Company, as amended by Amendment No. 1, dated as February 1, 2006 (the “Purchase Agreement”) and (b) the Term Sheets dated February 2, 2007 and February 13, 2007, between Assignor and the Company (the “Term Sheets” and together with the Purchase Agreement, the “Agreements”) shall be subject to the terms of this AAR Agreement. Capitalized terms used herein but not defined shall have the meanings ascribed to them in the Purchase Agreement.

Assignment and Assumption

Except as expressly provided for herein, the Assignor hereby grants, transfers and assigns to the Assignee all of its right, title and interest as in, to and under (a) the Assigned Loans and (b) the Purchase Agreement with respect to the Assigned Loans; provided, however, that the Assignor is not assigning to the Assignee any of its right, title or interest, in, to and under the Purchase Agreement with respect to any mortgage loan other than the Assigned Loans listed on Attachment 1. Notwithstanding anything to the contrary contained herein, the Assignor specifically reserves and does not assign to the Assignee any right, title and interest in, to or under the representations and warranties contained in Section 3.01 and Section 3.02 of the Purchase Agreement, and any obligation of the Company to cure, repurchase or substitute for a mortgage loan and to indemnify the Assignor with respect to a breach of such representations and warranties pursuant to Section 3.03 and Section 8.01 of the Purchase Agreement, and the Assignor is retaining the right to enforce the representations and warranties and the obligations of the Company set forth in those sections against the Company. In addition, the Assignor specifically reserves and does not assign to the Assignee any right, title and interest in, to or under (a) Section 2.09 of the Purchase Agreement and (b) Section 4.03 and Section 4.13 of the Purchase Agreement (but only insofar as such Sections grant to the Purchaser the right to terminate the servicing of defaulted Mortgage Loans and/or REO Properties by the Company), and the Assignor is retaining the right to enforce such sections against the Company. Except as is otherwise expressly provided herein, the Assignor makes no representations, warranties or covenants to the Assignee and the Assignee acknowledges that the Assignor has no obligations to the Assignee under the terms of the Purchase Agreement or otherwise relating to the transaction contemplated herein (including, but not limited to, any obligation to indemnify the Assignee).

Representations, Warranties and Covenants

1. Assignor warrants and represents to Assignee and the Company as of the date hereof:

(a) Attached hereto as Attachment 2 is a true and accurate copy of the Purchase Agreement, which agreement is in full force and effect as of the date hereof and the provisions of which have not been waived, amended or modified in any respect, nor has any notice of termination been given thereunder;

(b) Assignor is the lawful owner of the Assigned Loans with full right to transfer the Assigned Loans and any and all of its interests, rights and obligations under the Purchase Agreement as they relate to the Assigned Loans, free and clear from any and all claims and encumbrances; and upon the transfer of the Assigned Loans to Assignee as contemplated herein, Assignee shall have good title to each and every Assigned Loan, as well as any and all of Assignor’s interests, rights and obligations under the Purchase Agreement as they relate to the Assigned Loans, free and clear of any and all liens, claims and encumbrances;

(c) There are no offsets, counterclaims or other defenses available to the Company with respect to the Assigned Loans or the Purchase Agreement;

(d) Assignor has no knowledge of, and has not received notice of, any waivers under, or any modification of, any Assigned Loan;

(e) Assignor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite power and authority to acquire, own and sell the Assigned Loans;

(f) Assignor has full corporate power and authority to execute, deliver and perform its obligations under this AAR Agreement, and to consummate the transactions set forth herein. The consummation of the transactions contemplated by this AAR Agreement is in the ordinary course of Assignor’s business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of Assignor’s charter or by-laws or any legal restriction, or any material agreement or instrument to which Assignor is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which Assignor or its property is subject. The execution, delivery and performance by Assignor of this AAR Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of Assignor. This AAR Agreement has been duly executed and delivered by Assignor and, upon the due authorization, execution and delivery by Assignee and the Company, will constitute the valid and legally binding obligation of Assignor enforceable against Assignor in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

(g) No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by Assignor in connection with the execution, delivery or performance by Assignor of this AAR Agreement, or the consummation by it of the transactions contemplated hereby;

(h) Neither Assignor nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Assigned Loans or any interest in the Assigned Loans, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Assigned Loans, or any interest in the Assigned Loans or otherwise approached or negotiated with respect to the Assigned Loans, or any interest in the Assigned Loans with any Person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action which would constitute a distribution of the Assigned Loans under the Securities Act of 1933, as amended (the “1933 Act”) or which would render the disposition of the Assigned Loans a violation of Section 5 of the 1933 Act or require registration pursuant thereto;

(i) The Assignor has received from the Company, and has delivered to the Assignee, all documents required to be delivered to Assignor by the Company prior to the date hereof pursuant to the Purchase Agreement with respect to the Assigned Loans and has not received, and has not requested from the Company, any additional documents; and

(j) There is no action, suit, proceeding, investigation or litigation pending or, to Assignor's knowledge, threatened, which either in any instance or in the aggregate, if determined adversely to Assignor, would adversely affect Assignor's execution or delivery of, or the enforceability of, this AAR Agreement, or the Assignor's ability to perform its obligations under this AAR Agreement.

2. Assignee warrants and represents to, and covenants with, Assignor and the Company as of the date hereof:

(a) Assignee is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to hold the Assigned Loans as trustee on behalf of the holders of the Bear Stearns Asset Backed Securities I Trust 2007-AC3, Asset-Backed Certificates, Series 2007-AC3;

(b) Assignee has full corporate power and authority to execute, deliver and perform its obligations under this AAR Agreement, and to consummate the transactions set forth herein. The consummation of the transactions contemplated by this AAR Agreement is in the ordinary course of Assignee’s business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of Assignee’s charter or by-laws or any legal restriction, or any material agreement or instrument to which Assignee is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which Assignee or its property is subject. The execution, delivery and performance by Assignee of this AAR Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on part of Assignee. This AAR Agreement has been duly executed and delivered by Assignee and, upon the due authorization, execution and delivery by Assignor and the Company, will constitute the valid and legally binding obligation of Assignee enforceable against Assignee in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

(c) No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by Assignee in connection with the execution, delivery or performance by Assignee of this AAR Agreement, or the consummation by it of the transactions contemplated hereby;

(d) There is no action, suit, proceeding, investigation or litigation pending or, to Assignee's knowledge, threatened, which either in any instance or in the aggregate, if determined adversely to Assignee, would adversely affect Assignee's execution or delivery of, or the enforceability of, this AAR Agreement, or the Assignee's ability to perform its obligations under this AAR Agreement; and

(e) Assignee assumes for the benefit of each of the Assignor and the Company all of the rights of the Purchaser under the Purchase Agreement with respect to the Assigned Loans, except as set forth herein.

3. The Company warrants and represents to, and covenant with, Assignor and Assignee as of the date hereof:

(a) Attached hereto as Attachment 2 is a true and accurate copy of the Purchase Agreement, which agreement is in full force and effect as of the date hereof and the provisions of which have not been waived, amended or modified in any respect, nor has any notice of termination been given thereunder;

(b) The Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite power and authority to service the Assigned Loans and otherwise to perform its obligations under the Purchase Agreement;

(c) The Company has full corporate power and authority to execute, deliver and perform its obligations under this AAR Agreement, and to consummate the transactions set forth herein. The consummation of the transactions contemplated by this AAR Agreement is in the ordinary course of the Company’s business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of the Company’s charter or by-laws or any legal restriction, or any material agreement or instrument to which the Company is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Company or its property is subject. The execution, delivery and performance by the Company of this AAR Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of the Company. This AAR Agreement has been duly executed and delivered by the Company, and, upon the due authorization, execution and delivery by Assignor and Assignee, will constitute the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

(d) No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by the Company in connection with the execution, delivery or performance by the Company of this AAR Agreement, or the consummation by it of the transactions contemplated hereby;

(e) The Company shall establish a Custodial Account and an Escrow Account under the Purchase Agreement in favor of the Assignee with respect to the Assigned Loans separate from the Custodial Account and Escrow Account previously established under the Purchase Agreement in favor of Assignor;

(f) No event has occurred from the Closing Date to the date hereof which would render the representations and warranties as to the related Assigned Loans made by the Company in Sections 3.01 and 3.02 of the Purchase Agreement to be untrue in any material respect;

(g) Neither this AAR Agreement nor any certification, statement, report or other agreement, document or instrument furnished or to be furnished by the Company pursuant to this AAR Agreement contains or will contain any materially untrue statement of fact or omits or will omit to state a fact necessary to make the statements contained therein not misleading; and

(h) The Company hereby restates the representations and warranties set forth in Section 3.01(p) of the Purchase Agreement.

Notwithstanding anything to the contrary in the Agreement, the Company shall (or shall cause any Third-Party Originator to) (i) immediately notify Assignor and Bear Stearns Asset Backed Securities I LLC (“BSABS I”) in writing of (A) legal proceedings pending against the Company, or proceedings known to be contemplated by governmental authorities against the Company which in the judgment of the Company would be, in each case, material to purchasers of securities backed by the Assigned Loans, (B) any affiliations or relationships of the type described in Item 1119(b) of Regulation AB that develop following the date hereof between the Company and any of the above listed parties or other parties identified in writing by the Assignor or BSABS I with respect to the Securitization Transaction and (ii) provide to the Assignor and BSABS I a description of such proceedings, affiliations or relationships.

Each such notice/update should be sent to by e-mail to regABnotifications@bear.com. Additionally, all such notifications, other than those pursuant to (i)(A) above, should be sent to:

EMC Mortgage Corporation
2780 Lake Vista Drive
Lewisville, Texas 75067-3884
Attention: Michelle Viner
Facsimile: (214) 626-4889
Email: mviner@bear.com

With a copy to:

Bear Stearns Asset Backed Securities I LLC c/o
Bear, Stearns & Co. Inc.
383 Madison Avenue, 3rd Floor
New, York, NY 10179
Attention: Global Credit Administration
Facsimile: (212) 272-6564

Notifications pursuant to (i)(A) above should be sent to:

EMC Mortgage Corporation
2780 Lake Vista Drive
Lewisville, TX 75067-3884
Attention: General Counsel
Facsimile: (469) 759-4714

With copies to:

Bear Stearns Asset Backed Securities I LLC c/o
Bear, Stearns & Co. Inc.
383 Madison Avenue, 3rd Floor
New, York, NY 10179
Attention: Global Credit Administration
Facsimile: (212) 272-6564

EMC Mortgage Corporation
2780 Lake Vista Drive
Lewisville, TX 75067-3884\
Attention: Michelle Viner
Facsimile: (214) 626-4889
Email: mviner@bear.com

4. Assignor hereby agrees to indemnify and hold the Assignee (and its successors and assigns) harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that Assignee (and its successors and assigns) may sustain in any way related to any breach of the representations or warranties of Assignor set forth in this AAR Agreement or the breach of any covenant or condition contained herein.

Recognition of Assignee

5. From and after the date hereof, the Company shall recognize Assignee as owner of the Assigned Loans, and acknowledges that the Assigned Loans will be part of a REMIC, and will service the Assigned Loans in accordance with the Purchase Agreement (as modified by this AAR Agreement). It is the intention of Assignor, the Company and Assignee that this AAR Agreement shall be binding upon and for the benefit of the respective successors and assigns of the parties hereto. Neither the Company nor Assignor shall amend or agree to amend, modify, waive, or otherwise alter any of the terms or provisions of the Purchase Agreement which amendment, modification, waiver or other alteration would in any way affect the Assigned Loans without the prior written consent of Assignee.

The Company shall prepare for and deliver to the Assignee and the Master Servicer (and the securities administrator, if any) a statement with respect to each mortgaged property acquired through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Assigned Loan (“REO Property”) that has been rented showing the aggregate rental income received and all expenses incurred in connection with the management and maintenance of such REO Property at such times as is necessary to enable the Assignee (or the securities administrator, if any) to comply with the reporting requirements of the REMIC provisions of the Code. The net monthly rental income, if any, from such REO Property shall be deposited in the related collection account no later than the close of business on each determination date. The Company shall perform, or caused to be performed, the tax reporting and withholding related to foreclosures, abandonments and cancellation of indebtedness income as specified by Sections 1445, 6050J and 6050P of the Code by preparing and filing such tax and information returns, as may be required. In the event that the Bear Stearns Asset Backed Securities I Trust 2007-AC3, Asset-Backed Certificates, Series 2007-AC3 acquires any REO Property as aforesaid or otherwise in connection with a default or default becoming reasonably foreseeable on an Assigned Loan, the Company shall cause such REO Property to be disposed prior to three years after its acquisition by the Bear Stearns Asset Backed Securities I Trust 2007-AC3, Asset-Backed Certificates, Series 2007-AC3 or, at the expense of the Bear Stearns Asset Backed Securities I Trust 2007-AC3, Asset-Backed Certificates, Series 2007-AC3, request more than 60 days prior to the day on which such three-year period would otherwise expire, an extension of the three-year grace period unless the Assignee (or the securities administrator, if any) shall have been supplied with an opinion of counsel addressed to the Assignee (and the securities administrator, if any) rendered by nationally recognized tax counsel specializing in such matters (such opinion not to be an expense of the Trustee or the Securities Administrator) to the effect that the holding by the Bear Stearns Asset Backed Securities I Trust 2007-AC3, Asset-Backed Certificates, Series 2007-AC3 of such REO Property subsequent to such three-year period will not result in the imposition of taxes on “prohibited transactions” of any REMIC as defined in Section 860F of the Code or cause any REMIC to fail to qualify as a REMIC, in which case the Bear Stearns Asset Backed Securities I Trust 2007-AC3, Asset-Backed Certificates, Series 2007-AC3 may continue to hold such REO Property (subject to any conditions contained in such opinion of counsel). Notwithstanding any other provision of the Servicing Agreement, no REO Property acquired by the Bear Stearns Asset Backed Securities I Trust 2007-AC3, Asset-Backed Certificates, Series 2007-AC3 shall be rented (or allowed to continue to be rented) or otherwise used for the production of income by or on behalf of the Bear Stearns Asset Backed Securities I Trust 2007-AC3, Asset-Backed Certificates, Series 2007-AC3 in such a manner or pursuant to any terms that would (i) cause such REO Property to fail to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code or (ii) subject any REMIC to the imposition of any federal, state or local income taxes on the income earned from such REO Property under Section 860G(c) of the Code or otherwise, unless the Company has agreed to indemnify and hold harmless the Bear Stearns Asset Backed Securities I Trust 2007-AC3, Asset-Backed Certificates, Series 2007-AC3 with respect to the imposition of any such taxes.

6. Notwithstanding any term hereof to the contrary, it is expressly understood and agreed to by the parties hereto that the execution and delivery of the AAR Agreement by the Assignee is solely in its capacity as trustee for Bear Stearns Asset Backed Securities I Trust 2007-AC3, Asset-Backed Certificates, Series 2007-AC3 and not individually, and any recourse against the Assignee in respect of any obligations it may have under or pursuant to the terms of this AAR Agreement shall be limited solely to the assets it may hold as trustee of Bear Stearns Asset Backed Securities I Trust 2007-AC3, Asset-Backed Certificates, Series 2007-AC3.

7. BSABS I and the Assignor each agree to indemnify and hold harmless the Company, each director of the Company, each officer of the Company and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the “Company Indemnified Party”) against any and all losses, claims, expenses, damages or liabilities to which the Company Indemnified Party may become subject, under the 1933 Act or otherwise, including without limitation, with respect to disputes between parties, insofar as such losses, claims, expenses, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Prospectus Supplement, or the omission or the alleged omission to state in the Prospectus Supplement a material fact necessary in order to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission is other than the Company Information.

Modification of Purchase Agreement

8. The Company and Assignor hereby amend the Purchase Agreement as follows:

(a) The definition of Servicing Fee Rate is deleted in its entirety and replaced with the following:

Servicing Fee Rate: A per annum rate equal to 0.250%.

(b) The definition of Principal Prepayment is deleted in its entirety and replaced with the following:

Principal Prepayment: Any payment or other recovery of principal on a Mortgage Loan in full or partial which is received in advance of its scheduled Due Date, including any prepayment penalty or premium thereon, and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment. Partial principal Prepayments shall be applied in accordance with the terms of the related Mortgage Note.

(c) Section 4.01 of the Purchase Agreement is hereby amended by changing the first sentence of the second paragraph to the following:

Consistent with the terms of this Agreement and the related Term Sheets, and in accordance with the guidelines of EMC’s Master Servicing Asset Authority Levels, attached hereto as Exhibit W, the Company may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of any such term or in any manner grant indulgence to any Mortgagor if in the Company's reasonable and prudent determination such waiver, modification, postponement or indulgence is not materially adverse to the Purchaser, provided, however, that unless the Company has obtained the prior written consent of the Purchaser, the Company shall not permit any modification with respect to any Mortgage Loan that would change the Mortgage Interest Rate, defer for more than ninety days or forgive any payment of principal or interest, reduce or increase the outstanding principal balance (except for actual payments of principal) or change the final maturity date on such Mortgage Loan.

(d) Section 4.03 is hereby amended by adding the following paragraph to the end of the section:

The Master Servicer shall fully reimburse the Company for Servicing Advances and Monthly Advances related to Liquidation Proceeds on the Remittance Date after such Servicing Advances and Monthly Advances are approved; provided, however, the Company must provide documentation in the form of Exhibit P hereto to the Master Servicer seeking approval within 90 days of final liquidation of a Mortgage Loan. The Master Servicer shall provide such approval or denial to the Company no later than thirty (30) days after receipt of such claim; provided, however, such claim must be complete with all supporting documentation. The Company’s obligation to make such Servicing Advances and Monthly Advances as to any Mortgage Loan shall continue through the final liquidation of the Mortgaged Property, unless the Company deems such advance nonrecoverable and submits an officer’s certificate in accordance with Section 5.03.

(e) Section 4.05(iii) is hereby amended by deleting “Liquidation Proceeds,” after “limited to related” in Subsection 4.05(iii).

(f) Section 4.05(ix) is hereby deleted in its entirety and replaced with the following:

“(ix) to reimburse itself for Nonrecoverable Advances, to the extent not reimbursed pursuant to clause (ii) or clause (iii), upon prior approval from the Master Servicer. The Master Servicer shall provide such approval or denial to the Company no later than thirty (30) days after receipt of such claim; provided, however, such claim must be complete with all supporting documentation.”

(g) The following is added to the first sentence of the fourth paragraph of Section 4.13 of the Purchase Agreement:

“; provided, however, that any REO property shall be disposed of by the Company before the close of the third taxable year following the taxable year in which the Mortgage Loan became an REO property, unless the Company is otherwise directed by the Assignee.”

(h) Section 5.02 of the Purchase Agreement is hereby amended by deleting “no later than the fifth Business Day of the following month in hard copy, and” after “mutually agreed upon by both Purchaser and the Company, and” in the first paragraph.

(i) The second sentence of the second paragraph of Section 5.02 of the Purchase Agreement is hereby deleted and replaced with the following:

The Company shall also provide a monthly report in the form of Exhibit E and Exhibit S, with respect to remittances, Exhibit P, with respect to realized losses and gains, Exhibit F, with respect to defaulted mortgage loans, Exhibit T, with respect to modified mortgage loans, Exhibit U, with respect to claims submitted and Exhibit V, with respect to loss severity, with each such report. For a period of 90 days from the date hereof, the Company may provide monthly reports in other formats as mutually agreed upon between the Company and the Master Servicer.  After the expiration of that time, the Company shall provide the reports in the forms of the exhibits attached hereto.

(j) Section 11.04 of the Purchase Agreement is deleted in its entirety and replaced with the following:

Section 11.04  Governing Law.

This Agreement and the related Term Sheets shall be governed by and construed in accordance with the laws of the State of New York without giving effect to principles of conflicts of laws (other than Section 5-1401 of the New York General Obligations Law) and except to the extent preempted by Federal law and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

(k) Section 11.18 (ix) is hereby amended effective as of the date hereof by changing the reference in Section 11.18 (ix) from “15 calendar days” to “30 calendar days”.

(l) The Purchase Agreement is hereby amended as of the date hereof by deleting Exhibit F in its entirety and inserting a new Exhibit F, a copy of which is annexed hereto as Exhibit 1.

(m) The Purchase Agreement is hereby amended as of the date hereof by deleting Exhibit P in its entirety and inserting a new Exhibit P, a copy of which is annexed hereto as Exhibit 2.

(n) The Purchase Agreement is hereby amended as of the date hereof by deleting Exhibit E in its entirety and inserting a new Exhibit E, a copy of which is annexed hereto as Exhibit 3.

(o) The Purchase Agreement is hereby amended as of the date hereof by inserting a new Exhibit S, a copy of which is annexed hereto as Exhibit 4.

(p) The Purchase Agreement is hereby amended as of the date hereof by inserting a new Exhibit T, a copy of which is annexed hereto as Exhibit 5.

(q) The Purchase Agreement is hereby amended as of the date hereof by inserting a new Exhibit U, a copy of which is annexed hereto as Exhibit 6.

(r) The Purchase Agreement is hereby amended as of the date hereof by inserting a new Exhibit V, a copy of which is annexed hereto as Exhibit 7.

(s) The Purchase Agreement is hereby amended as of the date hereof by inserting a new Exhibit W, a copy of which is annexed hereto as Exhibit 8.

Miscellaneous

(9) All demands, notices and communications related to the Assigned Loans, the Purchase Agreement and this AAR Agreement shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid, as follows:

(a)            In the case of the Company:

Mid America Bank, fsb
2650 Warrenville Road, Suite 500
Downers Grove, Illinois 60515
Attention: Theresa Mann
Telecopier No.: (630) 799-7964

With a copy to:

Mid America Bank, fsb
2650 Warrenville Road, Suite 500
Downers Grove, Illinois 60515
Attention: Ann Ryan
Telecopier No.: (630) 799-7964

(b)            In the case of Assignor:

EMC Mortgage Corporation
2780 Lake Vista Drive
Lewisville, Texas 75067
Attention: Michelle Viner
Fascimilie.: (214) 626-4889
Email: mviner@bear.com

(c)            In the case of Assignee:

Wells Fargo Bank, National Association,
as Trustee
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Client Manager BSABS I 2007-AC3
Telecopier No.: (410) 715-2380

10. The Company hereby acknowledges that EMC Mortgage Corporation and any successor thereto (the “Master Servicer”), has been appointed as master servicer of the Mortgage Loans pursuant to the Pooling and Servicing Agreement dated as of March 1, 2007 (the “Pooling and Servicing Agreement”), among BSABS I, the Assignor, as seller and Master Servicer and the Assignee, and therefore has the right to enforce all obligations of the Company under the Purchase Agreement. Such right will include, without limitation, the right to receive all remittances required to be made by the Company under the Purchase Agreement, the right to receive all monthly reports and other data required to be delivered by the Company under the Purchase Agreement, the right to examine the books and records of the Company, indemnification rights, and the right to exercise certain rights of consent and approval relating to actions taken by the Company. The Company hereby acknowledges that the Master Servicer shall be obligated to notify the Assignee in accordance with the Pooling and Servicing Agreement upon the discovery of an event of default by the Company of its obligations under the Purchase Agreement and the Assignee shall have the right to terminate the Company as servicer under the Purchase Agreement upon the occurrence of such an event of default. All remittances to be provided to the Master Servicer should be sent to:

EMC Master Servicing Remittances
Bank: Chase Bank of Texas
Branch: Irving, Texas
Account Name: EMC Mortgage Corporation
ABA # 113000609
ACCOUNT # 000000709377717
Reference: M/S Remittance March 1, 2007 Remit for Mid America Bank, fsb
Attention: LSBO Group-MS

and the Company shall deliver all reports required to be delivered under the Purchase Agreement, as they relate to the Assigned Loans, to the Assignee at the address set forth in Section 9(c) herein and to the Master Servicer at:

EMC Mortgage Corporation
2780 Lake Vista Drive
Lewisville, Texas 75067
Attention: Michelle Viner
Facsimile: (214) 626-4889
Email: mviner@bear.com

11. A copy of all assessments, attestations, reports and certificates required to be delivered by the Servicer under this AAR Agreement and the Purchase Agreement shall be delivered to the Master Servicer by the date(s) specified herein or therein, and where such documents are required to be addressed to any party, such addresses shall include the Master Servicer and the Master Servicer shall be entitled to rely on such documents.

12. Each party will pay any commissions it has incurred and the fees of its attorneys in connection with the negotiations for, documenting of and closing of the transactions contemplated by this AAR Agreement.

13. This AAR Agreement shall be construed in accordance with the laws of the State of New York, without regard to conflicts of law principles (other than Section 5-1401 of the New York General Obligations Law), and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

14. No term or provision of this AAR Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

15. This AAR Agreement shall inure to the benefit of the successors and assigns of the parties hereto. Any entity into which Assignor, Assignee or the Company may be merged or consolidated shall, without the requirement for any further writing, be deemed Assignor, Assignee or the Company, respectively, hereunder.

16. This AAR Agreement shall survive the conveyance of the Assigned Loans, the assignment of the Purchase Agreement to the extent of the Assigned Loans by Assignor to Assignee and the termination of the Purchase Agreement.

17. This AAR Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original and all such counterparts shall constitute one and the same instrument.

18. In the event that any provision of this AAR Agreement conflicts with any provision of the Purchase Agreement with respect to the Assigned Loans, the terms of this AAR Agreement shall control.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this AAR Agreement as of the day and year first above written.

EMC MORTGAGE CORPORATION
Assignor

By:
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION,
not individually but solely as Trustee for the holders of Bear Stearns Asset Backed Securities I Trust 2007-AC3, Asset-Backed Certificates, Series 2007-AC3

By:
Name:
Title:

MID AMERICA BANK, FSB

By:
Name:
Title:

Acknowledged and Agreed:

EMC MORTGAGE CORPORATION
Master Servicer

By: _______________________
Name:
Title:

ATTACHMENT 1

ASSIGNED LOAN SCHEDULE

(Available upon request)

ATTACHMENT 2

PURCHASE AGREEMENT

(Available upon request)

Exhibit 1
EXHIBIT F to the Purchase Agreement

The Company shall provide the Master Servicer with this Exhibit in the format below or such other format as mutually agreed upon between the Company and the Master Servicer.

Default Overview Report: Provides loan level detail regarding the defaulted loans that are being serviced and reported to EMC Master Servicing. The report contains the following data fields in the order below:

Field	Field Description

Servicer loan number	VARCHAR (15)
SBO loan number	VARCHAR (9)
Zip Code	VARCHAR (5)
Original loan amount	NUMERIC (12,2)
Original value amount	NUMERIC (12,2)
Origination date	DATE (MM/DD/YYYY)
Loan type	VARCHAR (2)
Actual due date	DATE (MM/DD/YYYY)
Current loan amount	NUMERIC (12,2)
Corporate expense balance	NUMERIC (12,2)
Escrow balance/advance balance	NUMERIC (12,2)
Suspense balance	NUMERIC (12,2)
Restricted escrow balance	NUMERIC (12,2)
Current Value date	DATE (MM/DD/YYYY)
Current value amount	NUMERIC (12,2)
Current value source	VARCHAR (15)
VA LGC/ FHA Case number	VARCHAR (15)
% of MI coverage	NUMERIC (7,7)
MI certificate number	VARCHAR (15)
LPMI Cost	NUMERIC (7,7)
Occupancy status	VARCHAR (1)
First vacancy date	DATE (MM/DD/YYYY)
Property condition	VARCHAR (2)
Property type	VARCHAR (2)
Delinquency flag	VARCHAR (2)
Reason for default	VARCHAR (2)
FNMA action code	VARCHAR (3)
FNMA delinquency reason code	VARCHAR (3)
Loss mit flag	VARCHAR (2)
Loss mit type	VARCHAR (2)
Loss mit approval date	DATE (MM/DD/YYYY)
Loss mit removal date	DATE (MM/DD/YYYY)
Repay first due date	DATE (MM/DD/YYYY)
Repay next due date	DATE (MM/DD/YYYY)
Repay plan broken/reinstated/closed date	DATE (MM/DD/YYYY)
Repay plan created date	DATE (MM/DD/YYYY)
Foreclosure flag	VARCHAR (2)
Foreclosure attorney referral date	DATE (MM/DD/YYYY)
Actual first legal date	DATE (MM/DD/YYYY)
Date FC sale scheduled	DATE (MM/DD/YYYY)
Foreclosure actual sale date	DATE (MM/DD/YYYY)
Actual redemption end date	DATE (MM/DD/YYYY)
Actual eviction complete date	DATE (MM/DD/YYYY)
Actual eviction start date	DATE (MM/DD/YYYY)
Bankruptcy flag	VARCHAR (2)
Actual bankruptcy start date	DATE (MM/DD/YYYY)
Bankruptcy chapter	VARCHAR (2)
Bankruptcy Case Number	VARCHAR (15)
Post petition due date	DATE (MM/DD/YYYY)
Actual discharge date	DATE (MM/DD/YYYY)
Date relief/dismissal granted	DATE (MM/DD/YYYY)
Actual MI claim filed date	DATE (MM/DD/YYYY)
Actual MI claim amount filed	NUMERIC (12,2)
MI claim amount paid	NUMERIC (12,2)
MI claim funds received date	DATE (MM/DD/YYYY)
Title approval letter received date	DATE (MM/DD/YYYY)
Title package HUD/VA date	DATE (MM/DD/YYYY)
FHA 27011A transmitted date	DATE (MM/DD/YYYY)
FHA Part A funds received date	DATE (MM/DD/YYYY)
FHA 27011 B transmitted date	DATE (MM/DD/YYYY)
FHA Part B funds received date	DATE (MM/DD/YYYY)
VA NOE submitted date	DATE (MM/DD/YYYY)
VA first funds received amount	NUMERIC (12,2)
VA first funds received date	DATE (MM/DD/YYYY)
VA claim funds received date	DATE (MM/DD/YYYY)
VA claim submitted date	DATE (MM/DD/YYYY)
VA claims funds received amount	NUMERIC (12,2)
REO flag	VARCHAR (2)
REO repaired value	NUMERIC (12,2)
REO value (as is)	NUMERIC (12,2)
REO value date	DATE (MM/DD/YYYY)
REO value source	VARCHAR (15)
REO original list date	DATE (MM/DD/YYYY)
REO original list price	NUMERIC (12,2)
REO list price adjustment amount	NUMERIC (12,2)
REO list price adjustment date	DATE (MM/DD/YYYY)
Date REO offer received	DATE (MM/DD/YYYY)
Date REO offer accepted	DATE (MM/DD/YYYY)
REO scheduled close date	DATE (MM/DD/YYYY)
REO actual closing date	DATE (MM/DD/YYYY)
REO sales price	NUMERIC (12,2)
REO net sales proceeds	NUMERIC (12,2)
Estimated loss	NUMERIC (12,2)

Exhibit 2
EXHIBIT P to the Purchase Agreement

The Company shall provide the Master Servicer with this Exhibit in the format below or such other format as mutually agreed upon between the Company and the Master Servicer.

EMC Master Servicing Calculation of Gain/Loss on Delinquent Loan Worksheet

Date: _______________________

Prepared By	Phone Number	Email Address

Servicer Loan Number	Servicer Address	EMC Loan Number

Borrower Name	Property Address

Liquidation Type	REO	Third Party	Short Sale	Charge off	Deed In Lieu

Has this loan been previously modified?         Yes   No
Has this loan been crammed down in a bankruptcy?  Yes   No
If “Yes”, provide amount _______________________________

Liquidation and Acquisition Expenses:

Amounts requiring Amortization Schedule for backup:

Actual Unpaid Principal Balance of Mortgage Loan
Interest Accrued at Net Rate Less Servicing Fees
Accrued Servicing Fees

Amounts requiring Additional backup:

Attorney’s Fees	Corporate advance history defining amounts paid, reimbursed, payee and reason codes
Attorney’s Costs	Corporate advance history defining amounts paid, reimbursed, payee and reason codes
Taxes	Payment history showing disbursements
Property Maintenance	Corporate advance history defining amounts paid, reimbursed, payee and reason codes
Property Inspection	Corporate advance history defining amounts paid, reimbursed, payee and reason codes
PMI/Hazard Insurance Premiums	Payment history showing disbursements
Utility Expenses	Payment history showing disbursements
Appraisal/BPO Expenses	Corporate advance history defining amounts paid, reimbursed, payee and reason codes
HOA Dues	Payment history showing disbursements
Cash For Keys	Corporate advance history defining amounts paid, reimbursed, payee and reason codes
Miscellaneous (itemized)	Requires Itemization and supporting detail
Total Expenses	------------------------------------------------

Credits to Loan:

Escrow Balance/Advance	Payment history showing disbursements and ending balance
Rental Receipts	Payment history showing application of funds to loan
Hazard Claim Proceeds	Payment history showing credit to account
PMI Funds	EOB document
Government Insurance Funds (Part A Funds)	EOB document
REO Proceeds	HUD 1 Settlement Statement
Government Insurance Funds (Part B Funds)	EOB document
Pool Insurance Proceeds	Payment history showing credit to account
Other Credits (itemized)	Payment history showing credit to account
Total Credits	------------------------------------------------

Total Realized Loss (or Amount of Gain)   $________________

NOTE: Do not combine or net remit items. All expenses and credits should be documented individually. Claim packages are due by the fifth business day of the month following receipt of liquidation proceeds. Late claims may result in delayed claim payment. The Servicer is responsible to remit all funds pending loss approval and /or resolution of any disputed items.

Exhibit 3

EXHIBIT E to the Purchase Agreement

The Company shall provide the Master Servicer with this Exhibit in the format below or such other format as mutually agreed upon between the Company and the Master Servicer.

EMC FORM - REMITTANCE OVERVIEW REPORT

Remittance Overview Report: Provides loan level detail regarding the remittance that will be submitted to EMC Master Servicing and contains the following data fields in the order below:

Field	Field Description

Deal Name	VARCHAR (15)
Master Servicer Loan Number	NUMERIC (9,0)
Current Investor Category	VARCHAR (5)
Original Investor Category	VARCHAR (5)
Servicer Loan Number	VARCHAR (15)
Cutoff Date	DATE (MM/DD/YYYY)
Loan Next Due Date	DATE (MM/DD/YYYY)
Gross Interest Rate	NUMERIC (7,7)
Net Interest Rate	NUMERIC (7,7)
Pending Interest Rate	NUMERIC (7,7)
Servicing Fee Rate	NUMERIC (7,7)
MI Rate	NUMERIC (7,7)
Scheduled P&I Amount (P & I Constant)	NUMERIC (12,2)
ARM Index	NUMERIC (7,7)
Pending ARM Index	NUMERIC (7,7)
Beginning Scheduled Principal Balance	NUMERIC (12,2)
Actual Principal Remitted	NUMERIC (12,2)
Actual Principal Curtailment Remitted	NUMERIC (12,2)
Curtailment Adjustment Remitted	NUMERIC (12,2)
Liquidation Principal Remitted	NUMERIC (12,2)
Principal Not Advanced (stop advance loans only)	NUMERIC (12,2)
Scheduled Gross Interest	NUMERIC (12,2)
Actual Interest Remitted	NUMERIC (12,2)
Scheduled Service Fee Amount	NUMERIC (12,2)
Soldiers and Sailors Variance	NUMERIC (12,2)
Net Interest Not Advanced	NUMERIC (12,2)
Prepayment Penalty Remitted	NUMERIC (12,2)
PMI Premium Remitted	NUMERIC (12,2)
Additional Fees Remitted	NUMERIC (12,2)
Ending Scheduled Balance	NUMERIC (12,2)
Actual Amount Remitted Total (each loan)	NUMERIC (12,2)
Beginning Actual Balance	NUMERIC (12,2)
Actual Principal Collected	NUMERIC (12,2)
Actual Curtailments Collected	NUMERIC (12,2)
Curtailment Adjustment Collected	NUMERIC (12,2)
Gross Interest Collected	NUMERIC (12,2)
Net Interest Collected	NUMERIC (12,2)
Service Fee Collected	NUMERIC (12,2)
Actual Ending Principal Balance	NUMERIC (12,2)
Liquidation Date	DATE (MM/DD/YYYY)
Liquidation Type	VARCHAR (1)
Gross Liquidation Proceeds	NUMERIC (12,2)
Liquidation Expenses	NUMERIC (12,2)
Principal and Interest Advanced Balance	NUMERIC (12,2)
Delinquent Service Fee	NUMERIC (12,2)
Calculated Loss to Trust	NUMERIC (12,2)
Net Interest Remitted	NUMERIC (12,2)
Collected Interest Not Remitted	NUMERIC (12,2)
Ending Advance Balance	NUMERIC (12,2)
Soldiers and Sailors Flag	VARCHAR (1)
Soldiers and Sailors Old Rate	NUMERIC (7,7)
Soldiers and Sailors Old P & I	NUMERIC (12,2)
Modified Date	DATE (MM/DD/YYYY)
Stop Advance Flag
Stop Advance Date	DATE (MM/DD/YYYY)
BPO Value	NUMERIC (12,2)
Cash Flow Group	VARCHAR (2)
MSP Principal Balance	NUMERIC (12,2)
Debt Forgiven / Charged Off	NUMERIC (12,2)
Mortgagor PITI Payment	NUMERIC (12,2)
Bankruptcy Status	VARCHAR (2)
Foreclosure Status	VARCHAR (2)
Modification Status
Interest Only Loan	VARCHAR (2)
Escrowed Loan	VARCHAR (2)
Monthly Escrow Deposit	NUMERIC (12,2)
Escrow Balance	NUMERIC (12,2)
Escrow Advance Balance	NUMERIC (12,2)
Restricted Escrow Balance	NUMERIC (12,2)
Mortgagor Recoverable Corporate Expense Balance	NUMERIC (12,2)
Non-Recoverable Corporate Expense Balance	NUMERIC (12,2)
HUD 235 Loan Status	VARCHAR (2)
HUD 235 Balance	NUMERIC (12,2)
Late Charge Balance	NUMERIC (12,2)
Buydown Loan Status	VARCHAR (2)
Monthly Buydown Amount	NUMERIC (12,2)
Monthly Buydown Funds Balance	NUMERIC (12,2)
Prepayment Penalty Amount Waived	NUMERIC (12,2)
Prepayment Penalty Waived Reason Code	VARCHAR (3)
Material Breach Status	VARCHAR (3)
Material Breach Code	VARCHAR (3)
Prefunding Date	DATE (MM/DD/YYYY)
3rd Party Recoverable Expenses	NUMERIC (12,2)

Exhibit 4
EXHIBIT S to the Purchase Agreement

The Company shall provide the Master Servicer with this Exhibit in the format below or such other format as mutually agreed upon between the Company and the Master Servicer.

EMC FORM - REMITTANCE SUMMARY REPORT

Remittance Summary Report: Provides summary data at a deal (investor/category) level regarding the remittance that will be submitted to EMC Master Servicing and contains the following data fields in the order below:

Field	Field Description

Deal	VARCHAR (15)
Investor	VARCHAR (5)
Category	VARCHAR (5)
Principal Remitted	NUMERIC (15,2)
Curtailments Remitted	NUMERIC (15,2)
Curtailment Adjustments Remitted	NUMERIC (15,2)
Liquidation Proceeds Remitted	NUMERIC (15,2)
Principal Not Advanced (stop advance loans only)	NUMERIC (15,2)
Principal Amounts Called/Collapsed	NUMERIC (15,2)
Total Principal Remitted	NUMERIC (15,2)
Interest Remitted	NUMERIC (15,2)
PMI Premiums Remitted	NUMERIC (15,2)
Soldiers and Sailors Difference	NUMERIC (15,2)
Net Interest Not Advanced	NUMERIC (15,2)
Non Comp Interest Remitted	NUMERIC (15,2)
Prepayment Penalties Remitted	NUMERIC (15,2)
Total Interest Remitted	NUMERIC (15,2)
Arrearage Amount Remitted	NUMERIC (15,2)
Aggregate Loss to Trust Total Manual Adjustments	NUMERIC (15,2)
Debt Forgiven/ Charged Off	NUMERIC (15,2)
Additional Fees Collected	NUMERIC (15,2)
Total Remittance	NUMERIC (15,2)

Exhibit 5
EXHIBIT T to the Purchase Agreement

The Company shall provide the Master Servicer with this Exhibit in the format below or such other format as mutually agreed upon between the Company and the Master Servicer.

EMC FORM - MODIFIED LOANS REPORT

Modified Loans Report: Provides loan level data regarding all loans that the Servicer has modified with the first modified payment due within thirty days following the end of the reporting cycle. The report contains the following data fields in the order below:

Field Description	Field Description

Loan	VARCHAR (15)
Investor	VARCHAR (5)
Original Category	VARCHAR (5)
Current Category	VARCHAR (5)
Stop Adv Flag	VARCHAR (3)
Modified Due Date	DATE (MM/DD/YYYY)
Mod Loan Curtailment	NUMERIC (15,2)
Mod Loan Curt Adjustment	NUMERIC (15,2)
Principal Advanced Capped	NUMERIC (15,2)
Net Interest Advanced Capped	NUMERIC (15,2)
Service Fee Advanced Capped	NUMERIC (15,2)
Third Party Bal Capped	NUMERIC (15,2)
Amount of Other Capped	NUMERIC (15,2)
Borrower Interest Contribution	NUMERIC (15,2)
Borrower Fee Code Arrearage Contribution	NUMERIC (15,2)
Borrower Principal Contribution	NUMERIC (15,2)
Amt Forgiven	NUMERIC (15,2)
Beg Delq Prin Bal	NUMERIC (15,2)
Beg Delq Int Bal	NUMERIC (15,2)
Beg Pre Prin Bal	NUMERIC (15,2)
Beg Pre Int Bal	NUMERIC (15,2)
Excess Int Adjust	NUMERIC (15,2)
Excess Interest on Mod	NUMERIC (15,2)

Exhibit 6

EXHIBIT U to the Purchase Agreement

The Company shall provide the Master Servicer with this Exhibit in the format below or such other format as mutually agreed upon between the Company and the Master Servicer.

EMC FORM - CLAIMS SUBMITTED REPORT

Claims Submitted Report: Provides loan level detail regarding claims submitted by the servicer’s investor number that will be submitted to EMC Master Servicing and contains the following data fields in the order below:

Field	Field Description

Servicer Investor Number	VARCHAR (5)
Servicer Investor Category	VARCHAR (5)
Loan Number	VARCHAR (15)
Mortgage Group	VARCHAR (1)
Liquidation Type	VARCHAR (1)
Escrow Balance or Advance Balance	NUMERIC (12,2)
Corporate Expense Balance	NUMERIC (12,2)
Restricted Escrow Balance	NUMERIC (12,2)
Replacement Reserve Balance	NUMERIC (12,2)
Suspense Balance	NUMERIC (12,2)
Third Party Expense Balance	NUMERIC (12,2)
Charge Off Amount	NUMERIC (12,2)
Side Note Collections	NUMERIC (12,2)
Claim Amount Submitted	NUMERIC (12,2)

Exhibit 7

EXHIBIT V to the Purchase Agreement

The Company shall provide the Master Servicer with this Exhibit in the format below or such other format as mutually agreed upon between the Company and the Master Servicer.

EMC FORM - LOSS SEVERITY SUMMARY REPORT

Loss Severity Summary Report: Provides summary data at the deal level regarding loss severity that will be submitted to EMC Master Servicing and contains the following data fields in the order below:

Field	Field Description

Month End	DATE (MM/DD/YYYY)
Deal Name	VARCHAR (15)
Servicer Investor Number	VARCHAR (5)
Servicer Investor Category	VARCHAR (5)
Mortgage Group	VARCHAR (1)
Loan Number	VARCHAR (15)
Liquidation Type	VARCHAR (1)
Loan Due Date	DATE (MM/DD/YYYY)
PIF Date	DATE (MM/DD/YYYY)
Gross Interest Rate	NUMERIC (7,7)
Net Interest Rate	NUMERIC (7,7)
Service Fee Rate	NUMERIC (7,7)
P & I Constant	NUMERIC (12,2)
Scheduled Beginning Balance	NUMERIC (12,2)
Arrearage Balance	NUMERIC (12,2)
Total Legal and Other Expenses	NUMERIC (12,2)
Scheduled Advanced Interest	NUMERIC (12,2)
Scheduled Liquidated Amount	NUMERIC (12,2)
Gross Liquidation Proceeds	NUMERIC (12,2)
P & I Advance Balance	NUMERIC (12,2)
Delinquent Service Fee	NUMERIC (12,2)
Net Liquidation Proceeds	NUMERIC (12,2)
Scheduled Net Interest	NUMERIC (12,2)
Net Liquidated Funds Remitted	NUMERIC (12,2)
Total Loss (Gain) Amount	NUMERIC (12,2)
Total Loss (Gain) to Trust	NUMERIC (12,2)
Total Loss (Gain) to Servicer	NUMERIC (12,2)
Total Loss Severity %	NUMERIC (7,7)
Total Loss Severity % to Trust	NUMERIC (7,7)
Total Liquidated Remitted	NUMERIC (12,2)
Claim on Trust Loss	NUMERIC (12,2)
Claim on Servicer Loss	NUMERIC (12,2)
Total Claim Amount	NUMERIC (12,2)

Exhibit 8

EXHIBIT W to the Purchase Agreement

EMC FORM - DELEGATED AUTHORITY LEVELS

EMC MASTER SERVICING ASSET AUTHORITY LEVELS
All asset management decisions and claim submissions for both standard and delegated authority levels require the servicer to comply with all agency
(ie: FNMA, FHLMC, HUD and VA) and insuring company requirements.

TASK	STANDARD AUTHORITY LEVEL		DELEGATED AUTHORITY LEVEL
	APPROVAL NEEDED?	APPROVAL NEEDED IF….	APPROVAL NEEDED?	APPROVAL NEEDED IF….
Partial Releases[1]	Yes	• In all instances	Yes	• In all instances
Assumptions[1]	Yes	• In all instances	Yes	• In all instances
Relief Provisions[1]	Yes	• In all instances	Yes	• In all instances
Forbearance Plans[1]	Yes	• Plan exceeds 6 months or • Proposes to suspend payments	Yes	• Plan exceeds 12 months or • Plan proposes to suspend payments
Modifications[1,2,3,4]	Yes	• In all instances	Yes	• Only if the terms of the proposed modification exceed the parameters of the governing agreements or the loan is changed from an ARM to fixed rate or the rate is reduced by more than 2%
Pre-Foreclosure (short sales)[1,6]	Yes	• In all instances	Yes	• The loss severity experienced is expected to be greater than 20%
Foreclosure Referral (1st liens)[1]	Yes	• • The UPB is less than $30k or greater than $400k or • The mortgagor has paid less than 6 installments	Yes	• The UPB is less than$50k or greater than$750k or • The mortgagor has paid less than 6 installments
Foreclosure Referral (2nd liens)[1],[7]	Yes	• In all instances	Yes	• In all instances
Charge Offs		• In all instances		• If combined LTV is less than 80%
Buyout of 1st lien[1,4] ,6	Yes	• In all instances	Yes	• In all instances
Foreclosure Bid1, 6	Yes	• The UPB is less than $30k or greater than $400k or • The mortgagor has paid less than 6 installments	Yes	• The UPB is less than $50k or greater than $750k or • The mortgagor has paid less than 6 installments
Third Party Sales1, 6	Yes	• In all instances	Yes	• In all instances
Note Sales1, 6	Yes	• In all instances	Yes	• In all instances
Deed-in-Lieu 1, 6	Yes	• In all instances	Yes	• In all instances
REO Listing Price1, 5	Yes	• The UPB was less than $50k or greater than $400k or • The mortgagor has paid less than 6 installments	Yes	• The UPB was less than $50k or greater than $750k or • The mortgagor has paid less than 6 installments
REO Repairs (excluding property preservation)1	Yes	• The necessary repairs total more than 1% of the UPB and an estimated return of less than 15% of cost	Yes	• The necessary repairs total more than 2% of the UPB
REO Offers 1, 6	Yes	• The loss severity of accepting the offer exceeds 25%	Yes	• The loss severity of accepting the offer exceeds 25%

FOOT NOTES:
8.  To request approval, the servicer may be required to submit the following documentation to the Master Servicer: property appraisals, BPOs, equity analysis documentation, correspondence from/to title insurance companies, copies of insurer approval, loss mitigation documents and agreements with mortgagors, hardship documentation, closing/settlement documents, value reconciliations and repair estimates. Although master servicer approval may have been obtained as outlined above, the master servicer reserves the right to approve or deny losses at the time of claim submission due to servicer performance related issues.
9.  The Servicer agrees to provide to the Master Servicer copies of executed modifications within 10 days of execution.
10.  The Owner / Master Servicer reserve the right to remove all authority to complete loan modifications to ensure compliance with limitations outlined in governing agreements.
11.  The Servicer is to ensure that lien position is maintained in completing alternatives to foreclosure.
12.  The Servicer agrees to provide to the Master Servicer copies of marketing plans for all REO loans. Although the servicer may have asset authority as outlined above, the Master Servicer reserves the right to modify anticipated courses of action.
13.  Special notice of the task is required to be provided to the Master Servicer.
14.  The Servicer assumes all risks in addition to financial liability for amounts beyond 100% severity of the Owner / Master Servicer’s original position.

EXHIBIT S

REMITTANCE OVERVIEW REPORT

Remittance Overview Report: Provides loan level detail regarding the remittance that will be submitted to EMC Master Servicing and contains the following data fields in the order below:

Field	Field Description

Deal Name	VARCHAR (15)
Master Servicer Loan Number	NUMERIC (9,0)
Current Investor Category	VARCHAR (5)
Original Investor Category	VARCHAR (5)
Servicer Loan Number	VARCHAR (15)
Cutoff Date	DATE (MM/DD/YYYY)
Loan Next Due Date	DATE (MM/DD/YYYY)
Gross Interest Rate	NUMERIC (7,7)
Net Interest Rate	NUMERIC (7,7)
Pending Interest Rate	NUMERIC (7,7)
Servicing Fee Rate	NUMERIC (7,7)
MI Rate	NUMERIC (7,7)
Scheduled P&I Amount (P & I Constant)	NUMERIC (12,2)
ARM Index	NUMERIC (7,7)
Pending ARM Index	NUMERIC (7,7)
Beginning Scheduled Principal Balance	NUMERIC (12,2)
Actual Principal Remitted	NUMERIC (12,2)
Actual Principal Curtailment Remitted	NUMERIC (12,2)
Curtailment Adjustment Remitted	NUMERIC (12,2)
Liquidation Principal Remitted	NUMERIC (12,2)
Principal Not Advanced (stop advance loans only)	NUMERIC (12,2)
Scheduled Gross Interest	NUMERIC (12,2)
Actual Interest Remitted	NUMERIC (12,2)
Scheduled Service Fee Amount	NUMERIC (12,2)
Soldiers and Sailors Variance	NUMERIC (12,2)
Net Interest Not Advanced	NUMERIC (12,2)
Prepayment Penalty Remitted	NUMERIC (12,2)
PMI Premium Remitted	NUMERIC (12,2)
Additional Fees Remitted	NUMERIC (12,2)
Ending Scheduled Balance	NUMERIC (12,2)
Actual Amount Remitted Total (each loan)	NUMERIC (12,2)
Beginning Actual Balance	NUMERIC (12,2)
Actual Principal Collected	NUMERIC (12,2)
Actual Curtailments Collected	NUMERIC (12,2)
Curtailment Adjustment Collected	NUMERIC (12,2)
Gross Interest Collected	NUMERIC (12,2)
Net Interest Collected	NUMERIC (12,2)
Service Fee Collected	NUMERIC (12,2)
Actual Ending Principal Balance	NUMERIC (12,2)
Liquidation Date	DATE (MM/DD/YYYY)
Liquidation Type	VARCHAR (1)
Gross Liquidation Proceeds	NUMERIC (12,2)
Liquidation Expenses	NUMERIC (12,2)
Principal and Interest Advanced Balance	NUMERIC (12,2)
Delinquent Service Fee	NUMERIC (12,2)
Calculated Loss to Trust	NUMERIC (12,2)
Net Interest Remitted	NUMERIC (12,2)
Collected Interest Not Remitted	NUMERIC (12,2)
Ending Advance Balance	NUMERIC (12,2)
Soldiers and Sailors Flag	VARCHAR (1)
Soldiers and Sailors Old Rate	NUMERIC (7,7)
Soldiers and Sailors Old P & I	NUMERIC (12,2)
Modified Date	DATE (MM/DD/YYYY)
Stop Advance Flag
Stop Advance Date	DATE (MM/DD/YYYY)
BPO Value	NUMERIC (12,2)
Cash Flow Group	VARCHAR (2)
MSP Principal Balance	NUMERIC (12,2)
Debt Forgiven / Charged Off	NUMERIC (12,2)
Mortgagor PITI Payment	NUMERIC (12,2)
Bankruptcy Status	VARCHAR (2)
Foreclosure Status	VARCHAR (2)
Modification Status
Interest Only Loan	VARCHAR (2)
Escrowed Loan	VARCHAR (2)
Monthly Escrow Deposit	NUMERIC (12,2)
Escrow Balance	NUMERIC (12,2)
Escrow Advance Balance	NUMERIC (12,2)
Restricted Escrow Balance	NUMERIC (12,2)
Mortgagor Recoverable Corporate Expense Balance	NUMERIC (12,2)
Non-Recoverable Corporate Expense Balance	NUMERIC (12,2)
HUD 235 Loan Status	VARCHAR (2)
HUD 235 Balance	NUMERIC (12,2)
Late Charge Balance	NUMERIC (12,2)
Buydown Loan Status	VARCHAR (2)
Monthly Buydown Amount	NUMERIC (12,2)
Monthly Buydown Funds Balance	NUMERIC (12,2)
Prepayment Penalty Amount Waived	NUMERIC (12,2)
Prepayment Penalty Waived Reason Code	VARCHAR (3)
Material Breach Status	VARCHAR (3)
Material Breach Code	VARCHAR (3)
Prefunding Date	DATE (MM/DD/YYYY)
3rd Party Recoverable Expenses	NUMERIC (12,2)

EXHIBIT T

REMITTANCE SUMMARY REPORT

Remittance Summary Report: Provides summary data at a deal (investor/category) level regarding the remittance that will be submitted to EMC Master Servicing and contains the following data fields in the order below:

Field	Field Description

Deal	VARCHAR (15)
Investor	VARCHAR (5)
Category	VARCHAR (5)
Principal Remitted	NUMERIC (15,2)
Curtailments Remitted	NUMERIC (15,2)
Curtailment Adjustments Remitted	NUMERIC (15,2)
Liquidation Proceeds Remitted	NUMERIC (15,2)
Principal Not Advanced (stop advance loans only)	NUMERIC (15,2)
Principal Amounts Called/Collapsed	NUMERIC (15,2)
Total Principal Remitted	NUMERIC (15,2)
Interest Remitted	NUMERIC (15,2)
PMI Premiums Remitted	NUMERIC (15,2)
Soldiers and Sailors Difference	NUMERIC (15,2)
Net Interest Not Advanced	NUMERIC (15,2)
Non Comp Interest Remitted	NUMERIC (15,2)
Prepayment Penalties Remitted	NUMERIC (15,2)
Total Interest Remitted	NUMERIC (15,2)
Arrearage Amount Remitted	NUMERIC (15,2)
Aggregate Loss to Trust Total Manual Adjustments	NUMERIC (15,2)
Debt Forgiven/ Charged Off	NUMERIC (15,2)
Additional Fees Collected	NUMERIC (15,2)
Total Remittance	NUMERIC (15,2)

EXHIBIT U

CALCULATION OF GAIN-LOSS DELINQUENT LOANS

EMC Master Servicing Calculation of Gain/Loss on Delinquent Loan Worksheet

Date: ______________________________

Prepared By	Phone Number	Email Address

Servicer Loan Number	Servicer Address	EMC Loan Number

Borrower Name	Property Address

Liquidation Type	REO	Third Party	Short Sale	Charge off	Deed In Lieu

Has this loan been previously modified?           Yes   No
Has this loan been crammed down in a bankruptcy?  Yes   No
If “Yes”, provide amount _______________________________

Liquidation and Acquisition Expenses:

Amounts requiring Amortization Schedule for backup:

Actual Unpaid Principal Balance of Mortgage Loan
Interest Accrued at Net Rate Less Servicing Fees
Accrued Servicing Fees

Amounts requiring Additional backup:

Attorney’s Fees	Corporate advance history defining amounts paid, reimbursed, payee and reason codes
Attorney’s Costs	Corporate advance history defining amounts paid, reimbursed, payee and reason codes
Taxes	Payment history showing disbursements
Property Maintenance	Corporate advance history defining amounts paid, reimbursed, payee and reason codes
Property Inspection	Corporate advance history defining amounts paid, reimbursed, payee and reason codes
PMI/Hazard Insurance Premiums	Payment history showing disbursements
Utility Expenses	Payment history showing disbursements
Appraisal/BPO Expenses	Corporate advance history defining amounts paid, reimbursed, payee and reason codes
HOA Dues	Payment history showing disbursements
Cash For Keys	Corporate advance history defining amounts paid, reimbursed, payee and reason codes
Miscellaneous (itemized)	Requires Itemization and supporting detail
Total Expenses	------------------------------------------------

Credits to Loan:

Escrow Balance/Advance	Payment history showing disbursements and ending balance
Rental Receipts	Payment history showing application of funds to loan
Hazard Claim Proceeds	Payment history showing credit to account
PMI Funds	EOB document
Government Insurance Funds (Part A Funds)	EOB document
REO Proceeds	HUD 1 Settlement Statement
Government Insurance Funds (Part B Funds)	EOB document
Pool Insurance Proceeds	Payment history showing credit to account
Other Credits (itemized)	Payment history showing credit to account
Total Credits	------------------------------------------------

Total Realized Loss (or Amount of Gain)   $________________

NOTE: Do not combine or net remit items. All expenses and credits should be documented individually. Claim packages are due by the fifth business day of the month following receipt of liquidation proceeds. Late claims may result in delayed claim payment. The Servicer is responsible to remit all funds pending loss approval and /or resolution of any disputed items.

EXHIBIT V

FORM OF CERTIFICATION TO BE
PROVIDED BY THE TRUSTEE TO DEPOSITOR

Re:
Bear Stearns Asset Backed Securities I Trust 2007-AC3 (the “Trust”), Mortgage Pass-Through Certificates, Series 2007-AC3, issued pursuant to the Pooling and Servicing Agreement, dated as of March 1, 2007 among Bear Stearns Asset Backed Securities I LLC, as Depositor, EMC Mortgage Corporation, as master servicer, seller and company and Wells Fargo Bank, National Association, as trustee.

The Trustee hereby certifies to the Depositor, and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

(1) I have reviewed the annual report on Form 10-K for the fiscal year [____] (the “Annual Report”), and all reports on Form 10-D required to be filed in respect of period covered by the Annual Report (collectively with the Annual Report, the “Reports”), of the Trust;

(2) To my knowledge, (a) the Reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by the Annual Report, and (b) the Trustee’s assessment of compliance and related attestation report referred to below, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by such assessment of compliance and attestation report;

(3) To my knowledge, the distribution information required to be provided by the Trustee under the Pooling and Servicing Agreement for inclusion in the Reports is included in the Reports;

(4) I am responsible for reviewing the activities performed by the Trustee under the Pooling and Servicing Agreement, and based on my knowledge and the compliance review conducted in preparing the compliance statement of the Trustee required by the Pooling and Servicing Agreement, and except as disclosed in the Reports, the Trustee has fulfilled its obligations under the Pooling and Servicing Agreement in all material respects; and

(5) The report on assessment of compliance with servicing criteria applicable to the Trustee for asset-backed securities of the Trustee and each Subcontractor utilized by the Trustee and related attestation report on assessment of compliance with servicing criteria applicable to it required to be included in the Annual Report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 has been included as an exhibit to the Annual Report. Any material instances of non-compliance are described in such report and have been disclosed in the Annual Report.

In giving the certifications above, the Trustee has reasonably relied on information provided to it by the following unaffiliated parties: [names of servicer(s), master servicer, subservicer, depositor, trustee, custodian(s)]

Date:________________________________

_____________________________________
[Signature]
[Title]

EXHIBIT W

EMC’S MASTER SERVICING ASSET AUTHORITY LEVELS

EMC MASTER SERVICING ASSET AUTHORITY LEVELS
All asset management decisions and claim submissions for both standard and delegated authority levels require the servicer to comply with all agency
(i.e.: FNMA, FHLMC, HUD and VA) and insuring company requirements.

TASK	STANDARD AUTHORITY LEVEL		DELEGATED AUTHORITY LEVEL
	APPROVAL NEEDED?	APPROVAL NEEDED IF….	APPROVAL NEEDED?	APPROVAL NEEDED IF….
Partial Releases[1]	Yes	• In all instances	Yes	• In all instances
Assumptions[1]	Yes	• In all instances	Yes	• In all instances
Relief Provisions[1]	Yes	• In all instances	Yes	• In all instances
Forbearance Plans[1]	Yes	• Plan exceeds 6 months or • Proposes to suspend payments	Yes	• Plan exceeds 12 months or • Plan proposes to suspend payments
Modifications[1,2,3,4]	Yes	• In all instances	Yes	• Only if the terms of the proposed modification exceed the parameters of the governing agreements or the loan is changed from an ARM to fixed rate or the rate is reduced by more than 2%
Pre-Foreclosure (short sales)[1,6]	Yes	• In all instances	Yes	• The loss severity experienced is expected to be greater than 20%
Foreclosure Referral (1st liens)[1]	Yes	• • The UPB is less than $30k or greater than $400k or • The mortgagor has paid less than 6 installments	Yes	• The UPB is less than $50k or greater than $750k or • The mortgagor has paid less than 6 installments
Foreclosure Referral (2nd liens)[1],[7]	Yes	• In all instances	Yes	• In all instances
Charge Offs		• In all instances		• If combined LTV is less than 80%
Buyout of 1st lien[1,4] ,6	Yes	• In all instances	Yes	• In all instances
Foreclosure Bid1, 6	Yes	• The UPB is less than $30k or greater than $400k or • The mortgagor has paid less than 6 installments	Yes	• The UPB is less than $50k or greater than $750k or • The mortgagor has paid less than 6 installments
Third Party Sales1, 6	Yes	• In all instances	Yes	• In all instances
Note Sales1, 6	Yes	• In all instances	Yes	• In all instances
Deed-in-Lieu 1, 6	Yes	• In all instances	Yes	• In all instances
REO Listing Price1, 5	Yes	• The UPB was less than $50k or greater than $400k or • The mortgagor has paid less than 6 installments	Yes	• The UPB was less than $50k or greater than $750k or • The mortgagor has paid less than 6 installments
REO Repairs (excluding property preservation)1	Yes	• The necessary repairs total more than 1% of the UPB and an estimated return of less than 15% of cost	Yes	• The necessary repairs total more than 2% of the UPB
REO Offers 1, 6	Yes	• The loss severity of accepting the offer exceeds 25%	Yes	• The loss severity of accepting the offer exceeds 25%

FOOT NOTES:
15.
To request approval, the servicer may be required to submit the following documentation to the Master Servicer: property appraisals, BPOs, equity analysis documentation, correspondence from/to title insurance companies, copies of insurer approval, loss mitigation documents and agreements with mortgagors, hardship documentation, closing/settlement documents, value reconciliations and repair estimates. Although master servicer approval may have been obtained as outlined above, the master servicer reserves the right to approve or deny losses at the time of claim submission due to servicer performance related issues.

16.	The Servicer agrees to provide to the Master Servicer copies of executed modifications within 10 days of execution.
17.	The Owner / Master Servicer reserve the right to remove all authority to complete loan modifications to ensure compliance with limitations outlined in governing agreements.
18.	The Servicer is to ensure that lien position is maintained in completing alternatives to foreclosure.
19.
The Servicer agrees to provide to the Master Servicer copies of marketing plans for all REO loans. Although the servicer may have asset authority as outlined above, the Master Servicer reserves the right to modify anticipated courses of action.

20.	Special notice of the task is required to be provided to the Master Servicer.
21.	The Servicer assumes all risks in addition to financial liability for amounts beyond 100% severity of the Owner / Master Servicer’s original position.

EXHIBIT X

CLAIMS SUBMITTED

Claims Submitted Report: Provides loan level detail regarding claims submitted by the servicer’s investor number that will be submitted to EMC Master Servicing and contains the following data fields in the order below:

Field	Field Description

Servicer Investor Number	VARCHAR (5)
Servicer Investor Category	VARCHAR (5)
Loan Number	VARCHAR (15)
Mortgage Group	VARCHAR (1)
Liquidation Type	VARCHAR (1)
Escrow Balance or Advance Balance	NUMERIC (12,2)
Corporate Expense Balance	NUMERIC (12,2)
Restricted Escrow Balance	NUMERIC (12,2)
Replacement Reserve Balance	NUMERIC (12,2)
Suspense Balance	NUMERIC (12,2)
Third Party Expense Balance	NUMERIC (12,2)
Charge Off Amount	NUMERIC (12,2)
Side Note Collections	NUMERIC (12,2)

EXHIBIT Y

DEFAULT OVERVIEW REPORT

Default Overview Report: Provides loan level detail regarding the defaulted loans that are being serviced and reported to EMC Master Servicing. The report contains the following data fields in the order below:

Field	Field Description

Servicer loan number	VARCHAR (15)
SBO loan number	VARCHAR (9)
Zip Code	VARCHAR (5)
Original loan amount	NUMERIC (12,2)
Original value amount	NUMERIC (12,2)
Origination date	DATE (MM/DD/YYYY)
Loan type	VARCHAR (2)
Actual due date	DATE (MM/DD/YYYY)
Current loan amount	NUMERIC (12,2)
Corporate expense balance	NUMERIC (12,2)
Escrow balance/advance balance	NUMERIC (12,2)
Suspense balance	NUMERIC (12,2)
Restricted escrow balance	NUMERIC (12,2)
Current Value date	DATE (MM/DD/YYYY)
Current value amount	NUMERIC (12,2)
Current value source	VARCHAR (15)
VA LGC/ FHA Case number	VARCHAR (15)
% of MI coverage	NUMERIC (7,7)
MI certificate number	VARCHAR (15)
LPMI Cost	NUMERIC (7,7)
Occupancy status	VARCHAR (1)
First vacancy date	DATE (MM/DD/YYYY)
Property condition	VARCHAR (2)
Property type	VARCHAR (2)
Delinquency flag	VARCHAR (2)
Reason for default	VARCHAR (2)
FNMA action code	VARCHAR (3)
FNMA delinquency reason code	VARCHAR (3)
Loss mit flag	VARCHAR (2)
Loss mit type	VARCHAR (2)
Loss mit approval date	DATE (MM/DD/YYYY)
Loss mit removal date	DATE (MM/DD/YYYY)
Repay first due date	DATE (MM/DD/YYYY)
Repay next due date	DATE (MM/DD/YYYY)
Repay plan broken/reinstated/closed date	DATE (MM/DD/YYYY)
Repay plan created date	DATE (MM/DD/YYYY)
Foreclosure flag	VARCHAR (2)
Foreclosure attorney referral date	DATE (MM/DD/YYYY)
Actual first legal date	DATE (MM/DD/YYYY)
Date FC sale scheduled	DATE (MM/DD/YYYY)
Foreclosure actual sale date	DATE (MM/DD/YYYY)
Actual redemption end date	DATE (MM/DD/YYYY)
Actual eviction complete date	DATE (MM/DD/YYYY)
Actual eviction start date	DATE (MM/DD/YYYY)
Bankruptcy flag	VARCHAR (2)
Actual bankruptcy start date	DATE (MM/DD/YYYY)
Bankruptcy chapter	VARCHAR (2)
Bankruptcy Case Number	VARCHAR (15)
Post petition due date	DATE (MM/DD/YYYY)
Actual discharge date	DATE (MM/DD/YYYY)
Date relief/dismissal granted	DATE (MM/DD/YYYY)
Actual MI claim filed date	DATE (MM/DD/YYYY)
Actual MI claim amount filed	NUMERIC (12,2)
MI claim amount paid	NUMERIC (12,2)
MI claim funds received date	DATE (MM/DD/YYYY)
Title approval letter received date	DATE (MM/DD/YYYY)
Title package HUD/VA date	DATE (MM/DD/YYYY)
FHA 27011A transmitted date	DATE (MM/DD/YYYY)
FHA Part A funds received date	DATE (MM/DD/YYYY)
FHA 27011 B transmitted date	DATE (MM/DD/YYYY)
FHA Part B funds received date	DATE (MM/DD/YYYY)
VA NOE submitted date	DATE (MM/DD/YYYY)
VA first funds received amount	NUMERIC (12,2)
VA first funds received date	DATE (MM/DD/YYYY)
VA claim funds received date	DATE (MM/DD/YYYY)
VA claim submitted date	DATE (MM/DD/YYYY)
VA claims funds received amount	NUMERIC (12,2)
REO flag	VARCHAR (2)
REO repaired value	NUMERIC (12,2)
REO value (as is)	NUMERIC (12,2)
REO value date	DATE (MM/DD/YYYY)
REO value source	VARCHAR (15)
REO original list date	DATE (MM/DD/YYYY)
REO original list price	NUMERIC (12,2)
REO list price adjustment amount	NUMERIC (12,2)
REO list price adjustment date	DATE (MM/DD/YYYY)
Date REO offer received	DATE (MM/DD/YYYY)
Date REO offer accepted	DATE (MM/DD/YYYY)
REO scheduled close date	DATE (MM/DD/YYYY)
REO actual closing date	DATE (MM/DD/YYYY)
REO sales price	NUMERIC (12,2)
REO net sales proceeds	NUMERIC (12,2)
Estimated loss	NUMERIC (12,2)

EXHIBIT Z

DELINQUENT SUMMARY REPORT

Delinquency Summary Report: Provides summary data at the servicer investor level regarding loan performance that will be submitted to EMC Master Servicing and contains the following data fields in the order below:

Field	Field Description

Servicer Investor Number	VARCHAR (5)
Mortgage Group	VARCHAR (1)
Performance type (Current, 30 days, 60 days, 90+ days, Foreclosure, Bankruptcy or PIF)	VARCHAR (6)
Count of Loans	NUMERIC (10,0)
Percent of Investor Number	NUMERIC (7,7)
Deal UPB	NUMERIC (14,2)
Percent of Deal UPB	NUMERIC (7,7)
Arrears Balance	NUMERIC (14,2)
Percent of Arrears Balance	NUMERIC (7,7)
Foreclosure Quick Sale	NUMERIC (12,2)
REO Book Value	NUMERIC (12,2)

EXHIBIT AA

LOSS SEVERITY SUMMARY REPORT

Loss Severity Summary Report: Provides summary data at the deal level regarding loss severity that will be submitted to EMC Master Servicing and contains the following data fields in the order below:

Field	Field Description

Month End	DATE (MM/DD/YYYY)
Deal Name	VARCHAR (15)
Servicer Investor Number	VARCHAR (5)
Servicer Investor Category	VARCHAR (5)
Mortgage Group	VARCHAR (1)
Loan Number	VARCHAR (15)
Liquidation Type	VARCHAR (1)
Loan Due Date	DATE (MM/DD/YYYY)
PIF Date	DATE (MM/DD/YYYY)
Gross Interest Rate	NUMERIC (7,7)
Net Interest Rate	NUMERIC (7,7)
Service Fee Rate	NUMERIC (7,7)
P & I Constant	NUMERIC (12,2)
Scheduled Beginning Balance	NUMERIC (12,2)
Arrearage Balance	NUMERIC (12,2)
Total Legal and Other Expenses	NUMERIC (12,2)
Scheduled Advanced Interest	NUMERIC (12,2)
Scheduled Liquidated Amount	NUMERIC (12,2)
Gross Liquidation Proceeds	NUMERIC (12,2)
P & I Advance Balance	NUMERIC (12,2)
Delinquent Service Fee	NUMERIC (12,2)
Net Liquidation Proceeds	NUMERIC (12,2)
Scheduled Net Interest	NUMERIC (12,2)
Net Liquidated Funds Remitted	NUMERIC (12,2)
Total Loss (Gain) Amount	NUMERIC (12,2)
Total Loss (Gain) to Trust	NUMERIC (12,2)
Total Loss (Gain) to Servicer	NUMERIC (12,2)
Total Loss Severity %	NUMERIC (7,7)
Total Loss Severity % to Trust	NUMERIC (7,7)
Total Liquidated Remitted	NUMERIC (12,2)
Claim on Trust Loss	NUMERIC (12,2)
Claim on Servicer Loss	NUMERIC (12,2)
Total Claim Amount	NUMERIC (12,2)

EXHIBIT BB

MODIFIED LOANS REPORT

Modified Loans Report: Provides loan level data regarding all loans that the Servicer has modified with the first modified payment due within thirty days following the end of the reporting cycle. The report contains the following data fields in the order below:

Field Description	Field Description

Loan	VARCHAR (15)
Investor	VARCHAR (5)
Original Category	VARCHAR (5)
Current Category	VARCHAR (5)
Stop Adv Flag	VARCHAR (3)
Modified Due Date	DATE (MM/DD/YYYY)
Mod Loan Curtailment	NUMERIC (15,2)
Mod Loan Curt Adjustment	NUMERIC (15,2)
Principal Advanced Capped	NUMERIC (15,2)
Net Interest Advanced Capped	NUMERIC (15,2)
Service Fee Advanced Capped	NUMERIC (15,2)
Third Party Bal Capped	NUMERIC (15,2)
Amount of Other Capped	NUMERIC (15,2)
Borrower Interest Contribution	NUMERIC (15,2)
Borrower Fee Code Arrearage Contribution	NUMERIC (15,2)
Borrower Principal Contribution	NUMERIC (15,2)
Amt Forgiven	NUMERIC (15,2)
Beg Delq Prin Bal	NUMERIC (15,2)
Beg Delq Int Bal	NUMERIC (15,2)
Beg Pre Prin Bal	NUMERIC (15,2)
Beg Pre Int Bal	NUMERIC (15,2)
Excess Int Adjust	NUMERIC (15,2)
Excess Interest on Mod	NUMERIC (15,2)

EXHIBIT CC

FORM OF TRANSFEROR AFFIDAVIT

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF NEW YORK	)

The undersigned is the [Title of Officer] of [Name of Transferor] (the “Owner”), the proposed transferor of an Ownership Interest in the Bear Stearns Asset Backed Securities I LLC Asset-Backed Certificates, Series 2007-AC3, Class [R-1][R-2][R-3][RX] Certificate (the “Certificate”) issued pursuant to the Pooling and Servicing Agreement, dated as of March 1, 2007 (the “Agreement”), among Bear Stearns Asset Backed Securities I LLC, as depositor, EMC Mortgage Corporation, as seller, master servicer and company and Wells Fargo Bank, National Association, as trustee (the “Trustee”), and makes this affidavit on behalf of the Owner for the benefit of the Depositor and the Trustee. Capitalized terms used, but not defined herein, shall have the meanings ascribed to such terms in the Agreement.

1.  The Owner is not transferring the Certificate to impede the assessment or collection of any tax.

2.  The Owner has no actual knowledge that the proposed transferee of the Certificate: (i) has insufficient assets to pay any taxes that would be owed by such transferee as Holder of the Certificate; (ii) may become insolvent or subject to a bankruptcy proceeding for so long as the Certificate remains outstanding; and (iii) is not a Permitted Transferee.

3.  The Owner understands that the proposed transferee has delivered to the Trustee and the Depositor a transfer affidavit and agreement in the form attached to the Agreement as Exhibit C. The Owner does not know or believe that any representation contained therein is false.

4.  At the time of transfer, the Owner has conducted a reasonable investigation of the financial condition of the proposed transferee as contemplated by Treasury Regulation Section 1.860E-1(c)(4)(i) and, as a result of that investigation, the Owner has determined that the proposed transferee has historically paid its debts as they became due and has found no significant evidence to indicate that the proposed transferee will not continue to pay its debts as they become due in the future. The Owner understands that the transfer of the Certificate may not be respected for U.S. federal income tax purposes (and the Owner may continue to be liable for U.S. federal income taxes associated therewith) unless the Owner has conducted such an investigation.

IN WITNESS WHEREOF, the Investor has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its [Title of Officer] this ____ day of _________, 20__.

[NAME OF OWNER]

By:
Name:	[Name of Officer]
Title:	[Title of Officer]

Personally appeared before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be the [Title of Officer] of the Owner, and acknowledged to me that he/she executed the same as his/her free act and deed and the free act and deed of the Owner.

Subscribed and sworn before me this ___ day of _________, 20___.

NOTARY PUBLIC

COUNTY OF

STATE OF

My commission expires the ___ day of ___________________, 20___.

NOTICE OF LOAN MODIFICATION

______________, 2007

[TRUSTEE] [MASTER SERVICER]
[ADDRESS]

Reference is made to the pooling and servicing agreement, dated as of _____________ (the “Agreement”), among Bear Stearns Asset Backed Securities I LLC, as depositor, EMC Mortgage Corporation, as master servicer, company (in such capacity, the “Servicer”) and seller, and __________________, as trustee (the “Trustee”). Capitalized terms used but not defined herein shall have the meanings assigned to them in the Agreement.

In accordance with the Agreement, the Servicer hereby notifies you of its intent to modify the mortgage loans (the “Mortgage Loans”) listed on Exhibit A attached hereto. The proposed modifications (the “Proposed Modification”) as indicated on Exhibit A will be conditioned upon compliance with the Agreement, including the following: (1) based on the Servicer’s reasonable and prudent determination each such Mortgage Loan is in default or that such default is imminent or reasonably foreseeable as evidenced by documentation to support such conclusion, which shall be made available to the [Master Servicer] [Trustee] upon request, (2) the Servicer has concluded as a prudent servicer that such Proposed Modification is necessary in order to maximize recoveries with respect to each such Mortgage Loan, and (3) each such Proposed Modification will not be materially adverse to the interests of the Owner on a present value basis using reasonable assumptions (including taking into account any estimated Realized Loss that might result absent such action).

You are hereby requested, as [Master Servicer] [Trustee] under the Agreement, to provide written confirmation of your consent to each Proposed Modification within five (5) Business Days of receipt hereof. If you do not provide such written confirmation within such time period, we will deem such action as your consent to such Proposed Modification.

EMC MORTGAGE CORPORATION

By: _________________________________
Name:
Title:

EXHIBIT A

LOAN ID	PROPOSED MODIFICATION